                                                                     EXHIBIT 2.1

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                      METROPOLITAN LIFE INSURANCE COMPANY

                             PLAN OF REORGANIZATION
                               UNDER SECTION 7312
                         OF THE NEW YORK INSURANCE LAW

                        AS ADOPTED ON SEPTEMBER 28, 1999
                    (AND SUBSEQUENTLY AMENDED AND RESTATED)
                           BY THE BOARD OF DIRECTORS

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                                                          Plan of Reorganization

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I: PURPOSE OF REORGANIZATION........................   1
ARTICLE II: DEFINITIONS.....................................   1
ARTICLE III: FORM OF REORGANIZATION.........................   5
  3.1  Method of Reorganization.............................   5
  3.2  Basis for Choice of Method...........................   6
  3.3  Establishment and Operation of the Trust.............   6
ARTICLE IV: PROPOSED CHARTER OF THE COMPANY.................   10
ARTICLE V: MANNER AND BASIS OF REORGANIZATION...............   10
  5.1  Subsidiary of Holding Company; Certificate of
       Incorporation and By-Laws............................   10
  5.2  Effectiveness of Plan................................   10
  5.3  Continuation of Corporate Existence; Company Name....   12
  5.4  Notice of Hearing....................................   12
  5.5  Notice of Vote.......................................   13
  5.6  Policyholder Vote....................................   13
  5.7  Tax and SEC Considerations...........................   13
  5.8  Other Opinions.......................................   15
ARTICLE VI: POLICY OWNERSHIP AND IN FORCE DATES.............   15
  6.1  Determination of Ownership...........................   15
  6.2  In Force Dates.......................................   16
  6.3  Certain Group Policies and Contracts.................   17
ARTICLE VII: ALLOCATION AND PAYMENT OF POLICYHOLDER
             CONSIDERATION..................................   18
  7.1  Allocation of Allocable Common Shares................   18
  7.2  Allocation of Aggregate Variable Component...........   19
  7.3  Payment of Consideration.............................   19
  7.4  ERISA Plans..........................................   21
ARTICLE VIII: METHOD OF OPERATION FOR PARTICIPATING
              BUSINESS......................................   22
  8.1  Establishment of the Closed Block....................   22
  8.2  Operation of the Closed Block........................   22
  8.3  Guaranteed Benefits..................................   25
  8.4  Other Participating Policies.........................   25
  8.5  Former Policyholders of New England Mutual Life
     Insurance Company......................................   26
ARTICLE IX: PLAN OF OPERATION; NEW PARTICIPATING BUSINESS...   26
  9.1  Plan of Operation....................................   26
  9.2  New Participating Business...........................   26
ARTICLE X: ADDITIONAL PROVISIONS............................   26
  10.1  Acquisition of Securities by Certain Officers,
        Directors and Employees.............................   26
  10.2  Adjustment of Share Numbers.........................   27
  10.3  Notices.............................................   27
  10.4  Amendment or Withdrawal of Plan.....................   27
  10.5  Costs and Expenses..................................   27
  10.6  Governing Law.......................................   27
  10.7  Corrections.........................................   27

                                                          Plan of Reorganization


EXHIBITS
  A.  Closed Block Business
  B.  Other Participating Policies Outside the Closed Block
  C.  MetLife Policyholder Trust Agreement
  D.  Amended and Restated Charter of Metropolitan Life
     Insurance Company
  E.  Amended and Restated Certificate of Incorporation of
     MetLife, Inc.
  F.  Amended and Restated By-Laws of MetLife, Inc.
  G.  Amended and Restated By-Laws of Metropolitan Life
     Insurance Company
  H.  Closed Block Assets
  I.  Plan of Operation
  J.  Purchase and Sale Program Procedures
SCHEDULES
  1.  Actuarial Contribution Principles and Methodologies
  2.  Closed Block Memorandum
  3.  Compensation Plans
      a.  MetLife, Inc. 2000 Stock Incentive Plan
      b.  MetLife, Inc. 2000 Directors Stock Plan
      c.  Other Stock-Based Compensation
  4.  Features of Other Capital Raising Transaction
     Securities
  5.  Actuarial Contribution Memorandum

                                                          Plan of Reorganization

                             PLAN OF REORGANIZATION
                                       OF
                      METROPOLITAN LIFE INSURANCE COMPANY

                               UNDER SECTION 7312
                         OF THE NEW YORK INSURANCE LAW

     This plan of reorganization provides for the conversion of Metropolitan Life Insurance Company from a mutual life insurance company into a stock life insurance company. As required by Section 7312(e)(1) of the New York Insurance Law, the Board of Directors of the Company adopted this Plan at a meeting held on September 28, 1999. The Board of Directors subsequently adopted this amended and restated Plan. Capitalized terms used in this Plan are defined in Article II.

                                   ARTICLE I

                           PURPOSE OF REORGANIZATION

     The main purpose of the conversion, which is referred to as a reorganization under the New York Insurance Law, is to change our structure in a way that will increase our potential for long-term growth and financial strength. The Board believes that, by becoming a stock company, we can raise money more efficiently and have greater flexibility to make acquisitions. This will enable us to increase our market leadership, financial strength and strategic position, providing additional security to our policyholders. The Board also believes that the Reorganization will enable us to remain a leader in helping people become financially secure.

     As a result of the Reorganization, the Company will become a stock insurer that is a subsidiary of MetLife, Inc., a publicly-traded company formed to be our holding company. Consequently, we will be better able to acquire other companies and to raise capital more efficiently. The Reorganization will also make it easier for us to take advantage of changes in laws, if any, relating to affiliations between insurance companies and other types of companies, such as banks.

     We will compensate our Eligible Policyholders for their respective Policyholders' Membership Interests, which will be extinguished as part of the Reorganization, by giving them shares of Common Stock (to be held through the Trust), cash or Policy Credits. The economic value of this compensation is not currently available to the Eligible Policyholders so long as the Company remains a mutual company.

     The Company has over 11 million policyholders. If each of these policyholders individually held shares of stock in MetLife, Inc., it would have a number of stockholders that is several times greater than that of today's largest public corporations. Therefore, we will establish the Trust to hold the shares of Common Stock allocated to Trust Eligible Policyholders. An Eligible Policyholder who receives Interests in the Trust may withdraw shares of Common Stock, purchase additional shares of Common Stock to be held in the Trust or receive cash in exchange for these Interests under the rules set forth in this Plan and the Trust Agreement. The Trust's primary purpose is to help MetLife, Inc. efficiently manage the administration of the accounts of the Trust Beneficiaries and the costs associated with such a large number of stockholders.

                                   ARTICLE II

                                  DEFINITIONS

     As used in this Plan, the following terms have the following meanings:

     "Actuarial Contribution" means the contribution of each Qualifying Policy to the Company's surplus, as calculated according to the principles, assumptions and methodologies set forth in this Plan and the Actuarial Contribution Memorandum.

     "Actuarial Contribution Memorandum" means the memorandum that sets forth the principles, assumptions and methodologies for the calculation of the Actuarial Contributions of Qualifying Policies. The Actuarial Contribution Memorandum was adopted by the Board in accordance with Section 7.2(c) concurrently with the adoption of this amended and restated Plan. The Actuarial Contribution Memorandum is attached to this Plan as Schedule 5.

     "Actuarial Contribution Principles and Methodologies" means the principles and methodologies that were followed in preparing the Actuarial Contribution Memorandum. This document is attached to this Plan as Schedule 1.

     "Adoption Date" means September 28, 1999, the date this Plan was adopted by the Board.

                                                          Plan of Reorganization

     "Aggregate Variable Component" means the aggregate variable component of consideration for all Qualifying Policies determined pursuant to Section 7.1(b). The Aggregate Variable Component represents the component of consideration attributable to the Actuarial Contribution of those Qualifying Policies.

     "Allocable Common Shares" means 700 million shares of Company Common Stock, subject to adjustment pursuant to Section 10.2, representing the total number of shares that will be allocated to Eligible Policyholders in accordance with this Plan and the Actuarial Contribution Memorandum.

     "Board" means the Board of Directors of the Company.

     "Certificate", when used in relation to group insurance or annuity Policies, means a certificate that evidences coverage under a group or master Policy and that is issued to the Person covered.

     "ChaseMellon" means ChaseMellon Shareholder Services, L.L.C., a limited liability company organized under the laws of New Jersey.

     "Clarica Life" means Clarica Life Insurance Company (formerly known as The Mutual Life Assurance Company of Canada).

     "Closed Block" means the accounting mechanism established to ensure that the reasonable dividend expectations of policyholders who own Policies that are part of the Closed Block Business are met, as more fully described in Article VIII.

     "Closed Block Business" means the Policies and certain associated riders and benefits included in the Closed Block. These Policies include the types of Policies listed in Exhibit A, which generally constitute all of the classes of United States dollar denominated individual life insurance Policies for which the Company has a currently payable dividend scale. A Policy will be included in the Closed Block only if it is either (a) In Force on any date between the Statement Date and the Plan Effective Date or (b) issued after the Plan Effective Date (i) pursuant to a completed application that is received prior to the Plan Effective Date at the Company's administrative offices together with all required medical and other underwriting information and payment of the full initial premium and (ii) as applied for in accordance with the terms of the application. All associated riders and benefits to any Policy in the Closed Block will also be included in the Closed Block, with the exception of any rider or benefit for dividend accumulations, dividends with interest or dividends left on deposit.

     "Closed Block Investment Guidelines" means the provisions governing the Closed Block investment policy, internal transfer of assets, investment management and policy loan expense rates, reporting to the Board or a committee thereof supervising the operations of the Closed Block, and the annual opinion regarding the investment strategy of the Closed Block, as filed with and approved in advance by the Superintendent.

     "Closed Block Memorandum" means the memorandum that sets forth the rules governing the establishment and operation of the Closed Block. The Closed Block Memorandum is attached to this Plan as Schedule 2.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the common stock, par value $.01 per share, of the Holding Company.

     "Company" means Metropolitan Life Insurance Company, a mutual life insurance company organized under the laws of the State of New York, to be reorganized as a stock life insurance company under this Plan.

     "Company Affiliate" means an individual, partnership, firm, association, corporation, joint-stock company, trust, any similar entity or any combination of the foregoing acting in concert (directly or indirectly) controlling, controlled by, or under common control with the Company or the Holding Company within the meaning of Section 1501 of the New York Insurance Law (as it may from time to time be amended).

     "Company Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Custodian" means the custodian that will be the record holder of the Trust Interests. The initial Custodian will be ChaseMellon.

     "Effective Time" means 12:01 a.m., New York time, on the Plan Effective Date. This is the time that the Plan is deemed to have become effective.

     "Eligible Investments" means the investments that are permitted to be made by the Closed Block after the Statement Date. These investments are specified in
Section 8.2(b).

     "Eligible Policyholder" means a Person who is, or, collectively, the Persons who are, the Owner on the Adoption Date of a Policy that is In Force on the Adoption Date. The Company and any Subsidiary of the Company shall not be Eligible Policyholders with respect to any Policy that entitles the policyholder to receive consideration, unless the

                                                          Plan of Reorganization
consideration is to be utilized in whole or part for a plan or program funded by that Policy for the benefit of participants or employees who have coverage under that plan or program.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exhibit H Closed Block Assets" means the Company's assets, as set forth in Exhibit H to this Plan, that are allocated to the Closed Block as of the Statement Date.

     "Fixed Component" means the fixed component of consideration, equal to ten shares of Company Common Stock (subject to proportional adjustment as provided in Section 10.2), to be paid to each Eligible Policyholder.

     "GenAmerica" means GenAmerica Corporation, a Missouri corporation. The Company has agreed to purchase GenAmerica pursuant to a Stock Purchase Agreement, dated as of August 26, 1999, as amended, between General American Mutual Holding Company and the Company.

     "Holding Company" means MetLife, Inc., a Delaware corporation, which is the company organized to become the holding company of the Company on the Plan Effective Date.

     "In Force", as used to describe a Policy, means a Policy that is deemed to be in effect based on the Company's records, as determined in accordance with
Section 6.2(a).

     "Interest" means an undivided fractional interest in the Trust Shares and other assets of the Trust beneficially owned by a Trust Beneficiary through the Custodian. An Interest entitles the Trust Beneficiary to certain rights, including the right to: (i) receive dividends distributed upon Trust Shares;
(ii) have Trust Shares withdrawn from the Trust to be sold for cash through the Purchase and Sale Program; (iii) deposit in the Trust additional shares of Common Stock purchased through the Purchase and Sale Program; (iv) elect to withdraw Trust Shares after the first anniversary of the Plan Effective Date; and (v) instruct the Trustee to vote the Trust Shares on certain matters; each as further described in and limited by the terms of the Trust Agreement.

     "IPO" means the initial public offering of Common Stock.

     "IPO Price" means the price per share at which Common Stock is sold to the public in the IPO.

     "IRS" means the United States Internal Revenue Service.

     "Issue Date" means, with respect to any Policy, the date specified in the Policy as the date of issue of the Policy.

     "MetLife ERISA Plans" means the employee benefit plans maintained by the Company and its Subsidiaries that are subject to ERISA.

     "Other Capital Raising Transaction" means one or more of the following:

          (i) a public offering of mandatorily convertible preferred securities,

          (ii) a public offering of convertible preferred securities, and

          (iii) a public offering of debt securities, commercial paper issuances or bank borrowings, provided that the aggregate principal amount of all such debt securities, commercial paper issuances and bank borrowings completed on the Plan Effective Date does not exceed $500 million, in each case which is completed by the Holding Company on the Plan Effective Date. The securities offered in any such Other Capital Raising Transaction shall have features similar to those described on Schedule 4.

     "Owner" means, with respect to any Policy, the Person or Persons specified as owner or determined to be the owner of the Policy for the purposes of the Reorganization under Section 6.1 or 6.3.

     "Participating Policy" means a Policy that

          (a) provides for the right to participate in the divisible surplus of the Company if and to the extent that dividends are apportioned on the Policy,

          (b) does not by its terms provide that it is non-participating, or

          (c) is a supplementary contract, unless the supplementary contract (i) provides by its terms that it is non-participating and (ii) was assumed by assumption reinsurance by the Company.

     "Person" means an individual, corporation, limited liability company, joint venture, partnership, association, trust, trustee, unincorporated entity, organization or government (including its departments or agencies). A Person who is

                                                          Plan of Reorganization
the Owner of a Policy in more than one legal capacity (for instance, a trustee under separate trusts) is deemed to be a separate Person in each such capacity.

     "Plan" means this Plan of Reorganization, including all Exhibits and Schedules to this Plan, as it may be amended from time to time in accordance with Section 10.4.

     "Plan Asset Regulations" means United States Department of Labor Reg. sec. 2510.3-101, or any successor provision to such section.

     "Plan Effective Date" means the effective date of this Plan, when, among other things, the Company will become a stock life insurance company and a wholly-owned subsidiary of the Holding Company. The Plan Effective Date will be determined pursuant to Section 5.2(b).

     "Policy" means:

          (i) a life insurance policy (including, but not limited to, a pure endowment contract), annuity contract or accident and health insurance policy authorized under paragraph (1), (2) or (3) of Section 1113(a) of the New York Insurance Law that has been issued, or assumed by merger or assumption reinsurance, by the Company,

          (ii) each Certificate issued by the Company in connection with certain group policies or contracts, as described in Sections 6.3(b), (d), (e) and
     (f), and

          (iii) each other interest referred to in Section 6.3.

Each of the Certificates and other interests referred to in clauses (ii) and
(iii) is deemed to be a Policy for purposes of this Plan pursuant to Section
6.3.

     "Policy Credit" means consideration to be paid in the form of an adjustment of policy values for certain Policies under this Plan. Policy Credits will be in any of the following specific forms, depending on the Policy:

          (i) an increase in accumulation value, to which the Company will apply no sales, surrender or similar charges, or that will be further increased in value to offset any of these charges, under a Policy that is a deferred annuity,

          (ii) an increase in the amount of the payments distributed under a Policy that is in the course of annuity payments,

          (iii) additional insurance or dividends with interest, as appropriate (depending upon whether the additional insurance option or the dividends with interest option has been selected with respect to the underlying Policy, provided that dividends with interest will apply where an option other than additional insurance or dividends with interest has been selected), under a Policy that is a life insurance policy, or

          (iv) an increase in the retired lives reserve, under a Policy that is a life or health insurance funding account or a guaranteed life insurance funding account.

     "Policyholders' Membership Interests" means all policyholders' rights as members arising prior to the Reorganization under the charter of the Company or otherwise by law. These include the right to vote and to participate in any distribution of surplus in the event that the Company is liquidated. The term "Policyholders' Membership Interests" does not include rights expressly conferred upon the policyholders by their policies or contracts (other than any right to vote), such as the right to any declared policy dividends. All Policyholders' Membership Interests will be extinguished on the Plan Effective Date.

     "Program Agent" means a program agent for the Purchase and Sale Program, as may be appointed from time to time by the Holding Company. For purposes of this Plan, "Program Agent" shall include any affiliate of the Program Agent or service organization acting on its behalf. The initial Program Agent will be ChaseMellon. Some of the activities described in the Purchase and Sale Program Procedures will be performed by an affiliate of the Program Agent or a service organization acting on its behalf that is (a) registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, or (b) a "bank" (within the meaning of such term in Section 3(a)(6) of that Act) that is excluded from the definition of "broker" under Sections 3(a)(4) and 15(a) of that Act. Initially, the broker-dealer affiliate will be ChaseMellon Financial Services L.L.C., an affiliate of ChaseMellon.

     "Purchase and Sale Program" means the program permitting Trust Beneficiaries to purchase additional shares of Common Stock to be held by the Trust or to have Trust Shares withdrawn for sale, in each case without the payment of commissions or other fees. The Purchase and Sale Program will be conducted pursuant to the Purchase and Sale Program Procedures.

                                                          Plan of Reorganization

     "Purchase and Sale Program Procedures" means the Purchase and Sale Program Procedures attached to this Plan as Exhibit J, as such may be amended from time to time pursuant to Section 10.4.

     "Qualifying Policy" means a Participating Policy that is In Force on the Adoption Date and that is owned by an Eligible Policyholder on the Adoption Date.

     "Reorganization" means the conversion of the Company from a mutual life insurance company to a stock life insurance company under Section 7312.

     "SEC" means the United States Securities and Exchange Commission.

     "Section 7312" means Section 7312 of the New York Insurance Law, as amended.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Short-Term Securities" means securities having a final maturity at the date of acquisition by the Company of one year or less.

     "State" has the meaning given to it for the purpose of Section 457 of the Code.

     "Statement Date" means December 31, 1998.

     "Subsidiary" of a Person means a corporation of which that Person, directly or indirectly, holds a majority of the shares entitled to vote in the election of directors of that corporation.

     "Superintendent" means the Superintendent of Insurance of the State of New York, or any governmental officer, body or authority that succeeds the Superintendent as the primary regulator of the Company's insurance business under applicable law.

     "Trust" means the MetLife Policyholder Trust established under the Trust Agreement to hold the Trust Shares for the exclusive benefit of the Trust Beneficiaries.

     "Trust Agreement" means the MetLife Policyholder Trust Agreement, by and among the Company, the Holding Company, the Trustee and the Custodian, as amended in accordance with its terms. The Trust Agreement establishes and governs the operation of the Trust. The Trust Agreement is attached to this Plan as Exhibit C.

     "Trust Beneficiary" means any Person that beneficially owns an Interest in the Trust, as shown on the records of the Custodian.

     "Trust Eligible Policyholder" means any Eligible Policyholder that, under the Plan, will receive consideration in the form of Company Common Stock to be exchanged for an equal number of shares of Common Stock (to be held in the Trust) on the Plan Effective Date.

     "Trust Shares" means the shares of Common Stock held by the Trust from time to time under the Trust Agreement, and any shares of common stock issued in exchange for Common Stock in connection with a merger, consolidation or recapitalization of the Holding Company and held in the Trust as contemplated by
Section 7.4 of the Trust Agreement.

     "Trustee" means the trustee of the Trust. The initial Trustee will be Wilmington Trust Company.

     "United States" means the States of the United States, the District of Columbia, Puerto Rico, the Virgin Islands and the insular possessions of the United States.

     "Variable Equity Share" of an Eligible Policyholder means the proportion of the Aggregate Variable Component that is allocated to that Eligible Policyholder, as more fully described in Section 7.2(a)(i).

                                  ARTICLE III

                             FORM OF REORGANIZATION

     3.1 Method of Reorganization. This Plan, which is adopted pursuant to method 4 described in Section 7312(d)(4), provides that:

          (a) the Closed Block Business shall be operated by the Company as a closed block of participating business for the exclusive benefit of the Policies included in the Closed Block, for policyholder dividend purposes only, and none of the Company's other Policies will be included in the Closed Block;

          (b) all Participating Policies will continue to be Participating Policies in accordance with their terms;

                                                          Plan of Reorganization

          (c) the Policyholders' Membership Interests will be extinguished, and the Eligible Policyholders will receive in return consideration in the form of shares of Company Common Stock (which shall then be exchanged for an equal number of shares of Common Stock to be held through the Trust), cash or Policy Credits, in each case in proportion to the Eligible Policyholders' allocations of Allocable Common Shares;

          (d) the Holding Company will conduct the IPO and encourage and assist in the establishment of a public market for shares of Common Stock in conjunction with the IPO;

          (e) subject to the provisions hereof, the Holding Company may conduct one or more Other Capital Raising Transactions;

          (f) the Holding Company will establish the Purchase and Sale Program, which, subject to certain limitations set forth in the Trust Agreement and the Purchase and Sale Program Procedures, will enable Trust Beneficiaries to purchase additional shares of Common Stock to be held in the Trust or to have their allocated Trust Shares withdrawn from the Trust for sale, in each case without the payment of commissions or other fees; and

          (g) beginning on the first anniversary of the Plan Effective Date, Trust Beneficiaries will be able to withdraw their allocated Trust Shares from the Trust.

     3.2 Basis for Choice of Method. The Reorganization will take place under method 4, as described in Section 7312(d)(4). The Board has determined that this is the most appropriate method of reorganization under Section 7312(d) for the Company to achieve the purposes of the Reorganization described in Article I. In making this determination, the Board considered, among other things, that:

          (a) the method described in Section 7312(d)(3) is available only to insurers having less than $50 million of surplus,

          (b) the method described in Section 7312(d)(2) does not provide for Eligible Policyholders to receive consideration in the form and manner provided in this Plan, and

          (c) the method described in Section 7312(d)(1), although permitting the use of a trust, may limit the duration of the trust, and generally does not allow the issuance of stock for two years after the effective date of the reorganization.

The Board has also determined that the flexibility of method 4 allows the Company to design a plan of reorganization that is best suited to provide the Company's policyholders with a fair and equitable result.

     3.3 Establishment and Operation of the Trust. (a) The Trust shall be established on the Plan Effective Date and operated after that date, until its termination, in accordance with the terms and conditions of the Trust Agreement.

     (b) On or before the earlier of (i) 75 days after the adoption of the amended and restated Plan incorporating the Actuarial Contribution Memorandum by the Board pursuant to Section 7.2(c) or (ii) 14 days prior to the Plan Effective Date (unless the Superintendent approves later dates), the Company shall deliver to the Custodian a computerized file showing the Actuarial Contribution of each Qualifying Policy. The Custodian shall calculate on behalf of the Company the number of shares of Company Common Stock to be allocated to each Trust Eligible Policyholder based on the Actuarial Contributions of all Qualifying Policies owned by such Trust Eligible Policyholder and the provisions of Article VII; provided, however, that the Company shall be responsible to the Trust Beneficiaries for any calculations made by the Custodian. Each Trust Eligible Policyholder shall be allocated a number of Interests equal to the number of shares of Company Common Stock to be allocated to it. No Trust Eligible Policyholder or any other Trust Beneficiary may sell, assign, transfer, encumber or grant any option or any other interest in any Interest held by such Trust Eligible Policyholder or other Trust Beneficiary, except as permitted by the Trust Agreement. All Interests shall be held in the name of the Custodian. The Custodian shall keep a record of the Interests of the Trust Beneficiaries on the book-entry system maintained by the Custodian.

     (c) The Holding Company shall establish a Purchase and Sale Program that has the following characteristics:

             (i) Purchase elections and sale elections shall be subject to the provisions of this Plan, the Trust Agreement and the Purchase and Sale Program Procedures. Purchases and sales under the Purchase and Sale Program shall begin on the dates described below. Purchases may be made at any time beginning on the first trading day following the 90th day after the Plan Effective Date. Sales may be made at any time after the later of (A) the termination of any stabilization arrangements and trading restrictions in connection with the IPO or (B) the closing of all underwriters' over-allotment options that have been exercised and the expiration of all unexercised options in connection with the IPO. The Custodian shall provide Trust

                                                          Plan of Reorganization

        Beneficiaries with notice of the Purchase and Sale Program, at least annually, at the same time as the mailing of the annual statement of Trust Interests, in accordance with the Trust Agreement.

             (ii) Each Trust Beneficiary holding fewer than 1,000 Interests may, after delivering funds in an amount of at least $250 (or such lesser amount as may be required to purchase, at the closing price of the Common Stock on the trading day immediately prior to the mailing of such funds, a number of shares that would cause it to hold the 1,000 maximum Interests described below), purchase additional shares of Common Stock with those funds. Upon the purchase, the shares will be deposited in the Trust and the number of Interests held by the Trust Beneficiary will be increased by the number of shares purchased. However, a Trust Beneficiary may not purchase shares through the Purchase and Sale Program that would cause it to hold more than 1,000 Interests. Subject to the limitations on numbers of shares and size of a transaction set forth herein, there are no other limitations on the number of times a Trust Beneficiary may make a Purchase Election.

             (iii) Each Trust Beneficiary may have Trust Shares equal in number to its Interests withdrawn for sale through the Purchase and Sale Program. The following rules will apply:

                (A) If the Trust Beneficiary holds 199 or fewer Interests, all of its Interests must be withdrawn for sale. The Trust Beneficiary will not be permitted to make partial withdrawals for sale.

                (B) If the Trust Beneficiary holds more than 199 Interests, full or partial withdrawals for sale may be made. However, partial withdrawals for sale may only be in 100-share increments (for example, 200 shares may be withdrawn for sale, but not 250). Following any partial withdrawal for sale, the Trust Beneficiary must still hold at least 100 Interests. If a Trust Beneficiary will hold less than 100 Interests after the partial withdrawal for sale, a full withdrawal for sale must be made.

                (C) For the first 300 days following the Plan Effective Date, a Trust Beneficiary holding more than 25,000 Interests will be subject to the volume limitations set forth in the Purchase and Sale Program Procedures. After the first 300 days, these limitations will no longer apply and withdrawals for sale may be made as otherwise permitted by the rules set forth in the Trust Agreement and the Purchase and Sale Program Procedures.

        Subject to the limitations on numbers of shares and size of a transaction set forth herein, there are no other limitations on the number of times a Trust Beneficiary may make a sale election. The limitations on the number of shares to be purchased or sold in the Purchase and Sale Program set forth in this Section 3.3(c), the Trust Agreement and the Purchase and Sale Program Procedures shall be ratably adjusted to reflect any stock split or reclassification of outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock.

             (iv) The Purchase and Sale Program shall provide for the purchase or sale of the Trust Shares in the market or, at the sole discretion of the Holding Company, the sale of the Trust Shares to the Holding Company at market prices, pursuant to the Purchase and Sale Program Procedures. If Trust Shares are repurchased by the Holding Company, they will be canceled or held as treasury shares and will not be considered to be outstanding.

             (v) If, prior to the second anniversary of the Plan Effective Date, the Holding Company files a registration statement to register its Common Stock for sale in an underwritten public offering, the Holding Company shall offer to each Trust Beneficiary (A) holding at the time more than 25,000 Interests and (B) that made a cash election pursuant to
        Section 7.3(d) but did not receive cash for all of its allocated shares, the opportunity to include Trust Shares corresponding to all of the Trust Beneficiary's Interests in the offering. Each such Trust Beneficiary may then elect to include Trust Shares corresponding to some or all of its Interests in the offering. However, if the board of directors of the Holding Company believes, based on advice of a nationally recognized investment banking firm selected by the Holding Company, that including all of the Trust Shares elected to be included in the offering would be likely to have an adverse effect upon the price, timing or distribution of the offering, then only such number of Trust Shares, if any, as the board shall determine can be included without adversely affecting the offering shall be included in the offering, allocated among such Trust Beneficiaries on a pro rata basis, based on the number of Trust Shares each such Trust Beneficiary elected to have included in the offering. The Holding Company shall bear the costs of conducting the offering, including the fees and expenses of the underwriters for the offering. The Holding Company shall enter into an underwriting agreement with the underwriters for the offering, which shall contain indemnification and other terms acceptable to the Holding Company and the underwriters. The Holding Company shall establish reasonable procedures for the participation of Trust Beneficiaries in any such offering.

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

             (vi) The initial Purchase and Sale Program Procedures are attached to this Plan as Exhibit J. The Company shall mail a summary of the Purchase and Sale Program Procedures to Trust Eligible Policyholders, which mailing shall be completed no later than 14 days prior to the Plan Effective Date, unless the Superintendent approves a later date. The Company shall also post a copy of the Purchase and Sale Program Procedures on its internet website beginning on the Plan Effective Date and lasting until the termination of the Trust.

             (vii) The Purchase and Sale Program will be administered by the Program Agent appointed from time to time by the Holding Company.

             (viii) Trust Beneficiaries shall not be charged brokerage commissions, mailing charges, registration fees or other administrative or similar expenses arising in connection with the Purchase and Sale Program.

     (d) Beginning on the first anniversary of the Plan Effective Date and lasting until the termination of the Trust, each Trust Beneficiary shall have the right at any time to elect to withdraw Trust Shares equal in number to all of its Interests. Partial withdrawals will not be permitted. Unless a Trust Beneficiary making an election to withdraw shares of Common Stock shall have requested a stock certificate, the shares shall be issued in the name of the Trust Beneficiary in book-entry form to the extent permitted by law. The Holding Company shall establish procedures for the withdrawal and transfer of Trust Shares to Trust Beneficiaries.

     (e) The Trustee shall have the exclusive and absolute right to vote, assent or consent the Trust Shares at all times during the term of the Trust as provided in the Trust Agreement.

             (i) The Custodian shall solicit instructions from the Trust Beneficiaries on how to vote the Trust Shares on certain matters brought before a vote of stockholders of the Holding Company. The Trustee will vote the Trust Shares as instructed in the manner provided in the Trust Agreement.

             A matter presented to the stockholders of the Holding Company will constitute such a matter:

                (A) at any time, if (1) the matter concerns the election or removal of directors of the Holding Company and (2) a contesting stockholder of the Holding Company has, in compliance with the provisions of the Holding Company's by-laws and applicable law, given timely notice of the stockholder's proposal to (w) nominate one or more candidates or a slate of candidates for election as directors of the Holding Company in opposition to a nominee of the Holding Company's board of directors, (x) oppose one or more nominees of the Holding Company's board of directors for election of directors, (y) remove one or more directors of the Holding Company for cause, or (z) nominate one or more candidates for election as directors of the Holding Company to fill the vacancy or vacancies resulting from the removal of one or more directors by the Holding Company's stockholders, each subject to certain conditions set forth in the Trust Agreement;

                (B) at any time, if the matter concerns (x) the merger or consolidation of the Holding Company into or with any other Person, the sale, lease or exchange of all or substantially all of the property or assets of the Holding Company, or the recapitalization or dissolution of the Holding Company, in each case which requires a vote of the Holding Company's stockholders under applicable Delaware law, or (y) any other transaction that would result in an exchange or conversion of Trust Shares for cash, securities or other property;

                (C) prior to the first anniversary of the Plan Effective Date, if the matter concerns (x) the issuance of Common Stock after the Plan Effective Date at a price materially less than the then prevailing market price of the Common Stock, other than through an underwritten offering or to officers, employees, directors or insurance agents of the Holding Company or any subsidiary of the Holding Company pursuant to an employee benefit plan, and a vote of the Holding Company's stockholders with respect to the issuance is conducted or is required to be conducted under applicable Delaware law, (y) any matter that requires approval by a vote of more than a majority of the outstanding stock of the Holding Company entitled to vote thereon under Delaware law or the certificate of incorporation or the by-laws of the Holding Company, or (z) an amendment of the certificate of incorporation or by-laws of the Holding Company submitted for approval to the Holding Company's stockholders; or

                (D) at any time, any proposal requiring the Board of Directors of the Holding Company to amend or redeem the rights under the Holding Company's stockholder rights plan, other than a proposal with respect to which the Holding Company has received advice of nationally-recognized legal counsel to the effect that the proposal is not a proper subject for stockholder action under Delaware law.

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

             (ii) On all other matters, the Trustee will follow the recommendations or directions of the board of directors of the Holding Company in voting (or not voting) the Trust Shares, as provided in the Trust Agreement.

     (f) Cash dividends, if any, collected or received by the Trustee upon Trust Shares shall be invested by the Trustee and distributed to the Custodian, which shall promptly distribute such amounts to each Trust Beneficiary pro rata in accordance with its Interests on the Holding Company's record date for the payment of such dividends as provided in the Trust Agreement. The Trustee shall distribute regular cash dividends received by the Trust during any six-month period ending on June 30 or December 31 in any calendar year (together with any interest earned thereon) to the Custodian, which shall distribute such amounts to the Trust Beneficiaries on the following July 31 or January 31, respectively (or, if such day is not a business day, on the first business day thereafter). Notwithstanding the foregoing, the Holding Company shall set a payment date for such dividends so that they are distributed by the Custodian to Trust Beneficiaries within 90 days after their receipt by the Trustee. Distributions of all other cash dividends to the Trust Beneficiaries shall be made by the Custodian on the first business day following the 30th day after receipt thereof by the Trust. Alternatively, the Trustee may arrange with the Holding Company for direct payment by the Holding Company of cash dividends to the Trust Beneficiaries at the same time as the payment of dividends to the Holding Company's stockholders. The Trustee shall hold dividends or other distributions that are made in Common Stock as Trust Shares and the Custodian shall allocate an equal number of Interests to each Trust Beneficiary pro rata in accordance with its Interests on the Holding Company's record date for the payment of such dividends as provided in the Trust Agreement. The Trustee shall hold and distribute all other distributions by the Holding Company to its stockholders as provided in the Trust Agreement.

     (g) All references to numbers of Interests, Trust Shares or shares of Common Stock in this Section 3.3 shall be appropriately adjusted to reflect any stock split or reclassification of outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock.

     (h) The Holding Company shall directly reimburse each of the Trustee and the Custodian for all taxes, fees, commissions and other reasonable expenses incurred in the performance of their respective obligations. However, none of the Holding Company, the Company, the Trustee or the Custodian shall be required to bear the expense of mailing to Trust Beneficiaries any proxy or other materials received by the Trustee on behalf of Persons other than the Holding Company.

     (i) If the board of directors of the Holding Company determines, based on the advice of legal counsel, that there is, at any time, a material risk that the assets of the Trust may be characterized as "plan assets" under the Plan Asset Regulations, the board may direct the Trustee to distribute to the Custodian for distribution to one or more Trust Beneficiaries a number of Trust Shares (not to exceed the number of the Trust Beneficiaries' Interests) that the board of directors determines is necessary or appropriate to ensure that the assets of the Trust will not be characterized as plan assets.

     (j) The Trust shall be terminated on the first to occur of (i) the 90th day after the date on which the Trustee receives notice from the Holding Company that the number of Trust Shares held by the Trust is equal to 10% or less of the number of issued and outstanding shares of Common Stock; (ii) the date on which the last Trust Share has been withdrawn, distributed or exchanged; or (iii) a termination pursuant to Section 11.7 of the Trust Agreement; or shall be earlier terminated on the first to occur of the following:

          (i) the 90th day following the date on which the Trustee receives written notice from the Holding Company, given in the Holding Company's discretion at any time, that the number of Trust Shares is 25% or less of the number of the issued and outstanding shares of Common Stock;

          (ii) the date on which the Trustee receives written notice from the Holding Company that the board of directors of the Holding Company has determined, as a result of any amendment of, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any State, Commonwealth or other political subdivision or authority thereof or therein, or any official administrative pronouncement or judicial decision interpreting or applying such law or regulation, or any changes in the facts or circumstances relating to the Trust, that maintaining the Trust is or is reasonably expected to become burdensome to the Holding Company or the Trust Beneficiaries;

          (iii) the date on which any rights issued under a stockholder rights plan adopted by the Holding Company and held by the Trust pursuant to
     Section 7.4 of the Trust Agreement become separately tradeable from the Trust Shares to which they relate;

          (iv) the date on which a final order for termination or dissolution of the Trust or similar relief by a court of competent jurisdiction has been entered.

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                                        9

     (k) The certificate of incorporation of the Holding Company in effect at the Effective Time and for the duration of the Trust shall provide that while the Trust is in existence, each director of the Holding Company shall, in exercising his or her duties as a director, take the interests of the Trust Beneficiaries into account as if they were holders of the Trust Shares, except to the extent that any such director determines, based on advice of counsel, that to do so would violate his or her duties as a director under Delaware law. This provision is included in the form of certificate of incorporation attached to this Plan as Exhibit E.

     (l) Beginning no later than 120 days after the adoption by the Board of the amended and restated Plan incorporating the Actuarial Contribution Memorandum, and completed by no later than 14 days prior to the Plan Effective Date (unless the Superintendent approves later dates), the Custodian shall mail to each Trust Eligible Policyholder:

          (i) a notice setting forth the number of Interests to be allocated to the Trust Eligible Policyholder;

          (ii) an explanation of the rules applicable to permitted transfers of Interests and an explanation of the voting rights of the Trust Beneficiaries; and

          (iii) a summary of the Purchase and Sale Program Procedures.

A Trust Eligible Policyholder will be able to obtain information concerning the number of Interests to be allocated to such Trust Eligible Policyholder through the telephone number established pursuant to and identified in the mailing described in Section 5.5(b).

                                   ARTICLE IV

                        PROPOSED CHARTER OF THE COMPANY

     The form of the Company's amended and restated charter as proposed to be in effect at the Effective Time is set forth in Exhibit D.

                                   ARTICLE V

                       MANNER AND BASIS OF REORGANIZATION

     5.1 Subsidiary of Holding Company; Certificate of Incorporation and By-Laws. On the Adoption Date, the Holding Company is a wholly owned subsidiary of the Company. On or prior to the Plan Effective Date, the certificate of incorporation and by-laws of the Holding Company shall be amended and restated so that at the Effective Time (a) the certificate of incorporation shall be in the form of Exhibit E and shall, among other things, authorize issuance of at least the number of shares of Common Stock that is sufficient to meet the requirements of this Plan and the number of shares of preferred stock, if any, to be issued in any Other Capital Raising Transaction and (b) the by-laws shall be in the form of Exhibit F. At the Effective Time, the Company shall become a wholly owned subsidiary of the Holding Company as a result of the transactions described in Section 5.2.

     5.2 Effectiveness of Plan. (a) After the Eligible Policyholders and the Superintendent have approved this Plan pursuant to Section 7312, the Company shall file a copy of this Plan, endorsed with the Superintendent's approval, in the office of the Superintendent. The Company shall also file a copy certified by the Superintendent in the office of the Clerk of New York County as required by Section 7312(l). The Plan Effective Date shall not occur unless the requirements of this Section 5.2(a) have been met.

     (b) The Plan Effective Date shall be the date on which the closing of the IPO, and one or more Other Capital Raising Transactions, if any, occurs. The Plan Effective Date shall not be later than the first anniversary of the date this Plan is approved by the Superintendent pursuant to Section 7312(j), provided that such one-year period may be extended upon approval of the Superintendent for one or more additional periods if requested by the Board. This Plan shall be deemed to have become effective at the Effective Time.

     (c) The Holding Company shall make an initial public offering of its Common Stock in the IPO and may also raise capital through one or more Other Capital Raising Transactions. The material features of any proposed Other Capital Raising Transactions, including the approximate size and the expected range of offering price, interest or dividend rate, conversion or redemption price and other relevant terms, as of the date of the notice, will be provided to the Superintendent for the Superintendent's review not less than 15 business days prior to the earlier of the distribution of any preliminary prospectus or preliminary offering memorandum, or commencement of the roadshow, relating to any Other Capital Raising Transaction. The proceeds raised in all such Other Capital Raising Transactions shall not in the aggregate exceed one-third of the total proceeds raised in such Other Capital Raising Transactions and the IPO. The Holding Company shall not proceed with any offering relating to any Other Capital Raising Transaction

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                                       10
without the approval of the Superintendent. The proceeds from the IPO and any Other Capital Raising Transactions, net of underwriting commissions and related expenses, shall be equal to or greater than the sum of (i) amounts required by the Holding Company to pay, or to fund the paying or crediting by the Company of, (x) cash and Policy Credits to Eligible Policyholders pursuant to Section
7.3 (subject to the third sentence of Section 7.3(d)), and (y) fees and expenses incurred in connection with the Reorganization, to the extent required by the undertakings delivered by the Company and the Holding Company under Section 7312(p), and (ii) an amount equal to the amount required to reimburse the Company for cash payments to be made by the Canadian branch of the Company to holders of policies included in the Canadian business sold to Clarica Life.

     (d) At the Effective Time:

          (i) the Company shall by operation of Section 7312 become a stock life insurance company;

          (ii) the Company's charter and by-laws without further act or deed shall be amended and restated to read as set forth in Exhibits D and G, respectively; and

          (iii) the Policyholders' Membership Interests shall be extinguished and Eligible Policyholders shall be entitled to receive, in exchange for their Policyholders' Membership Interests, shares of Company Common Stock (which shall then be exchanged for an equal number of shares of Common Stock to be held through the Trust), cash or Policy Credits, as provided in this Plan.

     (e) On the Plan Effective Date:

          (i) the Trust shall be established under the terms of the Trust Agreement;

          (ii) the Company shall issue to the Trust a number of shares of Company Common Stock that is equal to the number of Allocable Common Shares that will be allocated to the Trust Eligible Policyholders;

          (iii) the Trust Eligible Policyholders shall be allocated an aggregate number of Interests equal to the number of shares of Company Common Stock issued to the Trust and shall thereby become Trust Beneficiaries;

          (iv) the Trust shall then exchange these shares of Company Common Stock for an equal number of shares of Common Stock to be held for the exclusive benefit of the Trust Beneficiaries;

          (v) the Company shall surrender to the Holding Company, and the Holding Company shall cancel, all of the remaining shares of Common Stock previously issued by the Holding Company to the Company; and

          (vi) the Holding Company shall complete the closings, and receive the proceeds, of the sale of shares of Common Stock in the IPO and any Other Capital Raising Transactions.

     (f) In connection with the IPO, the Holding Company shall arrange for the listing of the Common Stock on a national securities exchange or on The Nasdaq Stock Market, Inc. and shall use its best efforts to maintain the listing for so long as the Holding Company is a publicly traded company. This listing, and the efforts by the Holding Company to maintain this listing, shall satisfy any duty the Company or the Holding Company may have to encourage and assist in the establishment of a public market for shares of Common Stock. Neither the Company nor the Holding Company shall have any obligation to provide a procedure for the disposition of shares of Common Stock, except as expressly stated in this Plan or the Trust Agreement.

     (g) The Company and the Holding Company shall use their best efforts to ensure that the managing underwriters for the IPO and any Other Capital Raising Transactions conduct the offering process in a manner that is generally consistent with customary practices for similar offerings. The Company and the Holding Company shall allow the Superintendent and his financial advisors reasonable access to permit them to observe the offering process. Special pricing committees of the boards of directors of the Company and the Holding Company shall determine the price of Common Stock offered in the IPO and any securities offered in any Other Capital Raising Transaction, which must be ratified by the boards of directors of the Company and the Holding Company on or prior to the Plan Effective Date. A majority of each of these board committees shall consist of directors who are not officers or employees of the Company or the Holding Company, and no employees, officers or directors of or legal counsel to any of the underwriters for the IPO or any Other Capital Raising Transaction shall serve on such committees. Neither the Company nor the Holding Company will enter into an underwriting agreement for the IPO or any Other Capital Raising Transaction if it is notified that the Superintendent has not received confirmation from its financial advisors to the effect that the Company, the Holding Company and the underwriters for the offerings have complied in all material respects with the requirements of this Section 5.2(g). The underwriting agreements and any amendments thereto shall contain terms and provisions that are acceptable to the Superintendent. The Company shall provide the Superintendent with a letter, dated the date of the signing of the underwriting agreements, representing that as of that date it has complied with the foregoing requirements as to the conduct of the IPO and any Other Capital Raising Transaction and that it will continue to do so. On the Plan Effective Date, the Company will provide the Superintendent with a letter
                                                          Plan of Reorganization
confirming these representations as of that date. The final terms of the IPO and any Other Capital Raising Transaction shall be subject to the Superintendent's approval.

     (h) Proceeds of the IPO and any Other Capital Raising Transactions, net of underwriting commissions and related expenses, shall be used as follows:

          (i) the Holding Company shall contribute to the Company an amount equal to the sum of (x) the amount required to be paid by the Company to fund the paying of cash and crediting of Policy Credits pursuant to Section
     7.3 (subject to the third sentence of Section 7.3(d)) and (y) an amount equal to an amount required to reimburse the Company for the cash payments to be made by the Canadian branch of the Company to the holders of policies included in the Canadian business sold to Clarica Life; and

          (ii) the Holding Company shall contribute to the Company an amount equal to the amount of the fees and expenses incurred by the Company in connection with the Reorganization, to the extent required by the undertaking delivered by the Company and the Holding Company to the Superintendent in accordance with Section 7312(p).

If any additional proceeds are raised in the IPO and any Other Capital Raising Transactions, net of underwriting commissions and related expenses, they shall be used as follows:

          (A) the Holding Company shall retain an amount not exceeding $240 million, or such greater amount as the Superintendent may approve, for working capital, payment of dividends on the Common Stock and other general corporate purposes;

          (B) the Holding Company shall retain an amount not exceeding $100 million, or such greater amount as the Superintendent may approve, to pay the fees and reimburse the expenses of the Trustee and Custodian; and

          (C) to the extent that such net proceeds exceed the aggregate amounts identified in clauses (A) and (B), and to the extent of any amounts retained by the Holding Company pursuant to clause (A) and (B) that are not used for the purpose stated in each such clause, the Holding Company shall promptly contribute to the Company any remaining proceeds for the general corporate purposes of the Company and to repay debt incurred in connection with the acquisition of GenAmerica.

     (i) As soon as reasonably practicable following the Plan Effective Date, but in any event no more than 60 days following the Plan Effective Date, unless the Superintendent approves a later date, the Company shall:

          (i) credit Policy Credits to the Eligible Policyholders that are required to receive Policy Credits under this Plan and deliver a notice thereof to each of these Eligible Policyholders; and

          (ii) pay cash to the Eligible Policyholders that are required, or that elect, to receive cash as consideration under this Plan.

The Company shall send to each Eligible Policyholder receiving Policy Credits or cash payments (at the time of the notice of crediting of Policy Credits or the payment of cash, as the case may be) a notice of how the amount of such credits and payments was derived from that Eligible Policyholder's allocation of Allocable Common Shares.

     (j) Beginning no later than 120 days after the adoption by the Board of the amended and restated Plan incorporating the Actuarial Contribution Memorandum pursuant to this Plan, and completed by no later than 14 days prior to the Plan Effective Date (unless the Superintendent approves later dates), the Custodian shall mail a notice to each Trust Eligible Policyholder setting forth the number of Interests it has been allocated. The notice shall be accompanied by a summary of the Purchase and Sale Program Procedures, an explanation of the rules regarding permitted transfers of Trust Interests and an explanation of the voting rights of the Trust Beneficiaries.

     5.3 Continuation of Corporate Existence; Company Name. Upon the reorganization of the Company under the terms of this Plan and Section 7312, (a) the Company's corporate existence as a stock life insurance company shall be a continuation of its corporate existence as a mutual life insurance company and,
(b) the Company's name shall continue to be "Metropolitan Life Insurance
Company."

     5.4 Notice of Hearing. (a) As soon as practicable following the Adoption Date, but in any event not less than 30 days before the Superintendent's public hearing pursuant to Section 7312(i), the Company shall complete the mailing of notice of the Superintendent's public hearing by first class mail to all Eligible Policyholders. However, if,

                                                          Plan of Reorganization
after a reasonable effort to locate an Eligible Policyholder, the Company has a reasonable belief that the most recent mailing address of that Eligible Policyholder shown on the records of the Company is an address at which mail to the Eligible Policyholder is undeliverable, then the Company need not mail the notice to that Eligible Policyholder. The notice of hearing shall set forth the date, time, place and purpose of the Superintendent's public hearing. The notice of hearing shall be accompanied or preceded by information about the hearing, including a copy of this Plan and a summary of its exhibits and schedules, a copy of the Trust Agreement, a summary of this Plan and the Trust Agreement and any other explanatory information that the Superintendent approves or requires. Beginning on the date that the first notice is mailed pursuant to this Section 5.4(a) and continuing until the Plan Effective Date, the Company shall also make available at its offices during regular business hours and on its internet website copies of the notice of hearing, this Plan and its exhibits and schedules, including, but not limited to, the Trust Agreement and the Actuarial Contribution Memorandum, in their entirety, for inspection by Eligible Policyholders and the general public.

     (b) The Company shall publish the date, time, place and purpose of the Superintendent's public hearing in three newspapers of general circulation, one in New York County and two in other cities approved by the Superintendent. The newspaper publications shall be made not less than 15 days nor more than 60 days before the hearing, and shall be in a form approved by the Superintendent. The notice shall also include an address and telephone number at which any Eligible Policyholder who believes that its current address is not on record with the Company may contact the Company and supply its address.

     5.5 Notice of Vote. (a) As soon as practicable following the Adoption Date, but in any event not less than 30 days before the vote by Eligible Policyholders pursuant to Section 7312(k), the Company shall complete the mailing of notice of the vote by first class mail to all Eligible Policyholders. However, if, after a reasonable effort to locate an Eligible Policyholder, the Company has a reasonable belief that the most recent mailing address of that Eligible Policyholder shown on the records of the Company is an address at which mail to that Eligible Policyholder is undeliverable, then the Company need not mail the notice to that Eligible Policyholder. The notice of vote shall set forth the date, time, place and purpose of the vote. The notice may be combined with the notice of the Superintendent's public hearing referred to in Section
5.4 or such other communications as the Superintendent may approve.

     (b) The notice of vote shall be accompanied or preceded by information about the vote, including a copy of this Plan and a summary of its exhibits and schedules, the Trust Agreement, a summary of this Plan and the Trust Agreement and any other explanatory information that the Superintendent approves or requires. The notice of vote shall also be accompanied by a form of ballot and a card on which an Eligible Policyholder may elect to receive cash as consideration under the Plan, if that option is available to that Eligible Policyholder. Beginning on the date that the first notice is mailed pursuant to this Section 5.5(b) and continuing until the Plan Effective Date, the Company shall also make available at its offices during regular business hours and on its internet website copies of the notice of vote, this Plan and its exhibits and schedules, including, but not limited to, the Trust Agreement and the Actuarial Contribution Memorandum, in their entirety, for inspection by Eligible Policyholders and the general public. As soon as reasonably practicable after the completion of the calculation of Allocable Common Shares for each Eligible Policyholder, but no later than the earlier of (i) 75 days after the adoption by the Board of the amended and restated Plan incorporating the Actuarial Contribution Memorandum in accordance with Section 7.2(c) or (ii) 14 days prior to the Plan Effective Date (unless the Superintendent approves later dates), the Company shall make available to each Eligible Policyholder, through a telephone number (toll-free for calls originating in the United States and Canada) established by the Company for purposes of the Reorganization and set forth in the materials included with the notice of vote, the Eligible Policyholder's allocation of Allocable Common Shares.

     5.6 Policyholder Vote. (a) The Company shall hold a vote on the proposal to approve this Plan on the date and at the time and place specified in the notice of vote. If this Plan is approved by at least two-thirds of the votes validly cast, the Company shall promptly submit the appropriate documents and certifications to the Superintendent pursuant to Section 7312(k)(11).

     (b) Each Eligible Policyholder shall be entitled to one vote, in accordance with Section 7312(k), irrespective of the number or amount of Policies owned by the Eligible Policyholder.

     (c) Eligible Policyholders shall cast their votes pursuant to rules established by the Superintendent.

     5.7 Tax and SEC Considerations. This Plan shall not become effective unless, on or prior to the Plan Effective Date, the following conditions shall have been met:

     (a) The Company shall have received either favorable rulings from the IRS or favorable opinions of Debevoise & Plimpton, special counsel to the Company, or other nationally-recognized independent tax counsel to the Company,

                                                          Plan of Reorganization
dated as of the Plan Effective Date, addressed to the Board and in form and substance satisfactory to the Company, substantially to the effect that:

             (i) Policies issued by the Company prior to the Plan Effective Date will not be deemed newly issued, issued in exchange for existing policies or newly purchased for any material federal income tax purpose as a result of the consummation of this Plan;

             (ii) With respect to any Policy described in Section 7.3(b), the consummation of this Plan, including the crediting of consideration in the form of Policy Credits to such Policy pursuant to Section 7.3, will not:

                (A) result in a distribution to the employee or beneficiary of the arrangement under Section 72 or 403(b)(11) of the Code, or a designated distribution that is subject to withholding under Section 3405(e)(1)(A) of the Code;

                (B) adversely affect the favorable tax status of any such Policy which qualifies as a "tax sheltered annuity" or an "individual retirement annuity" within the meaning of Section 403(b), 408(b) or 408A of the Code;

                (C) result in the imposition of a penalty for a premature distribution under Section 72(t) of the Code or a penalty for excess contributions to certain qualified retirement plans under Section 4973 or 4979 of the Code; or

                (D) otherwise adversely affect the tax-favored status accorded such Policies under the Code or result in penalties to the holders of such Policies under the Code;

             (iii) Eligible Policyholders receiving solely Interests in the Trust pursuant to Sections 3.3(b) and 7.3(a) will not recognize gain or loss for federal income tax purposes as a result of the consummation of this Plan;

             (iv) Trust Beneficiaries will not recognize gain or loss for federal income tax purposes as a result of either (A) the deposit of shares of Company Common Stock or Common Stock into the Trust, as described in Section 3.3 or 5.2, or (B) the withdrawal of Trust Shares from the Trust, as described in Section 3.3;

             (v) The conversion of the Company from a mutual life insurance company into a stock life insurance company by operation of Section 7312 and pursuant to Section 5.2 will qualify as a reorganization within the meaning of Section 368(a) of the Code and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and

             (vi) The Holding Company will not recognize any gain or loss for federal income tax purposes as a result of (A) its issuance of Common Stock to the Trust; (B) its receipt of shares of Company Common Stock;
        (C) its cancellation, for no consideration, of its Common Stock previously issued to the Company and held by the Company immediately prior to the Effective Date; or (D) its sale of shares of Common Stock in the IPO for cash, each pursuant to Section 5.2.

          (b) The Company shall have received a favorable ruling from the IRS that the Trust will be classified as a "grantor trust" within the meaning of Section 671 et seq. of the Code.

          (c) The Company shall have received a favorable opinion of Debevoise & Plimpton, special counsel to the Company, or other nationally-recognized independent tax counsel to the Company, addressed to the Board and in form and substance satisfactory to the Company, substantially to the effect that the summary of the principal federal income tax consequences to Eligible Policyholders resulting from their receipt of consideration pursuant to Sections 3.3 and 7.3, set forth in the information provided to Eligible Policyholders pursuant to Section 5.4 or 5.5, was correct and complete in all material respects as of the date of commencement of the mailing of such information to Eligible Policyholders and remains correct and complete as of the Plan Effective Date, except for any changes in law, regulations or official interpretations occurring after the date thereof and before the Plan Effective Date, the effect of which the Board, in its discretion, has determined (taking into account any remedial action the Board may authorize or direct) to be not materially adverse to the interests of the Eligible Policyholders.

          (d) The Company shall have received:

             (i) a favorable SEC no-action letter or exemptive relief from the SEC to the effect that the Interests may be distributed to Trust Eligible Policyholders under this Plan without registration under the Securities Act, in reliance on the exemption provided under Section 3(a)(10) of that Act; that Trust Beneficiaries who are not "affiliates" (as defined in the Securities Act) may withdraw shares from the Trust and resell shares withdrawn from the Trust without registration under the Securities Act; that the Purchase and Sale Program

                                                          Plan of Reorganization
        may be operated in accordance with this Plan, the Trust Agreement and the Purchase and Sale Program Procedures in compliance with the Securities Act and the Securities Exchange Act of 1934, as amended; and that the Trust is not required to be registered under the Investment Company Act of 1940, as amended; and

             (ii) a blue sky memorandum of Debevoise & Plimpton, special counsel to the Company, or other nationally-recognized independent counsel, to the effect that the Interests may be distributed to Trust Eligible Policyholders under this Plan without registration, without registration of the Holding Company, the Company or the Trust as a broker-dealer and without registration as issuer-agents, under state securities laws and insurance securities laws, in each case addressed to the Board and in form and substance satisfactory to the Company.

     The SEC no-action letter regarding the Section 3(a)(10) exemption and the blue sky memorandum described above shall be received by the Company and delivered to the Superintendent in the manner provided by Section 5.7(e) on or prior to the date of mailing of the information to Eligible Policyholders pursuant to Section 5.5.

     (e) Copies of the opinions and memoranda described in this Section 5.7 shall be delivered on or prior to the Plan Effective Date to the Superintendent, together with a statement that the Superintendent shall be entitled to rely upon such opinions and memoranda as though they were addressed to him in connection with his review of the Plan pursuant to Section 7312.

     5.8 Other Opinions. (a) The Company shall have received an opinion of its financial advisors as to the fairness from a financial point of view to the policyholders of the Company who are Eligible Policyholders, taken as a group, of the exchange of the aggregate Policyholders' Membership Interests for shares of Common Stock, cash or Policy Credits in accordance with this Plan, which shall be confirmed as of the Plan Effective Date.

     (b) The Company shall have received an opinion of Kenneth Beck, a consulting actuary associated with PricewaterhouseCoopers LLP, or another nationally recognized independent actuary, as to certain actuarial matters relating to the allocation of policyholder consideration under this Plan and the Closed Block, which shall be confirmed as of the Plan Effective Date. The Superintendent shall be entitled to rely upon such opinions as though they were addressed to him in connection with his review of this Plan pursuant to Section 7312.

     (c) Copies of the opinions described in Sections 5.8(a) and (b) that are rendered in writing to the Board on the Adoption Date and thereafter to and including the Plan Effective Date relating to this Plan, the Trust, the IPO and any Other Capital Raising Transaction shall be delivered on or prior to the Plan Effective Date to the Superintendent.

                                   ARTICLE VI

                      POLICY OWNERSHIP AND IN FORCE DATES

     6.1 Determination of Ownership. Unless otherwise stated in this Article VI, the Company shall determine the Owner of any Policy as of any date on the basis of its records as of such date in accordance with the following provisions:

     (a) The Owner of a Policy that is an individual insurance policy or annuity contract (including each Certificate or participation interest deemed to be a Policy pursuant to Section 6.3(b), (d), (e) or (f)) shall be the Person specified in the Policy as the owner or contract holder unless no owner or contract holder is so specified, in which case:

          (i) the Owner of a Policy that is an individual policy of life insurance or of accident and health insurance shall be deemed to be the Person insured, if the Policy was issued upon the application of such Person, or the Person who effectuated the Policy, if the Policy was issued on the application of a Person other than the Person insured, and

          (ii) the Owner of a Policy that is an individual annuity or pure endowment contract shall be deemed to be the Person to whom the Policy is payable by its terms, exclusive of any beneficiaries, contingent owners or contingent payees.

     (b) Except as otherwise provided in Section 6.3, the Owner of a Policy that is a group insurance policy or a group annuity contract shall be the Person or Persons specified in the group or master policy or contract as the policy or contract holder unless no policy or contract holder is so specified, in which case the Owner shall be the Person or Persons to whom or in whose name the group or master policy or contract shall have been issued and held or deemed to have been issued, as shown on the Company's records.

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                                       15

     (c) Notwithstanding Sections 6.1(a) and (b), the Owner of a Policy that has been assigned to another Person by an assignment of ownership thereof absolute on its face and filed with the Company in accordance with the provisions of the Policy and the Company's rules with respect to the assignment of the Policy in effect at the time of such assignment shall be the assignee of such Policy as shown on the records of the Company. Unless an assignment satisfies the requirements specified for such an assignment in this subsection (c), the determination of the Owner of a Policy shall be made without giving effect to the assignment.

     (d) Notwithstanding Sections 6.1(b) and (c), with respect to a Policy that funds an employee benefit plan and that has been assigned by an assignment absolute on its face after the Adoption Date and before the Plan Effective Date as provided above to a trust for such plan, the trust shall be deemed to have been the Owner on the Adoption Date for purposes of Section 7.1(b) and of the definition of Eligible Policyholder set forth in Article II.

     (e) In no event may there be more than one Owner of a Policy, although more than one Person may constitute a single Owner. When one Policy has more than one Person specified as the owner or more than one Person who would be treated as an Owner under this Section 6.1, all of these Persons shall be deemed, collectively, to be the single Owner of the Policy. In the event that different Persons own a Policy as trustees for the same trust as shown by the tax identification number associated with these Persons in the Company's records, the trust, and not these Persons, shall be deemed one Owner.

     (f) Except as otherwise set forth in this Article VI, the identity of the Owner of a Policy shall be determined without giving effect to any interest of any other Person in the Policy.

     (g) Subject to Section 6.1(j), the determination of the identity of the Owner of a Policy, including, but not limited to, such determination in any situation not expressly covered by the foregoing provisions of this Section 6.1, shall be made in good faith by the Company on the basis of its records, and, except for administrative errors, the Company shall not have any obligation to examine or consider any other facts or circumstances.

     (h) The mailing address of an Owner as of any date for purposes of this Plan shall be the Owner's most recent address as shown on the records of the Company.

     (i) If the Owner of a Policy as determined under Article VI has died, then the Owner shall be deemed to be the estate or other successor of the Owner.

     (j) Any dispute as to the identity of the Owner of a Policy or the right to vote or receive consideration shall be resolved in accordance with procedures acceptable to the Superintendent and, if applicable, Section 7312(k)(4).

     6.2 In Force Dates. (a) Except as otherwise provided in Section 6.3, a Policy shall be deemed to be In Force on any date if (x) as shown on the Company's records on such date, the Issue Date of such Policy is on or prior to that date, and, except for Policies providing group term life or health, group universal life, group variable universal life or group long-term care coverage, as of that date the required premium has been received at the Company's administrative offices, and (y) the Policy, as shown on the Company's records on that date, has not matured by death or otherwise been surrendered or otherwise terminated. With respect to clause (y), the following special rules shall also apply:

          (i) a Policy that is a life insurance policy shall be deemed to be In Force after lapse for nonpayment of premiums during any applicable grace period, or other similar period however denominated in such Policy, and, if applicable, for so long as it continues as reduced paid-up insurance or as extended term insurance, on the records of the Company;

          (ii) a Policy that has been reinstated after not being In Force shall be deemed to be In Force commencing on the date of reinstatement of the reinstated Policy, as shown on the records of the Company, without regard to any prior period during which the Policy was In Force;

          (iii) a Policy that is a group annuity contract shall not be deemed In Force on any date if on that date the Company has no monies on deposit with respect to such Policy and the Company has no obligations under any individual annuity Certificate issued with respect to such Policy;

          (iv) a group Policy shall not be deemed to be In Force on any date if on that date the Policy has terminated and the Company's only obligations with respect to such Policy either are (A) to disabled Certificate holders who, in accordance with the terms of the Policy, are eligible for and are receiving benefits or coverage under the Policy, or (B) for unpaid claims incurred under the Policy prior to its termination; and

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                                       16

          (v) an individual Policy shall not be deemed to be In Force on any date if on that date the Policy has terminated and the Company's only obligations with respect to such Policy are for unpaid claims incurred under the Policy prior to its termination.

     (b) A Policy shall not be deemed to be In Force until it is issued, or deemed issued on the Company's records, and coverage thereunder is in effect, notwithstanding that temporary insurance upon application for such Policy may be In Force prior to the Issue Date.

     (c) Notwithstanding the fact that a new Policy, such as a supplementary contract, has been issued as a result of the exercise of a right under a predecessor Policy, the new Policy shall be deemed to be In Force in accordance with its Issue Date without regard to the Issue Date of the predecessor Policy. However, if the predecessor Policy is registered under the Securities Act, and the Owner of the Policy received as the settlement option a variable payout annuity covered by the same prospectus as the predecessor Policy, then the variable payout annuity (i) shall be deemed to be In Force in accordance with the Issue Date of the predecessor Policy and (ii) shall be deemed to be a Participating Policy if such payout annuity or such predecessor Policy is or was a Participating Policy.

     (d) A Policy shall not be deemed to have matured by death as of any date unless notice of such death has been received by the Company on or prior to that date, as shown on the Company's records. The date of the surrender or lapse of a Policy shall be as shown on the Company's records.

     6.3 Certain Group Policies and Contracts. (a) Except as provided in Sections 6.3(b) and 6.3(d), each employer or entity whose employees, participants or members have coverage under any of the Company's group welfare benefit Policies issued to, or deemed to have been issued on the Company's records to, and held by a trust established by, or on behalf of, the Company or to a trust established by, or on behalf of, two or more employers shall be deemed to be the Owner of a Policy. The Policy shall be deemed to be In Force as of any date, if the employer or entity has requested and has been approved or deemed approved for participation in the trust or coverage is otherwise in effect under the group Policy, and the trust participation or coverage under the group Policy is in effect as of that date, as shown on the Company's records. The trustee of any such trust shall not be an Eligible Policyholder or an Owner.

     (b) Each Certificate, described in clauses (i) through (iii) below, shall be deemed to be a Policy, the Owner of which shall be determined in accordance with Section 6.1, and that Certificate shall be deemed to be In Force as of any date if, as shown on the Company's records, the exercise of the option described in those clauses occurs on or prior to that date and the effectiveness of the option has not terminated on or before that date. This rule shall apply only to those Certificates held by the following Persons:

          (i) Persons who have exercised a portability or continuation option under any of the Company's group Policies providing optional term life insurance or long-term disability insurance and, following the exercise of the option, hold Certificates under group Policies issued to, or deemed to have been issued on the Company's records to, and held by a trust established by, or on behalf of, the Company, or a trust established by, or on behalf of, two or more employers. The trustee of any such trust shall not be an Eligible Policyholder or an Owner; or

          (ii) Persons who have exercised a portability or continuation option under any of the Company's group universal life insurance Policies or group variable universal life insurance Policies, or who have exercised a continuation option under any of the Company's group Policies providing long-term care insurance, provided the experience for such Certificates is not maintained with the experience of the named policyholder or the Owner pursuant to Section 6.3(a) of the group Policy from which such Certificates were issued. Neither the named policyholder of the group Policy pursuant to which such Certificates were issued nor the Owner pursuant to Section 6.3(a) shall be an Eligible Policyholder or an Owner with respect to the coverage evidenced by such Certificates; or

          (iii) Persons who have exercised a paid-up option under any of the Company's group universal life insurance Policies or group variable universal life insurance Policies. Neither the named policyholder of the group Policy pursuant to which such Certificates were issued nor the Owner pursuant to Section 6.3(a) shall be an Eligible Policyholder or an Owner with respect to the coverage evidenced by such Certificates.

     (c) Each employer, association or entity whose employees, participants or members are covered under any of the Company's group annuity contracts, other than those specified in Section 6.3(e), issued to, or deemed to have been issued on the Company's records to, and held by a trust established by, or on behalf of, the Company, shall be deemed to be the Owner of a Policy. The Policy shall be deemed to be In Force as of any date, if the employer, association or entity has requested and been approved or deemed approved for participation in such trust, or coverage is otherwise in effect under the group annuity contract, and the trust participation or coverage under the group annuity

                                                          Plan of Reorganization
contract is in effect as of that date, as shown on the Company's records. The trustee of any such trust shall not be an Eligible Policyholder or an Owner.

     (d) Each Certificate (x) that is issued under any of the Company's group Policies issued to, or deemed to have been issued on the Company's records to, and held by a trust established by, or on behalf of, the Company and (y) that does not require affiliation by Certificate holders with any particular employer, voluntary employees' beneficiary association or entity in order to have coverage under the group Policy (i) shall be deemed to be a Policy, the Owner of which shall be determined in accordance with Section 6.1, and (ii) shall be deemed to be In Force as of any date if, as shown on the Company's records, the Certificate's effective date occurs on or prior to that date and the Certificate has not terminated on or before that date. The trustee of any such trust shall not be an Eligible Policyholder or an Owner.

     (e) Each Certificate that is qualified or is intended to be qualified under
Section 408 or 408A of the Code (including Roth Individual Retirement Accounts ("IRAs"), SIMPLE IRAs, SEP IRAs and traditional IRAs), Section 403(b) of the Code (tax-sheltered annuities), or Section 72(s) of the Code (tax deferred annuities) and that is issued under any of the Company's group annuity contracts issued to, or deemed to have been issued on the Company's records to, and held by a trust established by, or on behalf of, the Company (i) shall be deemed to be a Policy, the Owner of which shall be determined in accordance with Section 6.1; and (ii) shall be deemed to be In Force as of any date if, as shown on the Company's records, such Certificate's effective date occurs on or prior to such date and such Certificate has not terminated on or before such date. The trustee of any such trust shall not be an Eligible Policyholder or an Owner.

     (f) Each participation interest under any of the Company's group annuity contracts issued to brokers or other intermediaries as agents for employers, plans or entities shall be deemed to be a Policy and each participating employer, plan or entity thereunder shall be deemed to be an Owner, provided that there is an arrangement with or on behalf of such employer, plan or entity. In that case, the participation interest shall be deemed to be In Force as of any date if, as shown on the Company's records, the employer's, plan's or entity's participation date occurs on or prior to that date and the participation interest has not terminated on or prior to that date. If no arrangement exists, each Certificate issued under such contract (i) shall be deemed to be a Policy, the Owner of which shall be determined in accordance with
Section 6.1, and (ii) shall be deemed to be In Force as of any date if, as shown on the Company's records, such Certificate's effective date occurs on or prior to such date and such Certificate has not terminated on or before such date. In either case, the broker or other intermediary holding any such group annuity contracts shall not be an Eligible Policyholder or an Owner.

     (g) The Company shall, subject to the approval of the Superintendent, determine ownership and In Force rules for any types of group Policies not specifically covered by Section 6.3, if the Company determines that the general provisions of Sections 6.1 and 6.2 are not applicable. These rules shall be applied in a manner that is consistent with the other provisions of this Article VI.

                                  ARTICLE VII

              ALLOCATION AND PAYMENT OF POLICYHOLDER CONSIDERATION

     7.1 Allocation of Allocable Common Shares. (a) The consideration to be given to Eligible Policyholders in exchange for their Policyholders' Membership Interests shall be shares of Company Common Stock (which shall then be exchanged for an equal number of shares of Common Stock to be held through the Trust), cash or Policy Credits. Solely for purposes of calculating the amount of this consideration, each Eligible Policyholder's allocation of Allocable Common Shares shall be determined in accordance with this Article VII and the Actuarial Contribution Memorandum.

     (b) Each Eligible Policyholder shall be paid consideration based on the allocation to the Eligible Policyholder of a number of Allocable Common Shares equal to the sum of

          (i) a fixed component of consideration equal to ten shares of Company Common Stock (subject to proportional adjustment as provided in Section 10.2) (the "Fixed Component"), regardless of the number of Policies owned by such Eligible Policyholder in the same capacity, and

          (ii) a variable component of consideration equal to the portion, if any, of the Aggregate Variable Component which is allocated in respect of the Qualifying Policies of which the Eligible Policyholder is the Owner on the Adoption Date.

This sum will be rounded to the nearest whole share (with one-half being rounded upward). The Allocable Common Shares shall be allocated first to provide for the number of shares required for the aggregate Fixed Component allocable to all Eligible Policyholders, and the remainder of the Allocable Common Shares shall constitute the Aggregate Variable Component. The Aggregate Variable Component shall be allocated to determine the Variable Equity
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                                       18

Shares in respect of the Qualifying Policies in accordance with Section 7.2 and the Actuarial Contribution Memorandum.

     7.2 Allocation of Aggregate Variable Component. (a) The Aggregate Variable Component shall be allocated to Eligible Policyholders in respect of their Qualifying Policies as follows:

          (i) The allocation to each Eligible Policyholder shall be made by multiplying the Variable Equity Share determined in accordance with this clause (i) for the Eligible Policyholder by the number of Allocable Common Shares constituting the Aggregate Variable Component. For the purpose of determining the Variable Equity Shares of Qualifying Policies with a positive Actuarial Contribution, negative Actuarial Contributions of Qualifying Policies will be adjusted by setting them to zero, subject to
     Section 7.2(a)(iii). The Variable Equity Share for each Eligible Policyholder shall be equal to the sum of the Actuarial Contributions of all of that Eligible Policyholder's Qualifying Policies, as so adjusted, divided by the sum of the Actuarial Contributions of all Qualifying Policies, as so adjusted.

          (ii) From determinations of (A) the contributions of Qualifying Policies to the Company's surplus and (B) the assets required to provide for future benefits of those Qualifying Policies, the Company shall make reasonable determinations of the dollar amount of the Actuarial Contribution, both positive and negative, for each Qualifying Policy, according to the principles, assumptions and methodologies set forth in the Actuarial Contribution Memorandum.

          (iii) If, for the purposes of determining the dividend scales or experience factors of a Qualifying Policy, the experience of different Policies has been combined together or has been transferred from one to another, regardless of whether the Policy from which such experience has been combined or transferred remains In Force, the experience shall be taken into consideration in determining such Qualifying Policy's Actuarial Contribution, as described in the Actuarial Contribution Memorandum.

          (iv) Each Actuarial Contribution shall be determined on the basis of the Company's records as of the Statement Date, unless the Qualifying Policy shall have been issued after the Statement Date, in which case the Actuarial Contribution for the Qualifying Policy shall be equivalent to the present value as of the Statement Date of its expected future contribution to the surplus of the Company, as estimated by the Company in accordance with the Actuarial Contribution Memorandum.

     (b) As described in the Actuarial Contribution Memorandum, past annual contributions to the assets of the Company for Qualifying Policies In Force on the Statement Date shall be (i) accumulated with interest to the Statement Date and (ii) reduced by an amount equal to the assets as of the Statement Date which, together with estimated future revenues, are sufficient to provide for the future benefits, expenses and taxes of such Policies as estimated by the Company. For all Qualifying Policies, the assets sufficient as of the Statement Date to provide for future benefits, expenses and taxes for such Policies shall be equal to the statutory reserves and other statutory liabilities attributable to such Policies less the Company's estimate of the present value of the expected future contributions to surplus from such Policies, in each case as of the Statement Date.

     (c) The Actuarial Contribution Memorandum, in form and substance acceptable to the Superintendent, was adopted by the Board as part of this amended and restated Plan prior to the mailing of notices referred to in Sections 5.4 and
5.5. The Actuarial Contribution Memorandum was completed in accordance with the principles set forth in this Section 7.2 and the Actuarial Contribution Principles and Methodologies and provides further details regarding the provisions of Sections 7.1(a), 7.1(b), 7.2(a) and 7.2(b).

     7.3 Payment of Consideration. (a) Except as otherwise provided in Sections 7.3(b), (c) and (d), each Eligible Policyholder shall receive consideration in the form of shares of Company Common Stock (to be exchanged for an equal number of shares of Common Stock and held through the Trust). Interests in the Trust shall be allocated to Trust Eligible Policyholders in accordance with Section 3.3(b).

     (b) The Eligible Policyholders described below shall receive such consideration in the form of Policy Credits with respect to the Policies described below:

          (i) each individual Owner of a Policy that is an individual retirement annuity within the meaning of Section 408 or 408A of the Code or a tax sheltered annuity within the meaning of Section 403(b) of the Code;

          (ii) each Owner of a Policy that is an individual annuity contract that has been issued pursuant to a plan qualified under Section 401(a) or 403(a) of the Code directly to the plan participant;

          (iii) each Owner of a Policy that is an individual life insurance policy that has been issued pursuant to a plan qualified under Section 401(a) or 403(a) of the Code directly to the plan participant; and

          (iv) each Owner of a Policy that is a life or health insurance funding account or guaranteed life insurance funding account.

                                                          Plan of Reorganization

If any such Policy has matured by death or otherwise been surrendered or terminated after the Adoption Date but prior to the date on which the Policy Credits would have been credited, however, cash in the amount of the Policy Credits shall be paid in lieu of the Policy Credits to the Person to whom the death benefit, surrender value or other payment at termination was made under such Policy.

     (c) The Eligible Policyholders described below shall receive such consideration in the form of cash:

          (i) each Eligible Policyholder, other than any Eligible Policyholder entitled to receive Policy Credits pursuant to Section 7.3(b), whose address for mailing purposes as shown on the records of the Company as of the Plan Effective Date is located outside the United States;

          (ii) except as provided in Section 7.3(b), any Eligible Policyholder, or class of Eligible Policyholders, with respect to which the Company determines in good faith to the satisfaction of the Superintendent that it is not reasonably feasible or appropriate to provide consideration in the form that such Eligible Policyholder or class of Eligible Policyholders would otherwise receive;

          (iii) except as provided in Section 7.3(b), each Eligible Policyholder owning an industrial life policy that is in reduced paid-up status, with respect to whom the Company, after a reasonable effort to locate such Eligible Policyholder, has a reasonable belief that the most recent address for mailing purposes as shown on the records of the Company is an address at which mail to such Eligible Policyholder is undeliverable; and

          (iv) each group Eligible Policyholder that (x) is an owner of a Policy that is an individual retirement annuity within the meaning of Section 408 or 408A of the Code or a tax sheltered annuity within the meaning of
     Section 403(b) of the Code, and (y) has affirmatively made an election to receive cash in lieu of Interests on a form approved by the Superintendent that has been provided to such Eligible Policyholder pursuant to Section 5.5(b) and has been properly completed and received by the Company prior to the date set by the Company, but only with respect to such Policy.

     (d) Subject to the third sentence of this Section 7.3(d), each Eligible Policyholder, other than any Eligible Policyholder required to receive Policy Credits pursuant to Section 7.3(b) or who is required to receive cash pursuant to Section 7.3(c), that has affirmatively made an election to receive cash in lieu of Interests, on a form approved by the Superintendent that has been provided to such Eligible Policyholder pursuant to Section 5.5(b) and has been properly completed and received by the Company prior to the date set by the Company, shall receive consideration in the form of cash. The total amount of funds available to be distributed in cash to Eligible Policyholders pursuant to this Section 7.3(d) shall be equal to the amount of cash proceeds contributed by the Holding Company to the Company pursuant to Section 5.2(h) less the sum of:

          (i) the amount required to be paid by the Company to fund the paying of cash pursuant to Section 7.3(c) and the crediting of Policy Credits pursuant to Section 7.3(b),

          (ii) an amount equal to the amount required to reimburse the Company for cash payments to be made by the Canadian branch of the Company to the holders of policies included in the Canadian business sold to Clarica Life, and

          (iii) the amount of the fees and expenses incurred by the Company in connection with the Reorganization, to the extent required by the undertaking delivered by the Company and the Holding Company to the Superintendent in accordance with Section 7312(p).

If the amount available to be paid by the Company to Eligible Policyholders pursuant to this Section 7.3(d) as determined under the preceding sentence is inadequate to pay cash to all such Eligible Policyholders, the amount available shall be distributed by the Company to such Eligible Policyholders as follows:

          (A) each individual Eligible Policyholder that elects to receive cash shall receive consideration in the form of cash;

          (B) each group Eligible Policyholder that elects to receive cash and is allocated not more than 25,000 shares shall receive consideration in the form of cash; and

          (C) each group Eligible Policyholder that elects to receive cash and is allocated more than 25,000 shares shall receive consideration in the form of:

             (x) cash, with respect to the first 25,000 shares allocated to the Eligible Policyholder, and

             (y) either shares of Company Common Stock (to be exchanged for an equal number of shares of Common Stock and held through the Trust) or a combination of cash and shares of Company Common Stock (to be exchanged for an equal number of shares of Common Stock and held through the Trust), with respect to the remaining shares allocated to such Eligible Policyholder. Such cash shall be allocated to each such Eligible Policyholder on a pro rata basis based on the proportion that the total number of shares in excess of 25,000 shares allocated to such Eligible Policyholder bears to the total number of shares in

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                                       20
        excess of 25,000 shares allocated to all Eligible Policyholders allocated more than 25,000 shares that have elected to receive cash. Fractions of a share will not be issued. If such allocation of cash would otherwise result in an Eligible Policyholder's receiving cash in respect of a whole number of shares and a fraction of a share, and would result in the allocation of the complementary fraction of a share of Common Stock, the cash allocation to the Eligible Policyholder will be reduced (and the share issuance correspondingly increased) so that cash is distributed in respect of such whole number of shares.

     For group Eligible Policyholders allocated consideration with respect to Policies described in Section 7.3(c)(iv) and other Policies, the provisions of this Section 7.3(d) shall apply only to such other Policies.

     (e) If an Eligible Policyholder that is an Owner of more than one Policy is entitled to receive consideration under this Article VII both in the form of Policy Credits and in the form of cash or shares of Company Common Stock (to be exchanged for an equal number of shares of Common Stock and held through the Trust), the Fixed Component shall be payable only with respect to those Policies for which cash or shares of Company Common Stock (to be exchanged for an equal number of shares of Common Stock and held through the Trust) are paid. In the event an Eligible Policyholder has been allocated the Fixed Component with respect to two or more Policies, all of which would be credited Policy Credits pursuant to this Section 7.3, then the Fixed Component shall be applied to the Policy with the earliest Issue Date. The Fixed Component shall be paid in cash or shares of Company Common Stock (to be exchanged for an equal number of shares of Common Stock and held through the Trust), as applicable under this Plan.

     (f) If consideration is to be paid or credited to an Eligible Policyholder in cash or Policy Credits, as the case may be, pursuant to this Plan, the amount of such consideration shall be equal to the number of Allocable Common Shares allocated to the Eligible Policyholder, as determined in accordance with this
Article VII and the Actuarial Contribution Memorandum, multiplied by the IPO Price, and increased as required by clause (i) of the definition of Policy Credit set forth in Article II (if applicable). If the Policy Credit is in the form of an increase in the amount of payments distributed under a Policy that is in the course of annuity payments, the amount of increase in payments shall be determined by applying the amount of consideration in a manner that is consistent with the then current product pricing, excluding any sales or similar charges. If the Policy Credit is in the form of additional insurance or dividends with interest, as appropriate, under a Policy that is a life insurance policy, the amount of the Policy Credit shall be determined by applying the amount of consideration in a manner that is consistent with the application of dividends towards additional insurance or dividends with interest, as appropriate. Payment shall be made by check, net of any applicable withholding tax, or the crediting of a Policy Credit based upon the amount of consideration, as the case may be, in accordance with Section 5.2(i).

     (g) In the event that more than one Person constitutes a single Owner of a Policy, consideration allocated in accordance with this Article VII and the Actuarial Contribution Memorandum shall be distributed jointly to or on behalf of such Persons.

     (h) Any cash consideration that the Company is unable to distribute to any Eligible Policyholder shall be retained by the Company and held in a manner that is consistent with its practices for holding undeliverable or unclaimed funds on behalf of that Eligible Policyholder until it escheats in accordance with applicable laws.

     7.4 ERISA Plans. (a) The Company has applied to the Department of Labor for an exemption (the "DOL Exemption") from Section 406 of ERISA and Section 4975 of the Code with respect to the receipt of consideration pursuant to this Plan by employee benefit plans subject to the provisions of such sections. Notwithstanding any other provision of this Plan, if such exemption is not received prior to the Plan Effective Date, the Company may delay payment of such consideration to those Eligible Policyholders who are subject to such provisions and place such consideration in an escrow or similar arrangement subject to terms and conditions approved by the Superintendent. Any such escrow or arrangement shall provide for payment of such consideration to Eligible Policyholders or, in the case of consideration consisting of shares of Common Stock, to the Trust on behalf of Eligible Policyholders, not later than the third anniversary of the Plan Effective Date and all costs and expenses of such escrow or arrangement shall be borne by the Holding Company.

     (b) The Company shall retain an independent fiduciary to represent the MetLife ERISA Plans that are Eligible Policyholders. The independent fiduciary shall perform the following duties with respect to the MetLife ERISA Plans:

          (i) vote on the proposal to approve the Plan;

          (ii) make an election whether to receive cash instead of stock (to be held in the Trust) as consideration under the Plan;

          (iii) make determinations on behalf of the MetLife ERISA Plans with respect to the voting and continued holding of any Interests received by those MetLife ERISA Plans; and

                                                          Plan of Reorganization

          (iv) any other duties in accordance with the DOL Exemption or as required by ERISA or other applicable laws. The independent fiduciary will act solely in the best interests of the MetLife ERISA Plans and their participants in making the required decisions without regard to the business interests of the Company.

     (c) The independent fiduciary shall continue to perform the above duties for so long as the Interests represent 10% or more of the fair market value of the assets of any MetLife ERISA Plan; provided, however, that the independent fiduciary shall continue to perform the above duties for so long as required in accordance with the DOL Exemption.

                                  ARTICLE VIII

                 METHOD OF OPERATION FOR PARTICIPATING BUSINESS

     8.1 Establishment of the Closed Block. (a) The Closed Block Business shall be included in the Closed Block to ensure that the reasonable dividend expectations of policyholders who own Policies included in the Closed Block Business are met. As set forth in the Closed Block Memorandum, assets of the Company shall be allocated to the Closed Block in an amount that produces cash flows which, together with anticipated revenue from the Closed Block Business, are reasonably expected to be sufficient to support the Closed Block Business including, but not limited to, provisions for payment of claims and certain expenses and taxes, and to provide for continuation of dividend scales payable in 1999, if the experience underlying such scales continues, and for appropriate adjustments in such scales if the experience changes. Subject to the provisions of this Article VIII, all Participating Policies that are part of the Closed Block Business shall continue to be Participating Policies in accordance with their terms.

     (b) The Exhibit H Closed Block Assets are certain of the Company's assets, or portions of the Company's assets, that are allocated to the Closed Block as of the Statement Date. Cash and policy loans, accrued interest and due and deferred premiums shall be allocated to the Closed Block as of the Statement Date, as described in the Closed Block Memorandum. The Exhibit H Closed Block Assets and such cash, policy loans, accrued interest and due and deferred premiums shall be brought forward to the Plan Effective Date in accordance with the principles set forth in Section 8.2. The amount of the Company's assets required to support the Closed Block as of the Statement Date is determined as set forth in the Closed Block Memorandum.

     8.2 Operation of the Closed Block. (a) After the Statement Date, insurance and investment cash flows from operations of the Closed Block Business, the Exhibit H Closed Block Assets, the cash allocated to the Closed Block and, as described in the Closed Block Memorandum, all other assets acquired by or allocated to the Closed Block shall be received by or withdrawn from the Closed Block in accordance with the principles set forth in this Section 8.2(a).

          (i) With respect to insurance cash flows:

             (A) Cash premiums, cash repayments of policy loans and policy loan interest paid in cash on Closed Block Business, and amounts paid for reinstatement of the Closed Block policies into the Closed Block (including reinstatement of certain policies on extended term insurance originating from the Closed Block, as further described in the Closed Block Memorandum) shall be received by the Closed Block. Death, surrender and maturity benefits (including interest allowed for delayed payment of benefits) paid in cash, policy loans taken in cash and dividends paid in cash on Closed Block Business shall be withdrawn from the Closed Block.

             (B) As described in the Closed Block Memorandum, cash shall be withdrawn from the Closed Block in the amount of state and local premium taxes (including franchise taxes to the extent measured solely by premiums) paid in cash on premiums received in respect of Closed Block Business. Cash payments with respect to certain reinsurance on Closed Block Business, as described in the Closed Block Memorandum, shall be withdrawn from or received by the Closed Block.

             (C) Cash payments shall be withdrawn from or received by the Closed Block for federal income taxes, and additive state and local taxes, in accordance with the procedure described in the Closed Block Memorandum.

             (D) Cash shall be withdrawn from the Closed Block for certain maintenance expenses, all of which are fixed charges without regard to actual expenses, all as described in the Closed Block Memorandum.

             (E) With respect to Closed Block Business issued after the Statement Date and prior to the Plan Effective Date, an amount equal to the anticipated present value, as of each Policy's Issue Date, of future premiums, less the anticipated present value of future guaranteed benefits, dividends, allocated investment management and maintenance expenses, state and local premium taxes, reinsurance expenses and provision for federal income taxes, and additive state and local taxes, all as set forth in the Closed Block Memorandum, shall be withdrawn from the Closed Block.

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                                       22

             (F) If the surrender benefit under a Policy of a type described in Exhibit A is used to elect extended term insurance pursuant to a non-forfeiture provision, such Policy shall be withdrawn from the Closed Block in accordance with Exhibit A.

             (G) As described in the Closed Block Memorandum, cash shall be received by the Closed Block for adjustments due to mortality experience for certain Policies included in the Closed Block that are issued as a result of a group conversion and for adjustments due to death claims on Closed Block Business which were incurred prior to the Statement Date, but reported after the Statement Date.

             (H) With respect to Policy Credits provided for Policies included in the Closed Block pursuant to Article VII, shortly after the Plan Effective Date, the Company shall transfer to the Closed Block the amount appropriate to reflect the addition of such Policy Credits as set forth in the Closed Block Memorandum. Cash or other Eligible Investments will be added to the Closed Block in an amount equal to the statutory liabilities with respect to the Policies in the Closed Block receiving Policy Credits, calculated immediately after adding the Policy Credits, less the statutory liabilities with respect to the same Policies, calculated immediately prior to adding the Policy Credits.

          (ii) With respect to investment cash flows:

             (A) Cash received on dispositions of investments shall be net of all reasonable and customary brokerage and other transaction expenses that are deducted in reporting gross proceeds of those sales in the Company's Annual Statement to the Superintendent. Cash payments for equity real estate acquired upon foreclosure of, reasonable and customary operating expenses of, and equity real estate taxes (as reported in the Annual Statement) on, any Closed Block assets that are investments in equity real estate shall be withdrawn from the Closed Block.

             (B) Cash paid for expenses in acquiring an investment shall be withdrawn from the Closed Block to the extent included in the cost of such investment in the Company's Annual Statement to the Superintendent.

             (C) Cash shall be withdrawn from the Closed Block for investment management expenses, all of which are fixed charges without regard to actual expenses, as set forth in the Closed Block Memorandum.

          (iii) Assets shall be added to the Closed Block in connection with any enhancement to Policies included in the Closed Block made in accordance with any legal or other settlement entered into after the Statement Date, subject to the prior approval of the Superintendent when material in relation to the assets in the Closed Block. Cash or other Eligible Investments shall be added to the Closed Block in an amount equal to the statutory liabilities with respect to the Policies in the Closed Block receiving enhancements, calculated immediately after adding the enhancements, less the statutory liabilities with respect to the same Policies, calculated immediately prior to adding the enhancements.

     (b) New investments acquired after the Statement Date on behalf of the Closed Block shall be Eligible Investments. The Closed Block shall choose investments from the same asset classes that are allowed for investments made on behalf of the Company's general account. These include, but are not limited to, both publicly and privately sourced domestic and foreign securities and assets in the categories of government and government agency securities; corporate bonds; mortgage-backed and other asset-backed securities; residential, commercial and agricultural mortgage loans; limited or general partnership interests; common and preferred stock (including through investments in mutual funds and index funds); equity real estate; and other equity interests; as well as all participations, components or other interests in any of such investments. Derivatives, collateralized funding, and securities lending may be used to the extent permitted by the laws applicable to the Company.

     Except in connection with a work-out, restructuring, bankruptcy or other reorganization involving an investment acquired in compliance with this Section 8.2(b), the Closed Block shall not invest, at the time the investment is made, directly or indirectly through a partnership as to which the Company or any Company Affiliate possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such partnership, whether through the ownership of voting securities, by contract (except a commercial contract for goods or non-management services) or otherwise, in (i) real property, if it can be reasonably known by the Company that the Company or any Company Affiliate occupies any of the space therein or (ii) debt, common or preferred stock, or other equity issued by the Company or any Company Affiliate. For purposes of this Section 8.2(b), no Person shall be deemed to control a partnership solely by reason of being an officer or employee of such partnership.

          (i) The Closed Block shall be managed so that, at the time any assets of the Closed Block are acquired, a majority of the resulting Closed Block fixed income portfolio will be investment grade, based on ratings of the National Association of Insurance Commissioners or comparable ratings. Equity investments shall be acquired giving consideration to market availability, risk characteristics relative to the Closed Block liabilities and the Company's then current best judgment regarding their relative expected returns.

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                                       23

          (ii) The Closed Block assets shall be managed in the aggregate to seek a high level of return consistent with the preservation of principal and equity and with the principles of this Section 8.2(b).

          (iii) The Closed Block assets shall reflect the duration and the ability to take risk consistent with the long-term nature of the Closed Block and the investment objectives outlined in Section 8.2(b)(ii).

          (iv) The Closed Block assets shall be managed in compliance with the New York Insurance Law and other applicable laws and regulations. Closed Block assets shall be managed in good faith and with that degree of care that an ordinarily prudent individual or entity in a like position would use under similar circumstances. The Closed Block shall also be managed, from the investment perspective, as if it were an independent entity apart from the Company, but subject to all of the New York insurance investment laws applicable to the Company, including, but not limited to, the investment limitations set forth in Sections 1405 and 1410 of the New York Insurance Law (as they may be amended from time to time).

          (v) The transfer of Closed Block assets between the Closed Block and non-Closed Block segments of the Company, or within the Closed Block, may be executed for the purpose of benefiting the Closed Block. Every such transfer shall be executed at market price (adjusted for tax effects) as determined in accordance with the Closed Block Investment Guidelines filed with and approved in advance by the Superintendent.

          (vi) From time to time, the Closed Block may borrow funds if it is expected to benefit the Closed Block. This borrowing may be made from independent external sources or from the Company or any Company Affiliate. Any borrowing by the Closed Block will be at rates no higher than the best rates at which the Company can borrow from an independent external source for loans with comparable terms and conditions.

          (vii) The Board shall appoint a Closed Block actuary, who is an officer of the Company and a "qualified actuary" pursuant to Section 4217 of the New York Insurance Law (as it may be amended from time to time).

          (viii) Each year, as provided in Section 8.2(b)(x), the Closed Block actuary and an investment officer of the Company shall report to the Board or the committee thereof supervising the operation of the Closed Block on the current year's investment strategy for the Closed Block, provide an overview and assessment of the implementation of the investment strategy for the Closed Block in the prior year, distribute a copy of the most recent opinion letter regarding the Closed Block investment strategy to be signed by the Closed Block actuary and to be filed with the Superintendent, as described in Section 8.2(b)(ix), and discuss that opinion letter.

          (ix) The Closed Block actuary shall opine annually as provided in
     Section 8.2(b)(x), with respect to the Closed Block that:

             (A) the current investment strategy for the Closed Block is appropriate for the Closed Block Business;

             (B) the investment portfolio and the investment activities for the past statement year were consistent with the investment strategy set out at the beginning of such year or, if not, the reasons that any deviation or change in investment strategy was necessary;

             (C) with reliance on a written opinion from an investment officer of the Company, the Closed Block had fair access to Eligible Investments, and Eligible Investments allocated to the Closed Block during the statement year were allocated on a fair and equitable basis compared to allocations made to business segments of the Company that are not part of the Closed Block Business and were in accordance with the Company's policy regarding allocation among business segments;

             (D) any borrowing during the statement year was made in accordance with the principles set forth in this Section 8.2(b); and

             (E) any investment activity during the statement year between the Closed Block and non-Closed Block segments of the Company, or within the Closed Block, was made in accordance with the principles set forth in this Section 8.2(b) and the Closed Block Investment Guidelines filed with and approved in advance by the Superintendent.

          (x) The Company shall submit to the Superintendent a copy of the opinion described in Section 8.2(b)(ix) and a copy of the most recent materials presented to the Board or the committee thereof supervising the operation of the Closed Block regarding the provisions of this Section 8.2(b), by July 1 of the year following the year in which the Plan Effective Date occurs and by July 1 of each year thereafter, for so long as the Superintendent may require.

          (xi) The Company may amend this Section 8.2(b) at any time with the prior approval of the Superintendent.

                                                          Plan of Reorganization

     (c) The Company shall not permit any transaction between the Closed Block and any other portion of the Company's general account, any of its separate accounts, or any Company Affiliate which, if entered into between the Company and any Company Affiliate, would under Section 1505 of the New York Insurance Law be subject to the Superintendent's prior approval, or prior notice and nondisapproval, without such prior approval or such prior notice and nondisapproval, as the case may be. For purposes of the preceding sentence, in applying the percentages referred to in Section 1505, references to "the insurer's admitted assets" in Section 1505 shall be deemed to refer to admitted assets of the Closed Block. The Company may amend this Section 8.2(c) at any time with the prior approval of the Superintendent.

     (d) (i) Dividends on Closed Block Business shall be apportioned annually by the Board or the committee thereof supervising the operations of the Closed Block in accordance with applicable law and with the objective of minimizing tontine effects and exhausting assets allocated to the Closed Block with the final payment upon termination of the last Policy contained in the Closed Block.

          (ii) The Company shall submit to the Superintendent periodic reports of the operation of the Closed Block. These reports shall include an opinion of an independent actuary who is a "qualified actuary" pursuant to
     Section 4217 of the New York Insurance Law (as it may be amended from time to time), and shall be submitted by July 1 of the fifth year following the year in which the Plan Effective Date occurs and by July 1 of each fifth year thereafter for so long as the Superintendent may require. The actuary shall opine whether the Company, in setting dividend scales for the Closed Block Business, has acted in accordance with the provisions of this Article VIII.

          (iii) By July 1 of the year following the year in which the Plan Effective Date occurs and by July 1 of each year thereafter for so long as the Superintendent may require, the Company shall submit to the Superintendent reports of Closed Block borrowing and investment transfer activities with respect to the prior calendar year in a form and with detail satisfactory to the Superintendent.

     (e) The Company shall provide as supplemental schedules to its Annual Statements for each year commencing with the year in which the Plan Effective Date occurs (i) financial schedules, consisting of the information required by Annual Statement pages 2, 3, 4 and 5, and (ii) investment schedules, consisting of the information required by Annual Statement Schedules A, B, BA, D and E (or comparable information under financial reporting requirements as they may be established from time to time for the Company as a whole by the Superintendent after the Adoption Date), in each case for the Closed Block. By July 1 of the year subsequent to the year being reported, the Company's independent public accountants shall furnish to the Company, and the Company shall submit to the Superintendent, an opinion on the financial statements of the Company, which opinion shall encompass the foregoing financial schedules of the Closed Block. Additionally, the Company shall submit to the Superintendent by July 1 of each year a report, prepared at the Company's request by its independent public accountants, in a form acceptable to the Superintendent, of the results of certain procedures, which procedures shall have been approved by the Superintendent, to test the Company's compliance with Sections 8.2(a) and (f). The reporting obligations provided for in this Section 8.2(e) shall continue for so long as the Superintendent may require.

     (f) No amounts shall be withdrawn from or received by the Closed Block for any taxes, including federal, state or local or foreign taxes, resulting from the operations of the Company or any of its Subsidiaries prior to the Statement Date. No asset valuation reserve or any increase or decrease therein, or any similar reserve, shall be charged or credited to the Closed Block.

     (g) None of the assets, including the revenue therefrom, allocated to the Closed Block or acquired by the Closed Block shall revert to the benefit of the stockholders of the Company.

     8.3 Guaranteed Benefits. The Company shall pay all guaranteed benefits for Closed Block Business in accordance with the terms of the Policies contained in the Closed Block Business. To the extent provided in this Article VIII, cash shall be withdrawn from the Closed Block in respect of those benefits. The assets allocated to the Closed Block are the Company's assets and are subject to the same liabilities (in the same priority) as all assets in the Company's general account.

     8.4 Other Participating Policies. (a) Participating Policies In Force on the Plan Effective Date that are not included in the Closed Block Business shall continue to be Participating Policies to the extent provided by their terms.

     (b) The classes of individual Participating Policies described in clause
(i) below shall be managed in accordance with this subsection (b).

             (i) The classes shall consist of individual Participating Policies and riders that are In Force on the Plan Effective Date, that have any non-guaranteed elements, that are not included in the Closed Block and that fall within the following categories: (A) life insurance policies,
        (B) medical insurance policies, (C) disability

                                                          Plan of Reorganization
        income policies, (D) annuities, (E) certain blocks of business acquired from other life insurance companies and (F) Canadian dollar based policies. These classes of individual Participating Policies are set forth in Exhibit B.

             (ii) The Company shall establish, for these Policy classes,

                (A) objectives based on: (a) a non-guaranteed element, such as an expense charge, mortality charge or investment margin; (b) a long-term loss ratio; or (c) any other appropriate measure of margin;

                (B) a basis for measuring deviations from such objectives; and

                (C) a method by which any long-term deviations from such basis shall be reflected in the financial treatment of Policies within such class.

             (iii) The Company shall submit a memorandum to the Superintendent setting forth for each of the above Policy/rider classes the bases and methods described in clause (ii) of this Section 8.4(b), which bases and methods shall be subject to the approval of the Superintendent. The Company shall not change such bases and methods except with the prior approval of the Superintendent.

             (iv) Commencing July 1 of the year following the calendar year in which the Plan Effective Date occurs and continuing for so long as the Superintendent may require, the Company shall submit to the Superintendent by July 1 of each year a report as to its compliance with this Section 8.4(b) with respect to the prior calendar year in a form acceptable to the Superintendent.

     8.5 Former Policyholders of New England Mutual Life Insurance Company. The Company made certain commitments to the Commissioner of Insurance of the Commonwealth of Massachusetts, in connection with the merger of New England Mutual Life Insurance Company into the Company in 1996, for the protection of the reasonable dividend expectations of owners of individual participating policies issued by New England Mutual Life Insurance Company who became Company policyholders by reason of the merger. The Company will continue to satisfy those commitments in recognition of the ongoing interest of the Commissioner of Insurance of the Commonwealth of Massachusetts in the protection of the reasonable dividend expectations of these Company policyholders inside and outside the Closed Block after the Plan Effective Date.

                                   ARTICLE IX

                 PLAN OF OPERATION; NEW PARTICIPATING BUSINESS

     9.1 Plan of Operation. The Company's Plan of Operation, including 10-year actuarial projections, is set forth in Exhibit I. The Plan of Operation and projections represent the Company's current estimates and expectations based on the assumptions used in their preparation and may change in the future, subject to any required approvals of the Superintendent.

     9.2 New Participating Business. The Company will apply to the Superintendent for a permit to allow the Company to continue issuing for delivery in the State of New York and elsewhere participating policies and contracts after the Plan Effective Date.

                                   ARTICLE X

                             ADDITIONAL PROVISIONS

     10.1 Acquisition of Securities by Certain Officers, Directors and Employees. (a) From the Adoption Date until the Plan Effective Date and thereafter until the fifth anniversary of the Plan Effective Date, no officer, director or employee of the Company, the Holding Company or any Company Affiliate, including their family members and their spouses, shall directly or indirectly offer to acquire or shall acquire in any manner the beneficial ownership of securities of the Company or the Holding Company, unless the acquisition is made: (i) pursuant to the MetLife, Inc. 2000 Stock Incentive Plan and the MetLife, Inc. 2000 Directors Stock Plan, approved by the Superintendent, copies of which are attached as Schedules 3(a) and (b), respectively; (ii) as an Eligible Policyholder pursuant to this Plan (provided that acquisitions pursuant to the Purchase and Sale Program are subject to Sections 10.1(a)(iii) and (iv)) or pursuant to the equity compensation plans or arrangements identified in
Schedule 3(c); (iii) by non-officer employees of the Company, the Holding Company or any Company Affiliate, including their family members and their spouses, pursuant to the Purchase and Sale Program or from a broker or dealer registered with the SEC at the then quoted prices on the date of purchase; or
(iv) by officers or directors of the Company, the Holding Company or any Company Affiliate, including their family members and their spouses, at least two years after the Plan Effective Date pursuant to the Purchase and Sale Program or from a broker or dealer registered with the SEC at the then quoted prices on the date of purchase.

                                                          Plan of Reorganization

     (b) For purposes of this Section 10.1,

             (i) the term "beneficial ownership" with respect to any security, means the sole or shared power to vote, or direct the voting of, such security and/or the sole or shared power to dispose, or direct the disposition, of such security;

             (ii) the term "securities," includes (a) voting securities of any class or any ownership interest having voting power for the election of directors or management, other than securities having such power only by reason of the happening of a contingency; (b) any certificate or subscription existing prior to the Plan Effective Date; or (c) any security convertible (with or without consideration) into any such security, or carrying any warrant or right to subscribe for or purchase any such security, or any such warrant or right; and

             (iii) the term "family member," includes a brother, sister, spouse, ancestor or descendant of the officer, director or employee.

     10.2 Adjustment of Share Numbers. In order to effect an IPO Price which the Company and the managing underwriters of the IPO deem appropriate, the Company may adjust the number of shares of Company Common Stock set forth in the definition of Allocable Common Shares. The Company must receive the prior approval of the Superintendent before making any such adjustment. In the event of such an adjustment, the number of Allocable Common Shares to be allocated to each Eligible Policyholder as the fixed component of consideration pursuant to
Section 7.1(b)(i) shall be adjusted proportionately, provided, however, that no such adjustment will be made unless it would result, without any rounding, in such number being a whole number.

     10.3 Notices. If the Company complies substantially and in good faith with the requirements of Section 7312 or the terms of this Plan with respect to the giving of any required notice to policyholders, its failure in any case to give that notice to any Person or Persons entitled to that notice shall not impair the validity of the actions and proceedings taken under Section 7312 or this Plan or entitle the Person or Persons to any injunctive or other equitable relief with respect to that notice.

     10.4 Amendment or Withdrawal of Plan. At any time prior to the Plan Effective Date, the Board may amend or withdraw this Plan in accordance with
Section 7312(f). No amendment made after the public hearing or after the vote of Eligible Policyholders may change this Plan in a manner that the Superintendent determines is materially disadvantageous to any policyholder (as defined in Section 7312(a)(2)) unless a further hearing or vote is conducted as provided by
Section 7312(f). Notwithstanding the foregoing, the Purchase and Sale Program Procedures may be amended by the Holding Company at any time. Until the first anniversary of the Plan Effective Date, any such amendment to the Purchase and Sale Program Procedures shall be subject to the prior approval of the Superintendent. If the Superintendent approves such amendment, the Company shall notify the Trust Beneficiaries as promptly as practicable following such approval. Following the first anniversary of the Plan Effective Date, the Holding Company may amend the Purchase and Sale Program Procedures at any time; provided, however, that no such amendment shall become effective until the Holding Company shall have first provided written notice of such amendment to the Trust Beneficiaries.

     10.5 Costs and Expenses. The Company and the Holding Company have delivered to the Superintendent a written undertaking to pay for costs related to this Plan in compliance with Section 7312(p).

     10.6 Governing Law. The terms of this Plan shall be governed by and construed in accordance with the laws of the State of New York.

     10.7 Corrections. The Company may, until the earlier of the mailings required by Sections 5.4 and 5.5, by an instrument executed by its Chairman of the Board, President or any Executive Vice President, attested by its Secretary or Assistant Secretary under its corporate seal (if required) and submitted to the Superintendent, make such modifications of a non-material nature as are appropriate to correct errors, clarify existing items or make additions to correct manifest omissions in this Plan (including the Exhibits and Schedules). Subject to the terms of this Plan, the Holding Company may issue additional shares of Common Stock and take any other action it deems appropriate to remedy errors or miscalculations made in connection with this Plan.

                                                          Plan of Reorganization

                        EXHIBIT A - CLOSED BLOCK BUSINESS


METLIFE - INDUSTRIAL CLOSED BLOCK

PLAN CODE        DESCRIPTION
---------        -----------
11 -13           L75 - Issue age 1-75 - (excluding Assumed Company business)
21-23, 25, 26    20 PL (Issue age 1-54) - (excluding Assumed Company business)
31-32            L 75 - (excluding Assumed Company business)
41               15 Year Endowment
51               20 Year Endowment
61               25 Year Endowment
80-82            L65
90-92            Double Protection to 65
130              Increasing Life & Endowment - $500 endow at 80, Paid Up at 75
140              Endowment at 80
150              Increasing Life & Endowment - $500 endow at 80, Paid Up at 75
160              Cumulative Endowment
170              Life & Annuity Paid Up at 70 (Issue ages 10-15)
175              L 75
180              Convertible Life
207              20 PLAP - With Options
208-209          20 PLAP - Monthly Ind
214              L 70 or 10 Payment Life when issue age is 61 and over
225              30 Payment Life
235              15 Payment Life
320-321          20 PLAP
325              20 PLAP (Infantile, ages 1-9)
512              E65 PULO
600              E60 Issue ages 1-35
650              E65
650              DP 65 (Monthly Industrials)
651              E65
657              DP 65
659              DP 65, with Options
1200-1202        20-Payment Life
1206-1208        20-Payment Life
1207-1209        20-Payment Life with Options
1300             30-Payment Life
1650             Life Paid-Up at Age 65
1656-1657        Life Paid-Up at Age 65
1659             Life Paid-Up at Age 65
1700             Life At Age 70
1750             Life At Age 75
1756-1757        Life At Age 75
1900             Paid Up Life Option - Monthly Industrial
4600             Endowment at Age 60
4650             Endowment at Age 65
4656             R65 Intermediate
4657             Endowment At Age 65
4750             Endowment At Age 75
4800             Endowment At Age 80
5900             Paid Up Life Option - Monthly Industrial

The MetLife Industrial Policies listed above, which continue as Extended Term Insurance, are included in the Closed Block.

                        EXHIBIT A - CLOSED BLOCK BUSINESS


METLIFE - ORDINARY CLOSED BLOCK

PLAN CODE        DESCRIPTION
---------        -----------
1                Ordinary Life
3, 8             Single Premium Whole Life
100-101          Whole Life
102              Whole Life with Reduced Premium Guaranteed for 5 Years
110              Life Paid-Up at Age 75
110              Life Paid-Up at Age 70 - Intermediate - Age Corrections at Ages 66 & Over
115              15 Payment Life
120, 122         20 Payment Life
127 - 128        Juvenile 20-Payment Life
130              30-Payment Life
134              United Services - 34 Month LPL
146              United Services - 46 Month LPL
165              Life Paid-Up at Age 65
170              Life Paid-Up at Age 70
175              Life Paid-Up at Age 75
183              Whole Life Paid Up at 85
186              15-Year Income Family Protection for 20 Year
192              Double Protection
194              Life Premium Reduced
195              Mortgage Redemption on Whole Life Paid-Up at 85 Ord. Rates
200              20 PLAP
208-209          20 Payment Life
340              United Services 34-Month LPL
415              15-Year Endowment
420              20-Year Endowment
425              25-Year Endowment
430              30-Year Endowment
460              United Services 46-Month LPL
460              Endowment at Age 60
461              Retirement Income at Age 60 - Male
465              Endowment at Age 65
475              Endowment at Age 75
480              Endowment at Age 80
483              Endowment at Age 85
580              United Services 58-Month LPL
650              Double Protection
657              DP65 with Options
658-659          Double Protection at Age 65
861              Modified Endowment Life Option
861              Option Life or Endowment
881              Limited Payment Life with Deferred Annuity
902              Century 21
937              Decreasing Insurance Whole Life
941              Life Premium Reduced
951              Mortgage Redemption Whole Life - Paid up At Age 85 Ord. Rates
960              Single Premium Paid-Up Whole Life

                        EXHIBIT A - CLOSED BLOCK BUSINESS


PLAN CODE        DESCRIPTION
---------        -----------
961              Mortgage Redemption Whole Life - Intermediate Rates
962              Single Premium Paid-Up Whole Life
965              Single Premium Paid-Up Whole Life
976              Limited Payment Life
981              Convertible Limited Payment Life Paid-Up Life Option Only
1000             Whole Life
1001             Modified Insurance Life (Economatic)
1003-1004        Executive Equity US / NY
1005             Whole Life
1006             Modified Insurance Life (Economatic)
1007             Whole Life
1008-1009        Life paid-Up at Age 88 (Executive Equity)
1010             Whole Life with Cost of Living Rider
1011             Whole Life
1012             Modified Insurance Life (Economatic)
1013-1014        Life Paid-Up at Age 85 (Executive Equity)
1015             Whole Life with Cost of Living Rider
1016             Whole Life
1017             Modified Insurance Life (Economatic)
1018-1019        Life Paid-Up at Age 85 (Executive Equity)
1020             Modified Premium Life (Estate Builder)
1021             Whole Life with Cost of Living Rider
1022             Life Paid-Up at Age 90
1023             Whole Life Reduced Premiums Guaranteed for 5 Years
1024             Whole Life Revised
1025             Modified Premium Life (Estate Builder)
1026             Whole Life with Cost of Living Rider
1027             Life Paid-UP at Age 90
1029             Whole Life Revised
1030             Joint Life
1031             Whole Life Without Extra Protection Issue ages 45 and Under
1032             Joint Life
1033             Life Paid-Up at age 90
1034             Modified Insurance Life (Economatic)
1036             Whole Life Without Extra Protection Issue ages 45 and Under
1038             Life Paid-Up at age 90
1039             Modified Insurance Life (Economatic)
1040             Whole Life
1041             Opt 15 Payment Life
1042             Whole Life With Return Of Cash Value Benefit
1043             Life Paid-Up at 90 under $10,000
1044             Whole Life with Cost of Living Rider
1045             Whole Life
1047             Whole Life With Return Of Cash Value Benefit
1048             Life Paid-Up at 90 under $10,000
1049             Whole Life with Cost of Living Rider
1050             5-Payment Life
1052             Whole Life
1053             Whole Life Paid-up at age 95

                        EXHIBIT A - CLOSED BLOCK BUSINESS


PLAN CODE        DESCRIPTION
---------        -----------
1054             Whole Life Revised
1055             Whole Life
1057             Whole Life
1058             Whole Lie Paid-up at age 95
1059             Whole Life Revised
1064, 1069       Modified Insurance Life (Economatic)
1072             Life Paid-Up at Age 98
1074             Whole Life with Cost of Living Rider
1075             Modified Premium Life (Estate Builder)
1077             Life Paid-Up at Age 98
1079             Whole Life with Cost of Living Rider
1080             Joint Life
1081             Life Paid-Up at Age 98
1082             Joint Life
1083             Metromatic Life at Age 95
1085             Life Paid-Up at Age 98
1086             Whole Life Without Extra Protection Issue ages 45 and under
1087             Life Paid-Up at Age 98
1090             Whole Life - 8% Fixed Loan Rate
1091             Life Paid-Up at Age 90 - 8% Fixed Loan Rate
1092             Whole Life Paid-Up at Age 95 - Montana
1095             Whole Life - 8% Fixed Loan Rate
1096             Life Paid-Up at Age 90 - 8% Fixed Loan Rate
1097             Life Paid-Up at Age 98
1100, 1103       10-Payment Life
1104             Life Paid-Up at Age 98 - Group Conversion
1105, 1108       10-Payment Life
1109             Life Paid-Up at Age 98
1120-1123        Modified Insurance Life (Economatic) - without Combination Dividend Option
1124             Life Paid-Up at Age 98
1125-1128        Modified Insurance Life (Economatic) - without Combination Dividend Option
1145             Life Paid-Up at Age 98
1150             15-Payment Life
1152             Life Paid-Up at Age 98
1153             15-Payment Life
1154             Life Paid-Up at Age 98
1155             15-Payment Life
1156-1157        Life Paid-Up at Age 98
1158             15-Payment Life
1169-1170        Life Paid-Up at Age 98
1175             Life Paid-Up at Age 98
1180-1184        Life Paid-Up at Age 98
1187-1188        Life Paid-Up at Age 98
1191-1192        Life Paid-Up at Age 98
1199             Life Paid-Up at Age 98
1200-1209        20-Payment Life
1240             24-Payment Life
1250             25-Payment Life
1260             26-Payment Life
1300, 1303       30-Payment Life
1304             Life Paid-Up at Age 98

                        EXHIBIT A - CLOSED BLOCK BUSINESS

PLAN CODE        DESCRIPTION
---------        -----------
1305             30-Payment Life
1306-1307        Life Paid-Up at Age 98
1308             30-Payment Life
1309-1312        Metromatic Whole Life
1313-1316        Metromatic Enriched Whole Life
1320             Life Paid-Up at Age 98
1321-1322        Whole Life - Group Conversions
1323-1324        Whole Life - 8% Fixed Loan Rate
1399             Life Paid-Up at Age 98
1406-1409        Voluntary Permanent Whole Life
1410-1411        Life Paid-Up at Age 98
1416-1424        Life Paid-Up at Age 98
1425-1429        Life Paid-Up at Age 98 - Group Conversions
1482-1496        Life Paid-Up at Age 98
1501             50-Payment Life
1501-1504        Qualified Whole Life
1505-1508        Qualified Life Paid-Up at 95
1520-1531        Whole Life
1532-1537        Life Paid-Up at Age 95
1538-1541        Metromatic - Whole Life
1550, 1553       Life Paid-Up at Age 55
1555, 1558       Life Paid-Up at Age 55
1571-1594        Whole Life
1600             Life Paid-Up at Age 60
1601             Life Paid-Up at Age 98 - Group Conversion
1603, 1605       Life Paid-Up at Age 60
1608             Life Paid-Up at Age 60
1620, 1625       Life Paid-Up at Age 62
1626-1649        Qualified Whole Life
1650, 1653       Life Paid-Up at Age 65
1655             Life Paid-Up at Age 65
1657-1659        Life Paid-Up at Age 65
1660-1680        Life Paid-Up at 95
1681-1688        Whole Life - Group Conversions
1689-1695        Life Paid-Up at 95 Group Conversions
1701-1704        Qualified Whole Life
1705-1708        Qualified Life Paid-Up at 95
1720-1731        Whole Life
1732-1737        Life Paid-Up at 95
1738-1741        Metromatic - Whole Life
1750, 1756       Life Paid-Up at age 75
1771-1794        Whole Life
1801-1806        Whole Life
1807-1812        Life Paid-Up at 95
1813-1833        Qualified Life Paid-Up at 95
1834-1848        Qualified Life Paid-Up at Age 98
1850-1852        Whole Life Paid-Up At Age 85
1855             Juvenile Whole Life Paid-Up at 85
1858-1859        Juvenile Whole Life Paid-Up at 85
1860-1880        Life Paid-Up at 95
1900-1907        Young Business & Professional Man's

                        EXHIBIT A - CLOSED BLOCK BUSINESS


PLAN CODE        DESCRIPTION
---------        -----------
1910-1917        YBP Preferred Risk
1920-1922        Pension Insurance Policy
1922             Qualified Life Paid-Up at Age 90
1923             Qualified Whole Life
1923             Pension Insurance Policy
1925-1928        Pension Insurance Policy
1930             Qualified Life Paid-Up at age 90
1930-1932        Pension Insurance Policy
1932             Qualified Life Paid-Up at age 90
1933             Pension Insurance Policy
1933             Qualified Whole Life
1935-1938        Pension Life Insurance Policy
1939-1953        Qualified Life Paid-Up at Age 98
1954-1958        Life Paid-Up at Age 98 - Group Conversion
1959-1961        Qualified Whole Life
1962-1964        Qualified Life-Paid Up at 95
1965             Whole Life Group Conversion
1966             Life-Paid Up at 95 Group Conversion
1967-1970        Metromatic Whole Life (Group Managed)
1971-1974        Metromatic Enriched Whole Life (Group Managed)
1975-1978        Pension Life Insurance Policy
1978             Qualified Whole Life
1979-1984        Flexible Whole Life
1985             Pension Life Insurance Policy
1985             Qualified Life Paid-Up at age 90
1986-1987        Pension Life Insurance Policy
1987             Qualified Life Paid-Up at age 90
1988             Pension Life Insurance Policy
1988             Qualified Whole Life
1995             Flexible Whole Life- Group Conversion
2000             Whole Life Family Income
2060             Supplementary Paid-Up - Metromatic - 20 Yr. IBSR
2063             Supplementary Paid-Up - (UL) - Spouse Term Insurance Benefit
2104             Supplementary Paid-Up - 10 Yr. IBSR
2109-2110        Supplementary Paid-Up - 10 Yr. IBSR
2160             Supplementary Paid-Up - 10 Yr. IBSR
2192             Supplementary Paid-Up - Spouse 1YT  (ULA-UM)
2202             10-Year Income Family Protection for 20 Years
2203             15-Year Income Family Protection for 20 Years
2203-2204        Supplementary Paid-Up - 20 Yr. IBSR
2204             20 Year Family Protection for 20 Years
2208-2209        Supplementary Paid-Up - 20 Yr. IBSR
2303-2304        Supplementary Paid-Up - 30 Yr. IBSR
2308-2309        Supplementary Paid-Up - 30 Yr. IBSR
2506-2511        Supplementary Paid-Up - 20 Yr. IBSR
2524-2529        Supplementary Paid-Up - Spouse 1 YT
2536-2541        Supplementary Paid-Up - Spouse 10 YT
2556-2557        Supplementary Paid-Up - Metromatic - Spouse 10 YT
2602-2604        Family Protection to Age 60
2616-2621        Supplementary Paid-Up - 10 Yr. IBSR
2628-2633        Supplementary Paid-Up - 30 Yr. IBSR

                        EXHIBIT A - CLOSED BLOCK BUSINESS


PLAN CODE        DESCRIPTION
---------        -----------
2650             Whole Life Paid-Up At Age 65 Family Income
2664-2667        Supplementary Paid-Up - 10 Yr. IBSR
2672-2675        Supplementary Paid-Up - 20 Yr. IBSR
2680-2683        Supplementary Paid-Up - 30 Yr. IBSR
2706-2711        Supplementary Paid-Up - 20 Yr. IBSR
2724-2729        Supplementary Paid-Up - Spouse 1YT
2736-2741        Supplementary Paid-Up - Spouse 10 YT
2756-2757        Supplementary Paid-Up - Metromatic - Spouse 10 YT
2816-2821        Supplementary Paid-Up - 10 Yr. IBSR
2828-2833        Supplementary Paid-Up - 30 Yr. IBSR
2850             Whole Life Paid-Up at age 85 Family Income
2864-2867        Supplementary Paid-Up - 10 Yr. IBSR
2872-2875        Supplementary Paid-Up - 20 Yr. IBSR
2880-2883        Supplementary Paid-Up - 30 Yr. IBSR
4041             Opt 15 Year Endowment
4100-4109        10 Year Endowment
4150-4159        15 Year Endowment
4200-4209        20-Year Endowment
4250             25 Year Endowment
4300-4309        30-Year Endowment
4500-4509        Endowment at Age 50
4550-4559        Endowment at Age 55
4600-4609        Endowment at Age 60
4620, 4622       Endowment at Age 62
4625, 4627       Endowment at Age 62
4650-4655        Endowment at Age 65
4657-4659        Endowment at Age 65
4664             Endowment at Age 65
4700             Endowment at Age 70
4750             Endowment at Age 75
4800             Endowment at Age 80
4850             Endowment at Age 85
4853             Endowment at Age 85
4855, 4858       Endowment at Age 85
4885, 4888       Endowment at Age 88
4900-4901        Endowment at Age 90
5103             Single Premium 10-Year Endowment
5108             Single Premium 10-Year Endowment
5133             Single Premium 13-Year Endowment
5143             Single Premium 14-Year Endowment
5153             Single Premium 15-Year Endowment
5163             Single Premium 16-Year Endowment
5173             Single Premium 17-Year Endowment
5183-5184        Single Premium 18-Year Endowment
5189             Single Premium 18-Year Endowment
5193             Single Premium 19-Year Endowment
5203, 5208       Single Premium 20-Year Endowment
5213-5214        Single Premium 21-Year Endowment
5219             Single Premium 21-Year Endowment
5223             Single Premium 22-Year Endowment

                        EXHIBIT A - CLOSED BLOCK BUSINESS


PLAN CODE        DESCRIPTION
---------        -----------
5233             Single Premium 23-Year Endowment
5243             Single Premium 24-Year Endowment
5253-5254        Single Premium 25-Year Endowment
5259             Single Premium 25-Year Endowment
5263             Single Premium 26-Year Endowment
5273             Single Premium 27-Year Endowment
5283             Single Premium 28-Year Endowment
5293             Single Premium 29-Year Endowment
5303             Single Premium 30-Year Endowment
5313             Single Premium 31-Year Endowment
5323             Single Premium 32-Year Endowment
5333             Single Premium 33-Year Endowment
5343             Single Premium 34-Year Endowment
5353             Single Premium 35-Year Endowment
5403             Single Premium 40-Year Endowment
5503             Single Premium Endowment at Age 50
5553             Single Premium Endowment at Age 55
5563             Single Premium Endowment at Age 56
5573             Single Premium Endowment at Age 57
5603             Single Premium Endowment at Age 60
5608             Endowment At Age 60
5632, 5637       Family Endowment At Age 62
5642, 5647       Family Anniversary At Age 62
5650             Endowment At Age 65 Family Income
5653, 5658       Single Premium Endowment at Age 65
5660-5667        Family Endowment at 65
5670-5672        Anniversary Family E65
5675-5677        Family Anniversary Endowment at 65
5803             Single Premium Endowment at Age 80
5851             Endowment at Age 85 Increased Indemnity
5853             Single Premium Endowment at Age 85
5860-5862        Family Endowment at Age 85
5864-5867        Family Endowment at Age 85
5870-5872        Family Anniversary Endowment at 85
5875-5877        Family Anniversary Endowment at 85
5951             Mortgage Redemption Endowment at Age 85 - Ord. Rates
5961             Mortgage Redemption Endowment at Age 85 - Int. Rates
5973-5974        Endowment Specials
5976             Endowment Specials Include Joint 20 Yr. End.
5981             Convertible Limited Payment Life - Paid-Up Endowment
6100-6102        10 Year Endowment - Individual Retirement Annuity
6105, 6107       10 Year Endowment - Individual Retirement Annuity
6170             Education-Estate Builder End. at Age 17
6180             Education-Estate Builder End. at Age 18
6190             Education-Estate Builder End. at Age 19
6200             Education-Estate Builder End. at Age 20
6200, 6202       20 Year Endowment Individual Retirement Annuity
6205, 6207       20 Year Endowment Individual Retirement Annuity
6210             Education-Estate Builder End. at Age 21
6220             Education-Estate Builder End. at Age 22
6230             Education-Estate Builder End. at Age 23

                        EXHIBIT A - CLOSED BLOCK BUSINESS


PLAN CODE        DESCRIPTION
---------        -----------
6240             Education-Estate Builder End. at Age 24
6250             Education-Estate Builder End. at Age 25
6550-6551        Retirement Income at Age 55
6600-6601        Retirement Income at Age 60
6650             Retirement Income at Age 65 - Male
6650             Endowment at Age 65 Individual Retirement Annuity
6651             Retirement Income at Age 65 - Female
6651             Endowment at Age 65 Individual Retirement Annuity Premium Continuation Option
6655 - 6656      Endowment at Age 65 Individual Retirement Annuity Premium Continuation Option
7101             Educational Fund/Endowment Maturing in 10 Years
7111             Educational Fund/Endowment Maturing in 11 Years
7121             Educational Fund/Endowment Maturing in 12 Years
7131             Educational Fund/Endowment Maturing in 13 Years
7141             Educational Fund/Endowment Maturing in 14 Years
7151             Educational Fund/Endowment Maturing in 15 Years
7161             Educational Fund/Endowment Maturing in 16 Years
7171             Educational Fund/Endowment Maturing in 17 Years
7181             Educational Fund/Endowment Maturing in 18 Years
7191             Educational Fund/Endowment Maturing in 19 Years
7201             Educational Fund/Endowment Maturing in 20 Years
8000-8038        Survivorship Whole Life
8100             Family Security 10-Year Term
8101-8102        Joint Reducing Term Life (Joint Mortgage Term) - 10 Yr - 8%
8110             Family Security 11-Year Term
8120             Family Security 12-Year Term
8130             Family Security 13-Year Term
8140             Family Security 14-Year Term
8150             Family Security 15-Year Term
8151-8152        Joint Reducing Term Life (Joint Mortgage Term) - 15 Yr - 8%
8160             Family Security 16-Year Term
8170             Family Security 17-Year Term
8180             Family Security 18-Year Term
8190             Family Security 19-Year Term
8200             Family Security 20-Year Term
8201-8202        Joint Reducing Term Life (Joint Mortgage Term) - 20 Yr - 8%
8210             Family Security 21-Year Term
8220             Family Security 22-Year Term
8230             Family Security 23-Year Term
8240             Family Security 24-Year Term
8250             Family Security 25-Year Term
8251-8252        Joint Reducing Term Life (Joint Mortgage Term) - 25 Yr - 8%
8260             Family Security 26-Year Term
8270             Family Security 27-Year Term
8280             Family Security 28-Year Term
8290             Family Security 29-Year Term
8300             Family Security 30-Year Term
8301-8302        Joint Reducing Term Life (Joint Mortgage Term) - 30 Yr - 8%
8310             Family Security 31-Year Term
8320             Family Security 32-Year Term

                       EXHIBIT A -- CLOSED BLOCK BUSINESS


PLAN CODE        DESCRIPTION
---------        -----------
8330             Family Security 33-Year Term
8340             Family Security 34-Year Term
8350             Family Security 35-Year Term
8360             Family Security 36-Year Term
8370             Family Security 37-Year Term
8380             Family Security 38-Year Term
8390             Family Security 39-Year Term
8400             Family Security 40-Year Term
8410             Family Security 41-Year Term
8420             Family Security 42-Year Term
8430             Family Security 43-Year Term
8440             Family Security 44-Year Term
8450             Family Security 45-Year Term
8460             Family Security 46-Year Term
8470             Family Security 47-Year Term
8480             Family Security 48-Year Term
8490             Family Security 49-Year Term
8500             Family Security 50-Year Term
8510             Family Security 51-Year Term
8520             Family Security 52-Year Term
8530             Family Security 53-Year Term
8540             Family Security 54-Year Term
9001-9002        Supplementary Paid-Up Spouse
9006-9007        Supplementary Paid-Up Spouse
9011-9013        General Motors Dealers
9014-9016        Guaranteed Issue Premiums Guaranteed
9017-9019        Guaranteed Issue Premiums Not Guaranteed
9054, 9059       Supplementary Paid-Up 5 YT on Surviving Spouse
9100             10 Year Mortgage Term
9102             10 Year Term with Uniform Annual Decreases
9103             10 Year Mortgage Term
9104             10 Year Mortgage/Scheduled 1 Year Term Insurance
9105             10 Year Mortgage Term
9106-9107        10 Year Term with Uniform Annual Decreases
9108-9109        10 Year Mortgage Term
9111-9112        Wholesale 1 and 2 Year Terms
9140, 9143       10 Year Term with Uniform Annual Decreases
9144-9145        10 Year Term with Uniform Annual Decreases
9147-9148        10 Year Term with Uniform Annual Decreases
9150             15-Year Mortgage Term
9152             15 Year Single Life Decreasing Term
9153             15 Year Mortgage Term
9154             15 Year Mortgage/Scheduled 1 Year Term Insurance
9155             15 Year Mortgage Term
9156             15 Year Term Annual Decreases
9157             15 Year Mortgage/Scheduled 1 Year Term Insurance
9158-9159        15 Year Mortgage Term
9190, 9193       15 Year Term with Uniform Annual Decreases
9194-9195        15 Year Term with Uniform Annual Decreases
9197-9198        15 Year Term with Uniform Annual Decreases
9200             20-Year Mortgage Term

                        EXHIBIT A - CLOSED BLOCK BUSINESS

PLAN CODE        DESCRIPTION
---------        -----------
9202             20 Year Single Life Decreasing Term
9203-9209        20 Year Mortgage Term
9240             20 Year Term with Uniform Annual Decreases
9243-9245        20 Year Term with Uniform Annual Decreases
9247-9248        20 Year Term with Uniform Annual Decreases
9250             25-Year Mortgage Term
9251             Mortgage Term with Premiums Payable for Entire duration of Ins. Coverage
9252             25 Year Term with Uniform Annual Decreases
9253             25 Year Mortgage Term
9254             25 Year Mortgage/Scheduled 1 Year Term Insurance
9255             25 Year Mortgage Term
9256             25 Year Single Life Decreasing Term
9257             25 Year Mortgage/Scheduled 1 Year Term Insurance
9258-9259        25 Year Mortgage Term
9290, 9293       25 Year Term with Uniform Annual Decreases
9294-9295        25 Year Term with Uniform Annual Decreases
9297-9298        25 Year Term with Uniform Annual Decreases
9300             30-Year Mortgage Term
9301             Mortgage Term with Premiums Payable for Entire Duration of Insurance Coverage
9302             30 Year Term with Uniform Annual Decreases
9303             30 Year Mortgage Term
9304             30 Year Mortgage/Scheduled 1 Year Term Insurance
9305             30 Year Mortgage Term
9306             30 Year Term Uniform Annual Decreases - 71 Rates
9307             30 Year Schedule Mortgage Term
9307-9309        30 Year Mortgage Term
9311-9312        1 Yr Term Insurance Cost of Living Policy with CPI Increases
9313             One Year Renewable Term Policy
9314             One Year Renewable Convertible
9316-9317        1 Yr Term Insurance Cost of Living Policy with CPI Increases
9318-9320        One Year Renewable Convertible Term Policy
9325             One Year Renewable Convertible
9340, 9343       30 Year Term with Uniform Annual Decreases
9344-9345        30 Year Term with Uniform Annual Decreases
9347-9348        30 Year Term with Uniform Annual Decreases
9353             5 Year Renewable Non-Convertible Term
9353-9354        5 Year Renewable Convertible term
9358-9359        5 Year Renewable Convertible term
9402-9403        10 Year Renewable Convertible Term
9404             10 Year Convertible Non-Renewable
9407-9408        10 Year Renewable Convertible Term
9409             10 Year Convertible Non-Renewable
9453             15-Year Renewable Term
9454             15 Year Convertible Non-Renewable Term
9503             20-Year Renewable Term
9510-9515        Term Specials
9650             Term to Age 65
9652             Uniform Annual Decreasing Term to Age 65
9653             Supplementary Paid-Up on Wife $5000 Basis
9653             Term to Age 65
9654             Supplementary Paid-Up Term 65 on Surviving Spouse (Spouse is a Male)

                        EXHIBIT A - CLOSED BLOCK BUSINESS


PLAN CODE        DESCRIPTION
---------        -----------
9655             Supplementary Paid-Up on Wife $5000 Basis
9656             Uniform Annual Decreasing Term to Age 65 - 71 Rates
9658             Term to Age 65
9659             Supplementary Paid-Up Term 65 on Surviving Spouse (Spouse is a Female)
9660, 9663       Supplementary Paid-Up E65 Family
9665, 9668       Supplementary Paid-Up E65 Family
9690, 9693       Uniform Annual Decreasing Term to Age 65
9694, 9695       Uniform Annual Decreasing Term to Age 65
9697, 9698       Uniform Annual Decreasing Term to Age 65
9710-9715        Term Specials
9725, 9728       Uniform Annual Decreasing Term To Age 65
9853, 9855       Supplementary Paid-Up on Wife - Family E85
9860, 9863       Supplementary Paid-Up on Husband - Family E85 with Income Benefit
9865, 9868       Supplementary Paid-Up on Wife - Family E85 with Income Benefit
9870             Term and Annuity
9950             Mortgage Redemption Term, Ordinary Rates
9960             Mortgage Redemption Term, Intermediate Rates
9971, 9973       Term Specials
9976, 9978       Term Specials

The MetLife Ordinary Policies listed above, which continue as Extended Term Insurance, are excluded from the closed block.

                        EXHIBIT A - CLOSED BLOCK BUSINESS


NEW ENGLAND MUTUAL - ORDINARY CLOSED BLOCK

The "-" indicator is displayed when the closed block status does not vary by series.

PLAN CODE        SERIES     DESCRIPTION
---------        ------     -----------
0                -          Ordinary Life
0                -          Paid Up Cash Value Accumulations (lapsed policy)
6                -          Retirement Income at 60
11               -          Retirement Income at 65
65               -          Term to 65
99               -          Voluntary Insurance Plan - Ordinary Life
100              -          Ordinary Life
101              -          Ordinary Life
101              -          Retirement Income at 55
101              -          Single Premium Ordinary Life
103              -          Ordinary Life
105              -          Life, coverage modified to attained age 100
106              -          Life paid up at attained age 85
106              -          Retirement Income at 60
107              -          Whole Life
108              -          Whole Life
109              -          Ordinary Survivorship Life
111              -          Retirement Income at 65
115              -          Retirement Income at 69
116              -          Retirement Income at 70
120              -          20 Year Endowment
130              -          30 Year Endowment
150              -          Endowment at attained age 50
155              -          Endowment at attained age 55
155              -          Retirement Income at 55
160              -          Endowment at attained age 60
160              -          Life, coverage modified to attained age 60
161              -          Life, coverage modified to attained age 61
162              -          Life, coverage modified to attained age 62
164              -          Life, coverage modified to attained age 64
165              -          Endowment at attained age 65
165              -          Life paid up at attained age 65
165              -          Life, coverage modified to attained age 65
165              -          Retirement Income at 65
166              -          Life, coverage modified to attained age 66
168              -          Life, coverage modified to attained age 68
170              -          Endowment at attained age 70
170              -          Life, coverage modified to attained age 70
170              -          Retirement Income at 70
175              -          Endowment at attained age 75
175              -          Life, coverage modified to attained age 75
176              -          Life, coverage modified to attained age 76
180              -          Life, coverage modified to attained age 80
181              -          Endowment at attained age 60

                        EXHIBIT A - CLOSED BLOCK BUSINESS

PLAN CODE        SERIES     DESCRIPTION
---------        ------     -----------
181              -          Life, coverage modified to attained age 81
185              -          Life paid up at attained age 85
185              -          Life, coverage modified to attained age 85
186              -          Life paid up at attained age 85
190              -          Life, coverage modified to attained age 90
195              -          Life, coverage modified to attained age 95
200              -          Career Protection Policy
200              -          Yearly Decreasing Term
201              -          Career Protection Policy
201              -          Yearly Decreasing Term
201              -          Yearly Renewable Term
202              -          Yearly Decreasing Term
202              -          Yearly Renewable Term
205              -          5 Year Renewable and Convertible Term
210              -          10 Year Renewable and Convertible Term
211              -          Income Endowment at 65
220              -          20 Year Decreasing Term
220              -          Life paid up in 20 years
223              -          Retirement Income at 65
225              -          25 Year Decreasing Term
225              -          Life paid up in 25 years
230              -          30 Year Decreasing Term
230              -          Life paid up in 30 years
261              -          Retirement Income at 65
263              24         Yearly Renewable Term
263              25         Yearly Renewable Term
264              24         Yearly Renewable Term
264              25         Yearly Renewable Term
265              -          Retirement Income at 65
265              25         Yearly Renewable Term
265              27         Yearly Renewable Term
266              22         Retirement Income at 70
266              22         Yearly Renewable Term
266              24         Yearly Renewable Term
266              25         Yearly Renewable Term
267              24         Yearly Renewable Term
267              25         Yearly Renewable Term
268              24         Yearly Renewable Term
268              25         Yearly Renewable Term
269              -          Term to 75
271              -          Term to 75
272 - 273        -          Term to 70
275 - 277        -          Term to 75
295              12         Income Endowment at 65
295              28         Income Endowment at 65
305              -          Life paid up in 5 years
310              -          Life paid up in 10 years
312              -          Life paid up in 12 years
315              -          Life paid up in 15 years
317              -          Life paid up in 17 years
319              -          Life paid up in 19 years

                        EXHIBIT A - CLOSED BLOCK BUSINESS


PLAN CODE        SERIES     DESCRIPTION
---------        ------     -----------
320              -          Life paid up in 20 years
321              -          Life paid up in 21 years
322              -          Life paid up in 22 years
323              -          Life paid up in 23 years
325              -          Life paid up in 25 years
327              -          Life paid up in 27 years
330              -          Life paid up in 30 years
331              -          Life paid up in 31 years
332              -          Life paid up in 32 years
350              -          Life paid up at attained age 50
355              -          Life paid up at attained age 55
355              -          Retirement Income at 55
360              -          Life paid up at attained age 60
365              -          Life paid up at attained age 65
370              -          Life paid up at attained age 70
370              -          Retirement Income at 70
375              -          Life paid up at attained age 75
385              -          Life paid up at attained age 85
395 - 396        -          Life paid up at attained age 95
400              -          Ordinary Life
410              -          Life paid up in 10 years
420              -          Life paid up in 10 years
420              -          Life paid up in 20 years
465              -          Endowment at attained age 55
466              -          Life paid up at attained age 65
466              -          Life paid up in 10 years
479 - 480        -          Increasing Whole Life
495              -          Equity Builder Limited Pay
495              -          Life paid up at attained age 95
496              -          Equity Builder paid up in 10 Years
500              -          Economatic
501              -          Custom Life
501              -          Retirement Income at 55
506              -          Retirement Income at 60
511              -          Retirement Income at 65
516              -          Retirement Income at 70
555              -          Endowment at attained age 55
565- 566         -          Life paid up at attained age 85
580              -          Life paid up at attained age 85
585              -          Life paid up at attained age 85
595              -          Equity Builder paid up at attained age 65
600              -          Ordinary Joint Life
661              -          Retirement Income at 65
665              -          Double Death Benefit to Age 65
666              -          Retirement Income at 70
695              -          Endowment at 95 limited pay
697              -          Endowment at 95 limited pay
700 - 701        -          Graded Premium Life
702 - 703        -          Graded Premium Survivorship Life
704 - 705        -          Graded Premium Life
709              -          Graded Premium Survivorship Life

                        EXHIBIT A - CLOSED BLOCK BUSINESS


PLAN CODE        SERIES     DESCRIPTION
---------        ------     -----------
750 - 753        -          Modified Premium Life
756              -          Modified Premium Survivorship Life
781              -          Increasing Whole Life
800              -          Insurance to age 70
801              -          Retirement Income at 55
811              -          Retirement Income at 65
841              -          Retirement Income at 65
865 - 866        -          Juvenile Estate Builder paid up at age 65
885              -          Juvenile Estate Builder paid up at age 85
900              -          Wife's insurance Agreement rider to attained age 55
901              -          Wife's insurance Agreement rider to attained age 65
901              -          Spouse Agreement rider to attained age 65
902              -          Children's Agreement to child's age 25
906              -          Family Agreement to spouse attained age 55
907              -          Family Agreement to spouse attained age 65
908              -          Children's Agreement to child's age 25
911              -          Retirement Income at 55
911              -          Spouse Agreement rider to attained age 65
921              -          Retirement Income at 65

The New England Mutual Policies listed above, which continue as Extended Term Insurance, are included in the Closed Block.

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

METLIFE - PARTICIPATING UNIVERSAL LIFE

PLAN CODE                  DESCRIPTION
---------                  -----------
731511 - 731514            Metromatic Flexible Premium Adjustable Life (NC only)
731516 - 731519            Metromatic Flexible Premium Adjustable Life (NC only)
731611 - 731614            Metromatic Flexible Premium Adjustable Life (NC only)
731616 - 731619            Metromatic Flexible Premium Adjustable Life (NC only)
733001                     Metromatic Flexible Premium Adjustable Life (NC only)
733003                     Metromatic Flexible Premium Adjustable Life (NC only)
733005                     Metromatic Flexible Premium Adjustable Life (NC only)
733007                     Metromatic Flexible Premium Adjustable Life (NC only)
733065 - 733068            Metromatic Flexible Premium Adjustable Life (NC only)
733085                     Metromatic Flexible Premium Adjustable Life (NC only)
733087                     Metromatic Flexible Premium Adjustable Life (NC only)
733097                     Metromatic Flexible Premium Adjustable Life (NC only)
733099                     Metromatic Flexible Premium Adjustable Life (NC only)
733129                     Metromatic Flexible Premium Adjustable Life (NC only)
733131                     Metromatic Flexible Premium Adjustable Life (NC only)
733301 - 733304            Metromatic Flexible Premium Adjustable Life (NC only)
733306 - 733309            Metromatic Flexible Premium Adjustable Life (NC only)
733406                     Metromatic Flexible Premium Adjustable Life (NC only)
733421 - 733424            Metromatic Flexible Premium Adjustable Life (NC only)
733426 - 733429            Metromatic Flexible Premium Adjustable Life (NC only)
733451 - 733454            Metromatic Flexible Premium Adjustable Life (NC only)
733456 - 733467            Metromatic Flexible Premium Adjustable Life (NC only)
733476 - 733483            Metromatic Flexible Premium Adjustable Life (NC only)
733492 - 733499            Metromatic Flexible Premium Adjustable Life (NC only)
733508 - 733515            Metromatic Flexible Premium Adjustable Life (NC only)
733524 - 733555            Metromatic Flexible Premium Adjustable Life (NC only)
733582 - 733583            Metromatic Flexible Premium Adjustable Life (NC only)
733586 - 733587            Metromatic Flexible Premium Adjustable Life (NC only)
733614 - 733615            Metromatic Flexible Premium Adjustable Life (NC only)
733618 - 733619            Metromatic Flexible Premium Adjustable Life (NC only)
733630 - 733631            Metromatic Flexible Premium Adjustable Life (NC only)
733634 - 733635            Metromatic Flexible Premium Adjustable Life (NC only)
733654 - 733655            Metromatic Flexible Premium Adjustable Life (NC only)
733658 - 733659            Metromatic Flexible Premium Adjustable Life (NC only)
733668 - 733671            Metromatic Flexible Premium Adjustable Life (NC only)
733676 - 733679            Metromatic Flexible Premium Adjustable Life (NC only)
733684 - 733687            Metromatic Flexible Premium Adjustable Life (NC only)
733692 - 733695            Metromatic Flexible Premium Adjustable Life (NC only)
733700 - 733703            Metromatic Flexible Premium Adjustable Life (NC only)
733721                     Metromatic Flexible Premium Adjustable Life (NC only)
733723                     Metromatic Flexible Premium Adjustable Life (NC only)
733745                     Metromatic Flexible Premium Adjustable Life (NC only)
733747                     Metromatic Flexible Premium Adjustable Life (NC only)
733765                     Metromatic Flexible Premium Adjustable Life (NC only)
733767                     Metromatic Flexible Premium Adjustable Life (NC only)
731051                     Flexible Premium Life Insurance Policy (NC and PR only)
731056                     Flexible Premium Life Insurance Policy (NC and PR only)

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

PLAN CODE                  DESCRIPTION
---------                  -----------
731073                     Flexible Premium Life Insurance Policy (NC and PR only)
731078                     Flexible Premium Life Insurance Policy (NC and PR only)
731106 - 731107            Flexible Premium Life Insurance Policy (NC and PR only)
733051                     Flexible Premium Life Insurance Policy (NC and PR only)
733056                     Flexible Premium Life Insurance Policy (NC and PR only)
733073                     Flexible Premium Life Insurance Policy (NC and PR only)
733078                     Flexible Premium Life Insurance Policy (NC and PR only)
733140 - 733143            Flexible Premium Life Insurance Policy (NC and PR only)
733145 - 733148            Flexible Premium Life Insurance Policy (NC and PR only)
733160 - 733161            Flexible Premium Life Insurance Policy (NC and PR only)
733163                     Flexible Premium Life Insurance Policy (NC and PR only)
733165 - 733166            Flexible Premium Life Insurance Policy (NC and PR only)
733168                     Flexible Premium Life Insurance Policy (NC and PR only)
733266 - 733269            Flexible Premium Life Insurance Policy (NC and PR only)
733276 - 733279            Flexible Premium Life Insurance Policy (NC and PR only)
733040                     Flexible Premium Life Insurance Policy (NC and PR only)
733042                     Flexible Premium Life Insurance Policy (NC and PR only)
733045                     Flexible Premium Life Insurance Policy (NC and PR only)
733047                     Flexible Premium Life Insurance Policy (NC and PR only)
630043                     Flexible Premium Life Insurance Policy (MO only)
630115                     Flexible Premium Life Insurance Policy (MO only)
631385 - 631398            Flexible Premium Life Insurance Policy (MO only)
630116                     Flexible Premium Life Insurance Policy (MO and WI only)
631400 - 631405            Flexible Premium Life Insurance Policy (MO and WI only)
631412 - 631415            Flexible Premium Life Insurance Policy (MO and WI only)
631795 - 631800            Flexible Premium Life Insurance Policy (MO and WI only)
631886 - 631891            Flexible Premium Life Insurance Policy (MO and WI only)
637352 - 637353            Flexible Premium Life Insurance Policy (MO and WI only)
637356 - 637357            Flexible Premium Life Insurance Policy (MO and WI only)
637448 - 637459            Flexible Premium Life Insurance Policy (MO and WI only)
637491 - 637494            Flexible Premium Life Insurance Policy (MO and WI only)
631222 - 631237            Flexible Premium Life Insurance Policy (MO and WI only)
637538 - 637549            Flexible Premium Life Insurance Policy (MO and WI only)
637562 - 637565            Flexible Premium Life Insurance Policy (MO and WI only)
631542 - 631547            Flexible Premium Life Insurance Policy (MO and WI only)
631711 - 631716            Flexible Premium Life Insurance Policy (MO and WI only)
631989 - 631994            Flexible Premium Life Insurance Policy (MO and WI only)
631193 - 631198            Flexible Premium Multifunded Life (MO and WI only)
631251 - 631256            Flexible Premium Multifunded Life (MO and WI only)
631709 - 631710            Flexible Premium Multifunded Life (MO and WI only)
631892 - 631896            Flexible Premium Multifunded Life (MO and WI only)
637314 - 637325            Flexible Premium Multifunded Life (MO and WI only)
637472 - 637475            Flexible Premium Multifunded Life (MO and WI only)
631247 - 631249            Flexible Premium Multifunded Life (MO and WI only)
631257 - 631259            Flexible Premium Multifunded Life (MO and WI only)
631301 - 631302            Flexible Premium Multifunded Life (MO and WI only)
637568 - 637579            Flexible Premium Multifunded Life (MO and WI only)
637600 - 637603            Flexible Premium Multifunded Life (MO and WI only)
631559 - 631570            Flexible Premium Multifunded Life (MO and WI only)
637635 - 637658            Flexible Premium Multifunded Life (MO and WI only)

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

PLAN CODE                  DESCRIPTION
---------                  -----------
631430 - 631433            Flexible Premium Multifunded Life (MO and WI only)
631497 - 631500            Flexible Premium Multifunded Life (MO and WI only)
631509                     Flexible Premium Multifunded Life (MO only)
631002                     Flexible Premium Multifunded Life (MO only)
631028                     Flexible Premium Multifunded Life (MO only)
631035                     Flexible Premium Multifunded Life (MO only)
631037                     Flexible Premium Multifunded Life (MO only)
631046                     Flexible Premium Multifunded Life (MO only)
631067 - 631068            Flexible Premium Multifunded Life (MO only)
631070                     Flexible Premium Multifunded Life (MO only)
631147                     Flexible Premium Multifunded Life (MO only)
631149                     Flexible Premium Multifunded Life (MO only)
631151                     Flexible Premium Multifunded Life (MO only)
631510                     Flexible Premium Multifunded Life (MO only)
631515                     Flexible Premium Multifunded Life (MO only)
631548 - 631549            Flexible Premium Multifunded Life (MO only)
631551 - 631552            Flexible Premium Multifunded Life (MO only)
631554                     Flexible Premium Multifunded Life (MO only)
631556 - 631557            Flexible Premium Multifunded Life (MO only)
631597 - 631599            Flexible Premium Multifunded Life (MO only)
631602                     Flexible Premium Multifunded Life (MO only)
637690 - 637705            Flexible Premium Multifunded Life (MO only)
637810 - 637817            Flexible Premium Multifunded Life (MO only)
631002                     Flexible Premium Multifunded Life (WI only)
631028                     Flexible Premium Multifunded Life (WI only)
631035                     Flexible Premium Multifunded Life (WI only)
631037                     Flexible Premium Multifunded Life (WI only)
631046                     Flexible Premium Multifunded Life (WI only)
631067 - 631068            Flexible Premium Multifunded Life (WI only)
631070                     Flexible Premium Multifunded Life (WI only)
631147                     Flexible Premium Multifunded Life (WI only)
631149                     Flexible Premium Multifunded Life (WI only)
631151                     Flexible Premium Multifunded Life (WI only)
631510                     Flexible Premium Multifunded Life (WI only)
631515                     Flexible Premium Multifunded Life (WI only)
631548 - 631549            Flexible Premium Multifunded Life (WI only)
631551 - 631552            Flexible Premium Multifunded Life (WI only)
631554                     Flexible Premium Multifunded Life (WI only)
631556 - 631557            Flexible Premium Multifunded Life (WI only)
631597 - 631599            Flexible Premium Multifunded Life (WI only)
631602                     Flexible Premium Multifunded Life (WI only)
637690 - 637705            Flexible Premium Multifunded Life (WI only)
637810 - 637817            Flexible Premium Multifunded Life (WI only)
610124 - 610126            Single Premium Life (MO and WI only)
631118 - 631119            Metromatic Flexible Premium Adjustable Life (MO and WI only)
637518 - 637532            Metromatic Flexible Premium Adjustable Life (MO and WI only)
7498 - 7506                Flexible-Premium Survivorship Life (COLI) (MO only)
247507 - 247515            Flexible-Premium Variable Life (COLI) (WI only)
237659 - 237667            Flexible-Premium Variable Life (COLI) (WI only)
237659 - 237667            Flexible-Premium Variable Life (COLI) (MO only)

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

PLAN CODE                  DESCRIPTION
---------                  -----------
267779 - 267787            Flexible-Premium Variable Life (COLI) (MO only)
267779 - 267787            Flexible-Premium Variable Life (COLI) (WI only)
347439 - 347447            Flexible Premium Adjustable Life (COLI) (MO and WI only)
337482 - 337490            Flexible Premium Adjustable Life (COLI) (MO and WI only)
347675 - 347683            Flexible Premium Adjustable Life (COLI) (MO and WI only)
347759 - 347767            Flexible Premium Adjustable Life (COLI) (MO and WI only)
337617 - 337625            Flexible Premium Adjustable Life (COLI) (MO and WI only)
337750 - 337758            Flexible Premium Adjustable Life (COLI) (MO and WI only)
337726 - 337734            Flexible Premium Adjustable Life (COLI) (MO and WI only)
7612 - 7613                Eight Pay Adjustable Life (COLI)
7632 - 7633                Eight Pay Adjustable Life (COLI)
7566 - 7567                Eight Pay Adjustable Life -Kansas (COLI)

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

METLIFE - PARTICIPATING ORDINARY LIFE

                PLAN CODE        DESCRIPTION
                ---------        -----------
              1742 - 1747        Par Non-Dividend Paying Whole Life Policy (MO and WI only)
              1748 - 1749        Par Non-Dividend Paying Whole Life - Group Conversion (MO and WI only)
              7831 - 7836        15 Year Joint Modified Term NS
              7837 - 7842        20 Year Joint Modified Term NS
              8039 - 8050        Level One-Year Term with Premium Adjustment E/P S/NS
              8051 - 8062        Joint Level One-Year Term with Premium Adjustment E/P S/NS
              8063 - 8068        10 Year Modified Term
              8069 - 8074        11 Year Modified Term
              8075 - 8080        12 Year Modified Term
              8081 - 8086        13 Year Modified Term
              8087 - 8092        14 Year Modified Term
              8093 - 8098        15 Year Modified Term
        8099, 8103 - 8107        16 Year Modified Term
 8108 - 8109, 8111 - 8114        17 Year Modified Term
        8115 - 8119, 8121        18 Year Modified Term
              8122 - 8127        19 Year Modified Term
 8128 - 8129, 8131 - 8134        20 Year Modified Term
        8135 - 8139, 8141        10 Year Modified Term
              8142 - 8147        11 Year Modified Term
 8148 - 8149, 8153 - 8156        12 Year Modified Term
 8157 - 8159, 8161 - 8163        13 Year Modified Term
              8164 - 8169        14 Year Modified Term
              8171 - 8176        15 Year Modified Term
 8177 - 8179, 8181 - 8183        16 Year Modified Term
              8184 - 8189        17 Year Modified Term
              8191 - 8196        18 Year Modified Term
 8197 - 8199, 8203 - 8205        19 Year Modified Term
 8206 - 8209, 8211 - 8212        20 Year Modified Term
              8213 - 8218        10 Year Joint Modified Term
        8219, 8221 - 8225        11 Year Joint Modified Term
 8226 - 8229, 8231 - 8232        12 Year Joint Modified Term
              8233 - 8238        13 Year Joint Modified Term
        8239, 8241 - 8245        14 Year Joint Modified Term
 8246 - 8249, 8253 - 8254        15 Year Joint Modified Term
        8255 - 8259, 8261        16 Year Joint Modified Term
              8262 - 8267        17 Year Joint Modified Term
 8268 - 8269, 8271 - 8274        18 Year Joint Modified Term
        8275 - 8279, 8281        19 Year Joint Modified Term
              8282 - 8287        20 Year Joint Modified Term
              8288 - 8293        10 Year Joint Modified Term
        8295 - 8299, 8303        11 Year Joint Modified Term
              8304 - 8309        12 Year Joint Modified Term
              8311 - 8316        13 Year Joint Modified Term
 8317 - 8319, 8321 - 8323        14 Year Joint Modified Term
              8324 - 8329        15 Year Joint Modified Term

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

                  PLAN CODE      DESCRIPTION
                  ---------      -----------
              8331 - 8336        16 Year Joint Modified Term
 8337 - 8339, 8341 - 8343        17 Year Joint Modified Term
              8344 - 8349        18 Year Joint Modified Term
8351 - 8353, 8354 - 8356         19 Year Joint Modified Term
8357 - 8359, 8361 - 8363         20 Year Joint Modified Term
              8364 - 8369        10 Year Uniform Annual Decreasing Term
              8371 - 8376        15 Year Uniform Annual Decreasing Term
 8377 - 8379, 8381 - 8383        20 Year Uniform Annual Decreasing Term
              8384 - 8389        25 Year Uniform Annual Decreasing Term
              8391 - 8396        30 Year Uniform Annual Decreasing Term
 8397 - 8399, 8401 - 8403        Uniform Annual Decreasing Term to 65
              8404 - 8409        10 Year Mortgage Term
              8411 - 8416        15 Year Mortgage Term
 8417 - 8419, 8421 - 8423        20 Year Mortgage Term
              8424 - 8429        25 Year Mortgage Term
              8431 - 8436        30 Year Mortgage Term
 8437 - 8439, 8441 - 8443        10 Year Uniform Annual Decreasing Term
              8444 - 8449        15 Year Uniform Annual Decreasing Term
              8451 - 8456        20 Year Uniform Annual Decreasing Term
 8457 - 8459, 8461 - 8463        25 Year Uniform Annual Decreasing Term
              8464 - 8469        30 Year Uniform Annual Decreasing Term
              8471 - 8476        Uniform Annual Decreasing Term to 65
 8477 - 8479, 8481 - 8483        10 Year Mortgage Term
              8484 - 8489        15 Year Mortgage Term
              8491 - 8496        20 Year Mortgage Term
 8497 - 8499, 8501 - 8503        25 Year Mortgage Term
              8504 - 8509        30 Year Mortgage Term
              8511 - 8516        10 Year Joint Uniform Annual Decreasing Term
 8517 - 8519, 8521 - 8523        15 Year Joint Uniform Annual Decreasing Term
              8524 - 8529        20 Year Joint Uniform Annual Decreasing Term
              8531 - 8536        25 Year Joint Uniform Annual Decreasing Term
 8537 - 8539, 8541 - 8543        30 Year Joint Uniform Annual Decreasing Term
              8544 - 8549        Joint Uniform Annual Decreasing Term to 65
              8550 - 8555        10 Year Joint Mortgage Term
              8556 - 8561        15 Year Joint Mortgage Term
              8562 - 8567        20 Year Joint Mortgage Term
              8568 - 8573        25 Year Joint Mortgage Term
              8574 - 8579        30 Year Joint Mortgage Term
              8580 - 8585        10 Year Joint Uniform Annual Decreasing Term
              8586 - 8591        15 Year Joint Uniform Annual Decreasing Term
              8592 - 8597        20 Year Joint Uniform Annual Decreasing Term
              8598 - 8603        25 Year Joint Uniform Annual Decreasing Term
              8604 - 8609        30 Year Joint Uniform Annual Decreasing Term
              8610 - 8615        Joint Uniform Annual Decreasing Term to 65
              8616 - 8621        10 Year Joint Mortgage Term
              8622 - 8627        15 Year Joint Mortgage Term
              8628 - 8633        20 Year Joint Mortgage Term
              8634 - 8639        25 Year Joint Mortgage Term
              8640 - 8645        30 Year Joint Mortgage Term
              8646 - 8651        Level OYT with Premium Adjustments T/S and T/NS
              8652 - 8657        10 Year Uniform Annual Decreasing Term
              8658 - 8663        15 Year Uniform Annual Decreasing Term

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

                  PLAN CODE      DESCRIPTION
                  ---------      -----------
                8664 - 8669      20 Year Uniform Annual Decreasing Term
                8670 - 8675      25 Year Uniform Annual Decreasing Term
                8676 - 8681      30 Year Uniform Annual Decreasing Term
                8682 - 8687      Uniform Annual Decreasing Term to 65
                8688 - 8693      10 Year Mortgage Term
                8694 - 8698      15 Year Mortgage Term
                8700 - 8705      20 Year Mortgage Term
                8706 - 8711      25 Year Mortgage Term
                8712 - 8717      30 Year Mortgage Term
                8832 - 8837      Level One-Year Term with Premium Adjustment
                8838 - 8843      10 Year Uniform Annual Decreasing Term
                8844 - 8849      15 Year Uniform Annual Decreasing Term
                8850 - 8855      20 Year Uniform Annual Decreasing Term
                8856 - 8861      25 Year Uniform Annual Decreasing Term
                8862 - 8867      30 Year Uniform Annual Decreasing Term
                8868 - 8873      Uniform Annual Decreasing Term to 65
                8874 - 8879      10 Year Mortgage Term
                8880 - 8885      15 Year Mortgage Term
                8886 - 8891      20 Year Mortgage Term
                8892 - 8897      25 Year Mortgage Term
                8898 - 8903      30 Year Mortgage Term
                8904 - 8909      10 Year Modified Term
                8910 - 8915      15 Year Modified Term
                8916 - 8921      20 Year Modified Term
                8922 - 8927      Joint Level One-Year Term with Premium Adjustment
                8928 - 8933      10 Year Joint Uniform Annual Decreasing Term
                8934 - 8939      15 Year Joint Uniform Annual Decreasing Term
                8940 - 8945      20 Year Joint Uniform Annual Decreasing Term
                8946 - 8951      25 Year Joint Uniform Annual Decreasing Term
                8952 - 8957      30 Year Joint Uniform Annual Decreasing Term
                8958 - 8963      Joint Uniform Annual Decreasing Term to 65
                8964 - 8993      Joint Mortgage Term
                8994 - 8999      10 Year Joint Modified Term
     9000, 9005, 9010, 9029      Level Premium Four Year Term (MO and WI only)
     9058, 9098, 9099, 9101      Level Premium Four Year Term (MO and WI only)
     9110, 9115, 9116, 9141      Level Premium Four Year Term (MO and WI only)
     9142, 9146, 9149, 9151      Level Premium Four Year Term (MO and WI only)
     9191, 9195, 9196, 9199      Level Premium Four Year Term (MO and WI only)
     9201, 9241, 9242, 9246      Level Premium Four Year Term (MO and WI only)
           9249, 9291, 9292      Level Premium Four Year Term (MO and WI only)
           9296, 9299, 9326      Level Premium Four Year Term (MO and WI only)
     9324, 9338, 9339, 9324      Level Premium Seven Year Term (MO and WI only)
     9338, 9339, 9341, 9342      Level Premium Seven Year Term (MO and WI only)
     9346, 9349, 9401, 9405      Level Premium Seven Year Term (MO and WI only)
     9406, 9452, 9527, 9528      Level Premium Seven Year Term (MO and WI only)
     9649, 9651, 9657, 9661      Level Premium Seven Year Term (MO and WI only)
           9662, 9664, 9666      Level Premium Seven Year Term (MO and WI only)
            9667, 9681-9691      Level Premium Seven Year Term (MO and WI only)
   9003 - 9004, 9008 - 9009      Supplementary Paid-Up Child
   9030 - 9031, 9035 - 9036      1 YT Life Insurance Policy with Premium Adjustment
          9032, 9046 - 9047      Supplementary Paid-Up Insurance on Child - Metromatic

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

                  PLAN CODE      DESCRIPTION
                  ---------      -----------
                9040 - 9045      Supplementary Paid-Up Insurance on Child
   9050 - 9052, 9055 - 9057      One Year Term with Premium Adjustment
                9080 - 9088      One Year Term with Premium Adjustment
   9089 - 9097, 9132 - 9139      10 Year Mortgage Term One Year Term with Premium Adjustment
                9160 - 9174      15 Year Mortgage Term One Year Term with Premium Adjustment
                9175 - 9189      20 Year Mortgage Term One Year Term with Premium Adjustment
                9210 - 9224      25 Year Mortgage Term One Year Term with Premium Adjustment
                9225 - 9239      30 Year Mortgage Term One Year Term with Premium Adjustment
           9253, 9255, 9260      Family Supplementary Paid-Up on Child
                 9260, 9265      Family Supplementary Paid-Up on Child
   9262 - 9264, 9266 - 9277      10 Year Decreasing One Year Term with Premium Adjustment
   9278 - 9289, 9326 - 9328      15 Year Decreasing One Year Term with Premium Adjustment
                9321 - 9322      One Year Term with Premium Adjustment
                9329 - 9337      20 Year Decreasing One Year Term with Premium Adjustment
                       9360      Interim Term
                9363 - 9370      20 Year Decreasing One Year Term with Premium Adjustment
                9371 - 9385      25 Year Decreasing One Year Term with Premium Adjustment
                9386 - 9400      30 Year Decreasing One Year Term with Premium Adjustment
                9410 - 9424      Decreasing Term 65 One Year Term with Premium Adjustment
   9425 - 9439, 9504 - 9509      One Year Term with Premium Adjustment
   9440 - 9451, 9455 - 9457      10 Year Mortgage Term One Year Term with Premium Adjustment
                9458 - 9472      15 Year Mortgage Term One Year Term with Premium Adjustment
                9473 - 9487      20 Year Mortgage Term One Year Term with Premium Adjustment
                9488 - 9502      25 Year Mortgage Term One Year Term with Premium Adjustment
                9518 - 9520      One Year Non-Renewable Convertible Term
                9521 - 9526      30 Year Mortgage Term One Year Term with Premium Adjustment
                 9529 -9534      10 Year Mortgage /Scheduled One Year Term with Premium Adjustment
                 9535 -9540      15 Year Mortgage /Scheduled One Year Term with Premium Adjustment
                9541 - 9546      20 Year Mortgage /Scheduled One Year Term with Premium Adjustment
                9547 - 9552      25 Year Mortgage /Scheduled One Year Term with Premium Adjustment
                9553 - 9558      30 Year Mortgage /Scheduled One Year Term with Premium Adjustment
                9559 - 9564      10 Year Uniform Annual Decreasing Scheduled Term One Year Term with Premium Adjustment
                9565 - 9570      15 Year Uniform Annual Decreasing Scheduled Term One Year Term with Premium Adjustment
                9571 - 9576      20 Year Uniform Annual Decreasing Scheduled Term One Year Term with Premium Adjustment
                9577 - 9582      25 Year Uniform Annual Decreasing Scheduled Term One Year Term with Premium Adjustment
                9583 - 9588      30 Year Uniform Annual Decreasing Scheduled Term One Year Term with Premium Adjustment
                9589 - 9594      Uniform Annual Decreasing Scheduled Term To Age 65 One Year Term with Premium Adjustment
                9595 - 9603      30 Year Mortgage Term One Year Term with Premium Adjustment
                9604 - 9618      10 Year Decreasing Term One Year Term with Premium Adjustment
                9619 - 9633      15 Year Decreasing Term One Year Term with Premium Adjustment
                9634 - 9648      20 Year Decreasing Term One Year Term with Premium Adjustment
   9699 - 9701, 9721 - 9723      25 Year Decreasing Term One Year Term with Premium Adjustment
                9704 - 9709      One Year Term with Premium Adjustment
                9718 - 9720      One Year Non-Renewable Convertible Term

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

                  PLAN CODE      DESCRIPTION
                  ---------      -----------
                9729 - 9734      10 Year Mortgage/Scheduled One Year Term with Premium Adjustment
                9735 - 9740      15 Year Mortgage/Scheduled One Year Term with Premium Adjustment
                9741 - 9746      20 Year Mortgage/Scheduled One Year Term with Premium Adjustment
                9747 - 9752      25 Year Mortgage/Scheduled One Year Term with Premium Adjustment
                9753 - 9758      30 Year Mortgage/Scheduled One Year Term with Premium Adjustment
                9759 - 9764      10 Year Uniform Annual Decreasing Scheduled One Year Term with Premium Adjustment
                9765 - 9770      15 Year Uniform Annual Decreasing Scheduled One Year Term with Premium Adjustment
                9771 - 9776      20 Year Uniform Annual Decreasing Scheduled One Year Term with Premium Adjustment
                9777 - 9782      25 Year Uniform Annual Decreasing Scheduled One Year Term with Premium Adjustment
                9783 - 9788      30 Year Uniform Annual Decreasing Scheduled One Year Term with Premium Adjustment
                9789 - 9794      Uniform Annual Decreasing Term To Age 65 Scheduled One Year Term with Premium Adjustment
                9795 - 9803      25 Year Decreasing One Year Term with Premium Adjustment
                9804 - 9818      30 Year Decreasing One Year Term with Premium Adjustment
                9819 - 9833      Decreasing Term to age 65 One Year Term with Premium Adjustment
                9941 - 9946      1 Year Non-Convertible Term
              10403 - 10410      Direct Marketing Term
              10423 - 10427      Direct Marketing Term
              60401 - 60408      Direct Marketing Term
              60423 - 60427      Direct Marketing Term
              61403 - 61407      Direct Marketing Term
                                 Other Individual Non-Dividend Paying Par Policy Outside The Closed Block

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

METLIFE - ACQUIRED BUSINESS

         PLAN CODE       DESCRIPTION
         ---------       -----------
            1PWL01      Executive Life of New York (ELNY) Whole Life
   122501 - 122502      ELNY Whole Life
            122701      ELNY Whole Life with Modified Premiums
            123501      ELNY Whole Life
            123601      ELNY Whole Life
            123701      ELNY Whole Life with Modified Premiums
            176901      Citizens Executive Dividend Whole Life
            584501      Citizens Par Association Life
            584601      Citizens Par Association Life
            584701      Citizens Par Association Life
            166201      Citizens Ordinary Life
            170001      Citizens Life
            271001      Citizens Endowment @18, @65, 15 Yrs, 20 Yrs, or 30 Yrs
            271501      Citizens Par End @ 85
            272601      Citizens Endowment Policy at Age 90
            586701      Citizens 5 Year Renewable & Convertible Term
            584801      Citizens 5 Year Renewable & Convertible Term
            160601      Citizens Whole Life - Automatic Premium Reduction
            170501      Citizens Par Whole Life Reducing Premium
            160501      Citizens Par Whole Life Reducing Premium
            172001      Citizens Par 1 Year Modified Whole Life
            172501      Citizens Modified 65 - Whole Life
            172801      Citizens 10 Year Graded Premium
            177101      Citizens Life paid-Up @ 65 or 10 Years
            586601      Citizens Par Association Life
            584901      Citizens Par Association Life
   631297 - 631299      Mutual Benefit Life (MBL) Flexible Premium Adjustable Life
   631317 - 631319      MBL Flexible Premium Adjustable Life
                80      MBL Life Paid-Up at Age 75 (Whole Life)
                81      MBL Whole Life
                83      MBL Life Paid-Up at Age 75 (Whole Life)
                84      MBL Whole Life
                86      MBL Life Paid-Up at Age 75 (Whole Life)
           87 - 88      MBL Whole Life
                JL      MBL Last Survivor Flexible Premium Adjustable Life
               115      United Mutual (UM) Industrial - Whole Life @ 74 (Weekly)
               116      UM Industrial - Whole Life @ 74
               130      UM Industrial - 20 Year Payment Life (Weekly)
               131      UM Industrial - 20 Year Payment Life (Monthly)
               132      UM Industrial - Juvenile 20 Pay Life (Graded)
               317      UM Industrial - Whole Life @ 65 (Monthly)
               318      UM Industrial - 20 Payment Whole Life (Weekly)
               319      UM Industrial - Whole Life @ 65
               320      UM Industrial - Whole Life @ 80
               330      UM Industrial - 20 Year Payment Life (Weekly)

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

         PLAN CODE       DESCRIPTION
         ---------       -----------
               331      UM Industrial - 20 Year Payment Life (Monthly)
               332      UM Industrial - 20 Year Payment Life (Monthly)
               333      UM Industrial - Juvenile 20 Pay Life (Graded)
         513 - 514      UM Industrial - Whole Life Policy
               519      UM Industrial - Whole Life Paid-Up @ 65
               531      UM Industrial - 20 Year Payment Life (Monthly)
               532      UM Industrial - Juvenile 20 Pay Life (Graded)
               701      UM Industrial - Whole Life
               702      UM Industrial - Whole Life Paid-Up @ 65
               703      UM Industrial - 20 Payment Life
               704      UM Industrial - Juvenile WL Paid-Up @ 65
               705      UM Industrial - Juvenile 20 Payment Life
               706      UM Industrial - Juvenile WL Pd-Up @ 65
               707      UM Industrial - Juvenile 20 Pay Whole Life
               713      UM Industrial - Whole Life
               714      UM Industrial - Juvenile Whole Life (Graded)
               717      UM Industrial - Juvenile Life @ 65 (Graded)
               718      UM Industrial - Juvenile Whole Life @ 65
               719      UM Industrial - Whole Life Paid-Up @ 65
         729 - 730      UM Industrial - Juvenile 20 Payment Life
               731      UM Industrial - Juvenile 20 Pay Life (Graded)
               732      UM Industrial - Juvenile 20 Pay Life (Graded)
               231      UM Ordinary - 20 Year Payment Life
               243      UM Ordinary - Endowment @ 65
               244      UM Ordinary - Endowment @ 85
               431      UM Ordinary - Limited 20 Payment Life Policy
               443      UM Ordinary - Endowment @ 65
               444      UM Ordinary - Endowment @ 85
               631      UM Ordinary - Limited 20 Payment Life Policy
               632      UM Ordinary - Juvenile 20 Year Payment Life
               643      UM Ordinary - Endowment @ 65
               644      UM Ordinary - Endowment @ Age 85
               646      UM Ordinary - 20 Year Endowment
               647      UM Ordinary - Juvenile 20 Year Endowment
               831      UM Ordinary - Limited Payment Life 20 Year
               832      UM Ordinary - Juvenile 20 Year PL (Graded)
               843      UM Ordinary - Endowment @ Age 65
               844      UM Ordinary - Endowment @ Age 85
               846      UM Ordinary - 20 Year Endowment
               847      UM Ordinary - Juvenile 20 Year Endowment
              1821      UM Ordinary - One Year Term Plan
              2011      UM Ordinary - Whole Life Policy
       3211 - 3213      UM Ordinary - Life Policy
              3222      UM Ordinary - 20 year Endowment Policy
              3223      UM Ordinary - Endowment Policy @ 65
              3231      UM Ordinary - 15 Year Mortgage Protection
              3232      UM Ordinary - 20 Year Mortgage Protection
              3233      UM Ordinary - 25 Year Mortgage Protection
              3234      UM Ordinary - 30 Year Mortgage Protection
              3410      UM Ordinary - Senior Life Policy
                        LZA (Labor Zionist Association)

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

NEW ENGLAND MUTUAL - PARTICIPATING UNIVERSAL LIFE

PLAN CODE           DESCRIPTION
---------           -----------
100                 Vantage, male standard level
110                 Vantage, male standard increasing
120                 Vantage, female standard level
130                 Vantage, female standard increasing
140                 Vantage, male preferred level
150                 Vantage, male preferred increasing
160                 Vantage, female preferred level
170                 Vantage, female preferred increasing
200 - 204           UL84, level, plus bands 1 - 4
205                 UL 500, level
210                 UL84, increasing
211 - 214           ULCCL, bands 1 - 4, increasing
215                 UL 500, increasing
250                 NEG, underwritten, level
251                 NEG, direct response, level
260                 NEG, underwritten, increasing
261                 NEG, direct response, increasing
301 - 303           UL 91, personal market, level, bands 1 - 3
311 - 313           UL 91, personal market, increasing, bands 1 - 3
401 - 404           UL 91, business market, level, bands 1 - 4
411 - 414           UL 91, business market, increasing, bands 1 - 4
999                 First to Die

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

NEW ENGLAND MUTUAL - PARTICIPATING ORDINARY LIFE

PLAN CODE         SERIES         DESCRIPTION
---------         ------         -----------
256 - 259         30 & 31        Term 10
263 - 268         30 & 31        Yearly Renewable Term
278               31             Yearly Renewable Term
291 - 296         30 & 31        5 Year Renewable and Convertible Term

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

METLIFE - CANADIAN PARTICIPATING INDUSTRIAL LIFE

PLAN CODE     DESCRIPTION
---------     -----------
11            L75 - Issue age 1-75 - (including Assumed Company business)
12            L75 - (Infantile, ages 1-9)
13            L75 - (Infantile, ages 1-9, 25-cent Premium)
21            20 PL (Issue age 1-54) - (including Assumed Company business)
22            20 PL (Infantile, ages 1-9, 20-cent Premium issued in NY)
23            20 PL (Infantile, ages 1-9, $500 amount issued in NY)
25            20 PL (Infantile, ages 1-9, 23-cent Premium)
26            20 PL (Infantile, ages 1-2)
31            L 75 (Issue age 2-70) - (including Assumed Company business)
32            L 75 - $500
41            15 Year Endowment
51            20 Year Endowment
61            25 Year Endowment
80            L65
81            L65 (Infantile, ages 1-9, 25-cent Premium, issued in the US outside NY)
82            L65 (Infantile, ages 1-9, 20-cent Premium, issued in NY)
90            Double Protection to 65
91            Double Protection to 65, 25-cent Premium
92            Double Protection to 65, 20-cent Premium, issued in NY
130           Increasing Life & Endowment - $500 endow at 80, Paid Up at 75
140           Endowment at 80
150           Increasing Life & Endowment - $500 endow at 80, Paid Up at 75
160           Cumulative Endowment
170           Life & Annuity Paid Up at 70 (Issue Ages 10-15)
180           Convertible Life
207           20 PLAP W/OPTIONS - Monthly Ind
208           20 PLAP (0-2 Issue Age) Canada - Monthly Ind
209           20 PLAP - Monthly Ind.
214           L 70 or 10 Payment Life when issue age is 61 and over
225           30 Payment Life
235           15 Payment Life
320           20 PLAP
321           20 PLAP (Infantile, ages 1-9, issued in NY)
325           20 PLAP (Infantile, ages 1-9)
512           E65 PULO
600           E60 Issue ages 1-35
650           E65 Issue ages 20-40
650           E65 Issue Ages 1-40)
650           DP 65 (Monthly Industrials)
651           E65 - Issue Age 1-3, Canada
657           DP 65 (Monthly Industrials)
658           DP 65 with options (Monthly Industrial) Canada
659           DP 65 with options (Monthly Industrial) NY
790           Greater Protection (MetLife rates)

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

PLAN CODE     DESCRIPTION
---------     -----------
1200          20-Payment Life
1201          20-Payment Life
1202          Juvenile 20-Payment Life - New York
1206          20 PL Rated
1206          20 PL Rated A
1207          20 PL with Options
1208          20-Payment Life
1209          20-PL with Options (NY age 1-9)
1300          30-Payment Life
1650          Life Paid-Up at Age 65
1656          L65 Intermediate
1657          Life Paid-Up at Age 65
1658          L65 with Options (Canada)
1659          Life at Age 65
1700          L70
1750          Life at Age 75
1756          Life at Age 75
1757          L75 with Options
1900          Paid Up Life Option - Monthly Industrial
4200          20 Year Endowment
4600          Endowment at Age 60
4650          Endowment at Age 65
4656          R65 Intermediate
4657          Endowment at Age 65
4658          Endowment at Age 65 with Options (Canada)
4750          Endowment at Age 75
4800          Endowment at Age 80
5900          Paid Up Life Option - Monthly Industrial

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

METLIFE - CANADIAN PARTICIPATING ORDINARY LIFE

PLAN CODE                                DESCRIPTION
---------                                -----------
2000-2999 or 9000-9999                   Term Products - Pre 7/11/89
All Other Plan Codes                     Whole Life Products - Pre 7/11/89
1022, 1027, 1052, 1053, 1057, 1058       English Form - Post 7/10/89
1022, 1027, 1052, 1053, 1057, 1058       French Form - Post 7/10/89

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

METLIFE - PARTICIPATING DISABILITY INCOME

POLICY FORM                    DESCRIPTION
-----------                    -----------
Note: Policy Form On Admin. Records
AD 2-60                        Accidental Death & Dismemberment
AD 2-71                        Accidental Death & Dismemberment
AD 2-79                        Accidental Death & Dismemberment
AD 2-83                        Accidental Death & Dismemberment
AH 1-84                        Security Disability Income w/ Residual 4A/3A
AH 1-90                        Omni Plus 6A/5A/4A Disability Income
AH 10-78                       Professional Disability Income
AH 2-84                        Security Disability Income 4A/3A
AH 2-90                        Omni Plus 3A/2A Disability Income
AH 3-54                        Disability Income
AH 3-60                        Disability Income
AH 3-65                        Disability Income
AH 3-84                        Security Overhead Expense
AH 3-90                        Omni A/B Disability Income
AH 4-56                        Extended Disability Income
AH 4-60                        Extended Disability Income
AH 4-65                        Extended Disability Income
AH 4-85                        Security Disability Income 2A
AH 4-90                        Expense Plus (Overhead)
AH 4A-85 & AH 4B-85            Security Disability Income A & B respectively
AH 4L-60                       Extended Disability Income
AH 4L-65                       Extended Disability Income
AH 5-88                        Mortgage Disability Income a.k.a. Term DI in NY
AH 6-90                        Priority Plus (Annually Renewable Term Premiums)
AH 7-56                        Simplex Disability Income
AH 7-60                        Simplex Disability Income
AH 7-71                        Simplex Disability Income
AH 7-79                        Simplex Disability Income
AH 7-96CA                      Salary Saver
AH 7P-60                       Simplex Disability Income
AH 7W-60 & AH 7W-71            Business Woman's Disability Income
AH 8-58                        Home Protector Disability Income
AH 8-65                        Home Protector Disability Income
AH 8-96CA                      Salary Saver
AH 08-60RP                     Protector Disability Income
AH 9-67                        Versatile Income Protection
AH 9-71                        Versatile Income Protection
AH 9-79                        Versatile Income Protection
A 10-49                        Accident Medical Expense
A 2-56                         Term Accident Disability Income
A 2-60                         Term Accident Disability Income
A 5-49                         Comprehensive Accident Disability Income

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

NEW ENGLAND MUTUAL - PARTICIPATING DISABILITY INCOME

PLAN CODE        CLASS                     DESCRIPTION
---------        -----                     -----------
100 - 114         21                       Residual Benefit Policy - Occ.Class  4A
120 - 129         21                       Own Occupation Benefit Policy - Occ.Class 4A
135 - 139         21                       Step-Rate Premium - Residual - Occ.Class 4A
145 - 149         21                       Step-Rate Premium - Own Occ - Occ.Class 4A
200 - 203         21                       Residual Benefit Policy - Occ.Class 3A
205 - 214         21                       Residual Benefit Policy - Occ.Class 3A
220 - 229         21                       Own Occupation Benefit Policy - Occ.Class 3A
235 - 238         21                       Step-Rate Premium - Residual - Occ.Class 3A
245 - 249         21                       Step-Rate Premium - Own Occ - Occ.Class 3A
300 - 309         21                       Residual Benefit Policy - Occ.Class 2A
350               21                       Residual Benefit Policy - Occ.Class 2B
400 - 401         21                       Disability Business Expense - Occ.Class 4A
405 - 413         21                       Disability Business Expense - Occ.Class 4A
500 - 501         21                       Disability Business Expense - Occ.Class 3A
505 - 513         21                       Disability Business Expense - Occ.Class 3A
101 - 103         22                       Disability Business Buyout  - Occ.Class 4A
201 - 203         22                       Disability Business Buyout  - Occ.Class 3A

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

METLIFE - CANADIAN PARTICIPATING PHI

POLICY FORM                             DESCRIPTION
-----------                             -----------
                                        Individual Personal Health Insurance Policies Retained

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

METLIFE - PARTICIPATING INDIVIDUAL HEALTH - MEDICAL

POLICY FORM                             DESCRIPTION
-----------                             -----------
FAH73-94                                Divested Reinsured Personal Medical
FAH57C92                                Divested Reinsured Personal Medical
                                        Individual Health Conversion Policies
                                        Direct Marketing Individual Health Policies
                                        Other Divested Reinsured Personal Medical

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

NEW ENGLAND MUTUAL - PARTICIPATING INDIVIDUAL HEALTH - MEDICAL

POLICY FORM                             DESCRIPTION
-----------                             -----------
TNE-J590                                Individual Health Conversion Policies

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

METLIFE - PARTICIPATING INDIVIDUAL LONG TERM CARE CONTRACTS

POLICY FORM              DESCRIPTION
-----------              -----------
1LTC-97MO                Individual LTC Policies
2LTC-97MO                Individual LTC Policies

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

METLIFE - PARTICIPATING INDIVIDUAL ANNUITIES

POLICY FORM                                    DESCRIPTION
-----------                                    -----------
35-84                                          AAA
G.4321                                         AAA - Capitol
35-84                                          AAA - Capitol Life & Charter
TCA/AAA-1                                      AAA - TCA
TCA/AAA-2                                      AAA - TCA
35A87                                          Baldwin
35BDEF87                                       Baldwin
35NP                                           Baldwin
G.2498I                                        Buffalo Board of Education
L-6792                                         Federal
L-6796                                         Federal
LGC-7005                                       Federal
LGC-7941                                       Federal
LGP-7940                                       Federal
37K-(74) 76                                    FPPA
37K-74                                         FPPA
37T-74                                         FPPA
37-65                                          FPPC
37K-65                                         FPPC
37DM-85                                        FRA
37K-79                                         FRA
37T-79                                         FRA
37-90 WI                                       GPA
37IRA90 WI                                     GPA
37PP-90(NQ-1) WI                               PPA
38PP-90(IRA-1) WI                              PPA
F.4333-15 WI                                   PPA
37K-(74) 76 WI                                 FPPA
37K-74 WI                                      FPPA
37T-74 WI                                      FPPA
37-65 WI                                       FPPC
37K-65 WI                                      FPPC
37-DM85 WI                                     FRA
37K-79 WI                                      FRA
37T-79 WI                                      FRA
30-85 WI                                       RDA
30-80 WI                                       SDA
37KV-65 WI                                     Variable Annuity
37TV-65 WI                                     Variable Annuity
37V-78 WI                                      Variable Annuity
37-75 MIAP WI                                  Variable Annuity
37VM-84 WI                                     VestMet
38VM-84 WI                                     VestMet
G.2444D WI                                     VestMet
G.2444G WI                                     VestMet
G.4278VM WI                                    VestMet

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

POLICY FORM                                    DESCRIPTION
-----------                                    -----------
37TV-65                                        Variable Annuity
37KV-65                                        Variable Annuity
37V-78                                         Variable Annuity
35-65                                          Continuation
G.2991WI                                       MAX1, MAX3
35-90WI                                        MAX1, MAX3
35-91(TSA) WI                                  MAX1, MAX3
35IRA-90WI                                     MAX1, MAX3
34-87                                          MetSaver
G.4337                                         MetStar
G.4278A                                        New York City Teachers
30-85                                          RDA
30-80                                          SDA
37VM-84                                        Vestmet
38VM-84                                        Vestmet
G.2444A                                        Vestmet
G.2444B                                        Vestmet
G.2444C                                        Vestmet
G.2444D                                        Vestmet
G.2444E                                        Vestmet
G.2444G                                        Vestmet
G.2444H                                        Vestmet
G.4278VM                                       Vestmet
TCA/MI{4-87}                                   Supplementary Contracts - TCA
TCA/G1{12/86}                                  Supplementary Contracts - TCA
                                               Other Supplementary Contracts
                                               Other MetLife Direct Written Deferred Annuities On Policy
                                               Forms Approved Before 7/11/89
                                               Other Annuities with Continuation

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

NEW ENGLAND MUTUAL - PARTICIPATING INDIVIDUAL ANNUITIES

POLICY FORM              DESCRIPTION
-----------              -----------
A6                       Retirement Annuity
A7                       Retirement Annuity
A12                      Retirement Annuity
A20                      Retirement Annuity
A22                      Retirement Annuity
A32                      Single Premium Immediate Annuities
A35-59                   Flexible Retirement Annuity
A52-P67                  Flexible Retirement Annuity
A56-70                   Single Premium Retirement Annuity
A75                      Flexible Premium Retirement Annuity
A78                      Flexible Premium Retirement Annuity
A74                      A+ Single Premium Deferred Annuity
A77A                     Asset Builder Single Premium Deferred Annuity
V1-70A                   Variable Annuity
V2-70A                   Variable Annuity
V10                      Variable Annuity and Continuation of Fund
V3-70A                   Continuation of V1-70A and V2-70A
V4-70A                   Continuation of V1-70A and V2-70A
V5-70A                   Continuation of V1-70A and V2-70A
V6-70A                   Continuation of V1-70A and V2-70A
V7-70A                   Continuation of V1-70A and V2-70A
V11                      Fixed Fund On Zenith Accumulator Variable Annuity and Continuation of ZAVA
                         Supplemental Contracts Without Life Contingencies
                         Supplemental Contracts With Life Contingencies
                         Retained Asset Account

               EXHIBIT B - OTHER INDIVIDUAL PARTICIPATING POLICIES
                             NOT IN THE CLOSED BLOCK

METLIFE - CANADIAN PARTICIPATING INDIVIDUAL ANNUITIES &
SUPPLEMENTARY CONTRACTS

POLICY FORM              DESCRIPTION
-----------              -----------
                         Individual Deferred Annuities Retained
                         Individual Ordinary Payout Annuities Retained
                         Individual Ordinary Supplementary Annuities Retained
                         Individual Industrial Supplementary Annuities Retained


The Plan Codes in Exhibit B apply in all states and territories unless otherwise stated. (NC = North Carolina; MO = Missouri; WI = Wisconsin; PR = Puerto Rico).

               EXHIBIT C -- METLIFE POLICYHOLDER TRUST AGREEMENT

                           METLIFE POLICYHOLDER TRUST
                                   AGREEMENT

                                  BY AND AMONG

                      METROPOLITAN LIFE INSURANCE COMPANY

                                      AND

                                 METLIFE, INC.

                                      AND

                            WILMINGTON TRUST COMPANY

                                      AND

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                          DATED AS OF NOVEMBER 3, 1999

                               Exhibit C -- MetLife Policyholder Trust Agreement

                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
  1.  Definitions.................................................    1
  2.  Deposit of Trust Shares.....................................    3
      2.1   Issuance of Trust Shares..............................    3
      2.2   Trustee Owner of Trust Shares.........................    3
      2.3   Costs and Expenses of the Trustee and Custodian.......    3
      2.4   Filing of Agreements..................................    3
  3.  Interests...................................................    4
      3.1   Trust Shares..........................................    4
      3.2   Interests Held by Custodian...........................    4
      3.3   Custodian Sole Holder of Interests....................    4
      3.4   Joint Trust Beneficiaries.............................    4
      3.5   Act of Trust Beneficiaries............................    4
  4.  Transfers...................................................    5
      4.1   No Transfers Except As Provided Herein................    5
      4.2   Permitted Transfers...................................    5
  5.  Purchase, Sale and Withdrawal Elections.....................    5
      5.1   Procedures for Purchase and Sale Elections............    5
      5.2   Purchase Elections....................................    5
      5.3   Sale Elections........................................    6
      5.4   Withdrawal Elections..................................    6
      5.5   Notices of Purchase, Sale and Withdrawal Elections....    7
      5.6   Stock Splits, etc. ...................................    7
      5.7   Tender and Exchange Offers............................    7
      5.8   Receipt of Trust Shares...............................    8
      5.9   Program Agent.........................................    8
      5.10  Beneficiary Statements................................    8
      5.11  Offering for Trust Beneficiaries......................    8
  6.  Powers and Duties of the Trustee............................    9
      6.1   Limits on Trustee's Powers............................    9
      6.2   Execution by Trustee..................................    9
      6.3   Voting................................................    9
      6.4   Sales.................................................   11
      6.5   Tax Returns and Reports...............................   11
      6.6   Reporting and Other Informational Requirements........   12
      6.7   Mailings of Proxy and Other Materials.................   12
      6.8   Registration under the Exchange Act...................   12
  7.  Dividends and Distributions; Receipt of Other Property......   12
      7.1   Dividends and Distributions...........................   12
      7.2   Cash..................................................   12
      7.3   Stock.................................................   13
      7.4   Other Property........................................   13
      7.5   Stock Splits, etc. ...................................   13
      7.6   Distribution of Trust Shares in Certain
            Circumstances.........................................   13
  8.  The Trustee.................................................   13
      8.1   Qualifications of Trustee.............................   13
      8.2   Expenses..............................................   13
      8.3   Compensation..........................................   14
      8.4   Resignation and Removal of Trustee; Appointment of
            Successor Trustee.....................................   14
      8.5   Acceptance of Appointment by Successor................   14
      8.6   Merger, Conversion, Consolidation or Succession to
            Business..............................................   14
      8.7   Collection of Claims by Trust.........................   14
      8.8   Interests of the Trustee..............................   15
      8.9   Liability of the Trustee..............................   15
      8.10  Appointment of Separate or Co-Trustee.................   15
  9.  The Custodian...............................................   15
      9.1   Initial Custodian.....................................   15
      9.2   Resignation and Removal of Custodian; Appointment of
            Successor Custodian...................................   16
      9.3   Acceptance of Appointment by Successor................   16
      9.4   Transfer of Material..................................   16
      9.5   Compensation; Expenses................................   16
      9.6   Duties................................................   16
 10.  Grantor Trust...............................................   17

                               Exhibit C -- MetLife Policyholder Trust Agreement

                                                                    PAGE
                                                                    ----
 11.  Effective Date and Termination..............................   17
      11.1   Effective Date.......................................   17
      11.2   Termination upon Distribution of Trust Shares........   17
      11.3   Early Termination....................................   17
      11.4   Actions of Trustee upon a Termination Event or an
             Early Termination Event..............................   17
      11.5   Holding Company's Right to Purchase Shares...........   18
      11.6   Termination..........................................   18
      11.7   Rule Against Perpetuities............................   18
 12.  Merger or Consolidation of Holding Company..................   18
      12.1   Holding Company May Consolidate or Merge Only on
             Certain Terms........................................   18
      12.2   Successor Corporation Substituted....................   19
 13.  Amendment...................................................   19
      13.1   Amendments Not Requiring Consent of the Trust
             Beneficiaries........................................   19
      13.2   Amendments Requiring Consent of the Trust
             Beneficiaries........................................   19
      13.3   Conditions to Amendment of Agreement.................   19
      13.4   Trustee and Custodian Not Required to Enter into Any
             Amendments...........................................   20
      13.5   Amendments to Trust Record Keeping Services
             Agreement............................................   20
 14.  Accounting..................................................   20
      14.1   Accounting...........................................   20
      14.2   Lost Trust Beneficiaries.............................   20
 15.  Minors or Incapable Persons.................................   20
      15.1   Payments to Minors or Incapable Persons..............   20
      15.2   Payments and Distributions...........................   20
 16.  Miscellaneous...............................................   20
      16.1   Successors...........................................   20
      16.2   No Punitive Damages..................................   20
      16.3   Payment of Costs for Frivolous Claims................   21
      16.4   Representation of Lost Trust Beneficiaries and Trust
             Beneficiaries Under a Disability.....................   21
      16.5   Notices..............................................   21
      16.6   Mailing to Trust Beneficiaries.......................   22
      16.7   Governing Law........................................   22
      16.8   Counterparts.........................................   22
      16.9   Entire Agreement.....................................   22

                               Exhibit C -- MetLife Policyholder Trust Agreement

                      METLIFE POLICYHOLDER TRUST AGREEMENT

     This Policyholder Trust Agreement, dated as of November 3, 1999, is made and entered into by and among Metropolitan Life Insurance Company, a mutual life insurance company organized under the laws of the State of New York, MetLife, Inc., a Delaware corporation, ChaseMellon Shareholder Services, L.L.C., a limited liability company organized under the laws of New Jersey, as custodian of the Interests under this Agreement, and Wilmington Trust Company, a Delaware banking company. Capitalized terms used in this Agreement are defined in Section 1.

                             W I T N E S S E T H :

     WHEREAS, this Agreement is made and entered into to establish the Trust for the exclusive benefit of Trust Beneficiaries in connection with the reorganization of the Company from a mutual life insurance company into a stock life insurance company pursuant to Section 7312 of the New York Insurance Law and a Plan of Reorganization as adopted by the Board of Directors of the Company on September 28, 1999 (as such Plan may be amended pursuant to its terms or Section 7312 of the New York Insurance Law); and

     WHEREAS, the Plan provides that a trust shall be established under this Agreement to hold shares of Common Stock to be received in exchange for Company Common Stock allocated under the Plan to Trust Eligible Policyholders.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the following meanings:

     "Act" means the act of a Trust Beneficiary as described in Section 3.5(a).

     "Actuarial Contribution" means the contribution of certain participating policies to the Company's surplus, as calculated according to the principles, assumptions and methodologies set forth in the Plan and the Actuarial Contribution Memorandum.

     "Actuarial Contribution Memorandum" means the memorandum, attached to the Plan as Schedule 4, that sets forth the principles, assumptions and methodologies for the calculation of the Actuarial Contributions of qualifying policies under the Plan.

     "Agreement" means this MetLife Policyholder Trust Agreement, as amended in accordance with Section 13. This Agreement establishes and governs the operation of the Trust.

     "Beneficiary Consent Matter" means any matter presented to the stockholders of the Holding Company of the nature identified in Sections 6.3(b)(i), (ii) and
(iv) and, prior to the first anniversary of the Plan Effective Date, Section 6.3(b)(iii) for which the Custodian is required to request voting instructions from the Trust Beneficiaries pursuant to Section 6.3(c).

     "Broker-Dealer Affiliate" means any affiliate of the Program Agent or a service organization acting on its behalf, that is (a) registered as a broker-dealer under the Exchange Act or (b) a "bank" (within the meaning of such term in Section 3(a)(6) of the Exchange Act) that is excluded from the definition of "broker" under Sections 3(a)(4) and 15(a) of the Exchange Act. "Broker-Dealer Affiliate" may also include the Program Agent itself if it meets these requirements. Some of the activities described in the Purchase and Sale Program Procedures will be performed by the Broker-Dealer Affiliate in order to meet regulatory requirements under the federal securities laws. The initial Broker-Dealer Affiliate will be ChaseMellon Financial Services L.L.C.

     "ChaseMellon" means ChaseMellon Shareholder Services, L.L.C., a limited liability company organized under the laws of New Jersey.

     "Common Stock" means the common stock, par value $.01 per share, of the Holding Company.

     "Company" means Metropolitan Life Insurance Company, a mutual life insurance company organized under the laws of the State of New York, to be reorganized as a stock life insurance company under the Plan.

     "Company Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Contesting Stockholder" means a stockholder of the Holding Company that has, pursuant to the Holding Company's By-Laws and applicable law, given timely notice of the stockholder's proposal to (i) nominate one or more candidates or a slate of candidates for election as directors of the Holding Company in opposition to a nominee of the Holding Company's board of directors for election of directors, (ii) oppose one or more nominees of the Holding Company's board of directors, (iii) remove one or more directors of the Holding Company for cause, or (iv) nominate

                               Exhibit C -- MetLife Policyholder Trust Agreement
one or more candidates for election as directors of the Holding Company to fill the vacancy or vacancies resulting from the removal of one or more directors by the Holding Company's stockholders.

     "Custodian" means the custodian that will be the record holder of the Trust Interests. The initial Custodian will be ChaseMellon.

     "Early Termination Event" means an event specified in Section 11.3.

     "Eligible Policyholder" means a Person who is, or, collectively, the Persons who are, the owners on the date that the Plan is adopted by the Company's board of directors of a policy that is in force on such date. The Company and any corporation in which the Company, directly or indirectly, holds a majority of the outstanding shares entitled to vote in the election of directors shall not be Eligible Policyholders with respect to any policy that entitles the policyholder to receive consideration, unless the consideration is to be utilized in whole or part for a plan or program funded by that policy for the benefit of participants or employees who have coverage under that plan or program.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holding Company" means MetLife, Inc., a Delaware corporation, which is the company organized to become the holding company of the Company on the Plan Effective Date.

     "Indemnified Party" means the Trustee and any affiliate, director, officer, employee, agent or advisor of the Trustee which the Holding Company is required to indemnify under Section 8.9(b).

     "Interest" means an undivided fractional interest in the Trust Shares and other assets of the Trust beneficially owned by a Trust Beneficiary through the Custodian. An Interest entitles the Trust Beneficiary to certain rights, including the right to: (i) receive dividends distributed upon Trust Shares;
(ii) have Trust Shares withdrawn from the Trust to be sold for cash through the Purchase and Sale Program; (iii) deposit in the Trust additional shares of Common Stock purchased through the Purchase and Sale Program; (iv) elect to withdraw Trust Shares after the first anniversary of the Plan Effective Date; and (v) instruct the Trustee to vote the Trust Shares on certain matters; each as further described in and limited by the terms of this Agreement.

     "IPO" means the initial public offering of Common Stock.

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "Person" means an individual, corporation, limited liability company, joint venture, partnership, association, trust, trustee, unincorporated entity, organization or government (including its departments or agencies).

     "Plan" means the Plan of Reorganization of the Company, adopted by the Company's board of directors on September 28, 1999, including all Exhibits and Schedules to the Plan, as it may be amended from time to time. Under the Plan, the Company will convert from a mutual life insurance company to a stock life insurance company.

     "Plan Effective Date" means the effective date of the Plan, when, among other things, the Company will become a stock life insurance company and wholly-owned subsidiary of the Holding Company. The Plan Effective Date will be determined pursuant to Section 5.2(b) of the Plan.

     "Program Agent" means the program agent for the Purchase and Sale Program, as may be appointed from time to time by the Holding Company. For purposes of this Trust Agreement, "Program Agent" shall include any affiliate of the Program Agent or service organization acting on its behalf. The initial Program Agent will be ChaseMellon. Some of the activities described in the Purchase and Sale Program Procedures will be performed by the Broker-Dealer Affiliate in order to meet regulatory requirements under the federal securities laws.

     "Purchase and Sale Program" means the program permitting Trust Beneficiaries to purchase additional shares of Common Stock to be held by the Trust or to have Trust Shares withdrawn for sale, in each case without the payment of commissions or other fees. The Purchase and Sale Program will be conducted pursuant to the Purchase and Sale Program Procedures.

     "Purchase and Sale Program Procedures" means the Purchase and Sale Program Procedures attached to the Plan as Exhibit J, as such may be amended from time to time pursuant to Section 10.5 of the Plan.

     "Purchase Election" means an election made by a Trust Beneficiary to purchase, without the payment of commissions or other fees, additional shares of Common Stock to be deposited in the Trust and allocated to the Trust Beneficiary in accordance with the Purchase and Sale Program Procedures and Section 5.2.

     "Reorganization" means the conversion of the Company from a mutual life insurance company to a stock life insurance company under Section 7312 of the New York Insurance Law.

                               Exhibit C -- MetLife Policyholder Trust Agreement

     "Sale Election" means an election by a Trust Beneficiary to have Trust Shares equal in number to its Interests withdrawn and sold, without the payment of commissions or other fees, through the Purchase and Sale Program in accordance with the Purchase and Sale Program Procedures and Section 5.3.

     "Superintendent" means the Superintendent of Insurance of the State of New York, or any governmental officer, body or authority that succeeds the Superintendent as the primary regulator of the Company's insurance business under applicable law.

     "Termination Event" means an event specified in Section 11.2, the occurrence of which will cause the termination of the Trust.

     "Trust" means the MetLife Policyholder Trust established under this Agreement to hold the Trust Shares for the exclusive benefit of the Trust Beneficiaries.

     "Trust Beneficiary" means any Person that beneficially owns an Interest in the Trust, as shown on the records of the Custodian.

     "Trust Eligible Policyholder" means any Eligible Policyholder that, under the Plan, will receive consideration in the form of Company Common Stock, to be exchanged for an equal number of shares of Common Stock (to be held in the Trust) on the Plan Effective Date.

     "Trust Record Keeping Services Agreement" means the Service Agreement for Transfer Agent Services and Trust Record Keeping Services by and between the Holding Company and ChaseMellon as such may be amended from time to time pursuant to Section 13.5, and any other agreement between the Holding Company and any Custodian or successor Custodian relating to Trust record keeping services.

     "Trust Shares" means the shares of Common Stock held from time to time by the Trust under this Agreement and any shares of common stock issued in exchange for Common Stock in connection with a merger, consolidation or recapitalization of the Holding Company and held in the Trust as contemplated in Section 7.4.

     "Trustee" means the trustee of the Trust. The initial Trustee will be Wilmington Trust Company.

     "Withdrawal Election" means an election by a Trust Beneficiary to receive in exchange for all, but not less than all, of its Interests on the date of such election, an equal number of Trust Shares in accordance with Section 5.4.

2. Deposit of Trust Shares.

     2.1 Issuance of Trust Shares.  (a) On the Plan Effective Date:

          (i) the Trust shall be established under the terms of this Agreement;

          (ii) the Company shall issue shares of Company Common Stock to the Trust in accordance with Section 5.2(e) of the Plan; and

          (iii) the Trustee shall exchange those shares of Company Common Stock for an equal number of shares of Common Stock (to be deposited in the Trust together with any rights issued on the Plan Effective Date in connection with any stockholder rights plan adopted by the Holding Company).

     (b) Shares of Common Stock issued to the Trust shall be issued in book-entry form as uncertificated shares to the extent permitted by law.

     (c) The Holding Company shall provide notice to the Trustee of the Plan Effective Date as soon as practicable after such date has been determined.

     2.2 Trustee Owner of Trust Shares. Except to the extent expressly provided in this Agreement, the Trustee on behalf of the Trust shall be considered the sole owner or holder of the Trust Shares for all purposes, including, but not limited to, the payment of dividends on the Trust Shares and the giving of any vote, assent or consent as owner of the Trust Shares. The Trust Beneficiaries shall not have legal title to any part of the assets of the Trust. Legal title to the Trust Shares and all other assets of the Trust shall be vested in the Trust.

     2.3 Costs and Expenses of the Trustee and Custodian. Subject to Section 6.3, the Holding Company shall pay, or reimburse directly each of the Trustee and Custodian for, all costs and expenses relating to the Trust, in the case of the Trustee, and relating to the holding of Interests, in the case of the Custodian, including, but not limited to, the fees and expenses of the Trustee and Custodian as provided in Sections 8 and 9.

     2.4 Filing of Agreements. The Trustee shall file copies of this Agreement with appropriate governmental entities to the extent required under applicable law, as instructed by the Holding Company.

                               Exhibit C -- MetLife Policyholder Trust Agreement

3. Interests.

     3.1 Trust Shares. (a) On or before the earlier of (i) 75 days after the adoption of the amended and restated Plan incorporating the Actuarial Contribution Memorandum by the Company's board of directors pursuant to the Plan or (ii) 14 days prior to the Plan Effective Date (unless the Superintendent approves later dates), the Company shall deliver to the Custodian a computerized file showing the Actuarial Contribution of each Qualifying Policy. The Custodian shall calculate, on behalf of the Company, the number of shares of Company Common Stock to be allocated to each Trust Eligible Policyholder based on the Actuarial Contributions of all Qualifying Policies owned by such Trust Eligible Policyholder and the provisions of Article VII of the Plan, provided, however, that the Company shall be responsible to the Trust Beneficiaries for any calculations made by the Custodian.

     (b) As of the Plan Effective Date, each Trust Eligible Policyholder shall be allocated a number of Interests equal to the number of shares of Company Common Stock allocated to it.

     (c) Beginning no later than 120 days after the adoption of the amended and restated Plan incorporating the Actuarial Contribution Memorandum by the Company's board of directors pursuant to the Plan and completed by no later than 14 days prior to the Plan Effective Date (unless the Superintendent approves later dates), the Custodian shall mail to each Trust Eligible Policyholder a notice indicating the number of Interests to be allocated to the Trust Eligible Policyholder. This notice shall include an explanation of the rules applicable to permitted transfers of the Interests, a summary of the Purchase and Sale Program Procedures and an explanation of the voting rights of the Trust Beneficiaries, unless such information has previously been provided to the Trust Beneficiaries, together with such other information as the Holding Company may direct. A Trust Eligible Policyholder will be able to obtain information concerning the number of Interests to be allocated to such Trust Eligible Policyholder through the telephone number, and beginning on the date, established pursuant to and identified in the mailing described in Section 5.5(b) of the Plan.

     (d) If the Holding Company shall change the number, designation or any other characteristic of the Common Stock, the Interests held by the Trust Beneficiaries shall be deemed to be changed accordingly so that the outstanding Interests shall at all times correspond with the Trust Shares held pursuant to this Agreement.

     3.2 Interests Held by Custodian. The Interests shall be held on behalf of the Trust Beneficiaries by the Custodian. The Custodian shall keep correct books of account of all transactions relating to the Interests, including a list containing the name and address of each Trust Beneficiary and the Trust Beneficiary's Interests. The Custodian shall promptly record all transactions relating to the Interests, including any adjustments to the Interests in accordance with this Agreement. Each of the Trustee and the Custodian, as the case may be, shall promptly deliver to the other copies of all notices received from any Trust Beneficiary pursuant to this Agreement. The Trustee shall have the right to inspect the records of the Custodian relating to the Interests upon reasonable notice during reasonable business hours and, at the Holding Company's expense, to receive copies of those records.

     3.3 Custodian Sole Holder of Interests. Except as expressly provided in this Agreement, the Trustee may treat the Custodian as the sole holder of record of the Interests for purposes of receiving distributions on the Interests and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in the Interests on the part of any Person, whether or not the Trustee shall have actual or other notice of the claim or interest. Absent manifest error, ownership of each Trust Beneficiary's Interests shall be as shown on, and the transfer of the ownership will be effected only through, records maintained by the Custodian in accordance with this Agreement, the Trust Record Keeping Services Agreement and the Custodian's customary practices.

     3.4 Joint Trust Beneficiaries. If multiple Persons constitute a single Trust Beneficiary, payments made to such Trust Beneficiary pursuant to this Agreement shall be distributed by the Custodian jointly to or on behalf of those Persons in accordance with the Custodian's customary practices.

     3.5 Act of Trust Beneficiaries. (a) Any request, demand, authorization, direction, notice, consent, assent, waiver or other action provided by this Agreement to be given or taken by any Trust Beneficiary may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Trust Beneficiary in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, the Custodian, the Program Agent or the Holding Company, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Trust Beneficiary signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Custodian, the Program Agent and the Holding Company, if made in the manner provided in this Section 3.5.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to

                               Exhibit C -- MetLife Policyholder Trust Agreement
take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to that Person the execution thereof or by other instruments or certificates utilized by the Custodian in its customary practices. Where such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership (or a Person having similar authority in any other entity), such certificate or affidavit shall also constitute sufficient proof of that Person's authority.

     (c) Notwithstanding the foregoing, each of the Trustee, the Custodian, the Program Agent or the Holding Company may, but shall not be required to, accept any request, demand, authorization, direction, notice, consent, assent, waiver or other action provided by this Agreement in any other form, which shall become effective upon acceptance.

4. Transfers.

     4.1 No Transfers Except As Provided Herein. Except as otherwise provided in this Agreement, no Trust Beneficiary shall have any right whatsoever to sell, assign, transfer, encumber or grant any option or any other interest in, the Trust Beneficiary's Interests to, or in favor of, any other Person. Any sale, assignment, transfer, encumbrance or grant that is not made in accordance with the provisions of this Agreement shall be null and void and shall not be binding on the Trustee, the Custodian or the Holding Company.

     4.2 Permitted Transfers.  Interests may be transferred:

          (a) from the estate of a deceased Trust Beneficiary to one or more beneficiaries taking by operation of law or pursuant to testamentary succession;

          (b) to (i) the spouse or issue of a Trust Beneficiary, (ii) an entity selected by a Trust Beneficiary, provided that transfers to such entity are deductible for Federal income, gift and estate tax purposes under Sections 170, 2055 and 2522 of the Internal Revenue Code of 1986, as amended, or
     (iii) a trust established for the exclusive benefit of one or more of (x) Trust Beneficiaries, (y) individuals described in clause (i) of this
     Section 4.2(b) or (z) entities described in clause (ii) of this Section 4.2(b);

          (c) to a trust established to hold Interests on behalf of an employee benefit plan;

          (d) if the Trust Beneficiary is not a natural person, by operation of law to the surviving entity upon the merger or consolidation of the Trust Beneficiary into another entity, to the purchaser of substantially all the assets of the Trust Beneficiary or to the appropriate Persons upon the dissolution, termination or winding up of the Trust Beneficiary;

          (e) by operation of law as a consequence of the bankruptcy or insolvency of a Trust Beneficiary or the granting of relief to the Trust Beneficiary under the Federal bankruptcy laws; or

          (f) from a trust holding an insurance policy or annuity contract on behalf of the insured Person under the policy or contract to those Persons to whom Interests are required to be so transferred pursuant to the terms of that trust.

     Except for a transfer pursuant to Section 4.2(a), no transfer by a Trust Beneficiary of only a part of its Interests that is otherwise permitted by this
Section 4.2 shall be given effect, however, if it would result in a transferee owning other than a whole number of Interests. The Custodian shall record on its records in accordance with customary practices any transfer of Interests by a Trust Beneficiary to a Person to whom a transfer permitted by this Section 4.2 is made following receipt by the Custodian of a written notice of the transfer, together with any supporting documentation reasonably required by, and in form and substance reasonably satisfactory to, the Custodian. All questions regarding the validity of any transfer shall be determined by the Custodian in good faith. A transfer shall only become effective when it has been recorded by the Custodian on its records in accordance with its customary practices.

5. Purchase, Sale and Withdrawal Elections.

     5.1 Procedures for Purchase and Sale Elections. Purchase Elections and Sale Elections shall be subject to the Plan, this Agreement and the Purchase and Sale Program Procedures.

     5.2 Purchase Elections. (a) Subject to certain restrictions in the Purchase and Sale Program Procedures, beginning on the first trading day following the 90th day after the Plan Effective Date, and lasting until the termination of the Trust, each Trust Beneficiary holding a number of Interests that is less than 1,000 may make a Purchase Election and instruct the Broker-Dealer Affiliate to arrange for the purchase, in accordance with the Purchase and Sale Program Procedures, of additional shares of Common Stock to be deposited in the Trust and allocated to the Trust Beneficiary. The Purchase Election is subject to the limitation that the Trust Beneficiary may hold, after the purchase through the Purchase and Sale Program and allocation of an equal number of Interests to the Trust Beneficiary, no more than 1,000 Interests. Any Trust Beneficiary making a Purchase Election shall be required to deliver funds for this purchase in an amount of at least $250 (or such lesser amount as may be required to purchase, at the closing price of the Common Stock on the trading day immediately prior to the mailing of such funds, a number of shares that

                               Exhibit C -- MetLife Policyholder Trust Agreement
would cause it to hold the 1,000 maximum number of Interests described above). Subject to the limitations on numbers of shares and size of a transaction set forth herein, there are no other limitations on the number of times a Trust Beneficiary may make a Purchase Election. Trust Beneficiaries making a Purchase Election shall not be required to pay any brokerage commissions, mailing charges, registration fees or other administrative or similar expenses.

     (b) Following receipt of a valid Purchase Election notice and adequate funds from a Trust Beneficiary, the Broker-Dealer Affiliate shall purchase shares of Common Stock in accordance with the Purchase and Sale Program Procedures. The shares purchased through the Purchase and Sale Program shall be delivered by the Broker-Dealer Affiliate to the Trustee, deposited in the Trust and held by the Trustee subject to all of the terms and conditions of this Agreement to the same extent as if originally deposited hereunder. The Interests of any Trust Beneficiary making a Purchase Election shall be increased to reflect the Purchase Election. As soon as practicable after the deposit in the Trust pursuant to a Purchase Election, but no later than 4 days following such deposit, the Custodian shall provide a written statement to the Trust Beneficiary indicating the number of the Trust Beneficiary's Interests.

     5.3 Sale Elections. (a) Subject to certain restrictions in the Purchase and Sale Program Procedures, including, but not limited to, the limitations set forth in Section 5.3(c), beginning on the later of (i) the termination of any stabilization arrangements and trading restrictions in connection with the IPO or (ii) the closing of all underwriters' over-allotment options that have been exercised and the expiration of all unexercised options in connection with the IPO, each Trust Beneficiary may, until the termination of the Trust, make a Sale Election and instruct the Program Agent to arrange for the withdrawal of Trust Shares in respect of the Trust Beneficiary's Interests for sale through the Purchase and Sale Program.

     (b) Following the Trustee's receipt of notice from the Program Agent that a Trust Beneficiary has made a valid Sale Election, the Trustee shall withdraw and deliver to the Broker-Dealer Affiliate that number of Trust Shares specified in such notice to be sold by the Broker-Dealer Affiliate through the Purchase and Sale Program in accordance with the Purchase and Sale Program Procedures. Proceeds of such sale shall be delivered by the Broker-Dealer Affiliate to the Custodian, and the Custodian shall distribute those proceeds, net of any withholding taxes required by law, to the Trust Beneficiary. The Interests of any Trust Beneficiary making a Sale Election shall be reduced to reflect the withdrawal and sale of shares of Common Stock pursuant to the Sale Election. As soon as reasonably practicable after the sale pursuant to a Sale Election, but no later than 4 trading days following such sale, the Custodian shall provide a written statement to the Trust Beneficiary indicating the number of such Trust Beneficiary's Interests following completion of such sale. Trust Beneficiaries making a Sale Election shall not be required to pay any brokerage commissions, mailing charges, registration fees or other administrative or similar expenses.

     (c) The following limitations will apply to Sale Elections made pursuant to this Section 5.3:

          (i) If a Trust Beneficiary holds 199 or fewer Interests, all of its Interests must be withdrawn for sale. The Trust Beneficiary will not be permitted to make partial withdrawals for sale.

          (ii) If a Trust Beneficiary holds more than 199 Interests, full or partial withdrawals for sale may be made. However, partial withdrawals for sale may only be in 100-share increments (for example, 200 shares may be withdrawn for sale, but not 250). Following any partial withdrawal for sale, the Trust Beneficiary must still hold at least 100 Interests. If a Trust Beneficiary will hold less than 100 Interests after the partial withdrawal for sale, a full withdrawal for sale must be made.

          (iii) For the first 300 days following the Plan Effective Date, a Trust Beneficiary holding more than 25,000 Interests will be subject to the volume limitations set forth in the Purchase and Sale Program Procedures. After the first 300 days, these limitations will no longer apply and withdrawals for sale may be made as otherwise permitted by these rules.

Subject to the limitations on numbers of shares and size of a transaction set forth herein, there are no other limitations on the number of times a Trust Beneficiary may make a sale election.

     5.4 Withdrawal Elections. (a) Subject to certain restrictions in the Purchase and Sale Program Procedures, beginning on the first anniversary of the Plan Effective Date and lasting until the termination of the Trust, each Trust Beneficiary may make a Withdrawal Election and instruct the Custodian to arrange for the Trust Beneficiary to receive in exchange for all, but not less than all, of its Interests on the date of such election an equal number of Trust Shares. The Interests of any Trust Beneficiary making a Withdrawal Election shall be reduced to zero to reflect the Withdrawal Election.

     (b) Promptly following receipt of notice of a valid Withdrawal Election from a Trust Beneficiary, the Custodian shall notify the Trustee and the Holding Company or the transfer agent for the Common Stock in writing or electronically of the name of the Trust Beneficiary making a Withdrawal Election and the number of Trust Shares allocated to the Trust Beneficiary. The Trustee shall withdraw such number of Trust Shares, and the Trustee, the Custodian and the Holding Company shall take such further actions as are necessary to complete the transfer to the

                               Exhibit C -- MetLife Policyholder Trust Agreement

Trust Beneficiary of such number of Trust Shares and cause the transfer to be noted in the ledger of the Holding Company. Any Trust Beneficiary making a Withdrawal Election shall not be required to pay any brokerage commissions, mailing charges, registration fees or other administrative or similar expenses.

     (c) Unless a Trust Beneficiary making a Withdrawal Election shall have requested to receive a certificate, the shares shall be issued in the name of such Trust Beneficiary in book entry form as uncertificated shares to the extent permitted by law. In lieu of fractional shares, there shall be paid to the Trust Beneficiary with regard to such fraction of shares which would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share. The current market value shall be equal to the average of the high and low prices on the trading day immediately preceding the day a Withdrawal Election is received from the Trust Beneficiary. The Custodian shall obtain the funds required to pay such amounts by arranging, through the Program Agent, for the sale of the fractional shares in the open market or to the Holding Company. Such Trust Beneficiary shall not be required to pay any brokerage commissions, mailing charges, registration fees or other administrative or similar expenses related to the sale of fractional Trust Shares. Any Trust Shares withdrawn in accordance with this Section 5.4 shall cease upon withdrawal to be subject to the terms and conditions of this Agreement.

     (d) As soon as reasonably practicable after a transfer pursuant to a Withdrawal Election, but no later than 10 days following such transfer, the Custodian shall provide written notice to the Trust Beneficiary that the Trust Beneficiary shall have ceased to be the owner of any Interests as of the date of the Withdrawal Election.

     5.5 Notices of Purchase, Sale and Withdrawal Elections. Beginning with the commencement of the Purchase and Sale Program and lasting until the termination of the Trust, the Custodian shall, at least annually, at the direction, and on behalf, of the Holding Company provide each Trust Beneficiary with notice, in a form supplied by the Holding Company, of the right of any Trust Beneficiary to make a Purchase Election, a Sale Election and a Withdrawal Election. The notice shall include the number of the Trust Beneficiary's Interests on the date of notice, instructions on how to obtain additional information and necessary documents relating to exercise of Purchase Elections, Sale Elections and Withdrawal Elections, information regarding restrictions on transfer of Interests and amendments to this Agreement, if any, and such other information as may be required by applicable law. The notice that will be mailed on approximately the first anniversary of the Plan Effective Date shall describe the change in the voting rights of Trust Beneficiaries under the Plan. The notice shall be mailed to the address of each Trust Beneficiary as it appears on the records of the Custodian and may be mailed together with any other communication or mailing provided to the Trust Beneficiaries under this Agreement or the Plan or required under applicable law. Notice of the Trust Beneficiaries' right to make such elections shall also be given by the Holding Company, at its expense, by publication within 30 days after the date of each periodic notice provided for above, in three newspapers of general circulation, one in New York County and two in other cities approved by the Superintendent, and by posting such notice on the Company's internet website for at least three months commencing on the date of any such periodic notice.

     5.6 Stock Splits, etc. The limitations on the number of shares to be purchased or sold in the Purchase and Sale Program set forth in this Section 5 and the Purchase and Sale Program Procedures shall be ratably adjusted to reflect any stock split or reclassification of outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock.

     5.7 Tender and Exchange Offers. (a) If any Person makes a tender or exchange offer, including any counteroffer to a tender or exchange offer, for the Trust Shares, the Custodian shall mail all materials received by the Trustee, the Custodian or the Holding Company relating to the offer to all Trust Beneficiaries subject to the offer as of the record date for the offer to the address of each Trust Beneficiary as it appears on the records of the Custodian, as soon as reasonably practicable after receiving such materials. The Custodian shall not be required to mail the materials until the Custodian has received sufficient quantities of the materials to be mailed to all such Trust Beneficiaries and payment covering all of its fees and expenses for the mailing from the Person that has made the tender or exchange offer.

     (b) The Custodian shall request instructions from each Trust Beneficiary subject to the offer as to whether to tender or exchange a number of Trust Shares equal to the number of Interests held by the Trust Beneficiary in accordance with the terms of any tender or exchange offer, including any counteroffer to a tender or exchange offer. Upon receipt of any such instructions, the Custodian shall deliver to the Trustee a summary of the instructions received from the Trust Beneficiaries. For each Trust Beneficiary that elects to tender or exchange a number of Trust Shares, the Trustee shall withdraw and deliver to the Program Agent that number of Trust Shares in liquidation of an equal number of that Trust Beneficiary's Interests, together with instructions regarding the withdrawn Common Stock. The Interests of each Trust Beneficiary that elected to tender or exchange Trust Shares shall be reduced to reflect such withdrawal and tender or exchange. The Program Agent shall follow the instructions of the Trust Beneficiary regarding the withdrawn Common Stock.

     (c) If the withdrawn Common Stock is not tendered or exchanged in accordance with the terms of the offer or counteroffer, the Program Agent shall deliver such Common Stock to the Trustee. The Trustee shall deposit such

                               Exhibit C -- MetLife Policyholder Trust Agreement

Common Stock in the Trust and hold such Common Stock for the benefit of the Trust Beneficiary subject to all of the terms and conditions of this Agreement. The Interests of any Trust Beneficiary whose shares were withdrawn following the election to tender or exchange Trust Shares shall be increased to reflect such deposit.

     (d) A Trust Beneficiary may, by delivering written notice to the Custodian, revoke any instructions it previously gave in connection with any tender or exchange offer, including any counteroffer to a tender or exchange offer, and may elect to tender or exchange Trust Shares in accordance with any other tender offer or exchange offer to the extent that the Program Agent may withdraw previously tendered Common Stock under the terms of the offer. Any instructions or revocations delivered to the Custodian under this Section 5.7 must be given in writing on a form specified by the Custodian. The instructions shall not be effective unless they are received by the Custodian at least three business days prior to the date the related action is required to be taken under the terms of the tender or exchange offer.

     (e) The Custodian shall promptly distribute proceeds received pursuant to any tender or exchange offer, including any counteroffer to a tender or exchange offer, to the Trust Beneficiary on behalf of whom Common Stock was tendered or exchanged, together with a written statement indicating the number of such Trust Beneficiary's Interests following completion of such tender or exchange offer. Except in accordance with the instructions received from Trust Beneficiaries as set forth in this Section 5.7, the Trustee shall not tender any Trust Shares into a tender or exchange offer.

     5.8 Receipt of Trust Shares. If a Trust Beneficiary receives a distribution of Trust Shares, or Trust Shares are withdrawn pursuant to a Withdrawal Election, withdrawn and sold pursuant to a Sale Election or withdrawn pursuant to Section 5.7, 5.11 or 6.3(g), the Trust Beneficiary shall be treated for purposes of this Agreement and for all relevant tax purposes as having received the same Trust Shares as were deposited in the Trust for the benefit of the Trust Beneficiary.

     5.9 Program Agent. The Holding Company may appoint a successor Program Agent or remove any Program Agent, subject to any agreement between the Holding Company and the Program Agent. The Holding Company shall promptly provide notice of any such appointment or removal to the Trustee and the Custodian. If any such appointment or removal is made prior to the first anniversary of the Plan Effective Date, the Holding Company shall promptly provide notice to the Superintendent.

     5.10 Beneficiary Statements. The statements provided to Trust Beneficiaries following Purchase Elections and Sale Elections shall be accompanied by instructions as to how Trust Beneficiaries may notify the Custodian of any discrepancies or errors with respect to such statements. The Custodian shall use reasonable efforts to resolve any errors and discrepancies with each Trust Beneficiary who has notified the Custodian of an error or discrepancy promptly after the statement has been received. The information contained in any such statement shall be binding with respect to a Trust Beneficiary if the Trust Beneficiary has not notified the Custodian of any errors or discrepancies within one year from the date of mailing of such statement.

     5.11 Offering for Trust Beneficiaries. (a) If the Holding Company determines at any time to offer to one or more Trust Beneficiaries the opportunity to include the Trust Shares allocated to the Trust Beneficiary in an underwritten public offering of the Holding Company's Common Stock, the Trustee and the Custodian shall take such actions as are necessary to facilitate the participation of any Trust Beneficiary that elects to participate in the offering, including the actions contemplated by this Section 5.11.

     (b) The Custodian shall mail all materials relating to the offering received by the Trustee or the Custodian to each Trust Beneficiary eligible to participate in the offering to the address of that Trust Beneficiary as it appears on the records of the Custodian, as soon as reasonably practicable after receiving such materials. The Custodian shall not be required to mail the materials until the Custodian has received sufficient quantities of the materials to be mailed to all such Trust Beneficiaries and payment covering all of its fees and expenses for the mailing from the Holding Company. The Holding Company shall provide the Custodian with sufficient quantities of these materials and payment covering such fees and expenses so that they may be mailed to such Trust Beneficiaries with reasonably sufficient time for them to be reviewed by the Trust Beneficiaries before action is required to be taken.

     (c) The Custodian shall request instructions from each Trust Beneficiary subject to the offering as to whether the Trust Beneficiary wishes to participate in the offering in accordance with the terms of the offering. Upon receipt of any such instructions, the Custodian shall deliver to the Trustee a summary of the instructions received from the Trust Beneficiaries. For each Trust Beneficiary that elects to participate in the offering, the Trustee shall withdraw and deliver to the Holding Company or its designee that number of Trust Shares in liquidation of an equal number of that Trust Beneficiary's Interests that are to be included in the offering. The Interests of each Trust Beneficiary that elected to participate in the offering shall be reduced to reflect such withdrawal.

     (d) Any instructions delivered to the Custodian under this Section 5.11 must be given in writing on a form specified by the Custodian. The instructions shall not be effective unless they are received by the Custodian at least

                               Exhibit C -- MetLife Policyholder Trust Agreement
three business days prior to the date the related action is required to be taken under the terms of the offering, or such other period set forth in procedures established by the Holding Company and the Custodian for the offering.

6. Powers and Duties of the Trustee.

     6.1 Limits on Trustee's Powers. The Trustee shall have only the powers set forth in this Agreement and the Purchase and Sale Program Procedures. It is expressly understood and agreed by the parties hereto that under no circumstances shall the Trustee be personally liable for the payment of any expenses of this Agreement except as set forth in Section 8.9, or be liable for the breach or failure of any obligation undertaken by the Trustee under this Agreement, except as set forth in Section 8.9.

     6.2 Execution by Trustee. All documents executed by the Trustee in its capacity as Trustee shall be executed as follows:

                                         WILMINGTON TRUST COMPANY,
                                         not in its individual capacity, but
                                         solely as Trustee

                                         By:
                                          --------------------------------------

     6.3 Voting. (a) The Trustee shall have the exclusive and absolute right in respect of the Trust Shares to vote, assent or consent the Trust Shares at all times during the term of the Trust, including, but not limited to, the right to vote at any election of directors and in favor of or in opposition to any resolution for any dissolution, liquidation, merger or consolidation of the Holding Company, any sale of all or substantially all of the Holding Company's assets, any issuance or authorization of securities, or any action of any character whatsoever which may be presented at any meeting or require the consent of stockholders of the Holding Company. The Trustee's exercise of its right to vote, assent or consent in respect of the Trust Shares shall be governed by Section 6.3(c).

     (b) A matter presented to stockholders of the Holding Company is a Beneficiary Consent Matter:

          (i) At any time, if (A) the matter concerns the election or removal of directors of the Holding Company, (B) a Contesting Stockholder of the Holding Company has, in compliance with the provisions of the Holding Company's By-Laws and applicable law, given timely notice of the stockholder's proposal to (w) nominate one or more candidates or a slate of candidates for election as directors of the Holding Company in opposition to a nominee of the Holding Company's board of directors, (x) oppose one or more nominees of the Holding Company's board of directors for election of directors, (y) remove one or more directors of the Holding Company for cause, or (z) nominate one or more candidates for election as directors of the Holding Company to fill the vacancy or vacancies resulting from the removal of one or more directors by the Holding Company's stockholders, (C) not later than the time it gives the notice, the Contesting Stockholder has delivered to the Custodian and to the Holding Company a written request that the Custodian mail the Contesting Stockholder's proxy statement as to its solicitation of proxies for the matter, together with a voting instruction card, to all of the Trust Beneficiaries, or to a more limited group of Trust Beneficiaries designated by the Contesting Stockholder in a manner that is available or retrievable under the Custodian's security holder data system, if the group of Trust Beneficiaries taken together hold Interests representing at least a majority of the Trust Shares as of the relevant record date, (D) the Contesting Stockholder has tendered to the Custodian an undertaking reasonably acceptable to the Custodian to deliver the payment of postage and expenses to effect the mailing of all proxy materials to be mailed in the initial mailing on behalf of such Contesting Stockholder as estimated in accordance with Section 6.3(c), together with the reasonable security required by Section 6.3(e)(i), and an undertaking reasonably acceptable to the Custodian to deliver a sufficient quantity of such proxy materials at the time and location designated by the Custodian, and (E) prior to any mailing of such proxy materials, the Contesting Stockholder has tendered to the Custodian payment of such postage and expenses;

          (ii) At any time, if the matter concerns (A) the merger or consolidation of the Holding Company into or with any other Person, the sale, lease or exchange of all or substantially all of the property or assets of the Holding Company, or the recapitalization or dissolution of the Holding Company, in each case which requires a vote of the Holding Company's stockholders under applicable Delaware law, or (B) any other transaction that would result in an exchange or conversion of Trust Shares for cash, securities or other property;

          (iii) Prior to the first anniversary of the Plan Effective Date, if the matter concerns (A)(x) the issuance of Common Stock after the Plan Effective Date at a price materially less than the then prevailing market price of the Common Stock, other than through an underwritten offering or to officers, employees, directors or insurance agents of the Holding Company or any subsidiary of the Holding Company pursuant to an employee benefit plan, and (y) a vote of the Holding Company's stockholders with respect to the issuance is conducted or is required to be conducted under applicable Delaware law, (B) any matter that requires approval by a vote of more than a majority
                               Exhibit C -- MetLife Policyholder Trust Agreement
     of the outstanding stock of the Holding Company entitled to vote thereon under Delaware law or the certificate of incorporation or the by-laws of the Holding Company, or (C) an amendment of the Certificate of Incorporation or By-Laws of the Holding Company submitted for approval to the Holding Company's stockholders; or

          (iv) At any time, any proposal requiring the Board of Directors of the Holding Company to amend or redeem the rights under the Holding Company's stockholder rights plan, other than a proposal with respect to which the Holding Company has received advice of nationally-recognized legal counsel to the effect that the proposal is not a proper subject for stockholder action under Delaware law.

     (c) (i) In the case of a Beneficiary Consent Matter described in Section 6.3(b)(i), promptly after receipt of a Contesting Stockholder's request, the Holding Company shall inform the Contesting Stockholder of the number of Trust Beneficiaries to whom solicitation materials must be mailed (in accordance with any designation by the Contesting Stockholder under Section 6.3(b)(i)(C)) and of the estimated cost of mailing a proxy statement, instruction card or other communication to all the Trust Beneficiaries, or to the Trust Beneficiaries so designated by the Contesting Stockholder, including, to the extent known or reasonably available, the estimated costs of the Custodian to request instructions from the Trust Beneficiaries in connection with such matter. In the case of all Beneficiary Consent Matters, the Custodian shall inform the Holding Company of the number of Trust Beneficiaries to whom solicitation materials must be mailed, shall request instructions from the Trust Beneficiaries in accordance with this Section 6.3 and shall tabulate responses and notify the Trustee in accordance with Section 6.3(e)(iii). The Trustee shall vote, assent or consent the Trust Shares in favor of and in opposition to such matter, or abstain from voting on such matter, in accordance with Section 6.3(f), as applicable. If any calculation of votes under the preceding sentence would require a fractional vote, the Trustee shall vote the next lower number of whole shares.

     (ii) On all matters other than Beneficiary Consent Matters, the Trustee shall vote, assent or consent the Trust Shares in favor of and in opposition to such matter, or abstain from voting on such matter, in accordance with the recommendation given by the board of directors of the Holding Company to its stockholders in respect of the matter, or, if no such recommendation is given, as directed by the board of directors of the Holding Company. With respect to any such matter other than a Beneficiary Consent Matter for which no such recommendation is provided to the Holding Company's stockholders, the board of directors of the Holding Company shall provide voting directions to the Trustee. The Custodian shall provide notice to the Trust Beneficiaries of the outcome of any matter described in Section 6.3(b)(iii) that has been approved by the vote of the Holding Company's stockholders after the one-year period specified in such Section. This notice may be included with the annual statement mailed to Trust Beneficiaries pursuant to Section 6.6(a). Such notice shall be posted on the Company's internet website for at least three months following the stockholder approval.

     (d) Except as provided in Section 6.3(f), the Trustee shall use all reasonable commercial efforts to ensure, with respect to the Trust Shares, that the shares are counted as being present for the purpose of any quorum required for stockholder action of the Holding Company and to vote, assent or consent as set forth in this Section 6.3 so long as the Trustee has reasonable notice of the time to vote, assent or consent.

     (e) (i) If the Custodian shall have received sufficient copies of any proxy statement, instruction card, return envelope, mailing envelope or other proxy materials, together with payment of estimated postage and reasonable expenses to effect the mailing of such materials and such security as the Custodian may reasonably request to cover expenses in excess of that estimate, from a Contesting Stockholder with respect to a Beneficiary Consent Matter as described in Section 6.3(b)(i), by such time that is sufficient to enable the Custodian to complete such mailing within the requirements of applicable law and the By-Laws of the Holding Company, the Custodian shall cause the mailing of the proxy materials to the Trust Beneficiaries, or a group thereof designated by the Contesting Stockholder in compliance with the conditions set forth in Section 6.3(b)(i), as soon as reasonably practicable after receiving the materials, payment and security. None of the Holding Company, the Trustee or the Custodian shall be responsible for the content of the materials provided by the Contesting Stockholder. None of the Holding Company, the Company, the Trustee or the Custodian shall be required to bear the expense of mailing to Trust Beneficiaries any proxy or other materials received by the Trustee on behalf of Persons other than the Holding Company.

     (ii) If the Custodian shall have received copies of any proxy statement, instruction card, return envelope, mailing envelope or other proxy materials from the Holding Company regarding a proposed stockholder vote that involves a Beneficiary Consent Matter, the Custodian shall cause the mailing of the proxy materials to the Trust Beneficiaries as soon as reasonably practicable after receiving the materials. The Holding Company hereby undertakes (i) to advance to the Custodian payment covering all of the Custodian's fees and expenses for any such mailing prepared by and distributed on behalf of the Holding Company, and
(ii) that any such materials prepared by the Holding Company will comply with any applicable provisions of the Securities Exchange Act of 1934, as amended, including Section 14 and the rules thereunder. Neither the Trustee nor the Custodian shall be responsible for the content of the materials provided by the Holding Company.

                               Exhibit C -- MetLife Policyholder Trust Agreement

     (iii) All materials sent to Trust Beneficiaries pursuant to this Section
6.3 shall direct the Trust Beneficiaries to return the voting instructions to the Custodian. The Custodian shall tabulate the responses and provide the results of such request for voting instructions to the Trustee in advance of any scheduled meeting of stockholders at which a Beneficiary Consent Matter is to be acted upon. If the Custodian shall have received more than one instruction from a Trust Beneficiary, the last valid instruction received shall control.

     (f) With respect to any stockholder vote of the Holding Company that involves a Beneficiary Consent Matter described in Section 6.3(b)(i), (ii) or
(iv) or, prior to the first anniversary of the Plan Effective Date, Section 6.3(b)(iii), the Trustee shall vote, assent or consent all Trust Shares, including for purposes of determining a quorum, in favor of, in opposition to or abstain from the matter in the same ratio as the Interests of the Trust Beneficiaries who returned voting instructions to the Trustee indicated preferences for voting in favor of, in opposition to or abstaining from such matter. If any such calculation of votes would require a fractional vote, the Trustee shall vote the next lower number of whole shares.

     (g) If the proxy statement and other materials received by the Custodian in respect of a Beneficiary Consent Matter include an election to be made by stockholders of the Holding Company concerning the form of consideration to be received in the transaction, then the Custodian shall request instructions from the Trust Beneficiaries in accordance with Section 6.3(e). If any Trust Beneficiary elects to receive consideration other than common stock to be issued in exchange for Common Stock, the Trustee shall withdraw and deliver to the Program Agent that number of Trust Shares equal to the number of such Trust Beneficiary's Interests in liquidation thereof, and the Program Agent shall make the election for each Trust Beneficiary that has provided an instruction in accordance with those instructions. If such withdrawn Common Stock is not exchanged for other property pursuant to such transaction or, despite such Trust Beneficiary's election, is exchanged for common stock, the Program Agent shall return such shares of Common Stock (or deliver any shares of common stock received in the transaction) to the Trustee, and those shares shall be deposited in the Trust and held by the Trustee subject to all of the terms and conditions of this Agreement. The Trustee shall use its reasonable efforts to exercise any appraisal rights provided under Delaware law in respect of any such transaction with respect to those Trust Shares for which the Custodian has received timely notice; provided that, if the Holding Company determines, based on the advice of nationally-recognized independent legal counsel, that the appraisal rights of another jurisdiction are applicable, the Holding Company shall so advise the Trustee and the Trustee shall exercise those appraisal rights.

     (h) Only Trust Beneficiaries listed as such on the Custodian's records on the record date for a proposed stockholder vote shall be entitled to direct the Trustee as provided in this Section 6.3. When Interests are held jointly by several Persons, any one of them may direct the Trustee as provided in this
Section 6.3, but if more than one of them shall do so, the last direction received shall control.

     (i) The Trustee may vote, assent or consent with respect to all Trust Shares in person or by such person or persons as it may from time to time select as its proxy, provided that the Trustee shall vote at all times in conformity with the provisions of this Section 6.3.

     (j) For so long as the independent fiduciary described in Section 7.4 of the Plan is representing any employee benefit plan (i) maintained by the Company or any other corporation in which the Company, directly or indirectly, holds a majority of the shares entitled to vote in the election of directors and (ii) subject to the Employee Retirement Income Security Act of 1974, as amended, the Trustee shall, in the event of a Beneficiary Consent Matter, vote, assent or consent any Trust Shares owned by such employee benefit plan as directed by the independent fiduciary.

     (k) The Holding Company shall direct the Custodian to provide notice, and the Custodian shall promptly provide notice, to the Trust Beneficiaries of any amendment to this Agreement.

     6.4 Sales. The Trustee shall have no authority to sell or otherwise dispose of, or to pledge, encumber or hypothecate, any of the Trust Shares, except as provided in this Agreement.

     6.5 Tax Returns and Reports. The Trustee shall prepare and file or cause to be prepared and filed, at the Holding Company's expense, all United States federal, state and local tax returns required to be filed by or in respect of the Trust. In this regard, the Trustee shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service form, if any, required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to the Custodian such information as may be required to enable the Custodian to comply with any applicable United States federal, state and local income tax reporting requirements in respect of each Trust Beneficiary's allocable share of the Trust's items of income, gain, loss or deduction. Based on the foregoing information, the Custodian shall prepare, file and mail all information reports required under United States federal, state and local tax law in respect of the Trust Beneficiaries. The Trustee and the Custodian, as the case may be, shall provide the Holding Company with a copy of all such returns and reports promptly after such filing or furnishing. The Custodian shall comply with applicable United States federal, state and

                               Exhibit C -- MetLife Policyholder Trust Agreement
local withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Trust Beneficiaries under this Agreement.

     6.6 Reporting and Other Informational Requirements. (a) The Trustee shall prepare and deliver to the Custodian an annual statement regarding the status of the Trust Shares and any dividends and distributions, in the aggregate, it has received on the Trust Shares, as well as any interest thereon from investments made pursuant to Section 7.2. Based upon that report, the Custodian shall promptly prepare and mail an annual statement to each Trust Beneficiary regarding the status of such Trust Beneficiary's Interests and any dividends and distributions received by the Trustee with respect to such Interests, and any such interest. Those statements shall include such other information as may be directed by the Holding Company and may be mailed in conjunction with the annual notice of Purchase, Sale and Withdrawal Elections pursuant to Section 5.5 or any other mailing to the Trust Beneficiaries provided in this Agreement or the Plan.

     (b) The Custodian's statement specified in Section 6.6(a) shall be accompanied by instructions as to how Trust Beneficiaries may notify the Custodian of any discrepancies or errors with respect to such statement. The Custodian shall supply the Trustee with any such notice received from a Trust Beneficiary. The Trustee and the Custodian shall use reasonable efforts to resolve any errors and discrepancies with each Trust Beneficiary who has delivered a notice as soon as reasonably practicable after the notice has been received. The information contained in such statement shall be binding with respect to any Trust Beneficiary if the Trust Beneficiary has not notified the Custodian of any errors or discrepancies within one year from the date of mailing of such statement pursuant to such instructions.

     (c) The Custodian shall establish a toll-free telephone number for calls originating in the United States or other similar means of communication through which any Trust Beneficiary may obtain the status of its Interests and any dividends and distributions during normal business hours. The Custodian shall also establish an automated telephone response system, internet website or other means of communication through which any Trust Beneficiary may obtain the status of its Interests at any time, subject to processing cycles and system maintenance. The annual statement mailed to the Trust Beneficiaries under
Section 6.6(a) shall include instructions about how a Trust Beneficiary may inquire about such status.

     (d) The Trustee shall supply the Custodian with all notices received from the Company, the Holding Company or any Trust Beneficiary with respect to the Trust Shares and, upon the written request of the Custodian, any other information which the Trustee has in its possession that is relevant to the duties of the Custodian hereunder.

     6.7 Mailings of Proxy and Other Materials. Nothing in this Agreement shall be interpreted as authorizing or requiring the Trustee or the Custodian to mail to the Trust Beneficiaries any proxy materials or annual reports of the Holding Company except for mailings by the Custodian in connection with a Beneficiary Consent Matter pursuant to Section 6.3 or tender or exchange offer or counteroffer pursuant to Section 5.7, mailings by the Custodian of an annual statement pursuant to Section 6.6, or as otherwise directed by the Holding Company.

     6.8 Registration under the Exchange Act. The Holding Company shall cause the Trustee to register, and the Trustee shall register, the Interests under the Exchange Act, and shall prepare and file, or cause to be prepared and filed, all periodic and other reports and other documents pursuant to the foregoing. Such reports shall be signed by the Trustee and shall include financial statements of the Trust prepared by the Holding Company. The financial statements included in the Trust's Annual Report on Form 10-K shall be audited by an accounting firm designated by the Holding Company. The Holding Company shall provide such reasonable assistance as is requested by the Trustee in performing its obligations under this Section 6.8. The Trustee shall provide copies of such reports to any Trust Beneficiary at such Trust Beneficiary's request and shall be reimbursed therefor by the Holding Company.

7. Dividends and Distributions; Receipt of Other Property.

     7.1 Dividends and Distributions. The Trustee shall hold, as provided in Sections 7.2, 7.3 and 7.4, all distributions or dividends received upon the Trust Shares and all interest earned on such dividends until the date that the Trustee is required under this Agreement to distribute such distributions, dividends and interest to the Custodian, which shall distribute such distributions, dividends and interest to the Trust Beneficiaries in accordance with this Section 7.

     7.2 Cash. If at any time during the term of the Trust, the Trustee shall receive cash dividends upon any Trust Shares, the Trustee shall distribute the same, together with interest, if any, earned on such cash dividends by the Trust to the Custodian, which shall promptly distribute such amounts to each Trust Beneficiary pro rata in accordance with the Trust Beneficiary's Interests on the Holding Company's record date for the payment of the dividend (irrespective of whether the Trust Beneficiary holds any Interests on the Trust's distribution date). Distributions of all regular cash dividends, if any, received by the Trust during any six-month period ending June 30 or December 31 in any calendar year (together with any interest earned thereon) shall be made on the following July 31 or January 31, respectively (or, if such day is not a business day, on the first business day thereafter). Notwithstanding the foregoing, the Holding Company shall set a payment date for such dividends so that they are distributed by the Custodian to Trust Beneficiaries within 90 days after their receipt by the Trustee. Distributions of all other cash dividends shall be made by the Custodian to the Trust Beneficiaries on the first business day following the 30th day

                               Exhibit C -- MetLife Policyholder Trust Agreement
after receipt thereof by the Trust. Cash dividend distributions shall be made by the Custodian to each Trust Beneficiary (or such other Person as a Trust Beneficiary may designate in writing delivered to the Custodian) by check mailed to such Trust Beneficiary or other Person. Alternatively, the Trustee may arrange with the Holding Company for the direct payment by the Holding Company of cash dividends to the Trust Beneficiaries at the same time as the payment of dividends to the Holding Company's stockholders. Pending distribution to the Custodian, cash dividends (unless distributed directly by the Holding Company to the Trust Beneficiaries) shall be invested by the Trustee in short-term obligations of or guaranteed by the United States, or any agency or instrumentality thereof, and in certificates of deposit of any bank or trust company having, at the time of the investment, a combined capital and surplus not less than $500,000,000. Any such obligations or certificates of deposit shall mature prior to the next distribution date and shall be held by the Trustee until maturity. The Custodian shall make all calculations of interest on cash dividends required to be paid to Trust Beneficiaries hereunder.

     7.3 Stock. If at any time during the term of the Trust, the Trustee shall receive, as a dividend or other distribution upon any Trust Shares, any shares of Common Stock, the Trustee shall hold the Common Stock, which shall be subject to all of the terms and conditions of this Agreement to the same extent as if originally deposited hereunder. Stock dividends shall be allocated to each Trust Beneficiary pro rata in accordance with the Trust Beneficiary's Interests on the record date for the payment of the dividend. The Custodian shall promptly increase the number of each Trust Beneficiary's Interests on its records and promptly provide written notice to each Trust Beneficiary of its increase in Interests.

     7.4 Other Property. Subject to Sections 5.7 and 6.3(g), if at any time during the term of the Trust the Trustee shall receive or collect any monies through a distribution by the Holding Company to its stockholders, other than in payment of cash dividends, or shall receive any other property in respect of the Trust Shares, other than shares of Common Stock, through a distribution by the Holding Company to its stockholders, the Trustee shall distribute the same to the Custodian, which shall distribute the same to each Trust Beneficiary pro rata in accordance with such Trust Beneficiary's Interests on the record date for the payment of the dividend within 60 days of receipt of such distribution of monies or property by the Trustee. However, (a) if the property is common stock issued in exchange for the Common Stock in connection with the merger, consolidation or recapitalization of the Holding Company, the common stock shall be held by the Trustee as Trust Shares, and (b) rights issued in connection with any Trust Shares in connection with any stockholder rights plan adopted by the Holding Company shall be held by the Trust until the Trust Shares to which they relate are withdrawn as contemplated by this Agreement, at which time such rights shall be withdrawn and distributed together with such Trust Shares. The Custodian shall provide notice of receipt of such property to the Trust Beneficiaries promptly after such receipt.

     7.5 Stock Splits, etc. Promptly upon any stock split or reclassification of the Common Stock, the Custodian shall adjust the Interests of the Trust Beneficiaries as necessary, so that the number of Interests held by each Trust Beneficiary equals the number of Trust Shares allocated to such Trust Beneficiary. The Custodian shall provide notice of any stock split or reclassification of outstanding shares within 60 days after the stock split or reclassification.

     7.6 Distribution of Trust Shares in Certain Circumstances. If the board of directors of the Holding Company shall determine, based on the advice of legal counsel, that there is, at any time, a material risk that the assets of the Trust may be characterized as "plan assets" under United States Department of Labor Reg. sec. 2510.3-101, as amended, (or any successor provision to such Section) the board of directors of the Holding Company may direct, in writing, the Trustee to distribute to the Custodian, for distribution to one or more Trust Beneficiaries a number of Trust Shares, not to exceed the total number of such Trust Beneficiaries' Interests, as the board of directors of the Holding Company may determine to be necessary or appropriate to ensure that the assets of the Trust will not be so characterized as "plan assets".

8. The Trustee.

     8.1 Qualifications of Trustee. There shall at all times be a Trustee hereunder with respect to the Trust. The Trustee shall be an institution duly authorized to act as such a trustee in the State of Delaware that has and maintains a combined capital and surplus of at least $150,000,000. The combined capital and surplus of this Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition published. If at any time the Trustee shall cease to be eligible in accordance with this Section 8.1, it shall resign immediately in the manner and with the effect specified in this Agreement.

     8.2 Expenses. The Holding Company shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred by the Trustee in performance of its duties under this Agreement, including, but not limited to, taxes, fees, commissions and other expenses relating to (i) the issuance of the Trust Shares to the Trust, (ii) the mailing of notices, forms of election and information to the Custodian, (iii) the mailing to the Custodian of proxy and other materials received from the Holding Company in respect of any Beneficiary Consent Matter,
(iv) the making of dividend and other distribution payments to the Custodian,
(v) all filings of United States federal, state and local tax returns required to be filed by the Trust, and (vi) all other expenses as the Trustee may deem reasonably necessary and proper for administering the Trust and this Agreement (including customary and reasonable fees of legal

                               Exhibit C -- MetLife Policyholder Trust Agreement
counsel). However, the Holding Company shall not be required to reimburse the Trust or the Trustee for the expense of mailing to the Custodian any proxy and other materials received by the Trustee from Persons other than the Holding Company, including mailings with respect to any Beneficiary Consent Matter.

     8.3 Compensation. The Trustee shall be entitled to a reasonable fee and expenses for its services as Trustee hereunder as provided in a separate fee agreement among the Trustee, the Company and the Holding Company.

     8.4 Resignation and Removal of Trustee; Appointment of Successor
Trustee. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 8 shall become effective until the acceptance of appointment by a successor Trustee in accordance with the applicable requirements of Section 8.5.

     (b) Subject to Section 8.4(a), the Trustee may resign at any time by giving 30 days' advance written notice to the Holding Company, with a copy to the Custodian. If the instrument of acceptance by the successor Trustee required by
Section 8.5 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may, in addition, be removed on 30 days' prior written notice at any time by the Holding Company upon notice to the Trustee, with a copy to the Custodian, provided that the Holding Company shall promptly thereafter appoint a successor Trustee pursuant to Section 8.4(d).

     (d) If the Trustee shall resign or be removed, the Holding Company shall promptly appoint a successor Trustee, and the retiring Trustee shall comply with the applicable requirements of this Section 8. If no successor Trustee shall have been so appointed by the Holding Company and accepted appointment in the manner required by Section 8.5, any Trust Beneficiary may, on its own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction of the State of Delaware for the appointment of a successor Trustee.

     8.5 Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee, the successor Trustee so appointed shall execute, acknowledge and deliver to each of the Trust, the retiring Trustee, the Company, the Holding Company and the Custodian an instrument accepting such appointment and agreeing to serve as successor Trustee in accordance with the terms and conditions of this Agreement, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. On the request of the Holding Company or the successor Trustee, the retiring Trustee shall, upon payment of its charges, execute and deliver any and all instruments transferring to such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee and all property and money held by the retiring Trustee under this Agreement.

     (b) Upon request of any such successor Trustee, the retiring Trustee shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers, trusts and duties under this Agreement.

     (c) No institution shall be appointed as successor Trustee unless at the time of its appointment such institution shall be qualified and eligible under
Section 8.1 and this Section 8.5. Until the first anniversary of the Plan Effective Date, the appointment of any successor Trustee shall be subject to the approval of the Superintendent.

     (d) The Holding Company shall provide notice to the Custodian of any appointment of a successor Trustee pursuant to this Section 8 as soon as reasonably practicable after such appointment. Notice of such appointment shall also be contained in the annual statement mailed to Trust Beneficiaries pursuant to Section 6.6.

     8.6 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated and any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under Sections 8.1 and 8.5, without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement.

     8.7 Collection of Claims by Trust. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, rehabilitation, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company, the Holding Company or any other Person that affects Trust Shares or any other property of the Trust, the Trustee, irrespective of whether any dividends or distributions on the Trust Shares shall then be due and payable by declaration or otherwise, shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount of any assets of the Trust, including, but not limited to, any dividends or distributions owing and unpaid in respect of the Trust Shares, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and of the Trust Beneficiaries, allowed in the judicial proceeding, and

                               Exhibit C -- MetLife Policyholder Trust Agreement

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, rehabilitator or other similar official in any such judicial proceeding is hereby authorized by each Trust Beneficiary to make such payments to the Trustee and, in the event the Trustee shall consent to the making of such payments directly to the Trust Beneficiaries, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee.

     (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Trust Beneficiary any plan of reorganization, rehabilitation, arrangement, adjustment or composition affecting the Trust Shares or the rights of any Trust Beneficiary or to authorize the Trustee to vote in respect of the claim of any Trust Beneficiary in any such proceeding.

     8.8 Interests of the Trustee. The Trustee and any firm, corporation, trust or association of which it may be a member, trustee, stockholder, agent or affiliate may contract with the Holding Company or any affiliate and may be or become pecuniarily interested in any matter to which the Holding Company or any affiliate may be a party or in which it may have an interest, as fully and freely as though the Trustee were not the trustee hereunder.

     8.9 Liability of the Trustee. (a) The Trustee shall not be liable for any act or omission undertaken in connection with its powers and duties under this Agreement, except for any willful misconduct or gross negligence by the Trustee. No Trustee shall be liable for actions or omissions of its predecessor Trustee or any successor Trustee. The Trustee shall not be liable in acting on any notice, request, consent, certificate, instruction, or other paper or document or signature reasonably believed to be genuine and to have been signed by the proper party. The Trustee shall not be liable for any act or omission undertaken by the Custodian or any Program Agent in connection with this Agreement. The Trustee may consult with legal counsel, chosen with reasonable care, and any act or omission undertaken in good faith in accordance with the opinion of such legal counsel shall not result in any liability of the Trustee.

     (b) The Holding Company will indemnify and hold harmless each Indemnified Party, without duplication, from and against any and all claims, damages, losses, liability, obligations, actions, suits, costs, disbursements and expenses (including, but not limited to, reasonable fees and expenses of counsel) incurred by any Indemnified Party, in any way relating to or arising out of or in connection with or by reason of any investigation, litigation or proceeding arising out of this Agreement, the Trust Shares, the administration of this Agreement or the action or inaction of the Trustee or the Custodian hereunder, except to the extent such claim, damage, loss, liability, obligation, action, suit, cost, disbursement or expense results from such Indemnified Party's gross negligence or willful misconduct. The indemnity set forth in this
Section 8.9 shall be in addition to any other obligation or liabilities of the Holding Company hereunder or at common law or otherwise and shall survive the termination of this Agreement.

     (c) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) in its own capacity and not as Trustee, require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) in its own capacity and not as Trustee, result in any fee, tax or other governmental charge becoming payable by the Trustee under the laws of any jurisdiction or any political subdivision thereof other than the State of Delaware; or (iii) subject the Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee contemplated hereby.

     8.10 Appointment of Separate or Co-Trustee. The Trustee, upon the approval of the Holding Company, may and, upon the request of the Holding Company, shall, by an instrument in writing delivered to the Holding Company, appoint a bank or trust company or an individual to act as separate trustee or co-trustee with respect to the Interests and the Trust Shares (a) in a jurisdiction where the Trustee is disqualified from acting or (b) where taking such action would reasonably result in any of the consequences set forth in Section 8.9(c) (whether in the Trustee's individual capacity or as Trustee), such separate trustee or co-trustee to exercise only such rights and to have only such duties as shall be specified in the instrument of appointment. The Holding Company will pay the reasonable compensation and expenses of any separate trustee or co-trustee and, if requested by the Trustee or such separate trustee or co-trustee, the Holding Company will enter into an amendment to this Agreement, satisfactory in form and substance to the Trustee, such separate trustee or co-trustee and the Holding Company confirming the rights and duties of such separate trustee or co-trustee. Any separate trustee or co-trustee appointed under this Section 8.10 shall satisfy the financial criteria set forth in
Section 8.1. Prior to the first anniversary of the Plan Effective Date, the appointment of any separate trustee or co-trustee under this Section 8.10 shall be subject to the approval of the Superintendent.

9. The Custodian.

     9.1 Initial Custodian.  The Custodian shall initially be ChaseMellon.

                               Exhibit C -- MetLife Policyholder Trust Agreement

     9.2 Resignation and Removal of Custodian; Appointment of Successor Custodian. (a) No resignation or removal of the Custodian and no appointment of a successor Custodian pursuant to this Section 9 shall become effective until the acceptance of appointment by the successor Custodian in accordance with the applicable requirements of Section 9.3.

     (b) Subject to the immediately preceding paragraph, the Custodian shall be automatically removed upon the termination of the Trust Record Keeping Services Agreement. If the Trust Record Keeping Services Agreement is being terminated by the Custodian in accordance with the terms thereof, then the Custodian shall give notice of such termination to the Trustee and such notice shall constitute notice of resignation by the Custodian under this Agreement. If the instrument of acceptance by the successor Custodian required by Section 9.3 shall not have been delivered to the Custodian within 30 days after the giving of the notice of resignation, the Custodian may petition, at the expense of the Trust, any court of competent jurisdiction of the State of Delaware for the appointment of a successor Custodian.

     (c) The Custodian may, subject to any provision set forth in the Trust Record Keeping Services Agreement, be removed at any time by the Trustee, with the prior written consent of the Holding Company, if the Trustee determines that the Custodian shall have failed to perform its obligations under this Agreement in any material respect.

     (d) If the Custodian shall resign or be removed, the Trustee shall promptly appoint a successor Custodian acceptable in writing to the Holding Company, and the retiring Custodian shall comply with the applicable requirements of this
Section 9. If no successor Custodian shall have been so appointed by the Trustee and shall have accepted the appointment in the manner required by Section 9.3, any Trust Beneficiary may, on its own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction of the State of Delaware for the appointment of a successor Custodian.

     (e) Until the first anniversary of the Plan Effective Date, the appointment of any successor Custodian shall be subject to the approval of the Superintendent. Notice of the appointment of any successor Custodian shall be contained in the annual statement mailed to Trust Beneficiaries pursuant to
Section 6.6.

     9.3 Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Custodian, the successor Custodian so appointed shall execute, acknowledge and deliver to the Trust, Trustee, the Company, the Holding Company and the retiring Custodian an instrument accepting such appointment and agreement to serve as successor Custodian in accordance with the terms of this Agreement, and the resignation or removal of the retiring Custodian shall then become effective and the successor Custodian, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Custodian with respect to the Trust.

     (b) In case of the appointment hereunder of a successor Custodian, the retiring Custodian shall execute and deliver any and all instruments which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Custodian all the rights, powers and duties of the retiring Custodian with respect to the Trust.

     (c) Upon request of any successor Custodian, the Trust and the Trustee shall execute any and all instruments for more fully and certainly vesting in and confirming to the successor Custodian all such rights, powers and duties of the retiring Custodian with respect to the Trust.

     9.4 Transfer of Material. Provisions for the transfer of software, data, books, records, files, memoranda, reports, programs, and other documentation used by the Custodian in the performance of its duties hereunder to the successor Custodian shall be set forth in the Trust Record Keeping Services Agreement.

     9.5 Compensation; Expenses. The Custodian shall be entitled to fees and expenses for its services as Custodian hereunder as provided in the Trust Record Keeping Services Agreement. The Holding Company shall reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian in performance of its duties under this Agreement, including, but not limited to, taxes, fees, commissions and other expenses relating to (i) the mailing of notices, forms of election and information to Trust Beneficiaries, (ii) the mailing to Trust Beneficiaries of proxy and other materials received from the Trustee in respect of any Beneficiary Consent Matter, (iii) the making of dividend and other distribution payments to the Trust Beneficiaries, and (iv) all filings of United States federal, state and local tax and information returns and reports required to be filed in respect of the Trust Beneficiaries. The Holding Company shall advance the estimated cost of postage respecting the mailing to Trust Beneficiaries on the business day immediately prior to the mailing date, upon the reasonable advance notice from the Custodian. The Holding Company shall not be required to reimburse the Custodian for the expense of mailing to Trust Beneficiaries any proxy or other materials received by the Custodian on behalf of Persons other than the Holding Company, including mailings with respect to any Beneficiary Consent Matter.

     9.6 Duties. The duties of the Custodian shall include, but not be limited to:

          (a) tabulating and transferring any instructions of the Trust Beneficiaries that are required under this Agreement;

                               Exhibit C -- MetLife Policyholder Trust Agreement

          (b) in case of dividends and distributions transferred to the Custodian in accordance with Sections 7.1, 7.2 and 7.4, the distribution of such dividends and distributions to the Trust Beneficiaries in accordance with this Agreement;

          (c) maintaining the records relating to the Trust Beneficiaries required under this Agreement, including records of names, addresses and numbers of Interests held, and updating such records from time to time as necessary;

          (d) performing the services set forth in the Trust Record Keeping Services Agreement in accordance with the standards set forth therein, provided that, notwithstanding anything that may be contained in the Trust Record Keeping Services Agreement to the contrary, the Custodian shall perform its duties hereunder in accordance with the customary industry standards for the performance of such services, and further provided that the performance standards currently set forth in the Trust Record Keeping Services Agreement shall be deemed to equal or exceed such customary industry standards for custodial services;

          (e) providing notices and all other communications required by this Agreement; and

          (f) all other duties and undertakings of the Custodian expressly set forth in this Agreement.

The Holding Company and the Custodian may have agreed on such provisions relating to the indemnification and exculpation of the Custodian as are set forth in the Trust Record Keeping Services Agreement.

10. Grantor Trust. The parties hereto intend that this Trust be classified as a "grantor trust" for United States federal income tax purposes under Subpart E of Subchapter J of the Internal Revenue Code of 1986, as amended, pursuant to which the Trust Beneficiaries shall be the owners of the Trust for United States federal income tax purposes, and the Trust Beneficiaries will include directly in their gross income any income, gain, deduction or loss of the Trust as if the Trust did not exist. By the acceptance of the Trust, none of the Trustee, the Custodian, the Holding Company or the Trust Beneficiaries shall take any position for United States federal income tax purposes which is contrary to the classification of the Trust as a grantor trust.

11. Effective Date and Termination.

     11.1 Effective Date. This Agreement shall become effective as of the date hereof. After the latest of (a) June 30, 2001, (b) the first anniversary of the date the Plan is approved by the Superintendent pursuant to Section 7312(j) of the New York Insurance Law, or (c) if, in accordance with Section 5.2(b) of the Plan the one-year period is extended with the consent of the Superintendent, the end of such subsequent period, this Agreement may be terminated by written notice of any of the Holding Company, MetLife, the Trustee or the Custodian to each of the others if the Plan Effective Date has not occurred on or prior to the date of such notice.

     11.2 Termination upon Distribution of Trust Shares. Unless earlier terminated pursuant to Section 11.3, the Trust shall be terminated on the first to occur (each, a "Termination Event") of (a) the 90th day after the date on which the Trustee shall have received notice from the Holding Company that the number of Trust Shares held by the Trust is equal to 10% or less of the number of issued and outstanding shares of Common Stock of the Holding Company, (b) the date on which the last Trust Share shall have been withdrawn, distributed or exchanged and (c) a termination pursuant to Section 11.7 .

     11.3 Early Termination. The Trust shall be terminated upon the first to occur of any of the following (each, an "Early Termination Event"):

          (a) the 90th day after the date on which the Trustee receives written notice from the Holding Company, given in the Holding Company's discretion at any time, that the number of Trust Shares is 25% or less of the number of issued and outstanding shares of Common Stock;

          (b) the date on which the Trustee receives written notice from the Holding Company that the board of directors of the Holding Company has determined, as a result of any amendment of, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any State, Commonwealth or other political subdivision or authority thereof or therein, or any official administrative pronouncement or judicial decision interpreting or applying such law or regulation, or any changes in the facts or circumstances relating to the Trust, that maintaining the Trust is or is reasonably expected to become burdensome to the Holding Company or the Trust Beneficiaries;

          (c) the date on which any rights issued under a stockholder rights plan adopted by the Holding Company and held by the Trust pursuant to
     Section 7.4 become separately tradeable from the Trust Shares to which they relate; or

          (d) the date on which there is an entry of a final order for termination or dissolution of the Trust or similar relief by a court of competent jurisdiction.

     11.4 Actions of Trustee upon a Termination Event or an Early Termination Event. Upon a Termination Event or Early Termination Event, the Trustee and the Custodian shall take such actions as may be necessary to wind up the

                               Exhibit C -- MetLife Policyholder Trust Agreement

Trust and distribute its assets to the Trust Beneficiaries pro rata in accordance with their respective Interests, including, but not limited to, arranging for the transfer to each Trust Beneficiary of a number of Trust Shares equal to the Trust Beneficiary's Interests either in book entry form as uncertificated shares or as otherwise directed by such Trust Beneficiary and distributing all distributions and dividends and interest earned thereon to the Trust Beneficiaries, pro rata in accordance with their Interests. In lieu of fractional shares, there shall be paid to the Trust Beneficiary with regard to such fraction of shares which would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share. The current market value of a whole share shall be the aggregate proceeds of the sales of fractional shares divided by the number of shares sold. The Custodian shall obtain the funds required to pay such amounts by arranging, through the Program Agent, for the sale of fractional shares in the open market or to the Holding Company. At the time the Trust Shares are distributed to Trust Beneficiaries the Custodian shall give notice to the Trust Beneficiaries, provided by the Holding Company, of their options for holding or disposing of the Trust Shares distributed to them. Any assets of the Trust that the Trustee and the Custodian are unable to distribute to the Trust Beneficiaries in accordance with this Section 11.4 shall be paid to the Holding Company and held on behalf of the Trust Beneficiaries in accordance with applicable law.

     11.5 Holding Company's Right to Purchase Shares. (a) Concurrently with the winding up of the Trust in accordance with this Section 11, the Holding Company may, in its sole discretion, offer to purchase all or a portion of the Trust Shares from the Trust at the Market Value of such Trust Shares as of the date of such offer. If the Holding Company offers to purchase Trust Shares in accordance with this Section 11.5, notice of such offer shall be distributed to the Trust Beneficiaries prior to the distribution of the assets of the Trust in accordance with Section 11.4, and the Trust Beneficiaries who elect to have the Trust accept such offer with respect to their Interests may receive cash for all or part of their Interests, in accordance with the terms of such offer.

     (b) For purposes hereof, (i) "Market Value" of the Trust Shares shall mean, as of any date, the average of the Closing Prices for a share of Common Stock for the twenty consecutive Trading Days (as defined below) ending on the third calendar day immediately prior to such date, (ii) "Closing Price" shall mean, for any Trading Day, the last reported sales price, regular way, per share of Common Stock or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, per share of common stock, in either case as reported on the New York Stock Exchange Composite Transactions Tape or, if the Common Stock is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not then listed or admitted to trading on any national securities exchange, as quoted through The Nasdaq Stock Market, Inc. or, if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted through The Nasdaq Stock Market, Inc., the average of the closing bid and asked prices per share of common stock in the over-the-counter market as furnished by any New York Stock Exchange member firm that makes a market in the Common Stock selected from time to time by the Holding Company for that purpose, and (iii) "Trading Day" shall mean any day the principal national securities exchange on which the Common Stock is then listed or admitted to trading is lawfully open for business, or if the Common Stock is not then listed or admitted to trading, any day, other than a Saturday or Sunday, on which banks in The City of New York are lawfully open for business.

     11.6 Termination. The respective obligations and responsibilities of the Company, the Holding Company, the Trustee and the Custodian shall terminate upon the last to occur of the following: (a) the distribution by the Trustee of all of the Trust Shares under this Agreement; (b) the distribution by the Trustee to the Custodian, and by the Custodian to the Trust Beneficiaries or the Holding Company, of all amounts and other properties required to be distributed upon a Termination Event or Early Termination Event pursuant to Section 11.4; (c) the payment of all expenses of the Trust; (d) the discharge of all administrative duties of the Trustee and the Custodian, including the performance of any tax reporting obligations with respect to the Trust or the Trust Beneficiaries; and
(e) completion of the final judicial accounting of the Trust pursuant to Section 14.1(a). A termination of this Agreement shall have no effect on the rights and obligations of the parties to the Trust Record Keeping Services Agreement.

     11.7 Rule Against Perpetuities. If the Holding Company determines that, pursuant to applicable law, the Trust is subject to compliance with the rule against perpetuities, if not otherwise terminated pursuant to another provision of this Agreement, the Trust shall terminate as of the date that is the twentieth anniversary of the death of the last surviving issue of Queen Elizabeth II who was alive on the date hereof. The Trustee shall take such actions as may be necessary to wind up the Trust pursuant to the procedures described in Sections 11.4 and 11.5.

12. Merger or Consolidation of Holding Company.

     12.1 Holding Company May Consolidate or Merge Only on Certain Terms. (a) The Holding Company shall not consolidate with or merge into any other corporation, and no Person shall consolidate with or merge into the Holding Company, unless:

          (i) if the Holding Company is not the surviving corporation in such consolidation or merger, the corporation formed by such consolidation or into which the Holding Company is merged shall expressly assume, by amendment hereto, the obligations of the Holding Company under this Agreement;

                               Exhibit C -- MetLife Policyholder Trust Agreement

          (ii) the parties hereto shall have entered into an amendment to this Agreement to reflect the effect of such merger or consolidation, including amendment of the terms "Holding Company", "Trust Shares" and "Common Stock"; and

          (iii) the Holding Company shall have delivered to the Trustee a certificate of an officer of the Holding Company and an opinion of counsel, which may be counsel to the Holding Company or the Company, each stating that such consolidation or merger and any such amendment complies with this
     Section 12 and that all the conditions precedent in this Agreement provided relating to that transaction have been satisfied.

     (b) If the Holding Company is not the surviving corporation in such consolidation or merger and all or part of the Trust Shares shall be exchanged for common stock or other securities of any Person or cash or any other property, (i) the Trustee shall exchange the Trust Shares for that common stock or other securities, cash or other property, as adjusted for any applicable exchange ratio, (ii) any common stock received by the Trustee in the exchange shall be deposited into the Trust and held as Trust Shares pursuant to all of the provisions of this Agreement, and (iii) any other securities, cash or other property received by the Trustee in such exchange shall be distributed to the Trust Beneficiaries in accordance with Section 7.4, subject to the elections made by Trust Beneficiaries pursuant to Section 6.3(g).

     12.2 Successor Corporation Substituted. Upon each consolidation or merger by the Holding Company with or into any other Person in accordance with Section 12.1, the successor corporation formed by the consolidation or into which the Holding Company is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Holding Company under this Agreement with the same effect as if the successor corporation had been named as the Holding Company in this Agreement, and the Trustee, the Custodian, the Holding Company and the Company shall enter into an amendment of this Agreement to make such changes as are appropriate to maintain the benefits afforded to the Trust Beneficiaries under this Agreement.

13. Amendment.

     13.1 Amendments Not Requiring Consent of the Trust Beneficiaries. Subject to Section 13.3, this Agreement may be amended from time to time by the Trustee, the Custodian, the Holding Company and the Company, without the consent of any Trust Beneficiaries, (a) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the other provisions of this Agreement, provided, however, that such action shall not adversely affect the interests of the Trust Beneficiaries, (b) to modify, eliminate or add to any provisions of this Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times or to ensure that the Trust will not be required to register as an investment company under the 1940 Act or (c) as provided in Sections 12.1 and 12.2. Until the first anniversary of the Plan Effective Date, any amendment pursuant to this Section 13.1 shall be subject to the prior approval of the Superintendent. If any such amendment is made prior to the first anniversary of the Plan Effective Date, the Holding Company shall promptly provide notice to the Superintendent. Prior to the Plan Effective Date, the Company may amend this Agreement at any time, provided, however, that no amendment made after the public hearing or after the vote of Eligible Policyholders on the Plan may change this Agreement in a manner that the Superintendent determines is materially disadvantageous to any policyholder (as defined in Section 7312(a)(2) of the New York Insurance Law) unless a further hearing or vote is conducted as provided by Section 7312(f) of the New York Insurance Law.

     13.2 Amendments Requiring Consent of the Trust Beneficiaries.  Subject to
Section 13.3, with the consent of Trust Beneficiaries representing more than one-half of the Interests, by Act of the Trust Beneficiaries delivered to the Trustee, the Custodian, the Holding Company and the Company, the Trustee may enter into an amendment or waiver of any provision of this Agreement; provided, however, that no such amendment or waiver shall, without the consent of each Trust Beneficiary affected thereby, reduce the Interests or otherwise eliminate or materially postpone the right of any Trust Beneficiary to receive dividends or other distributions or to make Purchase Elections, Sale Elections or Withdrawal Elections or amend this Section 13.2. It shall not be necessary for any Act of the Trust Beneficiaries under this Section 13.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if the Act shall approve the substance thereof. Prior to the first anniversary of the Plan Effective Date, any amendment pursuant to this Section 13.2 shall be subject to the prior approval of the Superintendent.

     13.3 Conditions to Amendment of Agreement. Notwithstanding any other provisions of this Agreement, the Trustee shall not enter into or consent to any amendment of this Agreement (i) that would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States federal income tax purposes and (ii) unless the Trustee shall have first received an opinion of nationally recognized counsel, which may be counsel to the Holding Company or the Company, to the effect that the proposed amendment or the exercise of any power granted to the Trustee in accordance with the amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from the status of being an investment company under the 1940 Act.

                               Exhibit C -- MetLife Policyholder Trust Agreement

     13.4 Trustee and Custodian Not Required to Enter into Any
Amendments. Neither the Trustee nor the Custodian shall be required to enter into any amendment of this Agreement that adversely affects their respective rights, duties or immunities under this Agreement. The Trustee and the Custodian shall be entitled to receive and rely upon an opinion of nationally recognized counsel, which may be counsel to the Holding Company or the Company, and a certificate of an officer of the Holding Company stating that the execution of any amendment of this Agreement pursuant to this Section 13 is authorized or permitted by this Agreement.

     13.5 Amendments to Trust Record Keeping Services Agreement. Prior to the Plan Effective Date, the Holding Company and the Custodian may amend the Trust Record Keeping Services Agreement at any time, provided, however, that no amendment relating to the Custodian's duties hereunder made after the public hearing or after the vote of Eligible Policyholders on the Plan may change the Trust Record Keeping Services Agreement in a manner that the Superintendent determines is materially disadvantageous to any policyholder (as defined in Section 7312(a)(2) of the New York Insurance Law) unless a further hearing or vote is conducted as provided by Section 7312(f) of the New York Insurance Law. After the Plan Effective Date, the Holding Company and the Custodian may amend the Trust Record Keeping Services Agreement from time to time, provided that any such amendment relating to the Custodian's duties hereunder that the Holding Company determines in its good faith judgment will adversely affect the interests of the Trust Beneficiaries shall be subject to the consent of Trust Beneficiaries representing more than one-half of the Interests.

14. Accounting.

     14.1 Accounting. (a) In connection with the termination of the Trust pursuant to Section 11, the Trustee shall perform a judicial accounting for the Trust, whereby, under applicable law, the Trustee shall produce a full account of the receipts and disbursements incurred during the entire term of the Trust and provide appropriate notice to the Company, the Holding Company, the Custodian and any other interested party, and the Custodian shall provide notice of such accounting to each Trust Beneficiary. Upon the issuance of a final judicial order of accounting, the Trustee shall be relieved of liability with respect to all actions disclosed in the accounting to all Persons that were properly joined in the accounting pursuant to applicable law.

     (b) Except as provided in this Section 14.1, the Trustee shall not have any duty to account for the Trust judicially, contractually or otherwise, and the Custodian and the Trust Beneficiaries shall not have any right to compel the Trustee to account for the Trust.

     14.2 Lost Trust Beneficiaries. Except as directed by the Holding Company, neither the Trustee nor the Custodian shall have any duty to determine the proper address of any Trust Beneficiary whose address is unavailable, whose address, as shown on the records of the Custodian, is an address at which mail to such Trust Beneficiary is undeliverable, or that has, for any other reason, failed to exercise dominion or control over or assert a right of ownership with respect to that Trust Beneficiary's Interests or any dividends or interest payable with respect to those Interests. The Holding Company shall use its reasonable efforts to determine the proper address of any such Trust Beneficiary. Any assets of the Trust that the Trustee and the Custodian are unable to distribute to any such Trust Beneficiary shall be retained by the Trustee and held on behalf of that Trust Beneficiary until it escheats in accordance with applicable laws.

15. Minors or Incapable Persons.

     15.1 Payments to Minors or Incapable Persons. Whenever a distribution is to be paid to or used for the benefit of either a Person under the age of twenty-one (21) years (referred to as a "minor" in this Section) or a person who in the sole judgment of the Trustee is incapable of managing his or her own affairs, the Custodian may make such payment as follows:

          (a) By making the payment to the parent, guardian or other Person having the care and control of the minor for the minor's benefit, or to any authorized Person as custodian for the minor under any applicable Transfers to Minors Act or Gifts to Minors Act, with authority to authorize any such custodian to hold such property until the minor attains the age of twenty-one (21) years where permitted under applicable law; or

          (b) By making the payment to the guardian, committee, conservator or other Person having the care and control of the incapable Person for the incapable Person's benefit.

     15.2 Payments and Distributions. Any payment or distribution authorized in this Section 15 shall be a full discharge of the Trustee and the Custodian with respect to the payment or distribution.

16. Miscellaneous.

     16.1 Successors. This Agreement shall bind and inure to the benefit of each of the parties hereto and each and all of their respective heirs, executors, administrators, successors and assigns.

     16.2 No Punitive Damages. There shall be no right to any punitive, exemplary or similar damages as a result of any controversy or claim arising out of, relating to or in connection with, this Agreement, or the breach, termination or validity thereof, and the parties expressly waive all rights to such damages.
                               Exhibit C -- MetLife Policyholder Trust Agreement

     16.3 Payment of Costs for Frivolous Claims. If any claim, counterclaim or cross-claim brought by the Trustee, the Custodian, the Company or the Holding Company or any Trust Beneficiary in any legal proceeding related to this Agreement shall be found by the tribunal or court to be frivolous, such party shall pay the costs, including reasonable attorneys' fees and disbursements, of defending such frivolous claim, counterclaim or cross-claim.

     16.4 Representation of Lost Trust Beneficiaries and Trust Beneficiaries Under a Disability. (a) In any judicial proceeding or nonjudicial settlement related to the Trust, each party under a disability shall be represented by a Person not under a disability who is also party to such proceeding or settlement and has the same interest as such party under a disability.

     (b) In any judicial proceeding related to the Trust, service of process shall not be required, and such proceeding shall be binding, upon any party under a disability if such party is represented by a Person not under a disability pursuant to Section 16.4(a). In any nonjudicial settlement related to the Trust, any party under a disability shall not be required to join in such settlement, and such settlement shall be binding upon such party under a disability if such party is represented by a Person not under a disability pursuant to Section 16.4(a).

     (c) For the purposes of this Section 16.4, a party under a disability shall include a Person whose address, as shown on the records of the Custodian, is an address at which mail to such Person is undeliverable, or who has, for any other reason, failed to exercise dominion or control over or assert a right of ownership with respect to such Person's Interest or any dividends or interest payable with respect thereto.

     16.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties or Trust Beneficiaries at the following addresses (or at such other address for a party as shall be specified by written notice to the other parties which shall be effective upon receipt):

          (a) If to the Trust Beneficiaries, to the addresses of such Trust Beneficiaries as shown on the records of the Custodian,

             With copies, if an identical notice is sent to a substantial number of Trust Beneficiaries, to:

               New York State Department of Insurance
               25 Beaver Street
               New York, New York 10004
               Attn: Life Bureau

        (b) If to the Trustee:

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware 19890-1001
               Attn: Corporate Trust Administration

           With a copy to:

               Nixon Peabody LLP
               437 Madison Avenue
               New York, New York 10022
               Attn: Gordon Elicker, Esq.

        (c) If to the Custodian:

               ChaseMellon Shareholder Services, L.L.C.
               Overpeck Centre
               85 Challenger Road
               Ridgefield Park, New Jersey 07660
               Attn: General Counsel

           With a copy to:

               Elias, Matz, Tiernan & Herrick L.L.P.
               734 15th Street, N.W.
               Washington, D.C. 20005
               Attn: Jeffrey A. Koeppel, Esq.

                               Exhibit C -- MetLife Policyholder Trust Agreement

        (d)    If to the Company or the Holding Company:

               MetLife, Inc.
               One Madison Avenue
               New York, New York 10010-3690
               Attention: Corporate Treasurer

               With copies (which copies shall not constitute notice) to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York 10022
               Attn: Wolcott B. Dunham, Jr., Esq.,
                    James C. Scoville, Esq.
                    Sarah A.W. Fitts, Esq.

     16.6 Mailing to Trust Beneficiaries. (a) Notices and other communications to be mailed to Trust Beneficiaries under this Agreement may be sent by first class mail (or, if another mailing is contemporaneously being made to stockholders of the Holding Company, the same class mail as that mailing), Federal Express, UPS or other nationally-recognized courier service or, if the Trust Beneficiary has consented to distribution through electronic media, by e-mail or other electronic means. Any materials required or permitted to be mailed to a Trust Beneficiary under this Agreement may be mailed together with any other materials, notices or other communications to be sent to such Trust Beneficiary hereunder.

     (b) Notwithstanding anything to the contrary herein, the Custodian shall not be required to send a mailing to any Trust Beneficiary if it receives notice from the Holding Company that the Holding Company is unable to determine the proper address for such Trust Beneficiary pursuant to Section 14.2. In the case of an annual report or proxy statement, however, a mailing shall not be considered undeliverable unless at least two mailings by the Trustee, the Custodian, the Holding Company or the Company have been mailed to such Trust Beneficiary's address and have been returned as undeliverable, and if the Trust Beneficiary delivers or causes to be delivered to the Custodian written notice setting forth its then current address for Trust Beneficiary communication purposes, the Custodian's obligation to deliver a mailing under this Agreement shall be reinstated.

     16.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER STATE.

     16.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.9 Entire Agreement. This Agreement contains the entire agreement between the parties hereto regarding the subject matter of this Agreement. This Agreement supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter, all of which are specifically integrated into this Agreement, other than the Plan and the Trust Record Keeping Services Agreement. No party hereto shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth herein; and the parties hereto further acknowledge and agree that in entering into this Agreement they have not in any way relied and will not rely in any way on any of the foregoing not specifically set forth herein.

                               Exhibit C -- MetLife Policyholder Trust Agreement

                                                                       Exhibit D


                         AMENDED AND RESTATED CHARTER OF
                       METROPOLITAN LIFE INSURANCE COMPANY

                                      Under
                   Sections 1206 and 7312 of the Insurance Law
                 and Section 807 of the Business Corporation Law


           The undersigned, being the Chairman of the Board, President and Chief Executive Officer and the Secretary of Metropolitan Life Insurance Company, respectively, hereby certify that:

           1. The name of the corporation is Metropolitan Life Insurance
Company.
           2. The corporation was incorporated on May 4, 1866 under the name "National Travelers Insurance Company." The name of the corporation was changed to "Metropolitan Life Insurance Company" on March 24, 1868.

           3. The Charter of the corporation is hereby amended, as authorized by Sections 1206 and 7312 of the Insurance Law of New York (the "Insurance Law") and Section 801 of the Business Corporation Law of New York, in connection with the reorganization of the corporation from a mutual life insurance company to a stock life insurance company pursuant to Section 7312 of the Insurance Law (a) to establish the capital of the corporation in the amount of $10,000,000 and to authorize shares of Common Stock, par value $.01 per share, as the shares of the corporation, (b) to change references in the Charter from "mutual" to "stock" and from "policyholders" to "shareholders", and (c) to eliminate classes of directors and to provide that each director will be elected for a one-year term.

           4. The amendment and restatement of the Charter was authorized by the affirmative vote of at least two-thirds of all votes cast on ________, 1999 by policyholders entitled to vote on the plan of reorganization of the corporation pursuant to Section 7312 of the Insurance Law.

           5. The text of the Charter, as amended by the filing of this Amended and Restated Charter, is hereby restated to read in full as follows:

                                   ARTICLE I

                                 CORPORATE NAME

           The name of the corporation shall continue to be "Metropolitan Life Insurance Company." The corporation may use, in the transaction of any or all of its business and affairs in Canada, including the exercise of any or all of its rights, such name or such name expressed in the French language. Such name when so expressed shall be "La Metropolitaine, compagnie d'assurance vie."


                                   ARTICLE II

                                PLACE OF BUSINESS

           The corporation shall be located and have its principal place of business in the Borough of Manhattan, City of New York, County of New York, and State of New York.

                                  ARTICLE III

                         ANNUAL MEETING OF SHAREHOLDERS

           The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on the fourth Tuesday of April, or otherwise, within 60 days thereafter, as the Board may determine, provided that the Superintendent of Insurance of the State of New York (or any governmental officer, body or authority that succeeds the Superintendent as the primary regulator of the corporation's insurance business under applicable law) is given notice of the date determined by the Board prior to such date, at such place, either within or without the State of New York, as may be fixed from time to time by resolution of the Board and set forth in the notice or waiver of notice of the meeting.

                                   ARTICLE IV

                           BUSINESS OF THE CORPORATION

           The business of the corporation and the kinds of insurance to be undertaken by it are:

           (1) "life insurance," meaning every insurance upon the lives of human beings, and every insurance appertaining thereto, including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, accelerated payments of part or all of the death benefit or a special surrender value upon diagnosis (A) of terminal illness defined as a life expectancy of twelve months or less, or
                      (B) of a medical condition requiring extraordinary medical care or treatment regardless of life expectancy, or upon
                      (C) certification by a licensed health care practitioner of any condition which requires continuous care for the remainder of the insured's life in an eligible facility or at home when the insured is chronically ill as defined by
                      Section 7702(B) of the Internal Revenue Code and regulations thereunder, provided the accelerated payments qualify under Section 101(g)(3) of the Internal Revenue Code and all other applicable sections of federal law in order to maintain favorable tax treatment or provide a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. "Life insurance" also includes additional benefits to safeguard the contract against lapse in the event of unemployment of the insured. Amounts paid the insurer for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to Section 4240 of the Insurance Law;

           (2) "annuities," meaning all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph one hereof. Amounts paid the insurer to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to Section 4240 of the Insurance Law; and

           (3) "accident and health insurance," meaning (i) insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workers' compensation law, except as specified in item
                      (ii) hereof; and (ii) non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date.

as heretofore authorized by and under this Charter and paragraphs 1, 2 and 3 of
Section 1113(a) of the Insurance Law; together with such reinsurance business (in addition to reinsurance of the kinds of insurance business hereinabove stated) as may be permitted to the corporation by Section 1114 of said Law; together with such business in which the corporation may be authorized to engage pursuant to any amendment to paragraphs 1, 2 and 3 of Section 1113(a) or Section 1114 of said Law which may be hereafter adopted; and together with any other kind or kinds of business to the extent reasonably ancillary or necessarily or properly incidental to the kinds of insurance business which the corporation is so authorized to do.

           The corporation shall also have the general rights, powers and privileges now or hereafter granted by the Insurance Law or any other law to stock life insurance companies having power to do the kinds of business hereinabove referred to and any and all other rights, powers and privileges of a corporation, as the same may now or hereafter be declared by applicable law.


                                   ARTICLE V

                                CORPORATE POWERS

           Section 1. The business of the corporation shall be managed under the direction of its Board, by committees thereof and by such officers and agents as the Board or such committees may empower.

           Section 2. The Board shall consist of not less than thirteen directors (except for vacancies temporarily unfilled) nor more than thirty directors, as may be determined by the Board by resolution adopted by a majority of the authorized number of directors immediately prior to such determination. Not less than one- third of the directors shall be persons who are not officers or employees of the corporation or of any entity controlling, controlled by, or under common control with the corporation, and who are not beneficial owners of a controlling interest in the voting stock of the corporation or any such entity ("Outside Directors").

           Section 3. The Board shall have power to make and prescribe such ByLaws, rules and regulations for the transaction of the business of the corporation and the conduct of its affairs, not inconsistent with the laws of the State of New York and this Charter as may be deemed expedient, and to amend or repeal such By-Laws, rules and regulations, except as otherwise provided in such By-Laws.

           Section 4. The Board shall have the power to declare by by-law what number of directors shall constitute a quorum for the transaction of business; provided, however, that such number shall be no less than a majority of the authorized number of directors, at least one of whom shall be an Outside Director.

           Section 5. The Board shall elect or appoint a Chairman, a Chief Executive Officer, a President, one or more Vice-Presidents, a Chief Financial Officer, a Secretary, a Treasurer, a Controller and a General Counsel and such other officers as it may deem appropriate, except that officers of the rank of Vice-President and below may be elected or appointed by the Compensation Committee of the Board. Officers shall have such powers and perform such duties as may be authorized by the By-Laws or by or pursuant to authorization of the Board or the Chief Executive Officer.

                                   ARTICLE VI

                       ELECTION OF DIRECTORS AND OFFICERS

           Section 1. The directors of the corporation shall be elected by the shareholders as prescribed by law and the By-Laws of the corporation. The officers of the corporation shall be elected or appointed as provided in the By-Laws of the corporation. Each director shall be at least 18 years old, at all times a majority of the directors shall be citizens and residents of the United States and not less than three shall be residents of the State of New York.

           Section 2. Vacancies in the Board, including vacancies resulting from any increase in the authorized number of directors or the removal of any director, except a removal of a director without cause, shall be filled by a vote of the Board until the next annual meeting of shareholders of the corporation, except that if the number of directors then in office is less than a quorum, such vacancies may be filled by a vote of a majority of directors then in office.


                                  ARTICLE VII

                             LIABILITY OF DIRECTORS

           No director shall be personally liable to the corporation or any of its shareholders or any of its policyholders for damages for any breach of duty as a director; provided, however, that the foregoing provision shall not eliminate or limit:

           (i) the liability of a director if a judgment or other final adjudication adverse to the director establishes that the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or were acts or omissions (a) which the director knew or reasonably should have known violated the Insurance Law or (b) which violated a specific standard of care imposed on directors directly, and not by reference, by a provision of the Insurance Law (or any regulations promulgated thereunder), or (c) which constituted a knowing violation of any other law; or

           (11) the liability of a director for any act or omission prior to April 26, 1990.


                                  ARTICLE VIII

                                      STOCK

           The amount of capital of the corporation shall be $10,000,000 and shall consist of 1,000,000,000 authorized shares of Common Stock, par value $.01 per share.

                                   ARTICLE IX

                                    DURATION

           The duration of the corporation shall be perpetual.

                                         Exhibit E to the Plan of Reorganization


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                  METLIFE, INC.

                                    ARTICLE I

                               NAME OF CORPORATION

           The name of the corporation is MetLife, Inc. (the "Corporation").

                                   ARTICLE II

                                REGISTERED OFFICE

           The Corporation's registered office in the State of Delaware is at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                     PURPOSE

           The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be engaged under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                      STOCK

           SECTION 1. AUTHORIZED STOCK. The aggregate number of shares of stock that the Corporation shall have authority to issue is three billion (3,000,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and two hundred million (200,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). Subject to the rights of the holders of any class or series of Preferred Stock or Common Stock provided by this Certificate of Incorporation, or otherwise by law, the number of authorized shares of the Common Stock and the Preferred Stock or any other class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, and, irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of the State of Delaware or any corresponding provision hereinafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose a single class.

           SECTION 2. PREFERRED STOCK. (a) The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide by resolution for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation containing such resolution pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof.

           (b) The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                      (i) the designation of the series, which may be by distinguishing number, letter or title;

                      (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                      (iii) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

                      (iv) whether dividends, if any, shall be payable in cash, in kind or otherwise;

                      (v) the dates on which dividends, if any, shall be payable;

                      (vi) the redemption rights and price or prices, if any, for shares of the series;

                      (vii) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                      (viii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                      (ix) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

                      (x) restrictions on the issuance of shares of the same series or of any other class or series; and

                      (xi) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter.

           (c) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

           (d) Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred

Stock, to vote thereon as a separate class pursuant to this Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended.

           (e) For purposes hereof and the By-Laws, the term "Certificate of Incorporation" includes the Certificate of Incorporation as it may be amended by a Preferred Stock Certificate of Designation from time to time.

           SECTION 3. VOTING IN ELECTION OF DIRECTORS. Except as may be required by law or as provided in this Certificate of Incorporation, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders. The election of Directors need not be taken by written ballot.

           SECTION 4. OWNER. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

           SECTION 5. STOCKHOLDER RIGHTS PLANS. The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

           (a) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

           (b) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from any other stock or other securities of the Corporation;

           (c) provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

           (d) provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

           (e) provisions which permit the Corporation to redeem such rights or which prohibit or limit the redemption of such rights; and

           (f) the appointment of a rights agent with respect to such rights.


                                    ARTICLE V

                                  INCORPORATOR

           The name and mailing address of the incorporator is as follows:

                      Gary A. Beller
                      Metropolitan Life Insurance Company
                      One Madison Avenue
                      New York, New York 10010

                                   ARTICLE VI

                               BOARD OF DIRECTORS;
                          MANAGEMENT OF THE CORPORATION

           SECTION 1. CLASSIFIED BOARD. (a) The Directors of the Corporation, subject to the rights of the holders of shares of any class or series of Preferred Stock, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-Laws of the Corporation, one class ("Class I") whose term expires at the 2000 annual meeting of stockholders, another class ("Class II") whose term expires at the 2001 annual meeting of stockholders, and another class ("Class III") whose term expires at the 2002 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. At each annual meeting of stockholders of the Corporation, the date of which will be fixed pursuant to the By-Laws of the Corporation, and subject to the rights of the holders of shares of any class or series of Preferred Stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

           SECTION 2. POLICYHOLDER TRUST. While the Trust (as defined below) is in existence, each Director shall, in exercising his or her duties as a director, take the interests of the beneficiaries of the Trust into account as if they were holders of the shares of Common Stock held therein, except to the extent that any such Director determines, based on advice of counsel, that to do so would violate his or her duties as a director under Delaware law. For purposes of this Section 2, the "Trust" shall mean the Policyholder Trust created by the Policyholder Trust Agreement among the Corporation, Metropolitan Life Insurance Company, Wilmington Trust Company and Chase Mellon Shareholder Services, L.L.C., dated November 3, 1999, as such may be amended from time to time.

           SECTION 3. MANAGEMENT OF BUSINESS. The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

           (a) Subject to the rights of any holders of any series of Preferred Stock, if any, to elect additional Directors under specified circumstances, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director, but only for cause.

           (b) Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created directorships resulting from any increase in the authorized number of Directors shall be filled in the manner provided in the By-Laws of the Corporation.

           (c) Advance notice of nominations for the election of Directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

           (d) The election of Directors may be conducted in any manner approved by the officer presiding at a meeting of stockholders or the Director presiding at a meeting of the Board of Directors, as the case may be, at the time when the election is held and need not be by written ballot.

           (e) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

           (f) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide. In addition to any requirements of law and any other provision of this Certificate of Incorporation, the stockholders of the Corporation may adopt, amend, alter or repeal any provision of the By-Laws upon the affirmative vote of the holders of three-quarters (3/4) or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

                                   ARTICLE VII

                             LIABILITY OF DIRECTORS

           SECTION 1. GENERAL. No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended.

           SECTION 2. REPEAL OR MODIFICATION. Any repeal or modification of this
Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a Director, officer or the Corporation existing at the time of such repeal or modification. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                  ARTICLE VIII

                    NO STOCKHOLDER ACTIONS BY WRITTEN CONSENT

           Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action, including (but not limited to) the election of Directors, is specifically denied.

                                   ARTICLE IX

                                    AMENDMENT

           The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or Directors (in the present form of this Certificate of Incorporation or as hereinafter amended) are granted subject to this reservation; provided, however, that any amendment or repeal of Article VII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and, provided, further, that Section 5 of Article IV and Articles VI, VII, VIII and this Article IX of this Certificate of Incorporation shall not be amended, altered or repealed without the affirmative vote of the holders of at least three-quarters (3/4) of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

                                         Exhibit F to the Plan of Reorganization

================================================================================







                                  METLIFE, INC.
                          AMENDED AND RESTATED BY-LAWS


















                          As Adopted on _________, 1999






================================================================================

                                                           MetLife, Inc. By-Laws

                                  METLIFE, INC.
                                     BY-LAWS

                                TABLE OF CONTENTS

SECTION                                                                   PAGE

                                    ARTICLE I

                                  STOCKHOLDERS

1.01.  Annual Meetings.................................................   6
1.02.  Special Meetings................................................   6
1.03.  Notice of Meetings; Waiver......................................   6
1.04.  Quorum and Required Vote........................................   7
1.05.  Voting Rights...................................................   7
1.06.  Voting by Ballot................................................   7
1.07.  Adjournment.....................................................   7
1.08.  Proxies.........................................................   8
1.09.  Presiding Officer and Secretary of the Meeting..................   8
1.10.  Notice of Stockholder Business and Nominations..................   9
1.11.  Inspectors of Elections.........................................  11
1.12.  Opening and Closing of Polls....................................  12
1.13.  Confidential Voting.............................................  13
1.14.  No Stockholder Action by Written Consent........................  13

                                   ARTICLE II

                               BOARD OF DIRECTORS

2.01.  General Powers..................................................  13
2.02.  Number of Directors.............................................  13
2.03.  Classified Board; Election of Directors.........................  14
2.04.  Annual and Regular Meetings.....................................  14
2.05.  Special Meetings; Notice........................................  14
2.06.  Quorum; Voting..................................................  15
2.07.  Adjournment.....................................................  15
2.08.  Action Without a Meeting........................................  15
2.09.  Regulations; Manner of Acting...................................  15
2.10.  Action by Telephonic Communications.............................  15
2.11.  Resignations....................................................  16
2.12.  Removal of Directors............................................  16
2.13.  Vacancies and Newly Created Directorships.......................  16


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                                                           MetLife, Inc. By-Laws
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2.14.  Compensation....................................................  16
2.15.  Reliance on Accounts and Reports, etc...........................  17

                                   ARTICLE III

                                BOARD COMMITTEES

3.01.  How Constituted.................................................  17
3.02.  Committee Powers................................................  17
3.03.  Proceedings.....................................................  19
3.04.  Quorum and Manner of Acting.....................................  19
3.05.  Action by Telephonic Communications.............................  19
3.06.  Resignations....................................................  19
3.07.  Removal.........................................................  20
3.08.  Vacancies.......................................................  20

                                   ARTICLE IV

                                    OFFICERS

4.01.  Number..........................................................  20
4.02.  Election........................................................  20
4.03.  Salaries........................................................  20
4.04.  Removal and Resignation; Vacancies..............................  20
4.05.  Authority and Duties of Officers................................  21
4.06.  The Chairman....................................................  21
4.07.  The Chief Executive Officer.....................................  21
4.08.  The President...................................................  21
4.09.  Absence or Disability of the Chief Executive Officer............  21
4.10.  Vice Presidents.................................................  22
4.11.  The Secretary...................................................  22
4.12.  The Chief Financial Officer.....................................  22
4.13.  The Treasurer...................................................  22
4.14.  The Controller..................................................  22
4.15.  The General Counsel.............................................  22
4.16.  Additional Officers.............................................  23
4.17.  Security........................................................  23


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                                                           MetLife, Inc. By-Laws

                                    ARTICLE V

                                  CAPITAL STOCK

5.01.  Certificates of Stock, Uncertificated Shares....................  23
5.02.  Signatures; Facsimile...........................................  23
5.03.  Lost, Stolen or Destroyed Certificates..........................  24
5.04.  Transfer of Stock...............................................  24
5.05.  Record Date.....................................................  24
5.06.  Registered Stockholders.........................................  25
5.07.  Transfer Agent and Registrar....................................  25

                                   ARTICLE VI

                                 INDEMNIFICATION

6.01.  Nature of Indemnity.............................................  25
6.02.  Determination that Indemnification is Proper....................  26
6.03.  Advance Payment of Expenses.....................................  26
6.04.  Procedure for Indemnification of Directors and Officers.........  27
6.05.  Survival; Preservation of Other Rights..........................  27
6.06.  Insurance.......................................................  28
6.07.  Severability....................................................  28

                                   ARTICLE VII

                                     OFFICES

7.01.  Registered Office...............................................  29
7.02.  Other Offices...................................................  29

                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.01.  Dividends.......................................................  29
8.02.  Reserves........................................................  29
8.03.  Execution of Instruments........................................  30
8.04.  Corporate Indebtedness..........................................  30
8.05.  Deposits........................................................  30
8.06.  Checks..........................................................  30
8.07.  Sale, Transfer, etc. of Securities..............................  31

                                                           MetLife, Inc. By-Laws

8.08.  Voting as Stockholder...........................................  31
8.09.  Fiscal Year.....................................................  31
8.10.  Seal............................................................  31

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

9.01.  Amendment.......................................................  32

                                    ARTICLE X

                                  CONSTRUCTION

10.01.  Construction...................................................  32

                                                           MetLife, Inc. By-Laws

                                  METLIFE, INC.

                          AMENDED AND RESTATED BY-LAWS

                         As adopted on __________, 1999


     -----------------------------------------------------------------------



                                    ARTICLE I

                                  STOCKHOLDERS

                  Section 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at such date and at such time, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

                  Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the Chief Executive Officer (or, in the event of the Chief Executive Officer's absence or disability, by the President or any Director who is also an officer (hereafter, an "Officer Director")). A special meeting shall be called by the Chief Executive Officer (or, in the event of the Chief Executive Officer's absence or disability, by the President or any Officer Director) or by the Secretary pursuant to a resolution approved by a majority of the entire Board of Directors. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. Any power of the stockholders of the Corporation to call a special meeting is specifically denied.

                  Section 1.03. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the record of stockholders of the Corporation. Such further notice shall be given as may be required by law.

                                                           MetLife, Inc. By-Laws
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                  A written waiver of any notice of any annual or special
meeting signed by the person entitled thereto, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders needs to be specified in a written waiver of notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  Section 1.04. Quorum and Required Vote. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of one-third of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. Except as otherwise required by law or by the Certificate of Incorporation, these By-Laws or the rules or regulations of any stock exchange applicable to the Corporation, the vote of a majority (or, in the case of the election of Directors, a plurality) of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

                  Section 1.05. Voting Rights. Subject to the rights of the holders of any class or series of Preferred Stock, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in such stockholder's name on the books of the Corporation at the close of business on the date fixed pursuant to the provisions of Section 5.05 hereof as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting.

                  Section 1.06. Voting by Ballot. No vote of the stockholders need be taken by written ballot unless otherwise required by law. Any vote not required to be taken by ballot may be conducted in any manner approved by the presiding officer at the meeting at which such vote is taken.

                  Section 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the presiding officer shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned

                                                           MetLife, Inc. By-Laws
meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

                  Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to vote at any such meeting for such stockholder by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or such stockholder's authorized officer, director, employee or agent, or by causing such signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram, data and voice telephonic communications, computer network, e-mail or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm, a proxy support service organization or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram, data and voice telephonic communications, computer network, e-mail or other electronic transmission must either set forth or be submitted with information from which it can be determined that such electronic transmission was authorized by the stockholder. If it is determined that such electronic transmission is valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

                  Section 1.09. Presiding Officer and Secretary of the Meeting.
(a) At every meeting of stockholders the presiding officer shall be the Chairman or, in the event of the Chairman's absence or disability, the President, or in the event of the President's absence or disability, any officer designated by the Chief Executive Officer, or in the event of the Chief Executive Officer's absence or the failure of the Chief Executive Officer to designate an officer for such purpose, any officer chosen by resolution of the Board of Directors. The order of business and all other matters of procedure at every meeting of stockholders may be determined by the presiding officer. The Secretary, or in the event of the Secretary's absence or disability, any Assistant Secretary designated by the presiding officer, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting.


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                                                           MetLife, Inc. By-Laws
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                  (b) Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the presiding officer shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer, may include, but are not limited to, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                  Section 1.10.  Notice of Stockholder Business and Nominations.

                  (a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made only (A) by or at the direction of the Board of Directors or the Chief Executive Officer, or (B) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder and the notice procedures set forth in clause (ii) of this paragraph and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

                  (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (B) of paragraph
(a)(i) of this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 calendar days prior to the first anniversary of the previous year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year's annual meeting, notice by the stockholder must be so received not later than 120 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made.


                                      F-9

                                                           MetLife, Inc. By-Laws
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In no event shall an adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of stockholders' notice as described below. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or the By-Laws of the Corporation, the language of the proposed amendment; (C) any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made and, in case of nominations, a description of all arrangements or understandings between the stockholder and each nominee and any other persons (naming them) pursuant to which the nominations are to be made by the stockholder; (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by a qualified representative at the meeting to propose such business; (E) if the stockholder intends to solicit proxies in support of such stockholder's proposals, a representation to that effect; and (F) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as it appears on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. If such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The presiding officer of any annual meeting of stockholders shall refuse to permit any business proposed by a stockholder to be brought before such annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder's proposal without such stockholder having made the representation required by clause (E) above.

                  (b) Special Meetings of Stockholders. (i) Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation's notice of meeting pursuant to Section 1.02 of these By-Laws shall be conducted at such meeting.

                  (ii) In the event that Directors are to be elected at a special meeting of stockholders pursuant to the Corporation's notice of meeting, nominations of persons for

                                                           MetLife, Inc. By-Laws
election to the Board of Directors may be made at such special meeting of stockholders (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder's notice as required by paragraph (a)(ii) of this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 150 calendar days prior to such special meeting or 10 calendar days following the date on which public announcement of the date of the special meeting and of the nominees to be elected at such meeting is first made. In no event shall the adjournment or postponement of a special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

                  (c) General. (i) Only persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Section 1.10 and, if any proposed nomination or business is not in compliance with this Section 1.10, to declare that such defective proposal or nomination shall be disregarded.

                  (ii) Nothing in this Section 1.10 shall be deemed to affect any rights of the holders of any class or series of preferred stock, if any, to elect Directors if so provided under any applicable preferred stock Certificate of Designation (as defined in the Certificate of Incorporation).

                  Section 1.11. Inspectors of Elections. (a) Prior to any meeting of the stockholders, the Board of Directors shall appoint one or more persons to act as Inspectors of Elections, and may designate one or more alternate inspectors. If no inspector or alternate is able to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall:

                  (i) ascertain the number of shares outstanding and the voting power of each;


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                                                           MetLife, Inc. By-Laws

                  (ii) determine the shares represented at the meeting and the validity of proxies and ballots;

                  (iii) specify the information relied upon to determine the validity of electronic transmissions in accordance with Section 1.08 hereof;

                  (iv)  count all votes and ballots;

                  (v) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

                  (vi) certify such inspector's determination of the number of shares represented at the meeting, and such inspector's count of all votes and ballots.

                  (b) The inspector may appoint or retain other persons or entities to assist in the performance of the duties of inspector.

                  (c) When determining the shares represented and the validity of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any proxies provided in accordance with Section 1.08 of these By-Laws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of certification pursuant to (a)(vi) of this Section 1.11, shall specify the precise information considered, the person or persons from whom such information was obtained, when this information was obtained, the means by which such information was obtained, and the basis for the inspector's belief that such information is accurate and reliable.

                  Section 1.12. Opening and Closing of Polls. The time for the opening and the closing of the polls for the matters to be voted upon at a stockholder meeting shall be announced at the meeting by the presiding officer. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

                  Section 1.13. Confidential Voting. (a) Proxies and ballots that identify the votes of specific stockholders shall be kept in confidence by the inspectors of election unless (i) there is an opposing solicitation with respect to the election or removal of

                                                           MetLife, Inc. By-Laws

Directors, (ii) disclosure is required by applicable law, (iii) a stockholder expressly requests or otherwise authorizes disclosure in relation to such stockholder's vote, or (iv) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes.

                  (b) The inspectors of election and any authorized agents or other persons engaged in the receipt, count and tabulation of proxies and ballots shall be advised of this By-Law and instructed to comply herewith.

                  (c) The inspectors of election shall certify, to the best of their knowledge based on due inquiry, that proxies and ballots have been kept in confidence as required by this Section 1.13.

                  Section 1.14. No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.


                                   ARTICLE II

                               BOARD OF DIRECTORS

                  Section 2.01. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

                  Section 2.02. Number of Directors. Subject to the rights of the holders of any class or series of preferred stock, if any, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board of Directors, but the Board of Directors shall at no time consist of fewer than three (3) Directors.

                  Section 2.03. Classified Board; Election of Directors. The Directors of the Corporation, subject to the rights of the holders of shares of any class or series of preferred stock, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class ("Class I") whose term expires at the 2000 annual meeting stockholders, another class ("Class II")


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whose term expires at the 2001 annual meeting of stockholders, and another class
("Class III") whose term expires at the 2002 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, at each annual meeting of stockholders of the Corporation, and subject to the rights of the holders of shares of any class or series of preferred stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

                  Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as practicable following adjournment of the annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date of such meetings. Notice of regular meetings need not be given; provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each Director who shall not have been present at the meeting at which such action was taken, addressed or transmitted to him or her at such Director's usual place of business, or shall be delivered or transmitted to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

                  Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman or the Chief Executive Officer (or, in the event of the Chief Executive Officer's absence or disability, by the President or any Officer Director) or by the Secretary pursuant to a resolution approved by a majority of the entire Board of Directors, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty-four (24) hours' notice, if notice is given to each Director personally or by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five (5) days' notice, if notice is mailed to each Director, addressed or transmitted to him or her at such Director's usual place of business or other designated location. Notice of any special meeting need not be given to any Director who attends such meeting


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without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

                  Section 2.06. Quorum; Voting. At all meetings of the Board of Directors, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

                  Section 2.07. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-Laws shall be given to each Director.

                  Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

                  Section 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board and the individual Directors shall have no power as such.

                  Section 2.10. Action by Telephonic Communications. Members of the Board of Directors may participate in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in any meeting pursuant to this provision shall constitute presence in person at such meeting.

                  Section 2.11. Resignations. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the Chairman or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.


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                  Section 2.12. Removal of Directors. Subject to the rights of the holders of any class or series of preferred stock, if any, to elect additional Directors under specified circumstances, any Director may be removed at any time, but only for cause, upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. A Director filling any such vacancy shall be of the same class as that of the Director whose removal created such vacancy and shall hold office until such Director's successor shall have been elected and qualified or until such Director's earlier death, resignation or removal. If such stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 2.13 of these By-Laws.

                  Section 2.13. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any class or series of preferred stock, if any, to elect additional Directors under specified circumstances, and except as provided in Section 2.12, if any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased pursuant to Section 2.02 hereof, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. Any Director filling a vacancy shall be of the same class as that of the Director whose death, resignation, removal or other event caused the vacancy, and any Director filling a newly created directorship shall be of the class specified by the Board of Directors at the time the newly created directorships were created. A Director elected to fill a vacancy or a newly created directorship shall hold office until such Director's successor has been elected and qualified or until such Director's earlier death, resignation or removal.

                  Section 2.14. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for such Director's services as such shall be fixed from time to time by the Board of Directors.

                  Section 2.15. Reliance on Accounts and Reports, etc. A Director, and any member of any committee designated by the Board of Directors shall, in the performance of such Director's duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.


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                                   ARTICLE III

                                BOARD COMMITTEES

                  Section 3.01. How Constituted. The Board of Directors may designate one or more Committees, including an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Corporate Social Responsibility Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. Thereafter, members of each such Committee may be designated from time to time by the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors.

                  Section 3.02. Committee Powers. (a) Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this section, and subject to the provisions of the Certificate of Incorporation, shall have and may exercise the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including the power to declare dividends.

                  (b) Audit Committee. The Audit Committee, except as otherwise provided in any resolution of the Board of Directors, shall have and may exercise the authority of the Board of Directors: to recommend to the Board of Directors the selection of the Corporation's independent certified public accountants; to review the scope, plans and results relating to the internal and external audits of the Corporation and its financial statements; to review the financial condition of the Corporation; to monitor and evaluate the integrity of the Corporation's financial reporting processes and procedures; to assess the significant business and financial risks and exposures of the Corporation and to evaluate the adequacy of the Corporation's internal controls in connection with such risks and exposures, including, but not limited to, accounting and audit controls over cash, securities, receipts, disbursements and other financial transactions; and to review the Corporation's policies on ethical business conduct and monitor compliance therewith.

                  (c) Compensation Committee. The Compensation Committee, except as otherwise provided in any resolution of the Board of Directors, shall have and may exercise all the authority of the Board of Directors with respect to compensation, benefits and personnel administration of the employees of the Corporation; shall nominate persons for election or appointment by the Board of Directors of all principal officers (as determined by the Committee) and such other officers as the Committee may determine to elect or appoint as officers; shall evaluate the performance and recommend to the Board of Directors the compensation of such principal officers and such other officers as


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the Committee may determine; may elect or appoint officers as provided in
Sections 4.01 and 4.02 of these By-Laws; and may recommend to the Board of Directors any plan to issue options for the purchase of shares of the Corporation's stock to its officers or employees and those of its subsidiaries.

                  (d) Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, except as otherwise provided in any resolution of the Board of Directors, shall make recommendations to the Board of Directors with respect to electing Directors and filling vacancies on the Board of Directors, shall review and make recommendations to the Board of Directors with respect to the organization, structure, size, composition and operation of the Board of Directors and its Committees, including, but not limited to, the compensation for non-employee directors, may recommend to the Board of Directors any plan to issue options for the purchase of shares of the Corporation's stock to its non-employee directors, and shall review and make recommendations with respect to other corporate governance matters and matters that relate to the Corporation's status as a publicly-traded company.

                  (e) Corporate Social Responsibility Committee. The Corporate Social Responsibility Committee, except as otherwise provided in any resolution of the Board of Directors, shall exercise general supervision of the Corporation's charitable contributions, public benefit programs, and other corporate responsibility matters.

                  (f) Other Committees. Each other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors.

                  (g) Limitations on Committee Authority. None of the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Corporate Social Responsibility Committee or any such other Committee shall have the power or authority:

                  (i) to approve, adopt or recommend to the stockholders, any action or matter expressly required by applicable law, the Certificate of Incorporation or the rules of any exchange on which the shares of the Corporation are traded, to be submitted to stockholders for approval; or

                  (ii) to adopt, amend or repeal the By-Laws of the Corporation.

The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

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                  Section 3.03. Proceedings. Each Committee may, subject to
approval of the Board of Directors, adopt a charter specifying its scope of responsibility and may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

                  Section 3.04. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members constituting a majority of the total membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

                  Section 3.05. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

                  Section 3.06. Resignations. Any member of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

                  Section 3.07. Removal. Any member of any Committee may be removed from the position as a member of such Committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

                  Section 3.08. Vacancies. If any vacancy shall occur in any Committee, by reason of death, resignation, removal or otherwise, the remaining members shall continue to act, and any such vacancy may be filled by the Board of Directors.


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                                   ARTICLE IV

                                    OFFICERS

                  Section 4.01. Number. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman, Chief Executive Officer, President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, a Treasurer, a Controller and a General Counsel. The Board of Directors may appoint such other officers as it may deem appropriate, provided that officers of the rank of Vice-President and below may be appointed by the Compensation Committee. Such other officers shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors, Chief Executive Officer or President. Any number of offices may be held by the same person. No officer, other than the Chairman, need be a Director of the Corporation.

                  Section 4.02. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such meeting, officers may be elected at any regular or special meeting of the Board of Directors. Officers of the rank of Vice-President and below may be elected by the Compensation Committee. Each officer shall hold office until such officer's successor has been elected and qualified, or until such officer's earlier death, resignation or removal.

                  Section 4.03. Salaries. The salaries of all principal officers (as determined by the Board of Directors) of the Corporation shall be fixed by the Board of Directors.

                  Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

                  Section 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.


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                  Section 4.06. The Chairman. The Directors shall elect from among the members of the Board of Directors a Chairman of the Board. The Chairman shall have such duties and powers as set forth in these By-Laws or as shall otherwise be conferred upon the Chairman from time to time by the Board of Directors. The Chairman shall preside over all meetings of the Stockholders and the Board of Directors.

                  Section 4.07. The Chief Executive Officer. The Chief Executive Officer shall have general control and supervision of the policies and operations of the Corporation. He or she shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  Section 4.08. The President. The President, subject to the authority of the Chief Executive Officer (if the President is not the Chief Executive Officer), shall have primary responsibility for, and authority with respect to, the management of the day-to-day business and affairs of the Corporation, to the extent prescribed by the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors or (if the President is not the Chief Executive Officer) the Chief Executive Officer may from time to time prescribe.

                  Section 4.09. Absence or Disability of the Chief Executive Officer. In the event of the absence of the Chief Executive Officer or in the event of the Chief Executive Officer's inability to act, the officer, if any, designated by resolution of the Board of Directors (or in the event there is more than one such designated officer, then in the order of designation) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers and be subject to all the restrictions of the Chief Executive Officer.

                  Section 4.10. Vice Presidents. The Vice Presidents shall have such designations and shall perform such other duties and have such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

                  Section 4.11. The Secretary. The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors, and shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law. The Secretary shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to instruments when appropriate. The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these


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By-Laws or as may be assigned to him or her from time to time by the Board of
Directors, the Chief Executive Officer or the President.

                  Section 4.12. The Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have responsibility for the financial affairs of the Corporation. The Chief Financial Officer shall perform such other duties and exercise such other powers as are normally incident to the office of chief financial officer and as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.

                  Section 4.13. The Treasurer. The Treasurer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation, and shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation. The Treasurer shall cause the moneys of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed. The Treasurer shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.

                  Section 4.14. The Controller. The Controller shall keep or cause to be kept correct records of the business and transactions of the Corporation. The Controller shall perform such other duties and exercise such other powers as are normally incident to the office of controller and as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.

                  Section 4.15. The General Counsel. The General Counsel shall have responsibility for the legal affairs of the Corporation. The General Counsel shall perform such other duties and exercise such other powers as are normally incident to the office of general counsel and as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.

                  Section 4.16. Additional Officers. The Board of Directors from time to time may delegate to any officer the power to appoint subordinate officers and to prescribe their respective rights, terms of office, authorities and duties. Any such officer may remove any such subordinate officer appointed by him or her, for or without cause, but such removal shall be without prejudice to the contractual rights of such subordinate officer or agent, if any, with the Corporation.


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                  Section 4.17. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of such officer's, agent's or employee's duties, in such amount and of such character as may be determined from time to time by the Board of Directors.


                                    ARTICLE V

                                  CAPITAL STOCK

                  Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation may be either represented by certificates or uncertificated shares, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any resolution of the Board of Directors providing for uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation, (i) by the Chief Executive Officer, the President or a Vice President, and (ii) by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

                  Section 5.02. Signatures; Facsimile. All of such signatures on the certificate referred to in Section 5.01 of these By-Laws may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate representing shares of the Corporation shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                  Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account


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of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                  Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

                  Section 5.05. Record Date. (a) Stockholders Meetings. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (b) Dividends and Other Distributions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as


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the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

                  Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.


                                   ARTICLE VI

                                 INDEMNIFICATION

                  Section 6.01. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other entity, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; except that in the case of an action or suit by or in the name of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses


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which the Delaware Court of Chancery or such other court shall deem proper.
Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, the Corporation shall not be obligated to indemnify a director or officer of the Corporation in respect of a Proceeding (or such part thereof) instituted by such director or officer, unless such Proceeding (or such part thereof) has been authorized by the Board of Directors.

                  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  Section 6.02. Determination that Indemnification is Proper. Unless ordered by a court, no indemnification of a present or former director or officer of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation if a determination is made that indemnification of the present or former director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in
Section 6.01 hereof.

                  Section 6.03. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount with interest, as determined by the Corporation, if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such director or officer in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

                  Section 6.04. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under
Section 6.01, or advance of costs, charges and expenses to a director or officer under Section 6.04 of these By-Laws, shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole


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or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this
Article VI shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing such person's right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under
Section 6.03 of these By-Laws where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  Section 6.05. Survival; Preservation of Other Rights. The foregoing indemnification and advancement provisions shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director or officer.

                  The indemnification and advancement provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and, once an event has occurred with respect to which a Director or Officer is or may be entitled to indemnification under this Article, such entitlement shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 6.06. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a


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director or officer of another corporation, partnership, joint venture, trust or other entity against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI; provided that such insurance is available on acceptable terms, which determination shall be made by the Chief Executive Officer.

                  Section 6.07. Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE VII

                                     OFFICES

                  Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

                  Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 8.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property or shares of the Corporation's capital stock.


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                  A member of the Board of Directors, or a member of any
committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                  Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

                  Section 8.03. Execution of Instruments. The Chief Executive Officer, the President, any Vice President, the Secretary, the Chief Financial Officer or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the Chief Executive Officer may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

                  Section 8.04. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors, the Chief Executive Officer or the Chief Financial Officer shall authorize. When so authorized by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of


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indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

                  Section 8.05. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, the Chief Executive Officer, the Treasurer or the Chief Financial Officer or by such officers or agents as may be authorized by the Board of Directors or the Chief Executive Officer, the Treasurer or the Chief Financial Officer to make such determination.

                  Section 8.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the Chief Executive Officer from time to time may determine.

                  Section 8.07. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors or by the Chief Executive Officer, the President, any Vice President, the Secretary, the Chief Financial Officer or the Treasurer or any other officers designated by the Board of Directors or the Chief Executive Officer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal (if required), any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

                  Section 8.08. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

                  Section 8.09. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

                  Section 8.10. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words


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"Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

                  Section 9.01. Amendment. These By-Laws may be amended, altered or repealed:

                  (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

                  (b) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of three-fourths (3/4) or more of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.




                                    ARTICLE X

                                  CONSTRUCTION

                  Section 10.01. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.


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                                         Exhibit G to the Plan of Reorganization





                              AMENDED AND RESTATED
                 BY-LAWS OF METROPOLITAN LIFE INSURANCE COMPANY


                                    ARTICLE I

                                  SHAREHOLDERS

           Section 1.1 Annual Meetings. The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on the fourth Tuesday of April, or otherwise, within 60 days thereafter, as the Board may determine, provided that the Superintendent of Insurance of the State of New York (or any governmental officer, body or authority that succeeds the Superintendent as the primary regulator of the corporation's insurance business under applicable law) is given notice of the date determined by the Board prior to such date, at such place, either within or without the State of New York, as may be fixed from time to time by resolution of the Board and set forth in the notice or waiver of notice of the meeting.

           Section 1.2 Special Meetings. Special meetings of the shareholders may be called at any time by the Chief Executive Officer (or, in the event of such Chief Executive Officer's absence or disability, by the President), or by the Board. A special meeting shall be called by the Chief Executive Officer (or, in the event of such Chief Executive Officer's absence or disability, by the President), or by the Secretary, immediately upon receipt of a written request therefor by shareholders holding in the aggregate not less than 25% of the outstanding shares of the corporation at the time entitled to vote at any meeting of the shareholders, which request shall state the purpose or purposes of such meeting. If such officers shall fail to call such meeting within 20 days after receipt of such request, any shareholder executing such request may call such meeting. Such special meetings of the shareholders shall be held at such places, within or without the State of New York, as shall be specified in the respective notices or waivers of notice thereof.

           Section 1.3 Notice of Meetings. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called and by or at whose direction such notice is being issued, to be given personally or by first class mail, not fewer than ten nor more than sixty days before the date of the meeting.


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           No notice of any meeting of shareholders need be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in a written waiver of notice. The attendance of any shareholder, in person or by proxy, at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, prior to the conclusion of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

           Section 1.4 Quorum. Except as otherwise required by law or by the Charter, the presence in person or by proxy of the holders of record of a majority of the votes of shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business at such meeting. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

           Section 1.5 Voting. Every holder of record of shares entitled to vote at a meeting of shareholders shall be entitled to one vote for each share standing in such shareholder's name on the books of the corporation on the record date set therefor. Except as otherwise required by law or by the Charter or by Section 1.7 hereof (regarding the election of directors), any corporate action shall be authorized by a majority of the votes cast in favor of or against such action by the holder of record of shares represented at any meeting at which a quorum is present. An abstention shall not constitute a vote cast.

           Section 1.6 Proxies. Every shareholder entitled to vote at any meeting of the shareholders or to express consent to or dissent from corporate action without a meeting may, in any legally valid manner, authorize another person or persons to vote at any such meeting and express such consent or dissent for such shareholder by proxy. No such proxy shall be voted or acted upon after the expiration of eleven months from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable.

           Section 1.7 Election and Term of Directors. The directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting of shareholders. Each director shall hold office until the expiration of the term for which he or she is elected and until such director's successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. At each annual meeting of the share holders of the corporation, at which a quorum is present, the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in such election.


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           Section 1.8 Organization; Procedure. The Board shall determine whom from among the officer directors shall preside at the meeting of shareholders. The order of business and all other matters of procedure at every meeting of shareholders may be determined by such presiding officer. The Secretary, or in the event of the Secretary's absence or disability, an Assistant Secretary or, in the Assistant Secretary's absence, an appointee of the presiding officer, shall act as Secretary of the meeting.

           Section 1.9 Consent of Shareholders in Lieu of Meeting. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by law, by the Charter or by these By-Laws, the meeting and vote of shareholders may be dispensed with, if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.


                                   ARTICLE II

                               BOARD OF DIRECTORS

           Section 2.1 Regular Board Meetings. Regular meetings of the Board for the transaction of any business shall be held at such times and places, either within or without the State of New York, as may be fixed from time to time by resolution of the Board; provided, however, that at least one regular meeting of the Board shall be held in each calendar year. One regular meeting of the Board in each calendar year shall be designated as the Annual Organization Meeting. Except as otherwise required by law or these ByLaws, notice of regular meetings need not be given.

           Section 2.2 Special Board Meetings, Waiver of Notice. Special meetings of the Board shall be held whenever called by the chief executive officer or by any three directors. Notice of each such special meeting shall be mailed to each director at such director's residence or usual place of business or other address filed with the Secretary for such purpose, or shall be sent to such director by any form of telecommunication, or be delivered or given to such director personally or by telephone, not later than the second day preceding the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Every such notice shall state the time, place and purpose of the meeting.

           Section 2.3 Participation by Telephone. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.


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Participation by such means shall constitute presence in person at a meeting of the Board or such committee for quorum and voting purposes.

           Section 2.4 Action Without a Meeting. Any action which is required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee consent in writing to the adoption of a resolution authorizing the action; provided, however, that the Annual Organization Meeting of the Board may not be conducted by such unanimous written consent. The resolution and the written consents thereto by the members of the Board or such committee shall be filed with the minutes of the proceedings of the Board or committee.

           Section 2.5 Number, Quorum and Adjournments. The Board shall consist of not less than thirteen directors (except for vacancies temporarily unfilled) nor more than thirty directors, as may be determined by the Board by resolution adopted by a majority of the authorized number of directors immediately prior to any such determination. The authorized number of directors of the corporation may be increased or decreased at any time by a vote of the majority of the authorized number of directors immediately prior to such vote; provided, however, that no such decrease in the authorized number of directors shall shorten the term of any incumbent director. Not less than one-third of the directors shall be persons who are not officers or employees of the corporation or of any entity controlling, controlled by, or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting stock of the corporation or any such entity ("Outside Directors"). At any meeting of the Board, the presence of at least a majority of the authorized number of directors, at least one of whom shall be an Outside Director, shall constitute a quorum for the transaction of business. Except as otherwise provided by law or these By-Laws, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. A majority of the directors present, whether or not a quorum shall be present, may adjourn any meeting. Notice of the time and place of an adjourned meeting of the Board shall be given if and as determined by a majority of the directors present at the time of the adjournment.

           Section 2.6 Presiding Officer. The Board shall determine whom from among the officer directors shall preside at meetings of the Board. In the event of the absence or disability of all such officer directors, the Board shall select one of its members present to preside.

           Section 2.7 Board Vacancies. Any vacancy in the Board, including any vacancy resulting from any increase in the authorized number of directors or the removal of any director, except a removal of a director without cause, shall be filled by a vote of the Board until the next annual meeting of shareholders of the corporation and until such director's successor shall have been elected and qualified; provided, however, that if the


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number of directors then in office is less than a quorum, any vacancy may be filled by a vote of a majority of directors then in office.


                                   ARTICLE III

                                   COMMITTEES

           Section 3.1 Standing Committees. The Board shall have the following standing committees, each consisting of not less than five directors, as shall be determined by the Board:

                Executive Committee
                Investment Committee
                Compensation Committee
                Audit Committee
                Nominating and Corporate Governance Committee

           Section 3.2 Designation of Members and Chairmen of Standing Committees. At its first meeting following the annual meeting of shareholders of the corporation, the Board shall, by resolution adopted by a majority of the then authorized number of directors, designate from among the directors the members of the standing committees and from among the members of each such committee a chairman thereof, which members shall serve as such, at the pleasure of the Board, so long as they shall continue in office as directors, until the meeting following the next annual meeting of shareholders of the corporation and thereafter until the appointment of their successors. Each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be an Outside Director, and not less than one-third of the members of each other committee shall be Outside Directors. The Board may by similar resolution designate one or more directors as alternate members of such committees, who may replace any absent member or members at any meeting of such committees; provided, however, that the membership of the committee shall satisfy the preceding sentence following such designation. Vacancies in the membership or chairmanship of any standing committee may be filled in the same manner as original designations at any regular or special meeting of the Board, and the chief executive officer may designate from among the remaining members of any standing committee whose chairmanship is vacant a chairman who shall serve until a successor is designated by the Board.

           Section 3.3 Notices of Times of Meetings of Standing Committees and Presiding Officers. Meetings of each standing committee shall be held upon call of the chief executive officer, or upon call of the chairman of such standing committee or two members of such standing committee. Meetings of each standing committee may also be held at such other times as it may determine. Meetings of a standing committee shall be


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held at such places and upon such notice as it shall determine or as shall be specified in the calls of such meetings. Any such chairman, if present, or such member or members of each committee as may be designated by the chief executive officer, shall preside at meetings thereof or, in the event of the absence or disability of any thereof or failing such designation, the committee shall select from among its members present a presiding officer.

           Section 3.4 Quorum. At each meeting of any standing committee there shall be present to constitute a quorum for the transaction of business at least a majority of the members but in no event less than three members, at least one of whom shall be an Outside Director. Subject to the preceding sentence, any alternate member who is replacing an absent member shall be counted in determining whether a quorum is present. The vote of a majority of the members present at a meeting of any standing committee at the time of the vote, if a quorum is present at such time, shall be the act of such committee.

           Section 3.5 Standing Committee Minutes. Each of the standing committees shall keep minutes of its meetings which shall be reported to the Board at its regular meetings and, if called for by the Board, at any special meeting.

           Section 3.6 Executive Committee. The Executive Committee shall make recommendations to the Board with respect to the policyholder dividend and surplus policies and practices of the corporation and, during the intervals between meetings of the Board, except as otherwise provided in Section 3.12, shall have and may exercise the authority of the Board in the management of the property, business and affairs of the corporation, including the authority to declare dividends in respect of the corporation's stock.

           Section 3.7 Investment Committee. The Investment Committee, subject to and as may be provided in any resolution of the Board, shall have and may exercise the authority of the Board with respect to the management of the assets of the corporation, including purchases and sales thereof, the manner of designating depositaries for all monies received by the corporation, which shall be deposited in the name of the corporation, and the manner of disposition of the funds of the corporation so deposited.

           Section 3.8 Compensation Committee. The Compensation Committee shall recommend to the Board the selection of all principal officers (as determined by the Committee) and such other officers as the Committee may determine to elect or appoint as officers, shall evaluate the performance and recommend to the Board the compensation of such principal officers and such other officers as the Committee may determine, and shall recommend to the Board any plan to issue options for the purchase of shares of the corporation's stock to its officers or employees. Except as otherwise provided in any resolution of the Board, the Committee shall have and may exercise all the authority of the Board with respect to compensation, benefits and personnel administration of the

                                                    Amended and Restated By-Laws
                                             Metropolitan Life Insurance Company
employees of the corporation and may elect or appoint officers as provided in
Section 4.2 of these By-Laws.

           Section 3.9 Audit Committee. The Audit Committee shall have and may exercise the authority of the Board: to recommend to the Board the selection of the corporation's independent certified public accountants; to review the scope, plans and results relating to the internal and external audits of the corporation and its financial statements; and to review the financial condition of the corporation. Except as otherwise provided in any resolution of the Board, the Committee shall have and may exercise the authority of the Board: to monitor and evaluate the integrity of the corporation's financial reporting processes and procedures; to assess the significant business and financial risks and exposures of the corporation and to evaluate the adequacy of the corporation's internal controls in connection with such risks and exposures, including, but not limited to, accounting and audit controls over cash, securities, receipts, disbursements and other financial transactions; and to review the corporation's policies on ethical business conduct and monitor compliance therewith.

           Section 3.10 Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall nominate candidates for Director for election by shareholders and for filling vacancies on the Board, and may recommend to the Board any plan to issue options for the purchase of shares of the corporation's stock to its non-employee directors. Except as otherwise provided in any resolution of the Board, the Committee shall review and make recommendations to the Board with respect to the organization, structure, size, composition and operation of the Board and its Committees, including, but not limited to, the compensation for non-employee directors and shall review and make recommendations with respect to other corporate governance matters and matters that relate to the corporation's status as a member of a publicly-traded group of companies.

           Section 3.11 Special Committees. The Board may, by resolution adopted by a majority of the then authorized number of directors, designate special committees, each consisting of three or more directors of the corporation, which committees, except as otherwise prescribed by law or by Section 3.12, shall have and may exercise the authority of the Board to the extent provided in the resolutions designating such committees. Nothing herein shall be deemed to prevent the chief executive officer from appointing one or more special committees of directors for the purpose of advising the chief executive officer; provided, however, that no such committee shall have or may exercise any authority of the Board.

           Section 3.12 Limitations of the Authority of Committees. Notwithstanding any other provisions of these By-Laws, no committee shall have authority as to the following matters:

                                                    Amended and Restated By-Laws
                                             Metropolitan Life Insurance Company

           (1) the submission to shareholders of any action that needs shareholder approval under applicable law;

           (2)  the filling of vacancies in the Board or in any committee;

           (3) the fixing of compensation of the directors for serving on the Board or on any committee;

           (4) the amendment or repeal of these By-Laws or adoption of new By-Laws; and

           (5) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.


                                   ARTICLE IV

                                    OFFICERS

           Section 4.1 Chief Executive Officer. The Board shall determine whom from among the officer directors shall act as Chief Executive Officer.

           Subject to the control of the Board and to the extent not otherwise prescribed by these By-Laws, the Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board, shall manage the business of the Company and shall possess such other powers and perform such other duties as may be incident to the office of chief executive officer.

           Section 4.2 Other Officers. In addition to the Chief Executive Officer, the Board shall elect or appoint a Chairman, a President, one or more Vice-Presidents, a Chief Financial Officer, a Secretary, a Treasurer, a Controller and a General Counsel, and such other officers as it may deem appropriate, except that officers of the rank of Vice-President and below may be elected or appointed by the Compensation Committee of the Board. Officers other than the Chief Executive Officer shall have such powers and perform such duties as may be authorized by these By-Laws or by or pursuant to authorization of the Board or the Chief Executive Officer.

           All officers shall hold office at the pleasure of the Board.

                                                    Amended and Restated By-Laws
                                             Metropolitan Life Insurance Company

                                    ARTICLE V

                               EXECUTION OF PAPERS

           Section 5.1 Instruments. Any officer, or any employee or agent designated for the purpose by the Chief Executive Officer, or a designee of the Chief Executive Officer, shall have power to execute all instruments in writing necessary or desirable for the corporation to execute in the transaction and management of its business and affairs (including, without limitation, contracts and agreements, transfers of bonds, stocks, notes and other securities, proxies, powers of attorney, deeds, leases, releases, satisfactions and instruments entitled to be recorded in any jurisdiction, but excluding, to the extent otherwise provided for in these By-Laws, authorizations for the disposition of the funds of the corporation deposited in its name and policies, contracts, agreements, amendments and endorsements of, for or in connection with insurance or annuities) and to affix the corporate seal.

           Section 5.2 Disposition of Funds. All funds of the corporation deposited in its name shall be subject to disposition by check or other means, in such manner as the Investment Committee may determine.

           Section 5.3 Policies. All policies, contracts, agreements, amendments and endorsements, executed by the corporation as insurer, of, for or in connection with insurance or annuities shall bear such signature or signatures of such officer or officers as may be designated for the purpose by the Board.

           Section 5.4 Facsimile Signatures. All instruments necessary or desirable for the corporation to execute in the transaction and management of its business and affairs, including those set forth in Sections 5.2 and 5.3 of these By-Laws, may be executed by use of or bear facsimile signatures as and to the extent authorized by the Board or a committee thereof or the chief executive officer. If any officer or employee whose facsimile signature has been placed upon any form of instrument shall have ceased to be such officer or employee before an instrument in such form is issued, such instrument may be issued with the same effect as if such person had been such officer or employee at the time of its issue.


                                   ARTICLE VI

                                  CAPITAL STOCK

           Section 6.1 Certificates of Shares. Every holder of shares in the corporation shall be entitled to have a certificate (unless such shares shall be uncertificated shares) signed by, or in the name of the corporation by (i) the Chairman of the Board, the President or a Vice-President, and (ii) by the Treasurer or an Assistant Treasurer, or the

                                                    Amended and Restated By-Laws
                                             Metropolitan Life Insurance Company

Secretary or an Assistant Secretary, certifying the number of shares owned by him or her in the corporation. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable provisions of law, the Charter and these By-Laws. Within a reasonable time after the issuance of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates.

           Section 6.2 Lost, Stolen or Destroyed Certificates. The Board may direct that a new certificate be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board may require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

           Section 6.3 Transfers of Stock; Registered Shareholders. Shares of stock of the corporation shall be transferable only upon the books of the corporation kept for such purpose upon surrender to the corporation or its transfer agent or agents of a certificate (unless such shares shall be uncertificated shares) representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer. Within a reasonable time after the transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates.

           The Board, subject to these By-laws, may make such rules, regulations and conditions as it may deem expedient concerning the subscription for, issue, transfer and registration of, shares of stock. Except as otherwise provided by law, the corporation, prior to due presentment for registration of transfer, may treat the registered owner of shares as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

           Section 6.4 Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal or corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

           Section 6.5 Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing

                                                    Amended and Restated By-Laws
                                             Metropolitan Life Insurance Company
shares to bear the signature of any such transfer agents or registrar. The same person may act as transfer agent and registrar for the corporation.

           Section 6.6 Dividends. Subject to any applicable provisions of law and the Charter, dividends or other distributions upon the outstanding shares of the corporation may be declared by the Board at any regular or special meeting of the Board, or by the Executive Committee as provided in Section 3.6, and any such dividend or distribution may be paid in cash, property, bonds or shares of the corporation, including the bonds or shares of other corporations, except as limited by applicable law.


                                   ARTICLE VII

                                     GENERAL

           Section 7.1 Indemnification of Directors and Officers. To the full extent permitted by the laws of the State of New York, the corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person, or such person's testator or intestate,

           (1)  is or was a director or officer of the corporation, or

           (2) serves or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, and also is or was a director or officer of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with or as a result of such action or proceeding, or any appeal therein.


                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

           Section 8.1 Amendments. These By-Laws or any of them may be amended, altered or repealed by the Board at any regular or special meeting if written notice setting forth the proposed amendment, alteration or repeal shall have been mailed to all directors at least five days before the meeting or upon the affirmative vote by the holders of a majority of the outstanding shares; provided, however, that Section 7.1 of these By-Laws may not be amended, altered or repealed by the Board or the shareholders so as to affect adversely any then existing rights of any director or officer.

                                                    Amended and Restated By-Laws
                                             Metropolitan Life Insurance Company

                    EXHIBIT H to the Plan of Reorganization

                              CLOSED BLOCK ASSETS


     MetLife has allocated $27,614.3 million of statutory invested assets, including investment income due or accrued (the "Tagged Assets") to the Closed Block as of December 31, 1998, consisting of Bonds and Commercial and Agricultural Mortgages.

     The total assets of the Closed Block as of December 31, 1998 are (in millions):

          1.  Exhibit H Closed Block Assets ..................   $27,437.5
              (including due and accrued interest)
          2.  Gross Premium Due and Unpaid ...................       118.9
          3.  Policy Loans, including Accrued Interest .......     3,818.2
          4.  Net Deferred Premiums ..........................       562.1
                                                                 ---------
                    Total ....................................   $31,936.7
                                                                 =========

     The difference between the amount of allocated statutory invested assets and the Closed Block Assets above will be addressed as part of the adjustment that will be made to the Closed Block to make it current as of the operations date of the Closed Block, as described in the Closed Block Memorandum.

                            MetLife Ordinary Assets

                  Legend


Asset Type

ABOB              Asset Backed Bond
GNOB              Govt Non Zero Coupon Bond
GZOB              Govt Zero Coupon Bond
PBOB              Public Bond
PROB              Private Bond
CMO               Collateralized Mortgage Obligation
CMBS              Commercial Mortgage Backed Security
GNMA              Govt National Mortgage Association Pass-Throughs
MBS               Other Mortgage Backed Security
COMM              Commercial Mortgage
FARM              Agricultural Mortgage
RESD              Residential Mortgage


Segment           OO: MetLife Ordinary Life
                  IO: MetLife Industrial Life
                  RD: TNE Fund D
                  RL: TNE Loomis Fund
                  R5: TNE 5MA
                  FD: TNE Fund D
                  5M: TNE 5MA
                  RU: Additional Assets for TNE

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

--------------------------------------------------------------------------------------------------------------------------------
CUSIP                  Issuer                                      Par              Book            Market             Accrued
Code                                                               Value            Value           Value              Interest
--------------------------------------------------------------------------------------------------------------------------------
C2174*AA1          CNS(NOVA SCOTIA)CO.                           14,000,000       14,000,000       14,136,780           96,880
C5793#AB9          MCCAIN FINANCE(CANADA)LTD.                     7,120,000        7,120,000        7,274,575           54,919
C8850#AB3          THOMSON CANADA LTD NTS                        42,000,000       42,000,000       44,315,460           90,510
C8894#AA3          TOLKO INDS LTD SR FIXED RATE                  10,000,000       10,000,000        9,460,000          242,708
C9528#AA5          WEST FRASER MILLS LTD BTD SR                  15,000,000       15,000,000       15,676,350            3,517
F2938@AA3          ENTERPRISE MINIERE ET CHIMIQUE                 8,000,000        8,000,000        9,190,000           30,827
F2938@AB1          ENTERPRISE MINIERE ET CHIMIQUE                15,000,000       15,000,000       16,614,750          541,370
F3994@AA2          GROUPEMENT GENERAL DE                          5,000,000        5,000,000        5,293,800           13,383
G0348#AB6          ANGLIAN WTR PLC SR NTS                        15,000,000       15,000,000       15,153,750          301,625
G0348#AD2          ANGLIAN WATER PLC                             10,000,000       10,000,000       10,214,500          315,400
G0537#AA9          AVIS FINANCE COMPANY LIMITED                  10,000,000       10,000,000        9,968,800           38,208
G0563#AA6          BACARDI-MARTINI LTD SER A SR                   2,173,913        2,173,913        2,184,696           59,873
G06905A#3          BACARDI LTD SER A SR NTS                       1,232,800        1,232,801        1,238,915           33,953
G0817#AA0          BENEFICIAL BANK PLC GTD SR NTS                25,000,000       25,000,000       25,290,250          809,528
G1108#AA6          BRITISH LAND CO PLC SR NTS                    25,000,000       25,000,000       25,825,750          770,729
G1276FA#1          BOWTHORPE PLC SR NTS                           5,000,000        5,000,000        5,165,350           56,460
G1413#AA6          CARCLO ENGINEERING GROUP PLC                   4,800,000        4,800,000        4,750,224              908
G1611#AA6          CHARTER PLC                                   10,000,000       10,000,000       10,417,600          133,778
G1710#AA6          CHRISTIE'S INTERNATIONAL PLC                  11,000,000       11,000,000       11,237,930          362,496
G2044@AA3          COMPASS GROUP PLC SR NTS                       8,571,428        8,571,429        8,917,028          173,658
G2163#AA6          COOKSON GROUP PLC                             15,000,000       15,000,000       15,636,750          172,250
G2478*AA0          DELTA PLC SR NTS                              23,000,000       23,000,000       24,132,520          875,993
G2686#AB2          EMAP PLC SR NTS SERS B                         9,000,000        9,000,000        9,617,850          183,138
G2686#AB2          EMAP PLC SR NTS SERS B                         5,000,000        5,000,000        5,343,250          101,743
G2886#AA2          ELLIS & EVERARD PLC GTD NTS                    8,500,000        8,500,000        8,633,450          177,697
G3144#AA8          FENNER INTERNATIONAL LTD SR NT                10,000,000       10,000,000        9,921,200          220,000
G3144#AB6          FENNER INTERNATIONAL LTD NTS                   6,000,000        6,000,000        6,031,260           36,450
G3782#AF4          GLENCORE FINANCE (BERMUDA) LTD                10,000,000       10,000,000       10,345,000          327,275
G3850#AC8          GRANADA GROUP PLC                             15,000,000       15,000,000       15,347,700           38,383
G3935#AA1          GREENALLS GROUP PLC GTD SR NTS                15,000,000       15,000,000       14,751,300          249,938
G4492#AA4          IAWS GROUP PLC GTD SR NTS                     10,000,000       10,000,000       10,237,800          136,756
G4507@AA9          IWP U.K. HLDGS PLC GRTD SR NTS                10,000,000       10,000,000       10,613,500           68,711
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                  2,650,000        2,517,212        3,189,487           53,000
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                     88,687           88,687          106,742            1,774
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                     91,406           91,407          110,014            1,828
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                     75,083           75,083           90,368            1,502
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                     99,979           99,980          120,333            2,000
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                     80,844           80,844           97,302            1,617
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                     86,048           86,048          103,566            1,721
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                     91,138           91,138          109,692            1,823
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                     97,005           97,005          116,753            1,940
G5712*AB7          MARLEY CAPITAL LTD.                           15,000,000       15,000,000       14,763,750          173,083
G7420*AA8          RECKITT & COLMAN PLC                          10,000,000       10,000,000       10,260,500           35,044
G7420*AB6          RECKITT & COLMAN PLC                          10,000,000       10,000,000       10,303,000           35,467
G7496*AA7          RIT CAPITAL PARTNERS PLC                      10,000,000       10,000,000       10,203,300           98,817
G7813#AA9          RUGBY GROUP PLC SR NTS                        35,000,000       35,000,000       38,166,100        1,244,308
G7934#AA3          ST REGIS INTL LTD                             12,000,000       12,000,000       12,094,560          111,230
G8344#AA5          SOMERFIELD PLC GRTD SR NOTES                  12,000,000       12,000,000       13,773,480          415,367
G9053#AA4          CASSA DEPOSITI E PRESTITI NTS                 10,500,000       10,500,000       11,631,165          142,450
N1717*AA5          CIDRERIE DE PAYS BAS BV SR NTS                 9,000,000        9,000,000        9,045,630          100,650
N7391*AA5          POWELL DUFFRYN INTL FIN B V                    5,000,000        4,950,168        5,026,000           84,500
P1702#AA6          CHIVOR S.A.                                    6,750,000        6,724,288        6,412,500          177,374
Q7495#AC9          RGC LTD SER C SR NT                           10,000,000       10,000,000       10,346,700           33,244
RR1000142          MOROCCO TRANCHE A LOAN                         7,830,000        6,876,408        6,577,200           64,616
RR1000142          MOROCCO TRANCHE A LOAN                         9,720,000        8,987,669        8,164,800           80,213
RR1000142          MOROCCO TRANCHE A LOAN                         6,000,000        5,328,065        5,040,000           49,515
RR1000142          MOROCCO TRANCHE A LOAN                         9,000,000        7,764,345        7,560,000           74,272
T7017#AA9          PARMALAT S.P.A.                               12,000,000       12,000,000       12,317,640          196,560
V2044*AA8          COMPAGNIE NATIONALE ROYAL AIR                 12,192,327       12,188,328       12,711,354          340,804
Y3203#AA6          FIRST GAS HOLDINGS CORP.                       2,138,400        2,138,400        1,389,960           51,190
Y3203#AA6          FIRST GAS HOLDINGS CORP.                         356,400          356,400          231,660            8,532



--------------------------------------------------------------------------------------------------------------
CUSIP                  Issuer                                   Nominal       Nominal     Maturity      Asset
Code                                                            Book Yld      Coupon       Date         Type
--------------------------------------------------------------------------------------------------------------
C2174*AA1          CNS(NOVA SCOTIA)CO.                           6.9200       6.9200    11/25/2007      PROB
C5793#AB9          MCCAIN FINANCE(CANADA)LTD.                    7.1200       7.1200    11/22/2005      PROB
C8850#AB3          THOMSON CANADA LTD NTS                        8.6200       8.6200    12/22/2001      PROB
C8894#AA3          TOLKO INDS LTD SR FIXED RATE                  6.9900       6.9900    02/26/2004      PROB
C9528#AA5          WEST FRASER MILLS LTD BTD SR                  8.4400       8.4400    06/30/2004      PROB
F2938@AA3          ENTERPRISE MINIERE ET CHIMIQUE                8.6700       8.6700    12/15/2004      PROB
F2938@AB1          ENTERPRISE MINIERE ET CHIMIQUE                7.5540       7.5540    07/09/2006      PROB
F3994@AA2          GROUPEMENT GENERAL DE                         8.7600       8.7600    12/20/2001      PROB
G0348#AB6          ANGLIAN WTR PLC SR NTS                        6.3500       6.3500    03/07/2006      PROB
G0348#AD2          ANGLIAN WATER PLC                             6.8400       6.8400    01/15/2013      PROB
G0537#AA9          AVIS FINANCE COMPANY LIMITED                  6.5500       6.5500    06/10/2003      PROB
G0563#AA6          BACARDI-MARTINI LTD SER A SR                  6.6100       6.6100    08/01/2001      PROB
G06905A#3          BACARDI LTD SER A SR NTS                      6.6100       6.6100    08/01/2001      PROB
G0817#AA0          BENEFICIAL BANK PLC GTD SR NTS                7.7200       7.7200    07/30/1999      PROB
G1108#AA6          BRITISH LAND CO PLC SR NTS                    7.3500       7.3500    01/21/2007      PROB
G1276FA#1          BOWTHORPE PLC SR NTS                          6.8900       6.8900    11/02/2003      PROB
G1413#AA6          CARCLO ENGINEERING GROUP PLC                  6.8100       6.8100    06/30/2010      PROB
G1611#AA6          CHARTER PLC                                   6.8800       6.8800    10/21/2007      PROB
G1710#AA6          CHRISTIE'S INTERNATIONAL PLC                  7.1900       7.1900    07/16/2007      PROB
G2044@AA3          COMPASS GROUP PLC SR NTS                      8.0150       8.0150    09/30/2004      PROB
G2163#AA6          COOKSON GROUP PLC                             6.8900       6.8900    11/01/2007      PROB
G2478*AA0          DELTA PLC SR NTS                              7.8800       7.8800    07/07/2004      PROB
G2686#AB2          EMAP PLC SR NTS SERS B                        8.0500       8.0500    03/28/2005      PROB
G2686#AB2          EMAP PLC SR NTS SERS B                        8.0500       8.0500    03/28/2005      PROB
G2886#AA2          ELLIS & EVERARD PLC GTD NTS                   7.1000       7.1000    03/15/2009      PROB
G3144#AA8          FENNER INTERNATIONAL LTD SR NT                6.6000       6.6000    03/01/2006      PROB
G3144#AB6          FENNER INTERNATIONAL LTD NTS                  7.2900       7.2900    06/01/2012      PROB
G3782#AF4          GLENCORE FINANCE (BERMUDA) LTD                7.4100       7.4100    07/22/2004      PROB
G3850#AC8          GRANADA GROUP PLC                             6.5800       6.5800    06/17/2005      PROB
G3935#AA1          GREENALLS GROUP PLC GTD SR NTS                6.4500       6.4500    03/28/2006      PROB
G4492#AA4          IAWS GROUP PLC GTD SR NTS                     7.2400       7.2400    04/23/2006      PROB
G4507@AA9          IWP U.K. HLDGS PLC GRTD SR NTS                7.7300       7.7300    05/29/2007      PROB
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                12.9608      12.0000    11/01/2007      PROB
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                12.0000      12.0000    11/01/2007      PROB
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                12.0000      12.0000    11/01/2007      PROB
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                12.0000      12.0000    11/01/2007      PROB
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                12.0000      12.0000    11/01/2007      PROB
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                12.0000      12.0000    11/01/2007      PROB
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                12.0000      12.0000    11/01/2007      PROB
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                12.0000      12.0000    11/01/2007      PROB
G4611#AA0          INTERTEK TESTING SVCS LTD DEB                12.0000      12.0000    11/01/2007      PROB
G5712*AB7          MARLEY CAPITAL LTD.                           6.7000       6.7000    04/29/2008      PROB
G7420*AA8          RECKITT & COLMAN PLC                          6.6400       6.6400    12/12/2004      PROB
G7420*AB6          RECKITT & COLMAN PLC                          6.7200       6.7200    12/12/2007      PROB
G7496*AA7          RIT CAPITAL PARTNERS PLC                      7.2600       7.2600    05/12/2001      PROB
G7813#AA9          RUGBY GROUP PLC SR NTS                        7.7100       7.7100    07/15/2006      PROB
G7934#AA3          ST REGIS INTL LTD                             6.8100       6.8100    05/12/2000      PROB
G8344#AA5          SOMERFIELD PLC GRTD SR NOTES                  7.3300       7.3300    07/11/2007      PROB
G9053#AA4          CASSA DEPOSITI E PRESTITI NTS                 7.4000       7.4000    10/25/2008      PROB
N1717*AA5          CIDRERIE DE PAYS BAS BV SR NTS                6.6000       6.6000    04/30/2000      PROB
N7391*AA5          POWELL DUFFRYN INTL FIN B V                   7.1130       6.7600    10/01/2003      PROB
P1702#AA6          CHIVOR S.A.                                   7.8263       7.6910    12/30/2001      PROB
Q7495#AC9          RGC LTD SER C SR NT                           7.4800       7.4800    12/15/2008      PROB
RR1000142          MOROCCO TRANCHE A LOAN                        7.8425       6.0630    01/01/2009      PBOB
RR1000142          MOROCCO TRANCHE A LOAN                        7.1293       6.0630    01/01/2009      PBOB
RR1000142          MOROCCO TRANCHE A LOAN                        7.6883       6.0630    01/01/2009      PBOB
RR1000142          MOROCCO TRANCHE A LOAN                        8.0915       6.0630    01/01/2009      PBOB
T7017#AA9          PARMALAT S.P.A.                               7.2800       7.2800    10/10/2007      PROB
V2044*AA8          COMPAGNIE NATIONALE ROYAL AIR                 7.3520       7.3400    02/15/2004      PROB
Y3203#AA6          FIRST GAS HOLDINGS CORP.                      8.1300       8.1300    09/30/2012      PROB
Y3203#AA6          FIRST GAS HOLDINGS CORP.                      8.1300       8.1300    09/30/2012      PROB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

--------------------------------------------------------------------------------------------------------------------------------
CUSIP                  Issuer                                      Par              Book            Market             Accrued
Code                                                               Value            Value           Value              Interest
--------------------------------------------------------------------------------------------------------------------------------
Y3203#AA6          FIRST GAS HOLDINGS CORP.                         453,600          453,600          294,840           10,858
ZB0905222          BANCO NACIONAL COM EXT NTS                     2,480,000        2,415,478        2,467,600           93,000
ZB1206315          YPF SOCIEDAD ANONIMA                           6,000,000        6,000,000        6,187,500           81,667
ZB2263265          PETROLEOS MEXICANOS                            2,000,000        1,905,952        1,620,000           46,764
ZB2273751          DISCO SA NTS                                   2,400,000        2,384,823        2,100,000           30,283
Z01081191          BOC GROUP PLC                                 15,000,000       14,806,852       15,071,250          812,708
Z40251409          ARGENTINA-BEAR-FRB                             6,842,296        5,855,921        5,790,293          107,026
Z40251409          ARGENTINA-BEAR-FRB                             4,512,221        4,028,089        3,818,467           70,580
Z40251409          ARGENTINA-BEAR-FRB                             6,392,313        5,942,692        5,409,495           99,988
Z40251409          ARGENTINA-BEAR-FRB                            10,340,000        9,221,049        8,750,225          161,737
Z40478432          REP OF ARGENTINA STEP-UP BDS                   7,200,000        4,491,222        5,175,000           35,650
Z40486971          ARGENTINA DISC SERIES L-GL                    11,000,000        7,461,736        8,098,750           57,421
Z40486971          ARGENTINA DISC SERIES L-GL                     5,500,000        3,826,308        4,049,375           28,710
Z40486971          ARGENTINA DISC SERIES L-GL                     5,500,000        3,846,865        4,049,375           28,710
Z40486971          ARGENTINA DISC SERIES L-GL                     5,500,000        3,798,777        4,049,375           28,710
Z40537765          BMW US CAPITAL CORP EURO BOND                  9,160,000        9,056,601        9,606,550          482,109
Z40537765          BMW US CAPITAL CORP EURO BOND                  5,000,000        4,934,609        5,243,750          263,160
Z41763725          CABLE & WIRELESS PLC EURO DEB                  8,200,000        7,991,830        8,379,416           22,208
Z42162679          CENTRAGAS                                      2,716,383        2,916,945        2,363,253           24,108
Z45083732          LECHTERS INC CVT BOND                          1,000,000          886,752          810,000           13,056
Z45083732          LECHTERS INC CVT BOND                          1,305,000        1,154,479        1,057,050           17,038
Z45855923          MEXICO DISC SERIES A                          13,750,000       10,084,525       11,257,813          177,534
Z45872209          MEXICO DISC FLTG BRADY BOND                    6,600,000        6,059,435        5,403,750           31,298
Z45872423          MEXICO DISC SERIES C                          13,750,000       10,840,661       11,257,813          108,931
Z45872423          MEXICO DISC SERIES C                           5,500,000        4,235,852        4,503,125           43,572
Z46098234          NATL PWR PLC EURO BD                           5,000,000        4,915,387        5,090,650           26,042
Z46098234          NATL PWR PLC EURO BD                           5,000,000        4,804,468        5,090,650           26,042
Z46828465          PHILIPPINES REPUBLIC                           8,400,000        6,227,087        7,315,560           45,500
Z46828465          PHILIPPINES REPUBLIC                           6,000,000        4,514,985        5,225,400           32,500
Z49242813          VENEZUELA FLIRB FLTG RATE BNDS                 3,885,737        3,796,760        2,414,014           60,161
Z49242813          VENEZUELA FLIRB FLTG RATE BNDS                 2,995,234        2,923,309        1,860,789           46,374
Z49242920          VENEZUELA FLIRB FLTG RATE BNDS                 3,642,861        3,271,865        2,263,127           56,401
Z50404542          FORD MTR CRED MTN EURO                        13,000,000       11,657,272       12,971,920          720,070
Z50404542          FORD MTR CRED MTN EURO                         7,000,000        6,253,652        6,984,880          387,730
Z50404542          FORD MTR CRED MTN EURO                         7,000,000        6,456,643        6,984,880          387,730
Z50706664          BANCO MEXT TRUST                               1,960,000        2,185,663        1,979,600           18,988
Z50706664          BANCO MEXT TRUST                               2,490,000        2,805,335        2,514,900           24,122
Z50757915          REP OF URUGUAY                                13,250,000       10,969,462       11,395,000          370,172
Z51085233          FINANCIERA ENERG NACIONAL EMTN                 6,000,000        6,114,611        5,040,000           25,000
Z51085233          FINANCIERA ENERG NACIONAL EMTN                 3,290,000        3,405,135        2,763,600           13,708
Z51086421          PANAMA-PDI FLTG RATE NTS                          59,755           59,755           44,742            1,837
Z51086421          PANAMA-PDI FLTG RATE NTS                          93,152           93,152           69,748            2,864
Z51086421          PANAMA-PDI FLTG RATE NTS                          60,944           60,945           45,632            1,874
Z51086421          PANAMA-PDI FLTG RATE NTS                          41,298           41,299           30,922            1,270
Z51086421          PANAMA-PDI FLTG RATE NTS                          56,057           56,057           41,973            1,724
Z51086421          PANAMA-PDI FLTG RATE NTS                          37,987           37,987           28,443            1,168
Z51086421          PANAMA-PDI FLTG RATE NTS                       4,250,000        3,212,675        3,182,188          130,688
Z51086421          PANAMA-PDI FLTG RATE NTS                       2,920,493        2,437,844        2,186,719           89,805
Z51086421          PANAMA-PDI FLTG RATE NTS                       5,821,723        4,494,584        4,359,015          179,018
Z51086421          PANAMA-PDI FLTG RATE NTS                       5,821,723        4,096,833        4,359,015          179,018
Z51086421          PANAMA-PDI FLTG RATE NTS                       4,366,292        2,997,206        3,269,261          134,263
Z51086421          PANAMA-PDI FLTG RATE NTS                       5,821,723        3,822,534        4,359,015          179,018
Z51147355          REP OF SLOVENIA                                5,000,000        5,110,092        5,121,900          140,972
Z51813089          UNITED MEXICAN GLOBAL BOND                    12,000,000       11,000,786        7,455,000          546,417
Z51978882          REPUBLIC OF PANAMA                             1,545,000        1,531,446        1,469,681           46,640
Z51978882          REPUBLIC OF PANAMA                             2,055,000        2,036,972        1,954,819           62,035
Z52150259          PERU - FLIRBS                                  5,300,000        3,388,429        3,021,000           54,546
Z52150259          PERU - FLIRBS                                  2,700,000        1,382,591        1,539,000           27,788
Z52150259          PERU - FLIRBS                                  7,200,000        4,161,503        4,104,000           74,100
Z52150259          PERU - FLIRBS                                  5,500,000        2,826,581        3,135,000           56,604
Z52686104          EMP DISTRIB NORT 144A NTS                      3,200,000        3,193,630        3,128,000           23,400



--------------------------------------------------------------------------------------------------------------
CUSIP                  Issuer                                  Nominal       Nominal     Maturity      Asset
Code                                                           Book Yld      Coupon       Date         Type
--------------------------------------------------------------------------------------------------------------
Y3203#AA6          FIRST GAS HOLDINGS CORP.                     8.1300       8.1300    09/30/2012      PROB
ZB0905222          BANCO NACIONAL COM EXT NTS                   9.3984       7.5000    07/01/2000      PBOB
ZB1206315          YPF SOCIEDAD ANONIMA                        10.0000      10.0000    11/02/2028      PBOB
ZB2263265          PETROLEOS MEXICANOS                          9.7976       9.2500    03/30/2018      PBOB
ZB2273751          DISCO SA NTS                                 9.9805       9.8750    05/15/2008      PBOB
Z01081191          BOC GROUP PLC                                6.5587       5.8750    01/29/2001      PBOB
Z40251409          ARGENTINA-BEAR-FRB                          11.5426       6.1880    03/31/2005      PBOB
Z40251409          ARGENTINA-BEAR-FRB                          10.0496       6.1880    03/31/2005      PBOB
Z40251409          ARGENTINA-BEAR-FRB                           8.6443       6.1880    03/31/2005      PBOB
Z40251409          ARGENTINA-BEAR-FRB                          10.0912       6.1880    03/31/2005      PBOB
Z40478432          REP OF ARGENTINA STEP-UP BDS                 9.8567       5.7500    03/31/2023      PBOB
Z40486971          ARGENTINA DISC SERIES L-GL                   9.4696       6.0620    03/31/2023      PBOB
Z40486971          ARGENTINA DISC SERIES L-GL                   9.2241       6.0620    03/31/2023      PBOB
Z40486971          ARGENTINA DISC SERIES L-GL                   9.1726       6.0620    03/31/2023      PBOB
Z40486971          ARGENTINA DISC SERIES L-GL                   9.2939       6.0620    03/31/2023      PBOB
Z40537765          BMW US CAPITAL CORP EURO BOND                6.8906       6.6250    03/15/2004      PBOB
Z40537765          BMW US CAPITAL CORP EURO BOND                6.9330       6.6250    03/15/2004      PBOB
Z41763725          CABLE & WIRELESS PLC EURO DEB                7.1257       6.5000    12/16/2003      PBOB
Z42162679          CENTRAGAS                                    9.5809      10.6500    12/01/2010      PBOB
Z45083732          LECHTERS INC CVT BOND                        9.9385       5.0000    09/27/2001      PBOB
Z45083732          LECHTERS INC CVT BOND                       10.0382       5.0000    09/27/2001      PBOB
Z45855923          MEXICO DISC SERIES A                         8.9540       6.1160    12/31/2019      PBOB
Z45872209          MEXICO DISC FLTG BRADY BOND                  6.8375       6.0970    12/31/2019      PBOB
Z45872423          MEXICO DISC SERIES C                         8.3538       6.2000    12/31/2019      PBOB
Z45872423          MEXICO DISC SERIES C                         8.5798       6.2000    12/31/2019      PBOB
Z46098234          NATL PWR PLC EURO BD                         6.6650       6.2500    12/01/2003      PBOB
Z46098234          NATL PWR PLC EURO BD                         7.2233       6.2500    12/01/2003      PBOB
Z46828465          PHILIPPINES REPUBLIC                         9.4635       6.5000    12/01/2017      PBOB
Z46828465          PHILIPPINES REPUBLIC                         9.3051       6.5000    12/01/2017      PBOB
Z49242813          VENEZUELA FLIRB FLTG RATE BNDS               6.7781       6.1250    03/31/2007      PBOB
Z49242813          VENEZUELA FLIRB FLTG RATE BNDS               6.8105       6.1250    03/31/2007      PBOB
Z49242920          VENEZUELA FLIRB FLTG RATE BNDS               8.1238       6.1250    03/31/2007      PBOB
Z50404542          FORD MTR CRED MTN EURO                       7.9514       5.7300    01/13/2005      PBOB
Z50404542          FORD MTR CRED MTN EURO                       8.0285       5.7300    01/13/2005      PBOB
Z50404542          FORD MTR CRED MTN EURO                       7.3699       5.7300    01/13/2005      PBOB
Z50706664          BANCO MEXT TRUST                             9.0822      11.2500    05/30/2006      PBOB
Z50706664          BANCO MEXT TRUST                             8.8818      11.2500    05/30/2006      PBOB
Z50757915          REP OF URUGUAY                               8.4866       6.7500    02/19/2021      PBOB
Z51085233          FINANCIERA ENERG NACIONAL EMTN               9.0176       9.3750    06/15/2006      PBOB
Z51085233          FINANCIERA ENERG NACIONAL EMTN               8.7267       9.3750    06/15/2006      PBOB
Z51086421          PANAMA-PDI FLTG RATE NTS                     6.7500       6.7500    07/17/2016      PBOB
Z51086421          PANAMA-PDI FLTG RATE NTS                     6.7500       6.7500    07/17/2016      PBOB
Z51086421          PANAMA-PDI FLTG RATE NTS                     6.7500       6.7500    07/17/2016      PBOB
Z51086421          PANAMA-PDI FLTG RATE NTS                     6.7500       6.7500    07/17/2016      PBOB
Z51086421          PANAMA-PDI FLTG RATE NTS                     6.7500       6.7500    07/17/2016      PBOB
Z51086421          PANAMA-PDI FLTG RATE NTS                     6.7500       6.7500    07/17/2016      PBOB
Z51086421          PANAMA-PDI FLTG RATE NTS                     9.6658       6.7500    07/17/2016      PBOB
Z51086421          PANAMA-PDI FLTG RATE NTS                     8.5905       6.7500    07/17/2016      PBOB
Z51086421          PANAMA-PDI FLTG RATE NTS                     9.4328       6.7500    07/17/2016      PBOB
Z51086421          PANAMA-PDI FLTG RATE NTS                    10.4746       6.7500    07/17/2016      PBOB
Z51086421          PANAMA-PDI FLTG RATE NTS                    10.7625       6.7500    07/17/2016      PBOB
Z51086421          PANAMA-PDI FLTG RATE NTS                    11.2869       6.7500    07/17/2016      PBOB
Z51147355          REP OF SLOVENIA                              6.0709       7.0000    08/06/2001      PBOB
Z51813089          UNITED MEXICAN GLOBAL BOND                  11.4893       9.8750    01/15/2007      PBOB
Z51978882          REPUBLIC OF PANAMA                           8.1998       7.8750    02/13/2002      PBOB
Z51978882          REPUBLIC OF PANAMA                           8.1998       7.8750    02/13/2002      PBOB
Z52150259          PERU - FLIRBS                                6.7143       3.2500    03/07/2017      PBOB
Z52150259          PERU - FLIRBS                                8.6071       3.2500    03/07/2017      PBOB
Z52150259          PERU - FLIRBS                                7.5573       3.2500    03/07/2017      PBOB
Z52150259          PERU - FLIRBS                                8.5752       3.2500    03/07/2017      PBOB
Z52686104          EMP DISTRIB NORT 144A NTS                    9.8300       9.7500    12/04/2001      PBOB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

--------------------------------------------------------------------------------------------------------------------------------
CUSIP                  Issuer                                      Par              Book            Market             Accrued
Code                                                               Value            Value           Value              Interest
--------------------------------------------------------------------------------------------------------------------------------
Z52928795          URUGUAY-27                                    10,000,000        9,717,706        9,900,000          363,125
Z53221638          UNITED MEXICAN STATES SER W-A                 10,240,000        7,343,885        7,958,528          161,778
Z53221638          UNITED MEXICAN STATES SER W-A                  6,400,000        4,773,181        4,974,080          101,111
Z53221851          UNITED MEXICAN STATES SER W-B                 12,800,000        9,197,043        9,948,160          202,222
Z53304780          TRANSPORT DE GAS DEL SUR NTS                   3,600,000        3,702,318        3,573,000           67,650
Z53304780          TRANSPORT DE GAS DEL SUR NTS                   2,300,000        2,355,909        2,282,750           43,221
Z54487790          NATIONAL BANK OF HUNGARY                      10,000,000       10,040,947       10,162,500          474,861
Z54647195          PANAMA REPUBLIC NTS                           12,750,000       10,737,226       11,969,063          201,609
Z54975117          PHILIPPINES 27                                 3,783,000        3,270,167        3,221,225           14,459
Z54975117          PHILIPPINES 27                                 2,828,000        2,235,467        2,408,042           10,809
00077QAG5          ABN-AMRO BK NV                                 3,000,000        3,065,500        3,240,810            7,719
001957AR0          A T & T CORP NTS                               5,000,000        5,193,066        5,747,300          129,167
001957AS8          A T & T CORP (AMER TEL & TEL)                  5,000,000        4,969,660        5,415,300           44,722
00245RAA3          AXA S.A. DE C.V.                               2,430,000        2,414,587        2,047,275           89,303
002917AA0          ABBEY NATL FIRST CAP SUB NTS                  10,000,000       10,974,297       11,190,500          173,111
002920AA4          ABBEY NATIONAL PLC                             6,350,000        5,849,649        6,519,482           98,531
002920AB2          ABBEY NATIONAL PLC                             6,000,000        5,989,934        5,918,220           17,867
002920AB2          ABBEY NATIONAL PLC                             4,305,000        3,742,745        4,246,323           12,819
002920AB2          ABBEY NATIONAL PLC                             5,000,000        4,399,255        4,931,850           14,889
003924AA5          ABITIBI CONSOLIDATED                          10,000,000        9,981,623        9,600,400          173,750
003924AC1          ABITIBI CONSOLIDATED                           5,000,000        4,959,477        4,517,050           93,750
008916AC2          AGRIUN INC                                     5,000,000        4,983,054        5,062,950          162,500
008916AC2          AGRIUN INC                                     6,000,000        5,968,108        6,075,540          195,000
00912#AB9          AIR LIQUIDE AMERICA CORP SR NT                20,000,000       20,000,000       21,330,800          553,328
00912#AC7          AIR LIQUIDE AMERICA CORP                       7,500,000        7,500,000        7,749,750          150,388
00915XBM2          AIR PRODS & CHEMS INC MTN                     12,000,000       11,993,220       12,586,200           39,147
00915XBN0          AIR PRODS & CHEMS INC MTN                     15,000,000       14,972,621       16,673,700           52,000
00949TAA8          AIRTOUCH COMMUNICATIONS INC                    2,500,000        2,519,217        2,768,425           86,458
00949TAA8          AIRTOUCH COMMUNICATIONS INC                    5,000,000        5,150,172        5,536,850          172,917
017475AC8          ALLEGIANCE CORP DEB                            5,000,000        4,996,535        5,329,350           73,889
017475AC8          ALLEGIANCE CORP DEB                            2,000,000        2,077,236        2,131,740           29,556
01925#AA4          ALLIED-DOMECQ NORTH AMER CORP                 10,000,000       10,000,000       10,793,400           70,425
01925#AA4          ALLIED-DOMECQ NORTH AMER CORP                  5,000,000        5,126,477        5,396,700           35,213
01958XAF4          ALLIED WASTE NA SR NTS 144A                    2,300,000        2,300,000        2,845,491            3,897
01958XAF4          ALLIED WASTE NA SR NTS 144A                      460,000          464,016          569,098              779
01958XAH0          ALLIED WASTE SR NTS                            1,150,000        1,148,002        1,167,319            2,013
01958XAH0          ALLIED WASTE SR NTS                            1,150,000        1,164,352        1,167,319            2,013
020002AJ0          ALLSTATE CORP                                  5,000,000        4,987,158        5,217,050           44,083
020002AJ0          ALLSTATE CORP                                  9,080,000        9,601,087        9,474,163           80,055
020002AJ0          ALLSTATE CORP                                  4,500,000        4,758,248        4,695,345           39,675
020039AE3          ALLTEL CORP DEB                               11,000,000       10,948,638       11,634,700          226,722
020039AE3          ALLTEL CORP DEB                               10,000,000        9,953,308       10,577,000          206,111
020039AF0          ALLTEL CORP DEB                                4,000,000        3,987,923        4,285,080           72,500
020039AF0          ALLTEL CORP DEB                                7,000,000        6,978,866        7,498,890          126,875
020039AG8          ALLTEL CORP DEB                               15,000,000       15,000,000       15,819,600          298,125
02519*AA8          AMERICAN COMMERCIAL INC                        9,166,666        9,166,667        9,223,866           71,225
02637XAA2          AMERICAN GENL INSTIT CAP 144A                  8,345,000        9,862,082        9,646,987          199,643
026609AE7          AMER HOME PRODS CORP NTS                      10,000,000        9,986,312       11,233,700          298,444
026609AE7          AMER HOME PRODS CORP NTS                       5,000,000        4,993,156        5,616,850          149,222
026609AE7          AMER HOME PRODS CORP NTS                       5,000,000        4,993,156        5,616,850          149,222
026609AE7          AMER HOME PRODS CORP NTS                       5,000,000        4,993,156        5,616,850          149,222
026609AE7          AMER HOME PRODS CORP NTS                      10,000,000       10,296,658       11,233,700          298,444
027339B#6          AMER MAIZE/PRODS CO SR NTS                     3,000,000        3,000,000        3,091,620           77,438
027339B#6          AMER MAIZE/PRODS CO SR NTS                     9,500,000        9,500,000        9,790,130          245,219
029717AM7          AMERICAN STANDARD COS INC                      3,900,000        3,884,090        3,948,828          112,342
029717AM7          AMERICAN STANDARD COS INC                      1,150,000        1,136,713        1,164,398           33,126
029717AM7          AMERICAN STANDARD COS INC                      1,150,000        1,123,805        1,164,398           33,126
029717AN5          AMERICAN STANDARD COS SR NTS                     780,000          776,328          782,137           12,144
030096AD3          AMER STORES CO                                 5,000,000        5,058,500        5,521,250          114,063
030096AD3          AMER STORES CO                                 4,000,000        4,056,864        4,417,000           91,250
030096AD3          AMER STORES CO                                 2,000,000        2,036,336        2,208,500           45,625



------------------------------------------------------------------------------------------------------------
CUSIP                  Issuer                                 Nominal       Nominal     Maturity      Asset
Code                                                          Book Yld      Coupon       Date         Type
------------------------------------------------------------------------------------------------------------
Z52928795          URUGUAY-27                                  8.1308       7.8750    07/15/2027      PBOB
Z53221638          UNITED MEXICAN STATES SER W-A               9.3491       6.2500    12/31/2019      PBOB
Z53221638          UNITED MEXICAN STATES SER W-A               8.9566       6.2500    12/31/2019      PBOB
Z53221851          UNITED MEXICAN STATES SER W-B               9.3302       6.2500    12/31/2019      PBOB
Z53304780          TRANSPORT DE GAS DEL SUR NTS                8.8648      10.2500    04/25/2001      PBOB
Z53304780          TRANSPORT DE GAS DEL SUR NTS                9.0621      10.2500    04/25/2001      PBOB
Z54487790          NATIONAL BANK OF HUNGARY                    6.3873       6.5000    04/08/2003      PBOB
Z54647195          PANAMA REPUBLIC NTS                        11.0032       8.2500    04/22/2008      PBOB
Z54975117          PHILIPPINES 27                             10.0517       8.6000    06/15/2027      PBOB
Z54975117          PHILIPPINES 27                             11.0242       8.6000    06/15/2027      PBOB
00077QAG5          ABN-AMRO BK NV                              6.7817       7.1250    06/18/2007      PBOB
001957AR0          A T & T CORP NTS                            7.1183       7.7500    03/01/2007      PBOB
001957AS8          A T & T CORP (AMER TEL & TEL)               7.1201       7.0000    05/15/2005      PBOB
00245RAA3          AXA S.A. DE C.V.                            9.1474       9.0000    08/04/2004      PBOB
002917AA0          ABBEY NATL FIRST CAP SUB NTS                6.1725       8.2000    10/15/2004      PBOB
002920AA4          ABBEY NATIONAL PLC                          7.9917       7.3500    10/29/2049      PBOB
002920AB2          ABBEY NATIONAL PLC                          6.7117       6.7000    06/29/2049      PBOB
002920AB2          ABBEY NATIONAL PLC                          7.7323       6.7000    06/29/2049      PBOB
002920AB2          ABBEY NATIONAL PLC                          7.6392       6.7000    06/29/2049      PBOB
003924AA5          ABITIBI CONSOLIDATED                        6.9773       6.9500    04/01/2008      PBOB
003924AC1          ABITIBI CONSOLIDATED                        7.5692       7.5000    04/01/2028      PBOB
008916AC2          AGRIUN INC                                  7.8300       7.8000    02/01/2027      PBOB
008916AC2          AGRIUN INC                                  7.8471       7.8000    02/01/2027      PBOB
00912#AB9          AIR LIQUIDE AMERICA CORP SR NT              7.2700       7.2700    02/14/2007      PROB
00912#AC7          AIR LIQUIDE AMERICA CORP                    6.8100       6.8100    09/15/2004      PROB
00915XBM2          AIR PRODS & CHEMS INC MTN                   7.3448       7.3400    06/15/2026      PBOB
00915XBN0          AIR PRODS & CHEMS INC MTN                   7.8163       7.8000    06/15/2026      PBOB
00949TAA8          AIRTOUCH COMMUNICATIONS INC                 7.3653       7.5000    07/15/2006      PBOB
00949TAA8          AIRTOUCH COMMUNICATIONS INC                 6.9809       7.5000    07/15/2006      PBOB
017475AC8          ALLEGIANCE CORP DEB                         7.0057       7.0000    10/15/2026      PBOB
017475AC8          ALLEGIANCE CORP DEB                         6.6921       7.0000    10/15/2026      PBOB
01925#AA4          ALLIED-DOMECQ NORTH AMER CORP               9.3900       9.3900    06/04/2001      PROB
01925#AA4          ALLIED-DOMECQ NORTH AMER CORP               8.2183       9.3900    06/04/2001      PROB
01958XAF4          ALLIED WASTE NA SR NTS 144A                 7.6250       7.6250    01/01/2006      PBOB
01958XAF4          ALLIED WASTE NA SR NTS 144A                 7.4627       7.6250    01/01/2006      PBOB
01958XAH0          ALLIED WASTE SR NTS                         7.9005       7.8750    01/01/2009      PBOB
01958XAH0          ALLIED WASTE SR NTS                         7.6938       7.8750    01/01/2009      PBOB
020002AJ0          ALLSTATE CORP                               6.9191       6.9000    05/15/2038      PBOB
020002AJ0          ALLSTATE CORP                               6.4946       6.9000    05/15/2038      PBOB
020002AJ0          ALLSTATE CORP                               6.4946       6.9000    05/15/2038      PBOB
020039AE3          ALLTEL CORP DEB                             7.0473       7.0000    03/15/2016      PBOB
020039AE3          ALLTEL CORP DEB                             7.0473       7.0000    03/15/2016      PBOB
020039AF0          ALLTEL CORP DEB                             7.3203       7.2500    04/01/2004      PBOB
020039AF0          ALLTEL CORP DEB                             7.3203       7.2500    04/01/2004      PBOB
020039AG8          ALLTEL CORP DEB                             6.7500       6.7500    09/15/2005      PBOB
02519*AA8          AMERICAN COMMERCIAL INC                     6.6600       6.6600    05/19/2003      PROB
02637XAA2          AMERICAN GENL INSTIT CAP 144A               6.8299       8.1250    06/15/2046      PBOB
026609AE7          AMER HOME PRODS CORP NTS                    7.9287       7.9000    02/15/2005      PBOB
026609AE7          AMER HOME PRODS CORP NTS                    7.9287       7.9000    02/15/2005      PBOB
026609AE7          AMER HOME PRODS CORP NTS                    7.9287       7.9000    02/15/2005      PBOB
026609AE7          AMER HOME PRODS CORP NTS                    7.9287       7.9000    02/15/2005      PBOB
026609AE7          AMER HOME PRODS CORP NTS                    7.2906       7.9000    02/15/2005      PBOB
027339B#6          AMER MAIZE/PRODS CO SR NTS                  7.8750       7.8750    03/03/2003      PROB
027339B#6          AMER MAIZE/PRODS CO SR NTS                  7.8750       7.8750    03/03/2003      PROB
029717AM7          AMERICAN STANDARD COS INC                   7.6802       7.6250    02/15/2010      PBOB
029717AM7          AMERICAN STANDARD COS INC                   7.7822       7.6250    02/15/2010      PBOB
029717AM7          AMERICAN STANDARD COS INC                   7.9371       7.6250    02/15/2010      PBOB
029717AN5          AMERICAN STANDARD COS SR NTS                7.4702       7.3750    04/15/2005      PBOB
030096AD3          AMER STORES CO                              8.7038       9.1250    04/01/2002      PBOB
030096AD3          AMER STORES CO                              8.6139       9.1250    04/01/2002      PBOB
030096AD3          AMER STORES CO                              8.4736       9.1250    04/01/2002      PBOB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

--------------------------------------------------------------------------------------------------------------------------------
CUSIP                  Issuer                                      Par              Book            Market             Accrued
Code                                                               Value            Value           Value              Interest
--------------------------------------------------------------------------------------------------------------------------------
030096AH4          AMER STORES CO                                16,000,000       15,954,252       18,216,320          200,000
03072#AP8          CONOCO SHIPPING - PIONEER SECD                14,789,847       14,789,848       15,348,460          745,417
03072#AQ6          CONOCO SHIPPING - CONTL SECD                  14,517,303       14,517,303       15,065,767          731,680
03075@AF9          AMERIGAS PROPANE INC NTS                     100,000,000      100,000,000      112,543,000        2,014,000
032166AG5          AMSOUTH BANK OF ALABAMA NTS                    8,000,000        8,000,000        8,302,240          215,000
032166AG5          AMSOUTH BANK OF ALABAMA NTS                   10,000,000       10,019,651       10,377,800          268,750
032511AL1          ANADARKO PETE CORP BND                        10,000,000       10,210,734        9,770,100           89,444
035229AL7          ANHEUSER BUSCH CO INC DEB                      3,000,000        2,898,825        3,851,370           22,500
037411AM7          APACHE CORP                                    5,000,000        5,166,953        4,957,550          139,306
037411AN5          APACHE CORP                                   10,000,000       10,019,734        9,804,500          291,667
03774BAT0          APPALACHIAN PWR CO SECD MTN                    4,000,000        3,998,332        4,450,040           52,333
03774BAW3          APPALACHIAN PWR CO SECD MTN                    7,700,000        7,700,000        8,217,363          176,843
03774BAW3          APPALACHIAN PWR CO SECD MTN                   15,500,000       15,500,000       16,541,445          355,983
039581AA1          ARCHSTONE COMMUNITIES TRUST                    5,000,000        5,000,000        4,975,100           61,000
040850AA7          ARKANSAS ELEC COOP CORP SECD                   8,134,988        8,134,989        8,684,913            1,656
040850AA7          ARKANSAS ELEC COOP CORP SECD                   9,609,011        9,878,207       10,258,580            1,957
042476AD3          ARMSTONG WORLD SR NTS                          7,000,000        6,986,891        7,152,180          176,944
042735AK6          ARROW ELECTRONICS INC                         10,000,000        9,879,881       10,250,000          345,833
042735AK6          ARROW ELECTRONICS INC                          3,000,000        2,963,964        3,075,000          103,750
042735AK6          ARROW ELECTRONICS INC                          2,000,000        1,975,976        2,050,000           69,167
042735AN0          ARROW ELECTRONICS, INC                        21,000,000       20,987,779       20,987,400          237,038
04420QBC9          ASHLAND INC MTN                               11,000,000       11,154,004       11,284,240           33,733
04454CDE3          ASHLAND OIL INC MTN                            5,000,000        4,996,436        5,419,550           17,733
04454CDL7          ASHLAND OIL INC MTN                            6,000,000        5,978,910        6,679,440           22,880
045424AN8          ASC 1995-MD4 CL A1                             9,514,179        9,730,075        9,879,904           33,775
045424BF4          ASC 1996- D2 A1                               18,985,630       19,173,616       19,750,941           72,989
0459037E5          ASSOC CORP OF NORTH AMER MTN                   4,000,000        4,058,724        4,385,360           50,933
045906GJ7          ASSOC CORP OF NORTH AMER MTN                   8,250,000        8,448,762        9,125,408          105,875
045906NM2          ASSOC CORP OF NORTH AMER MTN                   5,000,000        5,000,000        5,438,450           60,417
045906PE8          ASSOC CORP OF NORTH AMER MTN                  12,000,000       12,000,000       12,793,920          144,600
046003HM4          ASSOC CORP OF NORTH AMER SR                    1,000,000          994,799        1,052,610           28,646
046003HM4          ASSOC CORP OF NORTH AMER SR                    6,000,000        5,927,055        6,315,660          171,875
046003JT7          ASSOCIATES CORP NA SR NTS                      4,000,000        3,989,532        4,152,560           42,361
04604#AA6          ASSOC OF LEBANON INC SECD NTS                  3,753,777        3,753,778        3,937,524           73,762
04775HBA4          ATLANTA GAS LT CO MTN B                        4,000,000        3,831,814        4,456,600           77,500
04830RAB4          ATLANTIC CITY ELEC CO SECD                     5,000,000        4,979,370        5,569,650          125,000
048825AV5          ATLANTIC RICHFIELD CO DEB                      5,000,000        5,931,241        6,382,300          152,083
048825AZ6          ATLANTIC RICHFIELD CO DEB                      8,000,000       10,010,667       10,843,200          304,167
049255AA0          ATLAS COPCO AB 144A                           15,000,000       14,964,229       15,619,050          243,750
05257HAB7          AUSTRALIAN GAS LIGHT CO NTS                   10,000,000       10,151,090       10,070,300          135,111
05257HAB7          AUSTRALIAN GAS LIGHT CO NTS                    4,500,000        4,577,262        4,531,635           60,800
053299AA1          AUTOPISTAS  DEL S                              1,350,000        1,352,880        1,140,750           52,594
053469AC6          AVALON PROPERTIES INC                         10,000,000        9,983,451        9,872,000           30,556
05361HCD4          AVERY DENNISON CORP MTN                        5,000,000        5,000,000        5,411,600          184,214
05361HCD4          AVERY DENNISON CORP MTN                        5,000,000        5,000,000        5,411,600          184,214
05361HCN2          AVERY DENNISON CORP MTN                       10,000,000       10,008,318       10,750,500          321,856
053807AC7          AVNET INC NTS                                  5,000,000        4,993,054        5,149,700          101,215
054937AA5          BRANCH BKG AND TRUST                           5,000,000        5,195,684        5,424,850           16,111
05529*AB7          B.BRAUN MEDICAL INC. SR NTS                    4,800,000        4,800,000        5,125,920           86,701
05539KAA2          BEA 98-2 A1 CBO                                5,000,000        5,000,000        4,943,750           24,150
055450AH3          BHP FIN LTD NTS                                7,700,000        7,396,875        7,703,619          164,780
056345A#8          BACARDI CORP SR NTS SERS A                       506,329          506,329          508,840           13,945
056345A#8          BACARDI CORP SR NTS SERS A                     3,695,652        3,695,652        3,713,982          101,784
05635#AA6          BACARDI IMPORTS INC SR NTS                     2,391,305        2,391,305        2,403,166           65,861
057224AF4          BAKER HUGHES INC NTS                           9,000,000        8,967,436        9,867,600           92,000
058498AA4          BALL CORP SR NT                                  460,000          460,000          480,700           13,963
058903AA3          BANAMEX EXPT FDG CORP NTS 144A                 6,188,390        6,202,215        6,573,370          110,394
059438AH4          BANK ONE CORP SUB DEB                          2,780,000        3,148,460        3,164,029           44,750
059438AK7          BANC ONE CORP NTS                              5,000,000        5,245,621        5,935,850           68,889
059438AK7          BANC ONE CORP NTS                              5,000,000        5,913,998        5,935,850           68,889
059784AB4          BANTEC INC SR NTS                             17,000,000       17,000,000       17,278,290          106,250



----------------------------------------------------------------------------------------------------------
CUSIP                  Issuer                              Nominal       Nominal     Maturity      Asset
Code                                                       Book Yld      Coupon       Date         Type
----------------------------------------------------------------------------------------------------------
030096AH4          AMER STORES CO                           7.5229       7.5000    05/01/2037      PBOB
03072#AP8          CONOCO SHIPPING - PIONEER SECD           7.0600       7.0600    04/14/2011      PROB
03072#AQ6          CONOCO SHIPPING - CONTL SECD             7.0600       7.0600    04/14/2011      PROB
03075@AF9          AMERIGAS PROPANE INC NTS                10.0700      10.0700    04/19/2005      PROB
032166AG5          AMSOUTH BANK OF ALABAMA NTS              6.4500       6.4500    02/01/2018      PBOB
032166AG5          AMSOUTH BANK OF ALABAMA NTS              6.4320       6.4500    02/01/2018      PBOB
032511AL1          ANADARKO PETE CORP BND                   6.8319       7.0000    11/15/2027      PBOB
035229AL7          ANHEUSER BUSCH CO INC DEB                9.5031       9.0000    12/01/2009      PBOB
037411AM7          APACHE CORP                              7.1288       7.3750    08/15/2047      PBOB
037411AN5          APACHE CORP                              6.9811       7.0000    02/01/2018      PBOB
03774BAT0          APPALACHIAN PWR CO SECD MTN              7.8591       7.8500    11/01/2004      PBOB
03774BAW3          APPALACHIAN PWR CO SECD MTN              6.8900       6.8900    06/22/2005      PBOB
03774BAW3          APPALACHIAN PWR CO SECD MTN              6.8900       6.8900    06/22/2005      PBOB
039581AA1          ARCHSTONE COMMUNITIES TRUST              7.2000       7.2000    04/15/2003      PBOB
040850AA7          ARKANSAS ELEC COOP CORP SECD             7.3300       7.3300    06/30/2008      PBOB
040850AA7          ARKANSAS ELEC COOP CORP SECD             6.9227       7.3300    06/30/2008      PBOB
042476AD3          ARMSTONG WORLD SR NTS                    6.5353       6.5000    08/15/2005      PBOB
042735AK6          ARROW ELECTRONICS INC                    7.6042       7.5000    01/15/2027      PBOB
042735AK6          ARROW ELECTRONICS INC                    7.6042       7.5000    01/15/2027      PBOB
042735AK6          ARROW ELECTRONICS INC                    7.6042       7.5000    01/15/2027      PBOB
042735AN0          ARROW ELECTRONICS, INC                   6.4642       6.4500    11/01/2003      PBOB
04420QBC9          ASHLAND INC MTN                          6.6685       6.9000    11/14/2006      PBOB
04454CDE3          ASHLAND OIL INC MTN                      7.9961       7.9800    07/21/2004      PBOB
04454CDL7          ASHLAND OIL INC MTN                      8.6576       8.5800    11/17/2004      PBOB
045424AN8          ASC 1995-MD4 CL A1                       6.9214       7.1000    08/13/2029      CMBS
045424BF4          ASC 1996- D2 A1                          6.8423       6.9200    02/14/2029      CMBS
0459037E5          ASSOC CORP OF NORTH AMER MTN             7.3062       7.6400    05/26/2004      PBOB
045906GJ7          ASSOC CORP OF NORTH AMER MTN             7.2143       7.7000    04/01/2005      PBOB
045906NM2          ASSOC CORP OF NORTH AMER MTN             7.2500       7.2500    05/08/2006      PBOB
045906PE8          ASSOC CORP OF NORTH AMER MTN             7.2300       7.2300    05/22/2006      PBOB
046003HM4          ASSOC CORP OF NORTH AMER SR              7.0096       6.8750    08/01/2003      PBOB
046003HM4          ASSOC CORP OF NORTH AMER SR              7.1911       6.8750    08/01/2003      PBOB
046003JT7          ASSOCIATES CORP NA SR NTS                6.2861       6.2500    11/01/2008      PBOB
04604#AA6          ASSOC OF LEBANON INC SECD NTS            7.8600       7.8600    10/01/2003      PROB
04775HBA4          ATLANTA GAS LT CO MTN B                  8.6705       7.7500    12/10/2004      PBOB
04830RAB4          ATLANTIC CITY ELEC CO SECD               7.5681       7.5000    04/02/2007      PBOB
048825AV5          ATLANTIC RICHFIELD CO DEB                6.8447       9.1250    03/01/2011      PBOB
048825AZ6          ATLANTIC RICHFIELD CO DEB                7.1295       9.1250    08/01/2031      PBOB
049255AA0          ATLAS COPCO AB 144A                      6.5348       6.5000    04/01/2008      PROB
05257HAB7          AUSTRALIAN GAS LIGHT CO NTS              6.1837       6.4000    04/15/2008      PBOB
05257HAB7          AUSTRALIAN GAS LIGHT CO NTS              6.1545       6.4000    04/15/2008      PBOB
053299AA1          AUTOPISTAS  DEL S                        9.3002       9.3500    08/01/2004      PBOB
053469AC6          AVALON PROPERTIES INC                    6.9001       6.8750    12/15/2007      PBOB
05361HCD4          AVERY DENNISON CORP MTN                  7.9900       7.9900    08/30/2002      PBOB
05361HCD4          AVERY DENNISON CORP MTN                  7.9900       7.9900    08/30/2002      PBOB
05361HCN2          AVERY DENNISON CORP MTN                  6.9637       6.9800    06/01/2005      PBOB
053807AC7          AVNET INC NTS                            6.9072       6.8750    03/15/2004      PBOB
054937AA5          BRANCH BKG AND TRUST                     6.6377       7.2500    06/15/2007      PBOB
05529*AB7          B.BRAUN MEDICAL INC. SR NTS              7.9300       7.9300    04/09/2008      PROB
05539KAA2          BEA 98-2 A1 CBO                          6.2100       6.2100    12/15/2010      ABOB
055450AH3          BHP FIN LTD NTS                          6.7378       6.4200    03/01/2026      PBOB
056345A#8          BACARDI CORP SR NTS SERS A               6.6100       6.6100    08/01/2001      PROB
056345A#8          BACARDI CORP SR NTS SERS A               6.6100       6.6100    08/01/2001      PROB
05635#AA6          BACARDI IMPORTS INC SR NTS               6.6100       6.6100    08/01/2001      PROB
057224AF4          BAKER HUGHES INC NTS                     8.0844       8.0000    05/15/2004      PBOB
058498AA4          BALL CORP SR NT                          7.7500       7.7500    08/01/2006      PBOB
058903AA3          BANAMEX EXPT FDG CORP NTS 144A           8.3101       8.4500    04/15/2003      PROB
059438AH4          BANK ONE CORP SUB DEB                    6.5800       7.6250    10/15/2026      PBOB
059438AK7          BANC ONE CORP NTS                        7.5763       8.0000    04/29/2027      PBOB
059438AK7          BANC ONE CORP NTS                        6.5699       8.0000    04/29/2027      PBOB
059784AB4          BANTEC INC SR NTS                        7.5000       7.5000    06/01/2009      PBOB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

--------------------------------------------------------------------------------------------------------------------------------
CUSIP                  Issuer                                      Par              Book            Market             Accrued
Code                                                               Value            Value           Value              Interest
--------------------------------------------------------------------------------------------------------------------------------
059784AB4          BANTEC INC SR NTS                              2,000,000        2,012,029        2,032,740           12,500
059784AB4          BANTEC INC SR NTS                              6,000,000        6,040,133        6,098,220           37,500
06605LGN3          BANKAMERICA CORP MTN                          50,000,000       49,965,730       53,016,500          591,667
066050CQ6          BANKAMERICA CORP                               5,225,000        5,097,759        5,510,808          144,232
066050CU7          BANKAMERICA CORP                              10,000,000        9,982,362       10,313,400          156,250
066748AB0          BANQUE PARIBAS NY SUB NTS                      5,000,000        5,493,839        5,609,550           18,556
066821C@6          BANTA CORP SERS A SR PROM NTS                 10,000,000       10,000,000       10,345,700          111,608
067383AA7          BARD C R INC SR NTS                           10,000,000        9,991,112       10,691,300           55,833
067383AA7          BARD C R INC SR NTS                            3,500,000        3,385,791        3,741,955           19,542
068480AA0          BARRETT RESOURCES CORP SR NTS                  1,920,000        1,915,557        1,907,750           60,400
068798A*8          R.G. BARRY CORP SR NTS                         5,999,933        5,999,933        6,246,410          284,530
07007@AA4          BASIC VEGETABLE PRODUCTS LP                   30,000,000       30,000,000       31,486,200          133,700
071813AF6          BAXTER INTL INC NTS                            9,000,000        8,996,513        9,616,230           93,438
071813AP4          BAXTER INTL NTS                               15,000,000       14,979,233       17,022,900          478,125
07383FAB4          BSCMS 1998-C1 CL A2                            5,000,000        5,048,832        5,179,700           26,833
07383FAB4          BSCMS 1998-C1 CL A2                           20,000,000       20,844,552       20,718,800          107,333
07383FAC2          BSCMS 1998-C1 CL B                             1,000,000        1,009,925        1,029,840            5,450
07383FAD0          BSCMS 1998-C1 CL C                             5,000,000        5,019,233        5,096,900           28,125
07383FAD0          BSCMS 1998-C1 CL C                             1,663,260        1,650,582        1,695,494            9,356
075887AN9          BECTON DICKINSON                              12,000,000       11,930,842       13,383,120          350,000
078149DP3          BELL CANADA NTS                                7,500,000        8,838,956        9,705,075          150,417
078149DP3          BELL CANADA NTS                               41,500,000       48,299,024       53,701,415          832,306
079867AA5          BELLSOUTH TELECOMMUNICATIONS                  20,000,000       20,246,509       21,986,200          825,000
079868AA3          BELLSOUTH TELECOMMUNICATIONS                  15,000,000       15,000,000       18,702,900          645,146
083739AH5          BERGEN BRUNSWIG CORP NTS                      15,000,000       14,962,169       15,831,750           90,625
083739AJ1          BERGEN BRUNSWIG CORP NTS                      10,000,000       10,300,176       10,484,900          340,069
083739AJ1          BERGEN BRUNSWIG CORP NTS                       5,000,000        4,981,724        5,242,450          170,035
085209AA2          BERMUDA GOVT SR NTS 144A                       4,000,000        4,000,000        4,273,640           14,337
093644A*3          BLOCK DRUG INC SR NTS                         20,000,000       20,000,000       20,343,400          539,167
09367#AA2          A T & T CORP (BLOCK 93-111 LP)                28,565,761       28,565,761       29,467,011          148,828
097023AN5          BOEING CO DEB                                  1,250,000        1,131,409        1,288,213           18,142
097023AQ8          BOEING CO DEB                                  6,000,000        5,903,217        6,713,520          170,000
09789#BE3          BOND LEASE VIII (KMART) CL A                  10,771,834       10,771,834        8,997,067           33,465
09856#AA0          BOOKER HLDGS INC SR UNSECD NTS                20,000,000       20,000,000       20,000,000           45,533
09856#AA0          BOOKER HLDGS INC SR UNSECD NTS                25,000,000       25,025,155       25,000,000           56,917
100599BE8          BOSTON ED CO DEB                               4,000,000        3,922,042        4,047,640          113,333
100599BE8          BOSTON ED CO DEB                               7,000,000        7,013,528        7,083,370          198,333
100599BJ7          BOSTON ED CO DEB                               5,000,000        4,637,713        5,211,250          100,111
10462@AA6          BRADLEY W C CO & BRADLEY FARMS                 3,995,354        3,995,355        4,176,583          170,966
11041RAL2          BRITISH AEROSPACE                             22,000,000       24,197,329       24,258,300          825,000
111013AA6          BRITISH SKY BROADCASTING NTS                  20,000,000       20,769,319       19,931,600          308,222
11815HAB0          BUCKEYE CELLULOSE CORP SR SUB                    840,000          836,420          865,200            3,173
118255AB4          BUCKEYE TECHNOLOGIES INC                       1,150,000        1,070,304        1,150,000           19,422
119003AB7          BUDGET GROUP INC CON SER B                     1,500,000        1,500,000        1,336,065           17,696
120111AN9          BUILDING MATERIALS CORP                        2,300,000        2,287,575        2,300,000           14,311
12058*AF3          BUNGE CORP SERS B SR NTS                      20,000,000       20,000,000       21,467,200           53,661
121693AA3          BURLINGTON INDS NTS                            9,750,000        9,694,207        9,543,885          208,135
12189TAD6          BURLINGTON NORTHERN SANTA FE                   9,000,000        8,995,644       10,167,120           54,675
122014AB9          BURLINGTON RESOURCES INC NTS                   8,000,000        8,142,342        8,394,960           34,222
122014AG8          BURLINGTON RESOURCES INC NTS                   6,000,000        5,998,761        6,018,360           71,500
122169AB1          BURMAH CASTROL PLC GTD  MTN                   20,000,000       19,980,576       20,612,200          426,944
122169AB1          BURMAH CASTROL PLC GTD  MTN                    7,000,000        6,731,985        7,214,270          149,431
123655B*2          BUTLER MANUFACTURING COMPANY                  12,800,000       12,800,000       12,404,352          235,936
125148AA4          C E ELEC UK FDG CO SR NTS                      5,000,000        5,000,000        5,160,300              952
12518AAB3          CEZ FINANCE                                   10,000,000        9,794,245        9,230,100          328,542
125563AC0          CIT CAP TRUST                                  5,000,000        4,733,372        5,274,650          145,444
125569DJ9          CIT GROUP HLDGS INC NTS                       10,000,000        9,783,726       10,390,500           29,444
125569DJ9          CIT GROUP HLDGS INC NTS                       10,000,000        9,791,210       10,390,500           29,444
125569DJ9          CIT GROUP HLDGS INC NTS                        7,500,000        7,433,532        7,792,875           22,083
12566*AA9          CL PWR SALES EIGHT LLC SECD                    4,006,762        4,006,762        4,046,830              949
125715AY8          CMC3  1994-A CLASS A5                         13,759,187       13,811,318       13,784,917           77,395



--------------------------------------------------------------------------------------------------------------
CUSIP                  Issuer                                   Nominal       Nominal     Maturity      Asset
Code                                                            Book Yld      Coupon       Date         Type
--------------------------------------------------------------------------------------------------------------
059784AB4          BANTEC INC SR NTS                             7.4161       7.5000    06/01/2009      PBOB
059784AB4          BANTEC INC SR NTS                             7.4067       7.5000    06/01/2009      PBOB
06605LGN3          BANKAMERICA CORP MTN                          7.1122       7.1000    05/01/2006      PBOB
066050CQ6          BANKAMERICA CORP                              7.0073       6.6250    08/01/2007      PBOB
066050CU7          BANKAMERICA CORP                              6.2754       6.2500    04/01/2008      PBOB
066748AB0          BANQUE PARIBAS NY SUB NTS                     6.7952       8.3500    06/15/2007      PBOB
066821C@6          BANTA CORP SERS A SR PROM NTS                 6.8100       6.8100    11/02/2010      PROB
067383AA7          BARD C R INC SR NTS                           6.7071       6.7000    12/01/2026      PBOB
067383AA7          BARD C R INC SR NTS                           6.9668       6.7000    12/01/2026      PBOB
068480AA0          BARRETT RESOURCES CORP SR NTS                 7.5888       7.5500    02/01/2007      PBOB
068798A*8          R.G. BARRY CORP SR NTS                        9.7000       9.7000    07/05/2004      PROB
07007@AA4          BASIC VEGETABLE PRODUCTS LP                   7.6400       7.6400    06/10/2008      PROB
071813AF6          BAXTER INTL INC NTS                           8.1404       8.1250    11/15/2001      PBOB
071813AP4          BAXTER INTL NTS                               7.6621       7.6500    02/01/2027      PBOB
07383FAB4          BSCMS 1998-C1 CL A2                           6.3027       6.4400    06/16/2008      CMBS
07383FAB4          BSCMS 1998-C1 CL A2                           5.8575       6.4400    06/16/2008      CMBS
07383FAC2          BSCMS 1998-C1 CL B                            6.4321       6.5400    12/16/2012      CMBS
07383FAD0          BSCMS 1998-C1 CL C                            6.7076       6.7500    01/16/2013      CMBS
07383FAD0          BSCMS 1998-C1 CL C                            6.8346       6.7500    01/16/2013      CMBS
075887AN9          BECTON DICKINSON                              7.0471       7.0000    08/01/2027      PBOB
078149DP3          BELL CANADA NTS                               7.2245       9.5000    10/15/2010      PBOB
078149DP3          BELL CANADA NTS                               7.3936       9.5000    10/15/2010      PBOB
079867AA5          BELLSOUTH TELECOMMUNICATIONS                  8.1422       8.2500    07/01/2032      PBOB
079868AA3          BELLSOUTH TELECOMMUNICATIONS                  8.6500       8.6500    01/02/2020      PROB
083739AH5          BERGEN BRUNSWIG CORP NTS                      7.2999       7.2500    06/01/2005      PBOB
083739AJ1          BERGEN BRUNSWIG CORP NTS                      6.5177       7.3750    01/15/2003      PBOB
083739AJ1          BERGEN BRUNSWIG CORP NTS                      7.4815       7.3750    01/15/2003      PBOB
085209AA2          BERMUDA GOVT SR NTS 144A                      7.5900       7.5900    06/14/2004      PROB
093644A*3          BLOCK DRUG INC SR NTS                         6.4700       6.4700    02/01/2006      PROB
09367#AA2          A T & T CORP (BLOCK 93-111 LP)                6.2520       6.2520    04/01/2007      PROB
097023AN5          BOEING CO DEB                                 7.6246       6.8750    10/15/2043      PBOB
097023AQ8          BOEING CO DEB                                 7.6279       7.5000    08/15/2042      PBOB
09789#BE3          BOND LEASE VIII (KMART) CL A                  6.9900       6.9900    07/15/2013      PROB
09856#AA0          BOOKER HLDGS INC SR UNSECD NTS                6.8300       6.8300    12/19/2005      PROB
09856#AA0          BOOKER HLDGS INC SR UNSECD NTS                6.8116       6.8300    12/19/2005      PROB
100599BE8          BOSTON ED CO DEB                              8.7245       6.8000    02/01/2000      PBOB
100599BE8          BOSTON ED CO DEB                              6.6123       6.8000    02/01/2000      PBOB
100599BJ7          BOSTON ED CO DEB                              8.9040       6.8000    03/15/2003      PBOB
10462@AA6          BRADLEY W C CO & BRADLEY FARMS                9.2800       9.2800    07/15/2001      PROB
11041RAL2          BRITISH AEROSPACE                             6.7093       7.5000    07/01/2027      PBOB
111013AA6          BRITISH SKY BROADCASTING NTS                  6.6590       7.3000    10/15/2006      PBOB
11815HAB0          BUCKEYE CELLULOSE CORP SR SUB                 8.5827       8.5000    12/15/2005      PBOB
118255AB4          BUCKEYE TECHNOLOGIES INC                      8.9642       8.0000    10/15/2010      PBOB
119003AB7          BUDGET GROUP INC CON SER B                    6.8500       6.8500    04/29/2007      PROB
120111AN9          BUILDING MATERIALS CORP                       8.0802       8.0000    12/01/2008      PBOB
12058*AF3          BUNGE CORP SERS B SR NTS                      7.4300       7.4300    06/18/2006      PROB
121693AA3          BURLINGTON INDS NTS                           7.3597       7.2500    09/15/2005      PBOB
12189TAD6          BURLINGTON NORTHERN SANTA FE                  7.2938       7.2900    06/01/2036      PBOB
122014AB9          BURLINGTON RESOURCES INC NTS                  8.3020       9.6250    06/15/2000      PBOB
122014AG8          BURLINGTON RESOURCES INC NTS                  7.2138       7.1500    05/01/1999      PBOB
122169AB1          BURMAH CASTROL PLC GTD  MTN                   7.2804       7.2500    09/15/2002      PROB
122169AB1          BURMAH CASTROL PLC GTD  MTN                   8.4761       7.2500    09/15/2002      PROB
123655B*2          BUTLER MANUFACTURING COMPANY                  6.5700       6.5700    03/20/2013      PROB
125148AA4          C E ELEC UK FDG CO SR NTS                     6.8530       6.8530    12/30/2004      PBOB
12518AAB3          CEZ FINANCE                                   7.4551       7.1250    07/15/2007      PBOB
125563AC0          CIT CAP TRUST                                 8.1877       7.7000    02/15/2027      PBOB
125569DJ9          CIT GROUP HLDGS INC NTS                       7.0478       6.6250    06/15/2005      PBOB
125569DJ9          CIT GROUP HLDGS INC NTS                       7.0329       6.6250    06/15/2005      PBOB
125569DJ9          CIT GROUP HLDGS INC NTS                       6.7969       6.6250    06/15/2005      PBOB
12566*AA9          CL PWR SALES EIGHT LLC SECD                   8.5300       8.5300    09/30/2016      PROB
125715AY8          CMC3  1994-A CLASS A5                         6.7188       6.7500    02/25/2024      CMO

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

--------------------------------------------------------------------------------------------------------------------------------
CUSIP                  Issuer                                      Par              Book            Market             Accrued
Code                                                               Value            Value           Value              Interest
--------------------------------------------------------------------------------------------------------------------------------
125896AA8          C M S ENERGY CORP SR NTS                       1,680,000        1,677,420        1,712,928           17,442
125896AA8          C M S ENERGY CORP SR NTS                       1,150,000        1,169,640        1,172,540           11,939
125896AE0          CMS ENERGY CORP SR NTS                         2,300,000        2,313,975        2,286,292           22,409
125896AE0          CMS ENERGY CORP SR NTS                         1,150,000        1,156,594        1,143,146           11,205
126298AA6          CSC ENTERPRISES GTD NTS 144A                   4,000,000        3,999,711        4,013,920           57,422
126304AJ3          CSC HLDGS SR NT                                2,300,000        2,300,000        2,330,544           74,111
126304AJ3          CSC HLDGS SR NT                                1,380,000        1,373,584        1,398,326           44,467
126304AJ3          CSC HLDGS SR NT                                  920,000          915,723          932,218           29,644
126304AJ3          CSC HLDGS SR NT                                1,150,000        1,133,167        1,165,272           37,056
126304AJ3          CSC HLDGS SR NT                                  690,000          655,812          699,163           22,233
126342DE1          CS FIRST BOSTON MTGE SECS CORP                 3,644,819        3,644,819        3,681,267           20,192
126408AN3          C S X CORP NTS                                 5,900,000        5,883,273        6,111,161          121,606
12682PAB0          CABLE & WIRELESS COMM NTS                     15,000,000       14,956,550       15,154,950          317,448
12682PAB0          CABLE & WIRELESS COMM NTS                     10,000,000       10,092,628       10,103,300          211,632
12682PAC8          CABLE & WIRELESS COMM NTS                     20,000,000       20,172,622       20,414,400          431,250
129466AK4          CALENERGY CO SR NTS                            2,300,000        2,300,000        2,371,668           45,730
129466AL2          CALENERGY CO SR NTS                            2,300,000        2,300,000        2,440,162           47,564
129466AL2          CALENERGY CO SR NTS                            1,150,000        1,198,152        1,220,081           23,782
129466AL2          CALENERGY CO SR NTS                            1,150,000        1,151,496        1,220,081           23,782
131005AJ9          CALLABLE TREAS RCPTS (IN/PR                    1,340,000          869,842        1,060,168                0
131347AJ5          CALPINE CORP SR NTS                            1,730,000        1,727,751        1,734,325           34,059
131347AJ5          CALPINE CORP SR NTS                            2,180,000        2,174,735        2,185,450           42,919
131347AJ5          CALPINE CORP SR NTS                            1,610,000        1,596,290        1,614,025           31,697
139859AB8          CAPITAL CITIES/ABC INC DEB                     4,000,000        3,953,170        5,208,280          132,222
14149YAB4          CARDINAL HEALTH INC NTS                       15,000,000       14,271,028       14,952,150          415,000
14178#AA1          CARGILL INC GTD ESOP NTS                      22,132,000       22,132,000       22,936,941          659,706
14178#AB9          CARGILL INC GTD ESOP NTS                      20,000,000       20,000,000       21,280,200          596,156
14178#AC7          CARGILL INC GTD ESOP NTS                      10,000,000       10,000,000       11,449,900          316,611
14348#AA6          CARNAUD METALBOX INVT INC SR                  30,000,000       30,000,000       30,490,200          332,500
14426EAA4          CAROUSEL CTR FIN INC MTGE                      7,000,000        7,000,000        7,168,420           21,243
147195A*2          CASCADE CORPORATION                            4,000,000        4,000,000        4,008,040           27,680
14743RAA1          CASE CORP NTS                                  5,000,000        4,971,673        5,172,400          151,042
14743RAA1          CASE CORP NTS                                  5,000,000        4,971,673        5,172,400          151,042
14743RAD5          CASE CORP NTS                                 15,000,000       14,944,539       14,935,350           62,500
147433AC0          CASE CRED                                      2,500,000        2,498,038        2,531,775           32,813
147433AC0          CASE CRED                                      7,000,000        6,994,507        7,088,970           91,875
149123AZ4          CATERPILLAR INC                                3,000,000        3,695,108        4,054,590           82,813
151289AA3          CEMEX INTL CAP                                 2,400,000        2,400,000        2,190,000           29,624
151290AM5          CEMEX S.A.                                     2,400,000        2,752,368        2,682,000          141,100
151895AB5          CENTERPOINT PPTS SR NTS                       14,000,000       13,943,987       13,298,040          236,250
151895AB5          CENTERPOINT PPTS SR NTS                        6,000,000        6,020,199        5,699,160          101,250
153609AS1          CENTRAL HUDSON GAS & ELEC CORP                13,000,000       12,867,326       14,358,890          200,417
155033BM4          CENTRAL PWR & LT CO 1ST MTGE                  10,000,000        9,896,921       10,499,800          331,250
155033BM4          CENTRAL PWR & LT CO 1ST MTGE                   8,000,000        7,921,195        8,399,840          265,000
156503AE4          CENTURY COMMUNICATIONS                           960,000          965,631        1,008,000           34,453
156503AF1          CENTURY COMMUNICATIONS INC NTS                   530,000          382,201          394,850                0
156503AF1          CENTURY COMMUNICATIONS INC NTS                 1,610,000        1,169,750        1,199,450                0
156503AF1          CENTURY COMMUNICATIONS INC NTS                   530,000          387,126          394,850                0
156503AF1          CENTURY COMMUNICATIONS INC NTS                   510,000          371,315          379,950                0
156503AF1          CENTURY COMMUNICATIONS INC NTS                   575,000          420,784          428,375                0
156503AJ3          CENTURY COMMUNICATIONS INC SR                  1,200,000        1,208,309        1,314,000           26,250
156503AN4          CENTURY COMM INC SR DIS NTS                    2,300,000        1,090,481        1,178,750                0
156503AN4          CENTURY COMM INC SR DIS NTS                      805,000          389,029          412,563                0
156877AB8          CERRO NEGRO FINANCE LTD BNDS                   9,800,000        9,559,700        7,966,910           64,517
158525AR6          CHAMPION INTL CORP NTS                         7,500,000        7,534,343        7,336,650           91,875
158525AR6          CHAMPION INTL CORP NTS                        12,000,000       12,054,949       11,738,640          147,000
158525AS4          CHAMPION INTL CORP NTS                        10,000,000        9,994,212        9,995,800          241,778
158525AS4          CHAMPION INTL CORP NTS                         7,500,000        7,230,255        7,496,850          181,333
161505CB6          CHASE COML MTG 1998-1 CL B                     2,000,000        2,009,247        2,054,380           10,933
161505CC4          CHASE COML MTG 1998-1 CL C                     1,500,000        1,490,376        1,516,875            8,200
161505CD2          CCMSC 1998-1 CL D                              3,000,000        2,968,278        2,838,270           16,400



-------------------------------------------------------------------------------------------------------------
CUSIP                  Issuer                                  Nominal       Nominal     Maturity      Asset
Code                                                           Book Yld      Coupon       Date         Type
-------------------------------------------------------------------------------------------------------------
125896AA8          C M S ENERGY CORP SR NTS                     8.1780       8.1250    05/15/2002      PBOB
125896AA8          C M S ENERGY CORP SR NTS                     7.5418       8.1250    05/15/2002      PBOB
125896AE0          CMS ENERGY CORP SR NTS                       7.4952       7.6250    11/15/2004      PBOB
125896AE0          CMS ENERGY CORP SR NTS                       7.5025       7.6250    11/15/2004      PBOB
126298AA6          CSC ENTERPRISES GTD NTS 144A                 6.8258       6.8000    04/15/1999      PROB
126304AJ3          CSC HLDGS SR NT                              7.2500       7.2500    07/15/2008      PBOB
126304AJ3          CSC HLDGS SR NT                              7.3186       7.2500    07/15/2008      PBOB
126304AJ3          CSC HLDGS SR NT                              7.3186       7.2500    07/15/2008      PBOB
126304AJ3          CSC HLDGS SR NT                              7.4673       7.2500    07/15/2008      PBOB
126304AJ3          CSC HLDGS SR NT                              8.0025       7.2500    07/15/2008      PBOB
126342DE1          CS FIRST BOSTON MTGE SECS CORP               6.6480       6.6480    12/21/2027      CMBS
126408AN3          C S X CORP NTS                               7.0884       7.0000    09/15/2002      PBOB
12682PAB0          CABLE & WIRELESS COMM NTS                    6.6830       6.6250    03/06/2005      PBOB
12682PAB0          CABLE & WIRELESS COMM NTS                    6.4409       6.6250    03/06/2005      PBOB
12682PAC8          CABLE & WIRELESS COMM NTS                    6.6230       6.7500    03/06/2008      PBOB
129466AK4          CALENERGY CO SR NTS                          7.2300       7.2300    09/15/2005      PBOB
129466AL2          CALENERGY CO SR NTS                          7.5200       7.5200    09/15/2008      PBOB
129466AL2          CALENERGY CO SR NTS                          6.9204       7.5200    09/15/2008      PBOB
129466AL2          CALENERGY CO SR NTS                          7.5009       7.5200    09/15/2008      PBOB
131005AJ9          CALLABLE TREAS RCPTS (IN/PR                  9.0663       0.0000    11/15/2003      GZOB
131347AJ5          CALPINE CORP SR NTS                          7.8951       7.8750    04/01/2008      PBOB
131347AJ5          CALPINE CORP SR NTS                          7.9123       7.8750    04/01/2008      PBOB
131347AJ5          CALPINE CORP SR NTS                          8.0071       7.8750    04/01/2008      PBOB
139859AB8          CAPITAL CITIES/ABC INC DEB                   8.8708       8.7500    08/15/2021      PBOB
14149YAB4          CARDINAL HEALTH INC NTS                      6.8827       6.0000    01/15/2006      PBOB
14178#AA1          CARGILL INC GTD ESOP NTS                     7.7200       7.7200    02/12/2002      PROB
14178#AB9          CARGILL INC GTD ESOP NTS                     7.7200       7.7200    02/12/2021      PROB
14178#AC7          CARGILL INC GTD ESOP NTS                     8.2000       8.2000    02/12/2017      PROB
14348#AA6          CARNAUD METALBOX INVT INC SR                 7.0000       7.0000    05/04/2000      PROB
14426EAA4          CAROUSEL CTR FIN INC MTGE                    6.8280       6.8280    11/15/2007      CMBS
147195A*2          CASCADE CORPORATION                          6.9200       6.9200    11/25/2007      PROB
14743RAA1          CASE CORP NTS                                7.3601       7.2500    08/01/2005      PBOB
14743RAA1          CASE CORP NTS                                7.3601       7.2500    08/01/2005      PBOB
14743RAD5          CASE CORP NTS                                6.3387       6.2500    12/01/2003      PBOB
147433AC0          CASE CRED                                    6.7620       6.7500    10/21/2007      PBOB
147433AC0          CASE CRED                                    6.7620       6.7500    10/21/2007      PBOB
149123AZ4          CATERPILLAR INC                              7.2586       9.3750    03/15/2021      PBOB
151289AA3          CEMEX INTL CAP                               9.6600       9.6600    05/15/2005      PBOB
151290AM5          CEMEX S.A.                                   9.9369      12.7500    07/15/2006      PBOB
151895AB5          CENTERPOINT PPTS SR NTS                      6.8297       6.7500    04/01/2005      PBOB
151895AB5          CENTERPOINT PPTS SR NTS                      6.6832       6.7500    04/01/2005      PBOB
153609AS1          CENTRAL HUDSON GAS & ELEC CORP               9.3598       9.2500    05/01/2021      PBOB
155033BM4          CENTRAL PWR & LT CO 1ST MTGE                 6.8240       6.6250    07/01/2005      PBOB
155033BM4          CENTRAL PWR & LT CO 1ST MTGE                 6.8151       6.6250    07/01/2005      PBOB
156503AE4          CENTURY COMMUNICATIONS                       9.1026       9.5000    08/15/2000      PBOB
156503AF1          CENTURY COMMUNICATIONS INC NTS               7.9284       0.0000    03/15/2003      PBOB
156503AF1          CENTURY COMMUNICATIONS INC NTS               7.7434       0.0000    03/15/2003      PBOB
156503AF1          CENTURY COMMUNICATIONS INC NTS               7.6112       0.0000    03/15/2003      PBOB
156503AF1          CENTURY COMMUNICATIONS INC NTS               7.6899       0.0000    03/15/2003      PBOB
156503AF1          CENTURY COMMUNICATIONS INC NTS               7.5630       0.0000    03/15/2003      PBOB
156503AJ3          CENTURY COMMUNICATIONS INC SR                8.6356       8.7500    10/01/2007      PBOB
156503AN4          CENTURY COMM INC SR DIS NTS                  8.4285       0.0000    01/15/2008      PBOB
156503AN4          CENTURY COMM INC SR DIS NTS                  8.2077       0.0000    01/15/2008      PBOB
156877AB8          CERRO NEGRO FINANCE LTD BNDS                 8.1417       7.9000    12/01/2020      PBOB
158525AR6          CHAMPION INTL CORP NTS                       7.3108       7.3500    11/01/2025      PBOB
158525AR6          CHAMPION INTL CORP NTS                       7.3108       7.3500    11/01/2025      PBOB
158525AS4          CHAMPION INTL CORP NTS                       6.4045       6.4000    02/15/2026      PBOB
158525AS4          CHAMPION INTL CORP NTS                       6.6891       6.4000    02/15/2026      PBOB
161505CB6          CHASE COML MTG 1998-1 CL B                   6.4941       6.5600    05/18/2008      CMBS
161505CC4          CHASE COML MTG 1998-1 CL C                   6.6521       6.5600    05/18/2008      CMBS
161505CD2          CCMSC 1998-1 CL D                            6.7122       6.5600    05/18/2008      CMBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

--------------------------------------------------------------------------------------------------------------------------------
CUSIP                  Issuer                                      Par              Book            Market             Accrued
Code                                                               Value            Value           Value              Interest
--------------------------------------------------------------------------------------------------------------------------------
161505CW0          CHASE COML MTG 1998-2 CL A2                   15,800,000       16,443,341       16,291,222           84,135
161505DA7          CHASE COML MTG 1998-2 CL C                     3,000,000        2,927,721        3,001,890           15,975
161505DB5          CHASE COML MTG 1998-2 CL D                     5,000,000        4,605,645        4,668,750           26,625
16161ABP2          CHASE MANHATTAN CORP                          13,000,000       13,023,162       14,190,150           78,542
16353#AB1          CHEMICAL LIME COMPANY                         30,000,000       30,000,000       30,060,900          230,667
16371*AD9          O E PWR CONTRACT TR SECD TR                   22,000,000       22,000,000       23,064,580           46,933
165105AG2          BELL ATLANTIC - WASHINGTON,                    2,000,000        2,024,392        2,141,880           64,583
165105AG2          BELL ATLANTIC - WASHINGTON,                    4,500,000        4,552,902        4,819,230          145,313
165105AG2          BELL ATLANTIC - WASHINGTON,                    3,000,000        3,035,268        3,212,820           96,875
165105AG2          BELL ATLANTIC - WASHINGTON,                    3,000,000        3,036,587        3,212,820           96,875
165105AG2          BELL ATLANTIC - WASHINGTON,                    2,000,000        2,023,512        2,141,880           64,583
165105AG2          BELL ATLANTIC - WASHINGTON,                    3,000,000        3,036,587        3,212,820           96,875
16574#AA6          16 CHESTER DIX CORPS NTS                      28,030,973       28,030,973       27,167,619          498,951
16577*AB5          CHESTER DIX LABELLE CORP.                        500,000          500,000          500,660            4,667
17185#AA5          CINCAP IV, LLC                                 4,600,000        4,600,000        4,600,000           25,947
172070BU7          CINCINNATI GAS & ELEC CO 1ST                  10,000,000        9,237,487       10,422,600          243,667
172070BU7          CINCINNATI GAS & ELEC CO 1ST                  15,000,000       14,983,871       15,633,900          365,500
172967AQ4          CITIGROUP INC                                  7,000,000        7,421,449        7,359,800           40,833
172967AR2          CITIGROUP INC                                  5,000,000        5,054,628        5,022,950          152,743
17303LRL7          CITICORP MTN                                  40,000,000       39,988,870       42,760,000          516,267
17303MJC4          CITICORP SUB NTS                              15,000,000       14,961,577       15,576,000          146,094
173034GW3          CITICORP                                      10,000,000       10,081,287       10,886,100           32,000
17304*AD9          CITGO PETROLEUM CORP                           5,571,428        5,571,428        5,835,402           83,850
177342AH5          CITIZENS UTILS CO DEB                         10,000,000        9,987,299       10,829,300          343,528
177342AM4          CITIZENS UTILS CO DEB                         10,000,000        9,377,268       10,914,600          116,667
181900AD3          CLARK REFINING & MARKETING INC                 1,550,000        1,539,475        1,457,000           16,587
181900AL5          CLARK R & M SR NTS                             2,300,000        2,294,754        2,185,000           77,697
184502AC6          CLEAR CHANNEL COMM NTS                         5,000,000        4,986,224        5,059,000           14,722
184502AD4          CLEAR CHANNEL COMM BD                          5,000,000        4,951,470        4,862,050           15,278
190441AR6          COASTAL CORP DEB                              10,000,000       10,368,838       10,789,300          163,611
190441AT2          COASTAL CORP SR NTS                            5,000,000        4,739,950        5,182,600          140,156
190441AT2          COASTAL CORP SR NTS                            3,500,000        3,484,870        3,627,820           98,109
190441AT2          COASTAL CORP SR NTS                           10,000,000        9,803,098       10,365,200          280,311
190441AW5          COASTAL CORP BNDS                              9,025,000        8,842,032        8,925,003           52,270
19073*AD4          COATS & CLARK INC GTD SR NTS                   2,500,000        2,500,000        2,644,975            9,711
191219AP9          COCA COLA ENTERPRISES INC NTS                  5,000,000        5,518,021        6,264,700          177,083
191219AP9          COCA COLA ENTERPRISES INC NTS                  5,000,000        5,519,217        6,264,700          177,083
191219AP9          COCA COLA ENTERPRISES INC NTS                  4,870,000        5,260,685        6,101,818          172,479
191219AP9          COCA COLA ENTERPRISES INC NTS                  5,100,000        5,864,334        6,389,994          180,625
191219AW4          COCA COLA ENTERPRISES INC NTS                  5,500,000        5,487,390        5,976,080           96,250
191219BA1          COCA-COLA ENTERPRISES INC                     13,000,000       12,987,790       13,655,330          358,854
191219BB9          COCA-COLA ENTERPRISES INC                     10,000,000        9,979,337       10,793,100          296,875
191219BE3          COCA COLA ENTERPRISES INC DEB                  8,000,000        7,913,876        8,381,040          165,000
192395AB7          COGENTRIX ENERGY SR NTS                        5,750,000        5,722,636        6,259,680           99,227
193908DK3          CMOT CMO SERS 64 CL Z                            164,283          129,751          171,676            1,232
193908DK3          CMOT CMO SERS 64 CL Z                             59,739           57,668           62,427              448
193908DK3          CMOT CMO SERS 64 CL Z                            287,349          226,861          300,280            2,155
193908DK3          CMOT CMO SERS 64 CL Z                            156,865          123,869          163,924            1,176
193908DK3          CMOT CMO SERS 64 CL Z                             57,042           55,063           59,609              428
193908DK3          CMOT CMO SERS 64 CL Z                             37,258           35,979           38,935              279
193908DK3          CMOT CMO SERS 64 CL Z                            102,461           81,059          107,072              768
193908DK3          CMOT CMO SERS 64 CL Z                             46,573           36,668           48,669              349
193908DK3          CMOT CMO SERS 64 CL Z                             37,538           36,248           39,227              282
193908DK3          CMOT CMO SERS 64 CL Z                            103,229           81,667          107,874              774
193908DK3          CMOT CMO SERS 64 CL Z                             46,922           36,943           49,033              352
193908DK3          CMOT CMO SERS 64 CL Z                            104,004           82,279          108,684              780
193908DK3          CMOT CMO SERS 64 CL Z                             47,274           37,220           49,401              355
193908DK3          CMOT CMO SERS 64 CL Z                             37,819           36,520           39,521              284
193908DK3          CMOT CMO SERS 64 CL Z                             38,103           36,793           39,818              286
193908DK3          CMOT CMO SERS 64 CL Z                             47,629           37,495           49,772              357
193908DK3          CMOT CMO SERS 64 CL Z                            104,784           82,887          109,499              786



--------------------------------------------------------------------------------------------------------------
CUSIP                  Issuer                                   Nominal       Nominal     Maturity      Asset
Code                                                            Book Yld      Coupon       Date         Type
--------------------------------------------------------------------------------------------------------------
161505CW0          CHASE COML MTG 1998-2 CL A2                   5.8462       6.3900    11/15/2008      CMBS
161505DA7          CHASE COML MTG 1998-2 CL C                    6.7244       6.3900    11/18/2008      CMBS
161505DB5          CHASE COML MTG 1998-2 CL D                    7.5237       6.3900    11/18/2008      CMBS
16161ABP2          CHASE MANHATTAN CORP                          7.2214       7.2500    06/01/2007      PBOB
16353#AB1          CHEMICAL LIME COMPANY                         6.9200       6.9200    11/21/2007      PROB
16371*AD9          O E PWR CONTRACT TR SECD TR                   7.6800       7.6800    10/21/2005      PROB
165105AG2          BELL ATLANTIC - WASHINGTON,                   7.6385       7.7500    02/01/2023      PBOB
165105AG2          BELL ATLANTIC - WASHINGTON,                   7.6425       7.7500    02/01/2023      PBOB
165105AG2          BELL ATLANTIC - WASHINGTON,                   7.6425       7.7500    02/01/2023      PBOB
165105AG2          BELL ATLANTIC - WASHINGTON,                   7.6385       7.7500    02/01/2023      PBOB
165105AG2          BELL ATLANTIC - WASHINGTON,                   7.6425       7.7500    02/01/2023      PBOB
165105AG2          BELL ATLANTIC - WASHINGTON,                   7.6385       7.7500    02/01/2023      PBOB
16574#AA6          16 CHESTER DIX CORPS NTS                      7.1200       7.1200    09/23/2016      PROB
16577*AB5          CHESTER DIX LABELLE CORP.                     7.0000       7.0000    10/01/2016      PROB
17185#AA5          CINCAP IV, LLC                                7.8100       7.8100    07/06/2009      PROB
172070BU7          CINCINNATI GAS & ELEC CO 1ST                  8.3084       6.4500    02/15/2004      PBOB
172070BU7          CINCINNATI GAS & ELEC CO 1ST                  6.4750       6.4500    02/15/2004      PBOB
172967AQ4          CITIGROUP INC                                 6.5224       7.0000    12/01/2025      PBOB
172967AR2          CITIGROUP INC                                 6.5405       6.6250    01/15/2028      PBOB
17303LRL7          CITICORP MTN                                  7.0449       7.0400    04/25/2006      PBOB
17303MJC4          CITICORP SUB NTS                              6.4104       6.3750    11/15/2008      PBOB
173034GW3          CITICORP                                      7.0706       7.2000    06/15/2007      PBOB
17304*AD9          CITGO PETROLEUM CORP                          9.0300       9.0300    11/01/2001      PROB
177342AH5          CITIZENS UTILS CO DEB                         7.4807       7.4500    01/15/2004      PBOB
177342AM4          CITIZENS UTILS CO DEB                         7.5445       7.0000    11/01/2025      PBOB
181900AD3          CLARK REFINING & MARKETING INC                8.4855       8.3750    11/15/2007      PBOB
181900AL5          CLARK R & M SR NTS                            8.6604       8.6250    08/15/2008      PBOB
184502AC6          CLEAR CHANNEL COMM NTS                        6.6647       6.6250    06/15/2008      PBOB
184502AD4          CLEAR CHANNEL COMM BD                         6.9669       6.8750    06/15/2018      PBOB
190441AR6          COASTAL CORP DEB                              7.4551       7.7500    10/15/2035      PBOB
190441AT2          COASTAL CORP SR NTS                           7.8512       7.4200    02/15/2037      PBOB
190441AT2          COASTAL CORP SR NTS                           7.4543       7.4200    02/15/2037      PBOB
190441AT2          COASTAL CORP SR NTS                           7.5785       7.4200    02/15/2037      PBOB
190441AW5          COASTAL CORP BNDS                             7.1154       6.9500    06/01/2028      PBOB
19073*AD4          COATS & CLARK INC GTD SR NTS                  8.7400       8.7400    12/15/2001      PROB
191219AP9          COCA COLA ENTERPRISES INC NTS                 7.5456       8.5000    02/01/2022      PBOB
191219AP9          COCA COLA ENTERPRISES INC NTS                 7.5435       8.5000    02/01/2022      PBOB
191219AP9          COCA COLA ENTERPRISES INC NTS                 7.7484       8.5000    02/01/2022      PBOB
191219AP9          COCA COLA ENTERPRISES INC NTS                 7.1631       8.5000    02/01/2022      PBOB
191219AW4          COCA COLA ENTERPRISES INC NTS                 7.0189       7.0000    10/01/2026      PBOB
191219BA1          COCA-COLA ENTERPRISES INC                     6.6454       6.6250    08/01/2004      PBOB
191219BB9          COCA-COLA ENTERPRISES INC                     7.1453       7.1250    08/01/2017      PBOB
191219BE3          COCA COLA ENTERPRISES INC DEB                 6.8352       6.7500    09/15/2028      PBOB
192395AB7          COGENTRIX ENERGY SR NTS                       8.8236       8.7500    10/15/2008      PBOB
193908DK3          CMOT CMO SERS 64 CL Z                        11.6610       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                         9.3733       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                        11.6658       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                        11.6634       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                         9.3737       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                         9.3699       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                        11.6408       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                        11.6993       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                         9.3699       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                        11.6408       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                        11.6993       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                        11.6408       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                        11.6993       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                         9.3699       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                         9.3701       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                        11.7007       9.0000    11/20/2020      CMO
193908DK3          CMOT CMO SERS 64 CL Z                        11.6422       9.0000    11/20/2020      CMO

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------------------------------------------------------------------------------------------------------------------------------
  CUSIP             Issuer              Par        Book      Market     Accrued     Nominal      Nominal    Maturity     Asset
   Code                                Value       Value     Value      Interest   Book Yld      Coupon       Date        Type
-------------------------------------------------------------------------------------------------------------------------------
193908DK3    CMOT CMO SERS 64 CL Z    105,570     83,518    110,321       792      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     38,389     37,070     40,117       288       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     47,986     37,781     50,145       360      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    108,772     86,052    113,667       816      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     39,553     38,195     41,333       297       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     49,442     38,927     51,667       371      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    109,588     86,578    114,519       822      11.6575       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     39,850     38,470     41,643       299       9.3729       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    110,410     87,227    115,378       828      11.6576       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     40,149     38,759     41,956       301       9.3729       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    107,963     85,411    112,821       810      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     39,259     37,910     41,026       294       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    106,361     84,144    111,147       798      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     38,677     37,348     40,417       290       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     49,074     38,637     51,282       368      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     48,346     38,064     50,522       363      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    107,159     84,775    111,981       804      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     38,967     37,628     40,721       292       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     48,708     38,350     50,900       365      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    111,238     87,879    116,244       834      11.6578       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     40,450     39,049     42,270       303       9.3730       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    112,073     88,537    117,116       841      11.6580       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     40,753     39,342     42,587       306       9.3730       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    112,913     89,200    117,994       847      11.6581       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     41,059     39,637     42,907       308       9.3730       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    117,211     92,728    122,485       879      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     53,278     41,947     55,676       400      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     42,622     41,158     44,540       320       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    118,090     93,423    123,404       886      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     53,677     42,262     56,092       403      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     42,942     41,467     44,874       322       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    118,976     94,124    124,330       892      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     54,080     42,579     56,514       406      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     43,264     41,778     45,211       324       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    119,868     94,830    125,262       899      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     54,485     42,898     56,937       409      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     43,588     42,091     45,549       327       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    120,767     95,541    126,202       906      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     54,894     43,220     57,364       412      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     43,915     42,407     45,891       329       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    121,673     96,258    127,148       913      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     55,306     43,544     57,795       415      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     44,244     42,725     46,235       332       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    222,884    222,884    232,914     1,672       9.0000       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    123,505    123,506    129,063       926       9.0000       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     56,138     56,139     58,664       421       9.0000       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     44,911     44,911     46,932       337       9.0000       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    226,239    226,240    236,420     1,697       9.0000       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    227,936    227,937    238,193     1,710       9.0000       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    229,646    229,646    239,980     1,722       9.0000       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    231,368    231,369    241,780     1,735       9.0000       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    233,103    233,104    243,593     1,748       9.0000       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    234,852    199,267    245,420     1,761      10.8095       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    236,613    199,280    247,261     1,775      10.8956       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    238,388    200,771    249,115     1,788      10.8958       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    240,175    203,776    250,983     1,801      10.8100       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    113,760     89,868    118,879       853      11.6583       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     41,367     39,934     43,229       310       9.3730       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    114,613     90,541    119,771       860      11.6585       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z     41,677     40,234     43,552       313       9.3731       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    115,473     91,218    120,669       866      11.6587       9.0000    11/20/2020     CMO

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

------------------------------------------------------------------------------------------------------------------------------
  CUSIP             Issuer              Par        Book      Market    Accrued     Nominal      Nominal    Maturity     Asset
   Code                                Value       Value     Value     Interest   Book Yld      Coupon       Date       Type
------------------------------------------------------------------------------------------------------------------------------
193908DK3    CMOT CMO SERS 64 CL Z    41,990      40,535     43,880      315       9.3731       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z   116,339      91,901    121,574      873      11.6588       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    42,305      40,839     44,209      317       9.3731       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    12,017       9,507     12,558       90      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    34,063      32,893     35,596      255       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    42,898      33,775     44,828      322      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    94,376      74,663     98,623      708      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    34,318      33,140     35,862      257       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    34,576      33,388     36,132      259       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    95,084      75,223     99,363      713      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    43,220      34,028     45,165      324      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    95,797      75,787    100,108      718      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    43,544      34,283     45,503      327      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    34,835      33,639     36,403      261       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    96,516      76,355    100,859      724      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    43,870      34,541     45,844      329      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    35,096      33,891     36,675      263       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    97,240      76,928    101,616      729      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    44,200      34,800     46,189      332      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    35,360      34,145     36,951      265       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    35,625      34,401     37,228      267       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    97,969      77,505    102,378      735      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    44,531      35,061     46,535      334      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    35,892      34,659     37,507      269       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    98,704      78,086    103,146      740      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    44,865      35,324     46,884      336      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    99,444      78,672    103,919      746      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    45,202      35,589     47,236      339      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    36,161      34,919     37,788      271       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    36,432      35,172     38,071      273       9.3726       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z   100,190      79,165    104,699      751      11.6556       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    36,706      35,436     38,358      275       9.3726       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z   100,941      79,758    105,483      757      11.6558       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    36,981      35,711     38,645      277       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    46,226      36,395     48,306      347      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z   101,698      80,455    106,274      763      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z   134,085     106,044    140,119    1,006      11.6446       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    48,758      47,080     50,952      366       9.3706       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z   135,091     106,873    141,170    1,013      11.6408       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    61,405      48,346     64,168      461      11.6993       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    49,124      47,436     51,335      368       9.3699       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z   137,125     108,447    143,296    1,028      11.6447       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    49,863      48,148     52,107      374       9.3706       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z   136,104     107,657    142,229    1,021      11.6427       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    49,492      47,791     51,719      371       9.3702       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z   138,153     109,242    144,370    1,036      11.6467       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    50,237      48,507     52,498      377       9.3709       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z   139,189     110,043    145,453    1,044      11.6487       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    50,614      48,869     52,892      380       9.3713       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z   140,233     110,850    146,543    1,052      11.6507       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    50,994      49,234     53,289      382       9.3716       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z   141,285     111,663    147,643    1,060      11.6528       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    51,376      49,602     53,688      385       9.3720       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z   142,345     112,481    148,751    1,068      11.6549       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    51,761      49,972     54,090      388       9.3723       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z   143,412     113,536    149,866    1,076      11.6322       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    65,187      51,360     68,120      489      11.6906       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    52,150      50,365     54,497      391       9.3684       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z   144,488     114,367    150,990    1,084      11.6343       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    65,676      51,736     68,631      493      11.6928       9.0000    11/20/2020     CMO
193908DK3    CMOT CMO SERS 64 CL Z    52,541      50,741     54,905      394       9.3688       9.0000    11/20/2020     CMO

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP             Issuer                       Par          Book        Market     Accrued   Nominal  Nominal   Maturity    Asset
   Code                                         Value        Value        Value     Interest  Book Yld  Coupon      Date      Type
-----------------------------------------------------------------------------------------------------------------------------------
193908DK3    CMOT CMO SERS 64 CL Z             145,572      115,164      152,123      1,092   11.6408   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              66,169       52,096       69,147        496   11.6993   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              52,935       51,117       55,317        397    9.3699   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             146,663      116,007      153,263      1,100   11.6429   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              53,332       51,498       55,732        400    9.3703   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             147,763      116,856      154,412      1,108   11.6451   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              53,732       51,883       56,150        403    9.3706   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             146,663      116,028      153,263      1,100   11.6408   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              66,665       52,487       69,665        500   11.6993   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              53,332       51,500       55,732        400    9.3699   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             146,663      116,007      153,263      1,100   11.6430   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              53,332       51,498       55,732        400    9.3703   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             146,663      115,985      153,263      1,100   11.6453   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              53,332       51,496       55,732        400    9.3706   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             146,663      116,006      153,263      1,100   11.6431   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              53,332       51,498       55,732        400    9.3703   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             156,865      123,940      163,924      1,176   11.6563   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              57,042       55,069       59,609        428    9.3725   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             158,042      124,846      165,154      1,185   11.6587   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              57,469       55,480       60,055        431    9.3729   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             159,227      125,684      166,392      1,194   11.6682   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              72,376       56,854       75,633        543   11.7272   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              57,901       55,887       60,507        434    9.3745   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             160,421      126,602      167,640      1,203   11.6706   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              58,335       56,304       60,960        438    9.3749   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             161,625      127,525      168,898      1,212   11.6731   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              58,772       56,725       61,417        441    9.3753   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             162,837      128,455      170,165      1,221   11.6756   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              59,213       57,148       61,878        444    9.3758   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             164,058      129,392      171,441      1,230   11.6781   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              59,657       57,574       62,342        447    9.3762   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             165,289      130,335      172,727      1,240   11.6807   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              60,105       58,004       62,810        451    9.3766   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             166,528      131,285      174,022      1,249   11.6833   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              60,555       58,436       63,280        454    9.3770   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             167,777      132,241      175,327      1,258   11.6859   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              61,010       58,872       63,755        458    9.3775   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z             133,087      105,271      139,076        998   11.6427   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              60,494       47,621       63,216        454   11.7012   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z              48,395       46,395       50,573        363    9.4477   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z           5,036,250    5,159,635    5,262,881     37,772    8.7483   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z          11,079,750   11,378,642   11,578,339     83,098    8.7234   9.0000   11/20/2020    CMO
193908DK3    CMOT CMO SERS 64 CL Z           4,374,141    4,865,648    4,570,977     32,806    7.9179   9.0000   11/20/2020    CMO
19532MAF5    REPUBLIC OF COLUMBIA           12,000,000   11,303,184   10,440,000    428,633    9.2981   7.7000   07/14/2003    PBOB
195325AK1    COLUMBIA-7                      3,140,000    3,025,899    2,614,050     90,449    8.2477   7.6250   02/15/2007    PBOB
195325AL9    COLUMBIA-27                     8,000,000    7,956,668    5,960,000    253,111    8.4256   8.3750   02/15/2027    PBOB
195325AL9    COLUMBIA-27                     4,280,000    3,940,547    3,188,600    135,414    9.1655   8.3750   02/15/2027    PBOB
195325AL9    COLUMBIA-27                     6,660,000    6,253,989    4,961,700    210,715    8.9726   8.3750   02/15/2027    PBOB
197648CD8    COLUMBIA ENERGY GROUP           2,732,914    2,732,914    2,834,633     18,588    7.4200   7.4200   11/28/2015    PBOB
197648CE6    COLUMBIA ENERGY GROUP           2,732,914    2,732,914    2,888,881     19,089    7.6200   7.6200   11/28/2025    PBOB
19767QAL9    COLUMBIA HEALTHCARE MTN         7,200,000    7,613,942    7,590,456     27,840    7.9125   8.7000   02/10/2010    PBOB
19767QAS4    COLUMBIA HCA HEALTHCARE NTS     6,900,000    6,980,873    6,219,177    246,579    7.6546   7.7500   07/15/2036    PBOB
197677AF4    COLOMBIA HCA HEALTHCARE NTS     2,670,000    2,508,887    2,585,334      8,200    8.1298   6.9100   06/15/2005    PBOB
19958LAL9    COLUMBUS SOUTHERN PWR CO SECD  15,000,000   14,990,944   15,840,900    271,875    7.2687   7.2500   10/01/2002    PBOB
19958LAL9    COLUMBUS SOUTHERN PWR CO SECD   3,500,000    3,513,667    3,696,210     63,438    7.1295   7.2500   10/01/2002    PBOB
20029PAF6    COMCAST CABLE                   4,800,000    4,772,254    5,550,096     67,000    8.4731   8.3750   05/01/2007    PBOB
20029PAG4    COMCAST CABLE COMMUNICATIONS   28,950,000   34,299,824   35,928,977    428,219    7.0620   8.8750   05/01/2017    PBOB
20033WAC2    COMED FINANCING II GTD         10,000,000   10,399,944   10,626,300    391,944    8.1357   8.5000   01/15/2027    PBOB
200339AP4    COMERICA BANK                  16,500,000   16,986,502   18,131,850     53,167    6.7860   7.2500   06/15/2007    PBOB
201615DR9    COMMERCIAL CREDIT CO            4,000,000    4,134,682    4,264,400    135,000    6.2338   6.7500   07/01/2007    PBOB
201615DR9    COMMERCIAL CREDIT CO            4,225,000    4,377,401    4,504,273    142,594    6.1978   6.7500   07/01/2007    PBOB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP                 Issuer                   Par          Book        Market   Accrued     Nominal  Nominal    Maturity   Asset
   Code                                         Value        Value        Value   Interest    Book Yld  Coupon       Date      Type
-----------------------------------------------------------------------------------------------------------------------------------
201723AA1  COMMERCIAL    METALS CO NTS        3,500,000    3,532,802    3,555,405  116,200     7.0188    7.2000    07/15/2005  PBOB
201728CW0  CMAC 1998-C1 CL B                  5,000,000    5,070,760    5,128,150   27,500     6.4001    6.6000    06/15/2008  CMBS
201728CX8  CMAC 1998-C1 CL C                  3,000,000    3,042,900    3,058,140   16,900     6.5567    6.7600    06/15/2008  CMBS
201728DK5  CMAC 1998-C2 CL A2                 2,000,000    2,014,389    2,006,880   10,050     5.9284    6.0300    03/15/2008  CMBS
201728DN9  CMAC 1998-C2 CL B                 14,000,000   14,096,560   13,978,160   71,482     6.0324    6.1270    08/15/2008  CMBS
202795EQ9  COMMONWEALTH ED CO 1ST MTGE 81     3,000,000    2,973,417    3,266,460  107,813     8.7148    8.6250    02/01/2022  PBOB
202795EQ9  COMMONWEALTH ED CO 1ST MTGE 81     5,000,000    4,955,695    5,444,100  179,688     8.7148    8.6250    02/01/2022  PBOB
202795EW6  COMMONWEALTH ED CO 1ST MTGE 84     5,000,000    4,968,562    5,455,100  195,972     8.5625    8.5000    07/15/2022  PBOB
20444MAA1  COMPANIA DE RADIOCOMUNICACIONE     2,400,000    2,380,548    2,220,000   32,683     9.3821    9.2500    05/08/2008  PBOB
20444PAA4  COMPANIA DE DESAROLLO SR NTS       7,300,000    7,300,000    6,059,000   64,055    10.1900   10.1900    05/31/2011  PROB
20444PAA4  COMPANIA DE DESAROLLO SR NTS       1,000,000    1,101,681      830,000    8,775     8.3299   10.1900    05/31/2011  PROB
20444PAA4  COMPANIA DE DESAROLLO SR NTS       3,000,000    3,057,009    2,490,000   26,324     9.8217   10.1900    05/31/2011  PROB
204449AB8  COMPANIA TELECOM CHILE NTS         6,000,000    5,999,137    5,790,360  210,958     7.6276    7.6250    07/15/2006  PBOB
204449AB8  COMPANIA TELECOM CHILE NTS         1,935,000    1,934,722    1,867,391   68,034     7.6276    7.6250    07/15/2006  PBOB
20445LAA2  INTL TELECOM (COINTEL) NTS         6,750,000    6,740,037    5,923,125  248,906     8.8841    8.8500    08/01/2004  PBOB
204912AE9  COMPUTER ASSOCIATES SR NTS         5,000,000    4,977,516    4,952,500   65,972     6.3715    6.2500    04/15/2003  PBOB
204912AF6  COMPUTER ASSOCIATES INTL SR NT     5,000,000    4,894,314    4,948,200   67,292     6.7936    6.3750    04/15/2005  PBOB
204912AF6  COMPUTER ASSOCIATES INTL SR NT    10,000,000    9,788,623    9,896,400  134,583     6.7937    6.3750    04/15/2005  PBOB
204912AG4  COMPUTER ASSOCIATES INTL          25,000,000   24,694,249   24,645,500  343,056     6.6788    6.5000    04/15/2008  PBOB
205887AF9  CONAGRA INC NTS                   16,000,000   15,902,352   17,248,640  285,000     7.1760    7.1250    10/01/2026  PBOB
205887AF9  CONAGRA INC NTS                    5,000,000    5,149,695    5,390,200   89,063     6.8818    7.1250    10/01/2026  PBOB
205887AQ5  CONAGRA INC DISC NTS               2,500,000    2,500,000    2,634,325   69,792     6.7000    6.7000    08/01/2027  PBOB
205887AQ5  CONAGRA INC DISC NTS               6,333,000    6,487,685    6,673,272  176,796     6.5106    6.7000    08/01/2027  PBOB
205887AR3  CONAGRA INC SR NTS                11,000,000   10,996,049   11,365,310  179,667     7.0029    7.0000    10/01/2028  PBOB
206814AA3  CONE MLS CORP N C DEB              8,075,000    8,392,045    8,257,980  193,183     7.3262    8.1250    03/15/2005  PBOB
207597CZ6  CONNECTICUT LT & PWR CO 1ST &     10,000,000   10,000,000   10,389,100  196,875     7.8750    7.8750    10/01/2024  PBOB
207606AC8  BANKERS TRUST CO.,AS TRUSTEE       6,100,000    6,100,000    6,179,971   23,288     8.5900    8.5900    06/05/2003  PROB
20763#EN7  USGG SHIP FINANCING HULL 420         529,270      529,271      534,563      124     8.4500    8.4500    06/30/2008  PBOB
20763#EN7  USGG SHIP FINANCING HULL 420         851,685      884,999      860,202      200     7.8341    8.4500    06/30/2008  PBOB
20763#EN7  USGG SHIP FINANCING HULL 420         101,538      101,539      102,553       24     8.4500    8.4500    06/30/2008  PBOB
20763#EN7  USGG SHIP FINANCING HULL 420         101,538      101,539      102,553       24     8.4500    8.4500    06/30/2008  PBOB
20763#EN7  USGG SHIP FINANCING HULL 420       4,051,601    4,051,602    4,092,117      951     8.4500    8.4500    06/30/2008  PBOB
20763#EN7  USGG SHIP FINANCING HULL 420         305,864      305,864      308,923       72     8.4500    8.4500    06/30/2008  PBOB
209111BR3  CONSOLIDATED ED CO OF NY INC      10,000,000    9,985,800   10,329,100  217,153     7.4653    7.3750    09/15/2000  PBOB
209111BR3  CONSOLIDATED ED CO OF NY INC         500,000      499,290      516,455   10,858     7.4653    7.3750    09/15/2000  PBOB
209111DA8  CONSOLIDATED ED CO NY DEB          5,000,000    4,986,137    5,382,100   88,167     6.9221    6.9000    10/01/2028  PBOB
209864AT4  CONSOLIDATED RAIL CORP NTS         5,000,000    6,199,931    6,694,750   21,667     7.4856    9.7500    06/15/2020  PBOB
209864AT4  CONSOLIDATED RAIL CORP NTS        20,330,000   25,234,407   27,220,854   88,097     7.4756    9.7500    06/15/2020  PBOB
209864AT4  CONSOLIDATED RAIL CORP NTS         8,000,000    9,881,082   10,711,600   34,667     7.5245    9.7500    06/15/2020  PBOB
209864AT4  CONSOLIDATED RAIL CORP NTS         2,000,000    2,471,497    2,677,900    8,667     7.5196    9.7500    06/15/2020  PBOB
209864AT4  CONSOLIDATED RAIL CORP NTS         8,000,000    9,716,202   10,711,600   34,667     7.6924    9.7500    06/15/2020  PBOB
21039*AQ4  CONSTELLATION HLDGS INC NTS J     10,000,000   10,000,000   10,193,300  231,156     7.4300    7.4300    09/09/2000  PROB
210518AP1  CONSUMERS ENERGY CO SR NTS        12,000,000   11,891,519   12,056,040  318,750     6.5084    6.3750    02/01/2008  PBOB
210518AP1  CONSUMERS ENERGY CO SR NTS         3,000,000    2,972,880    3,014,010   79,688     6.5084    6.3750    02/01/2008  PBOB
210518AP1  CONSUMERS ENERGY CO SR NTS         3,000,000    2,969,401    3,014,010   79,688     6.5256    6.3750    02/01/2008  PBOB
210518AP1  CONSUMERS ENERGY CO SR NTS        15,000,000   14,763,187   15,070,050  398,438     6.6089    6.3750    02/01/2008  PBOB
210518AT3  CONSUMERS ENERGY SR NTS           15,000,000   14,783,824   15,055,200  343,750     7.0129    6.8750    03/01/2018  PBOB
210518AT3  CONSUMERS ENERGY SR NTS           10,000,000    9,897,439   10,036,800  229,167     6.9728    6.8750    03/01/2018  PBOB
210795AU4  CONTINENTAL AIRLINES SR NT         1,240,000    1,287,921    1,302,000    5,236     8.0058    9.5000    12/15/2001  PBOB
210795AU4  CONTINENTAL AIRLINES SR NT         1,150,000    1,194,401    1,207,500    4,856     8.0071    9.5000    12/15/2001  PBOB
210795AU4  CONTINENTAL AIRLINES SR NT           920,000      955,536      966,000    3,884     8.0065    9.5000    12/15/2001  PBOB
210795PA2  CONTINENTAL AIRLINES               2,300,000    2,300,000    2,311,500    8,689     8.0000    8.0000    12/15/2005  PBOB
21238AAC1  CONTROL COM MEX SR NTS             3,600,000    3,587,418    3,312,000   72,188     9.4500    9.3750    04/14/2005  PBOB
21666WAY6  COOPER INDS INC MTN               10,000,000    9,988,985   10,485,800  224,000     6.7407    6.7200    09/08/2005  PBOB
21666WAY6  COOPER INDS INC MTN               14,500,000   14,495,498   15,204,410  324,800     6.7258    6.7200    09/08/2005  PBOB
21666WBA7  COOPER INDS INC MTN               25,000,000   24,942,325   26,174,000  557,500     6.7334    6.6900    09/12/2005  PBOB
21666WBA7  COOPER INDS INC MTN               10,000,000   10,045,223   10,469,600  223,000     6.6053    6.6900    09/12/2005  PBOB
216831AB3  COOPER TIRE & RUBBER CO           10,000,000    9,889,356   11,042,500  224,514     7.7219    7.6250    03/15/2027  PBOB
21686@AA3  COOPERS & LYBRAND LLP SR NTS      10,000,000   10,000,000   10,334,000  197,131     6.8900    6.8900    03/18/2007  PROB
217016A*5  COORS ADOLPH CO NTS                6,000,000    6,000,000    6,031,020  109,250     8.6250    8.6250    03/15/1999  PROB
217016A@3  COORS ADOLPH CO NTS                5,000,000    5,000,000    5,058,400   92,150     8.7300    8.7300    06/15/1999  PROB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP               Issuer                      Par         Book        Market     Accrued    Nominal  Nominal  Maturity     Asset
   Code                                          Value       Value        Value      Interest  Book Yld  Coupon     Date       Type
-----------------------------------------------------------------------------------------------------------------------------------
217016B#0    COORS ADOLPH CO NTS               8,000,000    8,000,000    8,140,080    147,440    8.7300   8.7300  09/15/1999   PROB
218698AA6    CORESTATES CAPITAL CORP NTS       9,700,000    9,410,265   10,641,773     34,489    8.2758   8.0000  12/15/2026   PBOB
21933@AA4    CORNING ENTERPRISES INC GTD SR   10,000,000   10,000,000   10,411,200    155,567    7.1800   7.1800  04/13/2003   PROB
21935NAL9    CORNING INC MTN                   4,000,000    3,860,158    4,196,200     23,600    8.1015   7.0800  02/03/2003   PBOB
21935NAW5    CORNING INC MTN                  12,000,000   11,951,419   13,571,160     83,000    8.3382   8.3000  04/04/2025   PBOB
21935NAW5    CORNING INC MTN                  10,000,000    9,964,535   11,309,300     69,167    8.3335   8.3000  04/04/2025   PBOB
219350AE5    CORNING INC DEB                   5,000,000    4,976,857    5,090,150     99,375    6.8003   6.7500  09/15/2013   PBOB
219350AF2    CORNING INC DEB                   9,870,000    9,819,702   10,835,681    313,578    7.6708   7.6250  08/01/2024   PBOB
221597AB3    COSTA RICA REP NT 144A            4,800,000    4,800,000    4,854,000     64,000    8.0000   8.0000  05/01/2003   PBOB
221625AC0    IVORY COAST FLRB                  3,750,000    1,251,529      984,375     18,958    9.7177   2.0000  03/29/2018   PBOB
22268*AD3    COURTAULDS PLC SR NOTE           10,000,000   10,000,000   10,677,900    137,700    7.2900   7.2900  04/23/2007   PROB
224399AH8    CRANE CO NTS                     15,000,000   15,379,281   16,484,550    375,417    7.8980   8.5000  03/15/2004   PBOB
224399AH8    CRANE CO NTS                      7,500,000    7,458,075    8,242,275    187,708    8.6356   8.5000  03/15/2004   PBOB
22765@AB3    CROSSMANN COMMUNITIES, INC.       5,750,000    5,750,000    5,828,200     24,757    7.7500   7.7500  06/11/2008   PROB
228255AF2    CROWN CORK & SEAL INC NTS        15,000,000   14,977,438   16,309,800    579,271    8.4073   8.3750  01/15/2005   PBOB
228255AF2    CROWN CORK & SEAL INC NTS         5,000,000    4,992,479    5,436,600    193,090    8.4073   8.3750  01/15/2005   PBOB
228255AF2    CROWN CORK & SEAL INC NTS         5,000,000    4,992,479    5,436,600    193,090    8.4073   8.3750  01/15/2005   PBOB
228255AF2    CROWN CORK & SEAL INC NTS         2,000,000    1,995,492    2,174,640     77,236    8.4234   8.3750  01/15/2005   PBOB
229396AA4    CRYSTAL RUN PROP INC CL A 144A    4,000,000    4,000,000    4,212,520     13,143    7.3930   7.3930  08/15/2011   CMBS
229396AB2    CRYSTAL RUN PROP INC CL B 144A    3,000,000    3,000,000    3,155,610     10,181    7.6360   7.6360  08/15/2011   CMBS
229396AC0    CRYSTAL RUN PROP INC CL C 144A    6,332,762    6,332,762    6,417,874     22,443    7.9740   7.9740  08/15/2011   CMBS
230269A*3    CULTOR LTD SERS A SR NTS          8,000,000    8,000,000    8,249,040     94,604    7.3400   7.3400  05/03/2006   PROB
230269A@1    CULTOR LTD SERS B SR NTS         10,000,000   10,000,000   10,343,700    118,900    7.3800   7.3800  05/03/2008   PROB
23321PG28    DLJ MTGE 97 ACCEP CORP            1,500,000    1,538,303    1,561,875      8,738    6.6036   6.9900  09/15/2007   CMBS
23321PYL6    DLJ MTGE 96 ACCEP CORP           10,000,000   10,064,346   10,537,500     63,167    7.4632   7.5800  02/12/2006   CMBS
23322BCJ5    DLJ CMC 1998-CG1 CL A1B          17,685,000   18,411,796   18,281,869     94,467    5.8390   6.4100  05/10/2008   CMBS
23322BCZ9    DLJCM 1998-CF2 CL A1B            47,000,000   47,711,958   48,013,320    244,400    6.1327   6.2400  11/12/2031   CMBS
23322BDA3    DLJCM 1998-CF2 CL A2              4,000,000    4,059,969    4,103,760     21,600    6.3710   6.4800  11/12/2031   CMBS
23322BDB1    DLJCM 1998-CF2 CL A3              3,000,000    3,045,446    3,072,180     16,625    6.5378   6.6500  11/12/2031   CMBS
23331AAA7    DR HORTON                         1,370,000    1,363,642    1,370,000      5,099    8.4830   8.3750  06/15/2004   PBOB
23331AAA7    DR HORTON                           550,000      551,136      550,000      2,047    8.3271   8.3750  06/15/2004   PBOB
23331AAA7    DR HORTON                           920,000      935,071      920,000      3,424    7.9986   8.3750  06/15/2004   PBOB
23339@AA0    DVCC, INC.                       10,000,000   10,000,000    9,614,200     54,681    6.3500   6.3500  08/31/2008   PROB
23424*AA8    DAKOTA, MINN & EASTERN RR CORP    5,000,000    5,000,000    5,364,500      1,407   10.1300  10.1300  06/30/2007   PROB
23424*AB6    DAKOTA, MINN & EASTERN RR CORP    3,280,000    3,280,000    3,422,122     52,632    9.4700   9.4700  04/30/2006   PROB
23583*BT3    DANA CREDIT CORP PROM NT         12,000,000   12,000,000   12,297,240    198,647    7.1800   7.1800  04/08/2006   PROB
236294AA2    DANMALL FIN INC MTGE PASS THRU    5,500,000    5,500,762    5,471,620     28,417    6.1946   6.2000  10/22/2001   CMBS
237194AB1    DARDEN RESTAURANTS INC NTS       10,000,000    9,077,235    9,936,700    296,875    8.1340   7.1250  02/01/2016   PBOB
239753BN5    DAYTON HUDSON CORP NTS            3,000,000    2,998,262    3,235,560     72,500    7.2627   7.2500  09/01/2004   PBOB
239753BN5    DAYTON HUDSON CORP NTS            4,000,000    3,997,683    4,314,080     96,667    7.2627   7.2500  09/01/2004   PBOB
239753BP0    DAYTON HUDSON CORP DEB            5,700,000    5,687,212    6,405,261     40,375    8.5221   8.5000  12/01/2022   PBOB
239753BU9    DAYTON HUDSON CORP MTS            6,315,000    7,563,828    8,391,561     26,242    7.4844   9.3500  06/16/2020   PBOB
239753Q#6    DAYTON HUDSON CORP MTN            5,000,000    5,536,667    6,578,200     21,156    8.3110   9.5200  06/10/2015   PBOB
239753Y#7    DAYTON HUDSON CORP MTN            5,000,000    5,527,763    6,568,100     21,111    8.3111   9.5000  06/10/2015   PBOB
242361AA1    DEAN FOODS CO                     3,750,000    3,740,286    3,990,113     11,250    6.8002   6.7500  06/15/2005   PBOB
242361AA1    DEAN FOODS CO                     3,750,000    3,740,286    3,990,113     11,250    6.8002   6.7500  06/15/2005   PBOB
24422EFC8    DEERE & CO CAPITAL CORP MTN       9,000,000    9,012,483    9,675,720    219,950    8.2477   8.3000  01/21/2002   PBOB
247109AR2    DELMARVA PWR & LT CO 1ST MTGE     5,000,000    4,976,966    5,419,200    177,083    8.5461   8.5000  02/01/2022   PBOB
247109AR2    DELMARVA PWR & LT CO 1ST MTGE     2,000,000    1,990,786    2,167,680     70,833    8.5461   8.5000  02/01/2022   PBOB
247109AT8    DELMARVA PWR & LT CO 1ST MTGE    10,000,000    9,997,018   10,838,400    203,750    8.1533   8.1500  10/01/2015   PBOB
247361WG9    DELTA AIRLINES                   20,000,000   25,322,246   25,241,400    864,583    7.0642  10.3750  02/01/2011   PBOB
24820RAB4    DEN NORSKE STATS OLJESELSKAP      5,000,000    3,982,918    4,985,550      9,028    8.4716   6.5000  12/21/2023   PROB
24821*AC1    DEN NORSKE STATS OLJESELSKAP     50,000,000   50,000,000   53,699,500  1,989,944    8.3300   8.3300  01/09/2002   PROB
250847BN9    DETROIT ED CO GEN & REF MTGE     40,000,000   39,974,548   40,420,400    121,422    6.9000   6.8300  12/15/1999   PROB
251536AA6    DEUTSCHE BANK LUXEMBOURG         25,000,000   25,000,000   23,093,750     14,219    6.8250   6.8250  12/28/2007   PBOB
25247DAA9    DIAL CORP SR NTS                 19,000,000   18,923,634   19,401,090    336,194    6.5566   6.5000  09/15/2008   PBOB
252747AF7    DIAMOND SHAMROCK INC NTS          2,000,000    1,996,976    2,109,860     76,500    7.6633   7.6500  07/01/2026   PBOB
252747AF7    DIAMOND SHAMROCK INC NTS          4,000,000    3,993,951    4,219,720    153,000    7.6633   7.6500  07/01/2026   PBOB
254063AM2    DILLARD DEPT STORES INC DEB      21,750,000   23,665,443   26,276,828    826,953    8.0018   9.1250  08/01/2011   PBOB
254063AS9    DILLARD DEPT STORES INC NTS      10,000,000    9,941,314   10,278,600     57,292    6.9901   6.8750  06/01/2005   PBOB
254063AS9    DILLARD DEPT STORES INC NTS      11,000,000   11,144,144   11,306,460     63,021    6.6210   6.8750  06/01/2005   PBOB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP                Issuer                     Par         Book         Market    Accrued   Nominal   Nominal   Maturity    Asset
   Code                                          Value        Value        Value    Interest   Book Yld  Coupon      Date      Type
-----------------------------------------------------------------------------------------------------------------------------------
256605AB2    DOLE FOOD CO NTS                  8,000,000    7,977,704    8,086,480    71,556    7.0752   7.0000   05/15/2003   PBOB
25746RAE6    DOMINION RESOURCES CAPITAL TR    15,000,000   15,000,000   15,723,750    97,875    7.8300   7.8300   12/01/2027   PBOB
257561AT7    DOMTAR INC                        4,200,000    4,571,852    4,137,000   166,250    8.5196   9.5000   08/01/2016   PBOB
257561AT7    DOMTAR INC                          780,000      846,248      768,300    30,875    8.5571   9.5000   08/01/2016   PBOB
257651A#6    DONALDSON COMPANY, INC.           9,200,000    9,200,000    9,159,152   223,721    6.3900   6.3900   08/15/2010   PROB
257867AF8    DONNELLEY R R & SONS CO NTS       5,000,000    5,948,149    6,609,700    93,100    7.2862   8.8200   04/15/2031   PBOB
260003AA6    DOVER CORP NTS                   15,500,000   15,476,097   16,329,560   127,746    6.4782   6.4500   11/15/2005   PBOB
260003AA6    DOVER CORP NTS                    4,500,000    4,493,060    4,740,840    37,088    6.4782   6.4500   11/15/2005   PBOB
260003AA6    DOVER CORP NTS                   18,600,000   17,711,233   19,595,472   153,295    7.3481   6.4500   11/15/2005   PBOB
26054CBR3    DOW CAPITAL BV GTD MTN            9,485,000    9,910,588   11,153,127    68,292    8.2058   8.6400   06/01/2022   PBOB
261597AF5    DRESSER INDS INC NTS              7,300,000    7,105,930    7,393,294    38,021    8.2773   6.2500   06/01/2000   PBOB
261597AF5    DRESSER INDS INC NTS              8,000,000    8,000,000    8,102,240    41,667    6.2500   6.2500   06/01/2000   PBOB
266849AA6    DURIRON CO INC PROM NTS 144       9,717,200    9,717,200    9,940,113    90,953    7.0200   7.0200   02/11/2001   PROB
268766AF9    EOP OPERATING LP SR NTS          15,000,000   14,982,200   14,703,450   375,417    6.6489   6.6250   02/15/2005   PBOB
268766AF9    EOP OPERATING LP SR NTS           1,500,000    1,498,220    1,470,345    37,542    6.6489   6.6250   02/15/2005   PBOB
26882PAA0    ENTERPRISE RENT-A-CAR 144A       10,000,000   10,185,226   10,352,600   231,667    6.5219   6.9500   03/01/2004   PROB
26882PAB8    ERAC USA FINANCE CO NTS          23,085,000   23,279,931   23,461,978   577,766    6.4558   6.6250   02/15/2005   PBOB
26882PAC6    ENTERPRISE RENT-A-CAR             5,500,000    5,499,461    5,666,650   141,289    6.8015   6.8000   02/15/2008   PBOB
26884AAE3    EQUITY RESIDENTIAL PPTYS          5,000,000    4,921,191    4,673,050    75,208    7.2803   7.1250   10/15/2017   PBOB
26884AAF0    EQUITY RESIDENTAL PPTYS           7,000,000    6,990,134    6,946,940    59,481    6.6844   6.6500   11/15/2003   PBOB
277432AC4    EASTMAN CHEM CO DEB               4,000,000    3,984,306    4,224,800    13,556    7.6603   7.6250   06/15/2024   PBOB
278058AQ5    EATON CORP NTS                   10,000,000    9,925,594   10,430,600    54,167    6.5597   6.5000   06/01/2025   PBOB
280875AB1    EDISON BROTHERS  STORES SR NTS        1,900        1,249        1,224        88   19.2593  11.0000   09/26/2007   PBOB
280875AB1    EDISON BROTHERS  STORES SR NTS        7,596        5,002        4,893       350   19.2184  11.0000   09/26/2007   PBOB
283695BB9    EL PASO NATRL GAS CO DEB          5,000,000    5,017,018    5,252,200   178,681    7.6224   7.7500   01/15/2002   PBOB
283695BB9    EL PASO NATRL GAS CO DEB          8,000,000    8,038,139    8,403,520   285,889    7.5714   7.7500   01/15/2002   PBOB
284420A#3    ELCO INDS INC SR NTS              4,499,999    4,500,000    4,710,284    94,125   10.0400  10.0400   04/16/2001   PROB
28487#AB5    ELECTRIC ENERGY INC MTN           5,444,444    5,444,445    5,546,527    15,995    6.6100   6.6100   12/15/2005   PROB
28487#AB5    ELECTRIC ENERGY INC MTN          14,000,000   14,000,000   14,262,500    41,129    6.6100   6.6100   12/15/2005   PROB
29271@AA7    ENERGY NETWORK, INC (THE)        42,000,000   42,000,000   41,999,580   489,300    6.9900   6.9900   11/01/2009   PROB
29271@AB5    THE ENERGY NETWORK, INC.          5,200,000    5,200,000    5,136,040    76,743    6.9000   6.9000   10/14/2010   PROB
29274FAB0    ENERSIS SA NTS                    5,000,000    4,539,873    4,126,200    30,833    8.4027   7.4000   12/01/2016   PBOB
29274FAB0    ENERSIS SA NTS                   14,000,000   11,598,136   11,553,360    86,333    9.3977   7.4000   12/01/2016   PBOB
293567AT0    ENSERCH CORP NTS                  3,000,000    2,988,954    3,062,880    79,688    6.4611   6.3750   02/01/2004   PBOB
293567AT0    ENSERCH CORP NTS                  5,000,000    4,667,066    5,104,800   132,813    7.9947   6.3750   02/01/2004   PBOB
293567AV5    ENSERCH CORP NTS                  5,000,000    4,992,750    5,273,050    15,833    7.1534   7.1250   06/15/2005   PBOB
293779AA2    ENTERPRISE OIL                   15,000,000   14,961,487   15,041,400   295,917    6.7395   6.7000   09/15/2007   PBOB
294429AA3    EQUIFAX INC SR NTS                7,000,000    6,981,183    7,184,940    20,222    6.5706   6.5000   06/15/2003   PBOB
294429AC9    EQUIFAX INC DEB                  25,000,000   24,751,274   24,878,000   862,500    6.9800   6.9000   07/01/2028   PBOB
29444VAC8    EQUISTAR CHEMICALS LP NTS         5,000,000    4,692,399    4,660,750   122,778    7.6360   6.5000   02/15/2006   PBOB
29587#AE6    ERNST & YOUNG SR NTS SERIES B     9,500,000    9,500,000   10,261,710   305,457    7.4200   7.4200   07/25/2009   PROB
29744#AC0    ESTERLINE TECHNOLOGIES CORP.     15,000,000   15,000,000   14,777,550   124,117    6.7700   6.7700   11/15/2008   PROB
302154AD1    EXPORT-IMPORT BANK KOREA          2,000,000    1,668,450    1,711,400    48,167    9.6471   6.3750   02/15/2006   PBOB
30217VAC1    EXPRESS PIPELINE LP SUB NTS      10,791,360   10,791,360   10,116,900     2,215    7.3900   7.3900   12/31/2017   PROB
30239XAA5    FBG FIN LTD NTS 144A              6,000,000    6,058,020    6,174,120    51,750    6.5729   6.7500   11/15/2005   PROB
30247#AE6    FKI INDUSTRIES INC GTD SR NTS    10,000,000   10,000,000   10,256,700   169,250    6.7700   6.7700   04/01/2003   PROB
30247#AF3    FKI INDUSTRIES INC GTD SR NTS    10,000,000   10,000,000   10,466,100   174,500    6.9800   6.9800   04/01/2006   PROB
30247#AK2    FKI INDUSTRIES INC.              10,000,000   10,000,000   10,564,700   159,750    7.1000   7.1000   10/10/2007   PROB
30251TAA7    FIRST NATL BANK CHICAGO 93-A     17,300,000   18,618,631   20,450,330   644,560    7.3306   8.0800   01/05/2018   PBOB
30252#AA6    FBS LTD LEASE SR NTS             18,273,068   18,273,068   19,854,602    60,423    7.4400   7.4400   07/30/2012   PROB
30255*AA7    FINANCIERE NEOPOST S.A.           3,688,740    3,688,740    3,530,493    44,186    6.8450   6.8450   06/24/2006   PROB
302633A*3    FSI INT'L INC SER A SR NTS       15,000,000   15,000,000   14,494,950    35,750    7.1500   7.1500   12/19/2004   PROB
305915AA8    FALCONBRIDGE LTD DEB              5,000,000    5,000,000    5,166,400   122,917    7.3750   7.3750   09/01/2005   PBOB
305915AA8    FALCONBRIDGE LTD DEB              5,000,000    5,000,000    5,166,400   122,917    7.3750   7.3750   09/01/2005   PBOB
3128FJUX4    FHLMC 30 YR CONV GOLD   D76898      682,926      703,371      707,143     4,553    7.7379   8.0000   12/01/2026   MBS
3128FJUX4    FHLMC 30 YR CONV GOLD   D76898      682,926      703,371      707,143     4,553    7.7379   8.0000   12/01/2026   MBS
3128FRUS7    FHLMC 30 YR CONV GOLD   D82393      656,326      675,989      679,501     4,376    7.7396   8.0000   09/01/2027   MBS
3128FSAF5    FHLMC 30 YR CONV GOLD   D82706      402,328      413,564      413,139     2,515    7.2682   7.5000   10/01/2027   MBS
3128FTBJ4    FHLMC 30 YR CONV GOLD   D83641       43,929       45,156       45,109       275    7.2684   7.5000   11/01/2027   MBS
3128FTBJ4    FHLMC 30 YR CONV GOLD   D83641      762,787      784,089      783,283     4,767    7.2684   7.5000   11/01/2027   MBS
3128FTBJ4    FHLMC 30 YR CONV GOLD   D83641       45,322       46,588       46,540       283    7.2684   7.5000   11/01/2027   MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

---------------------------------------------------------------------------------------------------------------------------------
  CUSIP               Issuer                  Par     Book     Market     Accrued     Nominal      Nominal     Maturity    Asset
   Code                                      Value   Value     Value      Interest    Book Yld      Coupon       Date      Type
---------------------------------------------------------------------------------------------------------------------------------
3128FTNU6  FHLMC 30 YR CONV GOLD  D84003   499,991  513,954   513,426      3,125       7.2684       7.5000    11/01/2027   MBS
3128FTTL0  FHLMC 30 YR CONV GOLD  D84155   776,334  798,014   797,194      4,852       7.2684       7.5000    11/01/2027   MBS
3128FTXL5  FHLMC 30 YR CONV GOLD  D84283   439,343  451,613   451,148      2,746       7.2685       7.5000    12/01/2027   MBS
31280ARX3  FHLMC 15 YR CONV GOLD  E57702   243,594  238,858   248,997      1,421       7.2696       7.0000    04/01/2009   MBS
31280AT52  FHLMC 15 YR CONV GOLD  E57772   270,116  269,814   276,107      1,576       7.0154       7.0000    04/01/2009   MBS
31280AT52  FHLMC 15 YR CONV GOLD  E57772    80,137   80,048    81,914        467       7.0154       7.0000    04/01/2009   MBS
31280AT52  FHLMC 15 YR CONV GOLD  E57772   245,376  245,102   250,818      1,431       7.0154       7.0000    04/01/2009   MBS
31280AT52  FHLMC 15 YR CONV GOLD  E57772   357,139  356,739   365,060      2,083       7.0154       7.0000    04/01/2009   MBS
31280AVV2  FHLMC 15 YR CONV GOLD  E57828   208,994  208,760   213,629      1,219       7.0154       7.0000    04/01/2009   MBS
31280AVV2  FHLMC 15 YR CONV GOLD  E57828   304,917  304,576   311,680      1,779       7.0154       7.0000    04/01/2009   MBS
31280AWA7  FHLMC 15 YR CONV GOLD  E57841   162,217  162,036   165,815        946       7.0154       7.0000    04/01/2009   MBS
31280AWA7  FHLMC 15 YR CONV GOLD  E57841   105,885  105,767   108,234        618       7.0154       7.0000    04/01/2009   MBS
31280AWB5  FHLMC 15 YR CONV GOLD  E57842   263,215  262,920   269,053      1,535       7.0154       7.0000    04/01/2009   MBS
31280AZG1  FHLMC 15 YR CONV GOLD  E57943    29,516   29,574    30,235        172       6.9730       7.0000    04/01/2009   MBS
31280AZG1  FHLMC 15 YR CONV GOLD  E57943   467,345  467,367   478,734      2,726       6.9994       7.0000    04/01/2009   MBS
31280A2P7  FHLMC 15 YR CONV GOLD  E57982   291,305  290,980   298,404      1,699       7.0154       7.0000    04/01/2009   MBS
31280A2P7  FHLMC 15 YR CONV GOLD  E57982   241,907  241,636   247,802      1,411       7.0154       7.0000    04/01/2009   MBS
31280A3S0  FHLMC 15 YR CONV GOLD  E58009   307,332  306,988   314,149      1,793       7.0154       7.0000    04/01/2009   MBS
31280A3S0  FHLMC 15 YR CONV GOLD  E58009   228,290  228,035   233,353      1,332       7.0154       7.0000    04/01/2009   MBS
31280A3S0  FHLMC 15 YR CONV GOLD  E58009   138,834  138,679   141,913        810       7.0154       7.0000    04/01/2009   MBS
31280A3S0  FHLMC 15 YR CONV GOLD  E58009    51,009   50,952    52,140        298       7.0154       7.0000    04/01/2009   MBS
31280A6E8  FHLMC 15 YR CONV GOLD  E58069   236,541  236,277   241,787      1,380       7.0154       7.0000    04/01/2009   MBS
31280BBT7  FHLMC 15 YR CONV GOLD  E58150   194,947  194,729   199,698      1,137       7.0154       7.0000    04/01/2009   MBS
31280BCR0  FHLMC 15 YR CONV GOLD  E58180   314,434  314,083   321,408      1,834       7.0154       7.0000    04/01/2009   MBS
31280BFU0  FHLMC 15 YR CONV GOLD  E58279    60,738   60,671    62,085        354       7.0154       7.0000    04/01/2009   MBS
31280BFU0  FHLMC 15 YR CONV GOLD  E58279   174,545  174,350   178,416      1,018       7.0154       7.0000    04/01/2009   MBS
31280BGP0  FHLMC 15 YR CONV GOLD  E58306   565,602  565,628   579,386      3,299       6.9994       7.0000    04/01/2009   MBS
31280BGY1  FHLMC 15 YR CONV GOLD  E58315   264,756  264,460   270,628      1,544       7.0154       7.0000    04/01/2009   MBS
31280BGY1  FHLMC 15 YR CONV GOLD  E58315   268,444  268,144   274,398      1,566       7.0154       7.0000    04/01/2009   MBS
31280BHK0  FHLMC 15 YR CONV GOLD  E58334   107,860  108,126   110,252        629       6.9663       7.0000    04/01/2009   MBS
31280BHK0  FHLMC 15 YR CONV GOLD  E58334    63,452   63,382    64,859        370       7.0154       7.0000    04/01/2009   MBS
31280BHK0  FHLMC 15 YR CONV GOLD  E58334    42,391   42,344    43,331        247       7.0154       7.0000    04/01/2009   MBS
31280BMH1  FHLMC 15 YR CONV GOLD  E58460   341,817  341,832   350,147      1,994       6.9994       7.0000    05/01/2009   MBS
31280BMH1  FHLMC 15 YR CONV GOLD  E58460   393,617  393,635   403,209      2,296       6.9994       7.0000    05/01/2009   MBS
31280BMH1  FHLMC 15 YR CONV GOLD  E58460    23,773   23,774    24,352        139       6.9994       7.0000    05/01/2009   MBS
31280BVU2  FHLMC 15 YR CONV GOLD  E58727   154,817  151,801   158,251        903       7.2686       7.0000    05/01/2009   MBS
31280BZR5  FHLMC 15 YR CONV GOLD  E58852   450,170  449,944   457,215      2,438       6.5067       6.5000    05/01/2009   MBS
31280BZR5  FHLMC 15 YR CONV GOLD  E58852   612,971  612,664   622,564      3,320       6.5067       6.5000    05/01/2009   MBS
31280B2S9  FHLMC 15 YR CONV GOLD  E58885   207,796  195,673   211,048      1,126       7.3058       6.5000    05/01/2009   MBS
31280B2S9  FHLMC 15 YR CONV GOLD  E58885   179,716  169,231   182,529        973       7.3058       6.5000    05/01/2009   MBS
31280B2S9  FHLMC 15 YR CONV GOLD  E58885   143,872  143,800   146,124        779       6.5067       6.5000    05/01/2009   MBS
31280B2S9  FHLMC 15 YR CONV GOLD  E58885   322,998  322,836   328,053      1,750       6.5067       6.5000    05/01/2009   MBS
31280CBB4  FHLMC 15 YR CONV GOLD  E59034   254,901  249,925   261,113      1,487       7.2677       7.0000    06/01/2009   MBS
31280CCF4  FHLMC 15 YR CONV GOLD  E59070    72,261   68,036    73,502        391       7.3031       6.5000    06/01/2009   MBS
31280CCF4  FHLMC 15 YR CONV GOLD  E59070   513,605  483,576   522,429      2,782       7.3031       6.5000    06/01/2009   MBS
31280CCF4  FHLMC 15 YR CONV GOLD  E59070   128,008  120,524   130,207        693       7.3031       6.5000    06/01/2009   MBS
31280CCF4  FHLMC 15 YR CONV GOLD  E59070   149,561  149,486   152,130        810       6.5067       6.5000    06/01/2009   MBS
31280CDN6  FHLMC 15 YR CONV GOLD  E59109   150,650  147,710   153,991        879       7.2677       7.0000    06/01/2009   MBS
31280CK40  FHLMC 15 YR CONV GOLD  E59315   317,736  299,120   322,709      1,721       7.3004       6.5000    07/01/2009   MBS
31280CL64  FHLMC 15 YR CONV GOLD  E59349    36,310   34,183    36,878        197       7.3004       6.5000    07/01/2009   MBS
31280CL64  FHLMC 15 YR CONV GOLD  E59349   479,129  451,057   486,627      2,595       7.3004       6.5000    07/01/2009   MBS
31280CL64  FHLMC 15 YR CONV GOLD  E59349   445,318  419,226   452,287      2,412       7.3004       6.5000    07/01/2009   MBS
31280CL64  FHLMC 15 YR CONV GOLD  E59349    16,393   15,433    16,650         89       7.3004       6.5000    07/01/2009   MBS
31280CVM8  FHLMC 15 YR CONV GOLD  E59620    55,994   54,896    57,359        327       7.2650       7.0000    09/01/2009   MBS
31280EZT5  FHLMC 15 YR CONV GOLD  E60754   110,551  109,347   112,450        599       6.6358       6.5000    07/01/2010   MBS
31280EZT5  FHLMC 15 YR CONV GOLD  E60754   358,159  354,254   364,312      1,940       6.6358       6.5000    07/01/2010   MBS
31280EZT5  FHLMC 15 YR CONV GOLD  E60754   479,298  474,073   487,532      2,596       6.6358       6.5000    07/01/2010   MBS
31280EZT5  FHLMC 15 YR CONV GOLD  E60754   479,298  474,073   487,532      2,596       6.6358       6.5000    07/01/2010   MBS
31280EZT5  FHLMC 15 YR CONV GOLD  E60754   479,298  474,073   487,532      2,596       6.6358       6.5000    07/01/2010   MBS
31280EZT5  FHLMC 15 YR CONV GOLD  E60754    28,473   28,163    28,962        154       6.6358       6.5000    07/01/2010   MBS
31280EZT5  FHLMC 15 YR CONV GOLD  E60754    12,185   12,053    12,394         66       6.6358       6.5000    07/01/2010   MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

------------------------------------------------------------------------------------------------------------------------------------
  CUSIP              Issuer                       Par          Book         Market   Accrued    Nominal  Nominal    Maturity   Asset
   Code                                          Value        Value         Value   Interest   Book Yld  Coupon       Date     Type
------------------------------------------------------------------------------------------------------------------------------------
31280EZT5    FHLMC 15 YR CONV GOLD  E60754      128,162      126,766       130,364      694     6.6358   6.5000    07/01/2010   MBS
31280EZT5    FHLMC 15 YR CONV GOLD  E60754      231,067      228,549       235,037    1,252     6.6358   6.5000    07/01/2010   MBS
31280FGH9    FHLMC 15 YR CONV GOLD  E61100      592,502      585,982       601,941    3,209     6.6357   6.5000    09/01/2010   MBS
31280FGH9    FHLMC 15 YR CONV GOLD  E61100      544,612      538,619       553,288    2,950     6.6357   6.5000    09/01/2010   MBS
31280GR77    FHLMC 15 YR CONV GOLD  E62310      198,735      195,639       199,913      994     6.1851   6.0000    12/01/2010   MBS
31280GR77    FHLMC 15 YR CONV GOLD  E62310      215,838      212,475       217,118    1,079     6.1851   6.0000    12/01/2010   MBS
31280GR77    FHLMC 15 YR CONV GOLD  E62310      218,827      215,417       220,125    1,094     6.1851   6.0000    12/01/2010   MBS
31280GR77    FHLMC 15 YR CONV GOLD  E62310       52,140       51,328        52,449      261     6.1851   6.0000    12/01/2010   MBS
31280GWY2    FHLMC 15 YR CONV GOLD  E62463      266,006      261,857       267,583    1,330     6.1845   6.0000    01/01/2011   MBS
31280GZE3    FHLMC 15 YR CONV GOLD  E62541      238,482      234,762       239,896    1,192     6.1845   6.0000    01/01/2011   MBS
31280GZE3    FHLMC 15 YR CONV GOLD  E62541      219,751      216,323       221,054    1,099     6.1845   6.0000    01/01/2011   MBS
31280GZE3    FHLMC 15 YR CONV GOLD  E62541      215,799      212,433       217,079    1,079     6.1845   6.0000    01/01/2011   MBS
31280G3H1    FHLMC 15 YR CONV GOLD  E62600      233,232      229,589       234,615    1,166     6.1838   6.0000    02/01/2011   MBS
31280G3H1    FHLMC 15 YR CONV GOLD  E62600      223,112      219,627       224,435    1,116     6.1838   6.0000    02/01/2011   MBS
31280G3H1    FHLMC 15 YR CONV GOLD  E62600      231,341      227,728       232,713    1,157     6.1838   6.0000    02/01/2011   MBS
31280G4H0    FHLMC 15 YR CONV GOLD  E62624      210,175      206,896       211,421    1,051     6.1845   6.0000    01/01/2011   MBS
31280G4H0    FHLMC 15 YR CONV GOLD  E62624      228,242      224,682       229,595    1,141     6.1845   6.0000    01/01/2011   MBS
31280G4H0    FHLMC 15 YR CONV GOLD  E62624      213,916      210,579       215,185    1,070     6.1845   6.0000    01/01/2011   MBS
31283GGE1    FHLMC 30 YR CONV GOLD  G00197      593,433      609,961       609,563    3,709     7.2585   7.5000    02/01/2024   MBS
31283GGE1    FHLMC 30 YR CONV GOLD  G00197      718,631      738,647       738,163    4,491     7.2585   7.5000    02/01/2024   MBS
31283GGE1    FHLMC 30 YR CONV GOLD  G00197      277,151      284,871       284,684    1,732     7.2585   7.5000    02/01/2024   MBS
31283G5P8    FHLMC 30 YR CONV GOLD  G00854   25,000,092   25,718,427    25,671,844  156,251     7.2620   7.5000    12/01/2027   MBS
31283G6Z5    FHLMC 30 YR CONV GOLD  G00888      570,934      586,462       586,275    3,568     7.2750   7.5000    03/01/2028   MBS
31283JC66    FHLMC 15 YR CONV GOLD  G10093      199,642      195,862       203,635    1,165     7.2819   7.0000    04/01/2008   MBS
31283JFU0    FHLMC 15 YR CONV GOLD  G10179      131,835      129,282       134,759      769     7.2715   7.0000    02/01/2009   MBS
31283JFW6    FHLMC 15 YR CONV GOLD  G10181      555,729      520,598       564,426    3,010     7.3859   6.5000    03/01/2009   MBS
31283JFW6    FHLMC 15 YR CONV GOLD  G10181      339,827      318,345       345,145    1,841     7.3859   6.5000    03/01/2009   MBS
31283JFW6    FHLMC 15 YR CONV GOLD  G10181      346,046      324,171       351,462    1,874     7.3859   6.5000    03/01/2009   MBS
31283JFW6    FHLMC 15 YR CONV GOLD  G10181      313,543      293,722       318,450    1,698     7.3859   6.5000    03/01/2009   MBS
31283JHR5    FHLMC 15 YR CONV GOLD  G10240       23,754       23,290        24,281      139     7.2668   7.0000    07/01/2009   MBS
31283JJF9    FHLMC 15 YR CONV GOLD  G10262      510,922      480,987       518,918    2,768     7.3004   6.5000    07/01/2009   MBS
31283JJF9    FHLMC 15 YR CONV GOLD  G10262       89,076       83,857        90,470      483     7.3004   6.5000    07/01/2009   MBS
31283JJF9    FHLMC 15 YR CONV GOLD  G10262      306,055      288,124       310,845    1,658     7.3004   6.5000    07/01/2009   MBS
31283JJF9    FHLMC 15 YR CONV GOLD  G10262       17,801       16,759        18,080       96     7.3004   6.5000    07/01/2009   MBS
312911R85    FHLMC CMO SERS 1371 CLPF PAC     9,468,664    9,495,579     9,446,413   43,398     5.4760   5.5000    02/15/2018   CMO
3129113C2    FHLMC CMO SERS 1361 CLD PAC      7,000,000    6,932,128     7,011,200   35,000     6.1735   6.0000    11/15/2005   CMO
312915T35    FHLMC CMO SERS 1503 CLPG PAC    15,000,000   14,936,647    15,178,950   80,625     6.4878   6.4500    12/15/2018   CMO
312915T35    FHLMC CMO SERS 1503 CLPG PAC    18,802,287   18,752,487    19,026,598  101,062     6.4737   6.4500    12/15/2018   CMO
312916MC0    FHLMC CMO SERS 1530 CLF PAC     17,543,975   17,492,241    17,748,187   93,568     6.4260   6.4000    04/15/2019   CMO
31292GRS7    FHLMC 30 YR CONV GOLD  C00497      903,833      886,624       921,340    5,272     7.1575   7.0000    02/01/2027   MBS
31292GRS7    FHLMC 30 YR CONV GOLD  C00497      903,833      886,624       921,340    5,272     7.1575   7.0000    02/01/2027   MBS
31292GRS7    FHLMC 30 YR CONV GOLD  C00497      903,833      886,624       921,340    5,272     7.1575   7.0000    02/01/2027   MBS
31292GRS7    FHLMC 30 YR CONV GOLD  C00497      903,833      886,624       921,340    5,272     7.1575   7.0000    02/01/2027   MBS
31292GRS7    FHLMC 30 YR CONV GOLD  C00497      903,833      886,624       921,340    5,272     7.1575   7.0000    02/01/2027   MBS
31292GRS7    FHLMC 30 YR CONV GOLD  C00497      903,839      886,631       921,346    5,272     7.1575   7.0000    02/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      262,625      257,618       267,712    1,532     7.1575   7.0000    04/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      277,584      272,291       282,961    1,619     7.1575   7.0000    04/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      278,577      273,265       283,973    1,625     7.1575   7.0000    04/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      262,665      257,657       267,753    1,532     7.1575   7.0000    04/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      277,525      272,234       282,901    1,619     7.1575   7.0000    04/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      278,573      273,262       283,969    1,625     7.1575   7.0000    04/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      262,711      257,702       267,800    1,532     7.1575   7.0000    04/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      277,461      272,171       282,835    1,619     7.1575   7.0000    04/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      278,568      273,257       283,964    1,625     7.1575   7.0000    04/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      262,762      257,752       267,852    1,533     7.1575   7.0000    04/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      277,388      272,099       282,761    1,618     7.1575   7.0000    04/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      278,564      273,253       283,960    1,625     7.1575   7.0000    04/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      262,822      257,810       267,913    1,533     7.1575   7.0000    04/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      277,307      272,019       282,678    1,618     7.1575   7.0000    04/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      278,559      273,248       283,955    1,625     7.1575   7.0000    04/01/2027   MBS
31292GR99    FHLMC 30 YR CONV GOLD  C00512      262,890      257,877       267,982    1,534     7.1575   7.0000    04/01/2027   MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP            Issuer                    Par      Book      Market   Accrued      Nominal      Nominal    Maturity        Asset
   Code                                     Value     Value     Value    Interest    Book Yld      Coupon       Date           Type
-----------------------------------------------------------------------------------------------------------------------------------
31292GR99   FHLMC 30 YR CONV GOLD C00512   277,213   271,927   282,583    1,617       7.1575       7.0000    04/01/2027        MBS
31292GR99   FHLMC 30 YR CONV GOLD C00512   278,554   273,243   283,950    1,625       7.1575       7.0000    04/01/2027        MBS
31292GR99   FHLMC 30 YR CONV GOLD C00512   278,411   273,103   283,804    1,624       7.1575       7.0000    04/01/2027        MBS
31292GR99   FHLMC 30 YR CONV GOLD C00512   278,263   272,958   283,653    1,623       7.1575       7.0000    04/01/2027        MBS
31292GSK3   FHLMC 30 YR CONV GOLD C00522   189,673   186,057   193,347    1,106       7.1573       7.0000    05/01/2027        MBS
31292GSK3   FHLMC 30 YR CONV GOLD C00522   284,183   278,764   289,688    1,658       7.1573       7.0000    05/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   280,305   274,958   285,735    1,635       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   281,656   276,283   287,112    1,643       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   265,934   260,861   271,085    1,551       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   280,248   274,902   285,676    1,635       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   281,654   276,281   287,110    1,643       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   265,987   260,913   271,139    1,552       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   280,184   274,839   285,611    1,634       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   281,653   276,280   287,109    1,643       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   266,048   260,973   271,201    1,552       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   280,113   274,769   285,539    1,634       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   281,651   276,278   287,107    1,643       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   266,116   261,039   271,271    1,552       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   280,032   274,691   285,456    1,634       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   281,650   276,277   287,106    1,643       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   266,193   261,115   271,349    1,553       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   279,940   274,600   285,362    1,633       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   281,648   276,276   287,104    1,643       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   266,282   261,203   271,440    1,553       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   266,571   261,486   271,734    1,555       7.1568       7.0000    09/01/2027        MBS
31292GTJ5   FHLMC 30 YR CONV GOLD C00553   266,869   261,778   272,038    1,557       7.1568       7.0000    09/01/2027        MBS
31292GTN6   FHLMC 30 YR CONV GOLD C00557    54,253    55,064    55,304      316       6.8806       7.0000    10/01/2027        MBS
31292GTN6   FHLMC 30 YR CONV GOLD C00557   895,394   878,342   912,738    5,223       7.1564       7.0000    10/01/2027        MBS
31292GTN6   FHLMC 30 YR CONV GOLD C00557   895,394   878,342   912,738    5,223       7.1564       7.0000    10/01/2027        MBS
31292GTN6   FHLMC 30 YR CONV GOLD C00557   895,394   878,342   912,738    5,223       7.1564       7.0000    10/01/2027        MBS
31292GTN6   FHLMC 30 YR CONV GOLD C00557   895,394   878,342   912,738    5,223       7.1564       7.0000    10/01/2027        MBS
31292GTN6   FHLMC 30 YR CONV GOLD C00557   895,394   878,342   912,738    5,223       7.1564       7.0000    10/01/2027        MBS
31292GTN6   FHLMC 30 YR CONV GOLD C00557   895,394   878,342   912,738    5,223       7.1564       7.0000    10/01/2027        MBS
31292GTN6   FHLMC 30 YR CONV GOLD C00557   895,394   878,342   912,738    5,223       7.1564       7.0000    10/01/2027        MBS
31292GTN6   FHLMC 30 YR CONV GOLD C00557   895,394   878,342   912,738    5,223       7.1564       7.0000    10/01/2027        MBS
31292GTN6   FHLMC 30 YR CONV GOLD C00557   841,141   825,122   857,434    4,907       7.1564       7.0000    10/01/2027        MBS
31292GUW4   FHLMC 30 YR CONV GOLD C00597   107,603   110,609   110,494      673       7.2691       7.5000    03/01/2028        MBS
31292GUW4   FHLMC 30 YR CONV GOLD C00597   811,075   833,729   832,869    5,069       7.2691       7.5000    03/01/2028        MBS
31292GUW4   FHLMC 30 YR CONV GOLD C00597   811,075   833,729   832,869    5,069       7.2691       7.5000    03/01/2028        MBS
31292GUW4   FHLMC 30 YR CONV GOLD C00597   352,405   362,249   361,874    2,203       7.2691       7.5000    03/01/2028        MBS
31292GU46   FHLMC 30 YR CONV GOLD C00603   917,913   885,660   906,724    4,590       6.2625       6.0000    03/01/2028        MBS
31292GVD5   FHLMC 30 YR CONV GOLD C00612   404,046   415,333   414,903    2,525       7.2693       7.5000    04/01/2028        MBS
31292GVD5   FHLMC 30 YR CONV GOLD C00612   702,079   721,690   720,944    4,388       7.2693       7.5000    04/01/2028        MBS
31292GVQ6   FHLMC 30 YR CONV GOLD C00623   569,857   585,357   585,169    3,562       7.2755       7.5000    06/01/2028        MBS
31292GVQ6   FHLMC 30 YR CONV GOLD C00623    40,599    41,703    41,690      254       7.2755       7.5000    06/01/2028        MBS
31292UU94   FHLMC 30 YR CONV GOLD C10608   927,724   910,023   945,694    5,412       7.1557       7.0000    05/01/2028        MBS
31292UU94   FHLMC 30 YR CONV GOLD C10608   920,722   903,155   938,556    5,371       7.1557       7.0000    05/01/2028        MBS
31292UU94   FHLMC 30 YR CONV GOLD C10608   920,722   903,155   938,556    5,371       7.1557       7.0000    05/01/2028        MBS
31292UU94   FHLMC 30 YR CONV GOLD C10608   920,722   903,155   938,556    5,371       7.1557       7.0000    05/01/2028        MBS
31292UVW2   FHLMC 30 YR CONV GOLD C10629   915,884   898,409   933,625    5,343       7.1556       7.0000    06/01/2028        MBS
31292UVW2   FHLMC 30 YR CONV GOLD C10629   915,884   898,409   933,625    5,343       7.1556       7.0000    06/01/2028        MBS
31292UVW2   FHLMC 30 YR CONV GOLD C10629   915,884   898,409   933,625    5,343       7.1556       7.0000    06/01/2028        MBS
31292UVW2   FHLMC 30 YR CONV GOLD C10629   915,884   898,409   933,625    5,343       7.1556       7.0000    06/01/2028        MBS
31292UVW2   FHLMC 30 YR CONV GOLD C10629   915,884   898,409   933,625    5,343       7.1556       7.0000    06/01/2028        MBS
31292UVW2   FHLMC 30 YR CONV GOLD C10629   915,884   898,409   933,625    5,343       7.1556       7.0000    06/01/2028        MBS
31292UVW2   FHLMC 30 YR CONV GOLD C10629   915,884   898,409   933,625    5,343       7.1556       7.0000    06/01/2028        MBS
31292UVW2   FHLMC 30 YR CONV GOLD C10629   915,884   898,409   933,625    5,343       7.1556       7.0000    06/01/2028        MBS
31292V4W0   FHLMC 30 YR CONV GOLD C11737   969,725   946,195   957,904    4,849       6.1790       6.0000    07/01/2028        MBS
31292V4W0   FHLMC 30 YR CONV GOLD C11737   969,725   946,195   957,904    4,849       6.1790       6.0000    07/01/2028        MBS
31292WDV0   FHLMC 30 YR CONV GOLD C11916   983,913   960,039   971,919    4,920       6.1790       6.0000    07/01/2028        MBS
31292WG39   FHLMC 30 YR CONV GOLD C12018   985,019   961,118   973,012    4,925       6.1790       6.0000    07/01/2028        MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP                 Issuer                Par      Book     Market     Accrued      Nominal      Nominal    Maturity     Asset
   Code                                      Value     Value     Value     Interest    Book Yld      Coupon       Date       Type
-----------------------------------------------------------------------------------------------------------------------------------
31292WWZ0    FHLMC 30 YR CONV GOLD C12464   973,889   950,258   962,017     4,869       6.1790       6.0000    07/01/2028     MBS
31292XJ34    FHLMC 30 YR CONV GOLD C12982   985,798   961,878   973,781     4,929       6.1790       6.0000    07/01/2028     MBS
31292XJ34    FHLMC 30 YR CONV GOLD C12982   985,798   961,878   973,781     4,929       6.1790       6.0000    07/01/2028     MBS
31294JFP8    FHLMC 15 YR CONV GOLD E00174   133,484   133,245   136,154       779       7.0271       7.0000    12/01/2007     MBS
31294JFP8    FHLMC 15 YR CONV GOLD E00174   165,440   165,533   168,749       965       6.9916       7.0000    12/01/2007     MBS
31294JFP8    FHLMC 15 YR CONV GOLD E00174    49,632    49,660    50,625       290       6.9916       7.0000    12/01/2007     MBS
31294JF60    FHLMC 15 YR CONV GOLD E00189    41,903    41,883    42,494       227       6.5071       6.5000    02/01/2008     MBS
31294JG51    FHLMC 15 YR CONV GOLD E00220   377,038   369,865   384,579     2,199       7.2797       7.0000    06/01/2008     MBS
31294JG51    FHLMC 15 YR CONV GOLD E00220    99,846    97,947   101,843       582       7.2797       7.0000    06/01/2008     MBS
31294JG51    FHLMC 15 YR CONV GOLD E00220   372,221   365,139   379,665     2,171       7.2797       7.0000    06/01/2008     MBS
31294JG51    FHLMC 15 YR CONV GOLD E00220    80,579    79,046    82,191       470       7.2797       7.0000    06/01/2008     MBS
31294JG51    FHLMC 15 YR CONV GOLD E00220   391,488   384,040   399,318     2,284       7.2797       7.0000    06/01/2008     MBS
31294JG51    FHLMC 15 YR CONV GOLD E00220    85,396    83,771    87,104       498       7.2797       7.0000    06/01/2008     MBS
31294JG51    FHLMC 15 YR CONV GOLD E00220   386,671   379,315   394,404     2,256       7.2797       7.0000    06/01/2008     MBS
31294JG51    FHLMC 15 YR CONV GOLD E00220    90,213    88,497    92,017       526       7.2797       7.0000    06/01/2008     MBS
31294JG51    FHLMC 15 YR CONV GOLD E00220   381,854   374,590   389,491     2,227       7.2797       7.0000    06/01/2008     MBS
31294JG51    FHLMC 15 YR CONV GOLD E00220    95,029    93,222    96,930       554       7.2797       7.0000    06/01/2008     MBS
31294JJR0    FHLMC 15 YR CONV GOLD E00272   508,902   512,087   516,866     2,757       6.4151       6.5000    01/01/2009     MBS
31294JJR0    FHLMC 15 YR CONV GOLD E00272   393,163   370,426   399,316     2,130       7.3170       6.5000    01/01/2009     MBS
31294JJR0    FHLMC 15 YR CONV GOLD E00272    47,706    44,948    48,453       258       7.3170       6.5000    01/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,824   521,073   525,928     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   443,846   446,630   450,792     2,404       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    84,542    85,073    85,865       458       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   131,880   132,708   133,944       714       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   385,940   388,361   391,980     2,091       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   153,016   153,976   155,411       829       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   364,804   367,093   370,513     1,976       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    18,220    18,335    18,505        99       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   499,600   502,734   507,419     2,706       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    39,356    39,603    39,972       213       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   478,464   481,466   485,952     2,592       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    60,491    60,871    61,438       328       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   417,643   420,263   424,179     2,262       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   406,642   409,193   413,006     2,203       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   111,178   111,876   112,918       602       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   427,777   430,461   434,472     2,317       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    90,042    90,608    91,451       488       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   110,745   111,440   112,478       600       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   407,075   409,629   413,446     2,205       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    50,686    51,005    51,479       275       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279   517,820   521,069   525,924     2,805       6.4154       6.5000    02/01/2009     MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

---------------------------------------------------------------------------------------------------------------------------------
  CUSIP             Issuer                     Par      Book      Market     Accrued      Nominal    Nominal    Maturity    Asset
   Code                                       Value     Value      Value    Interest     Book Yld    Coupon       Date      Type
---------------------------------------------------------------------------------------------------------------------------------
31294JJY5    FHLMC 15 YR CONV GOLD E00279     76,126    76,604     77,317       412       6.4154     6.5000    02/01/2009    MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    441,694   444,465    448,607     2,393       6.4154     6.5000    02/01/2009    MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    517,820   521,069    525,924     2,805       6.4154     6.5000    02/01/2009    MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    517,820   521,069    525,924     2,805       6.4154     6.5000    02/01/2009    MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    100,177   100,806    101,745       543       6.4154     6.5000    02/01/2009    MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    392,508   394,971    398,651     2,126       6.4154     6.5000    02/01/2009    MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    140,601   141,483    142,801       762       6.4154     6.5000    02/01/2009    MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    289,432   272,656    293,962     1,568       7.3142     6.5000    02/01/2009    MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    114,781   108,128    116,577       622       7.3142     6.5000    02/01/2009    MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    159,646   150,393    162,144       865       7.3142     6.5000    02/01/2009    MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279     67,846    63,914     68,908       368       7.3142     6.5000    02/01/2009    MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    304,950   287,275    309,722     1,652       7.3142     6.5000    02/01/2009    MBS
31294JJY5    FHLMC 15 YR CONV GOLD E00279    182,818   172,222    185,679       990       7.3142     6.5000    02/01/2009    MBS
31294JJ33    FHLMC 15 YR CONV GOLD E00282     64,957    61,184     65,974       352       7.3113     6.5000    03/01/2009    MBS
31294JJ33    FHLMC 15 YR CONV GOLD E00282    486,686   458,414    494,303     2,636       7.3113     6.5000    03/01/2009    MBS
31294JJ33    FHLMC 15 YR CONV GOLD E00282    217,029   204,422    220,426     1,176       7.3113     6.5000    03/01/2009    MBS
31294JJ33    FHLMC 15 YR CONV GOLD E00282     63,498    59,810     64,492       344       7.3113     6.5000    03/01/2009    MBS
31294JJ33    FHLMC 15 YR CONV GOLD E00282    539,641   508,293    548,086     2,923       7.3113     6.5000    03/01/2009    MBS
31294JJ33    FHLMC 15 YR CONV GOLD E00282    539,641   508,293    548,086     2,923       7.3113     6.5000    03/01/2009    MBS
31294JJ33    FHLMC 15 YR CONV GOLD E00282    300,098   282,666    304,795     1,626       7.3113     6.5000    03/01/2009    MBS
31294JJ33    FHLMC 15 YR CONV GOLD E00282    358,226   337,417    363,832     1,940       7.3113     6.5000    03/01/2009    MBS
31294JJ33    FHLMC 15 YR CONV GOLD E00282    344,945   324,907    350,343     1,868       7.3113     6.5000    03/01/2009    MBS
31294JJ33    FHLMC 15 YR CONV GOLD E00282    285,171   268,606    289,634     1,545       7.3113     6.5000    03/01/2009    MBS
31294JJ33    FHLMC 15 YR CONV GOLD E00282     57,005    53,694     57,897       309       7.3113     6.5000    03/01/2009    MBS
31294JJ33    FHLMC 15 YR CONV GOLD E00282     25,838    24,337     26,242       140       7.3113     6.5000    03/01/2009    MBS
31294JJ33    FHLMC 15 YR CONV GOLD E00282    500,512   471,437    508,345     2,711       7.3113     6.5000    03/01/2009    MBS
31294JJ33    FHLMC 15 YR CONV GOLD E00282    446,209   420,289    453,192     2,417       7.3113     6.5000    03/01/2009    MBS
31294JJ33    FHLMC 15 YR CONV GOLD E00282    198,764   187,218    201,875     1,077       7.3113     6.5000    03/01/2009    MBS
31294JJ74    FHLMC 15 YR CONV GOLD E00286    452,655   443,890    462,695     2,640       7.2715     7.0000    02/01/2009    MBS
31294JJ74    FHLMC 15 YR CONV GOLD E00286    538,150   527,730    550,086     3,139       7.2715     7.0000    02/01/2009    MBS
31294JJ74    FHLMC 15 YR CONV GOLD E00286    538,150   527,730    550,086     3,139       7.2715     7.0000    02/01/2009    MBS
31294JJ74    FHLMC 15 YR CONV GOLD E00286    538,150   527,730    550,086     3,139       7.2715     7.0000    02/01/2009    MBS
31294JJ74    FHLMC 15 YR CONV GOLD E00286    538,150   527,730    550,086     3,139       7.2715     7.0000    02/01/2009    MBS
31294JJ74    FHLMC 15 YR CONV GOLD E00286    538,150   527,730    550,086     3,139       7.2715     7.0000    02/01/2009    MBS
31294JJ74    FHLMC 15 YR CONV GOLD E00286    538,150   527,730    550,086     3,139       7.2715     7.0000    02/01/2009    MBS
31294JJ82    FHLMC 15 YR CONV GOLD E00287    480,122   470,806    490,771     2,801       7.2705     7.0000    03/01/2009    MBS
31294JJ82    FHLMC 15 YR CONV GOLD E00287    259,732   254,692    265,493     1,515       7.2705     7.0000    03/01/2009    MBS
31294JJ82    FHLMC 15 YR CONV GOLD E00287    378,180   370,842    386,568     2,206       7.2705     7.0000    03/01/2009    MBS
31294JKD9    FHLMC 15 YR CONV GOLD E00292    421,758   397,204    428,359     2,285       7.3086     6.5000    04/01/2009    MBS
31294JKD9    FHLMC 15 YR CONV GOLD E00292    557,248   524,806    565,969     3,018       7.3086     6.5000    04/01/2009    MBS
31294JKD9    FHLMC 15 YR CONV GOLD E00292    557,248   524,806    565,969     3,018       7.3086     6.5000    04/01/2009    MBS
31294JKD9    FHLMC 15 YR CONV GOLD E00292    557,248   524,806    565,969     3,018       7.3086     6.5000    04/01/2009    MBS
31294JKE7    FHLMC 15 YR CONV GOLD E00293     68,791    68,794     70,317       401       6.9994     7.0000    04/01/2009    MBS
31294JKE7    FHLMC 15 YR CONV GOLD E00293    234,272   234,010    239,468     1,367       7.0154     7.0000    04/01/2009    MBS
31294JKE7    FHLMC 15 YR CONV GOLD E00293    245,141   244,867    250,578     1,430       7.0154     7.0000    04/01/2009    MBS
31294JKE7    FHLMC 15 YR CONV GOLD E00293    282,761   282,445    289,033     1,649       7.0154     7.0000    04/01/2009    MBS
31294JKE7    FHLMC 15 YR CONV GOLD E00293    287,988   287,666    294,376     1,680       7.0154     7.0000    04/01/2009    MBS
31294JKE7    FHLMC 15 YR CONV GOLD E00293    489,541   488,993    500,399     2,856       7.0154     7.0000    04/01/2009    MBS
31294JKE7    FHLMC 15 YR CONV GOLD E00293    522,675   522,090    534,268     3,049       7.0154     7.0000    04/01/2009    MBS
31294JKE7    FHLMC 15 YR CONV GOLD E00293    251,450   251,169    257,027     1,467       7.0154     7.0000    04/01/2009    MBS
31294JKE7    FHLMC 15 YR CONV GOLD E00293    522,675   522,090    534,268     3,049       7.0154     7.0000    04/01/2009    MBS
31294JKE7    FHLMC 15 YR CONV GOLD E00293    522,675   522,090    534,268     3,049       7.0154     7.0000    04/01/2009    MBS
31294JKE7    FHLMC 15 YR CONV GOLD E00293    131,565   131,419    134,483       767       7.0154     7.0000    04/01/2009    MBS
31294JKE7    FHLMC 15 YR CONV GOLD E00293     33,134    33,097     33,869       193       7.0154     7.0000    04/01/2009    MBS
31294JKE7    FHLMC 15 YR CONV GOLD E00293    234,687   234,424    239,892     1,369       7.0154     7.0000    04/01/2009    MBS
31294JKE7    FHLMC 15 YR CONV GOLD E00293    239,914   239,646    245,235     1,400       7.0154     7.0000    04/01/2009    MBS
31294JKZ0    FHLMC 15 YR CONV GOLD E00312    632,923   626,173    643,797     3,428       6.6421     6.5000    06/01/2009    MBS
31294JKZ0    FHLMC 15 YR CONV GOLD E00312    463,681   458,737    471,647     2,512       6.6421     6.5000    06/01/2009    MBS
31294JK23    FHLMC 15 YR CONV GOLD E00313     15,461    15,159     15,804        90       7.2677     7.0000    06/01/2009    MBS
31294JL89    FHLMC 15 YR CONV GOLD E00351    305,359   299,342    312,801     1,781       7.2632     7.0000    11/01/2009    MBS
31294JNE4    FHLMC 15 YR CONV GOLD E00389    571,862   565,628    581,687     3,098       6.6358     6.5000    07/01/2010    MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP               Issuer                     Par         Book          Market    Accrued   Nominal   Nominal  Maturity    Asset
   Code                                         Value        Value         Value     Interest  Book Yld   Coupon     Date     Type
-----------------------------------------------------------------------------------------------------------------------------------
31294JNE4  FHLMC 15 YR CONV GOLD   E00389      610,250      603,597       620,734      3,306    6.6358    6.5000  07/01/2010   MBS
31294JNE4  FHLMC 15 YR CONV GOLD   E00389      610,250      603,597       620,734      3,306    6.6358    6.5000  07/01/2010   MBS
31294JNE4  FHLMC 15 YR CONV GOLD   E00389      470,064      464,940       478,140      2,546    6.6358    6.5000  07/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390      508,272      502,723       516,369      2,753    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390      660,654      653,441       671,178      3,579    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390      660,654      653,441       671,178      3,579    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390      660,654      653,441       671,178      3,579    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390      120,224      118,912       122,139        651    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390       99,110       98,029       100,689        537    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390      373,004      368,932       378,946      2,020    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390      316,296      312,843       321,335      1,713    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390      548,649      542,659       557,389      2,972    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390      107,972      106,794       109,692        585    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390      115,872      114,607       117,718        628    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390      149,219      147,590       151,596        808    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390      162,916      161,137       165,511        882    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390      172,128      170,249       174,870        932    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390       94,380       93,350        95,883        511    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390       94,506       93,475        96,011        512    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390       96,203       95,154        97,736        521    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390       98,247       97,175        99,812        532    6.6353    6.5000  08/01/2010   MBS
31294JNF1  FHLMC 15 YR CONV GOLD   E00390      101,793      100,682       103,415        551    6.6353    6.5000  08/01/2010   MBS
31294JN46  FHLMC 15 YR CONV GOLD   E00411      242,335      238,559       243,772      1,212    6.1851    6.0000  12/01/2010   MBS
31294JN46  FHLMC 15 YR CONV GOLD   E00411      244,315      240,509       245,764      1,222    6.1851    6.0000  12/01/2010   MBS
31294JN46  FHLMC 15 YR CONV GOLD   E00411      228,583      225,022       229,938      1,143    6.1851    6.0000  12/01/2010   MBS
31294JN87  FHLMC 15 YR CONV GOLD   E00415      252,552      248,613       254,050      1,263    6.1845    6.0000  01/01/2011   MBS
31294JN87  FHLMC 15 YR CONV GOLD   E00415      250,395      246,489       251,880      1,252    6.1845    6.0000  01/01/2011   MBS
31294JN87  FHLMC 15 YR CONV GOLD   E00415      253,088      249,139       254,589      1,265    6.1845    6.0000  01/01/2011   MBS
31294JPV4  FHLMC 15 YR CONV GOLD   E00436      152,515      151,278       155,756        890    7.0985    7.0000  06/01/2011   MBS
312950TE8  FHLMC 15 YR CONV GOLD   B00549    3,106,065    3,044,501     3,154,830     22,001    8.9746    8.5000  04/01/2004   MBS
312950TF5  FHLMC 15 YR CONV GOLD   B00550    8,699,732    8,525,776     8,917,051     65,248    9.4422    9.0000  12/01/2004   MBS
3133TA6Q0  FHR 1963 BD                      15,420,000   15,616,378    15,667,337     89,950    6.8940    7.0000  08/15/2024   CMO
3133TBC24  FHR 1988 PH                      25,000,000   24,161,621    25,210,000    135,417    6.7683    6.5000  09/15/2026   CMO
3133TBFH8  FHR 1987 PR                      10,710,000   10,327,601    10,799,964     58,013    6.7862    6.5000  09/15/2026   CMO
3133TBFH8  FHR 1987 PR                       9,412,000    9,063,769     9,491,061     50,982    6.7969    6.5000  09/15/2026   CMO
3133TBJV3  FHR 1998 PJ                      29,547,000   29,084,592    29,795,195    160,046    6.6233    6.5000  10/15/2026   CMO
3133TBSB7  FHR 2006 G                       44,810,000   45,182,643    45,827,635    261,392    6.9314    7.0000  07/15/2025   CMO
3133TBSS0  FHR 1999 PE                      14,647,500   14,414,391    14,770,685     79,341    6.6261    6.5000  05/15/2026   CMO
3133TDNH5  FHR 2043 PJ                      77,779,000   77,684,566    78,396,565    421,303    6.5096    6.5000  08/15/2025   CMO
3133TDYT7  FHR 2056 CL PB                   45,000,000   45,123,673    45,544,950    234,375    6.2278    6.2500  09/15/2022   CMO
3133TEGP3  FHR 2067 CL PB                   16,391,000   16,505,743    16,748,324     88,785    6.4406    6.5000  02/15/2021   CMO
3133TEVJ0  FHR 2083 CL PB                   32,000,000   32,084,541    32,106,240    160,000    5.9788    6.0000  11/15/2021   CMO
3133TE3K8  FHR 2054 PB                      24,500,000   24,451,900    24,696,000    125,052    6.1416    6.1250  01/15/2020   CMO
3133T02Z6  FHLMC CMO SERS 1574 CL PF        22,264,000   21,715,443    22,498,217    111,320    6.2153    6.0000  01/15/2019   CMO
3133T02Z6  FHLMC CMO SERS 1574 CL PF         5,000,000    4,910,456     5,052,600     25,000    6.1558    6.0000  01/15/2019   CMO
3133T1W24  FHLMC CMO SERS 1608 CL G PAC      3,000,000    2,956,314     3,018,240     14,375    5.8717    5.7500  09/15/2019   CMO
3133T2V98  FHLMC CMO SERS 1638 CL D PAC     17,110,000   16,918,530    17,309,503     85,550    6.0917    6.0000  05/15/2021   CMO
3133T2XG0  FHLMC CMO SERS 1631 CL G PAC     18,000,000   17,857,789    18,212,580     90,000    6.0677    6.0000  05/15/2019   CMO
3133T4HR0  FHLMC CMO SERS G 28 CL PB        20,000,000   19,610,964    20,339,600    106,667    6.5701    6.4000  03/25/2020   CMO
3133T46R2  FHLMC CMO SERS G32 CL TH         17,582,000   16,297,875    18,081,153    102,562    7.6692    7.0000  09/25/2022   CMO
3133T5BL6  FHLMC CMO SERS 1714 CL H              4,000        3,778         4,090         23    7.2360    6.7500  05/15/2023   CMO
3133T8CW5  FHR 1902 CL E                    10,334,000   10,462,367    10,638,646     60,282    6.8734    7.0000  05/15/2015   CMO
3133T8MX2  FHLMC 1916 CL PB                 37,263,316   37,296,677    38,010,818    201,843    6.4896    6.5000  08/15/2011   CMO
3133T9LS2  FHR 1944 CL HC                   16,356,000   16,514,675    16,544,585     95,410    6.9195    7.0000  01/15/2025   CMO
3133T97H2  FHR 1929 EB                      15,952,000   16,390,655    16,466,452     99,700    7.2622    7.5000  04/17/2024   CMO
313309AJ5  FED EXPRESS CORP NTS             10,200,000   11,771,197    12,781,824     43,747    7.7828    9.6500  06/15/2012   PBOB
31335KAE6  FHLMC 15 YR CONV GOLD   E20005       84,949       84,997        86,648        496    6.9916    7.0000  12/01/2007   MBS
31335KA97  FHLMC 15 YR CONV GOLD   E20032      209,867      211,155       213,151      1,137    6.4130    6.5000  06/01/2008   MBS
31335KBD7  FHLMC 15 YR CONV GOLD   E20036      227,724      214,741       231,288      1,234    7.3349    6.5000  07/01/2008   MBS
31335KCL8  FHLMC 15 YR CONV GOLD   E20075      530,000      533,325       538,295      2,871    6.4154    6.5000  02/01/2009   MBS
31335KCL8  FHLMC 15 YR CONV GOLD   E20075      207,116      208,416       210,357      1,122    6.4154    6.5000  02/01/2009   MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

--------------------------------------------------------------------------------------------------------------------------------
  CUSIP              Issuer                     Par       Book       Market    Accrued    Nominal   Nominal    Maturity    Asset
   Code                                        Value      Value      Value     Interest  Book Yld   Coupon       Date      Type
--------------------------------------------------------------------------------------------------------------------------------
31335KCL8  FHLMC 15 YR  CONV GOLD  E20075     167,722    168,774    170,347       909     6.4154    6.5000    02/01/2009   MBS
31335KCL8  FHLMC 15 YR  CONV GOLD  E20075     487,639    459,374    495,271     2,641     7.3142    6.5000    02/01/2009   MBS
31335KCL8  FHLMC 15 YR  CONV GOLD  E20075      48,051     45,267     48,803       260     7.3142    6.5000    02/01/2009   MBS
31335KCX2  FHLMC 15 YR  CONV GOLD  E20086     355,167    348,276    363,045     2,072     7.2705    7.0000    03/01/2009   MBS
31335KCX2  FHLMC 15 YR  CONV GOLD  E20086      72,785     71,373     74,399       425     7.2705    7.0000    03/01/2009   MBS
31335KCZ7  FHLMC 15 YR  CONV GOLD  E20088      68,475     64,489     69,547       371     7.3086    6.5000    04/01/2009   MBS
31335KCZ7  FHLMC 15 YR  CONV GOLD  E20088     217,085    204,447    220,482     1,176     7.3086    6.5000    04/01/2009   MBS
31335KCZ7  FHLMC 15 YR  CONV GOLD  E20088     558,775    526,244    567,520     3,027     7.3086    6.5000    04/01/2009   MBS
31335KCZ7  FHLMC 15 YR  CONV GOLD  E20088     558,775    526,244    567,520     3,027     7.3086    6.5000    04/01/2009   MBS
31335KCZ7  FHLMC 15 YR  CONV GOLD  E20088     558,775    526,244    567,520     3,027     7.3086    6.5000    04/01/2009   MBS
31335KCZ7  FHLMC 15 YR  CONV GOLD  E20088     135,861    127,952    137,987       736     7.3086    6.5000    04/01/2009   MBS
31335KDA1  FHLMC 15 YR  CONV GOLD  E20097     497,546    497,569    508,582     2,902     6.9994    7.0000    04/01/2009   MBS
31335KDA1  FHLMC 15 YR  CONV GOLD  E20097     529,527    529,551    541,272     3,089     6.9994    7.0000    04/01/2009   MBS
31335KDA1  FHLMC 15 YR  CONV GOLD  E20097     281,144    280,830    287,380     1,640     7.0154    7.0000    04/01/2009   MBS
31335KDA1  FHLMC 15 YR  CONV GOLD  E20097     258,921    258,631    264,664     1,510     7.0154    7.0000    04/01/2009   MBS
31335KDA1  FHLMC 15 YR  CONV GOLD  E20097     275,849    275,540    281,967     1,609     7.0154    7.0000    04/01/2009   MBS
31335KDA1  FHLMC 15 YR  CONV GOLD  E20097     253,626    253,342    259,251     1,479     7.0154    7.0000    04/01/2009   MBS
31335KDC7  FHLMC 15 YR  CONV GOLD  E20099     305,444    287,624    310,224     1,654     7.3058    6.5000    05/01/2009   MBS
31335KDC7  FHLMC 15 YR  CONV GOLD  E20099     220,338    207,483    223,786     1,194     7.3058    6.5000    05/01/2009   MBS
31335KDC7  FHLMC 15 YR  CONV GOLD  E20099     170,989    161,013    173,665       926     7.3058    6.5000    05/01/2009   MBS
31335KDC7  FHLMC 15 YR  CONV GOLD  E20099      31,679     29,832     32,175       172     7.3058    6.5000    05/01/2009   MBS
31335KDC7  FHLMC 15 YR  CONV GOLD  E20099     580,431    580,139    589,515     3,144     6.5067    6.5000    05/01/2009   MBS
31335KDC7  FHLMC 15 YR  CONV GOLD  E20099     144,549    144,477    146,811       783     6.5067    6.5000    05/01/2009   MBS
31335KDC7  FHLMC 15 YR  CONV GOLD  E20099     103,249    103,197    104,865       559     6.5067    6.5000    05/01/2009   MBS
31335KDE3  FHLMC 15 YR  CONV GOLD  E20101     105,376    103,332    107,713       615     7.2705    7.0000    03/01/2009   MBS
31335KDE3  FHLMC 15 YR  CONV GOLD  E20101     289,170    283,559    295,584     1,687     7.2705    7.0000    03/01/2009   MBS
31335KDE3  FHLMC 15 YR  CONV GOLD  E20101     191,940    188,216    196,197     1,120     7.2705    7.0000    03/01/2009   MBS
31335KDE3  FHLMC 15 YR  CONV GOLD  E20101      93,016     91,211     95,079       543     7.2705    7.0000    03/01/2009   MBS
31335KDE3  FHLMC 15 YR  CONV GOLD  E20101     486,560    477,119    497,352     2,838     7.2705    7.0000    03/01/2009   MBS
31335KDF0  FHLMC 15 YR  CONV GOLD  E20102      15,377     14,478     15,618        83     7.3031    6.5000    06/01/2009   MBS
31335KDF0  FHLMC 15 YR  CONV GOLD  E20102     527,566    496,721    535,822     2,858     7.3031    6.5000    06/01/2009   MBS
31335KDF0  FHLMC 15 YR  CONV GOLD  E20102     587,890    587,594    597,090     3,184     6.5067    6.5000    06/01/2009   MBS
31335KDG8  FHLMC 15 YR  CONV GOLD  E20103     276,120    270,731    282,849     1,611     7.2677    7.0000    06/01/2009   MBS
31335KE51  FHLMC 15 YR  CONV GOLD  E20156     243,886    239,071    249,830     1,423     7.2624    7.0000    12/01/2009   MBS
31335KF76  FHLMC 15 YR  CONV GOLD  E20190      38,051     37,636     38,657       206     6.6353    6.5000    08/01/2010   MBS
31335KF76  FHLMC 15 YR  CONV GOLD  E20190     494,813    489,410    502,695     2,680     6.6353    6.5000    08/01/2010   MBS
31335KF76  FHLMC 15 YR  CONV GOLD  E20190     604,889    598,284    614,525     3,276     6.6353    6.5000    08/01/2010   MBS
31335KF76  FHLMC 15 YR  CONV GOLD  E20190     604,889    598,284    614,525     3,276     6.6353    6.5000    08/01/2010   MBS
31335KF76  FHLMC 15 YR  CONV GOLD  E20190     604,889    598,284    614,525     3,276     6.6353    6.5000    08/01/2010   MBS
31335KF76  FHLMC 15 YR  CONV GOLD  E20190     256,519    253,719    260,605     1,389     6.6353    6.5000    08/01/2010   MBS
31335KF76  FHLMC 15 YR  CONV GOLD  E20190     153,515    151,839    155,960       832     6.6353    6.5000    08/01/2010   MBS
31335KF76  FHLMC 15 YR  CONV GOLD  E20190     302,325    299,025    307,141     1,638     6.6353    6.5000    08/01/2010   MBS
31335KF76  FHLMC 15 YR  CONV GOLD  E20190     166,333    164,518    168,983       901     6.6353    6.5000    08/01/2010   MBS
31335KF76  FHLMC 15 YR  CONV GOLD  E20190     459,027    454,015    466,339     2,486     6.6353    6.5000    08/01/2010   MBS
31335KGM2  FHLMC 15 YR  CONV GOLD  E20204     666,266    658,961    676,880     3,609     6.6340    6.5000    11/01/2010   MBS
31335KGM2  FHLMC 15 YR  CONV GOLD  E20204     666,266    658,961    676,880     3,609     6.6340    6.5000    11/01/2010   MBS
31335KGM2  FHLMC 15 YR  CONV GOLD  E20204     666,266    658,961    676,880     3,609     6.6340    6.5000    11/01/2010   MBS
31335KGW0  FHLMC 15 YR  CONV GOLD  E20213     249,080    245,199    250,557     1,245     6.1851    6.0000    12/01/2010   MBS
31335KGW0  FHLMC 15 YR  CONV GOLD  E20213     231,585    227,977    232,958     1,158     6.1851    6.0000    12/01/2010   MBS
31335KGW0  FHLMC 15 YR  CONV GOLD  E20213     621,288    611,608    624,972     3,106     6.1851    6.0000    12/01/2010   MBS
31335KGW0  FHLMC 15 YR  CONV GOLD  E20213     238,270    234,557    239,683     1,191     6.1851    6.0000    12/01/2010   MBS
31335KG67  FHLMC 15 YR  CONV GOLD  E20221     241,695    237,925    243,128     1,208     6.1845    6.0000    01/01/2011   MBS
31335KG67  FHLMC 15 YR  CONV GOLD  E20221     239,105    235,375    240,523     1,196     6.1845    6.0000    01/01/2011   MBS
31335KG67  FHLMC 15 YR  CONV GOLD  E20221     101,397     99,815    101,998       507     6.1845    6.0000    01/01/2011   MBS
31335KHD1  FHLMC 15 YR  CONV GOLD  E20228     113,388    109,514    114,060       567     6.4050    6.0000    03/01/2011   MBS
31335KHD1  FHLMC 15 YR  CONV GOLD  E20228     605,870    585,167    609,463     3,029     6.4050    6.0000    03/01/2011   MBS
31335KHD1  FHLMC 15 YR  CONV GOLD  E20228     121,372    117,225    122,092       607     6.4050    6.0000    03/01/2011   MBS
31335KHD1  FHLMC 15 YR  CONV GOLD  E20228     597,886    577,456    601,431     2,989     6.4050    6.0000    03/01/2011   MBS
313549AH0  FEDERAL MOG UL CORP SRNT         1,200,000  1,196,782  1,294,344    22,293     8.8463    8.8000    04/15/2007   PBOB
313549AL1  FEDERAL MOG UL CORP SRNT         1,610,000  1,609,447  1,650,749    62,734     7.7561    7.7500    07/01/2006   PBOB
31356E3B8  FHLMC 30 YR  CONV GOLD  D52594     488,356    501,961    501,630     3,052     7.2593    7.5000    05/01/2024   MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP              Issuer                   Par      Book     Market     Accrued      Nominal      Nominal    Maturity     Asset
   Code                                      Value     Value    Value     Interest     Book Yld      Coupon       Date       Type
-----------------------------------------------------------------------------------------------------------------------------------
31356E3B8   FHLMC 30 YR CONV GOLD D52594    479,812   493,179   492,853     2,999       7.2593       7.5000    05/01/2024     MBS
31356GR76   FHLMC 30 YR CONV GOLD D54110     41,402    42,555    42,527       259       7.2596       7.5000    06/01/2024     MBS
31357DN76   FHLMC 15 YR CONV GOLD E40414    272,136   268,549   275,976     1,474       6.6995       6.5000    10/01/2007     MBS
31357EYQ0   FHLMC 15 YR CONV GOLD E41619     58,372    58,268    59,539       341       7.0271       7.0000    11/01/2007     MBS
31357FHR4   FHLMC 15 YR CONV GOLD E42040     22,789    22,749    23,245       133       7.0271       7.0000    11/01/2007     MBS
31357FSS0   FHLMC 15 YR CONV GOLD E42329    112,379   112,179   114,627       656       7.0271       7.0000    11/01/2007     MBS
31357F4M9   FHLMC 15 YR CONV GOLD E42628      9,449     9,455     9,638        55       6.9916       7.0000    12/01/2007     MBS
31357F6H8   FHLMC 15 YR CONV GOLD E42672    134,738   134,814   137,433       786       6.9916       7.0000    12/01/2007     MBS
31357F6H8   FHLMC 15 YR CONV GOLD E42672    361,883   362,085   369,121     2,111       6.9916       7.0000    12/01/2007     MBS
31357F6H8   FHLMC 15 YR CONV GOLD E42672    361,883   362,085   369,121     2,111       6.9916       7.0000    12/01/2007     MBS
31357GED6   FHLMC 15 YR CONV GOLD E42832    340,693   321,624   345,500     1,845       7.3577       6.5000    12/01/2007     MBS
31357GED6   FHLMC 15 YR CONV GOLD E42832     23,206    21,907    23,533       126       7.3577       6.5000    12/01/2007     MBS
31357GUY2   FHLMC 15 YR CONV GOLD E43299    346,218   346,412   353,142     2,020       6.9916       7.0000    12/01/2007     MBS
31357GUY2   FHLMC 15 YR CONV GOLD E43299    405,910   406,138   414,028     2,368       6.9916       7.0000    12/01/2007     MBS
31357GWF1   FHLMC 15 YR CONV GOLD E43346    194,068   194,177   197,949     1,132       6.9916       7.0000    12/01/2007     MBS
31357GWF1   FHLMC 15 YR CONV GOLD E43346     67,946    67,985    69,305       396       6.9916       7.0000    12/01/2007     MBS
31357GY69   FHLMC 15 YR CONV GOLD E43433     84,777    84,825    86,473       495       6.9916       7.0000    12/01/2007     MBS
31357HPW0   FHLMC 15 YR CONV GOLD E44037    260,441   260,161   265,650     1,519       7.0162       7.0000    01/01/2008     MBS
31357HPW0   FHLMC 15 YR CONV GOLD E44037    248,956   248,689   253,935     1,452       7.0162       7.0000    01/01/2008     MBS
31357JCK6   FHLMC 15 YR CONV GOLD E44574    365,359   364,966   372,666     2,131       7.0162       7.0000    01/01/2008     MBS
31357JCK6   FHLMC 15 YR CONV GOLD E44574    371,647   371,247   379,080     2,168       7.0162       7.0000    01/01/2008     MBS
31357JCK6   FHLMC 15 YR CONV GOLD E44574    276,074   275,778   281,595     1,610       7.0162       7.0000    01/01/2008     MBS
31357JCK6   FHLMC 15 YR CONV GOLD E44574    359,070   358,684   366,251     2,095       7.0162       7.0000    01/01/2008     MBS
31357JCK6   FHLMC 15 YR CONV GOLD E44574    269,786   269,496   275,182     1,574       7.0162       7.0000    01/01/2008     MBS
31357JCK6   FHLMC 15 YR CONV GOLD E44574    263,498   263,215   268,768     1,537       7.0162       7.0000    01/01/2008     MBS
31357L2V8   FHLMC 15 YR CONV GOLD E47088    225,449   212,660   228,977     1,221       7.3412       6.5000    05/01/2008     MBS
31357L2V8   FHLMC 15 YR CONV GOLD E47088     18,522    17,472    18,812       100       7.3412       6.5000    05/01/2008     MBS
31357L2V8   FHLMC 15 YR CONV GOLD E47088    634,124   627,538   644,048     3,435       6.6496       6.5000    05/01/2008     MBS
31357MS89   FHLMC 15 YR CONV GOLD E47743    367,882   367,702   373,073     1,993       6.5070       6.5000    06/01/2008     MBS
31357NFG3   FHLMC 15 YR CONV GOLD E48267    114,938   112,752   117,237       670       7.2797       7.0000    06/01/2008     MBS
31357NFG3   FHLMC 15 YR CONV GOLD E48267    403,474   395,798   411,543     2,354       7.2797       7.0000    06/01/2008     MBS
31357NGM9   FHLMC 15 YR CONV GOLD E48304     37,584    35,447    38,114       204       7.3380       6.5000    06/01/2008     MBS
31357NLS0   FHLMC 15 YR CONV GOLD E48437     21,107    19,904    21,437       114       7.3349       6.5000    07/01/2008     MBS
31357PGV4   FHLMC 15 YR CONV GOLD E49212    624,099   617,589   633,866     3,381       6.6484       6.5000    07/01/2008     MBS
31357SB76   FHLMC 15 YR CONV GOLD E50962    116,537   116,480   118,361       631       6.5069       6.5000    09/01/2008     MBS
31357TVS6   FHLMC 15 YR CONV GOLD E52425    458,933   458,706   466,115     2,486       6.5069       6.5000    11/01/2008     MBS
31357VSR7   FHLMC 15 YR CONV GOLD E54128    585,889   589,545   595,058     3,174       6.4148       6.5000    12/01/2008     MBS
31357WXU2   FHLMC 15 YR CONV GOLD E55191     38,333    37,592    39,183       224       7.2725       7.0000    01/01/2009     MBS
31357XVN8   FHLMC 15 YR CONV GOLD E56021    188,764   185,117   192,951     1,101       7.2725       7.0000    01/01/2009     MBS
31357XVN8   FHLMC 15 YR CONV GOLD E56021    280,789   275,364   287,017     1,638       7.2725       7.0000    01/01/2009     MBS
31357X4E8   FHLMC 15 YR CONV GOLD E56221    257,791   242,849   261,825     1,396       7.3142       6.5000    02/01/2009     MBS
31357X4E8   FHLMC 15 YR CONV GOLD E56221    580,752   547,090   589,841     3,146       7.3142       6.5000    02/01/2009     MBS
31357X4E8   FHLMC 15 YR CONV GOLD E56221    580,752   547,090   589,841     3,146       7.3142       6.5000    02/01/2009     MBS
31357X4E8   FHLMC 15 YR CONV GOLD E56221    580,752   547,090   589,841     3,146       7.3142       6.5000    02/01/2009     MBS
31357X4E8   FHLMC 15 YR CONV GOLD E56221    419,103   394,811   425,662     2,270       7.3142       6.5000    02/01/2009     MBS
31357X4E8   FHLMC 15 YR CONV GOLD E56221    219,860   207,116   223,301     1,191       7.3142       6.5000    02/01/2009     MBS
31357X4E8   FHLMC 15 YR CONV GOLD E56221     74,343    70,034    75,506       403       7.3142       6.5000    02/01/2009     MBS
31357X5C1   FHLMC 15 YR CONV GOLD E56243    514,967   509,528   523,026     2,789       6.6449       6.5000    01/01/2009     MBS
31357X5C1   FHLMC 15 YR CONV GOLD E56243    384,273   380,214   390,287     2,081       6.6449       6.5000    01/01/2009     MBS
31357YAH2   FHLMC 15 YR CONV GOLD E56308    497,762   468,911   505,552     2,696       7.3142       6.5000    02/01/2009     MBS
31357YAH2   FHLMC 15 YR CONV GOLD E56308    529,958   499,240   538,252     2,871       7.3142       6.5000    02/01/2009     MBS
31357YAH2   FHLMC 15 YR CONV GOLD E56308    275,126   259,179   279,432     1,490       7.3142       6.5000    02/01/2009     MBS
31357YAH2   FHLMC 15 YR CONV GOLD E56308     53,619    50,512    54,458       290       7.3142       6.5000    02/01/2009     MBS
31357YAM1   FHLMC 15 YR CONV GOLD E56312    495,892   490,644   503,653     2,686       6.6443       6.5000    02/01/2009     MBS
31357YBD0   FHLMC 15 YR CONV GOLD E56336    512,962   507,543   520,990     2,779       6.6449       6.5000    01/01/2009     MBS
31357YBD0   FHLMC 15 YR CONV GOLD E56336    603,498   597,123   612,943     3,269       6.6449       6.5000    01/01/2009     MBS
31357YBG3   FHLMC 15 YR CONV GOLD E56339    543,774   512,256   552,284     2,945       7.3142       6.5000    02/01/2009     MBS
31357YBG3   FHLMC 15 YR CONV GOLD E56339    473,366   445,929   480,774     2,564       7.3142       6.5000    02/01/2009     MBS
31357YBG3   FHLMC 15 YR CONV GOLD E56339     73,317    69,068    74,464       397       7.3142       6.5000    02/01/2009     MBS
31357YBV0   FHLMC 15 YR CONV GOLD E56352    374,004   352,326   379,857     2,026       7.3142       6.5000    02/01/2009     MBS
31357YBV0   FHLMC 15 YR CONV GOLD E56352    334,105   314,740   339,334     1,810       7.3142       6.5000    02/01/2009     MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP                Issuer                   Par         Book        Market   Accrued    Nominal    Nominal    Maturity    Asset
   Code                                        Value        Value       Value    Interest   Book Yld    Coupon       Date     Type
-----------------------------------------------------------------------------------------------------------------------------------
31357YBV0  FHLMC 15 YR CONV GOLD  E56352      145,205      136,789     147,477       787     7.3142     6.5000    02/01/2009   MBS
31357YDX4  FHLMC 15 YR CONV GOLD  E56418      442,055      444,821     448,973     2,394     6.4151     6.5000    01/01/2009   MBS
31357YDX4  FHLMC 15 YR CONV GOLD  E56418      442,055      444,821     448,973     2,394     6.4151     6.5000    01/01/2009   MBS
31357YDX4  FHLMC 15 YR CONV GOLD  E56418      442,055      444,821     448,973     2,394     6.4151     6.5000    01/01/2009   MBS
31357YD55  FHLMC 15 YR CONV GOLD  E56424       16,198       15,260      16,451        88     7.3142     6.5000    02/01/2009   MBS
31357YD55  FHLMC 15 YR CONV GOLD  E56424      408,611      384,927     415,006     2,213     7.3142     6.5000    02/01/2009   MBS
31357YD55  FHLMC 15 YR CONV GOLD  E56424       30,223       28,472      30,696       164     7.3142     6.5000    02/01/2009   MBS
31357YD55  FHLMC 15 YR CONV GOLD  E56424      429,032      404,164     435,746     2,324     7.3142     6.5000    02/01/2009   MBS
31357YD55  FHLMC 15 YR CONV GOLD  E56424       65,845       62,029      66,875       357     7.3142     6.5000    02/01/2009   MBS
31357YEE5  FHLMC 15 YR CONV GOLD  E56433      510,178      504,778     518,162     2,763     6.6443     6.5000    02/01/2009   MBS
31357YFB0  FHLMC 15 YR CONV GOLD  E56462      385,103      362,782     391,130     2,086     7.3142     6.5000    02/01/2009   MBS
31357YFB0  FHLMC 15 YR CONV GOLD  E56462      232,826      219,331     236,470     1,261     7.3142     6.5000    02/01/2009   MBS
31357YFM6  FHLMC 15 YR CONV GOLD  E56472      504,888      508,056     512,789     2,735     6.4154     6.5000    02/01/2009   MBS
31357YFM6  FHLMC 15 YR CONV GOLD  E56472      504,896      508,064     512,798     2,735     6.4154     6.5000    02/01/2009   MBS
31357YFT1  FHLMC 15 YR CONV GOLD  E56478      612,886      606,399     622,478     3,320     6.6443     6.5000    02/01/2009   MBS
31357YFT1  FHLMC 15 YR CONV GOLD  E56478      103,906      102,807     105,532       563     6.6443     6.5000    02/01/2009   MBS
31357YGY9  FHLMC 15 YR CONV GOLD  E56515      329,640      310,533     335,303     1,786     7.3142     6.5000    02/01/2009   MBS
31357YGY9  FHLMC 15 YR CONV GOLD  E56515      328,804      309,746     334,453     1,781     7.3142     6.5000    02/01/2009   MBS
31357YGY9  FHLMC 15 YR CONV GOLD  E56515      467,663      440,557     475,697     2,533     7.3142     6.5000    02/01/2009   MBS
31357YJV2  FHLMC 15 YR CONV GOLD  E56576      343,137      336,493     350,748     2,002     7.2715     7.0000    02/01/2009   MBS
31357YJV2  FHLMC 15 YR CONV GOLD  E56576      129,907      127,392     132,788       758     7.2715     7.0000    02/01/2009   MBS
31357YKT5  FHLMC 15 YR CONV GOLD  E56606       52,288       51,276      52,598       305     7.2715     7.0000    02/01/2009   MBS
31357YKT5  FHLMC 15 YR CONV GOLD  E56606      149,380      146,488     150,266       871     7.2715     7.0000    02/01/2009   MBS
31357YKT5  FHLMC 15 YR CONV GOLD  E56606      494,730      485,150     497,664     2,886     7.2715     7.0000    02/01/2009   MBS
31357YKT5  FHLMC 15 YR CONV GOLD  E56606      155,953      152,933     156,878       910     7.2715     7.0000    02/01/2009   MBS
31357YKT5  FHLMC 15 YR CONV GOLD  E56606      488,157      478,704     491,052     2,848     7.2715     7.0000    02/01/2009   MBS
31357YLH0  FHLMC 15 YR CONV GOLD  E56628       23,740       22,365      24,112       129     7.3142     6.5000    02/01/2009   MBS
31357YLH0  FHLMC 15 YR CONV GOLD  E56628      420,665      396,283     427,248     2,279     7.3142     6.5000    02/01/2009   MBS
31357YLH0  FHLMC 15 YR CONV GOLD  E56628      416,253      392,126     422,767     2,255     7.3142     6.5000    02/01/2009   MBS
31357YLH0  FHLMC 15 YR CONV GOLD  E56628      247,387      233,048     251,259     1,340     7.3142     6.5000    02/01/2009   MBS
31357YLH0  FHLMC 15 YR CONV GOLD  E56628       20,568       19,377      20,890       111     7.3142     6.5000    02/01/2009   MBS
31357YNT2  FHLMC 15 YR CONV GOLD  E56702       81,159       79,588      82,959       473     7.2715     7.0000    02/01/2009   MBS
31357YNT2  FHLMC 15 YR CONV GOLD  E56702      180,664      177,166     184,671     1,054     7.2715     7.0000    02/01/2009   MBS
31357YV30  FHLMC 15 YR CONV GOLD  E56934      448,456      451,270     455,474     2,429     6.4154     6.5000    02/01/2009   MBS
31357YV30  FHLMC 15 YR CONV GOLD  E56934       72,539       72,994      73,674       393     6.4154     6.5000    02/01/2009   MBS
31357YV30  FHLMC 15 YR CONV GOLD  E56934      458,071      460,945     465,240     2,481     6.4154     6.5000    02/01/2009   MBS
31357YV30  FHLMC 15 YR CONV GOLD  E56934      507,774      510,960     515,721     2,750     6.4154     6.5000    02/01/2009   MBS
31357YV30  FHLMC 15 YR CONV GOLD  E56934      507,774      510,960     515,721     2,750     6.4154     6.5000    02/01/2009   MBS
31357YV30  FHLMC 15 YR CONV GOLD  E56934      507,774      510,960     515,721     2,750     6.4154     6.5000    02/01/2009   MBS
31357YWT2  FHLMC 15 YR CONV GOLD  E56958      192,098      180,940     195,104     1,041     7.3113     6.5000    03/01/2009   MBS
31357YWT2  FHLMC 15 YR CONV GOLD  E56958      349,234      328,947     354,700     1,892     7.3113     6.5000    03/01/2009   MBS
31357YWT2  FHLMC 15 YR CONV GOLD  E56958      479,833      451,960     487,342     2,599     7.3113     6.5000    03/01/2009   MBS
31357YWT2  FHLMC 15 YR CONV GOLD  E56958      104,897       98,804     106,539       568     7.3113     6.5000    03/01/2009   MBS
31357YZK8  FHLMC 15 YR CONV GOLD  E57046      327,536      329,591     332,662     1,774     6.4154     6.5000    02/01/2009   MBS
31357YZK8  FHLMC 15 YR CONV GOLD  E57046      465,215      468,134     472,496     2,520     6.4154     6.5000    02/01/2009   MBS
31358JCY5  FNMA 91 CMO SERS 117 CLG         8,941,283    9,166,675   9,214,082    59,609     7.5684     8.0000    09/25/2006   CMO
31358KU48  FNMA CMO SERS G 45 CL Z         16,054,026   16,425,714  17,161,754   133,784     9.7469    10.0000    11/25/2021   CMO
31358MPL2  FNMA 92 CMO SERS G24 CLZ           179,877      132,998     180,676       974     9.2235     6.5000    04/25/2022   CMO
31358MPL2  FNMA 92 CMO SERS G24 CLZ           196,585      145,257     197,458     1,065     9.2299     6.5000    04/25/2022   CMO
31358MPL2  FNMA 92 CMO SERS G24 CLZ           195,526      144,522     196,394     1,059     9.2267     6.5000    04/25/2022   CMO
31358MPL2  FNMA 92 CMO SERS G24 CLZ           143,707      106,551     144,345       778     9.1961     6.5000    04/25/2022   CMO
31358MPL2  FNMA 92 CMO SERS G24 CLZ           144,485      107,129     145,127       783     9.1961     6.5000    04/25/2022   CMO
31358MPL2  FNMA 92 CMO SERS G24 CLZ           145,268      107,709     145,913       787     9.1961     6.5000    04/25/2022   CMO
31358MPL2  FNMA 92 CMO SERS G24 CLZ           146,055      108,292     146,703       791     9.1961     6.5000    04/25/2022   CMO
31358MPL2  FNMA 92 CMO SERS G24 CLZ           146,846      108,879     147,498       795     9.1961     6.5000    04/25/2022   CMO
31358MPL2  FNMA 92 CMO SERS G24 CLZ           150,054      111,257     150,720       813     9.1961     6.5000    04/25/2022   CMO
31358MPL2  FNMA 92 CMO SERS G24 CLZ           150,866      111,860     151,536       817     9.1961     6.5000    04/25/2022   CMO
31358MPL2  FNMA 92 CMO SERS G24 CLZ           151,684      112,466     152,357       822     9.1961     6.5000    04/25/2022   CMO
31358MPL2  FNMA 92 CMO SERS G24 CLZ           149,245      110,658     149,908       808     9.1961     6.5000    04/25/2022   CMO
31358MPL2  FNMA 92 CMO SERS G24 CLZ           147,641      109,469     148,297       800     9.1961     6.5000    04/25/2022   CMO
31358MPL2  FNMA 92 CMO SERS G24 CLZ           148,441      110,062     149,100       804     9.1961     6.5000    04/25/2022   CMO

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP             Issuer                    Par          Book         Market      Accrued   Nominal   Nominal   Maturity    Asset
   Code                                      Value        Value         Value      Interest  Book Yld   Coupon      Date      Type
-----------------------------------------------------------------------------------------------------------------------------------
31358MPL2   FNMA 92 CMO SERS G24 CL Z       152,505      113,075       153,182        826     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       153,331      113,070       154,012        831     9.2494    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       154,162      114,303       154,846        835     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       158,382      117,433       159,085        858     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       159,240      118,069       159,947        863     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       160,103      118,708       160,814        867     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       160,970      119,351       161,685        872     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       161,842      119,998       162,561        877     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       162,719      120,648       163,441        881     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       163,600      163,601       164,326        886     6.5000    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       164,486      164,487       165,216        891     6.5000    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       165,377      165,378       166,111        896     6.5000    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       166,273      166,274       167,011        901     6.5000    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       167,174      167,174       167,916        906     6.5000    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       168,079      168,080       168,825        910     6.5000    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       168,990      168,990       169,740        915     6.5000    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       169,905      125,976       170,659        920     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       170,825      125,960       171,583        925     9.2503    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       171,751      126,641       172,514        930     9.2503    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       172,681      128,034       173,448        935     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       154,997      114,922       155,685        840     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       155,836      115,545       156,528        844     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       156,680      116,171       157,376        849     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       157,529      116,164       158,228        853     9.2496    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       140,635      104,274       141,259        762     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       141,397      104,818       142,025        766     9.1981    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       142,162      105,406       142,793        770     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       142,933      105,977       143,568        774     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       174,557      129,355       175,332        946     9.2014    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       175,502      130,126       176,281        951     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       177,409      131,466       178,197        961     9.2015    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       176,453      130,795       177,236        956     9.1988    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       178,370      132,141       179,162        966     9.2043    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       179,336      132,819       180,132        971     9.2071    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       180,307      133,500       181,108        977     9.2099    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       181,284      134,185       182,089        982     9.2127    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       182,266      134,872       183,075        987     9.2156    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       183,253      136,035       184,067        993     9.1844    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       184,246      136,732       185,064        998     9.1873    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       185,244      137,432       186,066      1,003     9.1902    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       186,247      138,051       187,074      1,009     9.1990    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       187,256      138,757       188,087      1,014     9.2020    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       188,270      139,593       189,106      1,020     9.1961    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       191,346      141,830       192,196      1,036     9.1991    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       193,425      143,326       194,284      1,048     9.2021    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       194,473      144,147       195,336      1,053     9.1991    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       195,526      144,660       196,394      1,059     9.2172    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       196,585      145,398       197,458      1,065     9.2203    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       197,650      145,996       198,528      1,071     9.2331    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       198,721      146,737       199,603      1,076     9.2364    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       199,797      147,483       200,684      1,082     9.2397    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       200,879      148,231       201,771      1,088     9.2430    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       201,967      148,983       202,864      1,094     9.2464    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       203,061      149,738       203,963      1,100     9.2497    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       204,161      150,497       205,067      1,106     9.2532    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       205,267      151,259       206,178      1,112     9.2566    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       206,379      152,025       207,295      1,118     9.2601    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       207,497      152,793       208,418      1,124     9.2636    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z       173,616      128,693       174,387        940     9.1987    6.5000   04/25/2022    CMO
31358MPL2   FNMA 92 CMO SERS G24 CL Z    25,963,460   24,138,888    26,078,738    140,635     7.1184    6.5000   04/25/2022    CMO
31358PCB1   FNMA 92 CMO SERS G40 CL CZ       31,122       25,145        31,637        182     8.9601    7.0000   07/25/2022    CMO

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP              Issuer                 Par      Book    Market       Accrued    Nominal      Nominal    Maturity        Asset
   Code                                    Value    Value    Value       Interest    Book Yld      Coupon       Date         Type
-----------------------------------------------------------------------------------------------------------------------------------
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     34,252    27,661   34,819        200       8.9645       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     34,054    27,507   34,618        199       8.9623       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     24,444    19,787   24,849        143       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     24,587    19,903   24,994        143       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     24,730    20,019   25,139        144       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     24,875    20,136   25,287        145       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     25,020    20,253   25,434        146       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     25,609    20,730   26,033        149       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     25,758    20,851   26,184        150       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     25,908    20,972   26,337        151       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     25,460    20,610   25,881        149       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     25,166    20,371   25,582        147       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     25,312    20,490   25,731        148       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     26,059    21,095   26,490        152       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     26,211    21,096   26,645        153       8.9975       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     26,364    21,342   26,800        154       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     27,142    21,971   27,591        158       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     27,301    22,100   27,753        159       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     27,460    22,228   27,914        160       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     27,620    22,358   28,077        161       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     27,781    22,489   28,241        162       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     27,943    22,620   28,405        163       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     28,106    28,107   28,571        164       7.0000       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     28,270    28,271   28,738        165       7.0000       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     28,435    28,436   28,906        166       7.0000       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     28,601    28,601   29,074        167       7.0000       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     28,768    28,768   29,244        168       7.0000       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     28,936    28,936   29,415        169       7.0000       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     29,104    29,105   29,586        170       7.0000       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     29,274    23,697   29,758        171       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     29,445    23,697   29,932        172       8.9984       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     29,617    23,835   30,107        173       8.9985       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     29,790    24,114   30,283        174       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     26,518    21,466   26,957        155       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     26,673    21,591   27,114        156       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     26,828    21,717   27,272        157       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     26,985    21,718   27,432        157       8.9977       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     23,744    19,220   24,137        139       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     23,882    19,332   24,277        139       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     24,021    19,442   24,419        140       8.9428       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     24,162    19,559   24,562        141       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     24,302    19,673   24,704        142       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     30,138    24,387   30,637        176       8.9451       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     30,314    24,539   30,816        177       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     30,669    24,816   31,177        179       8.9451       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     30,491    24,677   30,996        178       8.9433       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     30,847    24,956   31,358        180       8.9470       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     31,027    25,097   31,540        181       8.9489       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     31,208    25,238   31,724        182       8.9508       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     31,390    25,381   31,910        183       8.9528       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     31,574    25,524   32,097        184       8.9547       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     31,758    25,728   32,284        185       8.9335       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     31,943    25,873   32,472        186       8.9354       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     32,129    26,019   32,661        187       8.9374       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     32,317    26,155   32,852        189       8.9434       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     32,505    26,302   33,043        190       8.9454       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     32,695    26,466   33,236        191       8.9414       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     33,270    26,926   33,821        194       8.9435       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     33,660    27,236   34,217        196       8.9455       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     33,856    27,400   34,416        198       8.9435       7.0000    07/25/2022        CMO
31358PCB1  FNMA 92 CMO SERS G40 CL CZ     34,054    27,525   34,618        199       8.9558       7.0000    07/25/2022        CMO

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP               Issuer                 Par         Book        Market     Accrued    Nominal    Nominal    Maturity     Asset
   Code                                     Value       Value        Value      Interest   Book Yld    Coupon       Date       Type
-----------------------------------------------------------------------------------------------------------------------------------
31358PCB1   FNMA 92 CMO SERS G40 CL CZ      34,252      27,680       34,819       200       8.9580     7.0000    07/25/2022    CMO
31358PCB1   FNMA 92 CMO SERS G40 CL CZ      34,452      27,816       35,022       201       8.9667     7.0000    07/25/2022    CMO
31358PCB1   FNMA 92 CMO SERS G40 CL CZ      34,653      27,972       35,227       202       8.9689     7.0000    07/25/2022    CMO
31358PCB1   FNMA 92 CMO SERS G40 CL CZ      34,855      28,129       35,432       203       8.9711     7.0000    07/25/2022    CMO
31358PCB1   FNMA 92 CMO SERS G40 CL CZ      35,058      28,287       35,638       205       8.9734     7.0000    07/25/2022    CMO
31358PCB1   FNMA 92 CMO SERS G40 CL CZ      35,263      28,445       35,847       206       8.9757     7.0000    07/25/2022    CMO
31358PCB1   FNMA 92 CMO SERS G40 CL CZ      35,469      28,604       36,056       207       8.9780     7.0000    07/25/2022    CMO
31358PCB1   FNMA 92 CMO SERS G40 CL CZ      35,676      28,764       36,266       208       8.9803     7.0000    07/25/2022    CMO
31358PCB1   FNMA 92 CMO SERS G40 CL CZ      35,884      28,925       36,478       209       8.9827     7.0000    07/25/2022    CMO
31358PCB1   FNMA 92 CMO SERS G40 CL CZ      36,093      29,086       36,690       211       8.9851     7.0000    07/25/2022    CMO
31358PCB1   FNMA 92 CMO SERS G40 CL CZ      36,304      29,249       36,905       212       8.9875     7.0000    07/25/2022    CMO
31358PCB1   FNMA 92 CMO SERS G40 CL CZ      29,963      24,250       30,459       175       8.9432     7.0000    07/25/2022    CMO
31358PCB1   FNMA 92 CMO SERS G40 CL CZ   4,070,409   3,875,776    4,137,774    23,744       7.4304     7.0000    07/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       42,271      34,034       43,650       264       9.5860     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       39,735      34,443       41,032       248       8.8455     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       90,893      76,051       93,859       568       9.1960     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       46,561      37,481       48,080       291       9.5881     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       43,767      37,933       45,195       274       8.8469     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       32,643      26,328       33,708       204       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       30,684      26,631       31,685       192       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       32,847      26,493       33,919       205       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       30,876      26,797       31,883       193       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       33,052      26,658       34,130       207       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       31,069      26,965       32,083       194       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       33,258      26,825       34,343       208       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       31,263      27,133       32,283       195       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       33,466      26,992       34,558       209       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       31,458      27,303       32,484       197       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       34,311      27,674       35,431       214       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       32,252      27,992       33,304       202       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       32,454      27,787       33,513       203       8.9669     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       34,525      27,846       35,652       216       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       34,741      28,021       35,875       217       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       32,657      27,958       33,723       204       8.9679     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       34,098      27,502       35,211       213       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       33,676      27,161       34,775       210       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       32,052      27,818       33,098       200       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       31,655      27,474       32,688       198       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       33,886      27,331       34,992       212       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       31,853      27,645       32,892       199       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       32,861      28,520       33,933       205       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       34,958      28,196       36,099       218       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       35,177      28,194       36,325       220       9.6327     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       33,066      28,693       34,145       207       8.8350     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       35,397      28,549       36,552       221       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       33,273      28,878       34,359       208       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       36,517      29,453       37,709       228       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       34,326      29,792       35,446       215       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       36,745      29,637       37,944       230       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       34,540      29,978       35,667       216       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       36,975      29,822       38,181       231       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       34,756      30,165       35,890       217       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       37,206      30,008       38,420       233       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       34,973      30,354       36,114       219       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       37,438      30,196       38,660       234       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       35,192      30,543       36,340       220       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       37,672      30,385       38,901       235       9.5682     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       35,412      30,734       36,567       221       8.8332     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       73,541      73,542       75,941       460       7.5000     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       38,145      38,145       39,390       238       7.5000     7.5000    08/25/2022    CMO
31358PPL5   FNMA 92 CMO SERS G52 CL Z       35,856      35,856       37,026       224       7.5000     7.5000    08/25/2022    CMO

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

---------------------------------------------------------------------------------------------------------------------------------
  CUSIP                Issuer               Par      Book    Market    Accrued      Nominal     Nominal    Maturity        Asset
   Code                                    Value     Value   Value     Interest    Book Yld     Coupon       Date          Type
---------------------------------------------------------------------------------------------------------------------------------
31358PPL5    FNMA 92 CMO SERS G52 CL Z    74,464    74,464   76,894      465       7.5000       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    74,929    74,929   77,374      468       7.5000       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    75,397    75,398   77,857      471       7.5000       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    75,868    75,869   78,344      474       7.5000       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    76,343    76,343   78,834      477       7.5000       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    76,820    64,320   79,327      480       9.1891       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    77,300    64,322   79,822      483       9.2513       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    77,783    64,723   80,321      486       9.2514       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    78,269    65,533   80,823      489       9.1891       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    35,618    28,728   36,780      223       9.5682       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    33,481    29,058   34,573      209       8.8332       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    35,840    28,907   37,009      224       9.5682       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    33,690    29,219   34,789      211       8.8401       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    36,064    29,088   37,241      225       9.5682       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    33,901    29,423   35,007      212       8.8332       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    36,290    29,089   37,474      227       9.6317       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    34,112    29,427   35,225      213       8.8931       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    31,250    25,204   32,270      195       9.5682       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    29,375    25,494   30,334      184       8.8332       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    31,445    25,362   32,471      197       9.5682       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    29,558    25,654   30,522      185       8.8332       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    29,743    25,814   30,714      186       8.8332       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    31,641    25,520   32,673      198       9.5682       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    31,839    25,680   32,878      199       9.5682       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    29,929    25,975   30,906      187       8.8332       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    30,116    26,135   31,099      188       8.8341       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    32,038    25,837   33,083      200       9.5694       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    30,304    26,301   31,293      189       8.8332       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    32,238    26,002   33,290      201       9.5682       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    30,493    26,466   31,488      191       8.8332       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    32,440    26,164   33,499      203       9.5682       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    38,400    33,319   39,653      240       8.8356       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    40,851    32,937   42,184      255       9.5716       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    41,106    33,154   42,447      257       9.5682       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    38,640    33,535   39,901      242       8.8332       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    41,621    33,558   42,979      260       9.5717       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    39,124    33,948   40,401      245       8.8357       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    41,363    33,355   42,713      259       9.5699       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    38,881    33,741   40,150      243       8.8344       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    41,881    33,762   43,248      262       9.5735       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    39,369    34,155   40,654      246       8.8369       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    42,143    33,967   43,518      263       9.5753       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    39,615    34,365   40,908      248       8.8381       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    42,407    34,173   43,791      265       9.5771       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    39,862    34,575   41,163      249       8.8394       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    42,672    34,381   44,064      267       9.5790       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    40,111    34,787   41,420      251       8.8406       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    42,938    34,589   44,339      268       9.5808       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    40,362    34,999   41,679      252       8.8419       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    43,207    34,874   44,617      270       9.5606       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    40,614    35,268   41,939      254       8.8280       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    43,477    35,086   44,896      272       9.5624       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    40,868    35,484   42,202      255       8.8293       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    43,749    35,299   45,177      273       9.5643       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    41,124    35,701   42,466      257       8.8306       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    44,022    35,499   45,458      275       9.5701       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    41,381    35,910   42,731      259       8.8345       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    44,297    35,714   45,742      277       9.5720       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    41,639    36,129   42,998      260       8.8359       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    44,574    35,951   46,028      279       9.5682       7.5000    08/25/2022        CMO
31358PPL5    FNMA 92 CMO SERS G52 CL Z    41,899    36,365   43,266      262       8.8332       7.5000    08/25/2022        CMO

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP               Issuer                 Par          Book        Market     Accrued     Nominal   Nominal    Maturity    Asset
   Code                                     Value        Value        Value      Interest   Book Yld   Coupon       Date      Type
-----------------------------------------------------------------------------------------------------------------------------------
31358PPL5  FNMA 92 CMO SERS G52 CL Z       45,415       36,622       46,897        284       9.5701    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       42,690       37,046       44,083        267       8.8346    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       45,984       37,074       47,484        287       9.5721    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       43,225       37,505       44,635        270       8.8359    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       46,272       37,313       47,782        289       9.5702    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       43,495       37,745       44,914        272       8.8346    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       46,561       37,503       48,080        291       9.5819    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       43,767       37,949       45,195        274       8.8427    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       46,852       37,730       48,381        293       9.5840    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       44,041       38,181       45,478        275       8.8440    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       47,145       37,935       48,683        295       9.5923    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       44,316       38,397       45,762        277       8.8498    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       47,440       38,165       48,988        297       9.5944    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       44,593       38,632       46,048        279       8.8512    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       47,736       38,395       49,294        298       9.5966    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       44,872       38,867       46,336        280       8.8527    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       48,034       38,627       49,601        300       9.5988    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       45,152       39,104       46,625        282       8.8542    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       48,335       38,860       49,912        302       9.6010    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       45,434       39,343       46,917        284       8.8557    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       48,637       39,094       50,224        304       9.6032    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       45,718       39,582       47,210        286       8.8572    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       48,941       39,330       50,538        306       9.6054    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       46,004       39,824       47,505        288       8.8587    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       49,247       39,567       50,854        308       9.6077    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       46,292       40,066       47,803        289       8.8603    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       49,554       39,806       51,171        310       9.6100    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       46,581       40,310       48,101        291       8.8618    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       49,864       40,046       51,491        312       9.6123    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       46,872       40,556       48,401        293       8.8634    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       40,597       32,738       41,922        254       9.5699    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z       38,161       33,116       39,406        239       8.8344    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z    5,000,000    4,694,501    5,163,150     31,250       8.0801    7.5000    08/25/2022    CMO
31358PPL5  FNMA 92 CMO SERS G52 CL Z    4,700,000    4,637,918    4,853,361     29,375       7.6207    7.5000    08/25/2022    CMO
31358PX36  FNMA 92 CMO SERS 151 CL H   15,400,000   14,479,338   15,437,730     77,000       6.9204    6.0000    08/25/2007    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       79,817       67,657       82,085        499       9.0644    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       88,466       74,965       90,980        553       9.0676    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       87,917       74,512       90,416        549       9.0660    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       61,636       52,320       63,388        385       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       62,021       52,647       63,784        388       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       62,409       52,976       64,183        390       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       62,799       53,307       64,584        393       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       63,192       53,640       64,988        395       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       64,786       54,994       66,627        405       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       65,191       55,337       67,044        407       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       65,599       55,683       67,463        410       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       64,384       54,652       66,214        402       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       63,587       53,975       65,394        397       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       63,984       54,313       65,802        400       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       66,009       56,031       67,885        413       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       66,421       56,038       68,309        415       9.1112    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       66,836       56,734       68,735        418       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       68,951       58,529       70,911        431       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       69,382       58,895       71,354        434       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       69,816       59,263       71,800        436       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       70,252       59,633       72,249        439       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       70,691       60,006       72,700        442       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       71,133       60,381       73,155        445       9.0505    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       71,578       71,578       73,612        447       7.5000    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       72,025       72,026       74,072        450       7.5000    7.5000    09/25/2022    CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z       72,475       72,476       74,535        453       7.5000    7.5000    09/25/2022    CMO

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

------------------------------------------------------------------------------------------------------------------------------------
  CUSIP                Issuer                     Par         Book        Market   Accrued    Nominal    Nominal   Maturity    Asset
   Code                                          Value        Value       Value    Interest  Book Yld    Coupon      Date       Type
------------------------------------------------------------------------------------------------------------------------------------
31358QTG0  FNMA 92 CMO SERS G52 CL Z            72,928       72,929       75,001       456    7.5000      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            73,384       73,384       75,470       459    7.5000      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            73,843       73,843       75,942       462    7.5000      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            74,304       74,305       76,416       464    7.5000      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            74,769       63,467       76,894       467    9.0505      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            75,236       63,469       77,374       470    9.1121      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            75,706       63,866       77,858       473    9.1121      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            76,179       64,664       78,344       476    9.0505      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            67,254       57,088       69,165       420    9.0505      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            67,674       57,445       69,597       423    9.0505      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            68,097       57,804       70,032       426    9.0505      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            68,523       57,810       70,470       428    9.1114      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            59,375       50,400       61,062       371    9.0505      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            59,746       50,715       61,444       373    9.0505      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            60,119       51,032       61,828       376    9.0505      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            60,495       51,346       62,214       378    9.0515      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            60,873       51,672       62,603       380    9.0505      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            61,253       51,995       62,994       383    9.0505      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            77,134       65,457       79,326       482    9.0532      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            77,617       65,884       79,823       485    9.0505      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            78,102       66,287       80,322       488    9.0519      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            78,590       66,692       80,824       491    9.0532      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            79,081       67,099       81,328       494    9.0546      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            79,575       67,509       81,837       497    9.0561      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            80,073       67,921       82,349       500    9.0575      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            80,573       68,336       82,863       504    9.0589      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            81,077       68,753       83,381       507    9.0604      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            81,583       69,293       83,902       510    9.0446      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            82,093       69,716       84,426       513    9.0460      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            82,606       70,141       84,954       516    9.0475      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            83,123       70,548       85,485       520    9.0520      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            83,642       70,978       86,019       523    9.0535      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            84,165       71,443       86,557       526    9.0505      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            85,753       72,780       88,190       536    9.0520      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            86,828       73,681       89,296       543    9.0536      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            87,371       74,153       89,854       546    9.0520      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            87,917       74,547       90,416       549    9.0612      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            88,466       75,001       90,980       553    9.0628      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            89,019       75,421       91,549       556    9.0692      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            89,576       75,880       92,122       560    9.0709      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            90,136       76,341       92,698       563    9.0726      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            90,699       76,805       93,277       567    9.0743      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            91,266       77,272       93,860       570    9.0760      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            91,836       77,742       94,446       574    9.0777      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            92,410       78,214       95,036       578    9.0794      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            92,988       78,689       95,631       581    9.0812      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            93,569       79,167       96,228       585    9.0829      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            94,154       79,647       96,830       588    9.0847      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z            76,655       65,060       78,834       479    9.0518      7.5000   09/25/2022   CMO
31358QTG0  FNMA 92 CMO SERS G52 CL Z         9,500,000    9,221,990    9,769,990    59,375    7.7704      7.5000   09/25/2022   CMO
31358THS1  FHR 93-12 CL EG                  14,190,000   14,718,477   14,701,550    88,688    6.9867      7.5000   02/25/2009   CMO
31359AKV0  FNMA 93 CMO SERS 78 CL E PAC     22,241,000   21,255,845   22,561,493   118,619    7.1599      6.4000   07/25/2006   CMO
31359APB9  FNMA 93 CMO SERS 58 CL PG PAC    25,000,000   24,855,465   25,304,250   130,208    6.3389      6.2500   05/25/2007   CMO
31359APB9  FNMA 93 CMO SERS 58 CL PG PAC     9,536,000    9,461,420    9,652,053    49,667    6.3705      6.2500   05/25/2007   CMO
31359EV24  FHR CMO SERS 1993-206 CL KA      63,000,000   62,892,579   64,682,100   341,250    6.5141      6.5000   12/25/2022   CMO
31359FR67  FNMA 93 CMO SERS G 36 CL G PAC   40,175,574   39,652,373   40,539,163   200,878    6.1121      6.0000   04/25/2019   CMO
31359FY93  FNMA 93 CMO SERS 252 CL HA       17,250,000   15,514,771   16,650,045    71,875    5.7799      5.0000   09/25/2022   CMO
31359GT71  FNMA 94 CMO SERS 51 CL PG PAC    15,000,000   14,723,124   15,245,400    79,375    6.5089      6.3500   09/25/2020   CMO
31359GU20  FNMA 94 CMO SERS 51 CL PH        50,000,000   49,910,688   51,265,000   270,833    6.5147      6.5000   01/25/2023   CMO
31359GU20  FNMA 94 CMO SERS 51 CL PH        13,760,000   14,010,979   14,108,128    74,533    6.3519      6.5000   01/25/2023   CMO
31359HGF5  FNMA 94 CMO SERS 36 CL G PAC     41,435,200   40,901,045   41,783,670   207,176    6.1087      6.0000   02/25/2020   CMO

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP                 Issuer                     Par         Book       Market    Accrued    Nominal   Nominal  Maturity    Asset
   Code                                          Value        Value       Value     Interest  Book Yld    Coupon     Date     Type
-----------------------------------------------------------------------------------------------------------------------------------
31359LJY2    FNMA CMO SERS G94-13 CL H        10,000,000   10,288,623  10,299,600    58,333     6.7420    7.0000  11/17/2019   CMO
31359L2H7    FNMA CMO SERS 96-7 CL J          10,000,000    9,774,210  10,095,300    54,167     6.6840    6.5000  09/25/2024   CMO
31359NQT1    FNMA SERS 1997-14 CL PH           5,000,000    4,842,073   5,039,400    27,083     6.7548    6.5000  12/18/2025   CMO
31359PS56    FNR CMO SERES 1997-42 CL PB      15,000,000   15,474,458  15,501,600    93,750     7.1298    7.5000  03/18/2012   CMO
31359PS56    FNR CMO SERES 1997-42 CL PB      10,000,000   10,287,000  10,334,400    62,500     7.1634    7.5000  03/18/2012   CMO
31359QLY8    FNMA SER 1997-58 CL PD           10,000,000    9,534,313  10,072,100    54,167     6.8754    6.5000  12/18/2026   CMO
31359QSL9    FNMA 1997-60 SER PE              22,000,000   21,215,321  22,172,920   119,167     6.7862    6.5000  08/18/2026   CMO
31359QXY5    FNMA CMO SERS 97-68 CL PC        11,500,000   11,508,330  11,623,510    62,292     6.4943    6.5000  11/18/2025   CMO
31359Q6K5    FNR 1997 CL 72 GA                47,960,000   48,375,005  48,930,231   279,767     6.9287    7.0000  08/18/2025   CMO
31359RG97    FNR 1998-78 CL PB                15,810,000   15,892,002  16,178,531    92,225     6.9574    7.0000  02/18/2026   CMO
31359R3T7    FNR 1998-16 CL G                 13,322,000   13,392,129  13,615,484    77,712     6.9568    7.0000  02/18/2026   CMO
31359TUD8    FNR 1998-35 CL BA                60,000,000   60,327,716  61,110,000   350,000     6.9561    7.0000  12/20/2027   CMO
31359TUF3    FNR 1998-35 VM                   19,983,000   20,364,161  20,511,550   116,568     6.8484    7.0000  12/20/2027   CMO
31359TUQ9    FNR 98-30 CL B                   10,000,000    9,878,152  10,026,400    54,167     6.5987    6.5000  08/20/2024   CMO
31359UFN0    FNR 1998-49 CL PB                50,730,643   50,870,636  51,076,119   264,222     6.2281    6.2500  09/20/2023   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      169,803      165,503     176,305     1,274     9.5694    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC       34,180       34,181      35,489       256     9.0000    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      151,372      151,373     157,168     1,135     9.0000    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      152,508      152,508     158,348     1,144     9.0000    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      153,652      153,652     159,535     1,152     9.0000    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      154,804      154,804     160,731     1,161     9.0000    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      155,965      155,966     161,937     1,170     9.0000    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      157,135      153,431     163,152     1,179     9.5293    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      158,313      153,704     164,375     1,187     9.6561    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      159,501      154,851     165,608     1,196     9.6569    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      160,697      156,910     166,850     1,205     9.5293    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      163,116      159,224     169,362     1,223     9.5361    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      164,340      160,467     170,633     1,233     9.5293    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      166,814      162,831     173,201     1,251     9.5364    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      165,572      161,645     171,912     1,242     9.5328    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      168,065      164,025     174,500     1,260     9.5400    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      169,326      165,228     175,809     1,270     9.5437    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      170,596      166,439     177,128     1,279     9.5475    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      171,875      167,658     178,456     1,289     9.5514    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      173,164      168,885     179,794     1,299     9.5554    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      174,463      170,472     181,143     1,308     9.5136    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      175,771      171,721     182,501     1,318     9.5174    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      177,090      172,916     183,871     1,328     9.5293    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      178,418      174,181     185,250     1,338     9.5334    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      179,756      175,455     186,639     1,348     9.5375    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      181,104      176,836     188,038     1,358     9.5293    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      185,210      180,810     192,302     1,389     9.5336    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      187,998      183,497     195,196     1,410     9.5379    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      189,408      184,908     196,660     1,421     9.5337    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      190,829      186,077     198,136     1,431     9.5597    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      192,260      187,432     199,622     1,442     9.5645    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC      161,902      158,063     168,101     1,214     9.5327    9.0000  10/25/2004   CMO
313602T53    FNMA 89 CMO SERS 61 SL Z Z PAC   12,267,643   12,263,797  12,737,371    92,007     9.0070    9.0000  10/25/2004   CMO
313615GV2    FNMA 15 YR CONVTL       50612       434,762      432,506     442,309     2,536     7.0826    7.0000  05/01/2007   MBS
313615GV2    FNMA 15 YR CONVTL       50612       436,036      433,773     443,606     2,544     7.0826    7.0000  05/01/2007   MBS
313615JL1    FNMA 15 YR CONVTL       50667       379,327      379,115     386,709     2,213     7.0084    7.0000  12/01/2007   MBS
313615JL1    FNMA 15 YR CONVTL       50667       379,327      379,115     386,709     2,213     7.0084    7.0000  12/01/2007   MBS
313615JL1    FNMA 15 YR CONVTL       50667       379,327      379,115     386,709     2,213     7.0084    7.0000  12/01/2007   MBS
313615JL1    FNMA 15 YR CONVTL       50667       379,327      379,115     386,709     2,213     7.0084    7.0000  12/01/2007   MBS
313615JL1    FNMA 15 YR CONVTL       50667       379,327      379,115     386,709     2,213     7.0084    7.0000  12/01/2007   MBS
313615JL1    FNMA 15 YR CONVTL       50667       379,327      379,115     386,709     2,213     7.0084    7.0000  12/01/2007   MBS
313615JL1    FNMA 15 YR CONVTL       50667       379,327      379,115     386,709     2,213     7.0084    7.0000  12/01/2007   MBS
313615JL1    FNMA 15 YR CONVTL       50667       379,327      379,115     386,709     2,213     7.0084    7.0000  12/01/2007   MBS
313615JL1    FNMA 15 YR CONVTL       50667       379,327      379,115     386,709     2,213     7.0084    7.0000  12/01/2007   MBS
313615JL1    FNMA 15 YR CONVTL       50667       379,327      379,115     386,709     2,213     7.0084    7.0000  12/01/2007   MBS
313615K62    FNMA 15 YR CONVTL       50717       357,334      356,051     364,288     2,084     7.0530    7.0000  04/01/2008   MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
  CUSIP               Issuer                Par          Book       Market   Accrued      Nominal   Nominal    Maturity     Asset
   Code                                    Value        Value       Value    Interest    Book Yld   Coupon       Date       Type
----------------------------------------------------------------------------------------------------------------------------------
313615K62   FNMA 15 YR CONVTL 50717       301,333      300,251     307,197    1,758       7.0530    7.0000    04/01/2008     MBS
313615K62   FNMA 15 YR CONVTL 50717       238,059      237,204     242,692    1,389       7.0530    7.0000    04/01/2008     MBS
313615K62   FNMA 15 YR CONVTL 50717        94,580       94,241      96,421      552       7.0530    7.0000    04/01/2008     MBS
313615K62   FNMA 15 YR CONVTL 50717       132,488      132,013     135,066      773       7.0530    7.0000    04/01/2008     MBS
313615K62   FNMA 15 YR CONVTL 50717       222,287      221,489     226,613    1,297       7.0530    7.0000    04/01/2008     MBS
313615L79   FNMA 15 YR CONVTL 50750       104,680      100,419     106,199      567       7.0939    6.5000    06/01/2008     MBS
313615NJ1   FNMA 15 YR CONVTL 50793       122,198      117,171     123,971      662       7.0891    6.5000    09/01/2008     MBS
313615TJ5   FNMA 15 YR CONVTL 50953       466,241      464,529     476,293    2,720       7.0516    7.0000    12/01/2008     MBS
313615TJ5   FNMA 15 YR CONVTL 50953       466,241      464,529     476,293    2,720       7.0516    7.0000    12/01/2008     MBS
313615TJ5   FNMA 15 YR CONVTL 50953       466,241      464,529     476,293    2,720       7.0516    7.0000    12/01/2008     MBS
313615TJ5   FNMA 15 YR CONVTL 50953       466,241      464,529     476,293    2,720       7.0516    7.0000    12/01/2008     MBS
313615TJ5   FNMA 15 YR CONVTL 50953       106,153      105,764     108,442      619       7.0516    7.0000    12/01/2008     MBS
313615TJ5   FNMA 15 YR CONVTL 50953       561,663      559,388     573,772    3,276       7.0569    7.0000    12/01/2008     MBS
313615TJ5   FNMA 15 YR CONVTL 50953       321,920      320,617     328,861    1,878       7.0569    7.0000    12/01/2008     MBS
313615TJ5   FNMA 15 YR CONVTL 50953        33,444       33,309      34,165      195       7.0569    7.0000    12/01/2008     MBS
31365C4E4   FNMA 15 YR CONVTL 124221      166,688      165,832     169,582      972       7.0837    7.0000    02/01/2007     MBS
31365DBN4   FNMA 15 YR CONVTL 124345      171,892      170,773     174,876    1,003       7.1038    7.0000    05/01/2007     MBS
31365DJJ5   FNMA 15 YR CONVTL 124565       69,199       66,437      70,106      375       7.1097    6.5000    11/01/2007     MBS
31366TMG1   FNMA 15 YR CONVTL 157959      393,250      391,216     400,077    2,294       7.0830    7.0000    04/01/2007     MBS
31366UAH9   FNMA 15 YR CONVTL 158508       84,380       83,944      85,845      492       7.0830    7.0000    04/01/2007     MBS
31366U3M6   FNMA 15 YR CONVTL 159304       95,344       94,851      96,999      556       7.0830    7.0000    04/01/2007     MBS
31367AJ26   FNMA 15 YR CONVTL 163281       11,033       10,976      11,248       64       7.0830    7.0000    04/01/2007     MBS
31367CK87   FNMA 15 YR CONVTL 165119      129,510      128,840     131,758      755       7.0830    7.0000    04/01/2007     MBS
31367H2R4   FNMA 15 YR CONVTL 170084       15,199       14,591      15,398       82       7.1073    6.5000    12/01/2007     MBS
31367KPK7   FNMA 15 YR CONVTL 171526      198,270      197,235     202,128    1,157       7.0820    7.0000    07/01/2007     MBS
31367NAG6   FNMA 15 YR CONVTL 173807      144,056      143,302     146,859      840       7.0817    7.0000    08/01/2007     MBS
31367N5Y3   FNMA 15 YR CONVTL 174663      266,106      264,712     271,284    1,552       7.0817    7.0000    08/01/2007     MBS
31367PHX7   FNMA 15 YR CONVTL 174946      153,745      152,937     156,737      897       7.0813    7.0000    09/01/2007     MBS
31367RN57   FNMA 15 YR CONVTL 176912      217,774      216,633     222,012    1,270       7.0817    7.0000    08/01/2007     MBS
31367VCN1   FNMA 15 YR CONVTL 180177        5,704        5,675       5,815       33       7.0815    7.0000    10/01/2007     MBS
31367WU66   FNMA 15 YR CONVTL 181605      249,440      248,125     253,770    1,455       7.0810    7.0000    10/01/2007     MBS
31367XJQ3   FNMA 15 YR CONVTL 182171      197,550      196,505     200,979    1,152       7.0807    7.0000    11/01/2007     MBS
31367XM71   FNMA 15 YR CONVTL 182282      120,211      119,574     122,550      701       7.0804    7.0000    12/01/2007     MBS
31367XT66   FNMA 15 YR CONVTL 182473      131,626      130,932     133,911      768       7.0810    7.0000    10/01/2007     MBS
31368ABQ0   FNMA 15 YR CONVTL 183747       29,278       29,124      29,786      171       7.0807    7.0000    11/01/2007     MBS
31368AD47   FNMA 15 YR CONVTL 183823      262,559      261,175     267,668    1,532       7.0810    7.0000    10/01/2007     MBS
31368AU89   FNMA 15 YR CONVTL 184307      436,231      437,586     444,720    2,545       6.9529    7.0000    11/01/2007     MBS
31368AU89   FNMA 15 YR CONVTL 184307      436,231      437,586     444,720    2,545       6.9529    7.0000    11/01/2007     MBS
31368AU89   FNMA 15 YR CONVTL 184307      436,231      437,586     444,720    2,545       6.9529    7.0000    11/01/2007     MBS
31368AU89   FNMA 15 YR CONVTL 184307      436,231      437,586     444,720    2,545       6.9529    7.0000    11/01/2007     MBS
31368AU89   FNMA 15 YR CONVTL 184307      436,231      437,586     444,720    2,545       6.9529    7.0000    11/01/2007     MBS
31368AU89   FNMA 15 YR CONVTL 184307      436,231      437,586     444,720    2,545       6.9529    7.0000    11/01/2007     MBS
31368AWT1   FNMA 15 YR CONVTL 184358      183,220      182,314     186,785    1,069       7.0759    7.0000    10/01/2007     MBS
31368AWT1   FNMA 15 YR CONVTL 184358      124,142      123,528     126,558      724       7.0759    7.0000    10/01/2007     MBS
31368AWT1   FNMA 15 YR CONVTL 184358      145,062      144,345     147,885      846       7.0759    7.0000    10/01/2007     MBS
31368AWT1   FNMA 15 YR CONVTL 184358      115,437      114,867     117,683      673       7.0759    7.0000    10/01/2007     MBS
31368AWT1   FNMA 15 YR CONVTL 184358      187,444      186,518     191,092    1,093       7.0759    7.0000    10/01/2007     MBS
31368AWT1   FNMA 15 YR CONVTL 184358       68,791       68,451      70,130      401       7.0759    7.0000    10/01/2007     MBS
31368AZS0   FNMA 15 YR CONVTL 184453      318,024      316,347     324,213    1,855       7.0810    7.0000    10/01/2007     MBS
31368BFK7   FNMA 15 YR CONVTL 184770       81,616       81,186      83,204      476       7.0810    7.0000    10/01/2007     MBS
31368DDF6   FNMA 15 YR CONVTL 186502       65,400       65,142      66,673      382       7.0600    7.0000    12/01/2007     MBS
31368D7A4   FNMA 15 YR CONVTL 187289      257,322      255,962     262,329    1,501       7.0807    7.0000    11/01/2007     MBS
31368EDV9   FNMA 15 YR CONVTL 187416      359,058      357,278     366,045    2,095       7.0756    7.0000    11/01/2007     MBS
31368EDV9   FNMA 15 YR CONVTL 187416      252,090      250,840     256,996    1,471       7.0756    7.0000    11/01/2007     MBS
31368F5H6   FNMA 15 YR CONVTL 189048       52,902       50,791      53,595      287       7.1097    6.5000    11/01/2007     MBS
31368GWF8   FNMA 15 YR CONVTL 189746       10,579       10,523      10,785       62       7.0804    7.0000    12/01/2007     MBS
31368HGD9   FNMA 15 YR CONVTL 190196      350,932      336,422     356,024    1,901       7.0814    6.5000    12/01/2008     MBS
31368HGD9   FNMA 15 YR CONVTL 190196    1,900,504    1,933,527   1,928,080   10,294       6.2644    6.5000    12/01/2008     MBS
31368HGD9   FNMA 15 YR CONVTL 190196      215,519      206,595     218,646    1,167       7.0823    6.5000    12/01/2008     MBS
31368HR39   FNMA 15 YR CONVTL 190506      726,808      739,437     737,354    3,937       6.2644    6.5000    12/01/2008     MBS
31368HSD6   FNMA 15 YR CONVTL 190516      535,021      532,854     546,556    3,121       7.0569    7.0000    12/01/2008     MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
  CUSIP               Issuer                 Par        Book         Market    Accrued      Nominal   Nominal    Maturity    Asset
   Code                                     Value       Value        Value     Interest    Book Yld   Coupon       Date      Type
----------------------------------------------------------------------------------------------------------------------------------
31368HSD6   FNMA 15 YR CONVTL 190516       55,216       54,993       56,406       322       7.0569    7.0000    12/01/2008    MBS
31368HSF1   FNMA 15 YR CONVTL 190518      550,688      550,952      553,783     2,753       5.9936    6.0000    12/01/2008    MBS
31368HSF1   FNMA 15 YR CONVTL 190518      496,622      496,860      499,413     2,483       5.9936    6.0000    12/01/2008    MBS
31368HSG9   FNMA 15 YR CONVTL 190519      278,706      277,578      284,715     1,626       7.0569    7.0000    12/01/2008    MBS
31368HWW9   FNMA 15 YR CONVTL 190661      312,846      299,812      317,385     1,695       7.0758    6.5000    03/01/2009    MBS
31368HYA5   FNMA 15 YR CONVTL 190705    1,157,110    1,177,353    1,173,900     6,268       6.2669    6.5000    03/01/2009    MBS
31368HYA5   FNMA 15 YR CONVTL 190705      200,529      204,038      203,439     1,086       6.2669    6.5000    03/01/2009    MBS
31368HYA5   FNMA 15 YR CONVTL 190705      250,035      239,618      253,663     1,354       7.0758    6.5000    03/01/2009    MBS
31368HYA5   FNMA 15 YR CONVTL 190705      455,375      436,403      461,982     2,467       7.0758    6.5000    03/01/2009    MBS
31368H2Y8   FNMA 15 YR CONVTL 190791   17,150,967   17,157,330   17,225,917    85,755       5.9951    6.0000    02/01/2009    MBS
31368H4V2   FNMA 15 YR CONVTL 190836      462,150      471,043      472,114     2,696       6.7424    7.0000    06/01/2009    MBS
31368JAZ2   FNMA 15 YR CONVTL 190924    1,245,969    1,268,253    1,265,817     6,749       6.2658    6.5000    06/01/2009    MBS
31368JFP9   FNMA 15 YR CONVTL 191074       17,136       17,046       17,469       100       7.0807    7.0000    11/01/2007    MBS
31368JZL6   FNMA 15 YR CONVTL 191647       10,123       10,070       10,320        59       7.0804    7.0000    12/01/2007    MBS
31368J6S3   FNMA 15 YR CONVTL 191781      172,901      173,439      176,266     1,009       6.9529    7.0000    11/01/2007    MBS
31368KFN1   FNMA 15 YR CONVTL 191973      121,483      116,634      123,074       658       7.1097    6.5000    11/01/2007    MBS
31368K6F8   FNMA 15 YR CONVTL 192670       57,304       57,077       58,419       334       7.0600    7.0000    12/01/2007    MBS
31368LD68   FNMA 15 YR CONVTL 192825       76,779       73,706       77,785       416       7.1073    6.5000    12/01/2007    MBS
31368LKK9   FNMA 15 YR CONVTL 192998      210,279      209,164      214,371     1,227       7.0804    7.0000    12/01/2007    MBS
31368LU36   FNMA 15 YR CONVTL 193302      215,031      213,962      219,216     1,254       7.0754    7.0000    12/01/2007    MBS
31368LV27   FNMA 15 YR CONVTL 193333      284,727      283,216      290,268     1,661       7.0804    7.0000    12/01/2007    MBS
31368LW26   FNMA 15 YR CONVTL 193365      244,782      243,562      249,545     1,428       7.0751    7.0000    01/01/2008    MBS
31368MKR2   FNMA 15 YR CONVTL 193904       62,585       62,253       63,803       365       7.0804    7.0000    12/01/2007    MBS
31368MLY6   FNMA 15 YR CONVTL 193943       73,385       70,448       74,346       398       7.1073    6.5000    12/01/2007    MBS
31368M4G4   FNMA 15 YR CONVTL 194423      291,260      290,083      297,540     1,699       7.0571    7.0000    11/01/2008    MBS
31368M6E7   FNMA 15 YR CONVTL 194469      263,466      252,919      266,917     1,427       7.1073    6.5000    12/01/2007    MBS
31368PNM3   FNMA 15 YR CONVTL 195796      120,402      119,764      122,745       702       7.0804    7.0000    12/01/2007    MBS
31368PQY4   FNMA 15 YR CONVTL 195871       18,042       17,947       18,393       105       7.0804    7.0000    12/01/2007    MBS
31368PWV3   FNMA 15 YR CONVTL 196060       13,428       13,357       13,689        78       7.0804    7.0000    12/01/2007    MBS
31368QG64   FNMA 15 YR CONVTL 196521      161,145      160,344      164,281       940       7.0754    7.0000    12/01/2007    MBS
31368QG64   FNMA 15 YR CONVTL 196521      201,293      200,293      205,210     1,174       7.0754    7.0000    12/01/2007    MBS
31368QVE0   FNMA 15 YR CONVTL 196913      263,676      253,056      267,130     1,428       7.1111    6.5000    12/01/2007    MBS
31368RQ61   FNMA 15 YR CONVTL 197677      132,559      131,893      135,139       773       7.0742    7.0000    04/01/2008    MBS
31368XJE9   FNMA 15 YR CONVTL 202861       24,205       24,076       24,676       141       7.0798    7.0000    02/01/2008    MBS
31369DAQ4   FNMA 15 YR CONVTL 207115      222,529      221,326      226,859     1,298       7.0784    7.0000    07/01/2008    MBS
31369FJZ0   FNMA 15 YR CONVTL 209180      101,759       97,630      103,092       551       7.1034    6.5000    03/01/2008    MBS
31369FLH7   FNMA 15 YR CONVTL 209228      189,657      181,944      192,142     1,027       7.1010    6.5000    04/01/2008    MBS
31369F2X3   FNMA 15 YR CONVTL 209690       90,016       89,530       91,768       525       7.0784    7.0000    07/01/2008    MBS
31369GNJ9   FNMA 15 YR CONVTL 210193      238,890      229,173      242,356     1,294       7.1010    6.5000    04/01/2008    MBS
31369PFQ2   FNMA 15 YR CONVTL 216275      101,353      100,842      103,325       591       7.0740    7.0000    05/01/2008    MBS
31369PFQ2   FNMA 15 YR CONVTL 216275      372,276      370,399      379,520     2,172       7.0740    7.0000    05/01/2008    MBS
31369PZ49   FNMA 15 YR CONVTL 216863       10,471       10,047       10,608        57       7.0960    6.5000    05/01/2008    MBS
31369QD82   FNMA 15 YR CONVTL 217127      311,119      316,218      315,195     1,685       6.2677    6.5000    05/01/2008    MBS
31369QD82   FNMA 15 YR CONVTL 217127       71,024       72,188       71,954       385       6.2677    6.5000    05/01/2008    MBS
31369QD82   FNMA 15 YR CONVTL 217127      260,646      264,918      264,060     1,412       6.2677    6.5000    05/01/2008    MBS
31369QD82   FNMA 15 YR CONVTL 217127      442,041      449,284      447,832     2,394       6.2677    6.5000    05/01/2008    MBS
31369QD82   FNMA 15 YR CONVTL 217127      442,041      449,284      447,832     2,394       6.2677    6.5000    05/01/2008    MBS
31369QNQ1   FNMA 15 YR CONVTL 217399        5,799        5,776        5,912        34       7.0586    7.0000    05/01/2008    MBS
31369ST81   FNMA 15 YR CONVTL 219375       15,132       15,068       15,458        88       7.0621    7.0000    06/01/2008    MBS
31369TF50   FNMA 15 YR CONVTL 219888       39,792       39,591       40,650       232       7.0734    7.0000    07/01/2008    MBS
31369YSH9   FNMA 15 YR CONVTL 224720      161,795      155,169      163,915       876       7.0937    6.5000    07/01/2008    MBS
31370AQJ6   FNMA 15 YR CONVTL 225557      138,863      138,158      141,857       810       7.0732    7.0000    08/01/2008    MBS
31370AQJ6   FNMA 15 YR CONVTL 225557      405,338      403,278      414,077     2,364       7.0732    7.0000    08/01/2008    MBS
31370CAL4   FNMA 15 YR CONVTL 226911      165,970      165,129      169,548       968       7.0734    7.0000    07/01/2008    MBS
31370CBS8   FNMA 15 YR CONVTL 226949       59,692       59,389       60,979       348       7.0732    7.0000    08/01/2008    MBS
31370CCF5   FNMA 15 YR CONVTL 226970       69,041       68,690       70,530       403       7.0732    7.0000    08/01/2008    MBS
31370DH35   FNMA 15 YR CONVTL 228050       72,928       72,558       74,500       425       7.0732    7.0000    08/01/2008    MBS
31370FNJ8   FNMA 15 YR CONVTL 229993      193,738      192,756      197,915     1,130       7.0734    7.0000    07/01/2008    MBS
31370GZ38   FNMA 15 YR CONVTL 231262       97,341       96,846       99,235       568       7.0732    7.0000    08/01/2008    MBS
31370GZ38   FNMA 15 YR CONVTL 231262      216,315      215,217      220,524     1,262       7.0732    7.0000    08/01/2008    MBS
31370KGA4   FNMA 15 YR CONVTL 233393       24,134       24,011       24,654       141       7.0732    7.0000    08/01/2008    MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------------------------------------------------------------------------------------------------------------------------------
  CUSIP            Issuer                 Par       Book       Market     Accrued     Nominal      Nominal    Maturity    Asset
   Code                                  Value      Value      Value      Interest    Book Yld      Coupon       Date     Type
-------------------------------------------------------------------------------------------------------------------------------
31370KGA4  FNMA 15 YR CONVTL 233393     52,738     52,471     53,875        308       7.0732       7.0000    08/01/2008    MBS
31370KGA4  FNMA 15 YR CONVTL 233393     58,309     58,013     59,566        340       7.0732       7.0000    08/01/2008    MBS
31370KGA4  FNMA 15 YR CONVTL 233393    288,359    286,894    294,576      1,682       7.0732       7.0000    08/01/2008    MBS
31370KKH4  FNMA 15 YR CONVTL 233496     68,350     68,003     69,824        399       7.0732       7.0000    08/01/2008    MBS
31370KQN5  FNMA 15 YR CONVTL 233661    306,309    304,752    312,270      1,787       7.0732       7.0000    08/01/2008    MBS
31370K5B4  FNMA 15 YR CONVTL 234042     91,582     87,814     92,911        496       7.0855       6.5000    10/01/2008    MBS
31370K5B4  FNMA 15 YR CONVTL 234042    267,386    256,386    271,266      1,448       7.0855       6.5000    10/01/2008    MBS
31370K6R8  FNMA 15 YR CONVTL 234080    225,996    224,848    230,868      1,318       7.0732       7.0000    08/01/2008    MBS
31370K6R8  FNMA 15 YR CONVTL 234080    204,469    203,431    208,877      1,193       7.0732       7.0000    08/01/2008    MBS
31370NC95  FNMA 15 YR CONVTL 235996     44,833     44,605     45,800        262       7.0729       7.0000    09/01/2008    MBS
31370NC95  FNMA 15 YR CONVTL 235996    148,827    148,069    152,036        868       7.0729       7.0000    09/01/2008    MBS
31370NGS9  FNMA 15 YR CONVTL 236109    110,856    106,308    112,308        600       7.0875       6.5000    09/01/2008    MBS
31370N6W1  FNMA 15 YR CONVTL 236785     85,694     82,178     86,817        464       7.0875       6.5000    09/01/2008    MBS
31370SHZ1  FNMA 15 YR CONVTL 239748    124,336    119,221    126,140        673       7.0855       6.5000    10/01/2008    MBS
31370SHZ1  FNMA 15 YR CONVTL 239748     56,584     54,257     57,405        307       7.0855       6.5000    10/01/2008    MBS
31370WDN3  FNMA 15 YR CONVTL 243209    408,367    391,524    414,292      2,212       7.0834       6.5000    11/01/2008    MBS
31370W2R6  FNMA 15 YR CONVTL 243884     36,354     34,859     36,830        197       7.0855       6.5000    10/01/2008    MBS
31370W2R6  FNMA 15 YR CONVTL 243884    508,989    488,049    515,657      2,757       7.0855       6.5000    10/01/2008    MBS
31370XC93  FNMA 15 YR CONVTL 244096    352,496    337,994    357,611      1,909       7.0855       6.5000    10/01/2008    MBS
31370YUZ3  FNMA 15 YR CONVTL 245500    132,227    126,773    134,146        716       7.0834       6.5000    11/01/2008    MBS
31371APN7  FNMA 15 YR CONVTL 246229    113,757    109,057    115,408        616       7.0845       6.5000    11/01/2008    MBS
31371ARC9  FNMA 15 YR CONVTL 246283     59,584     57,127     60,449        323       7.0834       6.5000    11/01/2008    MBS
31371ARC9  FNMA 15 YR CONVTL 246283     54,044     51,815     54,828        293       7.0834       6.5000    11/01/2008    MBS
31371CJM2  FNMA 15 YR CONVTL 247868     40,095     38,442     40,677        217       7.0834       6.5000    11/01/2008    MBS
31371DVL8  FNMA 15 YR CONVTL 249119    340,475    326,433    345,415      1,844       7.0834       6.5000    11/01/2008    MBS
31371EEG6  FNMA 15 YR CONVTL 249535     74,317     71,253     75,395        403       7.0834       6.5000    11/01/2008    MBS
31371ES55  FNMA 15 YR CONVTL 249940    114,672    109,931    116,174        621       7.0814       6.5000    12/01/2008    MBS
31371EV44  FNMA 15 YR CONVTL 250035    198,393    190,094    201,272      1,075       7.0717       6.5000    05/01/2009    MBS
31371EV44  FNMA 15 YR CONVTL 250035    375,679    359,962    381,130      2,035       7.0717       6.5000    05/01/2009    MBS
31371EV44  FNMA 15 YR CONVTL 250035     47,370     45,388     48,057        257       7.0717       6.5000    05/01/2009    MBS
31371EV44  FNMA 15 YR CONVTL 250035     58,572     56,122     59,422        317       7.0717       6.5000    05/01/2009    MBS
31371EWN1  FNMA 15 YR CONVTL 250053    383,312    367,239    388,874      2,076       7.0698       6.5000    06/01/2009    MBS
31371EWN1  FNMA 15 YR CONVTL 250053    466,413    446,856    473,181      2,526       7.0698       6.5000    06/01/2009    MBS
31371EWN1  FNMA 15 YR CONVTL 250053    374,882    359,163    380,322      2,031       7.0698       6.5000    06/01/2009    MBS
31371EWN1  FNMA 15 YR CONVTL 250053    101,374     97,123    102,845        549       7.0698       6.5000    06/01/2009    MBS
31371EWN1  FNMA 15 YR CONVTL 250053    486,374    495,476    493,431      2,635       6.2551       6.5000    06/01/2009    MBS
31371E7J8  FNMA 30 YR CONVTL 250297     40,121     40,443     41,224        251       7.4306       7.5000    04/01/2025    MBS
31371FCY6  FNMA 15 YR CONVTL 250387    240,799    245,459    245,916      1,405       6.7620       7.0000    11/01/2010    MBS
31371FCY6  FNMA 15 YR CONVTL 250387    513,736    523,678    524,653      2,997       6.7620       7.0000    11/01/2010    MBS
31371FCY6  FNMA 15 YR CONVTL 250387     94,194     96,017     96,196        549       6.7620       7.0000    11/01/2010    MBS
31371FDR0  FNMA 15 YR CONVTL 250412    698,345    711,990    713,185      4,074       6.7608       7.0000    12/01/2010    MBS
31371FEF5  FNMA 15 YR CONVTL 250434    284,529    278,146    285,417      1,423       6.2690       6.0000    11/01/2010    MBS
31371FEF5  FNMA 15 YR CONVTL 250434    668,323    653,328    670,408      3,342       6.2690       6.0000    11/01/2010    MBS
31371FEF5  FNMA 15 YR CONVTL 250434    668,323    653,328    670,408      3,342       6.2690       6.0000    11/01/2010    MBS
31371FEF5  FNMA 15 YR CONVTL 250434    668,323    653,328    670,408      3,342       6.2690       6.0000    11/01/2010    MBS
31371FEF5  FNMA 15 YR CONVTL 250434    668,323    653,328    670,408      3,342       6.2690       6.0000    11/01/2010    MBS
31371FEF5  FNMA 15 YR CONVTL 250434    668,323    653,328    670,408      3,342       6.2690       6.0000    11/01/2010    MBS
31371FEF5  FNMA 15 YR CONVTL 250434    668,323    653,328    670,408      3,342       6.2690       6.0000    11/01/2010    MBS
31371FEF5  FNMA 15 YR CONVTL 250434    253,991    248,293    254,783      1,270       6.2690       6.0000    11/01/2010    MBS
31371FGU0  FNMA 30 YR CONVTL 250511    720,633    667,252    725,584      3,903       7.1169       6.5000    03/01/2026    MBS
31371FGU0  FNMA 30 YR CONVTL 250511    805,185    745,541    810,717      4,361       7.1169       6.5000    03/01/2026    MBS
31371FHE5  FNMA 30 YR CONVTL 250529    145,929    135,118    146,932        790       7.1164       6.5000    04/01/2026    MBS
31371FH39  FNMA 30 YR CONVTL 250550    301,443    279,106    303,514      1,633       7.1158       6.5000    05/01/2026    MBS
31371FKV3  FNMA 30 YR CONVTL 250608    801,589    742,169    807,096      4,342       7.1148       6.5000    07/01/2026    MBS
31371FKV3  FNMA 30 YR CONVTL 250608    218,240    202,062    219,739      1,182       7.1148       6.5000    07/01/2026    MBS
31371FKV3  FNMA 30 YR CONVTL 250608    169,049    156,518    170,210        916       7.1148       6.5000    07/01/2026    MBS
31371FKV3  FNMA 30 YR CONVTL 250608    107,633     99,655    108,372        583       7.1148       6.5000    07/01/2026    MBS
31371FPV8  FNMA 30 YR CONVTL 250736    271,051    274,925    278,502      1,694       7.3790       7.5000    11/01/2026    MBS
31371FQA3  FNMA 30 YR CONVTL 250749    640,868    617,037    632,658      3,204       6.2841       6.0000    08/01/2026    MBS
31371FQA3  FNMA 30 YR CONVTL 250749     59,222     57,020     58,463        296       6.2841       6.0000    08/01/2026    MBS
31371FVZ2  FNMA 30 YR CONVTL 250932    183,312    185,932    188,351      1,146       7.3793       7.5000    02/01/2027    MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

------------------------------------------------------------------------------------------------------------------------------------
 CUSIP        Issuer                           Par        Book        Market     Accrued    Nominal    Nominal    Maturity     Asset
 Code                                         Value       Value       Value     Interest   Book Yld     Coupon        Date      Type
------------------------------------------------------------------------------------------------------------------------------------
31371FVZ2   FNMA 30 YR    CONVTL  250932     160,145     162,434     164,547       1,001     7.3793     7.5000   02/01/2027     MBS
31371FVZ2   FNMA 30 YR    CONVTL  250932     860,717     873,017     884,378       5,379     7.3793     7.5000   02/01/2027     MBS
31371FVZ2   FNMA 30 YR    CONVTL  250932     860,717     873,017     884,378       5,379     7.3793     7.5000   02/01/2027     MBS
31371FVZ2   FNMA 30 YR    CONVTL  250932     860,717     873,017     884,378       5,379     7.3793     7.5000   02/01/2027     MBS
31371FVZ2   FNMA 30 YR    CONVTL  250932     860,717     873,017     884,378       5,379     7.3793     7.5000   02/01/2027     MBS
31371FVZ2   FNMA 30 YR    CONVTL  250932     860,717     873,017     884,378       5,379     7.3793     7.5000   02/01/2027     MBS
31371FVZ2   FNMA 30 YR    CONVTL  250932     399,584     405,294     410,569       2,497     7.3793     7.5000   02/01/2027     MBS
31371FVZ2   FNMA 30 YR    CONVTL  250932     236,998     240,386     243,513       1,481     7.3793     7.5000   02/01/2027     MBS
31371FVZ2   FNMA 30 YR    CONVTL  250932     735,117     745,622     755,325       4,594     7.3793     7.5000   02/01/2027     MBS
31371FWL2   FNMA 30 YR    CONVTL  250951     327,126     331,802     336,017       2,045     7.3797     7.5000   06/01/2027     MBS
31371FWP3   FNMA 7 YR B   ALLOON  250954     475,410     479,502     479,869       2,773     6.8096     7.0000   06/01/2004     MBS
31371FWP3   FNMA 7 YR B   ALLOON  250954     385,018     388,332     388,629       2,246     6.8096     7.0000   06/01/2004     MBS
31371FX56   FNMA 30 YR    CONVTL  251000      21,040      21,341      21,618         132     7.3788     7.5000   10/01/2026     MBS
31371FX56   FNMA 30 YR    CONVTL  251000     296,004     300,234     304,141       1,850     7.3788     7.5000   10/01/2026     MBS
31371F3Y6   FNMA 30 YR    CONVTL  251115     237,805     241,205     244,269       1,486     7.3799     7.5000   08/01/2027     MBS
31371F7C0   FNMA 30 YR    CONVTL  251191     872,775     878,730     896,497       5,455     7.4424     7.5000   09/01/2027     MBS
31371F7C0   FNMA 30 YR    CONVTL  251191     872,775     878,730     896,497       5,455     7.4424     7.5000   09/01/2027     MBS
31371GAA8   FNMA 7 YR B   ALLOON  251201     439,689     443,553     443,813       2,565     6.8127     7.0000   09/01/2004     MBS
31371GAA8   FNMA 7 YR B   ALLOON  251201     126,652     127,766     127,840         739     6.8127     7.0000   09/01/2004     MBS
31371GAA8   FNMA 7 YR B   ALLOON  251201     491,057     495,372     495,663       2,865     6.8127     7.0000   09/01/2004     MBS
31371GAA8   FNMA 7 YR B   ALLOON  251201      86,981      87,745      87,797         507     6.8127     7.0000   09/01/2004     MBS
31371GAA8   FNMA 7 YR B   ALLOON  251201     559,222     564,136     564,468       3,262     6.8127     7.0000   09/01/2004     MBS
31371GAA8   FNMA 7 YR B   ALLOON  251201      93,508      94,330      94,385         545     6.8127     7.0000   09/01/2004     MBS
31371GAA8   FNMA 7 YR B   ALLOON  251201     552,695     557,552     557,879       3,224     6.8127     7.0000   09/01/2004     MBS
31371GQH6   FNMA 15 YR    CONVTL  251656     440,005     440,212     441,105       2,200     5.9966     6.0000   03/01/2028     MBS
31371GTH3   FNMA 30 YR    CONVTL  251752     229,390     227,967     230,895       1,243     6.5476     6.5000   06/01/2028     MBS
31371GTH3   FNMA 30 YR    CONVTL  251752     791,460     786,548     796,652       4,287     6.5476     6.5000   06/01/2028     MBS
31371GVQ0   FNMA 30 YR    CONVTL  251823     426,273     419,750     420,676       2,131     6.1121     6.0000   07/01/2028     MBS
31371GVQ0   FNMA 30 YR    CONVTL  251823     902,162     888,358     890,317       4,511     6.1121     6.0000   07/01/2028     MBS
31371GX62   FNMA 15 YR    CONVTL  251901     496,704     495,285     503,688       2,690     6.5304     6.5000   08/01/2013     MBS
31371GX62   FNMA 15 YR    CONVTL  251901     960,574     957,829     974,080       5,203     6.5304     6.5000   08/01/2013     MBS
31371GX62   FNMA 15 YR    CONVTL  251901     960,574     957,829     974,080       5,203     6.5304     6.5000   08/01/2013     MBS
31371GX62   FNMA 15 YR    CONVTL  251901     960,574     957,829     974,080       5,203     6.5304     6.5000   08/01/2013     MBS
31371GX62   FNMA 15 YR    CONVTL  251901     960,574     957,829     974,080       5,203     6.5304     6.5000   08/01/2013     MBS
31371GX62   FNMA 15 YR    CONVTL  251901     960,574     957,829     974,080       5,203     6.5304     6.5000   08/01/2013     MBS
31371GZ86   FNMA 30 YR    CONVTL  251967     973,948     971,221     980,337       5,276     6.5214     6.5000   08/01/2028     MBS
31371G2G4   FNMA 30 YR    CONVTL  251975     376,698     382,084     386,937       2,354     7.3809     7.5000   07/01/2028     MBS
31371G2P4   FNMA 15 YR    CONVTL  251982     273,643     272,861     277,490       1,482     6.5304     6.5000   08/01/2013     MBS
31371G5X4   FNMA 15 YR    CONVTL  252062      90,525      91,761      91,798         490     6.3573     6.5000   10/01/2013     MBS
31371VZM2   FNMA 15 YR    CONVTL  263648     155,067     148,634     157,317         840     7.0801     6.5000   01/01/2009     MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
 CUSIP         Issuer                              Par        Book       Market   Accrued    Nominal     Nominal    Maturity   Asset
 Code                                            Value       Value        Value   Interest   Book Yld     Coupon        Date    Type
------------------------------------------------------------------------------------------------------------------------------------
31371WWE1     FNMA 15 YR  CONVTL     264445     302,846     308,662     309,375     1,767     6.7356     7.0000     01/01/2009  MBS
31372B4U1     FNMA 15 YR  CONVTL     268235      67,197      64,398      68,267       364     7.0758     6.5000     03/01/2009  MBS
31372DLG9     FNMA 15 YR  CONVTL     269527     163,806     166,957     167,338       956     6.7411     7.0000     05/01/2009  MBS
31372HPH4     FNMA 15 YR  CONVTL     273224      39,742      38,080      40,375       215     7.0716     6.5000     05/01/2009  MBS
31372H2Y2     FNMA 15 YR  CONVTL     273591      54,151      54,176      54,455       271     5.9939     6.0000     02/01/2009  MBS
31372JA86     FNMA 15 YR  CONVTL     273731     362,163     347,011     367,418     1,962     7.0717     6.5000     05/01/2009  MBS
31372J4Y6     FNMA 15 YR  CONVTL     274539     280,673     268,985     284,350     1,520     7.0755     6.5000     03/01/2009  MBS
31372J4Y6     FNMA 15 YR  CONVTL     274539     107,373     102,902     108,780       582     7.0755     6.5000     03/01/2009  MBS
31372KUE8     FNMA 15 YR  CONVTL     275181     353,456     338,737     358,585     1,915     7.0755     6.5000     03/01/2009  MBS
31372LLX4     FNMA 15 YR  CONVTL     275842      89,391      85,669      90,688       484     7.0755     6.5000     03/01/2009  MBS
31372LLX4     FNMA 15 YR  CONVTL     275842     473,372     453,659     480,241     2,564     7.0755     6.5000     03/01/2009  MBS
31372LLY2     FNMA 15 YR  CONVTL     275843     391,056     374,771     396,730     2,118     7.0755     6.5000     03/01/2009  MBS
31372LNL8     FNMA 15 YR  CONVTL     275895      98,015      93,924      99,437       531     7.0737     6.5000     04/01/2009  MBS
31372LNL8     FNMA 15 YR  CONVTL     275895     361,502     346,411     366,747     1,958     7.0737     6.5000     04/01/2009  MBS
31372LNX2     FNMA 15 YR  CONVTL     275906     230,049     220,427     233,387     1,246     7.0716     6.5000     05/01/2009  MBS
31372LNX2     FNMA 15 YR  CONVTL     275906     230,049     220,427     233,387     1,246     7.0716     6.5000     05/01/2009  MBS
31372LZV3     FNMA 15 YR  CONVTL     276256     365,755     350,427     371,581     1,981     7.0695     6.5000     06/01/2009  MBS
31372NBR4     FNMA 15 YR  CONVTL     277348     453,980     435,066     460,567     2,459     7.0758     6.5000     03/01/2009  MBS
31372ND35     FNMA 15 YR  CONVTL     277422     196,765     188,568     199,620     1,066     7.0758     6.5000     03/01/2009  MBS
31372ND35     FNMA 15 YR  CONVTL     277422      37,565      36,000      38,110       203     7.0758     6.5000     03/01/2009  MBS
31372NVS0     FNMA 15 YR  CONVTL     277925     140,496     134,643     142,535       761     7.0758     6.5000     03/01/2009  MBS
31372P2G3     FNMA 15 YR  CONVTL     278975      57,377      54,982      58,210       311     7.0737     6.5000     04/01/2009  MBS
31372P6X2     FNMA 15 YR  CONVTL     279086      63,699      63,443      64,939       372     7.0579     7.0000     08/01/2008  MBS
31372QWL7     FNMA 15 YR  CONVTL     279751     286,868     274,866     291,030     1,554     7.0717     6.5000     05/01/2009  MBS
31372R2W4     FNMA 15 YR  CONVTL     280789     140,060     134,202     142,092       759     7.0716     6.5000     05/01/2009  MBS
31372R2W4     FNMA 15 YR  CONVTL     280789     330,653     316,823     335,451     1,791     7.0716     6.5000     05/01/2009  MBS
31372R3Z6     FNMA 15 YR  CONVTL     280816      48,369      46,342      49,071       262     7.0698     6.5000     06/01/2009  MBS
31372R3Z6     FNMA 15 YR  CONVTL     280816     398,026     381,337     403,801     2,156     7.0698     6.5000     06/01/2009  MBS
31372R3Z6     FNMA 15 YR  CONVTL     280816     437,167     418,836     443,510     2,368     7.0698     6.5000     06/01/2009  MBS
31372STR4     FNMA 15 YR  CONVTL     281460      45,268      43,379      45,925       245     7.0737     6.5000     04/01/2009  MBS
31372TJU6     FNMA 15 YR  CONVTL     282075      97,557      99,434      99,660       569     6.7411     7.0000     05/01/2009  MBS
31372TJY8     FNMA 15 YR  CONVTL     282079     459,374     440,155     466,692     2,488     7.0717     6.5000     05/01/2009  MBS
31372TRH6     FNMA 15 YR  CONVTL     282288      87,316      83,663      88,583       473     7.0717     6.5000     05/01/2009  MBS
31372TRH6     FNMA 15 YR  CONVTL     282288     351,745     337,030     356,849     1,905     7.0717     6.5000     05/01/2009  MBS
31372TRH6     FNMA 15 YR  CONVTL     282288      79,020      75,714      80,167       428     7.0717     6.5000     05/01/2009  MBS
31372TST9     FNMA 15 YR  CONVTL     282330     207,211     198,562     210,512     1,122     7.0736     6.5000     04/01/2009  MBS
31372UGQ5     FNMA 15 YR  CONVTL     282907     163,683     156,837     166,290       887     7.0716     6.5000     05/01/2009  MBS
31372ULU0     FNMA 15 YR  CONVTL     283039      67,751      64,918      68,734       367     7.0716     6.5000     05/01/2009  MBS
31372URL4     FNMA 15 YR  CONVTL     283191     384,192     368,082     389,767     2,081     7.0698     6.5000     06/01/2009  MBS
31372URS9     FNMA 15 YR  CONVTL     283197      77,023      73,802      78,141       417     7.0716     6.5000     05/01/2009  MBS
31372WCN2     FNMA 15 YR  CONVTL     284577     185,163     177,419     187,850     1,003     7.0716     6.5000     05/01/2009  MBS
31372WCN2     FNMA 15 YR  CONVTL     284577     301,469     288,860     305,843     1,633     7.0716     6.5000     05/01/2009  MBS
31373APK1     FNMA 15 YR  CONVTL     287626     322,570     309,045     327,709     1,747     7.0698     6.5000     06/01/2009  MBS
31373DUV5     FNMA 30 YR  CONVTL     290496     235,262     227,217     236,878     1,274     6.7782     6.5000     07/01/2025  MBS
31373GJR0     FNMA 15 YR  CONVTL     292872      82,409      81,962      84,013       481     7.0730     7.0000     08/01/2009  MBS
31373GJR0     FNMA 15 YR  CONVTL     292872     480,623     478,653     489,976     2,804     7.0551     7.0000     08/01/2009  MBS
31373HFA9     FNMA 15 YR  CONVTL     293661      50,736      48,619      51,472       275     7.0737     6.5000     04/01/2009  MBS
31373UK48     FNMA 30 YR  CONVTL     303715     314,548     302,857     310,714     1,573     6.2860     6.0000     02/01/2026  MBS
31373VXT7     FNMA 30 YR  CONVTL     304990     328,991     317,784     331,458     1,782     6.7818     6.5000     05/01/2024  MBS
31373VX34     FNMA 30 YR  CONVTL     304998     226,318     218,598     227,943     1,226     6.7805     6.5000     10/01/2024  MBS
31373YAA7     FNMA 30 YR  CONVTL     307001     287,795     283,641     293,640     1,679     7.1213     7.0000     07/01/2025  MBS
31373YAM1     FNMA 30 YR  CONVTL     307012     239,010     235,561     243,864     1,394     7.1213     7.0000     07/01/2025  MBS
31373YAQ2     FNMA 30 YR  CONVTL     307015     306,201     301,781     312,420     1,786     7.1213     7.0000     07/01/2025  MBS
31373YAX7     FNMA 30 YR  CONVTL     307022     507,015     499,696     517,312     2,958     7.1213     7.0000     07/01/2025  MBS
31373YBD0     FNMA 30 YR  CONVTL     307036     612,545     603,703     624,986     3,573     7.1213     7.0000     07/01/2025  MBS
31373YBD0     FNMA 30 YR  CONVTL     307036     612,545     603,703     624,986     3,573     7.1213     7.0000     07/01/2025  MBS
31373YBD0     FNMA 30 YR  CONVTL     307036     301,947     297,589     308,080     1,761     7.1213     7.0000     07/01/2025  MBS
31373YBD0     FNMA 30 YR  CONVTL     307036     324,532     319,848     331,123     1,893     7.1213     7.0000     07/01/2025  MBS
31374A2Y5     FNMA 15 YR  CONVTL     308691      44,942      45,810      45,911       262     6.7545     7.0000     04/01/2010  MBS
31374A2Y5     FNMA 15 YR  CONVTL     308691     319,291     325,457     326,175     1,863     6.7545     7.0000     04/01/2010  MBS
31374BH43     FNMA 30 YR  CONVTL     309051     671,640     661,944     685,281     3,918     7.1213     7.0000     07/01/2025  MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

---------------------------------------------------------------------------------------------------------------------------------
 CUSIP           Issuer                            Par       Book     Market    Accrued    Nominal   Nominal     Maturity   Asset
 Code                                            Value      Value      Value    Interest  Book Yld   Coupon          Date    Type
---------------------------------------------------------------------------------------------------------------------------------
31374BH43    FNMA 30 YR    CONVTL    309051    671,640    661,944    685,281      3,918    7.1213    7.0000    07/01/2025    MBS
31374BH43    FNMA 30 YR    CONVTL    309051    671,640    661,944    685,281      3,918    7.1213    7.0000    07/01/2025    MBS
31374BH43    FNMA 30 YR    CONVTL    309051    267,300    263,442    272,729      1,559    7.1213    7.0000    07/01/2025    MBS
31374BH43    FNMA 30 YR    CONVTL    309051    465,275    458,559    474,725      2,714    7.1213    7.0000    07/01/2025    MBS
31374DXX7    FNMA 30 YR    CONVTL    311294    125,860    124,043    128,416        734    7.1213    7.0000    07/01/2025    MBS
31374DXX7    FNMA 30 YR    CONVTL    311294    719,569    709,182    734,183      4,197    7.1213    7.0000    07/01/2025    MBS
31374DXX7    FNMA 30 YR    CONVTL    311294    221,091    217,900    225,581      1,290    7.1213    7.0000    07/01/2025    MBS
31374H4M4    FNMA 30 YR    CONVTL    315028    249,812    246,206    254,886      1,457    7.1213    7.0000    07/01/2025    MBS
31374JDD0    FNMA 15 YR    CONVTL    315200    375,199    382,451    383,172      2,189    6.7578    7.0000    07/01/2010    MBS
31374JSF9    FNMA 15 YR    CONVTL    315618     26,012     26,515     26,573        152    6.7567    7.0000    06/01/2010    MBS
31374JTL5    FNMA 15 YR    CONVTL    315655    124,908    127,325    127,562        729    6.7610    7.0000    10/01/2010    MBS
31374JTL5    FNMA 15 YR    CONVTL    315655    409,391    417,311    418,091      2,388    6.7610    7.0000    10/01/2010    MBS
31374JTL5    FNMA 15 YR    CONVTL    315655    167,286    170,523    170,841        976    6.7610    7.0000    10/01/2010    MBS
31374JTL5    FNMA 15 YR    CONVTL    315655    143,330    146,104    146,376        836    6.7610    7.0000    10/01/2010    MBS
31374JTL5    FNMA 15 YR    CONVTL    315655    645,462    657,949    659,178      3,765    6.7610    7.0000    10/01/2010    MBS
31374JTL5    FNMA 15 YR    CONVTL    315655    669,418    682,369    683,643      3,905    6.7610    7.0000    10/01/2010    MBS
31374JTL5    FNMA 15 YR    CONVTL    315655    560,733    571,581    572,649      3,271    6.7610    7.0000    10/01/2010    MBS
31374JTN1    FNMA 15 YR    CONVTL    315657    207,661    211,679    212,074      1,211    6.7610    7.0000    10/01/2010    MBS
31374JTN1    FNMA 15 YR    CONVTL    315657    586,363    597,708    598,823      3,420    6.7610    7.0000    10/01/2010    MBS
31374JTN1    FNMA 15 YR    CONVTL    315657     19,252     19,625     19,661        112    6.7610    7.0000    10/01/2010    MBS
31374J2G5    FNMA 15 YR    CONVTL    315875     29,141     29,705     29,760        170    6.7578    7.0000    07/01/2010    MBS
31374J3C3    FNMA 15 YR    CONVTL    315895    275,681    281,010    281,539      1,608    6.7578    7.0000    07/01/2010    MBS
31374KAF5    FNMA 15 YR    CONVTL    316006    216,887    216,012    221,108      1,265    7.0574    7.0000    10/01/2008    MBS
31374KCP1    FNMA 30 YR    CONVTL    316078    548,419    540,502    559,557      3,199    7.1213    7.0000    07/01/2025    MBS
31374KCP1    FNMA 30 YR    CONVTL    316078    102,030    100,558    104,102        595    7.1213    7.0000    07/01/2025    MBS
31374KLH9    FNMA 30 YR    CONVTL    316328    126,901    125,070    129,478        740    7.1213    7.0000    07/01/2025    MBS
31374KLH9    FNMA 30 YR    CONVTL    316328    520,311    512,800    530,879      3,035    7.1213    7.0000    07/01/2025    MBS
31374KL97    FNMA 30 YR    CONVTL    316352     66,803     65,839     68,160        390    7.1213    7.0000    07/01/2025    MBS
31374KUA4    FNMA 30 YR    CONVTL    316577    185,127    178,796    186,456      1,003    6.7782    6.5000    07/01/2025    MBS
31374KUB2    FNMA 30 YR    CONVTL    316578    216,596    213,469    220,995      1,263    7.1213    7.0000    07/01/2025    MBS
31374KXJ2    FNMA 30 YR    CONVTL    316681    158,356    156,070    161,572        924    7.1213    7.0000    07/01/2025    MBS
31374KXW3    FNMA 30 YR    CONVTL    316693    162,044    157,039    163,157        878    6.7507    6.5000    07/01/2025    MBS
31374K2M9    FNMA 30 YR    CONVTL    316780    330,242    325,475    336,949      1,926    7.1213    7.0000    07/01/2025    MBS
31374LB54    FNMA 30 YR    CONVTL    316960    109,987    106,226    110,777        596    6.7782    6.5000    07/01/2025    MBS
31374LC79    FNMA 30 YR    CONVTL    316994    186,195    183,507    189,977      1,086    7.1213    7.0000    07/01/2025    MBS
31374LC79    FNMA 30 YR    CONVTL    316994    252,226    248,585    257,349      1,471    7.1213    7.0000    07/01/2025    MBS
31374LC79    FNMA 30 YR    CONVTL    316994    581,596    573,201    593,408      3,393    7.1213    7.0000    07/01/2025    MBS
31374LC79    FNMA 30 YR    CONVTL    316994    581,596    573,201    593,408      3,393    7.1213    7.0000    07/01/2025    MBS
31374LC79    FNMA 30 YR    CONVTL    316994    386,065    380,492    393,906      2,252    7.1213    7.0000    07/01/2025    MBS
31374LC79    FNMA 30 YR    CONVTL    316994    581,596    573,201    593,408      3,393    7.1213    7.0000    07/01/2025    MBS
31374LC79    FNMA 30 YR    CONVTL    316994    581,596    573,201    593,408      3,393    7.1213    7.0000    07/01/2025    MBS
31374LC79    FNMA 30 YR    CONVTL    316994    581,596    573,201    593,408      3,393    7.1213    7.0000    07/01/2025    MBS
31374LC79    FNMA 30 YR    CONVTL    316994     48,968     48,262     49,963        286    7.1213    7.0000    07/01/2025    MBS
31374LC79    FNMA 30 YR    CONVTL    316994    581,596    573,201    593,408      3,393    7.1213    7.0000    07/01/2025    MBS
31374LC79    FNMA 30 YR    CONVTL    316994    581,596    573,201    593,408      3,393    7.1213    7.0000    07/01/2025    MBS
31374LC79    FNMA 30 YR    CONVTL    316994     95,586     94,207     97,527        558    7.1213    7.0000    07/01/2025    MBS
31374LC79    FNMA 30 YR    CONVTL    316994    271,233    267,318    276,742      1,582    7.1213    7.0000    07/01/2025    MBS
31374LFF8    FNMA 30 YR    CONVTL    317066    220,368    217,188    224,844      1,285    7.1213    7.0000    07/01/2025    MBS
31374LFJ0    FNMA 30 YR    CONVTL    317069     49,927     48,220     50,270        270    6.7782    6.5000    07/01/2025    MBS
31374LGB6    FNMA 30 YR    CONVTL    317094     16,778     16,536     17,119         98    7.1213    7.0000    07/01/2025    MBS
31374LGB6    FNMA 30 YR    CONVTL    317094    649,150    639,779    662,334      3,787    7.1213    7.0000    07/01/2025    MBS
31374LGB6    FNMA 30 YR    CONVTL    317094    649,150    639,779    662,334      3,787    7.1213    7.0000    07/01/2025    MBS
31374LGB6    FNMA 30 YR    CONVTL    317094    649,150    639,779    662,334      3,787    7.1213    7.0000    07/01/2025    MBS
31374LGB6    FNMA 30 YR    CONVTL    317094    649,150    639,779    662,334      3,787    7.1213    7.0000    07/01/2025    MBS
31374LGB6    FNMA 30 YR    CONVTL    317094    649,150    639,779    662,334      3,787    7.1213    7.0000    07/01/2025    MBS
31374LGB6    FNMA 30 YR    CONVTL    317094    499,087    491,883    509,223      2,911    7.1213    7.0000    07/01/2025    MBS
31374LGB6    FNMA 30 YR    CONVTL    317094    326,556    321,843    333,188      1,905    7.1213    7.0000    07/01/2025    MBS
31374LGB6    FNMA 30 YR    CONVTL    317094    284,834    280,723    290,619      1,662    7.1213    7.0000    07/01/2025    MBS
31374LGB6    FNMA 30 YR    CONVTL    317094     36,261     35,738     36,997        212    7.1213    7.0000    07/01/2025    MBS
31374LGB6    FNMA 30 YR    CONVTL    317094    147,933    145,798    150,938        863    7.1213    7.0000    07/01/2025    MBS
31374LMG8    FNMA 30 YR    CONVTL    317259    307,089    311,474    315,531      1,919    7.3772    7.5000    07/01/2025    MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

------------------------------------------------------------------------------------------------------------------------------------
 CUSIP         Issuer                                Par       Book       Market    Accrued    Nominal   Nominal   Maturity    Asset
 Code                                              Value      Value        Value   Interest   Book Yld   Coupon       Date      Type
------------------------------------------------------------------------------------------------------------------------------------
31374LQ66    FNMA 15 YR    CONVTL    317377       28,154      28,699      28,761        164    6.7567    7.0000    06/01/2010    MBS
31374LSW7    FNMA 30 YR    CONVTL    317433      178,726     172,614     179,954        968    6.7782    6.5000    07/01/2025    MBS
31374LXH4    FNMA 30 YR    CONVTL    317580      274,149     264,774     276,032      1,485    6.7782    6.5000    07/01/2025    MBS
31374LYD2    FNMA 30 YR    CONVTL    317608      555,413     536,419     559,229      3,008    6.7782    6.5000    07/01/2025    MBS
31374L2D7    FNMA 30 YR    CONVTL    317672      239,434     231,245     241,153      1,297    6.7782    6.5000    07/01/2025    MBS
31374NJE3    FNMA 15 YR    CONVTL    318961       72,365      73,765      73,903        422    6.7589    7.0000    08/01/2010    MBS
31374NJE3    FNMA 15 YR    CONVTL    318961      764,451     779,231     780,696      4,459    6.7589    7.0000    08/01/2010    MBS
31374NRF1    FNMA 30 YR    CONVTL    319186      851,344     788,270     857,193      4,611    7.1164    6.5000    04/01/2026    MBS
31374NRF1    FNMA 30 YR    CONVTL    319186      486,183     450,162     489,523      2,633    7.1164    6.5000    04/01/2026    MBS
31374NR95    FNMA 15 YR    CONVTL    319212      431,311     421,653     432,657      2,157    6.2711    6.0000    09/01/2010    MBS
31374NR95    FNMA 15 YR    CONVTL    319212      697,035     681,426     699,210      3,485    6.2711    6.0000    09/01/2010    MBS
31374NR95    FNMA 15 YR    CONVTL    319212      697,035     681,426     699,210      3,485    6.2711    6.0000    09/01/2010    MBS
31374NR95    FNMA 15 YR    CONVTL    319212      697,035     681,426     699,210      3,485    6.2711    6.0000    09/01/2010    MBS
31374NR95    FNMA 15 YR    CONVTL    319212      697,035     681,426     699,210      3,485    6.2711    6.0000    09/01/2010    MBS
31374NR95    FNMA 15 YR    CONVTL    319212      697,035     681,426     699,210      3,485    6.2711    6.0000    09/01/2010    MBS
31374NR95    FNMA 15 YR    CONVTL    319212      400,281     391,318     401,530      2,001    6.2711    6.0000    09/01/2010    MBS
31374QUY9    FNMA 30 YR    CONVTL    321099       17,519      17,156      17,875        102    7.1750    7.0000    09/01/2025    MBS
31374QYS8    FNMA 15 YR    CONVTL    321221      291,575     297,216     297,771      1,701    6.7610    7.0000    10/01/2010    MBS
31374QZG3    FNMA 15 YR    CONVTL    321243       21,749      22,170      22,211        127    6.7589    7.0000    08/01/2010    MBS
31374SBL4    FNMA 30 YR    CONVTL    322343      127,166     124,526     129,749        742    7.1750    7.0000    09/01/2025    MBS
31374S5U1    FNMA 30 YR    CONVTL    323159   42,788,438  43,977,908  43,951,428    267,428    7.2703    7.5000    04/01/2028    MBS
31374S5U1    FNMA 30 YR    CONVTL    323159      855,768     879,558     879,028      5,349    7.2703    7.5000    04/01/2028    MBS
31374S5U1    FNMA 30 YR    CONVTL    323159   42,788,438  43,977,908  43,951,428    267,428    7.2703    7.5000    04/01/2028    MBS
31374TCN7    FNMA 30 YR    CONVTL    323277      611,749     610,987     615,762      3,314    6.5095    6.5000    07/01/2028    MBS
31374TCN7    FNMA 30 YR    CONVTL    323277      975,792     974,576     982,193      5,286    6.5095    6.5000    07/01/2028    MBS
31374TCN7    FNMA 30 YR    CONVTL    323277      975,792     974,576     982,193      5,286    6.5095    6.5000    07/01/2028    MBS
31374TCN7    FNMA 30 YR    CONVTL    323277      975,792     974,576     982,193      5,286    6.5095    6.5000    07/01/2028    MBS
31374TCN7    FNMA 30 YR    CONVTL    323277      975,792     974,576     982,193      5,286    6.5095    6.5000    07/01/2028    MBS
31374TCN7    FNMA 30 YR    CONVTL    323277      975,792     974,576     982,193      5,286    6.5095    6.5000    07/01/2028    MBS
31374TCN7    FNMA 30 YR    CONVTL    323277      975,792     974,576     982,193      5,286    6.5095    6.5000    07/01/2028    MBS
31374TCN7    FNMA 30 YR    CONVTL    323277      364,043     363,589     366,431      1,972    6.5095    6.5000    07/01/2028    MBS
31374TH77    FNMA 15 YR    CONVTL    323454      242,869     242,983     243,476      1,214    5.9953    6.0000    11/01/2013    MBS
31374TLK3    FNMA 30 YR    CONVTL    323530   21,128,863  21,480,449  21,544,890    123,252    6.8655    7.0000    09/01/2026    MBS
31374TLL1    FNMA 15 YR    CONVTL    323531    2,016,552   2,039,393   2,044,905     10,923    6.3821    6.5000    12/01/2013    MBS
31374TLM9    FNMA 30 YR    CONVTL    323532   32,176,379  32,832,406  32,809,932    187,696    6.7824    7.0000    12/01/2013    MBS
31374XK82    FNMA 15 YR    CONVTL    327119      416,465     407,126     417,764      2,082    6.2702    6.0000    10/01/2010    MBS
31374XK82    FNMA 15 YR    CONVTL    327119      671,764     656,700     673,860      3,359    6.2702    6.0000    10/01/2010    MBS
31374XK82    FNMA 15 YR    CONVTL    327119      671,764     656,700     673,860      3,359    6.2702    6.0000    10/01/2010    MBS
31374XK82    FNMA 15 YR    CONVTL    327119      671,764     656,700     673,860      3,359    6.2702    6.0000    10/01/2010    MBS
31374XK82    FNMA 15 YR    CONVTL    327119      671,764     656,700     673,860      3,359    6.2702    6.0000    10/01/2010    MBS
31374XK82    FNMA 15 YR    CONVTL    327119      671,764     656,700     673,860      3,359    6.2702    6.0000    10/01/2010    MBS
31374XK82    FNMA 15 YR    CONVTL    327119      671,764     656,700     673,860      3,359    6.2702    6.0000    10/01/2010    MBS
31374XK82    FNMA 15 YR    CONVTL    327119      671,764     656,700     673,860      3,359    6.2702    6.0000    10/01/2010    MBS
31374XK82    FNMA 15 YR    CONVTL    327119      671,764     656,700     673,860      3,359    6.2702    6.0000    10/01/2010    MBS
31374XK82    FNMA 15 YR    CONVTL    327119      671,764     656,700     673,860      3,359    6.2702    6.0000    10/01/2010    MBS
31374XLK4    FNMA 15 YR    CONVTL    327130      221,918     226,212     226,634      1,295    6.7610    7.0000    10/01/2010    MBS
31374XLK4    FNMA 15 YR    CONVTL    327130      238,876     243,498     243,952      1,393    6.7610    7.0000    10/01/2010    MBS
31374XLK4    FNMA 15 YR    CONVTL    327130       52,728      53,749      53,848        308    6.7610    7.0000    10/01/2010    MBS
31374XLK4    FNMA 15 YR    CONVTL    327130      266,428     271,583     272,090      1,554    6.7610    7.0000    10/01/2010    MBS
31374XLK4    FNMA 15 YR    CONVTL    327130      318,204     324,361     324,966      1,856    6.7610    7.0000    10/01/2010    MBS
31374XLK4    FNMA 15 YR    CONVTL    327130       83,297      84,909      85,067        486    6.7610    7.0000    10/01/2010    MBS
31375AL80    FNMA 30 YR    CONVTL    328951      260,309     264,027     267,465      1,627    7.3779    7.5000    01/01/2026    MBS
31375AUX5    FNMA 30 YR    CONVTL    329198    3,613,427   3,717,752   3,712,760     22,584    7.2554    7.5000    11/01/2025    MBS
31375A6Z7    FNMA 15 YR    CONVTL    329488      419,216     409,803     420,524      2,096    6.2692    6.0000    11/01/2010    MBS
31375A6Z7    FNMA 15 YR    CONVTL    329488      673,634     658,507     675,736      3,368    6.2692    6.0000    11/01/2010    MBS
31375A6Z7    FNMA 15 YR    CONVTL    329488      673,634     658,507     675,736      3,368    6.2692    6.0000    11/01/2010    MBS
31375A6Z7    FNMA 15 YR    CONVTL    329488      256,802     251,036     257,603      1,284    6.2692    6.0000    11/01/2010    MBS
31375CNX9    FNMA 30 YR    CONVTL    330806      874,124     809,385     880,129      4,735    7.1175    6.5000    02/01/2026    MBS
31375CNX9    FNMA 30 YR    CONVTL    330806      225,929     209,197     227,481      1,224    7.1175    6.5000    02/01/2026    MBS
31375DFB4    FNMA 30 YR    CONVTL    331462      319,350     295,703     321,544      1,730    7.1180    6.5000    01/01/2026    MBS
31375DPA5    FNMA 30 YR    CONVTL    331717      835,279     804,838     841,017      4,524    6.7947    6.5000    02/01/2026    MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

---------------------------------------------------------------------------------------------------------------------------------
 CUSIP         Issuer                              Par       Book     Market   Accrued    Nominal   Nominal     Maturity   Asset
 Code                                            Value      Value      Value   Interest   Book Yld   Coupon         Date    Type
---------------------------------------------------------------------------------------------------------------------------------
31375DPA5    FNMA 30 YR    CONVTL    331717    835,279    804,838    841,017      4,524    6.7947    6.5000    02/01/2026    MBS
31375DPA5    FNMA 30 YR    CONVTL    331717    835,279    804,838    841,017      4,524    6.7947    6.5000    02/01/2026    MBS
31375DPA5    FNMA 30 YR    CONVTL    331717    417,639    402,419    420,508      2,262    6.7947    6.5000    02/01/2026    MBS
31375DPA5    FNMA 30 YR    CONVTL    331717    417,639    402,418    420,508      2,262    6.7947    6.5000    02/01/2026    MBS
31375DPA5    FNMA 30 YR    CONVTL    331717    835,279    804,838    841,017      4,524    6.7947    6.5000    02/01/2026    MBS
31375EJW2    FNMA 30 YR    CONVTL    332477    101,353     97,587    100,055        507    6.2860    6.0000    02/01/2026    MBS
31375EXW6    FNMA 15 YR    CONVTL    332893     72,483     73,886     74,023        423    6.7630    7.0000    12/01/2010    MBS
31375E6G1    FNMA 30 YR    CONVTL    333071     27,054     25,964     27,603        158    7.3431    7.0000    02/01/2026    MBS
31375FFY9    FNMA 30 YR    CONVTL    333283    472,698    437,690    475,945      2,560    7.1175    6.5000    02/01/2026    MBS
31375FM21    FNMA 30 YR    CONVTL    333477    250,697    250,583    259,667      1,671    8.0041    8.0000    12/01/2026    MBS
31375FSS8    FNMA 30 YR    CONVTL    333629    322,946    299,032    325,165      1,749    7.1180    6.5000    01/01/2026    MBS
31375G4X1    FNMA 30 YR    CONVTL    334838    625,353    579,039    629,649      3,387    7.1175    6.5000    02/01/2026    MBS
31375HBJ2    FNMA 30 YR    CONVTL    334941    191,971    184,837    189,512        960    6.2863    6.0000    01/01/2026    MBS
31375HWW0    FNMA 30 YR    CONVTL    335561    339,900    314,731    342,235      1,841    7.1180    6.5000    01/01/2026    MBS
31375JFN5    FNMA 30 YR    CONVTL    335973     43,908     42,277     43,346        220    6.2860    6.0000    02/01/2026    MBS
31375JFN5    FNMA 30 YR    CONVTL    335973    581,354    559,747    573,907      2,907    6.2860    6.0000    02/01/2026    MBS
31375JYU8    FNMA 30 YR    CONVTL    336523    620,395    574,439    624,657      3,360    7.1169    6.5000    03/01/2026    MBS
31375J2H2    FNMA 30 YR    CONVTL    336576    333,609    308,902    335,901      1,807    7.1175    6.5000    02/01/2026    MBS
31375KGC5    FNMA 30 YR    CONVTL    336895    533,976    494,429    537,644      2,892    7.1175    6.5000    02/01/2026    MBS
31375KKR7    FNMA 30 YR    CONVTL    337004    706,246    653,941    711,098      3,826    7.1175    6.5000    02/01/2026    MBS
31375KKR7    FNMA 30 YR    CONVTL    337004    826,368    765,166    832,045      4,476    7.1175    6.5000    02/01/2026    MBS
31375KQP5    FNMA 30 YR    CONVTL    337162    280,572    259,793    282,500      1,520    7.1175    6.5000    02/01/2026    MBS
31375KQP5    FNMA 30 YR    CONVTL    337162    673,440    653,729    678,067      3,648    6.7353    6.5000    02/01/2026    MBS
31375KQP5    FNMA 30 YR    CONVTL    337162    819,576    795,587    825,206      4,439    6.7353    6.5000    02/01/2026    MBS
31375KVD6    FNMA 30 YR    CONVTL    337312    409,840    379,487    412,656      2,220    7.1175    6.5000    02/01/2026    MBS
31375K4W4    FNMA 30 YR    CONVTL    337537    287,327    266,051    289,301      1,556    7.1180    6.5000    01/01/2026    MBS
31375LJC0    FNMA 30 YR    CONVTL    337859    222,001    213,908    223,526      1,203    6.7941    6.5000    04/01/2026    MBS
31375LJC0    FNMA 30 YR    CONVTL    337859    601,761    579,823    605,895      3,260    6.7941    6.5000    04/01/2026    MBS
31375LJC0    FNMA 30 YR    CONVTL    337859    222,001    213,908    223,526      1,203    6.7941    6.5000    04/01/2026    MBS
31375LJC0    FNMA 30 YR    CONVTL    337859    601,761    579,823    605,895      3,260    6.7941    6.5000    04/01/2026    MBS
31375LJC0    FNMA 30 YR    CONVTL    337859    222,001    213,908    223,526      1,203    6.7941    6.5000    04/01/2026    MBS
31375LJC0    FNMA 30 YR    CONVTL    337859    601,761    579,823    605,895      3,260    6.7941    6.5000    04/01/2026    MBS
31375LPE9    FNMA 30 YR    CONVTL    338021    512,822    494,130    516,345      2,778    6.7944    6.5000    03/01/2026    MBS
31375LYU3    FNMA 30 YR    CONVTL    338323     56,372     54,101     57,517        329    7.3424    7.0000    04/01/2026    MBS
31375LYU3    FNMA 30 YR    CONVTL    338323    706,509    678,046    720,858      4,121    7.3424    7.0000    04/01/2026    MBS
31375MU92    FNMA 30 YR    CONVTL    339108    273,988    264,001    275,870      1,484    6.7944    6.5000    03/01/2026    MBS
31375MU92    FNMA 30 YR    CONVTL    339108    808,148    778,690    813,700      4,377    6.7944    6.5000    03/01/2026    MBS
31375MU92    FNMA 30 YR    CONVTL    339108    808,148    778,690    813,700      4,377    6.7944    6.5000    03/01/2026    MBS
31375MU92    FNMA 30 YR    CONVTL    339108    808,148    778,690    813,700      4,377    6.7944    6.5000    03/01/2026    MBS
31375MU92    FNMA 30 YR    CONVTL    339108    808,148    778,690    813,700      4,377    6.7944    6.5000    03/01/2026    MBS
31375MW41    FNMA 30 YR    CONVTL    339167     44,491     42,699     45,395        260    7.3427    7.0000    03/01/2026    MBS
31375MW41    FNMA 30 YR    CONVTL    339167    855,646    821,175    873,024      4,991    7.3427    7.0000    03/01/2026    MBS
31375MXC2    FNMA 30 YR    CONVTL    339175    629,808    606,397    621,740      3,149    6.2857    6.0000    03/01/2026    MBS
31375MXK4    FNMA 30 YR    CONVTL    339182    247,909    238,871    249,612      1,343    6.7941    6.5000    04/01/2026    MBS
31375M2B8    FNMA 30 YR    CONVTL    339270    288,305    266,949    290,286      1,562    7.1169    6.5000    03/01/2026    MBS
31375NJ36    FNMA 30 YR    CONVTL    339682    569,864    527,651    573,779      3,087    7.1169    6.5000    03/01/2026    MBS
31375NJ36    FNMA 30 YR    CONVTL    339682    755,890    699,897    761,083      4,094    7.1169    6.5000    03/01/2026    MBS
31375NKB6    FNMA 30 YR    CONVTL    339690    787,347    729,014    792,756      4,265    7.1164    6.5000    04/01/2026    MBS
31375NPY1    FNMA 30 YR    CONVTL    339839    105,606    101,681    104,253        528    6.2857    6.0000    03/01/2026    MBS
31375NPY1    FNMA 30 YR    CONVTL    339839    679,441    654,186    670,737      3,397    6.2857    6.0000    03/01/2026    MBS
31375PBZ8    FNMA 30 YR    CONVTL    340356    306,470    295,299    308,575      1,660    6.7944    6.5000    03/01/2026    MBS
31375PBZ8    FNMA 30 YR    CONVTL    340356    794,028    765,085    799,483      4,301    6.7944    6.5000    03/01/2026    MBS
31375PBZ8    FNMA 30 YR    CONVTL    340356    794,028    765,085    799,483      4,301    6.7944    6.5000    03/01/2026    MBS
31375PNJ1    FNMA 30 YR    CONVTL    340693    611,880    566,555    616,084      3,314    7.1169    6.5000    03/01/2026    MBS
31375PNQ5    FNMA 30 YR    CONVTL    340699    374,264    346,546    376,835      2,027    7.1175    6.5000    02/01/2026    MBS
31375PNS1    FNMA 30 YR    CONVTL    340701    428,063    396,360    431,004      2,319    7.1175    6.5000    02/01/2026    MBS
31375QY57    FNMA 30 YR    CONVTL    341932    430,779    398,864    433,738      2,333    7.1164    6.5000    04/01/2026    MBS
31375Q6J8    FNMA 30 YR    CONVTL    342073    206,022    198,513    207,437      1,116    6.7944    6.5000    03/01/2026    MBS
31375Q6J8    FNMA 30 YR    CONVTL    342073    558,448    538,092    562,285      3,025    6.7944    6.5000    03/01/2026    MBS
31375Q6J8    FNMA 30 YR    CONVTL    342073    206,022    198,513    207,437      1,116    6.7944    6.5000    03/01/2026    MBS
31375Q6J8    FNMA 30 YR    CONVTL    342073    558,448    538,092    562,285      3,025    6.7944    6.5000    03/01/2026    MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
 CUSIP         Issuer                              Par        Book     Market    Accrued    Nominal   Nominal     Maturity   Asset
 Code                                            Value       Value      Value   Interest   Book Yld   Coupon          Date    Type
-----------------------------------------------------------------------------------------------------------------------------------
31375Q6J8    FNMA 30 YR     CONVTL    342073    206,022    198,513    207,437      1,116    6.7944    6.5000    03/01/2026    MBS
31375Q6J8    FNMA 30 YR     CONVTL    342073    558,448    538,092    562,285      3,025    6.7944    6.5000    03/01/2026    MBS
31375RH62    FNMA 30 YR     CONVTL    342353    117,279    108,590    118,085        635    7.1164    6.5000    04/01/2026    MBS
31375RH62    FNMA 30 YR     CONVTL    342353    327,897    303,604    330,150      1,776    7.1164    6.5000    04/01/2026    MBS
31375RH62    FNMA 30 YR     CONVTL    342353     21,525     19,930     21,673        117    7.1164    6.5000    04/01/2026    MBS
31375RH62    FNMA 30 YR     CONVTL    342353    419,049    388,003    421,928      2,270    7.1164    6.5000    04/01/2026    MBS
31375RH62    FNMA 30 YR     CONVTL    342353    373,046    345,408    375,609      2,021    7.1164    6.5000    04/01/2026    MBS
31375RH62    FNMA 30 YR     CONVTL    342353    392,821    363,717    395,520      2,128    7.1164    6.5000    04/01/2026    MBS
31375RH62    FNMA 30 YR     CONVTL    342353    827,100    765,822    832,782      4,480    7.1164    6.5000    04/01/2026    MBS
31375RH62    FNMA 30 YR     CONVTL    342353     41,175     38,125     41,458        223    7.1164    6.5000    04/01/2026    MBS
31375RH62    FNMA 30 YR     CONVTL    342353    413,991    383,320    416,835      2,242    7.1164    6.5000    04/01/2026    MBS
31375RH62    FNMA 30 YR     CONVTL    342353    120,228    111,321    121,054        651    7.1164    6.5000    04/01/2026    MBS
31375RH62    FNMA 30 YR     CONVTL    342353    303,357    280,882    305,441      1,643    7.1164    6.5000    04/01/2026    MBS
31375RH62    FNMA 30 YR     CONVTL    342353    613,324    567,884    617,538      3,322    7.1164    6.5000    04/01/2026    MBS
31375RH62    FNMA 30 YR     CONVTL    342353    670,316    620,654    674,921      3,631    7.1164    6.5000    04/01/2026    MBS
31375RH70    FNMA 30 YR     CONVTL    342354    225,271    217,059    226,819      1,220    6.7941    6.5000    04/01/2026    MBS
31375RH70    FNMA 30 YR     CONVTL    342354    610,624    588,363    614,819      3,308    6.7941    6.5000    04/01/2026    MBS
31375RH70    FNMA 30 YR     CONVTL    342354    225,271    217,059    226,819      1,220    6.7941    6.5000    04/01/2026    MBS
31375RH70    FNMA 30 YR     CONVTL    342354    610,624    588,363    614,819      3,308    6.7941    6.5000    04/01/2026    MBS
31375RH70    FNMA 30 YR     CONVTL    342354    225,271    217,059    226,819      1,220    6.7941    6.5000    04/01/2026    MBS
31375RH70    FNMA 30 YR     CONVTL    342354    610,624    588,363    614,819      3,308    6.7941    6.5000    04/01/2026    MBS
31375SCL2    FNMA 30 YR     CONVTL    343075    385,074    356,545    387,719      2,086    7.1164    6.5000    04/01/2026    MBS
31375SCU2    FNMA 30 YR     CONVTL    343083    212,007    204,278    213,463      1,148    6.7941    6.5000    04/01/2026    MBS
31375SCU2    FNMA 30 YR     CONVTL    343083    574,671    553,722    578,619      3,113    6.7941    6.5000    04/01/2026    MBS
31375SCU2    FNMA 30 YR     CONVTL    343083    212,007    204,278    213,463      1,148    6.7941    6.5000    04/01/2026    MBS
31375SCU2    FNMA 30 YR     CONVTL    343083    574,671    553,722    578,619      3,113    6.7941    6.5000    04/01/2026    MBS
31375SVH0    FNMA 30 YR     CONVTL    343616    821,181    760,341    826,823      4,448    7.1164    6.5000    04/01/2026    MBS
31375SVH0    FNMA 30 YR     CONVTL    343616    179,785    166,465    181,020        974    7.1164    6.5000    04/01/2026    MBS
31375S3R9    FNMA 30 YR     CONVTL    343808    791,675    733,021    797,114      4,288    7.1164    6.5000    04/01/2026    MBS
31375TGX0    FNMA 30 YR     CONVTL    344114    354,644    328,370    357,080      1,921    7.1164    6.5000    04/01/2026    MBS
31375TSE9    FNMA 30 YR     CONVTL    344417     81,933     83,104     84,185        512    7.3784    7.5000    06/01/2026    MBS
31375TSE9    FNMA 30 YR     CONVTL    344417    196,571    199,379    201,975      1,229    7.3784    7.5000    06/01/2026    MBS
31375U3X1    FNMA 30 YR     CONVTL    345614    207,983    192,572    209,412      1,127    7.1158    6.5000    05/01/2026    MBS
31375U3X1    FNMA 30 YR     CONVTL    345614    158,854    147,083    159,945        860    7.1158    6.5000    05/01/2026    MBS
31375U3X1    FNMA 30 YR     CONVTL    345614    246,952    228,653    248,649      1,338    7.1158    6.5000    05/01/2026    MBS
31375U3X1    FNMA 30 YR     CONVTL    345614    238,919    230,208    240,560      1,294    6.7938    6.5000    05/01/2026    MBS
31375U3X1    FNMA 30 YR     CONVTL    345614    647,620    624,007    652,069      3,508    6.7938    6.5000    05/01/2026    MBS
31375U3X1    FNMA 30 YR     CONVTL    345614    238,919    230,208    240,560      1,294    6.7938    6.5000    05/01/2026    MBS
31375U3X1    FNMA 30 YR     CONVTL    345614    647,620    624,007    652,069      3,508    6.7938    6.5000    05/01/2026    MBS
31375U3X1    FNMA 30 YR     CONVTL    345614    238,919    230,208    240,560      1,294    6.7938    6.5000    05/01/2026    MBS
31375U3X1    FNMA 30 YR     CONVTL    345614    647,620    624,007    652,069      3,508    6.7938    6.5000    05/01/2026    MBS
31375VLQ4    FNMA 30 YR     CONVTL    346035    180,441    167,070    181,681        977    7.1158    6.5000    05/01/2026    MBS
31375WV73    FNMA 30 YR     CONVTL    347238    403,165    373,285    405,935      2,184    7.1153    6.5000    06/01/2026    MBS
31375W5N7    FNMA 30 YR     CONVTL    347453    773,086    715,779    778,637      4,188    7.1148    6.5000    07/01/2026    MBS
31376AXZ6    FNMA 30 YR     CONVTL    349996     28,158     26,071     28,351        153    7.1148    6.5000    07/01/2026    MBS
31376AXZ6    FNMA 30 YR     CONVTL    349996    959,152    888,052    965,741      5,195    7.1148    6.5000    07/01/2026    MBS
31376WPE4    FNMA 30 YR     CONVTL    367721    508,649    490,083    512,143      2,755    6.7920    6.5000    12/01/2026    MBS
31376WPE4    FNMA 30 YR     CONVTL    367721    574,690    553,714    578,638      3,113    6.7920    6.5000    12/01/2026    MBS
31376WPE4    FNMA 30 YR     CONVTL    367721    547,530    527,545    551,292      2,966    6.7920    6.5000    12/01/2026    MBS
31376WPE4    FNMA 30 YR     CONVTL    367721    192,469    185,444    193,791      1,043    6.7920    6.5000    12/01/2026    MBS
31376WPE4    FNMA 30 YR     CONVTL    367721    621,469    598,785    625,738      3,366    6.7920    6.5000    12/01/2026    MBS
31376WPE4    FNMA 30 YR     CONVTL    367721    828,377    798,140    834,068      4,487    6.7920    6.5000    12/01/2026    MBS
31376WPE4    FNMA 30 YR     CONVTL    367721    828,377    798,140    834,068      4,487    6.7920    6.5000    12/01/2026    MBS
31376WPE4    FNMA 30 YR     CONVTL    367721    828,377    798,140    834,068      4,487    6.7920    6.5000    12/01/2026    MBS
31376WPE4    FNMA 30 YR     CONVTL    367721    828,377    798,140    834,068      4,487    6.7920    6.5000    12/01/2026    MBS
31376WPE4    FNMA 30 YR     CONVTL    367721    828,377    798,140    834,068      4,487    6.7920    6.5000    12/01/2026    MBS
31377K4S1    FNMA 30 YR     CONVTL    379833    327,963    337,442    336,877      2,050    7.2603    7.5000    10/01/2027    MBS
31377ZYE6    FNMA 30 YR     CONVTL    392309    238,104    241,507    244,576      1,488    7.3797    7.5000    06/01/2027    MBS
31378CPF3    FNMA 7 YR B    ALLOON    394722    282,891    285,333    285,545      1,650    6.8115    7.0000    07/01/2004    MBS
31378CPF3    FNMA 7 YR B    ALLOON    394722     40,717     41,069     41,099        238    6.8115    7.0000    07/01/2004    MBS
31378CX98    FNMA 7 YR B    ALLOON    395004    238,702    240,769    240,941      1,392    6.8132    7.0000    08/01/2004    MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

------------------------------------------------------------------------------------------------------------------------------------
 CUSIP         Issuer                               Par      Book        Market   Accrued    Nominal   Nominal      Maturity   Asset
 Code                                             Value     Value         Value   Interest   Book Yld   Coupon          Date    Type
------------------------------------------------------------------------------------------------------------------------------------
31378CX98    FNMA 7 YR B    ALLOON    395004    354,405    357,474      357,729      2,067    6.8132    7.0000    08/01/2004    MBS
31378DP53    FNMA 30 YR     CONVTL    395644    853,834    866,039      877,306      5,336    7.3799    7.5000    08/01/2027    MBS
31378DP53    FNMA 30 YR     CONVTL    395644    480,274    487,139      493,477      3,002    7.3799    7.5000    08/01/2027    MBS
31378DP53    FNMA 30 YR     CONVTL    395644    899,760    912,620      924,494      5,624    7.3799    7.5000    08/01/2027    MBS
31378DP53    FNMA 30 YR     CONVTL    395644    899,760    912,620      924,494      5,624    7.3799    7.5000    08/01/2027    MBS
31378DP53    FNMA 30 YR     CONVTL    395644    899,760    912,620      924,494      5,624    7.3799    7.5000    08/01/2027    MBS
31378DP53    FNMA 30 YR     CONVTL    395644    899,760    912,620      924,494      5,624    7.3799    7.5000    08/01/2027    MBS
31378DP53    FNMA 30 YR     CONVTL    395644    899,760    912,620      924,494      5,624    7.3799    7.5000    08/01/2027    MBS
31378DP53    FNMA 30 YR     CONVTL    395644    899,760    912,620      924,494      5,624    7.3799    7.5000    08/01/2027    MBS
31378DP53    FNMA 30 YR     CONVTL    395644    482,051    488,941      495,303      3,013    7.3799    7.5000    08/01/2027    MBS
31378DST8    FNMA 30 YR     CONVTL    395730    599,426    612,415      615,718      3,746    7.3191    7.5000    09/01/2027    MBS
31378DT26    FNMA 30 YR     CONVTL    395769     25,493     25,858       26,186        159    7.3801    7.5000    10/01/2027    MBS
31378DT26    FNMA 30 YR     CONVTL    395769    308,320    312,727      316,700      1,927    7.3801    7.5000    10/01/2027    MBS
31378FS48    FNMA 7 YR B    ALLOON    397539     75,498     76,152       76,206        440    6.8132    7.0000    08/01/2004    MBS
31378FS48    FNMA 7 YR B    ALLOON    397539    473,086    477,183      477,524      2,760    6.8132    7.0000    08/01/2004    MBS
31378FS48    FNMA 7 YR B    ALLOON    397539    569,461    574,392      574,803      3,322    6.8132    7.0000    08/01/2004    MBS
31378FS48    FNMA 7 YR B    ALLOON    397539    104,302    105,205      105,280        608    6.8132    7.0000    08/01/2004    MBS
31378GCK7    FNMA 30 YR     CONVTL    397974    662,931    668,255      680,949      4,143    7.4323    7.5000    10/01/2027    MBS
31378GPU1    FNMA 30 YR     CONVTL    398335    948,641    947,460      954,864      5,138    6.5095    6.5000    04/01/2028    MBS
31378G2Y8    FNMA 30 YR     CONVTL    398691    181,313    183,905      186,241      1,133    7.3799    7.5000    08/01/2027    MBS
31378HG54    FNMA 30 YR     CONVTL    399020    441,353    445,034      453,349      2,758    7.4296    7.5000    09/01/2027    MBS
31378H7B1    FNMA 30 YR     CONVTL    399690    624,980    630,193      641,967      3,906    7.4296    7.5000    09/01/2027    MBS
31378H7B1    FNMA 30 YR     CONVTL    399690    268,195    270,432      275,485      1,676    7.4296    7.5000    09/01/2027    MBS
31378H7B1    FNMA 30 YR     CONVTL    399690    474,265    478,221      487,156      2,964    7.4296    7.5000    09/01/2027    MBS
31378LCQ3    FNMA 30 YR     CONVTL    401579    323,443    332,792      332,234      2,022    7.2607    7.5000    12/01/2027    MBS
31378LZQ8    FNMA 30 YR     CONVTL    402251    956,248    920,647      943,692      4,781    6.2795    6.0000    12/01/2027    MBS
31378LZQ8    FNMA 30 YR     CONVTL    402251    331,404    319,066      327,053      1,657    6.2795    6.0000    12/01/2027    MBS
31378PYY3    FNMA 30 YR     CONVTL    404927    227,249    230,498      233,426      1,420    7.3802    7.5000    12/01/2027    MBS
31378PYY3    FNMA 30 YR     CONVTL    404927     15,910     16,138       16,342         99    7.3802    7.5000    12/01/2027    MBS
31378RW39    FNMA 30 YR     CONVTL    406666    276,232    274,518      278,044      1,496    6.5477    6.5000    05/01/2028    MBS
31378RW39    FNMA 30 YR     CONVTL    406666    762,335    757,604      767,336      4,129    6.5477    6.5000    05/01/2028    MBS
31378SAH0    FNMA 30 YR     CONVTL    406908    310,897    315,342      319,347      1,943    7.3806    7.5000    04/01/2028    MBS
31378SAU1    FNMA 30 YR     CONVTL    406919    695,087    690,773      699,647      3,765    6.5477    6.5000    05/01/2028    MBS
31378SAU1    FNMA 30 YR     CONVTL    406919    310,824    308,896      312,863      1,684    6.5477    6.5000    05/01/2028    MBS
31378SR33    FNMA 30 YR     CONVTL    407406    917,923    903,878      905,871      4,590    6.1123    6.0000    05/01/2028    MBS
31378TQG3    FNMA 30 YR     CONVTL    408255     54,881     54,042       54,160        274    6.1125    6.0000    03/01/2028    MBS
31378TQG3    FNMA 30 YR     CONVTL    408255     88,233     86,883       87,075        441    6.1125    6.0000    03/01/2028    MBS
31378TQG3    FNMA 30 YR     CONVTL    408255     56,961     56,090       56,213        285    6.1125    6.0000    03/01/2028    MBS
31378TQG3    FNMA 30 YR     CONVTL    408255     42,972     42,315       42,408        215    6.1125    6.0000    03/01/2028    MBS
31378TQG3    FNMA 30 YR     CONVTL    408255     39,571     38,966       39,051        198    6.1125    6.0000    03/01/2028    MBS
31378TQG3    FNMA 30 YR     CONVTL    408255    703,055    692,297      693,824      3,515    6.1125    6.0000    03/01/2028    MBS
31378TQG3    FNMA 30 YR     CONVTL    408255    274,774    270,570      271,166      1,374    6.1125    6.0000    03/01/2028    MBS
31378UDJ8    FNMA 30 YR     CONVTL    408805    234,649    238,003      241,027      1,467    7.3803    7.5000    01/01/2028    MBS
31378UVA7    FNMA 30 YR     CONVTL    409309    380,260    385,697      385,101      2,377    7.3808    7.5000    06/01/2028    MBS
31378XCY0    FNMA 15 YR     CONVTL    411487    513,936    514,176      515,221      2,570    5.9951    6.0000    03/01/2013    MBS
31378XSK3    FNMA 30 YR     CONVTL    411922  1,642,775  1,690,256    1,687,426     10,267    7.2608    7.5000    01/01/2028    MBS
31378X3A2    FNMA 30 YR     CONVTL    412193    272,405    276,300      279,809      1,703    7.3804    7.5000    02/01/2028    MBS
31378YM76    FNMA 30 YR     CONVTL    412682     87,837     86,493       86,684        439    6.1125    6.0000    03/01/2028    MBS
31378YM76    FNMA 30 YR     CONVTL    412682    990,000    974,852      977,001      4,950    6.1125    6.0000    03/01/2028    MBS
31378YM76    FNMA 30 YR     CONVTL    412682    301,255    296,646      297,300      1,506    6.1125    6.0000    03/01/2028    MBS
31378YM76    FNMA 30 YR     CONVTL    412682    281,152    276,851      277,460      1,406    6.1125    6.0000    03/01/2028    MBS
31379ASB2    FNMA 30 YR     CONVTL    413714    969,799    997,833      996,158      6,061    7.2616    7.5000    05/01/2028    MBS
31379A6V2    FNMA 15 YR     CONVTL    414084     23,779     24,104       24,113        129    6.3528    6.5000    01/01/2013    MBS
31379CY62    FNMA 30 YR     CONVTL    415733    688,744    678,206      679,701      3,444    6.1124    6.0000    04/01/2028    MBS
31379CY62    FNMA 30 YR     CONVTL    415733    708,847    698,001      699,540      3,544    6.1124    6.0000    04/01/2028    MBS
31379CZ79    FNMA 30 YR     CONVTL    415766    990,000    974,852      977,001      4,950    6.1123    6.0000    05/01/2028    MBS
31379CZ79    FNMA 30 YR     CONVTL    415766    286,945    282,555      283,177      1,435    6.1123    6.0000    05/01/2028    MBS
31379DYB9    FNMA 30 YR     CONVTL    416606    311,438    313,577      313,481      1,687    6.4481    6.5000    11/01/2028    MBS
31379EAW7    FNMA 30 YR     CONVTL    416821    136,239    135,858      137,133        738    6.5215    6.5000    02/01/2028    MBS
31379ECD7    FNMA 15 YR     CONVTL    416868    497,838    498,071      499,083      2,489    5.9952    6.0000    07/01/2013    MBS
31379E5M5    FNMA 30 YR     CONVTL    417652     22,391     22,712       23,007        140    7.3798    7.5000    07/01/2027    MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
 CUSIP         Issuer                             Par         Book       Market     Accrued   Nominal   Nominal    Maturity   Asset
 Code                                            Value       Value        Value    Interest   Book Yld  Coupon         Date    Type
-----------------------------------------------------------------------------------------------------------------------------------
31379E5M5    FNMA 30 YR    CONVTL    417652     342,353    347,247      351,764      2,140    7.3798    7.5000    07/01/2027    MBS
31379FLW2    FNMA 30 YR    CONVTL    418041     623,001    622,224      627,088      3,375    6.5096    6.5000    04/01/2028    MBS
31379FLW2    FNMA 30 YR    CONVTL    418041     856,353    855,285      861,971      4,639    6.5096    6.5000    04/01/2028    MBS
31379F5J9    FNMA 30 YR    CONVTL    418549     715,226    704,283      705,835      3,576    6.1123    6.0000    05/01/2028    MBS
31379F5J9    FNMA 30 YR    CONVTL    418549     563,727    555,102      556,325      2,819    6.1123    6.0000    05/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     277,219    279,123      279,038      1,502    6.4477    6.5000    03/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     620,300    624,559      624,369      3,360    6.4477    6.5000    03/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     277,219    279,123      279,038      1,502    6.4477    6.5000    03/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     620,300    624,559      624,369      3,360    6.4477    6.5000    03/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     277,219    279,123      279,038      1,502    6.4477    6.5000    03/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     620,300    624,559      624,369      3,360    6.4477    6.5000    03/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     277,219    279,123      279,038      1,502    6.4477    6.5000    03/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     620,300    624,559      624,369      3,360    6.4477    6.5000    03/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     277,219    279,123      279,038      1,502    6.4477    6.5000    03/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     620,300    624,559      624,369      3,360    6.4477    6.5000    03/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     448,760    451,841      451,704      2,431    6.4477    6.5000    03/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     150,011    151,042      150,995        813    6.4477    6.5000    03/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     275,325    277,216      277,131      1,491    6.4477    6.5000    03/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     299,022    301,075      300,984      1,620    6.4477    6.5000    03/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     234,052    235,660      235,587      1,268    6.4477    6.5000    03/01/2028    MBS
31379GTZ5    FNMA 30 YR    CONVTL    419168     126,929    127,801      127,762        688    6.4477    6.5000    03/01/2028    MBS
31379GWT5    FNMA 15 YR    CONVTL    419258     254,792    254,911      255,429      1,274    5.9951    6.0000    04/01/2013    MBS
31379HRN2    FNMA 30 YR    CONVTL    419993     191,265    190,078      192,520      1,036    6.5477    6.5000    05/01/2028    MBS
31379HRN2    FNMA 30 YR    CONVTL    419993     841,653    836,430      847,174      4,559    6.5477    6.5000    05/01/2028    MBS
31379JGV2    FNMA 30 YR    CONVTL    420612  16,871,140 17,085,466   17,213,793     98,415    6.8932    7.0000    12/01/2023    MBS
31379JG34    FNMA 30 YR    CONVTL    420618  13,441,941 13,829,413   13,833,370     84,012    7.2460    7.5000    12/01/2022    MBS
31379JHA7    FNMA 30 YR    CONVTL    420625  15,826,866 16,411,212   16,420,373    105,512    7.6715    8.0000    12/01/2024    MBS
31379JHB5    FNMA 30 YR    CONVTL    420626  11,547,401 11,973,921   11,962,299     76,983    7.6805    8.0000    08/01/2027    MBS
31379KSR5    FNMA 30 YR    CONVTL    421828     953,468    981,029      979,383      5,959    7.2614    7.5000    04/01/2028    MBS
31379K3L5    FNMA 15 YR    CONVTL    422103     390,073    390,255      391,048      1,950    5.9951    6.0000    05/01/2013    MBS
31379LV99    FNMA 15 YR    CONVTL    422840     337,626    336,662      342,373      1,829    6.5309    6.5000    04/01/2013    MBS
31379LV99    FNMA 15 YR    CONVTL    422840     531,300    529,782      538,770      2,878    6.5309    6.5000    04/01/2013    MBS
31379MCZ0    FNMA 15 YR    CONVTL    423188     134,444    134,507      134,780        672    5.9952    6.0000    06/01/2013    MBS
31379MD89    FNMA 30 YR    CONVTL    423227     950,429    935,886      937,950      4,752    6.1121    6.0000    07/01/2028    MBS
31379MFL8    FNMA 15 YR    CONVTL    423271     356,708    363,656      364,288      2,081    6.7842    7.0000    01/01/2013    MBS
31379MFR5    FNMA 30 YR    CONVTL    423276   3,297,342  3,392,645    3,387,986     20,608    7.2608    7.5000    01/01/2028    MBS
31379NGW1    FNMA 30 YR    CONVTL    424213     459,888    457,034      462,905      2,491    6.5477    6.5000    05/01/2028    MBS
31379NGW1    FNMA 30 YR    CONVTL    424213     431,970    429,289      434,804      2,340    6.5477    6.5000    05/01/2028    MBS
31379NGW1    FNMA 30 YR    CONVTL    424213     298,070    296,221      300,025      1,615    6.5477    6.5000    05/01/2028    MBS
31379NGW1    FNMA 30 YR    CONVTL    424213     391,160    388,733      393,726      2,119    6.5477    6.5000    05/01/2028    MBS
31379NGW1    FNMA 30 YR    CONVTL    424213     198,782    197,549      200,086      1,077    6.5477    6.5000    05/01/2028    MBS
31379NGW1    FNMA 30 YR    CONVTL    424213     294,781    292,952      296,715      1,597    6.5477    6.5000    05/01/2028    MBS
31379NGW1    FNMA 30 YR    CONVTL    424213     423,328    420,701      426,105      2,293    6.5477    6.5000    05/01/2028    MBS
31379NKU0    FNMA 15 YR    CONVTL    424307     711,908    709,874      721,917      3,856    6.5305    6.5000    07/01/2013    MBS
31379NKU0    FNMA 15 YR    CONVTL    424307     916,706    914,087      929,595      4,965    6.5305    6.5000    07/01/2013    MBS
31379NKU0    FNMA 15 YR    CONVTL    424307     916,706    914,087      929,595      4,965    6.5305    6.5000    07/01/2013    MBS
31379NKU0    FNMA 15 YR    CONVTL    424307     916,706    914,087      929,595      4,965    6.5305    6.5000    07/01/2013    MBS
31379NKU0    FNMA 15 YR    CONVTL    424307     916,706    914,087      929,595      4,965    6.5305    6.5000    07/01/2013    MBS
31379PZP0    FNMA 30 YR    CONVTL    425650     893,263    887,720      899,123      4,839    6.5477    6.5000    05/01/2028    MBS
31379PZ21    FNMA 30 YR    CONVTL    425661     364,045    361,786      366,433      1,972    6.5477    6.5000    05/01/2028    MBS
31379PZ21    FNMA 30 YR    CONVTL    425661     662,976    658,861      667,325      3,591    6.5477    6.5000    05/01/2028    MBS
31379QA91    FNMA 30 YR    CONVTL    425832   1,862,695  1,916,538    1,913,323     11,642    7.2614    7.5000    04/01/2028    MBS
31379QG20    FNMA 30 YR    CONVTL    426017   1,381,946  1,421,894    1,419,507      8,637    7.2616    7.5000    05/01/2028    MBS
31379QQ45    FNMA 30 YR    CONVTL    426275     693,431    691,489      697,980      3,756    6.5214    6.5000    08/01/2028    MBS
31379Q2S8    FNMA 30 YR    CONVTL    426585      88,869     90,726       90,646        518    6.8351    7.0000    07/01/2028    MBS
31379Q2S8    FNMA 30 YR    CONVTL    426585      83,319     82,199       84,985        486    7.1091    7.0000    07/01/2028    MBS
31379Q2S8    FNMA 30 YR    CONVTL    426585      83,626     82,502       85,299        488    7.1091    7.0000    07/01/2028    MBS
31379Q2S8    FNMA 30 YR    CONVTL    426585      79,243     78,178       80,828        462    7.1091    7.0000    07/01/2028    MBS
31379Q2S8    FNMA 30 YR    CONVTL    426585      79,476     78,408       81,066        464    7.1091    7.0000    07/01/2028    MBS
31379Q2S8    FNMA 30 YR    CONVTL    426585      75,888     74,868       77,406        443    7.1091    7.0000    07/01/2028    MBS
31379Q2S8    FNMA 30 YR    CONVTL    426585      76,072     75,050       77,593        444    7.1091    7.0000    07/01/2028    MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

------------------------------------------------------------------------------------------------------------------------------------
 CUSIP         Issuer                             Par          Book       Market   Accrued    Nominal    Nominal     Maturity  Asset
 Code                                           Value         Value        Value   Interest   Book Yld   Coupon        Date    Type
------------------------------------------------------------------------------------------------------------------------------------
31379Q2S8    FNMA 30 YR    CONVTL    426585     73,054       72,072       74,515        426    7.1091    7.0000    07/01/2028    MBS
31379Q2S8    FNMA 30 YR    CONVTL    426585     70,303       69,359       71,709        410    7.1091    7.0000    07/01/2028    MBS
31379RVB1    FNMA 30 YR    CONVTL    427310    493,088      491,707      496,323      2,671    6.5214    6.5000    08/01/2028    MBS
31379SA71    FNMA 30 YR    CONVTL    427630    315,389      319,899      323,961      1,971    7.3808    7.5000    06/01/2028    MBS
31379SDA1    FNMA 30 YR    CONVTL    427697    450,760      447,962      453,717      2,442    6.5477    6.5000    05/01/2028    MBS
31379SHH2    FNMA 30 YR    CONVTL    427832     34,083       33,562       33,635        170    6.1123    6.0000    05/01/2028    MBS
31379SQF6    FNMA 30 YR    CONVTL    428054  1,117,409    1,149,711    1,147,780      6,984    7.2616    7.5000    05/01/2028    MBS
31379SYE0    FNMA 30 YR    CONVTL    428309     79,785       79,562       80,308        432    6.5215    6.5000    05/01/2028    MBS
31379TJX3    FNMA 15 YR    CONVTL    428778    459,460      465,728      465,920      2,489    6.3573    6.5000    10/01/2013    MBS
31379TJX3    FNMA 15 YR    CONVTL    428778    533,313      540,587      540,811      2,889    6.3573    6.5000    10/01/2013    MBS
31379TKG8    FNMA 30 YR    CONVTL    428795  1,101,956    1,133,811    1,131,907      6,887    7.2616    7.5000    05/01/2028    MBS
31379T4F8    FNMA 30 YR    CONVTL    429322    160,051      157,899      163,252        934    7.1093    7.0000    05/01/2028    MBS
31379T4F8    FNMA 30 YR    CONVTL    429322    490,723      484,125      500,537      2,863    7.1093    7.0000    05/01/2028    MBS
31379UDY4    FNMA 30 YR    CONVTL    429519    981,128      975,039      987,564      5,314    6.5477    6.5000    05/01/2028    MBS
31379UY47    FNMA 30 YR    CONVTL    430131    786,685      776,107      802,419      4,589    7.1091    7.0000    07/01/2028    MBS
31379UY47    FNMA 30 YR    CONVTL    430131    464,214      457,973      473,498      2,708    7.1091    7.0000    07/01/2028    MBS
31379UY47    FNMA 30 YR    CONVTL    430131    328,040      323,630      334,601      1,914    7.1091    7.0000    07/01/2028    MBS
31379U4H1    FNMA 15 YR    CONVTL    430224    254,249      253,523      257,824      1,377    6.5305    6.5000    07/01/2013    MBS
31379VU31    FNMA 30 YR    CONVTL    430902    508,922      512,416      512,261      2,757    6.4481    6.5000    10/01/2028    MBS
31379WKY2    FNMA 30 YR    CONVTL    431511    979,008      972,932      985,430      5,303    6.5475    6.5000    08/01/2028    MBS
31379WKY2    FNMA 30 YR    CONVTL    431511    979,008      972,932      985,430      5,303    6.5475    6.5000    08/01/2028    MBS
31379WKY2    FNMA 30 YR    CONVTL    431511    979,008      972,932      985,430      5,303    6.5475    6.5000    08/01/2028    MBS
31379WKY2    FNMA 30 YR    CONVTL    431511    979,008      972,932      985,430      5,303    6.5475    6.5000    08/01/2028    MBS
31379WKY2    FNMA 30 YR    CONVTL    431511    979,008      972,932      985,430      5,303    6.5475    6.5000    08/01/2028    MBS
31379WMM6    FNMA 30 YR    CONVTL    431564    853,669      842,190      870,742      4,980    7.1091    7.0000    07/01/2028    MBS
31379WMM6    FNMA 30 YR    CONVTL    431564    503,452      496,683      513,521      2,937    7.1091    7.0000    07/01/2028    MBS
31379WMM6    FNMA 30 YR    CONVTL    431564    264,326      260,772      269,613      1,542    7.1091    7.0000    07/01/2028    MBS
31379WMX2    FNMA 15 YR    CONVTL    431574    332,159      331,210      336,829      1,799    6.5305    6.5000    07/01/2013    MBS
31379WMX2    FNMA 15 YR    CONVTL    431574    974,340      971,555      988,039      5,278    6.5305    6.5000    07/01/2013    MBS
31379WMX2    FNMA 15 YR    CONVTL    431574    974,340      971,555      988,039      5,278    6.5305    6.5000    07/01/2013    MBS
31379WMX2    FNMA 15 YR    CONVTL    431574    974,340      971,555      988,039      5,278    6.5305    6.5000    07/01/2013    MBS
31379WMX2    FNMA 15 YR    CONVTL    431574    974,340      971,555      988,039      5,278    6.5305    6.5000    07/01/2013    MBS
31379WMX2    FNMA 15 YR    CONVTL    431574    974,340      971,555      988,039      5,278    6.5305    6.5000    07/01/2013    MBS
31379WMX2    FNMA 15 YR    CONVTL    431574    986,198      983,380    1,000,064      5,342    6.5305    6.5000    07/01/2013    MBS
31379WMX2    FNMA 15 YR    CONVTL    431574    974,340      971,555      988,039      5,278    6.5305    6.5000    07/01/2013    MBS
31379WMX2    FNMA 15 YR    CONVTL    431574    974,340      971,555      988,039      5,278    6.5305    6.5000    07/01/2013    MBS
31379WMX2    FNMA 15 YR    CONVTL    431574    962,481      959,731      976,013      5,213    6.5305    6.5000    07/01/2013    MBS
31379WMX2    FNMA 15 YR    CONVTL    431574    974,340      971,555      988,039      5,278    6.5305    6.5000    07/01/2013    MBS
31379WMX2    FNMA 15 YR    CONVTL    431574    974,340      971,555      988,039      5,278    6.5305    6.5000    07/01/2013    MBS
31379WMX2    FNMA 15 YR    CONVTL    431574    974,340      971,555      988,039      5,278    6.5305    6.5000    07/01/2013    MBS
31379WUZ8    FNMA 30 YR    CONVTL    431800     59,676       60,529       61,316        373    7.3807    7.5000    05/01/2028    MBS
31379WV79    FNMA 30 YR    CONVTL    431838    336,930      341,747      346,088      2,106    7.3807    7.5000    05/01/2028    MBS
31379WWM5    FNMA 15 YR    CONVTL    431852    810,540      808,224      821,936      4,390    6.5306    6.5000    06/01/2013    MBS
31379XMX0    FNMA 30 YR    CONVTL    432474    655,495      646,681      668,605      3,824    7.1092    7.0000    06/01/2028    MBS
31379XMX0    FNMA 30 YR    CONVTL    432474    508,084      501,253      518,246      2,964    7.1092    7.0000    06/01/2028    MBS
31379XMX0    FNMA 30 YR    CONVTL    432474    517,280      510,326      527,626      3,017    7.1092    7.0000    06/01/2028    MBS
31379XZC2    FNMA 15 YR    CONVTL    432839    246,691      245,987      250,159      1,336    6.5305    6.5000    07/01/2013    MBS
31379YAE3    FNMA 30 YR    CONVTL    433005    667,111      676,650      685,243      4,169    7.3809    7.5000    07/01/2028    MBS
31379YAE3    FNMA 30 YR    CONVTL    433005    667,111      676,650      685,243      4,169    7.3809    7.5000    07/01/2028    MBS
31379YAE3    FNMA 30 YR    CONVTL    433005    667,111      676,650      685,243      4,169    7.3809    7.5000    07/01/2028    MBS
31379YAE3    FNMA 30 YR    CONVTL    433005    667,111      676,650      685,243      4,169    7.3809    7.5000    07/01/2028    MBS
31379YEC3    FNMA 15 YR    CONVTL    433131    460,919      459,602      467,400      2,497    6.5304    6.5000    08/01/2013    MBS
31379YEC3    FNMA 15 YR    CONVTL    433131    209,834      209,235      212,784      1,137    6.5304    6.5000    08/01/2013    MBS
31379YEC3    FNMA 15 YR    CONVTL    433131    115,261      114,932      116,882        624    6.5304    6.5000    08/01/2013    MBS
31379YEC3    FNMA 15 YR    CONVTL    433131    115,787      115,457      117,415        627    6.5304    6.5000    08/01/2013    MBS
31379YEK5    FNMA 15 YR    CONVTL    433138    703,443      699,534      705,202      3,517    6.0573    6.0000    09/01/2013    MBS
31379YEU3    FNMA 15 YR    CONVTL    433147     37,359       37,377       37,452        187    5.9952    6.0000    10/01/2013    MBS
31379YEU3    FNMA 15 YR    CONVTL    433147    477,267      477,490      478,460      2,386    5.9952    6.0000    10/01/2013    MBS
31379YJ95    FNMA 15 YR    CONVTL    433288    565,395      573,104      573,344      3,063    6.3553    6.5000    06/01/2013    MBS
31379YUR2    FNMA 30 YR    CONVTL    433592    311,665      313,805      313,710      1,688    6.4480    6.5000    09/01/2028    MBS
31379YUR2    FNMA 30 YR    CONVTL    433592    697,373      702,161      701,948      3,777    6.4480    6.5000    09/01/2028    MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
 CUSIP         Issuer                            Par         Book        Market   Accrued    Nominal   Nominal     Maturity   Asset
 Code                                          Value        Value         Value   Interest   Book Yld   Coupon        Date    Type
-----------------------------------------------------------------------------------------------------------------------------------
31379YUR2    FNMA 30 YR    CONVTL    433592   311,665      313,805      313,710     1,688    6.4480    6.5000    09/01/2028    MBS
31379YUR2    FNMA 30 YR    CONVTL    433592   697,373      702,161      701,948     3,777    6.4480    6.5000    09/01/2028    MBS
31379YUR2    FNMA 30 YR    CONVTL    433592   311,665      313,805      313,710     1,688    6.4480    6.5000    09/01/2028    MBS
31379YUR2    FNMA 30 YR    CONVTL    433592   697,373      702,161      701,948     3,777    6.4480    6.5000    09/01/2028    MBS
31379YUR2    FNMA 30 YR    CONVTL    433592   311,665      313,805      313,710     1,688    6.4480    6.5000    09/01/2028    MBS
31379YUR2    FNMA 30 YR    CONVTL    433592   697,373      702,161      701,948     3,777    6.4480    6.5000    09/01/2028    MBS
31379YUR2    FNMA 30 YR    CONVTL    433592   311,665      313,805      313,710     1,688    6.4480    6.5000    09/01/2028    MBS
31379YUR2    FNMA 30 YR    CONVTL    433592   554,673      558,481      558,312     3,004    6.4480    6.5000    09/01/2028    MBS
31379YUR2    FNMA 30 YR    CONVTL    433592   454,365      457,485      457,346     2,461    6.4480    6.5000    09/01/2028    MBS
31379YUR2    FNMA 30 YR    CONVTL    433592   334,048      336,341      336,239     1,809    6.4480    6.5000    09/01/2028    MBS
31379YUU5    FNMA 30 YR    CONVTL    433595   933,038      918,761      920,787     4,665    6.1119    6.0000    09/01/2028    MBS
31379YVC4    FNMA 30 YR    CONVTL    433611   896,161      882,448      884,394     4,481    6.1117    6.0000    10/01/2028    MBS
31379YVD2    FNMA 30 YR    CONVTL    433612   532,313      531,650      535,805     2,883    6.5095    6.5000    10/01/2028    MBS
31379YVD2    FNMA 30 YR    CONVTL    433612   407,086      406,579      409,756     2,205    6.5095    6.5000    10/01/2028    MBS
31379Y5B5    FNMA 30 YR    CONVTL    433842   230,111      229,467      231,621     1,246    6.5214    6.5000    08/01/2028    MBS
31380ALM2    FNMA 30 YR    CONVTL    434232   598,920      598,173      602,849     3,244    6.5095    6.5000    08/01/2028    MBS
31380ALM2    FNMA 30 YR    CONVTL    434232   955,329      954,138      961,596     5,175    6.5095    6.5000    08/01/2028    MBS
31380ALM2    FNMA 30 YR    CONVTL    434232   955,329      954,138      961,596     5,175    6.5095    6.5000    08/01/2028    MBS
31380ALM2    FNMA 30 YR    CONVTL    434232   955,329      954,138      961,596     5,175    6.5095    6.5000    08/01/2028    MBS
31380ALM2    FNMA 30 YR    CONVTL    434232   955,329      954,138      961,596     5,175    6.5095    6.5000    08/01/2028    MBS
31380ALM2    FNMA 30 YR    CONVTL    434232   955,329      954,138      961,596     5,175    6.5095    6.5000    08/01/2028    MBS
31380ALM2    FNMA 30 YR    CONVTL    434232   955,329      954,138      961,596     5,175    6.5095    6.5000    08/01/2028    MBS
31380ALM2    FNMA 30 YR    CONVTL    434232   356,409      355,965      358,747     1,931    6.5095    6.5000    08/01/2028    MBS
31380AL34    FNMA 30 YR    CONVTL    434246   829,412      828,379      834,853     4,493    6.5095    6.5000    08/01/2028    MBS
31380AL34    FNMA 30 YR    CONVTL    434246   954,431      953,242      960,692     5,170    6.5095    6.5000    08/01/2028    MBS
31380AL34    FNMA 30 YR    CONVTL    434246   954,431      953,242      960,692     5,170    6.5095    6.5000    08/01/2028    MBS
31380AL34    FNMA 30 YR    CONVTL    434246   954,431      953,242      960,692     5,170    6.5095    6.5000    08/01/2028    MBS
31380AL34    FNMA 30 YR    CONVTL    434246   954,431      953,242      960,692     5,170    6.5095    6.5000    08/01/2028    MBS
31380AL34    FNMA 30 YR    CONVTL    434246   954,431      953,242      960,692     5,170    6.5095    6.5000    08/01/2028    MBS
31380AL34    FNMA 30 YR    CONVTL    434246   954,431      953,242      960,692     5,170    6.5095    6.5000    08/01/2028    MBS
31380AL34    FNMA 30 YR    CONVTL    434246   356,073      355,629      358,409     1,929    6.5095    6.5000    08/01/2028    MBS
31380BBA7    FNMA 30 YR    CONVTL    434833   968,070      981,912      994,382     6,050    7.3809    7.5000    07/01/2028    MBS
31380BBA7    FNMA 30 YR    CONVTL    434833   968,070      981,912      994,382     6,050    7.3809    7.5000    07/01/2028    MBS
31380BBA7    FNMA 30 YR    CONVTL    434833   968,070      981,912      994,382     6,050    7.3809    7.5000    07/01/2028    MBS
31380BBA7    FNMA 30 YR    CONVTL    434833   829,411      841,270      851,954     5,184    7.3809    7.5000    07/01/2028    MBS
31380BBA7    FNMA 30 YR    CONVTL    434833   701,512      711,543      720,579     4,384    7.3809    7.5000    07/01/2028    MBS
31380BBA7    FNMA 30 YR    CONVTL    434833   327,176      331,854      336,069     2,045    7.3809    7.5000    07/01/2028    MBS
31380BBC3    FNMA 30 YR    CONVTL    434835   986,366    1,000,469    1,013,175     6,165    7.3809    7.5000    07/01/2028    MBS
31380BBC3    FNMA 30 YR    CONVTL    434835   986,366    1,000,469    1,013,175     6,165    7.3809    7.5000    07/01/2028    MBS
31380BBC3    FNMA 30 YR    CONVTL    434835   550,698      558,572      565,666     3,442    7.3809    7.5000    07/01/2028    MBS
31380BBC3    FNMA 30 YR    CONVTL    434835   986,366    1,000,469    1,013,175     6,165    7.3809    7.5000    07/01/2028    MBS
31380BBC3    FNMA 30 YR    CONVTL    434835   986,366    1,000,469    1,013,175     6,165    7.3809    7.5000    07/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   195,715      195,167      196,999     1,060    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   287,211      286,408      289,095     1,556    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   461,670      460,377      464,699     2,501    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   751,102      748,999      756,029     4,068    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083    45,083       44,957       45,379       244    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   415,283      414,120      418,007     2,249    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   968,789      966,077      975,144     5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   968,789      966,077      975,144     5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   968,789      966,077      975,144     5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   968,789      966,077      975,144     5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   968,789      966,077      975,144     5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   968,789      966,077      975,144     5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   968,789      966,077      975,144     5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   968,789      966,077      975,144     5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   968,789      966,077      975,144     5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   968,789      966,077      975,144     5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   968,789      966,077      975,144     5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   968,789      966,077      975,144     5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083   968,789      966,077      975,144     5,248    6.5214    6.5000    06/01/2028    MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
 CUSIP         Issuer                               Par        Book      Market    Accrued    Nominal   Nominal    Maturity   Asset
 Code                                             Value       Value       Value   Interest   Book Yld    Coupon        Date    Type
-----------------------------------------------------------------------------------------------------------------------------------
31380BJ43    FNMA 30 YR    CONVTL    435083     968,789     966,077     975,144      5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083     968,789     966,077     975,144      5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083     968,789     966,077     975,144      5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083     968,789     966,077     975,144      5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083     968,789     966,077     975,144      5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083     968,789     966,077     975,144      5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083     968,789     966,077     975,144      5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083     968,789     966,077     975,144      5,248    6.5214    6.5000    06/01/2028    MBS
31380BJ43    FNMA 30 YR    CONVTL    435083     484,395     483,039     487,573      2,624    6.5214    6.5000    06/01/2028    MBS
31380BL99    FNMA 30 YR    CONVTL    435152     463,291     457,062     472,557      2,703    7.1091    7.0000    07/01/2028    MBS
31380BL99    FNMA 30 YR    CONVTL    435152     463,289     457,060     472,555      2,703    7.1091    7.0000    07/01/2028    MBS
31380BL99    FNMA 30 YR    CONVTL    435152     145,514     143,558     148,424        849    7.1091    7.0000    07/01/2028    MBS
31380BL99    FNMA 30 YR    CONVTL    435152     473,117     466,756     482,579      2,760    7.1091    7.0000    07/01/2028    MBS
31380BSJ0    FNMA 30 YR    CONVTL    435321      86,800      88,614      88,536        506    6.8350    7.0000    06/01/2028    MBS
31380BSJ0    FNMA 30 YR    CONVTL    435321      87,154      85,982      88,897        508    7.1092    7.0000    06/01/2028    MBS
31380BSJ0    FNMA 30 YR    CONVTL    435321      82,060      80,957      83,701        479    7.1092    7.0000    06/01/2028    MBS
31380BSJ0    FNMA 30 YR    CONVTL    435321      82,317      81,211      83,963        480    7.1092    7.0000    06/01/2028    MBS
31380BSJ0    FNMA 30 YR    CONVTL    435321      78,242      77,190      79,807        456    7.1092    7.0000    06/01/2028    MBS
31380BSJ0    FNMA 30 YR    CONVTL    435321      78,438      77,384      80,007        458    7.1092    7.0000    06/01/2028    MBS
31380BSJ0    FNMA 30 YR    CONVTL    435321      75,070      74,061      76,571        438    7.1092    7.0000    06/01/2028    MBS
31380BSJ0    FNMA 30 YR    CONVTL    435321      75,225      74,214      76,730        439    7.1092    7.0000    06/01/2028    MBS
31380BSJ0    FNMA 30 YR    CONVTL    435321      72,281      71,310      73,727        422    7.1092    7.0000    06/01/2028    MBS
31380BSP6    FNMA 30 YR    CONVTL    435326     508,422     501,586     518,590      2,966    7.1091    7.0000    07/01/2028    MBS
31380BSP6    FNMA 30 YR    CONVTL    435326     508,422     501,586     518,590      2,966    7.1091    7.0000    07/01/2028    MBS
31380CQ27    FNMA 15 YR    CONVTL    436173     299,670     298,814     303,883      1,623    6.5305    6.5000    07/01/2013    MBS
31380CQ68    FNMA 15 YR    CONVTL    436177     189,913     192,503     192,583      1,029    6.3558    6.5000    07/01/2013    MBS
31380CQ68    FNMA 15 YR    CONVTL    436177     802,049     812,986     813,326      4,344    6.3558    6.5000    07/01/2013    MBS
31380CTC2    FNMA 15 YR    CONVTL    436247     486,839     485,448     493,684      2,637    6.5304    6.5000    08/01/2013    MBS
31380DJ72    FNMA 30 YR    CONVTL    436886     939,595     936,964     945,759      5,089    6.5214    6.5000    08/01/2028    MBS
31380DJ72    FNMA 30 YR    CONVTL    436886     939,595     936,964     945,759      5,089    6.5214    6.5000    08/01/2028    MBS
31380DJ72    FNMA 30 YR    CONVTL    436886     939,595     936,964     945,759      5,089    6.5214    6.5000    08/01/2028    MBS
31380DJ72    FNMA 30 YR    CONVTL    436886     939,595     936,964     945,759      5,089    6.5214    6.5000    08/01/2028    MBS
31380DJ72    FNMA 30 YR    CONVTL    436886     939,595     936,964     945,759      5,089    6.5214    6.5000    08/01/2028    MBS
31380DJ72    FNMA 30 YR    CONVTL    436886     939,595     936,964     945,759      5,089    6.5214    6.5000    08/01/2028    MBS
31380DJ72    FNMA 30 YR    CONVTL    436886     939,595     936,964     945,759      5,089    6.5214    6.5000    08/01/2028    MBS
31380DJ72    FNMA 30 YR    CONVTL    436886     939,595     936,964     945,759      5,089    6.5214    6.5000    08/01/2028    MBS
31380DJ72    FNMA 30 YR    CONVTL    436886     939,595     936,964     945,759      5,089    6.5214    6.5000    08/01/2028    MBS
31380DKB1    FNMA 30 YR    CONVTL    436890     985,880     983,119     992,347      5,340    6.5214    6.5000    08/01/2028    MBS
31380DKE5    FNMA 30 YR    CONVTL    436893     501,108     499,705     504,395      2,714    6.5214    6.5000    08/01/2028    MBS
31380EHD9    FNMA 30 YR    CONVTL    437728     827,510     833,158     850,002      5,172    7.4429    7.5000    09/01/2028    MBS
31380EHD9    FNMA 30 YR    CONVTL    437728     827,510     833,158     850,002      5,172    7.4429    7.5000    09/01/2028    MBS
31380EHD9    FNMA 30 YR    CONVTL    437728     827,510     833,158     850,002      5,172    7.4429    7.5000    09/01/2028    MBS
31380EHD9    FNMA 30 YR    CONVTL    437728     827,510     833,158     850,002      5,172    7.4429    7.5000    09/01/2028    MBS
31380EHD9    FNMA 30 YR    CONVTL    437728     827,510     833,158     850,002      5,172    7.4429    7.5000    09/01/2028    MBS
31380EHP2    FNMA 30 YR    CONVTL    437738     755,520     760,677     776,055      4,722    7.4429    7.5000    09/01/2028    MBS
31380EHP2    FNMA 30 YR    CONVTL    437738     755,520     760,677     776,055      4,722    7.4429    7.5000    09/01/2028    MBS
31380EHP2    FNMA 30 YR    CONVTL    437738     755,520     760,677     776,055      4,722    7.4429    7.5000    09/01/2028    MBS
31380EHP2    FNMA 30 YR    CONVTL    437738     755,520     760,677     776,055      4,722    7.4429    7.5000    09/01/2028    MBS
31380EH31    FNMA 30 YR    CONVTL    437750     767,694     772,934     788,560      4,798    7.4429    7.5000    09/01/2028    MBS
31380EH31    FNMA 30 YR    CONVTL    437750     844,570     850,334     867,525      5,279    7.4429    7.5000    09/01/2028    MBS
31380EH31    FNMA 30 YR    CONVTL    437750     844,570     850,334     867,525      5,279    7.4429    7.5000    09/01/2028    MBS
31380EH31    FNMA 30 YR    CONVTL    437750     844,570     850,334     867,525      5,279    7.4429    7.5000    09/01/2028    MBS
31380EH31    FNMA 30 YR    CONVTL    437750     844,570     850,334     867,525      5,279    7.4429    7.5000    09/01/2028    MBS
31380EH31    FNMA 30 YR    CONVTL    437750     844,570     850,334     867,525      5,279    7.4429    7.5000    09/01/2028    MBS
31380EJW5    FNMA 15 YR    CONVTL    437777     201,486     200,910     204,319      1,091    6.5305    6.5000    07/01/2013    MBS
31380EKT0    FNMA 30 YR    CONVTL    437806     986,004     983,243     992,472      5,341    6.5214    6.5000    08/01/2028    MBS
31380EKT0    FNMA 30 YR    CONVTL    437806     986,004     983,243     992,472      5,341    6.5214    6.5000    08/01/2028    MBS
31380EUU6    FNMA 30 YR    CONVTL    438095  13,528,451  13,901,455  13,900,348     84,553    7.2707    7.5000    08/01/2027    MBS
31380FAA9    FNMA 30 YR    CONVTL    438401     469,690     469,104     472,771      2,544    6.5095    6.5000    08/01/2028    MBS
31380FPF2    FNMA 30 YR    CONVTL    438822     844,363     850,119     871,695      5,277    7.4403    7.5000    08/01/2024    MBS
31380FWS6    FNMA 15 YR    CONVTL    439057     333,531     338,081     338,220      1,807    6.3573    6.5000    10/01/2013    MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
 CUSIP         Issuer                             Par      Book       Market       Accrued    Nominal   Nominal    Maturity    Asset
 Code                                           Value      Value       Value       Interest   Book Yld   Coupon        Date     Type
------------------------------------------------------------------------------------------------------------------------------------
31380GAQ2    FNMA 30 YR    CONVTL    439315    915,694    913,130      921,701        4,960    6.5214    6.5000    08/01/2028    MBS
31380GAQ2    FNMA 30 YR    CONVTL    439315    915,694    913,130      921,701        4,960    6.5214    6.5000    08/01/2028    MBS
31380GAQ2    FNMA 30 YR    CONVTL    439315    915,694    913,130      921,701        4,960    6.5214    6.5000    08/01/2028    MBS
31380GAQ2    FNMA 30 YR    CONVTL    439315    915,694    913,130      921,701        4,960    6.5214    6.5000    08/01/2028    MBS
31380GBX6    FNMA 15 YR    CONVTL    439354    290,517    289,687      294,602        1,574    6.5304    6.5000    08/01/2013    MBS
31380GDK2    FNMA 30 YR    CONVTL    439406    787,170    784,966      792,334        4,264    6.5214    6.5000    08/01/2028    MBS
31380GQC6    FNMA 30 YR    CONVTL    439751    689,448    694,181      693,971        3,735    6.4481    6.5000    10/01/2028    MBS
31380GQC6    FNMA 30 YR    CONVTL    439751    667,319    671,900      671,697        3,615    6.4481    6.5000    10/01/2028    MBS
31380GQC6    FNMA 30 YR    CONVTL    439751     70,108     70,590       70,568          380    6.4481    6.5000    10/01/2028    MBS
31380GQC6    FNMA 30 YR    CONVTL    439751    308,123    310,239      310,144        1,669    6.4481    6.5000    10/01/2028    MBS
31380GQC6    FNMA 30 YR    CONVTL    439751    689,448    694,181      693,971        3,735    6.4481    6.5000    10/01/2028    MBS
31380GQC6    FNMA 30 YR    CONVTL    439751    308,123    310,239      310,144        1,669    6.4481    6.5000    10/01/2028    MBS
31380HBY2    FNMA 30 YR    CONVTL    440255    914,389    911,828      920,387        4,953    6.5214    6.5000    09/01/2028    MBS
31380HBY2    FNMA 30 YR    CONVTL    440255    914,389    911,828      920,387        4,953    6.5214    6.5000    09/01/2028    MBS
31380HBY2    FNMA 30 YR    CONVTL    440255    914,389    911,828      920,387        4,953    6.5214    6.5000    09/01/2028    MBS
31380HBY2    FNMA 30 YR    CONVTL    440255    914,389    911,828      920,387        4,953    6.5214    6.5000    09/01/2028    MBS
31380HBY2    FNMA 30 YR    CONVTL    440255    914,389    911,828      920,387        4,953    6.5214    6.5000    09/01/2028    MBS
31380HBZ9    FNMA 30 YR    CONVTL    440256    940,013    937,381      946,179        5,092    6.5214    6.5000    09/01/2028    MBS
31380HGS0    FNMA 15 YR    CONVTL    440409    356,688    355,669      361,703        1,932    6.5304    6.5000    08/01/2013    MBS
31380HHM2    FNMA 30 YR    CONVTL    440436    321,623    320,723      323,733        1,742    6.5214    6.5000    08/01/2028    MBS
31380HH59    FNMA 30 YR    CONVTL    440452    841,799    847,544      864,679        5,261    7.4429    7.5000    09/01/2028    MBS
31380HH59    FNMA 30 YR    CONVTL    440452    841,799    847,544      864,679        5,261    7.4429    7.5000    09/01/2028    MBS
31380HJJ7    FNMA 30 YR    CONVTL    440465    969,220    975,834      995,563        6,058    7.4429    7.5000    09/01/2028    MBS
31380HJJ7    FNMA 30 YR    CONVTL    440465    972,157    978,791      998,580        6,076    7.4429    7.5000    09/01/2028    MBS
31380HQJ9    FNMA 30 YR    CONVTL    440657  1,002,675  1,009,559    1,009,253        5,431    6.4481    6.5000    10/01/2028    MBS
31380HQJ9    FNMA 30 YR    CONVTL    440657  1,002,675  1,009,559    1,009,253        5,431    6.4481    6.5000    10/01/2028    MBS
31380HQJ9    FNMA 30 YR    CONVTL    440657    692,975    697,732      697,521        3,754    6.4481    6.5000    10/01/2028    MBS
31380HZR1    FNMA 30 YR    CONVTL    440952    872,852    859,496      861,391        4,364    6.1119    6.0000    09/01/2028    MBS
31380H6G7    FNMA 30 YR    CONVTL    441071    801,023    806,489      822,795        5,006    7.4429    7.5000    09/01/2028    MBS
31380H6G7    FNMA 30 YR    CONVTL    441071    261,280    263,064      268,382        1,633    7.4429    7.5000    09/01/2028    MBS
31380H6G7    FNMA 30 YR    CONVTL    441071    885,172    891,213      909,231        5,532    7.4429    7.5000    09/01/2028    MBS
31380H6G7    FNMA 30 YR    CONVTL    441071    885,172    891,213      909,231        5,532    7.4429    7.5000    09/01/2028    MBS
31380H6Q5    FNMA 30 YR    CONVTL    441079    926,900    933,225      952,093        5,793    7.4429    7.5000    09/01/2028    MBS
31380H6Q5    FNMA 30 YR    CONVTL    441079    926,900    933,225      952,093        5,793    7.4429    7.5000    09/01/2028    MBS
31380H6Q5    FNMA 30 YR    CONVTL    441079    926,900    933,225      952,093        5,793    7.4429    7.5000    09/01/2028    MBS
31380H6Q5    FNMA 30 YR    CONVTL    441079    926,900    933,225      952,093        5,793    7.4429    7.5000    09/01/2028    MBS
31380H6Q5    FNMA 30 YR    CONVTL    441079    926,900    933,225      952,093        5,793    7.4429    7.5000    09/01/2028    MBS
31380JEZ2    FNMA 30 YR    CONVTL    441252    137,382    137,211      138,283          744    6.5095    6.5000    10/01/2028    MBS
31380JEZ2    FNMA 30 YR    CONVTL    441252    993,700    992,461    1,000,219        5,383    6.5095    6.5000    10/01/2028    MBS
31380JEZ2    FNMA 30 YR    CONVTL    441252    169,576    169,365      170,688          919    6.5095    6.5000    10/01/2028    MBS
31380JLH4    FNMA 30 YR    CONVTL    441428    915,272    921,518      940,149        5,720    7.4429    7.5000    08/01/2028    MBS
31380JLH4    FNMA 30 YR    CONVTL    441428    915,272    921,518      940,149        5,720    7.4429    7.5000    08/01/2028    MBS
31380JLH4    FNMA 30 YR    CONVTL    441428    915,272    921,518      940,149        5,720    7.4429    7.5000    08/01/2028    MBS
31380JLH4    FNMA 30 YR    CONVTL    441428    915,272    921,518      940,149        5,720    7.4429    7.5000    08/01/2028    MBS
31380JLH4    FNMA 30 YR    CONVTL    441428    915,272    921,518      940,149        5,720    7.4429    7.5000    08/01/2028    MBS
31380JLH4    FNMA 30 YR    CONVTL    441428    645,107    649,509      662,641        4,032    7.4429    7.5000    08/01/2028    MBS
31380JNB5    FNMA 30 YR    CONVTL    441486    905,002    911,178      929,600        5,656    7.4428    7.5000    07/01/2028    MBS
31380JNB5    FNMA 30 YR    CONVTL    441486    905,002    911,178      929,600        5,656    7.4428    7.5000    07/01/2028    MBS
31380JNB5    FNMA 30 YR    CONVTL    441486    905,002    911,178      929,600        5,656    7.4428    7.5000    07/01/2028    MBS
31380JXT5    FNMA 30 YR    CONVTL    441790    265,287    267,109      267,027        1,437    6.4480    6.5000    09/01/2028    MBS
31380JXT5    FNMA 30 YR    CONVTL    441790    309,564    311,690      311,595        1,677    6.4480    6.5000    09/01/2028    MBS
31380JXT5    FNMA 30 YR    CONVTL    441790    363,361    365,856      365,745        1,968    6.4480    6.5000    09/01/2028    MBS
31380JXT5    FNMA 30 YR    CONVTL    441790    434,283    437,264      437,132        2,352    6.4480    6.5000    09/01/2028    MBS
31380JXT5    FNMA 30 YR    CONVTL    441790    645,773    650,207      650,009        3,498    6.4480    6.5000    09/01/2028    MBS
31380JXT5    FNMA 30 YR    CONVTL    441790    220,646    222,161      222,093        1,195    6.4480    6.5000    09/01/2028    MBS
31380JXT5    FNMA 30 YR    CONVTL    441790    311,695    313,835      313,740        1,688    6.4480    6.5000    09/01/2028    MBS
31380JXT5    FNMA 30 YR    CONVTL    441790    697,439    702,227      702,014        3,778    6.4480    6.5000    09/01/2028    MBS
31380KW55    FNMA 30 YR    CONVTL    442668    941,525    947,950      967,116        5,885    7.4429    7.5000    09/01/2028    MBS
31380KW55    FNMA 30 YR    CONVTL    442668    941,525    947,950      967,116        5,885    7.4429    7.5000    09/01/2028    MBS
31380KW55    FNMA 30 YR    CONVTL    442668    825,140    830,771      847,567        5,157    7.4429    7.5000    09/01/2028    MBS
31380K2H2    FNMA 30 YR    CONVTL    442776    532,731    532,067      536,226        2,886    6.5095    6.5000    10/01/2028    MBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

------------------------------------------------------------------------------------------------------------------------------------
 CUSIP         Issuer                             Par        Book         Market   Accrued    Nominal    Nominal     Maturity  Asset
 Code                                           Value       Value          Value   Interest  Book Yld    Coupon         Date    Type
------------------------------------------------------------------------------------------------------------------------------------
31380K2H2    FNMA 30 YR    CONVTL    442776    475,551      474,958      478,671      2,576    6.5095    6.5000    10/01/2028    MBS
31380LJU3    FNMA 30 YR    CONVTL    443175    946,660      945,481      952,870      5,128    6.5095    6.5000    09/01/2028    MBS
31380LJU3    FNMA 30 YR    CONVTL    443175    946,660      945,481      952,870      5,128    6.5095    6.5000    09/01/2028    MBS
31380LJU3    FNMA 30 YR    CONVTL    443175    946,660      945,481      952,870      5,128    6.5095    6.5000    09/01/2028    MBS
31380LJU3    FNMA 30 YR    CONVTL    443175    946,660      945,481      952,870      5,128    6.5095    6.5000    09/01/2028    MBS
31380LJU3    FNMA 30 YR    CONVTL    443175    946,660      945,481      952,870      5,128    6.5095    6.5000    09/01/2028    MBS
31380LJU3    FNMA 30 YR    CONVTL    443175    946,660      945,481      952,870      5,128    6.5095    6.5000    09/01/2028    MBS
31380LJU3    FNMA 30 YR    CONVTL    443175    946,660      945,481      952,870      5,128    6.5095    6.5000    09/01/2028    MBS
31380LJU3    FNMA 30 YR    CONVTL    443175    946,660      945,481      952,870      5,128    6.5095    6.5000    09/01/2028    MBS
31380LJU3    FNMA 30 YR    CONVTL    443175    946,660      945,481      952,870      5,128    6.5095    6.5000    09/01/2028    MBS
31380LXH6    FNMA 30 YR    CONVTL    443580    900,515      906,660      924,991      5,628    7.4429    7.5000    09/01/2028    MBS
31380LXH6    FNMA 30 YR    CONVTL    443580    555,976      559,770      571,087      3,475    7.4429    7.5000    09/01/2028    MBS
31380LXW3    FNMA 30 YR    CONVTL    443593    947,027      932,536      934,593      4,735    6.1117    6.0000    10/01/2028    MBS
31380MDR4    FNMA 30 YR    CONVTL    443912    517,694      517,049      521,090      2,804    6.5095    6.5000    10/01/2028    MBS
31380MDR4    FNMA 30 YR    CONVTL    443912  1,006,909    1,005,654    1,013,514      5,454    6.5095    6.5000    10/01/2028    MBS
31380MDR4    FNMA 30 YR    CONVTL    443912  1,006,909    1,005,654    1,013,514      5,454    6.5095    6.5000    10/01/2028    MBS
31380MDR4    FNMA 30 YR    CONVTL    443912  1,006,909    1,005,654    1,013,514      5,454    6.5095    6.5000    10/01/2028    MBS
31380MDR4    FNMA 30 YR    CONVTL    443912  1,006,909    1,005,654    1,013,514      5,454    6.5095    6.5000    10/01/2028    MBS
31380MDR4    FNMA 30 YR    CONVTL    443912  1,006,909    1,005,654    1,013,514      5,454    6.5095    6.5000    10/01/2028    MBS
31380MDR4    FNMA 30 YR    CONVTL    443912  1,006,909    1,005,654    1,013,514      5,454    6.5095    6.5000    10/01/2028    MBS
31380MDR4    FNMA 30 YR    CONVTL    443912  1,006,909    1,005,654    1,013,514      5,454    6.5095    6.5000    10/01/2028    MBS
31380MDR4    FNMA 30 YR    CONVTL    443912    131,892      131,728      132,757        714    6.5095    6.5000    10/01/2028    MBS
31380MD78    FNMA 30 YR    CONVTL    443926    687,213      686,356      691,721      3,722    6.5095    6.5000    10/01/2028    MBS
31380MJT4    FNMA 30 YR    CONVTL    444074    600,549      599,801      604,489      3,253    6.5095    6.5000    10/01/2028    MBS
31380MJT4    FNMA 30 YR    CONVTL    444074    235,653      235,359      237,199      1,276    6.5095    6.5000    10/01/2028    MBS
31380MJU1    FNMA 30 YR    CONVTL    444075    808,749      807,741      814,054      4,381    6.5095    6.5000    10/01/2028    MBS
31380MJU1    FNMA 30 YR    CONVTL    444075    459,929      459,356      462,946      2,491    6.5095    6.5000    10/01/2028    MBS
31380MT48    FNMA 15 YR    CONVTL    444371    491,637      491,867      492,866      2,458    5.9952    6.0000    10/01/2013    MBS
31380MVJ2    FNMA 30 YR    CONVTL    444417    987,055      985,825      993,530      5,347    6.5095    6.5000    09/01/2028    MBS
31380MVJ2    FNMA 30 YR    CONVTL    444417    987,055      985,825      993,530      5,347    6.5095    6.5000    09/01/2028    MBS
31380MVJ2    FNMA 30 YR    CONVTL    444417    987,055      985,825      993,530      5,347    6.5095    6.5000    09/01/2028    MBS
31380MVJ2    FNMA 30 YR    CONVTL    444417    987,055      985,825      993,530      5,347    6.5095    6.5000    09/01/2028    MBS
31380MVJ2    FNMA 30 YR    CONVTL    444417    987,055      985,825      993,530      5,347    6.5095    6.5000    09/01/2028    MBS
31380MVJ2    FNMA 30 YR    CONVTL    444417    987,055      985,825      993,530      5,347    6.5095    6.5000    09/01/2028    MBS
31380MVJ2    FNMA 30 YR    CONVTL    444417    987,055      985,825      993,530      5,347    6.5095    6.5000    09/01/2028    MBS
31380MVJ2    FNMA 30 YR    CONVTL    444417    987,055      985,825      993,530      5,347    6.5095    6.5000    09/01/2028    MBS
31380MXW1    FNMA 30 YR    CONVTL    444493    432,917      427,096      441,575      2,525    7.1088    7.0000    10/01/2028    MBS
31380MYQ3    FNMA 30 YR    CONVTL    444519    626,400      617,978      638,928      3,654    7.1089    7.0000    09/01/2028    MBS
31380MZ90    FNMA 30 YR    CONVTL    444568    332,626      330,562      334,808      1,802    6.5475    6.5000    09/01/2028    MBS
31380MZ90    FNMA 30 YR    CONVTL    444568    987,034      980,908      993,509      5,346    6.5475    6.5000    09/01/2028    MBS
31380MZ90    FNMA 30 YR    CONVTL    444568    987,034      980,908      993,509      5,346    6.5475    6.5000    09/01/2028    MBS
31380MZ90    FNMA 30 YR    CONVTL    444568    987,034      980,908      993,509      5,346    6.5475    6.5000    09/01/2028    MBS
31380M2A3    FNMA 30 YR    CONVTL    444569    948,933      943,043      955,158      5,140    6.5475    6.5000    09/01/2028    MBS
31380M2A3    FNMA 30 YR    CONVTL    444569    948,933      943,043      955,158      5,140    6.5475    6.5000    09/01/2028    MBS
31380M2A3    FNMA 30 YR    CONVTL    444569    948,933      943,043      955,158      5,140    6.5475    6.5000    09/01/2028    MBS
31380M2A3    FNMA 30 YR    CONVTL    444569    948,933      943,043      955,158      5,140    6.5475    6.5000    09/01/2028    MBS
31380M2A3    FNMA 30 YR    CONVTL    444569    948,933      943,043      955,158      5,140    6.5475    6.5000    09/01/2028    MBS
31380M2A3    FNMA 30 YR    CONVTL    444569    948,933      943,043      955,158      5,140    6.5475    6.5000    09/01/2028    MBS
31380M2A3    FNMA 30 YR    CONVTL    444569    629,146      625,242      633,273      3,408    6.5475    6.5000    09/01/2028    MBS
31380NKE3    FNMA 30 YR    CONVTL    444993    890,739      896,817      914,949      5,567    7.4429    7.5000    09/01/2028    MBS
31380PBL2    FNMA 30 YR    CONVTL    445643    232,284      229,069      236,930      1,355    7.1121    7.0000    10/01/2028    MBS
31380P3R8    FNMA 30 YR    CONVTL    446408    480,729      480,130      483,883      2,604    6.5095    6.5000    10/01/2028    MBS
31380QBG1    FNMA 15 YR    CONVTL    446539     72,291       72,325       72,472        361    5.9952    6.0000    10/01/2013    MBS
31380QDA2    FNMA 30 YR    CONVTL    446597    208,837      205,946      213,078      1,218    7.1121    7.0000    10/01/2028    MBS
31380QLB1    FNMA 30 YR    CONVTL    446822    752,719      742,298      767,773      4,391    7.1121    7.0000    10/01/2028    MBS
31380QR82    FNMA 30 YR    CONVTL    447011     75,635       75,541       76,131        410    6.5095    6.5000    10/01/2028    MBS
31380QR82    FNMA 30 YR    CONVTL    447011    538,295      537,624      541,826      2,916    6.5095    6.5000    10/01/2028    MBS
31380Q6J1    FNMA 30 YR    CONVTL    447373    168,590      169,747      169,696        913    6.4481    6.5000    10/01/2028    MBS
31380Q6J1    FNMA 30 YR    CONVTL    447373    346,832      349,213      349,107      1,879    6.4481    6.5000    10/01/2028    MBS
31380Q6J1    FNMA 30 YR    CONVTL    447373    152,496      153,544      153,496        826    6.4481    6.5000    10/01/2028    MBS
31380Q6J1    FNMA 30 YR    CONVTL    447373    346,832      349,213      349,107      1,879    6.4481    6.5000    10/01/2028    MBS

Closed Block Segment MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

------------------------------------------------------------------------------------------------------------------------------------
  CUSIP          Issuer                          Par         Book        Market     Accrued   Nominal    Nominal    Maturity   Asset
  Code                                          Value        Value       Value      Interest  Book Yld   Coupon       Date     Type
------------------------------------------------------------------------------------------------------------------------------------
31380RKZ7   FNMA 30 YR CONVTL       447712      899,174      885,415      887,368     4,496    6.1115     6.0000   12/01/2028  MBS
31380RP25   FNMA 30 YR CONVTL       447841      672,892      677,511      677,306     3,645    6.4481     6.5000   11/01/2028  MBS
31380R4Y8   FNMA 30 YR CONVTL       448239       39,920       40,766       40,718       233    6.8331     7.0000   10/01/2028  MBS
31380R4Y8   FNMA 30 YR CONVTL       448239      742,820      732,536      757,676     4,333    7.1121     7.0000   10/01/2028  MBS
31380SJC8   FNMA 30 YR CONVTL       448559      628,806      628,023      632,931     3,406    6.5095     6.5000   10/01/2028  MBS
31380SJC8   FNMA 30 YR CONVTL       448559    1,003,000    1,001,750    1,009,580     5,433    6.5095     6.5000   10/01/2028  MBS
31380SJC8   FNMA 30 YR CONVTL       448559    1,003,000    1,001,750    1,009,580     5,433    6.5095     6.5000   10/01/2028  MBS
31380SJC8   FNMA 30 YR CONVTL       448559    1,003,000    1,001,750    1,009,580     5,433    6.5095     6.5000   10/01/2028  MBS
31380SJC8   FNMA 30 YR CONVTL       448559    1,003,000    1,001,750    1,009,580     5,433    6.5095     6.5000   10/01/2028  MBS
31380SJC8   FNMA 30 YR CONVTL       448559    1,003,000    1,001,750    1,009,580     5,433    6.5095     6.5000   10/01/2028  MBS
31380SJC8   FNMA 30 YR CONVTL       448559    1,003,000    1,001,750    1,009,580     5,433    6.5095     6.5000   10/01/2028  MBS
31380SJC8   FNMA 30 YR CONVTL       448559      374,193      373,727      376,648     2,027    6.5095     6.5000   10/01/2028  MBS
31380SJH7   FNMA 15 YR CONVTL       448564      552,960      553,219      554,342     2,765    5.9952     6.0000   10/01/2013  MBS
31380S2C6   FNMA 30 YR CONVTL       449071      530,599      534,242      534,080     2,874    6.4481     6.5000   11/01/2028  MBS
31380S2C6   FNMA 30 YR CONVTL       449071      493,193      496,579      496,428     2,671    6.4481     6.5000   11/01/2028  MBS
31380THA2   FNMA 15 YR CONVTL       449425      106,513      106,564      106,779       533    5.9953     6.0000   11/01/2013  MBS
31380THA2   FNMA 15 YR CONVTL       449425      782,921      783,287      784,878     3,915    5.9953     6.0000   11/01/2013  MBS
31380VEF9   FNMA 30 YR CONVTL       451134      147,519      148,533      148,487       799    6.4481     6.5000   11/01/2028  MBS
31380VEF9   FNMA 30 YR CONVTL       451134      340,354      342,691      342,587     1,844    6.4481     6.5000   11/01/2028  MBS
31380VRG3   FNMA 15 YR CONVTL       451487      728,945      729,286      730,767     3,645    5.9953     6.0000   11/01/2013  MBS
31380WPE8   FNMA 30 YR CONVTL       452321      895,500      881,797      883,742     4,478    6.1115     6.0000   12/01/2028  MBS
31380XGA4   FNMA 30 YR CONVTL       452993      901,767      887,968      889,927     4,509    6.1115     6.0000   12/01/2028  MBS
31380XJY9   FNMA 30 YR CONVTL       453079      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380XJY9   FNMA 30 YR CONVTL       453079      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380XJY9   FNMA 30 YR CONVTL       453079      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380XJ52   FNMA 30 YR CONVTL       453084      901,035      887,247      889,493     4,505    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X4T6   FNMA 30 YR CONVTL       453634      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X6A5   FNMA 30 YR CONVTL       453665      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X6A5   FNMA 30 YR CONVTL       453665      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X6A5   FNMA 30 YR CONVTL       453665      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X6A5   FNMA 30 YR CONVTL       453665      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X6A5   FNMA 30 YR CONVTL       453665      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X6A5   FNMA 30 YR CONVTL       453665      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
31380X6A5   FNMA 30 YR CONVTL       453665      990,000      974,851      977,001     4,950    6.1115     6.0000   12/01/2028  MBS
313855A#5   FED SIGNAL CORP SR NTS SERS A     9,000,000    9,000,000    9,814,140   153,808    7.9900     7.9900   10/14/2004  PROB
31410HAG6   FEDERATED DEPT STORES             1,200,000    1,244,611    1,319,784     4,533    7.5030     8.5000   06/15/2003  PBOB
31446*AB3   FENDER MUSICAL INSTRUMENTS COR   25,000,000   25,000,000   25,245,750    78,222    7.0400     7.0400   12/15/2007  PROB
31573PAA4   FIDEICOMISO PETACALCO             7,200,000    7,195,592    6,168,240    16,256   10.1694    10.1600   12/23/2009  PBOB
31573PAA4   FIDEICOMISO PETACALCO             2,000,000    2,024,167    1,713,400     4,516    9.9764    10.1600   12/23/2009  PBOB
319963AB0   FIRST DATA CORP NTS               6,000,000    5,969,594    6,275,040   176,625    6.8474     6.7500   07/15/2005  PBOB
319963AB0   FIRST DATA CORP NTS               4,000,000    3,979,729    4,183,360   117,750    6.8474     6.7500   07/15/2005  PBOB
319963AB0   FIRST DATA CORP NTS               3,000,000    2,984,797    3,137,520    88,313    6.8474     6.7500   07/15/2005  PBOB
319963AB0   FIRST DATA CORP NTS               6,000,000    5,969,594    6,275,040   176,625    6.8474     6.7500   07/15/2005  PBOB
319963AB0   FIRST DATA CORP NTS              12,000,000   11,934,439   12,550,080   353,250    6.8551     6.7500   07/15/2005  PBOB
319963AB0   FIRST DATA CORP NTS               5,000,000    5,007,815    5,229,200   147,188    6.7201     6.7500   07/15/2005  PBOB
319963AB0   FIRST DATA CORP NTS               2,500,000    2,538,101    2,614,600    73,594    6.4606     6.7500   07/15/2005  PBOB

Closed Block Segment MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

------------------------------------------------------------------------------------------------------------------------------------
  CUSIP          Issuer                          Par         Book        Market     Accrued   Nominal    Nominal    Maturity   Asset
  Code                                          Value        Value       Value      Interest  Book Yld   Coupon       Date     Type
------------------------------------------------------------------------------------------------------------------------------------
324477K#4   FIRST NATL BK OF CHICAGO NONRE    8,500,000    8,500,000    8,899,075   273,577    6.9800     6.9800   01/15/2009  PROB
336294AH6   FIRST SECURITY CORP DEL SR NTS    5,855,000    5,902,542    6,169,999    51,435    6.7404     6.8750   11/15/2006  PBOB
33632*KY2   NORTHERN TELECOM INC (FIRST      13,077,806   13,077,807   13,795,778   355,716    8.1600     8.1600   03/01/2004  PROB
33632*KY2   NORTHERN TELECOM INC (FIRST      17,341,746   17,341,747   18,293,808   471,696    8.1600     8.1600   03/01/2004  PROB
33632*QQ3   FIRST SECURITY BANK OF UTAH       9,994,801    9,994,802   10,775,995   720,617    7.2300     7.2300   01/01/2013  ABOB
33632*QQ3   FIRST SECURITY BANK OF UTAH       6,668,317    6,668,318    7,189,513   480,780    7.2300     7.2300   01/01/2013  ABOB
33632*TH0   AMERADA HESS CORPORATION          9,252,935    9,252,935    8,244,365   145,189    6.1400     6.1400   01/01/2014  PROB
337358AP0   FIRST UNION CORP SUB NTS         10,830,000   11,419,751   11,720,443   110,707    6.3900     8.0000   11/15/2002  PBOB
337358BB0   FIRST UNION CORP                 10,000,000   10,161,011   10,678,500   293,750    6.7431     7.0500   08/01/2005  PBOB
337358BK0   FIRST UNION CORP SUB NTS         14,000,000   13,964,848   14,638,400   224,000    6.4365     6.4000   04/01/2008  PBOB
33736LAE5   FIRST UNION-LEHMAN BROS COMML     8,000,000    8,071,310    8,602,480    49,533    7.2866     7.4300   04/18/2007  CMBS
33736LAS4   FIRST UNION-LEHMAN BROS           9,000,000    9,170,004    9,351,540    50,925    6.5714     6.7900   10/18/2011  CMBS
337367AB2   FULB 1998-C2 CL A2               22,000,000   23,086,586   22,831,820   120,267    5.8992     6.5600   11/18/2008  CMBS
337367AC0   FULB 1998-C2 CL B                13,000,000   13,124,817   13,365,690    71,933    6.5258     6.6400   03/18/2011  CMBS
337367AD8   FULB 1998-C2 CL C                 5,000,000    4,998,846    5,031,250    28,042    6.7326     6.7300   09/18/2012  CMBS
33738MAA9   FIRST UNION NATL BANK NTS         4,000,000    3,871,903    4,039,560    93,387    6.4070     6.1800   02/15/2036  PBOB
337387P@7   FIRST UNION NATL BK OF NC           688,326      688,326      735,043    21,900    6.9000     6.9000   01/15/2013  PROB
337387Q*8   FIRST UNION NATL BK OF NC           682,027      682,027      726,011    21,700    6.9000     6.9000   01/15/2013  PROB
337387Q#4   FIRST UNION NATL BK OF NC           682,027      682,027      726,011    21,700    6.9000     6.9000   01/15/2013  PROB
337387Q@6   FIRST UNION NATL BK OF NC           682,027      682,027      726,011    21,700    6.9000     6.9000   01/15/2013  PROB
337387R*7   FIRST UNION NATL BK OF NC           682,027      682,027      726,011    21,700    6.9000     6.9000   01/15/2013  PROB
337387R#3   FIRST UNION NATIONAL BANK           704,549      704,549      787,735    24,268    7.4700     7.4700   01/15/2013  PROB
337387R@5   FIRST UNION NATL BK OF NC           682,027      682,027      726,011    21,700    6.9000     6.9000   01/15/2013  PROB
337387S*6   FIRST UNION NATIONAL BANK           704,549      704,549      787,735    24,268    7.4700     7.4700   01/15/2013  PROB
337387S#2   FIRST UNION NATIONAL BANK           703,010      703,011      786,710    24,215    7.4700     7.4700   01/15/2012  PROB
337387S@4   FIRST UNION NATIONAL BANK           703,010      703,011      786,710    24,215    7.4700     7.4700   01/15/2012  PROB
337387T*5   FIRST UNION NATIONAL BANK           717,590      717,590      802,316    24,717    7.4700     7.4700   01/15/2013  PROB
337387T#1   FIRST UNION NATIONAL BANK           710,172      710,173      769,990    23,283    7.1100     7.1100   01/15/2013  PROB
337387T@3   FIRST  UNION NATIONAL BANK          701,046      701,047      760,095    22,984    7.1100     7.1100   01/15/2013  PROB
337387U*3   FIRST  UNION NATIONAL BANK          710,172      710,173      769,990    23,283    7.1100     7.1100   01/15/2013  PROB
337387U#9   FIRST UNION NATIONAL BANK           710,172      710,173      769,990    23,283    7.1100     7.1100   01/15/2013  PROB
337387U@1   FIRST UNION NATIONAL BANK           710,172      710,173      769,990    23,283    7.1100     7.1100   01/15/2013  PROB
337387V*2   FIRST UNION NATIONAL BANK           710,172      710,173      769,990    23,283    7.1100     7.1100   01/15/2013  PROB
33743PAL1   FUSAM 1998-9 CL C                12,000,000   11,992,933   11,919,600    18,300    6.1096     6.1000   09/18/2006  ABOB
338915AA9   FLEET/ NORSTAR GP SUB NTS         5,972,000    6,509,011    6,629,457   242,613    6.1724     8.1250   07/01/2004  PBOB
338915AH4   FLEET FINANCIAL GROUP SUB DEB     5,805,000    6,091,117    6,096,005   184,027    6.4956     6.8750   01/15/2028  PBOB
338915AH4   FLEET FINANCIAL GROUP SUB DEB    10,000,000   10,514,569   10,501,300   317,014    6.4795     6.8750   01/15/2028  PBOB
338915AH4   FLEET FINANCIAL GROUP SUB DEB     7,500,000    7,870,721    7,875,975   237,760    6.4945     6.8750   01/15/2028  PBOB
33945#AD7   FLINT INK CORPORATION             5,000,000    5,000,000    5,107,300    36,678    6.6020     6.6020   05/21/2008  PROB
340711AF7   FLORIDA GAS TRANSMN CO SR NTS    15,000,000   15,000,000   16,681,800   215,750    8.6300     8.6300   11/01/2004  PROB
341099BL2   FLORIDA PWR CORP 1ST MTGE         4,000,000    3,879,672    4,076,200    23,333    7.2629     7.0000   12/01/2023  PBOB
34324#AA2   FLORIDA WTR SVCS CORP 1ST MTGE   10,700,000   10,700,000   11,212,423    76,184    8.0100     8.0100   05/30/2017  PROB
343496A@4   FLOWERS INDS INC SR NTS          15,000,000   15,000,000   15,520,200   498,667    6.8000     6.8000   01/05/2008  PROB
345397HG1   FORD MTR CRED CO NTS             10,000,000    9,870,824   10,863,200    33,333    7.7952     7.5000   06/15/2004  PBOB
347471AR5   FORT JAMES CORP                  10,000,000    9,997,731   10,375,600   202,431    6.8785     6.8750   09/15/2007  PBOB
35638*AB2   FREEDOM COMMUNICATIONS, INC.      9,000,000    9,000,000    8,831,160    13,350    6.6750     6.6750   06/23/2008  PROB
356834AA9   FREEPORT TERMINAL MALTA           5,000,000    4,993,837    5,193,850    46,319    7.2602     7.2500   05/15/2028  PBOB
356834AA9   FREEPORT TERMINAL MALTA           5,000,000    4,980,567    5,193,850    46,319    7.2823     7.2500   05/15/2028  PBOB
356834AA9   FREEPORT TERMINAL MALTA           5,000,000    4,990,209    5,193,850    46,319    7.2662     7.2500   05/15/2028  PBOB
356834AA9   FREEPORT TERMINAL MALTA           2,000,000    1,997,535    2,077,540    18,528    7.2602     7.2500   05/15/2028  PBOB
356834AA9   FREEPORT TERMINAL MALTA           5,000,000    5,035,638    5,193,850    46,319    7.1914     7.2500   05/15/2028  PBOB
36144TCF2   GATX CAPITAL CORP MTN            13,000,000   12,789,094   13,253,500    39,722    7.1459     6.8750   12/15/2006  PBOB
361446AB3   GATX CAP CORP                    15,000,000   14,967,874   15,231,150   171,875    6.9203     6.8750   11/01/2004  PBOB
36157LL55   GECMS 1994-6 A13                  2,567,217    2,570,503    2,566,806    13,906    6.4889     6.5000   04/25/2020  CMO
36157L6N3   GECMS 1994-18 A5                 50,000,000   48,424,671   50,258,000   285,417    7.1176     6.8500   08/25/2024  CMO
36157L6N3   GECMS 1994-18 A5                      1,000          969        1,005         6    7.1176     6.8500   08/25/2024  CMO
36157TEQ0   GECMS 1994-24 A2                 14,700,000   14,330,221   14,766,591    85,750    7.2158     7.0000   07/25/2024  CMO
36157TMW8   GECMS 1995-6 A3                   8,246,667    8,071,683    8,226,050    48,106    7.1789     7.0000   08/25/2025  CMO
361849BV3   GMACC 1997-C1 CL A3               3,000,000    3,182,238    3,208,020    17,173    5.9661     6.8690   08/15/2007  CMBS
361849EA6   GMACC 1998-C2 CL B               13,000,000   13,028,782   13,211,250    69,550    6.3891     6.4200   08/15/2008  CMBS
361849EB4   GMAC 1998-C2 CL C                 5,000,000    5,042,646    5,015,650    27,083    6.3812     6.5000   08/15/2008  CMBS

Closed Block Segment MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

------------------------------------------------------------------------------------------------------------------------------------
  CUSIP          Issuer                          Par         Book        Market     Accrued   Nominal    Nominal    Maturity   Asset
  Code                                          Value        Value       Value      Interest  Book Yld   Coupon       Date     Type
------------------------------------------------------------------------------------------------------------------------------------
361849EC2   GMAC 1998-C2 D                    3,000,000    2,926,653    2,850,000    16,250    6.8064     6.5000   07/15/2010  CMBS
36203ADQ6   GNMA 30 YR SF LN        343111      324,484      301,116      327,930     1,758    7.1161     6.5000   02/15/2024  GNMA
36203ADQ6   GNMA 30 YR SF LN        343111      249,964      231,963      252,619     1,354    7.1161     6.5000   02/15/2024  GNMA
36203AF76   GNMA 30 YR SF LN        343190      483,013      449,007      498,407     3,019    8.1682     7.5000   03/15/2023  GNMA
36203AHB5   GNMA 15 YR SF LN        343226      176,203      181,293      180,689     1,028    6.5888     7.0000   06/15/2008  GNMA
36203ALY0   GNMA 30 YR SF LN        343343      117,606      109,332      121,354       735    8.1693     7.5000   01/15/2023  GNMA
36203ALZ7   GNMA 30 YR SF LN        343344      217,468      201,796      219,778     1,178    7.1150     6.5000   04/15/2024  GNMA
36203ALZ7   GNMA 30 YR SF LN        343344      550,233      510,581      556,076     2,980    7.1150     6.5000   04/15/2024  GNMA
36203AMQ6   GNMA 30 YR SF LN        343367      532,073      496,711      549,030     3,325    8.1265     7.5000   06/15/2023  GNMA
36203AMU7   GNMA 30 YR SF LN        343371      275,845      257,507      284,636     1,724    8.1260     7.5000   07/15/2023  GNMA
36203ATB2   GNMA 30 YR SF LN        343546      482,846      448,851      498,234     3,018    8.1682     7.5000   03/15/2023  GNMA
36203AUZ7   GNMA 30 YR SF LN        343600      438,419      407,542      452,391     2,740    8.1677     7.5000   04/15/2023  GNMA
36203AW93   GNMA 30 YR SF LN        343672        5,374        5,543        5,742        40    8.6882     9.0000   02/15/2023  GNMA
36203A7H3   GNMA 30 YR SF LN        343896       53,750       49,963       55,463       336    8.1666     7.5000   06/15/2023  GNMA
36203BG73   GNMA 30 YR SF LN        344122      117,393      109,112      121,134       734    8.1651     7.5000   09/15/2023  GNMA
36203BK37   GNMA 30 YR SF LN        344214      103,356       96,084      106,650       646    8.1693     7.5000   01/15/2023  GNMA
36203BLA0   GNMA 30 YR SF LN        344221      125,464      126,344      129,463       784    7.4374     7.5000   02/15/2023  GNMA
36203BLA0   GNMA 30 YR SF LN        344221      251,009      252,769      259,009     1,569    7.4374     7.5000   02/15/2023  GNMA
36203BLA0   GNMA 30 YR SF LN        344221      292,480      294,531      301,801     1,828    7.4374     7.5000   02/15/2023  GNMA
36203CFU1   GNMA 30 YR SF LN        344979       35,138       32,660       36,258       220    8.1656     7.5000   08/15/2023  GNMA
36203CLG5   GNMA 30 YR SF LN        345127      243,053      237,499      245,634     1,317    6.6883     6.5000   01/15/2024  GNMA
36203CNR9   GNMA 30 YR SF LN        345200      321,148      298,052      324,658     1,740    7.1184     6.5000   10/15/2023  GNMA
36203CNR9   GNMA 30 YR SF LN        345200      191,037      177,298      193,125     1,035    7.1184     6.5000   10/15/2023  GNMA
36203CNU2   GNMA 30 YR SF LN        345203      513,984      477,006      519,602     2,784    7.1178     6.5000   11/15/2023  GNMA
36203CNU2   GNMA 30 YR SF LN        345203       75,236       69,824       76,058       408    7.1178     6.5000   11/15/2023  GNMA
36203CN24   GNMA 30 YR SF LN        345209       34,620       33,333       34,382       173    6.2962     6.0000   11/15/2023  GNMA
36203C3N0   GNMA 30 YR SF LN        345605      680,017      631,029      687,239     3,683    7.1156     6.5000   03/15/2024  GNMA
36203C3N0   GNMA 30 YR SF LN        345605      181,285      168,226      183,210       982    7.1156     6.5000   03/15/2024  GNMA
36203DMC1   GNMA 30 YR SF LN        346055      154,613      143,483      156,255       837    7.1167     6.5000   01/15/2024  GNMA
36203DMC1   GNMA 30 YR SF LN        346055      621,158      576,439      627,755     3,365    7.1167     6.5000   01/15/2024  GNMA
36203EAC2   GNMA 30 YR SF LN        346603      582,330      543,628      600,889     3,640    8.1265     7.5000   06/15/2023  GNMA
36203EAM0   GNMA 30 YR SF LN        346612      129,576      120,965      133,706       810    8.1265     7.5000   06/15/2023  GNMA
36203EBV9   GNMA 30 YR SF LN        346652       91,648       85,556       94,569       573    8.1260     7.5000   07/15/2023  GNMA
36203ECH9   GNMA 30 YR SF LN        346672       66,311       61,903       68,424       414    8.1260     7.5000   07/15/2023  GNMA
36203ENS3   GNMA 30 YR SF LN        347001      299,787      278,205      302,971     1,624    7.1167     6.5000   01/15/2024  GNMA
36203ENS3   GNMA 30 YR SF LN        347001       24,919       23,125       25,184       135    7.1167     6.5000   01/15/2024  GNMA
36203EQ68   GNMA 30 YR SF LN        347077      171,625      177,817      183,386     1,287    8.6432     9.0000   01/15/2023  GNMA
36203EQ68   GNMA 30 YR SF LN        347077      215,778      223,564      230,565     1,618    8.6432     9.0000   01/15/2023  GNMA
36203ESL3   GNMA 30 YR SF LN        347123      285,355      264,818      288,474     1,546    7.1173     6.5000   12/15/2023  GNMA
36203ESL3   GNMA 30 YR SF LN        347123      304,171      282,281      307,496     1,648    7.1173     6.5000   12/15/2023  GNMA
36203EXM5   GNMA 30 YR SF LN        347284      337,835      336,688      345,646     1,971    7.0275     7.0000   10/15/2027  GNMA
36203EXM5   GNMA 30 YR SF LN        347284      147,832      147,331      151,250       862    7.0275     7.0000   10/15/2027  GNMA
36203FEH4   GNMA 30 YR SF LN        347636       92,290       85,787       95,231       577    8.1666     7.5000   06/15/2023  GNMA
36203FH81   GNMA 30 YR SF LN        347755      183,915      170,962      189,776     1,149    8.1677     7.5000   04/15/2023  GNMA
36203FH81   GNMA 30 YR SF LN        347755       95,610       89,260       98,657       598    8.1276     7.5000   04/15/2023  GNMA
36203FKU8   GNMA 30 YR SF LN        347807        8,826        8,240        9,107        55    8.1265     7.5000   06/15/2023  GNMA
36203FVM4   GNMA 30 YR SF LN        348120      439,111      390,969      449,399     2,561    8.0247     7.0000   06/15/2023  GNMA
36203FVM4   GNMA 30 YR SF LN        348120      143,557      127,818      146,921       837    8.0247     7.0000   06/15/2023  GNMA
36203FVM4   GNMA 30 YR SF LN        348120      447,350      398,305      457,831     2,610    8.0247     7.0000   06/15/2023  GNMA
36203FVM4   GNMA 30 YR SF LN        348120      135,318      120,482      138,489       789    8.0247     7.0000   06/15/2023  GNMA
36203FVM4   GNMA 30 YR SF LN        348120      430,872      383,634      440,967     2,513    8.0247     7.0000   06/15/2023  GNMA
36203FVM4   GNMA 30 YR SF LN        348120      151,796      135,154      155,353       885    8.0247     7.0000   06/15/2023  GNMA
36203FVM4   GNMA 30 YR SF LN        348120      455,589      405,641      466,263     2,658    8.0247     7.0000   06/15/2023  GNMA
36203FVM4   GNMA 30 YR SF LN        348120      112,228       99,924      114,858       655    8.0247     7.0000   06/15/2023  GNMA
36203FVM4   GNMA 30 YR SF LN        348120      219,179      195,150      224,314     1,279    8.0247     7.0000   06/15/2023  GNMA
36203FVM4   GNMA 30 YR SF LN        348120      135,010      120,209      138,173       788    8.0247     7.0000   06/15/2023  GNMA
36203FVM4   GNMA 30 YR SF LN        348120      160,035      142,490      163,785       934    8.0247     7.0000   06/15/2023  GNMA
36203FW68   GNMA 30 YR SF LN        348169      162,336      151,544      167,510     1,015    8.1260     7.5000   07/15/2023  GNMA
36203FXH3   GNMA 30 YR SF LN        348180      278,626      260,098      287,506     1,741    8.1255     7.5000   08/15/2023  GNMA
36203GKH5   GNMA 30 YR SF LN        348696       26,135       24,399       26,968       163    8.1265     7.5000   06/15/2023  GNMA
36203GPH0   GNMA 30 YR SF LN        348824      300,820      279,620      310,407     1,880    8.1666     7.5000   06/15/2023  GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
CUSIP          Issuer                            Par         Book        Market  Accrued      Nominal   Nominal   Maturity   Asset
Code                                            Value        Value       Value   Interest    Book Yld   Coupon     Date      Type
----------------------------------------------------------------------------------------------------------------------------------
36203GR62     GNMA 30 YR    SF LN    348909    375,896      350,900     387,876   2,349       8.1255    7.5000   08/15/2023   GNMA
36203GSC8     GNMA 30 YR    SF LN    348915    391,016      365,014     403,478   2,444       8.1255    7.5000   08/15/2023   GNMA
36203GSR5     GNMA 15 YR    SF LN    348928    250,947      258,135     257,336   1,464       6.5972    7.0000   08/15/2008   GNMA
36203GSR5     GNMA 15 YR    SF LN    348928    180,494      185,663     185,089   1,053       6.5972    7.0000   08/15/2008   GNMA
36203GSR5     GNMA 15 YR    SF LN    348928    176,688      181,748     181,186   1,031       6.5972    7.0000   08/15/2008   GNMA
36203GS79     GNMA 30 YR    SF LN    348942    246,007      228,658     253,847   1,538       8.1656    7.5000   08/15/2023   GNMA
36203HAK7     GNMA 30 YR    SF LN    349310    578,684      596,878     618,341   4,340       8.6882    9.0000   02/15/2023   GNMA
36203HAK7     GNMA 30 YR    SF LN    349310    300,553      310,002     321,150   2,254       8.6882    9.0000   02/15/2023   GNMA
36203HAK7     GNMA 30 YR    SF LN    349310    428,945      442,496     458,341   3,217       8.6868    9.0000   02/15/2023   GNMA
36203HAK7     GNMA 30 YR    SF LN    349310    414,532      435,007     442,940   3,109       8.5170    9.0000   02/15/2023   GNMA
36203HHW4     GNMA 30 YR    SF LN    349545    215,109      200,830     221,965   1,344       8.1286    7.5000   02/15/2023   GNMA
36203HLC3     GNMA 30 YR    SF LN    349623     48,423       45,205      49,966     303       8.1265    7.5000   06/15/2023   GNMA
36203HLP4     GNMA 30 YR    SF LN    349634    352,761      327,884     364,003   2,205       8.1656    7.5000   08/15/2023   GNMA
36203HMS7     GNMA 30 YR    SF LN    349669    102,108       94,917     105,362     638       8.1677    7.5000   04/15/2023   GNMA
36203HPL9     GNMA 30 YR    SF LN    349727    240,628      214,256     246,266   1,404       8.0256    7.0000   05/15/2023   GNMA
36203HPL9     GNMA 30 YR    SF LN    349727     54,836       48,826      56,121     320       8.0256    7.0000   05/15/2023   GNMA
36203HPL9     GNMA 30 YR    SF LN    349727    121,984      108,615     124,842     712       8.0256    7.0000   05/15/2023   GNMA
36203HPL9     GNMA 30 YR    SF LN    349727    610,153      543,281     624,449   3,559       8.0256    7.0000   05/15/2023   GNMA
36203HPL9     GNMA 30 YR    SF LN    349727     50,684       45,129      51,872     296       8.0256    7.0000   05/15/2023   GNMA
36203HPL9     GNMA 30 YR    SF LN    349727    214,264      190,781     219,284   1,250       8.0256    7.0000   05/15/2023   GNMA
36203HPL9     GNMA 30 YR    SF LN    349727     60,028       53,449      61,434     350       8.0256    7.0000   05/15/2023   GNMA
36203HPL9     GNMA 30 YR    SF LN    349727    141,189      125,716     144,497     824       8.0256    7.0000   05/15/2023   GNMA
36203HPL9     GNMA 30 YR    SF LN    349727    196,952      175,367     201,567   1,149       8.0256    7.0000   05/15/2023   GNMA
36203HPL9     GNMA 30 YR    SF LN    349727    259,111      230,713     265,182   1,511       8.0256    7.0000   05/15/2023   GNMA
36203HPL9     GNMA 30 YR    SF LN    349727    619,497      551,601     634,012   3,614       8.0256    7.0000   05/15/2023   GNMA
36203HQB0     GNMA 30 YR    SF LN    349750    116,902      121,123     124,913     877       8.6437    9.0000   03/15/2023   GNMA
36203HQB0     GNMA 30 YR    SF LN    349750     43,968       45,556      46,981     330       8.6437    9.0000   03/15/2023   GNMA
36203HZL8     GNMA 30 YR    SF LN    350047    312,849      315,042     322,819   1,955       7.4374    7.5000   02/15/2023   GNMA
36203HZL8     GNMA 30 YR    SF LN    350047     46,294       46,619      47,769     289       7.4374    7.5000   02/15/2023   GNMA
36203H4T5     GNMA 30 YR    SF LN    350134     82,623       76,806      85,256     516       8.1682    7.5000   03/15/2023   GNMA
36203H7A3     GNMA 30 YR    SF LN    350189    171,962      159,855     177,442   1,075       8.1682    7.5000   03/15/2023   GNMA
36203JLH8     GNMA 30 YR    SF LN    350528    424,024      395,844     437,538   2,650       8.1265    7.5000   06/15/2023   GNMA
36203JMR5     GNMA 30 YR    SF LN    350568     29,576       27,611      30,519     185       8.1265    7.5000   06/15/2023   GNMA
36203JMS3     GNMA 30 YR    SF LN    350569     18,165       16,885      18,744     114       8.1666    7.5000   06/15/2023   GNMA
36203JYP6     GNMA 15 YR    SF LN    350918    248,117      255,895     254,474   1,447       6.5599    7.0000   08/15/2008   GNMA
36203J2X4     GNMA 30 YR    SF LN    350990     87,469       81,305      90,257     547       8.1666    7.5000   06/15/2023   GNMA
36203J2X4     GNMA 30 YR    SF LN    350990     24,216       22,510      24,988     151       8.1666    7.5000   06/15/2023   GNMA
36203J6A0     GNMA 30 YR    SF LN    351065     94,449       87,800      97,459     590       8.1682    7.5000   03/15/2023   GNMA
36203KFZ2     GNMA 30 YR    SF LN    351284    127,804      119,310     131,877     799       8.1265    7.5000   06/15/2023   GNMA
36203KGZ1     GNMA 15 YR    SF LN    351316    209,609      215,647     214,946   1,223       6.6022    7.0000   11/15/2008   GNMA
36203KGZ1     GNMA 15 YR    SF LN    351316     72,436       74,523      74,280     423       6.6022    7.0000   11/15/2008   GNMA
36203KGZ1     GNMA 15 YR    SF LN    351316    271,035      278,841     277,936   1,581       6.6022    7.0000   11/15/2008   GNMA
36203KHS6     GNMA 30 YR    SF LN    351341    286,495      266,267     295,626   1,791       8.1642    7.5000   11/15/2023   GNMA
36203KJW5     GNMA 30 YR    SF LN    351377    453,932      452,378     458,893   2,459       6.5278    6.5000   12/15/2023   GNMA
36203KVQ4     GNMA 15 YR    SF LN    351723    201,880      207,684     207,020   1,178       6.6006    7.0000   10/15/2008   GNMA
36203LA36     GNMA 30 YR    SF LN    352026    397,783      371,308     410,460   2,486       8.1240    7.5000   11/15/2023   GNMA
36203LBV3     GNMA 30 YR    SF LN    352052    258,971      260,792     267,224   1,619       7.4378    7.5000   10/15/2023   GNMA
36203LBV3     GNMA 30 YR    SF LN    352052     25,172       25,349      25,974     157       7.4378    7.5000   10/15/2023   GNMA
36203LBV3     GNMA 30 YR    SF LN    352052    251,071      252,836     259,073   1,569       7.4378    7.5000   10/15/2023   GNMA
36203LBV3     GNMA 30 YR    SF LN    352052    259,044      260,866     267,300   1,619       7.4378    7.5000   10/15/2023   GNMA
36203LBV3     GNMA 30 YR    SF LN    352052     75,139       75,668      77,534     470       7.4378    7.5000   10/15/2023   GNMA
36203LBV3     GNMA 30 YR    SF LN    352052    271,590      273,500     280,246   1,697       7.4378    7.5000   10/15/2023   GNMA
36203LBV3     GNMA 30 YR    SF LN    352052     96,489       97,168      99,564     603       7.4378    7.5000   10/15/2023   GNMA
36203LBV3     GNMA 30 YR    SF LN    352052     16,667       16,784      17,198     104       7.4378    7.5000   10/15/2023   GNMA
36203LDS8     GNMA 30 YR    SF LN    352113    386,623      360,913     398,945   2,416       8.1255    7.5000   08/15/2023   GNMA
36203LEP3     GNMA 30 YR    SF LN    352142    503,537      468,038     519,585   3,147       8.1661    7.5000   07/15/2023   GNMA
36203LEQ1     GNMA 30 YR    SF LN    352143    373,741      348,895     385,652   2,336       8.1260    7.5000   07/15/2023   GNMA
36203LGJ5     GNMA 15 YR    SF LN    352201    396,286      407,708     406,439   2,312       6.5871    7.0000   05/15/2008   GNMA
36203LGJ5     GNMA 15 YR    SF LN    352201    207,967      213,961     213,295   1,213       6.5871    7.0000   05/15/2008   GNMA
36203LGJ5     GNMA 15 YR    SF LN    352201    321,652      330,923     329,893   1,876       6.5871    7.0000   05/15/2008   GNMA
36203LQ54     GNMA 30 YR    SF LN    352476     13,068       12,200      13,484      82       8.1265    7.5000   06/15/2023   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
CUSIP          Issuer                            Par         Book        Market  Accrued      Nominal   Nominal   Maturity   Asset
Code                                            Value        Value       Value   Interest    Book Yld   Coupon     Date      Type
----------------------------------------------------------------------------------------------------------------------------------
36203LWL2     GNMA 15 YR    SF LN    352651     95,355       98,098      97,798     556       6.5853    7.0000   04/15/2008   GNMA
36203LWL2     GNMA 15 YR    SF LN    352651    183,532      188,811     188,234   1,071       6.5853    7.0000   04/15/2008   GNMA
36203LWL2     GNMA 15 YR    SF LN    352651    507,823      522,429     520,833   2,962       6.5853    7.0000   04/15/2008   GNMA
36203L5L2     GNMA 15 YR    SF LN    352851    109,997      113,541     112,798     642       6.5637    7.0000   02/15/2009   GNMA
36203L5L2     GNMA 15 YR    SF LN    352851    192,491      198,692     197,392   1,123       6.5637    7.0000   02/15/2009   GNMA
36203MHL7     GNMA 15 YR    SF LN    353135     15,457       15,905      15,851      90       6.5905    7.0000   07/15/2008   GNMA
36203MHQ6     GNMA 30 YR    SF LN    353139    515,186      480,927     531,605   3,220       8.1255    7.5000   08/15/2023   GNMA
36203MSW1     GNMA 30 YR    SF LN    353433    274,487      277,318     282,977   1,716       7.4128    7.5000   04/15/2027   GNMA
36203MTB6     GNMA 30 YR    SF LN    353446     82,050       83,877      84,588     513       7.3135    7.5000   04/15/2027   GNMA
36203MXH8     GNMA 30 YR    SF LN    353580    261,087      242,329     263,941   1,414       7.1202    6.5000   07/15/2023   GNMA
36203MXH8     GNMA 30 YR    SF LN    353580     67,300       62,466      68,036     365       7.1202    6.5000   07/15/2023   GNMA
36203M3J7     GNMA 30 YR    SF LN    353701    609,787      615,715     628,648   3,811       7.4179    7.5000   06/15/2027   GNMA
36203M3J7     GNMA 30 YR    SF LN    353701    725,758      732,813     748,206   4,536       7.4179    7.5000   06/15/2027   GNMA
36203M3J7     GNMA 30 YR    SF LN    353701    725,758      732,813     748,206   4,536       7.4179    7.5000   06/15/2027   GNMA
36203M3J7     GNMA 30 YR    SF LN    353701    725,758      732,813     748,206   4,536       7.4179    7.5000   06/15/2027   GNMA
36203M3J7     GNMA 30 YR    SF LN    353701    725,758      732,813     748,206   4,536       7.4179    7.5000   06/15/2027   GNMA
36203M3J7     GNMA 30 YR    SF LN    353701    725,758      732,813     748,206   4,536       7.4179    7.5000   06/15/2027   GNMA
36203M3J7     GNMA 30 YR    SF LN    353701    725,758      732,813     748,206   4,536       7.4179    7.5000   06/15/2027   GNMA
36203M5D8     GNMA 30 YR    SF LN    353744    430,966      435,411     444,296   2,694       7.4130    7.5000   07/15/2027   GNMA
36203M7C8     GNMA 30 YR    SF LN    353791    134,289      135,674     138,443     839       7.4131    7.5000   08/15/2027   GNMA
36203NED6     GNMA 15 YR    SF LN    353932    111,547      114,760     114,387     651       6.6022    7.0000   11/15/2008   GNMA
36203NEL8     GNMA 30 YR    SF LN    353939    381,632      354,157     385,685   2,067       7.1167    6.5000   01/15/2024   GNMA
36203NEL8     GNMA 30 YR    SF LN    353939    126,921      117,784     128,269     687       7.1167    6.5000   01/15/2024   GNMA
36203NKY3     GNMA 30 YR    SF LN    354111     32,629       30,461      33,669     204       8.1270    7.5000   05/15/2023   GNMA
36203NZ76     GNMA 30 YR    SF LN    354566 11,951,823   11,398,316  12,332,728  74,699       7.9304    7.5000   04/15/2023   GNMA
36203N3K2     GNMA 30 YR    SF LN    354602 12,682,906   12,608,988  12,980,066  73,984       7.0501    7.0000   06/15/2023   GNMA
36203N5T1     GNMA 30 YR    SF LN    354658 19,515,135   18,609,767  20,137,082 121,970       7.9287    7.5000   09/15/2023   GNMA
36203PAW3     GNMA 30 YR    SF LN    354721     18,461       18,399      18,663     100       6.5278    6.5000   12/15/2023   GNMA
36203PDJ9     GNMA 30 YR    SF LN    354805    396,422      410,546     412,279   2,643       7.6803    8.0000   04/15/2024   GNMA
36203PPU1     GNMA 30 YR    SF LN    355135    608,397      564,553     614,858   3,295       7.1150    6.5000   04/15/2024   GNMA
36203PPU1     GNMA 30 YR    SF LN    355135    154,993      143,823     156,639     840       7.1150    6.5000   04/15/2024   GNMA
36203PTE3     GNMA 30 YR    SF LN    355249    305,325      285,021     315,056   1,908       8.1255    7.5000   08/15/2023   GNMA
36203PT37     GNMA 15 YR    SF LN    355270    383,590      394,619     393,356   2,238       6.6006    7.0000   10/15/2008   GNMA
36203PT37     GNMA 15 YR    SF LN    355270    260,535      268,026     267,168   1,520       6.6006    7.0000   10/15/2008   GNMA
36203PWB5     GNMA 30 YR    SF LN    355342    521,726      484,945     538,353   3,261       8.1661    7.5000   07/15/2023   GNMA
36203P3F8     GNMA 30 YR    SF LN    355498     45,501       42,477      46,951     284       8.1260    7.5000   07/15/2023   GNMA
36203QBG5     GNMA 30 YR    SF LN    355639     96,560       89,753      99,637     604       8.1661    7.5000   07/15/2023   GNMA
36203QEA5     GNMA 30 YR    SF LN    355729     25,605       23,903      26,421     160       8.1260    7.5000   07/15/2023   GNMA
36203QHF1     GNMA 30 YR    SF LN    355830     78,859       73,294      81,372     493       8.1646    7.5000   10/15/2023   GNMA
36203QHF1     GNMA 30 YR    SF LN    355830     17,345       16,121      17,898     108       8.1646    7.5000   10/15/2023   GNMA
36203QH53     GNMA 30 YR    SF LN    355852    131,176      121,729     132,569     711       7.1161    6.5000   02/15/2024   GNMA
36203QH53     GNMA 30 YR    SF LN    355852    693,831      643,864     701,199   3,758       7.1161    6.5000   02/15/2024   GNMA
36203QH53     GNMA 30 YR    SF LN    355852    180,939      167,909     182,861     980       7.1161    6.5000   02/15/2024   GNMA
36203QKE0     GNMA 30 YR    SF LN    355893    701,066      726,049     729,109   4,674       7.6815    8.0000   08/15/2024   GNMA
36203QYQ8     GNMA 30 YR    SF LN    356319     59,598       55,398      61,497     372       8.1666    7.5000   06/15/2023   GNMA
36203QYQ8     GNMA 30 YR    SF LN    356319     17,567       16,329      18,127     110       8.1666    7.5000   06/15/2023   GNMA
36203Q3E9     GNMA 30 YR    SF LN    356397    333,859      309,840     337,508   1,808       7.1178    6.5000   11/15/2023   GNMA
36203Q3E9     GNMA 30 YR    SF LN    356397    350,815      325,577     354,649   1,900       7.1178    6.5000   11/15/2023   GNMA
36203Q4C2     GNMA 30 YR    SF LN    356419    115,768      119,950     123,702     868       8.6441    9.0000   05/15/2023   GNMA
36203Q4C2     GNMA 30 YR    SF LN    356419     71,819       74,414      76,741     539       8.6441    9.0000   05/15/2023   GNMA
36203RJ59     GNMA 30 YR    SF LN    356784    106,321       98,833     109,709     665       8.1677    7.5000   04/15/2023   GNMA
36203RN62     GNMA 30 YR    SF LN    356913     17,825       16,641      18,393     111       8.1265    7.5000   06/15/2023   GNMA
36203RP29     GNMA 30 YR    SF LN    356941     52,308       48,832      53,975     327       8.1265    7.5000   06/15/2023   GNMA
36203RR76     GNMA 30 YR    SF LN    357010     36,843       34,394      38,017     230       8.1260    7.5000   07/15/2023   GNMA
36203RT90     GNMA 30 YR    SF LN    357076    453,512      423,363     467,965   2,834       8.1260    7.5000   07/15/2023   GNMA
36203RY52     GNMA 30 YR    SF LN    357232     32,725       31,509      32,500     164       6.2962    6.0000   11/15/2023   GNMA
36203SGV3     GNMA 15 YR    SF LN    357612    251,920      259,162     258,334   1,470       6.6006    7.0000   10/15/2008   GNMA
36203SHQ3     GNMA 30 YR    SF LN    357639    149,874      139,312     154,650     937       8.1666    7.5000   06/15/2023   GNMA
36203SMA2     GNMA 30 YR    SF LN    357753    140,609      130,476     142,102     762       7.1150    6.5000   04/15/2024   GNMA
36203SMA2     GNMA 30 YR    SF LN    357753    220,571      204,676     222,913   1,195       7.1150    6.5000   04/15/2024   GNMA
36203SN52     GNMA 30 YR    SF LN    357812    302,259      280,521     305,563   1,637       7.1184    6.5000   10/15/2023   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
CUSIP          Issuer                            Par         Book        Market  Accrued      Nominal   Nominal   Maturity   Asset
Code                                            Value        Value       Value   Interest    Book Yld   Coupon     Date      Type
----------------------------------------------------------------------------------------------------------------------------------
36203S4E4     GNMA 30 YR    SF LN    358221    109,073      101,384     112,549     682       8.1661    7.5000   07/15/2023   GNMA
36203S4G9     GNMA 15 YR    SF LN    358223    520,486      535,552     533,738   3,036       6.5905    7.0000   07/15/2008   GNMA
36203S4G9     GNMA 15 YR    SF LN    358223    317,219      326,401     325,295   1,850       6.5905    7.0000   07/15/2008   GNMA
36203S5K9     GNMA 30 YR    SF LN    358250    101,927       94,607     103,041     552       7.1208    6.5000   06/15/2023   GNMA
36203S5K9     GNMA 30 YR    SF LN    358250    245,756      228,107     248,442   1,331       7.1208    6.5000   06/15/2023   GNMA
36203TRZ0     GNMA 30 YR    SF LN    358804     21,672       20,232      22,363     135       8.1265    7.5000   06/15/2023   GNMA
36203TUA1     GNMA 30 YR    SF LN    358877      5,724        5,344       5,906      36       8.1265    7.5000   06/15/2023   GNMA
36203TX42     GNMA 30 YR    SF LN    358999     10,919       10,194      11,267      68       8.1265    7.5000   06/15/2023   GNMA
36203UHH8     GNMA 15 YR    SF LN    359432    168,688      173,547     172,983     984       6.6022    7.0000   11/15/2008   GNMA
36203UHM7     GNMA 30 YR    SF LN    359436    561,054      520,690     567,186   3,039       7.1178    6.5000   11/15/2023   GNMA
36203UHM7     GNMA 30 YR    SF LN    359436    160,414      148,873     162,167     869       7.1178    6.5000   11/15/2023   GNMA
36203UUS9     GNMA 15 YR    SF LN    359793    433,312      445,854     444,344   2,528       6.5905    7.0000   07/15/2008   GNMA
36203UUS9     GNMA 15 YR    SF LN    359793    350,234      360,372     359,151   2,043       6.5905    7.0000   07/15/2008   GNMA
36203UUS9     GNMA 15 YR    SF LN    359793    244,615      251,696     250,843   1,427       6.5905    7.0000   07/15/2008   GNMA
36203UZA3     GNMA 15 YR    SF LN    359937    196,594      202,792     201,599   1,147       6.5654    7.0000   11/15/2008   GNMA
36203U2P6     GNMA 30 YR    SF LN    359982     19,018       18,311      18,881      95       6.2954    6.0000   01/15/2024   GNMA
36203VB74     GNMA 30 YR    SF LN    360162    496,264      460,598     501,688   2,688       7.1196    6.5000   08/15/2023   GNMA
36203VKK5     GNMA 15 YR    SF LN    360398    176,403      181,465     180,894   1,029       6.5989    7.0000   09/15/2008   GNMA
36203VKV1     GNMA 30 YR    SF LN    360408    671,180      622,926     678,516   3,636       7.1190    6.5000   09/15/2023   GNMA
36203VKV1     GNMA 30 YR    SF LN    360408     94,329       87,548      95,360     511       7.1190    6.5000   09/15/2023   GNMA
36203VXY1     GNMA 15 YR    SF LN    360795     76,041       78,491      77,977     444       6.5637    7.0000   02/15/2009   GNMA
36203V3Q1     GNMA 30 YR    SF LN    360907    301,887      281,812     311,508   1,887       8.1255    7.5000   08/15/2023   GNMA
36203WZY7     GNMA 30 YR    SF LN    361759    110,041      102,336     113,734     688       8.1768    7.5000   12/15/2021   GNMA
36203WZ27     GNMA 15 YR    SF LN    361761    403,752      415,343     414,032   2,355       6.5988    7.0000   09/15/2008   GNMA
36203WZ27     GNMA 15 YR    SF LN    361761    403,752      415,343     414,032   2,355       6.5988    7.0000   09/15/2008   GNMA
36203WZ27     GNMA 15 YR    SF LN    361761    108,459      111,573     111,220     633       6.5988    7.0000   09/15/2008   GNMA
36203XBJ4     GNMA 30 YR    SF LN    361941    109,956      113,361     116,587     779       8.2125    8.5000   05/15/2025   GNMA
36203XE77     GNMA 30 YR    SF LN    362058     51,795       48,352      53,446     324       8.1260    7.5000   07/15/2023   GNMA
36203XGP5     GNMA 30 YR    SF LN    362106    487,781      455,335     503,327   3,049       8.1250    7.5000   09/15/2023   GNMA
36203XMT0     GNMA 30 YR    SF LN    362270    428,576      443,846     445,719   2,857       7.6806    8.0000   05/15/2024   GNMA
36203XP91     GNMA 30 YR    SF LN    362348     27,166       26,157      26,979     136       6.2958    6.0000   12/15/2023   GNMA
36203XS80     GNMA 30 YR    SF LN    362443    176,507      164,763     182,132   1,103       8.1245    7.5000   10/15/2023   GNMA
36203X4D5     GNMA 30 YR    SF LN    362720    641,566      595,409     648,578   3,475       7.1178    6.5000   11/15/2023   GNMA
36203X4D5     GNMA 30 YR    SF LN    362720    221,503      205,568     223,924   1,200       7.1178    6.5000   11/15/2023   GNMA
36203YFL3     GNMA 30 YR    SF LN    362971    494,259      461,401     510,011   3,089       8.1260    7.5000   07/15/2023   GNMA
36203YFT6     GNMA 15 YR    SF LN    362978    214,802      220,942     220,271   1,253       6.5955    7.0000   07/15/2008   GNMA
36203YHE7     GNMA 15 YR    SF LN    363029    190,284      195,744     195,129   1,110       6.5989    7.0000   09/15/2008   GNMA
36203YHE7     GNMA 15 YR    SF LN    363029    445,632      458,419     456,978   2,600       6.5989    7.0000   09/15/2008   GNMA
36203YJQ8     GNMA 15 YR    SF LN    363071    157,781      162,301     161,798     920       6.5972    7.0000   08/15/2008   GNMA
36203YJX3     GNMA 30 YR    SF LN    363078    188,328      189,652     194,330   1,177       7.4378    7.5000   09/15/2023   GNMA
36203YJ21     GNMA 15 YR    SF LN    363081     64,233       66,077      65,868     375       6.5989    7.0000   09/15/2008   GNMA
36203YNV2     GNMA 30 YR    SF LN    363204    205,637      191,117     212,191   1,285       8.1635    7.5000   12/15/2023   GNMA
362032PY4     GNMA 30 YR    SF LN    6739       54,799       52,833      56,615     342       8.1970    7.5000   09/15/2005   GNMA
362032X25     GNMA 30 YR    SF LN    6997      107,573      103,044     111,881     717       8.7590    8.0000   08/15/2006   GNMA
362033KD3     GNMA 30 YR    SF LN    7492       75,727       72,235      78,452     505       8.8994    8.0000   11/15/2005   GNMA
362033KD3     GNMA 30 YR    SF LN    7492      106,658      108,117     110,496     711       7.7427    8.0000   11/15/2005   GNMA
362033Y63     GNMA 30 YR    SF LN    7933        6,652        6,443       6,872      42       8.1178    7.5000   08/15/2005   GNMA
3620334D1     GNMA 30 YR    SF LN    8020       39,001       39,556      40,563     260       7.7484    8.0000   06/15/2006   GNMA
362034GY0     GNMA 30 YR    SF LN    8315       47,524       45,614      49,234     317       8.7809    8.0000   11/15/2005   GNMA
362034SF8     GNMA 30 YR    SF LN    8618        7,236        7,004       7,476      45       8.1121    7.5000   11/15/2005   GNMA
362034SV3     GNMA 30 YR    SF LN    8632       65,002       65,166      67,156     406       7.4530    7.5000   11/15/2005   GNMA
362034T42     GNMA 30 YR    SF LN    8671       94,461       95,805      98,244     630       7.7484    8.0000   06/15/2006   GNMA
362034VX5     GNMA 30 YR    SF LN    8730      137,256      131,410     142,753     915       8.7681    8.0000   08/15/2006   GNMA
3620344T4     GNMA 30 YR    SF LN    8934      112,669      114,272     116,723     751       7.7484    8.0000   06/15/2006   GNMA
3620346W5     GNMA 30 YR    SF LN    8985       30,582       29,287      31,807     204       8.7695    8.0000   07/15/2006   GNMA
362035BP1     GNMA 30 YR    SF LN    9046      116,774      113,040     120,644     730       8.1140    7.5000   10/15/2005   GNMA
362035BP1     GNMA 30 YR    SF LN    9046       29,251       28,135      30,220     183       8.2354    7.5000   10/15/2005   GNMA
362035BY2     GNMA 30 YR    SF LN    9055        1,751        1,695       1,809      11       8.1103    7.5000   12/15/2005   GNMA
362035BZ9     GNMA 30 YR    SF LN    9056       39,628       38,346      40,775     248       8.1103    7.5000   12/15/2005   GNMA
362035DS3     GNMA 30 YR    SF LN    9113       81,420       78,666      84,349     543       8.6490    8.0000   12/15/2005   GNMA
362035ER4     GNMA 30 YR    SF LN    9144       21,569       20,557      22,433     144       8.8551    8.0000   07/15/2006   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
CUSIP          Issuer                            Par         Book        Market  Accrued      Nominal   Nominal   Maturity   Asset
Code                                            Value        Value       Value   Interest    Book Yld   Coupon     Date      Type
----------------------------------------------------------------------------------------------------------------------------------
362035N45     GNMA 30 YR    SF LN    9411      141,168      138,213     145,846     882       7.8884    7.5000   01/15/2006   GNMA
362035PA9     GNMA 30 YR    SF LN    9417       10,721       10,372      11,076      67       8.1085    7.5000   01/15/2006   GNMA
362035PM3     GNMA 30 YR    SF LN    9428       59,801       57,854      61,783     374       8.1085    7.5000   01/15/2006   GNMA
362035SF5     GNMA 30 YR    SF LN    9518      203,266      206,142     211,407   1,355       7.7476    8.0000   05/15/2006   GNMA
362035T31     GNMA 30 YR    SF LN    9570       71,086       68,093      73,933     474       8.7590    8.0000   08/15/2006   GNMA
362035UL9     GNMA 30 YR    SF LN    9587       48,353       48,485      50,142     302       7.4552    7.5000   02/15/2007   GNMA
362035ZQ3     GNMA 30 YR    SF LN    9751      130,762      132,641     135,999     872       7.7499    8.0000   08/15/2006   GNMA
3620352P1     GNMA 30 YR    SF LN    9782       69,371       70,353      72,149     462       7.7476    8.0000   05/15/2006   GNMA
3620354U8     GNMA 30 YR    SF LN    9835      153,620      147,115     159,772   1,024       8.7695    8.0000   07/15/2006   GNMA
3620355M5     GNMA 30 YR    SF LN    9852      104,572      100,215     108,760     697       8.7629    8.0000   06/15/2006   GNMA
362036E35     GNMA 30 YR    SF LN    10054      81,704       77,784      84,644     545       8.8894    8.0000   05/15/2006   GNMA
362036KS3     GNMA 30 YR    SF LN    10205      84,420       85,621      87,801     563       7.7484    8.0000   06/15/2006   GNMA
362036LJ2     GNMA 30 YR    SF LN    10229      77,692       78,814      80,804     518       7.7506    8.0000   09/15/2006   GNMA
362036RK3     GNMA 30 YR    SF LN    10390     116,317      117,997     120,975     775       7.7506    8.0000   09/15/2006   GNMA
362036RS6     GNMA 30 YR    SF LN    10397     205,258      195,577     213,479   1,368       8.8530    8.0000   08/15/2006   GNMA
362036RT4     GNMA 30 YR    SF LN    10398      42,365       42,965      43,889     282       7.7476    8.0000   05/15/2006   GNMA
362036RY3     GNMA 30 YR    SF LN    10403     196,293      199,070     204,155   1,309       7.7476    8.0000   05/15/2006   GNMA
362036SB2     GNMA 30 YR    SF LN    10414      70,227       71,242      73,040     468       7.7506    8.0000   09/15/2006   GNMA
362036SL0     GNMA 30 YR    SF LN    10423     126,807      122,901     131,886     845       8.5514    8.0000   08/15/2006   GNMA
362036S22     GNMA 30 YR    SF LN    10437      38,324       36,969      39,703     256       8.6399    8.0000   07/15/2006   GNMA
362036S89     GNMA 30 YR    SF LN    10443     155,573      157,797     161,804   1,037       7.7491    8.0000   07/15/2006   GNMA
362036TB1     GNMA 30 YR    SF LN    10446      80,212       76,293      83,424     535       8.8846    8.0000   08/15/2006   GNMA
362036WV3     GNMA 30 YR    SF LN    10560     165,069      158,588     170,539   1,032       8.2239    7.5000   03/15/2006   GNMA
362036XW0     GNMA 30 YR    SF LN    10593      34,117       32,994      35,248     213       8.1050    7.5000   03/15/2006   GNMA
362036ZG3     GNMA 30 YR    SF LN    10643     177,479      171,700     183,361   1,109       8.1085    7.5000   01/15/2006   GNMA
362036ZJ7     GNMA 30 YR    SF LN    10645     179,457      171,037     186,644   1,196       8.8551    8.0000   07/15/2006   GNMA
362036ZZ1     GNMA 30 YR    SF LN    10660      70,725       67,747      73,558     472       8.7590    8.0000   08/15/2006   GNMA
3620362H7     GNMA 30 YR    SF LN    10676      92,114       87,613      95,803     614       8.8846    8.0000   08/15/2006   GNMA
3620362J3     GNMA 30 YR    SF LN    10677      74,385       70,750      77,061     496       8.8846    8.0000   08/15/2006   GNMA
3620363L7     GNMA 30 YR    SF LN    10703     167,322      169,702     174,023   1,115       7.7484    8.0000   06/15/2006   GNMA
3620363Q6     GNMA 30 YR    SF LN    10707     140,780      142,782     146,418     939       7.7484    8.0000   06/15/2006   GNMA
3620364Z5     GNMA 30 YR    SF LN    10740      53,283       50,727      55,417     355       8.8894    8.0000   05/15/2006   GNMA
3620367H2     GNMA 30 YR    SF LN    10796      40,016       38,038      41,619     267       8.8815    8.0000   10/15/2006   GNMA
362037AW3     GNMA 30 YR    SF LN    10821      64,764       61,710      67,358     432       8.8530    8.0000   08/15/2006   GNMA
362037CA9     GNMA 30 YR    SF LN    10865      40,670       41,249      42,299     271       7.7484    8.0000   06/15/2006   GNMA
362037C43     GNMA 30 YR    SF LN    10891      21,249       20,394      22,100     142       8.7306    8.0000   07/15/2006   GNMA
362037D34     GNMA 30 YR    SF LN    10922      12,173       11,684      12,685      76       8.1558    7.5000   07/15/2007   GNMA
362037ET6     GNMA 30 YR    SF LN    10946      71,195       72,213      74,046     475       7.7491    8.0000   07/15/2006   GNMA
362037EX7     GNMA 30 YR    SF LN    10950      42,324       40,542      44,019     282       8.7590    8.0000   08/15/2006   GNMA
362037FE8     GNMA 30 YR    SF LN    10965     116,394      118,050     121,056     776       7.7484    8.0000   06/15/2006   GNMA
362037FF5     GNMA 30 YR    SF LN    10966     192,369      195,119     200,073   1,282       7.7491    8.0000   07/15/2006   GNMA
362037FZ1     GNMA 30 YR    SF LN    10984      16,605       15,831      17,270     111       8.8574    8.0000   06/15/2006   GNMA
362037GZ0     GNMA 30 YR    SF LN    11016      25,551       25,917      26,574     170       7.7491    8.0000   07/15/2006   GNMA
362037HT3     GNMA 30 YR    SF LN    11042     204,419      198,155     212,606   1,363       8.5529    8.0000   07/15/2006   GNMA
362037H97     GNMA 30 YR    SF LN    11056     122,694      124,457     127,608     818       7.7499    8.0000   08/15/2006   GNMA
362037JA2     GNMA 30 YR    SF LN    11057      76,716       77,824      79,788     511       7.7506    8.0000   09/15/2006   GNMA
362037JD6     GNMA 30 YR    SF LN    11060      64,621       65,559      67,209     431       7.7514    8.0000   10/15/2006   GNMA
362037KK8     GNMA 30 YR    SF LN    11098     117,676      119,358     122,389     785       7.7491    8.0000   07/15/2006   GNMA
362037KQ5     GNMA 30 YR    SF LN    11103     147,547      149,667     153,456     984       7.7499    8.0000   08/15/2006   GNMA
362037KX0     GNMA 30 YR    SF LN    11110      12,403       12,023      12,900      83       8.5529    8.0000   07/15/2006   GNMA
362037KX0     GNMA 30 YR    SF LN    11110      12,403       12,023      12,900      83       8.5529    8.0000   07/15/2006   GNMA
362037KX0     GNMA 30 YR    SF LN    11110      12,403       12,023      12,900      83       8.5529    8.0000   07/15/2006   GNMA
362037K28     GNMA 30 YR    SF LN    11113     145,948      148,065     151,199     973       7.7514    8.0000   10/15/2006   GNMA
362037QQ9     GNMA 30 YR    SF LN    11263      11,480       11,127      11,893      77       8.5514    8.0000   08/15/2006   GNMA
362037QQ9     GNMA 30 YR    SF LN    11263      11,480       11,127      11,893      77       8.5514    8.0000   08/15/2006   GNMA
362037SN4     GNMA 30 YR    SF LN    11325      12,751       12,354      13,262      85       8.5485    8.0000   10/15/2006   GNMA
362037SR5     GNMA 30 YR    SF LN    11328       2,840        2,753       2,954      19       8.5514    8.0000   08/15/2006   GNMA
362037SR5     GNMA 30 YR    SF LN    11328       2,840        2,753       2,954      19       8.5514    8.0000   08/15/2006   GNMA
362037UE1     GNMA 30 YR    SF LN    11381      66,741       67,705      69,142     445       7.7506    8.0000   09/15/2006   GNMA
362037UN1     GNMA 30 YR    SF LN    11389      66,914       63,758      69,594     446       8.8530    8.0000   08/15/2006   GNMA
362037V83     GNMA 30 YR    SF LN    11439      77,626       78,752      80,735     518       7.7514    8.0000   10/15/2006   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
CUSIP          Issuer                            Par         Book        Market  Accrued      Nominal   Nominal   Maturity   Asset
Code                                            Value        Value       Value   Interest    Book Yld   Coupon     Date      Type
----------------------------------------------------------------------------------------------------------------------------------
362037V83     GNMA 30 YR    SF LN    11439      77,626       78,752      80,735     518       7.7514    8.0000   10/15/2006   GNMA
362037WG4     GNMA 30 YR    SF LN    11447      74,492       75,558      77,475     497       7.7491    8.0000   07/15/2006   GNMA
362037WW9     GNMA 30 YR    SF LN    11461     176,383      178,917     183,447   1,176       7.7499    8.0000   08/15/2006   GNMA
362037YU1     GNMA 30 YR    SF LN    11523      92,243       93,562      95,937     615       7.7491    8.0000   07/15/2006   GNMA
362037Y49     GNMA 30 YR    SF LN    11531     182,646      185,284     189,961   1,218       7.7506    8.0000   09/15/2006   GNMA
362037Y64     GNMA 30 YR    SF LN    11533      49,398       50,105      51,175     329       7.7491    8.0000   07/15/2006   GNMA
362037Z22     GNMA 30 YR    SF LN    11561      73,393       69,808      76,332     489       8.8846    8.0000   08/15/2006   GNMA
362037Z22     GNMA 30 YR    SF LN    11561      69,619       70,620      72,407     464       7.7499    8.0000   08/15/2006   GNMA
362037Z63     GNMA 30 YR    SF LN    11565      49,055       46,644      51,020     327       8.8830    8.0000   09/15/2006   GNMA
3620373A9     GNMA 30 YR    SF LN    11593      50,927       48,525      52,967     340       8.8530    8.0000   08/15/2006   GNMA
3620373N1     GNMA 30 YR    SF LN    11605     118,338      113,329     123,077     789       8.7571    8.0000   09/15/2006   GNMA
362038AE1     GNMA 30 YR    SF LN    11705     124,643      126,425     129,635     831       7.7491    8.0000   07/15/2006   GNMA
362038AF8     GNMA 30 YR    SF LN    11706     104,308      105,815     108,486     695       7.7506    8.0000   09/15/2006   GNMA
362038A43     GNMA 30 YR    SF LN    11727      55,198       55,999      57,409     368       7.7514    8.0000   10/15/2006   GNMA
362038BG5     GNMA 30 YR    SF LN    11739      60,195       57,648      62,361     401       8.7571    8.0000   09/15/2006   GNMA
362038BL4     GNMA 30 YR    SF LN    11743      29,754       30,192      30,946     198       7.7535    8.0000   01/15/2007   GNMA
362038CL3     GNMA 30 YR    SF LN    11775     128,459      130,314     133,604     856       7.7506    8.0000   09/15/2006   GNMA
362038CM1     GNMA 30 YR    SF LN    11776     208,411      198,530     216,758   1,389       8.8508    8.0000   09/15/2006   GNMA
362038CM1     GNMA 30 YR    SF LN    11776      98,618      100,042     102,568     657       7.7506    8.0000   09/15/2006   GNMA
362038CV1     GNMA 30 YR    SF LN    11784      79,963       81,124      83,166     533       7.7514    8.0000   10/15/2006   GNMA
362038DK4     GNMA 30 YR    SF LN    11806     148,916      151,067     154,880     993       7.7506    8.0000   09/15/2006   GNMA
362038DS7     GNMA 30 YR    SF LN    11813      34,281       34,779      35,654     229       7.7514    8.0000   10/15/2006   GNMA
362038DV0     GNMA 30 YR    SF LN    11816       8,770        8,339       9,121      58       8.8830    8.0000   09/15/2006   GNMA
362038D32     GNMA 30 YR    SF LN    11822      68,162       69,141      70,614     454       7.7499    8.0000   08/15/2006   GNMA
362038EF4     GNMA 30 YR    SF LN    11834      28,552       28,962      29,579     190       7.7499    8.0000   08/15/2006   GNMA
362038ES6     GNMA 30 YR    SF LN    11845     135,719      131,516     141,155     905       8.5500    8.0000   09/15/2006   GNMA
362038E56     GNMA 30 YR    SF LN    11856      49,724       47,945      51,715     332       8.6374    8.0000   09/15/2006   GNMA
362038FV8     GNMA 30 YR    SF LN    11880      37,575       35,794      39,080     251       8.8508    8.0000   09/15/2006   GNMA
362038FX4     GNMA 30 YR    SF LN    11882     186,634      189,316     194,109   1,244       7.7499    8.0000   08/15/2006   GNMA
362038F97     GNMA 30 YR    SF LN    11892     104,531      106,041     108,717     697       7.7506    8.0000   09/15/2006   GNMA
362038GH8     GNMA 30 YR    SF LN    11900      23,310       22,585      24,244     155       8.5485    8.0000   10/15/2006   GNMA
362038GH8     GNMA 30 YR    SF LN    11900       8,547        8,281       8,889      57       8.5485    8.0000   10/15/2006   GNMA
362038GY1     GNMA 30 YR    SF LN    11915      68,881       65,496      71,640     459       8.8830    8.0000   09/15/2006   GNMA
362038GZ8     GNMA 30 YR    SF LN    11916      51,361       48,914      53,418     342       8.8487    8.0000   10/15/2006   GNMA
362038G39     GNMA 30 YR    SF LN    11918      77,539       78,675      80,933     517       7.7528    8.0000   12/15/2006   GNMA
362038H95     GNMA 30 YR    SF LN    11956      62,981       60,329      65,503     420       8.7590    8.0000   08/15/2006   GNMA
362038JD4     GNMA 30 YR    SF LN    11960     111,337      112,945     115,796     742       7.7506    8.0000   09/15/2006   GNMA
362038K34     GNMA 30 YR    SF LN    12014     159,762      154,815     165,510   1,065       8.5500    8.0000   09/15/2006   GNMA
362038LA7     GNMA 30 YR    SF LN    12021      62,800       63,707      65,315     419       7.7506    8.0000   09/15/2006   GNMA
362038LB5     GNMA 30 YR    SF LN    12022      74,352       70,698      77,330     496       8.8830    8.0000   09/15/2006   GNMA
362038LE9     GNMA 30 YR    SF LN    12025     163,342      165,712     169,884   1,089       7.7514    8.0000   10/15/2006   GNMA
362038LP4     GNMA 30 YR    SF LN    12034      74,132       75,208      77,101     494       7.7514    8.0000   10/15/2006   GNMA
362038LT6     GNMA 30 YR    SF LN    12038     103,296      104,788     107,433     689       7.7506    8.0000   09/15/2006   GNMA
362038MP3     GNMA 30 YR    SF LN    12066      85,987       82,348      89,081     573       8.7571    8.0000   09/15/2006   GNMA
362038M24     GNMA 30 YR    SF LN    12077      61,762       59,528      64,236     412       8.6350    8.0000   11/15/2006   GNMA
362038PG0     GNMA 30 YR    SF LN    12123      28,812       27,663      29,767     180       8.2174    7.5000   06/15/2006   GNMA
362038PK1     GNMA 30 YR    SF LN    12126     228,418      219,305     236,867   1,428       8.2174    7.5000   06/15/2006   GNMA
362038PR6     GNMA 30 YR    SF LN    12132     107,021      103,437     110,980     669       8.0998    7.5000   06/15/2006   GNMA
362038PT2     GNMA 30 YR    SF LN    12134      42,125       40,445      43,683     263       8.2174    7.5000   06/15/2006   GNMA
362038QM6     GNMA 30 YR    SF LN    12160     128,104      123,837     132,349     801       8.1015    7.5000   05/15/2006   GNMA
362038Q53     GNMA 30 YR    SF LN    12176      71,207       69,692      73,841     445       7.8816    7.5000   05/15/2006   GNMA
362038RA1     GNMA 30 YR    SF LN    12181      34,361       33,210      35,632     215       8.0998    7.5000   06/15/2006   GNMA
362038S51     GNMA 30 YR    SF LN    12240      20,125       20,417      20,849     134       7.7514    8.0000   10/15/2006   GNMA
362038UA7     GNMA 30 YR    SF LN    12277     100,864      102,334     104,904     672       7.7521    8.0000   11/15/2006   GNMA
362038UM1     GNMA 30 YR    SF LN    12288      71,801       72,843      74,677     479       7.7514    8.0000   10/15/2006   GNMA
362038UX7     GNMA 30 YR    SF LN    12298      53,628       51,710      55,776     358       8.6374    8.0000   09/15/2006   GNMA
362038U25     GNMA 30 YR    SF LN    12301      56,550       57,367      58,815     377       7.7506    8.0000   09/15/2006   GNMA
362038VJ7     GNMA 30 YR    SF LN    12317      78,753       79,890      81,907     525       7.7506    8.0000   09/15/2006   GNMA
362038VU2     GNMA 30 YR    SF LN    12327       4,886        4,734       5,082      33       8.5471    8.0000   11/15/2006   GNMA
362038VX6     GNMA 30 YR    SF LN    12330      43,314       43,937      45,049     289       7.7499    8.0000   08/15/2006   GNMA
362038VY4     GNMA 30 YR    SF LN    12331      63,661       64,580      66,211     424       7.7506    8.0000   09/15/2006   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
CUSIP          Issuer                            Par         Book        Market  Accrued      Nominal   Nominal   Maturity   Asset
Code                                            Value        Value       Value   Interest    Book Yld   Coupon     Date      Type
----------------------------------------------------------------------------------------------------------------------------------
362038WP2     GNMA 30 YR    SF LN    12354     135,169      137,121     140,583     901       7.7506    8.0000   09/15/2006   GNMA
362038W23     GNMA 30 YR    SF LN    12365      23,786       24,130      24,739     159       7.7506    8.0000   09/15/2006   GNMA
362038XQ9     GNMA 30 YR    SF LN    12387      84,579       85,807      87,966     564       7.7514    8.0000   10/15/2006   GNMA
362038XV8     GNMA 30 YR    SF LN    12392      90,658       91,992      94,289     604       7.7535    8.0000   01/15/2007   GNMA
362038YC9     GNMA 30 YR    SF LN    12407      77,519       74,189      80,624     517       8.7515    8.0000   12/15/2006   GNMA
362038YM7     GNMA 30 YR    SF LN    12416      56,470       54,044      58,732     376       8.7515    8.0000   12/15/2006   GNMA
362038YU9     GNMA 30 YR    SF LN    12423     142,185      144,248     147,880     948       7.7514    8.0000   10/15/2006   GNMA
362038ZW4     GNMA 30 YR    SF LN    12457     138,066      133,791     143,596     920       8.5500    8.0000   09/15/2006   GNMA
362038ZW4     GNMA 30 YR    SF LN    12457     185,144      187,818     192,559   1,234       7.7506    8.0000   09/15/2006   GNMA
3620383B5     GNMA 30 YR    SF LN    12494      71,142       72,170      73,991     474       7.7506    8.0000   09/15/2006   GNMA
3620383T6     GNMA 30 YR    SF LN    12510     104,936      101,687     109,139     700       8.5500    8.0000   09/15/2006   GNMA
3620383W9     GNMA 30 YR    SF LN    12513      58,324       56,226      60,660     389       8.6362    8.0000   10/15/2006   GNMA
3620384L2     GNMA 30 YR    SF LN    12527     233,279      236,663     242,622   1,555       7.7514    8.0000   10/15/2006   GNMA
3620386L0     GNMA 30 YR    SF LN    12575      58,145       58,993      60,474     388       7.7521    8.0000   11/15/2006   GNMA
3620386P1     GNMA 30 YR    SF LN    12578      72,643       69,072      75,552     484       8.8830    8.0000   09/15/2006   GNMA
3620386V8     GNMA 30 YR    SF LN    12584      81,179       77,311      84,430     541       8.8487    8.0000   10/15/2006   GNMA
362039AA7     GNMA 30 YR    SF LN    12601      54,079       51,490      56,245     361       8.8465    8.0000   11/15/2006   GNMA
362039BQ1     GNMA 30 YR    SF LN    12647     160,447      162,775     166,873   1,070       7.7514    8.0000   10/15/2006   GNMA
362039BY4     GNMA 30 YR    SF LN    12655      52,004       52,758      54,087     347       7.7514    8.0000   10/15/2006   GNMA
362039DM8     GNMA 30 YR    SF LN    12708     168,621      163,373     175,374   1,124       8.5485    8.0000   10/15/2006   GNMA
362039D63     GNMA 30 YR    SF LN    12725     171,826      174,319     178,708   1,146       7.7514    8.0000   10/15/2006   GNMA
362039EW5     GNMA 30 YR    SF LN    12749      67,229       64,811      69,922     448       8.6362    8.0000   10/15/2006   GNMA
362039EZ8     GNMA 30 YR    SF LN    12752      74,834       71,092      77,831     499       8.8784    8.0000   12/15/2006   GNMA
362039E96     GNMA 30 YR    SF LN    12760     154,702      147,368     160,898   1,031       8.8508    8.0000   09/15/2006   GNMA
362039GA1     GNMA 30 YR    SF LN    12793     110,693      107,232     115,126     738       8.5471    8.0000   11/15/2006   GNMA
362039K99     GNMA 30 YR    SF LN    12920      91,482       87,705      94,866     572       8.2031    7.5000   01/15/2007   GNMA
362039L31     GNMA 30 YR    SF LN    12946      26,822       25,532      27,896     179       8.8445    8.0000   12/15/2006   GNMA
362039L56     GNMA 30 YR    SF LN    12948     138,552      133,589     144,374     866       8.0781    7.5000   08/15/2007   GNMA
362039MU0     GNMA 30 YR    SF LN    12971      79,742       76,317      82,936     532       8.7515    8.0000   12/15/2006   GNMA
362039MW6     GNMA 30 YR    SF LN    12973     103,804      105,303     107,961     692       7.7506    8.0000   09/15/2006   GNMA
362039ND7     GNMA 30 YR    SF LN    12988      14,316       13,634      14,889      95       8.8487    8.0000   10/15/2006   GNMA
362039PF0     GNMA 30 YR    SF LN    13022      17,477       16,641      18,177     117       8.8465    8.0000   11/15/2006   GNMA
362039PN3     GNMA 30 YR    SF LN    13029      31,164       31,616      32,285     208       7.7514    8.0000   10/15/2006   GNMA
362039QN2     GNMA 30 YR    SF LN    13061     162,354      157,301     168,856   1,082       8.5485    8.0000   10/15/2006   GNMA
362039QZ5     GNMA 30 YR    SF LN    13072     157,451      159,747     163,757   1,050       7.7521    8.0000   11/15/2006   GNMA
362039RN1     GNMA 30 YR    SF LN    13093      97,673       99,097     101,187     651       7.7521    8.0000   11/15/2006   GNMA
362039R35     GNMA 30 YR    SF LN    13106      61,195       58,170      63,646     408       8.8815    8.0000   10/15/2006   GNMA
362039SA8     GNMA 30 YR    SF LN    13113      30,054       30,495      31,258     200       7.7528    8.0000   12/15/2006   GNMA
362039SG5     GNMA 30 YR    SF LN    13119       1,208        1,227       1,256       8       7.7528    8.0000   12/15/2006   GNMA
362039TC3     GNMA 30 YR    SF LN    13147     110,497      105,034     114,922     737       8.8815    8.0000   10/15/2006   GNMA
362039TD1     GNMA 30 YR    SF LN    13148     401,912      399,832     418,009   2,679       8.0891    8.0000   11/15/2006   GNMA
362039TH2     GNMA 30 YR    SF LN    13152      71,738       72,784      74,319     478       7.7521    8.0000   11/15/2006   GNMA
362039T33     GNMA 30 YR    SF LN    13170      51,468       48,924      53,529     343       8.8815    8.0000   10/15/2006   GNMA
362039WH8     GNMA 30 YR    SF LN    13248     151,606      144,382     157,678   1,011       8.8487    8.0000   10/15/2006   GNMA
362039YE3     GNMA 30 YR    SF LN    13309     122,992      117,683     128,375     820       8.7497    8.0000   01/15/2007   GNMA
362039YV5     GNMA 30 YR    SF LN    13324     115,006      109,472     119,612     767       8.8445    8.0000   12/15/2006   GNMA
362039YW3     GNMA 30 YR    SF LN    13325      60,507       61,386      62,930     403       7.7514    8.0000   10/15/2006   GNMA
362039YY9     GNMA 30 YR    SF LN    13327      72,812       73,874      75,728     485       7.7521    8.0000   11/15/2006   GNMA
362039ZZ5     GNMA 30 YR    SF LN    13360      86,614       82,487      90,083     577       8.8487    8.0000   10/15/2006   GNMA
362039Z93     GNMA 30 YR    SF LN    13368      76,423       77,543      79,484     509       7.7528    8.0000   12/15/2006   GNMA
3620393Y3     GNMA 30 YR    SF LN    13415      68,617       65,331      71,365     457       8.8465    8.0000   11/15/2006   GNMA
3620394N6     GNMA 30 YR    SF LN    13429      58,349       59,200      60,686     389       7.7521    8.0000   11/15/2006   GNMA
3620394Z9     GNMA 30 YR    SF LN    13440     122,033      116,189     126,920     814       8.8465    8.0000   11/15/2006   GNMA
3620395F2     GNMA 30 YR    SF LN    13446      68,842       69,851      71,599     459       7.7528    8.0000   12/15/2006   GNMA
3620396B0     GNMA 30 YR    SF LN    13466     113,496      115,151     118,042     757       7.7521    8.0000   11/15/2006   GNMA
3620396J3     GNMA 30 YR    SF LN    13473     107,944      104,569     112,267     720       8.5471    8.0000   11/15/2006   GNMA
3620396R5     GNMA 30 YR    SF LN    13480      42,863       40,791      44,580     286       8.8424    8.0000   01/15/2007   GNMA
3620396T1     GNMA 30 YR    SF LN    13482      46,929       45,293      48,901     293       8.0870    7.5000   02/15/2007   GNMA
36204AFX8     GNMA 15 YR    SF LN    363882    130,694      134,466     134,021     762       6.6038    7.0000   12/15/2008   GNMA
36204AUU7     GNMA 30 YR    SF LN    364295    612,219      568,204     618,911   3,316       7.1190    6.5000   09/15/2023   GNMA
36204AUU7     GNMA 30 YR    SF LN    364295    528,618      490,613     534,396   2,863       7.1190    6.5000   09/15/2023   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
CUSIP          Issuer                            Par         Book        Market  Accrued      Nominal   Nominal   Maturity   Asset
Code                                            Value        Value       Value   Interest    Book Yld   Coupon     Date      Type
----------------------------------------------------------------------------------------------------------------------------------
36204BAT0     GNMA 30 YR    SF LN    364618    319,957      296,962     323,454   1,733       7.1196    6.5000   08/15/2023   GNMA
36204BAT0     GNMA 30 YR    SF LN    364618     55,206       51,239      55,809     299       7.1196    6.5000   08/15/2023   GNMA
36204BLC5     GNMA 15 YR    SF LN    364923     81,869       84,507      83,941     478       6.5637    7.0000   02/15/2009   GNMA
36204BLC5     GNMA 15 YR    SF LN    364923    244,093      251,828     250,271   1,424       6.5706    7.0000   02/15/2009   GNMA
36204BLC5     GNMA 15 YR    SF LN    364923    142,795      147,320     146,409     833       6.5706    7.0000   02/15/2009   GNMA
36204BU92     GNMA 30 YR    SF LN    365208    429,964      445,289     447,163   2,866       7.6824    8.0000   11/15/2024   GNMA
36204BYK3     GNMA 30 YR    SF LN    365314     48,589       50,093      51,519     344       8.2123    8.5000   04/15/2025   GNMA
36204BYK3     GNMA 30 YR    SF LN    365314    120,402      124,130     127,663     853       8.2123    8.5000   04/15/2025   GNMA
36204BYK3     GNMA 30 YR    SF LN    365314    250,574      258,332     265,686   1,775       8.2123    8.5000   04/15/2025   GNMA
36204CCG4     GNMA 30 YR    SF LN    365571    659,204      611,795     666,409   3,571       7.1184    6.5000   10/15/2023   GNMA
36204CCG4     GNMA 30 YR    SF LN    365571    108,892      101,061     110,082     590       7.1184    6.5000   10/15/2023   GNMA
36204CFL0     GNMA 15 YR    SF LN    365671     30,520       31,396      31,302     178       6.5989    7.0000   09/15/2008   GNMA
36204C6K2     GNMA 30 YR    SF LN    366374    536,410      497,805     542,273   2,906       7.1173    6.5000   12/15/2023   GNMA
36204C6K2     GNMA 30 YR    SF LN    366374    155,327      144,149     157,025     841       7.1173    6.5000   12/15/2023   GNMA
36204DHM4     GNMA 15 YR    SF LN    366636    441,895      454,646     453,146   2,578       6.6038    7.0000   12/15/2008   GNMA
36204DR76     GNMA 30 YR    SF LN    366910    189,614      175,946     191,628   1,027       7.1144    6.5000   05/15/2024   GNMA
36204DR76     GNMA 30 YR    SF LN    366910    811,061      752,594     819,674   4,393       7.1144    6.5000   05/15/2024   GNMA
36204DR76     GNMA 30 YR    SF LN    366910    124,925      115,920     126,252     677       7.1144    6.5000   05/15/2024   GNMA
36204DZ51     GNMA 30 YR    SF LN    367164     25,827       24,868      25,649     129       6.2962    6.0000   11/15/2023   GNMA
36204EA56     GNMA 30 YR    SF LN    367328    227,286      210,929     229,770   1,231       7.1173    6.5000   12/15/2023   GNMA
36204EA56     GNMA 30 YR    SF LN    367328    135,731      125,963     137,215     735       7.1173    6.5000   12/15/2023   GNMA
36204EDY0     GNMA 30 YR    SF LN    367419    366,430      340,068     370,435   1,985       7.1178    6.5000   11/15/2023   GNMA
36204EDY0     GNMA 30 YR    SF LN    367419    209,661      194,578     211,953   1,136       7.1178    6.5000   11/15/2023   GNMA
36204EKH9     GNMA 30 YR    SF LN    367596    228,330      211,904     230,826   1,237       7.1178    6.5000   11/15/2023   GNMA
36204EKH9     GNMA 30 YR    SF LN    367596    121,660      112,908     122,990     659       7.1178    6.5000   11/15/2023   GNMA
36204EVZ7     GNMA 30 YR    SF LN    367932    258,929      240,307     261,759   1,403       7.1184    6.5000   10/15/2023   GNMA
36204EVZ7     GNMA 30 YR    SF LN    367932    121,868      113,103     123,200     660       7.1184    6.5000   10/15/2023   GNMA
36204EZC4     GNMA 30 YR    SF LN    368039    492,822      457,367     498,209   2,669       7.1178    6.5000   11/15/2023   GNMA
36204EZC4     GNMA 30 YR    SF LN    368039    648,040      601,418     655,123   3,510       7.1178    6.5000   11/15/2023   GNMA
36204E2V8     GNMA 30 YR    SF LN    368088     30,152       29,032      29,945     151       6.2962    6.0000   11/15/2023   GNMA
36204FLH5     GNMA 30 YR    SF LN    368528    492,583      510,131     512,286   3,284       7.6799    8.0000   03/15/2024   GNMA
36204FPA6     GNMA 30 YR    SF LN    368617    407,510      422,027     423,810   2,717       7.6799    8.0000   03/15/2024   GNMA
36204FT46     GNMA 30 YR    SF LN    368771     95,489       88,754      98,532     597       8.1651    7.5000   09/15/2023   GNMA
36204FT46     GNMA 30 YR    SF LN    368771    163,674      152,128     168,890   1,023       8.1651    7.5000   09/15/2023   GNMA
36204GFL1     GNMA 30 YR    SF LN    369271    415,756      385,855     420,300   2,252       7.1184    6.5000   10/15/2023   GNMA
36204GFL1     GNMA 30 YR    SF LN    369271     51,248       47,562      51,808     278       7.1184    6.5000   10/15/2023   GNMA
36204GHT2     GNMA 30 YR    SF LN    369342    336,926      312,694     340,609   1,825       7.1184    6.5000   10/15/2023   GNMA
36204GNJ7     GNMA 30 YR    SF LN    369493     10,416       10,788      10,833      69       7.6821    8.0000   10/15/2024   GNMA
36204HF96     GNMA 15 YR    SF LN    370192     78,507       80,773      80,506     458       6.6038    7.0000   12/15/2008   GNMA
36204HGW4     GNMA 30 YR    SF LN    370213    158,895      147,456     160,582     861       7.1167    6.5000   01/15/2024   GNMA
36204HGW4     GNMA 30 YR    SF LN    370213    223,265      207,192     225,636   1,209       7.1167    6.5000   01/15/2024   GNMA
36204HZP8     GNMA 30 YR    SF LN    370750    163,834      152,055     165,625     887       7.1190    6.5000   09/15/2023   GNMA
36204HZP8     GNMA 30 YR    SF LN    370750    220,173      204,344     222,579   1,193       7.1190    6.5000   09/15/2023   GNMA
36204JD29     GNMA 30 YR    SF LN    371021    183,127      169,943     185,072     992       7.1167    6.5000   01/15/2024   GNMA
36204JD29     GNMA 30 YR    SF LN    371021    259,360      240,688     262,114   1,405       7.1167    6.5000   01/15/2024   GNMA
36204JE36     GNMA 15 YR    SF LN    371054     57,021       58,664      58,473     333       6.6022    7.0000   11/15/2008   GNMA
36204JN44     GNMA 30 YR    SF LN    371311    397,934      369,276     402,160   2,155       7.1161    6.5000   02/15/2024   GNMA
36204JN44     GNMA 30 YR    SF LN    371311    244,860      227,226     247,460   1,326       7.1161    6.5000   02/15/2024   GNMA
36204JXP6     GNMA 30 YR    SF LN    371586    479,151      444,656     484,240   2,595       7.1167    6.5000   01/15/2024   GNMA
36204JXP6     GNMA 30 YR    SF LN    371586    268,230      248,920     271,079   1,453       7.1167    6.5000   01/15/2024   GNMA
36204KUD3     GNMA 30 YR    SF LN    372380    122,286      126,082     129,661     866       8.2158    8.5000   10/15/2026   GNMA
36204K3K7     GNMA 30 YR    SF LN    372602     34,816       33,522      34,576     174       6.2958    6.0000   12/15/2023   GNMA
36204K7E7     GNMA 30 YR    SF LN    372693    384,898      357,170     388,986   2,085       7.1156    6.5000   03/15/2024   GNMA
36204LH61     GNMA 30 YR    SF LN    372953    281,718      261,430     284,710   1,526       7.1161    6.5000   02/15/2024   GNMA
36204NB48     GNMA 30 YR    SF LN    374559     42,244       43,555      44,792     299       8.2156    8.5000   09/15/2026   GNMA
36204NMB0     GNMA 15 YR    SF LN    374854     14,566       14,993      14,937      85       6.5987    7.0000   12/15/2008   GNMA
36204NMB0     GNMA 15 YR    SF LN    374854    145,952      150,164     149,668     851       6.6038    7.0000   12/15/2008   GNMA
36204PUF7     GNMA 15 YR    SF LN    375982    260,616      268,137     267,251   1,520       6.6038    7.0000   12/15/2008   GNMA
36204QAF7     GNMA 15 YR    SF LN    376306    192,105      197,648     196,996   1,121       6.6038    7.0000   12/15/2008   GNMA
36204QDY3     GNMA 15 YR    SF LN    376419     32,892       33,952      33,729     192       6.5637    7.0000   02/15/2009   GNMA
36204QD72     GNMA 30 YR    SF LN    376426     28,236       27,186      28,033     141       6.2946    6.0000   03/15/2024   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
CUSIP          Issuer                            Par         Book        Market  Accrued      Nominal   Nominal   Maturity   Asset
Code                                            Value        Value       Value   Interest    Book Yld   Coupon     Date      Type
----------------------------------------------------------------------------------------------------------------------------------
36204QHQ6     GNMA 30 YR    SF LN    376539    402,853      417,207     418,967   2,686       7.6809    8.0000   06/15/2024   GNMA
36204Q3Z1     GNMA 30 YR    SF LN    377116    381,608      354,144     385,779   2,067       7.1173    6.5000   12/15/2023   GNMA
36204RBT4     GNMA 30 YR    SF LN    377250    294,472      304,980     306,065   1,963       7.6879    8.0000   07/15/2026   GNMA
36204RDH8     GNMA 30 YR    SF LN    377304    137,522      142,430     142,936     917       7.6886    8.0000   10/15/2026   GNMA
36204RDH8     GNMA 30 YR    SF LN    377304    144,940      150,113     150,646     966       7.6886    8.0000   10/15/2026   GNMA
36204RJ58     GNMA 30 YR    SF LN    377484    224,170      231,111     237,690   1,588       8.2123    8.5000   04/15/2025   GNMA
36204RJ58     GNMA 30 YR    SF LN    377484    229,798      236,913     243,657   1,628       8.2123    8.5000   04/15/2025   GNMA
36204RN95     GNMA 30 YR    SF LN    377616     14,362       14,875      14,927      96       7.6852    8.0000   09/15/2025   GNMA
36204RTE8     GNMA 30 YR    SF LN    377749    111,268      107,132     110,502     556       6.2958    6.0000   12/15/2023   GNMA
36204SEE2     GNMA 30 YR    SF LN    378233    169,847      157,624     171,703     920       7.1173    6.5000   12/15/2023   GNMA
36204SEE2     GNMA 30 YR    SF LN    378233    326,492      302,995     330,061   1,769       7.1173    6.5000   12/15/2023   GNMA
36204TFN9     GNMA 30 YR    SF LN    379173    489,093      453,906     494,439   2,649       7.1178    6.5000   11/15/2023   GNMA
36204TGA6     GNMA 30 YR    SF LN    379193    311,501      289,083     314,906   1,687       7.1173    6.5000   12/15/2023   GNMA
36204UBZ3     GNMA 30 YR    SF LN    379956    260,003      241,298     262,845   1,408       7.1178    6.5000   11/15/2023   GNMA
36204UBZ3     GNMA 30 YR    SF LN    379956    105,606       98,009     106,760     572       7.1178    6.5000   11/15/2023   GNMA
36204UMC2     GNMA 30 YR    SF LN    380255    438,874      407,258     443,535   2,377       7.1156    6.5000   03/15/2024   GNMA
36204VA74     GNMA 30 YR    SF LN    380830    652,788      605,777     659,721   3,536       7.1161    6.5000   02/15/2024   GNMA
36204VA74     GNMA 30 YR    SF LN    380830    102,518       95,136     103,607     555       7.1161    6.5000   02/15/2024   GNMA
36204WQG5     GNMA 30 YR    SF LN    382155    425,059      394,458     429,573   2,302       7.1167    6.5000   01/15/2024   GNMA
36204WQG5     GNMA 30 YR    SF LN    382155    420,019      389,781     424,480   2,275       7.1167    6.5000   01/15/2024   GNMA
36204WQ42     GNMA 30 YR    SF LN    382175    199,273      184,922     201,389   1,079       7.1161    6.5000   02/15/2024   GNMA
36204WQ42     GNMA 30 YR    SF LN    382175    652,697      605,693     659,629   3,535       7.1161    6.5000   02/15/2024   GNMA
36204WQ42     GNMA 30 YR    SF LN    382175    125,913      116,846     127,250     682       7.1161    6.5000   02/15/2024   GNMA
36204WXZ5     GNMA 30 YR    SF LN    382396    332,951      308,981     336,487   1,803       7.1167    6.5000   01/15/2024   GNMA
36204WXZ5     GNMA 30 YR    SF LN    382396    447,778      415,541     452,533   2,425       7.1167    6.5000   01/15/2024   GNMA
36204WYA9     GNMA 15 YR    SF LN    382405     22,436       23,157      23,007     131       6.5623    7.0000   01/15/2009   GNMA
36204WZN0     GNMA 30 YR    SF LN    382449    159,468      147,984     161,162     864       7.1161    6.5000   02/15/2024   GNMA
36204WZN0     GNMA 30 YR    SF LN    382449    286,583      265,944     289,627   1,552       7.1161    6.5000   02/15/2024   GNMA
36204XGU3     GNMA 30 YR    SF LN    382811     52,982       54,044      54,207     309       6.8409    7.0000   01/15/2028   GNMA
36204XX59     GNMA 30 YR    SF LN    383300    104,750      104,098     103,997     524       6.0481    6.0000   05/15/2024   GNMA
36204XX59     GNMA 30 YR    SF LN    383300    966,710      960,688     959,759   4,834       6.0481    6.0000   05/15/2024   GNMA
36204XX59     GNMA 30 YR    SF LN    383300    966,710      960,688     959,759   4,834       6.0481    6.0000   05/15/2024   GNMA
36204XX59     GNMA 30 YR    SF LN    383300    966,710      960,688     959,759   4,834       6.0481    6.0000   05/15/2024   GNMA
36204XX59     GNMA 30 YR    SF LN    383300    805,176      800,161     799,387   4,026       6.0481    6.0000   05/15/2024   GNMA
36204X6E0     GNMA 15 YR    SF LN    383469     27,768       28,418      28,475     162       6.6815    7.0000   02/15/2009   GNMA
36204X6E0     GNMA 15 YR    SF LN    383469    158,902      163,937     162,948     927       6.5706    7.0000   02/15/2009   GNMA
36204YQ71     GNMA 30 YR    SF LN    383978     25,066       23,260      25,332     136       7.1156    6.5000   03/15/2024   GNMA
36204YQ71     GNMA 30 YR    SF LN    383978    408,152      378,749     412,487   2,211       7.1156    6.5000   03/15/2024   GNMA
36204YSK0     GNMA 30 YR    SF LN    384022    364,817      338,528     368,691   1,976       7.1150    6.5000   04/15/2024   GNMA
36204YSK0     GNMA 30 YR    SF LN    384022    279,703      259,546     282,673   1,515       7.1150    6.5000   04/15/2024   GNMA
36204YS20     GNMA 30 YR    SF LN    384037    523,555      485,826     529,277   2,836       7.1150    6.5000   04/15/2024   GNMA
36204YS20     GNMA 30 YR    SF LN    384037    500,349      464,292     505,818   2,710       7.1150    6.5000   04/15/2024   GNMA
362041AU9     GNMA 30 YR    SF LN    13519      50,793       48,622      52,827     339       8.7533    8.0000   11/15/2006   GNMA
362041B38     GNMA 30 YR    SF LN    13558     149,832      146,605     155,374     936       7.8767    7.5000   08/15/2006   GNMA
362041DV4     GNMA 30 YR    SF LN    13616      99,113       94,842     103,082     661       8.7654    8.0000   10/15/2006   GNMA
362041DV4     GNMA 30 YR    SF LN    13616      19,658       18,722      20,445     131       8.8487    8.0000   10/15/2006   GNMA
362041E84     GNMA 30 YR    SF LN    13659      56,746       54,693      59,019     378       8.6350    8.0000   11/15/2006   GNMA
362041FX8     GNMA 30 YR    SF LN    13682     101,756       98,225     105,520     636       8.0885    7.5000   01/15/2007   GNMA
362041F75     GNMA 30 YR    SF LN    13690      64,497       61,726      67,080     430       8.7515    8.0000   12/15/2006   GNMA
362041GC3     GNMA 30 YR    SF LN    13695      42,762       43,385      44,475     285       7.7521    8.0000   11/15/2006   GNMA
362041GX7     GNMA 30 YR    SF LN    13714      55,522       52,850      57,520     370       8.8445    8.0000   12/15/2006   GNMA
362041G58     GNMA 30 YR    SF LN    13720     223,245      222,097     232,186   1,488       8.0892    8.0000   10/15/2006   GNMA
362041KM6     GNMA 30 YR    SF LN    13800     131,252      124,727     135,974     875       8.8799    8.0000   11/15/2006   GNMA
362041LC7     GNMA 30 YR    SF LN    13823      63,915       64,852      66,475     426       7.7528    8.0000   12/15/2006   GNMA
362041LN3     GNMA 30 YR    SF LN    13833      43,580       43,699      45,192     272       7.4551    7.5000   01/15/2007   GNMA
362041NB7     GNMA 30 YR    SF LN    13886     120,415      116,630     125,238     803       8.5458    8.0000   12/15/2006   GNMA
362041NH4     GNMA 30 YR    SF LN    13892      53,058       50,518      55,183     354       8.8465    8.0000   11/15/2006   GNMA
362041NL5     GNMA 30 YR    SF LN    13895      91,230       86,695      94,884     608       8.8799    8.0000   11/15/2006   GNMA
362041NM3     GNMA 30 YR    SF LN    13896      62,704       60,423      65,215     418       8.6338    8.0000   12/15/2006   GNMA
362041NR2     GNMA 30 YR    SF LN    13900      43,575       44,211      45,320     291       7.7521    8.0000   11/15/2006   GNMA
362041NV3     GNMA 30 YR    SF LN    13904      27,001       27,395      28,082     180       7.7521    8.0000   11/15/2006   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
CUSIP          Issuer                            Par         Book        Market  Accrued      Nominal   Nominal   Maturity   Asset
Code                                            Value        Value       Value   Interest    Book Yld   Coupon     Date      Type
----------------------------------------------------------------------------------------------------------------------------------
362041NX9     GNMA 30 YR    SF LN    13906     121,328      123,105     126,187     809       7.7528    8.0000   12/15/2006   GNMA
362041Q65     GNMA 30 YR    SF LN    13977     114,198      110,235     118,997     714       8.0885    7.5000   01/15/2007   GNMA
362041T21     GNMA 30 YR    SF LN    14069     117,024      112,398     121,353     731       8.1625    7.5000   03/15/2007   GNMA
362041UE3     GNMA 30 YR    SF LN    14081      68,884       69,898      71,643     459       7.7535    8.0000   01/15/2007   GNMA
362041UU7     GNMA 30 YR    SF LN    14095      63,603       61,396      66,276     398       8.0885    7.5000   01/15/2007   GNMA
362041Y25     GNMA 30 YR    SF LN    14229      43,067       41,297      44,660     269       8.2050    7.5000   12/15/2006   GNMA
362041Z99     GNMA 30 YR    SF LN    14268      83,278       80,648      86,274     555       8.5444    8.0000   01/15/2007   GNMA
3620412U8     GNMA 30 YR    SF LN    14287      62,221       60,042      64,523     389       8.0854    7.5000   03/15/2007   GNMA
3620413D5     GNMA 30 YR    SF LN    14296     206,381      206,941     214,015   1,290       7.4551    7.5000   01/15/2007   GNMA
3620414F9     GNMA 30 YR    SF LN    14322      97,810       99,243     101,727     652       7.7528    8.0000   12/15/2006   GNMA
3620416K6     GNMA 30 YR    SF LN    14374      40,417       40,528      41,912     253       7.4552    7.5000   02/15/2007   GNMA
3620417M1     GNMA 30 YR    SF LN    14400     109,805      111,414     114,203     732       7.7528    8.0000   12/15/2006   GNMA
362042BE2     GNMA 30 YR    SF LN    14437     186,164      182,080     193,050   1,164       7.8690    7.5000   01/15/2007   GNMA
362042BN2     GNMA 30 YR    SF LN    14445      65,740       65,919      68,172     411       7.4551    7.5000   01/15/2007   GNMA
362042BR3     GNMA 30 YR    SF LN    14448     170,309      168,284     176,609   1,064       7.6973    7.5000   02/15/2007   GNMA
362042CK7     GNMA 30 YR    SF LN    14474      83,447       79,252      86,789     556       8.8769    8.0000   01/15/2007   GNMA
362042CK7     GNMA 30 YR    SF LN    14474      41,723       39,987      43,394     278       8.7223    8.0000   01/15/2007   GNMA
362042CN1     GNMA 30 YR    SF LN    14477     108,293      104,517     112,299     677       8.0870    7.5000   02/15/2007   GNMA
362042C84     GNMA 30 YR    SF LN    14495      12,747       12,782      13,219      80       7.4551    7.5000   01/15/2007   GNMA
362042EY5     GNMA 30 YR    SF LN    14551      33,792       32,620      35,042     211       8.0885    7.5000   01/15/2007   GNMA
362042FM0     GNMA 30 YR    SF LN    14572      61,919       59,494      64,209     387       8.1660    7.5000   01/15/2007   GNMA
362042FQ1     GNMA 30 YR    SF LN    14575      56,961       54,006      59,242     380       8.8683    8.0000   07/15/2007   GNMA
362042GZ0     GNMA 30 YR    SF LN    14616     110,708      106,830     114,803     692       8.0854    7.5000   03/15/2007   GNMA
362042HM8     GNMA 30 YR    SF LN    14636      64,644       63,226      67,035     404       7.8690    7.5000   01/15/2007   GNMA
362042H89     GNMA 30 YR    SF LN    14655      84,644       84,875      87,775     529       7.4552    7.5000   02/15/2007   GNMA
362042J20     GNMA 30 YR    SF LN    14681     146,190      141,093     151,598     914       8.0870    7.5000   02/15/2007   GNMA
362042KK8     GNMA 30 YR    SF LN    14698     268,493      265,292     278,425   1,678       7.6965    7.5000   03/15/2007   GNMA
362042KN2     GNMA 30 YR    SF LN    14701      53,723       54,551      56,074     358       7.7608    8.0000   12/15/2007   GNMA
362042KY8     GNMA 30 YR    SF LN    14711      81,744       77,792      85,018     545       8.8424    8.0000   01/15/2007   GNMA
362042K36     GNMA 30 YR    SF LN    14714      43,867       42,338      45,490     274       8.0870    7.5000   02/15/2007   GNMA
362042LB7     GNMA 30 YR    SF LN    14722     121,753      116,282     127,082     812       8.7341    8.0000   10/15/2007   GNMA
362042LM3     GNMA 30 YR    SF LN    14732      58,997       59,158      61,179     369       7.4551    7.5000   01/15/2007   GNMA
362042LP6     GNMA 30 YR    SF LN    14734     162,116      156,463     168,113   1,013       8.0870    7.5000   02/15/2007   GNMA
362042M91     GNMA 30 YR    SF LN    14784     164,690      161,078     170,782   1,029       7.8690    7.5000   01/15/2007   GNMA
362042PA5     GNMA 30 YR    SF LN    14817      23,751       22,804      24,630     148       8.1591    7.5000   05/15/2007   GNMA
362042PL1     GNMA 30 YR    SF LN    14827      54,491       52,573      56,781     341       8.0839    7.5000   04/15/2007   GNMA
362042QN6     GNMA 30 YR    SF LN    14861      42,239       40,487      43,801     264       8.2011    7.5000   02/15/2007   GNMA
362042QV8     GNMA 30 YR    SF LN    14868     129,649      125,555     134,841     864       8.5444    8.0000   01/15/2007   GNMA
362042S46     GNMA 30 YR    SF LN    14939      14,976       14,253      15,576     100       8.8424    8.0000   01/15/2007   GNMA
362042T52     GNMA 30 YR    SF LN    14972     398,985      385,137     413,743   2,494       8.0885    7.5000   01/15/2007   GNMA
362042T78     GNMA 30 YR    SF LN    14974     222,489      223,096     230,719   1,391       7.4552    7.5000   02/15/2007   GNMA
362042T94     GNMA 30 YR    SF LN    14976     232,076      232,720     241,828   1,450       7.4557    7.5000   06/15/2007   GNMA
362042UW1     GNMA 30 YR    SF LN    14997      80,059       81,273      83,563     534       7.7583    8.0000   08/15/2007   GNMA
362042UW1     GNMA 30 YR    SF LN    14997      66,838       67,852      69,763     446       7.7583    8.0000   08/15/2007   GNMA
362042UW1     GNMA 30 YR    SF LN    14997     146,896      149,124     153,326     979       7.7583    8.0000   08/15/2007   GNMA
362042UY7     GNMA 30 YR    SF LN    14999      89,679       91,061      93,604     598       7.7608    8.0000   12/15/2007   GNMA
362042UY7     GNMA 30 YR    SF LN    14999      69,331       70,400      72,366     462       7.7608    8.0000   12/15/2007   GNMA
362042VH3     GNMA 30 YR    SF LN    15016      20,721       19,720      21,551     138       8.8424    8.0000   01/15/2007   GNMA
362042VN0     GNMA 30 YR    SF LN    15021      79,904       81,080      83,104     533       7.7535    8.0000   01/15/2007   GNMA
362042V83     GNMA 30 YR    SF LN    15039      16,088       15,395      16,732     107       8.7132    8.0000   08/15/2007   GNMA
362042WE9     GNMA 30 YR    SF LN    15045      23,276       22,352      24,137     145       8.1608    7.5000   04/15/2007   GNMA
362042WE9     GNMA 30 YR    SF LN    15045      13,820       13,272      14,331      86       8.1608    7.5000   04/15/2007   GNMA
362042WM1     GNMA 30 YR    SF LN    15052     211,123      211,696     218,932   1,320       7.4551    7.5000   01/15/2007   GNMA
362042WW9     GNMA 30 YR    SF LN    15061     145,341      142,142     150,717     908       7.8676    7.5000   02/15/2007   GNMA
362042XB4     GNMA 30 YR    SF LN    15074      79,348       80,516      82,526     529       7.7535    8.0000   01/15/2007   GNMA
362042XF5     GNMA 30 YR    SF LN    15078      31,912       30,530      33,190     213       8.7120    8.0000   09/15/2007   GNMA
362042XX6     GNMA 30 YR    SF LN    15094      43,460       41,952      45,068     272       8.0885    7.5000   01/15/2007   GNMA
362042YE7     GNMA 30 YR    SF LN    15109      84,088       84,320      87,198     526       7.4555    7.5000   04/15/2007   GNMA
362042ZG1     GNMA 30 YR    SF LN    15143     133,789      128,190     138,738     836       8.1973    7.5000   04/15/2007   GNMA
362042ZM8     GNMA 30 YR    SF LN    15148     102,240       98,675     106,022     639       8.0870    7.5000   02/15/2007   GNMA
362042ZX4     GNMA 30 YR    SF LN    15158     151,927      146,509     158,311     950       8.0795    7.5000   07/15/2007   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
CUSIP          Issuer                            Par         Book        Market  Accrued      Nominal   Nominal   Maturity   Asset
Code                                            Value        Value       Value   Interest    Book Yld   Coupon     Date      Type
----------------------------------------------------------------------------------------------------------------------------------
362042ZY2     GNMA 30 YR    SF LN    15159      42,345       42,985      44,198     282       7.7576    8.0000   07/15/2007   GNMA
3620424Q3     GNMA 30 YR    SF LN    15231      70,840       68,314      73,460     443       8.0795    7.5000   07/15/2007   GNMA
3620424X8     GNMA 30 YR    SF LN    15238     257,183      257,888     266,696   1,607       7.4553    7.5000   03/15/2007   GNMA
3620425Y5     GNMA 30 YR    SF LN    15263      20,535       19,641      21,357     137       8.7461    8.0000   03/15/2007   GNMA
3620426U2     GNMA 30 YR    SF LN    15283      71,064       68,294      73,693     444       8.1677    7.5000   12/15/2006   GNMA
3620427G2     GNMA 30 YR    SF LN    15295     136,247      133,249     141,287     852       7.8676    7.5000   02/15/2007   GNMA
3620427H0     GNMA 30 YR    SF LN    15296      87,157       83,526      90,381     545       8.1992    7.5000   03/15/2007   GNMA
362043AN1     GNMA 30 YR    SF LN    15313      56,606       56,761      58,700     354       7.4553    7.5000   03/15/2007   GNMA
362043BT7     GNMA 30 YR    SF LN    15350      54,205       54,353      56,210     339       7.4552    7.5000   02/15/2007   GNMA
362043CN9     GNMA 30 YR    SF LN    15377     198,206      193,829     206,535   1,239       7.8661    7.5000   03/15/2007   GNMA
362043C25     GNMA 30 YR    SF LN    15389      67,614       64,760      70,455     423       8.1935    7.5000   06/15/2007   GNMA
362043C33     GNMA 30 YR    SF LN    15390     107,717      103,943     111,701     673       8.0854    7.5000   03/15/2007   GNMA
362043DU2     GNMA 30 YR    SF LN    15415      30,682       29,398      31,971     192       8.1973    7.5000   04/15/2007   GNMA
362043D40     GNMA 30 YR    SF LN    15423     100,118      101,637     104,500     667       7.7583    8.0000   08/15/2007   GNMA
362043EB3     GNMA 30 YR    SF LN    15430      42,194       42,310      43,967     264       7.4553    7.5000   03/15/2007   GNMA
362043EH0     GNMA 30 YR    SF LN    15436      66,255       63,037      68,909     442       8.8404    8.0000   02/15/2007   GNMA
362043EL1     GNMA 30 YR    SF LN    15439      67,409       67,593      69,902     421       7.4552    7.5000   02/15/2007   GNMA
362043GH8     GNMA 30 YR    SF LN    15500      74,891       71,609      77,890     499       8.7615    8.0000   01/15/2007   GNMA
362043GL9     GNMA 30 YR    SF LN    15503      71,593       71,790      74,241     447       7.4555    7.5000   04/15/2007   GNMA
362043HR5     GNMA 30 YR    SF LN    15540      16,179       15,610      16,777     101       8.0839    7.5000   04/15/2007   GNMA
362043HS3     GNMA 30 YR    SF LN    15541     140,906      137,774     146,118     881       7.8633    7.5000   05/15/2007   GNMA
362043JW2     GNMA 30 YR    SF LN    15577      62,464       60,297      64,775     390       8.0885    7.5000   01/15/2007   GNMA
362043KD2     GNMA 30 YR    SF LN    15592      43,269       43,387      45,087     270       7.4551    7.5000   01/15/2007   GNMA
362043K42     GNMA 30 YR    SF LN    15615     128,283      123,810     133,028     802       8.0870    7.5000   02/15/2007   GNMA
362043K42     GNMA 30 YR    SF LN    15615      55,872       56,024      57,939     349       7.4552    7.5000   02/15/2007   GNMA
362043K91     GNMA 30 YR    SF LN    15620     247,811      248,487     258,224   1,549       7.4552    7.5000   02/15/2007   GNMA
362043LV1     GNMA 30 YR    SF LN    15640     102,199       98,538     106,493     639       8.0781    7.5000   08/15/2007   GNMA
362043MM0     GNMA 30 YR    SF LN    15664     112,501      108,597     116,662     703       8.0885    7.5000   01/15/2007   GNMA
362043MW8     GNMA 30 YR    SF LN    15673     109,155      105,331     112,772     682       8.0854    7.5000   03/15/2007   GNMA
362043M57     GNMA 30 YR    SF LN    15680      77,625       74,906      80,496     485       8.0854    7.5000   03/15/2007   GNMA
362043NC1     GNMA 30 YR    SF LN    15687      25,553       24,451      26,576     170       8.7497    8.0000   01/15/2007   GNMA
362043NF4     GNMA 30 YR    SF LN    15690      39,903       38,226      41,379     249       8.1954    7.5000   05/15/2007   GNMA
362043NJ6     GNMA 30 YR    SF LN    15693     242,616      233,962     251,590   1,516       8.0795    7.5000   07/15/2007   GNMA
362043NL1     GNMA 30 YR    SF LN    15695      86,756       82,792      90,553     578       8.7516    8.0000   09/15/2007   GNMA
362043NV9     GNMA 30 YR    SF LN    15704       3,333        3,343       3,456      21       7.4555    7.5000   04/15/2007   GNMA
362043NV9     GNMA 30 YR    SF LN    15704     213,999      214,588     221,915   1,338       7.4555    7.5000   04/15/2007   GNMA
362043N64     GNMA 30 YR    SF LN    15713      85,580       82,596      88,746     535       8.0870    7.5000   02/15/2007   GNMA
362043PU9     GNMA 30 YR    SF LN    15735     201,987      191,824     210,828   1,347       8.8249    8.0000   10/15/2007   GNMA
362043QQ7     GNMA 30 YR    SF LN    15763      59,426       59,591      61,624     371       7.4557    7.5000   06/15/2007   GNMA
362043QU8     GNMA 30 YR    SF LN    15767      57,273       57,431      59,680     358       7.4555    7.5000   04/15/2007   GNMA
362043RD5     GNMA 30 YR    SF LN    15784      66,107       67,084      68,755     441       7.7542    8.0000   02/15/2007   GNMA
362043RE3     GNMA 30 YR    SF LN    15785      62,331       60,118      64,950     390       8.0810    7.5000   06/15/2007   GNMA
362043R94     GNMA 30 YR    SF LN    15812      71,077       67,443      74,188     474       8.8177    8.0000   02/15/2008   GNMA
362043TA9     GNMA 30 YR    SF LN    15845     135,910      130,465     140,937     849       8.1574    7.5000   06/15/2007   GNMA
362043TA9     GNMA 30 YR    SF LN    15845      66,309       63,652      68,762     414       8.1574    7.5000   06/15/2007   GNMA
362043T27     GNMA 30 YR    SF LN    15869     109,612      105,221     114,218     685       8.1574    7.5000   06/15/2007   GNMA
362043UW9     GNMA 30 YR    SF LN    15897     121,908      116,829     126,417     762       8.1992    7.5000   03/15/2007   GNMA
362043VB4     GNMA 30 YR    SF LN    15910      49,307       47,262      51,379     308       8.2011    7.5000   02/15/2007   GNMA
362043VK4     GNMA 30 YR    SF LN    15918      64,987       65,166      67,391     406       7.4553    7.5000   03/15/2007   GNMA
362043VS7     GNMA 30 YR    SF LN    15925     133,791      128,216     138,740     836       8.1992    7.5000   03/15/2007   GNMA
362043WE7     GNMA 30 YR    SF LN    15945       6,032        6,049       6,285      38       7.4558    7.5000   07/15/2007   GNMA
362043WE7     GNMA 30 YR    SF LN    15945     213,379      213,974     222,345   1,334       7.4558    7.5000   07/15/2007   GNMA
362043WK3     GNMA 30 YR    SF LN    15950      87,352       83,128      90,850     582       8.8424    8.0000   01/15/2007   GNMA
362043WN7     GNMA 30 YR    SF LN    15953       3,884        3,746       4,028      24       8.0810    7.5000   06/15/2007   GNMA
362043WP2     GNMA 30 YR    SF LN    15954      66,305       63,941      68,758     414       8.0795    7.5000   07/15/2007   GNMA
362043WR8     GNMA 30 YR    SF LN    15956     246,813      235,814     257,616   1,645       8.7374    8.0000   08/15/2007   GNMA
362043WU1     GNMA 30 YR    SF LN    15959      67,475       65,079      69,971     422       8.0810    7.5000   06/15/2007   GNMA
362043WX5     GNMA 30 YR    SF LN    15962      90,075       86,905      93,407     563       8.0839    7.5000   04/15/2007   GNMA
362043WX5     GNMA 30 YR    SF LN    15962       5,404        5,419       5,604      34       7.4555    7.5000   04/15/2007   GNMA
362043WX5     GNMA 30 YR    SF LN    15962     174,275      174,755     180,721   1,089       7.4555    7.5000   04/15/2007   GNMA
362043W72     GNMA 30 YR    SF LN    15970     184,283      184,796     192,027   1,152       7.4558    7.5000   07/15/2007   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
CUSIP          Issuer                            Par         Book        Market  Accrued      Nominal   Nominal   Maturity   Asset
Code                                            Value        Value       Value   Interest    Book Yld   Coupon     Date      Type
----------------------------------------------------------------------------------------------------------------------------------
362043XC0     GNMA 30 YR    SF LN    15975      92,161       88,874      96,034     576       8.0795    7.5000   07/15/2007   GNMA
362043YN5     GNMA 30 YR    SF LN    16017      61,182       58,720      63,445     382       8.1558    7.5000   07/15/2007   GNMA
362043ZC8     GNMA 30 YR    SF LN    16039      54,992       55,145      57,303     344       7.4557    7.5000   06/15/2007   GNMA
362043ZR5     GNMA 30 YR    SF LN    16052      87,539       87,780      90,777     547       7.4555    7.5000   04/15/2007   GNMA
362043ZS3     GNMA 30 YR    SF LN    16053      92,066       88,826      95,472     575       8.0839    7.5000   04/15/2007   GNMA
3620433Y5     GNMA 30 YR    SF LN    16115      96,189       97,654     100,399     641       7.7589    8.0000   09/15/2007   GNMA
3620433Z2     GNMA 30 YR    SF LN    16116     146,905      141,712     152,339     918       8.0825    7.5000   05/15/2007   GNMA
3620434B4     GNMA 30 YR    SF LN    16118      70,662       70,860      73,631     442       7.4558    7.5000   07/15/2007   GNMA
3620434V0     GNMA 30 YR    SF LN    16136      55,263       53,318      57,307     345       8.0839    7.5000   04/15/2007   GNMA
3620435N7     GNMA 30 YR    SF LN    16153      82,549       79,095      85,602     516       8.1973    7.5000   04/15/2007   GNMA
3620436D8     GNMA 30 YR    SF LN    16168      54,312       54,463      56,594     339       7.4557    7.5000   06/15/2007   GNMA
3620436G1     GNMA 30 YR    SF LN    16171     113,539      112,181     118,310     710       7.6957    7.5000   04/15/2007   GNMA
3620436M8     GNMA 30 YR    SF LN    16176       3,543        3,419       3,674      22       8.0839    7.5000   04/15/2007   GNMA
3620436X4     GNMA 30 YR    SF LN    16186     118,352      113,421     122,730     740       8.1992    7.5000   03/15/2007   GNMA
3620437J4     GNMA 30 YR    SF LN    16197     120,672      116,465     125,136     754       8.0870    7.5000   02/15/2007   GNMA
3620437J4     GNMA 30 YR    SF LN    16197     203,091      195,100     210,603   1,269       8.1642    7.5000   02/15/2007   GNMA
362044AS8     GNMA 30 YR    SF LN    16217     249,463      239,601     258,691   1,559       8.1625    7.5000   03/15/2007   GNMA
362044AU3     GNMA 30 YR    SF LN    16219      52,017       52,162      53,941     325       7.4557    7.5000   06/15/2007   GNMA
362044BD0     GNMA 30 YR    SF LN    16236       5,577        5,379       5,811      35       8.0795    7.5000   07/15/2007   GNMA
362044BL2     GNMA 30 YR    SF LN    16243     291,559      292,365     302,344   1,822       7.4556    7.5000   05/15/2007   GNMA
362044CR8     GNMA 30 YR    SF LN    16280      30,640       29,557      31,927     192       8.0825    7.5000   05/15/2007   GNMA
362044EK1     GNMA 30 YR    SF LN    16338      73,178       73,380      75,885     457       7.4555    7.5000   04/15/2007   GNMA
362044FH7     GNMA 30 YR    SF LN    16368      20,467       19,651      21,327     128       8.1591    7.5000   05/15/2007   GNMA
362044GE3     GNMA 30 YR    SF LN    16397      75,474       72,806      78,645     472       8.0825    7.5000   05/15/2007   GNMA
362044GG8     GNMA 30 YR    SF LN    16399     202,172      202,733     210,667   1,264       7.4557    7.5000   06/15/2007   GNMA
362044G60     GNMA 30 YR    SF LN    16421      74,843       71,711      77,611     468       8.1973    7.5000   04/15/2007   GNMA
362044HS1     GNMA 30 YR    SF LN    16441     193,512      185,827     201,643   1,209       8.1608    7.5000   04/15/2007   GNMA
362044HZ5     GNMA 30 YR    SF LN    16448     105,166      101,449     109,585     657       8.0825    7.5000   05/15/2007   GNMA
362044JG5     GNMA 30 YR    SF LN    16463      34,116       34,211      35,378     213       7.4557    7.5000   06/15/2007   GNMA
362044KJ7     GNMA 30 YR    SF LN    16497      49,955       47,980      51,803     312       8.1625    7.5000   03/15/2007   GNMA
362044KJ7     GNMA 30 YR    SF LN    16497      65,668       62,932      68,097     410       8.1992    7.5000   03/15/2007   GNMA
362044KJ7     GNMA 30 YR    SF LN    16497      35,509       35,607      36,822     222       7.4553    7.5000   03/15/2007   GNMA
362044KK4     GNMA 30 YR    SF LN    16498       4,926        4,753       5,108      31       8.0839    7.5000   04/15/2007   GNMA
362044KM0     GNMA 30 YR    SF LN    16500      80,326       77,486      83,297     502       8.0825    7.5000   05/15/2007   GNMA
362044KP3     GNMA 30 YR    SF LN    16502      53,173       53,320      55,140     332       7.4556    7.5000   05/15/2007   GNMA
362044LE7     GNMA 30 YR    SF LN    16525      72,978       73,181      76,045     456       7.4557    7.5000   06/15/2007   GNMA
362044LJ6     GNMA 30 YR    SF LN    16529      88,991       85,817      92,730     556       8.0795    7.5000   07/15/2007   GNMA
362044MF3     GNMA 30 YR    SF LN    16558      32,880       31,504      34,096     206       8.1973    7.5000   04/15/2007   GNMA
362044MY2     GNMA 30 YR    SF LN    16575     117,689      113,491     122,634     736       8.0795    7.5000   07/15/2007   GNMA
362044M71     GNMA 30 YR    SF LN    16582      46,345       46,474      48,292     290       7.4557    7.5000   06/15/2007   GNMA
362044NX3     GNMA 30 YR    SF LN    16606      74,490       71,518      77,620     466       8.1591    7.5000   05/15/2007   GNMA
362044PX1     GNMA 30 YR    SF LN    16638     224,899      228,324     234,743   1,499       7.7589    8.0000   09/15/2007   GNMA
362044P60     GNMA 30 YR    SF LN    16645     127,240      127,592     131,947     795       7.4556    7.5000   05/15/2007   GNMA
362044QC6     GNMA 30 YR    SF LN    16651      50,331       50,469      52,193     315       7.4553    7.5000   03/15/2007   GNMA
362044QG7     GNMA 30 YR    SF LN    16655      57,578       57,738      59,708     360       7.4556    7.5000   05/15/2007   GNMA
362044RD3     GNMA 30 YR    SF LN    16684      73,785       73,990      76,885     461       7.4557    7.5000   06/15/2007   GNMA
362044RW1     GNMA 30 YR    SF LN    16701     173,178      173,657     180,455   1,082       7.4556    7.5000   05/15/2007   GNMA
362044SR1     GNMA 30 YR    SF LN    16728     130,807      124,022     136,532     872       8.8683    8.0000   07/15/2007   GNMA
362044TB5     GNMA 30 YR    SF LN    16746     185,294      183,063     193,080   1,158       7.6941    7.5000   06/15/2007   GNMA
362044TC3     GNMA 30 YR    SF LN    16747     137,024      130,216     143,022     913       8.8305    8.0000   07/15/2007   GNMA
362044TH2     GNMA 30 YR    SF LN    16752      56,691       56,849      59,073     354       7.4557    7.5000   06/15/2007   GNMA
362044TJ8     GNMA 30 YR    SF LN    16753      95,077       91,064      98,594     594       8.1935    7.5000   06/15/2007   GNMA
362044TK5     GNMA 30 YR    SF LN    16754     109,195      105,284     113,783     682       8.0781    7.5000   08/15/2007   GNMA
362044TM1     GNMA 30 YR    SF LN    16756      89,097       84,652      92,997     594       8.8286    8.0000   08/15/2007   GNMA
362044TP4     GNMA 30 YR    SF LN    16758      67,544       64,705      70,382     422       8.1954    7.5000   05/15/2007   GNMA
362044T25     GNMA 30 YR    SF LN    16769     130,679      126,080     135,513     817       8.0839    7.5000   04/15/2007   GNMA
362044UM9     GNMA 30 YR    SF LN    16788      27,169       26,213      28,174     170       8.0839    7.5000   04/15/2007   GNMA
362044UY3     GNMA 30 YR    SF LN    16799      38,984       39,091      40,426     244       7.4555    7.5000   04/15/2007   GNMA
362044VS5     GNMA 30 YR    SF LN    16825       3,810        3,821       3,951      24       7.4556    7.5000   05/15/2007   GNMA
362044VS5     GNMA 30 YR    SF LN    16825     155,581      156,011     161,336     972       7.4556    7.5000   05/15/2007   GNMA
362044WH8     GNMA 30 YR    SF LN    16848     219,881      220,491     228,014   1,374       7.4557    7.5000   06/15/2007   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
CUSIP          Issuer                            Par         Book        Market  Accrued      Nominal   Nominal   Maturity   Asset
Code                                            Value        Value       Value   Interest    Book Yld   Coupon     Date      Type
----------------------------------------------------------------------------------------------------------------------------------
362044WL9     GNMA 30 YR    SF LN    16851      14,469       13,998      15,102      96       8.5352    8.0000   08/15/2007   GNMA
362044WL9     GNMA 30 YR    SF LN    16851      81,993       83,237      85,582     547       7.7583    8.0000   08/15/2007   GNMA
362044WX3     GNMA 30 YR    SF LN    16862      17,445       17,511      18,090     109       7.4394    7.5000   05/15/2007   GNMA
362044WX3     GNMA 30 YR    SF LN    16862     144,844      141,624     150,202     905       7.8633    7.5000   05/15/2007   GNMA
362044W21     GNMA 30 YR    SF LN    16865      19,986       20,041      20,725     125       7.4553    7.5000   03/15/2007   GNMA
362044YB9     GNMA 30 YR    SF LN    16906      85,373       85,608      88,960     534       7.4555    7.5000   04/15/2007   GNMA
362044YE3     GNMA 30 YR    SF LN    16909      32,471       31,025      33,892     216       8.7374    8.0000   08/15/2007   GNMA
362044Y86     GNMA 30 YR    SF LN    16935      87,407       83,733      90,640     546       8.1954    7.5000   05/15/2007   GNMA
362044ZK8     GNMA 30 YR    SF LN    16946      74,637       74,844      77,773     466       7.4556    7.5000   05/15/2007   GNMA
362044ZY8     GNMA 30 YR    SF LN    16959      61,837       62,008      63,627     386       7.4556    7.5000   05/15/2007   GNMA
362044Z77     GNMA 30 YR    SF LN    16966      59,285       59,448      61,478     371       7.4555    7.5000   04/15/2007   GNMA
3620442A6     GNMA 30 YR    SF LN    16969     142,671      137,605     148,666     892       8.0810    7.5000   06/15/2007   GNMA
3620442E8     GNMA 30 YR    SF LN    16973     159,065      159,505     164,949     994       7.4556    7.5000   05/15/2007   GNMA
3620442J7     GNMA 30 YR    SF LN    16977      57,429       57,588      59,553     359       7.4556    7.5000   05/15/2007   GNMA
3620443L1     GNMA 30 YR    SF LN    17003      95,991       96,258     100,025     600       7.4557    7.5000   06/15/2007   GNMA
3620443V9     GNMA 30 YR    SF LN    17012      75,060       73,403      77,836     469       7.8661    7.5000   03/15/2007   GNMA
3620444D8     GNMA 30 YR    SF LN    17020      99,357       95,829     103,532     621       8.0810    7.5000   06/15/2007   GNMA
3620445E5     GNMA 30 YR    SF LN    17045      76,205       73,524      79,407     476       8.0839    7.5000   04/15/2007   GNMA
3620446L8     GNMA 30 YR    SF LN    17075     108,561      103,998     112,577     679       8.1954    7.5000   05/15/2007   GNMA
3620446S3     GNMA 30 YR    SF LN    17081     129,632      123,191     135,306     864       8.8305    8.0000   07/15/2007   GNMA
3620447M5     GNMA 30 YR    SF LN    17100      37,042       37,595      38,526     247       7.7556    8.0000   04/15/2007   GNMA
362045AP1     GNMA 30 YR    SF LN    17114     106,146      107,769     110,792     708       7.7596    8.0000   10/15/2007   GNMA
362045BG0     GNMA 30 YR    SF LN    17139       7,939        7,962       8,233      50       7.4555    7.5000   04/15/2007   GNMA
362045BG0     GNMA 30 YR    SF LN    17139     210,834      211,414     218,633   1,318       7.4555    7.5000   04/15/2007   GNMA
362045B47     GNMA 30 YR    SF LN    17159     280,950      281,722     292,756   1,756       7.4555    7.5000   04/15/2007   GNMA
362045CU8     GNMA 30 YR    SF LN    17183      65,072       62,772      67,479     407       8.0825    7.5000   05/15/2007   GNMA
362045CZ7     GNMA 30 YR    SF LN    17188      41,688       42,318      43,513     278       7.7576    8.0000   07/15/2007   GNMA
362045D60     GNMA 30 YR    SF LN    17225     208,819      211,877     217,182   1,392       7.7528    8.0000   12/15/2006   GNMA
362045D86     GNMA 30 YR    SF LN    17227       1,538        1,485       1,595      10       8.0839    7.5000   04/15/2007   GNMA
362045EZ5     GNMA 30 YR    SF LN    17252      72,063       68,825      75,217     480       8.7341    8.0000   10/15/2007   GNMA
362045E36     GNMA 30 YR    SF LN    17254      96,476       97,934     100,699     643       7.7576    8.0000   07/15/2007   GNMA
362045F92     GNMA 30 YR    SF LN    17292     231,856      232,505     241,599   1,449       7.4560    7.5000   08/15/2007   GNMA
362045GB6     GNMA 30 YR    SF LN    17294     149,381      141,927     155,919     996       8.8286    8.0000   08/15/2007   GNMA
362045G34     GNMA 30 YR    SF LN    17318      81,862       78,956      85,302     512       8.0810    7.5000   06/15/2007   GNMA
362045HR0     GNMA 30 YR    SF LN    17340      70,404       68,839      73,008     440       7.8633    7.5000   05/15/2007   GNMA
362045JE7     GNMA 30 YR    SF LN    17361     215,017      215,616     224,052   1,344       7.4558    7.5000   07/15/2007   GNMA
362045J23     GNMA 30 YR    SF LN    17381     136,049      138,104     142,004     907       7.7576    8.0000   07/15/2007   GNMA
362045KG0     GNMA 30 YR    SF LN    17395     172,544      173,021     179,794   1,078       7.4556    7.5000   05/15/2007   GNMA
362045KH8     GNMA 30 YR    SF LN    17396     117,177      112,231     122,101     732       8.1935    7.5000   06/15/2007   GNMA
362045LP9     GNMA 30 YR    SF LN    17434     178,207      174,233     184,799   1,114       7.8619    7.5000   06/15/2007   GNMA
362045LQ7     GNMA 30 YR    SF LN    17435      71,243       68,702      74,237     445       8.0795    7.5000   07/15/2007   GNMA
362045LQ7     GNMA 30 YR    SF LN    17435      96,560       92,467     100,617     604       8.1917    7.5000   07/15/2007   GNMA
362045LX2     GNMA 30 YR    SF LN    17442      45,781       44,155      47,705     286       8.0810    7.5000   06/15/2007   GNMA
362045LX2     GNMA 30 YR    SF LN    17442      64,380       64,559      67,085     402       7.4557    7.5000   06/15/2007   GNMA
362045LZ7     GNMA 30 YR    SF LN    17444      61,449       61,620      63,722     384       7.4557    7.5000   06/15/2007   GNMA
362045L79     GNMA 30 YR    SF LN    17450      92,631       89,342      96,057     579       8.0810    7.5000   06/15/2007   GNMA
362045MR4     GNMA 30 YR    SF LN    17468      54,098       52,186      56,099     338       8.0825    7.5000   05/15/2007   GNMA
362045MT0     GNMA 30 YR    SF LN    17470      75,738       72,690      78,921     473       8.1558    7.5000   07/15/2007   GNMA
362045NJ1     GNMA 30 YR    SF LN    17493      74,960       75,168      78,110     469       7.4557    7.5000   06/15/2007   GNMA
362045N28     GNMA 30 YR    SF LN    17509     113,624      109,875     118,597     758       8.5315    8.0000   11/15/2007   GNMA
362045N51     GNMA 30 YR    SF LN    17512      47,843       47,976      49,613     299       7.4556    7.5000   05/15/2007   GNMA
362045N93     GNMA 30 YR    SF LN    17516     132,028      129,074     136,912     825       7.8605    7.5000   07/15/2007   GNMA
362045P42     GNMA 30 YR    SF LN    17543      62,446       62,619      65,070     390       7.4556    7.5000   05/15/2007   GNMA
362045QB5     GNMA 30 YR    SF LN    17550     107,827      109,463     112,547     719       7.7583    8.0000   08/15/2007   GNMA
362045QC3     GNMA 30 YR    SF LN    17551     110,466      106,851     115,301     736       8.5340    8.0000   09/15/2007   GNMA
362045QF6     GNMA 30 YR    SF LN    17554     128,296      123,740     133,687     802       8.0810    7.5000   06/15/2007   GNMA
362045QH2     GNMA 30 YR    SF LN    17556     123,519      123,862     128,709     772       7.4557    7.5000   06/15/2007   GNMA
362045RM0     GNMA 30 YR    SF LN    17592     142,837      138,143     149,089     952       8.5327    8.0000   10/15/2007   GNMA
362045RN8     GNMA 30 YR    SF LN    17593     133,193      126,463     139,023     888       8.8230    8.0000   11/15/2007   GNMA
362045R73     GNMA 30 YR    SF LN    17610     166,366      160,968     173,648   1,109       8.5365    8.0000   07/15/2007   GNMA
362045TD8     GNMA 30 YR    SF LN    17648     169,243      171,841     176,651   1,128       7.7602    8.0000   11/15/2007   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
CUSIP          Issuer                            Par         Book        Market  Accrued      Nominal   Nominal   Maturity   Asset
Code                                            Value        Value       Value   Interest    Book Yld   Coupon     Date      Type
----------------------------------------------------------------------------------------------------------------------------------
362045TE6     GNMA 30 YR    SF LN    17649     168,936      160,332     176,330   1,126       8.8194    8.0000   01/15/2008   GNMA
362045TR7     GNMA 30 YR    SF LN    17660      69,251       67,004      72,282     462       8.5365    8.0000   07/15/2007   GNMA
362045T71     GNMA 30 YR    SF LN    17674     167,336      161,860     174,660   1,116       8.5340    8.0000   09/15/2007   GNMA
362045UB0     GNMA 30 YR    SF LN    17678     112,337      109,832     117,057     702       7.8619    7.5000   06/15/2007   GNMA
362045UF1     GNMA 30 YR    SF LN    17682     192,983      184,166     201,430   1,287       8.7516    8.0000   09/15/2007   GNMA
362045UF1     GNMA 30 YR    SF LN    17682      24,123       23,334      25,179     161       8.5340    8.0000   09/15/2007   GNMA
362045UF1     GNMA 30 YR    SF LN    17682     135,088      137,146     141,001     901       7.7589    8.0000   09/15/2007   GNMA
362045UH7     GNMA 30 YR    SF LN    17684      27,539       26,154      28,744     184       8.8249    8.0000   10/15/2007   GNMA
362045UL8     GNMA 30 YR    SF LN    17687      36,689       35,381      38,231     229       8.0795    7.5000   07/15/2007   GNMA
362045UL8     GNMA 30 YR    SF LN    17687       9,935        9,514      10,352      62       8.1917    7.5000   07/15/2007   GNMA
362045U87     GNMA 30 YR    SF LN    17707     108,255      109,910     112,993     722       7.7596    8.0000   10/15/2007   GNMA
362045VA1     GNMA 30 YR    SF LN    17709     173,256      169,392     180,536   1,083       7.8619    7.5000   06/15/2007   GNMA
362045V86     GNMA 30 YR    SF LN    17739      69,645       69,838      72,221     435       7.4556    7.5000   05/15/2007   GNMA
362045V94     GNMA 30 YR    SF LN    17740     231,522      232,164     240,086   1,447       7.4557    7.5000   06/15/2007   GNMA
362045WK8     GNMA 30 YR    SF LN    17750      77,161       74,421      80,403     482       8.0810    7.5000   06/15/2007   GNMA
362045W51     GNMA 30 YR    SF LN    17768     255,525      254,144     266,709   1,704       8.0879    8.0000   07/15/2007   GNMA
362045XD3     GNMA 30 YR    SF LN    17776      73,048       70,454      75,469     457       8.0810    7.5000   06/15/2007   GNMA
362045XN1     GNMA 30 YR    SF LN    17785      14,022       14,061      14,611      88       7.4557    7.5000   06/15/2007   GNMA
362045XY7     GNMA 30 YR    SF LN    17795      61,601       59,001      63,880     385       8.1935    7.5000   06/15/2007   GNMA
362045XZ4     GNMA 30 YR    SF LN    17796      92,400       89,105      95,818     578       8.0795    7.5000   07/15/2007   GNMA
362045X50     GNMA 30 YR    SF LN    17800      82,402       79,717      86,009     549       8.5352    8.0000   08/15/2007   GNMA
362045YY6     GNMA 30 YR    SF LN    17827     238,811      226,945     249,264   1,592       8.8305    8.0000   07/15/2007   GNMA
362045Y26     GNMA 30 YR    SF LN    17829      72,339       72,540      75,379     452       7.4557    7.5000   06/15/2007   GNMA
362045ZA7     GNMA 30 YR    SF LN    17837     145,649      143,891     151,769     910       7.6933    7.5000   07/15/2007   GNMA
362045ZE9     GNMA 30 YR    SF LN    17841      71,106       71,305      74,094     444       7.4560    7.5000   08/15/2007   GNMA
362045ZG4     GNMA 30 YR    SF LN    17843      63,523       64,498      66,303     423       7.7602    8.0000   11/15/2007   GNMA
362045Z33     GNMA 30 YR    SF LN    17862     207,231      197,918     216,302   1,382       8.7341    8.0000   10/15/2007   GNMA
362045Z82     GNMA 30 YR    SF LN    17867      98,444       94,933     102,581     615       8.0795    7.5000   07/15/2007   GNMA
3620452B1     GNMA 30 YR    SF LN    17870      10,564       10,111      11,026      70       8.7145    8.0000   07/15/2007   GNMA
3620452E5     GNMA 30 YR    SF LN    17873     157,513      149,653     164,407   1,050       8.8286    8.0000   08/15/2007   GNMA
3620453D6     GNMA 30 YR    SF LN    17896      91,862       93,255      95,883     612       7.7583    8.0000   08/15/2007   GNMA
3620453M6     GNMA 30 YR    SF LN    17904      36,048       34,493      37,626     240       8.7132    8.0000   08/15/2007   GNMA
3620453M6     GNMA 30 YR    SF LN    17904      72,096       73,190      75,252     481       7.7583    8.0000   08/15/2007   GNMA
3620455B8     GNMA 30 YR    SF LN    17942      53,876       54,700      56,234     359       7.7596    8.0000   10/15/2007   GNMA
3620455B8     GNMA 30 YR    SF LN    17942      42,195       42,840      44,042     281       7.7596    8.0000   10/15/2007   GNMA
3620455E2     GNMA 30 YR    SF LN    17945      72,748       73,869      75,932     485       7.7608    8.0000   12/15/2007   GNMA
3620455F9     GNMA 30 YR    SF LN    17946      26,862       26,169      28,038     179       8.4083    8.0000   01/15/2008   GNMA
3620455X0     GNMA 30 YR    SF LN    17962      37,001       35,405      38,621     247       8.7132    8.0000   08/15/2007   GNMA
3620456N1     GNMA 30 YR    SF LN    17977     116,717      118,488     121,826     778       7.7583    8.0000   08/15/2007   GNMA
3620456N1     GNMA 30 YR    SF LN    17977      87,040       88,361      90,850     580       7.7583    8.0000   08/15/2007   GNMA
3620456S0     GNMA 30 YR    SF LN    17981     106,730      107,026     111,215     667       7.4557    7.5000   06/15/2007   GNMA
3620456Y7     GNMA 30 YR    SF LN    17987     136,301      138,377     141,760     909       7.7589    8.0000   09/15/2007   GNMA
362046AT1     GNMA 30 YR    SF LN    18018      47,394       47,526      49,385     296       7.4558    7.5000   07/15/2007   GNMA
362046AU8     GNMA 30 YR    SF LN    18019     103,159       97,809     107,674     688       8.8683    8.0000   07/15/2007   GNMA
362046BA1     GNMA 30 YR    SF LN    18033     126,226      124,703     131,530     789       7.6933    7.5000   07/15/2007   GNMA
362046BB9     GNMA 30 YR    SF LN    18034      84,005       85,274      87,682     560       7.7576    8.0000   07/15/2007   GNMA
362046BH6     GNMA 30 YR    SF LN    18040      99,859      101,380     104,230     666       7.7589    8.0000   09/15/2007   GNMA
362046BH6     GNMA 30 YR    SF LN    18040     100,833      102,369     105,246     672       7.7589    8.0000   09/15/2007   GNMA
362046BH6     GNMA 30 YR    SF LN    18040      67,222       68,246      70,164     448       7.7589    8.0000   09/15/2007   GNMA
362046B86     GNMA 30 YR    SF LN    18063      92,127       90,179      96,159     614       8.3472    8.0000   07/15/2007   GNMA
362046DC5     GNMA 30 YR    SF LN    18099     108,119      109,759     112,851     721       7.7583    8.0000   08/15/2007   GNMA
362046DE1     GNMA 30 YR    SF LN    18101      90,502       91,886      94,463     603       7.7596    8.0000   10/15/2007   GNMA
362046DH4     GNMA 30 YR    SF LN    18104      98,463       93,489     102,773     656       8.8230    8.0000   11/15/2007   GNMA
362046D84     GNMA 30 YR    SF LN    18127     192,177      192,713     200,252   1,201       7.4558    7.5000   07/15/2007   GNMA
362046EC4     GNMA 30 YR    SF LN    18131     202,711      193,678     211,584   1,351       8.7374    8.0000   08/15/2007   GNMA
362046ET7     GNMA 30 YR    SF LN    18146      47,454       47,587      49,209     297       7.4560    7.5000   08/15/2007   GNMA
362046EZ3     GNMA 30 YR    SF LN    18152     213,850      214,443     221,760   1,337       7.4557    7.5000   06/15/2007   GNMA
362046FD1     GNMA 30 YR    SF LN    18164      43,672       43,793      45,287     273       7.4557    7.5000   06/15/2007   GNMA
362046FE9     GNMA 30 YR    SF LN    18165      46,880       44,849      48,932     313       8.7120    8.0000   09/15/2007   GNMA
362046FG4     GNMA 30 YR    SF LN    18167     118,950      112,965     124,156     793       8.8249    8.0000   10/15/2007   GNMA
362046F74     GNMA 30 YR    SF LN    18190     180,646      181,145     188,237   1,129       7.4556    7.5000   05/15/2007   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
CUSIP          Issuer                            Par         Book        Market  Accrued      Nominal   Nominal   Maturity   Asset
Code                                            Value        Value       Value   Interest    Book Yld   Coupon     Date      Type
----------------------------------------------------------------------------------------------------------------------------------
362046GK4     GNMA 30 YR    SF LN    18202      75,004       76,151      78,287     500       7.7596    8.0000   10/15/2007   GNMA
362046GT5     GNMA 30 YR    SF LN    18210      16,930       16,204      17,671     113       8.7145    8.0000   07/15/2007   GNMA
362046GT5     GNMA 30 YR    SF LN    18210      97,064       98,531     101,312     647       7.7576    8.0000   07/15/2007   GNMA
362046GV0     GNMA 30 YR    SF LN    18212      32,932       31,505      34,373     220       8.7120    8.0000   09/15/2007   GNMA
362046G24     GNMA 30 YR    SF LN    18217     141,344      141,738     146,572     883       7.4558    7.5000   07/15/2007   GNMA
362046HN7     GNMA 30 YR    SF LN    18237      64,713       64,894      67,432     404       7.4558    7.5000   07/15/2007   GNMA
362046JA3     GNMA 30 YR    SF LN    18257     144,728      137,221     150,524     965       8.8683    8.0000   07/15/2007   GNMA
362046JM7     GNMA 30 YR    SF LN    18268     272,825      263,094     282,917   1,705       8.0795    7.5000   07/15/2007   GNMA
362046JX3     GNMA 30 YR    SF LN    18278     123,839      125,740     129,259     826       7.7602    8.0000   11/15/2007   GNMA
362046KG8     GNMA 30 YR    SF LN    18295      77,365       77,580      80,227     484       7.4557    7.5000   06/15/2007   GNMA
362046KX1     GNMA 30 YR    SF LN    18310      23,538       22,774      24,568     157       8.5365    8.0000   07/15/2007   GNMA
362046KZ6     GNMA 30 YR    SF LN    18312     119,955      113,970     125,205     800       8.8286    8.0000   08/15/2007   GNMA
362046LE2     GNMA 30 YR    SF LN    18325      82,179       77,896      85,776     548       8.8669    8.0000   08/15/2007   GNMA
362046LH5     GNMA 30 YR    SF LN    18328      19,737       20,039      20,527     132       7.7596    8.0000   10/15/2007   GNMA
362046LJ1     GNMA 30 YR    SF LN    18329      96,672       98,162     100,903     644       7.7608    8.0000   12/15/2007   GNMA
362046LN2     GNMA 30 YR    SF LN    18333     121,715      123,561     127,042     811       7.7583    8.0000   08/15/2007   GNMA
362046LQ5     GNMA 30 YR    SF LN    18335      94,322       95,759      98,450     629       7.7589    8.0000   09/15/2007   GNMA
362046MF8     GNMA 30 YR    SF LN    18358     130,024      132,004     135,715     867       7.7589    8.0000   09/15/2007   GNMA
362046MG6     GNMA 30 YR    SF LN    18359     294,610      279,971     307,505   1,964       8.8305    8.0000   07/15/2007   GNMA
362046MJ0     GNMA 30 YR    SF LN    18361      49,187       49,930      51,340     328       7.7576    8.0000   07/15/2007   GNMA
362046MM3     GNMA 30 YR    SF LN    18364     188,665      181,965     196,593   1,179       8.0810    7.5000   06/15/2007   GNMA
362046Q31     GNMA 30 YR    SF LN    18474     130,744      124,193     136,467     872       8.8267    8.0000   09/15/2007   GNMA
362046RG1     GNMA 30 YR    SF LN    18487     123,742      125,626     129,158     825       7.7589    8.0000   09/15/2007   GNMA
362046RS5     GNMA 30 YR    SF LN    18497     110,722      105,746     115,568     738       8.7341    8.0000   10/15/2007   GNMA
362046RS5     GNMA 30 YR    SF LN    18497     111,179      107,526     116,045     741       8.5327    8.0000   10/15/2007   GNMA
362046R22     GNMA 30 YR    SF LN    18505      89,378       89,630      93,134     559       7.4561    7.5000   09/15/2007   GNMA
362046R89     GNMA 30 YR    SF LN    18511      51,026       48,753      53,070     340       8.7374    8.0000   08/15/2007   GNMA
362046S70     GNMA 30 YR    SF LN    18542     125,180      118,908     130,193     835       8.8267    8.0000   09/15/2007   GNMA
362046S88     GNMA 30 YR    SF LN    18543      31,932       30,896      33,330     213       8.5365    8.0000   07/15/2007   GNMA
362046TJ3     GNMA 30 YR    SF LN    18553     311,034      309,335     324,648   2,074       8.0876    8.0000   09/15/2007   GNMA
362046TJ3     GNMA 30 YR    SF LN    18553     108,318      103,471     113,059     722       8.7358    8.0000   09/15/2007   GNMA
362046TQ7     GNMA 30 YR    SF LN    18559      17,033       16,299      17,779     114       8.7132    8.0000   08/15/2007   GNMA
362046TQ7     GNMA 30 YR    SF LN    18559     200,156      193,633     208,917   1,334       8.5352    8.0000   08/15/2007   GNMA
362046TQ7     GNMA 30 YR    SF LN    18559      88,799       90,146      92,686     592       7.7583    8.0000   08/15/2007   GNMA
362046TY0     GNMA 30 YR    SF LN    18567      85,988       82,140      89,752     573       8.7358    8.0000   09/15/2007   GNMA
362046T79     GNMA 30 YR    SF LN    18574      12,116       12,036      12,646      81       8.1069    8.0000   08/15/2007   GNMA
362046T87     GNMA 30 YR    SF LN    18575       3,643        3,515       3,778      23       8.0824    7.5000   05/15/2007   GNMA
362046T95     GNMA 30 YR    SF LN    18576     170,971      162,196     179,311   1,140       8.8159    8.0000   03/15/2008   GNMA
362046UC6     GNMA 30 YR    SF LN    18579     187,258      178,913     195,454   1,248       8.7374    8.0000   08/15/2007   GNMA
362046UH5     GNMA 30 YR    SF LN    18584     182,225      174,105     190,201   1,215       8.7374    8.0000   08/15/2007   GNMA
362046UP7     GNMA 30 YR    SF LN    18590      60,838       57,777      63,501     406       8.8249    8.0000   10/15/2007   GNMA
362046UQ5     GNMA 30 YR    SF LN    18591      41,675       39,570      43,499     278       8.8230    8.0000   11/15/2007   GNMA
362046U77     GNMA 30 YR    SF LN    18606      74,618       75,755      77,884     497       7.7589    8.0000   09/15/2007   GNMA
362046VQ4     GNMA 30 YR    SF LN    18623      80,841       81,066      84,238     505       7.4557    7.5000   06/15/2007   GNMA
362046VV3     GNMA 30 YR    SF LN    18628      83,862       79,677      87,221     559       8.8286    8.0000   08/15/2007   GNMA
362046VW1     GNMA 30 YR    SF LN    18629      89,462       84,822      93,378     596       8.8683    8.0000   07/15/2007   GNMA
362046WF7     GNMA 30 YR    SF LN    18646     104,926      106,524     109,519     700       7.7589    8.0000   09/15/2007   GNMA
362046WK6     GNMA 30 YR    SF LN    18650      14,099       13,860      14,621      88       7.7722    7.5000   07/15/2007   GNMA
362046WK6     GNMA 30 YR    SF LN    18650     111,100      109,759     115,210     694       7.6933    7.5000   07/15/2007   GNMA
362046W42     GNMA 30 YR    SF LN    18667     157,704      160,096     164,607   1,051       7.7583    8.0000   08/15/2007   GNMA
362046W83     GNMA 30 YR    SF LN    18671     244,241      247,960     254,931   1,628       7.7589    8.0000   09/15/2007   GNMA
362046XH2     GNMA 30 YR    SF LN    18680     110,804      112,504     115,654     739       7.7602    8.0000   11/15/2007   GNMA
362046XK5     GNMA 30 YR    SF LN    18682     103,767       99,124     108,309     692       8.7358    8.0000   09/15/2007   GNMA
362046X41     GNMA 30 YR    SF LN    18699     175,588      166,790     183,273   1,171       8.8267    8.0000   09/15/2007   GNMA
362046YY4     GNMA 30 YR    SF LN    18727     179,297      179,796     186,831   1,121       7.4558    7.5000   07/15/2007   GNMA
362046Y40     GNMA 30 YR    SF LN    18731     150,654      142,763     157,248   1,004       8.8655    8.0000   09/15/2007   GNMA
362046Y40     GNMA 30 YR    SF LN    18731     150,677      142,784     157,272   1,005       8.8655    8.0000   09/15/2007   GNMA
362046ZG2     GNMA 30 YR    SF LN    18743      72,628       70,049      75,680     454       8.0810    7.5000   06/15/2007   GNMA
362046ZS6     GNMA 30 YR    SF LN    18753     191,630      183,324     200,018   1,278       8.7120    8.0000   09/15/2007   GNMA
362046ZU1     GNMA 30 YR    SF LN    18755     151,438      143,787     158,066   1,010       8.8230    8.0000   11/15/2007   GNMA
362046Z23     GNMA 30 YR    SF LN    18761      50,380       51,151      52,585     336       7.7596    8.0000   10/15/2007   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
CUSIP          Issuer                            Par         Book        Market  Accrued      Nominal   Nominal   Maturity   Asset
Code                                            Value        Value       Value   Interest    Book Yld   Coupon     Date      Type
----------------------------------------------------------------------------------------------------------------------------------
362046Z23     GNMA 30 YR    SF LN    18761      41,913       42,554      43,748     279       7.7596    8.0000   10/15/2007   GNMA
3620462B9     GNMA 30 YR    SF LN    18770     149,853      143,176     156,412     999       8.7374    8.0000   08/15/2007   GNMA
3620462C7     GNMA 30 YR    SF LN    18771       6,691        6,393       6,984      45       8.7358    8.0000   09/15/2007   GNMA
3620462C7     GNMA 30 YR    SF LN    18771      54,140       51,718      56,510     361       8.7358    8.0000   09/15/2007   GNMA
3620462E3     GNMA 30 YR    SF LN    18773     129,619      131,593     135,292     864       7.7589    8.0000   09/15/2007   GNMA
3620462E3     GNMA 30 YR    SF LN    18773      89,899       91,268      93,834     599       7.7589    8.0000   09/15/2007   GNMA
3620462G8     GNMA 30 YR    SF LN    18775     116,489      110,677     121,588     777       8.8286    8.0000   08/15/2007   GNMA
3620462M5     GNMA 30 YR    SF LN    18780     169,559      161,063     176,981   1,130       8.8267    8.0000   09/15/2007   GNMA
3620462U7     GNMA 30 YR    SF LN    18787     125,757      127,664     131,261     838       7.7583    8.0000   08/15/2007   GNMA
3620462U7     GNMA 30 YR    SF LN    18787      62,878       63,832      65,630     419       7.7583    8.0000   08/15/2007   GNMA
3620462V5     GNMA 30 YR    SF LN    18788     176,345      167,508     184,064   1,176       8.8267    8.0000   09/15/2007   GNMA
3620463H5     GNMA 30 YR    SF LN    18800      54,149       52,472      56,318     361       8.5500    8.0000   09/15/2006   GNMA
3620463V4     GNMA 30 YR    SF LN    18812     183,836      177,845     191,883   1,226       8.5352    8.0000   08/15/2007   GNMA
3620463V4     GNMA 30 YR    SF LN    18812      99,272      100,777     103,617     662       7.7583    8.0000   08/15/2007   GNMA
3620463V4     GNMA 30 YR    SF LN    18812     176,483      179,159     184,208   1,177       7.7583    8.0000   08/15/2007   GNMA
3620464D3     GNMA 30 YR    SF LN    18820      45,463       43,842      47,373     284       8.0795    7.5000   07/15/2007   GNMA
3620464P6     GNMA 30 YR    SF LN    18830     402,449      400,251     420,064   2,683       8.0876    8.0000   09/15/2007   GNMA
3620464S0     GNMA 30 YR    SF LN    18833     111,170      106,175     116,036     741       8.7341    8.0000   10/15/2007   GNMA
3620464W1     GNMA 30 YR    SF LN    18837     144,626      138,182     150,956     964       8.7374    8.0000   08/15/2007   GNMA
3620464W1     GNMA 30 YR    SF LN    18837     206,609      196,299     215,652   1,377       8.8286    8.0000   08/15/2007   GNMA
3620464W1     GNMA 30 YR    SF LN    18837     188,014      178,633     196,243   1,253       8.8286    8.0000   08/15/2007   GNMA
3620466L3     GNMA 30 YR    SF LN    18875     162,427      158,956     169,536   1,083       8.3461    8.0000   09/15/2007   GNMA
3620467M0     GNMA 30 YR    SF LN    18900      13,400       12,962      13,937      89       8.5340    8.0000   09/15/2007   GNMA
362047AA0     GNMA 30 YR    SF LN    18901      25,086       23,999      26,184     167       8.7120    8.0000   09/15/2007   GNMA
362047AQ5     GNMA 30 YR    SF LN    18915      92,195       88,907      96,069     576       8.0795    7.5000   07/15/2007   GNMA
362047BK7     GNMA 30 YR    SF LN    18942      79,772       81,015      83,264     532       7.7627    8.0000   03/15/2008   GNMA
362047BZ4     GNMA 30 YR    SF LN    18956     143,372      138,680     149,647     956       8.5340    8.0000   09/15/2007   GNMA
362047B35     GNMA 30 YR    SF LN    18958      92,242       88,097      96,279     615       8.7341    8.0000   10/15/2007   GNMA
362047B50     GNMA 30 YR    SF LN    18960      74,794       71,553      78,068     499       8.7120    8.0000   09/15/2007   GNMA
362047CF7     GNMA 30 YR    SF LN    18970     105,912      102,446     110,548     706       8.5340    8.0000   09/15/2007   GNMA
362047CJ9     GNMA 30 YR    SF LN    18973     215,515      204,715     224,146   1,437       8.8267    8.0000   09/15/2007   GNMA
362047C26     GNMA 30 YR    SF LN    18989     128,625      125,890     134,255     858       8.3467    8.0000   08/15/2007   GNMA
362047C34     GNMA 30 YR    SF LN    18990     160,995      155,253     167,760   1,006       8.0795    7.5000   07/15/2007   GNMA
362047C59     GNMA 30 YR    SF LN    18992     372,584      370,549     388,892   2,484       8.0876    8.0000   09/15/2007   GNMA
362047DC3     GNMA 30 YR    SF LN    18999       2,971        2,815       3,101      20       8.8642    8.0000   10/15/2007   GNMA
362047DP4     GNMA 30 YR    SF LN    19010      17,414       16,899      17,682     116       8.6743    8.0000   07/15/2004   GNMA
362047DT6     GNMA 30 YR    SF LN    19014      19,424       18,451      20,274     130       8.8267    8.0000   09/15/2007   GNMA
362047DV1     GNMA 30 YR    SF LN    19016      10,427       10,587      10,883      70       7.7589    8.0000   09/15/2007   GNMA
362047D33     GNMA 30 YR    SF LN    19022     114,519      108,805     119,105     763       8.8286    8.0000   08/15/2007   GNMA
362047D90     GNMA 30 YR    SF LN    19028     119,063      113,855     124,274     794       8.7095    8.0000   11/15/2007   GNMA
362047ED0     GNMA 30 YR    SF LN    19032      28,545       27,098      29,794     190       8.8212    8.0000   12/15/2007   GNMA
362047FA5     GNMA 30 YR    SF LN    19061      69,231       70,281      72,261     462       7.7583    8.0000   08/15/2007   GNMA
362047FF4     GNMA 30 YR    SF LN    19066      50,513       51,286      52,724     337       7.7596    8.0000   10/15/2007   GNMA
362047FX5     GNMA 30 YR    SF LN    19082     181,746      181,894     192,013   1,250       8.2375    8.2500   05/15/2008   GNMA
362047FX5     GNMA 30 YR    SF LN    19082     126,298      126,401     133,433     868       8.2375    8.2500   05/15/2008   GNMA
362047FY3     GNMA 30 YR    SF LN    19083      77,409       78,602      80,797     516       7.7608    8.0000   12/15/2007   GNMA
362047F56     GNMA 30 YR    SF LN    19088     118,510      112,622     123,697     790       8.8305    8.0000   07/15/2007   GNMA
362047F98     GNMA 30 YR    SF LN    19092     110,567      106,979     115,407     737       8.5365    8.0000   07/15/2007   GNMA
362047HN5     GNMA 30 YR    SF LN    19137      59,498       60,401      61,881     397       7.7583    8.0000   08/15/2007   GNMA
362047HN5     GNMA 30 YR    SF LN    19137      40,175       40,784      41,784     268       7.7583    8.0000   08/15/2007   GNMA
362047HQ8     GNMA 30 YR    SF LN    19139     139,844      133,586     145,965     932       8.7358    8.0000   09/15/2007   GNMA
362047HS4     GNMA 30 YR    SF LN    19141      29,002       28,393      29,409     181       8.2156    7.5000   05/15/2002   GNMA
362047HZ8     GNMA 30 YR    SF LN    19148     122,943      117,614     128,324     820       8.7120    8.0000   09/15/2007   GNMA
362047H21     GNMA 30 YR    SF LN    19149      28,797       27,543      30,057     192       8.7108    8.0000   10/15/2007   GNMA
362047JB9     GNMA 30 YR    SF LN    19158      89,853       90,018      94,929     618       8.2220    8.2500   06/15/2008   GNMA
362047JJ2     GNMA 30 YR    SF LN    19165      41,839       39,909      43,670     279       8.7493    8.0000   11/15/2007   GNMA
362047JJ2     GNMA 30 YR    SF LN    19165      26,777       27,188      27,949     179       7.7602    8.0000   11/15/2007   GNMA
362047JM5     GNMA 30 YR    SF LN    19168      11,753       11,763      12,417      81       8.2375    8.2500   04/15/2008   GNMA
362047JY9     GNMA 30 YR    SF LN    19179     210,699      200,185     219,921   1,405       8.8286    8.0000   08/15/2007   GNMA
362047J29     GNMA 30 YR    SF LN    19181     122,849      118,812     128,226     819       8.5327    8.0000   10/15/2007   GNMA
362047KA9     GNMA 30 YR    SF LN    19189      22,404       21,438      23,385     149       8.7132    8.0000   08/15/2007   GNMA

Closed Block Segment: MetLife Ordinary

Assets Selected for Closed Block as of December 31, 1998

Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP       Issuer                       Par      Book      Market     Accrued     Nominal      Nominal   Maturity         Asset
  Code                                    Value     Value     Value      Interest    Book Yld     Coupon      Date           Type
-----------------------------------------------------------------------------------------------------------------------------------
362047KE1    GNMA 30 YR   SF LN   19193   217,595   206,513   227,119    1,451       8.8194       8.0000    01/15/2008       GNMA
362047KE1    GNMA 30 YR   SF LN   19193   189,823   183,509   198,132    1,265       8.5291       8.0000    01/15/2008       GNMA
362047KH4    GNMA 30 YR   SF LN   19196    67,276    68,296    70,221      449       7.7583       8.0000    08/15/2007       GNMA
362047KL5    GNMA 30 YR   SF LN   19199    13,667    13,705    14,173       85       7.4561       7.5000    09/15/2007       GNMA
362047LN0    GNMA 30 YR   SF LN   19233    44,177    42,217    46,111      295       8.7391       8.0000    07/15/2007       GNMA
362047LN0    GNMA 30 YR   SF LN   19233    12,525    11,904    13,073       84       8.8305       8.0000    07/15/2007       GNMA
362047L67    GNMA 30 YR   SF LN   19249    61,243    62,176    63,924      408       7.7589       8.0000    09/15/2007       GNMA
362047MW9    GNMA 30 YR   SF LN   19273   119,392   113,138   124,618      796       8.8655       8.0000    09/15/2007       GNMA
362047MW9    GNMA 30 YR   SF LN   19273    24,225    23,175    25,285      162       8.7120       8.0000    09/15/2007       GNMA
362047MY5    GNMA 30 YR   SF LN   19275   106,935   101,600   111,616      713       8.8286       8.0000    08/15/2007       GNMA
362047M58    GNMA 30 YR   SF LN   19280    19,490    19,072    20,343      130       8.3456       8.0000    10/15/2007       GNMA
362047NG3    GNMA 30 YR   SF LN   19291   112,224   108,536   117,136      748       8.5327       8.0000    10/15/2007       GNMA
362047NJ7    GNMA 30 YR   SF LN   19293    97,492    92,337   101,759      650       8.8628       8.0000    11/15/2007       GNMA
362047NL2    GNMA 30 YR   SF LN   19295   118,851   120,676   124,053      792       7.7602       8.0000    11/15/2007       GNMA
362047NV0    GNMA 30 YR   SF LN   19304   491,855   489,183   513,383    3,279       8.0877       8.0000    08/15/2007       GNMA
362047PC0    GNMA 30 YR   SF LN   19319    97,266    92,372   101,523      648       8.8249       8.0000    10/15/2007       GNMA
362047QF2    GNMA 30 YR   SF LN   19354    93,001    88,822    95,931      620       8.7341       8.0000    10/15/2007       GNMA
362047QS4    GNMA 30 YR   SF LN   19365   186,455   185,422   194,616    1,243       8.0872       8.0000    12/15/2007       GNMA
362047QV7    GNMA 30 YR   SF LN   19368   122,345   119,680   127,700      816       8.3440       8.0000    01/15/2008       GNMA
362047RA2    GNMA 30 YR   SF LN   19381    84,860    82,094    88,259      566       8.5352       8.0000    08/15/2007       GNMA
362047RW4    GNMA 30 YR   SF LN   19401   184,304   178,247   192,371    1,229       8.5327       8.0000    10/15/2007       GNMA
362047R20    GNMA 30 YR   SF LN   19405   104,626   100,092   109,205      698       8.7120       8.0000    09/15/2007       GNMA
362047R53    GNMA 30 YR   SF LN   19408    33,992    32,458    35,480      227       8.7325       8.0000    11/15/2007       GNMA
362047R87    GNMA 30 YR   SF LN   19411    69,189    66,722    72,096      432       8.0795       7.5000    07/15/2007       GNMA
362047ST0    GNMA 30 YR   SF LN   19430    84,706    84,143    88,414      565       8.1067       8.0000    09/15/2007       GNMA
362047SW3    GNMA 30 YR   SF LN   19433    96,436    91,385   100,657      643       8.8655       8.0000    09/15/2007       GNMA
362047SW3    GNMA 30 YR   SF LN   19433   198,297   188,361   206,976    1,322       8.8267       8.0000    09/15/2007       GNMA
362047SW3    GNMA 30 YR   SF LN   19433    39,177    37,214    40,892      261       8.8267       8.0000    09/15/2007       GNMA
362047SW3    GNMA 30 YR   SF LN   19433   132,600   134,619   138,404      884       7.7589       8.0000    09/15/2007       GNMA
362047TK8    GNMA 30 YR   SF LN   19454    63,665    64,639    66,215      424       7.7596       8.0000    10/15/2007       GNMA
362047TM4    GNMA 30 YR   SF LN   19456    62,300    63,249    65,027      415       7.7589       8.0000    09/15/2007       GNMA
362047TP7    GNMA 30 YR   SF LN   19458   125,310   127,211   130,795      835       7.7583       8.0000    08/15/2007       GNMA
362047TU6    GNMA 30 YR   SF LN   19463    69,215    65,762    72,245      461       8.8286       8.0000    08/15/2007       GNMA
362047T77    GNMA 30 YR   SF LN   19474    60,883    58,899    63,321      406       8.5352       8.0000    08/15/2007       GNMA
362047UA8    GNMA 30 YR   SF LN   19477    78,145    79,330    81,275      521       7.7583       8.0000    08/15/2007       GNMA
362047UE0    GNMA 30 YR   SF LN   19481   130,988   124,424   136,234      873       8.8267       8.0000    09/15/2007       GNMA
362047UQ3    GNMA 30 YR   SF LN   19491   107,850   103,044   112,571      719       8.7374       8.0000    08/15/2007       GNMA
362047UV2    GNMA 30 YR   SF LN   19496   102,835    98,253   106,954      686       8.7374       8.0000    08/15/2007       GNMA
362047V66    GNMA 30 YR   SF LN   19537   201,399   194,754   210,214    1,343       8.5315       8.0000    11/15/2007       GNMA
362047WA6    GNMA 30 YR   SF LN   19541    76,641    73,211    79,996      511       8.7358       8.0000    09/15/2007       GNMA
362047WB4    GNMA 30 YR   SF LN   19542    69,118    65,498    72,143      461       8.8655       8.0000    09/15/2007       GNMA
362047WC2    GNMA 30 YR   SF LN   19543    80,517    81,749    84,041      537       7.7596       8.0000    10/15/2007       GNMA
362047WQ1    GNMA 30 YR   SF LN   19555   111,366   107,706   116,240      742       8.5327       8.0000    10/15/2007       GNMA
362047WX6    GNMA 30 YR   SF LN   19562   185,947   176,630   194,086    1,240       8.8267       8.0000    09/15/2007       GNMA
362047WY4    GNMA 30 YR   SF LN   19563   424,401   422,083   442,977    2,829       8.0876       8.0000    09/15/2007       GNMA
362047WZ1    GNMA 30 YR   SF LN   19564   156,248   151,113   163,087    1,042       8.5327       8.0000    10/15/2007       GNMA
362047W32    GNMA 30 YR   SF LN   19566   270,504   256,334   282,344    1,803       8.8655       8.0000    09/15/2007       GNMA
362047W81    GNMA 30 YR   SF LN   19571    28,802    28,066    30,063      192       8.4102       8.0000    11/15/2007       GNMA
362047W81    GNMA 30 YR   SF LN   19571    87,559    88,903    91,391      584       7.7602       8.0000    11/15/2007       GNMA
362047X49    GNMA 30 YR   SF LN   19599   118,345   112,390   123,525      789       8.8249       8.0000    10/15/2007       GNMA
362047YB2    GNMA 30 YR   SF LN   19606    92,315    89,269    96,356      615       8.5315       8.0000    11/15/2007       GNMA
362047YF3    GNMA 30 YR   SF LN   19610    58,318    55,779    60,871      389       8.7108       8.0000    10/15/2007       GNMA
362047YV8    GNMA 30 YR   SF LN   19624    13,867    13,416    14,422       92       8.5352       8.0000    08/15/2007       GNMA
362047YY2    GNMA 30 YR   SF LN   19627   107,842   102,371   112,562      719       8.8212       8.0000    12/15/2007       GNMA
362047ZC9    GNMA 30 YR   SF LN   19639    81,729    81,956    85,163      511       7.4557       7.5000    06/15/2007       GNMA
362047ZH8    GNMA 30 YR   SF LN   19644    42,049    39,934    43,889      280       8.8249       8.0000    10/15/2007       GNMA
362047ZL9    GNMA 30 YR   SF LN   19647   122,630   116,511   127,998      818       8.8286       8.0000    08/15/2007       GNMA
362047ZN5    GNMA 30 YR   SF LN   19649    18,991    18,168    19,822      127       8.7120       8.0000    09/15/2007       GNMA
362047ZS4    GNMA 30 YR   SF LN   19653   138,495   140,604   144,042      923       7.7589       8.0000    09/15/2007       GNMA
362047ZU9    GNMA 30 YR   SF LN   19655    74,639    70,868    77,906      498       8.8230       8.0000    11/15/2007       GNMA
3620472B7    GNMA 30 YR   SF LN   19670     7,287     6,960     7,606       49       8.7341       8.0000    10/15/2007       GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP       Issuer                       Par      Book      Market     Accrued     Nominal      Nominal   Maturity         Asset
  Code                                    Value     Value     Value      Interest    Book Yld     Coupon      Date           Type
-----------------------------------------------------------------------------------------------------------------------------------
3620472B7    GNMA 30 YR   SF LN   19670    50,723    48,444    52,943      338       8.7341       8.0000    10/15/2007       GNMA
3620472C5    GNMA 30 YR   SF LN   19671   221,750   216,031   231,456    1,478       8.4083       8.0000    01/15/2008       GNMA
3620472C5    GNMA 30 YR   SF LN   19671    23,556    22,949    24,587      157       8.4083       8.0000    01/15/2008       GNMA
3620472C5    GNMA 30 YR   SF LN   19671   218,501   212,865   228,065    1,457       8.4083       8.0000    01/15/2008       GNMA
3620472U5    GNMA 30 YR   SF LN   19687    64,738    61,494    67,572      432       8.8267       8.0000    09/15/2007       GNMA
3620473K6    GNMA 30 YR   SF LN   19702   158,941   151,010   165,898    1,060       8.8286       8.0000    08/15/2007       GNMA
3620474G4    GNMA 30 YR   SF LN   19723    10,444     9,990    10,901       70       8.7108       8.0000    10/15/2007       GNMA
3620474L3    GNMA 30 YR   SF LN   19727   115,677   109,881   120,740      771       8.8267       8.0000    09/15/2007       GNMA
3620475B4    GNMA 30 YR   SF LN   19742   119,507   121,342   124,738      797       7.7602       8.0000    11/15/2007       GNMA
3620475C2    GNMA 30 YR   SF LN   19743    70,118    67,804    73,187      467       8.5315       8.0000    11/15/2007       GNMA
3620475X6    GNMA 30 YR   SF LN   19762    45,961    43,960    47,973      306       8.7108       8.0000    10/15/2007       GNMA
3620475X6    GNMA 30 YR   SF LN   19762    78,727    75,299    82,173      525       8.7108       8.0000    10/15/2007       GNMA
3620476F4    GNMA 30 YR   SF LN   19770    81,744    78,071    85,322      545       8.7341       8.0000    10/15/2007       GNMA
3620476L1    GNMA 30 YR   SF LN   19775    83,394    84,679    87,044      556       7.7608       8.0000    12/15/2007       GNMA
3620476L1    GNMA 30 YR   SF LN   19775    85,322    86,637    89,057      569       7.7608       8.0000    12/15/2007       GNMA
3620476L1    GNMA 30 YR   SF LN   19775    85,322    86,637    89,057      569       7.7608       8.0000    12/15/2007       GNMA
3620476L1    GNMA 30 YR   SF LN   19775    58,327    59,227    60,880      389       7.7608       8.0000    12/15/2007       GNMA
3620476Q0    GNMA 30 YR   SF LN   19779   127,731   128,088   133,098      798       7.4560       7.5000    08/15/2007       GNMA
362048AB6    GNMA 30 YR   SF LN   19802    61,082    58,009    63,756      407       8.8249       8.0000    10/15/2007       GNMA
362048AH3    GNMA 30 YR   SF LN   19808   107,954   109,592   112,679      720       7.7583       8.0000    08/15/2007       GNMA
362048AT7    GNMA 30 YR   SF LN   19818    78,710    75,891    82,017      492       8.0781       7.5000    08/15/2007       GNMA
362048AU4    GNMA 30 YR   SF LN   19819    61,809    62,750    64,514      412       7.7589       8.0000    09/15/2007       GNMA
362048BG4    GNMA 30 YR   SF LN   19839    78,865    76,285    82,317      526       8.5340       8.0000    09/15/2007       GNMA
362048BH2    GNMA 30 YR   SF LN   19840    18,333    17,411    19,135      122       8.8249       8.0000    10/15/2007       GNMA
362048BN9    GNMA 30 YR   SF LN   19845    73,030    74,151    76,227      487       7.7602       8.0000    11/15/2007       GNMA
362048BR0    GNMA 30 YR   SF LN   19848    93,297    94,718    97,381      622       7.7589       8.0000    09/15/2007       GNMA
362048BW9    GNMA 30 YR   SF LN   19853    89,738    91,104    93,666      598       7.7589       8.0000    09/15/2007       GNMA
362048B58    GNMA 30 YR   SF LN   19860    22,130    21,017    23,016      148       8.8249       8.0000    10/15/2007       GNMA
362048CL2    GNMA 30 YR   SF LN   19875   109,002   104,104   113,773      727       8.7341       8.0000    10/15/2007       GNMA
362048C99    GNMA 30 YR   SF LN   19896    98,398    93,995   102,705      656       8.7358       8.0000    09/15/2007       GNMA
362048EA4    GNMA 30 YR   SF LN   19929   138,082   132,098   144,126      921       8.7120       8.0000    09/15/2007       GNMA
362048EF3    GNMA 30 YR   SF LN   19934    83,390    79,212    87,040      556       8.8267       8.0000    09/15/2007       GNMA
362048EH9    GNMA 30 YR   SF LN   19936    85,985    83,172    89,749      573       8.5340       8.0000    09/15/2007       GNMA
362048ES5    GNMA 30 YR   SF LN   19945    40,212    38,469    41,972      268       8.7120       8.0000    09/15/2007       GNMA
362048FB1    GNMA 30 YR   SF LN   19962   205,928   195,440   214,941    1,373       8.8194       8.0000    01/15/2008       GNMA
362048FC9    GNMA 30 YR   SF LN   19963   137,472   131,295   143,489      916       8.7341       8.0000    10/15/2007       GNMA
362048FC9    GNMA 30 YR   SF LN   19963   317,244   301,280   331,130    2,115       8.8249       8.0000    10/15/2007       GNMA
362048FK1    GNMA 30 YR   SF LN   19970    57,713    57,421    60,239      385       8.0814       8.0000    09/15/2007       GNMA
362048FL9    GNMA 30 YR   SF LN   19971   218,408   207,464   227,968    1,456       8.8267       8.0000    09/15/2007       GNMA
362048FV7    GNMA 30 YR   SF LN   19980   155,929   150,826   162,754    1,040       8.5340       8.0000    09/15/2007       GNMA
362048F96    GNMA 30 YR   SF LN   19992    20,185    19,522    21,068      135       8.5327       8.0000    10/15/2007       GNMA
362048F96    GNMA 30 YR   SF LN   19992   157,188   159,591   164,068    1,048       7.7596       8.0000    10/15/2007       GNMA
362048GB0    GNMA 30 YR   SF LN   19994    88,283    89,628    92,147      589       7.7589       8.0000    09/15/2007       GNMA
362048GR5    GNMA 30 YR   SF LN   20008   142,211   137,519   148,436      948       8.5315       8.0000    11/15/2007       GNMA
362048GR5    GNMA 30 YR   SF LN   20008    26,398    25,528    27,553      176       8.5315       8.0000    11/15/2007       GNMA
362048G95    GNMA 30 YR   SF LN   20024    52,849    51,497    55,162      352       8.4102       8.0000    11/15/2007       GNMA
362048HC7    GNMA 30 YR   SF LN   20027    52,790    53,601    55,101      352       7.7602       8.0000    11/15/2007       GNMA
362048HJ2    GNMA 30 YR   SF LN   20033    87,517    83,568    91,348      583       8.7325       8.0000    11/15/2007       GNMA
362048HL7    GNMA 30 YR   SF LN   20035   178,867   171,114   186,696    1,192       8.7120       8.0000    09/15/2007       GNMA
362048HP8    GNMA 30 YR   SF LN   20038    76,903    78,084    80,269      513       7.7602       8.0000    11/15/2007       GNMA
362048HU7    GNMA 30 YR   SF LN   20043    62,198    63,145    64,920      415       7.7589       8.0000    09/15/2007       GNMA
362048H86    GNMA 30 YR   SF LN   20055    54,887    53,709    57,289      366       8.3456       8.0000    10/15/2007       GNMA
362048JH4    GNMA 30 YR   SF LN   20064    24,451    23,392    25,521      163       8.7120       8.0000    09/15/2007       GNMA
362048JJ0    GNMA 30 YR   SF LN   20065    73,911    70,723    76,871      493       8.7132       8.0000    08/15/2007       GNMA
362048JM3    GNMA 30 YR   SF LN   20068   120,419   114,385   125,690      803       8.8267       8.0000    09/15/2007       GNMA
362048JR2    GNMA 30 YR   SF LN   20072    15,467    14,959    16,144      103       8.5327       8.0000    10/15/2007       GNMA
362048JR2    GNMA 30 YR   SF LN   20072    15,467    14,959    16,144      103       8.5327       8.0000    10/15/2007       GNMA
362048JR2    GNMA 30 YR   SF LN   20072    15,532    15,022    16,212      104       8.5327       8.0000    10/15/2007       GNMA
362048JR2    GNMA 30 YR   SF LN   20072    15,467    14,959    16,144      103       8.5327       8.0000    10/15/2007       GNMA
362048KR0    GNMA 30 YR   SF LN   20104   129,802   123,298   135,483      865       8.8267       8.0000    09/15/2007       GNMA
362048KY5    GNMA 30 YR   SF LN   20111   208,185   211,355   217,297    1,388       7.7589       8.0000    09/15/2007       GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP       Issuer                       Par      Book      Market     Accrued     Nominal      Nominal   Maturity         Asset
  Code                                    Value     Value     Value      Interest    Book Yld     Coupon      Date           Type
-----------------------------------------------------------------------------------------------------------------------------------
362048K58    GNMA 30 YR   SF LN   20116    28,528    28,339    29,777      190       8.1067       8.0000    09/15/2007       GNMA
362048K58    GNMA 30 YR   SF LN   20116   126,793   128,724   132,343      845       7.7589       8.0000    09/15/2007       GNMA
362048LP3    GNMA 30 YR   SF LN   20134   132,541   128,098   138,342      884       8.5267       8.0000    03/15/2008       GNMA
362048LS7    GNMA 30 YR   SF LN   20137   103,572    98,383   106,836      690       8.8267       8.0000    09/15/2007       GNMA
362048LT5    GNMA 30 YR   SF LN   20138    75,821    72,535    78,858      505       8.7120       8.0000    09/15/2007       GNMA
362048MR8    GNMA 30 YR   SF LN   20168    68,483    69,535    71,481      457       7.7602       8.0000    11/15/2007       GNMA
362048MU1    GNMA 30 YR   SF LN   20171    20,359    19,925    21,250      136       8.3461       8.0000    09/15/2007       GNMA
362048MU1    GNMA 30 YR   SF LN   20171   135,899   129,817   141,847      906       8.7358       8.0000    09/15/2007       GNMA
362048MV9    GNMA 30 YR   SF LN   20172    44,229    42,013    46,165      295       8.8267       8.0000    09/15/2007       GNMA
362048MV9    GNMA 30 YR   SF LN   20172    68,003    69,039    70,979      453       7.7589       8.0000    09/15/2007       GNMA
362048MX5    GNMA 30 YR   SF LN   20174    20,177    19,299    21,060      135       8.7108       8.0000    10/15/2007       GNMA
362048M49    GNMA 30 YR   SF LN   20179   106,146   102,673   110,397      708       8.5340       8.0000    09/15/2007       GNMA
362048NM8    GNMA 30 YR   SF LN   20196    82,843    82,416    86,882      552       8.0810       8.0000    12/15/2007       GNMA
362048NN6    GNMA 30 YR   SF LN   20197   119,459   121,278   124,688      796       7.7589       8.0000    09/15/2007       GNMA
362048NP1    GNMA 30 YR   SF LN   20198    11,256    10,753    11,749       75       8.7358       8.0000    09/15/2007       GNMA
362048PD6    GNMA 30 YR   SF LN   20220    45,727    43,332    47,728      305       8.8655       8.0000    09/15/2007       GNMA
362048PE4    GNMA 30 YR   SF LN   20221   104,653    99,970   109,234      698       8.7358       8.0000    09/15/2007       GNMA
362048PR5    GNMA 30 YR   SF LN   20232    64,627    61,226    67,456      431       8.8642       8.0000    10/15/2007       GNMA
362048P87    GNMA 30 YR   SF LN   20247    26,126    25,568    27,270      174       8.3461       8.0000    09/15/2007       GNMA
362048P87    GNMA 30 YR   SF LN   20247    18,869    18,466    19,695      126       8.3461       8.0000    09/15/2007       GNMA
362048QG8    GNMA 30 YR   SF LN   20255   108,389   107,662   113,133      723       8.1064       8.0000    11/15/2007       GNMA
362048QJ2    GNMA 30 YR   SF LN   20257    73,386    72,887    76,598      489       8.1059       8.0000    02/15/2008       GNMA
362048QV5    GNMA 30 YR   SF LN   20268   135,160   137,234   141,076      901       7.7602       8.0000    11/15/2007       GNMA
362048Q52    GNMA 30 YR   SF LN   20276    57,582    58,466    60,102      384       7.7602       8.0000    11/15/2007       GNMA
362048Q94    GNMA 30 YR   SF LN   20280    35,231    34,997    36,773      235       8.1067       8.0000    09/15/2007       GNMA
362048RJ1    GNMA 30 YR   SF LN   20289    71,810    72,913    74,953      479       7.7602       8.0000    11/15/2007       GNMA
362048RJ1    GNMA 30 YR   SF LN   20289    57,813    58,701    60,343      385       7.7602       8.0000    11/15/2007       GNMA
362048RM4    GNMA 30 YR   SF LN   20292    66,769    63,255    69,691      445       8.8642       8.0000    10/15/2007       GNMA
362048RW2    GNMA 30 YR   SF LN   20301    62,320    59,137    65,048      415       8.8725       8.0000    04/15/2007       GNMA
362048R28    GNMA 30 YR   SF LN   20305   149,693   144,753   155,688      998       8.5315       8.0000    11/15/2007       GNMA
362048SA9    GNMA 30 YR   SF LN   20313    73,022    72,535    76,218      487       8.1065       8.0000    10/15/2007       GNMA
362048SV3    GNMA 30 YR   SF LN   20332   153,615   148,546   160,339    1,024       8.5315       8.0000    11/15/2007       GNMA
362048SZ4    GNMA 30 YR   SF LN   20336   107,929   109,579   112,653      720       7.7596       8.0000    10/15/2007       GNMA
362048SZ4    GNMA 30 YR   SF LN   20336   137,133   139,229   143,135      914       7.7596       8.0000    10/15/2007       GNMA
362048S43    GNMA 30 YR   SF LN   20339   123,374   125,268   128,774      823       7.7602       8.0000    11/15/2007       GNMA
362048S68    GNMA 30 YR   SF LN   20341    20,129    19,468    21,010      134       8.5327       8.0000    10/15/2007       GNMA
362048TD2    GNMA 30 YR   SF LN   20348   160,128   154,802   167,137    1,068       8.5291       8.0000    01/15/2008       GNMA
362048T59    GNMA 30 YR   SF LN   20372   228,683   223,504   238,292    1,429       7.8552       7.5000    11/15/2007       GNMA
362048UA6    GNMA 30 YR   SF LN   20377    76,094    72,266    79,425      507       8.8249       8.0000    10/15/2007       GNMA
362048UJ7    GNMA 30 YR   SF LN   20385   151,309   144,482   157,932    1,009       8.7325       8.0000    11/15/2007       GNMA
362048VZ0    GNMA 30 YR   SF LN   20432   140,720   142,854   146,356      938       7.7583       8.0000    08/15/2007       GNMA
362048VZ0    GNMA 30 YR   SF LN   20432    67,347    68,369    70,044      449       7.7583       8.0000    08/15/2007       GNMA
362048WM8    GNMA 30 YR   SF LN   20452   289,620   294,047   302,297    1,931       7.7596       8.0000    10/15/2007       GNMA
362048WW6    GNMA 30 YR   SF LN   20461    99,045    98,387   103,380      660       8.1067       8.0000    09/15/2007       GNMA
362048WW6    GNMA 30 YR   SF LN   20461    23,936    22,737    24,984      160       8.8267       8.0000    09/15/2007       GNMA
362048XP0    GNMA 30 YR   SF LN   20486    10,916    10,558    11,394       73       8.5327       8.0000    10/15/2007       GNMA
362048XU9    GNMA 30 YR   SF LN   20491   145,663   138,304   152,039      971       8.8230       8.0000    11/15/2007       GNMA
362048X70    GNMA 30 YR   SF LN   20502    99,868    94,782   104,239      666       8.8194       8.0000    01/15/2008       GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP       Issuer                       Par      Book      Market     Accrued     Nominal      Nominal   Maturity         Asset
  Code                                    Value     Value     Value      Interest    Book Yld     Coupon      Date           Type
-----------------------------------------------------------------------------------------------------------------------------------
362048Y79    GNMA 30 YR   SF LN   20534    79,469    75,898    82,947      530       8.7341       8.0000    10/15/2007       GNMA
362048Y79    GNMA 30 YR   SF LN   20534    75,098    76,247    78,385      501       7.7596       8.0000    10/15/2007       GNMA
362048Y79    GNMA 30 YR   SF LN   20534    50,463    51,235    52,672      336       7.7596       8.0000    10/15/2007       GNMA
362048Y95    GNMA 30 YR   SF LN   20536   207,373   200,448   216,450    1,382       8.5279       8.0000    02/15/2008       GNMA
362048ZC7    GNMA 30 YR   SF LN   20539     8,225     7,954     8,585       55       8.5315       8.0000    11/15/2007       GNMA
362048ZJ2    GNMA 30 YR   SF LN   20545    94,180    95,647    98,302      628       7.7627       8.0000    03/15/2008       GNMA
362048ZQ6    GNMA 30 YR   SF LN   20551    92,666    88,042    96,722      618       8.8286       8.0000    08/15/2007       GNMA
362048ZU7    GNMA 30 YR   SF LN   20555   131,046   124,372   136,782      874       8.8194       8.0000    01/15/2008       GNMA
362048ZV5    GNMA 30 YR   SF LN   20556    34,912    34,005    36,440      233       8.4065       8.0000    03/15/2008       GNMA
362048Z37    GNMA 30 YR   SF LN   20562    60,558    59,264    63,209      404       8.3461       8.0000    09/15/2007       GNMA
362048Z52    GNMA 30 YR   SF LN   20564   158,708   151,576   165,655    1,058       8.7341       8.0000    10/15/2007       GNMA
3620482M1    GNMA 30 YR   SF LN   20580   112,794   109,058   117,311      752       8.5303       8.0000    12/15/2007       GNMA
3620482S8    GNMA 30 YR   SF LN   20585    77,834    74,460    81,241      519       8.7120       8.0000    09/15/2007       GNMA
3620482T6    GNMA 30 YR   SF LN   20586    71,645    68,025    74,781      478       8.8230       8.0000    11/15/2007       GNMA
3620483K4    GNMA 30 YR   SF LN   20602    39,183    38,920    40,898      261       8.1062       8.0000    12/15/2007       GNMA
3620483P3    GNMA 30 YR   SF LN   20606   118,873   112,749   124,076      792       8.8142       8.0000    04/15/2008       GNMA
3620483P3    GNMA 30 YR   SF LN   20606   131,355   133,409   137,104      876       7.7633       8.0000    04/15/2008       GNMA
3620483S7    GNMA 30 YR   SF LN   20609    93,183    93,353    98,447      641       8.2220       8.2500    05/15/2008       GNMA
3620483S7    GNMA 30 YR   SF LN   20609    93,182    93,259    98,446      641       8.2375       8.2500    05/15/2008       GNMA
3620483T5    GNMA 30 YR   SF LN   20610    19,517    19,553    20,530      134       8.2220       8.2500    06/15/2008       GNMA
3620483T5    GNMA 30 YR   SF LN   20610    31,317    31,375    32,943      215       8.2220       8.2500    06/15/2008       GNMA
3620483T5    GNMA 30 YR   SF LN   20610    31,317    31,375    32,943      215       8.2220       8.2500    06/15/2008       GNMA
3620483T5    GNMA 30 YR   SF LN   20610    31,317    31,375    32,943      215       8.2220       8.2500    06/15/2008       GNMA
3620483T5    GNMA 30 YR   SF LN   20610    31,317    31,375    32,943      215       8.2220       8.2500    06/15/2008       GNMA
3620483T5    GNMA 30 YR   SF LN   20610    36,763    36,831    38,671      253       8.2220       8.2500    06/15/2008       GNMA
3620484H0    GNMA 30 YR   SF LN   20624   237,163   225,180   247,544    1,581       8.8230       8.0000    11/15/2007       GNMA
3620484K3    GNMA 30 YR   SF LN   20626   275,063   273,546   287,103    1,834       8.0873       8.0000    11/15/2007       GNMA
3620484T4    GNMA 30 YR   SF LN   20634   164,662   156,376   171,869    1,098       8.8249       8.0000    10/15/2007       GNMA
3620484Z0    GNMA 30 YR   SF LN   20640   137,813   139,911   143,845      919       7.7589       8.0000    09/15/2007       GNMA
3620484Z0    GNMA 30 YR   SF LN   20640    43,385    44,046    45,284      289       7.7589       8.0000    09/15/2007       GNMA
3620485E6    GNMA 30 YR   SF LN   20645   161,622   156,311   168,696    1,077       8.5327       8.0000    10/15/2007       GNMA
3620485R7    GNMA 30 YR   SF LN   20656    73,561    73,070    76,781      490       8.1065       8.0000    10/15/2007       GNMA
3620485R7    GNMA 30 YR   SF LN   20656    77,418    78,602    80,807      516       7.7596       8.0000    10/15/2007       GNMA
3620485T3    GNMA 30 YR   SF LN   20658    82,172    78,021    85,769      548       8.8230       8.0000    11/15/2007       GNMA
3620486A3    GNMA 30 YR   SF LN   20665    67,181    63,801    70,122      448       8.8249       8.0000    10/15/2007       GNMA
3620486K1    GNMA 30 YR   SF LN   20674   108,877   103,355   113,643      726       8.8212       8.0000    12/15/2007       GNMA
3620486Y1    GNMA 30 YR   SF LN   20687    33,584    33,359    35,054      224       8.1064       8.0000    11/15/2007       GNMA
3620487C8    GNMA 30 YR   SF LN   20691   127,372   120,910   132,947      849       8.8212       8.0000    12/15/2007       GNMA
3620487C8    GNMA 30 YR   SF LN   20691    56,608    57,480    59,086      377       7.7608       8.0000    12/15/2007       GNMA
3620487J3    GNMA 30 YR   SF LN   20697   139,750   135,120   145,347      932       8.5303       8.0000    12/15/2007       GNMA
362049A40    GNMA 30 YR   SF LN   20727   174,098   172,930   181,718    1,161       8.1064       8.0000    11/15/2007       GNMA
362049A40    GNMA 30 YR   SF LN   20727   121,869   123,740   127,203      812       7.7602       8.0000    11/15/2007       GNMA
362049A65    GNMA 30 YR   SF LN   20729   131,057   126,698   136,793      874       8.5291       8.0000    01/15/2008       GNMA
362049BG2    GNMA 30 YR   SF LN   20739    21,020    20,084    21,940      140       8.7048       8.0000    03/15/2008       GNMA
362049CW6    GNMA 30 YR   SF LN   20785   110,217   106,595   115,041      735       8.5327       8.0000    10/15/2007       GNMA
362049DQ8    GNMA 30 YR   SF LN   20811   167,264   166,142   174,585    1,115       8.1064       8.0000    11/15/2007       GNMA
362049DW5    GNMA 30 YR   SF LN   20817    15,463    15,133    16,082      103       8.3462       8.0000    09/15/2007       GNMA
362049DY1    GNMA 30 YR   SF LN   20819    17,066    16,207    17,813      114       8.8249       8.0000    10/15/2007       GNMA
362049D54    GNMA 30 YR   SF LN   20824   142,874   135,354   148,596      953       8.8642       8.0000    10/15/2007       GNMA
362049D70    GNMA 30 YR   SF LN   20826    36,845    34,991    38,458      246       8.8249       8.0000    10/15/2007       GNMA
362049ED6    GNMA 30 YR   SF LN   20832    44,514    42,275    46,462      297       8.8249       8.0000    10/15/2007       GNMA
362049EK0    GNMA 30 YR   SF LN   20838    33,236    32,386    34,691      222       8.4102       8.0000    11/15/2007       GNMA
362049EL8    GNMA 30 YR   SF LN   20839   145,101   137,800   151,452      967       8.8249       8.0000    10/15/2007       GNMA
362049EN4    GNMA 30 YR   SF LN   20841   233,245   221,509   243,454    1,555       8.8249       8.0000    10/15/2007       GNMA
362049ET1    GNMA 30 YR   SF LN   20846   210,038   200,560   219,231    1,400       8.7325       8.0000    11/15/2007       GNMA
362049EU8    GNMA 30 YR   SF LN   20847    59,140    57,627    61,729      394       8.4102       8.0000    11/15/2007       GNMA
362049EW4    GNMA 30 YR   SF LN   20849   187,031   178,886   195,217    1,247       8.7108       8.0000    10/15/2007       GNMA
362049E79    GNMA 30 YR   SF LN   20858    27,757    26,549    28,972      185       8.7108       8.0000    10/15/2007       GNMA
362049E79    GNMA 30 YR   SF LN   20858     7,633     7,291     7,967       51       8.7341       8.0000    10/15/2007       GNMA
362049F52    GNMA 30 YR   SF LN   20888    99,131   100,653   103,470      661       7.7602       8.0000    11/15/2007       GNMA
362049GW2    GNMA 30 YR   SF LN   20913    88,415    89,772    92,285      589       7.7602       8.0000    11/15/2007       GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP       Issuer                       Par      Book      Market     Accrued     Nominal      Nominal   Maturity         Asset
  Code                                    Value     Value     Value      Interest    Book Yld     Coupon      Date           Type
-----------------------------------------------------------------------------------------------------------------------------------
362049G85    GNMA 30 YR   SF LN   20923    34,520    34,290    36,031      230       8.1065       8.0000    10/15/2007       GNMA
362049G85    GNMA 30 YR   SF LN   20923     4,589     4,358     4,790       31       8.8249       8.0000    10/15/2007       GNMA
362049HA9    GNMA 30 YR   SF LN   20925   173,398   167,541   181,856    1,156       8.5245       8.0000    05/15/2008       GNMA
362049H68    GNMA 30 YR   SF LN   20953   131,698   125,780   137,462      878       8.7341       8.0000    10/15/2007       GNMA
362049H92    GNMA 30 YR   SF LN   20956   126,953   126,097   132,510      846       8.1062       8.0000    12/15/2007       GNMA
362049H92    GNMA 30 YR   SF LN   20956    44,434    43,292    46,379      296       8.4093       8.0000    12/15/2007       GNMA
362049J25    GNMA 30 YR   SF LN   20981     4,269     4,129     4,456       28       8.5327       8.0000    10/15/2007       GNMA
362049J25    GNMA 30 YR   SF LN   20981     5,218     5,047     5,446       35       8.5327       8.0000    10/15/2007       GNMA
362049J25    GNMA 30 YR   SF LN   20981    39,717    40,325    41,455      265       7.7596       8.0000    10/15/2007       GNMA
362049KB3    GNMA 30 YR   SF LN   20990     6,814     6,507     7,112       45       8.7325       8.0000    11/15/2007       GNMA
362049KB3    GNMA 30 YR   SF LN   20990   115,206   109,386   120,249      768       8.8230       8.0000    11/15/2007       GNMA
362049KG2    GNMA 30 YR   SF LN   20995    33,079    32,233    34,527      221       8.4102       8.0000    11/15/2007       GNMA
362049KG2    GNMA 30 YR   SF LN   20995   114,257   116,011   119,258      762       7.7602       8.0000    11/15/2007       GNMA
362049KY3    GNMA 30 YR   SF LN   21011   169,400   165,066   176,815    1,129       8.4102       8.0000    11/15/2007       GNMA
362049KY3    GNMA 30 YR   SF LN   21011   173,674   169,231   181,276    1,158       8.4102       8.0000    11/15/2007       GNMA
362049LC0    GNMA 30 YR   SF LN   21023   108,608   103,144   113,362      724       8.8249       8.0000    10/15/2007       GNMA
362049LK2    GNMA 30 YR   SF LN   21030    54,522    54,158    56,908      363       8.1065       8.0000    10/15/2007       GNMA
362049LQ9    GNMA 30 YR   SF LN   21035   134,484   130,046   140,370      897       8.5315       8.0000    11/15/2007       GNMA
362049L97    GNMA 30 YR   SF LN   21052   151,643   144,829   158,280    1,011       8.7341       8.0000    10/15/2007       GNMA
362049MX3    GNMA 30 YR   SF LN   21074    81,919    83,177    85,505      546       7.7602       8.0000    11/15/2007       GNMA
362049M21    GNMA 30 YR   SF LN   21077    64,490    61,095    67,313      430       8.8642       8.0000    10/15/2007       GNMA
362049NW4    GNMA 30 YR   SF LN   21105    35,460    35,352    37,463      244       8.2968       8.2500    06/15/2008       GNMA
362049N87    GNMA 30 YR   SF LN   21115    56,272    53,744    58,735      375       8.7341       8.0000    10/15/2007       GNMA
362049PR3    GNMA 30 YR   SF LN   21132    69,977    71,056    73,040      467       7.7608       8.0000    12/15/2007       GNMA
362049QJ0    GNMA 30 YR   SF LN   21157    34,411    34,948    35,917      229       7.7627       8.0000    03/15/2008       GNMA
362049QS0    GNMA 30 YR   SF LN   21165   118,844   119,066   125,557      817       8.2221       8.2500    09/15/2008       GNMA
362049QY7    GNMA 30 YR   SF LN   21171    17,026    16,460    17,771      114       8.5291       8.0000    01/15/2008       GNMA
362049RB6    GNMA 30 YR   SF LN   21182   110,064   104,526   114,882      734       8.8249       8.0000    10/15/2007       GNMA
362049RC4    GNMA 30 YR   SF LN   21183    35,410    33,607    36,960      236       8.8194       8.0000    01/15/2008       GNMA
362049RP5    GNMA 30 YR   SF LN   21194   148,392   140,894   154,887      989       8.8230       8.0000    11/15/2007       GNMA
362049R83    GNMA 30 YR   SF LN   21211   284,716   275,209   297,178    1,898       8.5279       8.0000    02/15/2008       GNMA
362049S33    GNMA 30 YR   SF LN   21238   213,198   203,578   222,530    1,421       8.7325       8.0000    11/15/2007       GNMA
362049UQ9    GNMA 30 YR   SF LN   21291    14,386    13,737    15,016       96       8.7325       8.0000    11/15/2007       GNMA
362049UQ9    GNMA 30 YR   SF LN   21291    43,454    42,343    45,356      290       8.4102       8.0000    11/15/2007       GNMA
362049U89    GNMA 30 YR   SF LN   21307    16,640    16,215    17,368      111       8.4102       8.0000    11/15/2007       GNMA
362049U97    GNMA 30 YR   SF LN   21308    76,020    72,590    79,347      507       8.7325       8.0000    11/15/2007       GNMA
362049U97    GNMA 30 YR   SF LN   21308    67,545    64,133    70,501      450       8.8230       8.0000    11/15/2007       GNMA
362049VB1    GNMA 30 YR   SF LN   21310    99,033    99,215   104,627      681       8.2220       8.2500    06/15/2008       GNMA
362049VN5    GNMA 30 YR   SF LN   21321   196,206   199,252   205,777    1,308       7.7621       8.0000    02/15/2008       GNMA
362049V88    GNMA 30 YR   SF LN   21339    69,428    70,498    72,467      463       7.7608       8.0000    12/15/2007       GNMA
362049WJ3    GNMA 30 YR   SF LN   21349   125,079   126,992   130,554      834       7.7596       8.0000    10/15/2007       GNMA
362049WJ3    GNMA 30 YR   SF LN   21349    75,665    76,822    78,977      504       7.7596       8.0000    10/15/2007       GNMA
362049WK0    GNMA 30 YR   SF LN   21350   118,305   114,417   123,483      789       8.5327       8.0000    10/15/2007       GNMA
362049WK0    GNMA 30 YR   SF LN   21350    86,848    88,176    90,649      579       7.7596       8.0000    10/15/2007       GNMA
362049WM6    GNMA 30 YR   SF LN   21352   118,832   113,470   124,033      792       8.7325       8.0000    11/15/2007       GNMA
362049WM6    GNMA 30 YR   SF LN   21352    29,341    28,373    30,625      196       8.5315       8.0000    11/15/2007       GNMA
362049W87    GNMA 30 YR   SF LN   21371    26,894    26,713    27,971      179       8.1062       8.0000    12/15/2007       GNMA
362049W95    GNMA 30 YR   SF LN   21372   184,198   183,639   193,760    1,266       8.2970       8.2500    04/15/2008       GNMA
362049XF0    GNMA 30 YR   SF LN   21378    40,266    39,237    42,028      268       8.4102       8.0000    11/15/2007       GNMA
362049XG8    GNMA 30 YR   SF LN   21379   111,241   112,955   116,110      742       7.7608       8.0000    12/15/2007       GNMA
362049XG8    GNMA 30 YR   SF LN   21379   110,623   112,327   115,465      737       7.7608       8.0000    12/15/2007       GNMA
362049XH6    GNMA 30 YR   SF LN   21380   148,621   150,912   155,126      991       7.7608       8.0000    12/15/2007       GNMA
362049XP8    GNMA 30 YR   SF LN   21386    66,690    67,710    69,609      445       7.7596       8.0000    10/15/2007       GNMA
362049XQ6    GNMA 30 YR   SF LN   21387    76,194    72,146    79,908      508       8.8615       8.0000    12/15/2007       GNMA
362049XU7    GNMA 30 YR   SF LN   21391    25,692    24,394    26,817      171       8.8230       8.0000    11/15/2007       GNMA
362049XU7    GNMA 30 YR   SF LN   21391   157,823   149,849   164,731    1,052       8.8230       8.0000    11/15/2007       GNMA
362049XX1    GNMA 30 YR   SF LN   21394    73,649    73,151    76,873      491       8.1060       8.0000    01/15/2008       GNMA
362049X29    GNMA 30 YR   SF LN   21397    69,839    66,784    72,896      466       8.7095       8.0000    11/15/2007       GNMA
362049Y28    GNMA 30 YR   SF LN   21429   132,734   126,745   138,544      885       8.7325       8.0000    11/15/2007       GNMA
362049Y69    GNMA 30 YR   SF LN   21433   144,807   139,991   151,145      965       8.5291       8.0000    01/15/2008       GNMA
362049Y93    GNMA 30 YR   SF LN   21436   186,199   186,351   195,865    1,280       8.2375       8.2500    06/15/2008       GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP       Issuer                       Par      Book      Market     Accrued     Nominal      Nominal   Maturity         Asset
  Code                                    Value     Value     Value      Interest    Book Yld     Coupon      Date           Type
-----------------------------------------------------------------------------------------------------------------------------------
3620492L1    GNMA 30 YR   SF LN   21479     7,809     7,457     8,151       52       8.7325       8.0000    11/15/2007       GNMA
3620492L1    GNMA 30 YR   SF LN   21479   145,769   138,404   152,149      972       8.8230       8.0000    11/15/2007       GNMA
3620492L1    GNMA 30 YR   SF LN   21479   104,120    98,860   108,677      694       8.8230       8.0000    11/15/2007       GNMA
3620492X5    GNMA 30 YR   SF LN   21490    10,226    10,384    10,674       68       7.7608       8.0000    12/15/2007       GNMA
3620493J5    GNMA 30 YR   SF LN   21501    64,021    60,761    66,823      427       8.8194       8.0000    01/15/2008       GNMA
3620494D7    GNMA 30 YR   SF LN   21520   108,328   103,460   113,070      722       8.7341       8.0000    10/15/2007       GNMA
3620494G0    GNMA 30 YR   SF LN   21523    41,904    40,996    43,582      279       8.3446       8.0000    12/15/2007       GNMA
3620494H8    GNMA 30 YR   SF LN   21524    63,293    62,865    66,063      422       8.1060       8.0000    01/15/2008       GNMA
3620494T2    GNMA 30 YR   SF LN   21534    27,616    27,532    29,050      190       8.2968       8.2500    06/15/2008       GNMA
3620494T2    GNMA 30 YR   SF LN   21534    19,406    19,347    20,413      133       8.2968       8.2500    06/15/2008       GNMA
3620494T2    GNMA 30 YR   SF LN   21534    59,711    59,760    62,811      411       8.2375       8.2500    06/15/2008       GNMA
3620495G9    GNMA 30 YR   SF LN   21547    94,586    94,760    99,496      650       8.2220       8.2500    06/15/2008       GNMA
3620495W4    GNMA 30 YR   SF LN   21561    91,975    92,143    96,749      632       8.2219       8.2500    04/15/2008       GNMA
3620496B9    GNMA 30 YR   SF LN   21566   217,713   217,891   229,014    1,497       8.2375       8.2500    05/15/2008       GNMA
3620496E3    GNMA 30 YR   SF LN   21569   102,834    97,597   107,335      686       8.8194       8.0000    01/15/2008       GNMA
3620497K8    GNMA 30 YR   SF LN   21598   195,742   198,780   204,310    1,305       7.7621       8.0000    02/15/2008       GNMA
36205AP40    GNMA 30 YR   SF LN   384843  466,490   480,947   494,624    3,304       8.2135       8.5000    10/15/2025       GNMA
36205AP40    GNMA 30 YR   SF LN   384843  198,485   204,637   210,456    1,406       8.2135       8.5000    10/15/2025       GNMA
36205BGF3    GNMA 30 YR   SF LN   385498  514,478   477,403   519,942    2,787       7.1150       6.5000    04/15/2024       GNMA
36205BGF3    GNMA 30 YR   SF LN   385498  134,494   124,802   135,922      729       7.1150       6.5000    04/15/2024       GNMA
36205BP97    GNMA 30 YR   SF LN   385748   54,172    56,103    56,339      361       7.6809       8.0000    06/15/2024       GNMA
36205BR53    GNMA 30 YR   SF LN   385808   15,689    16,248    16,317      105       7.6812       8.0000    07/15/2024       GNMA
36205CR51    GNMA 30 YR   SF LN   386708  320,724   330,653   340,067    2,272       8.2123       8.5000    04/15/2025       GNMA
36205CR51    GNMA 30 YR   SF LN   386708   40,258    41,504    42,686      285       8.2123       8.5000    04/15/2025       GNMA
36205CR51    GNMA 30 YR   SF LN   386708   87,814    90,533    93,110      622       8.2123       8.5000    04/15/2025       GNMA
36205CSU5    GNMA 30 YR   SF LN   386731  353,459   364,403   374,776    2,504       8.2125       8.5000    05/15/2025       GNMA
36205CSU5    GNMA 30 YR   SF LN   386731  353,011   363,942   374,301    2,501       8.2125       8.5000    05/15/2025       GNMA
36205EKA3    GNMA 30 YR   SF LN   388289  354,012   328,500   357,772    1,918       7.1150       6.5000    04/15/2024       GNMA
36205EKA3    GNMA 30 YR   SF LN   388289  178,846   165,958   180,745      969       7.1150       6.5000    04/15/2024       GNMA
36205ENT9    GNMA 30 YR   SF LN   388402  320,678   297,584   324,084    1,737       7.1161       6.5000    02/15/2024       GNMA
36205FTV5    GNMA 30 YR   SF LN   389464  592,261   549,595   598,551    3,208       7.1156       6.5000    03/15/2024       GNMA
36205FT78    GNMA 30 YR   SF LN   389474  361,655   374,539   376,121    2,411       7.6799       8.0000    03/15/2024       GNMA
36205F2E2    GNMA 30 YR   SF LN   389673  289,105   266,946   292,086    1,566       7.1415       6.5000    12/15/2025       GNMA
36205GBP5    GNMA 30 YR   SF LN   389846  318,101   329,438   330,825    2,121       7.6818       8.0000    09/15/2024       GNMA
36205HAF6    GNMA 15 YR   SF LN   390706   92,124    95,092    94,469      537       6.5637       7.0000    02/15/2009       GNMA
36205JNK7    GNMA 30 YR   SF LN   391994  430,470   399,449   435,042    2,332       7.1150       6.5000    04/15/2024       GNMA
36205JNK7    GNMA 30 YR   SF LN   391994   88,462    82,088    89,401      479       7.1150       6.5000    04/15/2024       GNMA
36205JU94    GNMA 30 YR   SF LN   392208  369,733   343,080   373,660    2,003       7.1144       6.5000    05/15/2024       GNMA
36205JU94    GNMA 30 YR   SF LN   392208  527,399   489,380   533,000    2,857       7.1144       6.5000    05/15/2024       GNMA
36205KQ39    GNMA 30 YR   SF LN   392974  307,695   317,217   326,252    2,180       8.2119       8.5000    02/15/2025       GNMA
36205KQ39    GNMA 30 YR   SF LN   392974  137,022   141,262   145,286      971       8.2119       8.5000    02/15/2025       GNMA
36205K3J9    GNMA 30 YR   SF LN   393301  279,336   285,555   287,976    1,746       7.3130       7.5000    01/15/2027       GNMA
36205MH92    GNMA 30 YR   SF LN   394556  281,502   292,405   292,585    1,877       7.6634       8.0000    12/15/2026       GNMA
36205PWG2    GNMA 30 YR   SF LN   396747   74,374    74,120    75,118      403       6.5262       6.5000    09/01/2028       GNMA
36205PWG2    GNMA 30 YR   SF LN   396747  923,974   920,808   933,214    5,005       6.5262       6.5000    09/01/2028       GNMA
36205PWQ0    GNMA 30 YR   SF LN   396755   63,558    63,341    64,194      344       6.5262       6.5000    09/01/2028       GNMA
36205PWQ0    GNMA 30 YR   SF LN   396755  934,802   931,599   944,150    5,064       6.5262       6.5000    09/01/2028       GNMA
36205QR50    GNMA 15 YR   SF LN   397508  256,584   264,783   263,078    1,497       6.5790       7.0000    07/15/2009       GNMA
36205RL21    GNMA 30 YR   SF LN   398245  781,641   721,762   789,700    4,234       7.1432       6.5000    09/15/2025       GNMA
36205R2W6    GNMA 30 YR   SF LN   398689  290,171   301,405   301,595    1,934       7.6616       8.0000    05/15/2026       GNMA
36205SC29    GNMA 30 YR   SF LN   398889  134,576   139,788   139,874      897       7.6626       8.0000    09/15/2026       GNMA
36205SK20    GNMA 30 YR   SF LN   399113  442,452   452,302   456,137    2,765       7.3132       7.5000    02/15/2027       GNMA
36205SM69    GNMA 30 YR   SF LN   399181  132,745   134,115   136,851      830       7.4127       7.5000    03/15/2027       GNMA
36205UKF6    GNMA 30 YR   SF LN   400894   30,917    32,019    32,154      206       7.6815       8.0000    08/15/2024       GNMA
36205UMN7    GNMA 30 YR   SF LN   400965  362,271   367,134   384,232    2,566       8.3724       8.5000    06/15/2024       GNMA
36205UXX3    GNMA 30 YR   SF LN   401294   63,632    65,602    67,470      451       8.2121       8.5000    03/15/2025       GNMA
36205UXX3    GNMA 30 YR   SF LN   401294  276,258   284,809   292,919    1,957       8.2121       8.5000    03/15/2025       GNMA
36205UXX3    GNMA 30 YR   SF LN   401294  498,961   514,405   529,053    3,534       8.2121       8.5000    03/15/2025       GNMA
36205UYY0    GNMA 30 YR   SF LN   401327  405,234   417,779   429,674    2,870       8.2123       8.5000    04/15/2025       GNMA
36205UYY0    GNMA 30 YR   SF LN   401327   66,948    69,021    70,986      474       8.2123       8.5000    04/15/2025       GNMA
36205UYY0    GNMA 30 YR   SF LN   401327  117,442   121,078   124,525      832       8.2123       8.5000    04/15/2025       GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP       Issuer                       Par      Book      Market     Accrued     Nominal      Nominal   Maturity         Asset
  Code                                    Value     Value     Value      Interest    Book Yld     Coupon      Date           Type
-----------------------------------------------------------------------------------------------------------------------------------
36205WLD6    GNMA 30 YR   SF LN   402724  126,245   130,748   131,215      842       7.6855       8.0000    10/15/2025       GNMA
36205XLT9    GNMA 30 YR   SF LN   403638   62,347    62,990    64,275      390       7.4127       7.5000    03/15/2027       GNMA
36205XSR6    GNMA 30 YR   SF LN   403828  343,505   347,239   351,447    2,004       6.9134       7.0000    04/15/2028       GNMA
36205YBQ4    GNMA 30 YR   SF LN   404247  695,469   709,416   711,548    4,057       6.8418       7.0000    08/15/2028       GNMA
362050AU0    GNMA 30 YR   SF LN   21619    79,425    80,645    82,901      530       7.7602       8.0000    11/15/2007       GNMA
362050BB1    GNMA 30 YR   SF LN   21634   175,221   175,365   185,119    1,205       8.2375       8.2500    06/15/2008       GNMA
362050BB1    GNMA 30 YR   SF LN   21634   130,480   130,587   137,851      897       8.2375       8.2500    06/15/2008       GNMA
362050BQ8    GNMA 30 YR   SF LN   21647    62,794    63,762    65,542      419       7.7608       8.0000    12/15/2007       GNMA
362050BR6    GNMA 30 YR   SF LN   21648   105,627   100,269   110,250      704       8.8212       8.0000    12/15/2007       GNMA
362050BZ8    GNMA 30 YR   SF LN   21656    10,146    10,155    10,673       70       8.2375       8.2500    05/15/2008       GNMA
362050CK0    GNMA 30 YR   SF LN   21674     5,341     5,166     5,575       36       8.5315       8.0000    11/15/2007       GNMA
362050C46    GNMA 30 YR   SF LN   21691    67,341    65,591    70,289      449       8.4065       8.0000    03/15/2008       GNMA
362050EU6    GNMA 30 YR   SF LN   21747    27,518    26,128    28,722      183       8.8230       8.0000    11/15/2007       GNMA
362050E28    GNMA 30 YR   SF LN   21753     9,214     8,799     9,617       61       8.7325       8.0000    11/15/2007       GNMA
362050E28    GNMA 30 YR   SF LN   21753   127,775   129,737   133,368      852       7.7602       8.0000    11/15/2007       GNMA
362050E36    GNMA 30 YR   SF LN   21754    50,238    49,899    52,437      335       8.1062       8.0000    12/15/2007       GNMA
362050E51    GNMA 30 YR   SF LN   21756    43,396    41,186    45,295      289       8.8194       8.0000    01/15/2008       GNMA
362050FJ0    GNMA 30 YR   SF LN   21769    73,900    73,399    77,505      493       8.1060       8.0000    01/15/2008       GNMA
362050FU5    GNMA 30 YR   SF LN   21779   120,499   114,363   125,773      803       8.8194       8.0000    01/15/2008       GNMA
362050F50    GNMA 30 YR   SF LN   21788    38,890    36,918    40,592      259       8.8212       8.0000    12/15/2007       GNMA
362050F76    GNMA 30 YR   SF LN   21790    82,677    78,484    86,296      551       8.8212       8.0000    12/15/2007       GNMA
362050F76    GNMA 30 YR   SF LN   21790    80,433    76,353    83,954      536       8.8212       8.0000    12/15/2007       GNMA
362050GL4    GNMA 30 YR   SF LN   21803    54,647    51,758    57,039      364       8.8628       8.0000    11/15/2007       GNMA
362050G75    GNMA 30 YR   SF LN   21822    58,640    55,631    61,207      391       8.8159       8.0000    03/15/2008       GNMA
362050G91    GNMA 30 YR   SF LN   21824   124,996   125,098   131,485      859       8.2375       8.2500    04/15/2008       GNMA
362050G91    GNMA 30 YR   SF LN   21824    93,747    93,824    98,613      645       8.2375       8.2500    04/15/2008       GNMA
362050HA7    GNMA 30 YR   SF LN   21825   166,455   166,758   175,096    1,144       8.2219       8.2500    04/15/2008       GNMA
362050HC3    GNMA 30 YR   SF LN   21827    95,323    92,153    99,495      635       8.5291       8.0000    01/15/2008       GNMA
362050HM1    GNMA 30 YR   SF LN   21836    14,099    13,387    14,716       94       8.8230       8.0000    11/15/2007       GNMA
362050H66    GNMA 30 YR   SF LN   21853   133,067   127,219   138,891      887       8.7083       8.0000    12/15/2007       GNMA
362050JH0    GNMA 30 YR   SF LN   21864   117,893   117,990   124,553      811       8.2375       8.2500    06/15/2008       GNMA
362050JJ6    GNMA 30 YR   SF LN   21865    57,458    58,343    59,973      383       7.7608       8.0000    12/15/2007       GNMA
362050JN7    GNMA 30 YR   SF LN   21869    74,026    75,180    77,637      494       7.7627       8.0000    03/15/2008       GNMA
362050JS6    GNMA 30 YR   SF LN   21873   119,048   115,942   124,855      794       8.4056       8.0000    04/15/2008       GNMA
362050JT4    GNMA 30 YR   SF LN   21874    54,405    51,635    56,786      363       8.8194       8.0000    01/15/2008       GNMA
362050JV9    GNMA 30 YR   SF LN   21876    55,938    53,448    58,386      373       8.7048       8.0000    03/15/2008       GNMA
362050JW7    GNMA 30 YR   SF LN   21877   100,005    96,679   104,382      667       8.5291       8.0000    01/15/2008       GNMA
362050JX5    GNMA 30 YR   SF LN   21878    34,444    33,546    36,124      230       8.4056       8.0000    04/15/2008       GNMA
362050JX5    GNMA 30 YR   SF LN   21878    69,862    70,955    73,270      466       7.7633       8.0000    04/15/2008       GNMA
362050JZ0    GNMA 30 YR   SF LN   21880    25,567    25,394    26,686      170       8.1060       8.0000    01/15/2008       GNMA
362050K21    GNMA 30 YR   SF LN   21913    66,837    67,878    69,762      446       7.7627       8.0000    03/15/2008       GNMA
362050K88    GNMA 30 YR   SF LN   21919    48,270    45,822    50,383      322       8.8212       8.0000    12/15/2007       GNMA
362050LK0    GNMA 30 YR   SF LN   21930   134,956   128,946   140,863      900       8.7048       8.0000    03/15/2008       GNMA
362050L38    GNMA 30 YR   SF LN   21946   159,381   158,771   170,040    1,195       9.0595       9.0000    09/15/2008       GNMA
362050NP7    GNMA 30 YR   SF LN   21998    82,438    79,675    86,046      550       8.5267       8.0000    03/15/2008       GNMA
362050N44    GNMA 30 YR   SF LN   22011   177,300   168,200   185,060    1,182       8.8159       8.0000    03/15/2008       GNMA
362050PA8    GNMA 30 YR   SF LN   22017   120,872   122,734   126,163      806       7.7608       8.0000    12/15/2007       GNMA
362050PT7    GNMA 30 YR   SF LN   22034    26,690    26,004    27,858      178       8.4093       8.0000    12/15/2007       GNMA
362050PT7    GNMA 30 YR   SF LN   22034    58,273    59,171    60,824      388       7.7608       8.0000    12/15/2007       GNMA
362050PV2    GNMA 30 YR   SF LN   22036    84,430    85,726    88,126      563       7.7602       8.0000    11/15/2007       GNMA
362050QE9    GNMA 30 YR   SF LN   22053    17,633    17,050    18,405      118       8.5303       8.0000    12/15/2007       GNMA
362050RN8    GNMA 30 YR   SF LN   22093    21,445    20,741    22,384      143       8.5327       8.0000    10/15/2007       GNMA
362050RY4    GNMA 30 YR   SF LN   22103    64,733    64,786    68,390      445       8.2375       8.2500    06/15/2008       GNMA
362050SB3    GNMA 30 YR   SF LN   22114    37,197    36,942    38,825      248       8.1055       8.0000    04/15/2008       GNMA
362050SC1    GNMA 30 YR   SF LN   22115    55,933    56,805    58,381      373       7.7627       8.0000    03/15/2008       GNMA
362050TD8    GNMA 30 YR   SF LN   22148    43,470    44,140    45,373      290       7.7608       8.0000    12/15/2007       GNMA
362050TM8    GNMA 30 YR   SF LN   22156    34,672    34,567    36,472      238       8.2970       8.2500    04/15/2008       GNMA
362050TN6    GNMA 30 YR   SF LN   22157    16,912    16,048    17,737      113       8.8177       8.0000    02/15/2008       GNMA
362050TQ9    GNMA 30 YR   SF LN   22159    75,148    76,315    78,437      501       7.7621       8.0000    02/15/2008       GNMA
362050UU8    GNMA 30 YR   SF LN   22195   170,493   161,810   177,955    1,137       8.8194       8.0000    01/15/2008       GNMA
362050UV6    GNMA 30 YR   SF LN   22196    54,284    53,920    56,660      362       8.1064       8.0000    11/15/2007       GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP       Issuer                       Par      Book      Market     Accrued     Nominal      Nominal   Maturity         Asset
  Code                                    Value     Value     Value      Interest    Book Yld     Coupon      Date           Type
-----------------------------------------------------------------------------------------------------------------------------------
362050VA1    GNMA 30 YR   SF LN   22209   161,274   155,974   167,733    1,075       8.5327       8.0000    10/15/2007       GNMA
362050XA9    GNMA 30 YR   SF LN   22273    98,513   100,037   102,825      657       7.7615       8.0000    01/15/2008       GNMA
362050XB7    GNMA 30 YR   SF LN   22274    46,448    47,164    48,481      310       7.7608       8.0000    12/15/2007       GNMA
362050Y75    GNMA 30 YR   SF LN   22334   314,792   306,705   328,570    2,099       8.4093       8.0000    12/15/2007       GNMA
362050Y91    GNMA 30 YR   SF LN   22336    53,688    50,933    56,307      358       8.8159       8.0000    03/15/2008       GNMA
362050ZN9    GNMA 30 YR   SF LN   22349   187,274   177,662   195,471    1,249       8.8159       8.0000    03/15/2008       GNMA
362050ZU3    GNMA 30 YR   SF LN   22355    91,044    86,407    95,485      607       8.8194       8.0000    01/15/2008       GNMA
362050Z82    GNMA 30 YR   SF LN   22367   125,510   125,613   132,025      863       8.2375       8.2500    05/15/2008       GNMA
3620504Y9    GNMA 30 YR   SF LN   22439   118,881   118,978   125,597      817       8.2375       8.2500    04/15/2008       GNMA
3620505J1    GNMA 30 YR   SF LN   22449    72,212    69,011    75,373      481       8.7060       8.0000    02/15/2008       GNMA
3620506P6    GNMA 30 YR   SF LN   22478     5,881     5,886     6,213       40       8.2375       8.2500    04/15/2008       GNMA
3620506Q4    GNMA 30 YR   SF LN   22479    92,827    92,544    97,646      638       8.2969       8.2500    05/15/2008       GNMA
362051AB0    GNMA 30 YR   SF LN   22502    65,972    63,778    69,190      440       8.5291       8.0000    01/15/2008       GNMA
362051AD6    GNMA 30 YR   SF LN   22504   120,442   114,309   126,317      803       8.8194       8.0000    01/15/2008       GNMA
362051AD6    GNMA 30 YR   SF LN   22504    64,854    65,857    68,018      432       7.7615       8.0000    01/15/2008       GNMA
362051AP9    GNMA 30 YR   SF LN   22514   100,944   100,261   105,362      673       8.1060       8.0000    01/15/2008       GNMA
362051BV5    GNMA 30 YR   SF LN   22552    54,563    52,748    56,951      364       8.5291       8.0000    01/15/2008       GNMA
362051B52    GNMA 30 YR   SF LN   22560    60,287    58,732    62,926      402       8.4083       8.0000    01/15/2008       GNMA
362051DC5    GNMA 30 YR   SF LN   22599   164,838   157,594   172,053    1,099       8.7083       8.0000    12/15/2007       GNMA
362051DP6    GNMA 30 YR   SF LN   22610   121,748   117,683   127,077      812       8.5279       8.0000    02/15/2008       GNMA
362051DS0    GNMA 30 YR   SF LN   22613    18,639    18,020    19,455      124       8.5291       8.0000    01/15/2008       GNMA
362051DT8    GNMA 30 YR   SF LN   22614   181,280   176,586   189,215    1,209       8.4074       8.0000    02/15/2008       GNMA
362051DV3    GNMA 30 YR   SF LN   22616    96,991    92,013   101,236      647       8.8159       8.0000    03/15/2008       GNMA
362051FB5    GNMA 30 YR   SF LN   22662   142,734   137,968   148,981      952       8.5279       8.0000    02/15/2008       GNMA
362051FJ8    GNMA 30 YR   SF LN   22669   120,557   116,516   126,438      804       8.5267       8.0000    03/15/2008       GNMA
362051FS8    GNMA 30 YR   SF LN   22677   100,177   101,738   104,562      668       7.7627       8.0000    03/15/2008       GNMA
362051F58    GNMA 30 YR   SF LN   22688    62,805    63,784    65,554      419       7.7627       8.0000    03/15/2008       GNMA
362051F58    GNMA 30 YR   SF LN   22688    48,721    49,481    50,854      325       7.7627       8.0000    03/15/2008       GNMA
362051HZ0    GNMA 30 YR   SF LN   22748    17,692    17,097    18,555      118       8.5256       8.0000    04/15/2008       GNMA
362051H64    GNMA 30 YR   SF LN   22753   129,544   126,203   135,214      864       8.4083       8.0000    01/15/2008       GNMA
362051H80    GNMA 30 YR   SF LN   22755    68,775    67,001    71,785      459       8.4083       8.0000    01/15/2008       GNMA
362051J47    GNMA 30 YR   SF LN   22783    48,431    49,183    50,551      323       7.7621       8.0000    02/15/2008       GNMA
362051KB9    GNMA 30 YR   SF LN   22790   148,968   149,090   157,383    1,024       8.2375       8.2500    05/15/2008       GNMA
362051KX1    GNMA 30 YR   SF LN   22810    98,983   100,531   103,315      660       7.7633       8.0000    04/15/2008       GNMA
362051K86    GNMA 30 YR   SF LN   22819   120,922   116,900   126,215      806       8.5291       8.0000    01/15/2008       GNMA
362051L28    GNMA 30 YR   SF LN   22845   144,019   139,210   150,323      960       8.5279       8.0000    02/15/2008       GNMA
362051L36    GNMA 30 YR   SF LN   22846   116,288   110,365   121,378      775       8.8194       8.0000    01/15/2008       GNMA
362051M27    GNMA 30 YR   SF LN   22877    22,214    22,146    23,367      153       8.2968       8.2500    06/15/2008       GNMA
362051M27    GNMA 30 YR   SF LN   22877    22,249    22,181    23,404      153       8.2968       8.2500    06/15/2008       GNMA
362051M27    GNMA 30 YR   SF LN   22877    11,107    11,073    11,684       76       8.2968       8.2500    06/15/2008       GNMA
362051QQ0    GNMA 30 YR   SF LN   22963   215,767   207,580   223,530    1,438       8.7955       8.0000    03/15/2005       GNMA
362051R89    GNMA 30 YR   SF LN   23011    85,028    82,189    88,750      567       8.5279       8.0000    02/15/2008       GNMA
362051SN5    GNMA 30 YR   SF LN   23025    73,774    74,928    77,373      492       7.7633       8.0000    04/15/2008       GNMA
362051SQ8    GNMA 30 YR   SF LN   23027   225,599   229,114   235,473    1,504       7.7627       8.0000    03/15/2008       GNMA
362051SR6    GNMA 30 YR   SF LN   23028   123,663   123,285   130,082      850       8.2968       8.2500    06/15/2008       GNMA
362051SR6    GNMA 30 YR   SF LN   23028    76,291    76,058    80,251      525       8.2968       8.2500    06/15/2008       GNMA
362051S47    GNMA 30 YR   SF LN   23039    22,742    22,762    23,923      156       8.2375       8.2500    06/15/2008       GNMA
362051S54    GNMA 30 YR   SF LN   23040    56,126    56,172    59,297      386       8.2375       8.2500    04/15/2008       GNMA
362051S62    GNMA 30 YR   SF LN   23041     9,666     9,674    10,212       66       8.2375       8.2500    06/15/2008       GNMA
362051T53    GNMA 30 YR   SF LN   23072   130,462   126,106   136,172      870       8.5279       8.0000    02/15/2008       GNMA
362051T61    GNMA 30 YR   SF LN   23073    33,973    33,094    35,460      226       8.4074       8.0000    02/15/2008       GNMA
362051UL6    GNMA 30 YR   SF LN   23087    93,126    94,582    97,202      621       7.7633       8.0000    04/15/2008       GNMA
362051U44    GNMA 30 YR   SF LN   23103   141,558   141,674   148,906      973       8.2375       8.2500    05/15/2008       GNMA
362051U44    GNMA 30 YR   SF LN   23103    30,961    30,986    32,568      213       8.2375       8.2500    05/15/2008       GNMA
362051U77    GNMA 30 YR   SF LN   23106    44,916    44,743    47,920      337       9.0592       9.0000    12/15/2008       GNMA
362051VM3    GNMA 30 YR   SF LN   23120    10,830    10,797    11,392       74       8.2968       8.2500    06/15/2008       GNMA
362051VN1    GNMA 30 YR   SF LN   23121    14,581    14,809    15,219       97       7.7633       8.0000    04/15/2008       GNMA
362051V43    GNMA 30 YR   SF LN   23135    14,972    14,458    15,627      100       8.5189       8.0000    10/15/2008       GNMA
362051V50    GNMA 30 YR   SF LN   23136   116,689   110,611   121,796      778       8.8091       8.0000    07/15/2008       GNMA
362051V50    GNMA 30 YR   SF LN   23136   119,535   115,469   124,767      797       8.5222       8.0000    07/15/2008       GNMA
362051WF7    GNMA 30 YR   SF LN   23146   153,186   153,312   161,138    1,053       8.2375       8.2500    06/15/2008       GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP       Issuer                       Par      Book      Market     Accrued     Nominal      Nominal   Maturity         Asset
  Code                                    Value     Value     Value      Interest    Book Yld     Coupon      Date           Type
-----------------------------------------------------------------------------------------------------------------------------------
362051WF7    GNMA 30 YR   SF LN   23146    38,297    38,329    40,285      263       8.2375       8.2500    06/15/2008       GNMA
362051WF7    GNMA 30 YR   SF LN   23146    38,297    38,328    40,285      263       8.2375       8.2500    06/15/2008       GNMA
362051ZB3    GNMA 30 YR   SF LN   23238    49,436    49,477    52,002      340       8.2375       8.2500    06/15/2008       GNMA
362051ZL1    GNMA 30 YR   SF LN   23247    42,501    42,371    44,902      292       8.2968       8.2500    07/15/2008       GNMA
362051Z56    GNMA 30 YR   SF LN   23264    33,150    33,177    35,023      228       8.2375       8.2500    06/15/2008       GNMA
362052SJ2    GNMA 30 YR   SF LN   23921     4,041     4,026     4,311       30       9.0594       9.0000    10/15/2008       GNMA
362052UZ3    GNMA 30 YR   SF LN   24000    74,698    71,372    77,968      498       8.7048       8.0000    03/15/2008       GNMA
362052UZ3    GNMA 30 YR   SF LN   24000    10,084     9,622    10,525       67       8.7262       8.0000    03/15/2008       GNMA
362052UZ3    GNMA 30 YR   SF LN   24000    31,747    30,292    33,137      212       8.7262       8.0000    03/15/2008       GNMA
362052U67    GNMA 30 YR   SF LN   24005    15,498    15,511    16,373      107       8.2375       8.2500    06/15/2008       GNMA
362052VT6    GNMA 30 YR   SF LN   24026   141,640   137,847   147,840      944       8.4216       8.0000    02/15/2008       GNMA
362052VU3    GNMA 30 YR   SF LN   24027    26,209    26,617    27,356      175       7.7621       8.0000    02/15/2008       GNMA
362052WA6    GNMA 30 YR   SF LN   24041     8,181     8,149     8,657       61       9.0591       9.0000    02/15/2009       GNMA
362052WQ1    GNMA 30 YR   SF LN   24055   117,551   119,389   123,285      784       7.7633       8.0000    04/15/2008       GNMA
362052YC0    GNMA 30 YR   SF LN   24107   184,568   178,405   192,647    1,230       8.5279       8.0000    02/15/2008       GNMA
362052ZC9    GNMA 30 YR   SF LN   24139   121,931   122,030   128,260      838       8.2375       8.2500    05/15/2008       GNMA
362052ZC9    GNMA 30 YR   SF LN   24139    10,641    10,650    11,193       73       8.2375       8.2500    05/15/2008       GNMA
362052ZL9    GNMA 30 YR   SF LN   24147   124,623   118,252   130,078      831       8.8177       8.0000    02/15/2008       GNMA
362052ZM7    GNMA 30 YR   SF LN   24148    60,293    57,211    63,234      402       8.8177       8.0000    02/15/2008       GNMA
362052ZW5    GNMA 30 YR   SF LN   24157   135,115   134,187   141,029      901       8.1055       8.0000    04/15/2008       GNMA
3620522K7    GNMA 30 YR   SF LN   24178    32,904    33,417    34,344      219       7.7627       8.0000    03/15/2008       GNMA
3620522L5    GNMA 30 YR   SF LN   24179    59,125    59,174    62,465      406       8.2375       8.2500    05/15/2008       GNMA
3620522V3    GNMA 30 YR   SF LN   24188   121,344   121,444   127,643      834       8.2375       8.2500    05/15/2008       GNMA
3620522X9    GNMA 30 YR   SF LN   24190    86,422    86,493    91,304      594       8.2375       8.2500    07/15/2008       GNMA
3620522X9    GNMA 30 YR   SF LN   24190    21,606    21,624    22,827      149       8.2375       8.2500    07/15/2008       GNMA
3620522X9    GNMA 30 YR   SF LN   24190    21,606    21,624    22,827      149       8.2375       8.2500    07/15/2008       GNMA
3620522X9    GNMA 30 YR   SF LN   24190    21,984    22,003    23,226      151       8.2375       8.2500    07/15/2008       GNMA
3620523B6    GNMA 30 YR   SF LN   24194   132,039   125,262   137,818      880       8.8159       8.0000    03/15/2008       GNMA
3620523B6    GNMA 30 YR   SF LN   24194    66,605    67,643    69,520      444       7.7627       8.0000    03/15/2008       GNMA
3620526A5    GNMA 30 YR   SF LN   24265    91,372    91,447    96,534      628       8.2375       8.2500    06/15/2008       GNMA
3620527K2    GNMA 30 YR   SF LN   24298   228,781   221,112   238,795    1,525       8.5267       8.0000    03/15/2008       GNMA
362053AD2    GNMA 30 YR   SF LN   24304   140,806   143,000   146,969      939       7.7627       8.0000    03/15/2008       GNMA
362053AE0    GNMA 30 YR   SF LN   24305    63,019    62,828    66,579      433       8.2970       8.2500    04/15/2008       GNMA
362053A91    GNMA 30 YR   SF LN   24332     5,567     5,572     5,881       38       8.2375       8.2500    04/15/2008       GNMA
362053BG4    GNMA 30 YR   SF LN   24339     6,880     6,886     7,237       47       8.2375       8.2500    05/15/2008       GNMA
362053DD9    GNMA 30 YR   SF LN   24400    71,305    68,924    74,161      475       8.5279       8.0000    02/15/2008       GNMA
362053D31    GNMA 30 YR   SF LN   24422    89,563    86,561    93,483      597       8.5267       8.0000    03/15/2008       GNMA
362053D72    GNMA 30 YR   SF LN   24426   115,549   111,675   120,607      770       8.5267       8.0000    03/15/2008       GNMA
362053EH9    GNMA 30 YR   SF LN   24436   335,216   335,832   354,152    2,305       8.2220       8.2500    06/15/2008       GNMA
362053EU0    GNMA 30 YR   SF LN   24447    87,894    84,960    91,741      586       8.5279       8.0000    02/15/2008       GNMA
362053E89    GNMA 30 YR   SF LN   24459   137,951   134,352   143,989      920       8.4056       8.0000    04/15/2008       GNMA
362053FQ8    GNMA 30 YR   SF LN   24475    78,932    76,287    82,782      526       8.5267       8.0000    03/15/2008       GNMA
362053FT2    GNMA 30 YR   SF LN   24478   137,094   130,058   143,095      914       8.8159       8.0000    03/15/2008       GNMA
362053GB0    GNMA 30 YR   SF LN   24494   122,056   116,439   127,398      814       8.7246       8.0000    04/15/2008       GNMA
362053GY0    GNMA 30 YR   SF LN   24515   103,357   103,040   109,196      711       8.2968       8.2500    07/15/2008       GNMA
362053HD5    GNMA 30 YR   SF LN   24528   145,161   144,717   152,696      998       8.2968       8.2500    06/15/2008       GNMA
362053JB7    GNMA 30 YR   SF LN   24558    26,900    26,922    28,296      185       8.2375       8.2500    07/15/2008       GNMA
362053K74    GNMA 30 YR   SF LN   24618   127,784   127,395   135,003      879       8.2969       8.2500    05/15/2008       GNMA
362053M80    GNMA 30 YR   SF LN   24683    60,783    58,746    63,443      405       8.5267       8.0000    03/15/2008       GNMA
362053M98    GNMA 30 YR   SF LN   24684    41,815    41,689    43,986      287       8.2970       8.2500    04/15/2008       GNMA
362053N97    GNMA 30 YR   SF LN   24716   195,618   195,779   206,668    1,345       8.2375       8.2500    06/15/2008       GNMA
362053PB0    GNMA 30 YR   SF LN   24718    68,642    69,712    71,990      458       7.7627       8.0000    03/15/2008       GNMA
362053P46    GNMA 30 YR   SF LN   24743    12,363    12,373    13,061       85       8.2375       8.2500    04/15/2008       GNMA
362053QF0    GNMA 30 YR   SF LN   24754   134,178   134,424   141,758      922       8.2220       8.2500    05/15/2008       GNMA
362053QJ2    GNMA 30 YR   SF LN   24757    96,270    96,349   101,708      662       8.2375       8.2500    05/15/2008       GNMA
362053RL6    GNMA 30 YR   SF LN   24791    53,481    51,682    56,090      357       8.5256       8.0000    04/15/2008       GNMA
362053SC5    GNMA 30 YR   SF LN   24815    72,887    72,665    77,004      501       8.2969       8.2500    05/15/2008       GNMA
362053SV3    GNMA 30 YR   SF LN   24832    28,132    27,940    29,363      188       8.1057       8.0000    03/15/2008       GNMA
362053S35    GNMA 30 YR   SF LN   24838    25,895    25,942    27,358      178       8.2220       8.2500    05/15/2008       GNMA
362053S35    GNMA 30 YR   SF LN   24838    19,193    19,228    20,277      132       8.2220       8.2500    05/15/2008       GNMA
362053S84    GNMA 30 YR   SF LN   24843   211,590   211,764   223,543    1,455       8.2375       8.2500    06/15/2008       GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


-----------------------------------------------------------------------------------------------------------------------------------
  CUSIP       Issuer                       Par      Book      Market     Accrued     Nominal      Nominal   Maturity         Asset
  Code                                    Value     Value     Value      Interest    Book Yld     Coupon      Date           Type
-----------------------------------------------------------------------------------------------------------------------------------
362053TM2    GNMA 30 YR   SF LN   24856    52,885    50,131    55,200      353       8.8091       8.0000    07/15/2008       GNMA
362053TM2    GNMA 30 YR   SF LN   24856    28,530    27,778    29,779      190       8.4029       8.0000    07/15/2008       GNMA
362053UN8    GNMA 30 YR   SF LN   24889   127,936   128,041   134,577      880       8.2375       8.2500    06/15/2008       GNMA
362053UN8    GNMA 30 YR   SF LN   24889    48,222    48,262    50,725      332       8.2375       8.2500    06/15/2008       GNMA
362053UV0    GNMA 30 YR   SF LN   24896   154,402   154,529   163,124    1,062       8.2375       8.2500    06/15/2008       GNMA
362053U99    GNMA 30 YR   SF LN   24908   127,429   121,730   133,645      850       8.7037       8.0000    04/15/2008       GNMA
362053VA5    GNMA 30 YR   SF LN   24909    25,021    25,042    26,320      172       8.2375       8.2500    04/15/2008       GNMA
362053VK3    GNMA 30 YR   SF LN   24918   120,467   120,100   126,720      828       8.2969       8.2500    05/15/2008       GNMA
362053VK3    GNMA 30 YR   SF LN   24918   156,607   156,735   164,736    1,077       8.2375       8.2500    05/15/2008       GNMA
362053VK3    GNMA 30 YR   SF LN   24918   120,467   120,566   126,720      828       8.2375       8.2500    05/15/2008       GNMA
362053VK3    GNMA 30 YR   SF LN   24918    42,766    42,801    44,986      294       8.2375       8.2500    05/15/2008       GNMA
362053VP2    GNMA 30 YR   SF LN   24922    41,415    41,289    43,565      285       8.2968       8.2500    06/15/2008       GNMA
362053VP2    GNMA 30 YR   SF LN   24922    23,296    23,225    24,505      160       8.2968       8.2500    06/15/2008       GNMA
362053WE6    GNMA 30 YR   SF LN   24945   156,076   150,884   162,907    1,041       8.5291       8.0000    01/15/2008       GNMA
362053W30    GNMA 30 YR   SF LN   24966   106,051   106,138   112,042      729       8.2375       8.2500    06/15/2008       GNMA
362053XS4    GNMA 30 YR   SF LN   24989   120,066   120,285   126,849      825       8.2219       8.2500    04/15/2008       GNMA
362053Y61    GNMA 30 YR   SF LN   25033    94,991    95,166   100,357      653       8.2220       8.2500    06/15/2008       GNMA
362053ZB9    GNMA 30 YR   SF LN   25038    80,936    81,084    85,508      556       8.2220       8.2500    05/15/2008       GNMA
3620532P4    GNMA 30 YR   SF LN   25082    82,313    82,381    86,963      566       8.2375       8.2500    05/15/2008       GNMA
3620533L2    GNMA 30 YR   SF LN   25103   101,586   101,669   106,859      698       8.2375       8.2500    04/15/2008       GNMA
3620533N8    GNMA 30 YR   SF LN   25105    25,148    25,071    26,569      173       8.2968       8.2500    06/15/2008       GNMA
3620534F4    GNMA 30 YR   SF LN   25122   110,645   110,736   116,389      761       8.2375       8.2500    05/15/2008       GNMA
3620535N6    GNMA 30 YR   SF LN   25153    99,132    98,829   104,732      682       8.2968       8.2500    06/15/2008       GNMA
3620536J4    GNMA 30 YR   SF LN   25173    48,294    48,334    50,801      332       8.2375       8.2500    06/15/2008       GNMA
3620536J4    GNMA 30 YR   SF LN   25173   144,161   144,279   151,644      991       8.2375       8.2500    06/15/2008       GNMA
362054AA6    GNMA 30 YR   SF LN   25201    10,855    10,864    11,468       75       8.2375       8.2500    06/15/2008       GNMA
362054AD0    GNMA 30 YR   SF LN   25204     8,151     8,158     8,611       56       8.2375       8.2500    05/15/2008       GNMA
362054AG3    GNMA 30 YR   SF LN   25207   103,126   104,733   107,640      688       7.7627       8.0000    03/15/2008       GNMA
362054AJ7    GNMA 30 YR   SF LN   25209     9,284     9,302     9,766       64       8.2221       8.2500    07/15/2008       GNMA
362054BH0    GNMA 30 YR   SF LN   25240   147,649   147,770   155,990    1,015       8.2375       8.2500    06/15/2008       GNMA
362054BH0    GNMA 30 YR   SF LN   25240    41,420    41,454    43,760      285       8.2375       8.2500    06/15/2008       GNMA
362054BY3    GNMA 30 YR   SF LN   25255     6,308     6,314     6,635       43       8.2375       8.2500    06/15/2008       GNMA
362054BY3    GNMA 30 YR   SF LN   25255    11,039    11,049    11,612       76       8.2375       8.2500    06/15/2008       GNMA
362054DK1    GNMA 30 YR   SF LN   25306    11,404    11,583    11,903       76       7.7633       8.0000    04/15/2008       GNMA
362054DL9    GNMA 30 YR   SF LN   25307   103,971   105,597   108,522      693       7.7633       8.0000    04/15/2008       GNMA
362054DL9    GNMA 30 YR   SF LN   25307    78,096    79,318    81,514      521       7.7633       8.0000    04/15/2008       GNMA
362054DW5    GNMA 30 YR   SF LN   25317     9,340     9,312     9,825       64       8.2969       8.2500    05/15/2008       GNMA
362054D47    GNMA 30 YR   SF LN   25323   184,713   184,865   194,301    1,270       8.2375       8.2500    06/15/2008       GNMA
362054EJ3    GNMA 30 YR   SF LN   25337    12,745    12,318    13,367       85       8.5267       8.0000    03/15/2008       GNMA
362054FJ2    GNMA 30 YR   SF LN   25369   117,029   117,245   123,104      805       8.2220       8.2500    06/15/2008       GNMA
362054FN3    GNMA 30 YR   SF LN   25373    87,478    88,847    91,307      583       7.7633       8.0000    04/15/2008       GNMA
362054GU6    GNMA 30 YR   SF LN   25411    21,957    21,976    23,197      151       8.2375       8.2500    06/15/2008       GNMA
362054HN1    GNMA 30 YR   SF LN   25437   102,732   102,921   108,065      706       8.2220       8.2500    06/15/2008       GNMA
362054HQ4    GNMA 30 YR   SF LN   25439   150,661   150,784   159,172    1,036       8.2375       8.2500    06/15/2008       GNMA
362054H68    GNMA 30 YR   SF LN   25453    30,323    30,379    32,036      208       8.2220       8.2500    05/15/2008       GNMA
362054LB2    GNMA 30 YR   SF LN   25522    24,895    24,819    26,187      171       8.2969       8.2500    05/15/2008       GNMA
362054LF3    GNMA 30 YR   SF LN   25526    98,805    98,886   104,386      679       8.2375       8.2500    05/15/2008       GNMA
362054L89    GNMA 30 YR   SF LN   25551    22,931    22,950    24,121      158       8.2375       8.2500    06/15/2008       GNMA
362054MN5    GNMA 30 YR   SF LN   25565     8,299     8,306     8,730       57       8.2375       8.2500    06/15/2008       GNMA
362054N46    GNMA 30 YR   SF LN   25611   208,684   208,855   220,473    1,435       8.2375       8.2500    06/15/2008       GNMA
362054PN2    GNMA 30 YR   SF LN   25629   120,905   120,535   127,735      831       8.2968       8.2500    06/15/2008       GNMA
362054P36    GNMA 30 YR   SF LN   25642    96,645    96,724   101,258      664       8.2375       8.2500    05/15/2008       GNMA
362054QD3    GNMA 30 YR   SF LN   25652    50,313    50,160    53,155      346       8.2969       8.2500    05/15/2008       GNMA
362054QY7    GNMA 30 YR   SF LN   25671     4,992     4,997     5,274       34       8.2375       8.2500    07/15/2008       GNMA
362054QZ4    GNMA 30 YR   SF LN   25672    22,990    23,033    24,289      158       8.2220       8.2500    05/15/2008       GNMA
362054SA7    GNMA 30 YR   SF LN   25713     2,905     2,907     3,056       20       8.2375       8.2500    06/15/2008       GNMA
362054SB5    GNMA 30 YR   SF LN   25714    95,610    95,318   100,573      657       8.2968       8.2500    06/15/2008       GNMA
362054SB5    GNMA 30 YR   SF LN   25714    39,972    40,006    42,047      275       8.2375       8.2500    06/15/2008       GNMA
362054SB5    GNMA 30 YR   SF LN   25714    54,080    54,125    56,887      372       8.2375       8.2500    06/15/2008       GNMA
362054SE9    GNMA 30 YR   SF LN   25717    39,633    39,706    41,690      272       8.2220       8.2500    06/15/2008       GNMA
362054SX7    GNMA 30 YR   SF LN   25734    20,826    20,843    22,002      143       8.2375       8.2500    06/15/2008       GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
362054S33  GNMA 30 YR  SF LN  25738       87,832      87,563      92,794        604       8.2968       8.2500    6/15/2008     GNMA
362054TQ1  GNMA 30 YR  SF LN  25759       75,107      76,278      78,394        501       7.7627       8.0000    3/15/2008     GNMA
362054TY4  GNMA 30 YR  SF LN  25767       13,550      13,562      14,315         93       8.2375       8.2500    5/15/2008     GNMA
362054UR7  GNMA 30 YR  SF LN  25792       43,723      43,759      46,193        301       8.2375       8.2500    5/15/2008     GNMA
362054UU0  GNMA 30 YR  SF LN  25795      223,112     223,294     235,716      1,534       8.2375       8.2500    5/15/2008     GNMA
362054VA3  GNMA 30 YR  SF LN  25809      259,913     260,126     273,405      1,787       8.2375       8.2500    6/15/2008     GNMA
362054XB9  GNMA 30 YR  SF LN  25874      116,111     116,325     121,653        798       8.2220       8.2500    6/15/2008     GNMA
362054YA0  GNMA 30 YR  SF LN  25905       21,698      21,716      22,734        149       8.2375       8.2500    6/15/2008     GNMA
362054YT9  GNMA 30 YR  SF LN  25922       66,157      66,279      69,591        455       8.2220       8.2500    5/15/2008     GNMA
362054YU6  GNMA 30 YR  SF LN  25923       77,961      78,105      82,365        536       8.2220       8.2500    6/15/2008     GNMA
3620542S6  GNMA 30 YR  SF LN  25985      145,575     145,695     153,799      1,001       8.2375       8.2500    6/15/2008     GNMA
3620542V9  GNMA 30 YR  SF LN  25988      196,198     195,598     207,281      1,349       8.2968       8.2500    6/15/2008     GNMA
3620545S3  GNMA 30 YR  SF LN  26057       42,484      42,355      44,884        292       8.2969       8.2500    5/15/2008     GNMA
3620545S3  GNMA 30 YR  SF LN  26057       33,645      33,543      35,546        231       8.2969       8.2500    5/15/2008     GNMA
3620546J2  GNMA 30 YR  SF LN  26073      142,682     137,790     149,642        951       8.5205       8.0000    9/15/2008     GNMA
3620546J2  GNMA 30 YR  SF LN  26073      140,613     135,796     147,472        937       8.5200       8.0000    9/15/2008     GNMA
3620546W3  GNMA 30 YR  SF LN  26085       39,383      39,455      41,608        271       8.2220       8.2500    6/15/2008     GNMA
3620546W3  GNMA 30 YR  SF LN  26085       38,704      38,775      40,890        266       8.2220       8.2500    6/15/2008     GNMA
3620546W3  GNMA 30 YR  SF LN  26085       38,704      38,775      40,890        266       8.2220       8.2500    6/15/2008     GNMA
3620546W3  GNMA 30 YR  SF LN  26085       38,704      38,775      40,890        266       8.2220       8.2500    6/15/2008     GNMA
362055EZ4  GNMA 30 YR  SF LN  26252       14,599      14,016      15,575        110       9.6328       9.0000   10/15/2008     GNMA
362055GV1  GNMA 30 YR  SF LN  26312       77,041      76,805      81,393        530       8.2968       8.2500    6/15/2008     GNMA
362055K61  GNMA 30 YR  SF LN  26417      108,189     107,704     114,983        811       9.0696       9.0000    9/15/2008     GNMA
362055NH4  GNMA 30 YR  SF LN  26492       24,963      24,867      26,633        187       9.0593       9.0000   11/15/2008     GNMA
362055RF4  GNMA 30 YR  SF LN  26586      140,908     141,167     148,868        969       8.2220       8.2500    6/15/2008     GNMA
362055RT4  GNMA 30 YR  SF LN  26598       11,791      11,746      12,580         88       9.0592       9.0000    1/15/2009     GNMA
362055ST3  GNMA 30 YR  SF LN  26630       97,409      97,033     103,924        731       9.0593       9.0000   11/15/2008     GNMA
362055VN2  GNMA 30 YR  SF LN  26721      144,898     145,167     153,083        996       8.2221       8.2500    8/15/2008     GNMA
362056BX0  GNMA 30 YR  SF LN  27054       12,038      11,573      12,794         90       9.6144       9.0000    9/15/2008     GNMA
362056BX0  GNMA 30 YR  SF LN  27054       12,038      11,573      12,794         90       9.6144       9.0000    9/15/2008     GNMA
362056QH9  GNMA 30 YR  SF LN  27456      136,780     136,254     145,928      1,026       9.0594       9.0000   10/15/2008     GNMA
362056TE3  GNMA 30 YR  SF LN  27549       36,398      34,475      38,173        243       8.8025       8.0000   11/15/2008     GNMA
362057CW9  GNMA 30 YR  SF LN  27985       62,240      62,049      65,756        428       8.2968       8.2500    7/15/2008     GNMA
362057QC8  GNMA 30 YR  SF LN  28351       56,943      56,710      60,865        451       9.5620       9.5000    7/15/2009     GNMA
362057QC8  GNMA 30 YR  SF LN  28351       64,446      64,182      68,885        510       9.5620       9.5000    7/15/2009     GNMA
362057QZ7  GNMA 30 YR  SF LN  28372        6,717       6,692       7,166         50       9.0592       9.0000   12/15/2008     GNMA
3620575H0  GNMA 30 YR  SF LN  28748       55,983      55,721      59,839        443       9.5706       9.5000    8/15/2009     GNMA
3620575H0  GNMA 30 YR  SF LN  28748       64,606      64,304      69,056        511       9.5706       9.5000    8/15/2009     GNMA
362058AB5  GNMA 30 YR  SF LN  28802      125,647     124,404     133,404        995       9.6492       9.5000    8/15/2009     GNMA
362058BP3  GNMA 30 YR  SF LN  28846       40,164      40,007      42,850        301       9.0590       9.0000    3/15/2009     GNMA
362058GZ6  GNMA 30 YR  SF LN  29016      132,783     132,176     141,664        996       9.0692       9.0000    2/15/2009     GNMA
362058SB6  GNMA 30 YR  SF LN  29314       39,840      39,677      42,584        315       9.5621       9.5000    6/15/2009     GNMA
362058SB6  GNMA 30 YR  SF LN  29314       58,002      57,765      61,997        459       9.5621       9.5000    6/15/2009     GNMA
362058UD9  GNMA 30 YR  SF LN  29380        9,281       9,240       9,902         70       9.0693       9.0000    1/15/2009     GNMA
362058YK9  GNMA 30 YR  SF LN  29514       16,707      16,178      17,824        125       9.4908       9.0000    1/15/2009     GNMA
362059U70  GNMA 30 YR  SF LN  30306       11,901      11,846      12,763         89       9.0690       9.0000    4/15/2009     GNMA
3620595T0  GNMA 30 YR  SF LN  30558       13,583      13,519      14,473        108       9.5704       9.5000   10/15/2009     GNMA
36206AM26  GNMA 30 YR  SF LN  405477      78,877      72,836      79,690        427       7.1438       6.5000    8/15/2025     GNMA
36206AM26  GNMA 30 YR  SF LN  405477     115,089     106,275     116,276        623       7.1438       6.5000    8/15/2025     GNMA
36206APQ0  GNMA 30 YR  SF LN  405531      97,158      89,711      98,160        526       7.1415       6.5000   12/15/2025     GNMA
36206DD79  GNMA 30 YR  SF LN  407926     165,257     171,656     171,763      1,102       7.6624       8.0000    8/15/2026     GNMA
36206DEZ6  GNMA 30 YR  SF LN  407952      23,602      24,128      24,332        148       7.3141       7.5000    8/15/2027     GNMA
36206DWK9  GNMA 30 YR  SF LN  408450     148,349     152,943     157,296      1,051       8.2125       8.5000    5/15/2025     GNMA
36206EMA0  GNMA 30 YR  SF LN  409053     300,021     310,729     311,833      2,000       7.6886       8.0000   10/15/2026     GNMA
36206EXK6  GNMA 30 YR  SF LN  409382     197,563     203,679     209,478      1,399       8.2121       8.5000    3/15/2025     GNMA
36206EXK6  GNMA 30 YR  SF LN  409382     387,883     399,889     411,276      2,748       8.2121       8.5000    3/15/2025     GNMA
36206FP22  GNMA 30 YR  SF LN  410041     222,497     230,431     231,257      1,483       7.6844       8.0000    6/15/2025     GNMA
36206FVJ8  GNMA 30 YR  SF LN  410217     654,444     604,291     661,191      3,545       7.1421       6.5000   11/15/2025     GNMA
36206GPH7  GNMA 30 YR  SF LN  410924     268,472     278,049     279,042      1,790       7.6863       8.0000    1/15/2026     GNMA
36206HMN5  GNMA 30 YR  SF LN  411765      90,573      93,386      94,139        642       8.2172       8.5000    5/15/2027     GNMA
36206JL28  GNMA 30 YR  SF LN  412645     257,789     266,989     267,938      1,719       7.6881       8.0000    8/15/2026     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36206JMS0  GNMA 30 YR  SF LN  412669     221,353     229,925     230,068      1,476       7.6626       8.0000    9/15/2026     GNMA
36206LM30  GNMA 30 YR  SF LN  414478     241,775     251,139     251,294      1,612       7.6629       8.0000   10/15/2026     GNMA
36206L4R7  GNMA 30 YR  SF LN  414932     339,922     352,047     353,305      2,266       7.6863       8.0000    1/15/2026     GNMA
36206MPN1  GNMA 30 YR  SF LN  415429      21,063      19,528      21,280        114       7.1112       6.5000    8/15/2025     GNMA
36206MRS8  GNMA 30 YR  SF LN  415497     255,566     265,461     265,628      1,704       7.6621       8.0000    7/15/2026     GNMA
36206MTF4  GNMA 30 YR  SF LN  415550     318,508     325,603     328,359      1,991       7.3143       7.5000   10/15/2027     GNMA
36206MTF4  GNMA 30 YR  SF LN  415550      62,233      63,619      64,158        389       7.3143       7.5000   10/15/2027     GNMA
36206MUM7  GNMA 30 YR  SF LN  415588      55,193      56,300      56,469        322       6.8410       7.0000    2/15/2028     GNMA
36206NCV5  GNMA 30 YR  SF LN  415984     126,394     130,902     131,370        843       7.6850       8.0000    8/15/2025     GNMA
36206NTB1  GNMA 30 YR  SF LN  416446     204,501     208,602     209,229      1,193       6.8418       7.0000    8/15/2028     GNMA
36206PAD2  GNMA 30 YR  SF LN  416804      43,217      40,063      43,663        234       7.1090       6.5000   12/15/2025     GNMA
36206PC81  GNMA 30 YR  SF LN  416895     583,486     606,074     606,458      3,890       7.6613       8.0000    4/15/2026     GNMA
36206P2N9  GNMA 30 YR  SF LN  417581     135,146     139,969     140,467        901       7.6881       8.0000    8/15/2026     GNMA
36206QPP7  GNMA 30 YR  SF LN  418130     111,017     114,978     115,388        740       7.6861       8.0000   12/15/2025     GNMA
36206RE36  GNMA 30 YR  SF LN  418754      39,069      36,076      39,472        212       7.1426       6.5000   10/15/2025     GNMA
36206RMC7  GNMA 30 YR  SF LN  418955     717,034     724,006     739,212      4,481       7.4179       7.5000    7/15/2027     GNMA
36206RMC7  GNMA 30 YR  SF LN  418955      42,001      42,410      43,300        263       7.4179       7.5000    7/15/2027     GNMA
36206RMC7  GNMA 30 YR  SF LN  418955     765,060     772,499     788,723      4,782       7.4179       7.5000    7/15/2027     GNMA
36206RMC7  GNMA 30 YR  SF LN  418955     765,060     772,499     788,723      4,782       7.4179       7.5000    7/15/2027     GNMA
36206RMC7  GNMA 30 YR  SF LN  418955     765,060     772,499     788,723      4,782       7.4179       7.5000    7/15/2027     GNMA
36206RMC7  GNMA 30 YR  SF LN  418955     765,060     772,499     788,723      4,782       7.4179       7.5000    7/15/2027     GNMA
36206RMK9  GNMA 30 YR  SF LN  418962     434,265     447,751     460,456      3,076       8.2175       8.5000    7/15/2027     GNMA
36206RMK9  GNMA 30 YR  SF LN  418962     454,246     468,352     481,642      3,218       8.2175       8.5000    7/15/2027     GNMA
36206RMK9  GNMA 30 YR  SF LN  418962     423,595     436,749     449,142      3,000       8.2175       8.5000    7/15/2027     GNMA
36206RMN3  GNMA 30 YR  SF LN  418965     473,111     487,803     501,644      3,351       8.2175       8.5000    7/15/2027     GNMA
36206RTB2  GNMA 30 YR  SF LN  419146     486,911     485,243     491,780      2,637       6.5262       6.5000     9/1/2028     GNMA
36206RTB2  GNMA 30 YR  SF LN  419146     986,846     983,465     996,714      5,345       6.5262       6.5000     9/1/2028     GNMA
36206RTB2  GNMA 30 YR  SF LN  419146     519,871     518,090     525,070      2,816       6.5262       6.5000     9/1/2028     GNMA
36206SEK6  GNMA 30 YR  SF LN  419638     168,615     175,144     175,253      1,124       7.6626       8.0000    9/15/2026     GNMA
36206SKM5  GNMA 30 YR  SF LN  419800     290,945     277,130     297,762      1,697       7.4086       7.0000    9/15/2025     GNMA
36206TGM8  GNMA 30 YR  SF LN  420604     186,792     194,021     194,146      1,245       7.6605       8.0000    1/15/2026     GNMA
36206TNJ7  GNMA 30 YR  SF LN  420793     494,661     505,678     509,961      3,092       7.3141       7.5000    8/15/2027     GNMA
36206TQW5  GNMA 30 YR  SF LN  420869     160,273     166,479     166,583      1,068       7.6616       8.0000    5/15/2026     GNMA
36206T4G4  GNMA 30 YR  SF LN  421223      22,894      23,131      23,602        143       7.4118       7.5000    3/15/2026     GNMA
36206UFY0  GNMA 30 YR  SF LN  421483      43,114      44,784      44,811        287       7.6624       8.0000    8/15/2026     GNMA
36206UPY9  GNMA 30 YR  SF LN  421739     489,571     494,617     504,713      3,060       7.4120       7.5000    6/15/2026     GNMA
36206VSK4  GNMA 30 YR  SF LN  422722      32,082      33,228      33,345        214       7.6874       8.0000    5/15/2026     GNMA
36206VU47  GNMA 30 YR  SF LN  422803      34,982      33,680      34,698        175       6.2853       6.0000    5/15/2026     GNMA
36206VXL6  GNMA 30 YR  SF LN  422883     245,417     253,033     260,218      1,738       8.2148       8.5000    5/15/2026     GNMA
36206V4F1  GNMA 30 YR  SF LN  423022      96,119      92,542      95,338        481       6.2863       6.0000    2/15/2026     GNMA
36206V5Q6  GNMA 30 YR  SF LN  423055     752,018     759,329     775,278      4,700       7.4179       7.5000    6/15/2027     GNMA
36206V5Q6  GNMA 30 YR  SF LN  423055      89,147      90,014      91,904        557       7.4179       7.5000    6/15/2027     GNMA
36206V5Y9  GNMA 30 YR  SF LN  423063     285,159     288,100     293,979      1,782       7.4130       7.5000    7/15/2027     GNMA
36206WQ40  GNMA 30 YR  SF LN  423575     290,475     301,721     301,911      1,937       7.6618       8.0000    6/15/2026     GNMA
36206WT39  GNMA 30 YR  SF LN  423670     263,564     273,772     273,941      1,757       7.6632       8.0000   11/15/2026     GNMA
36206WT70  GNMA 30 YR  SF LN  423674      89,246      92,703      92,760        595       7.6632       8.0000   11/15/2026     GNMA
36206XM83  GNMA 30 YR  SF LN  424383     146,857     148,371     151,399        918       7.4130       7.5000    7/15/2027     GNMA
36206XU68  GNMA 30 YR  SF LN  424605     274,342     284,966     285,143      1,829       7.6626       8.0000    9/15/2026     GNMA
36206X6V0  GNMA 30 YR  SF LN  424884     371,637     379,090     380,229      2,168       6.8410       7.0000    2/15/2028     GNMA
36206YFP1  GNMA 30 YR  SF LN  425074     180,886     187,887     188,007      1,206       7.6605       8.0000    1/15/2026     GNMA
362060FQ3  GNMA 30 YR  SF LN  30775        8,249       8,175       8,790         65       9.6358       9.5000    6/15/2009     GNMA
362060G58  GNMA 30 YR  SF LN  30820      303,710     302,285     323,615      2,404       9.5706       9.5000    8/15/2009     GNMA
362060JA4  GNMA 30 YR  SF LN  30857       43,730      43,340      46,596        346       9.6358       9.5000    6/15/2009     GNMA
362060P41  GNMA 30 YR  SF LN  31043       41,586      41,391      44,450        329       9.5706       9.5000    8/15/2009     GNMA
362060Q73  GNMA 30 YR  SF LN  31078       38,986      37,390      41,593        292       9.6283       9.0000    4/15/2009     GNMA
362060U94  GNMA 30 YR  SF LN  31208       95,299      94,908     101,863        754       9.5620       9.5000    7/15/2009     GNMA
362060XC4  GNMA 30 YR  SF LN  31275       45,316      45,139      47,719        340       9.0590       9.0000    3/15/2009     GNMA
3620603V5  GNMA 30 YR  SF LN  31412       26,746      26,622      28,588        212       9.5706       9.5000    7/15/2009     GNMA
3620603V5  GNMA 30 YR  SF LN  31412       77,524      77,162      82,864        614       9.5706       9.5000    7/15/2009     GNMA
3620604N2  GNMA 30 YR  SF LN  31429       95,804      95,427     102,211        719       9.0590       9.0000    4/15/2009     GNMA
3620606X8  GNMA 30 YR  SF LN  31486       80,622      80,304      86,014        605       9.0589       9.0000    5/15/2009     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
362061DH3  GNMA 30 YR  SF LN  31604       96,956      96,085     103,634        768       9.6355       9.5000    8/15/2009     GNMA
362061FB4  GNMA 30 YR  SF LN  31662      135,120     134,566     143,976      1,070       9.5620       9.5000    7/15/2009     GNMA
362061MH3  GNMA 30 YR  SF LN  31860       33,302      33,146      35,485        264       9.5706       9.5000    8/15/2009     GNMA
362061MH3  GNMA 30 YR  SF LN  31860       97,242      96,786     103,615        770       9.5706       9.5000    8/15/2009     GNMA
362061TE3  GNMA 30 YR  SF LN  32049       11,620      11,517      12,420         92       9.6358       9.5000    6/15/2009     GNMA
362061UC5  GNMA 30 YR  SF LN  32079       65,167      64,901      69,656        516       9.5621       9.5000    6/15/2009     GNMA
362061UC5  GNMA 30 YR  SF LN  32079       68,000      67,722      72,684        538       9.5621       9.5000    6/15/2009     GNMA
362061UC5  GNMA 30 YR  SF LN  32079       11,633      11,586      12,434         92       9.5621       9.5000    6/15/2009     GNMA
362061VC4  GNMA 30 YR  SF LN  32111      121,472     120,976     129,839        962       9.5621       9.5000    6/15/2009     GNMA
362061XK4  GNMA 30 YR  SF LN  32182       61,517      61,273      65,974        461       9.0588       9.0000    6/15/2009     GNMA
362061YF4  GNMA 30 YR  SF LN  32210      168,295     167,600     179,325      1,332       9.5618       9.5000    9/15/2009     GNMA
3620614P5  GNMA 30 YR  SF LN  32330      144,672     144,080     154,637      1,145       9.5621       9.5000    6/15/2009     GNMA
362062GQ8  GNMA 30 YR  SF LN  32607       63,314      63,057      67,464        501       9.5621       9.5000    5/15/2009     GNMA
362062L41  GNMA 30 YR  SF LN  32747       22,785      22,679      24,278        180       9.5706       9.5000    7/15/2009     GNMA
362062ND9  GNMA 30 YR  SF LN  32788       67,033      66,759      71,650        531       9.5621       9.5000    6/15/2009     GNMA
362062ND9  GNMA 30 YR  SF LN  32788       81,642      81,309      87,266        646       9.5621       9.5000    6/15/2009     GNMA
362062ND9  GNMA 30 YR  SF LN  32788       25,543      25,439      27,302        202       9.5621       9.5000    6/15/2009     GNMA
362062S51  GNMA 30 YR  SF LN  32940        7,190       7,160       7,661         57       9.5620       9.5000    7/15/2009     GNMA
362062S51  GNMA 30 YR  SF LN  32940        7,190       7,160       7,661         57       9.5620       9.5000    7/15/2009     GNMA
362062S51  GNMA 30 YR  SF LN  32940       15,033      14,971      16,018        119       9.5620       9.5000    7/15/2009     GNMA
362062S51  GNMA 30 YR  SF LN  32940        1,634       1,628       1,741         13       9.5620       9.5000    7/15/2009     GNMA
362062S51  GNMA 30 YR  SF LN  32940       18,300      18,226      19,499        145       9.5620       9.5000    7/15/2009     GNMA
362062S51  GNMA 30 YR  SF LN  32940       16,309      16,242      17,378        129       9.5620       9.5000    7/15/2009     GNMA
362062ZX2  GNMA 30 YR  SF LN  33158       45,703      45,516      48,851        362       9.5621       9.5000    6/15/2009     GNMA
362062Z95  GNMA 30 YR  SF LN  33168      103,876     103,450     110,684        822       9.5620       9.5000    7/15/2009     GNMA
3620623G4  GNMA 30 YR  SF LN  33199        7,411       7,377       7,921         59       9.5704       9.5000   10/15/2009     GNMA
3620624S7  GNMA 30 YR  SF LN  33233       53,379      53,130      56,877        423       9.5706       9.5000    7/15/2009     GNMA
362063AH2  GNMA 30 YR  SF LN  33308      113,911     113,375     121,757        902       9.5705       9.5000    9/15/2009     GNMA
362063BY4  GNMA 30 YR  SF LN  33355        7,250       7,216       7,725         57       9.5706       9.5000    7/15/2009     GNMA
362063B32  GNMA 30 YR  SF LN  33358      110,903     110,446     118,172        878       9.5619       9.5000    8/15/2009     GNMA
362063EW5  GNMA 30 YR  SF LN  33449        6,830       6,802       7,222         54       9.5620       9.5000    7/15/2009     GNMA
362063EW5  GNMA 30 YR  SF LN  33449        8,008       7,975       8,468         63       9.5620       9.5000    7/15/2009     GNMA
362063EW5  GNMA 30 YR  SF LN  33449          986         983       1,043          8       9.5620       9.5000    7/15/2009     GNMA
362063GK9  GNMA 30 YR  SF LN  33502        3,449       3,433       3,687         27       9.5706       9.5000    8/15/2009     GNMA
362063G45  GNMA 30 YR  SF LN  33519       60,069      59,787      64,207        476       9.5705       9.5000    9/15/2009     GNMA
362063KG3  GNMA 30 YR  SF LN  33595       16,028      15,953      17,132        127       9.5704       9.5000   10/15/2009     GNMA
362063X38  GNMA 30 YR  SF LN  33998       17,066      16,996      18,242        135       9.5619       9.5000    8/15/2009     GNMA
362063X79  GNMA 30 YR  SF LN  34002      227,838     226,896     243,531      1,804       9.5618       9.5000    9/15/2009     GNMA
3620636J3  GNMA 30 YR  SF LN  34173      201,808     200,980     215,034      1,598       9.5620       9.5000    7/15/2009     GNMA
3620637K9  GNMA 30 YR  SF LN  34198        4,830       4,787       5,128         38       9.6355       9.5000    8/15/2009     GNMA
362064H59  GNMA 30 YR  SF LN  34452      110,212     109,757     117,803        873       9.5618       9.5000    9/15/2009     GNMA
362064NM5  GNMA 30 YR  SF LN  34596      263,725     262,635     281,890      2,088       9.5618       9.5000    9/15/2009     GNMA
362064PE1  GNMA 30 YR  SF LN  34621      135,731     135,195     144,809      1,018       9.0589       9.0000    5/15/2009     GNMA
362064SD0  GNMA 30 YR  SF LN  34716        3,397       3,381       3,631         27       9.5704       9.5000   10/15/2009     GNMA
3620643F2  GNMA 30 YR  SF LN  34998      142,071     141,402     151,382      1,125       9.5705       9.5000    9/15/2009     GNMA
3620645Z6  GNMA 30 YR  SF LN  35064        5,157       5,133       5,495         41       9.5704       9.5000   10/15/2009     GNMA
362065FU3  GNMA 30 YR  SF LN  35279       40,812      40,620      43,623        323       9.5704       9.5000   10/15/2009     GNMA
362065HJ6  GNMA 30 YR  SF LN  35333       23,744      23,646      25,379        188       9.5618       9.5000   10/15/2009     GNMA
362065M50  GNMA 30 YR  SF LN  35480       16,448      16,370      17,581        130       9.5702       9.5000   12/15/2009     GNMA
362065M50  GNMA 30 YR  SF LN  35480       12,447      12,388      13,304         99       9.5702       9.5000   12/15/2009     GNMA
362065N67  GNMA 30 YR  SF LN  35513       17,134      17,064      18,257        136       9.5617       9.5000   11/15/2009     GNMA
362065N67  GNMA 30 YR  SF LN  35513        6,725       6,697       7,166         53       9.5617       9.5000   11/15/2009     GNMA
362065N67  GNMA 30 YR  SF LN  35513       17,991      17,917      19,170        142       9.5617       9.5000   11/15/2009     GNMA
362065N67  GNMA 30 YR  SF LN  35513       16,277      16,210      17,344        129       9.5617       9.5000   11/15/2009     GNMA
362065QS6  GNMA 30 YR  SF LN  35565      159,223     158,565     169,658      1,261       9.5618       9.5000    9/15/2009     GNMA
362065R30  GNMA 30 YR  SF LN  35606       51,749      51,536      55,141        410       9.5619       9.5000    8/15/2009     GNMA
362065UP7  GNMA 30 YR  SF LN  35690      138,834     138,178     147,933      1,099       9.5704       9.5000   10/15/2009     GNMA
362065U77  GNMA 30 YR  SF LN  35706      114,521     114,048     122,409        907       9.5618       9.5000    9/15/2009     GNMA
362066AX0  GNMA 30 YR  SF LN  36022      125,672     125,153     134,328        995       9.5618       9.5000    9/15/2009     GNMA
362066JZ6  GNMA 30 YR  SF LN  36280       64,899      64,630      69,369        514       9.5618       9.5000   10/15/2009     GNMA
362066MR0  GNMA 30 YR  SF LN  36368       10,451       9,600      11,171         83      10.7809       9.5000   10/15/2009     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
362067D64  GNMA 30 YR  SF LN  37025       29,875      29,751      31,719        237       9.5618       9.5000   10/15/2009     GNMA
362067D64  GNMA 30 YR  SF LN  37025       31,464      31,334      33,407        249       9.5618       9.5000   10/15/2009     GNMA
362067D64  GNMA 30 YR  SF LN  37025        3,501       3,487       3,717         28       9.5618       9.5000   10/15/2009     GNMA
362067EM8  GNMA 30 YR  SF LN  37040      190,101     189,310     203,195      1,505       9.5617       9.5000   11/15/2009     GNMA
362068NE4  GNMA 30 YR  SF LN  38189       85,571      85,167      91,465        677       9.5704       9.5000   10/15/2009     GNMA
36207AEQ1  GNMA 30 YR  SF LN  425943     227,694     236,508     236,658      1,518       7.6607       8.0000    2/15/2026     GNMA
36207AL67  GNMA 30 YR  SF LN  426149     158,076     164,197     164,299      1,054       7.6618       8.0000    6/15/2026     GNMA
36207ANK4  GNMA 30 YR  SF LN  426194      52,459      54,490      54,524        350       7.6621       8.0000    7/15/2026     GNMA
36207ANT5  GNMA 30 YR  SF LN  426202      54,667      56,784      56,819        364       7.6624       8.0000    8/15/2026     GNMA
36207APH9  GNMA 30 YR  SF LN  426224      39,130      39,534      40,340        245       7.4125       7.5000   12/15/2026     GNMA
36207A5B4  GNMA 30 YR  SF LN  426642     247,229     256,802     256,962      1,648       7.6621       8.0000    7/15/2026     GNMA
36207BSY7  GNMA 30 YR  SF LN  427235      92,347      94,200      94,482        539       6.8409       7.0000    1/15/2028     GNMA
36207BSZ4  GNMA 30 YR  SF LN  427236      82,134      83,781      84,033        479       6.8409       7.0000    1/15/2028     GNMA
36207B4G2  GNMA 30 YR  SF LN  427523      67,472      68,825      69,032        394       6.8410       7.0000    2/15/2028     GNMA
36207CBT4  GNMA 30 YR  SF LN  427650     839,686     869,651     872,744      5,598       7.6884       8.0000    9/15/2026     GNMA
36207DPP5  GNMA 30 YR  SF LN  428930     296,713     299,772     305,890      1,854       7.4128       7.5000    4/15/2027     GNMA
36207DXS0  GNMA 30 YR  SF LN  429189     232,669     241,679     241,829      1,551       7.6626       8.0000    9/15/2026     GNMA
36207EPV0  GNMA 30 YR  SF LN  429836     285,460     288,404     294,289      1,784       7.4126       7.5000    1/15/2027     GNMA
36207EV35  GNMA 30 YR  SF LN  430034      68,892      70,274      70,485        402       6.8409       7.0000    1/15/2028     GNMA
36207EWK6  GNMA 30 YR  SF LN  430050     161,774     168,039     168,143      1,079       7.6626       8.0000    9/15/2026     GNMA
36207E4H4  GNMA 30 YR  SF LN  430224      35,916      36,287      37,027        224       7.4131       7.5000    9/15/2027     GNMA
36207FFJ5  GNMA 30 YR  SF LN  430469     106,155     109,450     112,557        752       8.2158       8.5000   10/15/2026     GNMA
36207FKM2  GNMA 30 YR  SF LN  430600      58,145      59,312      59,489        339       6.8410       7.0000    2/15/2028     GNMA
36207FMK4  GNMA 30 YR  SF LN  430662     367,315     371,101     378,676      2,296       7.4120       7.5000    5/15/2026     GNMA
36207FQM6  GNMA 30 YR  SF LN  430760     334,921     341,637     342,664      1,954       6.8409       7.0000    1/15/2028     GNMA
36207FZW4  GNMA 30 YR  SF LN  431057      42,865      43,307      44,191        268       7.4121       7.5000    7/15/2026     GNMA
36207F6Y2  GNMA 30 YR  SF LN  431187     281,168     291,202     292,238      1,874       7.6881       8.0000    8/15/2026     GNMA
36207GLV9  GNMA 30 YR  SF LN  431540     142,060     147,130     147,653        947       7.6886       8.0000   10/15/2026     GNMA
36207GVP1  GNMA 30 YR  SF LN  431822     525,487     530,593     541,740      3,284       7.4175       7.5000   12/15/2026     GNMA
36207GVP1  GNMA 30 YR  SF LN  431822     711,083     717,992     733,077      4,444       7.4175       7.5000   12/15/2026     GNMA
36207GVP1  GNMA 30 YR  SF LN  431822     711,083     717,992     733,077      4,444       7.4175       7.5000   12/15/2026     GNMA
36207GVP1  GNMA 30 YR  SF LN  431822     711,083     717,992     733,077      4,444       7.4175       7.5000   12/15/2026     GNMA
36207GVP1  GNMA 30 YR  SF LN  431822     711,083     717,992     733,077      4,444       7.4175       7.5000   12/15/2026     GNMA
36207GVP1  GNMA 30 YR  SF LN  431822     711,083     717,992     733,077      4,444       7.4175       7.5000   12/15/2026     GNMA
36207GVP1  GNMA 30 YR  SF LN  431822     711,083     717,992     733,077      4,444       7.4175       7.5000   12/15/2026     GNMA
36207G5D7  GNMA 30 YR  SF LN  432044     221,166     229,731     229,873      1,474       7.6626       8.0000    9/15/2026     GNMA
36207HCD7  GNMA 30 YR  SF LN  432168     164,017     169,871     170,474      1,093       7.6889       8.0000   11/15/2026     GNMA
36207HJN8  GNMA 30 YR  SF LN  432369     291,000     294,000     300,001      1,819       7.4127       7.5000    2/15/2027     GNMA
36207HTG2  GNMA 30 YR  SF LN  432651      44,987      45,451      46,378        281       7.4120       7.5000    5/15/2026     GNMA
36207HTH0  GNMA 30 YR  SF LN  432652     362,964     377,016     377,254      2,420       7.6616       8.0000    5/15/2026     GNMA
36207H5J2  GNMA 30 YR  SF LN  432949     132,228     137,348     137,434        882       7.6626       8.0000    9/15/2026     GNMA
36207H5J2  GNMA 30 YR  SF LN  432949     217,894     225,670     226,472      1,453       7.6884       8.0000    9/15/2026     GNMA
36207JBV4  GNMA 30 YR  SF LN  433052     268,645     279,046     279,222      1,791       7.6618       8.0000    6/15/2026     GNMA
36207JFQ1  GNMA 30 YR  SF LN  433175     503,263     508,451     518,829      3,145       7.4122       7.5000    8/15/2026     GNMA
36207JPE7  GNMA 30 YR  SF LN  433421     185,356     189,483     191,089      1,158       7.3132       7.5000    2/15/2027     GNMA
36207JT86  GNMA 30 YR  SF LN  433575      57,472      58,625      58,801        335       6.8409       7.0000    1/15/2028     GNMA
36207JWH2  GNMA 30 YR  SF LN  433648     656,072     669,229     671,240      3,827       6.8410       7.0000    2/15/2028     GNMA
36207KBM1  GNMA 30 YR  SF LN  433944     175,993     179,523     180,062      1,027       6.8418       7.0000    8/15/2028     GNMA
36207KBY5  GNMA 30 YR  SF LN  433955     617,406     629,787     631,680      3,602       6.8418       7.0000    8/15/2028     GNMA
36207LQY7  GNMA 30 YR  SF LN  435271     116,670     120,291     123,706        826       8.2148       8.5000    5/15/2026     GNMA
36207LR83  GNMA 30 YR  SF LN  435311      65,121      67,643      67,685        434       7.6624       8.0000    8/15/2026     GNMA
36207L6Z6  GNMA 30 YR  SF LN  435688     282,924     293,881     294,063      1,886       7.6629       8.0000   10/15/2026     GNMA
36207MK47  GNMA 30 YR  SF LN  436015     304,091     307,396     311,122      1,774       6.9131       7.0000   12/15/2027     GNMA
36207MM37  GNMA 30 YR  SF LN  436078     536,520     547,279     548,924      3,130       6.8409       7.0000    1/15/2028     GNMA
36207MNK8  GNMA 30 YR  SF LN  436094      53,705      54,783      54,947        313       6.8409       7.0000    1/15/2028     GNMA
36207MU95  GNMA 30 YR  SF LN  436308     347,353     350,934     358,097      2,171       7.4121       7.5000    7/15/2026     GNMA
36207NAV6  GNMA 30 YR  SF LN  436620     169,072     175,619     175,728      1,127       7.6621       8.0000    7/15/2026     GNMA
36207NFZ2  GNMA 30 YR  SF LN  436784      45,870      46,343      47,289        287       7.4129       7.5000    5/15/2027     GNMA
36207NQH0  GNMA 30 YR  SF LN  437056      19,265      19,464      19,861        120       7.4125       7.5000   12/15/2026     GNMA
36207NQV9  GNMA 30 YR  SF LN  437068     325,353     328,708     335,416      2,033       7.4129       7.5000    6/15/2027     GNMA
36207NQ64  GNMA 30 YR  SF LN  437077     482,530     493,278     497,455      3,016       7.3143       7.5000   10/15/2027     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36207NRX4  GNMA 30 YR  SF LN  437102     249,333     258,232     259,149      1,662       7.6889       8.0000   11/15/2026     GNMA
36207PBW8  GNMA 30 YR  SF LN  437553      59,394      60,007      61,231        371       7.4123       7.5000    9/15/2026     GNMA
36207PRF8  GNMA 30 YR  SF LN  437986      64,450      66,750      66,987        430       7.6886       8.0000   10/15/2026     GNMA
36207P3G2  GNMA 30 YR  SF LN  438299     363,608     367,356     374,854      2,273       7.4125       7.5000   12/15/2026     GNMA
36207QA23  GNMA 30 YR  SF LN  438425      25,043      25,601      25,818        157       7.3145       7.5000   11/15/2027     GNMA
36207QUQ8  GNMA 30 YR  SF LN  438991     292,308     295,322     301,349      1,827       7.4122       7.5000    8/15/2026     GNMA
36207RHK4  GNMA 30 YR  SF LN  439534     280,655     283,549     289,336      1,754       7.4128       7.5000    4/15/2027     GNMA
36207SC92  GNMA 30 YR  SF LN  440296     262,718     265,427     270,844      1,642       7.4127       7.5000    3/15/2027     GNMA
36207SF99  GNMA 30 YR  SF LN  440392     444,354     448,936     458,098      2,777       7.4128       7.5000    4/15/2027     GNMA
36207SQF3  GNMA 30 YR  SF LN  440654     718,504     725,489     740,727      4,491       7.4179       7.5000    6/15/2027     GNMA
36207SQF3  GNMA 30 YR  SF LN  440654     470,013     474,583     484,551      2,938       7.4179       7.5000    6/15/2027     GNMA
36207S4R1  GNMA 30 YR  SF LN  441032     282,352     293,289     293,468      1,882       7.6634       8.0000   12/15/2026     GNMA
36207TAJ0  GNMA 30 YR  SF LN  441109      38,863      39,265      40,065        243       7.4127       7.5000    2/15/2027     GNMA
36207TD81  GNMA 30 YR  SF LN  441227     140,605     146,051     146,141        937       7.6626       8.0000    9/15/2026     GNMA
36207UFD5  GNMA 30 YR  SF LN  442164     328,927     341,667     341,877      2,193       7.6634       8.0000   12/15/2026     GNMA
36207UF78  GNMA 30 YR  SF LN  442190     248,864     257,746     258,662      1,659       7.6891       8.0000   12/15/2026     GNMA
36207ULV8  GNMA 30 YR  SF LN  442340     298,812     302,060     305,721      1,743       6.9134       7.0000    4/15/2028     GNMA
36207UPF9  GNMA 30 YR  SF LN  442422     353,614     357,260     364,551      2,210       7.4127       7.5000    2/15/2027     GNMA
36207UQE1  GNMA 30 YR  SF LN  442453     391,498     399,349     400,549      2,284       6.8414       7.0000    5/15/2028     GNMA
36207U5Q7  GNMA 30 YR  SF LN  442855     344,554     348,108     355,211      2,153       7.4132       7.5000   10/15/2027     GNMA
36207VCS3  GNMA 30 YR  SF LN  442981      61,697      62,934      63,123        360       6.8410       7.0000    2/15/2028     GNMA
36207VDH6  GNMA 30 YR  SF LN  443004     143,013     147,452     151,638      1,013       8.2158       8.5000   10/15/2026     GNMA
36207VF35  GNMA 30 YR  SF LN  443086     379,491     383,405     391,229      2,372       7.4128       7.5000    4/15/2027     GNMA
36207VHG4  GNMA 30 YR  SF LN  443131      40,207      41,103      41,451        251       7.3139       7.5000    7/15/2027     GNMA
36207VMF0  GNMA 30 YR  SF LN  443258     203,351     207,429     208,052      1,186       6.8410       7.0000    2/15/2028     GNMA
36207VT97  GNMA 30 YR  SF LN  443476     426,221     435,711     439,404      2,664       7.3135       7.5000    4/15/2027     GNMA
36207V3M6  GNMA 30 YR  SF LN  443704     966,011     930,009     957,558      4,830       6.2779       6.0000    6/15/2028     GNMA
36207V3M6  GNMA 30 YR  SF LN  443704     966,011     930,009     957,558      4,830       6.2779       6.0000    6/15/2028     GNMA
36207V3M6  GNMA 30 YR  SF LN  443704      30,614      29,474      30,346        153       6.2779       6.0000    6/15/2028     GNMA
36207V3M6  GNMA 30 YR  SF LN  443704      56,143      54,051      55,652        281       6.2779       6.0000    6/15/2028     GNMA
36207V3M6  GNMA 30 YR  SF LN  443704     900,976     867,398     893,092      4,505       6.2779       6.0000    6/15/2028     GNMA
36207V3M6  GNMA 30 YR  SF LN  443704     690,868     665,120     684,823      3,454       6.2779       6.0000    6/15/2028     GNMA
36207V5B8  GNMA 30 YR  SF LN  443742     587,813     599,601     601,403      3,429       6.8417       7.0000    7/15/2028     GNMA
36207V6U5  GNMA 30 YR  SF LN  443783     269,802     272,688     278,147      1,686       7.4102       7.5000   12/15/2027     GNMA
36207WGE8  GNMA 30 YR  SF LN  443997     289,735     292,722     298,697      1,811       7.4127       7.5000    3/15/2027     GNMA
36207XCK6  GNMA 30 YR  SF LN  444774     432,303     437,002     442,298      2,522       6.9133       7.0000    3/15/2028     GNMA
36207XLM2  GNMA 30 YR  SF LN  445032     191,739     199,165     199,288      1,278       7.6634       8.0000   12/15/2026     GNMA
36207XNW8  GNMA 30 YR  SF LN  445105     407,715     411,678     420,326      2,548       7.4176       7.5000    2/15/2027     GNMA
36207XNW8  GNMA 30 YR  SF LN  445105      65,463      66,099      67,488        409       7.4176       7.5000    2/15/2027     GNMA
36207XNW8  GNMA 30 YR  SF LN  445105     189,036     190,873     194,883      1,181       7.4176       7.5000    2/15/2027     GNMA
36207XNW8  GNMA 30 YR  SF LN  445105      93,626      94,537      96,522        585       7.4176       7.5000    2/15/2027     GNMA
36207XNW8  GNMA 30 YR  SF LN  445105     797,449     805,199     822,114      4,984       7.4176       7.5000    2/15/2027     GNMA
36207XNW8  GNMA 30 YR  SF LN  445105     797,449     805,199     822,114      4,984       7.4176       7.5000    2/15/2027     GNMA
36207XNW8  GNMA 30 YR  SF LN  445105     797,449     805,199     822,114      4,984       7.4176       7.5000    2/15/2027     GNMA
36207XNW8  GNMA 30 YR  SF LN  445105     797,449     805,199     822,114      4,984       7.4176       7.5000    2/15/2027     GNMA
36207XNW8  GNMA 30 YR  SF LN  445105     797,449     805,199     822,114      4,984       7.4176       7.5000    2/15/2027     GNMA
36207XNW8  GNMA 30 YR  SF LN  445105      44,847      45,310      46,234        280       7.4127       7.5000    2/15/2027     GNMA
36207XU34  GNMA 30 YR  SF LN  445302     281,562     284,623     288,072      1,642       6.9131       7.0000    1/15/2028     GNMA
36207XV82  GNMA 30 YR  SF LN  445339      55,307      56,417      56,586        323       6.8410       7.0000    2/15/2028     GNMA
36207YCG3  GNMA 30 YR  SF LN  445671      47,208      47,695      48,668        295       7.4131       7.5000    8/15/2027     GNMA
36207YNX4  GNMA 30 YR  SF LN  446006     295,698     301,628     302,535      1,725       6.8418       7.0000    8/15/2028     GNMA
36207YTL4  GNMA 30 YR  SF LN  446155     175,873     179,400     179,939      1,026       6.8410       7.0000    2/15/2028     GNMA
36207YX62  GNMA 30 YR  SF LN  446301      62,720      63,367      64,660        392       7.4129       7.5000    6/15/2027     GNMA
36208CE37  GNMA 30 YR  SF LN  446654     801,613     817,689     820,146      4,676       6.8418       7.0000    8/15/2028     GNMA
36208CE37  GNMA 30 YR  SF LN  446654     581,238     592,894     594,676      3,391       6.8418       7.0000    8/15/2028     GNMA
36208CE37  GNMA 30 YR  SF LN  446654     593,835     605,743     607,564      3,464       6.8418       7.0000    8/15/2028     GNMA
36208CFQ5  GNMA 30 YR  SF LN  446675     198,773     202,759     203,369      1,160       6.8418       7.0000    8/15/2028     GNMA
36208CHA8  GNMA 30 YR  SF LN  446725     805,962     822,125     824,596      4,701       6.8420       7.0000    9/15/2028     GNMA
36208CHA8  GNMA 30 YR  SF LN  446725     678,162     691,762     693,841      3,956       6.8420       7.0000    9/15/2028     GNMA
36208CHA8  GNMA 30 YR  SF LN  446725     862,914     880,219     882,865      5,034       6.8420       7.0000    9/15/2028     GNMA
36208CHA8  GNMA 30 YR  SF LN  446725     840,466     857,321     859,898      4,903       6.8420       7.0000    9/15/2028     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36208CHA8  GNMA 30 YR  SF LN  446725     425,095     433,620     434,923      2,480       6.8420       7.0000    9/15/2028     GNMA
36208CHA8  GNMA 30 YR  SF LN  446725     763,895     779,214     781,556      4,456       6.8420       7.0000    9/15/2028     GNMA
36208CHA8  GNMA 30 YR  SF LN  446725     812,832     829,133     831,625      4,742       6.8420       7.0000    9/15/2028     GNMA
36208CHE0  GNMA 30 YR  SF LN  446729     594,789     592,751     600,737      3,222       6.5262       6.5000     9/1/2028     GNMA
36208CHE0  GNMA 30 YR  SF LN  446729      96,920      96,589      97,889        525       6.5262       6.5000     9/1/2028     GNMA
36208CMW4  GNMA 30 YR  SF LN  446873     795,247     802,979     819,844      4,970       7.4179       7.5000    7/15/2027     GNMA
36208CMW4  GNMA 30 YR  SF LN  446873     795,247     802,979     819,844      4,970       7.4179       7.5000    7/15/2027     GNMA
36208CMW4  GNMA 30 YR  SF LN  446873     795,247     802,979     819,844      4,970       7.4179       7.5000    7/15/2027     GNMA
36208CMW4  GNMA 30 YR  SF LN  446873     795,247     802,979     819,844      4,970       7.4179       7.5000    7/15/2027     GNMA
36208CMW4  GNMA 30 YR  SF LN  446873     795,247     802,979     819,844      4,970       7.4179       7.5000    7/15/2027     GNMA
36208CNR4  GNMA 30 YR  SF LN  446900     381,032     384,961     392,817      2,381       7.4128       7.5000    4/15/2027     GNMA
36208CQZ3  GNMA 30 YR  SF LN  446972     313,640     316,875     323,341      1,960       7.4129       7.5000    5/15/2027     GNMA
36208C5T0  GNMA 30 YR  SF LN  447358      39,614      39,999      40,839        248       7.4179       7.5000    7/15/2027     GNMA
36208C5T0  GNMA 30 YR  SF LN  447358     586,120     591,819     604,249      3,663       7.4179       7.5000    7/15/2027     GNMA
36208C5T0  GNMA 30 YR  SF LN  447358     631,047     637,183     650,565      3,944       7.4179       7.5000    7/15/2027     GNMA
36208C5T0  GNMA 30 YR  SF LN  447358     631,047     637,183     650,565      3,944       7.4179       7.5000    7/15/2027     GNMA
36208C5T0  GNMA 30 YR  SF LN  447358     631,047     637,183     650,565      3,944       7.4179       7.5000    7/15/2027     GNMA
36208C5T0  GNMA 30 YR  SF LN  447358     631,047     637,183     650,565      3,944       7.4179       7.5000    7/15/2027     GNMA
36208DNG6  GNMA 30 YR  SF LN  447791     728,621     754,635     757,307      4,857       7.6907       8.0000    7/15/2027     GNMA
36208DNG6  GNMA 30 YR  SF LN  447791     728,621     754,635     757,307      4,857       7.6907       8.0000    7/15/2027     GNMA
36208DNG6  GNMA 30 YR  SF LN  447791     728,621     754,635     757,307      4,857       7.6907       8.0000    7/15/2027     GNMA
36208DNG6  GNMA 30 YR  SF LN  447791     728,621     754,635     757,307      4,857       7.6907       8.0000    7/15/2027     GNMA
36208DNG6  GNMA 30 YR  SF LN  447791     484,696     502,001     503,778      3,231       7.6907       8.0000    7/15/2027     GNMA
36208DT62  GNMA 30 YR  SF LN  447973     983,491     946,837     974,885      4,917       6.2779       6.0000    6/15/2028     GNMA
36208DT62  GNMA 30 YR  SF LN  447973     983,491     946,837     974,885      4,917       6.2779       6.0000    6/15/2028     GNMA
36208DT62  GNMA 30 YR  SF LN  447973     983,491     946,837     974,885      4,917       6.2779       6.0000    6/15/2028     GNMA
36208DT62  GNMA 30 YR  SF LN  447973     187,399     180,416     185,759        937       6.2779       6.0000    6/15/2028     GNMA
36208DT70  GNMA 30 YR  SF LN  447974     983,683     947,023     975,076      4,918       6.2779       6.0000    6/15/2028     GNMA
36208DT70  GNMA 30 YR  SF LN  447974     983,683     947,023     975,076      4,918       6.2779       6.0000    6/15/2028     GNMA
36208DT70  GNMA 30 YR  SF LN  447974     983,683     947,023     975,076      4,918       6.2779       6.0000    6/15/2028     GNMA
36208DT70  GNMA 30 YR  SF LN  447974     544,954     524,645     540,186      2,725       6.2779       6.0000    6/15/2028     GNMA
36208DX59  GNMA 30 YR  SF LN  448100     108,994     111,180     111,514        636       6.8412       7.0000    3/15/2028     GNMA
36208EGW7  GNMA 30 YR  SF LN  448513     533,547     539,049     550,050      3,335       7.4128       7.5000    4/15/2027     GNMA
36208EGY3  GNMA 30 YR  SF LN  448515      52,654      53,197      54,283        329       7.4128       7.5000    4/15/2027     GNMA
36208EHM8  GNMA 30 YR  SF LN  448536     394,534     398,603     406,737      2,466       7.4128       7.5000    4/15/2027     GNMA
36208EJB0  GNMA 30 YR  SF LN  448558     162,157     163,829     167,173      1,013       7.4129       7.5000    5/15/2027     GNMA
36208EZZ9  GNMA 30 YR  SF LN  449060     585,271     583,285     598,802      3,414       7.0275       7.0000   10/15/2027     GNMA
36208E2U6  GNMA 30 YR  SF LN  449087     251,256     256,854     259,027      1,570       7.3145       7.5000   11/15/2027     GNMA
36208FAX8  GNMA 30 YR  SF LN  449222     369,939     377,358     378,492      2,158       6.8409       7.0000    1/15/2028     GNMA
36208FCP3  GNMA 30 YR  SF LN  449278      89,268      91,059      91,332        521       6.8410       7.0000    2/15/2028     GNMA
36208FHS2  GNMA 30 YR  SF LN  449441     472,964     477,842     487,593      2,956       7.4131       7.5000    8/15/2027     GNMA
36208FMG2  GNMA 30 YR  SF LN  449559     255,205     245,694     252,972      1,276       6.2779       6.0000    6/15/2028     GNMA
36208FRB8  GNMA 30 YR  SF LN  449682      49,054      49,560      50,571        307       7.4131       7.5000    9/15/2027     GNMA
36208FVU1  GNMA 30 YR  SF LN  449827      82,359      84,011      84,263        480       6.8409       7.0000    1/15/2028     GNMA
36208F4H0  GNMA 30 YR  SF LN  450024     344,708     351,621     352,678      2,011       6.8416       7.0000    6/15/2028     GNMA
36208F5D8  GNMA 30 YR  SF LN  450044     961,001     957,708     970,611      5,205       6.5262       6.5000     9/1/2028     GNMA
36208F5D8  GNMA 30 YR  SF LN  450044      56,679      56,485      57,246        307       6.5262       6.5000     9/1/2028     GNMA
36208GB56  GNMA 30 YR  SF LN  450160      65,559      66,874      67,075        382       6.8410       7.0000    2/15/2028     GNMA
36208GLT3  GNMA 30 YR  SF LN  450438     339,031     337,880     346,869      1,978       7.0275       7.0000   10/15/2027     GNMA
36208GLT3  GNMA 30 YR  SF LN  450438     616,440     614,348     630,692      3,596       7.0275       7.0000   10/15/2027     GNMA
36208GSH2  GNMA 30 YR  SF LN  450620      72,101      73,547      73,768        421       6.8409       7.0000    1/15/2028     GNMA
36208HM45  GNMA 30 YR  SF LN  451379     579,034     585,005     596,944      3,619       7.4131       7.5000    8/15/2027     GNMA
36208HSM9  GNMA 30 YR  SF LN  451524     370,827     369,568     379,401      2,163       7.0275       7.0000   10/15/2027     GNMA
36208HSM9  GNMA 30 YR  SF LN  451524     906,466     903,389     927,423      5,288       7.0275       7.0000   10/15/2027     GNMA
36208HXG6  GNMA 30 YR  SF LN  451679     245,346     248,014     251,018      1,431       6.9134       7.0000    5/15/2028     GNMA
36208H7K6  GNMA 30 YR  SF LN  451898     528,770     534,223     545,125      3,305       7.4132       7.5000   10/15/2027     GNMA
36208JPS5  GNMA 30 YR  SF LN  452333     220,508     225,419     227,328      1,378       7.3141       7.5000    8/15/2027     GNMA
36208JTD4  GNMA 30 YR  SF LN  452448     280,037     282,926     288,699      1,750       7.4131       7.5000    9/15/2027     GNMA
36208JVU3  GNMA 30 YR  SF LN  452527     277,143     276,202     283,551      1,617       7.0275       7.0000   10/15/2027     GNMA
36208JWP3  GNMA 30 YR  SF LN  452554     352,415     351,219     360,563      2,056       7.0275       7.0000   10/15/2027     GNMA
36208J4W9  GNMA 30 YR  SF LN  452737     538,221     544,070     550,665      3,140       6.9130       7.0000   11/15/2027     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36208KRK7  GNMA 30 YR  SF LN  453290     726,248     733,310     748,711      4,539       7.4180       7.5000    8/15/2027     GNMA
36208KR43  GNMA 30 YR  SF LN  453307     342,512     346,044     353,106      2,141       7.4131       7.5000    9/15/2027     GNMA
36208KSE0  GNMA 30 YR  SF LN  453317     265,381     271,292     273,589      1,659       7.3142       7.5000    9/15/2027     GNMA
36208LJZ1  GNMA 30 YR  SF LN  453980     307,407     310,748     314,514      1,793       6.9128       7.0000    9/15/2027     GNMA
36208LLZ8  GNMA 30 YR  SF LN  454044     280,668     286,296     287,157      1,637       6.8413       7.0000    4/15/2028     GNMA
36208LT72  GNMA 30 YR  SF LN  454274     239,213     241,680     246,612      1,495       7.4130       7.5000    7/15/2027     GNMA
36208LUS4  GNMA 30 YR  SF LN  454293      42,334      42,771      43,643        265       7.4132       7.5000   10/15/2027     GNMA
36208LWG8  GNMA 30 YR  SF LN  454347     294,594     297,796     301,405      1,718       6.9131       7.0000    1/15/2028     GNMA
36208L6E2  GNMA 30 YR  SF LN  454569     983,479     946,826     974,874      4,917       6.2779       6.0000    6/15/2028     GNMA
36208L6E2  GNMA 30 YR  SF LN  454569     983,479     946,826     974,874      4,917       6.2779       6.0000    6/15/2028     GNMA
36208L6E2  GNMA 30 YR  SF LN  454569     983,479     946,826     974,874      4,917       6.2779       6.0000    6/15/2028     GNMA
36208L6E2  GNMA 30 YR  SF LN  454569     576,450     554,967     571,406      2,882       6.2779       6.0000    6/15/2028     GNMA
36208L6E2  GNMA 30 YR  SF LN  454569     432,453     416,337     428,669      2,162       6.2779       6.0000    6/15/2028     GNMA
36208MBT1  GNMA 30 YR  SF LN  454650     722,987     720,510     730,217      3,916       6.5262       6.5000     9/1/2028     GNMA
36208MMC6  GNMA 30 YR  SF LN  454955     316,771     320,214     324,095      1,848       6.9131       7.0000    1/15/2028     GNMA
36208MM44  GNMA 30 YR  SF LN  454979     353,726     357,375     364,667      2,211       7.4131       7.5000    9/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     543,146     541,302     555,704      3,168       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     307,355     306,312     314,461      1,793       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYQ2  GNMA 30 YR  SF LN  455319     919,170     916,050     940,421      5,362       7.0275       7.0000   10/15/2027     GNMA
36208MYS8  GNMA 30 YR  SF LN  455321     600,625     598,587     614,511      3,504       7.0275       7.0000   10/15/2027     GNMA
36208N3P6  GNMA 30 YR  SF LN  456306     509,740     514,998     525,506      3,186       7.4133       7.5000   11/15/2027     GNMA
36208PJU3  GNMA 30 YR  SF LN  456675     572,948     584,437     586,195      3,342       6.8410       7.0000    2/15/2028     GNMA
36208PK56  GNMA 30 YR  SF LN  456716     396,828     404,786     406,003      2,315       6.8410       7.0000    2/15/2028     GNMA
36208PVD7  GNMA 30 YR  SF LN  457012     463,318     468,096     477,648      2,896       7.4131       7.5000    9/15/2027     GNMA
36208PXS2  GNMA 30 YR  SF LN  457089     251,615     250,753     254,131      1,363       6.5262       6.5000     9/1/2028     GNMA
36208PXS2  GNMA 30 YR  SF LN  457089     987,099     983,717     996,970      5,347       6.5262       6.5000     9/1/2028     GNMA
36208PXS2  GNMA 30 YR  SF LN  457089     987,099     983,717     996,970      5,347       6.5262       6.5000     9/1/2028     GNMA
36208PXS2  GNMA 30 YR  SF LN  457089     987,099     983,717     996,970      5,347       6.5262       6.5000     9/1/2028     GNMA
36208PXS2  GNMA 30 YR  SF LN  457089     735,484     732,964     742,839      3,984       6.5262       6.5000     9/1/2028     GNMA
36208QCM6  GNMA 30 YR  SF LN  457376      97,655     100,689     103,545        692       8.2181       8.5000   10/15/2027     GNMA
36208QFE1  GNMA 30 YR  SF LN  457465     317,818     321,096     327,648      1,986       7.4132       7.5000   10/15/2027     GNMA
36208QNK8  GNMA 30 YR  SF LN  457694     569,869     567,917     575,568      3,087       6.5262       6.5000    8/15/2028     GNMA
36208QNK8  GNMA 30 YR  SF LN  457694     402,001     400,624     406,021      2,178       6.5262       6.5000    8/15/2028     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36208QR32  GNMA 30 YR  SF LN  457806      92,044      93,891      94,172        537       6.8420       7.0000    9/15/2028     GNMA
36208QR57  GNMA 30 YR  SF LN  457808     657,685     655,432     664,262      3,562       6.5262       6.5000     9/1/2028     GNMA
36208QR57  GNMA 30 YR  SF LN  457808     329,230     328,102     332,522      1,783       6.5262       6.5000     9/1/2028     GNMA
36208QSF4  GNMA 30 YR  SF LN  457818     417,204     415,775     421,376      2,260       6.5262       6.5000     9/1/2028     GNMA
36208QSF4  GNMA 30 YR  SF LN  457818     987,315     983,932     997,188      5,348       6.5262       6.5000     9/1/2028     GNMA
36208QSF4  GNMA 30 YR  SF LN  457818     674,826     672,514     681,574      3,655       6.5262       6.5000     9/1/2028     GNMA
36208Q3M6  GNMA 30 YR  SF LN  458104      84,211      85,900      86,158        491       6.8410       7.0000    2/15/2028     GNMA
36208Q5A0  GNMA 30 YR  SF LN  458141      49,737      50,735      50,887        290       6.8412       7.0000    3/15/2028     GNMA
36208RDH4  GNMA 30 YR  SF LN  458304     339,335     338,172     342,728      1,838       6.5262       6.5000    5/15/2028     GNMA
36208REH3  GNMA 30 YR  SF LN  458336     744,998     742,446     752,448      4,035       6.5262       6.5000     9/1/2028     GNMA
36208REH3  GNMA 30 YR  SF LN  458336     986,878     983,497     996,747      5,346       6.5262       6.5000     9/1/2028     GNMA
36208REH3  GNMA 30 YR  SF LN  458336     735,319     732,799     742,672      3,983       6.5262       6.5000     9/1/2028     GNMA
36208RNW0  GNMA 30 YR  SF LN  458605     983,659     947,001     975,052      4,918       6.2782       6.0000    5/15/2028     GNMA
36208RNW0  GNMA 30 YR  SF LN  458605     983,659     947,001     975,052      4,918       6.2782       6.0000    5/15/2028     GNMA
36208RNW0  GNMA 30 YR  SF LN  458605     983,659     947,001     975,052      4,918       6.2782       6.0000    5/15/2028     GNMA
36208RNW0  GNMA 30 YR  SF LN  458605     836,193     805,031     828,876      4,181       6.2782       6.0000    5/15/2028     GNMA
36208RPD0  GNMA 30 YR  SF LN  458620     493,599     491,908     498,535      2,674       6.5262       6.5000    6/15/2028     GNMA
36208RWL4  GNMA 30 YR  SF LN  458851     465,592     470,652     476,356      2,716       6.9134       7.0000    4/15/2028     GNMA
36208RXL3  GNMA 30 YR  SF LN  458883     489,696     499,516     501,018      2,857       6.8413       7.0000    4/15/2028     GNMA
36208RYS7  GNMA 30 YR  SF LN  458921     245,528     250,453     251,205      1,432       6.8420       7.0000    9/15/2028     GNMA
36208RYW8  GNMA 30 YR  SF LN  458925     493,453     491,762     498,388      2,673       6.5262       6.5000     9/1/2028     GNMA
36208SVK5  GNMA 30 YR  SF LN  459718      72,523      73,978      74,200        423       6.8410       7.0000    2/15/2028     GNMA
36208THE3  GNMA 30 YR  SF LN  460229     560,230     571,465     573,183      3,268       6.8410       7.0000    2/15/2028     GNMA
36208TYP9  GNMA 30 YR  SF LN  460718     296,293     299,513     303,143      1,728       6.9131       7.0000    1/15/2028     GNMA
36208T4W7  GNMA 30 YR  SF LN  460837     543,524     554,424     556,090      3,171       6.8416       7.0000    6/15/2028     GNMA
36208T5W6  GNMA 30 YR  SF LN  460861     984,324     947,640     975,711      4,922       6.2779       6.0000    6/15/2028     GNMA
36208T5W6  GNMA 30 YR  SF LN  460861     937,464     902,526     929,261      4,687       6.2779       6.0000    6/15/2028     GNMA
36208T5W6  GNMA 30 YR  SF LN  460861     432,825     416,694     429,038      2,164       6.2779       6.0000    6/15/2028     GNMA
36208T5W6  GNMA 30 YR  SF LN  460861     984,324     947,640     975,711      4,922       6.2779       6.0000    6/15/2028     GNMA
36208T5W6  GNMA 30 YR  SF LN  460861     984,324     947,640     975,711      4,922       6.2779       6.0000    6/15/2028     GNMA
36208T5W6  GNMA 30 YR  SF LN  460861     712,181     685,639     705,949      3,561       6.2779       6.0000    6/15/2028     GNMA
36208T5W6  GNMA 30 YR  SF LN  460861     203,458     195,876     201,678      1,017       6.2779       6.0000    6/15/2028     GNMA
36208T5W6  GNMA 30 YR  SF LN  460861      63,670      61,298      63,113        318       6.2779       6.0000    6/15/2028     GNMA
36208T5W6  GNMA 30 YR  SF LN  460861      93,698      90,207      92,878        468       6.2779       6.0000    6/15/2028     GNMA
36208UAM9  GNMA 30 YR  SF LN  460912      90,502      92,317      92,594        528       6.8420       7.0000    9/15/2028     GNMA
36208UFV4  GNMA 30 YR  SF LN  461080     487,635     492,664     502,718      3,048       7.4134       7.5000   12/15/2027     GNMA
36208UG84  GNMA 30 YR  SF LN  461123     429,667     434,099     442,957      2,685       7.4134       7.5000   12/15/2027     GNMA
36208UKA4  GNMA 30 YR  SF LN  461189     224,646     229,151     229,840      1,310       6.8409       7.0000    1/15/2028     GNMA
36208URU3  GNMA 30 YR  SF LN  461399     647,325     660,306     662,291      3,776       6.8409       7.0000    1/15/2028     GNMA
36208VEP6  GNMA 30 YR  SF LN  461942     411,659     419,914     421,177      2,401       6.8409       7.0000    1/15/2028     GNMA
36208VPU3  GNMA 30 YR  SF LN  462235     781,760     779,082     789,578      4,235       6.5262       6.5000     9/1/2028     GNMA
36208VPU3  GNMA 30 YR  SF LN  462235      32,709      32,597      33,036        177       6.5262       6.5000     9/1/2028     GNMA
36208VXT7  GNMA 30 YR  SF LN  462490     274,027     279,522     280,363      1,598       6.8409       7.0000    1/15/2028     GNMA
36208VXY6  GNMA 30 YR  SF LN  462495     303,878     309,972     310,904      1,773       6.8409       7.0000    1/15/2028     GNMA
36208VZU2  GNMA 30 YR  SF LN  462555     359,878     363,789     368,198      2,099       6.9132       7.0000    2/15/2028     GNMA
36208VZ99  GNMA 30 YR  SF LN  462568     676,199     673,882     682,961      3,663       6.5263       6.5000    3/15/2028     GNMA
36208VZ99  GNMA 30 YR  SF LN  462568     296,785     295,768     299,753      1,608       6.5263       6.5000    3/15/2028     GNMA
36208WBD4  GNMA 30 YR  SF LN  462736     983,783     947,120     975,175      4,919       6.2782       6.0000    5/15/2028     GNMA
36208WBD4  GNMA 30 YR  SF LN  462736     983,783     947,120     975,175      4,919       6.2782       6.0000    5/15/2028     GNMA
36208WBD4  GNMA 30 YR  SF LN  462736     983,783     947,120     975,175      4,919       6.2782       6.0000    5/15/2028     GNMA
36208WBD4  GNMA 30 YR  SF LN  462736     983,783     947,120     975,175      4,919       6.2782       6.0000    5/15/2028     GNMA
36208WBG7  GNMA 30 YR  SF LN  462739     540,669     548,617     557,900      3,379       7.3774       7.5000    5/15/2028     GNMA
36208WFE8  GNMA 30 YR  SF LN  462865     525,649     536,190     537,802      3,066       6.8410       7.0000    2/15/2028     GNMA
36208WN58  GNMA 30 YR  SF LN  463112     495,974     505,920     507,441      2,893       6.8409       7.0000    1/15/2028     GNMA
36208WZ71  GNMA 30 YR  SF LN  463466     273,747     279,236     280,076      1,597       6.8409       7.0000    1/15/2028     GNMA
36208XCD1  GNMA 30 YR  SF LN  463668      68,997      70,381      70,592        402       6.8412       7.0000    3/15/2028     GNMA
36208XEB3  GNMA 30 YR  SF LN  463730     385,234     392,959     394,141      2,247       6.8412       7.0000    3/15/2028     GNMA
36208XE23  GNMA 30 YR  SF LN  463753     318,564     317,473     321,750      1,726       6.5263       6.5000    4/15/2028     GNMA
36208XE23  GNMA 30 YR  SF LN  463753      36,418      36,294      36,782        197       6.5263       6.5000    4/15/2028     GNMA
36208XTP6  GNMA 30 YR  SF LN  464158     811,437     808,657     819,551      4,395       6.5262       6.5000     9/1/2028     GNMA
36208XTP6  GNMA 30 YR  SF LN  464158     233,608     232,808     235,944      1,265       6.5262       6.5000     9/1/2028     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36208XTY7  GNMA 30 YR  SF LN  464167     857,324     854,386     865,897      4,644       6.5262       6.5000     9/1/2028     GNMA
36208XTY7  GNMA 30 YR  SF LN  464167     175,681     175,079     177,438        952       6.5262       6.5000     9/1/2028     GNMA
36208XUZ2  GNMA 30 YR  SF LN  464200     331,059     329,925     334,370      1,793       6.5262       6.5000     9/1/2028     GNMA
36208XUZ2  GNMA 30 YR  SF LN  464200     987,174     983,791     997,046      5,347       6.5262       6.5000     9/1/2028     GNMA
36208XUZ2  GNMA 30 YR  SF LN  464200     987,174     983,791     997,046      5,347       6.5262       6.5000     9/1/2028     GNMA
36208XUZ2  GNMA 30 YR  SF LN  464200     987,174     983,791     997,046      5,347       6.5262       6.5000     9/1/2028     GNMA
36208XUZ2  GNMA 30 YR  SF LN  464200     987,174     983,791     997,046      5,347       6.5262       6.5000     9/1/2028     GNMA
36208XUZ2  GNMA 30 YR  SF LN  464200     987,174     983,791     997,046      5,347       6.5262       6.5000     9/1/2028     GNMA
36208XUZ2  GNMA 30 YR  SF LN  464200     987,174     983,791     997,046      5,347       6.5262       6.5000     9/1/2028     GNMA
36208XUZ2  GNMA 30 YR  SF LN  464200     987,174     983,791     997,046      5,347       6.5262       6.5000     9/1/2028     GNMA
36208XUZ2  GNMA 30 YR  SF LN  464200     987,174     983,791     997,046      5,347       6.5262       6.5000     9/1/2028     GNMA
36208XUZ2  GNMA 30 YR  SF LN  464200     987,174     983,791     997,046      5,347       6.5262       6.5000     9/1/2028     GNMA
36208YK81  GNMA 30 YR  SF LN  464819     943,598     940,364     953,034      5,111       6.5262       6.5000    9/15/2028     GNMA
36208YLG2  GNMA 30 YR  SF LN  464827     506,865     505,129     511,934      2,746       6.5262       6.5000     9/1/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535      76,734      73,875      76,063        384       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535      78,951      76,009      78,260        395       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535      80,569      77,567      79,864        403       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     115,209     110,916     114,201        576       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     116,047     111,723     115,032        580       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     117,966     113,570     116,934        590       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     124,125     119,499     123,039        621       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     143,049     137,718     141,797        715       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     190,637     183,533     188,969        953       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     337,281     324,712     334,330      1,686       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     983,016     946,380     974,415      4,915       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     983,016     946,380     974,415      4,915       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     983,016     946,380     974,415      4,915       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     983,016     946,380     974,415      4,915       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     983,016     946,380     974,415      4,915       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     983,016     946,380     974,415      4,915       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     983,016     946,380     974,415      4,915       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     983,016     946,380     974,415      4,915       6.2779       6.0000    6/15/2028     GNMA
36209AEG1  GNMA 30 YR  SF LN  465535     173,611     167,141     172,092        868       6.2779       6.0000    6/15/2028     GNMA
36209AFK1  GNMA 30 YR  SF LN  465570     911,097     905,416     903,125      4,555       6.0452       6.0000   10/15/2028     GNMA
36209AFK1  GNMA 30 YR  SF LN  465570     911,097     905,416     903,125      4,555       6.0452       6.0000   10/15/2028     GNMA
36209AFK1  GNMA 30 YR  SF LN  465570     812,374     807,309     805,266      4,062       6.0452       6.0000   10/15/2028     GNMA
36209ASH4  GNMA 30 YR  SF LN  465920     114,723     117,024     117,375        669       6.8410       7.0000    2/15/2028     GNMA
36209AT83  GNMA 30 YR  SF LN  465975     107,829     107,460     108,907        584       6.5263       6.5000     3/1/2028     GNMA
36209AUF5  GNMA 30 YR  SF LN  465982     392,398     396,663     401,470      2,289       6.9133       7.0000    3/15/2028     GNMA
36209AVC1  GNMA 30 YR  SF LN  466011     777,379     774,716     785,153      4,211       6.5263       6.5000    4/15/2028     GNMA
36209AVC1  GNMA 30 YR  SF LN  466011     206,776     206,068     208,844      1,120       6.5263       6.5000    4/15/2028     GNMA
36209BN38  GNMA 30 YR  SF LN  466710      89,289      88,984      90,182        484       6.5262       6.5000     9/1/2028     GNMA
36209BN38  GNMA 30 YR  SF LN  466710     902,706     899,613     911,733      4,890       6.5262       6.5000     9/1/2028     GNMA
36209BR26  GNMA 30 YR  SF LN  466805      68,727      70,105      70,316        401       6.8413       7.0000    4/15/2028     GNMA
36209BR59  GNMA 30 YR  SF LN  466808     523,258     528,946     535,356      3,052       6.9134       7.0000    4/15/2028     GNMA
36209BU22  GNMA 30 YR  SF LN  466901     322,894     326,404     330,359      1,884       6.9131       7.0000    1/15/2028     GNMA
36209CA22  GNMA 30 YR  SF LN  467225     197,899     197,222     199,878      1,072       6.5262       6.5000     9/1/2028     GNMA
36209C2H8  GNMA 30 YR  SF LN  467976      96,801      96,470      97,769        524       6.5262       6.5000     9/1/2028     GNMA
36209C2H8  GNMA 30 YR  SF LN  467976     893,686     890,624     902,623      4,841       6.5262       6.5000     9/1/2028     GNMA
36209DB29  GNMA 30 YR  SF LN  468157     396,543     395,184     400,508      2,148       6.5262       6.5000    8/15/2028     GNMA
36209DD43  GNMA 30 YR  SF LN  468223      63,631      63,413      64,267        345       6.5262       6.5000     9/1/2028     GNMA
36209DD43  GNMA 30 YR  SF LN  468223     986,530     983,149     996,395      5,344       6.5262       6.5000     9/1/2028     GNMA
36209DD43  GNMA 30 YR  SF LN  468223     986,530     983,149     996,395      5,344       6.5262       6.5000     9/1/2028     GNMA
36209DD43  GNMA 30 YR  SF LN  468223     241,794     240,966     244,212      1,310       6.5262       6.5000     9/1/2028     GNMA
36209DD76  GNMA 30 YR  SF LN  468226     291,001     290,004     293,911      1,576       6.5262       6.5000     9/1/2028     GNMA
36209DD76  GNMA 30 YR  SF LN  468226     207,225     206,516     209,297      1,122       6.5262       6.5000     9/1/2028     GNMA
36209DEJ9  GNMA 30 YR  SF LN  468237     467,042     465,442     471,712      2,530       6.5262       6.5000     9/1/2028     GNMA
36209DEJ9  GNMA 30 YR  SF LN  468237     986,989     983,607     996,859      5,346       6.5262       6.5000     9/1/2028     GNMA
36209DEJ9  GNMA 30 YR  SF LN  468237     569,922     567,969     575,621      3,087       6.5262       6.5000     9/1/2028     GNMA
36209DHE7  GNMA 30 YR  SF LN  468329     252,481     257,545     258,318      1,473       6.8413       7.0000    4/15/2028     GNMA
36209DHU1  GNMA 30 YR  SF LN  468343     897,478     894,403     906,453      4,861       6.5262       6.5000     9/1/2028     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36209DHU1  GNMA 30 YR  SF LN  468343     129,672     129,228     130,969        702       6.5262       6.5000     9/1/2028     GNMA
36209DYJ7  GNMA 30 YR  SF LN  468813     333,908     337,538     341,628      1,948       6.9134       7.0000    4/15/2028     GNMA
36209D3H5  GNMA 30 YR  SF LN  468900      41,602      41,460      42,018        225       6.5262       6.5000     9/1/2028     GNMA
36209D3H5  GNMA 30 YR  SF LN  468900     939,192     935,974     948,584      5,087       6.5262       6.5000     9/1/2028     GNMA
36209D3H5  GNMA 30 YR  SF LN  468900      26,147      26,058      26,408        142       6.5262       6.5000     9/1/2028     GNMA
36209D3V4  GNMA 30 YR  SF LN  468912     549,323     555,294     562,023      3,204       6.9134       7.0000    5/15/2028     GNMA
36209D5H3  GNMA 30 YR  SF LN  468948     463,088     472,374     473,795      2,701       6.8409       7.0000    1/15/2028     GNMA
36209D5L4  GNMA 30 YR  SF LN  468951     127,970     127,532     129,250        693       6.5263       6.5000    3/15/2028     GNMA
36209EAL6  GNMA 30 YR  SF LN  469011     294,479     297,680     301,287      1,718       6.9131       7.0000    1/15/2028     GNMA
36209EAR3  GNMA 30 YR  SF LN  469016     171,036     174,466     174,990        998       6.8410       7.0000    2/15/2028     GNMA
36209EVC3  GNMA 30 YR  SF LN  469611     987,618     981,461     978,976      4,938       6.0452       6.0000   10/15/2028     GNMA
36209EVC3  GNMA 30 YR  SF LN  469611     987,618     981,461     978,976      4,938       6.0452       6.0000   10/15/2028     GNMA
36209EVC3  GNMA 30 YR  SF LN  469611     987,618     981,461     978,976      4,938       6.0452       6.0000   10/15/2028     GNMA
36209EVC3  GNMA 30 YR  SF LN  469611     987,618     981,461     978,976      4,938       6.0452       6.0000   10/15/2028     GNMA
36209EVC3  GNMA 30 YR  SF LN  469611     536,061     532,719     531,370      2,680       6.0452       6.0000   10/15/2028     GNMA
36209EWJ7  GNMA 30 YR  SF LN  469649     986,290     980,141     977,660      4,931       6.0452       6.0000   10/15/2028     GNMA
36209EWJ7  GNMA 30 YR  SF LN  469649     986,290     980,141     977,660      4,931       6.0452       6.0000   10/15/2028     GNMA
36209EWJ7  GNMA 30 YR  SF LN  469649     986,290     980,141     977,660      4,931       6.0452       6.0000   10/15/2028     GNMA
36209EWJ7  GNMA 30 YR  SF LN  469649     856,871     851,528     849,373      4,284       6.0452       6.0000   10/15/2028     GNMA
36209GGP6  GNMA 30 YR  SF LN  471006     135,430     139,637     143,598        959       8.2189       8.5000     3/1/2028     GNMA
36209GKP1  GNMA 30 YR  SF LN  471102     207,389     206,679     209,463      1,123       6.5262       6.5000    5/15/2028     GNMA
36209G2X4  GNMA 30 YR  SF LN  471590     451,739     448,922     447,786      2,259       6.0452       6.0000   10/15/2028     GNMA
36209G2X4  GNMA 30 YR  SF LN  471590     988,016     981,856     979,371      4,940       6.0452       6.0000   10/15/2028     GNMA
36209G2X4  GNMA 30 YR  SF LN  471590     988,016     981,856     979,371      4,940       6.0452       6.0000   10/15/2028     GNMA
36209G2X4  GNMA 30 YR  SF LN  471590     988,016     981,856     979,371      4,940       6.0452       6.0000   10/15/2028     GNMA
36209G2X4  GNMA 30 YR  SF LN  471590     988,016     981,856     979,371      4,940       6.0452       6.0000   10/15/2028     GNMA
36209G2X4  GNMA 30 YR  SF LN  471590     988,016     981,856     979,371      4,940       6.0452       6.0000   10/15/2028     GNMA
36209G2X4  GNMA 30 YR  SF LN  471590     988,016     981,856     979,371      4,940       6.0452       6.0000   10/15/2028     GNMA
36209G6M4  GNMA 30 YR  SF LN  471676     340,599     347,430     348,474      1,987       6.8413       7.0000    4/15/2028     GNMA
36209HCR4  GNMA 30 YR  SF LN  471780     519,447     529,864     531,457      3,030       6.8418       7.0000    8/15/2028     GNMA
36209HDH5  GNMA 30 YR  SF LN  471804     488,254     486,581     493,137      2,645       6.5262       6.5000     9/1/2028     GNMA
36209HD28  GNMA 30 YR  SF LN  471821     395,929     400,233     405,083      2,310       6.9133       7.0000    3/15/2028     GNMA
36209JA50  GNMA 30 YR  SF LN  472628      73,730      75,209      75,435        430       6.8414       7.0000    5/15/2028     GNMA
36209JTQ4  GNMA 30 YR  SF LN  473159     504,518     502,789     509,563      2,733       6.5262       6.5000     9/1/2028     GNMA
36209JTQ4  GNMA 30 YR  SF LN  473159     987,161     983,778     997,033      5,347       6.5262       6.5000     9/1/2028     GNMA
36209JTQ4  GNMA 30 YR  SF LN  473159     500,095     498,381     505,096      2,709       6.5262       6.5000     9/1/2028     GNMA
36209KAY4  GNMA 30 YR  SF LN  473523     299,974     303,235     306,909      1,750       6.9134       7.0000    4/15/2028     GNMA
36209KL97  GNMA 30 YR  SF LN  473852     671,057     668,758     677,768      3,635       6.5262       6.5000     9/1/2028     GNMA
36209KL97  GNMA 30 YR  SF LN  473852     407,469     406,073     411,544      2,207       6.5262       6.5000     9/1/2028     GNMA
36209KMX3  GNMA 30 YR  SF LN  473874     295,722     294,709     298,679      1,602       6.5262       6.5000     9/1/2028     GNMA
36209KT65  GNMA 30 YR  SF LN  474073     803,505     800,752     811,540      4,352       6.5263       6.5000    4/15/2028     GNMA
36209KT65  GNMA 30 YR  SF LN  474073     157,108     156,571     158,679        851       6.5263       6.5000    4/15/2028     GNMA
36209KUE6  GNMA 30 YR  SF LN  474081     843,039     840,151     851,469      4,566       6.5263       6.5000    4/15/2028     GNMA
36209KUE6  GNMA 30 YR  SF LN  474081     138,206     137,732     139,588        749       6.5263       6.5000    4/15/2028     GNMA
36209KVT2  GNMA 30 YR  SF LN  474126     389,561     393,795     398,568      2,272       6.9134       7.0000    4/15/2028     GNMA
36209KVT2  GNMA 30 YR  SF LN  474126     123,575     124,919     126,432        721       6.9134       7.0000    4/15/2028     GNMA
36209LD86  GNMA 30 YR  SF LN  474527     263,608     262,705     266,244      1,428       6.5262       6.5000     9/1/2028     GNMA
36209LD86  GNMA 30 YR  SF LN  474527     937,028     933,817     946,398      5,076       6.5262       6.5000     9/1/2028     GNMA
36209LHR0  GNMA 30 YR  SF LN  474640     930,464     927,276     939,769      5,040       6.5262       6.5000     9/1/2028     GNMA
36209LHR0  GNMA 30 YR  SF LN  474640      89,772      89,465      90,670        486       6.5262       6.5000     9/1/2028     GNMA
36209LJP2  GNMA 30 YR  SF LN  474670     312,412     311,342     315,536      1,692       6.5262       6.5000     9/1/2028     GNMA
36209LJP2  GNMA 30 YR  SF LN  474670     987,072     983,690     996,943      5,347       6.5262       6.5000     9/1/2028     GNMA
36209LJP2  GNMA 30 YR  SF LN  474670     923,406     920,242     932,640      5,002       6.5262       6.5000     9/1/2028     GNMA
36209LNV4  GNMA 30 YR  SF LN  474804     300,493     299,464     303,498      1,628       6.5262       6.5000     9/1/2028     GNMA
36209LNV4  GNMA 30 YR  SF LN  474804     986,744     983,363     996,611      5,345       6.5262       6.5000     9/1/2028     GNMA
36209LNV4  GNMA 30 YR  SF LN  474804     477,455     475,819     482,230      2,586       6.5262       6.5000     9/1/2028     GNMA
36209LNV4  GNMA 30 YR  SF LN  474804     264,891     263,984     267,540      1,435       6.5262       6.5000     9/1/2028     GNMA
36209LZA7  GNMA 30 YR  SF LN  475137     198,406     197,726     200,390      1,075       6.5262       6.5000     9/1/2028     GNMA
36209LZC3  GNMA 30 YR  SF LN  475139      93,562      93,241      94,498        507       6.5262       6.5000     9/1/2028     GNMA
36209LZC3  GNMA 30 YR  SF LN  475139     898,078     895,001     907,059      4,865       6.5262       6.5000     9/1/2028     GNMA
36209L3W4  GNMA 30 YR  SF LN  475213      52,617      52,437      53,143        285       6.5262       6.5000     9/1/2028     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36209MS62  GNMA 30 YR  SF LN  475841     286,252     285,272     289,115      1,551       6.5262       6.5000    6/15/2028     GNMA
36209NDJ8  GNMA 30 YR  SF LN  476305     296,623     295,607     299,589      1,607       6.5262       6.5000    5/15/2028     GNMA
36209NH88  GNMA 30 YR  SF LN  476455     138,067     140,837     141,259        805       6.8417       7.0000    7/15/2028     GNMA
36209NL26  GNMA 30 YR  SF LN  476545     636,081     648,836     650,787      3,710       6.8416       7.0000    6/15/2028     GNMA
36209PC47  GNMA 30 YR  SF LN  477191     320,419     319,321     323,623      1,736       6.5262       6.5000    7/15/2028     GNMA
36209PRH2  GNMA 30 YR  SF LN  477588     493,774     492,083     498,712      2,675       6.5262       6.5000     9/1/2028     GNMA
36209QSM8  GNMA 30 YR  SF LN  478524      54,280      54,095      54,823        294       6.5262       6.5000     9/1/2028     GNMA
36209SJN2  GNMA 30 YR  SF LN  480069     615,117     613,010     621,268      3,332       6.5262       6.5000     9/1/2028     GNMA
36209SJN2  GNMA 30 YR  SF LN  480069     371,830     370,556     375,548      2,014       6.5262       6.5000     9/1/2028     GNMA
36209SXN6  GNMA 30 YR  SF LN  480485     316,569     315,485     319,735      1,715       6.5262       6.5000     9/1/2028     GNMA
36209S2V2  GNMA 30 YR  SF LN  480588      89,735      89,428      90,632        486       6.5262       6.5000     9/1/2028     GNMA
36209TVT3  GNMA 30 YR  SF LN  481326      91,762      93,602      93,884        535       6.8420       7.0000    9/15/2028     GNMA
36209UTA4  GNMA 30 YR  SF LN  482145      97,605      97,271      98,581        529       6.5262       6.5000    8/15/2028     GNMA
36209VGM0  GNMA 30 YR  SF LN  482704     143,599     143,107     145,035        778       6.5262       6.5000    8/15/2028     GNMA
36209VGM0  GNMA 30 YR  SF LN  482704     987,244     983,861     997,116      5,348       6.5262       6.5000    8/15/2028     GNMA
36209VGM0  GNMA 30 YR  SF LN  482704     987,244     983,861     997,116      5,348       6.5262       6.5000    8/15/2028     GNMA
36209VGM0  GNMA 30 YR  SF LN  482704     987,244     983,861     997,116      5,348       6.5262       6.5000    8/15/2028     GNMA
36209VGM0  GNMA 30 YR  SF LN  482704     987,244     983,861     997,116      5,348       6.5262       6.5000    8/15/2028     GNMA
36209VG73  GNMA 30 YR  SF LN  482722     192,014     191,356     193,934      1,040       6.5262       6.5000     9/1/2028     GNMA
36209VH98  GNMA 30 YR  SF LN  482756     753,617     751,035     761,153      4,082       6.5262       6.5000     9/1/2028     GNMA
36209VH98  GNMA 30 YR  SF LN  482756     316,036     314,953     319,196      1,712       6.5262       6.5000     9/1/2028     GNMA
36209VJA3  GNMA 30 YR  SF LN  482757     579,589     577,603     585,385      3,139       6.5262       6.5000     9/1/2028     GNMA
36209VJA3  GNMA 30 YR  SF LN  482757     561,603     559,679     567,219      3,042       6.5262       6.5000     9/1/2028     GNMA
36209WHE5  GNMA 30 YR  SF LN  483629     251,500     250,639     254,015      1,362       6.5262       6.5000     9/1/2028     GNMA
36209WHE5  GNMA 30 YR  SF LN  483629     986,648     983,267     996,514      5,344       6.5262       6.5000     9/1/2028     GNMA
36209WHE5  GNMA 30 YR  SF LN  483629     986,648     983,267     996,514      5,344       6.5262       6.5000     9/1/2028     GNMA
36209WHE5  GNMA 30 YR  SF LN  483629     986,648     983,267     996,514      5,344       6.5262       6.5000     9/1/2028     GNMA
36209WHE5  GNMA 30 YR  SF LN  483629     986,648     983,267     996,514      5,344       6.5262       6.5000     9/1/2028     GNMA
36209WHE5  GNMA 30 YR  SF LN  483629     655,765     653,518     662,323      3,552       6.5262       6.5000     9/1/2028     GNMA
36209WHN5  GNMA 30 YR  SF LN  483637     159,104     158,559     160,695        862       6.5262       6.5000    9/15/2028     GNMA
36209WH21  GNMA 30 YR  SF LN  483649     165,065     164,037     163,621        825       6.0452       6.0000   10/15/2028     GNMA
36209WH21  GNMA 30 YR  SF LN  483649     987,850     981,691     979,206      4,939       6.0452       6.0000   10/15/2028     GNMA
36209WH21  GNMA 30 YR  SF LN  483649     987,850     981,691     979,206      4,939       6.0452       6.0000   10/15/2028     GNMA
36209WH21  GNMA 30 YR  SF LN  483649     987,850     981,691     979,206      4,939       6.0452       6.0000   10/15/2028     GNMA
36209WH21  GNMA 30 YR  SF LN  483649     822,784     817,654     815,585      4,114       6.0452       6.0000   10/15/2028     GNMA
36209WR20  GNMA 30 YR  SF LN  483905      50,041      49,870      50,541        271       6.5262       6.5000     9/1/2028     GNMA
36209WR20  GNMA 30 YR  SF LN  483905     986,978     983,596     996,848      5,346       6.5262       6.5000     9/1/2028     GNMA
36209WR20  GNMA 30 YR  SF LN  483905     686,413     684,061     693,277      3,718       6.5262       6.5000     9/1/2028     GNMA
36209XB33  GNMA 30 YR  SF LN  484358     509,304     507,559     514,397      2,759       6.5262       6.5000     9/1/2028     GNMA
36209XB33  GNMA 30 YR  SF LN  484358     986,775     983,394     996,643      5,345       6.5262       6.5000     9/1/2028     GNMA
36209XB33  GNMA 30 YR  SF LN  484358     477,470     475,835     482,245      2,586       6.5262       6.5000     9/1/2028     GNMA
36209XCR9  GNMA 30 YR  SF LN  484380     374,936     373,652     378,685      2,031       6.5262       6.5000     9/1/2028     GNMA
36209XCR9  GNMA 30 YR  SF LN  484380      51,087      50,913      51,598        277       6.5262       6.5000     9/1/2028     GNMA
36209XDU1  GNMA 30 YR  SF LN  484415     560,798     558,877     566,406      3,038       6.5262       6.5000     9/1/2028     GNMA
36210AN94  GNMA 30 YR  SF LN  486516     207,059     206,350     209,130      1,122       6.5262       6.5000     9/1/2028     GNMA
36210AN94  GNMA 30 YR  SF LN  486516     285,790     284,811     288,648      1,548       6.5262       6.5000     9/1/2028     GNMA
36210APM3  GNMA 30 YR  SF LN  486528     509,394     507,648     514,488      2,759       6.5262       6.5000     9/1/2028     GNMA
36210APM3  GNMA 30 YR  SF LN  486528     986,948     983,566     996,817      5,346       6.5262       6.5000     9/1/2028     GNMA
36210APM3  GNMA 30 YR  SF LN  486528     477,554     475,918     482,330      2,587       6.5262       6.5000     9/1/2028     GNMA
36210APN1  GNMA 30 YR  SF LN  486529     691,390     689,021     698,304      3,745       6.5262       6.5000     9/1/2028     GNMA
36210APN1  GNMA 30 YR  SF LN  486529     295,728     294,715     298,685      1,602       6.5262       6.5000     9/1/2028     GNMA
36210APS0  GNMA 30 YR  SF LN  486533     493,679     491,988     498,616      2,674       6.5262       6.5000     9/1/2028     GNMA
36210AP27  GNMA 30 YR  SF LN  486541     207,299     206,589     209,372      1,123       6.5262       6.5000     9/1/2028     GNMA
36210AP27  GNMA 30 YR  SF LN  486541     286,121     285,141     288,982      1,550       6.5262       6.5000     9/1/2028     GNMA
36210AP35  GNMA 30 YR  SF LN  486542     509,207     507,463     514,299      2,758       6.5262       6.5000     9/1/2028     GNMA
36210AP35  GNMA 30 YR  SF LN  486542     986,587     983,207     996,453      5,344       6.5262       6.5000     9/1/2028     GNMA
36210CBP7  GNMA 30 YR  SF LN  487946     181,998     181,375     183,818        986       6.5262       6.5000     9/1/2028     GNMA
36210CBP7  GNMA 30 YR  SF LN  487946     297,156     296,138     300,128      1,610       6.5262       6.5000     9/1/2028     GNMA
36210CBQ5  GNMA 30 YR  SF LN  487947     201,890     201,199     203,909      1,094       6.5262       6.5000     9/1/2028     GNMA
36210CBQ5  GNMA 30 YR  SF LN  487947     286,181     285,201     289,043      1,550       6.5262       6.5000     9/1/2028     GNMA
36210CBR3  GNMA 30 YR  SF LN  487948     187,234     186,593     189,106      1,014       6.5262       6.5000     9/1/2028     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36210CBR3  GNMA 30 YR  SF LN  487948     329,217     328,089     332,509      1,783       6.5262       6.5000     9/1/2028     GNMA
36210CF73  GNMA 30 YR  SF LN  488090      69,310      69,073      70,003        375       6.5262       6.5000     9/1/2028     GNMA
36210CF73  GNMA 30 YR  SF LN  488090     987,306     983,923     997,179      5,348       6.5262       6.5000     9/1/2028     GNMA
36210CF73  GNMA 30 YR  SF LN  488090     987,306     983,923     997,179      5,348       6.5262       6.5000     9/1/2028     GNMA
36210CF73  GNMA 30 YR  SF LN  488090     987,306     983,923     997,179      5,348       6.5262       6.5000     9/1/2028     GNMA
36210CF73  GNMA 30 YR  SF LN  488090     987,306     983,923     997,179      5,348       6.5262       6.5000     9/1/2028     GNMA
36210CF73  GNMA 30 YR  SF LN  488090     843,698     840,807     852,135      4,570       6.5262       6.5000     9/1/2028     GNMA
36210CGD9  GNMA 30 YR  SF LN  488096     986,285     982,906     996,148      5,342       6.5262       6.5000     9/1/2028     GNMA
36210CGD9  GNMA 30 YR  SF LN  488096      27,851      27,756      28,130        151       6.5262       6.5000     9/1/2028     GNMA
36210CGP2  GNMA 30 YR  SF LN  488106      84,346      84,058      85,189        457       6.5262       6.5000     9/1/2028     GNMA
36210CGP2  GNMA 30 YR  SF LN  488106     913,129     910,000     922,260      4,946       6.5262       6.5000     9/1/2028     GNMA
36210DPF2  GNMA 30 YR  SF LN  489222     452,945     451,393     457,474      2,453       6.5262       6.5000     9/1/2028     GNMA
36210DPF2  GNMA 30 YR  SF LN  489222      30,839      30,734      31,147        167       6.5262       6.5000     9/1/2028     GNMA
36210DPL9  GNMA 30 YR  SF LN  489227     286,095     285,115     288,956      1,550       6.5262       6.5000     9/1/2028     GNMA
36210EJV2  GNMA 30 YR  SF LN  489976     987,841     981,682     979,197      4,939       6.0452       6.0000   10/15/2028     GNMA
36210EJV2  GNMA 30 YR  SF LN  489976     987,841     981,682     979,197      4,939       6.0452       6.0000   10/15/2028     GNMA
36210EJV2  GNMA 30 YR  SF LN  489976     822,777     817,647     815,578      4,114       6.0452       6.0000   10/15/2028     GNMA
36210EJV2  GNMA 30 YR  SF LN  489976     165,064     164,035     163,620        825       6.0452       6.0000   10/15/2028     GNMA
36210EJV2  GNMA 30 YR  SF LN  489976     887,061     881,530     879,299      4,435       6.0452       6.0000   10/15/2028     GNMA
36210EJV2  GNMA 30 YR  SF LN  489976     100,779     100,151      99,897        504       6.0452       6.0000   10/15/2028     GNMA
36210E6M6  GNMA 30 YR  SF LN  490576     697,193     694,804     704,165      3,776       6.5262       6.5000     9/1/2028     GNMA
36210E6M6  GNMA 30 YR  SF LN  490576      48,473      48,308      48,958        263       6.5262       6.5000     9/1/2028     GNMA
362102L86  GNMA 30 YR  SF LN  68751       69,705      70,045      72,976        552       9.4286       9.5000   12/15/2009     GNMA
36215AYY2  GNMA 30 YR  SF LN  129527      97,374     100,487     104,098        690       8.1575       8.5000    8/15/2016     GNMA
36215KZY9  GNMA 30 YR  SF LN  137659      13,993      13,935      15,022        105       9.0480       9.0000    5/15/2016     GNMA
36215LGQ5  GNMA 30 YR  SF LN  138007      86,976      89,751      92,982        616       8.1568       8.5000    6/15/2016     GNMA
36215M4W3  GNMA 30 YR  SF LN  139537      16,410      16,090      17,543        116       8.7186       8.5000    5/15/2016     GNMA
36215NDP6  GNMA 30 YR  SF LN  139710     103,393     106,530     111,049        775       8.6637       9.0000    8/15/2016     GNMA
36215N2M5  GNMA 30 YR  SF LN  140380      53,704      55,481      57,292        380       8.1693       8.5000   11/15/2019     GNMA
36215VBJ4  GNMA 30 YR  SF LN  145941     220,469     198,609     231,285      1,470       9.1384       8.0000    6/15/2016     GNMA
36215WGW8  GNMA 30 YR  SF LN  147013      52,345      48,234      55,959        371       9.4220       8.5000    4/15/2016     GNMA
36215WGW8  GNMA 30 YR  SF LN  147013     150,595     138,767     160,994      1,067       9.4220       8.5000    4/15/2016     GNMA
36215WM92  GNMA 30 YR  SF LN  147184      89,766      89,390      96,390        673       9.0479       9.0000    6/15/2016     GNMA
36215W3Q5  GNMA 30 YR  SF LN  147607     109,010      97,421     114,358        727       9.2410       8.0000    1/15/2016     GNMA
36215XKS0  GNMA 30 YR  SF LN  148005      60,754      62,650      65,291        456       8.6782       9.0000    4/15/2020     GNMA
36215XNN8  GNMA 30 YR  SF LN  148097      76,830      79,152      82,479        576       8.6610       9.0000    2/15/2016     GNMA
36215X4Q2  GNMA 30 YR  SF LN  148531      46,429      46,238      49,867        348       9.0472       9.0000    5/15/2016     GNMA
36215YMH0  GNMA 30 YR  SF LN  148960      79,045      81,567      84,503        560       8.1568       8.5000    6/15/2016     GNMA
362151A36  GNMA 30 YR  SF LN  150426      89,766      85,392      96,390        673       9.5766       9.0000    5/15/2016     GNMA
362151MB5  GNMA 30 YR  SF LN  150754     134,802     120,373     141,415        899       9.2368       8.0000    6/15/2016     GNMA
362152H29  GNMA 30 YR  SF LN  151549      84,174      86,725      90,407        631       8.6628       9.0000    6/15/2016     GNMA
362152WP1  GNMA 30 YR  SF LN  151954      25,793      25,470      27,516        183       8.6295       8.5000   12/15/2019     GNMA
362152W22  GNMA 30 YR  SF LN  151965     120,084     123,723     128,945        901       8.6628       9.0000    6/15/2016     GNMA
362152X47  GNMA 30 YR  SF LN  151999     101,890     105,137     108,926        722       8.1565       8.5000    5/15/2016     GNMA
362153BY3  GNMA 30 YR  SF LN  152255      15,476      15,412      16,622        116       9.0472       9.0000    6/15/2016     GNMA
362153C97  GNMA 30 YR  SF LN  152296     198,672     188,242     213,332      1,490       9.6196       9.0000    8/15/2016     GNMA
362153C97  GNMA 30 YR  SF LN  152296     198,672     188,242     213,332      1,490       9.6196       9.0000    8/15/2016     GNMA
362153C97  GNMA 30 YR  SF LN  152296     198,672     187,911     213,332      1,490       9.6400       9.0000    8/15/2016     GNMA
362153HJ0  GNMA 30 YR  SF LN  152433     134,222     133,660     144,126      1,007       9.0480       9.0000    5/15/2016     GNMA
362153KJ6  GNMA 30 YR  SF LN  152497      75,201      77,600      80,394        533       8.1568       8.5000    6/15/2016     GNMA
362153LH9  GNMA 30 YR  SF LN  152528      13,576      12,225      14,242         91       9.1410       8.0000    7/15/2016     GNMA
362153SJ8  GNMA 30 YR  SF LN  152721     115,742     109,648     124,283        868       9.6237       9.0000    6/15/2016     GNMA
362153SJ8  GNMA 30 YR  SF LN  152721     115,742     109,648     124,283        868       9.6237       9.0000    6/15/2016     GNMA
362153SJ8  GNMA 30 YR  SF LN  152721       6,366       6,031       6,836         48       9.6237       9.0000    6/15/2016     GNMA
3621533V8  GNMA 30 YR  SF LN  153012      12,452      13,059      13,382         93       8.5017       9.0000    1/15/2020     GNMA
3621537F9  GNMA 30 YR  SF LN  153094      88,891      79,377      93,252        593       9.2368       8.0000    6/15/2016     GNMA
362154B96  GNMA 30 YR  SF LN  153164      15,425      15,917      16,490        109       8.1565       8.5000    5/15/2016     GNMA
362154WD4  GNMA 30 YR  SF LN  153744      35,843      35,344      38,509        284       9.6662       9.5000    4/15/2016     GNMA
362154YZ3  GNMA 30 YR  SF LN  153828      49,315      50,890      52,720        349       8.1572       8.5000    7/15/2016     GNMA
362155B69  GNMA 30 YR  SF LN  154061      88,397      91,220      94,501        626       8.1572       8.5000    7/15/2016     GNMA
362155B69  GNMA 30 YR  SF LN  154061      30,110      31,072      32,189        213       8.1572       8.5000    7/15/2016     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
362155FE8  GNMA 30 YR  SF LN  154165      79,975      82,532      85,497        567       8.1575       8.5000    8/15/2016     GNMA
362155UH4  GNMA 15 YR  SF LN  154584      39,535      39,308      40,262        297       9.2478       9.0000    8/15/2001     GNMA
362156EZ0  GNMA 30 YR  SF LN  155052      34,430      31,653      36,807        244       9.4466       8.5000    5/15/2016     GNMA
362156QR5  GNMA 30 YR  SF LN  155364      13,537      13,272      14,472         96       8.7181       8.5000    7/15/2016     GNMA
362156QW4  GNMA 30 YR  SF LN  155369      26,642      27,495      28,482        189       8.1582       8.5000   10/15/2016     GNMA
362156QW4  GNMA 30 YR  SF LN  155369      49,193      50,769      52,590        348       8.1582       8.5000   10/15/2016     GNMA
362156XG1  GNMA 30 YR  SF LN  155579      30,659      31,636      32,776        217       8.1565       8.5000    5/15/2016     GNMA
362157C80  GNMA 15 YR  SF LN  155895      36,807      36,786      37,484        276       9.0272       9.0000    5/15/2001     GNMA
362157M48  GNMA 30 YR  SF LN  156179      11,117      11,464      11,954         83       8.6760       9.0000    9/15/2019     GNMA
362157P94  GNMA 30 YR  SF LN  156248      96,290      95,877     103,541        722       9.0459       9.0000    9/15/2019     GNMA
362157P94  GNMA 30 YR  SF LN  156248      38,252      38,089      41,132        287       9.0459       9.0000    9/15/2019     GNMA
362157SB6  GNMA 30 YR  SF LN  156314      79,574      81,987      85,446        597       8.6633       9.0000    7/15/2016     GNMA
362157T74  GNMA 15 YR  SF LN  156374      54,771      54,736      55,778        411       9.0268       9.0000   10/15/2001     GNMA
362157T74  GNMA 15 YR  SF LN  156374      55,034      54,998      56,046        413       9.0268       9.0000   10/15/2001     GNMA
362157T74  GNMA 15 YR  SF LN  156374      52,664      52,629      53,632        395       9.0268       9.0000   10/15/2001     GNMA
362157WY1  GNMA 30 YR  SF LN  156463      37,872      37,715      40,667        284       9.0471       9.0000    8/15/2016     GNMA
362157W47  GNMA 15 YR  SF LN  156467      32,667      32,645      33,268        245       9.0267       9.0000   11/15/2001     GNMA
362157W47  GNMA 15 YR  SF LN  156467      32,667      32,645      33,268        245       9.0267       9.0000   11/15/2001     GNMA
3621573V9  GNMA 15 YR  SF LN  156612      43,144      43,116      43,937        324       9.0268       9.0000   10/15/2001     GNMA
362158DX2  GNMA 30 YR  SF LN  156818      44,358      44,175      47,643        333       9.0471       9.0000    8/15/2016     GNMA
362158V79  GNMA 30 YR  SF LN  157338       6,211       5,595       6,516         41       9.1376       8.0000    7/15/2016     GNMA
362159H99  GNMA 30 YR  SF LN  157856      39,385      40,580      42,301        295       8.6633       9.0000    7/15/2016     GNMA
362159TV7  GNMA 30 YR  SF LN  158164      74,715      77,099      79,874        529       8.1568       8.5000    6/15/2016     GNMA
36216ADJ7  GNMA 30 YR  SF LN  158605     104,648     107,820     112,397        785       8.6628       9.0000    6/15/2016     GNMA
36216ARM5  GNMA 30 YR  SF LN  158992      86,044      88,652      92,393        645       8.6628       9.0000    6/15/2016     GNMA
36216A6P1  GNMA 30 YR  SF LN  159378      47,733      49,180      51,242        358       8.6628       9.0000    6/15/2016     GNMA
36216BBJ7  GNMA 30 YR  SF LN  159441      12,044      10,754      12,635         80       9.2360       8.0000    7/15/2016     GNMA
36216BBW8  GNMA 30 YR  SF LN  159453     133,825     119,482     140,390        892       9.2360       8.0000    7/15/2016     GNMA
36216BEJ4  GNMA 15 YR  SF LN  159537      10,485      10,479      10,678         79       9.0271       9.0000    6/15/2001     GNMA
36216BUP2  GNMA 30 YR  SF LN  159990      96,078      85,781     100,792        641       9.2360       8.0000    7/15/2016     GNMA
36216CCH8  GNMA 30 YR  SF LN  160372      54,459      56,194      58,219        386       8.1565       8.5000    5/15/2016     GNMA
36216DAQ8  GNMA 30 YR  SF LN  161215      73,452      75,815      78,470        520       8.1596       8.5000    2/15/2017     GNMA
36216DA62  GNMA 30 YR  SF LN  161229      63,193      62,933      67,856        474       9.0472       9.0000    5/15/2016     GNMA
36216DGH2  GNMA 30 YR  SF LN  161400      62,103      64,082      66,391        440       8.1565       8.5000    5/15/2016     GNMA
36216DKF1  GNMA 30 YR  SF LN  161494         872         878         936          7       9.4279       9.5000   11/15/2019     GNMA
36216DPR0  GNMA 15 YR  SF LN  161632      10,374      10,368      10,565         78       9.0270       9.0000    7/15/2001     GNMA
36216DQK4  GNMA 30 YR  SF LN  161658      95,331      97,330      99,931        636       7.7843       8.0000    3/15/2017     GNMA
36216DVK8  GNMA 30 YR  SF LN  161818      46,598      46,405      50,011        349       9.0471       9.0000    7/15/2016     GNMA
36216DYF6  GNMA 30 YR  SF LN  161910      15,591      16,090      16,668        110       8.1579       8.5000    9/15/2016     GNMA
36216DZM0  GNMA 30 YR  SF LN  161948      81,757      84,362      87,402        579       8.1565       8.5000    5/15/2016     GNMA
36216D6Y6  GNMA 30 YR  SF LN  162087      21,912      21,822      23,535        164       9.0471       9.0000    7/15/2016     GNMA
36216D6Y6  GNMA 30 YR  SF LN  162087      11,686      11,639      12,551         88       9.0471       9.0000    7/15/2016     GNMA
36216ECU5  GNMA 30 YR  SF LN  162183      67,347      69,498      71,997        477       8.1572       8.5000    7/15/2016     GNMA
36216EEC3  GNMA 30 YR  SF LN  162231       6,246       5,934       6,720         47       9.5686       9.0000    5/15/2018     GNMA
36216EKS1  GNMA 30 YR  SF LN  162405       4,127       4,083       4,434         33       9.6276       9.5000    8/15/2016     GNMA
36216EMB6  GNMA 30 YR  SF LN  162454      47,211      48,717      50,471        334       8.1568       8.5000    6/15/2016     GNMA
36216EMB6  GNMA 30 YR  SF LN  162454      10,386      10,718      11,103         74       8.1568       8.5000    6/15/2016     GNMA
36216EPE7  GNMA 30 YR  SF LN  162521      35,270      34,759      37,867        279       9.6620       9.5000    9/15/2019     GNMA
36216EVU4  GNMA 30 YR  SF LN  162727      20,631      20,373      22,009        146       8.6296       8.5000   11/15/2019     GNMA
36216EX65  GNMA 30 YR  SF LN  162801      48,230      49,693      51,801        362       8.6633       9.0000    7/15/2016     GNMA
36216E7E7  GNMA 30 YR  SF LN  162993      56,695      58,506      60,610        402       8.1572       8.5000    7/15/2016     GNMA
36216FDN7  GNMA 30 YR  SF LN  163109       8,314       8,291       8,932         66       9.5323       9.5000    8/15/2016     GNMA
36216FJ68  GNMA 30 YR  SF LN  163285      69,697      69,407      74,858        523       9.0470       9.0000   11/15/2016     GNMA
36216FJ68  GNMA 30 YR  SF LN  163285     132,306     131,756     142,103        992       9.0470       9.0000   11/15/2016     GNMA
36216FSX9  GNMA 30 YR  SF LN  163534      64,733      66,699      69,526        486       8.6641       9.0000    9/15/2016     GNMA
36216FS68  GNMA 30 YR  SF LN  163541     126,283     130,315     135,003        895       8.1572       8.5000    7/15/2016     GNMA
36216FT83  GNMA 30 YR  SF LN  163575      87,445      90,235      93,483        619       8.1568       8.5000    6/15/2016     GNMA
36216FV98  GNMA 30 YR  SF LN  163640      53,240      54,940      56,916        377       8.1572       8.5000    7/15/2016     GNMA
36216FZC7  GNMA 15 YR  SF LN  163739      34,458      34,260      35,092        258       9.2478       9.0000    8/15/2001     GNMA
36216GK49  GNMA 30 YR  SF LN  164215      13,643      12,172      14,312         91       9.2321       8.0000   12/15/2016     GNMA
36216GNZ7  GNMA 30 YR  SF LN  164308      68,315      68,033      73,356        512       9.0472       9.0000    5/15/2016     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36216G4S4  GNMA 30 YR  SF LN  164733      67,283      69,432      71,929        477       8.1572       8.5000    7/15/2016     GNMA
36216G5S3  GNMA 30 YR  SF LN  164757      77,306      76,987      83,010        580       9.0472       9.0000    6/15/2016     GNMA
36216HKG0  GNMA 30 YR  SF LN  165095      40,281      41,504      43,253        302       8.6637       9.0000    8/15/2016     GNMA
36216HNH5  GNMA 30 YR  SF LN  165192      81,391      77,106      87,397        610       9.6237       9.0000    6/15/2016     GNMA
36216HQL3  GNMA 30 YR  SF LN  165259      37,022      38,203      39,578        262       8.1568       8.5000    6/15/2016     GNMA
36216HYE0  GNMA 30 YR  SF LN  165509     112,934     116,537     120,732        800       8.1568       8.5000    6/15/2016     GNMA
36216H5V4  GNMA 30 YR  SF LN  165660      11,486      11,827      12,040         77       7.6959       8.0000    1/15/2017     GNMA
36216JHB1  GNMA 30 YR  SF LN  165926      75,072      77,473      80,256        532       8.1575       8.5000    8/15/2016     GNMA
36216JHB1  GNMA 30 YR  SF LN  165926      30,982      31,973      33,121        219       8.1575       8.5000    8/15/2016     GNMA
36216JHJ4  GNMA 15 YR  SF LN  165933      31,701      31,515      32,284        238       9.2472       9.0000    9/15/2001     GNMA
36216JNL2  GNMA 30 YR  SF LN  166095      83,633      86,298      89,408        592       8.1565       8.5000    5/15/2016     GNMA
36216JN40  GNMA 30 YR  SF LN  166111      14,466      12,912      15,176         96       9.2344       8.0000    9/15/2016     GNMA
36216JPS5  GNMA 30 YR  SF LN  166133     214,312     213,411     230,126      1,607       9.0477       9.0000    9/15/2016     GNMA
36216JPS5  GNMA 30 YR  SF LN  166133     210,222     209,339     225,734      1,577       9.0477       9.0000    9/15/2016     GNMA
36216JPS5  GNMA 30 YR  SF LN  166133     202,959     202,106     217,935      1,522       9.0477       9.0000    9/15/2016     GNMA
36216JQZ8  GNMA 30 YR  SF LN  166172      69,307      71,518      74,093        491       8.1568       8.5000    6/15/2016     GNMA
36216J4P4  GNMA 30 YR  SF LN  166530      50,010      47,474      53,713        375       9.5999       9.0000    6/15/2016     GNMA
36216J4P4  GNMA 30 YR  SF LN  166530      50,010      47,474      53,713        375       9.5999       9.0000    6/15/2016     GNMA
36216J4P4  GNMA 30 YR  SF LN  166530      50,010      47,474      53,713        375       9.5999       9.0000    6/15/2016     GNMA
36216J4P4  GNMA 30 YR  SF LN  166530      75,015      71,107      80,570        563       9.6169       9.0000    6/15/2016     GNMA
36216J4P4  GNMA 30 YR  SF LN  166530      75,015      71,107      80,570        563       9.6169       9.0000    6/15/2016     GNMA
36216KK73  GNMA 30 YR  SF LN  166918     158,270     163,319     169,199      1,121       8.1568       8.5000    6/15/2016     GNMA
36216KL23  GNMA 30 YR  SF LN  166945      31,989      32,986      34,378        240       8.6776       9.0000    2/15/2020     GNMA
36216KPB9  GNMA 30 YR  SF LN  167018     157,154     162,204     167,889      1,113       8.1593       8.5000    1/15/2017     GNMA
36216KQV4  GNMA 30 YR  SF LN  167068     117,466     121,217     125,577        832       8.1572       8.5000    7/15/2016     GNMA
36216LA64  GNMA 30 YR  SF LN  167529      36,296      37,397      38,974        272       8.6633       9.0000    7/15/2016     GNMA
36216LLS4  GNMA 30 YR  SF LN  167837      20,390      20,306      21,900        153       9.0471       9.0000    7/15/2016     GNMA
36216LQH3  GNMA 30 YR  SF LN  167956      25,217      22,515      26,454        168       9.2360       8.0000    7/15/2016     GNMA
36216LXV4  GNMA 30 YR  SF LN  168192     228,245     235,533     244,005      1,617       8.1572       8.5000    7/15/2016     GNMA
36216L2F3  GNMA 30 YR  SF LN  168274      51,762      51,549      55,595        388       9.0471       9.0000    7/15/2016     GNMA
36216MDS1  GNMA 15 YR  SF LN  168513      21,185      21,173      21,575        159       9.0270       9.0000    7/15/2001     GNMA
36216ME76  GNMA 30 YR  SF LN  168558     150,641     155,451     161,043      1,067       8.1572       8.5000    7/15/2016     GNMA
36216ME84  GNMA 15 YR  SF LN  168559      39,104      39,080      39,823        293       9.0270       9.0000    7/15/2001     GNMA
36216ME84  GNMA 15 YR  SF LN  168559      39,104      39,080      39,823        293       9.0270       9.0000    7/15/2001     GNMA
36216MKM6  GNMA 30 YR  SF LN  168700     123,165     127,098     131,670        872       8.1572       8.5000    7/15/2016     GNMA
36216MKM6  GNMA 30 YR  SF LN  168700      20,050      20,691      21,434        142       8.1572       8.5000    7/15/2016     GNMA
36216MXX8  GNMA 30 YR  SF LN  169094     117,402     121,185     125,422        832       8.1603       8.5000    4/15/2017     GNMA
36216NBB8  GNMA 15 YR  SF LN  169334      60,337      60,297      61,447        453       9.0267       9.0000   11/15/2001     GNMA
36216NEB5  GNMA 30 YR  SF LN  169430      88,680      88,314      95,224        665       9.0471       9.0000    7/15/2016     GNMA
36216NHP1  GNMA 15 YR  SF LN  169538      34,894      34,694      35,536        262       9.2478       9.0000    8/15/2001     GNMA
36216NLR2  GNMA 30 YR  SF LN  169636     102,905     106,028     110,498        772       8.6637       9.0000    8/15/2016     GNMA
36216NUC5  GNMA 30 YR  SF LN  169879     180,103     171,285     193,344      1,351       9.5751       9.0000    9/15/2016     GNMA
36216NUT8  GNMA 30 YR  SF LN  169894      68,743      70,939      73,490        487       8.1572       8.5000    7/15/2016     GNMA
36216NUT8  GNMA 30 YR  SF LN  169894      37,085      38,270      39,646        263       8.1572       8.5000    7/15/2016     GNMA
36216NU50  GNMA 30 YR  SF LN  169904      43,051      40,865      46,239        323       9.5995       9.0000    7/15/2016     GNMA
36216NU50  GNMA 30 YR  SF LN  169904      43,051      40,865      46,239        323       9.5995       9.0000    7/15/2016     GNMA
36216NU50  GNMA 30 YR  SF LN  169904      43,051      40,865      46,239        323       9.5995       9.0000    7/15/2016     GNMA
36216NU50  GNMA 30 YR  SF LN  169904      64,577      61,423      69,359        484       9.5758       9.0000    7/15/2016     GNMA
36216N6G3  GNMA 30 YR  SF LN  170171     116,226     110,091     124,833        872       9.6230       9.0000    8/15/2016     GNMA
36216N6G3  GNMA 30 YR  SF LN  170171     116,226     110,092     124,833        872       9.6230       9.0000    8/15/2016     GNMA
36216PG77  GNMA 30 YR  SF LN  170422      54,771      56,435      58,813        411       8.6641       9.0000    9/15/2016     GNMA
36216PQ68  GNMA 30 YR  SF LN  170677      72,908      72,601      78,307        547       9.0475       9.0000    1/15/2017     GNMA
36216PV47  GNMA 30 YR  SF LN  170835      47,611      49,133      50,899        337       8.1575       8.5000    8/15/2016     GNMA
36216QA48  GNMA 15 YR  SF LN  171127      52,976      52,664      53,950        397       9.2472       9.0000    9/15/2001     GNMA
36216QA48  GNMA 15 YR  SF LN  171127      52,976      52,664      53,950        397       9.2472       9.0000    9/15/2001     GNMA
36216QE69  GNMA 15 YR  SF LN  171257      13,918      13,910      14,174        104       9.0269       9.0000    9/15/2001     GNMA
36216QHP4  GNMA 15 YR  SF LN  171338      13,251      13,243      13,495         99       9.0269       9.0000    8/15/2001     GNMA
36216QHP4  GNMA 15 YR  SF LN  171338      36,106      36,084      36,770        271       9.0269       9.0000    8/15/2001     GNMA
36216QJ98  GNMA 30 YR  SF LN  171388     144,035     147,055     150,985        960       7.7843       8.0000    3/15/2017     GNMA
36216QKQ8  GNMA 30 YR  SF LN  171403      65,501      65,230      70,351        491       9.0471       9.0000    8/15/2016     GNMA
36216QL53  GNMA 30 YR  SF LN  171448       1,109       1,106       1,191          9       9.5322       9.5000    9/15/2016     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36216QL53  GNMA 30 YR  SF LN  171448       1,109       1,106       1,191          9       9.5322       9.5000    9/15/2016     GNMA
36216QL53  GNMA 30 YR  SF LN  171448         924         922         993          7       9.5322       9.5000    9/15/2016     GNMA
36216QL53  GNMA 30 YR  SF LN  171448         924         922         993          7       9.5322       9.5000    9/15/2016     GNMA
36216QL53  GNMA 30 YR  SF LN  171448       2,772       2,765       2,978         22       9.5322       9.5000    9/15/2016     GNMA
36216QL53  GNMA 30 YR  SF LN  171448       2,772       2,765       2,978         22       9.5322       9.5000    9/15/2016     GNMA
36216QM45  GNMA 30 YR  SF LN  171479      81,966      77,657      88,036        615       9.6192       9.0000    9/15/2016     GNMA
36216QNG7  GNMA 30 YR  SF LN  171491      71,387      71,087      76,655        535       9.0478       9.0000    7/15/2016     GNMA
36216QPE0  GNMA 30 YR  SF LN  171521      56,491      56,257      60,674        424       9.0471       9.0000    8/15/2016     GNMA
36216QPT7  GNMA 30 YR  SF LN  171534      20,092      20,735      21,479        142       8.1579       8.5000    9/15/2016     GNMA
36216QXA9  GNMA 30 YR  SF LN  171773      46,738      46,545      50,187        351       9.0471       9.0000    8/15/2016     GNMA
36216Q5V4  GNMA 15 YR  SF LN  171960      34,343      34,146      34,975        258       9.2478       9.0000    8/15/2001     GNMA
36216Q5V4  GNMA 15 YR  SF LN  171960      35,132      34,931      35,778        264       9.2478       9.0000    8/15/2001     GNMA
36216Q5V4  GNMA 15 YR  SF LN  171960      34,343      34,146      34,975        258       9.2478       9.0000    8/15/2001     GNMA
36216Q5V4  GNMA 15 YR  SF LN  171960      34,343      34,146      34,975        258       9.2478       9.0000    8/15/2001     GNMA
36216RKE3  GNMA 15 YR  SF LN  172293      31,792      31,771      32,377        238       9.0268       9.0000   10/15/2001     GNMA
36216RPK4  GNMA 15 YR  SF LN  172426      59,268      59,231      60,358        445       9.0269       9.0000    9/15/2001     GNMA
36216RQE7  GNMA 15 YR  SF LN  172453      41,753      41,727      42,521        313       9.0269       9.0000    9/15/2001     GNMA
36216RTA2  GNMA 30 YR  SF LN  172545      22,780      23,512      24,353        161       8.1589       8.5000   12/15/2016     GNMA
36216RTA2  GNMA 30 YR  SF LN  172545     109,020     112,520     116,548        772       8.1589       8.5000   12/15/2016     GNMA
36216RT38  GNMA 30 YR  SF LN  172570      43,217      44,603      46,201        306       8.1586       8.5000   11/15/2016     GNMA
36216RT38  GNMA 30 YR  SF LN  172570      97,958     101,099     104,722        694       8.1586       8.5000   11/15/2016     GNMA
36216RWU4  GNMA 15 YR  SF LN  172659      15,776      15,767      16,066        118       9.0269       9.0000    8/15/2001     GNMA
36216RX90  GNMA 15 YR  SF LN  172704      51,098      51,065      52,038        383       9.0269       9.0000    9/15/2001     GNMA
36216R5X8  GNMA 30 YR  SF LN  172862      33,089      31,341      35,531        248       9.6226       9.0000    9/15/2016     GNMA
36216SEL2  GNMA 30 YR  SF LN  173039     111,644     115,235     119,270        791       8.1596       8.5000    2/15/2017     GNMA
36216SMW9  GNMA 30 YR  SF LN  173273      23,878      24,644      25,527        169       8.1582       8.5000   10/15/2016     GNMA
36216SWX6  GNMA 30 YR  SF LN  173562       8,027       7,596       8,636         60       9.6119       9.0000    6/15/2018     GNMA
36216TLK4  GNMA 30 YR  SF LN  174130      26,282      27,080      28,228        197       8.6641       9.0000    9/15/2016     GNMA
36216TNG1  GNMA 30 YR  SF LN  174191      24,507      23,232      26,368        184       9.5918       9.0000    6/15/2018     GNMA
36216TSP6  GNMA 30 YR  SF LN  174326      50,603      52,181      54,382        380       8.6779       9.0000    3/15/2020     GNMA
36216TTQ3  GNMA 30 YR  SF LN  174359      19,460      19,380      20,901        146       9.0470       9.0000   11/15/2016     GNMA
36216TWU0  GNMA 30 YR  SF LN  174459     103,598     106,916     110,751        734       8.1582       8.5000   10/15/2016     GNMA
36216T3V0  GNMA 30 YR  SF LN  174612      78,829      81,221      84,646        591       8.6637       9.0000    8/15/2016     GNMA
36216T5V8  GNMA 15 YR  SF LN  174660      49,542      49,509      50,453        372       9.0268       9.0000   10/15/2001     GNMA
36216UBC0  GNMA 30 YR  SF LN  174735      56,228      57,935      60,392        422       8.6637       9.0000    8/15/2016     GNMA
36216UDQ7  GNMA 15 YR  SF LN  174811       1,849       1,849       1,883         14       9.0267       9.0000   11/15/2001     GNMA
36216UGD3  GNMA 30 YR  SF LN  174896      57,424      59,270      61,347        407       8.1593       8.5000    1/15/2017     GNMA
36216UK89  GNMA 15 YR  SF LN  175019      58,646      58,607      59,724        440       9.0268       9.0000   10/15/2001     GNMA
36216UK89  GNMA 15 YR  SF LN  175019      58,646      58,608      59,724        440       9.0268       9.0000   10/15/2001     GNMA
36216URR0  GNMA 30 YR  SF LN  175196     102,081     105,348     109,130        723       8.1579       8.5000    9/15/2016     GNMA
36216USK4  GNMA 30 YR  SF LN  175222      50,228      51,842      53,659        356       8.1593       8.5000    1/15/2017     GNMA
36216UTE7  GNMA 30 YR  SF LN  175249       5,982       5,386       6,275         40       9.1344       8.0000   11/15/2016     GNMA
36216UZH3  GNMA 30 YR  SF LN  175444      57,426      54,339      61,786        431       9.6119       9.0000    6/15/2018     GNMA
36216U6C6  GNMA 30 YR  SF LN  175567      80,223      72,050      84,159        535       9.1627       8.0000   10/15/2016     GNMA
36216VCZ6  GNMA 30 YR  SF LN  175688      65,024      67,110      69,514        461       8.1586       8.5000   11/15/2016     GNMA
36216VFP5  GNMA 30 YR  SF LN  175774     106,071     103,989     113,395        751       8.7175       8.5000   10/15/2016     GNMA
36216VFP5  GNMA 30 YR  SF LN  175774      37,533      36,796      40,125        266       8.7175       8.5000   10/15/2016     GNMA
36216VSN6  GNMA 30 YR  SF LN  176125       2,580       2,529       2,758         18       8.7175       8.5000   10/15/2016     GNMA
36216VV51  GNMA 30 YR  SF LN  176236     161,550     166,719     172,705      1,144       8.1579       8.5000    9/15/2016     GNMA
36216VW43  GNMA 30 YR  SF LN  176267      83,665      82,493      89,887        662       9.6656       9.5000    9/15/2016     GNMA
36216VXA8  GNMA 30 YR  SF LN  176273      75,410      77,826      80,617        534       8.1582       8.5000   10/15/2016     GNMA
36216WQG1  GNMA 30 YR  SF LN  176955     134,144     138,437     143,407        950       8.1579       8.5000    9/15/2016     GNMA
36216WSQ7  GNMA 30 YR  SF LN  177027      38,685      39,860      41,550        290       8.6642       9.0000    9/15/2016     GNMA
36216WTH6  GNMA 30 YR  SF LN  177052      21,587      19,265      22,646        144       9.2336       8.0000   10/15/2016     GNMA
36216WTK9  GNMA 15 YR  SF LN  177054      29,016      28,997      29,550        218       9.0268       9.0000   10/15/2001     GNMA
36216WTK9  GNMA 15 YR  SF LN  177054      29,141      29,122      29,677        219       9.0268       9.0000   10/15/2001     GNMA
36216WVP5  GNMA 30 YR  SF LN  177122     123,930     127,693     133,075        929       8.6641       9.0000    9/15/2016     GNMA
36216WWL3  GNMA 15 YR  SF LN  177151       1,183       1,183       1,205          9       9.0269       9.0000    9/15/2001     GNMA
36216WYJ6  GNMA 30 YR  SF LN  177213      35,845      35,697      38,490        269       9.0471       9.0000    8/15/2016     GNMA
36216WZK2  GNMA 30 YR  SF LN  177246     322,509     305,467     346,391      2,419       9.6226       9.0000    9/15/2016     GNMA
36216W2T9  GNMA 15 YR  SF LN  177286      25,950      25,934      26,427        195       9.0269       9.0000    9/15/2001     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36216W2T9  GNMA 15 YR  SF LN  177286      51,900      51,867      52,854        389       9.0269       9.0000    9/15/2001     GNMA
36216XA84  GNMA 30 YR  SF LN  177431      43,499      42,955      46,405        308       8.6295       8.5000   12/15/2019     GNMA
36216XFC0  GNMA 15 YR  SF LN  177563      53,093      52,788      54,069        398       9.2478       9.0000    8/15/2001     GNMA
36216XKF7  GNMA 30 YR  SF LN  177694     329,098     296,568     345,244      2,194       9.1299       8.0000    8/15/2016     GNMA
36216XKS9  GNMA 15 YR  SF LN  177705      38,550      38,526      39,259        289       9.0269       9.0000    9/15/2001     GNMA
36216XR29  GNMA 30 YR  SF LN  177905      36,597      36,084      39,319        290       9.6654       9.5000   10/15/2016     GNMA
36216XSV4  GNMA 30 YR  SF LN  177932      55,864      57,658      59,721        396       8.1589       8.5000   12/15/2016     GNMA
36216XSV4  GNMA 30 YR  SF LN  177932      54,286      56,029      58,034        385       8.1589       8.5000   12/15/2016     GNMA
36216XWK3  GNMA 30 YR  SF LN  178050       5,371       5,306       5,742         38       8.6336       8.5000    8/15/2016     GNMA
36216XWK3  GNMA 30 YR  SF LN  178050     215,926     213,319     230,836      1,529       8.6336       8.5000    8/15/2016     GNMA
36216XW72  GNMA 15 YR  SF LN  178070      72,454      72,408      73,786        543       9.0269       9.0000    9/15/2001     GNMA
36216XZ95  GNMA 30 YR  SF LN  178168     134,825     132,932     144,852      1,067       9.6653       9.5000   11/15/2016     GNMA
36216X2M2  GNMA 30 YR  SF LN  178180      65,694      67,799      70,230        465       8.1582       8.5000   10/15/2016     GNMA
36216X5T4  GNMA 30 YR  SF LN  178258      17,263      17,192      18,537        129       9.0470       9.0000   10/15/2016     GNMA
36216YEY1  GNMA 30 YR  SF LN  178451     192,290     193,743     201,568      1,282       7.9220       8.0000    6/15/2017     GNMA
36216YFD6  GNMA 30 YR  SF LN  178464      61,825      63,663      64,808        412       7.6973       8.0000    5/15/2017     GNMA
36216YGH6  GNMA 30 YR  SF LN  178500      90,431      90,179      97,134        716       9.5320       9.5000   10/15/2017     GNMA
36216YLN7  GNMA 30 YR  SF LN  178633      14,174      14,115      15,224        106       9.0471       9.0000    9/15/2016     GNMA
36216YRC5  GNMA 30 YR  SF LN  178783      75,019      76,581      80,574        563       8.7686       9.0000   10/15/2016     GNMA
36216YRC5  GNMA 30 YR  SF LN  178783      39,121      38,957      42,018        293       9.0477       9.0000   10/15/2016     GNMA
36216YWG0  GNMA 30 YR  SF LN  178947     111,939     115,543     119,586        793       8.1600       8.5000    3/15/2017     GNMA
362160H89  GNMA 30 YR  SF LN  179455      17,980      15,666      18,705        112       8.9330       7.5000    3/15/2017     GNMA
362160KY8  GNMA 30 YR  SF LN  179511       7,803       8,045       8,391         59       8.6785       9.0000   12/15/2019     GNMA
362160MS9  GNMA 30 YR  SF LN  179569      74,608      77,005      79,704        528       8.1593       8.5000    1/15/2017     GNMA
362160NF6  GNMA 30 YR  SF LN  179590      51,238      52,884      54,738        363       8.1593       8.5000    1/15/2017     GNMA
362160NF6  GNMA 30 YR  SF LN  179590      19,457      20,083      20,786        138       8.1593       8.5000    1/15/2017     GNMA
362160VC4  GNMA 30 YR  SF LN  179811      16,563      17,095      17,707        117       8.1589       8.5000   12/15/2016     GNMA
362160VH3  GNMA 30 YR  SF LN  179816     140,504     137,743     150,206        995       8.7173       8.5000   11/15/2016     GNMA
362160VH3  GNMA 30 YR  SF LN  179816      16,484      16,160      17,622        117       8.7173       8.5000   11/15/2016     GNMA
362160WB5  GNMA 30 YR  SF LN  179842     109,438     108,984     117,513        821       9.0470       9.0000   10/15/2016     GNMA
3621603Z4  GNMA 15 YR  SF LN  180016      11,928      11,921      12,147         89       9.0267       9.0000   11/15/2001     GNMA
3621603Z4  GNMA 15 YR  SF LN  180016      11,928      11,920      12,147         89       9.0267       9.0000   11/15/2001     GNMA
3621606R9  GNMA 30 YR  SF LN  180080      96,733      99,676     103,896        726       8.6655       9.0000   12/15/2016     GNMA
362161EE7  GNMA 30 YR  SF LN  180233     190,859     196,998     203,897      1,352       8.1596       8.5000    2/15/2017     GNMA
362161EF4  GNMA 30 YR  SF LN  180234      32,221      31,585      34,422        228       8.7166       8.5000    3/15/2017     GNMA
362161HB0  GNMA 30 YR  SF LN  180326      82,647      82,420      88,793        654       9.5322       9.5000   12/15/2016     GNMA
362161HE4  GNMA 30 YR  SF LN  180329      44,864      46,308      47,929        318       8.1596       8.5000    2/15/2017     GNMA
362161UD1  GNMA 30 YR  SF LN  180680      38,033      37,929      40,862        301       9.5322       9.5000   10/15/2016     GNMA
362161UP4  GNMA 30 YR  SF LN  180690      61,576      61,321      66,136        462       9.0470       9.0000   10/15/2016     GNMA
362161VN8  GNMA 30 YR  SF LN  180721     109,685     109,380     117,815        868       9.5320       9.5000    8/15/2017     GNMA
362161XV8  GNMA 15 YR  SF LN  180792      21,078      21,065      21,466        158       9.0267       9.0000   11/15/2001     GNMA
362161XV8  GNMA 15 YR  SF LN  180792      21,078      21,064      21,466        158       9.0267       9.0000   11/15/2001     GNMA
362161YJ4  GNMA 30 YR  SF LN  180813      25,699      24,327      27,595        193       9.6193       9.0000    6/15/2017     GNMA
3621616U0  GNMA 30 YR  SF LN  180983      29,547      30,987      31,772        222       8.5007       9.0000   11/15/2019     GNMA
362162BL2  GNMA 30 YR  SF LN  181043      57,577      59,326      61,826        432       8.6641       9.0000    9/15/2016     GNMA
362162C56  GNMA 30 YR  SF LN  181092     216,604     221,122     227,231      1,444       7.7831       8.0000   10/15/2016     GNMA
362162KJ7  GNMA 30 YR  SF LN  181297     104,413     107,758     111,623        740       8.1582       8.5000   10/15/2016     GNMA
362162L80  GNMA 30 YR  SF LN  181351     154,763     159,756     165,335      1,096       8.1606       8.5000    5/15/2017     GNMA
362162U64  GNMA 30 YR  SF LN  181605      14,289      12,752      14,990         95       9.2336       8.0000   10/15/2016     GNMA
362162U64  GNMA 30 YR  SF LN  181605      14,289      12,865      14,990         95       9.1352       8.0000   10/15/2016     GNMA
3621624J5  GNMA 30 YR  SF LN  181825     129,444     133,603     138,286        917       8.1593       8.5000    1/15/2017     GNMA
3621624R7  GNMA 30 YR  SF LN  181832     182,192     186,008     190,983      1,215       7.7841       8.0000    2/15/2017     GNMA
362163CR6  GNMA 30 YR  SF LN  181980     120,174     119,675     129,073        901       9.0470       9.0000   11/15/2016     GNMA
362163DB0  GNMA 30 YR  SF LN  181998     293,294     289,037     314,886      2,322       9.6618       9.5000   12/15/2019     GNMA
362163E37  GNMA 15 YR  SF LN  182054      10,292      10,285      10,481         77       9.0268       9.0000   10/15/2001     GNMA
362163FZ5  GNMA 15 YR  SF LN  182084      76,414      76,363      77,819        573       9.0267       9.0000   11/15/2001     GNMA
362163FZ5  GNMA 15 YR  SF LN  182084      76,414      76,363      77,819        573       9.0267       9.0000   11/15/2001     GNMA
362163P35  GNMA 15 YR  SF LN  182342      82,603      82,549      84,122        620       9.0268       9.0000   10/15/2001     GNMA
362163RS8  GNMA 30 YR  SF LN  182397     101,917     105,014     109,464        764       8.6646       9.0000   10/15/2016     GNMA
362163S73  GNMA 30 YR  SF LN  182442      49,413      50,993      52,825        350       8.1575       8.5000    8/15/2016     GNMA
362163VE4  GNMA 30 YR  SF LN  182513     132,877     137,163     141,954        941       8.1606       8.5000    5/15/2017     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
362163VZ7  GNMA 15 YR  SF LN  182532      40,935      40,908      41,688        307       9.0267       9.0000   11/15/2001     GNMA
362163YS0  GNMA 30 YR  SF LN  182621      71,259      73,560      76,127        505       8.1609       8.5000    6/15/2017     GNMA
362163YT8  GNMA 30 YR  SF LN  182622     118,054     121,855     126,118        836       8.1600       8.5000    3/15/2017     GNMA
362163YW1  GNMA 30 YR  SF LN  182625      89,529      92,409      95,645        634       8.1596       8.5000    2/15/2017     GNMA
3621634F1  GNMA 30 YR  SF LN  182722       5,418       5,396       5,819         41       9.0470       9.0000   12/15/2016     GNMA
3621635B9  GNMA 30 YR  SF LN  182742      72,351      74,678      77,293        512       8.1596       8.5000    2/15/2017     GNMA
362164BB0  GNMA 15 YR  SF LN  182834      56,787      56,751      57,831        426       9.0269       9.0000    9/15/2001     GNMA
362164ES0  GNMA 30 YR  SF LN  182945      75,992      78,429      81,239        538       8.1586       8.5000   11/15/2016     GNMA
362164ES0  GNMA 30 YR  SF LN  182945      13,770      14,212      14,721         98       8.1586       8.5000   11/15/2016     GNMA
362164KG9  GNMA 30 YR  SF LN  183095      17,206      17,135      18,480        129       9.0470       9.0000   11/15/2016     GNMA
362164PX7  GNMA 30 YR  SF LN  183238     102,053     100,044     109,024        723       8.7169       8.5000    1/15/2017     GNMA
362164WG6  GNMA 30 YR  SF LN  183447     131,278     135,269     140,965        985       8.6650       9.0000   11/15/2016     GNMA
362164WY7  GNMA 30 YR  SF LN  183463      84,834      86,607      88,996        566       7.7836       8.0000   12/15/2016     GNMA
362164X42  GNMA 15 YR  SF LN  183499      42,321      42,293      43,099        317       9.0268       9.0000   10/15/2001     GNMA
362164X42  GNMA 15 YR  SF LN  183499      42,721      42,694      43,507        320       9.0268       9.0000   10/15/2001     GNMA
362165CW0  GNMA 15 YR  SF LN  183785      80,521      80,469      82,002        604       9.0268       9.0000   10/15/2001     GNMA
362165EX6  GNMA 30 YR  SF LN  183850      48,818      50,393      52,153        346       8.1606       8.5000    5/15/2017     GNMA
362165EX6  GNMA 30 YR  SF LN  183850      24,044      24,821      25,686        170       8.1606       8.5000    5/15/2017     GNMA
362165NP3  GNMA 30 YR  SF LN  184098     198,148     202,293     207,709      1,321       7.7838       8.0000    1/15/2017     GNMA
362165QU9  GNMA 30 YR  SF LN  184167      74,612      74,303      80,097        560       9.0470       9.0000   11/15/2016     GNMA
362165XY3  GNMA 30 YR  SF LN  184395      10,050      10,349      10,535         67       7.6969       8.0000    4/15/2017     GNMA
362166DG2  GNMA 30 YR  SF LN  184703      81,703      84,187      87,753        613       8.6650       9.0000   11/15/2016     GNMA
362166LQ1  GNMA 30 YR  SF LN  184935      93,476      95,438      97,986        623       7.7845       8.0000    4/15/2017     GNMA
362166M31  GNMA 30 YR  SF LN  184978      73,320      75,672      78,383        519       8.1586       8.5000   11/15/2016     GNMA
362166M31  GNMA 30 YR  SF LN  184978      32,830      33,883      35,097        233       8.1586       8.5000   11/15/2016     GNMA
362166NS5  GNMA 30 YR  SF LN  185001      78,321      77,996      84,121        587       9.0470       9.0000   11/15/2016     GNMA
362166RF9  GNMA 30 YR  SF LN  185086     102,588     102,162     110,185        769       9.0470       9.0000   11/15/2016     GNMA
362166WV8  GNMA 30 YR  SF LN  185260      27,854      28,682      29,198        186       7.6969       8.0000    4/15/2017     GNMA
362166XP0  GNMA 30 YR  SF LN  185286      86,647      86,282      93,063        650       9.0474       9.0000    3/15/2017     GNMA
362166X70  GNMA 30 YR  SF LN  185302      97,520     100,501     104,741        731       8.6687       9.0000    8/15/2017     GNMA
362167FH6  GNMA 30 YR  SF LN  185668     249,492     245,860     267,797      1,975       9.6615       9.5000    4/15/2020     GNMA
362167JL3  GNMA 30 YR  SF LN  185767      61,258      63,235      65,443        434       8.1606       8.5000    5/15/2017     GNMA
362167M21  GNMA 30 YR  SF LN  185877     115,922     119,662     123,841        821       8.1606       8.5000    5/15/2017     GNMA
362167NC8  GNMA 30 YR  SF LN  185887      13,020      13,408      13,648         87       7.6969       8.0000    4/15/2017     GNMA
362167N38  GNMA 30 YR  SF LN  185910      61,988      63,982      66,222        439       8.1596       8.5000    2/15/2017     GNMA
362167RG5  GNMA 30 YR  SF LN  185987      64,133      60,787      69,003        481       9.5912       9.0000    8/15/2018     GNMA
362167RG5  GNMA 30 YR  SF LN  185987      65,442      62,028      70,411        491       9.5912       9.0000    8/15/2018     GNMA
362167RG5  GNMA 30 YR  SF LN  185987      65,442      62,028      70,411        491       9.5912       9.0000    8/15/2018     GNMA
362167RG5  GNMA 30 YR  SF LN  185987      64,133      60,787      69,003        481       9.5912       9.0000    8/15/2018     GNMA
362167VV7  GNMA 30 YR  SF LN  186128       8,955       9,222       9,387         60       7.6969       8.0000    4/15/2017     GNMA
362167VV7  GNMA 30 YR  SF LN  186128      46,050      46,044      48,272        307       8.0015       8.0000    4/15/2017     GNMA
362169C28  GNMA 15 YR  SF LN  186489      48,706      48,674      49,602        365       9.0267       9.0000   11/15/2001     GNMA
362169J39  GNMA 30 YR  SF LN  186682     234,608     233,616     251,981      1,760       9.0472       9.0000    7/15/2017     GNMA
362169J39  GNMA 30 YR  SF LN  186682     232,114     231,132     249,302      1,741       9.0472       9.0000    7/15/2017     GNMA
362169KR4  GNMA 30 YR  SF LN  186704      15,390      14,573      16,526        115       9.6211       9.0000    1/15/2017     GNMA
362169KR4  GNMA 30 YR  SF LN  186704     106,666     109,913     114,537        800       8.6659       9.0000    1/15/2017     GNMA
362169PN8  GNMA 30 YR  SF LN  186829       5,463       5,173       5,866         41       9.6211       9.0000    1/15/2017     GNMA
362169PN8  GNMA 30 YR  SF LN  186829       4,469       4,233       4,799         34       9.6211       9.0000    1/15/2017     GNMA
362169P32  GNMA 30 YR  SF LN  186842      73,336      69,741      78,728        550       9.5748       9.0000   10/15/2016     GNMA
362169P32  GNMA 30 YR  SF LN  186842      77,578      73,517      83,282        582       9.6154       9.0000   10/15/2016     GNMA
362169RN6  GNMA 30 YR  SF LN  186893      28,327      29,235      30,283        201       8.1582       8.5000   10/15/2016     GNMA
3621693T9  GNMA 30 YR  SF LN  187210      67,829      64,356      72,852        509       9.5970       9.0000    2/15/2017     GNMA
3621693T9  GNMA 30 YR  SF LN  187210     101,744      96,534     109,278        763       9.5970       9.0000    2/15/2017     GNMA
3621695M2  GNMA 30 YR  SF LN  187252      54,773      47,708      56,981        342       8.9310       7.5000    5/15/2017     GNMA
3621696Y5  GNMA 30 YR  SF LN  187287     120,282     119,951     129,227        952       9.5322       9.5000   11/15/2016     GNMA
36217ABJ8  GNMA 30 YR  SF LN  187341     145,193     149,863     155,111      1,028       8.1596       8.5000    2/15/2017     GNMA
36217ABX7  GNMA 30 YR  SF LN  187354     128,082     128,941     133,245        801       7.4333       7.5000    7/15/2017     GNMA
36217AE97  GNMA 30 YR  SF LN  187460      65,937      57,854      68,606        412       8.8695       7.5000   11/15/2016     GNMA
36217AHU7  GNMA 30 YR  SF LN  187543      99,683      86,784     103,701        623       8.9389       7.5000    4/15/2017     GNMA
36217ALE8  GNMA 30 YR  SF LN  187625      94,433      97,471     100,884        669       8.1596       8.5000    2/15/2017     GNMA
36217AS68  GNMA 30 YR  SF LN  187841       6,438       6,630       6,749         43       7.6959       8.0000    1/15/2017     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36217ATH3  GNMA 30 YR  SF LN  187852      79,512      81,930      85,379        596       8.6650       9.0000   11/15/2016     GNMA
36217AVH0  GNMA 15 YR  SF LN  187916      39,018      38,992      39,736        293       9.0268       9.0000   10/15/2001     GNMA
36217AXT2  GNMA 30 YR  SF LN  187990      89,601      92,475      95,788        635       8.1586       8.5000   11/15/2016     GNMA
36217AXT2  GNMA 30 YR  SF LN  187990      42,251      43,606      45,168        299       8.1586       8.5000   11/15/2016     GNMA
36217A6Y1  GNMA 30 YR  SF LN  188187      20,861      20,450      22,286        148       8.7166       8.5000    3/15/2017     GNMA
36217BAY4  GNMA 15 YR  SF LN  188223      18,988      18,976      19,337        142       9.0268       9.0000   10/15/2001     GNMA
36217BCR7  GNMA 30 YR  SF LN  188280      95,518      97,523     100,127        637       7.7845       8.0000    4/15/2017     GNMA
36217BC63  GNMA 30 YR  SF LN  188293     106,962      93,950     111,274        669       8.8441       7.5000    4/15/2017     GNMA
36217BJH2  GNMA 30 YR  SF LN  188464      41,323      41,152      44,361        310       9.0470       9.0000   10/15/2016     GNMA
36217BJK5  GNMA 30 YR  SF LN  188466      20,767      21,432      22,201        147       8.1582       8.5000   10/15/2016     GNMA
36217BK64  GNMA 30 YR  SF LN  188517      59,701      56,380      64,122        448       9.6498       9.0000    3/15/2017     GNMA
36217BLR7  GNMA 30 YR  SF LN  188536      77,820      80,330      83,136        551       8.1606       8.5000    5/15/2017     GNMA
36217BS90  GNMA 30 YR  SF LN  188744      74,292      76,552      79,793        557       8.6655       9.0000   12/15/2016     GNMA
36217BTS7  GNMA 30 YR  SF LN  188761      55,609      57,397      59,408        394       8.1593       8.5000    1/15/2017     GNMA
36217BUA4  GNMA 30 YR  SF LN  188777     126,756     130,610     136,142        951       8.6650       9.0000   11/15/2016     GNMA
36217CEA0  GNMA 30 YR  SF LN  189229      75,310      77,735      80,454        533       8.1600       8.5000    3/15/2017     GNMA
36217CE36  GNMA 30 YR  SF LN  189254     141,378     139,656     151,036      1,001       8.6327       8.5000    4/15/2017     GNMA
36217CGK6  GNMA 30 YR  SF LN  189302       8,869       9,133       9,297         59       7.6969       8.0000    4/15/2017     GNMA
36217CME3  GNMA 30 YR  SF LN  189457      16,970      16,636      18,129        120       8.7167       8.5000    2/15/2017     GNMA
36217CPD2  GNMA 30 YR  SF LN  189520      73,440      75,802      78,457        520       8.1596       8.5000    2/15/2017     GNMA
36217CPD2  GNMA 30 YR  SF LN  189520      32,012      33,042      34,199        227       8.1596       8.5000    2/15/2017     GNMA
36217CZW9  GNMA 30 YR  SF LN  189857      77,785      80,153      83,545        583       8.6659       9.0000    1/15/2017     GNMA
36217C2J4  GNMA 30 YR  SF LN  189877      38,169      38,011      40,995        286       9.0470       9.0000   11/15/2016     GNMA
36217DD84  GNMA 30 YR  SF LN  190127      44,907      46,350      47,975        318       8.1593       8.5000    1/15/2017     GNMA
36217DD84  GNMA 30 YR  SF LN  190127      72,242      74,564      77,177        512       8.1593       8.5000    1/15/2017     GNMA
36217DFT6  GNMA 30 YR  SF LN  190178      55,660      57,449      59,462        394       8.1593       8.5000    1/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335       8,141       7,687       8,744         61       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335      44,193      41,726      47,465        331       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335     134,903     127,372     144,893      1,012       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335      37,215      35,138      39,971        279       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335       8,141       7,687       8,744         61       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335     219,799     207,528     236,075      1,649       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335      12,793      12,079      13,740         96       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335     215,147     203,136     231,079      1,614       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335      17,445      16,471      18,737        131       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335     210,496     198,744     226,083      1,579       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335      22,096      20,863      23,732        166       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335     205,844     194,352     221,087      1,544       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335      26,748      25,255      28,729        201       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335     201,192     189,960     216,090      1,509       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335      31,400      29,647      33,725        236       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335     196,540     185,568     211,094      1,474       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335      36,052      34,040      38,722        270       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335      40,704      38,432      43,718        305       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335     187,236     176,783     201,101      1,404       9.6488       9.0000    6/15/2017     GNMA
36217DLQ5  GNMA 30 YR  SF LN  190335      45,355      42,823      48,714        340       9.6488       9.0000    6/15/2017     GNMA
36217DPK4  GNMA 15 YR  SF LN  190426      74,742      74,692      76,117        561       9.0267       9.0000   11/15/2001     GNMA
36217DRU0  GNMA 30 YR  SF LN  190499     134,068     136,881     140,537        894       7.7845       8.0000    4/15/2017     GNMA
36217DSD7  GNMA 30 YR  SF LN  190516      47,547      48,542      49,841        317       7.7838       8.0000    1/15/2017     GNMA
36217DUT9  GNMA 30 YR  SF LN  190594     172,436     169,033     184,215      1,221       8.7166       8.5000    3/15/2017     GNMA
36217DUT9  GNMA 30 YR  SF LN  190594      36,403      35,685      38,890        258       8.7166       8.5000    3/15/2017     GNMA
36217DUT9  GNMA 30 YR  SF LN  190594      86,218      88,994      92,108        611       8.1600       8.5000    3/15/2017     GNMA
36217DW67  GNMA 30 YR  SF LN  190669     101,606     104,868     108,622        720       8.1589       8.5000   12/15/2016     GNMA
36217DY65  GNMA 30 YR  SF LN  190733      56,586      49,694      58,867        354       8.8432       7.5000    5/15/2017     GNMA
36217EBN1  GNMA 15 YR  SF LN  190945      40,617      40,591      41,364        305       9.0267       9.0000   11/15/2001     GNMA
36217EDS8  GNMA 30 YR  SF LN  191013      54,372      56,116      58,126        385       8.1586       8.5000   11/15/2016     GNMA
36217EDU3  GNMA 15 YR  SF LN  191015      56,896      56,858      57,942        427       9.0267       9.0000   11/15/2001     GNMA
36217EF56  GNMA 30 YR  SF LN  191088      17,258      16,391      18,536        129       9.5812       9.0000    6/15/2017     GNMA
36217EF56  GNMA 30 YR  SF LN  191088      45,228      42,826      48,577        339       9.6159       9.0000    6/15/2017     GNMA
36217EKC5  GNMA 30 YR  SF LN  191191      16,239      15,919      17,348        115       8.7167       8.5000    2/15/2017     GNMA
36217EKP6  GNMA 30 YR  SF LN  191202      69,514      70,973      72,868        463       7.7845       8.0000    4/15/2017     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36217EUM2  GNMA 30 YR  SF LN  191488       3,295       3,121       3,539         25       9.6211       9.0000    1/15/2017     GNMA
36217EYP1  GNMA 30 YR  SF LN  191618      10,643       9,495      11,165         71       9.2321       8.0000   12/15/2016     GNMA
36217EYP1  GNMA 30 YR  SF LN  191618      11,178      10,545      11,726         75       8.6220       8.0000   12/15/2016     GNMA
36217EZM7  GNMA 30 YR  SF LN  191648      43,042      40,759      46,337        323       9.6162       9.0000    5/15/2017     GNMA
36217EZM7  GNMA 30 YR  SF LN  191648      51,427      48,785      55,364        386       9.5960       9.0000    5/15/2017     GNMA
36217E2J0  GNMA 30 YR  SF LN  191677     181,160     178,956     193,535      1,283       8.6328       8.5000    3/15/2017     GNMA
36217E2J0  GNMA 30 YR  SF LN  191677     112,673     116,300     120,370        798       8.1600       8.5000    3/15/2017     GNMA
36217FC56  GNMA 30 YR  SF LN  191892      12,835      13,216      13,454         86       7.6969       8.0000    4/15/2017     GNMA
36217FDM8  GNMA 30 YR  SF LN  191908       9,132       9,404       9,573         61       7.6969       8.0000    4/15/2017     GNMA
36217FJQ3  GNMA 30 YR  SF LN  192071     161,249     166,430     172,264      1,142       8.1593       8.5000    1/15/2017     GNMA
36217FTU3  GNMA 30 YR  SF LN  192363       5,797       5,500       6,223         43       9.5963       9.0000    4/15/2017     GNMA
36217FT25  GNMA 30 YR  SF LN  192369      94,394      97,436     100,842        669       8.1603       8.5000    4/15/2017     GNMA
36217FVK2  GNMA 30 YR  SF LN  192418      54,601      56,359      58,331        387       8.1600       8.5000    3/15/2017     GNMA
36217FVR7  GNMA 30 YR  SF LN  192424      21,629      18,962      22,501        135       8.8646       7.5000    4/15/2017     GNMA
36217GFW2  GNMA 30 YR  SF LN  192881   8,563,165   8,185,471   9,197,267     64,224       9.5123       9.0000    1/15/2017     GNMA
36217GMV6  GNMA 30 YR  SF LN  193072      31,879      28,445      33,443        213       9.2329       8.0000   11/15/2016     GNMA
36217GR82  GNMA 30 YR  SF LN  193211      63,815      65,755      68,541        479       8.6650       9.0000   11/15/2016     GNMA
36217GVW4  GNMA 30 YR  SF LN  193329         714         679         769          5       9.5631       9.0000    6/15/2017     GNMA
36217GVW4  GNMA 30 YR  SF LN  193329       1,325       1,261       1,426         10       9.5631       9.0000    6/15/2017     GNMA
36217GV20  GNMA 30 YR  SF LN  193333     215,705     213,070     230,440      1,528       8.6323       8.5000    7/15/2017     GNMA
36217GXG7  GNMA 30 YR  SF LN  193379      30,678      30,593      32,952        243       9.5320       9.5000    9/15/2017     GNMA
36217GYF8  GNMA 30 YR  SF LN  193410      52,380      51,354      55,997        371       8.7177       8.5000    9/15/2016     GNMA
36217GYF8  GNMA 30 YR  SF LN  193410      46,451      45,540      49,658        329       8.7177       8.5000    9/15/2016     GNMA
36217HTG0  GNMA 30 YR  SF LN  194151      75,575      77,816      79,221        504       7.6963       8.0000    2/15/2017     GNMA
36217HT62  GNMA 30 YR  SF LN  194173      22,284      21,845      23,806        158       8.7167       8.5000    2/15/2017     GNMA
36217HVF9  GNMA 30 YR  SF LN  194214      68,320      68,034      73,422        512       9.0440       9.0000   10/15/2020     GNMA
36217HW92  GNMA 30 YR  SF LN  194272      95,922      95,518     103,025        719       9.0475       9.0000    1/15/2017     GNMA
36217HXJ9  GNMA 30 YR  SF LN  194281     133,562     137,854     142,686        946       8.1593       8.5000    1/15/2017     GNMA
36217H4E2  GNMA 30 YR  SF LN  194421      16,313      16,115      17,427        116       8.6330       8.5000    1/15/2017     GNMA
36217JAQ4  GNMA 30 YR  SF LN  194515      79,034      78,075      84,433        560       8.6330       8.5000    1/15/2017     GNMA
36217JAQ4  GNMA 30 YR  SF LN  194515      42,283      43,642      45,171        300       8.1593       8.5000    1/15/2017     GNMA
36217JBX8  GNMA 30 YR  SF LN  194554     116,423     118,869     122,040        776       7.7848       8.0000    5/15/2017     GNMA
36217JEH0  GNMA 30 YR  SF LN  194636      74,038      76,417      79,096        524       8.1593       8.5000    1/15/2017     GNMA
36217JE98  GNMA 30 YR  SF LN  194660      29,298      30,239      31,321        208       8.1589       8.5000   12/15/2016     GNMA
36217JFJ5  GNMA 30 YR  SF LN  194669     142,698     147,288     152,446      1,011       8.1596       8.5000    2/15/2017     GNMA
36217JFK2  GNMA 30 YR  SF LN  194670      66,396      67,788      69,600        443       7.7843       8.0000    3/15/2017     GNMA
36217JGT2  GNMA 30 YR  SF LN  194710     142,036     146,613     151,738      1,006       8.1603       8.5000    4/15/2017     GNMA
36217JJL6  GNMA 30 YR  SF LN  194767      82,506      85,018      88,616        619       8.6659       9.0000    1/15/2017     GNMA
36217JK75  GNMA 30 YR  SF LN  194818      34,855      35,973      37,262        247       8.1586       8.5000   11/15/2016     GNMA
36217JLW9  GNMA 15 YR  SF LN  194841      59,443      59,403      60,536        446       9.0267       9.0000   11/15/2001     GNMA
36217JLW9  GNMA 15 YR  SF LN  194841      59,443      59,403      60,536        446       9.0267       9.0000   11/15/2001     GNMA
36217JLW9  GNMA 15 YR  SF LN  194841      59,805      59,765      60,905        449       9.0267       9.0000   11/15/2001     GNMA
36217JMV0  GNMA 30 YR  SF LN  194872     117,288     119,754     122,947        782       7.7850       8.0000    6/15/2017     GNMA
36217JPK1  GNMA 30 YR  SF LN  194926      85,380      88,126      91,212        605       8.1596       8.5000    2/15/2017     GNMA
36217JP96  GNMA 30 YR  SF LN  194948     119,956     119,622     128,847        950       9.5320       9.5000    7/15/2017     GNMA
36217JQH7  GNMA 30 YR  SF LN  194956     205,858     201,788     219,920      1,458       8.7162       8.5000    5/15/2017     GNMA
36217JRC7  GNMA 30 YR  SF LN  194983      86,673      84,958      92,594        614       8.7160       8.5000    6/15/2017     GNMA
36217J2M2  GNMA 30 YR  SF LN  195280      63,277      65,317      67,599        448       8.1603       8.5000    4/15/2017     GNMA
36217J2M2  GNMA 30 YR  SF LN  195280     107,742     111,214     115,102        763       8.1603       8.5000    4/15/2017     GNMA
36217KDU9  GNMA 30 YR  SF LN  195515       4,169       4,151       4,480         31       9.0455       9.0000    9/15/2020     GNMA
36217KGT9  GNMA 30 YR  SF LN  195610     100,019     103,233     106,851        708       8.1593       8.5000    1/15/2017     GNMA
36217KJ41  GNMA 30 YR  SF LN  195683      97,308     100,268     104,514        730       8.6655       9.0000   12/15/2016     GNMA
36217KM21  GNMA 30 YR  SF LN  195777      92,026      94,983      98,312        652       8.1593       8.5000    1/15/2017     GNMA
36217KQG6  GNMA 30 YR  SF LN  195855      79,301      81,855      84,718        562       8.1600       8.5000    3/15/2017     GNMA
36217KU22  GNMA 30 YR  SF LN  196001      97,420     100,554     104,075        690       8.1596       8.5000    2/15/2017     GNMA
36217KVR6  GNMA 30 YR  SF LN  196024      12,851      13,232      13,471         86       7.6966       8.0000    3/15/2017     GNMA
36217KWL8  GNMA 30 YR  SF LN  196051      31,445      29,839      33,774        236       9.5977       9.0000   12/15/2016     GNMA
36217KXE3  GNMA 30 YR  SF LN  196077      60,898      57,431      63,836        406       8.6196       8.0000    4/15/2017     GNMA
36217KX78  GNMA 30 YR  SF LN  196102      58,457      55,460      62,771        438       9.5967       9.0000    3/15/2017     GNMA
36217KX78  GNMA 30 YR  SF LN  196102      58,457      55,460      62,771        438       9.5967       9.0000    3/15/2017     GNMA
36217KX78  GNMA 30 YR  SF LN  196102      58,457      55,460      62,771        438       9.5967       9.0000    3/15/2017     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36217KX78  GNMA 30 YR  SF LN  196102      58,457      55,460      62,771        438       9.5967       9.0000    3/15/2017     GNMA
36217KYG7  GNMA 30 YR  SF LN  196111      70,699      72,971      75,528        501       8.1593       8.5000    1/15/2017     GNMA
36217KYG7  GNMA 30 YR  SF LN  196111      35,877      37,030      38,328        254       8.1593       8.5000    1/15/2017     GNMA
36217KY28  GNMA 30 YR  SF LN  196129      46,797      47,110      48,683        292       7.4328       7.5000    1/15/2017     GNMA
36217KZW1  GNMA 30 YR  SF LN  196157      17,305      17,421      18,003        108       7.4332       7.5000    6/15/2017     GNMA
36217K6E3  GNMA 30 YR  SF LN  196269     109,326     112,853     116,794        774       8.1606       8.5000    5/15/2017     GNMA
36217K7M4  GNMA 30 YR  SF LN  196300     180,504     186,321     192,834      1,279       8.1603       8.5000    4/15/2017     GNMA
36217LES1  GNMA 30 YR  SF LN  196445      39,001      40,255      41,665        276       8.1596       8.5000    2/15/2017     GNMA
36217LGG5  GNMA 30 YR  SF LN  196499      65,272      61,807      70,105        490       9.6211       9.0000    1/15/2017     GNMA
36217LH41  GNMA 30 YR  SF LN  196551     120,216     124,078     128,428        852       8.1593       8.5000    1/15/2017     GNMA
36217LN77  GNMA 30 YR  SF LN  196714      95,839      85,515     100,541        639       9.2329       8.0000   11/15/2016     GNMA
36217LVS2  GNMA 30 YR  SF LN  196925      12,783      13,163      13,400         85       7.6966       8.0000    3/15/2017     GNMA
36217LXR2  GNMA 30 YR  SF LN  196988      55,589      57,386      59,386        394       8.1613       8.5000    7/15/2017     GNMA
36217LYS9  GNMA 30 YR  SF LN  197021      30,483      31,382      31,954        203       7.7004       8.0000    6/15/2017     GNMA
36217L3J3  GNMA 30 YR  SF LN  197101      69,111      71,332      73,832        490       8.1593       8.5000    1/15/2017     GNMA
36217L3P9  GNMA 30 YR  SF LN  197106     116,879     120,639     124,863        828       8.1596       8.5000    2/15/2017     GNMA
36217L6C5  GNMA 30 YR  SF LN  197167     111,779     111,308     120,056        838       9.0475       9.0000    1/15/2017     GNMA
36217MCN2  GNMA 30 YR  SF LN  197277      36,830      34,945      39,557        276       9.5970       9.0000    2/15/2017     GNMA
36217MCN2  GNMA 30 YR  SF LN  197277      36,830      34,945      39,557        276       9.5970       9.0000    2/15/2017     GNMA
36217MFZ2  GNMA 30 YR  SF LN  197384     172,482     169,079     184,264      1,222       8.7166       8.5000    3/15/2017     GNMA
36217MHG2  GNMA 30 YR  SF LN  197431      44,004      38,373      45,778        275       8.9271       7.5000    2/15/2017     GNMA
36217MK94  GNMA 30 YR  SF LN  197520     148,231     149,227     154,206        926       7.4333       7.5000    8/15/2017     GNMA
36217MWS9  GNMA 30 YR  SF LN  197857     163,139     166,545     171,143      1,088       7.7834       8.0000   11/15/2016     GNMA
36217NQZ8  GNMA 30 YR  SF LN  198572     119,469     123,308     127,630        846       8.1593       8.5000    1/15/2017     GNMA
36217NV90  GNMA 30 YR  SF LN  198740      89,653      87,886      95,777        635       8.7167       8.5000    2/15/2017     GNMA
36217NXF4  GNMA 30 YR  SF LN  198778      15,309      15,008      16,355        108       8.7167       8.5000    2/15/2017     GNMA
36217N6S6  GNMA 30 YR  SF LN  198981     172,890     163,075     181,232      1,153       8.6214       8.0000    1/15/2017     GNMA
36217N6S6  GNMA 30 YR  SF LN  198981      45,869      43,265      48,082        306       8.6214       8.0000    1/15/2017     GNMA
36217PDG9  GNMA 30 YR  SF LN  199103     145,766     150,445     155,831      1,033       8.1589       8.5000   12/15/2016     GNMA
36217PFE2  GNMA 30 YR  SF LN  199165      29,669      26,006      30,865        185       8.8636       7.5000    5/15/2017     GNMA
36217PLC9  GNMA 30 YR  SF LN  199323       4,478       4,241       4,810         34       9.6214       9.0000   12/15/2016     GNMA
36217PLV7  GNMA 30 YR  SF LN  199340      51,421      53,075      54,934        364       8.1596       8.5000    2/15/2017     GNMA
36217PPZ4  GNMA 30 YR  SF LN  199440      96,281      99,216     103,411        722       8.6667       9.0000    3/15/2017     GNMA
36217PTL1  GNMA 30 YR  SF LN  199555      53,597      55,228      57,552        402       8.6659       9.0000    1/15/2017     GNMA
36217QB87  GNMA 30 YR  SF LN  199963     127,434     125,632     136,879      1,009       9.6646       9.5000    6/15/2017     GNMA
36217QGV1  GNMA 30 YR  SF LN  200112       5,822       5,492       6,103         39       8.6214       8.0000    1/15/2017     GNMA
36217QG25  GNMA 30 YR  SF LN  200117     241,860     223,942     251,609      1,512       8.2913       7.5000    2/15/2017     GNMA
36217QJR7  GNMA 30 YR  SF LN  200172      19,137      18,759      20,444        136       8.7160       8.5000    6/15/2017     GNMA
36217QJT3  GNMA 30 YR  SF LN  200174     132,507     132,139     142,328      1,049       9.5320       9.5000    8/15/2017     GNMA
36217QJ63  GNMA 30 YR  SF LN  200185      10,306       9,720      10,803         69       8.6202       8.0000    3/15/2017     GNMA
36217QM28  GNMA 30 YR  SF LN  200277     212,138     207,952     226,629      1,503       8.7166       8.5000    3/15/2017     GNMA
36217QM28  GNMA 30 YR  SF LN  200277     120,343     117,968     128,564        852       8.7166       8.5000    3/15/2017     GNMA
36217QS55  GNMA 30 YR  SF LN  200440      39,594      40,869      42,299        280       8.1600       8.5000    3/15/2017     GNMA
36217QS55  GNMA 30 YR  SF LN  200440     101,185     104,442     108,097        717       8.1600       8.5000    3/15/2017     GNMA
36217QVD4  GNMA 30 YR  SF LN  200512      39,809      41,090      42,528        282       8.1596       8.5000    2/15/2017     GNMA
36217Q4A0  GNMA 30 YR  SF LN  200717      29,732      29,147      31,763        211       8.7167       8.5000    2/15/2017     GNMA
36217Q5G6  GNMA 30 YR  SF LN  200747      60,593      62,543      64,732        429       8.1596       8.5000    2/15/2017     GNMA
36217RAT0  GNMA 30 YR  SF LN  200818      91,995      87,290      98,783        690       9.5974       9.0000    1/15/2017     GNMA
36217RAT0  GNMA 30 YR  SF LN  200818      80,495      76,379      86,435        604       9.5974       9.0000    1/15/2017     GNMA
36217RA45  GNMA 30 YR  SF LN  200827     118,564     122,381     126,663        840       8.1600       8.5000    3/15/2017     GNMA
36217RHW6  GNMA 30 YR  SF LN  201045      19,023      19,589      19,941        127       7.6969       8.0000    4/15/2017     GNMA
36217RKE2  GNMA 30 YR  SF LN  201093      54,238      53,577      57,943        384       8.6326       8.5000    5/15/2017     GNMA
36217RLD3  GNMA 30 YR  SF LN  201124       9,003       8,826       9,618         64       8.7167       8.5000    2/15/2017     GNMA
36217RRZ8  GNMA 30 YR  SF LN  201304     255,634     252,517     273,096      1,811       8.6326       8.5000    5/15/2017     GNMA
36217RT52  GNMA 30 YR  SF LN  201372     719,926     723,514     754,662      4,800       7.9484       8.0000    5/15/2017     GNMA
36217RVY6  GNMA 30 YR  SF LN  201431      76,119      78,570      81,319        539       8.1600       8.5000    3/15/2017     GNMA
36217RVY6  GNMA 30 YR  SF LN  201431      43,698      45,105      46,683        310       8.1600       8.5000    3/15/2017     GNMA
36217R5T6  GNMA 30 YR  SF LN  201658      10,078      10,378      10,564         67       7.6969       8.0000    4/15/2017     GNMA
36217SBC4  GNMA 30 YR  SF LN  201735      13,579      13,984      14,234         91       7.6973       8.0000    5/15/2017     GNMA
36217SFT3  GNMA 30 YR  SF LN  201878     631,976     638,492     651,523      3,950       7.4127       7.5000    2/15/2027     GNMA
36217SZC8  GNMA 30 YR  SF LN  202439     112,674      98,158     117,216        704       8.9320       7.5000    4/15/2017     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


------------------------------------------------------------------------------------------------------------------------------------
  CUSIP           Issuer                   Par        Book        Market   Accrued       Nominal      Nominal    Maturity     Asset
  Code                                    Value       Value        Value   Interest      Book Yld      Coupon      Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36217SZJ3  GNMA 30 YR  SF LN  202445       1,504       1,423       1,618         11       9.6156       9.0000    5/15/2018     GNMA
36217S6K2  GNMA 30 YR  SF LN  202574      40,999      40,501      43,800        290       8.6329       8.5000    2/15/2017     GNMA
36217TAK5  GNMA 30 YR  SF LN  202610     127,710     128,564     132,858        798       7.4330       7.5000    4/15/2017     GNMA
36217TC80  GNMA 30 YR  SF LN  202695      62,599      61,691      67,208        496       9.6618       9.5000   12/15/2019     GNMA
36217TFV6  GNMA 30 YR  SF LN  202780      59,914      61,843      64,007        424       8.1600       8.5000    3/15/2017     GNMA
36217TJN0  GNMA 30 YR  SF LN  202869      72,339      74,671      77,280        512       8.1603       8.5000    4/15/2017     GNMA
36217TJP5  GNMA 30 YR  SF LN  202870      64,613      66,580      69,398        485       8.6659       9.0000    1/15/2017     GNMA
36217TJR1  GNMA 30 YR  SF LN  202872      37,134      33,129      38,956        248       9.2321       8.0000   12/15/2016     GNMA
36217TLH0  GNMA 30 YR  SF LN  202928      27,200      28,008      28,512        181       7.6966       8.0000    3/15/2017     GNMA
36217TPT0  GNMA 30 YR  SF LN  203034       2,983       2,975       3,204         24       9.5322       9.5000    1/15/2017     GNMA
36217TR27  GNMA 30 YR  SF LN  203105      88,578      87,502      94,629        627       8.6329       8.5000    2/15/2017     GNMA
36217TTK5  GNMA 30 YR  SF LN  203154     148,192     152,964     158,315      1,050       8.1600       8.5000    3/15/2017     GNMA
36217TVC0  GNMA 30 YR  SF LN  203211     168,958     168,488     181,481      1,338       9.5320       9.5000    7/15/2017     GNMA
36217TW47  GNMA 30 YR  SF LN  203267      93,613      92,285     100,552        741       9.6643       9.5000    9/15/2017     GNMA
36217URD0  GNMA 30 YR  SF LN  203984     100,836     102,954     105,701        672       7.7848       8.0000    5/15/2017     GNMA
36217UT55  GNMA 30 YR  SF LN  204072      63,889      63,110      68,253        453       8.6326       8.5000    5/15/2017     GNMA
36217UWL6  GNMA 30 YR  SF LN  204151      52,730      49,857      56,635        395       9.6381       9.0000    1/15/2017     GNMA
36217UXQ4  GNMA 30 YR  SF LN  204187     128,026     132,175     136,771        907       8.1622       8.5000   10/15/2017     GNMA
36217VB78  GNMA 30 YR  SF LN  204462      87,700      76,204      91,235        548       8.9598       7.5000    4/15/2017     GNMA
36217VHY3  GNMA 30 YR  SF LN  204647     184,487     173,992     193,388      1,230       8.6202       8.0000    3/15/2017     GNMA
36217VHY3  GNMA 30 YR  SF LN  204647      58,922      55,571      61,765        393       8.6202       8.0000    3/15/2017     GNMA
36217VPU2  GNMA 30 YR  SF LN  204835      21,175      21,856      22,621        150       8.1596       8.5000    2/15/2017     GNMA
36217VPU2  GNMA 30 YR  SF LN  204835      42,955      44,337      45,889        304       8.1596       8.5000    2/15/2017     GNMA
36217VRK2  GNMA 30 YR  SF LN  204890     128,517     132,651     137,296        910       8.1596       8.5000    2/15/2017     GNMA
36217VUS1  GNMA 30 YR  SF LN  204993      33,003      33,688      34,595        220       7.7878       8.0000    6/15/2017     GNMA
36217VW34  GNMA 30 YR  SF LN  205066     163,353     168,612     174,512      1,157       8.1600       8.5000    3/15/2017     GNMA
36217VW34  GNMA 30 YR  SF LN  205066     102,935     106,249     109,966        729       8.1600       8.5000    3/15/2017     GNMA
36217VZV9  GNMA 30 YR  SF LN  205156      70,817      73,102      75,655        502       8.1606       8.5000    5/15/2017     GNMA
36217V6Z2  GNMA 30 YR  SF LN  205288     129,034     113,140     134,235        806       8.8655       7.5000    3/15/2017     GNMA
36217WFW7  GNMA 30 YR  SF LN  205481     174,089     179,699     185,981      1,233       8.1603       8.5000    4/15/2017     GNMA
36217WZU9  GNMA 30 YR  SF LN  206055      62,753      59,184      65,781        418       8.6202       8.0000    3/15/2017     GNMA
36217XBP4  GNMA 30 YR  SF LN  206246     198,558     196,145     212,121      1,406       8.6329       8.5000    2/15/2017     GNMA
36217XBV1  GNMA 30 YR  SF LN  206252      48,774      50,345      52,106        345       8.1600       8.5000    3/15/2017     GNMA
36217XNA4  GNMA 30 YR  SF LN  206585     279,323     275,921     298,404      1,979       8.6327       8.5000    4/15/2017     GNMA
36217XPM6  GNMA 30 YR  SF LN  206628     190,595     196,743     203,615      1,350       8.1606       8.5000    5/15/2017     GNMA
36217XRM4  GNMA 30 YR  SF LN  206692     128,056     127,517     137,471        960       9.0476       9.0000   11/15/2016     GNMA
36217XTV2  GNMA 30 YR  SF LN  206764     100,153     103,381     106,994        709       8.1603       8.5000    4/15/2017     GNMA
36217X2D1  GNMA 30 YR  SF LN  206972     143,585     148,208     153,393      1,017       8.1600       8.5000    3/15/2017     GNMA
36217X2D1  GNMA 30 YR  SF LN  206972      52,213      53,894      55,780        370       8.1600       8.5000    3/15/2017     GNMA
36217YFU7  GNMA 30 YR  SF LN  207279      74,442      76,846      79,527        527       8.1609       8.5000    6/15/2017     GNMA
36217YKP2  GNMA 30 YR  SF LN  207402     243,908     251,769     260,569      1,728       8.1603       8.5000    4/15/2017     GNMA
36217YNH7  GNMA 30 YR  SF LN  207492      28,252      29,161      30,182        200       8.1596       8.5000    2/15/2017     GNMA
36217YQT8  GNMA 30 YR  SF LN  207566      21,295      20,874      22,750        151       8.7164       8.5000    4/15/2017     GNMA
36217YQT8  GNMA 30 YR  SF LN  207566       5,940       5,823       6,346         42       8.7164       8.5000    4/15/2017     GNMA
36217YZ84  GNMA 30 YR  SF LN  207867      19,903      19,511      21,263        141       8.7164       8.5000    4/15/2017     GNMA
36217Y7G7  GNMA 30 YR  SF LN  207995     187,330     176,653     196,369      1,249       8.6191       8.0000    5/15/2017     GNMA
362170DT6  GNMA 30 YR  SF LN  208114      65,829      65,027      70,326        466       8.6326       8.5000    5/15/2017     GNMA
362170ES7  GNMA 30 YR  SF LN  208145     213,205     220,076     227,769      1,510       8.1603       8.5000    4/15/2017     GNMA
362170GQ9  GNMA 30 YR  SF LN  208207      58,800      60,696      62,817        417       8.1603       8.5000    4/15/2017     GNMA
362170SR4  GNMA 30 YR  SF LN  208528     151,102     155,972     161,424      1,070       8.1603       8.5000    4/15/2017     GNMA
362170T69  GNMA 30 YR  SF LN  208573     227,771     229,298     236,952      1,424       7.4332       7.5000    6/15/2017     GNMA
362170VK5  GNMA 30 YR  SF LN  208618       5,109       4,826       5,497         38       9.6325       9.0000    5/15/2018     GNMA
362170VM1  GNMA 30 YR  SF LN  208620      26,564      25,139      28,581        199       9.6125       9.0000    4/15/2018     GNMA
362170Y89  GNMA 30 YR  SF LN  208735       6,839       6,743       7,346         54       9.6646       9.5000    6/15/2017     GNMA
362170ZM7  GNMA 30 YR  SF LN  208748      14,239      14,663      14,926         95       7.6973       8.0000    5/15/2017     GNMA
362171BN9  GNMA 30 YR  SF LN  208945      15,845      15,003      17,014        119       9.6155       9.0000    7/15/2017     GNMA
362171HA1  GNMA 30 YR  SF LN  209125      45,055      42,738      48,391        338       9.5956       9.0000    6/15/2017     GNMA
362171XK1  GNMA 30 YR  SF LN  209582     130,450     134,646     139,361        924       8.1596       8.5000    2/15/2017     GNMA
362171XK1  GNMA 30 YR  SF LN  209582      41,437      42,770      44,268        294       8.1596       8.5000    2/15/2017     GNMA
362171ZS2  GNMA 30 YR  SF LN  209653       2,427       2,393       2,607         19       9.6645       9.5000    7/15/2017     GNMA
362172CA4  GNMA 30 YR  SF LN  209865       6,967       6,869       7,483         55       9.6643       9.5000    9/15/2017     GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

--------------------------------------------------------------------------------------------------------------------------------
  CUSIP     Issuer                          Par         Book       Market     Accrued    Nominal    Nominal    Maturity    Asset
  Code                                      Value       Value      Value      Interest   Book Yld   Coupon     Date         Type
--------------------------------------------------------------------------------------------------------------------------------
362172GM4   GNMA 30 YR SF LN     210004      78,392      80,919      83,747      555     8.1603     8.5000     04/15/2017   GNMA
362172GN2   GNMA 30 YR SF LN     210005     118,244     122,055     126,321      838     8.1603     8.5000     04/15/2017   GNMA
362172HU5   GNMA 30 YR SF LN     210043      21,353      20,205      22,974      160     9.6119     9.0000     06/15/2018   GNMA
362172HV3   GNMA 30 YR SF LN     210044     168,644     174,219     179,911    1,195     8.1691     8.5000     10/15/2019   GNMA
362172HW1   GNMA 30 YR SF LN     210045      24,958      24,646      26,625      177     8.6297     8.5000     10/15/2019   GNMA
362172JL3   GNMA 30 YR SF LN     210067     193,820     184,386     208,172    1,454     9.5634     9.0000     05/15/2017   GNMA
362172JL3   GNMA 30 YR SF LN     210067     193,820     184,386     208,172    1,454     9.5634     9.0000     05/15/2017   GNMA
362172JL3   GNMA 30 YR SF LN     210067     193,820     184,386     208,172    1,454     9.5634     9.0000     05/15/2017   GNMA
362172JL3   GNMA 30 YR SF LN     210067     193,820     184,386     208,172    1,454     9.5634     9.0000     05/15/2017   GNMA
362172JL3   GNMA 30 YR SF LN     210067     193,820     184,386     208,172    1,454     9.5634     9.0000     05/15/2017   GNMA
362172JL3   GNMA 30 YR SF LN     210067     193,820     184,386     208,172    1,454     9.5634     9.0000     05/15/2017   GNMA
362172JL3   GNMA 30 YR SF LN     210067      31,644      30,104      33,987      237     9.5634     9.0000     05/15/2017   GNMA
362172JL3   GNMA 30 YR SF LN     210067     193,794     184,361     208,144    1,453     9.5634     9.0000     05/15/2017   GNMA
362172JS8   GNMA 30 YR SF LN     210073      66,328      68,470      70,859      470     8.1609     8.5000     06/15/2017   GNMA
362172UT3   GNMA 30 YR SF LN     210394     111,029     114,614     118,613      786     8.1609     8.5000     06/15/2017   GNMA
362172YE2   GNMA 30 YR SF LN     210509     148,105     145,177     158,222    1,049     8.7162     8.5000     05/15/2017   GNMA
362172YE2   GNMA 30 YR SF LN     210509      35,078      34,384      37,474      248     8.7162     8.5000     05/15/2017   GNMA
3621722F4   GNMA 30 YR SF LN     210574     130,459     113,725     135,718      815     8.9251     7.5000     04/15/2017   GNMA
362173E93   GNMA 30 YR SF LN     210860      20,621      19,585      22,148      155     9.5812     9.0000     06/15/2017   GNMA
362173E93   GNMA 30 YR SF LN     210860     131,457     124,853     141,191      986     9.5812     9.0000     06/15/2017   GNMA
362173RS7   GNMA 30 YR SF LN     211197     133,662     137,970     142,792      947     8.1603     8.5000     04/15/2017   GNMA
362173UX2   GNMA 30 YR SF LN     211298      52,924      54,628      56,539      375     8.1600     8.5000     03/15/2017   GNMA
362173UX2   GNMA 30 YR SF LN     211298      41,974      43,326      44,841      297     8.1600     8.5000     03/15/2017   GNMA
3621734K9   GNMA 30 YR SF LN     211526     295,559     278,713     309,820    1,970     8.6191     8.0000     05/15/2017   GNMA
3621734K9   GNMA 30 YR SF LN     211526      41,002      38,666      42,980      273     8.6191     8.0000     05/15/2017   GNMA
362174AA2   GNMA 30 YR SF LN     211601      42,029      36,585      43,723      263     8.9379     7.5000     05/15/2017   GNMA
362174ER1   GNMA 30 YR SF LN     211744      98,581      93,443     106,066      739     9.5915     9.0000     07/15/2018   GNMA
362174FL3   GNMA 30 YR SF LN     211771      11,057      10,429      11,591       74     8.6202     8.0000     03/15/2017   GNMA
362174JH8   GNMA 30 YR SF LN     211864     137,795     140,693     144,444      919     7.7850     8.0000     06/15/2017   GNMA
362174PY4   GNMA 30 YR SF LN     212039      88,567      91,427      94,617      627     8.1609     8.5000     06/15/2017   GNMA
362174S21   GNMA 30 YR SF LN     212137     241,495     243,109     251,230    1,509     7.4329     7.5000     03/15/2017   GNMA
362175AN1   GNMA 30 YR SF LN     212513     152,467     153,490     158,613      953     7.4332     7.5000     06/15/2017   GNMA
362175D57   GNMA 30 YR SF LN     212624     175,033     176,207     182,089    1,094     7.4333     7.5000     07/15/2017   GNMA
362175S36   GNMA 30 YR SF LN     213038     319,768     301,541     335,197    2,132     8.6191     8.0000     05/15/2017   GNMA
362175T50   GNMA 30 YR SF LN     213072     185,454     191,443     198,122    1,314     8.1609     8.5000     06/15/2017   GNMA
362175ZG9   GNMA 30 YR SF LN     213243      52,800      54,500      56,407      374     8.1600     8.5000     03/15/2017   GNMA
362175ZG9   GNMA 30 YR SF LN     213243      59,400      61,312      63,458      421     8.1600     8.5000     03/15/2017   GNMA
362175Z61   GNMA 30 YR SF LN     213265     138,348     136,665     147,799      980     8.6328     8.5000     03/15/2017   GNMA
3621753X7   GNMA 30 YR SF LN     213314      29,480      28,899      31,494      209     8.7166     8.5000     03/15/2017   GNMA
3621753X7   GNMA 30 YR SF LN     213314      69,401      68,032      74,142      492     8.7166     8.5000     03/15/2017   GNMA
3621753X7   GNMA 30 YR SF LN     213314      23,952      23,480      25,588      170     8.7166     8.5000     03/15/2017   GNMA
3621753Z2   GNMA 30 YR SF LN     213316      65,111      61,773      69,880      488     9.5967     9.0000     03/15/2017   GNMA
3621753Z2   GNMA 30 YR SF LN     213316      63,167      59,824      67,794      474     9.6170     9.0000     03/15/2017   GNMA
3621756Z9   GNMA 30 YR SF LN     213388       2,969       2,821       3,189       22     9.5812     9.0000     06/15/2017   GNMA
362176DK2   GNMA 30 YR SF LN     213506      14,450      14,245      15,521      114     9.6642     9.5000     10/15/2017   GNMA
362176KN8   GNMA 30 YR SF LN     213701      39,728      37,733      42,670      298     9.5812     9.0000     06/15/2017   GNMA
362176SQ3   GNMA 30 YR SF LN     213927      57,501      59,359      61,429      407     8.1613     8.5000     07/15/2017   GNMA
362176T33   GNMA 30 YR SF LN     213970      65,825      67,851      70,699      494     8.6684     9.0000     11/15/2017   GNMA
362178NA9   GNMA 30 YR SF LN     215585       4,574       4,519       4,886       32     8.6327     8.5000     04/15/2017   GNMA
362178U60   GNMA 30 YR SF LN     215805     153,156     150,129     163,618    1,085     8.7162     8.5000     05/15/2017   GNMA
36218AQ77   GNMA 30 YR SF LN     216578      23,155      22,026      24,870      174     9.5628     9.0000     07/15/2017   GNMA
36218AWP0   GNMA 30 YR SF LN     216754      75,659      78,098      80,827      536     8.1603     8.5000     04/15/2017   GNMA
36218AXP9   GNMA 30 YR SF LN     216786      20,201      19,953      21,581      143     8.6318     8.5000     12/15/2017   GNMA
36218BBL0   GNMA 30 YR SF LN     217043       6,140       6,123       6,595       49     9.5320     9.5000     08/15/2017   GNMA
36218BBL0   GNMA 30 YR SF LN     217043      36,838      36,316      39,568      292     9.6644     9.5000     08/15/2017   GNMA
36218BBQ9   GNMA 30 YR SF LN     217047      46,070      45,418      49,485      365     9.6645     9.5000     07/15/2017   GNMA
36218BMU8   GNMA 30 YR SF LN     217371      39,787      39,218      42,726      315     9.6634     9.5000     06/15/2018   GNMA
36218BMV6   GNMA 30 YR SF LN     217372      68,176      64,491      73,353      511     9.6153     9.0000     06/15/2018   GNMA
36218BMX2   GNMA 30 YR SF LN     217374      43,880      41,508      47,212      329     9.6153     9.0000     06/15/2018   GNMA
36218BMX2   GNMA 30 YR SF LN     217374      49,666      46,982      53,437      373     9.6153     9.0000     06/15/2018   GNMA
36218BM53   GNMA 30 YR SF LN     217380     154,395     159,380     164,942    1,094     8.1609     8.5000     06/15/2017   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
  CUSIP       Issuer                          Par         Book        Market    Accrued   Nominal    Nominal    Maturity     Asset
  Code                                        Value       Value       Value     Interest  Book Yld   Coupon     Date         Type
----------------------------------------------------------------------------------------------------------------------------------
36218BUD7     GNMA 30 YR SF LN     217580      32,205      30,466      34,650     242     9.6156     9.0000     05/15/2018   GNMA
36218BWK9     GNMA 30 YR SF LN     217650      56,528      49,548      58,807     353     8.8636     7.5000     05/15/2017   GNMA
36218CFB6     GNMA 30 YR SF LN     218062      60,602      52,786      63,045     379     8.9310     7.5000     05/15/2017   GNMA
36218CHG3     GNMA 30 YR SF LN     218131      57,266      56,135      61,178     406     8.7162     8.5000     05/15/2017   GNMA
36218CKZ7     GNMA 30 YR SF LN     218212      12,741      11,069      13,255      80     8.9587     7.5000     05/15/2017   GNMA
36218CP25     GNMA 30 YR SF LN     218341     316,367     318,487     329,120   1,977     7.4332     7.5000     06/15/2017   GNMA
36218CP25     GNMA 30 YR SF LN     218341     173,961     175,127     180,973   1,087     7.4332     7.5000     06/15/2017   GNMA
36218DAL7     GNMA 30 YR SF LN     218811      36,195      37,365      38,667     256     8.1609     8.5000     06/15/2017   GNMA
36218DAL7     GNMA 30 YR SF LN     218811     109,879     113,427     117,385     778     8.1609     8.5000     06/15/2017   GNMA
36218DTE3     GNMA 30 YR SF LN     219349     137,271     134,552     146,648     972     8.7158     8.5000     07/15/2017   GNMA
36218DTE3     GNMA 30 YR SF LN     219349      34,559      33,874      36,920     245     8.7158     8.5000     07/15/2017   GNMA
36218DTW3     GNMA 30 YR SF LN     219365     201,581     202,932     209,707   1,260     7.4332     7.5000     06/15/2017   GNMA
36218EPW5     GNMA 30 YR SF LN     220137      70,664      66,844      76,030     530     9.6153     9.0000     06/15/2018   GNMA
36218ET50     GNMA 30 YR SF LN     220272      54,264      53,496      58,286     430     9.6645     9.5000     07/15/2017   GNMA
36218EV65     GNMA 30 YR SF LN     220337      45,713      47,136      49,155     343     8.6764     9.0000     10/15/2019   GNMA
36218E6M8     GNMA 30 YR SF LN     220576     125,002     127,628     131,033     833     7.7848     8.0000     05/15/2017   GNMA
36218FDH8     GNMA 30 YR SF LN     220704     407,975     384,720     427,660   2,720     8.6191     8.0000     05/15/2017   GNMA
36218FDH8     GNMA 30 YR SF LN     220704      50,424      47,550      52,857     336     8.6191     8.0000     05/15/2017   GNMA
36218FEL8     GNMA 30 YR SF LN     220739       5,967       5,676       6,424      45     9.5628     9.0000     07/15/2017   GNMA
36218FEL8     GNMA 30 YR SF LN     220739      10,269       9,768      11,055      77     9.5628     9.0000     07/15/2017   GNMA
36218FK49     GNMA 30 YR SF LN     220915     136,723     141,134     146,063     968     8.1606     8.5000     05/15/2017   GNMA
36218FSC3     GNMA 30 YR SF LN     221115     159,408     156,253     170,297   1,129     8.7160     8.5000     06/15/2017   GNMA
36218FSC3     GNMA 30 YR SF LN     221115     128,796     126,247     137,594     912     8.7160     8.5000     06/15/2017   GNMA
36218FXA1     GNMA 30 YR SF LN     221273     166,079     167,192     172,774   1,038     7.4332     7.5000     06/15/2017   GNMA
36218F3L0     GNMA 30 YR SF LN     221403      15,233      15,549      15,968     102     7.7873     8.0000     04/15/2017   GNMA
36218F3W6     GNMA 30 YR SF LN     221413     121,483     119,079     129,782     861     8.7160     8.5000     06/15/2017   GNMA
36218F3W6     GNMA 30 YR SF LN     221413      72,284      70,854      77,222     512     8.7160     8.5000     06/15/2017   GNMA
36218F7A0     GNMA 30 YR SF LN     221489      60,108      59,256      64,563     476     9.6643     9.5000     09/15/2017   GNMA
36218GNQ5     GNMA 30 YR SF LN     221899      35,463      36,610      37,885     251     8.1613     8.5000     07/15/2017   GNMA
36218GPZ3     GNMA 30 YR SF LN     221940      26,333      25,812      28,132     187     8.7160     8.5000     06/15/2017   GNMA
36218GRN8     GNMA 30 YR SF LN     221993      39,786      37,740      42,722     298     9.5956     9.0000     06/15/2017   GNMA
36218GSB3     GNMA 30 YR SF LN     222014     137,870     130,493     148,079   1,034     9.6186     9.0000     08/15/2017   GNMA
36218GZS8     GNMA 30 YR SF LN     222253     114,357     116,760     119,875     762     7.7848     8.0000     05/15/2017   GNMA
36218HKH6     GNMA 30 YR SF LN     222696     323,652     305,186     339,268   2,158     8.6185     8.0000     06/15/2017   GNMA
36218HPD0     GNMA 30 YR SF LN     222820      77,866      73,662      83,778     584     9.6156     9.0000     05/15/2018   GNMA
36218HP57     GNMA 30 YR SF LN     222844      45,916      43,450      49,402     344     9.6122     9.0000     05/15/2018   GNMA
36218HWX8     GNMA 30 YR SF LN     223062      47,785      49,268      51,354     358     8.6791     9.0000     02/15/2020   GNMA
36218JL40     GNMA 30 YR SF LN     223647       8,185       8,429       8,580      55     7.6973     8.0000     05/15/2017   GNMA
36218JM72     GNMA 30 YR SF LN     223682      54,634      53,854      58,670     433     9.6635     9.5000     05/15/2018   GNMA
36218J4B3     GNMA 30 YR SF LN     224118       5,863       5,791       6,259      42     8.6313     8.5000     05/15/2018   GNMA
36218J5B2     GNMA 30 YR SF LN     224142       8,849       8,371       9,521      66     9.6153     9.0000     06/15/2018   GNMA
36218KDZ7     GNMA 30 YR SF LN     224320       1,079       1,066       1,151       8     8.6298     8.5000     09/15/2019   GNMA
36218KL70     GNMA 30 YR SF LN     224550      85,549      80,668      89,677     570     8.6185     8.0000     06/15/2017   GNMA
36218KPA9     GNMA 30 YR SF LN     224617     167,553     168,678     174,307   1,047     7.4333     7.5000     08/15/2017   GNMA
36218LFW0     GNMA 30 YR SF LN     225281     278,256     280,123     289,472   1,739     7.4333     7.5000     07/15/2017   GNMA
36218LG82     GNMA 30 YR SF LN     225323      27,427      27,351      29,460     217     9.5320     9.5000     07/15/2017   GNMA
36218LL37     GNMA 30 YR SF LN     225446     240,206     241,816     249,889   1,501     7.4332     7.5000     06/15/2017   GNMA
36218LRQ0     GNMA 30 YR SF LN     225595      81,609      80,613      87,184     578     8.6323     8.5000     07/15/2017   GNMA
36218LR64     GNMA 30 YR SF LN     225609      19,122      18,100      20,586     143     9.6189     9.0000     07/15/2017   GNMA
36218LR64     GNMA 30 YR SF LN     225609      21,512      20,362      23,159     161     9.6189     9.0000     07/15/2017   GNMA
36218LR64     GNMA 30 YR SF LN     225609       8,764       8,296       9,435      66     9.6189     9.0000     07/15/2017   GNMA
36218LR64     GNMA 30 YR SF LN     225609      14,341      13,575      15,439     108     9.6189     9.0000     07/15/2017   GNMA
36218LR64     GNMA 30 YR SF LN     225609      13,545      12,821      14,582     102     9.6189     9.0000     07/15/2017   GNMA
36218LR64     GNMA 30 YR SF LN     225609       8,764       8,296       9,435      66     9.6189     9.0000     07/15/2017   GNMA
36218LR64     GNMA 30 YR SF LN     225609      15,935      15,083      17,155     120     9.6189     9.0000     07/15/2017   GNMA
36218LR64     GNMA 30 YR SF LN     225609      11,951      11,313      12,866      90     9.6189     9.0000     07/15/2017   GNMA
36218LR64     GNMA 30 YR SF LN     225609      70,112      66,365      75,479     526     9.6189     9.0000     07/15/2017   GNMA
36218LR64     GNMA 30 YR SF LN     225609      86,047      81,448      92,634     645     9.6189     9.0000     07/15/2017   GNMA
36218LTK1     GNMA 30 YR SF LN     225654     160,382     165,561     171,338   1,136     8.1609     8.5000     06/15/2017   GNMA
36218LT88     GNMA 30 YR SF LN     225675      10,865      10,320      11,670      81     9.5812     9.0000     06/15/2017   GNMA
36218LV28     GNMA 30 YR SF LN     225733     264,781     270,348     277,557   1,765     7.7850     8.0000     06/15/2017   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
  CUSIP       Issuer                          Par         Book        Market    Accrued   Nominal    Nominal    Maturity     Asset
  Code                                        Value       Value       Value     Interest  Book Yld   Coupon     Date         Type
----------------------------------------------------------------------------------------------------------------------------------
36218MER0     GNMA 30 YR SF LN     226144     123,235     127,222     131,653     873     8.1616     8.5000     08/15/2017   GNMA
36218MF65     GNMA 30 YR SF LN     226189     144,517     144,112     155,192   1,144     9.5319     9.5000     04/15/2018   GNMA
36218MZB2     GNMA 30 YR SF LN     226738       5,390       5,314       5,788      43     9.6634     9.5000     06/15/2018   GNMA
36218MZT3     GNMA 30 YR SF LN     226754     142,010     134,333     152,793   1,065     9.6153     9.0000     06/15/2018   GNMA
36218M7C1     GNMA 30 YR SF LN     226891      13,529      12,870      14,531     101     9.5631     9.0000     06/15/2017   GNMA
36218M7C1     GNMA 30 YR SF LN     226891      14,324      13,627      15,385     107     9.5631     9.0000     06/15/2017   GNMA
36218M7C1     GNMA 30 YR SF LN     226891      47,748      49,206      51,284     358     8.6679     9.0000     06/15/2017   GNMA
36218NRR4     GNMA 30 YR SF LN     227396       7,455       7,053       8,021      56     9.6159     9.0000     04/15/2018   GNMA
36218N6G1     GNMA 30 YR SF LN     227771     196,509     197,828     204,430   1,228     7.4333     7.5000     08/15/2017   GNMA
36218N6G1     GNMA 30 YR SF LN     227771     125,415     126,257     130,470     784     7.4333     7.5000     08/15/2017   GNMA
36218PDF0     GNMA 30 YR SF LN     227902      97,972     101,043     105,227     735     8.6812     9.0000     03/15/2021   GNMA
36218PF84     GNMA 30 YR SF LN     227991      81,167      83,790      86,712     575     8.1613     8.5000     07/15/2017   GNMA
36218PHZ2     GNMA 30 YR SF LN     228048     139,192     137,488     148,700     986     8.6321     8.5000     09/15/2017   GNMA
36218PMA1     GNMA 30 YR SF LN     228153      15,498      15,980      16,655     116     8.6791     9.0000     02/15/2020   GNMA
36218PX50     GNMA 30 YR SF LN     228500     160,700     158,691     171,436   1,138     8.6298     8.5000     09/15/2019   GNMA
36218QJJ4     GNMA 30 YR SF LN     228965      42,487      41,884      45,636     336     9.6642     9.5000     10/15/2017   GNMA
36218QQ98     GNMA 30 YR SF LN     229180      40,534      41,845      43,303     287     8.1613     8.5000     07/15/2017   GNMA
36218QUB8     GNMA 30 YR SF LN     229278      15,216      14,426      16,371     114     9.5924     9.0000     04/15/2018   GNMA
36218RJ29     GNMA 30 YR SF LN     229881      34,443      34,616      36,105     230     7.9485     8.0000     07/15/2017   GNMA
36218RQE5     GNMA 30 YR SF LN     230053      47,229      44,689      50,815     354     9.6119     9.0000     06/15/2018   GNMA
36218SJK7     GNMA 30 YR SF LN     230766     143,113     147,748     152,889   1,014     8.1619     8.5000     09/15/2017   GNMA
36218SM31     GNMA 30 YR SF LN     230878       1,202       1,199       1,291      10     9.5320     9.5000     09/15/2017   GNMA
36218SSB7     GNMA 30 YR SF LN     231014      52,692      49,861      56,693     395     9.6122     9.0000     05/15/2018   GNMA
36218SSF8     GNMA 30 YR SF LN     231018      25,761      25,393      27,664     204     9.6635     9.5000     05/15/2018   GNMA
36218SU24     GNMA 30 YR SF LN     231101     167,540     164,686     172,879   1,047     7.6541     7.5000     07/15/2023   GNMA
36218SU24     GNMA 30 YR SF LN     231101     167,540     164,686     172,879   1,047     7.6541     7.5000     07/15/2023   GNMA
36218SU24     GNMA 30 YR SF LN     231101     168,385     169,568     173,751   1,052     7.4377     7.5000     07/15/2023   GNMA
36218TYA0     GNMA 30 YR SF LN     232105      72,650      68,727      78,166     545     9.6156     9.0000     05/15/2018   GNMA
36218UJJ5     GNMA 30 YR SF LN     232565      70,277      69,420      75,078     498     8.6324     8.5000     06/15/2017   GNMA
36218VBP7     GNMA 30 YR SF LN     233246      73,204      75,446      78,808     549     8.6699     9.0000     11/15/2017   GNMA
36218VB69     GNMA 30 YR SF LN     233261       5,516       5,501       5,925      44     9.5320     9.5000     10/15/2017   GNMA
36218VTP8     GNMA 30 YR SF LN     233758      29,726      28,120      31,983     223     9.6153     9.0000     06/15/2018   GNMA
36218VTQ6     GNMA 30 YR SF LN     233759      93,875      93,612     100,810     743     9.5318     9.5000     06/15/2018   GNMA
36218VWT6     GNMA 30 YR SF LN     233858      39,016      38,449      41,879     309     9.6615     9.5000     04/15/2020   GNMA
36218VYS6     GNMA 30 YR SF LN     233921      35,593      33,681      38,296     267     9.6122     9.0000     05/15/2018   GNMA
36218VYS6     GNMA 30 YR SF LN     233921      15,912      15,058      17,120     119     9.6122     9.0000     05/15/2018   GNMA
36218VZW6     GNMA 30 YR SF LN     233957     132,335     136,383     142,100     993     8.6691     9.0000     09/15/2017   GNMA
36218WBD2     GNMA 30 YR SF LN     234136       7,429       7,324       7,980      59     9.6642     9.5000     10/15/2017   GNMA
36218WU41     GNMA 30 YR SF LN     234703       8,701       8,578       9,346      69     9.6643     9.5000     09/15/2017   GNMA
36218WZY0     GNMA 30 YR SF LN     234859     212,366     209,761     226,873   1,504     8.6319     8.5000     11/15/2017   GNMA
36218XHJ1     GNMA 30 YR SF LN     235233     161,416     160,957     173,299   1,278     9.5316     9.5000     06/15/2019   GNMA
36218XHT9     GNMA 30 YR SF LN     235242      27,313      25,894      29,387     205     9.5924     9.0000     04/15/2018   GNMA
362180E64     GNMA 30 YR SF LN     236957      49,442      46,772      53,196     371     9.6156     9.0000     05/15/2018   GNMA
362180E72     GNMA 30 YR SF LN     236958      39,440      37,254      42,435     296     9.6325     9.0000     05/15/2018   GNMA
362180E98     GNMA 30 YR SF LN     236960      20,446      19,342      21,998     153     9.6157     9.0000     05/15/2018   GNMA
362180NW7     GNMA 30 YR SF LN     237205      97,128      95,930     103,690     688     8.6313     8.5000     05/15/2018   GNMA
362181D48     GNMA 30 YR SF LN     237823      45,241      45,114      48,583     358     9.5318     9.5000     07/15/2018   GNMA
362181D97     GNMA 30 YR SF LN     237828      44,454      42,054      47,829     333     9.6156     9.0000     05/15/2018   GNMA
362181D97     GNMA 30 YR SF LN     237828      32,981      31,266      35,485     247     9.5921     9.0000     05/15/2018   GNMA
362181ER6     GNMA 30 YR SF LN     237844      18,335      18,902      19,678     138     8.6713     9.0000     07/15/2018   GNMA
362181GF0     GNMA 30 YR SF LN     237898       7,046       6,944       7,563      56     9.6615     9.5000     04/15/2020   GNMA
362181J75     GNMA 30 YR SF LN     237986      13,916      13,165      14,973     104     9.6156     9.0000     05/15/2018   GNMA
3621813G2     GNMA 30 YR SF LN     238499     116,927     115,231     125,535     926     9.6618     9.5000     12/15/2019   GNMA
36219C4R2     GNMA 30 YR SF LN     245732      12,773      12,083      13,743      96     9.6156     9.0000     05/15/2018   GNMA
36219DLM2     GNMA 30 YR SF LN     246132      26,192      25,819      28,127     207     9.6636     9.5000     04/15/2018   GNMA
36219DLN0     GNMA 30 YR SF LN     246133       7,189       6,801       7,735      54     9.6159     9.0000     04/15/2018   GNMA
36219DMJ8     GNMA 30 YR SF LN     246161       8,739       8,285       9,403      66     9.5924     9.0000     04/15/2018   GNMA
36219EL73     GNMA 30 YR SF LN     247050      33,859      32,098      36,430     254     9.5921     9.0000     05/15/2018   GNMA
36219END8     GNMA 30 YR SF LN     247088       7,392       7,008       7,953      55     9.5921     9.0000     05/15/2018   GNMA
36219EQH6     GNMA 30 YR SF LN     247156     200,478     190,037     215,700   1,504     9.5918     9.0000     06/15/2018   GNMA
36219EQH6     GNMA 30 YR SF LN     247156     200,968     190,503     216,228   1,507     9.5918     9.0000     06/15/2018   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

--------------------------------------------------------------------------------------------------------------------------------
  CUSIP     Issuer                          Par         Book        Market    Accrued   Nominal    Nominal    Maturity     Asset
  Code                                      Value       Value       Value     Interest  Book Yld   Coupon     Date         Type
--------------------------------------------------------------------------------------------------------------------------------
36219EQH6   GNMA 30 YR SF LN     247156     204,488     193,838     220,015   1,534     9.5918     9.0000     06/15/2018   GNMA
36219EQH6   GNMA 30 YR SF LN     247156     204,487     193,838     220,014   1,534     9.5918     9.0000     06/15/2018   GNMA
36219ER69   GNMA 30 YR SF LN     247209      60,885      60,016      65,383     482     9.6636     9.5000     04/15/2018   GNMA
36219EUJ7   GNMA 30 YR SF LN     247285      13,606      12,897      14,639     102     9.5915     9.0000     07/15/2018   GNMA
36219E2W9   GNMA 30 YR SF LN     247489       8,205       7,764       8,828      62     9.6119     9.0000     06/15/2018   GNMA
36219FC39   GNMA 30 YR SF LN     247690       7,129       7,351       7,661      53     8.6794     9.0000     03/15/2020   GNMA
36219FVC8   GNMA 30 YR SF LN     248211     121,442     119,713     130,413     961     9.6639     9.5000     01/15/2018   GNMA
36219FZA8   GNMA 30 YR SF LN     248337      54,833      54,158      58,538     388     8.6313     8.5000     05/15/2018   GNMA
36219GCE3   GNMA 30 YR SF LN     248569      27,449      25,965      29,533     206     9.6153     9.0000     06/15/2018   GNMA
36219GCE3   GNMA 30 YR SF LN     248569      31,370      29,630      33,752     235     9.6321     9.0000     06/15/2018   GNMA
36219GR80   GNMA 30 YR SF LN     249011      82,504      81,323      88,599     653     9.6633     9.5000     07/15/2018   GNMA
36219HHY2   GNMA 30 YR SF LN     249647       7,419       7,328       7,920      53     8.6311     8.5000     07/15/2018   GNMA
36219HK69   GNMA 30 YR SF LN     249717     145,533     143,455     156,284   1,152     9.6636     9.5000     04/15/2018   GNMA
36219HZA4   GNMA 30 YR SF LN     250137     111,830     110,232     120,091     885     9.6635     9.5000     05/15/2018   GNMA
36219JGF0   GNMA 30 YR SF LN     250498     232,730     229,857     248,453   1,649     8.6312     8.5000     06/15/2018   GNMA
36219JGK9   GNMA 30 YR SF LN     250502      13,259      12,546      14,266      99     9.6116     9.0000     07/15/2018   GNMA
36219JRW1   GNMA 30 YR SF LN     250801       4,165       3,791       4,446      30     9.5173     8.5000     05/15/2018   GNMA
36219JUN7   GNMA 30 YR SF LN     250889      10,499       9,933      11,296      79     9.6159     9.0000     04/15/2018   GNMA
36219JV63   GNMA 30 YR SF LN     250937      15,701      15,636      16,874     118     9.0440     9.0000     10/15/2020   GNMA
36219KD52   GNMA 30 YR SF LN     251324       8,729       8,257       9,392      65     9.6153     9.0000     06/15/2018   GNMA
36219KW44   GNMA 30 YR SF LN     251867      16,026      16,522      17,243     120     8.6713     9.0000     07/15/2018   GNMA
36219K5R3   GNMA 30 YR SF LN     252056      72,269      68,362      77,756     542     9.6153     9.0000     06/15/2018   GNMA
36219K6L5   GNMA 30 YR SF LN     252075      58,141      54,995      62,556     436     9.6150     9.0000     07/15/2018   GNMA
36219K6L5   GNMA 30 YR SF LN     252075      58,141      54,995      62,556     436     9.6150     9.0000     07/15/2018   GNMA
36219LNU4   GNMA 30 YR SF LN     252503     170,406     168,272     181,791   1,207     8.6296     8.5000     11/15/2019   GNMA
36219MRV6   GNMA 30 YR SF LN     253500      44,990      42,571      48,406     337     9.6119     9.0000     06/15/2018   GNMA
36219MZ96   GNMA 30 YR SF LN     253768      15,622      14,778      16,808     117     9.6153     9.0000     06/15/2018   GNMA
36219MZ96   GNMA 30 YR SF LN     253768       8,521       8,049       9,168      64     9.6321     9.0000     06/15/2018   GNMA
36219MZ96   GNMA 30 YR SF LN     253768       7,811       7,378       8,404      59     9.6321     9.0000     06/15/2018   GNMA
36219PAN5   GNMA 30 YR SF LN     254813      58,767      55,587      63,229     441     9.6150     9.0000     07/15/2018   GNMA
36219QL43   GNMA 30 YR SF LN     256047      50,093      47,400      53,897     376     9.6119     9.0000     06/15/2018   GNMA
36219QTE3   GNMA 30 YR SF LN     256249      85,022      80,421      91,478     638     9.6150     9.0000     07/15/2018   GNMA
36219QYB3   GNMA 30 YR SF LN     256406      41,533      41,415      44,591     329     9.5316     9.5000     07/15/2019   GNMA
36219RA43   GNMA 30 YR SF LN     256627      16,294      16,798      17,531     122     8.6717     9.0000     08/15/2018   GNMA
36219RFV8   GNMA 30 YR SF LN     256780     959,568     956,280     969,164   5,198     6.5262     6.5000     09/01/2028   GNMA
36219RFV8   GNMA 30 YR SF LN     256780      47,832      47,669      48,310     259     6.5262     6.5000     09/01/2028   GNMA
36219TJC2   GNMA 30 YR SF LN     258659      53,578      55,237      57,646     402     8.6728     9.0000     11/15/2018   GNMA
36219UCC6   GNMA 30 YR SF LN     259367     106,539     105,012     114,409     843     9.6631     9.5000     09/15/2018   GNMA
36219UYC2   GNMA 30 YR SF LN     260007       3,621       3,426       3,896      27     9.6119     9.0000     06/15/2018   GNMA
36219U6N9   GNMA 30 YR SF LN     260177      36,789      36,685      39,497     291     9.5317     9.5000     01/15/2019   GNMA
36219WTG5   GNMA 30 YR SF LN     261651      15,329      15,109      16,461     121     9.6631     9.5000     09/15/2018   GNMA
36219XC97   GNMA 30 YR SF LN     262096      49,003      46,449      52,724     368     9.5915     9.0000     07/15/2018   GNMA
362191KU1   GNMA 30 YR SF LN     264107      27,549      27,153      29,577     218     9.6627     9.5000     01/15/2019   GNMA
362191UL0   GNMA 30 YR SF LN     264387      48,801      48,664      52,394     386     9.5317     9.5000     01/15/2019   GNMA
362191Z27   GNMA 30 YR SF LN     264561      13,718      13,520      14,728     109     9.6626     9.5000     03/15/2019   GNMA
362194WN8   GNMA 30 YR SF LN     267153      28,683      28,329      30,621     203     8.6308     8.5000     10/15/2018   GNMA
3621944L3   GNMA 30 YR SF LN     267327      25,035      24,675      26,878     198     9.6627     9.5000     01/15/2019   GNMA
362195EL9   GNMA 30 YR SF LN     267539      96,581      96,308     103,691     765     9.5317     9.5000     01/15/2019   GNMA
362195PE3   GNMA 30 YR SF LN     267821      33,012      34,608      35,519     248     8.4916     9.0000     06/15/2018   GNMA
362195X20   GNMA 30 YR SF LN     268097      36,185      35,665      38,849     286     9.6626     9.5000     02/15/2019   GNMA
362196EZ6   GNMA 30 YR SF LN     268452      67,950      66,973      72,969     538     9.6628     9.5000     12/15/2018   GNMA
362196GL5   GNMA 30 YR SF LN     268503      69,868      72,037      75,129     524     8.6748     9.0000     05/15/2019   GNMA
3621963J4   GNMA 30 YR SF LN     269101      39,009      38,524      41,615     276     8.6303     8.5000     03/15/2019   GNMA
362198PX5   GNMA 30 YR SF LN     270538      27,202      27,125      29,205     215     9.5316     9.5000     07/15/2019   GNMA
362198SS3   GNMA 30 YR SF LN     270629      28,059      26,194      28,953     175     8.1260     7.5000     07/15/2023   GNMA
362199RZ6   GNMA 30 YR SF LN     271504      25,429      25,357      27,301     201     9.5317     9.5000     03/15/2019   GNMA
362199Y47   GNMA 30 YR SF LN     271731      35,621      35,104      38,243     282     9.6618     9.5000     12/15/2019   GNMA
362199Y47   GNMA 30 YR SF LN     271731      36,965      36,429      39,686     293     9.6618     9.5000     12/15/2019   GNMA
362199ZN4   GNMA 30 YR SF LN     271749     102,174     105,363     109,804     766     8.6782     9.0000     04/15/2020   GNMA
36220AN68   GNMA 30 YR SF LN     272313      82,276      81,246      87,773     583     8.6296     8.5000     11/15/2019   GNMA
36220A5Y7   GNMA 30 YR SF LN     272763     132,609     136,743     142,512     995     8.6776     9.0000     02/15/2020   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

--------------------------------------------------------------------------------------------------------------------------------
  CUSIP     Issuer                          Par         Book        Market    Accrued   Nominal    Nominal    Maturity     Asset
  Code                                      Value       Value       Value     Interest  Book Yld   Coupon     Date         Type
--------------------------------------------------------------------------------------------------------------------------------
36220BZY2   GNMA 30 YR SF LN     273559     105,119     104,668     113,034     788     9.0458     9.0000     10/15/2019   GNMA
36220BZY2   GNMA 30 YR SF LN     273559      52,442      52,218      56,391     393     9.0458     9.0000     10/15/2019   GNMA
36220CAG6   GNMA 30 YR SF LN     273707      47,504      46,817      51,001     376     9.6621     9.5000     08/15/2019   GNMA
36220CN72   GNMA 30 YR SF LN     274114      14,313      14,272      15,367     113     9.5316     9.5000     07/15/2019   GNMA
36220CN72   GNMA 30 YR SF LN     274114      14,313      14,272      15,367     113     9.5316     9.5000     07/15/2019   GNMA
36220CPY1   GNMA 30 YR SF LN     274139      81,530      81,181      87,669     611     9.0459     9.0000     09/15/2019   GNMA
36220CPY1   GNMA 30 YR SF LN     274139      26,927      26,812      28,955     202     9.0459     9.0000     09/15/2019   GNMA
36220CP54   GNMA 30 YR SF LN     274144       8,137       8,036       8,681      58     8.6297     8.5000     10/15/2019   GNMA
36220C5Y3   GNMA 30 YR SF LN     274563      25,423      25,106      27,122     180     8.6299     8.5000     08/15/2019   GNMA
36220ERH2   GNMA 30 YR SF LN     275988       4,178       4,127       4,457      30     8.6296     8.5000     11/15/2019   GNMA
36220ER66   GNMA 30 YR SF LN     276009       3,261       3,214       3,500      26     9.6616     9.5000     02/15/2020   GNMA
36220E5G8   GNMA 30 YR SF LN     276347      31,013      30,564      33,296     246     9.6621     9.5000     08/15/2019   GNMA
36220E6C6   GNMA 30 YR SF LN     276367      35,870      36,981      38,571     269     8.6775     9.0000     09/15/2019   GNMA
36220FHJ6   GNMA 30 YR SF LN     276633      61,915      61,740      66,473     490     9.5316     9.5000     07/15/2019   GNMA
36220FHJ6   GNMA 30 YR SF LN     276633      61,915      61,740      66,473     490     9.5316     9.5000     07/15/2019   GNMA
36220FHJ6   GNMA 30 YR SF LN     276633      61,925      61,749      66,484     490     9.5316     9.5000     07/15/2019   GNMA
36220FL36   GNMA 30 YR SF LN     276746      58,425      57,695      62,328     414     8.6297     8.5000     10/15/2019   GNMA
36220FW67   GNMA 30 YR SF LN     277069      46,515      46,315      49,989     349     9.0457     9.0000     05/15/2020   GNMA
36220FW67   GNMA 30 YR SF LN     277069      26,165      26,052      28,119     196     9.0457     9.0000     05/15/2020   GNMA
36220FW75   GNMA 30 YR SF LN     277070      41,051      42,330      44,117     308     8.6773     9.0000     01/15/2020   GNMA
36220FXH2   GNMA 30 YR SF LN     277080      56,927      56,099      61,104     451     9.6616     9.5000     03/15/2020   GNMA
36220F2V5   GNMA 30 YR SF LN     277188      30,964      30,577      33,033     219     8.6297     8.5000     10/15/2019   GNMA
36220F2W3   GNMA 30 YR SF LN     277189      77,972      80,398      83,843     585     8.6760     9.0000     09/15/2019   GNMA
36220GAW2   GNMA 30 YR SF LN     277321      75,683      75,468      81,255     599     9.5317     9.5000     05/15/2019   GNMA
36220GDA7   GNMA 30 YR SF LN     277397     113,789     117,545     121,391     806     8.1685     8.5000     08/15/2019   GNMA
36220GET5   GNMA 30 YR SF LN     277446      30,525      30,144      32,564     216     8.6297     8.5000     10/15/2019   GNMA
36220GYQ9   GNMA 30 YR SF LN     278019      14,899      14,713      15,894     106     8.6297     8.5000     10/15/2019   GNMA
36220HB58   GNMA 30 YR SF LN     278260       4,946       4,884       5,276      35     8.6298     8.5000     09/15/2019   GNMA
36220HB90   GNMA 30 YR SF LN     278264       9,402       9,285      10,030      67     8.6300     8.5000     07/15/2019   GNMA
36220HHG8   GNMA 30 YR SF LN     278431      51,048      50,830      54,892     383     9.0458     9.0000     10/15/2019   GNMA
36220HHG8   GNMA 30 YR SF LN     278431      17,771      17,696      19,109     133     9.0458     9.0000     10/15/2019   GNMA
36220HVP2   GNMA 30 YR SF LN     278822      13,833      13,661      14,757      98     8.6298     8.5000     09/15/2019   GNMA
36220HVW7   GNMA 30 YR SF LN     278829       8,128       8,027       8,671      58     8.6297     8.5000     10/15/2019   GNMA
36220JC53   GNMA 30 YR SF LN     279192     147,500     146,868     158,607   1,106     9.0459     9.0000     09/15/2019   GNMA
36220JC53   GNMA 30 YR SF LN     279192      26,029      25,918      27,989     195     9.0459     9.0000     09/15/2019   GNMA
36220JJ23   GNMA 30 YR SF LN     279381      19,628      19,383      20,939     139     8.6298     8.5000     09/15/2019   GNMA
36220JMQ6   GNMA 30 YR SF LN     279467     158,121     156,143     168,685   1,120     8.6297     8.5000     10/15/2019   GNMA
36220JPN0   GNMA 30 YR SF LN     279529      61,807      61,033      65,936     438     8.6295     8.5000     12/15/2019   GNMA
36220JQK5   GNMA 30 YR SF LN     279558      20,846      20,586      22,239     148     8.6296     8.5000     11/15/2019   GNMA
36220JQ74   GNMA 30 YR SF LN     279578      35,043      36,129      37,682     263     8.6785     9.0000     12/15/2019   GNMA
36220JT71   GNMA 30 YR SF LN     279674      18,049      17,972      19,408     135     9.0458     9.0000     10/15/2019   GNMA
36220JWT9   GNMA 30 YR SF LN     279758     105,827     104,502     112,897     750     8.6296     8.5000     11/15/2019   GNMA
36220J2N5   GNMA 30 YR SF LN     279881      67,482      66,503      72,450     534     9.6618     9.5000     12/15/2019   GNMA
36220J3Y0   GNMA 30 YR SF LN     279915      21,646      21,333      23,240     171     9.6621     9.5000     08/15/2019   GNMA
36220KGM9   GNMA 30 YR SF LN     280204      33,128      34,160      35,623     248     8.6767     9.0000     11/15/2019   GNMA
36220KKZ5   GNMA 30 YR SF LN     280312     142,720     140,932     152,255   1,011     8.6295     8.5000     12/15/2019   GNMA
36220KQD8   GNMA 30 YR SF LN     280452      24,818      25,592      26,687     186     8.6767     9.0000     11/15/2019   GNMA
36220KUQ4   GNMA 30 YR SF LN     280591      50,526      49,792      54,233     400     9.6617     9.5000     01/15/2020   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

--------------------------------------------------------------------------------------------------------------------------------
  CUSIP     Issuer                          Par         Book        Market    Accrued   Nominal    Nominal    Maturity     Asset
  Code                                      Value       Value       Value     Interest  Book Yld   Coupon     Date         Type
--------------------------------------------------------------------------------------------------------------------------------
36220LWQ0   GNMA 30 YR SF LN     281555     168,974     166,862     180,263   1,197     8.6298     8.5000     09/15/2019   GNMA
36220LW31   GNMA 30 YR SF LN     281566      30,740      31,697      33,055     231     8.6764     9.0000     10/15/2019   GNMA
36220LW56   GNMA 30 YR SF LN     281568      51,707      53,317      55,601     388     8.6764     9.0000     10/15/2019   GNMA
36220L2Q3   GNMA 30 YR SF LN     281683      99,677      98,431     106,336     706     8.6297     8.5000     10/15/2019   GNMA
36220L4Z1   GNMA 30 YR SF LN     281740       5,568       5,487       5,978      44     9.6619     9.5000     11/15/2019   GNMA
36220MZL6   GNMA 30 YR SF LN     282547      22,899      22,802      24,623     172     9.0458     9.0000     10/15/2019   GNMA
36220MZL6   GNMA 30 YR SF LN     282547     106,864     106,406     114,911     801     9.0458     9.0000     10/15/2019   GNMA
36220M4A4   GNMA 30 YR SF LN     282617      72,243      71,341      77,070     512     8.6298     8.5000     09/15/2019   GNMA
36220M4U0   GNMA 30 YR SF LN     282635      17,936      17,712      19,134     127     8.6297     8.5000     10/15/2019   GNMA
36220M4V8   GNMA 30 YR SF LN     282636      12,049      12,424      12,956      90     8.6764     9.0000     10/15/2019   GNMA
36220M4X4   GNMA 30 YR SF LN     282638      15,086      14,868      16,197     119     9.6620     9.5000     10/15/2019   GNMA
36220NAG2   GNMA 30 YR SF LN     282707      19,755      19,509      21,075     140     8.6296     8.5000     11/15/2019   GNMA
36220NGW1   GNMA 30 YR SF LN     282913      63,106      65,075      67,819     473     8.6779     9.0000     03/15/2020   GNMA
36220NKQ9   GNMA 30 YR SF LN     283003      34,213      33,715      36,723     271     9.6615     9.5000     04/15/2020   GNMA
36220NR33   GNMA 30 YR SF LN     283206      19,581      19,498      21,055     147     9.0458     9.0000     11/15/2019   GNMA
36220NR33   GNMA 30 YR SF LN     283206     113,566     113,079     122,118     852     9.0458     9.0000     11/15/2019   GNMA
36220NUP0   GNMA 30 YR SF LN     283290      30,306      31,783      32,588     227     8.5012     9.0000     12/15/2019   GNMA
36220PJC7   GNMA 30 YR SF LN     283859      21,516      22,188      23,123     161     8.6779     9.0000     03/15/2020   GNMA
36220QAZ3   GNMA 30 YR SF LN     284524     212,614     211,728     228,492   1,595     9.0441     9.0000     07/15/2020   GNMA
36220QBA7   GNMA 30 YR SF LN     284533      13,012      13,417      13,992      98     8.6770     9.0000     12/15/2019   GNMA
36220QCQ1   GNMA 30 YR SF LN     284579      26,387      27,210      28,374     198     8.6770     9.0000     12/15/2019   GNMA
36220QEY2   GNMA 30 YR SF LN     284651      60,479      61,622      63,250     403     7.8171     8.0000     02/15/2020   GNMA
36220QGR5   GNMA 30 YR SF LN     284708      75,680      74,579      81,233     599     9.6616     9.5000     03/15/2020   GNMA
36220QJ68   GNMA 30 YR SF LN     284785      94,785      94,377     101,864     711     9.0457     9.0000     02/15/2020   GNMA
36220QJ68   GNMA 30 YR SF LN     284785      14,708      14,645      15,806     110     9.0457     9.0000     02/15/2020   GNMA
36220QVW7   GNMA 30 YR SF LN     285129      18,569      18,337      19,810     132     8.6295     8.5000     12/15/2019   GNMA
36220Q5Y2   GNMA 30 YR SF LN     285363      65,130      64,182      69,909     516     9.6615     9.5000     04/15/2020   GNMA
36220Q5Y2   GNMA 30 YR SF LN     285363      56,560      55,737      60,710     448     9.6615     9.5000     04/15/2020   GNMA
36220RQ68   GNMA 30 YR SF LN     285877      66,368      66,082      71,324     498     9.0457     9.0000     03/15/2020   GNMA
36220RQ68   GNMA 30 YR SF LN     285877      73,308      72,993      78,783     550     9.0457     9.0000     03/15/2020   GNMA
36220RT65   GNMA 30 YR SF LN     285973      21,094      21,004      22,669     158     9.0458     9.0000     01/15/2020   GNMA
36220RT65   GNMA 30 YR SF LN     285973       2,876       2,865       3,091      22     9.0458     9.0000     01/15/2020   GNMA
36220RUN6   GNMA 30 YR SF LN     285989       4,336       4,471       4,660      33     8.6788     9.0000     01/15/2020   GNMA
36220RU97   GNMA 30 YR SF LN     286008       2,732       2,817       2,936      20     8.6791     9.0000     02/15/2020   GNMA
36220RWL8   GNMA 30 YR SF LN     286051      22,531      22,434      24,214     169     9.0455     9.0000     09/15/2020   GNMA
36220RWL8   GNMA 30 YR SF LN     286051      67,748      67,455      72,807     508     9.0455     9.0000     09/15/2020   GNMA
36220R7J1   GNMA 30 YR SF LN     286297      37,025      38,174      39,790     278     8.6791     9.0000     02/15/2020   GNMA
36220SNM4   GNMA 30 YR SF LN     286696      87,939      90,686      94,506     660     8.6787     9.0000     06/15/2020   GNMA
36220TCT9   GNMA 30 YR SF LN     287282      87,295      86,918      93,814     655     9.0455     9.0000     10/15/2020   GNMA
36220TCT9   GNMA 30 YR SF LN     287282      10,789      10,743      11,595      81     9.0455     9.0000     10/15/2020   GNMA
36220TGZ1   GNMA 30 YR SF LN     287416     176,346     173,779     189,285   1,396     9.6615     9.5000     04/15/2020   GNMA
36220TVN1   GNMA 30 YR SF LN     287821       8,151       8,405       8,760      61     8.6805     9.0000     07/15/2020   GNMA
36220T3N2   GNMA 30 YR SF LN     288005      32,372      33,382      34,790     243     8.6779     9.0000     03/15/2020   GNMA
36220UBG5   GNMA 30 YR SF LN     288139      24,995      24,631      26,829     198     9.6615     9.5000     04/15/2020   GNMA
36220UBG5   GNMA 30 YR SF LN     288139       4,803       4,734       5,155      38     9.6615     9.5000     04/15/2020   GNMA
36220VTX7   GNMA 30 YR SF LN     289566       6,184       6,377       6,646      46     8.6811     9.0000     09/15/2020   GNMA
36220W6X0   GNMA 30 YR SF LN     290786      21,306      21,972      22,897     160     8.6787     9.0000     06/15/2020   GNMA
362200US4   GNMA 30 YR SF LN     293193      47,076      48,542      50,592     353     8.6814     9.0000     10/15/2020   GNMA
362200ZA8   GNMA 30 YR SF LN     293337       6,190       6,165       6,652      46     9.0440     9.0000     10/15/2020   GNMA
362200ZN0   GNMA 30 YR SF LN     293349      53,080      54,742      57,044     398     8.6804     9.0000     12/15/2020   GNMA
3622015N1   GNMA 30 YR SF LN     294353       7,263       7,490       7,801      54     8.6830     9.0000     04/15/2021   GNMA
362202B93   GNMA 30 YR SF LN     294464      39,138      40,360      42,036     294     8.6827     9.0000     03/15/2021   GNMA
362202MR1   GNMA 30 YR SF LN     294768     105,346     104,891     113,213     790     9.0455     9.0000     10/15/2020   GNMA
362202RV7   GNMA 30 YR SF LN     294900      41,610      41,436      44,717     312     9.0440     9.0000     08/15/2020   GNMA
362202UF8   GNMA 30 YR SF LN     294982      17,772      18,329      19,099     133     8.6804     9.0000     12/15/2020   GNMA
362203CU3   GNMA 30 YR SF LN     295383      38,738      38,577      41,631     291     9.0441     9.0000     07/15/2020   GNMA
362204FD6   GNMA 30 YR SF LN     296364       6,270       6,244       6,738      47     9.0440     9.0000     09/15/2020   GNMA
362204KD0   GNMA 30 YR SF LN     296492      30,302      31,251      32,565     227     8.6802     9.0000     11/15/2020   GNMA
362204QB8   GNMA 30 YR SF LN     296650       5,747       5,723       6,176      43     9.0440     9.0000     11/15/2020   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

--------------------------------------------------------------------------------------------------------------------------------
  CUSIP     Issuer                          Par         Book        Market    Accrued   Nominal    Nominal    Maturity     Asset
  Code                                      Value       Value       Value     Interest  Book Yld   Coupon     Date         Type
--------------------------------------------------------------------------------------------------------------------------------
362205E51   GNMA 30 YR SF LN     297256      30,975      31,941      33,288     232     8.6819     9.0000     12/15/2020   GNMA
3622052W5   GNMA 30 YR SF LN     297889      24,824      25,602      26,662     186     8.6812     9.0000     03/15/2021   GNMA
3622064V3   GNMA 30 YR SF LN     298836      12,533      12,926      13,461      94     8.6810     9.0000     02/15/2021   GNMA
362207JH6   GNMA 30 YR SF LN     299164      17,948      18,508      19,288     135     8.6819     9.0000     12/15/2020   GNMA
362207UM2   GNMA 30 YR SF LN     299488      40,679      41,951      43,691     305     8.6840     9.0000     08/15/2021   GNMA
362207ZN5   GNMA 30 YR SF LN     299649      17,848      17,771      19,170     134     9.0454     9.0000     01/15/2021   GNMA
362207ZN5   GNMA 30 YR SF LN     299649      48,075      47,867      51,635     361     9.0454     9.0000     01/15/2021   GNMA
362207ZN5   GNMA 30 YR SF LN     299649      42,655      42,471      45,814     320     9.0454     9.0000     01/15/2021   GNMA
362208SY7   GNMA 30 YR SF LN     300335      30,734      30,601      33,010     231     9.0454     9.0000     01/15/2021   GNMA
362208SY7   GNMA 30 YR SF LN     300335     118,811     118,297     127,609     891     9.0454     9.0000     01/15/2021   GNMA
362208TV2   GNMA 30 YR SF LN     300364      18,117      18,682      19,459     136     8.6830     9.0000     04/15/2021   GNMA
362209JG4   GNMA 30 YR SF LN     300963      45,792      45,601      49,212     343     9.0440     9.0000     11/15/2020   GNMA
362209NP9   GNMA 30 YR SF LN     301098      14,820      14,757      15,917     111     9.0454     9.0000     01/15/2021   GNMA
362209NP9   GNMA 30 YR SF LN     301098      47,864      47,657      51,408     359     9.0454     9.0000     01/15/2021   GNMA
36223AND0   GNMA 30 YR SF LN     301988      78,323      80,777      84,123     587     8.6810     9.0000     02/15/2021   GNMA
36223APM8   GNMA 30 YR SF LN     302028      44,217      45,598      47,491     332     8.6830     9.0000     04/15/2021   GNMA
36223CTC2   GNMA 30 YR SF LN     303947      40,166      41,420      43,140     301     8.6830     9.0000     04/15/2021   GNMA
36223CZK7   GNMA 30 YR SF LN     304146       8,670       9,096       9,312      65     8.5098     9.0000     07/15/2021   GNMA
36223CZK7   GNMA 30 YR SF LN     304146      39,977      41,940      42,937     300     8.5098     9.0000     07/15/2021   GNMA
36223DZY5   GNMA 30 YR SF LN     305059      47,135      48,616      50,625     354     8.6828     9.0000     09/15/2021   GNMA
36223EPP3   GNMA 30 YR SF LN     305630      50,359      52,830      54,088     378     8.5085     9.0000     04/15/2021   GNMA
36223FDV0   GNMA 30 YR SF LN     306216      29,858      30,795      32,069     224     8.6820     9.0000     06/15/2021   GNMA
36223GQ93   GNMA 30 YR SF LN     307480      14,580      15,038      15,660     109     8.6815     9.0000     04/15/2021   GNMA
36223GVY2   GNMA 30 YR SF LN     307631      34,036      35,104      36,556     255     8.6815     9.0000     04/15/2021   GNMA
36223HQ75   GNMA 30 YR SF LN     308378     147,916     137,495     152,630     924     8.1672     7.5000     05/15/2023   GNMA
36223JWH2   GNMA 30 YR SF LN     309448      79,372      80,883      82,944     529     7.8202     8.0000     07/15/2021   GNMA
36223KEH9   GNMA 30 YR SF LN     309836      98,057     102,871     105,318     735     8.5098     9.0000     07/15/2021   GNMA
36223K7A2   GNMA 30 YR SF LN     310589      23,191      23,919      24,908     174     8.6825     9.0000     08/15/2021   GNMA
36223K7L8   GNMA 30 YR SF LN     310599      13,352      13,772      14,341     100     8.6828     9.0000     09/15/2021   GNMA
36223LA81   GNMA 30 YR SF LN     310631      22,172      22,866      23,814     166     8.6845     9.0000     10/15/2021   GNMA
36223LQ50   GNMA 30 YR SF LN     311076       8,097       8,351       8,697      61     8.6835     9.0000     06/15/2021   GNMA
36223LS33   GNMA 30 YR SF LN     311138     122,832     125,174     128,359     819     7.8210     8.0000     12/15/2021   GNMA
36223ML53   GNMA 30 YR SF LN     311848     146,911     148,749     153,522     979     7.8819     8.0000     12/15/2021   GNMA
36223SVH3   GNMA 30 YR SF LN     316616      78,829      79,816      82,376     526     7.8819     8.0000     12/15/2021   GNMA
36223TRH6   GNMA 30 YR SF LN     317388      31,566      32,169      32,986     210     7.8210     8.0000     12/15/2021   GNMA
36223UXW3   GNMA 15 YR SF LN     318493      68,153      70,003      69,706     398     6.5746     7.0000     04/15/2007   GNMA
36223UXW3   GNMA 15 YR SF LN     318493     203,281     208,798     207,914   1,186     6.5746     7.0000     04/15/2007   GNMA
36223VKB1   GNMA 30 YR SF LN     318990      81,738      83,296      85,416     545     7.8209     8.0000     11/15/2021   GNMA
36223VTK2   GNMA 30 YR SF LN     319254      73,001      74,392      76,286     487     7.8207     8.0000     10/15/2021   GNMA
36223WQE7   GNMA 30 YR SF LN     320053     450,332     453,491     464,684   2,815     7.4375     7.5000     03/15/2023   GNMA
36223WQE7   GNMA 30 YR SF LN     320053      91,113      91,753      94,017     569     7.4375     7.5000     03/15/2023   GNMA
36223WQE7   GNMA 30 YR SF LN     320053      26,111      26,295      26,943     163     7.4375     7.5000     03/15/2023   GNMA
36223WQE7   GNMA 30 YR SF LN     320053     430,604     433,624     444,327   2,691     7.4375     7.5000     03/15/2023   GNMA
36223WQ31   GNMA 30 YR SF LN     320074      16,812      15,628      17,348     105     8.1672     7.5000     05/15/2023   GNMA
36223WQ31   GNMA 30 YR SF LN     320074      63,145      58,696      65,157     395     8.1672     7.5000     05/15/2023   GNMA
36224DP41   GNMA 30 YR SF LN     325443      23,115      24,253      24,711     173     8.5129     9.0000     03/15/2022   GNMA
36224EGG2   GNMA 30 YR SF LN     326099      61,570      57,232      63,532     385     8.1666     7.5000     06/15/2023   GNMA
36224EGG2   GNMA 30 YR SF LN     326099      14,563      13,537      15,027      91     8.1666     7.5000     06/15/2023   GNMA
36224HMH6   GNMA 15 YR SF LN     328960     105,551     108,819     108,255     616     6.5425     7.0000     12/15/2007   GNMA
36224H2F2   GNMA 30 YR SF LN     329374      95,787      90,556      98,031     559     7.4913     7.0000     12/15/2022   GNMA
36224JMR0   GNMA 30 YR SF LN     329868     169,717     157,768     175,126   1,061     8.1682     7.5000     03/15/2023   GNMA
36224JM58   GNMA 30 YR SF LN     329880      98,201      91,285     101,331     614     8.1677     7.5000     04/15/2023   GNMA
36224JZC9   GNMA 30 YR SF LN     330239     604,470     564,297     623,734   3,778     8.1265     7.5000     06/15/2023   GNMA
36224LJH1   GNMA 30 YR SF LN     331564     546,529     550,363     563,947   3,416     7.4375     7.5000     03/15/2023   GNMA
36224LJH1   GNMA 30 YR SF LN     331564     546,529     550,363     563,947   3,416     7.4375     7.5000     03/15/2023   GNMA
36224LJH1   GNMA 30 YR SF LN     331564     147,666     148,702     152,372     923     7.4375     7.5000     03/15/2023   GNMA
36224MKQ7   GNMA 30 YR SF LN     332503      43,440      40,383      44,824     272     8.1688     7.5000     02/15/2023   GNMA
36224MMD4   GNMA 30 YR SF LN     332556     179,629     166,983     185,354   1,123     8.1682     7.5000     03/15/2023   GNMA
36224M6G5   GNMA 30 YR SF LN     333071      11,205      11,758      11,979      84     8.5148     9.0000     08/15/2022   GNMA
36224PJQ2   GNMA 30 YR SF LN     334271      62,639      58,229      64,635     392     8.1682     7.5000     03/15/2023   GNMA
36224PJQ2   GNMA 30 YR SF LN     334271      12,635      11,746      13,038      79     8.1682     7.5000     03/15/2023   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------------------------------------------------------------------------------------------------------------------------------
  CUSIP     Issuer                      Par          Book         Market       Accrued    Nominal    Nominal    Maturity     Asset
  Code                                  Value        Value        Value        Interest   Book Yld   Coupon     Date         Type
----------------------------------------------------------------------------------------------------------------------------------
36224PRQ3   GNMA 30 YR SF LN   334495      186,353      176,178      190,719     1,087    7.4917     7.0000     11/15/2022   GNMA
36224PUK2   GNMA 30 YR SF LN   334586      374,960      377,590      386,910     2,344    7.4375     7.5000     03/15/2023   GNMA
36224PUK2   GNMA 30 YR SF LN   334586      125,370      126,250      129,366       784    7.4375     7.5000     03/15/2023   GNMA
36224PVN5   GNMA 30 YR SF LN   334621       22,600       21,009       23,320       141    8.1672     7.5000     05/15/2023   GNMA
36224PVN5   GNMA 30 YR SF LN   334621       20,135       18,717       20,777       126    8.1672     7.5000     05/15/2023   GNMA
36224PYY8   GNMA 30 YR SF LN   334727       22,884       21,362       23,613       143    8.1250     7.5000     09/15/2023   GNMA
36224P2S6   GNMA 30 YR SF LN   334785      171,844      163,105      173,616       931    6.9186     6.5000     08/15/2025   GNMA
36224QKC9   GNMA 30 YR SF LN   335191      575,761      537,441      594,111     3,599    8.1240     7.5000     11/15/2023   GNMA
36224QNX0   GNMA 30 YR SF LN   335306      282,170      261,836      285,167     1,528    7.1150     6.5000     04/15/2024   GNMA
36224QNX0   GNMA 30 YR SF LN   335306      227,918      211,494      230,338     1,235    7.1150     6.5000     04/15/2024   GNMA
36224Q5X0   GNMA 30 YR SF LN   335762      335,454      337,807      346,145     2,097    7.4375     7.5000     03/15/2023   GNMA
36224Q5X0   GNMA 30 YR SF LN   335762      335,454      337,807      346,145     2,097    7.4375     7.5000     03/15/2023   GNMA
36224SMM1   GNMA 15 YR SF LN   337064       88,174       90,716       90,419       514    6.5871     7.0000     05/15/2008   GNMA
36224SMM1   GNMA 15 YR SF LN   337064      524,284      539,396      537,632     3,058    6.5871     7.0000     05/15/2008   GNMA
36224SUW0   GNMA 30 YR SF LN   337297      301,267      281,275      310,868     1,883    8.1292     7.5000     01/15/2023   GNMA
36224TQM5   GNMA 30 YR SF LN   338060      184,606      172,353      190,489     1,154    8.1286     7.5000     02/15/2023   GNMA
36224UER4   GNMA 30 YR SF LN   338644       19,822       18,428       20,454       124    8.1693     7.5000     01/15/2023   GNMA
36224UHU4   GNMA 30 YR SF LN   338743      146,183      135,888      150,842       914    8.1677     7.5000     04/15/2023   GNMA
36224UJL2   GNMA 30 YR SF LN   338767      534,993      499,438      552,043     3,344    8.1265     7.5000     06/15/2023   GNMA
36224UKA4   GNMA 30 YR SF LN   338789      249,994      232,370      257,961     1,562    8.1661     7.5000     07/15/2023   GNMA
36224UKA4   GNMA 30 YR SF LN   338789       90,977       84,929       93,876       569    8.1260     7.5000     07/15/2023   GNMA
36224UY84   GNMA 30 YR SF LN   339235      238,264      239,935      245,857     1,489    7.4375     7.5000     04/15/2023   GNMA
36224UY84   GNMA 30 YR SF LN   339235       12,768       12,858       13,175        80    7.4375     7.5000     04/15/2023   GNMA
36224UY84   GNMA 30 YR SF LN   339235      236,169      237,826      243,696     1,476    7.4375     7.5000     04/15/2023   GNMA
36224UY84   GNMA 30 YR SF LN   339235       18,453       18,583       19,041       115    7.4375     7.5000     04/15/2023   GNMA
36224VBP9   GNMA 30 YR SF LN   339446      518,957      482,408      535,496     3,243    8.1677     7.5000     04/15/2023   GNMA
36224VBP9   GNMA 30 YR SF LN   339446       86,459       80,370       89,214       540    8.1677     7.5000     04/15/2023   GNMA
36224VNE1   GNMA 15 YR SF LN   339789       19,532       20,094       20,029       114    6.5853     7.0000     04/15/2008   GNMA
36224WNW9   GNMA 30 YR SF LN   340705      444,453      447,570      458,618     2,778    7.4375     7.5000     03/15/2023   GNMA
36224WNW9   GNMA 30 YR SF LN   340705       63,911       64,359       65,948       399    7.4375     7.5000     03/15/2023   GNMA
36224WNW9   GNMA 30 YR SF LN   340705      135,790      136,742      140,118       849    7.4375     7.5000     03/15/2023   GNMA
36224WNW9   GNMA 30 YR SF LN   340705      173,907      175,127      179,449     1,087    7.4375     7.5000     03/15/2023   GNMA
36224WNW9   GNMA 30 YR SF LN   340705      194,931      196,298      201,143     1,218    7.4375     7.5000     03/15/2023   GNMA
36224WSJ3   GNMA 30 YR SF LN   340821      154,909      144,614      159,846       968    8.1265     7.5000     06/15/2023   GNMA
36224W4K6   GNMA 30 YR SF LN   341126      153,682      143,468      158,580       961    8.1265     7.5000     06/15/2023   GNMA
36224XPV7   GNMA 30 YR SF LN   341636      432,452      435,485      446,234     2,703    7.4375     7.5000     03/15/2023   GNMA
36224XPV7   GNMA 30 YR SF LN   341636      114,730      115,535      118,386       717    7.4375     7.5000     03/15/2023   GNMA
36224XPV7   GNMA 30 YR SF LN   341636       75,163       75,690       77,558       470    7.4375     7.5000     03/15/2023   GNMA
36224XX89   GNMA 15 YR SF LN   341903      222,750      229,142      228,457     1,299    6.5836     7.0000     03/15/2008   GNMA
36224XX89   GNMA 15 YR SF LN   341903      415,391      427,312      426,033     2,423    6.5836     7.0000     03/15/2008   GNMA
36224YQD4   GNMA 30 YR SF LN   342552      208,492      193,814      215,137     1,303    8.1682     7.5000     03/15/2023   GNMA
36224YUY3   GNMA 15 YR SF LN   342699      218,137      224,348      223,691     1,272    6.5920     7.0000     05/15/2008   GNMA
36224YU23   GNMA 30 YR SF LN   342701      468,093      435,115      483,011     2,926    8.1672     7.5000     05/15/2023   GNMA
36224YVE6   GNMA 30 YR SF LN   342713       24,296       22,682       25,070       152    8.1265     7.5000     06/15/2023   GNMA
36224YXN4   GNMA 30 YR SF LN   342785      295,083      278,971      301,997     1,721    7.4917     7.0000     11/15/2022   GNMA
36224YZQ5   GNMA 30 YR SF LN   342851       58,266       60,387       62,259       437    8.6405     9.0000     02/15/2023   GNMA
36224YZZ5   GNMA 30 YR SF LN   342860       96,391       99,438      102,997       723    8.6872     9.0000     04/15/2023   GNMA
36225AA83   GNMA 30 YR SF LN   780031   33,614,975   32,930,095   34,402,574   196,087    7.1742     7.0000     07/15/2024   GNMA
36225AA83   GNMA 30 YR SF LN   780031   33,614,975   32,879,967   34,402,574   196,087    7.1872     7.0000     07/15/2024   GNMA
36225AA83   GNMA 30 YR SF LN   780031    2,508,161    2,457,059    2,566,927    14,631    7.1742     7.0000     07/15/2024   GNMA
36225AA91   GNMA 30 YR SF LN   780032   36,934,791   34,803,149   37,338,488   200,063    6.9844     6.5000     08/15/2024   GNMA
36225AA91   GNMA 30 YR SF LN   780032   36,934,791   34,803,149   37,338,488   200,063    6.9844     6.5000     08/15/2024   GNMA
36225AA91   GNMA 30 YR SF LN   780032   22,083,659   20,748,176   22,325,033   119,620    7.0087     6.5000     08/15/2024   GNMA
36225ABK5   GNMA 30 YR SF LN   780042      402,466      416,813      419,820     2,683    7.6830     8.0000     01/15/2025   GNMA
36225AB58   GNMA 30 YR SF LN   780060      343,066      355,296      357,859     2,287    7.6833     8.0000     02/15/2025   GNMA
36225AB82   GNMA 15 YR SF LN   780063      101,781      104,740      104,372       594    6.5938     7.0000     09/15/2008   GNMA
36225AKZ2   GNMA 30 YR SF LN   780312      346,800      333,891      344,414     1,734    6.2866     6.0000     01/15/2026   GNMA
36225AR69   GNMA 30 YR SF LN   780509      148,151      147,644      149,678       802    6.5266     6.5000     02/15/2027   GNMA
36225ATB6   GNMA 30 YR SF LN   780546      348,949      352,548      359,742     2,181    7.4128     7.5000     04/15/2027   GNMA
36225AVG2   GNMA 30 YR SF LN   780615      668,095      665,806      674,983     3,619    6.5265     6.5000     08/15/2027   GNMA
36225AVG2   GNMA 30 YR SF LN   780615      963,459      960,158      973,392     5,219    6.5265     6.5000     08/15/2027   GNMA

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

------------------------------------------------------------------------------------------------------------------------------------
  CUSIP     Issuer                           Par          Book         Market       Accrued    Nominal    Nominal  Maturity    Asset
  Code                                       Value        Value        Value        Interest   Book Yld   Coupon   Date        Type
------------------------------------------------------------------------------------------------------------------------------------
36225AVG2   GNMA 30 YR SF LN        780615      963,459      960,158      973,392     5,219     6.5265     6.5000  08/15/2027  GNMA
36225AVG2   GNMA 30 YR SF LN        780615      963,459      960,158      973,392     5,219     6.5265     6.5000  08/15/2027  GNMA
36225AVG2   GNMA 30 YR SF LN        780615      895,823      892,754      905,059     4,852     6.5265     6.5000  08/15/2027  GNMA
36225A2C3   GNMA 30 YR SF LN        780771      166,813      165,775      165,665       834     6.0481     6.0000  05/15/2024  GNMA
36227TAG2   GS ESCROW CORP SR NTS             2,300,000    2,289,911    2,266,121    64,847     7.1138     7.0000  08/01/2003  PBOB
36227TAG2   GS ESCROW CORP SR NTS             1,150,000    1,138,449    1,133,061    32,424     7.2616     7.0000  08/01/2003  PBOB
36228CAA1   GSMSC 1996-PL CL A1               6,378,573    6,378,167    6,550,029    37,315     7.0205     7.0200  02/15/2027  CMBS
36228CAB9   GSMSC 1996-PL CL A2              10,000,000    9,997,403   10,603,100    61,750     7.4122     7.4100  02/15/2027  CMBS
36228CAN3   GS MTG SECS CORP II SER 1997GL   17,000,000   18,027,646   18,407,770    98,317     6.4892     6.9400  07/13/2030  CMBS
362311AE2   G T E CALIFORNIA INC DEB D       10,000,000    9,725,063   11,078,200   116,667     7.4134     7.0000  05/01/2008  PBOB
362320AP8   G T E CORP DEB                    5,000,000    4,952,502    5,603,000    85,417    10.3606    10.2500  11/01/2020  PBOB
362320AT0   G T E CORP DEB                      500,000      497,008      640,740     7,292     8.8113     8.7500  11/01/2021  PBOB
362320AW3   G T E CORP DEB                    5,000,000    5,000,000    5,523,450   164,583     7.9000     7.9000  02/01/2027  PBOB
362320AW3   G T E CORP DEB                    8,000,000    8,000,000    8,837,520   263,333     7.9000     7.9000  02/01/2027  PBOB
362335AD3   G T E HAWAIIAN TEL CO INC DEB    11,500,000   11,444,255   12,752,695   282,708     7.4592     7.3750  09/01/2006  PBOB
36867@AA2   ELECTRONIC DATA SYSTEMS CORP.     5,000,000    5,000,000    5,112,400    83,822     6.5600     6.5600  09/30/2005  PROB
368836AA0   GEN AMER TRANSN CORP  NEW DEP     8,000,000    8,324,935    8,894,240   238,500     8.6465    10.1250  03/15/2002  PBOB
368836B#8   GEN AMER TRANSN CORP NEW MTN      6,000,000    6,241,179    6,850,920   224,400     8.7463     9.9000  03/31/2003  PBOB
369622CH6   GEN ELEC CAPITAL CORP DEB        20,000,000   21,885,395   23,513,800   442,500     6.9638     8.8500  04/01/2005  PBOB
37042RSZ6   GEN MTRS ACCEP CORP MTN           5,000,000    5,184,785    5,657,850   104,688     7.6104     8.3750  02/22/2005  PBOB
37042WKP5   GEN MTRS ACCEP CORP MTN          32,000,000   31,912,459   33,964,160   560,000     7.0582     7.0000  10/25/2004  PBOB
37311*AA4   GEORGIA ALLTEL TELECOM INC        4,050,000    4,050,000    4,396,275    81,506     8.0500     8.0500  10/01/2009  PROB
373200AC8   GEORGIA GULF CORP NTS            15,000,000   14,969,619   15,539,250   146,146     7.6635     7.6250  11/15/2005  PBOB
373298BB3   GEORGIA PACIFIC CORP NTS          7,000,000    7,430,227    7,743,470    30,956     7.8835     9.9500  06/15/2002  PBOB
373298BE7   GEORGIA PACIFIC CORP DEB         11,925,000   14,447,861   14,482,078    94,406     6.9869     9.5000  12/01/2011  PBOB
373298BE7   GEORGIA PACIFIC CORP DEB          6,000,000    7,344,338    7,286,580    47,500     6.8575     9.5000  12/01/2011  PBOB
373298BP2   GEORGIA PACIFIC GROUP BDS        24,000,000   23,881,388   23,684,640   145,000     7.2910     7.2500  06/01/2028  PBOB
37516#AA3   GIFFORDS BROOK FUNDING,LP         4,755,641    4,755,642    4,833,634    56,592     6.8000     6.8000  04/28/2013  PROB
37936*AB7   GLOBAL TELESYSTEMS LTD.           3,896,314    3,862,233    3,896,314       785     7.5413     7.2500  05/31/2002  PROB
382388AK2   GOODRICH B.F. NTS                 5,000,000    4,991,209    5,084,650    68,083     6.4755     6.4500  04/15/2008  PBOB
382388AL0   GOODRICH B.F. CO                  5,000,000    4,970,645    5,006,550    73,889     7.0443     7.0000  04/15/2038  PBOB
3837H03S0   GNR CMO SERS 1997-16 CL PI       39,838,000   39,213,227   40,137,582   215,789     6.6234     6.5000  11/20/2026  CMO
3837H05M1   GNR 1997-18 CL J                 30,700,000   31,088,200   31,227,426   179,083     6.8989     7.0000  11/20/2027  CMO
3837H1E64   GNR 1998-22 CL PC                25,000,000   25,034,694   25,358,250   135,417     6.4893     6.5000  02/20/2027  CMO
3837H1HJ3   GNR 98-10 B                      27,682,000   27,891,756   28,265,260   161,478     6.9375     7.0000  08/20/2025  CMO
3837H1RZ6   GNR 1998-18 CL PH                20,627,000   20,614,222   20,923,410   111,730     6.5048     6.5000  11/20/2026  CMO
3837H1UK5   GNR 98-19 CL C                   41,770,000   41,225,554   42,192,712   226,254     6.6123     6.5000  02/20/2021  CMO
3837H1VX6   GNR 1998-21 CL PG                25,000,000   25,026,179   25,357,500   135,417     6.4916     6.5000  09/20/2024  CMO
38375@AV7   GOVT TR CTFS CL 2-H                 210,672      204,885      207,525         0     9.9292     0.0000  04/15/1999  PROB
38375@AW5   GOVT TR CTFS CL 2-H                 197,719      183,192      189,666         0     9.9292     0.0000  10/15/1999  PROB
38375@AX3   GOVT TR CTFS CL 2-H                 184,766      163,093      172,592         0     9.9292     0.0000  04/15/2000  PROB
38375TAA1   BANK OF SCOTLAND BNDS             9,500,000    9,494,122    9,500,000    75,736     7.0045     7.0000  11/29/2049  PBOB
384897AE4   GRAMERCY 98-A CL C                5,700,000    5,698,313    5,653,716    93,528     8.9592     8.9500  10/25/2002  ABOB
386088AG3   GRAND MET INVT CORP BD           25,000,000   17,700,874   18,823,500         0     7.0014     0.0000  01/06/2004  PBOB
389406B@7   GRAYBAR ELECTRIC COMPANY          6,800,000    6,800,000    6,402,608    37,683     6.6500     6.6500  06/01/2013  PROB
390064AG8   GREAT ATLANTIC & PACIFIC TEA      9,100,000    9,304,962    8,878,961   148,886     7.3818     7.7500  04/15/2007  PBOB
390064AG8   GREAT ATLANTIC & PACIFIC TEA     10,000,000   10,108,756    9,757,100   163,611     7.5709     7.7500  04/15/2007  PBOB
398037AQ4   GREYHOUND FINL CORP NTS           6,000,000    5,970,646    6,137,460   108,750     7.4904     7.2500  04/01/2001  PBOB
40048CAA1   GROUPO MINERO MEX                 4,300,000    4,278,109    3,827,000    88,688     8.3300     8.2500  04/01/2008  PBOB
40048TAC0   GRUPO IMSA SA                     2,700,000    2,699,278    2,430,000    60,947     8.9361     8.9300  09/30/2004  PBOB
40048TAC0   GRUPO IMSA SA                     1,680,000    1,697,493    1,512,000    37,923     8.6959     8.9300  09/30/2004  PBOB
40049#AE5   GRUPO MEXICO EXPORT MASTER        3,400,000    3,400,000    3,587,340     2,672     9.4300     9.4300  10/28/2011  PROB
40218LAJ6   GULF CANADA RESOURCES SR NTS      1,150,000    1,144,974    1,146,999    12,039     8.4602     8.3750  11/15/2005  PBOB
40423QAG2   HMH PROPERTIES                    4,600,000    4,584,599    4,623,000    21,594     8.5006     8.4500  12/01/2008  PBOB
40621PAA7   HALLIBURTON CO                    3,500,000    3,492,496    3,769,010    98,438     6.7672     6.7500  02/01/2027  PBOB
406216AH4   HALLIBURTON CO DE                11,000,000   11,487,313   13,898,060   363,611     8.3091     8.7500  02/15/2021  PBOB
406216AH4   HALLIBURTON CO DE                 5,000,000    5,225,633    6,317,300   165,278     8.3012     8.7500  02/15/2021  PBOB
40624@AA8   HALLMARK CARDS INC SR NTS SERS   10,000,000   10,000,000   10,795,700   376,128     8.5700     8.5700  07/23/2002  PROB
40624@AA8   HALLMARK CARDS INC SR NTS SERS    1,666,666    1,732,699    1,799,283    62,688     7.2866     8.5700  07/23/2002  PROB
413875AD7   HARRIS CORP NTS                  10,000,000    9,996,979   10,205,700   277,083     6.6551     6.6500  08/01/2006  PBOB
413875AE5   HARRIS CORP DEB                  12,000,000   11,942,304   12,311,040   387,333     7.0400     7.0000  01/15/2026  PBOB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

------------------------------------------------------------------------------------------------------------------------------------
  CUSIP     Issuer                           Par          Book         Market       Accrued    Nominal    Nominal  Maturity    Asset
  Code                                       Value        Value        Value        Interest   Book Yld   Coupon   Date        Type
------------------------------------------------------------------------------------------------------------------------------------
413875AE5   HARRIS CORP DEB                   8,000,000    7,961,536    8,207,360   258,222    7.0400      7.0000  01/15/2026  PBOB
413875AF2   HARRIS CORP DEB                  15,000,000   15,010,259   15,462,300   396,875    6.3448      6.3500  02/01/2028  PBOB
416592AB9   HARTFORD LIFE                    10,130,000   10,639,403   10,870,098    31,966    6.3231      7.1000  06/15/2007  PBOB
416592AC7   HARTFORD LIFE DEB                 5,000,000    5,696,246    5,642,400    17,000    6.5631      7.6500  06/15/2027  PBOB
416592AC7   HARTFORD LIFE DEB                10,000,000   11,352,862   11,284,800    34,000    6.5910      7.6500  06/15/2027  PBOB
41885#AA8   HATFIELD INC SR NTS               6,000,000    6,000,000    6,122,400   162,520    7.1700      7.1700  02/15/2007  PROB
42232#AE8   HEARST CORP SR NTS SERS B        17,000,000   17,000,000   19,516,510   686,729    8.3100      8.3100  07/06/2009  PROB
42232#AF5   HEARST CORP SR NTS SERS C        17,000,000   17,000,000   19,975,510   702,431    8.5000      8.5000  07/06/2014  PROB
42247#AA9   HEAVEN HILL DISTILLERIES INC      7,142,857    7,142,857    7,200,143    44,196    6.7500      6.7500  05/28/2003  PROB
423324AC6   HELLENIC REPUBLIC NTS            10,000,000    9,965,185   10,804,200   225,875    7.0021      6.9500  03/04/2008  PBOB
423324AC6   HELLENIC REPUBLIC NTS            10,000,000    9,965,185   10,804,200   225,875    7.0021      6.9500  03/04/2008  PBOB
423324AC6   HELLENIC REPUBLIC NTS            13,000,000   13,266,567   14,045,460   293,638    6.6479      6.9500  03/04/2008  PBOB
427866AK4   HERSHEY FOODS COMPANY            25,000,000   25,000,000   27,916,000   656,389    6.9500      6.9500  08/15/2012  PBOB
428040AZ2   HERTZ CORP SR NTS                 5,200,000    5,025,858    5,227,768   130,000    7.7721      6.0000  02/01/2001  PBOB
428040AZ2   HERTZ CORP SR NTS                 3,600,000    3,436,012    3,619,224    90,000    8.4299      6.0000  02/01/2001  PBOB
428040AZ2   HERTZ CORP SR NTS                 5,290,000    5,049,028    5,318,249   132,250    8.4299      6.0000  02/01/2001  PBOB
428040BA6   HERTZ CORP SR NTS                 7,000,000    6,893,288    7,184,660   103,444    7.7400      7.0000  04/15/2001  PBOB
428040BF5   HERTZ CORP NTS SR                11,000,000   10,965,901   11,131,010    88,550    6.3507      6.3000  11/15/2006  PBOB
428040BF5   HERTZ CORP NTS SR                 3,000,000    2,990,700    3,035,730    24,150    6.3507      6.3000  11/15/2006  PBOB
431573AA2   HILLENBRAND INDS INC NTS         11,500,000   11,490,551   13,877,165    81,458    8.5106      8.5000  12/01/2011  PBOB
431573AA2   HILLENBRAND INDS INC NTS          8,500,000    8,493,016   10,257,035    60,208    8.5106      8.5000  12/01/2011  PBOB
43439PAC9   HOECHST CELANESE CORP MTN         4,000,000    3,978,364    4,393,880    30,000    7.6155      7.5000  11/25/2004  PBOB
434393AC8   HOECHST CELANESE CORP NTS         1,950,000    1,920,151    1,969,715    49,766    6.4833      6.1250  02/01/2004  PBOB
435572AC6   HOLLINGER INTL PUBLISHING SR      2,160,000    2,151,021    2,295,000    54,855    8.7132      8.6250  03/15/2005  PBOB
435572AC6   HOLLINGER INTL PUBLISHING SR        240,000      239,002      255,000     6,095    8.7132      8.6250  03/15/2005  PBOB
436429A#1   HOLNAM INC.                      15,000,000   15,000,000   14,793,000    28,333    6.8000      6.8000  12/21/2008  PROB
438506AP2   HONEYWELL INC DISC NTS           20,000,000   19,952,276   22,174,600   300,833    7.1606      7.1250  04/15/2008  PBOB
441560AB5   HOUGHTON MIFFLIN CO              10,000,000    9,985,669   10,023,300   233,333    7.0258      7.0000  03/01/2006  PBOB
441812FQ2   HOUSEHOLD FIN CORP NTS            6,000,000    5,924,241    6,384,600   142,500    7.3681      7.1250  09/01/2005  PBOB
441812GD0   HOUSEHOLD FINANCE CORP            5,000,000    5,006,495    5,208,100    39,722    6.4820      6.5000  11/15/2008  PBOB
444482B@1   HUGHES SUPPLY INC SR NTS         25,000,000   25,000,000   26,572,500   171,361    7.9600      7.9600  05/30/2011  PROB
448699AA6   HYDER PLC                         4,000,000    3,996,010    4,125,800    12,222    6.8901      6.8750  12/15/2007  PBOB
448699AA6   HYDER PLC                         4,000,000    3,996,010    4,125,800    12,222    6.8901      6.8750  12/15/2007  PBOB
448814CF8   HYDRO-QUEBEC DEB FU GTD           5,000,000    5,831,961    7,546,850   244,792    9.5015     11.7500  02/01/2012  PBOB
448814CX9   HYDRO-QUEBEC DEB GW GTD          10,000,000    9,614,440   11,249,400   449,583    0.2133      9.7500  01/15/2018  PBOB
448814DC4   HYDRO QUEBEC DEB FG GTF           5,785,000    6,185,308    7,346,950    40,977    7.8986      8.5000  12/01/2029  PBOB
448814DC4   HYDRO QUEBEC DEB FG GTF           5,000,000    5,342,340    6,350,000    35,417    7.9046      8.5000  12/01/2029  PBOB
44949RA*3   I E S UTILS INC COLL TR           6,000,000    6,000,000    6,137,340   118,575    7.6500      7.6500  03/28/2000  PROB
449669AJ9   IMC GLOBAL INC NTS               25,000,000   24,947,645   24,158,250   755,069    6.5926      6.5500  01/15/2005  PBOB
449669AK6   IMC GLOBAL INC NTS SER 144A       7,000,000    6,965,359    6,313,580   235,628    7.3414      7.3000  01/15/2028  PBOB
449901AC1   ICI NORTH AMER INC DEB            8,500,000    8,254,541    9,584,855    96,392    9.4024      8.8750  11/15/2006  PBOB
449901AC1   ICI NORTH AMER INC DEB            6,000,000    5,826,735    6,765,780    68,042    9.4024      8.8750  11/15/2006  PBOB
449901AC1   ICI NORTH AMER INC DEB            9,000,000   10,041,321   10,148,670   102,063    6.9423      8.8750  11/15/2006  PBOB
45138LAB9   IDAHO PWR CO SECD MTN            10,000,000    9,351,423   10,327,200   106,667    8.2092      6.4000  05/01/2003  PBOB
45138LAB9   IDAHO PWR CO SECD MTN             2,000,000    1,878,220    2,065,440    21,333    8.0942      6.4000  05/01/2003  PBOB
451380AT6   IDAHO PWR CO 1ST MTGE             5,000,000    4,976,792    5,531,600   237,500    9.5509      9.5000  01/01/2021  PBOB
45186WAC4   ILLINOIS CENTRAL RR MTN          10,000,000    9,987,116   10,922,500   321,856    7.0003      6.9800  07/12/2007  PBOB
45186WAC4   ILLINOIS CENTRAL RR MTN           5,000,000    5,007,083    5,461,250   160,928    6.9577      6.9800  07/12/2007  PBOB
451866ST5   ILLINOIS CENTRAL RR CO NTS        8,000,000    8,301,505    8,730,160   103,333    7.0030      7.7500  05/01/2005  PBOB
45686XBC6   INGERSOLL RAND MTN               12,000,000   12,129,123   12,737,400   385,673    6.7365      6.9700  08/11/2004  PBOB
456866AJ1   INGERSOLL RAND                   10,000,000    9,773,800   10,447,300    54,000    6.6631      6.4800  06/01/2025  PBOB
45716*100   INGRAM OHIO BARGE CO TRST CTFS    1,500,000    1,500,000    1,247,460    48,278    6.9800      6.9800  01/15/2002  PROB
458665AE6   INTERFACE INC                     1,840,000    1,839,895    1,729,600    33,580    7.3009      7.3000  04/01/2008  PBOB
458665AE6   INTERFACE INC                       460,000      461,883      432,400     8,395    7.2385      7.3000  04/01/2008  PBOB
459056JW8   INTL BANK FOR RECON & DEV WASH    1,000,000    1,022,268    1,390,250    42,653    9.0009      9.2500  07/15/2017  PBOB
459056JW8   INTL BANK FOR RECON & DEV WASH      500,000      510,779      695,125    21,326    9.0087      9.2500  07/15/2017  PBOB
459200AG6   IBM CORP DEB                     10,000,000   11,032,528   12,676,800   139,583    7.3957      8.3750  11/01/2019  PBOB
459200AM3   IBM CORP NTS                      5,000,000    4,505,041    5,576,400    59,306    7.8933      7.0000  10/30/2025  PBOB
459200AM3   IBM CORP NTS                      2,000,000    1,809,174    2,230,560    23,722    7.8583      7.0000  10/30/2025  PBOB
459200AN1   IBM CORP                          5,000,000    4,467,265    5,616,800    59,306    7.8608      7.0000  10/30/2045  PBOB
459200B#7   IBM GULFSTREAM TRUST NO.N780F     9,157,021    9,157,022    9,157,021     1,559    6.1300      6.1300  07/02/2023  PROB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

------------------------------------------------------------------------------------------------------------------------------------
  CUSIP     Issuer                           Par          Book         Market       Accrued    Nominal    Nominal  Maturity    Asset
  Code                                       Value        Value        Value        Interest   Book Yld   Coupon   Date        Type
------------------------------------------------------------------------------------------------------------------------------------
45974VJH2   INTL LEASE FIN CORP MTN          10,000,000   10,442,945   10,772,100   176,278     6.7390     8.3500  02/04/2002  PBOB
460146AP8   INTL PAPER NTS                    3,000,000    2,910,474    2,977,020    34,375     7.1332     6.8750  11/01/2023  PBOB
460321AC6   INTL SHIPHOLDING CORP SR NTS      1,560,000    1,552,529    1,505,400    25,523     7.8264     7.7500  10/15/2007  PBOB
46055NA*7   INTERNATIONAL WALLCOVERINGS LT   30,000,000   30,000,000   27,000,000    23,367     7.0100     7.0100  12/27/2007  PROB
462416AN8   I E S UTILS INC (IOWA ELEC LT     8,000,000    7,872,474    7,884,160   140,000     7.1381     7.0000  10/01/2023  PBOB
462416AN8   I E S UTILS INC (IOWA ELEC LT     4,000,000    3,936,237    3,942,080    70,000     7.1381     7.0000  10/01/2023  PBOB
46360QAA7   IRVINE APARTMENT                 15,000,000   14,891,930   13,629,750   262,500     7.1120     7.0000  10/01/2007  PBOB
46360QAA7   IRVINE APARTMENT                  5,000,000    4,963,977    4,543,250    87,500     7.1120     7.0000  10/01/2007  PBOB
46361@AC8   THE IRVINE COMPANY                5,000,000    5,000,000    5,113,550    25,747     7.1300     7.1300  11/05/2007  PROB
465138FY6   ISRAEL ST DLR BD                  1,000,000    1,000,000    1,051,270     6,500     7.8000     7.8000  05/31/2004  PROB
466313A*4   JABIL CIRCUIT INC SR NTS         10,000,000   10,000,000   10,088,200    59,331     6.8900     6.8900  05/30/2004  PROB
46648@AA7   J.M. HUBER CORPORATION           37,000,000   37,000,000   38,371,220   426,949     6.8100     6.8100  10/30/2007  PROB
47116RAA0   JASMINE SUBMARINE                14,540,550   14,540,550   11,098,802   106,216     8.4830     8.4830  05/30/2011  PBOB
47580*AB5   JELD-WEN INC SR NTS              16,000,000   16,000,000   16,536,320   244,800     7.6500     7.6500  10/19/2005  PROB
476556BP9   JERSEY CENTRAL PWR & LT CO 1ST    6,250,000    5,784,833    6,312,500   111,328     8.8025     7.1250  10/01/2004  PBOB
476556BQ7   JERSEY CENTRAL PWR & LT CO 1ST    6,000,000    5,962,341    6,060,000    63,750     6.5437     6.3750  05/01/2003  PBOB
478366AE7   JOHNSON CONTROLS INC NTS          4,000,000    3,992,543    4,523,280   102,667     7.7204     7.7000  03/01/2015  PBOB
478366AE7   JOHNSON CONTROLS INC NTS         10,000,000    9,981,357   11,308,200   256,667     7.7204     7.7000  03/01/2015  PBOB
478366AE7   JOHNSON CONTROLS INC NTS         20,000,000   19,962,713   22,616,400   513,333     7.7204     7.7000  03/01/2015  PBOB
478366AF4   JOHNSON CONTROLS INC              3,500,000    3,294,094    3,604,405    20,271     7.4003     6.9500  12/01/2045  PBOB
47922*AD8   JOHNSON S C & SON INC SERS A      2,666,666    2,666,667    2,768,666     8,996     7.5900     7.5900  12/15/2002  PROB
480206AJ0   JONES INTERCABLE NTS              1,190,000    1,264,231    1,279,250    33,725     7.4025     9.6250  03/15/2002  PBOB
480206AK7   JONES INTERCABLE                  1,200,000    1,233,585    1,302,000    26,625     8.3979     8.8750  04/01/2007  PBOB
480206AK7   JONES INTERCABLE                    480,000      494,811      520,800    10,650     8.3500     8.8750  04/01/2007  PBOB
480206AL5   JONES INTERCABLE NTS              2,300,000    2,268,455    2,369,000    37,024     7.8356     7.6250  04/15/2008  PBOB
480206AL5   JONES INTERCABLE NTS              1,260,000    1,266,164    1,297,800    20,283     7.5508     7.6250  04/15/2008  PBOB
48258@AD8   KMSIII REALTY LTD PARTNERSHIP     5,100,397    5,100,398    4,769,177    28,659     7.7800     7.7800  01/05/2009  PROB
482620AU5   K N ENERGY INC SR NTS            20,000,000   19,955,612   19,900,400   443,333     6.6945     6.6500  03/01/2005  PBOB
482620AW1   KN ENERGY INC DEB                10,000,000   10,084,918    9,833,000   241,667     7.1801     7.2500  03/01/2028  PBOB
48267*AB3   KPMG PEAT MARWICK LLP             6,000,000    6,000,000    6,053,700     1,072     6.4300     6.4300  07/22/2008  PROB
48305RBM2   KAISER FOUNDATION HEALTH PLAN     5,000,000    5,000,000    5,042,200    62,583     7.5100     7.5100  05/20/1999  PBOB
485188E*3   KANSAS CITY SOUTHERN RY CO CSA    6,330,724    6,330,724    6,857,377    24,085     8.5600     8.5600  12/15/2006  ABOB
49138PAA4   KENTUCKY PWR CO SECD MTN          3,000,000    2,998,810    3,218,280    44,750     8.9690     8.9500  05/10/2001  PBOB
49228RAB9   KERN RIVER FDG CORP SR NTS B     12,000,000   12,000,000   12,232,200   203,840     6.7200     6.7200  09/30/2001  PROB
49246#AA5   KERRY FOODS INC NTS SERS A       13,000,000   13,000,000   13,118,820   239,937     6.7800     6.7800  09/23/2000  PROB
49246#AB3   KERRY FOODS INC NTS SERS B        3,000,000    3,000,000    3,065,820    58,718     7.1900     7.1900  09/23/2003  PROB
49246#AB3   KERRY FOODS INC NTS SERS B        3,000,000    3,000,000    3,065,820    58,718     7.1900     7.1900  09/23/2003  PROB
49246#AB3   KERRY FOODS INC NTS SERS B        6,000,000    6,000,000    6,131,640   117,437     7.1900     7.1900  09/23/2003  PROB
49446QAK7   KIMCO REALTY                      3,000,000    2,975,504    2,967,750    50,475     6.8880     6.7300  06/30/2005  PBOB
49446QAK7   KIMCO REALTY                      4,750,000    4,711,215    4,698,938    79,919     6.8880     6.7300  06/30/2005  PBOB
49446QAK7   KIMCO REALTY                      1,000,000      993,379      989,250    16,825     6.8580     6.7300  06/30/2005  PBOB
499040AD5   KNIGHT RIDDER INC NTS             7,000,000    8,236,011    9,150,330   145,931     7.3938     9.8750  04/15/2009  PBOB
500630AD0   KOREAN DEVELOPMENT BK            10,000,000    9,754,676    9,590,000   329,167     8.8262     7.9000  02/01/2002  PBOB
500630AJ7   KOREAN DEVELOPMENT BK             3,500,000    3,154,004    2,991,100    19,688     8.6809     6.7500  12/01/2005  PBOB
500630AM0   KOREAN DEVELOPMENT BK             7,000,000    6,535,876    6,403,600    64,847     8.4782     7.2500  05/15/2006  PBOB
500630AM0   KOREAN DEVELOPMENT BK             5,000,000    4,630,654    4,574,000    46,319     8.6250     7.2500  05/15/2006  PBOB
500630AS7   KOREAN DEVELOPMENT BK            13,550,000   12,748,175   12,274,945   288,690     8.7125     7.3750  09/17/2004  PBOB
500631AA4   KOREA ELEC PWR CORP DEB           4,069,000    3,803,351    3,680,817   162,760    10.2667     8.0000  07/01/2002  PBOB
500631AC0   KOREA ELEC PWR CORP GLOBAL BDS   10,000,000    8,762,758    8,575,000    53,125     9.5901     6.3750  12/01/2003  PBOB
500631AC0   KOREA ELEC PWR CORP GLOBAL BDS    2,600,000    2,281,502    2,229,500    13,813     9.5556     6.3750  12/01/2003  PBOB
500631AC0   KOREA ELEC PWR CORP GLOBAL BDS    4,383,000    3,761,429    3,758,423    23,285    10.1061     6.3750  12/01/2003  PBOB
500631AM8   KOREA ELECTRIC POWER 144A         6,000,000    6,000,000    5,949,600   150,000    10.0000    10.0000  04/01/2001  PROB
501044BF7   KROGER CO SR NTS                  2,600,000    2,687,249    2,928,926    97,709     7.5580     8.1500  07/15/2006  PBOB
501044BJ9   KROGER CO BDS                     9,000,000    8,947,685    9,167,220   191,250     6.4600     6.3750  03/01/2008  PBOB
50170*AA7   MCDONALD'S CORPORATION           10,000,000   10,000,000   10,804,400   384,733     7.9600     7.9600  01/07/2005  PROB
501773AA3   LB COML CONDUIT MTGE              9,000,693    9,094,232    9,298,886    10,717     6.9213     7.1440  08/25/2004  CMBS
501773AA3   LB COML CONDUIT MTGE              4,418,522    4,459,060    4,564,908     5,261     6.9473     7.1440  08/25/2004  CMBS
501773AM7   LB COML CONDUIT MTGE TR SERS     13,709,251   13,891,068   14,510,420    84,723     7.1864     7.4160  06/25/2006  CMBS
501773AN5   LB COML CONDUIT MTGE TR SERS     11,804,174   11,949,304   12,578,882    74,819     7.3951     7.6060  08/25/2006  CMBS
501773BC8   LB COML CONDUIT MTGE TR SERS      2,000,000    2,023,359    2,052,500    10,983     6.4195     6.5900  01/18/2008  CMBS
501773BD6   LB COML CONDUIT MTGE TR           7,500,000    7,516,777    7,610,175    41,750     6.6473     6.6800  02/18/2008  CMBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
CUSIP         Issuer                          Par         Book        Market    Accrued    Nominal    Nominal    Maturity    Asset
Code                                          Value       Value       Value     Interest   Book Yld   Coupon       Date      Type
----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
501773BE4   LB COML CONDUIT MTGE T          8,000,000   7,937,318    7,857,520    46,533    7.0711     6.9800    04/18/2012  CMBS
501773BE4   LB COML CONDUIT MTGE T          4,800,000   4,789,459    4,714,512    27,920    7.0054     6.9800    04/18/2012  CMBS
501773CA1   LB COML CONDUIT MTG TRST       43,000,000  43,325,106   44,115,420   222,525    6.1072     6.2100    10/15/2008  CMBS
501773CE3   LB COML CONDUIT MTG TRST        5,000,000   4,735,511    4,776,550    27,083    7.2474     6.5000    12/15/2008  CMBS
501773CF0   LB COML CONDUIT MTG 198-C4 E    5,000,000   4,415,893    4,393,750    27,083    8.2222     6.5000    12/15/2008  CMBS
501900AC8   L S PWR FDG CORP SR SED NTS A   5,000,000   5,000,000    5,162,500       999    7.1900     7.1900    06/30/2010  PBOB
501900AD6   L S PWR FDG CORP SR SED NTS B  10,000,000  10,000,000   10,662,500     2,244    8.0800     8.0800    12/30/2016  PBOB
502130AF4   L-P SPV2,LLC                   17,000,000  17,000,000   17,037,230     3,296    6.9800     6.9800    06/30/2008  PROB
502130AG2   L-P SPV2,LLC                    6,000,000   6,000,000    6,000,540     1,183    7.1000     7.1000    06/30/2010  PROB
51512#AA8   LANDSVIRKJUN - THE NAT PWR CO  10,000,000  10,000,000   10,791,800    96,817    9.4200     9.4200    05/24/2001  PROB
51808BAF9   LASMO (USA) INC                18,750,000  18,717,648   18,013,500    56,250    6.7760     6.7500    12/15/2007  PBOB
526055AA6   LENFEST COMMUNICATIONS          1,200,000   1,156,610    1,287,000    16,750    9.0972     8.3750    11/01/2005  PBOB
526055AA6   LENFEST COMMUNICATIONS            240,000     231,062      257,400     3,350    9.1194     8.3750    11/01/2005  PBOB
526055AA6   LENFEST COMMUNICATIONS            480,000     461,610      514,800     6,700    9.1413     8.3750    11/01/2005  PBOB
526055AA6   LENFEST COMMUNICATIONS            480,000     461,085      514,800     6,700    9.1638     8.3750    11/01/2005  PBOB
526055AA6   LENFEST COMMUNICATIONS          1,200,000   1,121,598    1,287,000    16,750    9.7053     8.3750    11/01/2005  PBOB
526055AA6   LENFEST COMMUNICATIONS          1,150,000   1,223,521    1,233,375    16,052    7.1750     8.3750    11/01/2005  PBOB
526055AA6   LENFEST COMMUNICATIONS          1,150,000   1,220,791    1,233,375    16,052    7.2179     8.3750    11/01/2005  PBOB
52655#A96   LEICA MICROSYSTEMS HOLING       3,234,567   3,234,567    3,121,131    27,400    7.4380     7.4380    03/31/2005  PROB
52655#B95   LEICA MICROSYSTEMS HOLINGS      1,246,000   1,246,000    1,213,592    11,097    7.8200     7.8200    03/31/2006  PROB
52655#T96   LEICA MICROSYSTEMS HOLINGS        164,000     164,000      164,945     1,391    7.4500     7.4500    02/25/2000  PROB
532457AP3   ELI LILLY CO                   15,000,000  13,556,368   16,377,150   507,750    7.5464     6.7700    01/01/2036  PBOB
532457AP3   ELI LILLY CO                    5,000,000   4,502,925    5,459,050   169,250    7.5744     6.7700    01/01/2036  PBOB
538021AC0   LITTON INDS INC NTS            10,000,000   9,958,246   11,251,400   228,194    7.7872     7.7500    03/15/2026  PBOB
53933*AD3   L.L. BEAN INC SR NTS            5,000,000   5,000,000    5,041,200   116,239    6.8600     6.8600    08/30/2005  PROB
539830AD1   LOCKHEED MARTIN CORP NS         5,000,000   4,990,670    5,496,350    60,000    7.2145     7.2000    05/01/2036  PBOB
54042DAR9   LOEWEN GROUP INC NTS            5,750,000   5,744,829    4,715,000    34,500    7.2242     7.2000    06/01/2003  PBOB
542290B#7   LONE STAR INDUS INC SRNTS      10,000,000  10,000,000   10,269,500   203,056    7.3100     7.3100    03/21/2007  PROB
543859AJ1   LORAL CORP DEB                  8,000,000   7,958,584    8,682,320    27,111    7.7431     7.6250    06/15/2004  PBOB
54600@AE9   LOUIS DREYFUS CORPORATON       12,000,000  12,000,000   12,316,320   219,310    7.2300     7.2300    09/30/2004  PROB
546268AE3   LOUISIANA LD & EXPL CONTS       6,000,000   5,915,202    6,335,460    22,000    8.7326     8.2500    06/15/2002  PBOB
546268AE3   LOUISIANA LD & EXPL CONTS       2,500,000   2,471,577    2,639,775     9,167    8.6376     8.2500    06/15/2002  PBOB
548661AD9   LOWES COS INC SR NTS            9,500,000   9,471,487    9,823,665    26,917    6.4292     6.3750    12/15/2005  PBOB
548661AD9   LOWES COS INC SR NTS              500,000     498,499      517,035     1,417    6.4292     6.3750    12/15/2005  PBOB
54933#AC9   LUCAS INDS INC GTD SR TS        8,000,000   8,000,000    8,098,240   255,933    6.9800     6.9800    07/16/2002  PROB
549463AB3   LUCENT TECHNOLOGIES IN NTS     26,500,000  26,453,896   29,614,280   885,910    7.2804     7.2500    07/15/2006  PBOB
5526E2AA7   MBNA AMER BANK SUB NTS          5,000,000   5,042,458    4,949,000    99,375    6.6253     6.7500    03/15/2008  PBOB
5526E2AA7   MBNA AMER BANK SUB NTS          1,500,000   1,512,738    1,484,700    29,813    6.6253     6.7500    03/15/2008  PBOB
552673AM7   M C I COMMUNICATIONS CRP SR     8,000,000   8,256,396    8,660,640   218,333    6.8057     7.5000    08/20/2004  PBOB
552673AM7   M C I COMMUNICATIONS CRP SR     5,000,000   5,106,614    5,412,900   136,458    7.0351     7.5000    08/20/2004  PBOB
552673AU9   M C I COMMUNICATIONS CRP SR     8,000,000   7,991,808    8,464,480    25,333    7.1335     7.1250    06/15/2027  PBOB
552673AU9   M C I COMMUNICATIONS CRP SR     5,000,000   4,994,880    5,290,300    15,833    7.1335     7.1250    06/15/2027  PBOB
552676AL2   MDC HLDGS INC SR NTS            1,250,000   1,245,286    1,221,875    43,620    8.4353     8.3750    02/01/2008  PBOB
552676AL2   MDC HLDGS INC SR NTS            1,150,000   1,133,387    1,124,125    40,130    8.6075     8.3750    02/01/2008  PBOB
55291HDJ0   MLT CMO SERS 49 CL Z            8,102,188   8,069,177    8,177,619    64,142    9.5448     9.5000    05/20/2020  CMO
55291HDZ4   MLT CMO SERS 50 CL Z            7,454,608   7,403,054    7,530,794    59,016    9.5758     9.5000    09/20/2020  CMO
553206AA1   MPC 1998-1 CL 1                17,000,000  16,994,771   16,994,730    26,350    6.2033     6.2000    06/15/2013  ABOB
55337*AA6   MPN SECURED EXPORT NT ASS       5,000,000   5,000,000    5,000,000   178,490    8.6250     8.6250    02/02/2006  PROB
554387AA8   MACERICH SERS 1996-C1 L A      15,000,000  14,702,893   16,017,150    88,513    7.4368     7.0810    03/15/2006  CMBS
554387AC4   MACERICH SERS 1996-C1           5,000,000   5,142,364    5,170,300    17,778    7.4876     8.0000    03/15/2006  CMBS
55612*AF1   MACSAVER FINL SVCS INCSR NTS   12,000,000  12,000,000   11,984,280   145,110    6.9100     6.9100    04/28/1999  PROB
561226AA9   MALLINCKRODT GROUP DIS NTS     11,000,000  10,996,331   11,416,790   218,625    6.7563     6.7500    09/15/2005  PBOB
561226AA9   MALLINCKRODT GROUP DIS NTS        250,000     249,917      259,473     4,969    6.7563     6.7500    09/15/2005  PBOB
570387AQ3   MARK IV IND 144A                3,600,000   3,582,819    3,411,000    90,000    7.5761     7.5000    09/01/2007  PBOB
57169*AD9   MARS INC NTS                   15,000,000  15,000,000   15,170,850   106,533    7.9900     7.9900    05/29/2000  PROB
57169*AE7   MARS INC NTS SERS A             5,000,000   5,000,000    5,153,150   125,583    6.8500     6.8500    08/19/2003  PROB
57169*AE7   MARS INC NTS SERS A             4,000,000   4,000,000    4,122,520   100,467    6.8500     6.8500    08/19/2003  PROB
57169*AE7   MARS INC NTS SERS A            10,000,000  10,000,000   10,306,300   251,167    6.8500     6.8500    08/19/2003  PROB
57564EAW7   MASSACHUSETTS ELEC CO ECD MTN   5,000,000   5,097,742    5,292,100   177,250    6.5354     7.0900    01/27/2003  PBOB
57564EBX4   MASSACHUSETTS ELEC CO ECD MTN   8,000,000   7,999,662    8,957,440   211,200    7.9209     7.9200    03/03/2005  PBOB
57564EBY2   MASSACHUSETTS ELEC CO ECD MTN   5,000,000   4,977,146    5,290,250    56,000    6.8084     6.7200    06/23/2005  PBOB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
CUSIP         Issuer                          Par         Book        Market    Accrued    Nominal    Nominal    Maturity    Asset
Code                                          Value       Value       Value     Interest   Book Yld   Coupon       Date      Type
----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
57708QAG2   MATTEL INC MTN                  6,000,000   5,994,329    6,382,620    58,650    7.6834     7.6500    04/04/2002  PBOB
57708QBG1   MATTEL INC NTS                 10,000,000   9,940,277   10,194,700    78,953    6.6739     6.6100    11/18/2013  PBOB
577778AP8   MAY DEPT STORES CO NTS         19,000,000  22,752,660   26,554,590   336,458    8.0107    10.6250    11/01/2010  PBOB
57859HBJ2   MAYTAG CORP MTN                 5,700,000   5,700,000    6,092,616   155,471    7.2200     7.2200    08/15/2006  PBOB
57933#AC2   MCCAIN FINANCE USA, IN.         2,880,000   2,880,000    2,942,525    22,214    7.1200     7.1200    11/22/2005  PROB
57978QAR1   MCCORMICK & CO INC MTN          5,000,000   5,000,000    6,229,600   200,750    8.0300     8.0300    10/17/2024  PBOB
580169AN0   MCDONNELL DOUGLAS CORPNTS       5,000,000   5,039,732    5,203,300   206,250    7.6795     8.2500    07/01/2000  PBOB
580169AP5   MCDONNELL DOUGLAS CORPNTS      15,000,000  14,897,163   15,996,450   171,875    6.9902     6.8750    11/01/2006  PBOB
581557AM7   MCKESSON CORP DEB               8,000,000   7,996,069    8,698,480   204,000    7.6543     7.6500    03/01/2027  PBOB
581557AM7   MCKESSON CORP DEB               5,000,000   5,004,423    5,436,550   127,500    7.6423     7.6500    03/01/2027  PBOB
581557AM7   MCKESSON CORP DEB               5,000,000   5,006,143    5,436,550   127,500    7.6393     7.6500    03/01/2027  PBOB
581557AM7   MCKESSON CORP DEB              10,000,000  10,000,787   10,873,100   255,000    7.6493     7.6500    03/01/2027  PBOB
585907AK4   MELLON BANK N.A.               17,943,000  18,014,547   19,242,611   369,825    6.9288     7.0000    03/15/2006  PBOB
587342AF3   MERCANTILE BANCORP             20,000,000  20,348,503   21,627,200    64,889    7.0232     7.3000    06/15/2007  PBOB
589643A*6   MERIDIAN INDUSTRIAL TRST,INC.  15,000,000  15,000,000   15,356,400   123,854    7.2500     7.2500    11/20/2007  PROB
589929KE7   MERRILL LYNCH MTGE INV SERS     5,227,683   5,297,624    5,281,580    30,787    6.9303     7.0670    05/25/2015  CMBS
589929LL0   MERRILL LYNCH MTGE INV SERS    12,000,000  12,113,521   12,682,560    74,200    7.3414     7.4200    04/25/2028  CMBS
589929MW5   MERRILL LYNCH MTGE INV SERS     1,500,000   1,514,338    1,601,955     8,900    7.0437     7.1200    06/18/2029  CMBS
589929MY1   MERRILL LYNCH MTGE INV SERS     3,500,000   3,500,540    3,639,440    20,767    7.1188     7.1200    06/18/2029  CMBS
589929QD3   MLMI SERS 1998-C2 CL C          3,500,000   3,523,894    3,535,000    19,731    6.7127     6.7650    02/15/2030  CMBS
589929SX7   MLMI 1998-C3 CL A2             30,000,000  30,140,588   30,286,800   146,750    5.8376     5.8700    12/15/2030  CMBS
589929SY5   MLMI 1998-C3 CL A3             28,000,000  28,131,215   28,254,520   137,200    5.8476     5.8800    12/15/2030  CMBS
589929TA6   MLMI 1998-C3 CL C               5,000,000   5,024,994    5,022,200    27,625    6.5925     6.6300    12/15/2030  CMBS
59158*BA3   METLIFE CAPITAL LTD             5,441,486   5,441,486    5,682,598   204,272    8.0600     8.0600    07/15/2005  PROB
59158*BA3   METLIFE CAPITAL LTD            10,618,814  10,618,814   11,089,334   398,627    8.0600     8.0600    07/15/2005  PROB
59158*BB1   METLIFE CAPITAL LTD             5,646,506   5,646,506    5,807,375   166,434    7.7400     7.7400    08/15/2004  PROB
59158*BB1   METLIFE CAPITAL LTD             3,703,126   3,703,127    3,808,628   109,152    7.7400     7.7400    08/15/2004  PROB
59158*BC9   METLIFE CAPITAL LTD             2,960,527   2,960,527    3,046,945    48,197    8.1400     8.1400    10/20/2001  PROB
59158*BD7   METLIFE CAPITAL LTD            11,562,626  11,562,627   11,927,774   121,740    8.5400     8.5400    05/17/2002  PROB
59158*BD7   METLIFE CAPITAL LTD             6,330,636   6,330,636    6,530,557    66,654    8.5400     8.5400    05/17/2002  PROB
59158*BF2   METLIFE CAPITAL LTD             2,449,419   2,449,419    2,684,147    14,354    8.7900     8.7900    06/07/2009  PROB
59158*BG0   METLIFE CAPITAL LTD             2,798,963   2,798,964    2,927,491     2,656    8.6600     8.6600    06/28/2002  PROB
59158*BH8   METLIFE CAPITAL LTD             2,127,394   2,127,394    2,179,473    59,779    8.1400     8.1400    02/28/2001  PROB
59158*BJ4   METLIFE CAPITAL LTD             2,701,870   2,701,871    2,799,597    45,152    7.8200     7.8200    04/15/2004  PROB
59158*BJ4   METLIFE CAPITAL LTD             1,489,681   1,489,681    1,543,563    24,894    7.8200     7.8200    04/15/2004  PROB
59158*BK1   METLIFE CAPITAL LTD               782,211     782,212      799,318     7,242    7.1900     7.1900    05/15/2002  PROB
59158*BK1   METLIFE CAPITAL LTD             2,779,247   2,779,248    2,840,029    25,731    7.1900     7.1900    05/15/2002  PROB
59158*BL9   METLIFE CAPITAL LTD             1,306,327   1,306,327    1,364,302    52,222    8.7900     8.7900    01/19/2002  PROB
59158*BL9   METLIFE CAPITAL LTD             1,411,951   1,411,951    1,474,613    56,445    8.7900     8.7900    01/19/2002  PROB
59158*BM7   METLIFE CAPITAL LTD            25,000,000  25,000,000   25,618,250   368,123    6.9800     6.9800    10/16/2002  PROB
59158*BP0   METLIFE CAPITAL LTD            80,000,000  80,000,000   82,021,600   608,614    7.1200     7.1200    05/23/2001  PROB
59158*BQ8   METLIFE CAPITAL LTD            40,000,000  40,000,000   40,970,400 1,231,923    7.0700     7.0700    07/26/2001  PROB
59158*BR6   METLIFE CAPITAL LTD            15,000,000  15,000,000   15,404,100   413,096    7.1800     7.1800    08/14/2001  PROB
59158*BS4   METLIFE CAPITAL LTD            50,000,000  50,000,000   50,946,000   545,041    6.8600     6.8600    11/04/2001  PROB
59189GAU7   METROPOLITAN ED CO SEC MTN B    7,000,000   6,977,144    7,425,320    78,983    6.8334     6.7700    06/13/2005  PBOB
594074B*6   MICHAEL FOODS INC SR N          7,500,000   7,500,000    7,844,400   197,396    7.5800     7.5800    02/26/2009  PROB
594457BD4   MICHIGAN CONSOLIDATED AS CO     6,400,000   7,362,058    7,700,992    88,000    6.6694     8.2500    05/01/2014  PBOB
597433AB7   MIDLAND BANK PLC                6,485,000   7,097,969    7,378,698    24,859    6.6756     8.6250    12/15/2004  PBOB
597433AB7   MIDLAND BANK PLC               17,700,000  19,738,684   20,139,237    67,850    6.2772     8.6250    12/15/2004  PBOB
597433AE1   MIDLAND BANK PLC                3,000,000   3,270,640    3,316,830    10,167    6.1010     7.6250    06/15/2006  PBOB
597706AU4   MIDLAND ACCEPTANCE COR         15,000,000  15,664,732   16,246,200    18,083    6.8836     7.2330    01/25/2029  CMBS
59862#AA7   AMERICAN COMMERCIAL SRNT        5,000,000   5,000,000    5,168,800    27,675    7.3800     7.3800    06/04/2007  PROB
59862#AA7   AMERICAN COMMERCIAL SRNT        5,000,000   5,000,000    5,168,800    27,675    7.3800     7.3800    06/04/2007  PROB
601073A@8   MILLIPORE CORP SR NTS          50,000,000  50,000,000   50,499,500 1,184,917    7.2300     7.2300    03/03/2004  PROB
603158A*7   MINERALS TECHNOLOGIES NC GTD   20,000,000  20,000,000   21,549,600   653,294    7.4900     7.4900    07/24/2006  PROB
60434@AA6   MINORCO USA FUNDING IN         17,000,000  17,000,000   18,516,740   245,971    7.6600     7.6600    10/23/2006  PROB
607059BP6   MOBIL CORP DEB                     90,767      90,767       97,800     3,146    6.9700     6.9700    07/02/2017  PBOB
607059BP6   MOBIL CORP DEB                     83,724      83,725       90,211     2,902    6.9700     6.9700    07/02/2017  PBOB
607059BP6   MOBIL CORP DEB                     86,642      86,643       93,355     3,003    6.9700     6.9700    07/02/2017  PBOB
607059BP6   MOBIL CORP DEB                  4,489,113   4,506,398    4,836,929   155,576    6.9328     6.9700    07/02/2017  PBOB
610202AZ6   MONONGAHELA PWR CO 1STMTGE      3,000,000   2,996,075    3,247,740   125,625    8.3878     8.3750    07/01/2022  PBOB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
CUSIP         Issuer                          Par         Book        Market    Accrued    Nominal    Nominal    Maturity    Asset
Code                                          Value       Value       Value     Interest   Book Yld   Coupon       Date      Type
----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
611662AM9   MONSANTO CO DEB                 3,000,000   2,990,831    3,741,240    55,100    8.7311     8.7000    10/15/2021  PBOB
611662AM9   MONSANTO CO DEB                 2,000,000   1,993,887    2,494,160    36,733    8.7311     8.7000    10/15/2021  PBOB
61208QAF1   MONTANA PWR CO SECD MT          5,000,000   4,995,223    5,114,000    60,000    7.2722     7.2000    06/01/2000  PBOB
612655AA8   MONTERREY POWER 144A            4,800,000   4,791,467    3,720,000    59,033    9.6518     9.6250    11/15/2009  PROB
617059BF6   MORGAN J P CMO SERS 96C3       18,372,652  18,116,243   19,032,965   112,226    7.4472     7.3300    04/25/2028  CMBS
617059CB4   MORGAN J P CMO SERS 97C4 CL B   2,384,000   2,401,603    2,540,462    15,039    7.5080     7.5700    12/26/2028  CMBS
617059DE7   JPMC 1997-C5 A3                 4,500,000   4,566,753    4,805,865    26,580    6.9707     7.0880    09/15/2029  CMBS
617059DF4   JPMC 1997-C5 CLASS B            9,000,000   9,133,523    9,518,940    53,693    7.0409     7.1590    09/15/2029  CMBS
617445CP4   MSC 1996 CL C1 A               27,328,817  27,634,058   28,485,919   171,033    7.3029     7.5100    11/15/2005  CMBS
617445CP4   MSC 1996 CL C1 A               10,929,679  11,101,252   11,392,442    68,402    7.2196     7.5100    11/15/2005  CMBS
61745MAF0   MSC 1997-C1 CL A1B             15,000,000  15,225,008   15,679,650    49,733    7.3203     7.4600    02/15/2020  CMBS
61745MAG8   MSC 1997-C1 CL A1C              5,000,000   5,089,108    5,404,700    16,956    7.4621     7.6300    02/15/2020  CMBS
61745MEU3   MSC 1998-WF1 CL C               3,000,000   3,028,263    3,059,520    16,925    6.6312     6.7700    01/15/2008  CMBS
61745MEV1   MSC 1998-WF1 CL D               5,000,000   5,070,066    4,905,450    29,667    6.9111     7.1200    01/15/2008  CMBS
61745MGX5   MSC 1998-WF2 CL A2              5,000,000   5,242,227    5,210,150    27,250    5.8668     6.5400    05/15/2008  CMBS
61745MGZ0   MSC 1998-WF2 CL B               5,000,000   5,073,992    5,155,450    27,625    6.4208     6.6300    06/15/2008  CMBS
61745MHB2   MSC 1998-WF2 CL D               7,000,000   7,112,301    6,751,710    41,253    6.8838     7.0720    11/15/2011  CMBS
61745MJK0   MSC 1998-XL2 CL D               6,920,000   6,576,017    6,447,502    37,160    7.1532     6.4440    10/03/2008  CMBS
61910DCM2   MTG CAPITAL FUNDING             7,500,000   7,566,532    7,959,375    45,550    7.1450     7.2880    03/20/2007  CMBS
61979#AA3   MOTIVA ENTERPRISES LLC         17,000,000  17,000,000   17,718,420   336,671    7.3500     7.3500    09/24/2002  PROB
629121AC8   NGC CORP NTS                    5,000,000   5,411,149    5,291,050    80,486    6.9526     7.6250    10/15/2026  PBOB
63252MAB0   NATIONAL AUSTRALIA BAN          5,500,000   5,494,522    5,665,825    21,175    6.6149     6.6000    12/10/2007  PBOB
63252MAB0   NATIONAL AUSTRALIA BAN          2,000,000   1,998,008    2,060,300     7,700    6.6149     6.6000    12/10/2007  PBOB
63252MAB0   NATIONAL AUSTRALIA BAN         10,000,000  10,168,077   10,301,500    38,500    6.3508     6.6000    12/10/2007  PBOB
633712AG9   NATL BANK OF HUNGARY           12,450,000  14,381,823   15,161,237   184,156    7.1599     8.8750    11/01/2013  PBOB
633712AG9   NATL BANK OF HUNGARY           13,500,000  15,544,077   16,439,895   199,688    7.1975     8.8750    11/01/2013  PBOB
636180AX9   NATL FUEL GAS CO DEB            6,000,000   5,831,723    6,524,640   193,750    8.4399     7.7500    02/01/2004  PBOB
636180AX9   NATL FUEL GAS CO DEB            5,500,000   5,433,283    5,980,920   177,604    8.0455     7.7500    02/01/2004  PBOB
636180AX9   NATL FUEL GAS CO DEB            5,550,000   5,473,643    6,035,292   179,219    8.0854     7.7500    02/01/2004  PBOB
637193AM5   NATIONAL POWER CORP             6,000,000   5,894,987    5,021,100    73,792    9.8076     9.6250    05/15/2028  PBOB
63858RDK4   NATIONSBANK CORP MTN           15,000,000  14,967,206   16,085,250   292,479    6.9891     6.9500    03/20/2006  PBOB
638585AP4   NATIONSBANK CORP SUB NS         5,000,000   4,690,385    5,479,650    76,528    7.8046     7.2500    10/15/2025  PBOB
63859CBG7   NLFC 1998-2 A1 CMO             30,838,184  30,771,215   31,137,006    56,546    6.0326     6.0010    11/20/2007  CMBS
63859DAA9   NATIONSBANK LEASE PASSTHRU     10,500,000  10,500,000   12,120,255   761,875    7.4420     7.4420    01/10/2011  PROB
640376B*9   THOMAS NELSON INC SR NS         4,285,714   4,285,714    4,480,885     7,914    8.3100     8.3100    06/23/2004  PROB
642866DA2   NEW BRUNSWICK (PROVINC OF)     11,500,000  10,824,873   13,121,845   358,097   10.2034     9.5000    03/03/2018  PBOB
649840BS3   NEW YORK STATE ELEC & AS CORP   5,000,000   4,939,607    5,000,000    73,958    9.0005     8.8750    11/01/2021  PBOB
650094CC7   NEW YORK TEL CO DEB             6,000,000   5,914,361    6,444,480   164,333    7.3756     7.2500    02/15/2024  PBOB
651426A*9   NEWHALL LAND AND FARMIG CO SR   2,400,000   2,400,000    2,424,672       460    6.9000     6.9000    12/30/2000  PROB
653522CA8   NIAGARA MOHAWK PWR COR         10,000,000  10,574,371   11,019,700    66,667    6.7176     8.0000    06/01/2004  PBOB
653522CM2   NIAGARA MOHAWK PWR COR         10,000,000   9,973,211   10,362,600   331,250    6.6765     6.6250    07/01/2005  PBOB
653522CT7   NIAGARA MOHAWK PWR COR          6,000,000   5,992,396    6,136,080   137,500    6.9390     6.8750    03/01/2001  PBOB
653522DD1   NIAGARA MOHAWK PWR COR SR NT    1,150,000   1,148,374    1,156,394    20,125    7.0875     7.0000    10/01/2000  PBOB
653522DF6   NIAGARA MOHAWK PWR COR SR NT    2,300,000   2,288,196    2,355,821    41,688    7.4093     7.2500    10/01/2002  PBOB
653522DG4   NIAGARA MOHAWK PWR COR          2,300,000   2,291,685    2,376,751    85,284    7.4711     7.3750    07/01/2003  PBOB
653522DJ8   NIAGARA MOHAWK PWR COR SR NT    1,380,000   1,376,610    1,507,553    26,738    7.7864     7.7500    10/01/2008  PBOB
653522DJ8   NIAGARA MOHAWK PWR COR SR NT    2,300,000   2,372,760    2,512,589    44,563    7.2910     7.7500    10/01/2008  PBOB
653522DJ8   NIAGARA MOHAWK PWR COR SR NT      460,000     473,636      502,518     8,913    7.3194     7.7500    10/01/2008  PBOB
653522DJ8   NIAGARA MOHAWK PWR COR SR NT      460,000     473,627      502,518     8,913    7.3196     7.7500    10/01/2008  PBOB
653522DK5   NIAGARA MOHAWK PWR COR SR NT    1,380,000     914,233    1,079,160    58,650   14.6575     8.5000    07/01/2010  PBOB
653522DK5   NIAGARA MOHAWK PWR COR SR NT    1,150,000     857,865      899,300    48,875   12.7736     8.5000    07/01/2010  PBOB
65463PAB3   NIPSCO CAPITAL MARKETS INC     10,000,000   9,963,980   10,570,400   231,433    7.8976     7.8600    03/27/2017  PBOB
655355AL9   NOMURA ASSET CAPITAL CRP CMO    7,200,000   7,379,386    7,338,384    45,840    7.0375     7.6400    11/25/2003  CMBS
65538#AA8   NOOTER CORP SR NTS              4,285,714   4,285,714    4,449,514   189,475   10.0100    10.0100    01/22/2001  PROB
655663A*3   NORDSON CORPORATION            15,000,000  15,000,000   15,579,900    90,400    6.7800     6.7800    08/29/2007  PROB
655844AB4   NORFOLK SOUTHERN CORP TS       15,000,000  14,956,632   16,471,800   446,250    7.9448     7.8750    02/15/2004  PBOB
65590GAA1   NORDSTROM CRED CORP NT          5,000,000   4,992,454    5,230,250   167,500    6.7290     6.7000    07/01/2005  PBOB
65590GAA1   NORDSTROM CRED CORP NT         10,000,000   9,984,910   10,460,500   335,000    6.7291     6.7000    07/01/2005  PBOB
656517AD1   NORSE 1A CL B                  15,000,000  14,720,447   14,789,100   438,495    7.8723     7.6260    08/13/2010  ABOB
656531AC4   NORSK HYDRO A S DEB            18,685,000  18,798,379   20,339,183    64,359    7.6946     7.7500    06/15/2023  PBOB
656531AC4   NORSK HYDRO A S DEB             5,000,000   5,272,970    5,442,650    17,222    7.2693     7.7500    06/15/2023  PBOB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
CUSIP         Issuer                          Par         Book        Market    Accrued    Nominal    Nominal    Maturity    Asset
Code                                          Value       Value       Value     Interest   Book Yld   Coupon       Date      Type
----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
656531AD2   NORSK HYDRO A S DEB             8,500,000   7,926,734    8,663,880    77,657    7.7506     7.1500    11/15/2025  PBOB
66478#AB6   NORTHERN BORDER PIPELIE CO SR   9,000,000   9,000,000    9,533,250   314,250    8.3800     8.3800    08/13/2001  PROB
66478#AC4   NORTHERN BORDER PIPELIE CO SR   6,000,000   6,000,000    6,466,320   212,250    8.4900     8.4900    08/13/2002  PROB
665772BK4   NORTHERN STATES PWR CO(MINN)    5,100,000   4,678,488    5,282,886    26,031    7.6879     6.1250    12/01/2005  PBOB
665815AD8   NORTHERN TELECOM LTD NS         1,000,000     998,554    1,073,470     4,618    8.8170     8.7500    06/12/2001  PBOB
66765RAY2   NORTHWEST NATRL GAS COSECD     10,000,000   9,991,310   10,830,300    58,333    7.0084     7.0000    08/01/2017  PBOB
667655AQ7   NORTHWEST NATRL GAS CO1ST       7,000,000   6,954,530    7,706,020   341,250    9.8303     9.7500    07/01/2015  PBOB
667748AF4   NORTHWEST PIPELINE COR DEB     10,000,000   9,961,334   10,541,700    59,375    7.1576     7.1250    12/01/2025  PBOB
668231AJ2   NORTHWESTERN PUB SVC C          5,000,000   4,994,786    5,392,350   147,917    7.1201     7.1000    08/01/2005  PBOB
668605A@7   NORTON CO SR NTS SERS          15,000,000  15,000,000   15,628,950   591,479    9.7900     9.7900    02/06/2001  PROB
668605A@7   NORTON CO SR NTS SERS           7,000,000   7,019,865    7,293,510   276,024    9.4887     9.7900    02/06/2001  PROB
66938FHY3   NORWEST CORP MTN               20,000,000  20,458,580   21,905,600   450,500    7.1855     7.6500    03/15/2005  PBOB
669383CV1   NORWEST FINL INC DISC TS        5,000,000   4,984,794    5,278,800   146,389    7.8807     7.7500    08/15/2001  PBOB
669383CX7   NORWEST FINL CORP NTS          15,000,000  15,112,009   15,977,550   446,250    7.6018     7.8750    02/15/2002  PBOB
66977TAD8   NOVA CHEM LTD DEB               3,500,000   3,500,000    3,594,150    92,556    7.0000     7.0000    08/15/2026  PBOB
66977TAE6   NOVA CHEM LTD DEB               7,000,000   6,935,077    6,720,840   191,722    7.3271     7.2500    08/15/2028  PBOB
66977TAE6   NOVA CHEM LTD DEB                 500,000     495,363      480,060    13,694    7.3271     7.2500    08/15/2028  PBOB
669771AU1   NOVA GAS TRANSMN LTD NS         5,000,000   4,982,933    5,040,700   181,250    7.9399     7.2500    07/06/1999  PBOB
669771AV9   NOVA GAS TRANSMN LTD NS        15,000,000  15,024,734   16,848,600    81,458    8.4641     8.5000    12/08/2004  PBOB
66978QAB7   NOVA GAS TRANSMN LTD NS        25,000,000  25,000,000   26,666,750   325,806    6.3400     6.3400    10/15/2025  PBOB
6719909C5   SOUTHWESTERN PUB SVC C          4,022,977   4,022,978    4,331,861    20,750    8.4400     8.4400    09/09/2003  PROB
674599BE4   OCCIDENTAL PETROLEUM DB         6,360,000   7,243,370    7,025,256   245,125    7.8759     9.2500    08/01/2019  PBOB
674599BL8   OCCIDENTAL PETROLEUM CRP COM   10,000,000   9,947,866    9,705,600   162,500    6.6032     6.5000    04/01/2005  PBOB
674599BM6   OCCIDENTAL PETROLEUM CRP        2,900,000   2,892,621    2,657,212    52,200    7.2210     7.2000    04/01/2028  PBOB
674599BQ7   OCCIDENTAL PETROLEUM            4,000,000   4,042,902    4,075,080    34,417    7.2212     7.3750    11/15/2008  PBOB
677347BK1   OHIO ED CO 1ST MTGE             7,000,000   6,984,223    7,464,450   144,375    8.3306     8.2500    04/01/2002  PBOB
681385AC4   OLSTEN CORP NTS                 2,500,000   2,489,882    2,410,100    51,528    7.0727     7.0000    03/15/2006  PBOB
681385AC4   OLSTEN CORP NTS                 6,915,000   6,847,029    6,666,337   142,526    7.1771     7.0000    03/15/2006  PBOB
681385AC4   OLSTEN CORP NTS                10,000,000   9,900,592    9,640,400   206,111    7.1791     7.0000    03/15/2006  PBOB
68241MAB3   1633 BROADWAY TR CL A  2 144A  10,000,000   9,939,240   10,478,100    32,147    7.2974     7.2330    01/15/2015  CMBS
683234JM1   ONTARIO (PROVINCE OF) D        10,000,000   9,997,362   10,770,300   285,833    7.0051     7.0000    08/04/2005  PBOB
690768BA3   OWENS ILLINOIS INC SR TS        1,200,000   1,198,809    1,248,732    12,037    7.8730     7.8500    05/15/2004  PBOB
690768BD7   OWENS ILLINOIS, INC             4,600,000   4,585,849    4,614,812    44,083    7.5408     7.5000    05/15/2010  PBOB
693300AH8   PDVSA FINANCE LTD.              5,000,000   4,975,941    4,067,750    47,917    7.5410     7.5000    11/15/2028  PBOB
69331XAA0   PACIFIC GAS TRANSMN COSR NTS    5,000,000   4,996,442    5,265,000    29,583    7.1140     7.1000    06/01/2005  PBOB
69331XAA0   PACIFIC GAS TRANSMN COSR NTS   11,000,000  11,416,037   11,583,000    65,083    6.3727     7.1000    06/01/2005  PBOB
693560AA2   U S WEST INC (PREFCO X LP)        224,110     224,111      243,258     9,020    8.0500     8.0500    01/01/2010  PROB
693560AA2   U S WEST INC (PREFCO X LP)        224,656     224,656      243,851     9,042    8.0500     8.0500    01/01/2010  PROB
693560AA2   U S WEST INC (PREFCO X LP)        221,103     221,104      239,994     8,899    8.0500     8.0500    01/01/2010  PROB
693560AA2   U S WEST INC (PREFCO X LP)        216,489     216,490      234,986     8,714    8.0500     8.0500    01/01/2010  PROB
693560AA2   U S WEST INC (PREFCO X LP)      4,719,882   4,854,447    5,123,149   189,975    7.3344     8.0500    01/01/2010  PROB
693627AA9   P S I ENERGY INC 1ST MGE AAA    3,000,000   2,920,297    2,894,040    89,063    7.3586     7.1250    02/01/2024  PBOB
694032AX1   PACIFIC BELL DEB               15,000,000  13,272,162   15,175,500   209,792    7.5618     6.6250    10/15/2034  PBOB
69487PAL5   PACIFIC TELECOM INC MT B       15,000,000  14,959,574   15,877,350   331,250    6.6750     6.6250    10/20/2005  PBOB
69487PAL5   PACIFIC TELECOM INC MT B       10,000,000   9,925,324   10,584,900   220,833    6.7638     6.6250    10/20/2005  PBOB
695117AB7   PACIFICORP HLDGS INC S NTS      5,000,000   4,977,746    5,168,300    90,000    7.2801     7.2000    04/01/2006  PROB
695117AB7   PACIFICORP HLDGS INC S NTS      5,000,000   4,977,746    5,168,300    90,000    7.2801     7.2000    04/01/2006  PROB
695117AB7   PACIFICORP HLDGS INC S NTS      5,000,000   4,977,746    5,168,300    90,000    7.2801     7.2000    04/01/2006  PROB
69512EBW4   PACIFICORP SECD MTN C           1,500,000   1,508,781    1,888,275    44,750    8.8721     8.9500    09/01/2011  PBOB
69512EBW4   PACIFICORP SECD MTN C           2,500,000   2,576,984    3,147,125    74,583    8.5473     8.9500    09/01/2011  PBOB
695629AP0   PAINE WEBBER GROUP INCNTS       7,000,000   7,008,624    6,971,510    75,833    6.4774     6.5000    11/01/2005  PBOB
695629AS4   PAINE WEBBER GROUP INCMTGE      9,000,000   9,447,325    9,513,900   123,750    6.5654     8.2500    05/01/2002  PBOB
695629AS4   PAINE WEBBER GROUP INCMTGE      2,000,000   2,118,403    2,114,200    27,500    6.2547     8.2500    05/01/2002  PBOB
695629AU9   PAINE WEBBER GROUP              4,000,000   4,203,355    4,275,040    64,389    6.9019     7.6250    10/15/2008  PBOB
695629AU9   PAINE WEBBER GROUP             10,000,000  10,684,797   10,687,600   160,972    6.6615     7.6250    10/15/2008  PBOB
695629AU9   PAINE WEBBER GROUP             10,975,000  11,762,456   11,729,641   176,667    6.6174     7.6250    10/15/2008  PBOB
698064AA0   PAN PACIFIC INDUSTRIAL         27,000,000  13,151,065   10,665,000         0    8.8323     0.0000    04/28/2007  PROB
698465BA8   PANHANDLE EASTERN PIPEINE CO   10,000,000   9,991,146   10,926,900   297,500    7.8948     7.8750    08/15/2004  PBOB
698935AB9   PAPERBOARD INDS INTL IC           260,000     268,161      249,600     6,412    7.8700     8.3750    09/15/2007  PBOB
698935AB9   PAPERBOARD INDS INTL IC         1,200,000   1,200,000    1,152,000    29,592    8.3750     8.3750    09/15/2007  PBOB
698935AB9   PAPERBOARD INDS INTL IC         1,040,000   1,075,064      998,400    25,646    7.8334     8.3750    09/15/2007  PBOB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
CUSIP         Issuer                          Par         Book        Market    Accrued    Nominal    Nominal    Maturity    Asset
Code                                          Value       Value       Value     Interest   Book Yld   Coupon       Date      Type
----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
701094AE4   PARKER HANNIFIN CORP DB        15,000,000  14,959,460   16,807,200   552,500    9.7801     9.7500    02/15/2021  PBOB
70422#AA7   PAX MALL REALTY CO SEC NTS      2,589,269   2,589,269    2,716,014    50,879    7.8600     7.8600    10/01/2003  PROB
70422#AA7   PAX MALL REALTY CO SEC NTS      6,379,738   6,379,738    6,692,026   125,362    7.8600     7.8600    10/01/2003  PROB
707190A*5   PENINSULAR & ORIENTAL          10,000,000  10,000,000   10,739,200   308,292    7.3500     7.3500    07/31/2010  PROB
707190A#1   PENINSULAR & ORIENTAL          10,000,000  10,000,000   10,176,800   245,250    6.5400     6.5400    02/16/2008  PROB
70816FAA1   PENNEY J C MTN                 12,000,000  12,012,800   12,635,520   249,100    7.0290     7.0500    05/23/2005  PBOB
70816FAA1   PENNEY J C MTN                 10,100,000  10,073,288   10,634,896   209,659    7.1022     7.0500    05/23/2005  PBOB
70870HAZ5   PENNSYLVANIA ELEC CO SCD MTN    7,500,000   7,500,000    7,927,050   251,250    6.7000     6.7000    10/13/2005  PBOB
70870HAZ5   PENNSYLVANIA ELEC CO SCD MTN    7,500,000   7,500,000    7,927,050   251,250    6.7000     6.7000    10/13/2005  PBOB
709051BM7   PENNSYLVANIA PWR & LT CO 1ST    5,000,000   4,989,909    5,444,200    70,833    8.5201     8.5000    05/01/2022  PBOB
709051CA2   PENNSYLVANIA PWR & LT CO 1ST    1,000,000     995,431    1,026,840    24,333    7.3401     7.3000    03/01/2024  PBOB
709051CC8   PENNSYLVANIA PWR & LT CO 1ST    3,000,000   3,000,000    3,423,510    57,750    7.7000     7.7000    10/01/2009  PBOB
709051CC8   PENNSYLVANIA PWR & LT CO 1ST    3,000,000   3,000,000    3,423,510    57,750    7.7000     7.7000    10/01/2009  PBOB
709051CC8   PENNSYLVANIA PWR & LT CO 1ST    1,000,000   1,000,000    1,141,170    19,250    7.7000     7.7000    10/01/2009  PBOB
709051CC8   PENNSYLVANIA PWR & LT CO 1ST    3,000,000   3,000,000    3,423,510    57,750    7.7000     7.7000    10/01/2009  PBOB
709903BC1   PENNZOIL CO DEB                 5,000,000   5,516,470    5,679,250    85,417    8.2426    10.2500    11/01/2005  PBOB
709903BC1   PENNZOIL CO DEB                 5,000,000   5,517,024    5,679,250    85,417    8.2406    10.2500    11/01/2005  PBOB
713278AE9   PEP BOYS MANNY MOE & JCK NTS   10,000,000   9,956,994   10,198,600    84,653    6.7402     6.6250    05/15/2003  PBOB
713281AF0   PEP BOYS MANNY MOE & JCK       25,000,000  25,000,000   23,999,000   549,444    6.8800     6.8800    03/06/2006  PBOB
713281AH6   PEP BOYS NTS                   10,000,000   9,793,482   10,511,300   334,467    7.2816     6.9200    07/07/2006  PBOB
713665AC1   PEREZ COMPANC                   2,700,000   2,698,010    2,396,250   101,156    8.1372     8.1250    07/15/2007  PBOB
71464@AA6   ANALOG DEVICES/EVERETTTR SR     2,819,339   2,819,340    3,202,938    20,840    8.8700     8.8700    05/01/2007  PROB
71654QAP7   PETRO MEXICANOS                 3,600,000   3,596,166    2,916,000    84,175    9.2620     9.2500    03/30/2018  PBOB
71654XAJ6   PETROLEOS MEXICANOS             5,850,000   5,850,000    5,835,375    44,180    9.3750     9.3750    12/02/2008  PBOB
71676QAA4   PETROZUATA FINANCE              2,800,000   2,875,973    2,184,000    53,410    7.1814     7.6300    04/01/2009  PBOB
71676QAC0   PETROZUATA FINANCE INC          1,200,000   1,200,439      936,000    24,660    8.2161     8.2200    04/01/2017  PBOB
717265AF9   PHELPS DODGE CORP NTS           4,000,000   3,999,233    4,188,400   155,000    7.7573     7.7500    01/01/2002  PBOB
717265B#8   PHELPS DODGE CORP NTS          16,800,000  16,800,000   17,043,600   349,179    7.9600     7.9600    03/27/2000  PROB
71803QAD4   PHILADELPHIA SUBURBAN TR CO    10,000,000  10,000,000   10,782,400    89,317    6.9900     6.9900    04/15/2006  PROB
71825PAD0   PHILIPPINE LONG DIST TL CO      3,600,000   3,337,945    2,685,240    96,025    9.1808     8.3500    03/06/2017  PBOB
718337AA6   PHILIPS ELEC NV NTS            10,000,000   9,968,805   11,278,700   246,597    8.4309     8.3750    09/15/2006  PBOB
718337AB4   PHILIPS ELEC NV DEB            14,000,000  13,917,460   15,113,420   127,458    7.1751     7.1250    05/15/2025  PBOB
718337AE8   PHILIPS ELEC NV NTS            10,000,000   9,978,016   10,767,600    60,000    7.2185     7.2000    06/01/2026  PBOB
718448AC7   PHILIPS ELEC NV NTS             7,000,000   7,000,000    7,505,050   114,528    7.7500     7.7500    04/15/2004  PBOB
718448AC7   PHILIPS ELEC NV NTS            10,000,000   9,981,145   10,721,500   163,611    7.7942     7.7500    04/15/2004  PBOB
718507AZ9   PHILLIPS PETROLEUM CO NDS       5,000,000   4,885,515    5,083,450   104,896    7.3159     7.1250    03/15/2028  PBOB
71853#AB1   PHILLIPS PLASTICS CORPRATION    3,000,000   3,000,000    2,915,970    64,505    7.9800     7.9800    09/15/2005  PROB
71912NAA5   PHOENIX PK FDG LTD SR D 144A   15,000,000  15,000,000   14,284,500   272,250    7.2600     7.2600    04/01/2013  PBOB
725790A*0   PITTWAY CORP SER A SR TS       10,000,000  10,000,000   10,361,800    30,267    6.8100     6.8100    12/15/2005  PROB
731095AD7   POLAROID CORP NTS               5,000,000   4,998,214    5,020,100   117,778    8.1803     8.0000    03/15/1999  PBOB
731095AD7   POLAROID CORP NTS               8,000,000   7,997,143    8,032,160   188,444    8.1803     8.0000    03/15/1999  PBOB
73641PAC0   PORTICOES FUNDING SER A CL B1  23,000,000  23,000,000   23,000,000    37,375    6.5000     6.5000    12/22/2010  ABOB
73741PAF2   POST APARTMENT HOMES           13,000,000  12,978,184   13,467,350   146,900    6.8115     6.7800    09/22/2005  PBOB
737628AF4   POTLATCH CORP DEB              10,000,000   9,980,193    9,532,600    30,889    6.9701     6.9500    12/15/2015  PBOB
737628AF4   POTLATCH CORP DEB               5,000,000   4,990,097    4,766,300    15,444    6.9701     6.9500    12/15/2015  PBOB
737679BW9   POTOMAC ELEC PWR CO 1S MTGE     6,000,000   5,880,687    6,111,480   217,500    7.4274     7.2500    07/01/2023  PBOB
73943*AG2   PQ CORPORATION                 13,500,000  13,500,000   13,077,450    77,738    6.9100     6.9100    12/01/2012  PROB
740536A@6   PREMIER OIL PLC                 9,000,000   9,000,000    9,354,870   327,360    7.4400     7.4400    12/11/2005  PROB
74111@AA7   PRESSURE SYSTEMS SUB NS         9,271,640   8,100,682    9,271,640   281,240   14.5921    12.0000    10/25/2007  PROB
74111@AA7   PRESSURE SYSTEMS SUB NS         1,854,328   1,854,328    1,854,328    56,248   12.0000    12.0000    10/25/2007  PROB
74143WAA0   PRICE COSTCO INC                5,500,000   5,355,092    5,800,355    17,417    7.6498     7.1250    06/15/2005  PBOB
74143WAA0   PRICE COSTCO INC                5,000,000   4,867,064    5,273,050    15,833    7.6546     7.1250    06/15/2005  PBOB
741565AA3   PRIME PROPERTIES FD COL NTS     6,905,727   6,905,554    6,927,342    10,179    6.6336     6.6330    07/23/2003  CMBS
74157KAC5   PRIMEDIA INC SR NTS             1,300,000   1,292,968    1,267,500    24,781    7.7079     7.6250    04/01/2008  PBOB
74157KAC5   PRIMEDIA INC SR NTS             1,150,000   1,122,319    1,121,250    21,922    7.9982     7.6250    04/01/2008  PBOB
74160@AA7   PRIME TANNING CO INC S NTS     12,000,000  12,000,000   12,704,040     2,840    8.5200     8.5200    06/30/2004  PROB
74254#AM6   PMUTUAL/WINN-DIXIE             42,154,182  42,154,183   39,492,145   709,244    6.7300     6.7300    10/01/2015  PROB
74338PAD4   PROJECT FUNDING CORP            5,248,821   5,278,536    5,248,821    96,259    8.6143     8.6870    01/15/2012  PBOB
743753E*2   THE PROVIDENCE GAS COMANY       4,800,000   4,800,000    4,765,968    81,840    6.8200     6.8200    04/01/2018  PROB
74386QAD3   PROVIDENT CBO I LIMITE CL B2   10,000,000  10,000,000   10,071,900    48,638    7.9590     7.9590    12/09/2010  ABOB
744291AA3   PROYECTOS DE ENERGIA            4,800,000   4,738,723    3,744,000   295,100    9.9177     9.7500    07/15/2013  PBOB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
CUSIP         Issuer                          Par         Book        Market    Accrued    Nominal    Nominal    Maturity    Asset
Code                                          Value       Value       Value     Interest   Book Yld   Coupon       Date      Type
----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
74434RAG6   PHMSC A-A PASS THRU SES           885,746     884,345      887,677     1,476   10.0184    10.0000    12/25/2018  CMO
74436JCU9   PHMS 1995 CL A2                10,000,000  10,031,390   10,403,100    57,000    6.8134     6.8400    12/26/2022  CMBS
74444WAJ7   PUB SVC CO OF COLORADOSECD      5,000,000   5,000,000    5,422,050   148,125    7.1100     7.1100    03/05/2007  PBOB
744448AY7   PUB SVC CO OF COLORADO1ST       5,000,000   4,991,723    5,549,500   135,417    8.1649     8.1250    03/01/2004  PBOB
744448BA8   PUB SVC CO OF COLORADO1ST       3,000,000   2,988,778    3,296,940    87,500    8.7881     8.7500    03/01/2022  PBOB
744448BD2   PUB SVC CO OF COLORADOCOLL TR   3,000,000   2,957,241    3,056,190   108,750    7.3757     7.2500    01/01/2024  PBOB
744499AM6   PUB SVC CO OF NEW MEXIO NTS     2,300,000   2,297,651    2,361,134    65,774    7.1197     7.1000    08/01/2005  PBOB
744499AN4   PB SVC CO OF NEW MEXIC BD       3,450,000   3,438,853    3,524,969   104,219    7.5318     7.5000    08/01/2018  PBOB
744516AA3   PUB SVC CO OF NORTH CAOLINA    10,000,000  10,000,000   10,630,300   322,317    6.9900     6.9900    01/15/2026  PBOB
744593AC8   STEER IBM-Z2 DEB                6,730,261   6,653,521    7,122,433    35,979    6.5359     6.4150    06/01/2018  PBOB
74533HAJ2   PUGET SOUND ENERGY, IN (PUGET  10,000,000  10,555,705   11,353,300   170,156    7.0887     8.0600    06/19/2006  PBOB
745867AD3   PULTE CORP                     25,000,000  24,647,272   26,645,000   402,431    7.7690     7.6250    10/15/2017  PBOB
74724@AA6   QC UTAH, L.L.C.                14,455,606  14,455,606   15,181,711    77,085    7.1100     7.1100    01/13/2012  PROB
747410AB4   QUAKER STATE OIL NTS            5,000,000   4,977,020    5,040,650    69,931    6.7104     6.6250    10/15/2005  PBOB
747410AB4   QUAKER STATE OIL NTS            6,500,000   6,470,126    6,552,845    90,910    6.7104     6.6250    10/15/2005  PBOB
747410AB4   QUAKER STATE OIL NTS            7,500,000   7,465,530    7,560,975   104,896    6.7104     6.6250    10/15/2005  PBOB
747410AB4   QUAKER STATE OIL NTS            6,000,000   6,048,739    6,048,780    83,917    6.4752     6.6250    10/15/2005  PBOB
748148JX2   QUEBEC (PROVINCE OF) DB         6,000,000   6,461,668    6,650,640    29,333   10.0352    11.0000    06/15/2015  PBOB
748148PB3   QUEBEC (PROVINCE OF) DB NJ     10,000,000  11,113,502   11,326,300   345,833    6.5794     7.5000    07/15/2023  PBOB
748148PB3   QUEBEC (PROVINCE OF) DB NJ     10,000,000  11,113,502   11,326,300   345,833    6.5794     7.5000    07/15/2023  PBOB
748148PB3   QUEBEC (PROVINCE OF) DB NJ      5,000,000   5,557,418    5,663,150   172,917    6.5783     7.5000    07/15/2023  PBOB
748148PB3   QUEBEC (PROVINCE OF) DB NJ      7,800,000   8,672,754    8,834,514   269,750    6.5752     7.5000    07/15/2023  PBOB
748148PG2   QUEBEC (PROVINCE OF) DB NS      8,500,000   9,141,761    9,734,625   329,906    7.0698     8.6250    01/19/2005  PBOB
748375AA0   QUEZON PWR LTD SR NTS           4,176,000   4,217,699    2,923,200    16,444    8.7505     8.8600    06/15/2017  PBOB
748375AA0   QUEZON PWR LTD SR NTS           1,393,000   1,405,026      975,100     5,485    8.7652     8.8600    06/15/2017  PBOB
748375AA0   QUEZON PWR LTD SR NTS           1,393,000   1,413,804      975,100     5,485    8.6968     8.8600    06/15/2017  PBOB
749121AM1   QWEST COMM INTL SR NTS          3,910,000   3,910,000    3,976,978    26,773    7.2500     7.2500    11/01/2008  PBOB
749275AA1   ROYAL BK OF SCOTLAND CP CORP    6,690,000   7,697,471    7,951,600   225,788    6.6344    10.1250    03/01/2004  PBOB
749275AA1   ROYAL BK OF SCOTLAND CP CORP    6,169,000   7,209,527    7,332,350   208,204    6.2541    10.1250    03/01/2004  PBOB
749685AF0   RPM INC OHIO SR NTS             5,000,000   5,000,000    5,226,400    15,556    7.0000     7.0000    06/15/2005  PBOB
750754AB9   RAILCAR LEASING LLC            18,000,000  17,965,503   19,892,700   270,750    7.1467     7.1250    01/15/2013  PBOB
750754AB9   RAILCAR LEASING LLC            10,000,000   9,850,066   11,051,500   150,417    7.2966     7.1250    01/15/2013  PBOB
751277AM6   RALSTON PURINA CO NTS          15,000,000  14,746,917   18,821,100   292,917    9.5034     9.2500    10/15/2009  PBOB
751277AN4   RALSTON PURINA CO NTS           5,000,000   5,277,116    6,466,800    77,500    8.7318     9.3000    05/01/2021  PBOB
751277AN4   RALSTON PURINA CO NTS           6,500,000   6,478,540    8,406,840   100,750    9.3354     9.3000    05/01/2021  PBOB
751277AR5   RALSTON PURINA CO DEB           8,550,000   8,167,845    9,951,260   289,453    8.5664     8.1250    02/01/2023  PBOB
753035AC8   RANK GROUP FIN                 19,700,000  19,221,586   16,855,123   647,227    7.3642     7.1250    01/15/2018  PBOB
755111AB7   RAYTHEON CO DISC NTS           10,750,000  10,439,350   11,110,555   322,201    7.0594     6.5000    07/15/2005  PBOB
755111AL5   RAYTHEON CO NTS                 8,500,000   8,495,124    8,872,385   163,932    6.5573     6.5500    03/15/2010  PBOB
755111AL5   RAYTHEON CO NTS                 1,000,000     999,426    1,043,810    19,286    6.5573     6.5500    03/15/2010  PBOB
755111AL5   RAYTHEON CO NTS                 2,000,000   1,998,853    2,087,620    38,572    6.5573     6.5500    03/15/2010  PBOB
755111AL5   RAYTHEON CO NTS                 2,000,000   1,998,853    2,087,620    38,572    6.5573     6.5500    03/15/2010  PBOB
755111AL5   RAYTHEON CO NTS                 1,000,000     999,426    1,043,810    19,286    6.5573     6.5500    03/15/2010  PBOB
755111AL5   RAYTHEON CO NTS                 1,500,000   1,499,140    1,565,715    28,929    6.5573     6.5500    03/15/2010  PBOB
755111AL5   RAYTHEON CO NTS                 2,000,000   1,998,853    2,087,620    38,572    6.5573     6.5500    03/15/2010  PBOB
755111AL5   RAYTHEON CO NTS                 3,000,000   2,998,279    3,131,430    57,858    6.5573     6.5500    03/15/2010  PBOB
755111AL5   RAYTHEON CO NTS                 1,000,000     999,426    1,043,810    19,286    6.5573     6.5500    03/15/2010  PBOB
755111AL5   RAYTHEON CO NTS                 2,500,000   2,498,566    2,609,525    48,215    6.5573     6.5500    03/15/2010  PBOB
755111AL5   RAYTHEON CO NTS                 1,000,000     999,426    1,043,810    19,286    6.5573     6.5500    03/15/2010  PBOB
755111AL5   RAYTHEON CO NTS                 1,000,000     999,426    1,043,810    19,286    6.5573     6.5500    03/15/2010  PBOB
755111AL5   RAYTHEON CO NTS                   400,000     399,771      417,524     7,714    6.5573     6.5500    03/15/2010  PBOB
755111AN1   RAYTHEON CO NTS                10,000,000  10,007,830   10,194,300    95,667    6.1393     6.1500    11/01/2008  PBOB
755111AN1   RAYTHEON CO NTS                10,000,000   9,999,802   10,194,300    95,667    6.1503     6.1500    11/01/2008  PBOB
755111AP6   RAYTHEON CO BNDS                5,000,000   4,997,554    5,279,800    54,444    7.0039     7.0000    11/01/2028  PBOB
755111AS0   RAYTHEON CO                    15,000,000  14,938,123   14,934,000    45,333    6.4370     6.4000    12/15/2018  PBOB
75621*AC5   RECKITT & COLMAN GTD           15,000,000  15,000,000   15,483,600   355,942    7.0600     7.0600    08/31/2002  PROB
75820QAC6   REED ELSEVIER MTN               5,850,000   5,894,437    6,472,440    56,063    7.4339     7.5000    05/15/2025  PBOB
760715AB8   REPUBLIC NY CORP                4,000,000   3,965,047    4,293,360    39,611    7.8275     7.7500    11/15/2026  PBOB
760719AJ3   REPUBLIC N Y CORP NTS          10,000,000  10,760,125   11,608,900   316,389    7.1261     8.3750    02/15/2007  PBOB
760719AJ3   REPUBLIC N Y CORP NTS           9,556,000  10,328,836   11,093,465   302,341    7.0500     8.3750    02/15/2007  PBOB
760942AE2   URUGUAY-27                      3,000,000   2,981,107    2,970,000   108,938    7.9310     7.8750    07/15/2027  PBOB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
CUSIP         Issuer                          Par         Book        Market    Accrued    Nominal    Nominal    Maturity    Asset
Code                                          Value       Value       Value     Interest   Book Yld   Coupon       Date      Type
----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------

760942AE2   URUGUAY-27                      1,000,000     993,702      990,000     36,313    7.9310     7.8750    07/15/2027  PBOB
760942AE2   URUGUAY-27                      4,000,000   3,974,810    3,960,000    145,250    7.9310     7.8750    07/15/2027  PBOB
760942AE2   URUGUAY-27                      2,000,000   1,987,405    1,980,000     72,625    7.9310     7.8750    07/15/2027  PBOB
760947AS0   RFMSI 1994-S13 CL A-2          19,338,300  18,668,633   19,392,641    112,807    7.3000     7.0000    05/25/2024  CMO
761157AE6   RESOLUTION FDG CORP BS            250,000      270,688      367,460      4,948    8.5325     9.3750    10/15/2020  PBOB
761157AG1   RESOLUTION FDG CORP BS         50,000,000   52,955,881   68,929,500  1,988,542    8.0478     8.6250    01/15/2021  PBOB
76116ECJ7   RESOLUTION FDG CORP CN STRIPS  50,000,000   10,253,254   16,514,000          0    8.3849     0.0000    04/15/2018  PBOB
76116ECM0   RESOLUTION FDG CORP CN STRIPS  50,000,000    9,155,500   15,270,500          0    8.3350     0.0000    10/15/2019  PBOB
76116ECM0   RESOLUTION FDG CORP CN STRIPS  25,000,000    4,577,750    7,635,250          0    8.3350     0.0000    10/15/2019  PBOB
76116FAA5   RESOLUTION FDG CORP PIN        50,000,000   13,253,743   15,242,500          0    6.4895     0.0000    10/15/2019  PBOB
76116FAA5   RESOLUTION FDG CORP PIN        50,000,000   12,228,866   15,242,500          0    6.8898     0.0000    10/15/2019  PBOB
76116FAA5   RESOLUTION FDG CORP PIN        50,000,000    8,823,843   15,242,500          0    8.5200     0.0000    10/15/2019  PBOB
76116FAA5   RESOLUTION FDG CORP PIN        50,000,000    8,823,843   15,242,500          0    8.5200     0.0000    10/15/2019  PBOB
76116FAA5   RESOLUTION FDG CORP PIN        50,000,000    8,823,843   15,242,500          0    8.5200     0.0000    10/15/2019  PBOB
76116FAA5   RESOLUTION FDG CORP PIN        50,000,000    8,823,843   15,242,500          0    8.5200     0.0000    10/15/2019  PBOB
76116FAA5   RESOLUTION FDG CORP PIN         4,600,000      811,794    1,402,310          0    8.5200     0.0000    10/15/2019  PBOB
76116FAA5   RESOLUTION FDG CORP PIN        50,000,000    9,295,299   15,242,500          0    8.2600     0.0000    10/15/2019  PBOB
76116FAA5   RESOLUTION FDG CORP PIN        50,000,000    9,295,299   15,242,500          0    8.2600     0.0000    10/15/2019  PBOB
76116FAA5   RESOLUTION FDG CORP PIN        50,000,000    9,524,402   15,242,500          0    8.1374     0.0000    10/15/2019  PBOB
76116FAA5   RESOLUTION FDG CORP PIN        50,000,000    9,524,402   15,242,500          0    8.1374     0.0000    10/15/2019  PBOB
76116FAA5   RESOLUTION FDG CORP PIN        50,000,000    9,524,402   15,242,500          0    8.1374     0.0000    10/15/2019  PBOB
76116FAA5   RESOLUTION FDG CORP PIN        25,000,000    4,762,201    7,621,250          0    8.1374     0.0000    10/15/2019  PBOB
76116FAA5   RESOLUTION FDG CORP PIN        50,000,000    9,228,639   15,242,500          0    8.2951     0.0000    10/15/2019  PBOB
76116FAA5   RESOLUTION FDG CORP PIN        20,000,000    3,691,456    6,097,000          0    8.2951     0.0000    10/15/2019  PBOB
76116FAD9   RESOLUTION FDG CORP PIN        50,000,000   12,130,314   14,692,000          0    6.6845     0.0000    07/15/2020  PBOB
76116FAD9   RESOLUTION FDG CORP PIN        50,000,000   12,130,314   14,692,000          0    6.6845     0.0000    07/15/2020  PBOB
76116NYQ7   RESOLUTION TR CORP MTE PASS     3,549,520    3,493,268    3,545,083     20,410    7.0294     6.9000    02/25/2027  CMBS
76116NYW4   RESOLUTION TR CORP MTE PASS     9,738,000    9,505,670    9,719,790     55,994    7.0961     6.9000    02/25/2027  CMBS
76126CDE9   COCA COLA ENTERPRISES1998-1     5,136,807    5,134,196    4,990,100     43,485    6.6297     6.6250    05/15/2018  PROB
767754AR5   RITE AID CORP                  30,000,000   29,842,245   30,060,000     57,292    6.9168     6.8750    12/15/2028  PBOB
76803@AJ6   ENTERGY GULF STATES IC (RIVER  20,000,000   20,000,000   20,147,200    553,667    6.6000     6.6000    01/31/2001  PROB
77120#109   ROCHE HLDGS TR CTFS            10,000,000   10,000,000   10,375,000    131,942    6.6900     6.6900    04/20/2003  PROB
771367AX7   ROCHESTER GAS & ELEC ORP 1ST    5,000,000    4,979,079    5,521,300    117,188    9.4203     9.3750    04/01/2021  PBOB
774849AA1   RODAMCO NV                      5,000,000    5,000,000    5,142,950     46,639    7.3000     7.3000    05/15/2005  PBOB
774849AA1   RODAMCO NV                      7,000,000    7,000,000    7,200,130     65,294    7.3000     7.3000    05/15/2005  PBOB
774849AA1   RODAMCO NV                      5,500,000    5,598,979    5,657,245     51,303    6.9457     7.3000    05/15/2005  PBOB
774849AA1   RODAMCO NV                     10,000,000   10,176,300   10,285,900     93,278    6.9528     7.3000    05/15/2005  PBOB
774849AA1   RODAMCO NV                     11,000,000   11,349,814   11,314,490    102,606    6.6790     7.3000    05/15/2005  PBOB
774849AA1   RODAMCO NV                     10,105,000   10,193,274   10,393,902     94,257    7.1270     7.3000    05/15/2005  PBOB
775101AG3   ROGERS CANTEL SR NTS            2,400,000    2,424,714    2,412,000     49,800    8.1332     8.3000    10/01/2007  PBOB
775741AH4   ROLLINS TRUCK LEASING          10,000,000    9,963,986   10,890,200    243,333    7.3595     7.3000    03/01/2007  PBOB
780097AB7   ROYAL BK SCOTLAND GROP          8,000,000    7,688,797    8,079,520    212,500    6.8536     6.3750    02/01/2011  PBOB
780153AF9   ROYAL CARIBBEAN CRUISS         14,000,000   13,962,713   13,992,720    206,889    7.0412     7.0000    10/15/2007  PBOB
780153AG7   ROYAL CARIBBEAN CRUISS          8,000,000    7,888,553    7,690,400    126,667    7.6201     7.5000    10/15/2027  PBOB
780153AG7   ROYAL CARIBBEAN CRUISS          3,000,000    2,958,207    2,883,900     47,500    7.6201     7.5000    10/15/2027  PBOB
780153AG7   ROYAL CARIBBEAN CRUISS          2,000,000    1,972,138    1,922,600     31,667    7.6201     7.5000    10/15/2027  PBOB
780153AH5   ROYAL CARIBBEAN CRUISS LTD     10,000,000    9,946,069    9,794,100    198,750    6.8299     6.7500    03/15/2008  PBOB
781748AC2   RURAL/METRO CORP SR NS          2,300,000    2,296,258    2,081,500     53,331    7.9002     7.8750    03/15/2008  PBOB
781748AC2   RURAL/METRO CORP SR NS            460,000      380,676      416,300     10,666   10.8885     7.8750    03/15/2008  PBOB
783549AZ1   RYDER SYS INC                  10,500,000    9,889,779   10,324,755     60,813    7.4534     6.9500    12/01/2025  PBOB
78355HCY3   RYDER SYS INC MTN               6,000,000    6,000,000    6,072,240    169,773    7.4900     7.4900    07/29/1999  PBOB
78355HFF1   RYDER SYS INC MTN               5,000,000    5,000,000    5,160,800     62,667    7.5200     7.5200    08/01/2000  PBOB
783760VD0   RYLAND CMO SERS 96 CLZ         27,622,272   26,493,047   28,308,133    209,469    9.5449     9.1000    01/20/2021  CMO
78388QAA8   BELLSOUTH CAPITAL FDGCORP      32,780,873   33,395,904   36,184,183  1,050,536    6.6956     6.9500    07/15/2017  PBOB
783890A#3   SCI SYSTEMS INC FLOATNG RATE   20,000,000   20,000,000   20,776,800    683,100    7.5900     7.5900    07/19/2006  PROB
78390@AA0   SBIL B L.L.C. SR NOTE           7,290,000    7,290,000    7,290,000      1,499    7.4000     7.4000    07/01/2002  PROB
786514AR0   SAFEWAY INC                    10,000,000    9,995,928   10,630,400    206,111    7.0063     7.0000    09/15/2007  PBOB
786514AV1   SAFEWAY INC.                   10,000,000    9,983,227   10,069,100     87,389    6.0903     6.0500    11/15/2003  PBOB
786609AA5   SAGA PETE A S                  10,000,000    9,983,234   10,651,600    387,333    8.4385     8.4000    07/15/2004  PBOB
790907A@8   ST LAURENT PAPERBOARDINC SER    8,500,000    8,500,000    8,419,250    119,142    8.4100     8.4100    11/01/2006  PROB
79548KQH4   SBMS VII 1996 A2 96-C          10,000,000   10,078,721   10,237,500     56,500    6.6182     6.7800    11/20/2004  CMBS

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
CUSIP         Issuer                          Par         Book        Market    Accrued    Nominal    Nominal    Maturity    Asset
Code                                          Value       Value       Value     Interest   Book Yld   Coupon       Date      Type
----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
79549BCE5   SALOMON SMITH BARNEY TS         3,200,000    3,140,344    3,268,128     51,000    6.7719   6.3750    10/01/2004   PBOB
795770AL0   SALTON SEA FUNDING              3,200,000    3,200,000    3,272,000     20,598    7.4750   7.4750    11/30/2018   PBOB
802813AF2   SANTANDER FIN IS               10,000,000   10,067,086   10,397,700    175,000    6.8809   7.0000    04/01/2006   PBOB
80932RAB1   BANK OF SCOTLAND SUB TS         5,000,000    4,839,775    5,041,400    122,778    6.8943   6.5000    02/15/2011   PBOB
809326AA9   BANK OF SCOTLAND SUB TS         3,000,000    3,330,242    3,391,740    112,933    6.2348   8.8000    01/27/2004   PBOB
809326AA9   BANK OF SCOTLAND SUB TS        11,000,000   12,241,319   12,436,380    414,089    6.1744   8.8000    01/27/2004   PBOB
811845AM8   SEAGRAM JOSEPH E & SOS INC      6,500,000    7,929,835    7,595,640    236,961    7.4923   9.6500    08/15/2018   PBOB
811845AN6   SEAGRAM JOSEPH E & SOS INC      3,000,000    2,977,046    3,418,200    102,000    9.0802   9.0000    08/15/2021   PBOB
811845AW6   J SEAGRAM & SONS               30,000,000   29,947,848   30,187,200     93,750    7.5170   7.5000    12/15/2018   PBOB
811850AG1   SEAGRAM LTD DEB                 8,000,000    8,249,071    8,657,520    308,022    8.0508   8.3500    01/15/2022   PBOB
811850AJ5   SEAGRAM LTD DEB                 2,000,000    1,839,209    1,841,500     45,833    7.6015   6.8750    09/01/2023   PBOB
81567#AA9   SEDGWICK GROUP INC GT SR NTS   15,000,000   15,000,000   15,796,200    288,000    7.6800   7.6800    04/01/2006   PROB
817565AG9   SERVICE CORP INTL NTS          10,000,000   10,293,014   10,459,000     58,333    6.7030   7.0000    06/01/2015   PBOB
817565AK0   SERVICE CORP INTL NTS          14,400,000   14,386,323   15,041,376    247,500    6.8896   6.8750    10/01/2007   PBOB
82048@AB6   GECC/AIR CDA LN CTF SRS         9,916,574    9,916,575   10,484,496     60,469    6.8600   6.8600    05/29/2015   PROB
82048@AC4   GECC/AIR CDA LN CTF SRS         9,916,574    9,916,575   10,484,496     60,469    6.8600   6.8600    05/29/2015   PROB
82048@AS9   AMERADA HESS CORP (MAAD) NTS    5,760,000    5,760,000    5,998,810      1,248    7.8000   7.8000    12/31/2006   PROB
826166AA8   SIEBE PLC 144A                 16,000,000   15,978,200   16,971,200    525,667    7.1476   7.1250    01/15/2007   PBOB
82642#AC2   SIERRA PACIFIC INDS SRS C SR   15,000,000   15,000,000   15,389,250    177,000    7.2000   7.2000    11/02/2005   PROB
82655@AA2   SIGCORP CAPITAL INC S NTS      13,500,000   13,500,000   14,550,030    183,893    7.4300   7.4300    04/25/2012   PROB
8266TBAA1   FIRST UNION CORP SUB TS         5,000,000    5,427,559    5,611,800    114,833    6.3779   7.8000    09/15/2006   PBOB
831588AA6   SLOVAK REPUBLIC                 2,600,000    2,594,956    2,444,000    146,142    9.5561   9.5000    05/28/2003   PBOB
83159*AB1   SLOUGH ESTATES CDA LT GTD SR    3,666,300    3,666,300    3,810,386     24,717    8.0900   8.0900    06/01/2004   PROB
83159*AE5   SLOUGH ESTATES GRTD S NTS      10,000,000   10,000,000   10,468,900    128,439    7.5800   7.5800    04/30/2007   PROB
83159@AA1   SLOUGH PARKS HLDGS IN GTD SR    7,333,700    7,333,700    7,621,914     49,441    8.0900   8.0900    06/01/2004   PROB
83159QAA5   SLOVENSKE ELEKTRARNE FINANCE   15,000,000   15,000,000   16,005,000    126,438    8.6700   8.6700    11/26/2007   PROB
83239#AA3   SMITHS INDS GTD SR NT           8,814,815    8,814,815    9,569,451    298,146    8.3400   8.3400    08/05/2002   PROB
835495AA0   SONOCO PRODS CO SR NT           3,000,000    2,997,568    4,008,750    115,000    9.2086   9.2000    08/01/2021   PBOB
84258PAC1   SOUTHERN CO CAPITAL T I GTD    10,000,000   10,000,000   11,083,900    341,250    8.1900   8.1900    02/01/2037   PBOB
843234AB1   SOUTHERN INVESTMENTS K SR NTS  13,250,000   13,222,459   13,777,748     75,083    6.8344   6.8000    12/01/2006   PBOB
843452AX1   SOUTHERN NATURAL GAS TS         7,000,000    6,967,823    7,034,580    115,524    6.1887   6.1250    09/15/2008   PBOB
84348QAH0   SOUTHERN NEW ENGLAND           15,000,000   14,991,950   16,066,650    396,667    7.0103   7.0000    08/15/2005   PBOB
8447HBAC6   SOUTHTRUST BANK ALABAA NTS      8,500,000    8,500,000    8,798,690     24,801    6.5650   6.5650    12/15/2027   PBOB
845335BX5   SOUTHWESTERN BELL TELCO DEB     6,000,000    5,973,683    6,561,720    204,042    7.4122   7.3750    07/15/2027   PBOB
848503AH1   SPIEKER PROPERTIES NT          18,000,000   17,951,328   17,643,780    560,250    6.7905   6.7500    01/15/2008   PBOB
852060AC6   SPRINT CAPITAL CORP BNDS        5,000,000    4,989,394    5,110,750     38,281    6.1540   6.1250    11/15/2008   PBOB
852060AD4   SPRINT CAPITAL CORP BNDS       10,000,000   10,250,104   10,397,200     85,938    6.6806   6.8750    11/15/2028   PBOB
852060AD4   SPRINT CAPITAL CORP BNDS       10,000,000   10,247,505   10,397,200     85,938    6.6826   6.8750    11/15/2028   PBOB
852060AD4   SPRINT CAPITAL CORP BNDS        5,000,000    5,124,402    5,198,600     42,969    6.6816   6.8750    11/15/2028   PBOB
852060AD4   SPRINT CAPITAL CORP BNDS       10,000,000   10,242,207   10,397,200     85,938    6.6866   6.8750    11/15/2028   PBOB
852060AD4   SPRINT CAPITAL CORP BNDS        5,000,000    5,149,406    5,198,600     42,969    6.6436   6.8750    11/15/2028   PBOB
852060AD4   SPRINT CAPITAL CORP BNDS       10,000,000   10,289,514   10,397,200     85,938    6.6507   6.8750    11/15/2028   PBOB
85333JBY2   STANDARD CRED CARD 195-9 CL B   6,000,000    6,280,114    6,206,220     93,100    5.9586   6.6500    10/07/2007   ABOB
853836B*4   STANDARD PRODS CO SR TS        32,500,000   32,500,000   32,499,675     88,698    6.5500   6.5500    12/16/2003   PROB
85547*AD3   STARKEY LABS INC SR NS         10,000,000   10,000,000   10,202,900     41,767    7.1600   7.1600    12/10/2006   PROB
85746*CB4   VIRGINIA ELEC & PWR C/ENRON     7,000,000    7,047,998    7,419,230     30,033    7.2158   7.3550    02/12/2007   PROB
85746*CD0   CP SHIPS INC.                  11,000,000   11,000,000   10,482,560    260,385    6.7100   6.7100    08/24/2012   PROB
85746*CE8   CP SHIPS INC.                   6,000,000    6,000,000    5,717,760    142,028    6.7100   6.7100    08/24/2012   PROB
86083#AB1   STIMSON LUMBER GTD SRNT         3,500,000    3,500,000    3,608,570     79,319    7.3500   7.3500    03/10/2007   PROB
86083#AC9   STIMSON LUMBER GTS SRNT         8,000,000    8,000,000    8,304,960    184,013    7.4600   7.4600    03/10/2009   PROB
86083#AD7   STIMSON LUBER CO GTD R NT       5,500,000    5,500,000    5,729,515    128,714    7.5900   7.5900    03/10/2012   PROB
863572FK4   SASC 95-C1 B                    4,000,000    3,802,601    3,980,000     24,583    7.8209   7.3750    09/25/2024   CMBS
863572HT3   SASC 96-CFL A2B                 6,000,000    6,116,665    6,052,500     33,795    6.6085   6.7590    02/25/2028   CMBS
864282AA6   SUBIC PWR CORP NTS              1,172,471    1,233,749      879,353        928    8.6648   9.5000    12/28/2008   PBOB
866762AE7   SUN INC DEB                     5,160,000    5,126,162    6,413,983     40,313    9.4525   9.3750    06/01/2016   PBOB
866762AJ6   SUN INC DEB                    15,000,000   14,997,857   15,234,450    203,125    8.1431   8.1250    11/01/1999   PBOB
86787YAA1   SUNTRUST ACP II                29,440,000   29,812,134   31,399,232    103,367    7.7889   7.9000    06/15/2027   PBOB
86959CAA1   SVENSKA HANDELSBANKEN           5,000,000    5,029,943    4,992,300    112,813    7.0813   7.1250    03/29/2049   PROB
87083KAM4   SWISS BANK CORP NEW YRK        10,000,000   10,339,902   10,720,500     32,778    7.0431   7.3750    06/15/2017   PBOB
870836AB9   SWISS BK CORP NY                1,972,000    2,132,799    2,106,017     67,062    6.5598   7.3750    07/15/2015   PBOB
870836AC7   SWISS BANK CORP                 7,000,000    7,422,022    7,562,660    242,083    6.9971   7.5000    07/15/2025   PBOB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
CUSIP         Issuer                          Par         Book        Market    Accrued    Nominal    Nominal    Maturity    Asset
Code                                          Value       Value       Value     Interest   Book Yld   Coupon       Date      Type
----------  -----------------------------  ----------  ----------   ----------  --------   --------   -------    ----------  -------
870845AC8   SWISS BK CORP-NY                5,000,000    5,691,615    5,561,650    129,167    6.6501   7.7500    09/01/2026   PBOB
87161#AA6   SYNTHES (USA)                  20,000,000   20,000,000   19,556,600    288,600    6.6600   6.6600    10/13/2008   PROB
872287AE7   TCI TELECOMMUNICATION INC DEB  12,000,000   12,113,918   12,861,480    311,667    6.7052   6.8750    02/15/2006   PBOB
872287AL1   TCI COMMUNICATIONS IN          25,000,000   24,821,780   27,066,000    672,917    7.1837   7.1250    02/15/2028   PBOB
87251*AA1   TGN IFC TRUST II CERT             957,047      957,047    1,002,794      2,010    9.4500   9.4500    07/23/2008   PROB
87251#AA7   TGN IFC TRUST I CERT            5,084,314    5,084,314    5,327,344     10,677    9.4500   9.4500    07/23/2008   PROB
872540AE9   TJX COS INC                     7,500,000    7,490,460    7,901,025     23,333    7.0249   7.0000    06/15/2005   PBOB
87262WAA7   TPSA FINANCE BV                20,000,000   19,856,958   19,789,000     90,417    7.8550   7.7500    12/10/2008   PBOB
876199A@9   TARMAC PLC                     20,000,000   20,000,000   20,043,600    536,667    6.9000   6.9000    08/11/2007   PROB
88033GAC4   TENET HEALTHCARE CORPSR NTS     1,700,000    1,762,518    1,786,683     12,219    7.7121   8.6250    12/01/2003   PBOB
88033GAC4   TENET HEALTHCARE CORPSR NTS     1,700,000    1,761,712    1,786,683     12,219    7.7236   8.6250    12/01/2003   PBOB
88033GAC4   TENET HEALTHCARE CORPSR NTS       460,000      484,373      483,455      3,306    7.3224   8.6250    12/01/2003   PBOB
88033GAC4   TENET HEALTHCARE CORPSR NTS       690,000      713,346      725,183      4,959    7.7837   8.6250    12/01/2003   PBOB
88033GAG5   TENET HEALTHCARE CORPSR NTS     1,300,000    1,271,420    1,374,542     51,702    9.0153   8.6250    01/15/2007   PBOB
88033GAG5   TENET HEALTHCARE CORPSR NTS     1,300,000    1,261,561    1,374,542     51,702    9.1526   8.6250    01/15/2007   PBOB
88033GAK6   TENET HEALTHCARE CORP           1,150,000    1,145,707    1,195,000      7,786    8.1807   8.1250    12/01/2008   PBOB
880451AS8   TENNESSEE GAS PIPELIN CO NTS    3,000,000    2,981,841    3,112,020     61,833    7.0497   7.0000    03/15/2027   PBOB
880451AS8   TENNESSEE GAS PIPELIN CO NTS    3,000,000    2,981,841    3,112,020     61,833    7.0497   7.0000    03/15/2027   PBOB
880451AU3   TENNESSEE GAS PIPELIN CO NTS    5,000,000    4,939,649    5,350,850     95,313    7.7237   7.6250    04/01/2037   PBOB
880451AU3   TENNESSEE GAS PIPELIN CO NTS    5,000,000    4,939,649    5,350,850     95,313    7.7237   7.6250    04/01/2037   PBOB
880451AU3   TENNESSEE GAS PIPELIN CO NTS   10,000,000    9,988,411   10,701,700    190,625    7.6344   7.6250    04/01/2037   PBOB
880451AV1   TENNESSEE GAS PIPELIN          18,000,000   17,755,931   18,021,420    287,000    7.1102   7.0000    10/15/2028   PBOB
880880AA7   TERMOEMACLI FUND CORP           5,600,000    5,600,000    3,976,000     25,200   10.1250   0.1250    12/15/2014   PBOB
881685AV3   TEXACO CAPITAL INC GT DEB       4,000,000    4,236,822    5,181,640    118,333    8.2916   8.8750    09/01/2021   PBOB
881685AY7   TEXACO CAPITAL INC GT DEB       9,500,000    9,407,130   12,331,380    204,844    8.7155   8.6250    04/01/2032   PBOB
882389BY4   TEXAS EASTERN TRANSMNCORP NTS   2,500,000    2,487,387    2,771,300     43,542    8.3617   8.2500    10/15/2004   PBOB
882389BY4   TEXAS EASTERN TRANSMNCORP NTS   7,500,000    7,462,162    8,313,900    130,625    8.3617   8.2500    10/15/2004   PBOB
882587AT5   TEXAS-NEW MEXICO PWR O 1ST      2,500,000    2,575,491    2,631,425     68,090    7.3328   9.2500    09/15/2000   PBOB
882850BJ8   TEXAS UTILS ELEC CO 1T MTGE &   7,500,000    7,477,739    8,399,850    154,688    8.3210   8.2500    04/01/2004   PBOB
882850CT5   TEXAS UTILS ELEC CO 1T MTGE &   3,250,000    2,896,062    3,352,245     50,781    8.6979   6.2500    10/01/2004   PBOB
88321*BQ9   TEXTRON FINL CORP SR TS         9,000,000    9,000,000    9,051,210     34,065    7.5700   7.5700    06/13/1999   PROB
88322LAA7   THAILAND KINGDOM MTN            9,000,000    6,929,727    7,875,000    160,843   10.1031   7.0700    09/30/2013   PBOB
884903B#1   THOMSON CORP NTS               37,000,000   37,000,000   37,279,720    267,716    7.0400   7.0400    11/24/1999   PROB
88538#AC6   THORNWOOD INC TRANCHEB         40,000,000   40,000,000   41,253,600  1,172,267    6.7200   6.7200    01/24/2006   PROB
885571AB5   360 COMMUNICATIONS COSR NTS     2,100,000    2,077,164    2,318,883      52,500   7.7003   7.5000    03/01/2006   PBOB
88731EAF7   TIME WARNER ENTERTAINENT       10,000,000   10,330,884   12,214,600     246,597   8.0620   8.3750    03/15/2023   PBOB
88731EAJ9   TIME WARNER ENT SR NT           8,500,000    8,717,843   10,558,020     328,253   8.1520   8.3750    07/15/2033   PBOB
88731EAJ9   TIME WARNER ENT SR NT          10,000,000   11,223,646   12,421,200     386,181   7.3904   8.3750    07/15/2033   PBOB
887315AN9   TIME WARNER INC NTS             2,600,000    2,603,049    2,874,716       8,956   7.7266   7.7500    06/15/2005   PBOB
887315AN9   TIME WARNER INC NTS             1,300,000    1,301,525    1,437,358       4,478   7.7266   7.7500    06/15/2005   PBOB
887364AB3   NEW TIMES MIRROR                  600,000      646,085      698,628      22,500   6.8489   7.5000    07/01/2023   PBOB
887364AB3   NEW TIMES MIRROR               12,620,000   12,955,604   14,694,476     473,250   7.2661   7.5000    07/01/2023   PBOB
888737AB9   TJIWI KIMIA                     2,700,000    2,687,504    1,458,000     112,500  10.1105  10.0000    08/01/2004   PBOB
890531B@4   TOPS MARKETS INC SUB TS        14,521,060   14,941,546   15,024,650     962,020   7.2640  13.2500    07/01/1999   PROB
891490AH7   TOSCO SR NTS                    5,900,000    6,040,063    6,299,017      57,484   7.2043   7.6250    05/15/2006   PBOB
892335AC4   TOYS R US INC NTS               7,000,000    7,815,434    8,670,200     204,167   7.6592   8.7500    09/01/2021   PBOB
892335AC4   TOYS R US INC NTS               2,000,000    2,236,228    2,477,200      58,333   7.6453   8.7500    09/01/2021   PBOB
893290AB2   TRANS OCEAN CONTAINER           5,070,777    5,015,493    5,084,468      84,555   6.9985   6.6700    01/01/2007   PBOB
893502BQ6   TRANSAMERICA FIN CORPNTS        7,000,000    6,681,921    7,481,810     154,583   8.6015   7.5000    03/15/2004   PBOB
893502BQ6   TRANSAMERICA FIN CORPNTS        1,000,000    1,024,674    1,068,830      22,083   6.9272   7.5000    03/15/2004   PBOB
893526BY8   TRANSCANADA PIPELINESLTD DEB    5,000,000    5,809,238    6,609,150     246,875   8.2664   9.8750    01/01/2021   PBOB
893526BY8   TRANSCANADA PIPELINESLTD DEB    8,000,000    9,084,507   10,574,640     395,000   8.5027   9.8750    01/01/2021   PBOB
893526BY8   TRANSCANADA PIPELINESLTD DEB    1,000,000      998,836    1,321,830      49,375   9.8881   9.8750    01/01/2021   PBOB
893570BL4   TRANSCONTINENTAL GAS IPELINE    5,000,000    5,000,000    5,121,150     163,233   7.0800   7.0800    07/15/2026   PBOB
893817AA4   TRANSOCEAN OFFSHORE IC NOTE     2,000,000    2,000,000    2,099,660      31,456   7.4500   7.4500    04/15/2027   PBOB
894643CB9   TREAS INVT GROWTH RCPS SERS 1   5,650,000    2,529,043    3,827,197           0   6.3418   0.0000    11/15/2011   GZOB
896047AD9   TRIBUNE COMPANY                15,000,000   14,956,022   15,996,450     171,875   6.9241   6.8750    11/01/2006   PBOB
896047AD9   TRIBUNE COMPANY                 5,000,000    4,985,341    5,332,150      57,292   6.9241   6.8750    11/01/2006   PBOB
896047AD9   TRIBUNE COMPANY                 5,000,000    4,985,341    5,332,150      57,292   6.9241   6.8750    11/01/2006   PBOB
89605HBP8   TRIBUNE CO MTN                 10,000,000    9,955,389   10,425,300      81,139   6.4316   6.3500    11/07/2005   PBOB
89837*AA0   TRUSTEES OF JAMES CAMBELL SR   20,000,000   20,000,000   21,069,000       4,217   7.5900   7.5900    12/29/2002   PROB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------  -----------------------------   ----------   ----------   ----------  --------   --------   -------   ----------  ------
CUSIP         Issuer                          Par         Book          Market    Accrued    Nominal    Nominal    Maturity    Asset
Code                                          Value       Value         Value     Interest   Book Yld   Coupon       Date      Type
----------  -----------------------------   ----------   ----------   ----------  --------   --------   -------   ----------  ------
89837@AA8   TRUSTEES OF JAMES CAMBELL SR    14,000,000   14,000,000   14,221,340     2,590   6.6600     6.6600    12/29/2003  PROB
89837@AA8   TRUSTEES OF JAMES CAMBELL SR    18,000,000   18,000,000   18,284,580     3,330   6.6600     6.6600    12/29/2003  PROB
902118AG3   TYCO INTL GROUP NTS             20,000,000   19,851,597   20,070,200   200,764   6.2270     6.1250    11/01/2008  PBOB
902120AD6   TYCO INTL LTD NTS                4,000,000    4,223,947    5,231,520    63,333   8.9254     9.5000    05/01/2022  PBOB
902120AD6   TYCO INTL LTD NTS                5,000,000    5,391,549    6,539,400    79,167   8.7098     9.5000    05/01/2022  PBOB
902120AD6   TYCO INTL LTD NTS                  500,000      498,882      653,940     7,917   9.5241     9.5000    05/01/2022  PBOB
90247GAD0   TYSON FOODS MTN                 15,000,000   14,950,448   15,205,950    82,813   6.6863     6.6250    10/17/2005  PBOB
90269QAC3   U G I UTILS INC MTN             10,000,000   10,008,522   10,527,000    84,589   6.6034     6.6200    05/15/2005  PBOB
902917AC7   USA WASTE SERVICES              10,000,000    9,982,730   10,454,200   175,000   7.0370     7.0000    10/01/2004  PBOB
902917AE3   USA WASTE SVCS NTS               5,000,000    4,998,488    5,094,950    14,444   6.5088     6.5000    12/15/2002  PBOB
902917AH6   USA WASTE SERVICES SRNTS        10,000,000    9,889,206   10,202,600   318,889   7.0901     7.0000    07/15/2028  PBOB
902917AH6   USA WASTE SERVICES SRNTS         2,000,000    1,977,841    2,040,520    63,778   7.0901     7.0000    07/15/2028  PBOB
902917AH6   USA WASTE SERVICES SRNTS         5,000,000    5,135,024    5,101,300   159,444   6.7871     7.0000    07/15/2028  PBOB
902917AH6   USA WASTE SERVICES SRNTS         4,500,000    4,592,479    4,591,170   143,500   6.8371     7.0000    07/15/2028  PBOB
903293AN8   USG CORP                         2,210,000    2,289,895    2,367,264    60,192   7.7426     9.2500    09/15/2001  PBOB
903293AP3   USG CORP                           750,000      764,463      808,230    26,563   8.1161     8.5000    08/01/2005  PBOB
903296AA9   USL CAPITAL CORP SR NS           6,000,000    5,647,444    6,223,620    32,500   7.9678     6.5000    12/01/2003  PBOB
903296AA9   USL CAPITAL CORP SR NS           7,573,000    7,043,296    7,855,246    41,020   8.2598     6.5000    12/01/2003  PBOB
90331VAW2   US BANK N.A. SUB NTS            13,130,000   13,143,206   13,813,023   355,604   6.4852     6.5000    02/01/2008  PBOB
90339@AA9   U S ROBOTICS INC SR NS           4,800,000    4,800,000    4,889,472     1,003   7.5200     7.5200    06/30/2001  PROB
90389XAA7   ULTRAMAR CORP MTN               11,000,000   10,986,316   11,918,830   259,111   8.0259     8.0000    03/15/2005  PBOB
90389XAA7   ULTRAMAR CORP MTN                3,000,000    2,996,268    3,250,590    70,667   8.0259     8.0000    03/15/2005  PBOB
90389XAA7   ULTRAMAR CORP MTN                7,000,000    6,991,292    7,584,710   164,889   8.0259     8.0000    03/15/2005  PBOB
904000AA4   ULTRAMAR DIAMOND SHAMOCK         8,500,000    8,652,352    8,421,885   129,200   7.0267     7.2000    10/15/2017  PBOB
905581AQ7   UNION CARBIDE CORP NT           12,200,000   12,390,976   12,231,354    69,032   6.6633     6.7900    06/01/2025  PBOB
906548D@8   AMEREN UE (UNION ELEC           30,000,000   30,000,000   32,778,600   104,125   8.3300     8.3300    12/16/2002  PROB
906619AN1   UNION FIN SVCS 1998-ACL A9      15,000,000   14,975,984   15,022,200    38,200   5.7581     5.7300    12/01/2005  ABOB
907770AV3   UNION OIL CO OF CALIFNTS         9,000,000    8,985,625    8,974,170   239,063   6.4123     6.3750    02/01/2004  PBOB
907770BD2   UNOCAL CORP DEB                  3,500,000    3,445,920    3,297,385    40,833   7.1263     7.0000    05/01/2028  PBOB
907770BD2   UNOCAL CORP DEB                  5,000,000    4,763,738    4,710,550    58,333   7.3966     7.0000    05/01/2028  PBOB
907818AM0   UNION PACIFIC CORP NT           15,000,000   15,000,000   15,736,950   446,250   7.8750     7.8750    02/15/2002  PBOB
907818AV0   UNION PACIFIC CORP NT           14,650,000   14,650,000   15,678,723   185,567   7.6000     7.6000    05/01/2005  PBOB
90782EGV0   UNION PACIFIC NTS                5,000,000    5,000,000    5,179,200    49,039   6.7900     6.7900    11/08/2007  PBOB
907834AB1   UNION PACIFIC RES                8,000,000    7,667,453    7,650,000   126,667   7.8705     7.5000    10/15/2026  PBOB
907834AB1   UNION PACIFIC RES                4,000,000    3,841,111    3,825,000    63,333   7.8535     7.5000    10/15/2026  PBOB
907834AD7   UNION PACIFIC RESOURCS NTS      10,000,000    9,906,615    9,701,400    83,056   6.6824     6.5000    05/15/2005  PBOB
907834AG0   UNION PACIFIC RESOURCS           4,000,000    3,976,703    3,663,360    36,544   7.1979     7.1500    05/15/2028  PBOB
907834AG0   UNION PACIFIC RESOURCS           5,000,000    4,654,235    4,579,200    45,681   7.7503     7.1500    05/15/2028  PBOB
908066AC7   UNION PLANTERS TR I              5,500,000    5,661,034    5,853,870    20,044   7.9378     8.2000    12/15/2026  PBOB
908584DJ1   UNION TANK CAR CO               10,000,000    9,990,822   10,415,600   296,875   7.1401     7.1250    02/01/2007  PBOB
908584DJ1   UNION TANK CAR CO                5,000,000    4,995,411    5,207,800   148,438   7.1401     7.1250    02/01/2007  PBOB
908587AB4   UNION TANK CAR SERS 9 A          7,998,004    7,995,719    8,145,567   268,831   6.7652     6.7600    01/02/2006  PBOB
91019@AC0   UNITED DOMINION INDUSRIES,INC   10,000,000   10,000,000    9,797,300    49,800   6.6400     6.6400    06/04/2008  PROB
912129AE3   UNITED STATES LEASINGINTL INC    5,000,000    4,716,838    5,181,450    42,326   8.1925     6.6250    05/15/2003  PBOB
91213LBQ7   UNITED STATES LEASINGINTL INC    5,000,000    5,005,128    5,080,800   154,167   7.2713     7.4000    11/02/1999  PBOB
91213LEL5   UNITED STATES LEASINGINTL INC   12,400,000   12,655,499   14,068,916   349,267   8.0144     8.4500    01/25/2005  PBOB
91213LEL5   UNITED STATES LEASINGINTL INC    3,000,000    3,134,838    3,403,770    84,500   7.5138     8.4500    01/25/2005  PBOB
912810CU0   USA TREAS BONDS                     19,000       21,545       22,563       324   6.9054    13.1250    05/15/2001  GNOB
912810FF0   USA TREAS BONDS                 10,000,000   10,365,405   10,237,500    66,713   5.0128     5.2500    11/15/2028  GNOB
912810FF0   USA TREAS BONDS                 10,000,000   10,368,528   10,237,500    66,713   5.0108     5.2500    11/15/2028  GNOB
912810FF0   USA TREAS BONDS                  5,000,000    5,178,018    5,118,750    33,356   5.0187     5.2500    11/15/2028  GNOB
912810FF0   USA TREAS BONDS                 10,000,000   10,349,790   10,237,500    66,713   5.0227     5.2500    11/15/2028  GNOB
912810FF0   USA TREAS BONDS                  5,000,000    5,174,114    5,118,750    33,356   5.0236     5.2500    11/15/2028  GNOB
912810FF0   USA TREAS BONDS                 10,000,000   10,346,667   10,237,500    66,713   5.0246     5.2500    11/15/2028  GNOB
912810FF0   USA TREAS BONDS                 24,000,000   24,828,252   24,570,000   160,111   5.0256     5.2500    11/15/2028  GNOB
912810FF0   USA TREAS BONDS                 50,000,000   51,725,525   51,187,500   333,564   5.0256     5.2500    11/15/2028  GNOB
912810FF0   USA TREAS BONDS                 34,000,000   35,173,357   34,807,500   226,823   5.0256     5.2500    11/15/2028  GNOB
912810FF0   USA TREAS BONDS                 22,500,000   23,241,352   23,034,375   150,104   5.0355     5.2500    11/15/2028  GNOB
912810FF0   USA TREAS BONDS                 20,000,000   20,331,146   20,475,000   133,425   5.1409     5.2500    11/15/2028  GNOB
912810FF0   USA TREAS BONDS                 20,000,000   20,321,774   20,475,000   133,425   5.1440     5.2500    11/15/2028  GNOB
912810FF0   USA TREAS BONDS                 10,000,000   10,151,515   10,237,500    66,713   5.1501     5.2500    11/15/2028  GNOB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------  -----------------------------   ----------   ----------   ----------  --------   --------  -------   ----------   ------
CUSIP         Issuer                          Par         Book          Market    Accrued    Nominal   Nominal    Maturity     Asset
Code                                          Value       Value         Value     Interest   Book Yld  Coupon       Date       Type
----------  -----------------------------   ----------   ----------   ----------  --------   --------  -------   ----------   ------
912810FF0   USA TREAS BONDS                 15,000,000   15,227,272   15,356,250   100,069   5.1501    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                 20,000,000   20,309,278   20,475,000   133,425   5.1481    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                 15,000,000   15,217,909   15,356,250   100,069   5.1542    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                 10,000,000   10,149,958   10,237,500    66,713   5.1511    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                 25,000,000   25,335,846   25,593,750   166,782   5.1613    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                 27,000,000   27,282,579   27,641,250   180,124   5.1808    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                 50,000,000   50,499,864   51,187,500   333,564   5.1838    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                 25,000,000   25,249,932   25,593,750   166,782   5.1838    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                 25,000,000   25,191,354   25,593,750   166,782   5.1993    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                 25,000,000   25,179,639   25,593,750   166,782   5.2023    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                 50,000,000   50,390,519   51,187,500   333,564   5.1982    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                 28,000,000   28,218,691   28,665,000   186,796   5.1982    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                  5,000,000    5,047,651    5,118,750    33,356   5.1869    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                  5,000,000    5,045,307    5,118,750    33,356   5.1900    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                  5,000,000    5,043,745    5,118,750    33,356   5.1920    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                  5,000,000    5,039,839    5,118,750    33,356   5.1972    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                  5,000,000    5,042,964    5,118,750    33,356   5.1931    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                  5,000,000    5,042,183    5,118,750    33,356   5.1941    5.2500    11/15/2028    GNOB
912810FF0   USA TREAS BONDS                  5,000,000    5,036,715    5,118,750    33,356   5.2013    5.2500    11/15/2028    GNOB
912827F49   USA TREAS NOTES                    312,640      319,946      339,458     3,044   6.7139    7.5000    05/15/2002    GNOB
912827F49   USA TREAS NOTES                    202,760      207,498      220,153     1,974   6.7139    7.5000    05/15/2002    GNOB
912827G55   USA TREAS NOTES                    100,000       99,979      105,484     2,408   6.3817    6.3750    08/15/2002    GNOB
912827G55   USA TREAS NOTES                    600,000      599,873      632,904    14,448   6.3817    6.3750    08/15/2002    GNOB
912827Q88   USA TREAS NOTES                     30,000       29,058       33,727       822   7.9540    7.2500    08/15/2004    GNOB
9128273E0   USA TREAS NOTES                    100,000      104,271      109,219     2,314   5.4964    6.1250    08/15/2007    GNOB
9128273E0   USA TREAS NOTES                    300,000      314,517      327,657     6,941   5.4152    6.1250    08/15/2007    GNOB
9128273E0   USA TREAS NOTES                    625,000      655,243      682,619    14,459   5.4152    6.1250    08/15/2007    GNOB
9128273E0   USA TREAS NOTES                    120,000      125,807      131,063     2,776   5.4152    6.1250    08/15/2007    GNOB
912833FK1   USA TREAS NOTES STRIP IS            50,000       46,280       48,086         0   9.0510    0.0000    11/15/1999    GZOB
913017AS8   UNITED TECHNOLOGIES CORP DEB     3,000,000    2,953,366    3,919,470    87,500   8.9120    8.7500    03/01/2021    PBOB
913017AS8   UNITED TECHNOLOGIES CORP DEB     3,515,000    3,460,361    4,592,312   102,521   8.9120    8.7500    03/01/2021    PBOB
913017AS8   UNITED TECHNOLOGIES CORP DEB     3,000,000    3,576,911    3,919,470    87,500   7.0258    8.7500    03/01/2021    PBOB
91311QAA3   UNITED UTILITIES PLC            10,000,000    9,995,753   10,133,600   161,250   6.4562    6.4500    04/01/2008    PBOB
91326@AD6   UNITOG CO & UNITOG RENTAL SVCS  10,000,000   10,000,000   10,092,500   116,578   6.8800    6.8800    10/31/2005    PROB
91377*AB0   UNITED TR FUND LTD PARTNERSHIP   3,500,000    3,500,000    3,518,830    52,500   9.0000    9.0000    05/01/1999    PROB
915436A*0   UPM-KYMMENE CORP SR NT          15,000,000   15,000,000   15,822,150    38,600   7.7200    7.7200    12/19/2005    PROB
915436AC3   UPM-KYMMENE CRP SR NT            5,000,000    4,974,716    5,004,100    36,215   7.4930    7.4500    11/26/2027    PBOB
915436AC3   UPM-KYMMENE CRP SR NT            3,300,000    3,283,312    3,302,706    23,902   7.4930    7.4500    11/26/2027    PBOB
918005AF6   UTILICORP UNITED INC SR NTS      6,000,000    5,779,621    6,768,420   226,867   8.8481    8.2000    01/15/2007    PBOB
918005AN9   UTILICORP UNITED INC SR NTS      1,500,000    1,499,450    1,547,985    21,217   6.7061    6.7000    10/15/2006    PBOB
918005AN9   UTILICORP UNITED INC SR NTS      1,000,000    1,001,582    1,031,990    14,144   6.6736    6.7000    10/15/2006    PBOB
918005AN9   UTILICORP UNITED INC SR NTS      5,000,000    5,041,531    5,159,950    70,722   6.5621    6.7000    10/15/2006    PBOB
918204AJ7   VF CORP                         10,000,000    9,954,659   10,454,200    56,250   6.8385    6.7500    06/01/2005    PBOB
918204AJ7   VF CORP                         15,000,000   14,960,932   15,681,300    84,375   6.8008    6.7500    06/01/2005    PBOB
922380AA8   VASTAR RESOURCES INC NTS        15,000,000   14,950,611   16,834,050   546,875   8.8211    8.7500    02/01/2005    PBOB
922380AA8   VASTAR RESOURCES INC NTS         7,000,000    7,704,544    7,855,890   255,208   6.7079    8.7500    02/01/2005    PBOB
925524AD2   VIACOM INC                       2,600,000    2,562,380    2,835,482    16,792   8.0431    7.7500    06/01/2005    PBOB
927804CV4   VIRGINIA ELEC & PWR CO 1ST &     8,000,000    8,002,084    8,791,200   220,000   8.2476    8.2500    03/01/2025    PBOB
92826#AB1   VISA LAND DEV II LP SERS B SR   10,000,000   10,000,000   11,184,600    34,800   7.8300    7.8300    09/15/2015    PROB
92929QAC1   WMX TECHNOLOGIES INC NTS        18,250,000   19,112,963   19,910,203   247,389   6.9240    8.0000    04/30/2004    PBOB
92929QAR8   WMX TECHNOLOGIES INC NTS        13,500,000   13,801,422   14,280,705   199,500   6.6283    7.0000    10/15/2006    PBOB
93114KAF0   WAL MART STORES INC DISC NTS    10,000,000   10,000,000   11,870,600   431,000   8.6200    8.6200    01/01/2010    PBOB
93884PCJ7   WASHINGTON GAS LT CO MTN        10,000,000   10,000,000   10,350,100   200,811   6.8200    6.8200    10/09/2026    PBOB
93936KBE8   PUGET SOUND ENERGY, INC (WASH   20,000,000   20,000,000   20,883,400    61,600   6.9300    6.9300    09/13/2005    PBOB
94068VBC6   WASHINGTON WTR PWR CO SECD       9,900,000    9,900,000   10,218,186   103,125   6.2500    6.2500    11/24/2003    PBOB
94068VBN2   WASHINGTON WTR PWR CO SECD       6,700,000    6,700,000    6,883,647   276,375   8.2500    8.2500    12/13/1999    PBOB
948571AA2   WEEKS REALTY REIT               10,000,000    9,966,502    9,452,800   202,431   6.9424    6.8750    03/15/2005    PBOB
94860*BG6   WEGMANS FOOD MARKETS, INC.       9,200,000    9,200,000    9,270,932    27,314   6.6800    6.6800    09/15/2013    PROB
950590AD1   WENDYS INTL INC NTS              7,500,000    7,241,132    7,490,250    21,167   6.9850    6.3500    12/15/2005    PBOB
950590AG4   WENDYS INTL INC DEB              8,000,000    7,229,016    7,820,560    24,889   7.8664    7.0000    12/15/2025    PBOB
955278AX4   WEST PENN PWR CO 1ST MTGE GG     2,750,000    2,744,541    2,929,080    18,047   7.9177    7.8750    12/01/2004    PBOB

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------  -----------------------------   ----------   ----------   ----------  --------   --------  -------   ----------   ------
CUSIP         Issuer                          Par         Book          Market    Accrued    Nominal   Nominal    Maturity     Asset
Code                                          Value       Value         Value     Interest   Book Yld  Coupon       Date       Type
----------  -----------------------------   ----------   ----------   ----------  --------   --------  -------   ----------   ------
955278AY2   WEST PENN PWR CO 1ST MTGE HH     4,000,000    3,966,151    4,221,720  122,917     7.5105   7.3750    08/01/2007   PBOB
955278AY2   WEST PENN PWR CO 1ST MTGE HH     4,000,000    3,966,151    4,221,720  122,917     7.5105   7.3750    08/01/2007   PBOB
955278AY2   WEST PENN PWR CO 1ST MTGE HH     4,000,000    3,966,152    4,221,720  122,917     7.5105   7.3750    08/01/2007   PBOB
957674AC8   WESTERN ATLAS INC NTS           14,500,000   14,839,523   15,904,325   50,750     7.3463   7.8750    06/15/2004   PBOB
958587BC0   WESTERN MASS ELEC CO 1ST MTGE    6,000,000    5,986,222    6,208,800  221,250     7.4773   7.3750    07/01/2001   PBOB
959421D#2   WESTERN RESERVE TEL CO NTS A     4,950,000    4,950,000    5,373,225   99,619     8.0500   8.0500    10/01/2009   PROB
959425AD1   WESTERN RESOURCES INC 1ST MTGE   4,000,000    4,064,610    4,192,320   64,600     7.5045   7.6500    04/15/2023   PBOB
961238AG7   WESTPOINT STEVENS INC SR NTS     5,750,000    5,748,381    5,821,875   20,125     7.8807   7.8750    06/15/2005   PBOB
961238AG7   WESTPOINT STEVENS INC SR NTS        80,000       81,612       81,000      280     7.4759   7.8750    06/15/2005   PBOB
961548AG9   WESTVACO CORP DEB                5,000,000    5,000,000    5,277,500  256,250    10.2500  10.2500    07/01/2018   PBOB
961548AG9   WESTVACO CORP DEB               10,000,000   10,000,000   10,555,000  512,500    10.2500  10.2500    07/01/2018   PBOB
961599B#3   WEST VIRGINIA-AMERICAN WATER C  32,000,000   32,000,000   32,000,000    5,609     6.3100   6.3100    12/01/2008   PROB
963320AE6   WHIRLPOOL CORP NTS               5,000,000    5,511,785    6,070,650  189,583     7.5243   9.1000    02/01/2008   PBOB
96333#AA0   WHIRLPOOL REALTY CORP SR NTS    14,600,442   14,600,443   15,625,977  297,837     8.0700   8.0700    03/31/2010   PROB
96333#AB8   WHIRLPOOL REALTY CORP SR NTS     7,082,862    7,082,862    6,881,071  118,166     6.6000   6.6000    03/31/2010   PROB
96647KAF9   WHITMAN CORP NTS                 7,000,000    7,000,000    7,460,880  150,255     7.2900   7.2900    09/15/2026   PBOB
96647KAF9   WHITMAN CORP NTS                 3,000,000    3,103,275    3,197,520   64,395     7.0068   7.2900    09/15/2026   PBOB
969133AJ6   WILLAMETTE INDS INC NTS         14,000,000   13,998,089   14,949,200  514,500     7.3512   7.3500    07/01/2026   PBOB
97068*AA3   WILLISTON BASIN INTERSTATE      20,000,000   20,000,000   20,871,400  128,306     7.4500   7.4500    05/31/2006   PROB
97181#BT9   WILMINGTON TR CO LN CTF          3,609,560    3,609,561    3,805,992   18,874     7.2400   7.2400    06/05/2013   PROB
97181#CW1   THE DOTHAN TRUST (WILMINGTON     9,000,000    9,000,000    9,854,820   88,090     7.6600   7.6600    02/15/2007   PROB
976826AV9   WISCONSIN PWR & LT CO 1ST       20,000,000   19,611,883   22,128,800  155,000     9.5009   9.3000    12/01/2025   PBOB
976826AX5   WISCONSIN PWR & LT CO 1ST        2,000,000    1,995,821    2,224,360   12,917     7.7980   7.7500    06/01/2004   PBOB
977385AK9   WITCO CORP DEB                  10,000,000    9,989,360    8,922,500  286,458     6.8837   6.8750    02/01/2026   PBOB
980888A*2   WOOLWORTHS LTD                  10,000,000   10,000,000   10,337,600  225,333     6.7600   6.7600    09/01/2007   PROB
98155KAB8   WORLDCOM INC NTS                 4,800,000    4,793,363    5,437,920   93,000     7.7730   7.7500    04/01/2007   PBOB
98155KAJ1   WORLDCOM INC NTS                10,000,000   10,694,584   10,740,600  270,278     6.4229   6.9500    08/15/2028   PBOB
98155KAJ1   WORLDCOM INC NTS                10,000,000   10,655,697   10,740,600  270,278     6.4509   6.9500    08/15/2028   PBOB
98155KAJ1   WORLDCOM INC NTS                10,000,000   10,698,682   10,740,600  270,278     6.4199   6.9500    08/15/2028   PBOB
98155KAJ1   WORLDCOM INC NTS                10,000,000   10,695,883   10,740,600  270,278     6.4219   6.9500    08/15/2028   PBOB
98155KAJ1   WORLDCOM INC NTS                10,000,000   10,719,575   10,740,600  270,278     6.4049   6.9500    08/15/2028   PBOB
98412JBA1   XEROX CORP NTS                  17,500,000   17,348,225   19,258,925  315,000     7.2891   7.2000    04/01/2016   PBOB
98412JBA1   XEROX CORP NTS                  17,500,000   17,334,686   19,258,925  315,000     7.2972   7.2000    04/01/2016   PBOB
98413TDC2   XTRA INC CORP MTN               15,000,000   14,929,567   15,704,850  257,813     6.9590   6.8750    03/15/2006   PBOB
98413TDJ7   XTRA CORPORATION                15,000,000   15,000,000   16,754,850  528,433     7.6400   7.6400    06/02/2009   PBOB
98477YAA1   YANKEE GAS SVCS CO 1ST MTGE D   10,000,000    9,988,132   10,319,800   56,250     6.7731   6.7500    06/02/2005   PROB
987202AD0   YORKSHIRE PWR SR NTS             6,750,000    6,698,349    6,770,858   92,568     6.6088   6.4960    02/25/2008   PBOB
987202AD0   YORKSHIRE PWR SR NTS             1,000,000      992,546    1,003,090   13,714     6.6059   6.4960    02/25/2008   PBOB
987202AD0   YORKSHIRE PWR SR NTS             1,000,000      992,688    1,003,090   13,714     6.6038   6.4960    02/25/2008   PBOB
987202AD0   YORKSHIRE PWR SR NTS            25,000,000   24,635,149   25,077,250  342,844     6.7121   6.4960    02/25/2008   PBOB
987202AD0   YORKSHIRE PWR SR NTS            10,000,000   10,156,861   10,030,900  137,138     6.2681   6.4960    02/25/2008   PBOB
0438354                                      1,472,377    1,472,377    1,472,377     -384     9.3750   9.3750    07/01/2001   COMM
0445053                                     37,521,085   37,521,085   37,521,085  278,720     9.5000   9.5000    09/01/1999   COMM
0449616                                     32,035,601   32,035,601   32,035,601  193,548     7.5000   7.5000    02/01/2001   COMM
0453096                                      4,296,316    4,296,316    4,296,316   23,950     6.9200   6.9200    05/01/2008   COMM
0700001                                     19,152,123   19,152,123   19,152,123  144,638     9.3750   9.3750    01/01/1999   COMM
0700089                                      4,787,537    4,787,537    4,787,537   30,622     7.9400   7.9400    12/01/2002   COMM
0700178                                      8,695,286    8,695,286    8,695,286   58,137     8.3000   8.3000    05/01/2001   COMM
0700197                                      3,670,543    3,670,543    3,670,543   25,547     8.6400   8.6400    09/01/2006   COMM
0700254                                      3,971,989    3,971,989    3,971,989   29,597     9.2500   9.2500    12/01/1999   COMM
0700263                                      5,677,273    5,677,273    5,677,273   37,159     8.1250   8.1250    11/01/2011   COMM
0700266                                      9,587,142    9,587,142    9,587,142   70,468     9.1250   9.1250    11/01/1999   COMM
0700279                                      2,697,201    2,697,201    2,697,201   18,469     8.5000   8.5000    12/01/2000   COMM
0700286                                      3,483,242    3,483,242    3,483,242   23,009     8.2000   8.2000    12/01/2003   COMM
0700295                                      2,341,587    2,341,587    2,341,587   15,562     8.2500   8.2500    06/01/2003   COMM
0700300                                     79,199,586   79,199,586   79,199,586  451,446     7.0760   7.0760    12/01/2007   COMM
0700367                                     14,620,123   14,620,123   14,620,123  108,941     9.2500   9.2500    02/01/2000   COMM
0700414                                     13,628,529   13,628,529   13,628,529   96,062     8.7500   8.7500    11/01/2006   COMM
0700479                                     12,345,481   12,345,481   12,345,481   87,019     8.7500   8.7500    12/01/2000   COMM
0700487                                     30,741,527   30,741,527   30,741,527  173,525     8.7500   8.7500    12/01/2000   COMM
0700619                                     60,000,000   60,000,000   60,000,000  410,833     8.5000   8.5000    12/13/2003   COMM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0700668                 7,919,111        7,919,111        7,919,111           -1,685       7.6250       7.6250    12/01/2003   COMM
0700676                 2,597,194        2,597,194        2,597,194           14,959       7.1500       7.1500    02/01/2007   COMM
0700677                 8,090,691        8,090,691        8,090,691           46,600       7.1500       7.1500    02/01/2004   COMM
0700678                54,806,889       54,806,889       54,806,889          315,673       7.1500       7.1500    02/01/2004   COMM
0700680                 1,853,292        1,853,292        1,853,292           10,958       7.3400       7.3400    03/01/2004   COMM
0700681                 1,068,345        1,068,345        1,068,345            6,317       7.3400       7.3400    02/01/2004   COMM
0700688                 7,529,128        7,479,643        7,479,643           -1,484       7.0600       7.0600    05/01/2009   COMM
0700689                11,708,122       11,708,122       11,708,122           81,018       8.5900       8.5900    10/01/2001   COMM
0700698                 7,595,179        7,578,312        7,578,312           53,535       8.7500       8.7500    02/01/2002   COMM
0700699                11,649,408       11,649,408       11,649,408           84,364       8.9900       8.9900    03/01/2007   COMM
0700700                19,512,452       19,512,452       19,512,452          150,896       9.6000       9.6000    03/01/2015   COMM
0700705                 5,821,258        5,821,258        5,821,258           39,953       8.5200       8.5200    07/01/2000   COMM
0700706                 3,368,447        3,368,447        3,368,447           21,111       7.7800       7.7800    09/01/2002   COMM
0700709                 3,943,154        3,943,154        3,943,154             -889       8.1000       8.1000    09/01/2005   COMM
0700712                 6,880,393        6,880,393        6,880,393           45,034       8.1250       8.1250    09/01/2005   COMM
0700713                 4,836,065        4,836,065        4,836,065           28,517       7.3200       7.3200    10/01/2005   COMM
0700714                10,000,000       10,000,000       10,000,000          -26,037       7.1100       7.1100    09/01/2002   COMM
0700715                17,136,947       17,136,947       17,136,947           -3,517       7.3767       7.3767    02/01/2006   COMM
0700716                14,534,770       14,478,021       14,478,021           87,346       7.4600       7.4600    10/01/2002   COMM
0700717                16,125,318       16,125,318       16,125,318           -3,369       7.5100       7.5100    11/01/2005   COMM
0700719                 7,101,560        7,101,560        7,101,560           48,626       8.5000       8.5000    11/01/2005   COMM
0700723                14,465,856       14,465,856       14,465,856           90,777       7.7900       7.7900    01/01/2006   COMM
0700724                 5,056,382        5,056,382        5,056,382           31,567       7.7500       7.7500    12/01/2005   COMM
0700726                 5,705,954        5,677,920        5,677,920           34,611       7.5300       7.5300    12/01/2005   COMM
0700727                 9,640,410        9,640,410        9,640,410           60,030       7.7300       7.7300    01/01/2006   COMM
0700728                 5,861,157        5,861,157        5,861,157           -1,442       8.8500       8.8500    01/01/2016   COMM
0700729                 9,685,444        9,685,444        9,685,444           62,417       8.0000       8.0000    12/01/2005   COMM
0700730                 7,096,461        7,096,461        7,096,461           53,450       9.3500       9.3500    01/01/2016   COMM
0700731                 5,933,101        5,933,101        5,933,101           37,280       7.8000       7.8000    02/01/2006   COMM
0700734                26,535,217       26,535,217       26,535,217          166,812       7.8100       7.8100    12/01/2002   COMM
0700735                19,174,079       19,174,079       19,174,079          123,566       8.0000       8.0000    12/01/2007   COMM
0700763                28,285,631       28,285,631       28,285,631          172,260       7.5600       7.5600    12/01/2005   COMM
0700764                35,000,000       35,000,000       35,000,000          213,150       7.5600       7.5600    12/01/2015   COMM
0700765                 5,256,446        5,256,446        5,256,446           -1,132       7.7400       7.7400    12/01/2020   COMM
0700780                 2,616,307        2,616,307        2,616,307           16,355       7.7600       7.7600    01/01/2006   COMM
0700781                 3,876,086        3,876,086        3,876,086           23,918       7.6600       7.6600    01/01/2006   COMM
0700782                   809,920          809,920          809,920            4,998       7.6600       7.6600    01/01/2006   COMM
0700783                 1,723,982        1,723,982        1,723,982           10,638       7.6600       7.6600    01/01/2006   COMM
0700784                   694,216          694,216          694,216            4,284       7.6600       7.6600    01/01/2006   COMM
0700791                 9,642,664        9,642,664        9,642,664           58,802       7.5700       7.5700    01/01/2006   COMM
0700797                 6,910,230        6,910,230        6,910,230           43,085       7.7400       7.7400    03/01/2011   COMM
0700798               136,626,207      136,626,207      136,626,207          779,225       7.0800       7.0800    04/01/2006   COMM
0700799                11,237,447       11,237,447       11,237,447           -2,453       7.8400       7.8400    03/01/2016   COMM
0700801                13,357,024       13,144,797       13,144,797           80,591       7.4900       7.4900    10/01/2005   COMM
0700806                 9,337,092        9,036,708        9,036,708           55,359       7.3600       7.3600    12/01/2005   COMM
0700809                 9,605,634        9,605,634        9,605,634           57,260       7.4000       7.4000    05/01/2006   COMM
0700810                12,673,443       12,673,443       12,673,443           77,079       7.5500       7.5500    05/01/2006   COMM
0700814                 9,759,141        9,711,121        9,711,121           59,512       7.5700       7.5700    06/01/2006   COMM
0700815                47,884,675       47,884,675       47,884,675          323,634       8.3900       8.3900    06/01/2006   COMM
0700816                 7,451,380        7,451,380        7,451,380           45,199       7.5300       7.5300    06/01/2006   COMM
0700817                 6,567,553        6,567,553        6,567,553           39,838       7.5300       7.5300    06/01/2006   COMM
0700819                65,000,000       65,000,000       65,000,000          411,558       7.8600       7.8600    07/01/2006   COMM
0700820                 2,099,978        2,099,978        2,099,978             -475       8.1200       8.1200    06/01/2006   COMM
0700821                37,300,000       37,300,000       37,300,000          233,166       7.7600       7.7600    07/01/2006   COMM
0700822                 9,468,608        9,468,608        9,468,608           59,647       7.8200       7.8200    07/01/2006   COMM
0700823                 6,053,381        6,053,381        6,053,381           37,304       7.6500       7.6500    08/01/2011   COMM
0700825                 9,604,504        9,604,504        9,604,504           -2,180       8.1600       8.1600    07/01/2006   COMM
0700827                11,141,507       11,141,507       11,141,507           67,224       7.4900       7.4900    08/01/2011   COMM
0700828                22,000,000       22,000,000       22,000,000          150,462       8.4900       8.4900    08/01/2006   COMM
0700830                11,643,621       11,643,621       11,643,621           75,130       8.0100       8.0100    10/01/2016   COMM
0700831                27,653,599       27,653,599       27,653,599          178,435       8.0100       8.0100    10/01/2016   COMM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0700833                27,427,776       27,427,776       27,427,776          169,301       7.5100       7.5100    12/01/2006   COMM
0700835                 2,549,956        2,549,956        2,549,956           16,967       8.2600       8.2600    10/01/2003   COMM
0700836                16,216,452       16,216,452       16,216,452           -3,774       8.3600       8.3600    10/01/2001   COMM
0700838                10,194,272       10,194,272       10,194,272           -2,307       8.1400       8.1400    10/01/2003   COMM
0700839                59,788,978       56,332,671       56,332,671         -208,782       8.5000       8.5000    12/31/2004   COMM
0700840                 9,809,533        9,809,533        9,809,533           65,025       8.2288       8.2288    12/01/2006   COMM
0700841                36,000,000       36,000,000       36,000,000          221,837       7.7500       7.7500    12/01/2003   COMM
0700843                29,147,543       29,147,543       29,147,543          188,310       8.0200       8.0200    10/01/2006   COMM
0700844                 9,284,273        9,284,273        9,284,273           59,533       7.9600       7.9600    11/01/2003   COMM
0700845                72,810,270       72,810,270       72,810,270          442,828       7.5500       7.5500    12/01/2003   COMM
0700849                10,710,581       10,710,581       10,710,581           65,745       7.6200       7.6200    02/01/2004   COMM
0700850                 3,401,414        3,384,701        3,384,701           20,975       7.6550       7.6550    12/01/2005   COMM
0700893                12,287,799       12,287,799       12,287,799           78,099       7.8900       7.8900    01/01/2007   COMM
0700895                75,467,187       75,467,187       75,467,187          455,340       7.4600       7.4600    12/01/2016   COMM
0700896                10,225,704       10,225,704       10,225,704           65,734       7.9800       7.9800    01/01/2022   COMM
0700897                 4,869,383        4,869,383        4,869,383           31,302       7.9800       7.9800    01/01/2022   COMM
0700898                 7,328,421        7,328,421        7,328,421           47,109       7.9800       7.9800    01/01/2007   COMM
0700899                 6,700,184        6,700,184        6,700,184           -1,537       8.2400       8.2400    12/01/2016   COMM
0700900                 6,400,000        6,400,000        6,400,000           39,038       7.5900       7.5900    01/01/2007   COMM
0700903                24,492,448       24,492,448       24,492,448           -5,195       7.6300       7.6300    01/01/2004   COMM
0700905                14,607,076       14,607,076       14,607,076           -3,098       7.6300       7.6300    01/01/2004   COMM
0700906                15,711,709       15,711,709       15,711,709           -3,311       7.5800       7.5800    01/01/2004   COMM
0700907                15,503,038       15,503,038       15,503,038           -3,267       7.5800       7.5800    01/01/2004   COMM
0700909                12,677,144       12,677,144       12,677,144           -2,688       7.6300       7.6300    01/01/2004   COMM
0700910                13,521,890       13,521,890       13,521,890           -2,851       7.5800       7.5800    01/01/2004   COMM
0700912                11,540,468       11,540,468       11,540,468           -2,432       7.5800       7.5800    01/01/2004   COMM
0700917                11,696,083       11,696,083       11,696,083           74,151       7.8700       7.8700    02/01/2007   COMM
0700918                20,102,533       20,102,533       20,102,533           -4,208       7.5300       7.5300    01/01/2004   COMM
0700920                56,312,804       56,312,804       56,312,804          370,617       8.1700       8.1700    02/01/2003   COMM
0700926                11,733,478       11,853,967       11,853,967           76,183       8.0600       8.0600    03/01/2007   COMM
0700927                 5,630,988        5,630,988        5,630,988           -1,279       8.1600       8.1600    04/01/2007   COMM
0700928                15,257,619       15,257,619       15,257,619           92,673       7.5400       7.5400    04/01/2007   COMM
0700929                14,765,438       14,765,438       14,765,438           89,684       7.5400       7.5400    04/01/2007   COMM
0700930                 5,312,404        5,312,404        5,312,404           34,407       8.0400       8.0400    04/01/2017   COMM
0700933                50,000,001       50,000,001       50,000,001          -16,511       7.4800       7.4800    06/01/2004   COMM
0700939                 9,877,260        9,877,260        9,877,260           62,858       7.9000       7.9000    07/01/2007   COMM
0700942                 6,938,822        6,938,822        6,938,822           44,270       7.9200       7.9200    08/01/2012   COMM
0700945                25,000,000       25,000,000       25,000,000          164,072       7.9700       7.9700    08/01/2007   COMM
0700946                 8,043,395        8,043,395        8,043,395           -1,680       7.5100       7.5100    09/01/2007   COMM
0700949                21,909,000       21,909,000       21,909,000          145,500       8.0800       8.0800    10/01/2007   COMM
0700953                25,000,001       25,000,001       25,000,001          -62,979       7.1110       7.1110    10/01/2007   COMM
0700954                 9,887,372        9,887,372        9,887,372           58,144       7.3000       7.3000    09/01/2007   COMM
0700955                 9,844,772        9,844,772        9,844,772           62,968       7.9400       7.9400    10/01/2007   COMM
0700986                24,967,217       24,967,217       24,967,217          170,956       8.5000       8.5000    06/01/2004   COMM
0700987                 2,510,734        2,510,734        2,510,734           17,192       8.5000       8.5000    05/01/2003   COMM
0700988                10,875,279       10,875,279       10,875,279           -2,195       7.2600       7.2600    01/01/2008   COMM
0700989                 5,780,597        5,752,203        5,752,203           -1,296       8.0600       8.0600    11/01/2017   COMM
0700990                 4,453,287        4,453,287        4,453,287           26,260       7.3200       7.3200    09/01/2007   COMM
0700991                 7,879,304        7,879,304        7,879,304           48,430       7.6300       7.6300    10/01/2007   COMM
0700994                11,301,329       11,301,329       11,301,329           75,719       8.0400       8.0400    11/30/2007   COMM
0700996                 4,400,572        4,400,572        4,400,572           25,630       7.2300       7.2300    11/05/2007   COMM
0701000                 8,997,537        8,997,537        8,997,537           -2,094       8.3600       8.3600    11/01/2012   COMM
0701002                 7,691,947        7,691,947        7,691,947           47,339       7.6400       7.6400    12/01/2007   COMM
0701003                 7,867,278        7,867,278        7,867,278           46,897       7.4000       7.4000    12/01/2007   COMM
0701004                 9,899,336        9,899,336        9,899,336           42,630       7.0470       7.0470    12/07/2007   COMM
0701005                 8,876,661        8,876,661        8,876,661           50,984       7.1300       7.1300    12/01/2007   COMM
0701007                14,586,303       14,586,303       14,586,303           -3,010       7.4100       7.4100    01/01/2008   COMM
0701008                 8,888,205        8,888,205        8,888,205           55,561       7.7600       7.7600    12/01/2007   COMM
0701009                24,653,133       24,653,133       24,653,133          140,009       7.0500       7.0500    01/01/2008   COMM
0701010                 4,930,519        4,930,519        4,930,519           27,962       7.0400       7.0400    12/10/2007   COMM
0701012                 4,930,947        4,930,947        4,930,947           28,123       7.0800       7.0800    01/01/2003   COMM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0701013                14,787,995       14,787,995       14,787,995           82,554       6.9300       6.9300    12/22/2002   COMM
0701014                 6,349,122        6,349,122        6,349,122           -1,274       7.2100       7.2100    12/18/2017   COMM
0701015                 8,836,178        8,836,178        8,836,178           60,503       8.5000       8.5000    12/19/2012   COMM
0701017                 7,425,411        7,425,411        7,425,411           -1,468       7.1100       7.1100    02/01/2008   COMM
0701018                44,028,418       44,028,418       44,028,418          250,399       7.0600       7.0600    01/02/2018   COMM
0701020                 6,271,077        6,271,077        6,271,077           38,646       7.6500       7.6500    12/22/2017   COMM
0701021                19,228,188       19,228,188       19,228,188          108,735       7.0200       7.0200    01/01/2008   COMM
0701022                54,259,582       54,259,582       54,259,582          288,917       6.6100       6.6100    02/01/2008   COMM
0701026                 4,951,026        4,951,026        4,951,026           27,519       6.9000       6.9000    03/01/2005   COMM
0701028                 4,943,399        4,943,399        4,943,399             -966       7.0300       7.0300    04/01/2008   COMM
0701033                 1,954,783        1,954,783        1,954,783             -378       6.9300       6.9300    05/01/2013   COMM
0701034                26,145,478       26,145,478       26,145,478          143,568       7.0600       7.0600    07/02/2018   COMM
0701040                 4,982,668        4,982,668        4,982,668           27,133       6.7600       6.7600    07/02/2008   COMM
0701045                15,938,883       15,938,883       15,938,883           87,823       6.8400       6.8400    09/01/2008   COMM
0701047                 7,970,897        7,970,897        7,970,897           45,910       7.1500       7.1500    09/01/2010   COMM
0701053                16,894,891       16,894,891       16,894,891           -3,156       6.7100       6.7100    05/01/2018   COMM
0701060                63,942,703       63,942,703       63,942,703          337,387       6.5500       6.5500    11/01/2008   COMM
0701068                 8,000,000        8,000,000        8,000,000           43,822       6.8000       6.8000    12/01/2010   COMM
0701069                 8,000,000        8,000,000        8,000,000           -1,377       6.7500       6.7500    01/01/2006   COMM
0701072                16,288,001       16,288,001       16,288,001           80,445       6.3500       6.3500    12/01/2008   COMM
0701073                 1,712,000        1,712,000        1,712,000            8,455       6.3500       6.3500    12/01/2008   COMM
0701076                 2,000,000        2,000,000        2,000,000            5,056       7.0000       7.0000    12/01/2008   COMM
0701082                12,200,000       12,200,000       12,200,000                0       7.1300       7.1300    12/01/2018   COMM
0700958                 5,959,219        6,177,423        6,177,423           39,604       8.2500       8.2500    09/01/2006   COMM
0700960                 8,881,858        9,173,673        9,173,673           57,239       8.0000       8.0000    07/01/2013   COMM
0700961                 3,664,121        3,831,407        3,831,407           24,351       8.2500       8.2500    05/01/2011   COMM
0700962                 4,156,301        4,354,246        4,354,246           27,622       8.2500       8.2500    07/01/2006   COMM
0700964                 6,004,448        6,302,403        6,302,403           39,905       8.2500       8.2500    07/01/2006   COMM
0700969                 3,603,922        3,886,608        3,886,608           26,129       9.0000       9.0000    03/01/2015   COMM
0500001                 6,024,096        6,000,501        6,000,501          147,793       7.0510       7.0510    08/26/2013   COMM
0500002                 8,000,000        8,000,000        8,000,000           34,264       6.7970       6.7970    12/08/2008   COMM
0700176                 2,828,416        2,828,416        2,828,416           19,367       8.3750       8.3750    05/01/2001   COMM
0700246                 2,626,203        2,626,203        2,626,203           19,570       9.1250       9.1250    10/01/2001   COMM
0700307                 2,686,145        2,686,145        2,686,145           20,124       9.2500       9.2500    04/01/2000   COMM
0700363                 8,264,023        8,264,023        8,264,023           61,579       9.1250       9.1250    01/01/2000   COMM
0700408                 8,679,793        8,659,249        8,659,249           62,055       8.7500       8.7500    06/01/2000   COMM
0700609                 6,612,936        6,612,936        6,612,936           36,741       6.7850       6.7850    10/01/2013   COMM
0167307                   210,000          210,000          210,000            6,410       7.3750       7.3750    02/01/2006   FARM
0167310                   107,968          107,968          107,968            4,299       8.0000       8.0000    12/01/2005   FARM
0167314                 1,106,000        1,106,000        1,106,000           41,933       7.6250       7.6250    01/01/2006   FARM
0167315                   335,400          335,400          335,400           10,231       7.3750       7.3750    02/01/2011   FARM
0167316                   245,587          245,587          245,587            6,666       7.3750       7.3750    12/15/2005   FARM
0167320                   163,900          163,900          163,900            2,148       8.0000       8.0000    12/01/2007   FARM
0167321                 1,300,000        1,300,000        1,300,000             -317       8.7500       8.7500    01/01/2001   FARM
0167326                   237,000          237,158          237,158            7,162       7.3000       7.3000    02/01/2001   FARM
0167328                    58,900           58,900           58,900              793       8.3000       8.3000    05/01/2006   FARM
0167336                   112,000          112,000          112,000            3,476       7.5000       7.5000    06/01/2008   FARM
0167339                   504,000          504,000          504,000           19,553       7.8000       7.8000    12/01/2005   FARM
0167340                   540,000          540,000          540,000             -116       7.7500       7.7500    07/01/2006   FARM
0167343                   297,500          297,500          297,500             -106       8.2500       8.2500    12/01/2004   FARM
0167347                 1,836,550        1,836,550        1,836,550           41,690       8.7500       8.7500    06/01/2003   FARM
0167350                   234,500          234,787          234,787            7,080       7.3000       7.3000    02/01/2001   FARM
0167351                   474,200          474,785          474,785           16,160       7.4500       7.4500    01/15/2001   FARM
0167358                    84,000           84,000           84,000              821       8.0000       8.0000    11/15/2005   FARM
0167368                   892,000          892,000          892,000             -246       7.9500       7.9500    01/01/2006   FARM
0167370                    43,500           43,500           43,500              564       8.0000       8.0000    09/01/2004   FARM
0167377                   430,000          430,000          430,000           13,626       7.6600       7.6600    02/01/2011   FARM
0167383                    75,000           75,000           75,000            2,288       7.6250       7.6250    08/05/2006   FARM
0167384                   170,000          170,282          170,282            6,340       7.5000       7.5000    01/01/2009   FARM
0167386                   110,000          110,000          110,000              -18       7.3000       7.3000    01/01/2001   FARM
0167387                   765,503          765,503          765,503            2,830       8.8750       8.8750    12/05/2004   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0167389                    76,489           76,489           76,489            2,487       7.8750       7.8750    02/01/2006   FARM
0167394                   155,000          155,297          155,297              -29       7.5000       7.5000    06/01/2009   FARM
0167403                   124,958          124,958          124,958            5,279       8.5000       8.5000    07/01/2006   FARM
0167408                   132,000          132,190          132,190            4,923       7.5000       7.5000    01/01/2006   FARM
0167409                   130,000          130,000          130,000            4,238       7.8750       7.8750    08/01/2009   FARM
0167411                   107,000          107,000          107,000            1,403       8.0000       8.0000    11/01/2005   FARM
0167412                    64,000           64,137           64,137            2,464       7.7500       7.7500    01/01/2016   FARM
0167416                   136,600          136,600          136,600              -10       7.8500       7.8500    03/01/2003   FARM
0167417                    94,000           94,000           94,000            3,439       8.0000       8.0000    01/15/2006   FARM
0167418                   165,900          165,900          165,900            4,317       7.8750       7.8750    12/01/2007   FARM
0167419                   225,000          225,000          225,000            2,982       8.1000       8.1000    12/01/2006   FARM
0167420                   285,825          285,825          285,825            5,123       7.2500       7.2500    12/01/2008   FARM
0167436                    84,000           84,000           84,000            1,119       8.1250       8.1250    11/01/2005   FARM
0167438                   619,000          619,000          619,000           13,756       7.7500       7.7500    06/15/2008   FARM
0167439                   295,000          295,000          295,000            7,806       8.0000       8.0000    12/01/2004   FARM
0167442                   237,500          237,500          237,500            6,181       7.8750       7.8750    03/01/2009   FARM
0167449                   432,000          432,000          432,000           16,105       7.5000       7.5000    12/01/2005   FARM
0167454                   221,000          221,000          221,000            2,861       7.9000       7.9000    06/01/2009   FARM
0167461                   140,900          140,900          140,900            2,785       8.0000       8.0000    06/01/2009   FARM
0167464                    41,228           41,415           41,415              712       7.0000       7.0000    04/01/2001   FARM
0167468                    41,333           41,333           41,333              844       8.2500       8.2500    04/01/2006   FARM
0167472                   322,500          322,500          322,500            6,371       8.0000       8.0000    06/01/2009   FARM
0167477                   130,000          130,168          130,168             -896       8.0000       8.0000    02/01/2006   FARM
0167493                 1,000,500        1,000,500        1,000,500           31,720       7.6600       7.6600    08/01/2006   FARM
0167494                   813,400          813,400          813,400           25,855       7.6800       7.6800    08/01/2006   FARM
0167501                   355,500          355,500          355,500              -72       8.2500       8.2500    07/01/2006   FARM
0167503                   189,600          189,600          189,600              -45       8.2500       8.2500    07/01/2006   FARM
0167504                   371,520          371,520          371,520            8,912       7.2500       7.2500    03/01/2006   FARM
0167505                   139,900          139,900          139,900            1,859       8.1000       8.1000    06/01/2009   FARM
0167506                   164,000          164,212          164,212            2,059       7.6500       7.6500    11/01/2009   FARM
0167523                   204,500          204,804          204,804            4,168       7.0000       7.0000    03/15/2006   FARM
0167526                   219,400          219,400          219,400            8,178       7.5000       7.5000    01/01/2011   FARM
0167527                   128,200          128,200          128,200              -31       8.0000       8.0000    06/01/2008   FARM
0167529                   666,000          666,000          666,000           26,906       8.1250       8.1250    01/01/2007   FARM
0167535                   206,400          206,400          206,400            8,596       8.3750       8.3750    07/01/2006   FARM
0167543                   165,000          165,000          165,000              -33       7.5000       7.5000    12/01/2005   FARM
0167551                   340,000          340,000          340,000            9,551       8.5000       8.5000    07/01/2005   FARM
0167557                 1,100,000        1,100,309        1,100,309            8,354       7.1000       7.1000    12/15/2007   FARM
0167562                   158,400          158,400          158,400            6,689       8.5000       8.5000    07/01/2006   FARM
0167574                    74,500           74,500           74,500              991       8.1500       8.1500    11/01/2009   FARM
0167575                   152,000          152,000          152,000              -37       7.7500       7.7500    01/01/2006   FARM
0167578                   536,000          536,000          536,000           16,358       7.3750       7.3750    02/01/2006   FARM
0167587                    89,600           89,600           89,600              631       8.7500       8.7500    12/01/2010   FARM
0167589                 1,025,920        1,025,920        1,025,920            6,131       7.4200       7.4200    06/01/1999   FARM
0167594                    82,500           82,500           82,500            1,132       8.4000       8.4000    05/01/2006   FARM
0167602                   104,222          104,410          104,410              -34      10.0000      10.0000    06/01/2001   FARM
0167605                    65,000           65,000           65,000            2,348       8.0000       8.0000    01/15/2001   FARM
0167608                   193,848          193,999          193,999            1,179       7.5500       7.5500    08/01/2006   FARM
0167609                   433,500          433,827          433,827           16,273       7.5500       7.5500    08/01/2006   FARM
0167611                   580,312          580,312          580,312            1,995       8.2500       8.2500    07/15/2005   FARM
0167634                   188,106          188,106          188,106            6,717       8.6250       8.6250    08/01/1999   FARM
0167640                   528,050          528,050          528,050            6,984       8.0700       8.0700    08/01/2000   FARM
0167669                    43,303           43,303           43,303              593       8.3750       8.3750    05/01/2006   FARM
0167673                   190,000          190,156          190,156              -43       8.1500       8.1500    07/01/2001   FARM
0167677                   128,000          128,000          128,000            1,264       8.1250       8.1250    11/15/2010   FARM
0167678                   475,000          475,000          475,000            6,422       8.2500       8.2500    12/01/2005   FARM
0167708                   200,000          200,000          200,000            7,449       7.5000       7.5000    01/01/2011   FARM
0167711                   165,000          165,000          165,000            1,109       8.4000       8.4000    12/01/2010   FARM
0167712                    98,000           98,000           98,000              -26       8.6000       8.6000    09/01/2009   FARM
0167721                   174,200          174,200          174,200            1,048       7.5000       7.5000    08/01/2007   FARM
0167737                 1,420,000        1,421,135        1,421,135           69,547       9.8500       9.8500    07/01/2001   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0167738                   192,500          192,500          192,500              -54       9.2000       9.2000    07/01/2001   FARM
0167760                   192,000          192,000          192,000            5,229       8.2500       8.2500    09/01/2006   FARM
0167763                 1,350,809        1,353,670        1,353,670           48,224       7.1800       7.1800    07/01/2001   FARM
0167771                   305,000          305,000          305,000           12,512       8.2500       8.2500    01/01/2012   FARM
0167812                   560,000          560,000          560,000           33,058       7.9000       7.9000    04/01/2001   FARM
0167822                   586,734          586,734          586,734           32,135       8.2500       8.2500    05/01/2006   FARM
0167837                    87,500           87,500           87,500            2,169       7.5000       7.5000    09/01/2006   FARM
0167842                   528,000          528,000          528,000             -121       7.7000       7.7000    12/01/2009   FARM
0167930                   204,200          204,200          204,200            4,819       7.1500       7.1500    12/01/2007   FARM
0167934                 2,160,000        2,160,000        2,160,000           44,055       8.2500       8.2500    10/01/2006   FARM
0167943                   148,468          148,468          148,468            2,129       8.7500       8.7500    04/01/2011   FARM
0167985                   360,800          360,800          360,800            9,844       8.2500       8.2500    03/01/2007   FARM
0167996                   265,000          265,000          265,000           10,212       7.7500       7.7500    06/01/2008   FARM
0168020                   680,000          680,000          680,000           19,700       7.0000       7.0000    06/01/2010   FARM
0168040                   920,000          920,000          920,000           41,170       9.0000       9.0000    12/01/2005   FARM
0167734                   203,514          203,514          203,514           10,812       7.5000       7.5000    04/15/2008   FARM
0168024                    29,000           29,000           29,000              -10       8.2500       8.2500    12/01/2000   FARM
0168030                 1,058,000        1,058,000        1,058,000           37,214       8.5000       8.5000    02/01/2002   FARM
0168042                 1,025,000        1,025,000        1,025,000           39,498       7.7500       7.7500    01/01/2007   FARM
0168068                   387,461          387,461          387,461            8,334       8.7000       8.7000    10/01/2006   FARM
0168074                   648,000          648,000          648,000           11,692       7.3000       7.3000    12/01/2008   FARM
0168106                   528,000          528,000          528,000           15,001       8.6000       8.6000    03/01/1999   FARM
0168107                   440,000          440,000          440,000           -2,251       8.5000       8.5000    01/15/2002   FARM
0168112                   180,000          180,000          180,000            1,559       8.5000       8.5000    05/15/2002   FARM
0168122                    94,000           94,000           94,000            1,197       7.8000       7.8000    05/01/2007   FARM
0168131                   136,000          136,000          136,000              -28       8.0000       8.0000    06/01/2005   FARM
0168143                   162,000          162,000          162,000            2,703       8.1500       8.1500    04/15/2012   FARM
0168182                   202,800          203,373          203,373            6,207       7.4000       7.4000    02/01/2002   FARM
0168185                   149,000          149,000          149,000            4,740       9.6250       9.6250    09/01/2001   FARM
0168194                   825,000          825,000          825,000           16,826       8.2500       8.2500    04/01/2007   FARM
0168199                   136,000          136,000          136,000            1,616       7.2500       7.2500    05/01/2010   FARM
0168206                 2,508,000        2,508,000        2,508,000          185,389       8.9000       8.9000    03/01/2006   FARM
0168209                   220,000          220,000          220,000           17,277       7.8750       7.8750    01/01/2007   FARM
0168212                   123,000          123,000          123,000            1,517       7.5000       7.5000    06/01/2008   FARM
0168220                   165,000          165,000          165,000              -29       8.2500       8.2500    06/01/2009   FARM
0168222                   460,000          460,000          460,000           16,262       9.5000       9.5000    02/15/2002   FARM
0168224                   176,000          176,000          176,000            5,822       8.0000       8.0000    02/01/2007   FARM
0168232                    66,000           66,000           66,000            1,820       8.3500       8.3500    03/01/2002   FARM
0168239                   280,000          280,000          280,000            7,497       8.1000       8.1000    06/01/2008   FARM
0168247                 1,684,000        1,684,000        1,684,000           55,015       7.2000       7.2000    07/15/2007   FARM
0168249                   186,000          186,000          186,000            6,060       7.8750       7.8750    06/01/2010   FARM
0168253                   280,000          280,000          280,000            5,330       7.7000       7.7000    04/01/2007   FARM
0168267                   107,000          107,000          107,000            4,252       8.0000       8.0000    12/01/2008   FARM
0168271                    88,800           88,800           88,800            2,493       8.5000       8.5000    06/01/2009   FARM
0168278                    39,503           39,503           39,503              470       7.2500       7.2500    05/01/2007   FARM
0168282                    15,600           15,600           15,600              200       7.9000       7.9000    12/01/2001   FARM
0168286                 1,495,611        1,495,611        1,495,611            7,426       7.1500       7.1500    04/05/2007   FARM
0168306                   181,800          181,800          181,800              -40       7.5000       7.5000    07/01/2007   FARM
0168311                   306,000          306,000          306,000           10,769       8.5000       8.5000    02/01/1999   FARM
0168323                    87,390           87,390           87,390            3,586       8.2500       8.2500    01/01/2012   FARM
0168330                   250,000          250,000          250,000            5,561       7.9000       7.9000    09/15/2011   FARM
0168335                   582,000          582,000          582,000             -152       8.5000       8.5000    12/01/2004   FARM
0168336                   392,000          392,000          392,000           11,840       8.2500       8.2500    06/15/2004   FARM
0168340                    88,800           88,800           88,800            3,352       7.6000       7.6000    07/01/2013   FARM
0168343                 3,475,000        3,475,000        3,475,000             -858       8.9500       8.9500    06/01/2002   FARM
0168350                   180,001          180,001          180,001            7,154       8.0000       8.0000    12/01/2005   FARM
0168351                    52,250           52,250           52,250            1,303       7.6000       7.6000    03/01/2007   FARM
0168361                   579,000          579,332          579,332            1,635       7.6000       7.6000    12/15/2011   FARM
0168363                   238,000          238,000          238,000            4,292       7.3000       7.3000    06/01/2010   FARM
0168366                   949,998          949,998          949,998           34,247       7.2500       7.2500    01/01/2007   FARM
0168367                    78,000           78,000           78,000              -25       8.0000       8.0000    12/01/2007   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0168372                   180,000          180,000          180,000              -40       7.3000       7.3000    01/01/2002   FARM
0168373                 2,502,375        2,502,375        2,502,375          101,370       8.2500       8.2500    07/01/2007   FARM
0168379                   208,000          208,000          208,000              -52       8.0000       8.0000    06/01/2006   FARM
0168383                 2,464,000        2,471,145        2,471,145           84,136       8.2500       8.2500    12/01/2008   FARM
0168384                   272,800          272,800          272,800            7,443       8.2500       8.2500    03/01/2007   FARM
0168386                   585,000          585,000          585,000           14,563       7.8000       7.8000    09/01/2007   FARM
0168400                    65,000           65,000           65,000            2,150       8.0000       8.0000    06/01/2004   FARM
0168401                   135,000          135,000          135,000            4,934       8.0000       8.0000    01/15/2007   FARM
0168402                   190,000          190,000          190,000            5,177       8.2500       8.2500    03/01/2007   FARM
0168409                   763,382          763,382          763,382            4,241       8.0000       8.0000    05/05/2007   FARM
0168412                   575,000          575,000          575,000             -121       7.6500       7.6500    06/01/2001   FARM
0168413                 1,721,800        1,721,800        1,721,800           13,311       9.6000       9.6000    07/01/2002   FARM
0168414                 2,488,824        2,488,824        2,488,824            6,049       8.7500       8.7500    05/20/2007   FARM
0168418                    17,500           17,500           17,500                3       8.2500       8.2500    12/01/2000   FARM
0168422                 1,203,000        1,205,393        1,205,393           24,239       8.1500       8.1500    04/01/2002   FARM
0168425                   272,000          272,537          272,537           10,277       7.6000       7.6000    12/01/2009   FARM
0168426                 1,230,000        1,230,000        1,230,000            9,388       6.7500       6.7500    11/17/2002   FARM
0168429                 1,124,000        1,124,000        1,124,000           35,861       7.1000       7.1000    12/07/2007   FARM
0168430                   720,000          720,000          720,000             -175       7.5500       7.5500    12/01/2005   FARM
0168431                   318,000          318,000          318,000            9,539       7.2500       7.2500    08/01/2007   FARM
0168435                   116,400          116,400          116,400            1,436       7.5000       7.5000    11/01/2007   FARM
0168439                   150,600          150,600          150,600            1,726       7.0000       7.0000    11/01/2010   FARM
0168441                   250,000          250,000          250,000            2,423       8.3000       8.3000    11/15/2011   FARM
0168443                    72,400           72,400           72,400              -29       7.4000       7.4000    01/01/2002   FARM
0168451                   344,000          344,000          344,000           10,540       7.4000       7.4000    12/01/2006   FARM
0168455                    85,000           85,000           85,000            1,005       7.2500       7.2500    11/01/2007   FARM
0168464                    52,131           52,131           52,131            2,268       8.7500       8.7500    01/01/2002   FARM
0168465                   288,700          288,700          288,700              -63       7.3750       7.3750    07/01/2007   FARM
0168470                   170,000          170,000          170,000            1,877       6.7500       6.7500    11/01/2007   FARM
0168471                 1,000,400        1,000,400        1,000,400           34,276       7.6000       7.6000    07/15/2007   FARM
0168472                    71,500           71,500           71,500              -15       7.4000       7.4000    07/01/2007   FARM
0168473                   131,900          131,900          131,900              -36       8.0000       8.0000    01/01/1999   FARM
0168481                   110,500          110,500          110,500            4,396       8.0000       8.0000    06/01/2008   FARM
0168483                   185,000          185,000          185,000            1,518       6.7500       6.7500    11/15/2010   FARM
0168484                   116,000          116,000          116,000            4,470       7.7500       7.7500    07/01/2007   FARM
0168486                   618,000          618,000          618,000             -157       8.0000       8.0000    06/01/2007   FARM
0168487                   382,864          385,184          385,184            9,492       7.5000       7.5000    09/01/2007   FARM
0168491                    84,000           84,000           84,000            1,802       7.5000       7.5000    06/15/2004   FARM
0168493                   615,000          615,000          615,000           21,627       7.8500       7.8500    07/15/2007   FARM
0168494                   492,000          492,000          492,000           10,520       7.4500       7.4500    09/15/2007   FARM
0168498                    30,000           30,000           30,000               -8       8.0000       8.0000    07/01/2002   FARM
0168501                   404,616          404,616          404,616              -89       7.8000       7.8000    09/01/2002   FARM
0168526                   116,000          116,000          116,000            3,179       8.3000       8.3000    12/01/2005   FARM
0168530                   243,000          243,000          243,000            5,762       8.5000       8.5000    06/20/2006   FARM
0168531                   256,974          256,974          256,974           19,604       7.6500       7.6500    01/01/2008   FARM
0168532                 4,200,000        4,200,000        4,200,000             -182       8.7700       8.7700    10/01/2004   FARM
0168536                   697,000          697,000          697,000            8,796       7.7000       7.7000    06/01/2008   FARM
0168537                   351,587          351,587          351,587           13,286       7.6000       7.6000    01/01/2013   FARM
0168538                    20,000           20,000           20,000              528       8.0000       8.0000    06/01/2002   FARM
0168539                    70,000           70,000           70,000              826       7.2500       7.2500    11/01/2007   FARM
0168544                 1,780,000        1,780,000        1,780,000           59,040       7.3000       7.3000    07/15/2007   FARM
0168546                   558,000          558,000          558,000           20,949       7.5500       7.5500    06/01/2005   FARM
0168552                   353,000          353,000          353,000              -72       7.2500       7.2500    01/01/2008   FARM
0168555                   315,100          315,100          315,100              -71       7.3000       7.3000    01/01/2013   FARM
0168560                    48,500           48,500           48,500            1,157       7.2500       7.2500    12/01/2006   FARM
0168563                   113,500          113,761          113,761              -52       7.7500       7.7500    12/01/2008   FARM
0168566                   574,000          574,000          574,000           28,604       7.0000       7.0000    04/15/2012   FARM
0168568                 3,480,000        3,484,481        3,484,481          115,947       8.0500       8.0500    06/01/2006   FARM
0168587                   131,431          131,431          131,431             -512       7.5000       7.5000    01/15/2011   FARM
0168590                   326,400          326,400          326,400            3,248       8.0000       8.0000    11/15/1999   FARM
0168591                   528,900          528,900          528,900            5,266       8.0000       8.0000    11/15/1999   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0168592                   880,000          880,000          880,000            8,758       8.0000       8.0000    11/15/1999   FARM
0168596                   205,000          205,414          205,414            2,272       6.7500       6.7500    11/01/2010   FARM
0168606                 1,250,000        1,250,000        1,250,000           86,010       6.9000       6.9000    01/01/2008   FARM
0168609                   228,000          228,000          228,000            8,215       7.2500       7.2500    06/01/2006   FARM
0168611                   252,554          252,554          252,554           17,949       7.3750       7.3750    01/10/2008   FARM
0168612                 5,177,500        5,177,500        5,177,500           97,920       7.6500       7.6500    01/01/2003   FARM
0168617                   180,000          180,000          180,000              -44       8.0000       8.0000    12/01/2005   FARM
0168620                31,000,000       31,000,000       31,000,000          578,116       7.5000       7.5000    01/01/2007   FARM
0168623                 2,003,880        2,003,880        2,003,880             -445       8.0000       8.0000    07/01/2007   FARM
0168624                   573,000          573,000          573,000            7,378       7.8500       7.8500    11/01/2012   FARM
0168627                   205,000          205,000          205,000            1,760       7.0000       7.0000    11/15/2012   FARM
0168628                 3,823,000        3,827,255        3,827,255          127,375       8.0500       8.0500    08/01/2007   FARM
0168631                   532,000          532,000          532,000             -122       7.8000       7.8000    01/01/2005   FARM
0168632                   135,000          135,000          135,000            1,595       7.2500       7.2500    11/01/2007   FARM
0168633                   112,908          112,908          112,908              -25       7.8000       7.8000    01/01/2005   FARM
0168643                    96,200           96,200           96,200              986       8.0000       8.0000    11/15/2012   FARM
0168644                   425,000          425,000          425,000            3,648       6.7500       6.7500    11/15/2010   FARM
0168651                   323,000          323,000          323,000            2,169       8.3750       8.3750    06/01/2007   FARM
0168658                   375,000          375,000          375,000           16,781       9.0000       9.0000    01/01/2003   FARM
0168664                   180,000          180,417          180,417              -37       7.6000       7.6000    12/01/2008   FARM
0168666                   172,200          172,200          172,200            6,204       7.2500       7.2500    01/01/2008   FARM
0168668                   200,000          200,000          200,000              -44       7.3750       7.3750    07/01/2013   FARM
0168669                 1,450,000        1,450,000        1,450,000           55,875       7.7500       7.7500    12/01/2008   FARM
0168672                 5,303,787        5,303,787        5,303,787           44,969       7.7200       7.7200    11/20/2002   FARM
0168673                 1,195,984        1,195,984        1,195,984           10,140       7.7200       7.7200    11/20/2002   FARM
0168676                 1,200,000        1,200,000        1,200,000           33,716       8.5000       8.5000    03/01/2003   FARM
0168678                 6,800,000        6,800,000        6,800,000          276,575       8.1800       8.1800    01/01/2003   FARM
0168680                   262,000          262,000          262,000              -62       7.6250       7.6250    01/01/2008   FARM
0168681                   123,200          123,200          123,200            4,452       8.7500       8.7500    02/01/2003   FARM
0168686                   187,500          187,875          187,875            7,452       8.0000       8.0000    12/01/2004   FARM
0168690                    95,000           95,000           95,000            2,277       7.2500       7.2500    06/01/2009   FARM
0168693                   245,000          245,000          245,000           10,348       8.5000       8.5000    01/01/2003   FARM
0168695                 1,168,613        1,171,763        1,171,763           41,401       7.1250       7.1250    01/01/2008   FARM
0168700                   187,500          187,500          187,500            4,277       6.9000       6.9000    12/01/2007   FARM
0168701                   217,000          217,000          217,000            4,949       6.9000       6.9000    06/01/2009   FARM
0168702                   145,000          145,000          145,000              -29       7.0000       7.0000    12/01/2004   FARM
0168705                   126,000          126,000          126,000              -33       8.7500       8.7500    01/01/2003   FARM
0168706                   151,000          151,000          151,000              -36       7.6000       7.6000    06/01/2008   FARM
0168719                   127,500          127,752          127,752            4,587       7.2500       7.2500    12/01/2008   FARM
0168720                   208,750          208,750          208,750            2,728       8.0000       8.0000    11/01/2010   FARM
0168732                   212,000          212,000          212,000           16,391       7.7500       7.7500    01/01/2008   FARM
0168733                   369,000          369,000          369,000            3,905       7.8750       7.8750    11/15/2003   FARM
0168735                   455,000          455,000          455,000            4,894       8.2500       8.2500    11/15/2007   FARM
0168738                   121,000          121,000          121,000              -49       9.2500       9.2500    01/01/2003   FARM
0168741                   317,500          317,500          317,500           11,516       7.3000       7.3000    06/01/2008   FARM
0168743                    84,000           84,000           84,000            3,076       7.3750       7.3750    01/01/2008   FARM
0168761                   181,000          181,282          181,282            6,524       7.2500       7.2500    12/01/2002   FARM
0168762                   260,000          260,000          260,000           10,343       8.0000       8.0000    07/01/2011   FARM
0168766                   187,000          187,000          187,000            7,911       8.5000       8.5000    12/01/2005   FARM
0168773                   152,000          152,000          152,000            1,993       8.0000       8.0000    11/01/2007   FARM
0168776                   246,000          246,000          246,000              -68       9.2500       9.2500    01/01/2003   FARM
0168781                   137,000          137,000          137,000           10,111       7.4000       7.4000    01/01/2011   FARM
0168784                   188,500          188,896          188,896            6,569       7.5000       7.5000    01/15/2008   FARM
0168788                   163,000          163,000          163,000            6,157       7.6000       7.6000    12/01/2009   FARM
0168789                   125,000          125,000          125,000            2,243       7.2500       7.2500    10/01/2010   FARM
0168790                   125,002          125,002          125,002            4,477       7.9000       7.9000    06/15/2008   FARM
0168793                 1,040,000        1,040,000        1,040,000            3,615       8.0000       8.0000    12/15/2007   FARM
0168799                    75,000           75,063           75,063              887       7.2500       7.2500    11/01/2008   FARM
0168800                   300,000          300,590          300,590           10,808       7.2500       7.2500    06/01/2009   FARM
0168807                   218,500          218,500          218,500           16,121       7.4000       7.4000    01/01/2011   FARM
0168818                   230,000          230,000          230,000              -48       7.3750       7.3750    01/01/2013   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0168820                29,000,000       29,000,000       29,000,000          381,648       8.0300       8.0300    02/01/2003   FARM
0168825                   725,000          725,854          725,854           32,444       9.0000       9.0000    01/01/2003   FARM
0168826                   410,000          410,000          410,000            5,379       8.0000       8.0000    11/01/2008   FARM
0168827                   258,000          258,000          258,000            7,241       8.5000       8.5000    03/01/2003   FARM
0168832                   132,000          132,000          132,000              -36       9.2500       9.2500    01/01/2003   FARM
0168835                   112,500          112,752          112,752            4,199       7.5000       7.5000    12/01/2004   FARM
0168847                   253,000          253,000          253,000              -54       7.3000       7.3000    12/01/2008   FARM
0168850                   176,000          176,000          176,000            2,242       7.7500       7.7500    11/01/2007   FARM
0168851                   390,000          390,797          390,797            9,154       7.1000       7.1000    12/01/2009   FARM
0168855                 2,720,000        2,720,000        2,720,000           80,211       7.1250       7.1250    08/01/2002   FARM
0168859                   709,000          709,000          709,000           19,921       8.5000       8.5000    03/01/2013   FARM
0168878                    80,600           80,600           80,600              834       8.7500       8.7500    11/15/2010   FARM
0168892                   518,000          518,000          518,000           21,288       9.2500       9.2500    01/15/2003   FARM
0168893                 1,520,000        1,520,000        1,520,000           57,817       7.6500       7.6500    12/01/2004   FARM
0168899                   144,500          144,500          144,500              -38       8.6250       8.6250    07/01/2003   FARM
0168913                   458,500          458,500          458,500           18,958       9.2500       9.2500    01/15/2003   FARM
0168920                   370,000          370,000          370,000           14,709       8.0000       8.0000    01/01/2008   FARM
0168937                   440,000          440,000          440,000           15,861       7.2500       7.2500    12/01/2008   FARM
0168968                   240,000          240,000          240,000             -107       8.7500       8.7500    12/01/2012   FARM
0168995                 1,434,500        1,434,500        1,434,500             -331       8.0000       8.0000    12/01/2007   FARM
0169024                   110,500          110,500          110,500              -18       7.5500       7.5500    12/01/2008   FARM
0169035                   168,000          168,000          168,000            4,026       7.2500       7.2500    03/01/2006   FARM
0169036                   890,570          890,570          890,570             -174       7.0000       7.0000    05/01/2008   FARM
0169113                   159,000          159,000          159,000            4,331       8.2500       8.2500    03/01/2006   FARM
0169133                    35,000           35,000           35,000               -9       7.7500       7.7500    01/01/2001   FARM
0169134                   517,500          518,617          518,617           18,665       7.2500       7.2500    06/01/2009   FARM
0169165                    72,000           72,000           72,000             -560       8.5000       8.5000    11/15/2006   FARM
0169167                   130,000          130,270          130,270            3,898       7.2500       7.2500    12/01/2009   FARM
0169214                 2,169,043        2,169,043        2,169,043           13,979       8.0000       8.0000    07/01/2005   FARM
0169228                   266,000          266,000          266,000              -54       8.0000       8.0000    12/01/2005   FARM
0169278                   195,000          195,000          195,000              159       7.9000       7.9000    06/01/2003   FARM
0169288                   539,000          539,000          539,000           15,533       7.7500       7.7500    08/15/2003   FARM
0169290                   112,000          112,000          112,000            2,265       8.1500       8.1500    06/01/2008   FARM
0169297                    80,908           80,908           80,908            2,023       7.6000       7.6000    09/01/2000   FARM
0169309                   126,800          126,800          126,800            3,349       8.0000       8.0000    03/01/2004   FARM
0169310                   820,000          820,000          820,000            6,804       6.7500       6.7500    11/15/2008   FARM
0169312                   160,000          160,000          160,000            2,073       7.9000       7.9000    11/01/2013   FARM
0169326                   209,000          209,408          209,408            5,354       7.7500       7.7500    09/01/2008   FARM
0169327                   357,000          357,000          357,000              -76       7.5000       7.5000    12/01/2008   FARM
0169328                   399,500          399,500          399,500              -77       7.5000       7.5000    12/01/2008   FARM
0169330                    92,500           92,500           92,500            2,514       8.2500       8.2500    09/01/2003   FARM
0169337                   230,000          230,000          230,000              -58       7.6250       7.6250    12/01/2008   FARM
0169350                   488,750          488,750          488,750           29,121       7.5000       7.5000    03/15/2013   FARM
0169351                   175,967          175,967          175,967           13,160       7.5000       7.5000    01/01/2000   FARM
0169353                 1,040,000        1,040,000        1,040,000           91,265       8.8000       8.8000    01/01/2007   FARM
0169358                   104,000          104,000          104,000            4,001       7.7500       7.7500    12/01/2007   FARM
0169364                 1,144,000        1,144,000        1,144,000             -255       8.0000       8.0000    01/01/2004   FARM
0169365                   620,000          620,000          620,000           15,883       7.7500       7.7500    09/01/2003   FARM
0169366                    88,000           88,000           88,000            3,305       7.5500       7.5500    07/01/1999   FARM
0169379                   222,000          222,429          222,429            8,554       7.7500       7.7500    01/01/2009   FARM
0169383                   218,750          218,750          218,750            8,482       7.8000       7.8000    07/01/2003   FARM
0169388                   193,200          193,200          193,200            4,942       7.7500       7.7500    09/01/2008   FARM
0169389                   116,000          116,000          116,000            2,823       7.3750       7.3750    09/01/2003   FARM
0169404                   280,000          280,000          280,000              -51       6.7500       6.7500    07/01/2013   FARM
0169407                   229,500          229,813          229,813            2,222       7.5000       7.5000    11/15/2003   FARM
0169412                   201,685          201,685          201,685              491       7.0000       7.0000    03/15/2003   FARM
0169415                    55,000           55,000           55,000            1,045       7.7500       7.7500    12/01/2003   FARM
0169418                   165,000          165,000          165,000              -49       7.5000       7.5000    01/01/2004   FARM
0169428                    22,500           22,500           22,500              460       8.2500       8.2500    10/01/2003   FARM
0169436                   562,000          562,000          562,000           44,903       8.2500       8.2500    01/10/2004   FARM
0169439                    96,450           96,450           96,450            1,336       8.5000       8.5000    11/01/2003   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0169441                   292,958          292,958          292,958           10,562       7.2500       7.2500    01/01/2009   FARM
0169444                   650,000          650,000          650,000             -158       8.2500       8.2500    07/01/2008   FARM
0169454                    98,800           98,800           98,800           -1,357       8.0000       8.0000    01/15/1999   FARM
0169458                   504,000          504,000          504,000           12,078       7.2500       7.2500    03/01/2007   FARM
0169472                   197,500          197,500          197,500            5,381       8.2500       8.2500    09/01/2001   FARM
0169473                   168,500          168,500          168,500            5,565       7.2500       7.2500    01/15/2009   FARM
0169480                   388,000          388,000          388,000           14,960       7.7500       7.7500    12/01/2008   FARM
0169483                 5,603,576        5,610,929        5,610,929           -4,853       7.8000       7.8000    06/01/2008   FARM
0169499                   166,500          166,500          166,500              -37       8.0000       8.0000    01/01/2003   FARM
0169510                 2,184,677        2,184,677        2,184,677             -458       7.5000       7.5000    01/01/2001   FARM
0169511                 5,227,618        5,227,618        5,227,618           -1,095       7.5000       7.5000    01/01/2001   FARM
0169514                   259,250          259,250          259,250            3,187       7.5000       7.5000    11/01/2006   FARM
0169515                   270,000          270,000          270,000            6,918       7.7500       7.7500    12/01/2005   FARM
0169535                   176,000          176,000          176,000            4,509       7.7500       7.7500    03/01/2004   FARM
0169546                 1,326,400        1,326,400        1,326,400           29,597       6.7500       6.7500    12/01/2008   FARM
0169552                   212,500          212,500          212,500              -41       8.0000       8.0000    06/01/2008   FARM
0169564                   529,890          529,890          529,890            5,127       7.5000       7.5000    05/15/2004   FARM
0169566                   206,600          206,600          206,600            6,199       7.2500       7.2500    02/01/2001   FARM
0169569                   368,000          368,000          368,000            4,293       7.1250       7.1250    12/01/2012   FARM
0169570                   226,000          226,000          226,000            8,713       7.7500       7.7500    01/01/2009   FARM
0169572                   262,500          262,500          262,500             -871       7.7500       7.7500    12/15/2004   FARM
0169574                    86,000           86,000           86,000            2,574       7.2500       7.2500    06/01/2005   FARM
0169575                   300,125          300,125          300,125            6,203       8.3750       8.3750    01/01/2009   FARM
0169582                   190,000          190,000          190,000              -42       7.5000       7.5000    01/01/2001   FARM
0169583                   714,000          714,000          714,000           11,465       7.5000       7.5000    04/15/2004   FARM
0169584                 7,005,000        7,005,000        7,005,000           -1,532       7.7500       7.7500    11/01/2003   FARM
0169588                   217,600          217,600          217,600              -46       7.5000       7.5000    06/01/2006   FARM
0169595                   612,500          612,500          612,500             -228       7.2500       7.2500    01/01/2004   FARM
0169610                   347,570          347,570          347,570              -85       8.7500       8.7500    02/01/2014   FARM
0169611                   257,600          257,600          257,600            8,259       7.7500       7.7500    02/01/2004   FARM
0169614                   238,000          238,000          238,000            7,586       7.7000       7.7000    02/01/2009   FARM
0169624                   382,500          382,500          382,500            3,873       7.7500       7.7500    05/15/2004   FARM
0169632                   221,260          221,260          221,260           17,648       8.0000       8.0000    01/01/2004   FARM
0169636                   440,000          440,000          440,000            7,345       6.7500       6.7500    04/01/2009   FARM
0169639                   114,400          114,400          114,400            4,552       8.0000       8.0000    01/01/2002   FARM
0169649                   212,500          212,500          212,500              -42       8.0000       8.0000    06/01/2008   FARM
0169660                   880,000          880,000          880,000           28,227       7.7500       7.7500    08/01/2004   FARM
0169664                   350,000          350,000          350,000            9,256       8.0000       8.0000    03/01/2004   FARM
0169675                   230,000          230,000          230,000            5,609       8.5000       8.5000    03/15/2009   FARM
0169681                   220,113          220,113          220,113              -49       8.0000       8.0000    04/01/2004   FARM
0169682                   471,000          471,000          471,000           12,067       7.7500       7.7500    03/01/2004   FARM
0169695                   414,000          414,000          414,000           15,434       7.5000       7.5000    01/01/2004   FARM
0169700                    72,805           72,805           72,805            2,888       8.0000       8.0000    01/01/2007   FARM
0169703                   303,600          303,600          303,600              -74       7.3750       7.3750    02/01/2003   FARM
0169712                   210,000          210,000          210,000           10,107       7.2500       7.2500    12/01/2003   FARM
0169728                 1,197,367        1,197,367        1,197,367             -251       7.5000       7.5000    02/01/2001   FARM
0169731                 3,344,000        3,344,000        3,344,000           68,204       8.2500       8.2500    12/01/2008   FARM
0169738                   540,000          540,000          540,000           20,809       7.7500       7.7500    01/01/2004   FARM
0169743                    92,683           92,683           92,683            2,876       7.5000       7.5000    02/01/2001   FARM
0169747                   583,963          583,963          583,963            7,657       8.0000       8.0000    11/01/2008   FARM
0169759                   138,468          138,468          138,468          -30,038       7.7200       7.7200    06/01/2005   FARM
0169774                   370,000          370,000          370,000           13,614       7.4000       7.4000    06/01/2005   FARM
0169775                   960,424          960,424          960,424           37,607       7.8750       7.8750    01/01/2014   FARM
0169784                   395,000          395,000          395,000            4,855       7.5000       7.5000    05/01/2004   FARM
0169792                   192,300          192,300          192,300            5,235       8.2500       8.2500    03/01/2009   FARM
0169800                   433,000          433,000          433,000           10,849       7.5800       7.5800    09/01/2008   FARM
0169803                   440,000          440,000          440,000            5,408       7.5000       7.5000    06/01/2010   FARM
0169809                    52,500           52,500           52,500              -27       8.4000       8.4000    12/01/2005   FARM
0169811                 1,207,000        1,207,000        1,207,000           10,940       7.2500       7.2500    05/15/2001   FARM
0169812                   578,000          578,000          578,000            5,240       7.2500       7.2500    05/15/2001   FARM
0169813                   714,000          714,000          714,000            6,467       7.2500       7.2500    05/15/2001   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0169819                    52,160           52,160           52,160              -13       8.2500       8.2500    06/01/2004   FARM
0169822                   184,000          184,000          184,000            5,161       8.5000       8.5000    09/01/2004   FARM
0169824                   341,000          341,000          341,000            4,159       7.7000       7.7000    11/01/2014   FARM
0169831                 3,200,000        3,200,000        3,200,000           39,334       7.5000       7.5000    05/01/2004   FARM
0169837                   360,000          360,000          360,000            3,445       8.0000       8.0000    11/15/2008   FARM
0169850                   210,000          210,000          210,000            8,126       8.2500       8.2500    06/10/2006   FARM
0169868                   924,000          924,000          924,000            7,969       7.2500       7.2500    12/15/2008   FARM
0169878                   520,500          520,500          520,500           -1,908       8.7500       8.7500    12/15/2009   FARM
0169899                 4,635,344        4,635,344        4,635,344           31,738       8.5000       8.5000    06/01/2004   FARM
0169902                   609,163          609,163          609,163            3,596       8.5000       8.5000    04/01/2009   FARM
0169906                   278,400          278,400          278,400              -64       7.6000       7.6000    01/01/2001   FARM
0169911                11,712,000       11,712,000       11,712,000           -2,984       7.8400       7.8400    07/01/2004   FARM
0169912                   682,000          682,000          682,000           22,926       8.1250       8.1250    12/01/2008   FARM
0169923                   139,500          139,699          139,699            4,899       8.5000       8.5000    02/01/2004   FARM
0169930                   230,000          230,000          230,000            5,037       8.8750       8.8750    12/01/2011   FARM
0169932                   443,500          443,500          443,500             -113       9.1250       9.1250    07/01/2014   FARM
0169946                    88,000           88,000           88,000            1,316       9.1250       9.1250    05/01/2004   FARM
0169947                   194,800          194,800          194,800            6,341       7.8750       7.8750    08/01/2009   FARM
0169948                   459,000          459,000          459,000             -148       8.7500       8.7500    07/01/2009   FARM
0169956                 3,400,000        3,400,000        3,400,000          135,800       8.8100       8.8100    06/15/2005   FARM
0169958                   510,000          510,000          510,000           21,280       9.2500       9.2500    12/15/2003   FARM
0169964                   208,000          208,000          208,000            5,673       8.2500       8.2500    03/01/2004   FARM
0169969                   468,000          468,000          468,000           21,525       9.2500       9.2500    12/01/2009   FARM
0169976                 6,920,000        6,920,000        6,920,000          127,080       8.7700       8.7700    12/15/2002   FARM
0170007                   225,000          225,000          225,000            2,853       7.7500       7.7500    11/01/2004   FARM
0170021                   380,000          380,000          380,000            4,211       8.8750       8.8750    11/15/2009   FARM
0170034                   416,040          416,040          416,040           17,079       9.0000       9.0000    01/15/2015   FARM
0170040                   153,500          153,500          153,500            5,794       9.1250       9.1250    02/01/2005   FARM
0170044                   488,000          488,000          488,000           18,437       7.6000       7.6000    01/01/2015   FARM
0170047                 1,842,000        1,842,000        1,842,000           13,355       9.0000       9.0000    12/01/2014   FARM
0170060                   121,612          121,612          121,612            1,422       9.6200       9.6200    11/20/2004   FARM
0170064                   308,000          308,000          308,000            9,673       9.5000       9.5000    06/01/2006   FARM
0170076                 5,765,797        5,765,797        5,765,797          107,990       7.2500       7.2500    12/01/1998   FARM
0170106                   710,000          710,000          710,000           33,547       9.5000       9.5000    12/01/2006   FARM
0170131                   232,000          232,000          232,000            7,381       9.6250       9.6250    12/01/2009   FARM
0170138                   232,000          232,000          232,000              -69       9.2500       9.2500    06/01/2008   FARM
0170202                   100,000          100,000          100,000              -35       8.7500       8.7500    12/01/2007   FARM
0170223                   260,284          260,284          260,284            1,171       6.7500       6.7500    10/06/2008   FARM
0170228                 3,043,965        3,043,965        3,043,965           23,295       9.5000       9.5000    01/01/2008   FARM
0170233                 2,222,683        2,228,459        2,228,459           16,025       8.9500       8.9500    05/01/2010   FARM
0170236                   720,000          720,000          720,000             -170       8.5000       8.5000    12/01/2007   FARM
0170261                   144,000          144,327          144,327              -40       9.1250       9.1250    12/01/2009   FARM
0170266                   559,500          559,500          559,500           19,900       7.7500       7.7500    01/15/2011   FARM
0170275                   450,000          450,000          450,000           13,570       9.1250       9.1250    06/01/2011   FARM
0170283                   280,000          278,555          278,555            5,814       8.4000       8.4000    12/01/2006   FARM
0170292                   514,482          512,215          512,215            5,474       8.7500       8.7500    06/15/2010   FARM
0170293                 2,068,000        2,058,870        2,058,870           94,086       9.1500       9.1500    12/01/2008   FARM
0170298                   112,217          111,599          111,599            1,530       8.3000       8.3000    06/01/2008   FARM
0170299                   118,000          117,582          117,582              -22       7.8000       7.8000    01/01/2006   FARM
0170308                    78,558           78,261           78,261             -114       7.9100       7.9100    07/25/2015   FARM
0170312                 1,222,632        1,220,648        1,220,648            6,944       7.0500       7.0500    06/01/2002   FARM
0170313                   560,560          558,106          558,106           12,126       8.7500       8.7500    12/01/2006   FARM
0170315                   160,000          158,718          158,718            9,863       8.2500       8.2500    04/01/2005   FARM
0170319                   188,500          187,829          187,829            5,359       8.6000       8.6000    06/01/2008   FARM
0170323                 1,150,391        1,145,941        1,145,941           47,261       8.7000       8.7000    01/10/2016   FARM
0170325                   588,000          585,312          585,312           13,086       9.0000       9.0000    12/01/2008   FARM
0170326                   264,000          263,461          263,461            2,586       8.2500       8.2500    11/15/2010   FARM
0170328                 1,280,000        1,276,529        1,276,529           45,684       7.9000       7.9000    12/15/2007   FARM
0170331                   317,000          316,250          316,250            3,831       7.3750       7.3750    12/01/2008   FARM
0170332                    70,500           70,267           70,267            2,397       7.9100       7.9100    06/25/2009   FARM
0170335                 2,300,000        2,292,213        2,292,213           88,016       8.1500       8.1500    12/10/2007   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0170336                   244,000          243,482          243,482            6,288       7.8000       7.8000    12/01/2008   FARM
0170341                 1,302,000        1,297,477        1,297,477           44,836       8.3200       8.3200    08/01/2005   FARM
0170342                   331,536          330,876          330,876              -73       7.7500       7.7500    12/01/2014   FARM
0170348                11,792,000       11,769,409       11,769,409           -2,742       8.2000       8.2000    06/01/2002   FARM
0170349                   804,000          801,378          801,378            7,723       7.8750       7.8750    12/15/2008   FARM
0170352                   531,100          528,760          528,760           17,923       8.1500       8.1500    06/01/2012   FARM
0170355                 2,510,000        2,510,000        2,510,000           92,978       7.4500       7.4500    07/01/2008   FARM
0170356                   444,000          442,307          442,307             -100       8.4000       8.4000    06/01/2009   FARM
0170357                 1,138,803        1,135,683        1,135,683           47,767       7.7500       7.7500    06/15/2010   FARM
0170369                   244,800          243,926          243,926            9,397       8.4000       8.4000    07/15/2015   FARM
0170370                 1,944,356        1,938,948        1,938,948             -433       7.9000       7.9000    06/01/2015   FARM
0170371                   486,000          484,465          484,465            4,963       8.2000       8.2000    11/15/2010   FARM
0170373                 1,700,000        1,691,724        1,691,724           61,919       8.8000       8.8000    06/01/2005   FARM
0170376                 9,752,419        9,731,950        9,731,950           -2,232       8.1800       8.1800    09/01/2005   FARM
0170377                   568,875          566,842          566,842           23,328       8.2500       8.2500    07/01/2005   FARM
0170378                   243,800          243,146          243,146              -85       7.9000       7.9000    07/01/2005   FARM
0170380                   154,700          153,991          153,991            1,989       7.8750       7.8750    11/01/2015   FARM
0170382                   420,000          418,752          418,752           16,097       7.7100       7.7100    07/01/2015   FARM
0170383                   141,079          140,442          140,442              -12       8.4000       8.4000    06/01/2011   FARM
0170386                 1,274,000        1,271,590        1,271,590           33,165       7.8750       7.8750    09/01/2010   FARM
0170396                   875,000          873,000          873,000           39,156       9.0000       9.0000    07/01/2005   FARM
0170402                   625,000          621,321          621,321           20,178       7.8000       7.8000    12/01/2003   FARM
0170403                   280,000          278,829          278,829           10,483       8.2000       8.2000    06/15/2008   FARM
0170409                 2,166,000        2,164,478        2,164,478           34,095       7.5500       7.5500    09/15/2003   FARM
0170411                   132,000          132,114          132,114              -30       8.0000       8.0000    06/01/2009   FARM
0170413                16,616,000       16,616,000       16,616,000          231,334       6.6800       6.6800    12/15/2002   FARM
0170415                 2,092,000        2,085,554        2,085,554           33,852       7.7800       7.7800    03/15/2003   FARM
0170416                   272,000          270,789          270,789           11,840       8.7500       8.7500    12/01/2012   FARM
0170417                 9,400,000        9,400,000        9,400,000           25,512       7.1250       7.1250    06/15/2010   FARM
0170418                    75,899           75,620           75,620            2,045       8.1500       8.1500    09/01/2005   FARM
0170422                   705,000          703,426          703,426           28,216       8.0500       8.0500    06/01/2012   FARM
0170423                   188,000          187,161          187,161            7,527       8.0500       8.0500    06/01/2009   FARM
0170424                   185,000          184,619          184,619            1,161       7.8500       7.8500    12/01/2015   FARM
0170425                   139,000          138,365          138,365            1,966       8.6250       8.6250    11/01/2015   FARM
0170427                   352,000          351,206          351,206           -1,281       7.7500       7.7500    12/15/2006   FARM
0170430                   558,558          557,446          557,446           11,186       8.1000       8.1000    10/01/2015   FARM
0170446                   675,000          671,849          671,849           18,520       8.3000       8.3000    12/01/2011   FARM
0170448                   878,000          873,999          873,999            5,942       8.4000       8.4000    12/01/2015   FARM
0170456                   552,813          551,759          551,759           20,203       7.3500       7.3500    01/01/2016   FARM
0170462                 4,282,608        4,266,550        4,266,550             -958       8.0230       8.0230    01/01/2011   FARM
0170463                   696,000          693,277          693,277            9,127       8.0000       8.0000    06/01/2009   FARM
0170465                   243,000          241,888          241,888              -55       8.0000       8.0000    01/01/2016   FARM
0170468                 1,013,000        1,010,704        1,010,704           37,083       8.0000       8.0000    01/15/2015   FARM
0170470                   960,000          957,903          957,903           39,612       8.3000       8.3000    06/01/2012   FARM
0170471                   649,500          646,015          646,015           25,351       7.8500       7.8500    12/01/1998   FARM
0170472                   337,000          335,756          335,756              -20       8.0000       8.0000    12/01/2008   FARM
0170480                 7,115,000        7,095,139        7,095,139          262,345       7.8500       7.8500    12/10/2014   FARM
0170481                   361,900          360,274          360,274            7,601       8.5000       8.5000    10/01/2015   FARM
0170486                 1,900,000        1,892,309        1,892,309           75,958       8.5000       8.5000    12/10/2003   FARM
0170487                   136,500          135,866          135,866            1,424       8.1000       8.1000    11/15/2015   FARM
0170493                   241,720          241,034          241,034             -126       7.9100       7.9100    12/25/2008   FARM
0170495                 1,274,000        1,272,966        1,272,966           11,868       7.6500       7.6500    11/15/2005   FARM
0170496                   161,500          160,780          160,780            6,504       8.1000       8.1000    06/01/2010   FARM
0170497                   282,765          281,652          281,652            7,852       8.4000       8.4000    09/01/2015   FARM
0170501                   360,800          359,116          359,116           22,916       8.5000       8.5000    12/01/2013   FARM
0170504                 6,800,449        6,782,293        6,782,293           41,524       7.5800       7.5800    11/21/2005   FARM
0170507                   110,000          109,654          109,654             -129       7.5000       7.5000    12/01/2005   FARM
0170510                   180,000          179,156          179,156            3,448       7.7500       7.7500    06/01/2010   FARM
0170512                14,647,500       14,604,271       14,604,271           97,463       8.2600       8.2600    01/01/2006   FARM
0170514                   200,302          199,746          199,746           15,681       7.8500       7.8500    01/01/2016   FARM
0170518                 1,940,000        1,927,313        1,927,313           76,494       7.9300       7.9300    06/01/2009   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0170519                10,950,000       10,942,366       10,942,366           71,537       8.1100       8.1100    10/01/2005   FARM
0170529                 6,492,025        6,479,921        6,479,921           37,758       7.2200       7.2200    01/01/2016   FARM
0170533                    91,000           90,986           90,986              -19       7.7500       7.7500    12/01/2008   FARM
0170548                   480,000          480,412          480,412             -105       7.7500       7.7500    12/01/2009   FARM
0170555                   308,000          306,688          306,688            1,080       8.2500       8.2500    12/15/2007   FARM
0170557                   517,000          515,300          515,300             -116       7.8500       7.8500    12/01/2011   FARM
0170558                   517,000          515,793          515,793           -2,283       7.7500       7.7500    12/15/2008   FARM
0170562                   349,000          347,448          347,448           12,616       7.9000       7.9000    07/15/2011   FARM
0170564                   122,200          121,740          121,740              -27       8.0000       8.0000    06/01/2012   FARM
0170565                 1,060,691        1,060,691        1,060,691             -215       7.9500       7.9500    02/01/2016   FARM
0170566                   564,000          562,293          562,293           21,383       7.6250       7.6250    06/01/2009   FARM
0170567                    57,472           57,230           57,230                7       7.9000       7.9000    02/01/2003   FARM
0170568                   126,000          125,102          125,102            4,303       8.2500       8.2500    12/01/2014   FARM
0170571                   148,000          147,776          147,776            1,888       7.8000       7.8000    11/01/2015   FARM
0170576                   460,373          459,623          459,623           14,195       7.4500       7.4500    02/01/2016   FARM
0170579                   143,600          143,273          143,273            1,784       7.6000       7.6000    06/01/2009   FARM
0170580                    60,000           59,048           59,048              754       7.6000       7.6000    12/01/2000   FARM
0170581                 1,198,400        1,195,672        1,195,672           14,927       7.6000       7.6000    06/01/2009   FARM
0170583                   256,400          255,584          255,584             -738       7.3000       7.3000    12/15/2010   FARM
0170584                 1,290,000        1,283,966        1,283,966           48,981       8.0000       8.0000    12/10/2003   FARM
0170585                 1,485,000        1,478,363        1,478,363           56,100       8.0000       8.0000    12/10/2005   FARM
0170590                   399,400          398,491          398,491            4,975       7.6000       7.6000    06/01/2009   FARM
0170591                 1,184,000        1,178,025        1,178,025            4,355       8.2500       8.2500    12/15/2013   FARM
0170592                   650,000          647,181          647,181           26,664       8.2500       8.2500    12/01/2007   FARM
0170593                 1,849,000        1,840,352        1,840,352           69,998       8.0000       8.0000    12/10/2003   FARM
0170595                    61,000           60,768           60,768            1,575       8.5000       8.5000    01/01/2011   FARM
0170598                   813,084          811,396          811,396           26,922       8.0000       8.0000    02/01/2011   FARM
0170601                   538,132          536,843          536,843           14,053       7.9000       7.9000    12/01/2011   FARM
0170603                   215,730          214,745          214,745            6,696       7.5000       7.5000    06/01/2009   FARM
0170619                   617,454          616,469          616,469            5,711       7.4000       7.4000    06/15/2014   FARM
0170621                    85,000           85,000           85,000            3,168       7.5000       7.5000    01/01/2016   FARM
0170623                   435,000          433,839          433,839              -94       7.5000       7.5000    01/01/2006   FARM
0170625                   900,000          897,881          897,881           31,813       7.4000       7.4000    12/10/2005   FARM
0170627                 5,760,000        5,740,701        5,740,701           73,160       7.7500       7.7500    06/01/2007   FARM
0170628                 1,193,800        1,191,069        1,191,069           14,869       7.6000       7.6000    06/01/2009   FARM
0170630                   249,000          248,430          248,430            3,099       7.6000       7.6000    06/01/2009   FARM
0170631                   770,811          770,811          770,811             -153       7.7500       7.7500    02/01/2016   FARM
0170632                   770,000          770,000          770,000           18,135       7.1250       7.1250    03/01/2011   FARM
0170634                 1,942,289        1,939,693        1,939,693           74,845       7.7500       7.7500    01/01/2016   FARM
0170637                 1,763,433        1,758,933        1,758,933           44,302       7.6000       7.6000    03/01/2016   FARM
0170638                   401,000          400,088          400,088           27,485       7.5000       7.5000    12/01/2015   FARM
0170639                   128,340          128,018          128,018            9,320       7.9500       7.9500    02/01/2016   FARM
0170641                   284,000          282,971          282,971             -239       8.2500       8.2500    06/01/2008   FARM
0170642                   470,000          468,917          468,917           14,828       7.6250       7.6250    06/01/2009   FARM
0170646                   195,000          194,103          194,103            5,147       8.0000       8.0000    06/01/2012   FARM
0170647                   564,000          562,070          562,070           19,623       7.5000       7.5000    06/15/2009   FARM
0170653                   355,000          354,328          354,328             -125       7.0000       7.0000    03/01/2006   FARM
0170659                   194,000          193,558          193,558            4,940       7.7000       7.7000    06/01/2009   FARM
0170665                 1,642,887        1,636,512        1,636,512           45,482       8.3750       8.3750    03/01/2016   FARM
0170667                 7,700,000        7,685,667        7,685,667           -1,671       7.7100       7.7100    01/01/2006   FARM
0170676                   130,000          129,733          129,733              -41       7.1000       7.1000    01/01/2006   FARM
0170679                   205,858          205,858          205,858            6,818       7.2500       7.2500    01/15/2006   FARM
0170681                   244,400          243,283          243,283            3,001       7.5000       7.5000    06/01/2009   FARM
0170682                    90,000           89,571           89,571              -20       7.8000       7.8000    12/01/2008   FARM
0170684                   198,200          197,296          197,296            7,440       7.5500       7.5500    06/01/2009   FARM
0170689                   147,400          146,856          146,856            4,602       7.5500       7.5500    06/01/2009   FARM
0170690                   309,400          308,197          308,197              -63       7.9000       7.9000    12/01/2008   FARM
0170698                   177,600          176,758          176,758            2,182       7.5000       7.5000    05/01/2016   FARM
0170702                   570,000          568,061          568,061           16,108       7.6000       7.6000    12/15/2010   FARM
0170707                   259,000          258,407          258,407            4,959       7.7500       7.7500    06/01/2009   FARM
0170713                   257,000          255,816          255,816              -55       7.7000       7.7000    12/01/2011   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0170718                   122,400          121,633          121,633            4,742       7.8000       7.8000    01/01/2016   FARM
0170730                   710,000          708,407          708,407           52,758       7.8000       7.8000    01/15/2016   FARM
0170732                   288,000          287,354          287,354            9,061       7.6000       7.6000    12/01/2012   FARM
0170733                   316,800          314,526          314,526           12,019       7.6300       7.6300    01/01/2016   FARM
0170735                 1,235,000        1,229,386        1,229,386           16,994       8.4000       8.4000    06/01/2010   FARM
0170753                   356,560          355,182          355,182            2,241       7.8000       7.8000    04/01/2016   FARM
0170755                   645,600          644,171          644,171            3,918       7.5500       7.5500    04/01/2011   FARM
0170767                   239,000          238,731          238,731              -49       7.2000       7.2000    01/01/2006   FARM
0170769                   237,000          237,000          237,000              -61       7.8500       7.8500    12/01/2009   FARM
0170770                   420,000          418,379          418,379              -89       7.4000       7.4000    01/01/2006   FARM
0170772                 1,120,000        1,115,664        1,115,664           24,596       7.6000       7.6000    03/15/2006   FARM
0170774                 2,775,000        2,765,876        2,765,876           66,871       7.2900       7.2900    06/01/2007   FARM
0170776                   960,000          955,696          955,696           36,287       7.6000       7.6000    12/01/2012   FARM
0170777                   325,000          323,508          323,508            5,319       7.8500       7.8500    04/15/2016   FARM
0170778                   264,000          263,384          263,384            5,679       7.4500       7.4500    03/15/2011   FARM
0170779                   140,000          139,730          139,730            5,016       7.2000       7.2000    01/01/2006   FARM
0170780                   276,466          276,058          276,058           18,748       7.7500       7.7500    02/15/2016   FARM
0170781                   940,000          936,930          936,930           11,546       7.5000       7.5000    06/01/2009   FARM
0170782                   381,690          380,728          380,728           27,726       7.9500       7.9500    02/01/2016   FARM
0170787                   150,000          149,310          149,310            3,769       7.6000       7.6000    12/01/2008   FARM
0170788                   338,967          337,762          337,762           11,878       7.6500       7.6500    12/15/2010   FARM
0170798                   282,800          281,505          281,505            3,477       7.5000       7.5000    06/01/2009   FARM
0170800                   123,600          123,075          123,075            3,395       8.3100       8.3100    03/01/2011   FARM
0170801                   729,600          726,325          726,325           15,771       7.5700       7.5700    12/15/2012   FARM
0170802                   166,000          166,116          166,116            1,986       7.3000       7.3000    11/01/2016   FARM
0170806                   213,840          213,363          213,363            6,240       7.0500       7.0500    12/01/2005   FARM
0170808                   200,000          199,537          199,537              -42       7.5000       7.5000    06/01/2011   FARM
0170814                   846,000          842,880          842,880              -34       8.1250       8.1250    06/01/2009   FARM
0170817                   625,289          623,482          623,482           23,381       7.5200       7.5200    01/01/2016   FARM
0170825                13,450,325       13,424,658       13,424,658           80,504       7.4300       7.4300    05/01/2016   FARM
0170827                   235,000          234,456          234,456            3,002       7.8000       7.8000    11/01/2016   FARM
0170833                   380,000          379,133          379,133            7,046       7.5000       7.5000    12/01/2010   FARM
0170836                 2,809,730        2,807,480        2,807,480           81,404       7.0000       7.0000    02/01/2016   FARM
0170841                   345,000          344,211          344,211           25,799       7.5000       7.5000    01/01/2016   FARM
0170845                 3,600,000        3,585,273        3,585,273             -832       8.3200       8.3200    01/01/2011   FARM
0170848                   260,000          259,386          259,386              -58       7.6500       7.6500    12/01/2007   FARM
0170849                   515,000          513,789          513,789             -112       7.6500       7.6500    12/01/2009   FARM
0170851                 2,090,000        2,081,862        2,081,862           76,617       8.0000       8.0000    07/15/2006   FARM
0170853                 2,070,000        2,060,053        2,060,053           69,826       8.1500       8.1500    12/01/2005   FARM
0170857                   110,920          110,409          110,409            1,459       8.0000       8.0000    06/01/2009   FARM
0170858                 2,068,000        2,059,983        2,059,983           33,896       7.7500       7.7500    02/15/2006   FARM
0170865                   917,300          917,300          917,300            6,725       9.1100       9.1100    01/01/2006   FARM
0170867                   269,000          268,704          268,704           20,527       7.6500       7.6500    01/01/2011   FARM
0170876                 1,911,000        1,906,108        1,906,108           37,086       7.8500       7.8500    04/01/2011   FARM
0170877                   315,600          314,393          314,393              -66       7.6000       7.6000    07/01/2011   FARM
0170880                   138,000          137,453          137,453              -32       7.8500       7.8500    06/01/2007   FARM
0170882                   259,200          258,924          258,924            9,608       8.1000       8.1000    01/15/2011   FARM
0170891                 1,000,000          997,996          997,996           25,619       7.7500       7.7500    03/01/2006   FARM
0170897                 2,300,000        2,298,250        2,298,250           92,790       8.5600       8.5600    12/10/2005   FARM
0170902                   425,002          424,168          424,168            2,773       8.1000       8.1000    06/01/2016   FARM
0170909                   203,660          202,856          202,856            4,019       8.0000       8.0000    06/01/2009   FARM
0170911                   105,000          104,746          104,746              -26       7.2500       7.2500    06/01/2010   FARM
0170920                   642,470          640,947          640,947           35,996       7.5000       7.5000    04/01/2016   FARM
0170923                    82,400           81,931           81,931              802       8.0000       8.0000    11/15/2011   FARM
0170934                   214,815          214,389          214,389            8,652       8.1000       8.1000    12/01/2015   FARM
0170935                   143,729          143,451          143,451            6,147       8.6000       8.6000    01/01/2016   FARM
0170936                   386,297          385,172          385,172           21,479       7.8500       7.8500    04/15/2016   FARM
0170937                 3,325,000        3,309,742        3,309,742          124,822       7.5500       7.5500    07/01/2016   FARM
0170939                 6,515,760        6,515,760        6,515,760           87,422       8.0500       8.0500    04/30/2008   FARM
0170940                   162,000          161,472          161,472            1,853       7.0000       7.0000    05/01/2011   FARM
0170943                   667,979          666,479          666,479           19,163       7.6500       7.6500    02/15/2016   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0170946                   336,000          334,698          334,698           13,366       8.0000       8.0000    07/01/2006   FARM
0170948                   235,000          234,586          234,586            2,872       7.4500       7.4500    11/01/2016   FARM
0170950                   138,000          137,457          137,457            1,639       7.2500       7.2500    06/01/2010   FARM
0170952                   261,000          260,383          260,383              -47       7.2500       7.2500    01/01/2006   FARM
0170953                   329,000          328,170          328,170           10,907       7.2500       7.2500    07/15/2011   FARM
0170955                   952,788          949,038          949,038           17,666       7.5000       7.5000    10/01/2016   FARM
0170959                   255,750          254,554          254,554            2,583       8.5000       8.5000    05/15/2011   FARM
0170963                   565,012          563,887          563,887           21,773       7.7500       7.7500    01/01/2011   FARM
0170964                 1,961,488        1,961,113        1,961,113           52,408       7.1250       7.1250    06/15/2016   FARM
0170965                   391,307          390,369          390,369            7,981       8.2500       8.2500    04/01/2016   FARM
0170966                   432,000          430,101          430,101           15,842       7.3750       7.3750    07/01/2016   FARM
0170968                 3,324,036        3,320,754        3,320,754           31,163       7.5000       7.5000    05/15/2011   FARM
0170971                   365,000          363,525          363,525           11,709       7.7500       7.7500    06/01/2013   FARM
0170972                   422,400          421,090          421,090              -99       8.0000       8.0000    07/01/2011   FARM
0170974                   411,143          409,331          409,331           24,578       8.0000       8.0000    04/01/2006   FARM
0170980                   240,083          239,595          239,595           15,952       8.0000       8.0000    03/01/2011   FARM
0170984                   920,000          916,281          916,281           33,837       8.0000       8.0000    07/15/2006   FARM
0170985                   220,000          218,984          218,984            6,827       7.5000       7.5000    06/01/2009   FARM
0170989                    95,000           94,850           94,850            3,903       8.2500       8.2500    06/01/2010   FARM
0170990                   940,000          936,303          936,303           10,933       7.1000       7.1000    05/01/2006   FARM
0170991                   934,702          932,911          932,911           73,900       8.2500       8.2500    01/15/2017   FARM
0170994                   553,000          551,654          551,654             -119       8.1500       8.1500    01/01/2016   FARM
0171003                   353,043          352,347          352,347              -78       7.7500       7.7500    06/01/2016   FARM
0171005                   121,500          121,329          121,329            3,621       7.2000       7.2000    12/01/2005   FARM
0171007                   140,000          139,651          139,651            3,611       7.8000       7.8000    06/01/2008   FARM
0171009                   199,890          199,515          199,515            5,038       7.6250       7.6250    03/01/2016   FARM
0171011                   341,600          341,600          341,600           14,642       8.6250       8.6250    07/01/2010   FARM
0171015                 1,667,073        1,664,823        1,664,823          106,614       7.7000       7.7000    03/01/2016   FARM
0171017                   164,566          163,929          163,929            2,137       8.0000       8.0000    06/01/2015   FARM
0171021                   167,000          166,714          166,714            6,679       8.0500       8.0500    01/01/2011   FARM
0171029                   230,000          229,154          229,154            8,682       8.2500       8.2500    12/15/2008   FARM
0171035                   107,891          107,666          107,666              643       7.4000       7.4000    06/01/2011   FARM
0171040                   768,000          766,254          766,254           59,354       7.7500       7.7500    01/01/2016   FARM
0171041                   149,700          149,448          149,448              -26       7.5000       7.5000    06/01/2010   FARM
0171043                 6,440,000        6,438,871        6,438,871          257,114       8.4500       8.4500    12/10/2006   FARM
0171044                 5,381,369        5,381,369        5,381,369           10,761       8.0500       8.0500    06/21/2008   FARM
0171052                   895,000          891,442          891,442             -212       8.2500       8.2500    12/01/2007   FARM
0171060                 5,833,735        5,821,526        5,821,526           33,483       7.1250       7.1250    09/01/2003   FARM
0171062                   218,000          218,142          218,142            1,490       8.5000       8.5000    12/01/2016   FARM
0171063                   418,463          417,226          417,226           15,647       7.5200       7.5200    07/01/2016   FARM
0171067                   680,304          678,285          678,285           22,402       8.0000       8.0000    07/15/2006   FARM
0171070                   285,000          285,000          285,000            5,732       8.1500       8.1500    06/01/2010   FARM
0171074                   310,200          309,474          309,474            6,653       7.4500       7.4500    06/15/2009   FARM
0171076                 1,034,000        1,030,142        1,030,142             -225       7.8500       7.8500    07/01/2016   FARM
0171087                 1,720,000        1,720,000        1,720,000           12,927       9.3300       9.3300    10/01/2005   FARM
0171089                   225,000          224,739          224,739            7,594       8.1500       8.1500    12/01/2005   FARM
0171091                 1,674,400        1,667,330        1,667,330           22,968       8.3700       8.3700    11/01/2016   FARM
0171092                   255,000          255,196          255,196            9,697       7.6500       7.6500    12/01/2009   FARM
0171094                 2,400,000        2,395,273        2,395,273          104,416       8.7500       8.7500    07/01/2006   FARM
0171096                 2,963,226        2,954,458        2,954,458           60,437       8.2500       8.2500    06/01/2006   FARM
0171097                   665,000          665,000          665,000           13,399       8.1500       8.1500    06/01/2010   FARM
0171111                   528,000          525,706          525,706           34,703       8.2700       8.2700    03/15/2011   FARM
0171120                 1,220,000        1,215,200        1,215,200           53,079       8.7500       8.7500    01/01/2007   FARM
0171123                   737,000          735,524          735,524           15,214       8.3500       8.3500    12/01/2008   FARM
0171130                   261,708          260,349          260,349            3,646       8.5000       8.5000    06/01/2006   FARM
0171137                   682,500          681,070          681,070           14,760       8.7500       8.7500    07/01/2006   FARM
0171143                 3,481,209        3,481,209        3,481,209          110,341       8.0500       8.0500    08/08/2006   FARM
0171151                   191,639          191,255          191,255            6,180       8.6000       8.6000    08/15/2016   FARM
0171154                 1,880,000        1,879,953        1,879,953           25,080       8.1400       8.1400    12/01/1998   FARM
0171157                   209,000          208,114          208,114            2,955       8.6250       8.6250    11/01/2006   FARM
0171160                   197,500          196,544          196,544              -46       8.8000       8.8000    07/01/2006   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0171163                   325,000          325,195          325,195           14,138       8.7500       8.7500    06/01/2011   FARM
0171165                 1,358,000        1,355,284        1,355,284           57,395       8.5000       8.5000    06/01/2009   FARM
0171167                 2,100,000        2,098,122        2,098,122           86,667       8.3000       8.3000    06/01/2009   FARM
0171168                   983,533          979,700          979,700            7,447       9.4000       9.4000    06/01/2007   FARM
0171169                   252,000          250,937          250,937            3,407       8.2500       8.2500    11/01/2006   FARM
0171171                 5,400,000        5,388,415        5,388,415           -1,231       7.9100       7.9100    01/01/2007   FARM
0171184                   658,000          657,038          657,038             -146       7.8000       7.8000    06/01/2009   FARM
0171185                 1,416,000        1,411,991        1,411,991             -351       8.6600       8.6600    06/01/2009   FARM
0171192                   586,000          583,772          583,772            8,457       8.8000       8.8000    12/01/2009   FARM
0171195                   301,000          300,794          300,794           12,722       8.5000       8.5000    01/01/2012   FARM
0171197                   180,000          178,024          178,024            1,862       8.4000       8.4000    11/15/2007   FARM
0171199                    81,827           81,443           81,443              -18       7.3000       7.3000    12/01/2005   FARM
0171206                 8,742,500        8,724,875        8,724,875           -1,739       7.1300       7.1300    10/01/2006   FARM
0171213                   366,675          363,758          363,758           29,709       8.2500       8.2500    12/05/2015   FARM
0171231                   250,000          249,290          249,290            2,549       8.5000       8.5000    11/15/2011   FARM
0171233                   119,686          119,619          119,619            5,059       8.5000       8.5000    12/01/2008   FARM
0171238                   656,940          653,590          653,590           17,564       8.7500       8.7500    12/10/2005   FARM
0171239                 1,012,000        1,012,000        1,012,000           25,089       7.5000       7.5000    09/01/2016   FARM
0171241                   750,000          750,000          750,000           30,768       8.2500       8.2500    12/01/2007   FARM
0171246                   231,000          230,743          230,743            8,902       7.7500       7.7500    01/01/2012   FARM
0171247                   409,500          408,821          408,821           14,881       7.9500       7.9500    12/15/2010   FARM
0171255                 1,500,000        1,497,336        1,497,336            9,184       7.6000       7.6000    06/01/2008   FARM
0171267                   129,000          128,312          128,312            1,787       8.4500       8.4500    11/01/2011   FARM
0171268                   778,600          775,455          775,455           -2,938       8.6500       8.6500    01/15/2007   FARM
0171281                   294,000          293,090          293,090           12,201       8.3500       8.3500    01/01/2012   FARM
0171335                 2,985,315        2,978,080        2,978,080           41,440       8.4700       8.4700    12/01/1998   FARM
0171343                 2,100,000        2,092,727        2,092,727           13,381       7.9100       7.9100    01/01/2012   FARM
0171349                   852,000          850,033          850,033           30,146       8.5500       8.5500    12/01/2011   FARM
0171350                   397,174          396,496          396,496           16,491       8.3500       8.3500    01/01/2017   FARM
0171352                   385,000          384,126          384,126            4,207       8.3000       8.3000    06/15/2010   FARM
0171353                   801,000          799,500          799,500           31,605       8.6000       8.6000    06/15/2009   FARM
0171355                 9,604,533        9,584,116        9,584,116          415,476       8.7000       8.7000    01/01/2011   FARM
0171361                   349,141          347,671          347,671            7,553       8.7500       8.7500    04/01/2017   FARM
0171362                   595,894          593,036          593,036           24,815       8.3750       8.3750    01/01/2012   FARM
0171365                11,000,000       10,965,642       10,965,642           66,193       7.4700       7.4700    01/01/2011   FARM
0171370                   295,000          293,721          293,721            3,087       8.0000       8.0000    11/15/2011   FARM
0171376                   145,500          145,159          145,159            2,024       8.5000       8.5000    06/01/2009   FARM
0171379                 1,075,000        1,072,582        1,072,582           55,715       7.3000       7.3000    04/15/2012   FARM
0171380                   499,400          497,257          497,257            3,369       8.3750       8.3750    12/01/2011   FARM
0171385                   209,500          209,016          209,016            4,322       8.3500       8.3500    04/01/2012   FARM
0171392                   243,500          242,399          242,399            9,927       8.2000       8.2000    07/01/2012   FARM
0171394                   108,000          107,658          107,658            2,824       7.9100       7.9100    06/01/2007   FARM
0171396                   244,567          243,465          243,465            7,993       8.0500       8.0500    02/01/2017   FARM
0171402                   245,700          244,679          244,679           16,529       8.1000       8.1000    03/01/2007   FARM
0171406                   106,737          106,514          106,514              697       8.1000       8.1000    03/01/2004   FARM
0171407                   301,000          300,523          300,523            8,600       8.6500       8.6500    06/01/2009   FARM
0171410                   247,400          246,243          246,243           10,148       8.2500       8.2500    06/01/2009   FARM
0171412                   187,000          187,000          187,000            3,283       8.5000       8.5000    06/15/2008   FARM
0171414                   297,000          297,142          297,142           12,175       8.2500       8.2500    06/01/2016   FARM
0171417                 1,300,000        1,294,702        1,294,702           53,617       8.5000       8.5000    06/05/2007   FARM
0171424                   518,502          518,205          518,205           20,947       8.1250       8.1250    07/01/2007   FARM
0171427                   311,500          310,066          310,066            9,861       8.5000       8.5000    02/15/2012   FARM
0171432                   150,189          149,869          149,869              -36       8.5000       8.5000    01/01/2017   FARM
0171435                   365,000          365,000          365,000              -91       7.8500       7.8500    06/01/2010   FARM
0171442                   333,000          331,884          331,884           22,958       8.3000       8.3000    12/01/2005   FARM
0171456                   735,000          731,685          731,685           15,810       8.7000       8.7000    04/01/2012   FARM
0171457                   286,000          285,293          285,293            7,698       8.1500       8.1500    06/01/2010   FARM
0171465                   259,619          259,279          259,279            9,488       7.3500       7.3500    12/01/2014   FARM
0171468                   295,000          294,294          294,294              -65       8.2000       8.2000    12/01/2009   FARM
0171475                 5,725,301        5,725,301        5,725,301           34,212       7.4180       7.4180    09/01/2004   FARM
0171478                    97,500           96,837           96,837            4,027       8.3000       8.3000    12/01/2010   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0171481                 2,090,000        2,087,222        2,087,222           84,175       8.1000       8.1000    01/01/2012   FARM
0171484                   582,000          579,250          579,250           11,791       8.2000       8.2000    06/01/2009   FARM
0171489                   352,400          349,974          349,974              -76       7.9500       7.9500    06/01/2003   FARM
0171505                   150,000          149,375          149,375           12,266       8.2000       8.2000    12/01/2010   FARM
0171514                   282,700          282,031          282,031            4,707       8.0500       8.0500    10/15/2012   FARM
0171518                 1,615,000        1,612,115        1,612,115             -388       8.2000       8.2000    01/01/2012   FARM
0171520                   792,298          788,965          788,965           34,470       8.7500       8.7500    07/01/2012   FARM
0171526                   382,000          379,250          379,250            8,496       9.0000       9.0000    12/01/2011   FARM
0171531                   338,400          337,426          337,426              -85       7.8750       7.8750    06/01/2009   FARM
0171532                 6,602,172        6,602,172        6,602,172           44,249       8.3200       8.3200    04/01/2007   FARM
0171538                   422,500          420,897          420,897            2,960       8.7000       8.7000    03/01/2008   FARM
0171540                   387,500          387,486          387,486             -124       8.5000       8.5000    12/01/2008   FARM
0171541                   526,302          525,187          525,187           10,084       7.7500       7.7500    10/01/2012   FARM
0171546                   978,500          973,885          973,885           42,328       8.7000       8.7000    12/01/2005   FARM
0171547                   731,500          728,281          728,281           31,097       8.5500       8.5500    12/01/2005   FARM
0171553                   247,046          246,520          246,520           10,810       8.8000       8.8000    07/01/2012   FARM
0171579                   963,994          959,785          959,785           38,945       8.1250       8.1250    12/01/2012   FARM
0171585                   152,000          152,000          152,000              -40       8.8000       8.8000    06/01/2010   FARM
0171594                   149,200          148,852          148,852            1,311       7.3000       7.3000    11/15/2012   FARM
0171596                   989,511          987,407          987,407           40,825       8.3000       8.3000    07/01/2017   FARM
0171601                   168,863          168,127          168,127            7,095       8.4500       8.4500    07/01/2012   FARM
0171622                   184,300          183,482          183,482            7,604       8.3000       8.3000    07/01/2017   FARM
0171632                   237,200          236,513          236,513            3,258       8.3750       8.3750    05/01/2017   FARM
0171638                   174,000          173,596          173,596            3,872       9.0000       9.0000    04/01/2012   FARM
0171639                 1,440,000        1,433,254        1,433,254           31,150       8.7500       8.7500    12/01/2011   FARM
0171644                   208,200          207,196          207,196              -51       9.2500       9.2500    12/01/2011   FARM
0171646                   405,155          404,284          404,284           17,728       8.8000       8.8000    07/01/2012   FARM
0171652                   202,500          202,103          202,103            8,458       8.4000       8.4000    06/01/2010   FARM
0171659                   190,000          189,613          189,613            2,566       8.2500       8.2500    05/01/2017   FARM
0171662                   877,500          875,210          875,210           66,961       8.3500       8.3500    02/01/2013   FARM
0171708                 1,067,000        1,062,006        1,062,006           30,128       8.6250       8.6250    06/01/2009   FARM
0171723                   965,000          963,241          963,241           32,658       8.7500       8.7500    12/10/2007   FARM
0171730                 3,873,355        3,856,250        3,856,250           26,210       8.4000       8.4000    12/01/1998   FARM
0171736                   146,339          145,689          145,689            1,032       8.7500       8.7500    09/01/2017   FARM
0171745                   485,000          483,290          483,290           10,167       8.4800       8.4800    06/01/2009   FARM
0171749                   873,500          870,535          870,535           15,231       8.4000       8.4000    06/15/2007   FARM
0171751                   192,000          191,351          191,351              -44       7.9000       7.9000    07/01/2007   FARM
0171752                 5,000,000        4,989,344        4,989,344          157,692       7.6200       7.6200    12/01/1998   FARM
0171755                   365,000          364,215          364,215            5,084       8.5000       8.5000    11/01/2017   FARM
0171765                   682,500          679,300          679,300           24,293       8.6000       8.6000    06/01/2010   FARM
0171770                   450,000          448,626          448,626           17,064       8.3000       8.3000    07/15/2012   FARM
0171775                 2,500,000        2,494,277        2,494,277           90,882       7.9500       7.9500    07/15/2012   FARM
0171783                 1,344,000        1,341,802        1,341,802             -343       9.0000       9.0000    12/01/2011   FARM
0171784                 1,672,743        1,668,428        1,668,428           11,521       8.5500       8.5500    12/01/1998   FARM
0171793                   458,000          455,951          455,951           14,599       7.7000       7.7000    06/01/2015   FARM
0171794                   170,500          170,552          170,552            7,375       8.7000       8.7000    06/01/2010   FARM
0171803                   219,000          219,067          219,067            9,582       8.8000       8.8000    12/01/2009   FARM
0171808                   270,000          269,539          269,539            9,601       8.6000       8.6000    06/01/2010   FARM
0171831                   254,500          253,300          253,300              -77       8.1250       8.1250    06/01/2012   FARM
0171838                   450,000          448,660          448,660             -171       7.9000       7.9000    01/01/2008   FARM
0171839                   343,000          341,768          341,768           13,986       8.2000       8.2000    06/01/2012   FARM
0171842                   470,000          469,143          469,143           16,049       8.2500       8.2500    06/01/2012   FARM
0171850                   450,000          448,433          448,433           16,471       8.0000       8.0000    06/15/2010   FARM
0171854                   717,800          715,343          715,343           28,409       7.9600       7.9600    01/01/2008   FARM
0171863                   616,233          615,297          615,297            3,971       8.0000       8.0000    12/01/2017   FARM
0171872                   600,000          600,000          600,000           51,105       8.7500       8.7500    01/05/2012   FARM
0171875                 3,150,000        3,141,295        3,141,295           76,841       8.2500       8.2500    06/15/2009   FARM
0171880                 2,060,199        2,050,836        2,050,836           21,568       8.3750       8.3750    11/15/2017   FARM
0171896                   472,957          471,319          471,319           16,737       8.5500       8.5500    08/01/2012   FARM
0171897                 1,146,600        1,143,836        1,143,836           41,525       8.7500       8.7500    06/01/2012   FARM
0171900                   931,000          928,753          928,753           27,148       7.8500       7.8500    12/15/2012   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0171901                   165,000          164,620          164,620            4,227       7.7500       7.7500    03/01/2006   FARM
0171902                   387,500          385,667          385,667           14,564       8.2000       8.2000    12/15/2010   FARM
0171911                   258,000          256,814          256,814            1,646       7.9000       7.9000    12/01/2018   FARM
0171926                   340,000          339,603          339,603           10,905       7.7500       7.7500    06/01/2011   FARM
0171929                   738,000          737,358          737,358           -1,872       8.2000       8.2000    12/01/2013   FARM
0171937                   812,500          808,837          808,837             -778       7.9400       7.9400    12/15/2007   FARM
0171947                 2,000,000        1,990,608        1,990,608           78,045       8.3700       8.3700    12/05/2007   FARM
0171954                   752,000          750,187          750,187           25,835       8.3000       8.3000    02/01/2018   FARM
0171956                   265,000          264,353          264,353              -61       8.2000       8.2000    12/01/2011   FARM
0171957                   370,000          369,117          369,117           21,289       7.7000       7.7000    12/01/2017   FARM
0171963                   155,000          154,137          154,137           11,332       8.0000       8.0000    02/01/2018   FARM
0171971                   172,000          171,189          171,189           13,164       8.3500       8.3500    12/15/2016   FARM
0171972                 3,197,500        3,186,523        3,186,523           19,962       7.7500       7.7500    03/01/2015   FARM
0171990                   210,000          208,993          208,993            7,083       8.1500       8.1500    12/01/2012   FARM
0172003                   106,000          105,505          105,505              -33       8.2000       8.2000    01/01/2008   FARM
0172010                 3,005,500        3,000,779        3,000,779          107,592       7.2000       7.2000    01/01/2013   FARM
0172033                 1,482,608        1,480,364        1,480,364           13,805       7.4500       7.4500    05/15/2013   FARM
0172036                   150,000          149,370          149,370            9,093       7.7500       7.7500    01/01/2014   FARM
0172041                   590,000          589,324          589,324           24,642       8.4000       8.4000    07/01/2013   FARM
0172044                 1,050,000        1,047,518        1,047,518           34,859       7.2500       7.2500    07/15/2013   FARM
0172045                   450,000          448,456          448,456           16,894       7.5500       7.5500    12/01/2010   FARM
0172062                   770,000          767,637          767,637            9,716       7.7000       7.7000    06/01/2009   FARM
0172067                   440,000          439,288          439,288           28,123       7.8000       7.8000    02/01/2018   FARM
0172094                 1,267,070        1,265,407        1,265,407            3,801       7.2000       7.2000    04/15/2013   FARM
0172097                   339,500          339,325          339,325              -70       7.2500       7.2500    01/01/2008   FARM
0172098                 1,300,000        1,295,491        1,295,491           29,974       7.9000       7.9000    03/15/2008   FARM
0172100                   400,000          399,037          399,037           23,911       8.0000       8.0000    12/01/2017   FARM
0172102                   500,000          498,812          498,812            9,271       7.5000       7.5000    04/01/2013   FARM
0172110                   341,610          341,610          341,610              -75       7.8500       7.8500    04/01/2013   FARM
0172111                   125,000          124,798          124,798            4,082       7.3600       7.3600    12/20/2009   FARM
0172122                   190,000          189,543          189,543            4,930       7.8500       7.8500    12/01/2012   FARM
0172134                   430,000          428,711          428,711           15,501       7.2500       7.2500    06/01/2010   FARM
0172141                   600,000          598,576          598,576           22,375       7.5000       7.5000    01/01/2013   FARM
0172144                   565,000          563,659          563,659           14,007       7.5000       7.5000    03/01/2013   FARM
0172150                   526,500          525,139          525,139           12,930       8.1000       8.1000    12/10/2009   FARM
0172151                   400,000          399,522          399,522            3,791       7.5000       7.5000    06/15/2011   FARM
0172156                   126,500          125,879          125,879              878       8.5500       8.5500    12/01/2012   FARM
0172170                   201,000          200,227          200,227            2,511       7.6000       7.6000    06/01/2011   FARM
0172173                 7,700,000        7,681,020        7,681,020          286,380       7.4800       7.4800    07/01/2013   FARM
0172195                   218,000          217,499          217,499              -41       7.7500       7.7500    06/01/2009   FARM
0172200                 1,300,000        1,297,725        1,297,725          109,126       7.0000       7.0000    05/01/2001   FARM
0172210                 1,748,870        1,745,577        1,745,577           10,087       7.1600       7.1600    04/01/2018   FARM
0172216                 1,950,000        1,950,289        1,950,289           22,850       7.1500       7.1500    11/01/2017   FARM
0172233                   435,000          433,417          433,417           13,863       7.7000       7.7000    12/01/2012   FARM
0172234                   645,000          643,431          643,431            7,716       7.3000       7.3000    05/01/2008   FARM
0172235                 2,047,500        2,037,618        2,037,618           30,842       7.3000       7.3000    12/15/1998   FARM
0172242                 1,335,912        1,332,586        1,332,586            8,609       8.0000       8.0000    03/01/2006   FARM
0172248                 1,456,250        1,450,950        1,450,950            8,850       7.5500       7.5500    05/01/2008   FARM
0172302                   707,213          704,785          704,785             -154       8.0000       8.0000    12/01/2016   FARM
0172304                 1,186,530        1,186,530        1,186,530           14,487       7.4500       7.4500    05/01/2013   FARM
0172309                   435,000          433,956          433,956           19,304       7.5000       7.5000    12/15/1998   FARM
0172312                   350,000          349,154          349,154            8,388       7.2500       7.2500    09/01/2013   FARM
0172314                   610,000          607,586          607,586            5,309       7.2500       7.2500    11/15/2012   FARM
0172315                   425,000          423,780          423,780           15,532       7.3500       7.3500    06/01/2006   FARM
0172329                 5,000,000        4,998,282        4,998,282          174,027       7.0000       7.0000    12/01/1998   FARM
0172338                   306,500          305,749          305,749              -67       7.6000       7.6000    07/01/2008   FARM
0172349                   243,750          243,297          243,297              -47       7.2100       7.2100    06/01/2011   FARM
0172357                 2,700,000        2,697,625        2,697,625           50,897       7.6250       7.6250    04/01/2018   FARM
0172359                   502,665          500,153          500,153            1,635       7.6000       7.6000    06/15/2013   FARM
0172360                   414,300          413,264          413,264              -91       7.5000       7.5000    12/01/2010   FARM
0172361                   178,000          177,140          177,140            4,144       7.7300       7.7300    12/10/2009   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0172365                   280,000          279,323          279,323            9,155       7.9000       7.9000    12/01/2012   FARM
0172370                   180,000          179,119          179,119            6,491       7.8500       7.8500    12/15/2009   FARM
0172404                 1,070,000        1,070,092        1,070,092           39,719       7.5500       7.5500    06/01/2011   FARM
0172411                   385,000          383,640          383,640            6,370       7.9900       7.9900    12/15/2012   FARM
0172417                   165,000          164,209          164,209            6,563       8.0000       8.0000    07/01/2013   FARM
0172420                 2,800,000        2,800,000        2,800,000          105,530       7.5800       7.5800    07/01/2013   FARM
0172422                   170,000          169,431          169,431            4,158       7.4000       7.4000    06/01/2006   FARM
0172428                   200,000          199,266          199,266            2,622       8.0000       8.0000    12/01/2009   FARM
0172430                   211,600          210,572          210,572            5,525       7.9000       7.9000    03/01/2018   FARM
0172447                   386,000          384,591          384,591            7,157       7.5000       7.5000    06/01/2010   FARM
0172457                 2,980,000        2,972,759        2,972,759           35,897       7.3500       7.3500    12/01/2009   FARM
0172463                   159,000          158,399          158,399             -280       7.5000       7.5000    12/01/2010   FARM
0172470                   131,000          130,328          130,328            2,672       8.2500       8.2500    10/01/2018   FARM
0172475                   310,000          308,533          308,533           -1,090       7.6500       7.6500    07/15/2013   FARM
0172478                   450,000          448,603          448,603              -92       8.0000       8.0000    12/01/2008   FARM
0172492                 1,449,000        1,454,084        1,454,084             -785       7.5000       7.5000    07/01/2013   FARM
0172505                   195,000          194,041          194,041             -115       7.8000       7.8000    12/01/2009   FARM
0172506                 6,508,840        6,501,685        6,501,685           44,305       8.4500       8.4500    11/01/2005   FARM
0172510                   214,500          213,775          213,775            6,516       7.2900       7.2900    07/15/2008   FARM
0172512                 2,200,000        2,193,088        2,193,088           67,630       7.5800       7.5800    07/01/2013   FARM
0172516                   260,000          259,275          259,275            1,602       7.6500       7.6500    12/01/2018   FARM
0172532                   688,000          685,508          685,508            6,063       7.1500       7.1500    05/15/2008   FARM
0172533                   565,000          565,000          565,000           18,363       7.5000       7.5000    01/01/2008   FARM
0172534                   585,000          583,913          583,913           16,133       7.3000       7.3000    03/01/2018   FARM
0172542                   440,000          438,644          438,644            5,589       7.7500       7.7500    06/01/2009   FARM
0172544                   414,200          412,095          412,095            5,261       7.7500       7.7500    06/01/2006   FARM
0172545                 8,848,800        8,838,079        8,838,079           49,398       6.9300       6.9300    12/01/1998   FARM
0172550                   175,000          174,572          174,572            4,866       7.7000       7.7000    06/01/2013   FARM
0172552                   739,500          737,681          737,681           19,499       7.5200       7.5200    04/01/2019   FARM
0172558                   200,000          199,023          199,023            5,091       7.7000       7.7000    12/01/2012   FARM
0172559                 1,050,000        1,047,434        1,047,434           26,944       7.4500       7.4500    12/15/1998   FARM
0172562                 1,750,000        1,743,933        1,743,933           -2,223       7.5000       7.5000    01/05/2013   FARM
0172568                   446,200          445,380          445,380            8,053       7.3000       7.3000    10/01/2008   FARM
0172575                 2,300,000        2,294,685        2,294,685           57,666       7.2500       7.2500    12/01/1998   FARM
0172590                 1,400,000        1,397,421        1,397,421           32,570       7.2200       7.2200    12/15/1998   FARM
0172591                   500,000          498,772          498,772           12,128       7.4000       7.4000    06/01/2014   FARM
0172597                   165,000          164,593          164,593            3,917       7.7000       7.7000    12/01/2012   FARM
0172606                 4,950,000        4,937,818        4,937,818           -1,041       7.5500       7.5500    07/01/2015   FARM
0172609                   470,000          467,543          467,543            9,876       8.5000       8.5000    04/01/2013   FARM
0172621                   450,000          448,902          448,902            9,785       7.6000       7.6000    12/01/2008   FARM
0172628                 3,500,000        3,495,772        3,495,772           68,906       6.7500       6.7500    12/01/2015   FARM
0172636                   735,000          733,095          733,095            3,000       7.3750       7.3750    12/10/2018   FARM
0172644                   800,000          796,066          796,066           15,726       7.9500       7.9500    12/01/2009   FARM
0172648                   377,100          376,264          376,264            2,263       7.4500       7.4500    12/01/2013   FARM
0172651                   700,000          698,272          698,272           13,295       7.7700       7.7700    01/01/2019   FARM
0172654                   200,000          199,268          199,268            3,417       7.5000       7.5000    12/01/1998   FARM
0172669                   900,000          898,524          898,524             -340       7.0000       7.0000    01/01/2019   FARM
0172680                   324,000          323,199          323,199            3,903       7.3500       7.3500    11/01/2013   FARM
0172681                 3,000,000        2,988,344        2,988,344           43,302       7.5000       7.5000    12/01/1998   FARM
0172683                 1,600,000        1,592,133        1,592,133           26,250       7.8750       7.8750    02/01/2019   FARM
0172695                   280,000          279,110          279,110            4,083       7.0000       7.0000    03/01/2014   FARM
0172712                   421,440          419,808          419,808             -196       7.7500       7.7500    01/01/2014   FARM
0172713                   228,560          227,670          227,670             -106       7.7500       7.7500    01/01/2014   FARM
0172716                   300,000          299,258          299,258              -76       7.3750       7.3750    01/01/2014   FARM
0172722                   340,000          338,313          338,313           -1,028       7.2500       7.2500    07/15/2018   FARM
0172750                 2,430,000        2,428,481        2,428,481             -146       6.5700       6.5700    01/15/2019   FARM
0172756                   380,000          379,058          379,058            3,019       7.1500       7.1500    04/01/2009   FARM
0172763                   430,000          428,525          428,525            2,799       8.0500       8.0500    12/01/2013   FARM
0172770                   215,000          215,000          215,000              -77       8.0000       8.0000    12/01/2013   FARM
0172773                   352,800          351,008          351,008             -118       7.8000       7.8000    12/01/2012   FARM
0172789                   425,000          422,892          422,892            2,391       6.7500       6.7500    01/01/2009   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0172792                   500,000          498,760          498,760            2,347       6.5000       6.5000    03/01/2019   FARM
0172815                 1,544,188        1,537,178        1,537,178            6,125       6.8000       6.8000    01/01/2009   FARM
0172832                 9,500,000        9,484,977        9,484,977           26,798       6.7700       6.7700    01/01/2013   FARM
0179000                 1,017,347        1,026,342        1,026,342           41,732       7.8500       7.8500    12/01/2010   FARM
0179016                   430,667          437,353          437,353           17,935       7.9750       7.9750    07/01/2011   FARM
0179020                 2,542,566        2,631,830        2,631,830          110,619       8.3500       8.3500    12/01/2011   FARM
0179022                   523,591          539,430          539,430           11,134       8.2500       8.2500    04/01/2012   FARM
0179024                   105,789          107,565          107,565            4,418       8.0000       8.0000    07/01/2011   FARM
0179026                   200,788          201,898          201,898            1,303       7.8000       7.8000    12/01/2011   FARM
0179038                   177,009          175,920          175,920            4,476       7.2500       7.2500    09/01/2006   FARM
0179039                   456,762          454,954          454,954           17,601       7.3500       7.3500    06/01/2011   FARM
0179040                   858,855          854,924          854,924           22,144       7.4000       7.4000    09/01/2011   FARM
0179042                   696,825          703,199          703,199            4,523       7.8000       7.8000    06/01/2011   FARM
0179043                   181,031          184,712          184,712            2,522       8.1000       8.1000    12/01/2010   FARM
0179046                 1,002,117        1,024,126        1,024,126           21,284       8.2400       8.2400    06/01/2011   FARM
0179053                   498,310          496,268          496,268           12,766       7.3500       7.3500    06/01/2011   FARM
0179067                   405,000          404,442          404,442              675       7.1500       7.1500    06/01/2013   FARM
0180676                   235,800          235,800          235,800            3,575       9.2500       9.2500    05/01/1999   FARM
0181157                    24,975           25,670           25,670               -8      10.0000      10.0000    07/01/1999   FARM
0181302                    11,213           11,553           11,553               74       7.9000       7.9000    06/01/2000   FARM
0181864                   119,200          122,659          122,659            2,591       8.8000       8.8000    10/01/2004   FARM
0182092                    35,000           35,269           35,269              933       8.1000       8.1000    09/01/2000   FARM
0182217                    34,000           34,490           34,490            1,302       7.7000       7.7000    01/01/2001   FARM
0182255                    35,600           35,606           35,606              615       7.0000       7.0000    01/01/2002   FARM
0182287                    55,250           55,134           55,134              956       7.0000       7.0000    04/01/2002   FARM
0182345                    41,000           41,305           41,305               -8       7.6000       7.6000    07/01/2002   FARM
0182389                   150,750          150,988          150,988              -35       7.8500       7.8500    01/01/2003   FARM
0182399                   209,918          210,895          210,895            7,933       7.6000       7.6000    07/01/2001   FARM
0182419                   108,800          108,962          108,962            2,716       7.5500       7.5500    03/01/2003   FARM
0182463                   115,000          114,993          114,993              -30       7.3000       7.3000    07/01/2003   FARM
0182464                   280,000          281,303          281,303              -59       7.6000       7.6000    07/01/2004   FARM
0182491                   143,000          143,159          143,159            4,616       7.8000       7.8000    02/01/2003   FARM
0182511                   166,000          166,082          166,082            1,987       7.3000       7.3000    05/01/2004   FARM
0182562                   119,000          120,102          120,102            3,697       7.5000       7.5000    08/01/2004   FARM
0182575                   240,000          239,294          239,294              -49       7.0000       7.0000    12/01/2004   FARM
0182623                   119,000          118,691          118,691              -46       7.8500       7.8500    01/01/2004   FARM
0182627                    16,500           16,758           16,758              -11       7.7000       7.7000    06/01/2004   FARM
0182632                   419,500          417,102          417,102           14,184       6.8000       6.8000    01/01/2004   FARM
0182686                    22,500           22,351           22,351              513       6.9000       6.9000    06/01/2002   FARM
0182700                    65,400           65,642           65,642              370       7.0000       7.0000    12/01/2004   FARM
0182743                   368,500          378,408          378,408             -151       8.6000       8.6000    07/01/2005   FARM
0182750                 3,840,000        3,988,362        3,988,362          171,840       9.0000       9.0000    01/01/2005   FARM
0182773                   115,600          115,382          115,382            4,024       7.0000       7.0000    01/01/2005   FARM
0182792                    21,000           20,991           20,991              600       6.9000       6.9000    12/01/2000   FARM
0182821                    76,000           76,079           76,079            3,018       8.0000       8.0000    01/01/2000   FARM
0182822                   352,000          363,451          363,451           15,752       9.0000       9.0000    01/01/2005   FARM
0182876                   146,000          145,662          145,662              -29       7.0000       7.0000    01/01/2005   FARM
0182877                   584,000          582,101          582,101             -118       7.0000       7.0000    01/01/2005   FARM
0182879                    75,000           75,156           75,156             -507       7.8000       7.8000    02/01/2001   FARM
0182897                   302,500          299,978          299,978              -68       7.2000       7.2000    01/01/2006   FARM
0182916                 2,200,000        2,258,477        2,258,477           94,075       8.6000       8.6000    07/01/2005   FARM
0182925                 2,795,000        2,818,259        2,818,259           24,351       6.3000       6.3000    11/01/2004   FARM
0182951                   644,000          646,864          646,864           24,336       7.6000       7.6000    07/01/2005   FARM
0182954                   216,000          216,654          216,654            8,807       8.2000       8.2000    12/01/2005   FARM
0182959                   321,000          316,980          316,980            5,635       7.1000       7.1000    04/01/2006   FARM
0182978                    57,000           57,374           57,374              345       7.5500       7.5500    12/01/2012   FARM
0182981                    37,200           37,748           37,748            1,405       7.6000       7.6000    01/01/2011   FARM
0182994                   132,284          132,470          132,470            5,165       7.8500       7.8500    01/01/2006   FARM
0182996                    67,600           68,256           68,256              -16       7.8000       7.8000    07/01/2011   FARM
0183001                   276,500          276,705          276,705           11,136       8.1000       8.1000    12/01/2007   FARM
0183009                    72,800           73,128           73,128              -18       8.7000       8.7000    06/01/2005   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0183017                   355,500          349,717          349,717           10,301       7.0000       7.0000    06/01/2008   FARM
0183021                   304,500          304,706          304,706              -79       8.0000       8.0000    01/01/2013   FARM
0183036                    22,500           23,017           23,017              148       8.1000       8.1000    12/01/2012   FARM
0183038                 1,312,000        1,315,190        1,315,190           41,270       7.6000       7.6000    06/01/2011   FARM
0183039                   760,000          752,686          752,686             -158       7.2000       7.2000    12/01/2007   FARM
0183041                    94,800           95,010           95,010            2,365       7.5500       7.5500    06/01/2008   FARM
0183080                   759,000          749,678          749,678           13,510       7.2000       7.2000    12/01/2008   FARM
0183095                    88,160           91,062           91,062              605       8.5000       8.5000    12/01/2011   FARM
0183100                   179,900          180,107          180,107            7,022       7.8500       7.8500    12/01/2007   FARM
0183155                   100,500          102,547          102,547            2,570       7.7500       7.7500    12/01/2008   FARM
0183159                   344,400          346,544          346,544            6,811       8.0000       8.0000    06/01/2008   FARM
0183161                    84,000           84,646           84,646              -25       7.5000       7.5000    07/01/2013   FARM
0183167                   316,000          321,465          321,465              -80       7.6600       7.6600    06/01/2008   FARM
0183181                   492,000          498,076          498,076             -122       8.8750       8.8750    07/01/2012   FARM
0183182                   318,000          323,311          323,311           12,176       7.7000       7.7000    06/01/2008   FARM
0183183                   183,200          186,348          186,348            7,023       7.7000       7.7000    06/01/2008   FARM
0183186                    97,432           99,741           99,741            2,499       7.7500       7.7500    06/01/2007   FARM
0183194                    76,205           78,773           78,773              -17       7.8100       7.8100    06/01/2001   FARM
0183198                   287,000          291,809          291,809           10,753       7.5400       7.5400    06/01/2008   FARM
0183204                    59,600           59,974           59,974            1,971       8.0000       8.0000    02/01/2012   FARM
0183205                   342,800          343,444          343,444            1,933       7.0000       7.0000    12/01/2013   FARM
0183211                    28,500           29,152           29,152              903       7.6500       7.6500    06/01/2003   FARM
0183216                   451,000          458,020          458,020           17,222       7.6800       7.6800    06/01/2008   FARM
0183303                   212,100          213,580          213,580            7,798       7.4000       7.4000    01/01/2013   FARM
0183306                   100,000          100,455          100,455              508       6.3000       6.3000    12/01/2006   FARM
0183309                   483,000          487,675          487,675            8,650       7.2500       7.2500    10/01/2013   FARM
0183311                   150,109          153,531          153,531            4,109       8.3000       8.3000    09/01/2013   FARM
0183315                   388,000          394,505          394,505             -121       7.6800       7.6800    12/01/2006   FARM
0183318                    15,000           16,138           16,138              100       8.3000       8.3000    12/01/2013   FARM
0183325                   380,000          378,499          378,499              -73       7.0000       7.0000    12/01/2007   FARM
0183327                   510,000          510,364          510,364           19,015       7.5000       7.5000    12/01/2008   FARM
0183328                   510,000          523,399          523,399           21,555       8.5000       8.5000    06/01/2008   FARM
0183329                   119,600          120,655          120,655            1,545       7.9000       7.9000    06/01/2008   FARM
0183330                    66,930           67,706           67,706            2,613       7.8500       7.8500    01/01/2013   FARM
0183338                    54,000           56,104           56,104              -11       7.7500       7.7500    06/01/2004   FARM
0183339                   117,500          118,928          118,928            2,832       7.3000       7.3000    03/01/2013   FARM
0183355                   840,000          826,597          826,597           24,678       7.1000       7.1000    12/01/2006   FARM
0183358                   151,200          155,436          155,436            4,245       8.5000       8.5000    06/01/2013   FARM
0183375                    42,974           43,761           43,761            1,329       7.5000       7.5000    08/01/2012   FARM
0183387                    66,800           67,296           67,296              852       7.8000       7.8000    05/01/2013   FARM
0183396                    98,800          100,774          100,774              -26       8.2000       8.2000    06/01/2013   FARM
0183398                   504,000          506,583          506,583           12,323       7.4000       7.4000    12/01/2006   FARM
0183405                   108,000          110,323          110,323              712       8.2000       8.2000    06/01/2013   FARM
0183406                   138,300          141,213          141,213              911       8.2000       8.2000    06/01/2013   FARM
0183422                   694,500          703,070          703,070            8,992       7.9000       7.9000    06/01/2008   FARM
0183424                   191,000          194,521          194,521            7,789       8.2000       8.2000    06/01/2008   FARM
0183425                   200,500          199,404          199,404              -54       7.0000       7.0000    12/01/2004   FARM
0183426                 1,068,000        1,070,120        1,070,120           12,778       7.3000       7.3000    12/01/2008   FARM
0183427                    80,000           80,985           80,985              -42       8.0000       8.0000    12/01/2004   FARM
0183434                   379,600          379,954          379,954           14,138       7.5000       7.5000    12/01/2006   FARM
0183440                   187,000          188,827          188,827            6,041       7.8000       7.8000    06/01/2008   FARM
0183445                   133,100          133,537          133,537            2,384       7.2500       7.2500    06/01/2006   FARM
0183448                   198,750          197,573          197,573            4,789       7.3000       7.3000    06/01/2008   FARM
0183450                   361,250          361,579          361,579              -78       7.6500       7.6500    12/01/2008   FARM
0183452                    94,000           95,022           95,022            3,644       7.8000       7.8000    12/01/2013   FARM
0183453                   204,000          203,159          203,159            7,397       7.3000       7.3000    06/01/2014   FARM
0183461                   880,000          874,178          874,178           31,941       7.3000       7.3000    12/01/2008   FARM
0183466                   106,000          105,036          105,036            2,488       7.1000       7.1000    12/01/2008   FARM
0183467                   286,000          289,976          289,976            1,940       8.0000       8.0000    12/01/2013   FARM
0183468                   425,000          424,860          424,860            5,227       7.5000       7.5000    11/01/2014   FARM
0183484                    56,600           56,817           56,817              351       7.7000       7.7000    06/01/2012   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0183489                   141,000          140,215          140,215              -26       7.3000       7.3000    06/01/2008   FARM
0183494                   132,000          132,214          132,214            4,949       7.5500       7.5500    12/01/2008   FARM
0183495                    78,000           76,987           76,987              -16       7.2000       7.2000    01/01/2014   FARM
0183496                    63,000           66,833           66,833              -19       9.2000       9.2000    06/01/2012   FARM
0183500                   750,200          750,657          750,657           27,976       7.5000       7.5000    06/01/2009   FARM
0183502                   880,000          865,538          865,538           31,067       7.1000       7.1000    12/01/2008   FARM
0183520                   177,400          176,147          176,147            6,086       6.9000       6.9000    01/01/2014   FARM
0183521                   276,000          274,631          274,631            9,477       6.9000       6.9000    12/01/2008   FARM
0183525                   264,000          262,406          262,406            9,582       7.3000       7.3000    12/01/2008   FARM
0183530                   160,000          160,086          160,086            4,965       7.5000       7.5000    12/01/2008   FARM
0183533                   467,500          467,863          467,863             -111       7.2500       7.2500    12/01/2008   FARM
0183534                 1,056,000        1,050,156        1,050,156           36,230       6.9000       6.9000    06/01/2009   FARM
0183535                   132,000          132,214          132,214            4,960       7.5500       7.5500    12/01/2008   FARM
0183536                   105,381          105,595          105,595            3,956       7.5500       7.5500    06/01/2009   FARM
0183537                   602,500          599,134          599,134             -112       6.9000       6.9000    12/01/2008   FARM
0183543                    51,000           51,263           51,263              340       8.3500       8.3500    06/01/2015   FARM
0183544                   467,500          468,252          468,252             -115       7.6000       7.6000    06/01/2014   FARM
0183547                    67,900           68,230           68,230            1,216       7.2500       7.2500    12/01/2006   FARM
0183553                   552,500          553,326          553,326             -131       7.3000       7.3000    12/01/2008   FARM
0183555                   211,700          210,669          210,669              -43       6.9000       6.9000    01/01/2014   FARM
0183563                   680,000          676,176          676,176             -274       6.9000       6.9000    12/01/2008   FARM
0183564                    60,000           60,431           60,431            1,217       8.2000       8.2000    06/01/2007   FARM
0183565                   105,600          105,868          105,868            3,231       7.4000       7.4000    12/01/2008   FARM
0183568                   125,000          126,093          126,093              831       8.2500       8.2500    06/01/2011   FARM
0183569                   367,323          368,514          368,514           11,857       7.8000       7.8000    06/01/2008   FARM
0183572                   828,625          840,845          840,845           32,963       8.0000       8.0000    12/01/2009   FARM
0183574                   187,000          187,782          187,782            2,573       8.4000       8.4000    05/01/2015   FARM
0183579                   396,000          401,548          401,548           13,112       8.0000       8.0000    12/01/2008   FARM
0183582                    94,750           95,620           95,620            3,416       7.2500       7.2500    06/01/2014   FARM
0183588                   568,000          578,060          578,060           17,641       7.5000       7.5000    12/01/2008   FARM
0183594                   528,000          523,840          523,840           15,948       7.3000       7.3000    12/01/2014   FARM
0183596                   245,000          248,761          248,761              -55       8.0000       8.0000    07/01/2015   FARM
0183602                   184,800          186,750          186,750            4,796       7.8500       7.8500    12/01/2008   FARM
0183606                   572,000          592,640          592,640           25,312       8.9000       8.9000    06/01/2008   FARM
0183613                   217,600          218,016          218,016            5,138       7.1500       7.1500    06/01/2013   FARM
0183615                 2,820,000        2,755,305        2,755,305           67,116       7.2000       7.2000    09/01/2014   FARM
0183617                 1,760,000        1,760,768        1,760,768           65,634       7.5000       7.5000    12/01/2006   FARM
0183623                    78,036           81,285           81,285            3,491       9.0000       9.0000    12/01/2012   FARM
0183626                   405,900          416,964          416,964           17,559       8.7000       8.7000    07/01/2014   FARM
0183630                 2,100,000        2,048,254        2,048,254           62,580       7.2000       7.2000    12/01/2005   FARM
0183636                   471,800          477,491          477,491           14,644       7.5000       7.5000    12/01/2014   FARM
0183638                   240,000          243,604          243,604            2,015       7.7500       7.7500    11/01/2015   FARM
0183644                   842,400          884,568          884,568           32,425       9.3000       9.3000    06/01/2006   FARM
0183647                   976,000          996,326          996,326           30,299       7.5000       7.5000    12/01/2008   FARM
0183650                   415,000          441,170          441,170             -112       9.3000       9.3000    12/01/2007   FARM
0183661                   121,600          129,566          129,566              -37       9.1000       9.1000    06/01/2007   FARM
0183667                   505,000          506,009          506,009            8,982       7.2000       7.2000    12/01/2008   FARM
0183669                    66,000           72,029           72,029              -18       9.1000       9.1000    12/01/2005   FARM
0183677                    95,000           99,430           99,430            3,453       8.8000       8.8000    06/01/2008   FARM
0183685                    91,200           92,895           92,895              -21       8.0000       8.0000    12/01/2007   FARM
0183694                   228,800          243,321          243,321              -59       9.3000       9.3000    06/01/2008   FARM
0183698                   736,000          766,513          766,513           32,204       8.8000       8.8000    12/01/2006   FARM
0183705                   352,000          352,329          352,329              -88       7.6500       7.6500    12/01/2008   FARM
0183712                    70,800           73,729           73,729              485       8.6000       8.6000    06/01/2016   FARM
0183714                   176,600          179,868          179,868            2,345       8.1000       8.1000    12/01/2008   FARM
0183721                   364,000          365,816          365,816           13,393       7.4000       7.4000    07/01/2015   FARM
0183722                   477,750          484,394          484,394             -106       8.0000       8.0000    07/01/2016   FARM
0183723                   133,900          136,349          136,349            1,625       7.4000       7.4000    12/01/2014   FARM
0183724                    83,400           86,474           86,474              567       8.5000       8.5000    06/01/2016   FARM
0183735                   125,300          129,716          129,716              -30       8.5000       8.5000    12/01/2013   FARM
0183738                   515,625          539,909          539,909           22,049       8.6000       8.6000    07/01/2016   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
CUSIP     Issuer          Par             Book            Market           Accrued       Nominal      Nominal      Maturity    Asset
Code                     Value            Value           Value            Interest      Book Yld     Coupon        Date       Type
-------  --------      ----------       ----------      -----------        ---------     --------     --------    ----------  ------
0183752                   284,400          285,069          285,069              -60       7.7000       7.7000    06/01/2014   FARM
0183754                   136,500          136,936          136,936              848       7.7000       7.7000    12/01/2008   FARM
0183755                    91,000           91,361           91,361            1,980       7.7000       7.7000    12/01/2014   FARM
0183756                   318,500          318,981          318,981           12,193       7.7000       7.7000    12/01/2008   FARM
0183758                   300,300          300,744          300,744            5,709       7.7000       7.7000    10/01/2016   FARM
0183762                   174,600          174,238          174,238            6,589       7.6000       7.6000    12/01/2014   FARM
0183765                    95,000           96,093           96,093            3,732       7.9000       7.9000    06/01/2014   FARM
0183767                 1,505,464        1,521,280        1,521,280           59,136       7.9000       7.9000    07/01/2016   FARM
0183776                   109,200          110,471          110,471            2,131       7.9000       7.9000    12/01/2008   FARM
0183781                   367,400          371,558          371,558            2,333       7.9000       7.9000    12/01/2015   FARM
0183782                   232,700          235,687          235,687              -50       7.4000       7.4000    12/01/2014   FARM
0183783                   528,000          531,375          531,375             -140       7.8000       7.8000    12/01/2006   FARM
0183791                   373,100          372,991          372,991            2,308       7.7000       7.7000    06/01/2017   FARM
0183793                   470,000          474,508          474,508           18,462       7.9000       7.9000    06/01/2009   FARM
0183794                   118,300          119,038          119,038              738       7.8000       7.8000    12/01/2016   FARM
0183796                   168,600          168,223          168,223            4,235       7.6000       7.6000    09/01/2016   FARM
0183811                   191,100          194,797          194,797            2,536       8.1000       8.1000    05/01/2016   FARM
0183812                   552,000          547,897          547,897            3,335       7.5000       7.5000    12/01/2016   FARM
0183814                   329,000          328,124          328,124           12,433       7.6000       7.6000    06/01/2009   FARM
0183820                    56,864           56,476           56,476            1,764       7.5000       7.5000    12/01/2008   FARM
0183822                 1,840,000        1,850,209        1,850,209           70,448       7.7000       7.7000    01/01/2016   FARM
0183823                   135,500          134,846          134,846              -28       7.6000       7.6000    12/01/2008   FARM
0183824                   257,600          256,728          256,728              -55       7.6000       7.6000    01/01/2017   FARM
0183825                   282,000          282,197          282,197            8,989       7.7000       7.7000    06/01/2009   FARM
0183830                   184,700          188,135          188,135            1,205       8.1000       8.1000    12/01/2016   FARM
0183840                   378,000          370,975          370,975           11,271       7.2000       7.2000    12/01/2010   FARM
0183846                   100,800           98,864           98,864              579       7.2000       7.2000    06/01/2014   FARM
0183847                   204,000          201,063          201,063            3,729       7.4000       7.4000    12/01/2014   FARM
0183850                   823,153          821,762          821,762           18,735       7.8000       7.8000    12/01/2008   FARM
0183851                   264,000          261,069          261,069            8,085       7.4000       7.4000    02/01/2017   FARM
0183852                   616,000          608,866          608,866           18,867       7.4000       7.4000    02/01/2017   FARM
0183858                 1,328,000        1,328,865        1,328,865           49,524       7.5000       7.5000    01/01/2016   FARM
0183859                 1,266,498        1,267,363        1,267,363           47,222       7.5000       7.5000    06/01/2010   FARM
0183866                   188,000          186,813          186,813              -44       7.5000       7.5000    06/01/2009   FARM
0183867                   407,200          397,892          397,892              -90       7.2000       7.2000    12/01/2014   FARM
0183869                   113,750          113,966          113,966            4,298       7.6000       7.6000    07/01/2016   FARM
0183873                   752,000          753,345          753,345           23,965       7.7000       7.7000    06/01/2009   FARM
0183880                   539,200          542,121          542,121           20,916       7.8000       7.8000    12/01/2014   FARM
0183882                   117,400          115,111          115,111            2,791       7.2000       7.2000    06/01/2009   FARM
0183892                   127,400          124,996          124,996              -26       7.2000       7.2000    06/01/2009   FARM
0183897                   183,074          179,330          179,330            3,256       7.2000       7.2000    06/01/2009   FARM
0183899                   376,000          368,081          368,081            6,693       7.2000       7.2000    06/01/2009   FARM
0183900                   250,000          246,012          246,012            1,461       7.3000       7.3000    12/01/2016   FARM
0183902                   289,400          283,516          283,516            8,620       7.2000       7.2000    06/01/2009   FARM
0183906                   470,000          456,946          456,946           16,359       7.0000       7.0000    12/01/2009   FARM
0183908                   470,000          470,234          470,234           17,528       7.5000       7.5000    06/01/2009   FARM
0183909                   273,000          266,115          266,115            1,554       7.1000       7.1000    12/01/2016   FARM
0183912                   414,600          415,146          415,146            9,728       7.1000       7.1000    12/01/2012   FARM
0183913                   290,800          284,674          284,674            8,662       7.2000       7.2000    06/01/2009   FARM
0183915                   138,000          135,272          135,272            3,287       7.2000       7.2000    06/01/2009   FARM
0183916                   126,000          124,209          124,209            4,568       7.3000       7.3000    06/01/2015   FARM
0183917                   101,800           99,900           99,900              585       7.2000       7.2000    12/01/2016   FARM
0183918                   120,200          117,852          117,852            2,863       7.2000       7.2000    06/01/2009   FARM
0183919                   109,800          107,675          107,675            2,615       7.2000       7.2000    06/01/2009   FARM
0183920                   165,400          165,787          165,787            3,718       6.8000       6.8000    12/01/2009   FARM
0183921                   188,000          184,200          184,200            4,478       7.2000       7.2000    06/01/2009   FARM
0183923                   415,400          406,738          406,738            9,895       7.2000       7.2000    06/01/2009   FARM
0183925                    75,200           73,834           73,834            2,241       7.2000       7.2000    06/01/2009   FARM
0183926                   377,800          378,973          378,973            4,954       8.0000       8.0000    06/01/2012   FARM
0183928                   135,000          134,095          134,095              -27       7.5000       7.5000    12/01/2008   FARM
0183943                   329,000          322,279          322,279            9,806       7.2000       7.2000    06/01/2009   FARM

Closed Block Segment: MetLife Ordinary
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

----------  -------          -------          -------         -------           --------
CUSIP       Issuer            Par              Book           Market            Accrued
Code                          Value            Value          Value             Interest
----------  -------          -------          -------         -------           --------
0183946                      470,000          471,074          471,074              -97
0183952                      279,893          280,406          280,406            8,342
0183955                      151,250          150,741          150,741            5,640
0183956                      263,500          266,692          266,692            1,677
0183957                    2,070,000        2,037,190        2,037,190           75,135
0183958                      480,300          469,101          469,101            5,668
0183968                      700,000          697,898          697,898           26,453
0183969                      108,000          107,305          107,305            2,608
0183970                      300,000          297,082          297,082            1,758
0183972                      113,529          112,496          112,496            3,426
0183977                      113,500          113,986          113,986            4,314
0183978                      591,000          598,727          598,727           23,508
0183981                      152,280          151,829          151,829              -24
0183986                    1,410,000        1,426,862        1,426,862             -329
0183987                      374,000          373,235          373,235              -73
0183993                       72,000           71,974           71,974              -16
0183996                      773,500          764,423          764,423             -164
0183997                      917,000          918,885          918,885           32,372
0183998                    1,410,000        1,402,648        1,402,648           53,283
0183999                      143,450          147,802          147,802            4,925
0184005                      188,000          189,012          189,012            3,621
0184006                      500,000          518,558          518,558           21,378
0184008                      112,800          114,467          114,467            2,232
0184009                      244,400          243,806          243,806            9,233
0184012                      207,400          208,687          208,687              -43
0184018                      295,750          296,046          296,046              -69
0184019                      138,500          141,711          141,711              -33
0184020                      235,000          236,096          236,096            7,393
0184035                      294,500          301,315          301,315              -73
0184044                      540,400          549,177          549,177           21,771
0184045                    1,868,000        1,907,572        1,907,572           37,863
0184050                      658,000          674,714          674,714             -179
0184054                    1,018,500        1,047,087        1,047,087           42,539
0185677                       44,000           47,136           47,136            1,601
0186002                      185,219          184,866          184,866              -40
0186006                      148,176          147,697          147,697            5,060
0186022                      507,400          506,659          506,659           21,444
0186025                      235,000          234,189          234,189              -58
0186026                      235,900          235,360          235,360            3,049
0186031                      314,000          312,794          312,794           12,295
0186032                      155,200          154,487          154,487            1,984
0186049                    1,000,000        1,002,792        1,002,792           11,964
0186054                      225,000          223,907          223,907            2,876
0186056                      349,200          348,579          348,579             -215
0186065                      300,000          298,525          298,525            6,531
0186069                      240,000          239,008          239,008            2,853

Total Assets          20,676,524,162   19,936,978,640   20,620,643,086      264,044,742

-------        --------     --------    ----------   -----
CUSIP          Nominal      Nominal      Maturity    Asset
Code           Book Yld      Coupon        Date      Type
-------        --------     --------    ----------   -----
0183946          7.4000       7.4000    07/01/2016   FARM
0183952          7.2000       7.2000    06/01/2009   FARM
0183955          7.5000       7.5000    01/01/2016   FARM
0183956          7.9000       7.9000    12/01/2014   FARM
0183957          7.3000       7.3000    07/01/2017   FARM
0183958          7.2000       7.2000    11/01/2017   FARM
0183968          7.6000       7.6000    06/01/2008   FARM
0183969          7.3000       7.3000    06/01/2009   FARM
0183970          7.3000       7.3000    06/01/2016   FARM
0183972          7.3000       7.3000    06/01/2007   FARM
0183977          7.6500       7.6500    07/01/2016   FARM
0183978          8.0000       8.0000    07/01/2017   FARM
0183981          7.6000       7.6000    06/01/2009   FARM
0183986          7.9000       7.9000    06/01/2009   FARM
0183987          7.1000       7.1000    12/01/2008   FARM
0183993          7.6000       7.6000    12/01/2014   FARM
0183996          7.4000       7.4000    06/01/2009   FARM
0183997          7.1000       7.1000    07/01/2016   FARM
0183998          7.6000       7.6000    07/01/2017   FARM
0183999          8.3000       8.3000    06/01/2008   FARM
0184005          7.8000       7.8000    06/01/2009   FARM
0184006          8.6000       8.6000    06/01/2009   FARM
0184008          8.0000       8.0000    06/01/2009   FARM
0184009          7.6000       7.6000    06/01/2009   FARM
0184012          7.6000       7.6000    12/01/2014   FARM
0184018          7.2500       7.2500    06/01/2009   FARM
0184019          8.2000       8.2000    06/01/2014   FARM
0184020          7.6000       7.6000    06/01/2009   FARM
0184035          8.1000       8.1000    06/01/2005   FARM
0184044          8.1000       8.1000    12/01/2014   FARM
0184045          8.2000       8.2000    03/01/2010   FARM
0184050          8.4000       8.4000    12/01/2008   FARM
0184054          8.4000       8.4000    06/01/2009   FARM
0185677          8.8000       8.8000    12/01/2005   FARM
0186002          7.7500       7.7500    06/01/2009   FARM
0186006          8.2500       8.2500    06/01/2012   FARM
0186022          8.5000       8.5000    06/01/2009   FARM
0186025          8.5000       8.5000    12/01/2008   FARM
0186026          7.9000       7.9000    12/01/2014   FARM
0186031          7.8750       7.8750    12/01/2009   FARM
0186032          7.8000       7.8000    11/01/2017   FARM
0186049          7.3000       7.3000    12/01/2007   FARM
0186054          7.8000       7.8000    12/01/2009   FARM
0186056          7.7500       7.7500    06/01/2009   FARM
0186065          8.2500       8.2500    07/15/2013   FARM
0186069          7.3750       7.3750    11/01/2008   FARM

                           MetLife Industrial Assets

                   LEGEND


Asset Type

ABOB               Asset Backed Bond
GNOB               Govt Non Zero Coupon Bond
GZOB               Govt Zero Coupon Bond
PBOB               Public Bond
PROB               Private Bond
CMO                Collateralized Mortgage Obligation
CMBS               Commercial Mortgage Backed Security
GNMA               Govt National Mortgage Association Pass-Throughs
MBS                Other Mortgage Backed Security
COMM               Commercial Mortgage
FARM               Agricultural Mortgage
RESD               Residential Mortgage

Segment            OO:  MetLife Ordinary Life
                   IO:  MetLife Industrial Life
                   RD:  TNE Fund D
                   RL:  TNE Loomis Fund
                   R5:  TNE 5MA
                   FD:  TNE Fund D
                   5M:  TNE 5MA
                   RU:  Additional Assets for TNE

Closed Block Segment: MetLife Industrial
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
CUSIP      Issuer                               Par          Book         Market      Accrued   Nominal  Nominal  Maturity   Asset
Code                                           Value        Value         Value      Interest  Book Yld  Coupon   Date       Type
-----------------------------------------------------------------------------------------------------------------------------------
F2938@AA3  ENTERPRISE MINIERE ET CHIMIQUE    10,000,000   10,000,000    11,487,500     38,533   8.6700   8.6700  12/15/2004    PROB
G1611#AA6  CHARTER PLC                        5,000,000    5,000,000     5,208,800     66,889   6.8800   6.8800  10/21/2007    PROB
G2478*AA0  DELTA PLC SR NTS                   4,000,000    4,000,000     4,196,960    152,347   7.8800   7.8800  07/07/2004    PROB
G4492#AA4  IAWS GROUP PLC GTD SR NTS         10,000,000   10,000,000    10,237,800    136,756   7.2400   7.2400  04/23/2006    PROB
G4507@AA9  IWP U.K. HLDGS PLC GRTD SR NTS     5,000,000    5,000,000     5,306,750     34,356   7.7300   7.7300  05/29/2007    PROB
V2044*AA8  COMPAGNIE NATIONALE ROYAL AIR      1,375,000    1,374,549     1,433,534     38,434   7.3520   7.3400  02/15/2004    PROB
Z46098234  NATL PWR PLC EURO BD               3,000,000    2,949,232     3,054,390     15,625   6.6650   6.2500  12/01/2003    PBOB
Z51147*18  SLOVENIA REPUBLIC                 24,994,001   24,994,001    26,086,239    168,085   6.7250   6.7250  05/25/2006    PROB
001957AS8  A T & T CORP (AMER TEL & TEL)      5,000,000    4,969,660     5,415,300     44,722   7.1201   7.0000  05/15/2005    PBOB
002920AB2  ABBEY NATIONAL PLC                 8,000,000    7,986,578     7,890,960     23,822   6.7117   6.7000  06/29/2049    PBOB
002920AB2  ABBEY NATIONAL PLC                10,035,000    9,678,144     9,898,223     29,882   6.9554   6.7000  06/29/2049    PBOB
007724AA5  AERO VODOCHODY AS                 16,000,000   15,906,113    16,640,000    146,667   7.6128   7.5000  11/17/2005    PBOB
00912#AC7  AIR LIQUIDE AMERICA CORP           5,000,000    5,000,000     5,166,500    100,258   6.8100   6.8100  09/15/2004    PROB
00949TAA8  AIRTOUCH COMMUNICATIONS INC        5,000,000    5,150,172     5,536,850    172,917   6.9809   7.5000  07/15/2006    PBOB
020002AJ0  ALLSTATE CORP                     10,470,000   10,932,613    10,924,503     92,311   6.5845   6.9000  05/15/2038    PBOB
020002AJ0  ALLSTATE CORP                      1,000,000    1,044,185     1,043,410      8,817   6.5845   6.9000  05/15/2038    PBOB
020002AJ0  ALLSTATE CORP                     20,000,000   21,044,632    20,868,200    176,333   6.5294   6.9000  05/15/2038    PBOB
020039AE3  ALLTEL CORP DEB                   10,000,000    9,953,308    10,577,000    206,111   7.0473   7.0000  03/15/2016    PBOB
020039AF0  ALLTEL CORP DEB                    2,000,000    1,993,962     2,142,540     36,250   7.3203   7.2500  04/01/2004    PBOB
02637XAA2  AMERICAN GENL INSTIT CAP 144A      6,870,000    7,938,682     7,941,857    164,355   6.9937   8.1250  06/15/2046    PBOB
02637XAA2  AMERICAN GENL INSTIT CAP 144A      5,000,000    5,777,789     5,780,100    119,618   6.9937   8.1250  06/15/2046    PBOB
02879*AA2  AMER PACKAGING CORP PA SR          1,666,667    1,666,668     1,727,000      1,032  11.1500  11.1500  06/29/2000    PROB
035229BN2  ANHEUSER BUSCH CO                  5,000,000    4,998,793     5,570,250    178,125   7.1274   7.1250  07/01/2017    PBOB
035229BN2  ANHEUSER BUSCH CO                 10,000,000    9,997,586    11,140,500    356,250   7.1274   7.1250  07/01/2017    PBOB
038522A*9  ARAMARK SVCS INC SR NTS           10,000,000   10,000,000    10,096,100    292,347   6.7900   6.7900  01/26/2003    PROB
04454CDL7  ASHLAND OIL INC MTN                7,000,000    6,975,395     7,792,680     26,693   8.6576   8.5800  11/17/2004    PBOB
045424BF4  ASC 1996- D2 A1                    4,746,407    4,793,404     4,937,735     18,247   6.8423   6.9200  02/14/2029    CMBS
046003JU4  ASSOC CORP NORTH AMER DEB         10,000,000   10,194,350    10,683,000    117,764   6.7705   6.9500  11/01/2018    PBOB
04775HCK1  ATLANTA GAS LT CO MTN C            5,000,000    4,997,828     5,688,000     60,000   7.2043   7.2000  07/17/2017    PBOB
053807AC7  AVNET INC NTS                      5,000,000    4,993,054     5,149,700    101,215   6.9072   6.8750  03/15/2004    PBOB
054937AA5  BRANCH BKG AND TRUST              10,000,000   10,122,817    10,849,700     32,222   7.0547   7.2500  06/15/2007    PBOB
055345AC6  BCH CAYMAN ISLAND YANKEE          10,000,000   10,028,819    10,109,200    245,556   6.4489   6.5000  02/15/2006    PBOB
055345AD4  BCH CAYMAN ISLAND YANKEE           2,590,000    2,777,857     2,803,934     91,959   6.4691   7.7000  07/15/2006    PBOB
055345AD4  BCH CAYMAN ISLAND YANKEE           2,000,000    2,143,350     2,165,200     71,011   6.4831   7.7000  07/15/2006    PBOB
05968@AA5  BANCOMER 1992 REC TR CTF           3,531,450    3,531,450     3,531,450     10,550   7.1700   7.1700  09/16/1999    ABOB
066365BU0  BANKERS TRUST NY                   3,000,000    3,280,586     3,303,150     41,250   6.4289   8.2500  05/01/2005    PBOB
066365DC8  BANKERS TR NY CORP NTS            10,000,000   10,557,180    10,638,100    153,056   6.5982   7.2500  10/15/2011    PBOB
066748AB0  BANQUE PARIBAS NY SUB NTS          5,000,000    5,527,963     5,609,550     18,556   6.6944   8.3500  06/15/2007    PBOB
068798A*8  R.G. BARRY CORP SR NTS             1,714,266    1,714,267     1,784,688     81,294   9.7000   9.7000  07/05/2004    PROB
071813AF6  BAXTER INTL INC NTS                3,000,000    2,998,838     3,205,410     31,146   8.1404   8.1250  11/15/2001    PBOB
080555AD7  BELO (A.H.) CORP                   5,000,000    4,991,092     5,230,800     29,688   7.1535   7.1250  06/01/2007    PBOB
09367#AA2  A T & T CORP (BLOCK 93-111 LP)     8,071,079    8,071,080     8,325,722     42,050   6.2520   6.2520  04/01/2007    PROB
11041RAL2  BRITISH AEROSPACE                 10,000,000    9,926,756    11,026,500    375,000   7.5630   7.5000  07/01/2027    PBOB
11041RAL2  BRITISH AEROSPACE                 20,000,000   22,178,323    22,053,000    750,000   6.6434   7.5000  07/01/2027    PBOB
111013AA6  BRITISH SKY BROADCASTING NTS      10,000,000    9,985,682     9,965,800    154,111   7.3245   7.3000  10/15/2006    PBOB
125148AB2  C E ELEC UK FDG CO SR NTS          6,000,000    6,000,000     6,346,020      1,166   6.9950   6.9950  12/30/2007    PBOB
12518AAB3  CEZ FINANCE                        5,000,000    4,891,130     4,615,050    164,271   7.4746   7.1250  07/15/2007    PBOB
12518AAB3  CEZ FINANCE                        5,000,000    4,889,879     4,615,050    164,271   7.4786   7.1250  07/15/2007    PBOB
126404AB8  C S W INVTS SR NTS                17,000,000   17,131,947    18,136,280    527,708   7.3148   7.4500  08/01/2006    PBOB
14348#AA6  CARNAUD METALBOX INVT INC SR      17,000,000   17,000,000    17,277,780    188,417   7.0000   7.0000  05/04/2000    PROB
16371*AD9  O E PWR CONTRACT TR SECD TR        3,000,000    3,000,000     3,145,170      6,400   7.6800   7.6800  10/21/2005    PROB
173034GV5  CITICORP SUB CAPITAL NTS          10,000,000   10,719,993    11,051,200    153,056   6.4162   7.2500  10/15/2011    PBOB
17304*AD9  CITGO PETROLEUM CORP               1,285,714    1,285,715     1,346,631     19,350   9.0300   9.0300  11/01/2001    PROB
184502AD4  CLEAR CHANNEL COMM BD              2,500,000    2,475,735     2,431,025      7,639   6.9669   6.8750  06/15/2018    PBOB
184502AD4  CLEAR CHANNEL COMM BD              5,000,000    4,900,341     4,862,050     15,278   7.0650   6.8750  06/15/2018    PBOB
191219BB9  COCA-COLA ENTERPRISES INC         10,000,000    9,979,337    10,793,100    296,875   7.1453   7.1250  08/01/2017    PBOB
191219BB9  COCA-COLA ENTERPRISES INC          5,000,000    5,028,531     5,396,550    148,438   7.0694   7.1250  08/01/2017    PBOB
191219BE3  COCA COLA ENTERPRISES INC DEB     22,000,000   21,763,159    23,047,860    453,750   6.8352   6.7500  09/15/2028    PBOB
204449AB8  COMPANIA TELECOM CHILE NTS         5,000,000    4,373,168     4,825,300    175,799  10.0351   7.6250  07/15/2006    PBOB
205887AR3  CONAGRA INC SR NTS                 7,000,000    6,997,486     7,232,470    114,333   7.0029   7.0000  10/01/2028    PBOB
209111CJ0  CONSOLIDATED ED CO OF NY INC       2,000,000    1,961,022     2,205,520     12,917   7.9253   7.7500  06/01/2026    PBOB

Closed Block Segment: MetLife Industrial
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
CUSIP      Issuer                               Par          Book         Market      Accrued   Nominal  Nominal  Maturity   Asset
Code                                           Value        Value         Value      Interest  Book Yld  Coupon   Date       Type
-----------------------------------------------------------------------------------------------------------------------------------
209111DA8  CONSOLIDATED ED CO NY DEB         15,000,000   14,958,410    16,146,300    264,500   6.9221   6.9000  10/01/2028    PBOB
209864AT4  CONSOLIDATED RAIL CORP NTS         3,000,000    3,707,245     4,016,850     13,000   7.5196   9.7500  06/15/2020    PBOB
209864AT4  CONSOLIDATED RAIL CORP NTS         2,000,000    2,429,051     2,677,900      8,667   7.6924   9.7500  06/15/2020    PBOB
210805CK1  CONTINENTAL AIRLINES              25,000,000   25,000,000    24,929,000    274,694   6.8200   6.8200  05/01/2018    PBOB
217016A*5  COORS ADOLPH CO NTS                2,000,000    2,000,000     2,010,340     36,417   8.6250   8.6250  03/15/1999    PROB
228255AF2  CROWN CORK & SEAL INC NTS          5,000,000    4,988,731     5,436,600    193,090   8.4234   8.3750  01/15/2005    PBOB
237194AA3  DARDEN RESTAURANTS INC NTS         4,000,000    3,809,664     3,992,800    106,250   7.2457   6.3750  02/01/2006    PBOB
239753BP0  DAYTON HUDSON CORP DEB             2,300,000    2,294,840     2,584,579     16,292   8.5221   8.5000  12/01/2022    PBOB
247361XY9  DELTA AIR LINES                    3,435,000    4,511,315     4,475,015     15,839   7.5313  10.3750  12/15/2022    PBOB
247361XY9  DELTA AIR LINES                   15,555,000   20,428,966    20,264,587     71,726   7.5313  10.3750  12/15/2022    PBOB
250847BN9  DETROIT ED CO GEN & REF MTGE       5,000,000    4,996,818     5,052,550     15,178   6.9000   6.8300  12/15/1999    PROB
260540AH2  DOW CAPITAL BV NTS                13,000,000   12,896,089    13,562,640    427,104   7.3573   7.1250  01/15/2003    PBOB
277432AC4  EASTMAN CHEM CO DEB                2,000,000    1,992,610     2,112,400      6,778   7.6582   7.6250  06/15/2024    PBOB
292689AC0  ENERGY GROUP OVERSEAS GTD NTS     11,000,000   11,285,558    11,438,680    171,264   7.1222   7.3750  10/15/2017    PBOB
29274FAA2  ENERSIS SA NTS                     5,000,000    4,977,536     4,570,550     28,750   6.9748   6.9000  12/01/2006    PBOB
293561BW5  ENRON CORP NTS                    20,000,000   19,515,415    20,000,000    660,250   7.1481   6.9500  07/15/2028    PBOB
293779AA2  ENTERPRISE OIL                     5,000,000    4,987,162     5,013,800     98,639   6.7395   6.7000  09/15/2007    PBOB
302154AG4  EXPORT-IMPORT BANK KOREA           6,000,000    5,480,169     5,555,400    125,433   8.5934   7.1000  03/15/2007    PBOB
3133TDNH5  FHR 2043 PJ                        5,000,000    4,993,929     5,039,700     27,083   6.5096   6.5000  08/15/2025    CMO
31374ALQ1  FNMA 30 YR CONVTL       308235       240,854      233,445       242,660      1,305   6.7542   6.5000  04/01/2024    MBS
31375FJK5  FNMA 30 YR CONVTL       333366        83,012       77,732        83,582        450   7.0269   6.5000  12/01/2025    MBS
33763DAC3  FIRSTAR CORP CAP TR                7,000,000    7,419,068     7,633,080     25,884   7.7911   8.3200  12/15/2026    PBOB
338922AC1  FLETCHER CHALLENGE CANADA LTD      7,500,000    7,492,740     7,473,450    151,563   7.5160   7.5000  03/24/2007    PBOB
33945#AD7  FLINT INK CORPORATION              5,000,000    5,000,000     5,107,300     36,678   6.6020   6.6020  05/21/2008    PROB
340711AF7  FLORIDA GAS TRANSMN CO SR NTS     10,000,000   10,000,000    11,121,200    143,833   8.6300   8.6300  11/01/2004    PROB
345370BY5  FORD MOTOR CO BNDS                10,000,000    9,888,503    10,284,000    167,465   6.7121   6.6250  10/01/2028    PBOB
356834AA9  FREEPORT TERMINAL MALTA            5,000,000    5,053,721     5,193,850     46,319   7.1619   7.2500  05/15/2028    PBOB
36144TCF2  GATX CAPITAL CORP MTN              5,000,000    4,972,789     5,097,500     15,278   6.9653   6.8750  12/15/2006    PBOB
362311AE2  G T E CALIFORNIA INC DEB D         5,000,000    4,862,532     5,539,100     58,333   7.4134   7.0000  05/01/2008    PBOB
362320AW3  G T E CORP DEB                     7,000,000    7,000,000     7,732,830    230,417   7.9000   7.9000  02/01/2027    PBOB
36867@AA2  ELECTRONIC DATA SYSTEMS CORP.     10,000,000   10,000,000    10,224,800    167,644   6.5600   6.5600  09/30/2005    PROB
368836B#8  GEN AMER TRANSN CORP NEW MTN       4,000,000    4,160,786     4,567,280    149,600   8.7463   9.9000  03/31/2003    PBOB
38142EAR9  GOLDMAN SACHS GROUP LP             4,000,000    3,847,078     4,176,680    102,000   7.4515   6.7500  02/15/2006    PBOB
382388AK2  GOODRICH B.F. NTS                  2,000,000    1,996,484     2,033,860     27,233   6.4755   6.4500  04/15/2008    PBOB
382388AL0  GOODRICH B.F. CO                   3,000,000    2,982,387     3,003,930     44,333   7.0443   7.0000  04/15/2038    PBOB
38375@AV7  GOVT TR CTFS CL 2-H                  200,216      194,716       197,225          0   9.9292   0.0000  04/15/1999    PROB
38375@AW5  GOVT TR CTFS CL 2-H                  187,906      174,100       180,253          0   9.9292   0.0000  10/15/1999    PROB
38375@AX3  GOVT TR CTFS CL 2-H                  175,596      154,999       164,026          0   9.9292   0.0000  04/15/2000    PROB
413086AB5  HARMAN INTL                       10,000,000   10,091,766     9,793,000    366,000   7.1740   7.3200  07/01/2007    PBOB
413086AB5  HARMAN INTL                        3,000,000    3,027,530     2,937,900    109,800   7.1740   7.3200  07/01/2007    PBOB
423324AC6  HELLENIC REPUBLIC NTS             10,000,000   10,135,286    10,804,200    225,875   6.7498   6.9500  03/04/2008    PBOB
441812FQ2  HOUSEHOLD FIN CORP NTS             3,000,000    2,962,121     3,192,300     71,250   7.3681   7.1250  09/01/2005    PBOB
448699AE8  HYDER PLC                         50,000,000   49,736,135    50,891,000    204,861   7.4191   7.3750  12/15/2028    PBOB
452317AA8  ILLINOVA CORP NTS                  2,000,000    1,990,380     2,084,720     59,375   7.2398   7.1250  02/01/2004    PBOB
452317AA8  ILLINOVA CORP NTS                  3,000,000    2,985,569     3,127,080     89,063   7.2398   7.1250  02/01/2004    PBOB
478366AD9  JOHNSON CONTROLS INC DEB           2,000,000    2,000,000     2,248,540      7,289   8.2000   8.2000  06/15/2024    PBOB
48267*AB3  KPMG PEAT MARWICK LLP              5,000,000    5,000,000     5,044,750        893   6.4300   6.4300  07/22/2008    PROB
485188E*3  KANSAS CITY SOUTHERN RY CO CSA     3,956,702    3,956,703     4,285,860     15,053   8.5600   8.5600  12/15/2006    ABOB
500630AJ7  KOREAN DEVELOPMENT BK              3,500,000    3,154,004     2,991,100     19,688   8.6809   6.7500  12/01/2005    PBOB
501044BM2  KROGER CO NTS                      5,000,000    4,984,820     5,054,800     18,889   6.8281   6.8000  12/15/2018    PBOB
50170*AA7  MCDONALD'S CORPORATION             4,000,000    4,000,000     4,321,760    153,893   7.9600   7.9600  01/07/2005    PROB
51512#AA8  LANDSVIRKJUN - THE NATL PWR CO     4,000,000    4,000,000     4,316,720     38,727   9.4200   9.4200  05/24/2001    PROB
524909AZ1  LEHMAN BROS INC SR SUB NTS        25,000,000   24,962,257    24,730,250    343,056   6.5219   6.5000  04/15/2008    PBOB
539830AF6  LOCKHEED MARTIN CORP NTS          10,000,000    9,952,025    11,461,000    129,167   7.7927   7.7500  05/01/2026    PBOB
539830AH2  LOCKHEED MARTIN CORP NTS          10,000,000    9,986,439    10,772,000     33,111   7.4807   7.4500  06/15/2004    PBOB
542290B#7  LONE STAR INDUS INC SR NTS         5,000,000    5,000,000     5,134,750    101,528   7.3100   7.3100  03/21/2007    PROB
54600@AE9  LOUIS DREYFUS CORPORATION          5,000,000    5,000,000     5,131,800     91,379   7.2300   7.2300  09/30/2004    PROB
5526E2AA7  MBNA AMER BANK SUB NTS             2,350,000    2,374,701     2,326,030     46,706   6.5958   6.7500  03/15/2008    PBOB
5526E2AA7  MBNA AMER BANK SUB NTS            10,000,000   10,104,917     9,898,000    198,750   6.5961   6.7500  03/15/2008    PBOB
57169*AD9  MARS INC NTS                       7,000,000    7,000,000     7,079,730     49,716   7.9900   7.9900  05/29/2000    PROB
577778BH5  MAY DEPT STORES CO GUARNT         15,000,000   14,939,268    15,513,900    259,625   6.7317   6.7000  09/15/2028    PBOB

Closed Block Segment: MetLife Industrial
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
CUSIP      Issuer                               Par          Book         Market      Accrued   Nominal  Nominal  Maturity   Asset
Code                                           Value        Value         Value      Interest  Book Yld  Coupon   Date       Type
-----------------------------------------------------------------------------------------------------------------------------------
582834AP2  MEAD CORP DEB                     10,125,000   10,966,797    10,758,926    254,813   6.9498   7.5500  03/01/2047    PBOB
607059BP6  MOBIL CORP DEB                       199,687      199,688       215,159      6,920   6.9700   6.9700  07/02/2017    PBOB
607059BP6  MOBIL CORP DEB                       184,194      184,195       198,465      6,384   6.9700   6.9700  07/02/2017    PBOB
607059BP6  MOBIL CORP DEB                       190,613      190,614       205,382      6,606   6.9700   6.9700  07/02/2017    PBOB
607059BP6  MOBIL CORP DEB                     9,876,050    9,914,076    10,641,246    342,268   6.9328   6.9700  07/02/2017    PBOB
611662BE6  MONSANTO CO DEB                   34,000,000   33,858,093    34,077,860    135,056   6.5378   6.5000  12/01/2018    PBOB
611662BH9  MONSANTO CO                       35,000,000   34,874,083    35,094,150    141,167   6.6278   6.6000  12/01/2028    PBOB
629377AD4  NRG ENERGY INC SR NTS             10,000,000    9,979,090    10,505,800     33,333   7.5339   7.5000  06/15/2007    PBOB
63252MAB0  NATIONAL AUSTRALIA BANK            3,000,000    2,997,012     3,090,450     11,550   6.6149   6.6000  12/10/2007    PBOB
633712AG9  NATL BANK OF HUNGARY               3,500,000    4,129,528     4,262,195     51,771   6.9167   8.8750  11/01/2013    PBOB
63858RDK4  NATIONSBANK CORP MTN              10,000,000    9,978,137    10,723,500    194,986   6.9891   6.9500  03/20/2006    PBOB
638585BH1  NATIONSBANK CORP SUB NTS          10,000,000    9,962,531    10,610,800     84,333   6.6475   6.6000  05/15/2010    PBOB
638585BH1  NATIONSBANK CORP SUB NTS           5,000,000    4,981,265     5,305,400     42,167   6.6475   6.6000  05/15/2010    PBOB
650094CA1  NEW YORK TEL CO DEB                4,000,000    3,886,712     4,029,000     44,667   6.9408   6.7000  11/01/2023    PBOB
650094CC7  NEW YORK TEL CO DEB                2,000,000    1,971,454     2,148,160     54,778   7.3756   7.2500  02/15/2024    PBOB
652482AU4  NEW AMERICA INC                   25,000,000   25,777,252    25,967,500      5,056   7.0287   7.2800  06/30/2028    PBOB
653522CA8  NIAGARA MOHAWK PWR CORP            6,000,000    6,373,362     6,611,820     40,000   6.6145   8.0000  06/01/2004    PBOB
653522CV2  NIAGARA MOHAWK PWR CORP           30,000,000   31,766,120    33,360,000    297,083   6.7241   7.7500  05/15/2006    PBOB
655492AG1  NORCEN ENERGY RESOURCES DEB        5,000,000    5,000,000     5,325,750    193,917   7.8000   7.8000  07/02/2008    PBOB
655492AG1  NORCEN ENERGY RESOURCES DEB        5,000,000    5,000,000     5,325,750    193,917   7.8000   7.8000  07/02/2008    PBOB
655492AG1  NORCEN ENERGY RESOURCES DEB        5,000,000    5,000,000     5,325,750    193,917   7.8000   7.8000  07/02/2008    PBOB
666807AP7  NORTHROP GRUMMAN CORP NTS          4,685,000    4,981,256     5,086,786    121,029   7.1066   7.7500  03/01/2016    PBOB
666807AQ5  NORTHROP-GRUMMAN CORP NTS          8,825,000    9,896,668     9,769,275    231,656   6.8812   7.8750  03/01/2026    PBOB
66765RAY2  NORTHWEST NATRL GAS CO SECD        5,000,000    4,998,745     5,415,150     29,167   7.0024   7.0000  08/01/2017    PBOB
669771AV9  NOVA GAS TRANSMN LTD NTS          10,000,000   10,016,489    11,232,400     54,306   8.4641   8.5000  12/08/2004    PBOB
679574AE3  OLD DOMINION ELEC COOP 1ST         4,000,000    4,000,000     4,320,760     25,933   7.7800   7.7800  12/01/2023    PBOB
679833AB9  OLD KENT FINL                     16,000,000   15,307,481    16,514,720    135,444   7.4410   6.6250  11/15/2005    PBOB
68244#AB5  NEW YORK TEL CO (1095 TELBIL      36,455,176   36,455,176    40,148,450     78,115   7.7140   7.7140  06/21/2023    PROB
693476AJ2  PNC FINDING CORP                   7,500,000    7,486,929     8,007,675    237,760   6.9024   6.8750  07/15/2007    PBOB
69361*AG3  P S E G CAPITAL CORP MTN           5,000,000    5,013,166     5,021,250     21,778   7.6250   9.8000  02/16/1999    PROB
694032AX1  PACIFIC BELL DEB                   3,000,000    2,330,226     3,035,100     41,958   8.6552   6.6250  10/15/2034    PBOB
694032AX1  PACIFIC BELL DEB                   3,000,000    2,816,877     3,035,100     41,958   7.0971   6.6250  10/15/2034    PBOB
69512EBW4  PACIFICORP SECD MTN C              1,000,000    1,030,794     1,258,850     29,833   8.5473   8.9500  09/01/2011    PBOB
695629AU9  PAINE WEBBER GROUP                 6,700,000    7,055,666     7,160,692    107,851   6.8710   7.6250  10/15/2008    PBOB
695629AU9  PAINE WEBBER GROUP                 3,500,000    3,783,448     3,740,660     56,340   6.4940   7.6250  10/15/2008    PBOB
695629CD5  PAINE WEBBER GROUP INC NTS        18,000,000   17,956,239    17,928,900    248,900   6.5854   6.5500  04/15/2008    PBOB
704913AA0  PEARSON INC MTN 144A              18,250,000   18,422,095    18,481,045    396,304   7.2133   7.3750  09/15/2006    PBOB
709051CA2  PENNSYLVANIA PWR & LT CO 1ST       2,000,000    1,990,863     2,053,680     48,667   7.3401   7.3000  03/01/2024    PBOB
709051CB0  PENNSYLVANIA PWR & LT CO 1ST       5,000,000    4,981,623     5,295,750    114,583   6.9609   6.8750  03/01/2004    PBOB
74143WAA0  PRICE COSTCO INC                   5,000,000    5,004,219     5,273,050     15,833   7.1085   7.1250  06/15/2005    PBOB
74160@AA7  PRIME TANNING CO INC SR NTS        2,000,000    2,000,000     2,117,340        473   8.5200   8.5200  06/30/2004    PROB
742718BA6  PROCTOR & GAMBLE CO NTS            3,000,000    3,000,000     3,354,810     30,667   8.0000   8.0000  11/15/2003    PBOB
744593AC8  STEER IBM-Z2 DEB                   9,071,221    9,038,069     9,599,801     48,493   6.4535   6.4150  06/01/2018    PBOB
74727@AB1  QC UTAH, L.L.C.                    4,906,347    4,906,348     5,152,793     26,163   7.1100   7.1100  01/13/2012    PROB
74740FFH4  QUAKER OATS CO MTN                 2,000,000    2,025,791     2,158,740     68,152   7.1007   7.3900  06/14/2004    PBOB
74740FFH4  QUAKER OATS CO MTN                 3,000,000    3,038,687     3,238,110    102,228   7.1007   7.3900  06/14/2004    PBOB
748148PD9  QUEBEC (PROVINCE OF) DEB NN       21,500,000   22,694,844    23,378,455    604,240   6.6661   7.1250  02/09/2024    PBOB
748148PD9  QUEBEC (PROVINCE OF) DEB NN        5,000,000    5,277,871     5,436,850    140,521   6.6661   7.1250  02/09/2024    PBOB
748148PD9  QUEBEC (PROVINCE OF) DEB NN       10,000,000   10,497,831    10,873,700    281,042   6.7122   7.1250  02/09/2024    PBOB
748148PD9  QUEBEC (PROVINCE OF) DEB NN        8,000,000    8,394,272     8,698,960    224,833   6.7161   7.1250  02/09/2024    PBOB
74912EAF8  R&B FALCON CORP SR NTS SER B       5,000,000    4,972,272     4,470,200     71,250   6.8601   6.7500  04/15/2005    PBOB
74912EAF8  R&B FALCON CORP SR NTS SER B      14,200,000   14,121,253    12,695,368    202,350   6.8601   6.7500  04/15/2005    PBOB
74912EAF8  R&B FALCON CORP SR NTS SER B       3,000,000    2,983,363     2,682,120     42,750   6.8601   6.7500  04/15/2005    PBOB
75820QAC6  REED ELSEVIER MTN                  4,650,000    4,582,849     5,144,760     44,563   7.6279   7.5000  05/15/2025    PBOB
760719AJ3  REPUBLIC N Y CORP NTS              5,000,000    5,404,372     5,804,450    158,194   7.0500   8.3750  02/15/2007    PBOB
786609AA5  SAGA PETE A S                      5,000,000    4,991,617     5,325,800    193,667   8.4385   8.4000  07/15/2004    PBOB
802813AE5  SANTANDER FINANCIAL ISSURANCE     10,000,000    9,659,557     9,687,300    240,833   6.7916   6.3750  02/15/2011    PBOB
812404AX9  SEARS ROEBUCK ACCEP CORP           5,000,000    5,027,467     5,548,750     79,167   7.4534   7.5000  10/15/2027    PBOB
82048@AS9  AMERADA HESS CORP (MARAD) NTS      1,280,000    1,280,000     1,333,069        277   7.8000   7.8000  12/31/2006    PROB
83159*AB1  SLOUGH ESTATES CDA LTD GTD SR        666,600      666,600       692,797      4,494   8.0900   8.0900  06/01/2004    PROB
83159@AA1  SLOUGH PARKS HLDGS INC GTD SR      1,333,400    1,333,400     1,385,803      8,989   8.0900   8.0900  06/01/2004    PROB

Closed Block Segment: MetLife Industrial
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------------
CUSIP      Issuer                               Par          Book         Market      Accrued   Nominal  Nominal  Maturity   Asset
Code                                           Value        Value         Value      Interest  Book Yld  Coupon   Date       Type
-----------------------------------------------------------------------------------------------------------------------------------
83364LAA7  SOCIETE GENERALE NTS              10,000,000   10,089,883    10,120,500    133,014   7.7786   7.8500  04/29/2049    PBOB
842434BM3  SOUTHERN CALIFORNIA GAS CO         3,000,000    2,862,913     2,888,250     34,375   7.2643   6.8750  11/01/2025    PBOB
852060AD4  SPRINT CAPITAL CORP BONDS          5,000,000    5,107,029     5,198,600     42,969   6.7082   6.8750  11/15/2028    PBOB
852060AD4  SPRINT CAPITAL CORP BONDS         10,000,000   10,288,511    10,397,200     85,938   6.6514   6.8750  11/15/2028    PBOB
86959CAA1  SVENSKA HANDELSBANKEN             10,000,000   10,134,506     9,984,600    225,625   7.0274   7.1250  03/29/2049    PROB
870191AD5  SWEDBANK                           7,500,000    6,985,437     7,343,550    171,875   8.0634   7.5000  09/29/2049    PBOB
870191AD5  SWEDBANK                           5,000,000    4,676,305     4,895,700    114,583   8.0296   7.5000  09/29/2049    PBOB
87083KAM4  SWISS BANK CORP NEW YORK          10,000,000   10,339,902    10,720,500     32,778   7.0431   7.3750  06/15/2017    PBOB
870836AC7  SWISS BANK CORP                    5,705,000    5,897,645     6,163,568    197,298   7.2126   7.5000  07/15/2025    PBOB
87807*AC6  TC MANUFACTURING CO INC SR NTS     1,894,736    1,894,737     2,048,134     83,447  10.5000  10.5000  07/31/2001    PROB
881685BD2  TEXACO CAPITAL INC GTD DEB         5,000,000    4,899,166     5,533,650    125,000   7.6603   7.5000  03/01/2043    PBOB
882389BY4  TEXAS EASTERN TRANSMN CORP NTS     5,000,000    4,974,775     5,542,600     87,083   8.3617   8.2500  10/15/2004    PBOB
884903B#1  THOMSON CORP NTS                   5,000,000    5,000,000     5,037,800     36,178   7.0400   7.0400  11/24/1999    PROB
88538#AC6  THORNWOOD INC TRANCHE B           10,000,000   10,000,000    10,313,400    293,067   6.7200   6.7200  01/24/2006    PROB
893502BQ6  TRANSAMERICA FIN CORP NTS          2,000,000    2,049,348     2,137,660     44,167   6.9272   7.5000  03/15/2004    PBOB
89837*AA0  TRUSTEES OF JAMES CAMPBELL SR      6,000,000    6,000,000     6,320,700      1,265   7.5900   7.5900  12/29/2002    PROB
902917AC7  USA WASTE SERVICES                10,000,000    9,982,730    10,454,200    175,000   7.0370   7.0000  10/01/2004    PBOB
90389XAA7  ULTRAMAR CORP MTN                  4,000,000    3,995,024     4,334,120     94,222   8.0259   8.0000  03/15/2005    PBOB
907770AT8  UNION OIL CO OF CALIF NTS          8,035,000    8,203,821     9,144,875    276,984   8.7227   9.1250  02/15/2006    PBOB
908640AH8  UNION TEXAS PETROLEUM             15,000,000   14,944,462    16,326,600    221,667   7.0550   7.0000  04/15/2008    PBOB
911684AB4  U S CELLULAR CORP NTS              2,000,000    1,989,960     2,137,640     54,778   7.3296   7.2500  08/15/2007    PBOB
912810CU0  USA TREAS BONDS                       12,000       13,607        14,250        204   6.9054  13.1250  05/15/2001    GNOB
912810CU0  USA TREAS BONDS                      100,000      114,031       118,750      1,704   6.6333  13.1250  05/15/2001    GNOB
912810EZ7  USA TREAS BONDS                    1,000,000      939,320     1,182,810     25,024   7.1276   6.6250  02/15/2027    GNOB
912810EZ7  USA TREAS BONDS                    4,000,000    3,912,083     4,731,240    100,095   6.8014   6.6250  02/15/2027    GNOB
912810EZ7  USA TREAS BONDS                   11,200,000   10,799,094    13,247,472    280,266   6.9155   6.6250  02/15/2027    GNOB
912810EZ7  USA TREAS BONDS                    2,800,000    2,705,028     3,311,868     70,067   6.8998   6.6250  02/15/2027    GNOB
912810EZ7  USA TREAS BONDS                    5,000,000    4,830,407     5,914,050    125,119   6.8998   6.6250  02/15/2027    GNOB
912827F49  USA TREAS NOTES                    1,037,360    1,061,602     1,126,345     10,101   6.7139   7.5000  05/15/2002    GNOB
912827L83  USA TREAS NOTES                      530,000      499,713       553,437     11,511   7.2265   5.7500  08/15/2003    GNOB
912920AM7  U S WEST COMMUNICATIONS INC        5,000,000    4,929,847     5,417,750     76,528   7.3611   7.2500  10/15/2035    PBOB
93114KAE3  WAL MART STORES INC                7,634,853    7,634,854     8,221,820    322,573   8.4500   8.4500  07/01/2004    PBOB
980236AA1  WOODSIDE PETROLEUM 144A           20,000,000   19,967,991    20,927,800    278,667   6.6234   6.6000  04/15/2008    PROB
980236AA1  WOODSIDE PETROLEUM 144A            5,000,000    4,986,492     5,231,950     69,667   6.6394   6.6000  04/15/2008    PROB
980236AA1  WOODSIDE PETROLEUM 144A            5,000,000    4,960,440     5,231,950     69,667   6.7159   6.6000  04/15/2008    PROB
980236AA1  WOODSIDE PETROLEUM 144A           14,500,000   14,370,509    15,172,655    202,033   6.7309   6.6000  04/15/2008    PROB
984119AC1  XEROX CORP CAP TR I               10,943,000   11,627,858    11,728,817    364,767   7.4645   8.0000  02/01/2027    PBOB
984119AC1  XEROX CORP CAP TR I               10,000,000   10,681,355    10,718,100    333,333   7.4194   8.0000  02/01/2027    PBOB
989819AA5  ZURICH CAPITAL TRUST               2,000,000    2,180,169     2,236,460     13,960   7.6463   8.3760  06/01/2037    PBOB
989819AA5  ZURICH CAPITAL TRUST               1,655,000    1,804,090     1,850,671     11,552   7.6463   8.3760  06/01/2037    PBOB
989819AA5  ZURICH CAPITAL TRUST               1,000,000    1,105,479     1,118,230      6,980   7.5322   8.3760  06/01/2037    PBOB
0700011                                      13,518,356   13,518,356    13,518,356     -3,431   9.1250   9.1250  12/01/1999    COMM
0700064                                      14,200,000   14,200,000    14,200,000     88,652   7.7500   7.7500  06/01/2000    COMM
0700065                                       2,000,000    2,000,000     2,000,000     12,486   7.7500   7.7500  06/01/2000    COMM
0700066                                       6,100,000    6,100,000     6,100,000     38,083   7.7500   7.7500  06/01/2000    COMM
0700067                                       6,700,000    6,700,000     6,700,000     41,829   7.7500   7.7500  06/01/2000    COMM
0700068                                      12,000,000   12,000,000    12,000,000     74,917   7.7500   7.7500  06/01/2000    COMM
0700283                                      11,176,236   11,176,236    11,176,236     -2,837   9.1250   9.1250  12/01/1999    COMM
0700459                                       2,808,927    2,808,927     2,808,927     17,853   7.8900   7.8900  07/01/2001    COMM
0700652                                      20,926,034   20,926,034    20,926,034    128,115   7.6000   7.6000  09/01/2008    COMM
0700680                                         617,439      617,439       617,439      3,651   7.3400   7.3400  03/01/2004    COMM
0700681                                         356,440      356,440       356,440      2,108   7.3400   7.3400  02/01/2004    COMM
0700703                                      43,553,201   43,553,201    43,553,201    289,447   8.2500   8.2500  06/01/2007    COMM
0700741                                      11,780,509   12,304,639    12,304,639     84,223   8.8750   8.8750  09/01/2001    COMM
0700759                                       3,311,716    3,347,595     3,347,595     19,981   7.4900   7.4900  01/01/2004    COMM
0700761                                       2,626,341    2,657,980     2,657,980     11,090   7.6000   7.6000  02/01/2001    COMM
0700798                                      19,800,900   19,800,900    19,800,900    112,931   7.0800   7.0800  04/01/2006    COMM
0700819                                      10,000,000   10,000,000    10,000,000     63,317   7.8600   7.8600  07/01/2006    COMM
0700920                                       8,663,508    8,663,508     8,663,508     57,018   8.1700   8.1700  02/01/2003    COMM
0700945                                       7,500,000    7,500,000     7,500,000     49,221   7.9700   7.9700  08/01/2007    COMM
0700947                                       5,000,000    5,000,000     5,000,000     33,205   8.0800   8.0800  10/01/2007    COMM

Closed Block Segment: MetLife Industrial
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------
CUSIP      Issuer                Par             Book            Market         Accrued   Nominal  Nominal  Maturity   Asset
Code                            Value           Value            Value         Interest  Book Yld  Coupon   Date       Type
-----------------------------------------------------------------------------------------------------------------------------
0700955                        5,660,759       5,660,759        5,660,759        36,207   7.9400   7.9400  10/01/2007    COMM
0701009                       15,284,942      15,284,942       15,284,942        86,806   7.0500   7.0500  01/01/2008    COMM
0701010                        1,972,208       1,972,208        1,972,208        11,185   7.0400   7.0400  12/10/2007    COMM
0701021                        4,930,305       4,930,305        4,930,305        27,881   7.0200   7.0200  01/01/2008    COMM
0701027                        5,000,000       5,000,000        5,000,000        28,455   7.0700   7.0700  03/01/2005    COMM
0701028                        4,943,399       4,943,399        4,943,399          -966   7.0300   7.0300  04/01/2008    COMM
0701035                          179,727         179,727          179,727           629   7.0700   7.0700  07/01/2000    COMM
0701045                        2,988,540       2,988,540        2,988,540        16,467   6.8400   6.8400  09/01/2008    COMM
0701061                        4,995,788       4,995,788        4,995,788        27,728   6.8900   6.8900  11/01/2008    COMM
0701076                        4,000,000       4,000,000        4,000,000        10,111   7.0000   7.0000  12/01/2008    COMM
0700976                        1,957,640       2,008,934        2,008,934          -457   8.3750   8.3750  10/01/2010    COMM
0168188                          240,582         240,582          240,582           -53   7.5000   7.5000  01/01/2007    FARM
0168204                          508,000         508,166          508,166        19,703   7.8000   7.8000  12/01/2008    FARM
0168238                          322,000         322,000          322,000        13,457   8.4000   8.4000  01/01/2002    FARM
0168246                        1,260,000       1,260,000        1,260,000        47,293   7.5500   7.5500  01/01/2007    FARM
0168254                          255,000         255,000          255,000         9,827   7.7500   7.7500  12/01/2009    FARM
0168281                           50,000          50,000           50,000         2,116   8.5000   8.5000  01/01/2002    FARM
0168302                          617,000         617,566          617,566        20,430   7.2500   7.2500  07/15/2007    FARM
0168322                          220,000         220,000          220,000         2,937   8.1500   8.1500  11/01/2007    FARM
0168332                        1,442,000       1,442,000        1,442,000        17,133   7.2500   7.2500  05/01/2007    FARM
0168396                           91,600          91,600           91,600         1,861   8.2500   8.2500  12/01/2007    FARM
0168397                          210,400         210,400          210,400         7,738   7.4000   7.4000  01/01/2007    FARM
0168424                          120,000         120,000          120,000         7,391   8.2500   8.2500  04/01/2012    FARM
0168432                          334,000         334,000          334,000        22,591   7.4000   7.4000  02/01/2011    FARM
0168448                           87,000          87,000           87,000         1,152   8.1000   8.1000  12/01/2005    FARM
0168492                        1,050,000       1,050,000        1,050,000        40,461   7.7500   7.7500  12/01/2006    FARM
0168514                        1,311,000       1,311,000        1,311,000        54,593   8.3750   8.3750  07/01/2007    FARM
0168515                          688,211         690,057          690,057        28,232   8.2500   8.2500  07/01/2012    FARM
0168601                          405,083         405,083          405,083        10,898   8.3000   8.3000  03/01/2006    FARM
0168608                          233,100         233,100          233,100         8,802   7.6000   7.6000  01/01/2013    FARM
0168708                          126,000         126,000          126,000         2,520   8.1000   8.1000  10/01/2012    FARM
0168889                          215,000         215,000          215,000         8,418   7.8750   7.8750  06/01/2008    FARM
0169356                          250,000         250,000          250,000         9,014   7.2500   7.2500  07/01/2000    FARM
0169376                          241,000         241,000          241,000         3,061   7.7500   7.7500  11/01/2008    FARM
0169380                          640,000         640,000          640,000        19,866   7.5000   7.5000  06/01/2009    FARM
0169408                          320,000         320,000          320,000        10,976   7.5000   7.5000  06/15/2005    FARM
0169427                           77,209          77,209           77,209           748   7.7500   7.7500  11/15/2003    FARM
0169438                          150,000         150,000          150,000         2,967   8.0000   8.0000  10/01/2003    FARM
0169461                          760,000         760,000          760,000        23,172   6.7500   6.7500  01/15/2004    FARM
0169519                           77,500          77,500           77,500           -15   7.5000   7.5000  01/01/2009    FARM
0169527                          136,800         136,800          136,800           -62   7.7500   7.7500  01/15/2004    FARM
0169529                           74,000          74,000           74,000           -14   7.5000   7.5000  12/01/2005    FARM
0169613                          299,200         299,200          299,200         7,417   7.5000   7.5000  03/01/2004    FARM
0169756                           42,375          42,375           42,375         1,627   7.7500   7.7500  01/01/1999    FARM
0169885                        3,463,000       3,463,000        3,463,000          -721   7.5000   7.5000  12/01/2007    FARM
0169904                        2,056,095       2,056,095        2,056,095        14,079   8.5000   8.5000  06/01/2004    FARM
0169989                          174,612         174,612          174,612         8,248   9.5000   9.5000  01/01/2010    FARM
0169995                          760,000         760,000          760,000         4,652   7.6000   7.6000  08/01/2008    FARM
0169996                          917,600         917,600          917,600         5,618   7.6000   7.6000  08/01/2008    FARM
0169997                          968,000         968,000          968,000         5,927   7.6000   7.6000  08/01/2008    FARM
0169998                          525,300         525,300          525,300         3,216   7.6000   7.6000  08/01/2008    FARM
0170000                           50,000          50,000           50,000           -17   9.3000   9.3000  07/01/2004    FARM
0170017                        1,730,000       1,730,000        1,730,000          -461   9.1250   9.1250  01/01/2005    FARM
0170028                          200,000         200,000          200,000         6,207   7.5000   7.5000  12/01/2006    FARM
0170048                          159,194         159,194          159,194         7,174   9.8750   9.8750  01/15/2010    FARM
0170108                          169,200         169,472          169,472         6,385   8.0000   8.0000  01/15/2005    FARM
0170182                          154,400         154,400          154,400         4,423  10.0000  10.0000  03/15/2005    FARM
0170220                          104,650         104,650          104,650         4,032   9.3000   9.3000  06/01/2008    FARM
0170226                          270,000         270,318          270,318        14,072   7.8500   7.8500  05/01/2005    FARM
0170235                          227,500         227,500          227,500         2,511   8.8500   8.8500  05/15/2005    FARM
0170249                           84,000          84,000           84,000           -25   8.9000   8.9000  12/01/2003    FARM

Closed Block Segment: MetLife Industrial
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------
CUSIP      Issuer                Par             Book            Market         Accrued   Nominal  Nominal  Maturity   Asset
Code                            Value           Value            Value         Interest  Book Yld  Coupon   Date       Type
-----------------------------------------------------------------------------------------------------------------------------
0170254                          312,000         312,000          312,000        15,121   7.3000   7.3000  12/01/2013    FARM
0170267                          258,000         258,000          258,000           -81   9.8000   9.8000  06/01/2004    FARM
0170311                          129,000         128,597          128,597         3,749   8.8000   8.8000  06/01/2003    FARM
0170337                          300,400         297,882          297,882         6,011   8.1000   8.1000  06/01/2010    FARM
0170440                          910,000         906,532          906,532        34,749   8.5000   8.5000  06/15/2004    FARM
0170454                        6,240,000       6,242,734        6,242,734       206,614   8.0000   8.0000  02/01/2011    FARM
0170471                          649,500         646,015          646,015        25,351   7.8500   7.8500  12/01/1998    FARM
0170489                          208,200         207,811          207,811         2,733   8.0000   8.0000  11/01/2005    FARM
0170492                          282,000         281,364          281,364         7,829   8.4000   8.4000  12/01/2011    FARM
0170504                        9,714,927       9,688,989        9,688,989        59,321   7.5800   7.5800  11/21/2005    FARM
0170508                          194,000         193,027          193,027           -68   7.7500   7.7500  06/01/2008    FARM
0170509                          472,000         469,889          469,889         5,898   7.6250   7.6250  12/01/2009    FARM
0170525                          265,120         264,586          264,586        15,740   7.5000   7.5000  03/15/2011    FARM
0170534                          120,000         119,737          119,737           -63   8.3750   8.3750  01/01/2006    FARM
0170540                          276,000         275,305          275,305         3,050   6.7500   6.7500  11/01/2005    FARM
0170572                          105,865         105,865          105,865         4,343   8.2500   8.2500  01/01/2006    FARM
0170582                          182,000         181,594          181,594         7,122   7.8750   7.8750  06/01/2012    FARM
0170599                          950,000         947,881          947,881        38,498   8.1500   8.1500  06/01/2010    FARM
0170613                          118,300         117,834          117,834           -23   7.6250   7.6250  06/01/2009    FARM
0170629                          407,000         405,218          405,218          -105   8.0000   8.0000  06/01/2010    FARM
0170636                          197,800         197,025          197,025         4,530   7.7500   7.7500  03/15/2006    FARM
0170669                          617,543         615,393          615,393        21,698   7.5000   7.5000  01/15/2016    FARM
0170670                          158,000         157,286          157,286           -45   7.5000   7.5000  01/01/2006    FARM
0170671                          580,000         577,814          577,814        14,379   7.5000   7.5000  03/01/2006    FARM
0170674                          513,000         511,905          511,905        12,637   7.4500   7.4500  12/01/2010    FARM
0170675                          188,000         187,594          187,594         4,596   7.4000   7.4000  06/01/2009    FARM
0170680                          150,000         149,707          149,707         2,352   7.3500   7.3500  04/15/2011    FARM
0170692                          265,730         264,385          264,385           -57   7.7500   7.7500  01/01/2006    FARM
0170694                          278,000         276,943          276,943        17,892   7.7500   7.7500  03/01/2006    FARM
0170705                          521,000         519,000          519,000         9,982   7.7500   7.7500  06/01/2010    FARM
0170717                          203,000         202,222          202,222         6,963   7.5000   7.5000  01/15/2006    FARM
0170727                          370,000         370,277          370,277           -85   7.5500   7.5500  12/01/2010    FARM
0170748                          252,000         250,956          250,956         8,422   7.3000   7.3000  01/15/2006    FARM
0170811                          148,000         147,451          147,451         1,817   7.5000   7.5000  05/01/2011    FARM
0170813                          816,000         812,967          812,967        15,937   7.9000   7.9000  06/01/2012    FARM
0170838                          332,400         330,966          330,966        13,552   8.2000   8.2000  06/01/2010    FARM
0170901                          778,555         778,555          778,555        31,937   8.2500   8.2500  01/01/2012    FARM
0170977                          376,000         373,170          373,170        15,236   8.1500   8.1500  12/01/1998    FARM
0170996                          321,600         320,554          320,554         3,213   8.2000   8.2000  11/15/2011    FARM
0171018                          192,772         192,076          192,076           -38   7.2000   7.2000  06/15/2008    FARM
0171019                          313,400         313,056          313,056        11,367   7.9000   7.9000  12/15/2010    FARM
0171172                          439,964         438,174          438,174        19,253   8.8000   8.8000  07/01/2006    FARM
0171209                          690,000         689,008          689,008        28,757   8.3800   8.3800  06/01/2008    FARM
0171291                        1,425,000       1,421,750        1,421,750          -364   8.4000   8.4000  01/01/2012    FARM
0171354                        8,637,656       8,619,281        8,619,281       360,766   8.4000   8.4000  01/01/2012    FARM
0171371                          174,600         174,275          174,275         6,521   8.0500   8.0500  06/15/2009    FARM
0171564                          448,271         447,009          447,009          -108   8.2800   8.2800  06/01/2007    FARM
0171643                          240,000         239,471          239,471         6,701   8.4500   8.4500  06/01/2007    FARM
0171752                        5,000,000       4,989,344        4,989,344       157,692   7.6200   7.6200  12/01/1998    FARM
0171845                          240,907         240,757          240,757           -55   8.0000   8.0000  07/01/2012    FARM
0171848                          145,500         144,837          144,837         3,607   7.5000   7.5000  12/01/2009    FARM
0171876                          875,000         876,952          876,952        34,370   7.9000   7.9000  06/01/2006    FARM
0171904                          198,419         197,907          197,907           624   7.5500   7.5500  09/15/2013    FARM
0171910                        2,500,000       2,500,000        2,500,000         7,705   7.1800   7.1800  12/15/2002    FARM
0171936                          271,600         270,812          270,812           -57   7.6250   7.6250  01/01/2013    FARM
0171991                          480,000         479,186          479,186          -115   7.3000   7.3000  12/01/2009    FARM
0172077                          975,699         975,699          975,699         6,044   7.6900   7.6900  03/01/2013    FARM
0172126                          140,000         139,653          139,653         2,544   7.3500   7.3500  06/01/2010    FARM
0172179                          297,000         295,615          295,615         7,363   7.5000   7.5000  12/01/1998    FARM
0172184                        1,104,000       1,102,713        1,102,713        56,250   7.2500   7.2500  12/01/1998    FARM
0172230                          150,000         149,470          149,470         1,795   7.3000   7.3000  05/01/2008    FARM

Closed Block Segment: MetLife Industrial
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

-----------------------------------------------------------------------------------------------------------------------------
CUSIP      Issuer                Par             Book            Market         Accrued   Nominal  Nominal  Maturity   Asset
Code                            Value           Value            Value         Interest  Book Yld  Coupon   Date       Type
-----------------------------------------------------------------------------------------------------------------------------
0172255                          150,000         149,530          149,530         3,818   7.7000   7.7000  03/01/2008    FARM
0172274                        3,000,000       2,992,792        2,992,792        36,138   7.3500   7.3500  12/01/2009    FARM
0172276                          274,000         273,681          273,681         3,256   7.2500   7.2500  12/01/2009    FARM
0172284                          250,000         248,238          248,238         9,676   8.4500   8.4500  06/15/2009    FARM
0172298                        1,330,000       1,323,402        1,323,402          -310   7.6000   7.6000  06/01/2006    FARM
0172316                          400,000         398,102          398,102         7,318   7.4000   7.4000  12/01/2009    FARM
0172346                          680,000         677,143          677,143         4,026   7.3500   7.3500  12/01/2018    FARM
0172351                          500,000         499,301          499,301         8,962   7.2500   7.2500  12/01/2009    FARM
0172358                        7,500,000       7,469,196        7,469,196       269,032   7.4000   7.4000  12/05/2007    FARM
0172388                          247,000         246,452          246,452         8,912   7.2500   7.2500  01/01/2008    FARM
0172390                          475,000         472,724          472,724        15,728   8.0000   8.0000  08/01/2013    FARM
0172394                          454,000         454,001          454,001        15,849   7.6000   7.6000  01/15/2008    FARM
0172409                          310,000         308,515          308,515        10,954   7.7000   7.7000  12/15/2007    FARM
0172465                        2,500,000       2,490,938        2,490,938        91,675   7.3750   7.3750  07/01/2013    FARM
0172471                          175,000         174,577          174,577         1,040   7.3750   7.3750  06/01/2013    FARM
0172487                          283,500         282,475          282,475         8,448   7.2000   7.2000  12/01/2009    FARM
0172508                          900,000         895,651          895,651          -521   7.3500   7.3500  07/01/2018    FARM
0172554                        1,160,000       1,157,222        1,157,222         7,008   7.5000   7.5000  06/01/2013    FARM
0172576                          260,000         259,430          259,430         6,231   7.2500   7.2500  12/01/2009    FARM
0172588                        5,000,000       4,988,360        4,988,360        97,900   7.9200   7.9200  06/01/2005    FARM
0172612                          250,000         248,782          248,782         5,576   7.3000   7.3000  07/01/2008    FARM
0172639                        7,500,000       7,463,453        7,463,453       126,667   6.4000   6.4000  12/05/1998    FARM
0172675                          650,000         650,000          650,000         7,610   7.5000   7.5000  11/01/2008    FARM
0172692                        1,200,000       1,200,059        1,200,059          -520   7.6500   7.6500  06/01/2011    FARM
0172707                          306,000         304,494          304,494         4,019   7.7500   7.7500  06/01/2006    FARM
0172725                        3,500,000       3,491,328        3,491,328        52,166   7.0600   7.0600  09/15/2018    FARM
0172730                          700,000         698,944          698,944         7,035   6.7000   6.7000  07/01/2008    FARM
0172733                       12,000,000      11,985,125       11,985,125       123,198   7.2900   7.2900  11/01/2008    FARM
0172753                          250,000         250,006          250,006         2,173   7.4500   7.4500  12/10/2007    FARM
0179056                          295,320         297,834          297,834        12,482   8.1500   8.1500  06/01/2012    FARM


Total Assets               2,019,500,182   2,039,917,724    2,106,482,196    30,249,823

                             TNE Traditional Assets

                  Legend


Asset Type

ABOB              Asset Backed Bond
GNOB              Govt Non Zero Coupon Bond
GZOB              Govt Zero Coupon Bond
PBOB              Public Bond
PROB              Private Bond
CMO               Collateralized Mortgage Obligation
CMBS              Commercial Mortgage Backed Security
GNMA              Govt National Mortgage Association Pass-Throughs
MBS               Other Mortgage Backed Security
COMM              Commercial Mortgage
FARM              Agricultural Mortgage
RESD              Residential Mortgage


Segment           OO: MetLife Ordinary Life
                  IO: MetLife Industrial Life
                  RD: TNE Fund D
                  RL: TNE Loomis Fund
                  R5: TNE 5MA
                  FD: TNE Fund D
                  5M: TNE 5MA
                  RU: Additional Assets for TNE

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
001765AJ5  AMR CORP                          5,000,000    5,149,641    5,406,950   208,333   8.4050   10.0000    2/1/2001   PBOB
001957AL3  A T & T CORP (AMER TEL & TEL)     5,000,000    5,457,093    5,563,250    35,938   7.8459    8.6250   12/1/2031   PBOB
001957AQ2  A T & T CORP DEB                  5,000,000    5,400,534    5,646,600   192,514   7.6370    8.3500   1/15/2025   PBOB
001957AQ2  A T & T CORP DEB                  5,000,000    5,482,076    5,646,600   192,514   7.5021    8.3500   1/15/2025   PBOB
002063AJ4  A T & T CREDIT CORP MTN           1,000,000    1,094,100    1,202,190    21,111   7.7825   10.0000    4/1/2004   PBOB
003680AE5  ABITIBI-PRICE INC                 9,722,222    9,722,222   10,355,916   162,556   7.9200    7.9200  10/15/2005   PROB
003924AA5  ABITIBI CONSOLIDATED              5,000,000    5,020,063    4,800,200    86,875   6.8906    6.9500    4/1/2008   PBOB
003924AA5  ABITIBI CONSOLIDATED              3,250,000    3,257,585    3,120,130    56,469   6.9154    6.9500    4/1/2008   PBOB
003924AB3  ABITIBI CONSOLIDATED              1,000,000      992,989      919,500    18,500   7.4693    7.4000    4/1/2018   PBOB
003924AB3  ABITIBI CONSOLIDATED              1,500,000    1,489,483    1,379,250    27,750   7.4693    7.4000    4/1/2018   PBOB
00912#AC7  AIR LIQUIDE AMERICA CORP          5,000,000    5,000,000    5,166,500   100,258   6.8100    6.8100   9/15/2004   PROB
00912#AD5  AIR LIQUIDE AMERICA CORP          5,000,000    5,150,944    5,215,250   101,583   6.4415    6.9000   9/15/2007   PROB
00949TAB6  AIRTOUCH COMMUNICATIONS INC       1,000,000      999,178    1,037,880    32,854   7.1610    7.1250   7/15/2001   PBOB
01958XAF4  ALLIED WASTE NA SR NTS 144A       2,000,000    2,014,965    2,474,340     3,389   7.4857    7.6250    1/1/2006   PBOB
01958XAF4  ALLIED WASTE NA SR NTS 144A       1,000,000    1,000,000    1,237,170     1,694   7.6250    7.6250    1/1/2006   PBOB
019754AA8  ALLMERICA FINL CORP SR NTS        1,000,000      997,386    1,102,390    16,097   7.6481    7.6250  10/15/2025   PBOB
019754AA8  ALLMERICA FINL CORP SR NTS        1,500,000    1,496,080    1,653,585    24,146   7.6481    7.6250  10/15/2025   PBOB
019754AA8  ALLMERICA FINL CORP SR NTS        1,000,000      997,386    1,102,390    16,097   7.6481    7.6250  10/15/2025   PBOB
02635KAW4  AMER GEN FIN CORP NTS             6,700,000    7,299,827    7,802,485   205,653   6.9208    8.1250   8/15/2009   PBOB
02635KAX2  AMERICAN GENL FIN SR NTS          3,450,000    4,077,272    4,096,875    61,544   6.1224    8.4500  10/15/2009   PBOB
02635KBR4  AMERICAN GENERAL FINANCE          1,500,000    1,508,562    1,509,885    51,563   5.7040    6.8750    7/1/1999   PBOB
026609AE7  AMER HOME PRODS CORP NTS          5,000,000    5,325,000    5,616,850   149,222   6.5924    7.9000   2/15/2005   PBOB
026609AE7  AMER HOME PRODS CORP NTS          5,000,000    5,314,488    5,616,850   149,222   6.6331    7.9000   2/15/2005   PBOB
02765*AB7  AMERICAN MUNI PWR - OHIO, INC     5,378,431    5,378,431    7,084,684   145,890  10.8500   10.8500    4/1/2008   PROB
029717AN5  AMERICAN STANDARD COS SR NTS      2,000,000    1,990,584    2,005,480    31,139   7.4702    7.3750   4/15/2005   PBOB
030096A#8  AMERICAN STORES CO                5,142,857    5,142,857    6,232,114   227,786  10.6300   10.6300    8/1/2004   PROB
030096A#8  AMERICAN STORES CO                3,423,025    3,599,474    4,148,022   151,612   9.4218   10.6300    8/1/2004   PROB
030096AE1  AMER STORES CO                    1,750,000    1,736,625    1,903,195    16,547   7.5534    7.4000   5/15/2005   PBOB
030096AE1  AMER STORES CO                      750,000      739,585      815,655     7,092   7.6797    7.4000   5/15/2005   PBOB
030096AE1  AMER STORES CO                    6,300,000    6,256,543    6,851,502    59,570   7.5383    7.4000   5/15/2005   PBOB
030096AE1  AMER STORES CO                    5,000,000    5,191,844    5,437,700    47,278   6.6514    7.4000   5/15/2005   PBOB
030981AB0  AMERIGAS PARTNER                  2,500,000    2,631,974    2,525,000    53,438   9.2008   10.1250   4/15/2007   PBOB
030981AB0  AMERIGAS PARTNER                  2,300,000    2,423,785    2,323,000    49,163   9.1834   10.1250   4/15/2007   PBOB
03209#AA7  DILLARD DEPARTMENT STORES INC     3,703,558    3,711,407    4,426,418    31,233  10.0777   10.1200    1/1/2006   PROB
037411AG0  APACHE CORP                       5,000,000    5,189,207    5,443,650    38,542   7.9636    9.2500    6/1/2002   PBOB
037735BL0  APPALACHIAN PWR CO 1ST MTGE       5,000,000    4,878,072    5,332,800   113,333   7.2422    6.8000    3/1/2006   PBOB
037735BL0  APPALACHIAN PWR CO 1ST MTGE       6,500,000    6,235,486    6,932,640   147,333   7.5456    6.8000    3/1/2006   PBOB
038222AB1  APPLIED MATERIALS INC SR NTS      1,000,000      995,166    1,086,720    26,667   8.1081    8.0000    9/1/2004   PBOB
038222AB1  APPLIED MATERIALS INC SR NTS      4,000,000    3,980,663    4,346,880   106,667   8.1081    8.0000    9/1/2004   PBOB
038222AB1  APPLIED MATERIALS INC SR NTS      5,000,000    5,083,703    5,433,600   133,333   7.6306    8.0000    9/1/2004   PBOB
038522AB4  ARAMARK SERVICES                  2,000,000    1,937,245    2,029,300    11,833   7.6354    7.1000   12/1/2006   PBOB
038522AB4  ARAMARK SERVICES                  3,000,000    2,905,867    3,043,950    17,750   7.6354    7.1000   12/1/2006   PBOB
038522AB4  ARAMARK SERVICES                  4,500,000    4,356,410    4,565,925    26,625   7.6447    7.1000   12/1/2006   PBOB
038522AB4  ARAMARK SERVICES                  4,500,000    4,535,504    4,565,925    26,625   6.9687    7.1000   12/1/2006   PBOB
038522AC2  ARAMARK CORP                      5,000,000    4,998,712    5,056,300   169,167   7.0045    7.0000   7/15/2006   PBOB
03968@AC6  ARCTIC SLOPE REGINAL CORP.       15,000,000   15,000,000   15,050,100   171,817   6.7600    6.7600   4/30/2008   PROB
040114AR1  ARGENTINA-17                      1,000,000      994,328      998,800    47,712  11.4500   11.3750   1/30/2017   PBOB
040420AY7  ARISTAR INC                       5,000,000    4,997,485    5,127,150   127,500   6.7713    6.7500   8/15/2001   PBOB
040555BH6  ARIZONA PUB SVC CO 1ST MTGE       2,000,000    1,965,451    2,195,280    26,194  10.4537   10.2500   5/15/2020   PBOB
040555BQ6  ARIZONA PUB SVC CO 1ST MTGE       5,000,000    5,011,521    5,046,600    16,944   7.1037    7.6250   6/15/1999   PBOB
040555BQ6  ARIZONA PUB SVC CO 1ST MTGE       1,500,000    1,503,556    1,513,980     5,083   7.0886    7.6250   6/15/1999   PBOB
04454CDE3  ASHLAND OIL INC MTN               5,000,000    4,987,776    5,419,550    17,733   8.0354    7.9800   7/21/2004   PBOB
045424BK3  ASC 1996 D2 A3                    5,000,000    5,071,759    5,516,350    20,556   7.2823    7.4000   2/14/2029   CMBS
045906AZ7  ASSOCIATES CORPORATION            3,000,000    2,999,791    3,029,340    36,500   7.3145    7.3000   6/29/1999   PBOB
046003DD8  ASSOC CORP DEB                    5,000,000    5,626,393    5,873,400   169,792   6.4948    8.1500    8/1/2009   PBOB
046003JU4  ASSOC CORP NORTH AMER DEB         2,000,000    2,015,878    2,136,600    23,553   6.8761    6.9500   11/1/2018   PBOB
046003JU4  ASSOC CORP NORTH AMER DEB         3,500,000    3,479,502    3,739,050    41,217   7.0051    6.9500   11/1/2018   PBOB
04830RAA6  ATLANTIC CITY ELEC CO SECD        5,000,000    5,018,276    5,576,100   125,333   7.4599    7.5200    4/2/2007   PBOB
04830RAB4  ATLANTIC CITY ELEC CO SECD        5,000,000    4,979,370    5,569,650   125,000   7.5681    7.5000    4/2/2007   PBOB
048825AN3  ATLANTIC RICHFIELD CO DEB         4,000,000    4,618,656    5,130,680   200,583   7.8101   10.8750   7/15/2005   PBOB
048825AN3  ATLANTIC RICHFIELD CO DEB         5,700,000    6,501,500    7,311,219   285,831   8.0662   10.8750   7/15/2005   PBOB

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
048825AZ6  ATLANTIC RICHFIELD CO DEB         5,100,000    6,011,841    6,912,540   193,906   7.6305    9.1250    8/1/2031   PBOB
048825BA0  ATLANTIC RICHFIELD                4,100,000    4,477,975    5,014,218   140,938   7.4103    8.2500    2/1/2022   PBOB
053528BW4  AVCO FINANCIAL SERVICES INC       3,000,000    2,905,492    3,004,140    41,250   8.2025    5.5000    4/1/2000   PBOB
053528BW4  AVCO FINANCIAL SERVICES INC       1,500,000    1,489,792    1,502,070    20,625   6.0738    5.5000    4/1/2000   PBOB
054937AA5  BRANCH BKG AND TRUST              5,000,000    4,979,290    5,424,850    16,111   7.3166    7.2500   6/15/2007   PBOB
054937AB3  BB&T CORP                        10,000,000    9,983,139   10,178,700     1,771   6.4071    6.3750   6/30/2005   PBOB
055617AA2  BOC GROUP INC NTS                 5,500,000    5,498,929    5,920,310    18,211   7.4535    7.4500   6/15/2006   PBOB
055617AA2  BOC GROUP INC NTS                 4,500,000    4,499,124    4,843,890    14,900   7.4535    7.4500   6/15/2006   PBOB
05563QAA8  BANK OF NY INSTIT CAP A           1,000,000    1,039,696    1,083,430     6,483   7.4405    7.7800   12/1/2026   PBOB
055761AP5  BTC MTGE INVESTORS TR             7,500,000    7,499,646    7,505,625    38,939   6.4456    6.4450  12/31/2009   CMBS
055761AR1  BTC MTGE INVESTORS TR 1997-S1     5,000,000    5,019,427    5,004,650    28,958   6.8995    6.9500  12/31/2009   CMBS
056037AC8  B V P S II FDG CORP COLL          2,974,000    2,989,176    3,130,016    20,645   8.2481    8.3300   12/1/2007   PBOB
05916MAF0  BALTIMORE GAS & ELEC CO MTN E     9,000,000    9,120,799    9,535,680    98,400   6.3857    6.5600   10/8/2009   PBOB
05952QAA7  BANCO COMMERCIO EXTERIOR 144A     5,000,000    4,998,687    4,975,000    34,740   8.6450    8.6250    6/2/2000   PBOB
05968@AA5  BANCOMER 1992 REC TR CTF          1,765,727    1,765,727    1,765,727     5,275   7.1700    7.1700   9/16/1999   ABOB
060587AB8  BANK AUSTRIA AG                   5,000,000    4,808,026    5,106,500   136,944   7.6449    7.2500   2/15/2017   PBOB
060716BR7  BANK OF BOSTON                    5,000,000    4,549,631    5,060,650   138,021   8.8640    6.6250    2/1/2004   PBOB
065912AA5  BANKAMERICA INST B 144A NTS       5,000,000    4,952,628    5,335,700     1,069   7.7836    7.7000  12/31/2026   PROB
066050CC7  BANK OF AMERICA                   5,000,000    4,819,923    5,426,450    16,944   8.4627    7.6250   6/15/2004   PBOB
066050CK9  BANKAMERICA CORP NTS              5,000,000    4,868,352    5,388,850    59,375   7.6001    7.1250    5/1/2006   PBOB
066365BG1  BANKERS TRUST NY                  5,000,000    5,048,039    5,202,200   167,153   6.9730    7.2500   1/15/2003   PBOB
066365BL0  BANKERS TRUST                    10,000,000    8,860,755    9,778,100   126,667   7.6766    6.0000  10/15/2008   PBOB
066365BX4  BANKERS TRUST-NY                  5,000,000    4,980,104    5,275,700    47,917   7.5421    7.5000  11/15/2015   PBOB
066365DC8  BANKERS TR NY CORP NTS            3,000,000    3,014,860    3,191,430    45,917   7.1901    7.2500  10/15/2011   PBOB
06738CA@8  BARCLAY BANK                      1,500,000    1,370,997    1,185,000    32,450   6.3736    5.8120   2/14/2049   PBOB
071707AE3  BAUSCH & LOMB INC NTS             4,000,000    3,981,843    3,969,320   109,778   6.5861    6.5000    8/1/2005   PBOB
073914JX2  BSMSI 1993-14 CL M                5,334,586    5,360,370    5,397,961    31,118   6.9595    7.0000   8/25/2024   CMO
08172LT40  BENEFICIAL CORP                   8,000,000    7,741,206    8,065,040    21,156   8.2101    5.9500   7/20/2000   PBOB
091797AD2  BLACK & DECKER CORP NTS          10,000,000   10,129,592   10,610,200   187,500   7.1410    7.5000    4/1/2003   PBOB
091797AE0  BLACK & DECKER CORP NTS           5,000,000    4,836,479    5,063,450    42,326   8.5523    6.6250  11/15/2000   PBOB
099599AJ1  BORDEN INC                        5,000,000    4,756,106    4,476,250   148,750   8.3480    7.8750   2/15/2023   PBOB
099599AJ1  BORDEN INC                        4,000,000    3,812,050    3,581,000   119,000   8.3299    7.8750   2/15/2023   PBOB
100599BN8  BOSTON ED CO DEB                  2,500,000    2,512,375    2,887,950    24,917   7.7338    7.8000   5/15/2010   PBOB
100599BN8  BOSTON ED CO DEB                  2,000,000    2,172,947    2,310,360    19,933   6.7012    7.8000   5/15/2010   PBOB
101137AA5  BOSTON SCIENTIFIC CORP NTS       10,000,000    9,995,376    9,716,100   195,069   6.6342    6.6250   3/15/2005   PBOB
11041RAL2  BRITISH AEROSPACE                15,000,000   16,232,198   16,539,750   562,500   6.8412    7.5000    7/1/2027   PBOB
125509AH2  CIGNA CORP                        2,200,000    2,189,092    2,341,416    56,100   7.6955    7.6500    3/1/2023   PBOB
125509AH2  CIGNA CORP                          600,000      598,657      638,568    15,300   7.6705    7.6500    3/1/2023   PBOB
125509AH2  CIGNA CORP                        1,000,000    1,030,768    1,064,280    25,500   7.3754    7.6500    3/1/2023   PBOB
125509BA6  CIGNA CORP                        5,000,000    4,982,680    5,334,450    47,278   7.4564    7.4000   5/15/2007   PBOB
125509BE8  CIGNA CORP NTS                    4,000,000    4,464,020    4,738,120   145,711   7.3659    8.3000   1/15/2033   PBOB
125509BE8  CIGNA CORP NTS                    1,000,000    1,116,005    1,184,530    36,428   7.3659    8.3000   1/15/2033   PBOB
125577AB2  CITGROUP HLGS INC NTS            10,000,000    9,958,815    9,971,300   106,250   5.7246    5.6250  10/15/2003   PBOB
125925AM9  CMC4 1994-G CI M                  6,048,870    5,873,896    6,041,309    35,285   7.2483    7.0000   9/25/2024   CMO
126168AA1  CRA FINANCE LTD                  10,000,000    9,519,799   10,192,300    54,167   7.6911    6.5000   12/1/2003   PBOB
126304AC8  CSC HLDGS INC SR NT               2,000,000    1,998,053    2,107,320     7,000   7.8904    7.8750  12/15/2007   PBOB
126304AD6  CSC HLDGS INC SR NT               2,500,000    2,491,336    2,677,825    76,736   8.1744    8.1250   8/15/2009   PBOB
126304AJ3  CSC HLDGS SR NT                   2,000,000    2,000,000    2,026,560    64,444   7.2500    7.2500   7/15/2008   PBOB
126408BJ1  CSX CORP DEB                     15,000,000   14,997,582   15,858,000   181,250   7.2537    7.2500    5/1/2004   PBOB
126408BK8  CSX CORP DEB                      6,000,000    5,992,022    6,519,960    74,500   7.4717    7.4500    5/1/2007   PBOB
12682PAD6  CABLE & WIRELESS COMM NOTES       2,800,000    2,785,543    2,861,432    18,900   6.8225    6.7500   12/1/2008   PBOB
127097A*4  CABOT OIL & GAS CORP              3,200,000    3,200,000    3,541,312    45,244  10.1800   10.1800   5/11/2002   PROB
129466AG3  CALENERGY CO INC SR NTS           5,000,000    5,000,000    5,319,500    80,539   7.6300    7.6300  10/15/2007   PBOB
135087VG6  CANADA, GOVERNMENT OF             7,350,000    7,592,526    8,904,599    56,182   8.2834    9.0000   12/1/2004   PBOB
135087VG6  CANADA, GOVERNMENT OF             7,480,000    7,737,675    9,062,095    57,176   8.2525    9.0000   12/1/2004   PBOB
136375BE1  CANADIAN NATL RAILWAY CO          3,000,000    2,993,222    3,082,740    93,525   6.4884    6.4500   7/15/2006   PBOB
137902B@0  CANFOR CORP                      10,000,000   10,000,000    9,824,100    64,583   7.7500    7.7500    6/1/2003   PROB
139859AB8  CAPITAL CITIES/ABC INC DEB        5,000,000    6,163,018    6,510,350   165,278   6.7330    8.7500   8/15/2021   PBOB
141784AA6  CARGILL INC                       5,000,000    5,158,522    5,395,950    43,189   6.2578    6.7600   2/28/2007   PBOB
144141BW7  CAROLINA PWR & LT CO 1ST MTGE       200,000      211,149      215,612     8,200   7.6839    8.2000    7/1/2022   PBOB
146230AD9  CARTER HOLT HARVEY LTD            3,000,000    2,995,883    3,145,890    53,042   8.3906    8.3750   4/15/2015   PBOB

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
15234NAA3  CENTRAGAS 1ST MTGE C              6,359,414    6,349,767    5,532,690    56,440  10.6896   10.6500   12/1/2010   PBOB
158525AM7  CHAMPION INTL CORP NTS            2,500,000    2,507,187    2,537,075     8,556   7.3833    7.7000  12/15/1999   PBOB
158525AQ8  CHAMPION INTL CORP DEB            4,000,000    3,980,768    4,095,720   103,333   7.7931    7.7500    9/1/2025   PBOB
158525AQ8  CHAMPION INTL CORP DEB            3,500,000    3,483,172    3,583,755    90,417   7.7931    7.7500    9/1/2025   PBOB
16161AAD0  CHASE MANHATTAN CORP NEW          4,000,000    4,065,711    4,066,760    51,667   5.7031    7.7500   11/1/1999   PBOB
16161AAM0  CHASE MANHATTAN CORP NEW          5,800,000    5,751,849    5,867,976   190,313   8.0626    7.8750    8/1/2004   PBOB
16161AAS7  CHASE MANHATTAN CORP NEW          5,000,000    4,090,658    5,080,100    64,653   8.9534    6.1250  10/15/2008   PBOB
16161AAT5  CHASE MANHATTAN CORP NEW          5,000,000    4,202,992    5,203,250   149,861   8.9382    6.5000   1/15/2009   PBOB
168894AA1  CHILGENER S A NTS                 4,250,000    4,102,861    3,825,978   127,382   7.1342    6.5000   1/15/2006   PBOB
17105#AA2  CHRISTMAS TREE SHOPS, INC         6,252,393    6,252,393    6,083,266    43,871   8.4200    8.4200   10/1/2005   PROB
1729212D9  CMSI 1994-13 CI B1                2,336,218    2,175,780    2,260,665    12,655   7.0800    6.5000  10/25/2024   CMO
172967AM3  CITIGROUP INC                     3,500,000    3,655,102    3,710,805    20,052   6.5211    6.8750    6/1/2025   PBOB
173034GC7  CITICORP                          4,000,000    4,020,169    4,389,960    28,750   8.4711    8.6250   12/1/2002   PBOB
173034GF0  CITICORP                         10,000,000   10,614,357   10,787,500   333,333   6.2714    8.0000    2/1/2003   PBOB
181485AG8  CLARK OIL & REFINING CORP         5,000,000    5,029,826    5,025,000   139,861   9.3627    9.5000   9/15/2004   PBOB
186108BX3  CLEVELAND ELECTRIC ILLUM BNDS     1,000,000    1,000,000    1,014,340    17,150   6.8600    6.8600   10/1/2008   PBOB
186108BX3  CLEVELAND ELECTRIC ILLUM BNDS     3,000,000    3,074,443    3,043,020    51,450   6.5122    6.8600   10/1/2008   PBOB
190441AQ8  COASTAL CORP SR NTS               4,300,000    4,492,123    4,583,327   102,872   6.7419    8.1250   9/15/2002   PBOB
191219AQ7  COCA COLA ENTERPRISES INC DEB     5,000,000    5,113,016    5,976,050   117,778   7.7895    8.0000   9/15/2022   PBOB
19386QAC0  COLES MYER FINANCE                1,500,000    1,478,264    1,567,035     4,467   7.1027    6.7000   3/24/2003   PBOB
19386QAW6  COLES MYER FINANCE                4,000,000    3,893,899    4,515,480    14,507   8.7580    8.1600   9/27/2004   PBOB
194196DW8  CMSC CMO SERIES 1988-8            1,737,985    1,737,986    1,715,947     8,690   6.0000    6.0000    5/1/2018   CMO
195325AK1  COLUMBIA-7                        5,000,000    4,759,784    4,162,500   144,028   8.4547    7.6250   2/15/2007   PBOB
196816AB8  COLOWYO COAL FDG CORP COAL       19,207,251   19,207,252   15,365,801   234,627   9.5600    9.5600  11/15/2011   PROB
197648CC0  COLUMBIA ENERGY GROUP               406,000      406,000      434,814     2,724   7.3200    7.3200  11/28/2010   PBOB
197677AF4  COLOMBIA HCA HEALTHCARE NTS       7,000,000    6,837,625    6,778,030    21,498   7.3680    6.9100   6/15/2005   PBOB
20029PAE9  COMCAST CABLE COMMUNICATIONS      4,000,000    3,997,085    4,403,800    54,167   8.1421    8.1250    5/1/2004   PROB
20029PAG4  COMCAST CABLE COMMUNICATIONS      5,000,000    5,810,584    6,205,350    73,958   7.2614    8.8750    5/1/2017   PBOB
20029PAH2  COMCAST CABLE COMM                6,980,000    8,244,062    8,734,004    98,883   7.0191    8.5000    5/1/2027   PBOB
20029YAC4  COMCAST CELLULAR                  3,000,000    3,108,448    3,202,500    47,500   8.8770    9.5000    5/1/2007   PBOB
200300AN1  COMCAST CORP                      3,000,000    3,298,973    3,840,000   146,979   9.3147   10.6250   7/15/2012   PBOB
201615DJ7  COMMERCIAL CRED GROUP INC NTS     6,500,000    6,484,940    6,558,045   176,087   5.9404    5.8750   1/15/2003   PBOB
202795EK2  COMMONWEALTH ED CO 1ST MTGE 77    3,100,000    3,254,104    3,268,578    68,781   8.3822    8.8750   10/1/2021   PBOB
202795EQ9  COMMONWEALTH ED CO 1ST MTGE 81    3,500,000    3,736,771    3,810,870   125,781   7.9791    8.6250    2/1/2022   PBOB
20279KAY3  COMMONWEALTH ED CO MTN 3N         5,000,000    5,309,408    5,573,300   135,003   7.2721    9.1700  10/15/2002   PBOB
204449AB8  COMPANIA TELECOM CHILE NTS        2,500,000    2,494,997    2,412,650    87,899   7.6604    7.6250   7/15/2006   PBOB
204449AB8  COMPANIA TELECOM CHILE NTS        2,500,000    2,494,997    2,412,650    87,899   7.6604    7.6250   7/15/2006   PBOB
204912AF6  COMPUTER ASSOCIATES INTL SR NT   10,000,000    9,907,062    9,896,400   134,583   6.5578    6.3750   4/15/2005   PBOB
205887AQ5  CONAGRA INC DISC NTS              5,000,000    5,000,000    5,268,650   139,583   6.7000    6.7000    8/1/2027   PBOB
205889A@7  CONAIR CORP                       5,000,000    5,000,000    5,061,850    31,579   6.8900    6.8900  11/30/2005   PROB
208464AG2  CONSECO INC NTS                   1,000,000      988,401      931,660    25,067   6.7279    6.4000   2/10/2003   PBOB
20846NAB1  CONSECO INC NTS                   5,000,000    4,985,975    4,598,300    15,111   6.8545    6.8000   6/15/2005   PBOB
20846NAB1  CONSECO INC NTS                   5,000,000    4,963,326    4,598,300    15,111   6.9429    6.8000   6/15/2005   PBOB
209864AT4  CONSOLIDATED RAIL CORP NTS        5,000,000    6,602,209    6,694,750    21,667   6.8727    9.7500   6/15/2020   PBOB
209864AT4  CONSOLIDATED RAIL CORP NTS        2,100,000    2,540,590    2,811,795     9,100   7.7315    9.7500   6/15/2020   PBOB
211177AK6  CONTINENTAL CABLEVISION           3,600,000    3,660,561    4,337,568   142,500   9.2871    9.5000    8/1/2013   PBOB
211177AK6  CONTINENTAL CABLEVISION           1,000,000    1,015,737    1,204,880    39,583   9.3007    9.5000    8/1/2013   PBOB
21666WBK5  COOPER INDS INC MTN               5,000,000    5,120,432    5,235,400   111,500   6.2477    6.6900   10/5/2005   PBOB
22002*AA0  SYBRON CORP                      10,268,310   10,268,375   10,269,748    96,265  11.0220   11.2500    1/1/1999   PROB
22237LCN0  COUNTRYWIDE FUNDING               3,000,000    3,051,650    3,069,540    93,652   6.4000    6.7700   8/11/2004   PBOB
224044AF4  COX COMMUNICATIONS INC            4,150,000    4,118,071    4,389,870    12,681   7.0253    6.8750   6/15/2005   PBOB
224044AL1  COX COMUNICATIONS INC NTS         3,000,000    2,998,306    3,055,740    78,925   6.1643    6.1500    8/1/2003   PBOB
224050AC8  COX ENTERPRISES                  10,000,000   10,000,000   10,673,000   215,239   7.3100    7.3100   3/15/2006   PROB
224399AL9  CRANE CO NTS                      2,000,000    1,999,504    2,010,780     6,444   7.3062    7.2500   6/15/1999   PBOB
22541AAA5  CREDIT SUISSE                     3,000,000    3,173,486    3,095,280    39,500   6.9733    7.9000    5/1/2007   PBOB
22825LAA8  CROWN CORK & SEAL INC NTS         1,000,000      995,944    1,015,030     3,000   6.8479    6.7500  12/15/2003   PBOB
22825LAA8  CROWN CORK & SEAL INC NTS         2,000,000    1,991,887    2,030,060     6,000   6.8479    6.7500  12/15/2003   PBOB
22825LAA8  CROWN CORK & SEAL INC NTS         1,000,000      995,944    1,015,030     3,000   6.8479    6.7500  12/15/2003   PBOB
22825LAA8  CROWN CORK & SEAL INC NTS         1,000,000      995,944    1,015,030     3,000   6.8479    6.7500  12/15/2003   PBOB
22825LAB6  CROWN CORK & SEAL INC NTS         2,000,000    2,003,154    2,048,100     6,222   6.9738    7.0000  12/15/2006   PBOB
22825LAB6  CROWN CORK & SEAL INC NTS         2,000,000    2,003,154    2,048,100     6,222   6.9738    7.0000  12/15/2006   PBOB

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
23321PC89  DLJ MTGE 96 ACCEPT CORP           3,000,000    3,023,592    3,205,890    18,450   7.3091    7.3800  11/12/2021   CMBS
23321PEY0  DLJMA 1993 M17 A2                 5,000,000    4,953,741    5,256,250    30,625   7.5741    7.3500  12/18/2003   CMBS
23321PG51  DLJ CMO SERS 1997-CF2             2,477,009    2,484,390    2,415,356    14,429   6.9302    6.9900   2/15/2005   CMBS
23329VAB3  D Q U II FDG CORP DEB             9,894,196    9,722,988   10,928,041    71,733   8.8973    8.7000    6/1/2016   PBOB
23329VAB3  D Q U II FDG CORP DEB             5,370,803    5,158,345    5,931,998    38,938   9.1587    8.7000    6/1/2016   PBOB
235851B*2  DANAHER CORP                      3,000,000    3,000,000    3,040,440    10,173   7.6300    7.6300  12/15/1999   PROB
235863AB3  UNION CARBIDE CORP               10,000,000   10,000,000   10,999,900    69,775   8.3730    8.3730    6/1/2006   PROB
239753BR6  DAYTON HUDSON CORP DEB            5,000,000    4,853,771    5,392,000    17,500   8.1528    7.8750   6/15/2023   PBOB
239753BR6  DAYTON HUDSON CORP DEB            5,000,000    5,064,594    5,392,000    17,500   7.7564    7.8750   6/15/2023   PBOB
239753CF1  DAYTON HUDSON CO                  2,000,000    1,972,696    2,061,420    48,356   6.7853    6.4000   2/15/2003   PBOB
239753CF1  DAYTON HUDSON CO                  2,000,000    1,972,696    2,061,420    48,356   6.7853    6.4000   2/15/2003   PBOB
239753CF1  DAYTON HUDSON CO                  5,000,000    5,158,067    5,153,550   120,889   5.5317    6.4000   2/15/2003   PBOB
23975HAJ4  DAYTON HUDSON CO                  2,500,000    2,599,755    2,718,800    10,233   7.4237    9.2100   6/26/2001   PBOB
24240VAC5  DEAN WITTER DISCOVER & CO         3,000,000    3,017,564    3,128,340    68,750   6.7116    6.8750    3/1/2003   PBOB
24240VAC5  DEAN WITTER DISCOVER & CO         3,000,000    3,079,806    3,128,340    68,750   6.1418    6.8750    3/1/2003   PBOB
24240VAM3  DEAN WITTER DISCOVER              7,000,000    7,000,000    7,078,470   236,250   6.7500    6.7500    1/1/2016   PBOB
24240VAN1  DEAN WITTER DISCOVER              3,000,000    2,989,881    3,084,600    87,150   6.3602    6.3000   1/15/2006   PBOB
244098AA7  SHELL OIL/PEMEX                   6,038,900    6,038,900    5,915,042    17,365   6.4700    6.4700  12/15/2008   PROB
24422EHR3  DEERE & CO CAPITAL CORP MTN       5,000,000    4,998,251    5,092,950    98,639   6.7277    6.7000    5/5/2000   PBOB
247025AD1  DELL COMPUTER CORP SR NTS         1,000,000      998,527    1,027,460    13,828   6.5714    6.5500   4/15/2008   PBOB
247025AD1  DELL COMPUTER CORP SR NTS         2,000,000    1,997,054    2,054,920    27,656   6.5714    6.5500   4/15/2008   PBOB
247361XA1  DELTA AIRLINES INC                5,500,639    5,435,406    6,364,954    37,661   9.6961    9.4800    6/5/2006   PROB
251529AE3  DEUTSCHE BANK FINL NTS            5,000,000    4,986,941    5,248,900    16,750   6.7430    6.7000  12/13/2006   PBOB
251529AE3  DEUTSCHE BANK FINL NTS            5,000,000    4,986,941    5,248,900    16,750   6.7430    6.7000  12/13/2006   PBOB
251529AF0  DEUTSCHE BANK                    10,000,000    9,963,167   11,054,400   137,500   7.5520    7.5000   4/25/2009   PBOB
254067AH4  DILLARDS INC NTS                  5,000,000    5,000,000    5,101,000   142,600   7.1300    7.1300    8/1/2018   PBOB
254067AH4  DILLARDS INC NTS                  5,000,000    5,018,971    5,101,000   142,600   7.0939    7.1300    8/1/2018   PBOB
256605AB2  DOLE FOOD CO NTS                  5,000,000    4,790,409    5,054,050    44,722   8.1591    7.0000   5/15/2003   PBOB
256605AC0  DOLE FOOD CO NTS                  5,000,000    4,994,600    5,047,500   155,625   6.8251    6.7500   7/15/2000   PBOB
256605AF3  DOLE FOODS NTS                    2,500,000    2,493,190    2,453,150    37,630   6.4254    6.3750   10/1/2005   PBOB
25716*AA0  DOMINICK'S FINER FOODS INC          559,353      559,354      601,802     8,623   9.2500    9.2500    2/1/2002   PROB
257651A@8  DONALDSON COMPANY, INC.           5,000,000    5,000,000    5,002,050   141,099   6.3100    6.3100   7/15/2008   PROB
258040AA2  DONOHUE FOREST                    4,000,000    4,010,191    4,193,080    38,972   7.5833    7.6250   5/15/2007   PBOB
258040AA2  DONOHUE FOREST                    6,000,000    6,369,011    6,289,620    58,458   6.6549    7.6250   5/15/2007   PBOB
258040AA2  DONOHUE FOREST                    2,700,000    2,863,075    2,830,329    26,306   6.6717    7.6250   5/15/2007   PBOB
260543AZ6  DOW CHEMICAL CO                   1,000,000    1,038,870    1,040,310    27,531   7.9524    9.3500   3/15/2002   PBOB
260543AZ6  DOW CHEMICAL CO                     100,000      103,887      104,031     2,753   7.9524    9.3500   3/15/2002   PBOB
260543AZ6  DOW CHEMICAL CO                   1,300,000    1,384,888    1,352,403    35,790   7.0390    9.3500   3/15/2002   PBOB
260543AZ6  DOW CHEMICAL CO                     400,000      425,860      416,124    11,012   7.0611    9.3500   3/15/2002   PBOB
283695AZ7  EL PASO NATRL GAS CO DEB         10,000,000   12,027,589   11,794,800   397,708   6.8610    8.6250   1/15/2022   PBOB
29158*AA7  NIAGARA MOHAWK PWR CORP           1,653,762    1,653,762    2,382,806    13,781  12.5000   12.5000    9/7/2010   PROB
29158*AA7  NIAGARA MOHAWK PWR CORP           1,254,612    1,254,612    1,807,695    10,455  12.5000   12.5000    9/7/2010   PROB
29244VAA4  EMPRESA ELECTRICA PEHUENCHE       2,500,000    2,495,259    2,311,650    30,417   7.3519    7.3000    5/1/2003   PBOB
293561AN6  ENRON CORP DEB                    2,200,000    2,239,017    2,376,506     9,289   8.6829    9.5000   6/15/2001   PBOB
293561AQ9  ENRON CORP DEB                    3,000,000    3,116,557    3,336,480    68,438   8.0280    9.1250    4/1/2003   PBOB
293561AQ9  ENRON CORP DEB                    3,000,000    3,122,052    3,336,480    68,438   7.9776    9.1250    4/1/2003   PBOB
29379#AC2  ENTERPRISE RENT-A-CAR CO          2,501,333    2,501,333    2,557,588    78,150   7.2100    7.2100   7/25/2003   PROB
29477@AF8  ENTERPRISE RENT-A-CAR CO         20,000,000   20,000,000   22,036,200   794,267   8.8800    8.8800   7/20/2004   PROB
297425A#7  ESTERLINE TECHNOLOGIES CORP       5,714,285    5,714,286    6,100,056   209,722   8.7500    8.7500   7/30/2002   PROB
298785CB0  EUROPEAN INVT BANK NTS            1,500,000    1,534,909    1,620,525    37,969   8.6633   10.1250   10/1/2000   PBOB
302150AT4  EXPORT DEVELOPMENT CORP           7,326,317    7,326,317    7,395,038   111,775   5.9700    5.9700   3/29/2009   PROB
302150BP1  EXPORT DEVELOPMENT CORP           3,038,184    3,038,184    3,229,012     1,724   6.8100    6.8100   6/28/2010   PBOB
30249QAB6  PMC CORP                          7,000,000    7,016,707    7,054,180    82,715   7.1283    7.2100    5/2/2002   PBOB
31283GC39  FHLMC 30 YR CONV GOLD   G00090    1,247,592    1,241,905    1,283,460     7,797   7.5530    7.5000   12/1/2012   MBS
31283GX77  FHLMC 30 YR CONV GOLD   G00702      500,851      513,291      514,309     3,130   7.2924    7.5000    5/1/2027   MBS
31283JZY0  FHLMC 15 YR CONV GOLD   G10759   10,617,432   10,872,088   10,919,286    66,359   7.2253    7.5000   11/1/2012   MBS
3128FQCN0  FHLMC 30 YR CONV GOLD   D80977      687,139      704,208      705,602     4,295   7.2928    7.5000    7/1/2027   MBS
3128FQCN0  FHLMC 30 YR CONV GOLD   D80977      687,139      704,208      705,602     4,295   7.2928    7.5000    7/1/2027   MBS
3128FQCN0  FHLMC 30 YR CONV GOLD   D80977      630,534      646,197      647,476     3,941   7.2928    7.5000    7/1/2027   MBS
3128FQCN0  FHLMC 30 YR CONV GOLD   D80977      687,139      704,208      705,602     4,295   7.2928    7.5000    7/1/2027   MBS
3128FQCN0  FHLMC 30 YR CONV GOLD   D80977      687,139      704,208      705,602     4,295   7.2928    7.5000    7/1/2027   MBS

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
3128FQCN0  FHLMC 30 YR CONV GOLD   D80977      687,139      704,208      705,602     4,295   7.2928    7.5000    7/1/2027   MBS
3128FQCN0  FHLMC 30 YR CONV GOLD   D80977      687,139      704,208      705,602     4,295   7.2928    7.5000    7/1/2027   MBS
3128FQCN0  FHLMC 30 YR CONV GOLD   D80977      687,139      704,208      705,602     4,295   7.2928    7.5000    7/1/2027   MBS
3128FQCN0  FHLMC 30 YR CONV GOLD   D80977      687,139      704,208      705,602     4,295   7.2928    7.5000    7/1/2027   MBS
3128FQCN0  FHLMC 30 YR CONV GOLD   D80977      687,139      704,208      705,602     4,295   7.2928    7.5000    7/1/2027   MBS
3128FSL55  FHLMC 30 YR CONV GOLD   D83048    3,630,748    3,692,429    3,728,306    22,692   7.3577    7.5000   10/1/2027   MBS
312905FG2  FHLMC 1053-G                      3,129,639    3,178,374    3,182,405    18,256   6.8632    7.0000   3/15/2021   CMO
312905FG2  FHLMC 1053-G                      2,315,932    2,343,560    2,354,979    13,510   6.8949    7.0000   3/15/2021   CMO
312907E46  FHLMC 1169 D                      6,729,453    6,745,055    6,764,648    39,255   6.9795    7.0000   5/15/2021   CMO
312908RG3  FHLMC 1207-K                      5,900,000    5,934,277    5,967,319    33,188   6.6995    6.7500   1/15/2021   CMO
31290KYP8  FEDERAL HOME LOAN MORTGA555218    5,321,140    5,423,422    5,667,812    39,909   8.8035    9.0000    7/1/2021   MBS
312911Z94  FHLMC CMO SERS 1360 CL PQ PAC    16,166,000   16,043,426   16,147,409    80,830   6.0674    6.0000  12/15/2017   CMO
312916ZN2  FHLMC 1562-B                     10,000,000   10,058,660   10,108,400    58,333   6.9463    7.0000   7/15/2019   CMO
31292GTL0  FHLMC 30 YR CONV GOLD   C00555    3,507,691    3,567,282    3,601,943    21,923   7.3577    7.5000   10/1/2027   MBS
31292GVL7  FHLMC 30 YR CONV GOLD   C00619      798,634      818,480      820,093     4,991   7.2944    7.5000    5/1/2028   MBS
31292GVL7  FHLMC 30 YR CONV GOLD   C00619      798,634      818,480      820,093     4,991   7.2944    7.5000    5/1/2028   MBS
31292GVL7  FHLMC 30 YR CONV GOLD   C00619      798,634      818,480      820,093     4,991   7.2944    7.5000    5/1/2028   MBS
31292GVL7  FHLMC 30 YR CONV GOLD   C00619      798,634      818,480      820,093     4,991   7.2944    7.5000    5/1/2028   MBS
31292GVL7  FHLMC 30 YR CONV GOLD   C00619      285,469      292,563      293,140     1,784   7.2944    7.5000    5/1/2028   MBS
31293EUU2  FHLMC 30 YR CONV GOLD   C18895   15,000,000   15,079,637   15,107,700    81,250   6.4599    6.5000   12/1/2028   MBS
313309AH9  FEDERAL EXPRESS CORP              5,000,000    5,301,457    5,537,350   123,438   7.7415    9.8750    4/1/2002   PBOB
313309AH9  FEDERAL EXPRESS CORP              5,000,000    5,242,861    5,537,350   123,438   8.1440    9.8750    4/1/2002   PBOB
313309AH9  FEDERAL EXPRESS CORP              2,500,000    2,622,731    2,768,675    61,719   8.1260    9.8750    4/1/2002   PBOB
31331FAN1  FEDERAL EXPRESS CO                2,350,585    2,428,914    2,393,718    83,099   6.5885    7.1100    1/2/2014   PBOB
31331FAN1  FEDERAL EXPRESS CO                2,817,984    2,723,735    2,869,694    99,623   7.6623    7.1100    1/2/2014   PBOB
31335KHK5  FHLMC 15 YR CONV GOLD   E20234    4,491,910    4,402,137    4,518,547    22,460   6.2337    6.0000    4/1/2011   MBS
3133T0AW4  FHLMC 1541 HC CMO                19,793,796   18,415,179   19,404,056   154,375  10.1353    9.3590  10/15/2022   CMO
313401VV0  FEDERAL HOME LOAN MORTGA170193      887,903      866,888      945,679     6,659   9.2728    9.0000    9/1/2016   MBS
31340MSF3  FEDERAL HOME LOAN MORTGA181418      875,507      854,472      921,900     6,566   9.3375    9.0000   10/1/2010   MBS
31358F4E6  FNMA 91 CMO SERS 21 CL J          3,174,555    3,203,260    3,244,395    18,518   6.9202    7.0000   3/25/2021   CMO
31358PX28  FNMA 1992-151 G                  11,098,762   11,015,087   11,078,229    55,494   6.1270    6.0000   5/25/2006   CMO
31359AJQ3  FNR 1993-82 SG                    3,867,155    3,847,618    3,894,960     7,517  11.7259   11.6630   5/25/2023   CMO
31359EQL8  FNR CMO SERS X-188A CL QZ        10,037,609    9,563,038   10,052,264    50,188   6.6573    6.0000  10/25/2008   CMO
31359MAW3  FNMA DEB                         10,000,000    9,842,377   10,362,500    92,667   7.2161    6.9500  11/13/2006   PBOB
31359RPM8  FNR 1997-89 CL D                 10,000,000    9,546,847    9,995,800    47,917   6.2846    5.7500   2/20/2011   CMO
3136022K9  FNR 89-66 J                       3,000,000    3,026,751    3,076,500    17,500   6.9189    7.0000   9/25/2019   CMO
313615HB5  FEDERAL NATIONAL MORTGAG050626    3,326,882    3,454,315    3,454,767    22,179   7.6493    8.0000    9/1/2022   MBS
313615KC9  FNMA 15 YR CONVTL       50691     5,239,249    5,330,197    5,341,205    30,562   6.7439    7.0000    2/1/2008   MBS
313615KL9  FEDERAL NATIONAL MORTGAG050699    4,061,312    4,217,692    4,213,611    27,075   7.6500    8.0000    3/1/2023   MBS
31362TCF8  FEDERAL NATIONAL MORTGAG070270      111,593      120,020      120,050       930   9.1404   10.0000   11/1/2016   MBS
31362TND1  FEDERAL NATIONAL MORTGAG070588    5,203,007    5,114,820    5,427,413    34,687   8.1777    8.0000    8/1/2017   MBS
31362TND1  FEDERAL NATIONAL MORTGAG070588    1,284,693    1,263,813    1,340,102     8,565   8.1703    8.0000    8/1/2017   MBS
31364A6J6  FNMA MTN                          8,000,000    9,241,279   10,634,960   314,640   6.9789    8.2800   1/10/2025   PBOB
31364ABP6  FNMA MTN                         17,000,000   22,419,162   23,930,220   610,111   6.5110    9.5000    7/1/2017   PBOB
31364BCH1  FNMA NTS                          8,000,000    8,388,283    8,260,000    96,569   6.8052    7.7600    5/5/2005   PBOB
31364BZM5  FNMA NTS                         10,000,000   10,035,726   10,359,400   199,475   7.0460    7.1100   3/20/2006   PBOB
31364C6E3  FNMA MTN                         10,000,000   10,000,000   10,907,800   234,222   6.8000    6.8000   8/27/2012   PBOB
31364C6E3  FNMA MTN                         10,000,000   10,014,806   10,907,800   234,222   6.7832    6.8000   8/27/2012   PBOB
31364C7C6  FNMA MTN                         10,000,000   10,017,766   11,031,200   224,267   6.9397    6.9600    9/5/2012   PBOB
31364CA40  FNMA MTN                         10,000,000   10,321,924   11,028,100   174,000   6.4508    6.9600    4/2/2007   PBOB
31364CCG1  FNMA MTN                         15,000,000   14,998,126   15,656,250   176,900   7.3222    7.3200    5/3/2006   PBOB
31364FAS0  FNMA MTN                         10,000,000   10,116,713   11,010,900   200,200   6.7978    6.9300   9/17/2012   PBOB
31364FDB4  FNMA MTN                         10,000,000    9,992,203   10,176,600   153,900   6.8520    6.8400  10/10/2007   PBOB
31364MS98  FNMA 30 YR CONVTL       111344       88,383       90,606       88,398       552   7.2081    7.5000    7/1/2012   MBS
31365DS22  FNMA 30 YR CONVTL       124837      172,832      186,409      185,729     1,440   9.1771   10.0000   11/1/2021   MBS
31365DS22  FNMA 30 YR CONVTL       124837      172,832      186,409      185,729     1,440   9.1771   10.0000   11/1/2021   MBS
31365DS22  FNMA 30 YR CONVTL       124837      172,832      186,409      185,729     1,440   9.1771   10.0000   11/1/2021   MBS
31365DS22  FNMA 30 YR CONVTL       124837      172,832      186,409      185,729     1,440   9.1771   10.0000   11/1/2021   MBS
31365DS22  FNMA 30 YR CONVTL       124837      172,832      186,409      185,729     1,440   9.1771   10.0000   11/1/2021   MBS
31365DS22  FNMA 30 YR CONVTL       124837      172,832      186,409      185,729     1,440   9.1771   10.0000   11/1/2021   MBS
31365DS22  FNMA 30 YR CONVTL       124837      155,549      167,768      167,156     1,296   9.1771   10.0000   11/1/2021   MBS

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
31365EJ20  FNMA 30 YR CONVTL       125481      100,812      103,423      103,552       630   7.2835    7.5000    4/1/2027   MBS
31365EJV6  FNMA 30 YR CONVTL       125476      276,711      283,878      284,318     1,729   7.2832    7.5000    2/1/2027   MBS
31369QKA9  FEDERAL NATIONAL MORTGAG217289      522,084      524,937      532,688     3,045   6.9534    7.0000    6/1/2023   MBS
31369R3V0  FEDERAL NATIONAL MORTGAG218712       65,457       65,816       66,786       382   6.9534    7.0000    6/1/2023   MBS
31369REY2  FEDERAL NATIONAL MORTGAG218051      416,527      418,782      424,987     2,430   6.9539    7.0000    6/1/2023   MBS
31369REY2  FEDERAL NATIONAL MORTGAG218051       44,784       45,027       45,694       261   6.9539    7.0000    6/1/2023   MBS
31369REY2  FEDERAL NATIONAL MORTGAG218051      319,485      321,214      325,974     1,864   6.9539    7.0000    6/1/2023   MBS
31369RGK0  FEDERAL NATIONAL MORTGAG218102      707,219      711,093      721,583     4,125   6.9533    7.0000    6/1/2023   MBS
31369RGK0  FEDERAL NATIONAL MORTGAG218102      386,638      388,756      394,491     2,255   6.9533    7.0000    6/1/2023   MBS
31369RQW3  FEDERAL NATIONAL MORTGAG218369      301,512      303,163      307,636     1,759   6.9534    7.0000    6/1/2023   MBS
31369RRC6  FEDERAL NATIONAL MORTGAG218383      500,486      503,219      510,651     2,920   6.9534    7.0000    5/1/2023   MBS
31369RRC6  FEDERAL NATIONAL MORTGAG218383      265,257      266,706      270,644     1,547   6.9534    7.0000    5/1/2023   MBS
31369RRE2  FEDERAL NATIONAL MORTGAG218385      627,274      630,691      640,014     3,659   6.9535    7.0000    5/1/2023   MBS
31369SAN8  FEDERAL NATIONAL MORTGAG218813      640,080      643,464      653,080     3,734   6.9549    7.0000    6/1/2023   MBS
31369SF45  FEDERAL NATIONAL MORTGAG218987      576,920      580,075      588,637     3,365   6.9534    7.0000    6/1/2023   MBS
31369SF45  FEDERAL NATIONAL MORTGAG218987      646,422      649,957      659,551     3,771   6.9534    7.0000    6/1/2023   MBS
31369SF45  FEDERAL NATIONAL MORTGAG218987       25,857       25,998       26,382       151   6.9534    7.0000    6/1/2023   MBS
31369SF45  FEDERAL NATIONAL MORTGAG218987       19,392       19,499       19,786       113   6.9534    7.0000    6/1/2023   MBS
31369SG28  FEDERAL NATIONAL MORTGAG219017      849,497      854,149      866,750     4,955   6.9533    7.0000    6/1/2023   MBS
31369SGD4  FEDERAL NATIONAL MORTGAG218996      448,097      450,550      457,198     2,614   6.9534    7.0000    6/1/2023   MBS
31369SRU4  FEDERAL NATIONAL MORTGAG219299      141,610      142,385      144,486       826   6.9534    7.0000    6/1/2023   MBS
31369SRU4  FEDERAL NATIONAL MORTGAG219299      285,677      287,240      291,479     1,666   6.9534    7.0000    6/1/2023   MBS
31369T2W5  FEDERAL NATIONAL MORTGAG220489      649,391      652,946      662,580     3,788   6.9534    7.0000    6/1/2023   MBS
31369TFN1  FEDERAL NATIONAL MORTGAG219873      738,972      743,009      753,981     4,311   6.9535    7.0000    6/1/2023   MBS
31369TFN1  FEDERAL NATIONAL MORTGAG219873      709,413      713,289      723,821     4,138   6.9535    7.0000    6/1/2023   MBS
31369TJ98  FEDERAL NATIONAL MORTGAG219988      748,652      752,753      763,857     4,367   6.9533    7.0000    6/1/2023   MBS
31369TKA3  FEDERAL NATIONAL MORTGAG219989      788,019      792,328      804,024     4,597   6.9534    7.0000    6/1/2023   MBS
31369TKG0  FEDERAL NATIONAL MORTGAG219995      771,118      775,347      786,779     4,498   6.9533    7.0000    6/1/2023   MBS
31369UB85  FEDERAL NATIONAL MORTGAG220663      601,248      604,529      613,459     3,507   6.9535    7.0000    6/1/2023   MBS
31369UB93  FEDERAL NATIONAL MORTGAG220664      514,143      516,957      524,585     2,999   6.9534    7.0000    6/1/2023   MBS
31369UTC7  FNMA 30 YR CONVTL       221147      460,420      462,927      469,771     2,686   6.9536    7.0000    6/1/2023   MBS
31369VGL9  FEDERAL NATIONAL MORTGAG221703      803,050      807,458      819,360     4,684   6.9532    7.0000    6/1/2023   MBS
31371EYX7  FNMA 30 YR CONVTL       250126       87,444       89,663       89,848       547   7.2811    7.5000    8/1/2024   MBS
31371EYX7  FNMA 30 YR CONVTL       250126       28,450       29,172       29,232       178   7.2811    7.5000    8/1/2024   MBS
31371F3K6  FNMA 30 YR CONVTL       251102    3,581,043    3,676,562    3,749,997    25,366   8.2563    8.5000    6/1/2027   MBS
31371F3Y6  FNMA 30 YR CONVTL       251115       51,189       52,515       52,580       320   7.2843    7.5000    8/1/2027   MBS
31371FA51  FNMA 30 YR CONVTL       250328      319,514      324,453      326,003     1,864   6.8731    7.0000    7/1/2025   MBS
31371FBN1  FNMA 30 YR CONVTL       250345      560,430      569,094      571,812     3,269   6.8734    7.0000    9/1/2025   MBS
31371FDL3  FNMA 30 YR CONVTL       250407      505,355      513,167      515,619     2,948   6.8733    7.0000    8/1/2025   MBS
31371FGT3  FNMA 30 YR CONVTL       250510      105,239      106,866      107,376       614   6.8738    7.0000   12/1/2025   MBS
31371FH54  FNMA 30 YR CONVTL       250552      377,336      387,109      387,709     2,358   7.2814    7.5000    5/1/2026   MBS
31371FKS0  FNMA 30 YR CONVTL       250605      343,216      348,521      350,187     2,002   6.8743    7.0000    4/1/2026   MBS
31371FLW0  FNMA 30 YR CONVTL       250641      635,321      651,775      652,786     3,971   7.2820    7.5000    8/1/2026   MBS
31371FNS7  FNMA 30 YR CONVTL       250701      269,681      276,666      277,095     1,686   7.2824    7.5000   10/1/2026   MBS
31371FPV8  FNMA 30 YR CONVTL       250736      281,524      288,816      289,263     1,760   7.2826    7.5000   11/1/2026   MBS
31371FRU8  FNMA 30 YR CONVTL       250799      517,526      530,930      531,753     3,235   7.2830    7.5000    1/1/2027   MBS
31371FTK8  FNMA 30 YR CONVTL       250854      653,710      670,307      671,478     4,086   7.2874    7.5000    2/1/2027   MBS
31371FUJ9  FNMA 30 YR CONVTL       250885       57,031       58,509       58,581       356   7.2835    7.5000    4/1/2027   MBS
31371FX56  FNMA 30 YR CONVTL       251000      407,429      417,982      418,629     2,546   7.2824    7.5000   10/1/2026   MBS
31371FXT4  FNMA 30 YR CONVTL       250990      682,438      700,114      700,987     4,265   7.2841    7.5000    7/1/2027   MBS
31371G7G9  FNMA 30 YR CONVTL       252095       49,323       50,601       50,664       308   7.2867    7.5000   10/1/2028   MBS
31371G7G9  FNMA 30 YR CONVTL       252095      801,755      822,524      823,547     5,011   7.2867    7.5000   10/1/2028   MBS
31371GC99  FNMA 30 YR CONVTL       251296       69,658       71,459       71,574       435   7.2475    7.5000   10/1/2017   MBS
31371GDB3  FNMA 30 YR CONVTL       251298       32,514       33,357       33,398       203   7.2848    7.5000   11/1/2027   MBS
31371GDB3  FNMA 30 YR CONVTL       251298      115,050      118,030      118,177       719   7.2848    7.5000   11/1/2027   MBS
31371GDB3  FNMA 30 YR CONVTL       251298      828,381      849,839      850,896     5,177   7.2848    7.5000   11/1/2027   MBS
31371GGT1  FNMA 30 YR CONVTL       251410      461,298      473,247      473,836     2,883   7.2852    7.5000    1/1/2028   MBS
31371GKM1  FNMA 30 YR CONVTL       251500       58,469       59,984       60,058       365   7.2853    7.5000    2/1/2028   MBS
31371GKM1  FNMA 30 YR CONVTL       251500      559,300      573,788      574,502     3,496   7.2853    7.5000    2/1/2028   MBS
31371GZ86  FNMA 30 YR CONVTL       251967      973,948      971,221      980,337     5,276   6.5214    6.5000    8/1/2028   MBS
31371HB64  FNMA 30 YR CONVTL       252161      379,451      376,019      374,469     1,897   6.0657    6.0000   11/1/2028   MBS

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
31371HB64  FNMA 30 YR CONVTL       252161      728,611      722,019      719,044     3,643   6.0657    6.0000   11/1/2028   MBS
31371HB64  FNMA 30 YR CONVTL       252161    1,008,238      999,116      995,000     5,041   6.0657    6.0000   11/1/2028   MBS
31371HB64  FNMA 30 YR CONVTL       252161    1,008,238      999,116      995,000     5,041   6.0657    6.0000   11/1/2028   MBS
31371HB64  FNMA 30 YR CONVTL       252161      486,565      482,163      480,176     2,433   6.0657    6.0000   11/1/2028   MBS
31371HB64  FNMA 30 YR CONVTL       252161    1,008,238      999,116      995,000     5,041   6.0657    6.0000   11/1/2028   MBS
31371HB64  FNMA 30 YR CONVTL       252161    1,008,238      999,116      995,000     5,041   6.0657    6.0000   11/1/2028   MBS
31371HB64  FNMA 30 YR CONVTL       252161    1,008,238      999,116      995,000     5,041   6.0657    6.0000   11/1/2028   MBS
31371HB64  FNMA 30 YR CONVTL       252161    1,008,238      999,116      995,000     5,041   6.0657    6.0000   11/1/2028   MBS
31371HB64  FNMA 30 YR CONVTL       252161      528,960      524,175      522,015     2,645   6.0657    6.0000   11/1/2028   MBS
31371HER5  FNMA 30 YR CONVTL       252244      378,750      384,605      386,325     2,209   6.8780    7.0000   12/1/2028   MBS
31372KCT5  FNMA 30 YR CONVTL       274682      234,415      238,844      245,547     1,660   8.3212    8.5000    7/1/2024   MBS
31372KCT5  FNMA 30 YR CONVTL       274682      302,012      307,719      316,355     2,139   8.3212    8.5000    7/1/2024   MBS
31372KCT5  FNMA 30 YR CONVTL       274682      153,642      156,546      160,938     1,088   8.3212    8.5000    7/1/2024   MBS
31372KCT5  FNMA 30 YR CONVTL       274682      243,416      248,016      254,976     1,724   8.3212    8.5000    7/1/2024   MBS
31372KCT5  FNMA 30 YR CONVTL       274682      302,012      307,719      316,355     2,139   8.3212    8.5000    7/1/2024   MBS
31372XYS5  FNMA 30 YR CONVTL       286121      511,385      519,289      521,771     2,983   6.8712    7.0000    6/1/2024   MBS
31372YYS3  FNMA 30 YR CONVTL       287021      149,629      153,425      153,742       935   7.2809    7.5000    7/1/2024   MBS
31373TT83  FNMA 30 YR CONVTL       303075    9,887,608    9,955,411    9,961,765    53,558   6.4454    6.5000   11/1/2024   MBS
31373TXG0  FNMA 30 YR CONVTL       303179      276,761      283,927      284,369     1,730   7.2781    7.5000    2/1/2025   MBS
31373UBT3  FNMA 30 YR CONVTL       303450      373,464      379,237      381,049     2,179   6.8733    7.0000    8/1/2025   MBS
31373V2Q7  FNMA 30 YR CONVTL       305083       87,477       88,829       89,254       510   6.8731    7.0000    7/1/2025   MBS
31373YB32  FNMA 30 YR CONVTL       307058      338,702      343,938      345,581     1,976   6.8733    7.0000    8/1/2025   MBS
31374F2P3  FNMA 30 YR CONVTL       313182      236,224      242,342      242,718     1,476   7.2824    7.5000   10/1/2026   MBS
31374F2P3  FNMA 30 YR CONVTL       313182      353,342      362,494      363,055     2,208   7.2824    7.5000   10/1/2026   MBS
31374F5C9  FNMA 30 YR CONVTL       313243    5,459,979    5,595,438    5,717,581    38,675   8.2720    8.5000   12/1/2026   MBS
31374F5C9  FNMA 30 YR CONVTL       313243    2,113,013    2,165,436    2,212,705    14,967   8.2720    8.5000   12/1/2026   MBS
31374F5W5  FNMA 30 YR CONVTL       313261      529,035      537,214      539,780     3,086   6.8753    7.0000   12/1/2026   MBS
31374F6L8  FNMA 30 YR CONVTL       313275      396,938      407,218      407,850     2,481   7.2812    7.5000    4/1/2026   MBS
31374FUX5  FNMA 30 YR CONVTL       312998       85,431       86,752       87,166       498   6.8731    7.0000    7/1/2025   MBS
31374GDT1  FNMA 30 YR CONVTL       313414      100,060      101,608      102,061       584   6.8756    7.0000    2/1/2027   MBS
31374GGS0  FNMA 30 YR CONVTL       313509      108,144      109,817      110,340       631   6.8759    7.0000    5/1/2027   MBS
31374GSY4  FNMA 30 YR CONVTL       313835      749,558      768,974      769,931     4,685   7.2848    7.5000   11/1/2027   MBS
31374GSY4  FNMA 30 YR CONVTL       313835      678,514      696,090      696,956     4,241   7.2848    7.5000   11/1/2027   MBS
31374GTJ6  FNMA 30 YR CONVTL       313853       54,218       55,623       55,692       339   7.2848    7.5000   11/1/2027   MBS
31374JD65  FNMA 30 YR CONVTL       315225      107,590      102,504      108,362       583   6.8927    6.5000   10/1/2024   MBS
31374JNX5  FNMA 30 YR CONVTL       315506       93,118       94,558       95,009       543   6.8733    7.0000    8/1/2025   MBS
31374JW56  FNMA 30 YR CONVTL       315768       83,703       85,871       86,004       523   7.2795    7.5000    8/1/2025   MBS
31374KLV8  FNMA 30 YR CONVTL       316340      347,225      352,593      354,277     2,025   6.8731    7.0000    7/1/2025   MBS
31374L2Y1  FNMA 30 YR CONVTL       317691      376,211      382,026      383,852     2,195   6.8733    7.0000    8/1/2025   MBS
31374LCH7  FNMA 30 YR CONVTL       316972      308,216      316,198      316,689     1,926   7.2793    7.5000    7/1/2025   MBS
31374LXU5  FNMA 30 YR CONVTL       317591      597,551      606,788      609,687     3,486   6.8733    7.0000    8/1/2025   MBS
31374MPL2  FNMA 30 YR CONVTL       318227       97,942       99,457       99,931       571   6.8733    7.0000    8/1/2025   MBS
31374MUD4  FNMA 30 YR CONVTL       318380      108,525      110,203      110,729       633   6.8734    7.0000    9/1/2025   MBS
31374N6R8  FNMA 30 YR CONVTL       319580      550,929      559,445      562,118     3,214   6.8733    7.0000    8/1/2025   MBS
31374NA93  FNMA 30 YR CONVTL       318732      555,473      564,059      566,755     3,240   6.8733    7.0000    8/1/2025   MBS
31374NC67  FNMA 30 YR CONVTL       318793      562,795      571,495      574,225     3,283   6.8733    7.0000    8/1/2025   MBS
31374NJA1  FNMA 30 YR CONVTL       318957      332,994      338,142      339,757     1,942   6.8733    7.0000    8/1/2025   MBS
31374PE86  FNMA 30 YR CONVTL       319759      328,508      333,586      335,180     1,916   6.8733    7.0000    8/1/2025   MBS
31374PRW9  FNMA 30 YR CONVTL       320101       98,037       99,553      100,028       572   6.8734    7.0000    9/1/2025   MBS
31374S5U1  FNMA 30 YR CONVTL       323159    8,557,687    8,795,010    8,790,285    53,486   7.2709    7.5000    4/1/2028   MBS
31374SBN0  FNMA 30 YR CONVTL       322345      200,129      205,311      205,631     1,251   7.2797    7.5000    9/1/2025   MBS
31374URV0  FNMA 30 YR CONVTL       324600       98,176       99,694      100,170       573   6.8734    7.0000    9/1/2025   MBS
31374UTE6  FNMA 30 YR CONVTL       324649       80,534       81,779       82,170       470   6.8734    7.0000    9/1/2025   MBS
31374VME1  FNMA 30 YR CONVTL       325357       47,080       48,300       48,374       294   7.2806    7.5000    1/1/2026   MBS
31374W5G3  FNMA 30 YR CONVTL       326747       83,288       84,575       84,980       486   6.8738    7.0000   12/1/2025   MBS
31374WHD7  FNMA 30 YR CONVTL       326128       91,086       92,494       92,936       531   6.8734    7.0000    9/1/2025   MBS
31374XC24  FNMA 30 YR CONVTL       326889      228,850      234,658      235,141     1,430   7.2842    7.5000   10/1/2025   MBS
31374YVK1  FNMA 30 YR CONVTL       328318      324,627      329,646      331,220     1,894   6.8737    7.0000   11/1/2025   MBS
31375B6W2  FNMA 30 YR CONVTL       330385    2,501,125    2,690,244    2,658,221    18,758   8.2710    9.0000    9/1/2022   MBS
31375CAV7  FNMA 30 YR CONVTL       330420      552,207      560,743      563,422     3,221   6.8737    7.0000   11/1/2025   MBS
31375DKK8  FNMA 30 YR CONVTL       331598      299,559      304,190      305,643     1,747   6.8739    7.0000    1/1/2026   MBS

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
31375FZT8  FNMA 30 YR CONVTL       333854      371,015      376,751      378,550     2,164   6.8738    7.0000   12/1/2025   MBS
31375FZT8  FNMA 30 YR CONVTL       333854       94,739       96,204       96,663       553   6.8738    7.0000   12/1/2025   MBS
31375GVH6  FNMA 30 YR CONVTL       334616      296,219      303,888      304,362     1,851   7.2742    7.5000   10/1/2023   MBS
31375KJ40  FNMA 30 YR CONVTL       336983      173,394      177,795      178,161     1,084   7.2850    7.5000    2/1/2026   MBS
31375KYR2  FNMA 30 YR CONVTL       337420       90,899       93,253       93,398       568   7.2808    7.5000    2/1/2026   MBS
31375L2S3  FNMA 30 YR CONVTL       338385      461,367      473,315      474,050     2,884   7.2812    7.5000    4/1/2026   MBS
31375L6C4  FNMA 30 YR CONVTL       338467      315,344      323,511      324,013     1,971   7.2814    7.5000    5/1/2026   MBS
31375PU38  FNMA 30 YR CONVTL       340902      776,275      732,126      782,097     4,205   6.9750    6.5000   12/1/2024   MBS
31375PU38  FNMA 30 YR CONVTL       340902      776,275      732,126      782,097     4,205   6.9750    6.5000   12/1/2024   MBS
31375PU38  FNMA 30 YR CONVTL       340902      776,275      732,126      782,097     4,205   6.9750    6.5000   12/1/2024   MBS
31375PU38  FNMA 30 YR CONVTL       340902      776,275      732,126      782,097     4,205   6.9750    6.5000   12/1/2024   MBS
31375PU38  FNMA 30 YR CONVTL       340902      776,275      732,126      782,097     4,205   6.9750    6.5000   12/1/2024   MBS
31375PU38  FNMA 30 YR CONVTL       340902      776,275      732,126      782,097     4,205   6.9750    6.5000   12/1/2024   MBS
31375PU38  FNMA 30 YR CONVTL       340902      776,275      732,126      782,097     4,205   6.9750    6.5000   12/1/2024   MBS
31375PU38  FNMA 30 YR CONVTL       340902      776,275      732,126      782,097     4,205   6.9750    6.5000   12/1/2024   MBS
31375PU38  FNMA 30 YR CONVTL       340902      776,275      732,126      782,097     4,205   6.9750    6.5000   12/1/2024   MBS
31375PU38  FNMA 30 YR CONVTL       340902      388,137      366,062      391,048     2,102   6.9750    6.5000   12/1/2024   MBS
31375QMP6  FNMA 30 YR CONVTL       341566      358,160      363,697      365,434     2,089   6.8742    7.0000    3/1/2026   MBS
31375QU85  FNMA 30 YR CONVTL       341807      544,343      515,958      548,083     2,949   6.9260    6.5000    4/1/2026   MBS
31375QU85  FNMA 30 YR CONVTL       341807      116,577      110,499      117,378       631   6.9260    6.5000    4/1/2026   MBS
31375QU85  FNMA 30 YR CONVTL       341807      105,534      100,031      106,259       572   6.9260    6.5000    4/1/2026   MBS
31375QU85  FNMA 30 YR CONVTL       341807      548,024      519,447      551,789     2,968   6.9260    6.5000    4/1/2026   MBS
31375QU85  FNMA 30 YR CONVTL       341807      112,896      107,009      113,672       612   6.9260    6.5000    4/1/2026   MBS
31375QU85  FNMA 30 YR CONVTL       341807      105,534      100,031      106,259       572   6.9260    6.5000    4/1/2026   MBS
31375QU85  FNMA 30 YR CONVTL       341807      214,607      203,416      216,081     1,162   6.9260    6.5000    4/1/2026   MBS
31375RMG4  FNMA 30 YR CONVTL       342459      529,922      538,114      540,685     3,091   6.8743    7.0000    4/1/2026   MBS
31375VE90  FNMA 30 YR CONVTL       345860      326,206      334,655      335,173     2,039   7.2822    7.5000    9/1/2026   MBS
31375W4N8  FNMA 30 YR CONVTL       347429       80,448       81,692       82,082       469   6.8746    7.0000    6/1/2026   MBS
31375XT41  FNMA 30 YR CONVTL       348071       43,236       44,356       44,425       270   7.2818    7.5000    7/1/2026   MBS
31376ABH0  FNMA 30 YR CONVTL       349340      674,725      692,200      693,273     4,217   7.2816    7.5000    6/1/2026   MBS
31376AYM4  FNMA 30 YR CONVTL       350016      801,399      822,154      823,429     5,009   7.2822    7.5000    9/1/2026   MBS
31376AYM4  FNMA 30 YR CONVTL       350016      572,172      586,991      587,901     3,576   7.2822    7.5000    9/1/2026   MBS
31376BZN9  FNMA 30 YR CONVTL       350949       70,864       72,700       72,812       443   7.2818    7.5000    7/1/2026   MBS
31376CUT9  FNMA 30 YR CONVTL       351694      248,133      254,560      254,954     1,551   7.2826    7.5000   11/1/2026   MBS
31376CVN1  FNMA 30 YR CONVTL       351721       95,533       98,008       98,130       597   7.2832    7.5000    2/1/2027   MBS
31376D2H4  FNMA 30 YR CONVTL       352776      476,162      488,494      489,252     2,976   7.2818    7.5000    7/1/2026   MBS
31376E4B3  FNMA 30 YR CONVTL       353718       52,537       53,898       53,981       328   7.2820    7.5000    8/1/2026   MBS
31376F7C5  FNMA 30 YR CONVTL       354691      208,393      213,791      214,122     1,302   7.2826    7.5000   11/1/2026   MBS
31376FF69  FNMA 30 YR CONVTL       353989      156,944      161,009      161,258       981   7.2820    7.5000    8/1/2026   MBS
31376GU52  FNMA 30 YR CONVTL       355304      158,897      163,013      163,265       993   7.2822    7.5000    9/1/2026   MBS
31376H2R3  FNMA 30 YR CONVTL       356384      362,927      368,537      370,298     2,117   6.8755    7.0000    1/1/2027   MBS
31376JGN3  FNMA 30 YR CONVTL       356705      513,476      521,414      523,905     2,995   6.8750    7.0000    9/1/2026   MBS
31376K3C8  FNMA 30 YR CONVTL       358195      236,235      242,353      242,729     1,476   7.2822    7.5000    9/1/2026   MBS
31376KVZ6  FNMA 30 YR CONVTL       358032      263,625      270,453      270,872     1,648   7.2822    7.5000    9/1/2026   MBS
31376KW51  FNMA 30 YR CONVTL       358068      296,821      304,509      304,981     1,855   7.2822    7.5000    9/1/2026   MBS
31376KW69  FNMA 30 YR CONVTL       358069      309,391      317,405      317,896     1,934   7.2822    7.5000    9/1/2026   MBS
31376LFC3  FNMA 30 YR CONVTL       358463       85,156       86,473       86,886       497   6.8750    7.0000    9/1/2026   MBS
31376LFW9  FNMA 30 YR CONVTL       358481      572,816      587,358      588,563     3,580   7.2868    7.5000   11/1/2026   MBS
31376NRV4  FNMA 15 YR CONVTL       360600    5,000,000    5,154,933    5,000,000    27,367   6.1284    6.5680    4/1/2008   MBS
31376NRV4  FNMA 15 YR CONVTL       360600   10,000,000   10,333,524   10,000,000    54,733   6.0954    6.5680    4/1/2008   MBS
31376P4L6  FNMA 30 YR CONVTL       361827      265,303      272,175      272,514     1,658   7.2832    7.5000    2/1/2027   MBS
31376QBD4  FNMA 30 YR CONVTL       361936      602,922      618,538      619,496     3,768   7.2822    7.5000    9/1/2026   MBS
31376QH48  FNMA 30 YR CONVTL       362151       64,328       65,995       66,096       402   7.2824    7.5000   10/1/2026   MBS
31376RRB9  FNMA 30 YR CONVTL       363282       96,541       99,042       99,195       603   7.2826    7.5000   11/1/2026   MBS
31376STP4  FNMA 30 YR CONVTL       364258      110,256      113,112      113,287       689   7.2830    7.5000    1/1/2027   MBS
31376VM33  FNMA 30 YR CONVTL       366778      223,361      229,146      229,501     1,396   7.2828    7.5000   12/1/2026   MBS
31376VUR1  FNMA 30 YR CONVTL       366992      569,610      578,415      581,002     3,323   6.8759    7.0000    5/1/2027   MBS
31376XZM3  FNMA 30 YR CONVTL       368948       89,376       90,759       91,191       521   6.8755    7.0000    1/1/2027   MBS
31376YAP1  FNMA 30 YR CONVTL       369114      493,560      506,344      506,975     3,085   7.2837    7.5000    5/1/2027   MBS
31376YEU6  FNMA 30 YR CONVTL       369247      107,837      110,630      110,801       674   7.2830    7.5000    1/1/2027   MBS
31376YGV2  FNMA 30 YR CONVTL       369312      349,261      354,660      356,354     2,037   6.8756    7.0000    2/1/2027   MBS

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
31376YLG9  FNMA 30 YR CONVTL       369427      297,101      301,694      303,135     1,733   6.8755    7.0000    1/1/2027   MBS
31376ZML4  FNMA 30 YR CONVTL       370363      338,077      343,304      344,839     1,972   6.8760    7.0000    6/1/2027   MBS
31377DQD6  FNMA 30 YR CONVTL       374052      363,188      372,595      373,172     2,270   7.2833    7.5000    3/1/2027   MBS
31377F4E3  FNMA 30 YR CONVTL       376221       91,565       93,937       94,054       572   7.2835    7.5000    4/1/2027   MBS
31377GLK8  FNMA 30 YR CONVTL       376630      181,958      186,671      186,904     1,137   7.2839    7.5000    6/1/2027   MBS
31377GLK8  FNMA 30 YR CONVTL       376630      378,396      388,197      388,681     2,365   7.2839    7.5000    6/1/2027   MBS
31377GLK8  FNMA 30 YR CONVTL       376630       32,007       32,836       32,877       200   7.2839    7.5000    6/1/2027   MBS
31377GLK8  FNMA 30 YR CONVTL       376630      368,713      378,264      378,735     2,304   7.2839    7.5000    6/1/2027   MBS
31377GN42  FNMA 30 YR CONVTL       376711      533,956      542,210      544,635     3,115   6.8763    7.0000    8/1/2027   MBS
31377GXV1  FNMA 30 YR CONVTL       376992      130,853      134,243      134,410       818   7.2843    7.5000    8/1/2027   MBS
31377H4S8  FNMA 30 YR CONVTL       378033      530,744      544,489      545,334     3,317   7.2820    7.5000    8/1/2026   MBS
31377J7L6  FNMA 30 YR CONVTL       378999       81,886       84,008       84,112       512   7.2837    7.5000    5/1/2027   MBS
31377JDM7  FNMA 30 YR CONVTL       378208      297,311      305,012      305,392     1,858   7.2839    7.5000    6/1/2027   MBS
31377KRV9  FNMA 30 YR CONVTL       379500       41,510       42,586       42,638       259   7.2837    7.5000    5/1/2027   MBS
31377KWV3  FNMA 30 YR CONVTL       379660      427,315      438,384      438,929     2,671   7.2837    7.5000    5/1/2027   MBS
31377KWV3  FNMA 30 YR CONVTL       379660      655,638      672,620      673,458     4,098   7.2837    7.5000    5/1/2027   MBS
31377XKT3  FNMA 30 YR CONVTL       390106      208,521      213,923      214,189     1,303   7.2839    7.5000    6/1/2027   MBS
31377XLL9  FNMA 30 YR CONVTL       390131      434,550      445,806      446,361     2,716   7.2837    7.5000    5/1/2027   MBS
31377XLL9  FNMA 30 YR CONVTL       390131      149,674      153,552      153,742       935   7.2837    7.5000    5/1/2027   MBS
31377XLL9  FNMA 30 YR CONVTL       390131      495,235      508,063      508,695     3,095   7.2837    7.5000    5/1/2027   MBS
31377XQL4  FNMA 30 YR CONVTL       390259      421,570      432,489      433,028     2,635   7.2839    7.5000    6/1/2027   MBS
31377YG74  FNMA 30 YR CONVTL       390922      752,215      771,698      772,660     4,701   7.2839    7.5000    6/1/2027   MBS
31377YG74  FNMA 30 YR CONVTL       390922      349,805      358,866      359,313     2,186   7.2839    7.5000    6/1/2027   MBS
31377Z7J5  FNMA 30 YR CONVTL       392497       68,986       70,773       70,861       431   7.2843    7.5000    8/1/2027   MBS
31378AAN6  FNMA 30 YR CONVTL       392513      542,808      551,199      553,832     3,166   6.8764    7.0000    9/1/2027   MBS
31378AXY7  FNMA 30 YR CONVTL       393195      107,494      110,278      110,416       672   7.2843    7.5000    8/1/2027   MBS
31378B3E2  FNMA 30 YR CONVTL       394197      719,626      738,265      739,185     4,498   7.2841    7.5000    7/1/2027   MBS
31378BGV0  FNMA 30 YR CONVTL       393612      753,620      773,141      774,103     4,710   7.2843    7.5000    8/1/2027   MBS
31378BGV0  FNMA 30 YR CONVTL       393612      405,960      416,475      416,994     2,537   7.2843    7.5000    8/1/2027   MBS
31378C2E1  FNMA 30 YR CONVTL       395073      496,603      509,467      510,101     3,104   7.2845    7.5000    9/1/2027   MBS
31378CGB2  FNMA 30 YR CONVTL       394494      103,992      106,686      106,819       650   7.2845    7.5000    9/1/2027   MBS
31378CHT2  FNMA 30 YR CONVTL       394542       68,318       70,088       70,175       427   7.2841    7.5000    7/1/2027   MBS
31378D4Q0  FNMA 30 YR CONVTL       396031      495,661      508,247      509,133     3,098   7.2888    7.5000   10/1/2027   MBS
31378DEL0  FNMA 30 YR CONVTL       395339      346,315      351,669      353,241     2,020   6.8763    7.0000    8/1/2027   MBS
31378DGX2  FNMA 30 YR CONVTL       395414      105,508      107,140      107,618       615   6.8766    7.0000   11/1/2027   MBS
31378DMH0  FNMA 30 YR CONVTL       395560      175,265      179,805      180,029     1,095   7.2843    7.5000    8/1/2027   MBS
31378DPL8  FNMA 30 YR CONVTL       395627      496,574      504,251      506,505     2,897   6.8766    7.0000   11/1/2027   MBS
31378DPL8  FNMA 30 YR CONVTL       395627      314,790      319,656      321,086     1,836   6.8766    7.0000   11/1/2027   MBS
31378DQH6  FNMA 30 YR CONVTL       395656       77,398       79,404       79,502       484   7.2843    7.5000    8/1/2027   MBS
31378DVG2  FNMA 30 YR CONVTL       395815      582,446      591,451      594,095     3,398   6.8766    7.0000   11/1/2027   MBS
31378DWA4  FNMA 30 YR CONVTL       395841      356,664      365,903      366,358     2,229   7.2850    7.5000   12/1/2027   MBS
31378DWL0  FNMA 30 YR CONVTL       395851       92,934       94,371       94,793       542   6.8767    7.0000   12/1/2027   MBS
31378EBH0  FNMA 30 YR CONVTL       396140      244,361      250,691      251,003     1,527   7.2846    7.5000   10/1/2027   MBS
31378F2T1  FNMA 30 YR CONVTL       397786       68,427       70,200       70,287       428   7.2848    7.5000   11/1/2027   MBS
31378FAV7  FNMA 30 YR CONVTL       397020      360,302      365,872      367,508     2,102   6.8765    7.0000   10/1/2027   MBS
31378FAV7  FNMA 30 YR CONVTL       397020      607,456      616,847      619,605     3,544   6.8765    7.0000   10/1/2027   MBS
31378FBG9  FNMA 30 YR CONVTL       397039      312,003      316,826      318,243     1,820   6.8766    7.0000   11/1/2027   MBS
31378FGZ2  FNMA 30 YR CONVTL       397216       75,999       77,968       78,065       475   7.2843    7.5000    8/1/2027   MBS
31378FQX6  FNMA 30 YR CONVTL       397470       84,074       86,252       86,359       525   7.2845    7.5000    9/1/2027   MBS
31378GRR6  FNMA 30 YR CONVTL       398396      513,722      527,029      527,685     3,211   7.2846    7.5000   10/1/2027   MBS
31378H4G3  FNMA 30 YR CONVTL       399623      728,997      747,880      748,811     4,556   7.2845    7.5000    9/1/2027   MBS
31378HS93  FNMA 30 YR CONVTL       399344      433,586      444,817      445,371     2,710   7.2845    7.5000    9/1/2027   MBS
31378JEZ6  FNMA 30 YR CONVTL       399852      674,790      692,269      693,131     4,217   7.2846    7.5000   10/1/2027   MBS
31378JUG0  FNMA 30 YR CONVTL       400283      100,619      103,226      103,354       629   7.2846    7.5000   10/1/2027   MBS
31378JVM6  FNMA 30 YR CONVTL       400320      587,404      602,619      603,552     3,671   7.2846    7.5000   10/1/2027   MBS
31378K7F5  FNMA 30 YR CONVTL       401494      107,885      110,680      110,817       674   7.2846    7.5000   10/1/2027   MBS
31378KME1  FNMA 30 YR CONVTL       400957       93,569       95,993       96,112       585   7.2846    7.5000   10/1/2027   MBS
31378KSU9  FNMA 30 YR CONVTL       401131       56,191       57,646       57,736       351   7.2816    7.5000    6/1/2026   MBS
31378KYP3  FNMA 30 YR CONVTL       401318       42,618       43,722       43,776       266   7.2846    7.5000   10/1/2027   MBS
31378LGF3  FNMA 30 YR CONVTL       401698      757,614      777,238      778,206     4,735   7.2846    7.5000   10/1/2027   MBS
31378LJR4  FNMA 30 YR CONVTL       401772      154,288      158,285      158,482       964   7.2846    7.5000   10/1/2027   MBS

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
31378LJR4  FNMA 30 YR CONVTL       401772       32,056       32,886       32,927       200   7.2846    7.5000   10/1/2027   MBS
31378LJR4  FNMA 30 YR CONVTL       401772       36,659       37,609       37,655       229   7.2846    7.5000   10/1/2027   MBS
31378LJR4  FNMA 30 YR CONVTL       401772      339,525      348,320      348,753     2,122   7.2846    7.5000   10/1/2027   MBS
31378LJR4  FNMA 30 YR CONVTL       401772       47,168       48,390       48,450       295   7.2846    7.5000   10/1/2027   MBS
31378LJR4  FNMA 30 YR CONVTL       401772      365,537      375,005      375,472     2,285   7.2846    7.5000   10/1/2027   MBS
31378LTD4  FNMA 30 YR CONVTL       402048       79,263       80,489       80,848       462   6.8766    7.0000   11/1/2027   MBS
31378LZT2  FNMA 30 YR CONVTL       402254      338,772      344,009      345,547     1,976   6.8767    7.0000   12/1/2027   MBS
31378NA32  FNMA 30 YR CONVTL       403326      419,139      429,996      430,531     2,620   7.2852    7.5000    1/1/2028   MBS
31378P2U6  FNMA 30 YR CONVTL       404987    8,840,567    9,089,199    9,080,854    55,254   7.2668    7.5000   11/1/2027   MBS
31378PY56  FNMA 30 YR CONVTL       404932      268,222      275,171      275,512     1,676   7.2850    7.5000   12/1/2027   MBS
31378PZQ9  FNMA 30 YR CONVTL       404951       79,829       81,064       81,426       466   6.8767    7.0000   12/1/2027   MBS
31378QC41  FNMA 5YR BALLOON        405191    2,775,366    2,701,993    2,738,925    13,877   6.1970    6.0000   11/1/2027   MBS
31378QF89  FNMA 30 YR CONVTL       405291      716,110      734,659      735,574     4,476   7.2848    7.5000   11/1/2027   MBS
31378QLB5  FNMA 30 YR CONVTL       405422      777,874      798,023      799,017     4,862   7.2848    7.5000   11/1/2027   MBS
31378SU62  FNMA 30 YR CONVTL       407505      493,415      506,196      506,979     3,084   7.2850    7.5000   12/1/2027   MBS
31378SWM5  FNMA 30 YR CONVTL       407552       80,672       82,761       82,890       504   7.2799    7.5000   10/1/2025   MBS
31378SYH4  FNMA 30 YR CONVTL       407612      123,534      126,735      126,892       772   7.2850    7.5000   12/1/2027   MBS
31378TEU5  FNMA 30 YR CONVTL       407947      495,353      508,185      508,970     3,096   7.2850    7.5000   12/1/2027   MBS
31378TMG7  FNMA 30 YR CONVTL       408159      250,148      256,628      256,947     1,563   7.2850    7.5000   12/1/2027   MBS
31378UG30  FNMA 30 YR CONVTL       408918       67,953       69,714       69,800       425   7.2850    7.5000   12/1/2027   MBS
31378URX2  FNMA 30 YR CONVTL       409202      546,299      560,451      561,147     3,414   7.2853    7.5000    2/1/2028   MBS
31378VFD7  FNMA 30 YR CONVTL       409764      750,858      769,925      771,266     4,693   7.2891    7.5000   12/1/2027   MBS
31378VFD7  FNMA 30 YR CONVTL       409764       49,176       50,425       50,513       307   7.2891    7.5000   12/1/2027   MBS
31378VLF5  FNMA 30 YR CONVTL       409926      293,123      300,715      301,181     1,832   7.2828    7.5000   12/1/2026   MBS
31378XBM7  FNMA 30 YR CONVTL       411444      613,424      622,906      625,883     3,578   6.8726    7.0000    3/1/2025   MBS
31379DHB8  FNMA 30 YR CONVTL       416126      481,855      494,337      494,952     3,012   7.2853    7.5000    2/1/2028   MBS
31379DKU2  FNMA 30 YR CONVTL       416207      136,663      140,203      140,378       854   7.2853    7.5000    2/1/2028   MBS
31379EKU0  FNMA 30 YR CONVTL       417107       67,101       68,839       68,925       419   7.2850    7.5000   12/1/2027   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FRJ5  FNMA 15 YR CONVTL       418189      957,319      962,131      970,779     5,185   6.4462    6.5000    5/1/2013   MBS
31379FSY1  FNMA 30 YR CONVTL       418235      828,212      849,665      850,980     5,176   7.2848    7.5000   11/1/2027   MBS
31379FSY1  FNMA 30 YR CONVTL       418235      589,739      605,015      605,951     3,686   7.2848    7.5000   11/1/2027   MBS
31379JRX6  FNMA 30 YR CONVTL       420902      190,627      195,565      195,867     1,191   7.2846    7.5000   10/1/2027   MBS
31379KDD2  FNMA 30 YR CONVTL       421400      114,826      117,801      117,947       718   7.2855    7.5000    3/1/2028   MBS
31379L4Q1  FNMA 30 YR CONVTL       423031      705,865      723,791      725,050     4,412   7.2900    7.5000    5/1/2028   MBS
31379LGM7  FNMA 15 YR CONVTL       422404      138,843      141,280      141,793       810   6.8017    7.0000    8/1/2012   MBS
31379LGM7  FNMA 15 YR CONVTL       422404      680,721      692,667      695,186     3,971   6.8017    7.0000    8/1/2012   MBS
31379LJU6  FNMA 15 YR CONVTL       422475      827,371      841,909      844,953     4,826   6.8057    7.0000    2/1/2013   MBS
31379LKA8  FNMA 15 YR CONVTL       422489      723,650      736,360      739,028     4,221   6.8044    7.0000   12/1/2012   MBS
31379LKA8  FNMA 15 YR CONVTL       422489      821,424      835,852      838,879     4,792   6.8044    7.0000   12/1/2012   MBS
31379LKA8  FNMA 15 YR CONVTL       422489      117,059      119,115      119,547       683   6.8044    7.0000   12/1/2012   MBS
31379LKA8  FNMA 15 YR CONVTL       422489      703,012      715,360      717,951     4,101   6.8044    7.0000   12/1/2012   MBS
31379MFL8  FNMA 15 YR CONVTL       423271      891,233      906,891      910,172     5,199   6.8051    7.0000    1/1/2013   MBS

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
31379MFL8  FNMA 15 YR CONVTL       423271      891,233      906,891      910,172     5,199   6.8051    7.0000    1/1/2013   MBS
31379MFL8  FNMA 15 YR CONVTL       423271      106,083      107,947      108,337       619   6.8051    7.0000    1/1/2013   MBS
31379NW37  FNMA 30 YR CONVTL       424666      713,859      732,351      733,262     4,462   7.2855    7.5000    3/1/2028   MBS
31379PXS6  FNMA 30 YR CONVTL       425589      673,298      690,739      691,598     4,208   7.2857    7.5000    4/1/2028   MBS
31379QA67  FNMA 15 YR CONVTL       425829      256,447      260,953      261,896     1,496   6.8057    7.0000    2/1/2013   MBS
31379QA67  FNMA 15 YR CONVTL       425829    2,623,573    2,669,673    2,679,324    15,304   6.8057    7.0000    2/1/2013   MBS
31379TEU4  FNMA 30 YR CONVTL       428647      257,137      263,795      264,206     1,607   7.2793    7.5000    7/1/2025   MBS
31379UP88  FNMA 30 YR CONVTL       429847      598,999      614,516      615,465     3,744   7.2868    7.5000   11/1/2028   MBS
31379VXQ7  FNMA 30 YR CONVTL       430987       96,047       98,535       98,766       600   7.2806    7.5000    1/1/2026   MBS
31379W5Q6  FNMA 30 YR CONVTL       432055   19,368,576   19,139,966   19,495,634   104,913   6.5910    6.5000    6/1/2028   MBS
31379YPM9  FNMA 30 YR CONVTL       433428      942,615      939,976      948,799     5,106   6.5214    6.5000    8/1/2028   MBS
31380AKW1  FNMA 30 YR CONVTL       434209      586,326      595,391      598,053     3,420   6.8775    7.0000    7/1/2028   MBS
31380B4E7  FNMA 30 YR CONVTL       435621      659,963      677,056      678,105     4,125   7.2828    7.5000   12/1/2026   MBS
31380BBT6  FNMA 30 YR CONVTL       434850      291,766      299,177      299,696     1,824   7.2903    7.5000    7/1/2028   MBS
31380BCR9  FNMA 30 YR CONVTL       434880      376,893      382,720      384,431     2,199   6.8776    7.0000    8/1/2028   MBS
31380BCR9  FNMA 30 YR CONVTL       434880      595,458      604,665      607,367     3,474   6.8776    7.0000    8/1/2028   MBS
31380C2G2  FNMA 30 YR CONVTL       436475      133,528      136,987      137,157       835   7.2862    7.5000    7/1/2028   MBS
31380DJ72  FNMA 30 YR CONVTL       436886      939,595      936,964      945,759     5,089   6.5214    6.5000    8/1/2028   MBS
31380DKB1  FNMA 30 YR CONVTL       436890      985,880      983,119      992,347     5,340   6.5214    6.5000    8/1/2028   MBS
31380DKB1  FNMA 30 YR CONVTL       436890      985,880      983,119      992,347     5,340   6.5214    6.5000    8/1/2028   MBS
31380DXH4  FNMA 30 YR CONVTL       437280      569,197      583,942      584,668     3,557   7.2865    7.5000    9/1/2028   MBS
31380EKT0  FNMA 30 YR CONVTL       437806      986,004      983,243      992,472     5,341   6.5214    6.5000    8/1/2028   MBS
31380GAQ2  FNMA 30 YR CONVTL       439315      915,694      913,130      921,701     4,960   6.5214    6.5000    8/1/2028   MBS
31380GAQ2  FNMA 30 YR CONVTL       439315      915,694      913,130      921,701     4,960   6.5214    6.5000    8/1/2028   MBS
31380HBY2  FNMA 30 YR CONVTL       440255      914,389      911,828      920,387     4,953   6.5214    6.5000    9/1/2028   MBS
31380HKC0  FNMA 30 YR CONVTL       440491      585,399      594,449      597,288     3,415   6.8759    7.0000    5/1/2027   MBS
31380HQQ3  FNMA 30 YR CONVTL       440663       38,711       39,714       39,763       242   7.2867    7.5000   10/1/2028   MBS
31380HQQ3  FNMA 30 YR CONVTL       440663      134,888      138,383      138,554       843   7.2867    7.5000   10/1/2028   MBS
31380HQQ3  FNMA 30 YR CONVTL       440663      269,840      276,831      277,174     1,687   7.2867    7.5000   10/1/2028   MBS
31380HQQ3  FNMA 30 YR CONVTL       440663      401,474      411,875      412,386     2,509   7.2867    7.5000   10/1/2028   MBS
31380KXN5  FNMA 30 YR CONVTL       442685      679,087      696,679      697,545     4,244   7.2865    7.5000    9/1/2028   MBS
31380KXN5  FNMA 30 YR CONVTL       442685      322,080      330,424      330,834     2,013   7.2865    7.5000    9/1/2028   MBS
31380NLD4  FNMA 30 YR CONVTL       445024      522,047      517,324      515,193     2,610   6.0658    6.0000   10/1/2028   MBS
31380NMN1  FNMA 30 YR CONVTL       445065      103,633      105,236      105,706       605   6.8778    7.0000   10/1/2028   MBS
31380PYX1  FNMA 30 YR CONVTL       446326      539,494      547,834      550,451     3,147   6.8730    7.0000    6/1/2025   MBS
31380Q5H6  FNMA 30 YR CONVTL       447348      514,495      509,841      507,740     2,572   6.0657    6.0000   11/1/2028   MBS
31380QBY2  FNMA 30 YR CONVTL       446555       54,048       54,884       55,129       315   6.8778    7.0000   10/1/2028   MBS
31380RPZ2  FNMA 30 YR CONVTL       447840      629,196      623,503      620,935     3,146   6.0657    6.0000   11/1/2028   MBS
31380RPZ2  FNMA 30 YR CONVTL       447840    1,008,895      999,767      995,648     5,044   6.0657    6.0000   11/1/2028   MBS
31380RPZ2  FNMA 30 YR CONVTL       447840    1,008,895      999,767      995,648     5,044   6.0657    6.0000   11/1/2028   MBS
31380RPZ2  FNMA 30 YR CONVTL       447840    1,008,895      999,767      995,648     5,044   6.0657    6.0000   11/1/2028   MBS
31380RPZ2  FNMA 30 YR CONVTL       447840    1,008,895      999,767      995,648     5,044   6.0657    6.0000   11/1/2028   MBS
31380RPZ2  FNMA 30 YR CONVTL       447840      279,808      277,277      276,134     1,399   6.0657    6.0000   11/1/2028   MBS
31380T6W6  FNMA 30 YR CONVTL       450085      505,000      512,807      515,257     2,946   6.8780    7.0000   12/1/2028   MBS
31380THJ3  FNMA 30 YR CONVTL       449433      494,478      490,004      487,986     2,472   6.0657    6.0000   11/1/2028   MBS
31380U6Z6  FNMA 30 YR CONVTL       450988      479,540      475,202      473,244     2,398   6.0657    6.0000   11/1/2028   MBS
31380V2R6  FNMA 30 YR CONVTL       451784      605,245      614,602      617,538     3,531   6.8765    7.0000   10/1/2027   MBS
31380WSN5  FNMA 30 YR CONVTL       452425      558,345      566,977      569,512     3,257   6.8780    7.0000   12/1/2028   MBS
313963TG5  FEDERAL HOME LOAN MORTGAD26851    2,214,927    2,237,136    2,276,391    13,843   7.4103    7.5000   11/1/2022   MBS
313971FQ1  FHLMC 30 YR CONV GOLD   D32875    1,884,626    1,968,981    1,954,696    12,564   7.5956    8.0000    4/1/2023   MBS
31410HAJ0  FEDERATED DEPT STORES             5,000,000    5,095,328    5,169,150   156,547   6.6402    6.7900   7/15/2027   PBOB
31410HAL5  FEDERATED DEPT STORES             3,000,000    2,996,596    3,032,340    63,802   6.1718    6.1250    9/1/2001   PBOB
31410HAL5  FEDERATED DEPT STORES             1,000,000      998,865    1,010,780    21,267   6.1718    6.1250    9/1/2001   PBOB
31735#AA1  FINA INC                          1,937,852    1,937,852    1,892,739     5,633   6.5400    6.5400  12/15/2007   PROB
317705AP6  FINANCING CORP NTS               11,000,000   13,932,305   14,795,000   249,639   6.2826    8.6000   9/26/2019   PBOB
31771CS97  FICO STRIPS DEB                  20,000,000    6,240,501    6,829,800         0   6.4198    0.0000    6/6/2017   GZOB
318074AJ0  FINOVA CAPITAL CORP NTS           2,000,000    1,990,755    2,087,120    17,417   7.2303    7.1250   5/17/2004   PBOB
318074AJ0  FINOVA CAPITAL CORP NTS           2,000,000    1,990,755    2,087,120    17,417   7.2303    7.1250   5/17/2004   PBOB
318074AK7  FINOVA CAPITAL CORP               5,000,000    4,987,681    5,362,850    30,833   7.4399    7.4000    6/1/2007   PBOB
318074AS0  FINIVA CAPITAL CORP NTS           5,000,000    4,981,596    5,035,800    54,688   6.3597    6.2500   11/1/2002   PBOB
31808CAL6  FINOVA CAP CORP MTN               5,000,000    5,000,367    5,073,450    96,431   6.5478    6.5500  11/15/2002   PBOB

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
31808CAL6  FINOVA CAP CORP MTN               3,000,000    3,000,220    3,044,070    57,858   6.5478    6.5500  11/15/2002   PBOB
31808CAW2  FINOVA CAP CORP MTN               3,523,000    3,508,180    3,574,859    67,945   6.6749    6.5500  11/18/2002   PBOB
319455AQ4  FIRST CHICAGO                     1,000,000    1,054,095    1,102,820    17,083   7.6744   10.2500    5/1/2001   PBOB
319455BR1  FIRST CHICAGO                     5,345,000    5,656,288    5,720,540   187,929   5.9806    7.6250   1/15/2003   PBOB
319455BS9  FIRST CHICAGO                     6,500,000    6,062,201    6,805,045    19,861   8.7317    6.8750   6/15/2003   PBOB
320548BK5  FIRST INTERSTATE BANCORP          5,000,000    5,463,530    5,739,300   190,104   6.9306    9.1250    2/1/2004   PBOB
323585TV1  BANK OF BOSTON                    5,000,000    5,114,499    5,366,350    18,611   7.6928    8.3750  12/15/2002   PBOB
323585TV1  BANK OF BOSTON                    4,500,000    4,587,840    4,829,715    16,750   7.7923    8.3750  12/15/2002   PBOB
323585WJ4  FIRST NATL BANK OF BOSTON         1,000,000      999,974    1,064,340    21,715   7.3755    7.3750   9/15/2006   PBOB
323585WJ4  FIRST NATL BANK OF BOSTON         5,000,000    4,999,869    5,321,700   108,576   7.3755    7.3750   9/15/2006   PBOB
33632*PH4  FIRST SECURITY BANK OF UTAH       2,267,822    2,267,823    2,434,507    81,415   7.1800    7.1800    1/1/2011   ABOB
33632*PJ0  FIRST SECURITY BANK OF UTAH       1,416,043    1,416,044    1,520,122    50,836   7.1800    7.1800    1/1/2011   ABOB
33632*PK7  FIRST SECURITY BANK OF UTAH         806,653      806,654      865,942    28,959   7.1800    7.1800    1/1/2011   ABOB
33632*PX9  FIRST SECURITY BANK OF UTAH       1,368,379    1,368,380    1,474,510    49,125   7.1800    7.1800    1/1/2011   ABOB
33632*PY7  FIRST SECURITY BANK OF UTAH         884,495      884,496      953,096    31,753   7.1800    7.1800    1/1/2011   ABOB
33632*PZ4  FIRST SECURITY BANK OF UTAH         467,238      467,238      503,477    16,774   7.1800    7.1800    1/1/2011   ABOB
33632*QD2  FIRST SECURITY BANK OF UTAH         892,547      892,547      963,237    32,042   7.1800    7.1800    1/1/2011   ABOB
33632*QE0  FIRST SECURITY BANK OF UTAH         581,521      581,521      627,577    20,877   7.1800    7.1800    1/1/2011   ABOB
33632*QF7  FIRST SECURITY BANK OF UTAH         311,633      311,634      336,314    11,188   7.1800    7.1800    1/1/2011   ABOB
33632*QM2  CARGILL, INC                      1,129,159    1,129,159    1,206,247       226   7.2000    7.2000   1/31/2011   PROB
33632*QM2  CARGILL, INC                      3,008,134    3,008,134    3,213,499       602   7.2000    7.2000   1/31/2011   PROB
33632*QM2  CARGILL, INC                      1,762,242    1,762,242    1,882,550       352   7.2000    7.2000   1/31/2011   PROB
337158AA7  FIRST TENNESSEE BANK NA SUB       5,000,000    4,990,695    5,175,600    80,000   6.4270    6.4000    4/1/2008   PBOB
337357AA5  FIRST UNION CAPITAL              10,000,000   10,000,000   11,089,400   365,892   7.9350    7.9350   1/15/2027   PBOB
337357AA5  FIRST UNION CAPITAL               5,000,000    5,153,877    5,544,700   182,946   7.6665    7.9350   1/15/2027   PBOB
337358AX3  FIRST UNION CORP                  5,000,000    4,975,103    5,124,600    56,031   8.8806    8.7700  11/15/2004   PBOB
337358BD6  FIRST UNION CORP                  5,000,000    5,058,447    5,130,550    69,139   6.4664    6.5500  10/15/2035   PBOB
339018AF0  FLEET/NORSTAR GROUP               3,470,000    3,904,191    4,091,234   138,005   6.5945    8.6250   1/15/2007   PBOB
33932#AA8  FLETCHER CHALLENGE INDUSTRIES     1,571,350    1,571,350    1,691,480       450  10.3200   10.3200  12/30/2000   PROB
33945#AD7  FLINT INK CORPORATION             5,000,000    5,000,000    5,107,300    36,678   6.6020    6.6020   5/21/2008   PROB
343254AA6  FLA WINDSTORM UNDERWRITING        5,000,000    4,994,194    4,997,900   113,750   6.5363    6.5000   8/25/2002   PROB
34412*AN1  FMR CORP                          9,350,000    9,350,000   10,480,228   255,567   8.2000    8.2000    9/1/2006   PROB
34412*AQ4  FMR CORP                          8,000,000    8,000,000    8,357,120    46,667   7.0000    7.0000   12/1/2010   PROB
345370BV1  FORD MOTOR CO NT                  5,000,000    5,280,426    6,615,100   205,194   8.3958    8.9000   1/15/2032   PBOB
347471AR5  FORT JAMES CORP                  10,250,000   10,451,032   10,634,990   207,491   6.5755    6.8750   9/15/2007   PBOB
347471AR5  FORT JAMES CORP                   4,000,000    4,101,650    4,150,240    80,972   6.4883    6.8750   9/15/2007   PBOB
35103*AA0  K-MART CORP                       8,476,785    8,476,785   10,950,141   118,322  16.7500   16.7500   12/1/2002   PROB
35906PAA3  FRONTIER CORP NTS                15,000,000   14,995,854   16,005,300   138,958   7.2563    7.2500   5/15/2004   PBOB
36157LSP4  GECMS 1993-12 A7 REMIC           16,619,000   16,234,039   16,468,266    18,004   6.6916    6.5000  10/25/2023   CMO
36157TEJ6  GECMS 1994-27 A6                 10,000,000    9,668,616    9,703,100    54,167   6.7730    6.5000   7/25/2024   CMO
36157TEJ6  GECMS 1994-27 A6                 10,000,000    9,661,512    9,703,100    54,167   6.7790    6.5000   7/25/2024   CMO
361706AB0  SYSTEM ENERGY RESOURCES INC       5,000,000    4,338,464    5,359,550   189,056   9.9106    8.2000   1/15/2014   PBOB
36203QA76  G N M A MORTGAGE PASS TH355630    3,036,044    3,131,062    3,132,803    18,975   7.2270    7.5000   6/15/2023   GNMA
36204FUW2  G N M A MORTGAGE PASS TH368797    3,780,037    3,873,209    3,868,603    22,050   6.7949    7.0000   1/15/2024   GNMA
36204FV68  GNMA 30 YR SF LN        368837    7,925,151    7,902,874    8,011,773    42,928   6.5229    6.5000  11/15/2023   GNMA
36204JYU4  GNMA 30 YR SF LN        371623      415,468      426,870      428,580     2,597   7.2621    7.5000   2/15/2024   GNMA
36204KUR2  GNMA 30 YR SF LN        372392      670,891      685,928      697,304     4,473   7.8029    8.0000   1/15/2027   GNMA
362055B20  GNMA 30 YR SF LN        026157      508,797      514,275      542,825     3,816   8.8353    9.0000  10/15/2008   GNMA
36205KY89  GNMA 30 YR SF LN        393235    2,836,907    2,930,966    3,008,001    20,095   8.1976    8.5000   1/15/2027   GNMA
36205KYN6  GNMA 30 YR SF LN        393217    2,502,407    2,558,493    2,600,927    16,683   7.8029    8.0000   1/15/2027   GNMA
36206EFJ9  GNMA 30 YR SF LN        408869      633,270      650,739      652,857     3,958   7.2664    7.5000  12/15/2025   GNMA
36206GPD6  GNMA 30 YR SF LN        410920      619,876      642,585      644,281     4,133   7.6784    8.0000   2/15/2026   GNMA
36206GPD6  GNMA 30 YR SF LN        410920      226,630      234,933      235,552     1,511   7.6784    8.0000   2/15/2026   GNMA
36206PAJ9  GNMA 30 YR SF LN        416809      574,520      590,368      592,290     3,591   7.2664    7.5000  12/15/2025   GNMA
36206QW79  GNMA 30 YR SF LN        418370      179,338      184,285      184,885     1,121   7.2664    7.5000  12/15/2025   GNMA
36206QW79  GNMA 30 YR SF LN        418370      185,669      190,791      191,412     1,160   7.2664    7.5000  12/15/2025   GNMA
36206QW79  GNMA 30 YR SF LN        418370       43,736       44,943       45,089       273   7.2664    7.5000  12/15/2025   GNMA
36206QW79  GNMA 30 YR SF LN        418370      127,256      130,767      131,192       795   7.2664    7.5000  12/15/2025   GNMA
36206SUL6  GNMA 30 YR SF LN        420087      628,164      642,241      652,895     4,188   7.8027    8.0000  12/15/2026   GNMA
36206UHJ1  GNMA 30 YR SF LN        421533      108,595      111,592      111,954       679   7.2668    7.5000   2/15/2026   GNMA
36206VU39  GNMA 30 YR SF LN        422802      213,508      221,331      221,914     1,423   7.6792    8.0000   5/15/2026   GNMA

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
36206VU39  GNMA 30 YR SF LN        422802      226,700      235,006      235,625     1,511   7.6792    8.0000   5/15/2026   GNMA
36206VU39  GNMA 30 YR SF LN        422802       18,332       19,004       19,054       122   7.6792    8.0000   5/15/2026   GNMA
36206VU39  GNMA 30 YR SF LN        422802      210,821      218,546      219,121     1,405   7.6792    8.0000   5/15/2026   GNMA
36206VU39  GNMA 30 YR SF LN        422802      214,885      222,759      223,345     1,433   7.6792    8.0000   5/15/2026   GNMA
36206VU39  GNMA 30 YR SF LN        422802      477,065      494,545      495,847     3,180   7.6792    8.0000   5/15/2026   GNMA
36206VU39  GNMA 30 YR SF LN        422802      181,040      187,674      188,168     1,207   7.6792    8.0000   5/15/2026   GNMA
36206W6X8  GNMA 30 YR SF LN        423986      240,498      249,311      249,966     1,603   7.6800    8.0000   8/15/2026   GNMA
36206W6X8  GNMA 30 YR SF LN        423986      242,272      251,150      251,810     1,615   7.6800    8.0000   8/15/2026   GNMA
36206W6X8  GNMA 30 YR SF LN        423986      250,628      259,813      260,495     1,671   7.6800    8.0000   8/15/2026   GNMA
36206W6X8  GNMA 30 YR SF LN        423986      442,365      458,575      459,781     2,949   7.6800    8.0000   8/15/2026   GNMA
36206W6X8  GNMA 30 YR SF LN        423986      208,631      216,277      216,845     1,391   7.6800    8.0000   8/15/2026   GNMA
36206W6X8  GNMA 30 YR SF LN        423986      254,524      263,851      264,545     1,697   7.6800    8.0000   8/15/2026   GNMA
36206W7L3  GNMA 30 YR SF LN        423999      402,260      417,002      418,097     2,682   7.6802    8.0000   9/15/2026   GNMA
36206W7L3  GNMA 30 YR SF LN        423999      402,074      416,809      417,904     2,680   7.6802    8.0000   9/15/2026   GNMA
36206W7L3  GNMA 30 YR SF LN        423999      402,650      417,406      418,502     2,684   7.6802    8.0000   9/15/2026   GNMA
36206W7L3  GNMA 30 YR SF LN        423999      402,452      417,201      418,297     2,683   7.6802    8.0000   9/15/2026   GNMA
36206WU45  GNMA 30 YR SF LN        423703    1,813,147    1,853,786    1,884,531    12,088   7.8029    8.0000   1/15/2027   GNMA
36206WWE1  GNMA 30 YR SF LN        423745      406,753      417,974      419,334     2,542   7.2664    7.5000  12/15/2025   GNMA
36207A7M8  GNMA 30 YR SF LN        426700      930,615      949,277      952,131     5,429   6.8416    7.0000   6/15/2028   GNMA
36207ACH3  GNMA 30 YR SF LN        425872      446,393      458,712      460,200     2,790   7.2668    7.5000   2/15/2026   GNMA
36207AEP3  GNMA 30 YR SF LN        425942      211,975      217,825      218,531     1,325   7.2668    7.5000   2/15/2026   GNMA
36207AEP3  GNMA 30 YR SF LN        425942       31,848       32,727       32,833       199   7.2668    7.5000   2/15/2026   GNMA
36207ALU4  GNMA 30 YR SF LN        426139    3,004,646    3,071,963    3,122,939    20,031   7.8024    8.0000  10/15/2026   GNMA
36207FVL2  GNMA 30 YR SF LN        430919      236,749      245,424      246,070     1,578   7.6794    8.0000   6/15/2026   GNMA
36207FVL2  GNMA 30 YR SF LN        430919      227,571      235,910      236,530     1,517   7.6794    8.0000   6/15/2026   GNMA
36207FVL2  GNMA 30 YR SF LN        430919      236,550      245,218      245,863     1,577   7.6794    8.0000   6/15/2026   GNMA
36207FVL2  GNMA 30 YR SF LN        430919      244,495      253,455      254,121     1,630   7.6794    8.0000   6/15/2026   GNMA
36207FVL2  GNMA 30 YR SF LN        430919      299,974      310,965      311,784     2,000   7.6794    8.0000   6/15/2026   GNMA
36207FVL2  GNMA 30 YR SF LN        430919      277,745      287,923      288,680     1,852   7.6794    8.0000   6/15/2026   GNMA
36207GG86  GNMA 30 YR SF LN        431423      432,271      441,956      449,290     2,882   7.8024    8.0000  10/15/2026   GNMA
36207GSY6  GNMA 30 YR SF LN        431735    4,498,144    4,620,499    4,675,236    29,988   7.7615    8.0000  12/15/2026   GNMA
36207GUR8  GNMA 30 YR SF LN        431792    2,603,962    2,662,315    2,706,480    17,360   7.8027    8.0000  12/15/2026   GNMA
36207GX46  GNMA 30 YR SF LN        431899      989,054    1,008,889    1,011,921     5,769   6.8420    7.0000   9/15/2028   GNMA
36207GX46  GNMA 30 YR SF LN        431899      239,266      244,065      244,798     1,396   6.8420    7.0000   9/15/2028   GNMA
36207J3H4  GNMA 30 YR SF LN        433800      979,527      970,862      989,322     5,306   6.5680    6.5000   5/15/2028   GNMA
36207J3H4  GNMA 30 YR SF LN        433800      979,527      970,862      989,322     5,306   6.5680    6.5000   5/15/2028   GNMA
36207J3J0  GNMA 30 YR SF LN        433801      735,228      749,972      752,226     4,289   6.8414    7.0000   5/15/2028   GNMA
36207J3J0  GNMA 30 YR SF LN        433801      965,925      985,295      988,257     5,635   6.8414    7.0000   5/15/2028   GNMA
36207JG98  GNMA 30 YR SF LN        433224       96,314       99,844      100,106       642   7.6802    8.0000   9/15/2026   GNMA
36207JG98  GNMA 30 YR SF LN        433224       96,376       99,908      100,170       643   7.6802    8.0000   9/15/2026   GNMA
36207JG98  GNMA 30 YR SF LN        433224       96,435       99,970      100,232       643   7.6802    8.0000   9/15/2026   GNMA
36207JG98  GNMA 30 YR SF LN        433224      422,391      437,870      439,021     2,816   7.6802    8.0000   9/15/2026   GNMA
36207JG98  GNMA 30 YR SF LN        433224       96,251       99,778      100,040       642   7.6802    8.0000   9/15/2026   GNMA
36207JZP1  GNMA 30 YR SF LN        433750      977,149      968,505      986,920     5,293   6.5680    6.5000   5/15/2028   GNMA
36207JZP1  GNMA 30 YR SF LN        433750      977,149      968,505      986,920     5,293   6.5680    6.5000   5/15/2028   GNMA
36207JZP1  GNMA 30 YR SF LN        433750      977,149      968,505      986,920     5,293   6.5680    6.5000   5/15/2028   GNMA
36207JZP1  GNMA 30 YR SF LN        433750      977,149      968,505      986,920     5,293   6.5680    6.5000   5/15/2028   GNMA
36207M4J2  GNMA 30 YR SF LN        436525      258,172      267,634      268,336     1,721   7.6807    8.0000  11/15/2026   GNMA
36207M4J2  GNMA 30 YR SF LN        436525      260,076      269,608      270,315     1,734   7.6807    8.0000  11/15/2026   GNMA
36207M4J2  GNMA 30 YR SF LN        436525      738,283      765,341      767,349     4,922   7.6807    8.0000  11/15/2026   GNMA
36207M4J2  GNMA 30 YR SF LN        436525      249,135      258,266      258,943     1,661   7.6807    8.0000  11/15/2026   GNMA
36207M4J2  GNMA 30 YR SF LN        436525      253,697      262,995      263,685     1,691   7.6807    8.0000  11/15/2026   GNMA
36207MWQ5  GNMA 30 YR SF LN        436355    3,934,854    4,023,045    4,089,769    26,232   7.8029    8.0000   1/15/2027   GNMA
36207NRX4  GNMA 30 YR SF LN        437102      245,781      254,790      255,457     1,639   7.6807    8.0000  11/15/2026   GNMA
36207NRX4  GNMA 30 YR SF LN        437102      232,014      240,518      241,148     1,547   7.6807    8.0000  11/15/2026   GNMA
36207NRX4  GNMA 30 YR SF LN        437102      241,356      250,202      250,858     1,609   7.6807    8.0000  11/15/2026   GNMA
36207NRX4  GNMA 30 YR SF LN        437102      256,051      265,436      266,132     1,707   7.6807    8.0000  11/15/2026   GNMA
36207NRX4  GNMA 30 YR SF LN        437102      533,146      552,686      554,136     3,554   7.6807    8.0000  11/15/2026   GNMA
36207NRX4  GNMA 30 YR SF LN        437102      225,632      233,901      234,515     1,504   7.6807    8.0000  11/15/2026   GNMA
36207UEC8  GNMA 30 YR SF LN        442131      215,772      223,680      224,267     1,438   7.6807    8.0000  11/15/2026   GNMA
36207UEC8  GNMA 30 YR SF LN        442131      215,905      223,818      224,405     1,439   7.6807    8.0000  11/15/2026   GNMA

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
36207UEC8  GNMA 30 YR SF LN        442131      215,492      223,390      223,976     1,437   7.6807    8.0000  11/15/2026   GNMA
36207UEC8  GNMA 30 YR SF LN        442131      215,634      223,537      224,124     1,438   7.6807    8.0000  11/15/2026   GNMA
36208CE37  GNMA 30 YR SF LN        446654      482,006      491,672      493,150     2,812   6.8418    7.0000   8/15/2028   GNMA
36208CE37  GNMA 30 YR SF LN        446654       49,955       50,957       51,110       291   6.8418    7.0000   8/15/2028   GNMA
36208CE37  GNMA 30 YR SF LN        446654      766,503      781,874      784,225     4,471   6.8418    7.0000   8/15/2028   GNMA
36208CE37  GNMA 30 YR SF LN        446654       69,238       70,627       70,839       404   6.8418    7.0000   8/15/2028   GNMA
36208CFF9  GNMA 30 YR SF LN        446666      737,435      752,223      754,484     4,302   6.8418    7.0000   8/15/2028   GNMA
36208CFF9  GNMA 30 YR SF LN        446666      978,304      997,923    1,000,922     5,707   6.8418    7.0000   8/15/2028   GNMA
36208CFG7  GNMA 30 YR SF LN        446667      507,159      517,330      518,885     2,958   6.8418    7.0000   8/15/2028   GNMA
36208CFG7  GNMA 30 YR SF LN        446667      989,219    1,009,056    1,012,090     5,770   6.8418    7.0000   8/15/2028   GNMA
36208CHA8  GNMA 30 YR SF LN        446725      315,269      321,592      322,558     1,839   6.8420    7.0000   9/15/2028   GNMA
36208CHA8  GNMA 30 YR SF LN        446725      650,366      663,409      665,402     3,794   6.8420    7.0000   9/15/2028   GNMA
36208CHA8  GNMA 30 YR SF LN        446725      568,908      580,317      582,061     3,319   6.8420    7.0000   9/15/2028   GNMA
36208FMC1  GNMA 30 YR SF LN        449555      453,127      462,214      463,603     2,643   6.8416    7.0000   6/15/2028   GNMA
36208NXX6  GNMA 30 YR SF LN        456194      332,888      339,564      340,584     1,942   6.8416    7.0000   6/15/2028   GNMA
36208PTS7  GNMA 30 YR SF LN        456961    9,603,651    9,743,932    9,825,687    56,021   6.8841    7.0000   6/15/2028   GNMA
36208TZY9  GNMA 30 YR SF LN        460759      975,371      970,693      985,125     5,283   6.5369    6.5000   2/15/2028   GNMA
36208TZY9  GNMA 30 YR SF LN        460759      975,371      970,693      985,125     5,283   6.5369    6.5000   2/15/2028   GNMA
36208TZY9  GNMA 30 YR SF LN        460759      975,371      970,693      985,125     5,283   6.5369    6.5000   2/15/2028   GNMA
36208TZY9  GNMA 30 YR SF LN        460759      975,371      970,693      985,125     5,283   6.5369    6.5000   2/15/2028   GNMA
36208TZY9  GNMA 30 YR SF LN        460759      975,371      970,693      985,125     5,283   6.5369    6.5000   2/15/2028   GNMA
36208TZY9  GNMA 30 YR SF LN        460759      975,371      970,693      985,125     5,283   6.5369    6.5000   2/15/2028   GNMA
36208TZY9  GNMA 30 YR SF LN        460759      975,371      970,693      985,125     5,283   6.5369    6.5000   2/15/2028   GNMA
36208TZY9  GNMA 30 YR SF LN        460759      975,371      970,693      985,125     5,283   6.5369    6.5000   2/15/2028   GNMA
36208TZY9  GNMA 30 YR SF LN        460759      975,371      970,693      985,125     5,283   6.5369    6.5000   2/15/2028   GNMA
36208TZY9  GNMA 30 YR SF LN        460759      975,371      970,693      985,125     5,283   6.5369    6.5000   2/15/2028   GNMA
36208TZY9  GNMA 30 YR SF LN        460759      975,371      970,693      985,125     5,283   6.5369    6.5000   2/15/2028   GNMA
36208TZY9  GNMA 30 YR SF LN        460759      975,371      970,693      985,125     5,283   6.5369    6.5000   2/15/2028   GNMA
36208TZY9  GNMA 30 YR SF LN        460759      975,371      970,693      985,125     5,283   6.5369    6.5000   2/15/2028   GNMA
36208TZY9  GNMA 30 YR SF LN        460759      975,371      970,693      985,125     5,283   6.5369    6.5000   2/15/2028   GNMA
36208TZY9  GNMA 30 YR SF LN        460759      975,371      970,693      985,125     5,283   6.5369    6.5000   2/15/2028   GNMA
36208VN76  GNMA 30 YR SF LN        462214      989,179    1,009,015    1,012,049     5,770   6.8417    7.0000   7/15/2028   GNMA
36208VN76  GNMA 30 YR SF LN        462214      222,621      227,086      227,768     1,299   6.8417    7.0000   7/15/2028   GNMA
36208VPJ8  GNMA 30 YR SF LN        462225      199,915      203,924      204,537     1,166   6.8418    7.0000   8/15/2028   GNMA
36208VZT5  GNMA 30 YR SF LN        462554    4,950,000    5,053,599    5,064,444    28,875   6.8342    7.0000   2/15/2028   GNMA
36208WBF9  GNMA 30 YR SF LN        462738    9,612,522    9,816,247    9,834,764    60,078   7.3242    7.5000   5/15/2028   GNMA
36208WCD3  GNMA 30 YR SF LN        462768    1,008,951    1,018,397    1,019,041     5,465   6.4291    6.5000   6/15/2028   GNMA
36208WCD3  GNMA 30 YR SF LN        462768    1,008,951    1,018,397    1,019,041     5,465   6.4291    6.5000   6/15/2028   GNMA
36208XEH0  GNMA 30 YR SF LN        463736      957,123      976,316      979,252     5,583   6.8412    7.0000   3/15/2028   GNMA
36208XRL7  GNMA 30 YR SF LN        464091      487,180      496,950      498,444     2,842   6.8418    7.0000   8/15/2028   GNMA
36208XTR2  GNMA 30 YR SF LN        464160      609,190      621,407      623,274     3,554   6.8420    7.0000   9/15/2028   GNMA
36208XZV6  GNMA 30 YR SF LN        464356    4,343,967    4,380,604    4,387,407    23,530   6.4364    6.5000  12/15/2028   GNMA
36208YJC4  GNMA 30 YR SF LN        464759      449,850      458,871      460,251     2,624   6.8418    7.0000   8/15/2028   GNMA
36208YJC4  GNMA 30 YR SF LN        464759      374,638      382,151      383,300     2,185   6.8418    7.0000   8/15/2028   GNMA
36208YJC4  GNMA 30 YR SF LN        464759      232,912      237,583      238,297     1,359   6.8418    7.0000   8/15/2028   GNMA
36208YJC4  GNMA 30 YR SF LN        464759      423,995      432,498      433,798     2,473   6.8418    7.0000   8/15/2028   GNMA
36208YJC4  GNMA 30 YR SF LN        464759      739,285      754,111      756,377     4,313   6.8418    7.0000   8/15/2028   GNMA
36208YJC4  GNMA 30 YR SF LN        464759      240,105      244,920      245,656     1,401   6.8418    7.0000   8/15/2028   GNMA
36208YJC4  GNMA 30 YR SF LN        464759      479,454      489,069      490,539     2,797   6.8418    7.0000   8/15/2028   GNMA
36208YJC4  GNMA 30 YR SF LN        464759       45,223       46,130       46,269       264   6.8418    7.0000   8/15/2028   GNMA
36208YJC4  GNMA 30 YR SF LN        464759      203,969      208,059      208,685     1,190   6.8418    7.0000   8/15/2028   GNMA
36209AK74  GNMA 30 YR SF LN        465718      271,813      277,264      278,097     1,586   6.8414    7.0000   5/15/2028   GNMA
36209AK74  GNMA 30 YR SF LN        465718      793,614      809,529      811,962     4,629   6.8414    7.0000   5/15/2028   GNMA
36209BSW9  GNMA 30 YR SF LN        466833      983,325      974,626      993,158     5,326   6.5680    6.5000   5/15/2028   GNMA
36209BSW9  GNMA 30 YR SF LN        466833      983,325      974,626      993,158     5,326   6.5680    6.5000   5/15/2028   GNMA
36209BSW9  GNMA 30 YR SF LN        466833      983,325      974,626      993,158     5,326   6.5680    6.5000   5/15/2028   GNMA
36209BSW9  GNMA 30 YR SF LN        466833      983,325      974,626      993,158     5,326   6.5680    6.5000   5/15/2028   GNMA
36209BSW9  GNMA 30 YR SF LN        466833      983,325      974,626      993,158     5,326   6.5680    6.5000   5/15/2028   GNMA
36209BSW9  GNMA 30 YR SF LN        466833      983,325      974,626      993,158     5,326   6.5680    6.5000   5/15/2028   GNMA
36209BSW9  GNMA 30 YR SF LN        466833      983,325      974,626      993,158     5,326   6.5680    6.5000   5/15/2028   GNMA
36209BSW9  GNMA 30 YR SF LN        466833      983,325      974,626      993,158     5,326   6.5680    6.5000   5/15/2028   GNMA

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
36209KRX8  GNMA 30 YR SF LN        474002      910,703      928,966      931,758     5,312   6.8417    7.0000   7/15/2028   GNMA
36209NCH3  GNMA 30 YR SF LN        476272      961,542      953,036      971,157     5,208   6.5680    6.5000   5/15/2028   GNMA
36209TVU0  GNMA 30 YR SF LN        481327      669,176      682,596      684,647     3,904   6.8420    7.0000   9/15/2028   GNMA
36209V2B9  GNMA 30 YR SF LN        483270    3,990,165    4,023,818    4,030,067    21,613   6.4364    6.5000  11/15/2028   GNMA
36209VLL6  GNMA 30 YR SF LN        482831      907,395      915,891      916,469     4,915   6.4294    6.5000  11/15/2028   GNMA
36209VLL6  GNMA 30 YR SF LN        482831    1,009,016    1,018,464    1,019,106     5,466   6.4294    6.5000  11/15/2028   GNMA
36209VLL6  GNMA 30 YR SF LN        482831    1,009,016    1,018,464    1,019,106     5,466   6.4294    6.5000  11/15/2028   GNMA
36209VLL6  GNMA 30 YR SF LN        482831    1,009,016    1,018,464    1,019,106     5,466   6.4294    6.5000  11/15/2028   GNMA
36209VLL6  GNMA 30 YR SF LN        482831    1,009,016    1,018,464    1,019,106     5,466   6.4294    6.5000  11/15/2028   GNMA
36209VLL6  GNMA 30 YR SF LN        482831    1,009,016    1,018,464    1,019,106     5,466   6.4294    6.5000  11/15/2028   GNMA
36209VLL6  GNMA 30 YR SF LN        482831    1,009,016    1,018,464    1,019,106     5,466   6.4294    6.5000  11/15/2028   GNMA
36209VLL6  GNMA 30 YR SF LN        482831    1,009,016    1,018,464    1,019,106     5,466   6.4294    6.5000  11/15/2028   GNMA
36209VLS1  GNMA 30 YR SF LN        482837    1,008,730    1,018,175    1,018,817     5,464   6.4294    6.5000  11/15/2028   GNMA
36209VLS1  GNMA 30 YR SF LN        482837    1,008,730    1,018,175    1,018,817     5,464   6.4294    6.5000  11/15/2028   GNMA
36209VLS1  GNMA 30 YR SF LN        482837    1,008,730    1,018,175    1,018,817     5,464   6.4294    6.5000  11/15/2028   GNMA
36209VLS1  GNMA 30 YR SF LN        482837    1,008,730    1,018,175    1,018,817     5,464   6.4294    6.5000  11/15/2028   GNMA
36209VLS1  GNMA 30 YR SF LN        482837    1,008,730    1,018,175    1,018,817     5,464   6.4294    6.5000  11/15/2028   GNMA
36209VLS1  GNMA 30 YR SF LN        482837    1,008,730    1,018,175    1,018,817     5,464   6.4294    6.5000  11/15/2028   GNMA
36209VLS1  GNMA 30 YR SF LN        482837    1,008,730    1,018,175    1,018,817     5,464   6.4294    6.5000  11/15/2028   GNMA
36209VLS1  GNMA 30 YR SF LN        482837    1,008,730    1,018,175    1,018,817     5,464   6.4294    6.5000  11/15/2028   GNMA
36209VLS1  GNMA 30 YR SF LN        482837    1,008,730    1,018,175    1,018,817     5,464   6.4294    6.5000  11/15/2028   GNMA
36209VLS1  GNMA 30 YR SF LN        482837    1,008,730    1,018,175    1,018,817     5,464   6.4294    6.5000  11/15/2028   GNMA
36209VLS1  GNMA 30 YR SF LN        482837      101,592      102,543      102,608       550   6.4294    6.5000  11/15/2028   GNMA
36210FYA8  GNMA 30 YR SF LN        491305    6,515,868    6,570,823    6,581,027    35,294   6.4364    6.5000  12/15/2028   GNMA
362163YX9  G N M A MORTGAGE PASS TH182626    3,092,056    3,255,684    3,303,274    21,902   7.9492    8.5000   3/15/2017   GNMA
362164G82  G N M A MORTGAGE PASS TH183023    2,220,682    2,347,219    2,384,546    16,655   8.3827    9.0000  10/15/2016   GNMA
36216SJG8  G N M A MORTGAGE PASS TH173163      441,317      466,544      473,997     3,310   8.3844    9.0000   1/15/2017   GNMA
36216WSL8  G N M A MORTGAGE PASS TH177023      552,545      584,074      593,461     4,144   8.3806    9.0000   9/15/2016   GNMA
362170UR1  G N M A MORTGAGE PASS TH208592    2,360,985    2,347,718    2,474,903    15,740   8.0589    8.0000   3/15/2017   GNMA
362174UC6  G N M A MORTGAGE PASS TH212179    2,215,676    2,203,237    2,322,582    14,771   8.0588    8.0000   4/15/2017   GNMA
36217A7A2  G N M A MORTGAGE PASS TH188189      860,246      755,514      901,753     5,735   9.3986    8.0000   3/15/2017   GNMA
36217GFX0  G N M A MORTGAGE PASS TH192882      731,836      773,491      786,028     5,489   8.3881    9.0000   2/15/2017   GNMA
36217HPE9  G N M A MORTGAGE PASS TH194021    1,186,447    1,247,269    1,267,493     8,404   7.9637    8.5000   1/15/2017   GNMA
36217JTX9  G N M A MORTGAGE PASS TH195066    3,274,604    3,461,780    3,517,088    24,560   8.3832    9.0000  12/15/2016   GNMA
36217KYB8  G N M A MORTGAGE PASS TH196106    1,439,155    1,520,972    1,545,724    10,794   8.3888    9.0000   2/15/2017   GNMA
36218GAL0  G N M A MORTGAGE PASS TH221511    7,754,511    7,800,890    8,128,666    51,697   7.9383    8.0000   7/15/2017   GNMA
36218GR57  G N M A MORTGAGE PASS TH222008    2,858,702    2,842,639    2,996,634    19,058   8.0588    8.0000   4/15/2017   GNMA
362205ST4  G N M A MORTGAGE PASS TH297630    1,565,253    1,653,548    1,664,537    11,087   7.9698    8.5000   9/15/2022   GNMA
362206KF0  G N M A MORTGAGE PASS TH298294      718,873      762,261      772,106     5,392   8.3987    9.0000   2/15/2021   GNMA
362206T46  G N M A MORTGAGE PASS TH298571      737,103      781,797      791,685     5,528   8.4018    9.0000  10/15/2021   GNMA
36220JXN1  G N M A MORTGAGE PASS TH279785      903,363      952,572      963,039     6,399   7.9655    8.5000   1/15/2020   GNMA
36220P5F5  G N M A MORTGAGE PASS TH284446      776,994      823,560      835,020     5,827   8.3933    9.0000   2/15/2020   GNMA
36220R5V6  G N M A MORTGAGE PASS TH286260    1,142,861    1,205,266    1,218,358     8,095   7.9643    8.5000   1/15/2020   GNMA
36223AGX4  G N M A MORTGAGE PASS TH301814      540,428      570,550      575,723     3,828   7.9663    8.5000   6/15/2021   GNMA
36223AHF2  G N M A MORTGAGE PASS TH301830    1,144,036    1,207,774    1,218,753     8,104   7.9678    8.5000   8/15/2021   GNMA
36223CNV6  G N M A MORTGAGE PASS TH303804   11,949,051   11,969,616   12,329,867    74,682   7.4844    7.5000   4/15/2022   GNMA
36223CPB8  G N M A MORTGAGE PASS TH303818    8,497,601    8,523,805    8,768,420    53,110   7.4721    7.5000   5/15/2022   GNMA
36223GXD6  G N M A MORTGAGE PASS TH307676      712,483      755,567      765,242     5,344   8.3991    9.0000   4/15/2021   GNMA
36223HF93  G N M A MORTGAGE PASS TH308092    2,730,711    2,896,113    2,932,920    20,480   8.4024    9.0000  10/15/2021   GNMA
36223HFV4  G N M A MORTGAGE PASS TH308080    1,599,199    1,695,954    1,717,620    11,994   8.4017    9.0000   8/15/2021   GNMA
36223MXB7  G N M A MORTGAGE PASS TH312174    2,171,352    2,293,841    2,313,163    15,380   7.9635    8.5000  11/15/2021   GNMA
36223NX33  G N M A MORTGAGE PASS TH313098    7,366,582    7,473,864    7,601,355    46,041   7.3700    7.5000  10/15/2022   GNMA
36223Q7L5  G N M A MORTGAGE PASS TH315099    4,043,328    4,242,561    4,307,398    28,640   8.0294    8.5000  12/15/2021   GNMA
36223RE50  GNMA 30 YR SF LN        315256      142,380      133,133      145,716       831   7.5899    7.0000  11/15/2022   GNMA
36223RE50  GNMA 30 YR SF LN        315256      372,901      348,682      381,638     2,175   7.5899    7.0000  11/15/2022   GNMA
36223SCU5  G N M A MORTGAGE PASS TH316083    1,926,351    2,022,423    2,048,539    13,645   8.0251    8.5000   2/15/2022   GNMA
36223SD83  G N M A MORTGAGE PASS TH316127    9,901,339    9,931,832   10,216,895    61,883   7.4721    7.5000   4/15/2022   GNMA
36223VWS1  GNMA 30 YR SF LN        319357   20,951,489   20,987,500   21,619,213   130,947   7.4844    7.5000   4/15/2022   GNMA
36223YSV3  G N M A MORTGAGE PASS TH321932      905,879      917,845      934,749     5,662   7.3820    7.5000  10/15/2022   GNMA
36224BFF1  G N M A MORTGAGE PASS TH323366      589,283      550,974      603,090     3,437   7.5897    7.0000  12/15/2022   GNMA
36224BFF1  G N M A MORTGAGE PASS TH323366      287,493      268,803      294,229     1,677   7.5897    7.0000  12/15/2022   GNMA

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
36224BFF1  G N M A MORTGAGE PASS TH323366      229,072      214,180      234,439     1,336   7.5897    7.0000  12/15/2022   GNMA
36224CKH9  G N M A MORTGAGE PASS TH324396    1,671,046    1,764,950    1,777,040    11,837   7.9699    8.5000   6/15/2022   GNMA
36224DES0  G N M A MORTGAGE PASS TH325145   10,045,563   10,076,508   10,365,715    62,785   7.4721    7.5000   5/15/2022   GNMA
36224GXU7  G N M A MORTGAGE PASS TH328391   10,043,880   10,190,163   10,363,978    62,774   7.3700    7.5000  10/15/2022   GNMA
36224HAN6  G N M A MORTGAGE PASS TH328613      660,218      617,357      675,687     3,851   7.5903    7.0000  10/15/2022   GNMA
36224HAN6  G N M A MORTGAGE PASS TH328613      282,903      264,537      289,531     1,650   7.5903    7.0000  10/15/2022   GNMA
36224JKD3  G N M A MORTGAGE PASS TH329792    4,650,895    4,718,549    4,799,119    29,068   7.3702    7.5000  10/15/2022   GNMA
36224KDQ9  G N M A MORTGAGE PASS TH330511    3,326,289    3,374,829    3,432,298    20,789   7.3698    7.5000  10/15/2022   GNMA
36224KQU6  G N M A MORTGAGE PASS TH330867      604,578      565,333      618,743     3,527   7.5895    7.0000  11/15/2022   GNMA
36224KQU6  G N M A MORTGAGE PASS TH330867      128,562      120,216      131,574       750   7.5895    7.0000  11/15/2022   GNMA
36224LE52  G N M A MORTGAGE PASS TH331456    9,713,464    9,855,001   10,023,032    60,709   7.3700    7.5000  10/15/2022   GNMA
36224LE94  G N M A MORTGAGE PASS TH331460   11,396,847   11,562,835   11,760,065    71,230   7.3700    7.5000  10/15/2022   GNMA
36224LFD4  G N M A MORTGAGE PASS TH331464    7,496,755    7,606,086    7,735,677    46,855   7.3699    7.5000  10/15/2022   GNMA
36224MRU1  G N M A MORTGAGE PASS TH332699   19,731,605   20,077,401   20,360,451   123,323   7.3438    7.5000   9/15/2022   GNMA
36224PR59  G N M A MORTGAGE PASS TH334508   23,934,382   24,250,380   24,697,171   149,590   7.3821    7.5000  10/15/2022   GNMA
36224PSF6  G N M A MORTGAGE PASS TH334518   12,481,664   12,646,640   12,879,455    78,010   7.3819    7.5000  10/15/2022   GNMA
36224QWT9  G N M A MORTGAGE PASS TH335558    4,579,543    4,646,060    4,725,493    28,622   7.3704    7.5000  10/15/2022   GNMA
36224T2T6  G N M A MORTGAGE PASS TH338386    1,033,446    1,047,112    1,066,382     6,459   7.3819    7.5000  10/15/2022   GNMA
36224TAL4  G N M A MORTGAGE PASS TH337611      269,529      252,008      275,844     1,572   7.5897    7.0000  12/15/2022   GNMA
36224UBA4  GNMA 30 YR SF LN        338533    2,337,796    2,185,908    2,392,571    13,637   7.5893    7.0000  12/15/2022   GNMA
36224UBA4  GNMA 30 YR SF LN        338533      175,032      163,661      179,133     1,021   7.5893    7.0000  12/15/2022   GNMA
36224URF6  G N M A MORTGAGE PASS TH338986      529,452      536,452      546,326     3,309   7.3819    7.5000  10/15/2022   GNMA
36224W4B6  G N M A MORTGAGE PASS TH341118      724,104      746,654      747,181     4,526   7.2276    7.5000   4/15/2023   GNMA
36225ABA7  GNMA 30 YR SF LN        780033    9,379,025    8,886,194    9,481,538    50,803   6.9398    6.5000   7/15/2024   GNMA
36225ATG5  GNMA 30 YR SF LN        780551    7,456,778    7,592,729    7,687,416    46,605   7.3468    7.5000   4/15/2027   GNMA
36225AZF0  GNMA 30 YR SF LN        780742      968,945      988,368      991,647     5,652   6.8343    7.0000   9/15/2024   GNMA
362320AS2  G T E CORP DEB                    5,000,000    5,163,823    5,703,800    37,917   8.2010    9.1000    6/1/2003   PBOB
362320AU7  G T E CORP DEB                    5,000,000    4,736,719    5,335,050    65,250   8.3388    7.8300    5/1/2023   PBOB
36232HAA4  G T E CORP MTN A                  5,000,000    5,001,953    5,155,100   136,667   6.5477    6.5600   8/14/2002   PBOB
362337AG2  G T E NORTH INC DEB D             4,200,000    4,306,593    4,639,656    48,300   6.5460    6.9000   11/1/2008   PBOB
36871@AA6  GENENCOR INTERNATIONAL INC        5,000,000    5,000,000    5,021,750    86,197   6.8200    6.8200   3/30/2006   PROB
37042NPA3  GENERAL MOTORS ACCEPTANCE CORP    6,000,000    5,980,185    6,039,540   108,750   8.2409    7.2500    5/5/1999   PBOB
373298BL1  GEORGIA PACIFIC CORP DEB          5,000,000    5,176,504    5,272,300    73,073   8.2932    8.6250   4/30/2025   PBOB
373298BL1  GEORGIA PACIFIC CORP DEB          5,500,000    5,817,843    5,799,530    80,380   8.0913    8.6250   4/30/2025   PBOB
373298BM9  GEORGIA PACIFIC CORP              3,000,000    2,970,171    3,146,370    10,267   7.8084    7.7000   6/15/2015   PBOB
381317AE6  GOLDEN WEST FINANCIAL             3,000,000    3,003,337    3,191,550   108,938   7.8332    7.8750   1/15/2002   PBOB
381317AF3  GOLDEN WEST FINANCIAL             3,000,000    3,042,577    3,244,770    53,042   7.8767    8.3750   4/15/2002   PBOB
38142#CT0  GOLDMAN SACHS GROUP, L.P.         5,000,000    5,000,000    5,865,000   120,069   9.5000    9.5000   3/31/2005   PROB
38142EAE8  GOLDMAN SACHS NTS                 5,000,000    4,803,471    5,659,100   133,333   8.4819    8.0000    3/1/2013   PBOB
390064AG8  GREAT ATLANTIC & PACIFIC TEA      3,000,000    2,967,297    2,927,130    49,083   7.9320    7.7500   4/15/2007   PBOB
393505AX0  GREEN TREE FINANCIAL 1993-1       7,153,237    7,127,495    7,264,971    41,131   6.9339    6.9000   4/15/2018   PBOB
393505HP0  GREEN TREE FINL 1995-6 CL A3      2,245,264    2,233,920    2,248,767     6,636   6.6901    6.6500   9/15/2026   PBOB
40218LAJ6  GULF CANADA RESOURCES SR NTS      1,250,000    1,244,537    1,246,738    13,086   8.4602    8.3750  11/15/2005   PBOB
402550BV8  ENTERGY GULF STATES INC (GULF     5,000,000    5,065,483    5,068,800   133,542   5.8567    6.4100    8/1/2001   PBOB
402550BZ9  ENTERGY GULF STATES INC (GULF     2,000,000    2,101,831    2,206,520    41,250   7.0720    8.2500    4/1/2004   PBOB
402550CE5  ENTERGY GULF STATES INC (GULF     5,000,000    5,012,285    5,063,600    62,167   7.1513    7.4600   11/1/1999   PBOB
411347AC1  HANSON OVERSEAS                  10,000,000    9,814,512   10,411,100   198,750   7.1026    6.7500   9/15/2005   PBOB
413086AB5  HARMAN INTL                       7,000,000    7,035,950    6,855,100   256,200   7.2381    7.3200    7/1/2007   PBOB
413875A#2  HARRIS CORP                       9,000,000    9,001,673    9,090,360   177,785   9.5443    9.6100   4/17/1999   PROB
416592AA1  HARTFORD LIFE                     1,000,000      999,632    1,047,980     3,067   6.9082    6.9000   6/15/2004   PBOB
416592AA1  HARTFORD LIFE                     4,000,000    3,998,526    4,191,920    12,267   6.9082    6.9000   6/15/2004   PBOB
41987QAC7  HAWAIIAN ELEC INDS INC MTN B      5,000,000    5,000,000    5,245,450    79,763   7.0900    7.0900   6/23/2003   PBOB
422317A*8  HEARST-ARGYLE TELEVISION, INC.    2,000,000    2,000,000    2,007,120     6,382   7.1800    7.1800  12/15/2010   PROB
423328BA0  HELLER FINL INC NTS               5,000,000    5,080,225    5,070,050    65,625   5.8734    7.8750   11/1/1999   PBOB
432848AH2  HILTON HOTELS SR NTS              5,000,000    5,160,021    5,212,550    83,917   7.4260    7.9500   4/15/2007   PBOB
432848AH2  HILTON HOTELS SR NTS              6,000,000    6,188,956    6,255,060   100,700   7.4342    7.9500   4/15/2007   PBOB
436429A#1  HOLNAM INC.                       3,000,000    3,000,000    2,958,600     5,667   6.8000    6.8000  12/21/2008   PROB
441560AB5  HOUGHTON MIFFLIN CO               3,000,000    2,995,701    3,006,990    70,000   7.0258    7.0000    3/1/2006   PBOB
441812ER1  HOUSEHOLD FINANCE CORP            5,000,000    5,008,034    5,045,500    16,944   7.2612    7.6250   6/15/1999   PBOB
44181KMD3  HOUSEHOLD FINANCE CORP            5,000,000    4,961,207    5,066,600   151,111   8.1749    8.0000   8/15/2004   PBOB
441913AE0  HOUSEHOLD FINANCE CORP LTD        3,000,000    2,999,131    3,014,490    36,219   7.2151    7.1250   4/30/1999   PBOB

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
448814CT8  HYDRO-QUEBEC DEB GQ GTD           5,000,000    5,137,944    6,152,900   190,208   8.0017    8.2500   1/15/2027   PBOB
449223AC0  IBP INC                           4,000,000    3,980,901    3,680,680   118,750   7.1652    7.1250    2/1/2026   PBOB
44949TAG3  I E C FDG CORP SR NTS            20,000,000   20,000,000   21,600,000     5,178   9.3200    9.3200  12/30/2007   PROB
45068HAF3  ITT HARTFORD                      5,000,000    5,165,029    5,384,200    60,833   6.9640    7.3000   11/1/2015   PBOB
450733AA8  IBERDROLA NTS                     5,000,000    5,061,046    5,281,000    93,750   7.1232    7.5000   10/1/2002   PBOB
45111*AA9  UNITED AIR LINES INC              2,317,850    2,317,851    2,775,973     6,090  10.5100   10.5100   6/22/2005   PROB
45111*AA9  UNITED AIR LINES INC              3,497,547    3,759,017    4,188,837     9,190   8.9634   10.5100   6/22/2005   PROB
452317AA8  ILLINOVA CORP NTS                 2,500,000    2,467,477    2,605,900    74,219   7.4370    7.1250    2/1/2004   PBOB
459745DW2  INTL LEASE FIN                   20,000,000   19,936,351   20,567,000   229,167   7.0253    6.8750    5/1/2001   PBOB
460575AR4  ENRON CORP (INTERNORTH) NTS       1,500,000    1,590,741    1,783,980    42,510   8.4856    9.6250   3/15/2006   PBOB
462622B@9  IPSCO INC                         5,000,000    5,000,000    5,112,400    91,500   7.3200    7.3200    4/1/2009   PROB
465077AA3  ISRAEL ELEC CORP LTD SR NTS       6,000,000    5,990,317    6,106,200    19,333   7.2771    7.2500  12/15/2006   PROB
46623PAA2  JPM CAP TRUST                     5,000,000    5,000,000    5,304,450   173,839   7.5400    7.5400   1/15/2027   PBOB
482584AN9  K MART CORP                       5,000,000    5,143,942    4,962,500   209,375   8.0992    8.3750    7/1/2022   PBOB
482584AN9  K MART CORP                       5,000,000    5,128,379    4,962,500   209,375   8.1284    8.3750    7/1/2022   PBOB
482620AU5  K N ENERGY INC SR NTS            11,000,000   10,975,586   10,945,220   243,833   6.6945    6.6500    3/1/2005   PBOB
48267*AB3  KPMG PEAT MARWICK LLP             8,000,000    8,000,000    8,071,600     1,429   6.4300    6.4300   7/22/2008   PROB
482727AE4  K-III COMM CORP NTS               2,500,000    2,491,686    2,575,000    88,542   8.5636    8.5000    2/1/2006   PBOB
501044BF7  KROGER CO SR NTS                  2,000,000    2,000,000    2,253,020    75,161   8.1500    8.1500   7/15/2006   PBOB
501044BM2  KROGER CO NTS                     4,000,000    4,046,157    4,043,840    15,111   6.6944    6.8000  12/15/2018   PBOB
501044BM2  KROGER CO NTS                     6,000,000    6,069,235    6,065,760    22,667   6.6944    6.8000  12/15/2018   PBOB
501900AC8  L S PWR FDG CORP SR SECD NTS A   13,000,000   13,000,000   13,422,500     2,596   7.1900    7.1900   6/30/2010   PBOB
50730KAH0  LAIDLAW INC DEB                   6,000,000    6,628,232    6,497,340   110,833   7.8066    8.7500   4/15/2025   PBOB
50730KAN7  LAIDLAW INC DEB                   1,000,000      997,660      962,660    11,167   6.7342    6.7000    5/1/2008   PBOB
50730KAN7  LAIDLAW INC DEB                   3,000,000    2,992,980    2,887,980    33,500   6.7342    6.7000    5/1/2008   PBOB
50730KAN7  LAIDLAW INC DEB                   1,000,000      997,660      962,660    11,167   6.7342    6.7000    5/1/2008   PBOB
50730KAN7  LAIDLAW INC DEB                   1,000,000      997,660      962,660    11,167   6.7342    6.7000    5/1/2008   PBOB
51808BAA0  LASMO (USA) INC                   3,000,000    2,986,217    3,023,130    17,813   7.2484    7.1250    6/1/2003   PBOB
51808BAA0  LASMO (USA) INC                   3,000,000    2,986,217    3,023,130    17,813   7.2484    7.1250    6/1/2003   PBOB
52466*AA6  A T & T CORP (AMER TEL & TEL)    11,984,583   11,984,583   13,525,920    75,004   7.5100    7.5100    4/1/2010   PROB
524908BD1  LEHMAN BROS HLDGS NTS             5,000,000    5,263,147    5,558,200    70,833   7.6348    8.5000    5/1/2007   PBOB
524908BD1  LEHMAN BROS HLDGS NTS             5,000,000    5,197,255    5,558,200    70,833   7.8462    8.5000    5/1/2007   PBOB
52736RAA0  LEVI STRAUSS NTS                  2,000,000    1,994,625    2,012,760    22,667   6.8663    6.8000   11/1/2003   PBOB
52736RAA0  LEVI STRAUSS NTS                  2,000,000    2,006,859    2,012,760    22,667   6.7157    6.8000   11/1/2003   PBOB
532491AC1  LILLY INDS SR NTS 144A            5,000,000    4,963,395    5,192,950    32,292   7.8658    7.7500   12/1/2007   PBOB
532716AF4  LIMITED INC                       5,000,000    4,734,257    5,033,150   110,417   8.0001    7.5000   3/15/2023   PBOB
539830AB5  LOCKHEED MARTIN CORP NTS          3,000,000    2,998,742    3,085,890    26,258   6.8695    6.8500   5/15/2001   PBOB
539830AB5  LOCKHEED MARTIN CORP NTS          5,000,000    4,997,903    5,143,150    43,764   6.8695    6.8500   5/15/2001   PBOB
539830AC3  LOCKHEED MARTIN CORP              5,000,000    5,271,746    5,412,100    46,319   6.3164    7.2500   5/15/2006   PBOB
540424AG3  LOEWS CORP.                       5,000,000    4,795,179    5,019,350    31,771   8.0096    7.6250    6/1/2023   PBOB
542671CK6  LONG ISLAND LTG CO DEB            5,000,000    5,038,349    5,061,200   168,306   5.8377    7.3000   7/15/1999   PBOB
54340*AA4  LOOMIS, SAYLES & CO, LP             791,800      791,800      798,190    15,143   7.6500    7.6500    7/1/1999   PROB
54340*AA4  LOOMIS, SAYLES & CO, LP             902,500      902,500      909,783    17,260   7.6500    7.6500    7/1/1999   PROB
54340*AA4  LOOMIS, SAYLES & CO, LP           1,500,000    1,500,000    1,512,105    28,688   7.6500    7.6500    7/1/1999   PROB
54340*AA4  LOOMIS, SAYLES & CO, LP             805,700      805,700      812,202    15,409   7.6500    7.6500    7/1/1999   PROB
54340*AA4  LOOMIS, SAYLES & CO, LP           1,000,000    1,000,000    1,008,070    19,125   7.6500    7.6500    7/1/1999   PROB
54340*AA4  LOOMIS, SAYLES & CO, LP           1,000,000    1,000,000    1,008,070    19,125   7.6500    7.6500    7/1/1999   PROB
543859AJ1  LORAL CORP DEB                    5,000,000    4,974,113    5,426,450    16,944   7.7431    7.6250   6/15/2004   PBOB
543859AJ1  LORAL CORP DEB                    2,000,000    1,989,645    2,170,580     6,778   7.7431    7.6250   6/15/2004   PBOB
543859AJ1  LORAL CORP DEB                    2,000,000    1,989,645    2,170,580     6,778   7.7431    7.6250   6/15/2004   PBOB
543859AJ1  LORAL CORP DEB                    1,000,000      993,619    1,085,290     3,389   7.7707    7.6250   6/15/2004   PBOB
543859AL6  LORAL CORP                        4,720,000    4,741,317    5,296,170    15,996   7.5852    7.6250   6/15/2025   PBOB
54600@AC3  LOUIS DREYFUS CORP                1,250,000    1,250,000    1,313,988    18,222   8.3300    8.3300   4/28/2002   PROB
54600@AD1  LOUIS DREYFUS CORP                2,500,000    2,500,000    2,736,900    37,406   8.5500    8.5500   4/28/2005   PROB
54600@AF6  LOUIS DREYFUS CORPORATION        10,000,000   10,000,000   10,336,500   186,803   7.3900    7.3900   9/30/2007   PROB
549866AA9  LUKENS INC                        2,500,000    2,492,593    2,325,000    79,427   7.6913    7.6250    8/1/2004   PBOB
55071*AB4  SOUTHERN CALIFORNIA ED CO         4,542,526    4,723,122    4,088,273   226,559  11.1437   11.9700    2/1/2006   PROB
552673AM7  M C I COMMUNICATIONS CORP SR      7,000,000    6,853,951    7,578,060   191,042   7.9667    7.5000   8/20/2004   PBOB
552673AP0  M C I COMMUNICATIONS CORP SR     10,000,000   10,695,411   10,783,300   368,958   7.6153    8.2500   1/20/2023   PBOB
552673AS4  M C I COMMUNICATIONS CORP SR      5,000,000    4,961,235    5,328,100   105,486   7.8200    7.7500   3/23/2025   PBOB
552673AU9  M C I COMMUNICATIONS CORP SR      3,000,000    2,996,928    3,174,180     9,500   7.1335    7.1250   6/15/2027   PBOB

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
552673AU9  M C I COMMUNICATIONS CORP SR      2,000,000    1,997,952    2,116,120     6,333   7.1335    7.1250   6/15/2027   PBOB
552673AU9  M C I COMMUNICATIONS CORP SR      5,000,000    4,994,880    5,290,300    15,833   7.1335    7.1250   6/15/2027   PBOB
552673AU9  M C I COMMUNICATIONS CORP SR      4,375,000    4,627,185    4,629,013    13,854   6.6702    7.1250   6/15/2027   PBOB
563469DG7  MANITOBA (PROVINCE OF) DEB        5,000,000    5,040,205    5,266,650   112,500   6.5265    6.7500    3/1/2003   PBOB
563469DH5  MANITOBA (PROVINCE OF) DEB        5,000,000    4,714,498    5,187,100   137,813   7.5040    6.1250   1/19/2004   PBOB
564054AF1  MANOR CARE INC                    1,000,000      996,762    1,010,960     3,333   7.5576    7.5000   6/15/2006   PBOB
564054AF1  MANOR CARE INC                    1,000,000      996,762    1,010,960     3,333   7.5576    7.5000   6/15/2006   PBOB
564054AF1  MANOR CARE INC                    2,000,000    1,993,524    2,021,920     6,667   7.5576    7.5000   6/15/2006   PBOB
564054AF1  MANOR CARE INC                    3,000,000    3,075,687    3,032,880    10,000   7.0590    7.5000   6/15/2006   PBOB
570387AQ3  MARK IV IND 144A                  3,000,000    2,985,683    2,842,500    75,000   7.5761    7.5000    9/1/2007   PBOB
570387AQ3  MARK IV IND 144A                  2,000,000    1,994,000    1,895,000    50,000   7.5478    7.5000    9/1/2007   PBOB
577778BF9  MAY DEPT STORES CO NTS            5,000,000    5,000,000    5,586,800    78,639   7.4500    7.4500  10/15/2016   PBOB
577778BF9  MAY DEPT STORES CO NTS            5,000,000    5,000,000    5,586,800    78,639   7.4500    7.4500  10/15/2016   PBOB
577778BF9  MAY DEPT STORES CO NTS            2,800,000    3,120,398    3,128,608    44,038   6.3659    7.4500  10/15/2016   PBOB
582834AP2  MEAD CORP DEB                     6,000,000    6,499,823    6,375,660   151,000   6.9488    7.5500    3/1/2047   PBOB
58528#AK3  MEIJER INC                        3,154,342    3,154,342    3,448,800    66,635   8.4500    8.4500   10/1/2005   PROB
58528#AN7  MEIJER INC                        2,966,300    2,966,300    3,243,204    62,663   8.4500    8.4500   10/1/2005   PROB
58528#AR8  MEIJER INC                        3,060,638    3,060,639    3,346,349    64,656   8.4500    8.4500   10/1/2005   PROB
58528#BD8  MEIJER INC                        2,860,000    2,860,000    2,896,608    83,059   6.9700    6.9700    8/1/2003   PROB
58528#BG1  MEIJER, INC.                      3,810,000    3,810,000    3,858,768   110,649   6.9700    6.9700    8/1/2003   PROB
58528#BK2  MEIJER, INC                       3,170,000    3,170,000    3,210,576    92,062   6.9700    6.9700    8/1/2003   PROB
58550HAA2  MELLON BANK N.A.                  2,000,000    2,000,000    2,212,580    18,847   7.3750    7.3750   5/15/2007   PBOB
58550HAA2  MELLON BANK N.A.                  3,000,000    2,998,413    3,318,870    28,271   7.3836    7.3750   5/15/2007   PBOB
58550HAA2  MELLON BANK N.A.                  5,000,000    5,222,553    5,531,450    47,118   6.6725    7.3750   5/15/2007   PBOB
589929CQ9  MLMI 91G B                        1,432,857    1,427,319    1,423,443    10,926   9.2015    9.1500  10/15/2011   PBOB
589929MG0  MERRILL LYNCH MTGE INVS SERS      7,000,000    6,959,230    7,429,520    40,600   7.0066    6.9600  11/21/2028   CMBS
589929MH8  MERRILL LYNCH MTGE INVS SERS      3,000,000    2,931,440    2,921,130    17,400   7.1453    6.9600  11/21/2028   CMBS
589969AB0  MERITA BANK                       5,000,000    5,109,413    5,038,750   157,292   7.3353    7.5000  12/29/2049   PBOB
589969AB0  MERITA BANK                       2,000,000    1,980,531    2,015,500    62,917   7.5755    7.5000  12/29/2049   PBOB
589969AB0  MERITA BANK                       3,000,000    2,963,793    3,023,250    94,375   7.5938    7.5000  12/29/2049   PBOB
589969AB0  MERITA BANK                       5,000,000    5,149,383    5,038,750   157,292   7.2768    7.5000  12/29/2049   PBOB
59000VAA5  MERITA BANK 144A                  2,500,000    2,499,701    2,418,850       497   7.1509    7.1500  12/29/2049   PBOB
59000VAA5  MERITA BANK 144A                  5,000,000    5,024,435    4,837,700       993   7.1142    7.1500  12/29/2049   PBOB
590188EP9  MERRILL LYNCH & CO INC            5,000,000    5,070,689    5,229,000   114,583   6.4825    6.8750    3/1/2003   PBOB
590188ES3  MERRILL LYNCH & CO INC            5,000,000    5,000,000    5,379,950    62,222   7.0000    7.0000   4/27/2008   PBOB
590188FT0  MERRILL LYNCH & CO INC            2,500,000    2,497,488    2,525,025    50,000   6.0502    6.0000    3/1/2001   PBOB
590188FT0  MERRILL LYNCH & CO INC            2,500,000    2,497,488    2,525,025    50,000   6.0502    6.0000    3/1/2001   PBOB
590188FX1  MERRILL LYNCH & CO INC            3,000,000    3,063,144    3,265,710    28,271   7.0046    7.3750   5/15/2006   PBOB
590188JN9  MERRILL LYNCH & CO NTS           10,000,000   10,182,030   10,336,200    70,660   6.7078    6.8750  11/15/2018   PBOB
59151KAC2  METHANEX CORP                     2,625,000    2,651,987    2,742,495    76,854   7.5498    7.7500   8/15/2005   PBOB
59158*AX4  METLIFE CAPITAL LTD               2,794,412    2,794,412    2,841,107    67,625   7.2600    7.2600    3/2/2006   PROB
592907AB5  FRED MEYER INC SR NTS             1,000,000    1,002,182    1,078,620    24,833   7.4168    7.4500    3/1/2008   PBOB
597433AC5  MIDLAND BANK PLC                  4,000,000    4,259,840    4,554,200    51,000   7.1014    7.6500    5/1/2025   PBOB
597433AC5  MIDLAND BANK PLC                  1,000,000    1,064,960    1,138,550    12,750   7.1014    7.6500    5/1/2025   PBOB
597433AE1  MIDLAND BANK PLC                  5,000,000    4,973,835    5,528,050    16,944   7.7186    7.6250   6/15/2006   PBOB
59753#AB7  MIDLAND FDG CORP SR SECD          3,988,091    4,001,037    4,386,900   192,536  10.8876   11.0000   7/23/2002   PROB
597706AF7  MIDLAND REALTY ACCEPTANCE CORP    2,098,000    2,107,450    2,215,698    14,030   7.9576    8.0250   7/25/2008   CMBS
59814#AA6  LOWE'S HOME CENTERS               3,880,914    3,880,915    4,277,854    17,387   7.6800    7.6800   4/10/2016   PROB
59814#AB4  LOWE'S HOME CENTERS               3,739,790    3,739,790    4,122,296    16,754   7.6800    7.6800   4/10/2016   PROB
60036NAA9  MILLENNIUM AMERICA INC NTS        4,000,000    3,860,347    3,801,320    35,778   7.5975    7.0000  11/15/2006   PBOB
60036NAA9  MILLENNIUM AMERICA INC NTS        1,000,000      980,731      950,330     8,944   7.3265    7.0000  11/15/2006   PBOB
60036NAA9  MILLENNIUM AMERICA INC NTS        5,000,000    4,903,654    4,751,650    44,722   7.3265    7.0000  11/15/2006   PBOB
604110AN6  MINNESOTA PWR & LT CO 1ST MTGE    2,500,000    2,722,784    2,657,050    16,146   6.3662    7.7500    6/1/2007   PBOB
606592AF0  MITCHELL ENERGY & DEV             5,000,000    4,537,113    4,864,900   127,500   9.0483    6.7500   2/15/2004   PBOB
606592AF0  MITCHELL ENERGY & DEV             8,000,000    8,072,242    7,783,840   204,000   6.5397    6.7500   2/15/2004   PBOB
611662BE6  MONSANTO CO DEB                  10,000,000    9,958,263   10,022,900    39,722   6.5378    6.5000   12/1/2018   PBOB
617059AW0  J P MORGAN COMMERCIAL MTGE FIN    2,500,000    2,496,591    2,532,200    15,208   7.3114    7.3000  11/25/2027   CMBS
617059BP4  JPMC 1996-C3 D                    5,000,000    4,979,959    5,356,100    34,771   8.3818    8.3450   4/25/2028   CMBS
61744#AB5  MORGAN STANLEY & CO               5,000,000    5,000,000    5,604,800   141,833   8.5100    8.5100    3/1/2005   PROB
617446AR0  MORGAN STANLEY & CO               5,000,000    4,570,482    5,122,100    76,528   8.0558    7.2500  10/15/2023   PBOB
617446AR0  MORGAN STANLEY & CO               2,000,000    1,837,206    2,048,840    30,611   8.0106    7.2500  10/15/2023   PBOB

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
61745EGD7  MORGAN STANLEY GROUP              5,000,000    4,997,912    5,019,500   108,611   5.7712    5.7500   2/15/2001   PBOB
61745EGD7  MORGAN STANLEY GROUP              2,500,000    2,498,956    2,509,750    54,306   5.7712    5.7500   2/15/2001   PBOB
61745EGD7  MORGAN STANLEY GROUP              5,000,000    4,997,912    5,019,500   108,611   5.7712    5.7500   2/15/2001   PBOB
61910DBM3  MCFI 1996-MC1 D                   5,000,000    4,960,544    5,447,950    17,333   7.9429    7.8000   4/15/2006   CMBS
628855AN8  NCNB CORP                         5,000,000    6,189,640    6,833,200   235,167   7.6418   10.2000   7/15/2015   PBOB
628857DJ0  NCNB CORP                        10,000,000   10,779,583   11,708,700    79,167   7.7125    9.5000    6/1/2004   PBOB
629527AS1  NABISCO INC                       2,000,000    1,975,791    2,011,440     6,089   7.0869    6.8500   6/15/2005   PBOB
629527AS1  NABISCO INC                       3,000,000    2,963,686    3,017,160     9,133   7.0869    6.8500   6/15/2005   PBOB
629527AS1  NABISCO INC                       4,400,000    4,188,757    4,425,168    13,396   7.8110    6.8500   6/15/2005   PBOB
629527CB6  NABISCO INC NTS                   5,000,000    4,984,900    4,883,700   132,813   6.3965    6.3750    2/1/2035   PBOB
629527CB6  NABISCO INC NTS                   5,000,000    4,832,891    4,883,700   132,813   6.6196    6.3750    2/1/2035   PBOB
629527CB6  NABISCO INC NTS                   2,655,000    2,601,298    2,593,245    70,523   6.5214    6.3750    2/1/2035   PBOB
638539A*7  NATIONAL WESTMINSTER BANK         5,000,000    4,421,102    3,950,000    24,635   6.1170    5.3750  11/30/2049   PBOB
638539A*7  NATIONAL WESTMINSTER BANK         5,000,000    4,402,431    3,950,000    24,635   6.1437    5.3750  11/30/2049   PBOB
638539A*7  NATIONAL WESTMINSTER BANK         2,000,000    1,763,466    1,580,000     9,854   6.1348    5.3750  11/30/2049   PBOB
638585AH2  NATIONSBANK CORP SR NTS           3,000,000    2,979,704    3,002,550    34,042   5.9278    5.3750   4/15/2000   PBOB
63858RDQ1  NATIONSBANK CORP MTN             11,000,000   10,906,292   11,916,960   165,458   7.2770    7.1250   4/30/2006   PBOB
63859CAE3  NLFC 1996-1 C                     2,358,378    2,335,091    2,548,062    15,113   7.8729    7.6900   1/20/2006   CMBS
63859CAF0  NLFC 1996-1 D                     3,000,000    3,107,745    3,105,090    19,225   7.0424    7.6900   1/20/2006   CMBS
63957*AG6  NATIONAL CONVENIENCE STORES IN    2,833,507    2,822,251    2,975,834       748   9.6559    9.5000   6/30/2003   PROB
644162AP4  COM MTG PASS THRU CERTS, SER 1   16,254,636   16,760,856   16,254,636   108,364   7.7183    8.0000  12/15/2023   CMBS
649840BS3  NEW YORK STATE ELEC & GAS CORP    2,000,000    2,185,063    2,000,000    29,583   7.9875    8.8750   11/1/2021   PBOB
649840BS3  NEW YORK STATE ELEC & GAS CORP    3,000,000    3,245,377    3,000,000    44,375   8.0843    8.8750   11/1/2021   PBOB
650905A*3  NEWCOURT CREDIT GROUP INC         4,550,000    4,550,000    4,907,266   128,409   8.2600    8.2600   2/28/2005   PROB
65118#AA6  NEWCOURT CREDIT GROUP INC         2,450,000    2,450,000    2,642,374    69,143   8.2600    8.2600   2/28/2005   PROB
651290AC2  NEWFIELD EXPLORATION CO           3,500,000    3,490,209    3,410,365    55,047   7.4940    7.4500  10/15/2007   PBOB
651290AC2  NEWFIELD EXPLORATION CO           2,000,000    2,007,794    1,948,780    31,456   7.3889    7.4500  10/15/2007   PBOB
651290AC2  NEWFIELD EXPLORATION CO             500,000      477,484      487,195     7,864   8.1785    7.4500  10/15/2007   PBOB
65163QAA6  NEWMONT GOLD                      8,870,362    8,870,363    9,576,088   386,393   8.9100    8.9100    1/5/2009   PBOB
652478AJ7  NEWS AMERICA HOLDING INC          5,000,000    5,065,630    5,611,500   160,556   8.2229    8.5000   2/15/2005   PBOB
652478AX6  NEWS AMERICA HOLDINGS             5,000,000    5,100,008    5,741,350   151,111   8.3113    8.5000   2/23/2025   PBOB
653522BX9  NIAGARA MOHAWK PWR CORP           3,000,000    3,525,405    3,621,570    48,750   6.5320    9.7500   11/1/2005   PBOB
653522BX9  NIAGARA MOHAWK PWR CORP           2,000,000    2,364,132    2,414,380    32,500   6.4174    9.7500   11/1/2005   PBOB
653522CQ3  NIAGARA MOHAWK PWR CORP           2,250,000    2,248,425    2,262,173    44,063   5.8965    5.8750    9/1/2002   PBOB
653522CQ3  NIAGARA MOHAWK PWR CORP           2,750,000    2,748,076    2,764,878    53,854   5.8965    5.8750    9/1/2002   PBOB
653522DJ8  NIAGARA MOHAWK PWR CORP SR NT       500,000      498,772      546,215     9,688   7.7864    7.7500   10/1/2008   PBOB
653522DJ8  NIAGARA MOHAWK PWR CORP SR NT     3,000,000    3,093,322    3,277,290    58,125   7.2985    7.7500   10/1/2008   PBOB
655422AJ2  NORANDA INC                       5,000,000    4,984,108    5,192,950    33,333   8.0870    8.0000    6/1/2003   PBOB
655422AM5  NORANDA INC                       2,000,000    1,998,690    2,093,220     7,222   8.1401    8.1250   6/15/2004   PBOB
655492AF3  NORCEN ENERGY RESOURCES DEB       1,000,000      985,654    1,029,540     9,424   7.6331    7.3750   5/15/2006   PBOB
655492AF3  NORCEN ENERGY RESOURCES DEB       1,430,000    1,389,983    1,472,242    13,476   7.8828    7.3750   5/15/2006   PBOB
655492AG1  NORCEN ENERGY RESOURCES DEB       2,000,000    2,000,000    2,130,300    77,567   7.8000    7.8000    7/2/2008   PBOB
655492AG1  NORCEN ENERGY RESOURCES DEB       3,000,000    3,004,567    3,195,450   116,350   7.7771    7.8000    7/2/2008   PBOB
655663A*3  NORDSON CORPORATION              10,000,000   10,000,000   10,386,600    60,267   6.7800    6.7800   8/29/2007   PROB
655844AH1  NORFOLK SOUTHERN CORP NTS         2,000,000    1,998,782    2,209,300    18,783   7.3599    7.3500   5/15/2007   PBOB
666807AD4  NORTHROP GRUMMAN CORP NTS         4,100,000    4,100,000    4,587,326    74,654   8.6250    8.6250  10/15/2004   PBOB
666807AD4  NORTHROP GRUMMAN CORP NTS         1,000,000    1,000,000    1,118,860    18,208   8.6250    8.6250  10/15/2004   PBOB
666807AD4  NORTHROP GRUMMAN CORP NTS         5,000,000    4,956,869    5,594,300    91,042   8.8185    8.6250  10/15/2004   PBOB
669827DM6  NOVA SCOTIA (PROVINCE OF) DEB     7,000,000    7,251,682    9,193,240   153,125   8.3958    8.7500    4/1/2022   PBOB
670768AA8  NYNEX CORP DEB                   10,162,200   10,855,073   12,001,152   161,748   8.2966    9.5500    5/1/2010   PBOB
674599BC8  OCCIDENTAL PETROLEUM CORP         2,000,000    2,122,891    2,146,120    18,542  10.3940   11.1250    6/1/2019   PBOB
674599BE4  OCCIDENTAL PETROLEUM DEB          1,500,000    1,577,691    1,656,900    57,813   8.7048    9.2500    8/1/2019   PBOB
674599BE4  OCCIDENTAL PETROLEUM DEB          3,000,000    3,254,808    3,313,800   115,625   8.3773    9.2500    8/1/2019   PBOB
674599BF1  OCCIDENTAL PETROLEUM CORP         2,500,000    3,051,778    3,027,125    74,531   7.1410   10.1250   9/15/2009   PBOB
674599BF1  OCCIDENTAL PETROLEUM CORP         3,000,000    3,653,513    3,632,550    89,438   7.1750   10.1250   9/15/2009   PBOB
674599BG9  OCCIDENTAL PETROLEUM CORP NTS     1,500,000    1,554,397    1,629,510    19,406   8.6717   10.1250  11/15/2001   PBOB
674599BG9  OCCIDENTAL PETROLEUM CORP NTS     1,000,000    1,052,533    1,086,340    12,938   8.0405   10.1250  11/15/2001   PBOB
677347BJ4  OHIO ED CO 1ST MTGE               8,500,000    9,279,932    9,413,750   215,865   6.3388    8.6250   9/15/2003   PBOB
683234HA9  ONTARIO (PROVINCE OF) BD          2,000,000    2,016,586    2,150,040    11,625   7.4712    7.7500    6/4/2002   PBOB
683234HJ0  ONTARIO (PROVINCE OF) DEB         3,000,000    2,957,113    3,035,400     1,531   7.1515    6.1250   6/28/2000   PBOB
683234MF2  ONTARIO PROVINCE SR UNSUB         2,500,000    2,485,480    2,508,050    34,375   5.5780    5.5000   10/1/2008   PBOB

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
68389YAA1  ORACLE CORP                       2,000,000    2,000,000    2,063,360    50,773   6.7200    6.7200   2/15/2004   PBOB
68389YAA1  ORACLE CORP                       2,000,000    2,000,000    2,063,360    50,773   6.7200    6.7200   2/15/2004   PBOB
68389YAB9  ORACLE CORP                       5,000,000    5,131,312    5,221,550   130,522   6.4889    6.9100   2/15/2007   PBOB
690768BB1  OWENS ILLINOIS INC                3,000,000    3,132,952    3,185,430    31,050   7.3809    8.1000   5/15/2007   PBOB
690768BB1  OWENS ILLINOIS INC                2,000,000    2,131,175    2,123,620    20,700   7.0494    8.1000   5/15/2007   PBOB
693659AC8  P V N G S II FDG CORP DEB        10,000,000    8,959,542   11,110,400     2,222   9.2240    8.0000  12/30/2015   PBOB
693659AC8  P V N G S II FDG CORP DEB         1,000,000    1,099,954    1,111,040       222   6.9862    8.0000  12/30/2015   PBOB
694032AK9  PACIFIC BELL DEB                  5,000,000    5,087,049    5,336,250   160,556   8.3439    8.5000   8/15/2031   PBOB
695117AA9  PACIFICORP HLDGS INC SR NTS       1,000,000      998,559    1,010,230    16,875   6.8202    6.7500    4/1/2001   PBOB
695117AA9  PACIFICORP HLDGS INC SR NTS       2,000,000    1,997,119    2,020,460    33,750   6.8202    6.7500    4/1/2001   PBOB
695117AA9  PACIFICORP HLDGS INC SR NTS       2,000,000    1,997,119    2,020,460    33,750   6.8202    6.7500    4/1/2001   PBOB
695117AB7  PACIFICORP HLDGS INC SR NTS       2,000,000    1,991,096    2,067,320    36,000   7.2801    7.2000    4/1/2006   PROB
69512EGH2  PACIFICORP SECD MTN G             2,900,000    2,735,738    3,076,059    16,010   7.5464    6.6250    6/1/2007   PBOB
69512EGH2  PACIFICORP SECD MTN G             5,000,000    4,716,790    5,303,550    27,604   7.5464    6.6250    6/1/2007   PBOB
69512EGJ8  PACIFICORP SECD MTN G             5,000,000    5,000,000    5,133,100   141,100   6.1200    6.1200   1/15/2006   PBOB
695629AK1  PAINE WEBBER GROUP                3,500,000    3,553,159    3,651,025    90,417   7.2706    7.7500    9/1/2002   PBOB
695629AS4  PAINE WEBBER GROUP INC MTGE       5,000,000    5,170,715    5,285,500    68,750   7.0819    8.2500    5/1/2002   PBOB
695629AS4  PAINE WEBBER GROUP INC MTGE       2,000,000    2,068,286    2,114,200    27,500   7.0819    8.2500    5/1/2002   PBOB
697926AC7  PANENERGY CORP NTS                5,000,000    4,981,826    5,277,300    73,889   7.0615    7.0000  10/15/2006   PBOB
697933AJ8  PANAMSAT CORP NTS                 7,500,000    7,440,260    7,431,675   207,500   6.2261    6.0000   1/15/2003   PBOB
699216AG2  PARAMOUNT COMMUNICATIONS INC      7,000,000    6,826,097    7,334,740   242,083   8.4436    7.5000   1/15/2002   PBOB
699216AK3  PARAMOUNT COMMUNICATIONS INC      5,000,000    4,265,286    5,090,700   172,917   8.9941    7.5000   7/15/2023   PBOB
701018AA1  PARKER & PARSLEY                  5,000,000    5,000,000    4,979,700    93,681   8.8750    8.8750   4/15/2005   PBOB
701018AA1  PARKER & PARSLEY                  3,000,000    3,102,751    2,987,820    56,208   8.1678    8.8750   4/15/2005   PBOB
701018AA1  PARKER & PARSLEY                  3,970,000    4,247,037    3,953,882    74,382   7.4642    8.8750   4/15/2005   PBOB
701018AB9  PARKER & PARSLEY PETROLEUM COR    2,000,000    1,991,189    1,893,240    62,333   8.3226    8.2500   8/15/2007   PBOB
701018AB9  PARKER & PARSLEY PETROLEUM COR      900,000      973,473      851,958    28,050   6.9741    8.2500   8/15/2007   PBOB
708160BA3  PENNEY J C INC DEB                4,000,000    4,424,068    4,478,280    17,333   8.6703    9.7500   6/15/2021   PBOB
71428#AA9  PERPETUAL SAVINGS BANK LOAN TR      262,249      258,160      267,712     1,967   9.5115    9.0000  11/15/2005   ABOB
716536C*6  PETROLANE INC                     1,185,973    1,185,974    1,386,818    12,601  12.7500   12.7500    6/1/2003   PROB
71654QAL6  PETROLEOS MEXICANOS               1,000,000      999,113      905,000    26,058   8.8648    8.8500   9/15/2007   PBOB
716597AA7  PETROLEUM GEO SERIVCES            1,000,000      994,103    1,036,740    18,958   7.5976    7.5000   3/31/2007   PBOB
716597AA7  PETROLEUM GEO SERIVCES            2,500,000    2,485,256    2,591,850    47,396   7.5976    7.5000   3/31/2007   PBOB
716597AA7  PETROLEUM GEO SERIVCES            1,000,000      994,103    1,036,740    18,958   7.5976    7.5000   3/31/2007   PBOB
716597AA7  PETROLEUM GEO SERIVCES            5,000,000    5,099,903    5,183,700    94,792   7.1748    7.5000   3/31/2007   PBOB
718507AS5  PHILLIPS PETROLEUM CO             5,000,000    5,135,186    5,345,350    37,500   7.7523    9.0000    6/1/2001   PBOB
72605XAC9  PLACER DOME INC                   5,000,000    5,000,000    4,839,850   176,458   7.7000    7.7000  10/16/2025   PBOB
730361A#9  POCO PETROLEUMS LTD               4,200,000    4,200,000    4,404,540    25,905   8.5400    8.5400    6/5/2001   PROB
737679AS9  POTOMAC ELEC PWR CO 1ST MTGE        713,500      661,653      721,391    17,857   8.7632    6.6250   2/15/2003   PBOB
74005PAE4  PRAXAIR INC NTS                   5,000,000    5,084,132    5,165,300    57,500   6.6212    6.9000   11/1/2006   PBOB
74143WAA0  PRICE COSTCO INC                  5,000,000    4,997,825    5,273,050    15,833   7.1335    7.1250   6/15/2005   PBOB
74143WAA0  PRICE COSTCO INC                  3,000,000    3,079,317    3,163,830     9,500   6.6152    7.1250   6/15/2005   PBOB
74143WAA0  PRICE COSTCO INC                  7,000,000    6,920,757    7,382,270    22,167   7.3484    7.1250   6/15/2005   PBOB
74143WAA0  PRICE COSTCO INC                  5,000,000    5,008,906    5,273,050    15,833   7.0901    7.1250   6/15/2005   PBOB
74143WAA0  PRICE COSTCO INC                  5,000,000    5,106,814    5,273,050    15,833   6.7118    7.1250   6/15/2005   PBOB
74143WAA0  PRICE COSTCO INC                  5,000,000    5,409,021    5,273,050    15,833   5.5977    7.1250   6/15/2005   PBOB
743659AM6  PROTECTION ONE ALARM MON          3,000,000    2,993,616    2,981,220    82,354   7.4163    7.3750   8/15/2005   PBOB
743862AC8  PROVIDENT CO INC NT               1,000,000      996,677    1,025,740    29,573   6.4381    6.3750   7/15/2005   PBOB
743862AC8  PROVIDENT CO INC NT               1,000,000      996,677    1,025,740    29,573   6.4381    6.3750   7/15/2005   PBOB
743862AC8  PROVIDENT CO INC NT               1,000,000      996,677    1,025,740    29,573   6.4381    6.3750   7/15/2005   PBOB
743862AC8  PROVIDENT CO INC NT               1,000,000      996,677    1,025,740    29,573   6.4381    6.3750   7/15/2005   PBOB
743862AC8  PROVIDENT CO INC NT               1,000,000      996,677    1,025,740    29,573   6.4381    6.3750   7/15/2005   PBOB
743917AN6  PRUDENTIAL INS CO SR NTS 144A     4,000,000    4,067,368    4,104,720   106,958   6.0937    6.3750   7/23/2006   PBOB
743917AN6  PRUDENTIAL INS CO SR NTS 144A     2,000,000    1,991,522    2,052,360    53,479   6.4467    6.3750   7/23/2006   PBOB
743917AN6  PRUDENTIAL INS CO SR NTS 144A     2,000,000    1,991,522    2,052,360    53,479   6.4467    6.3750   7/23/2006   PBOB
74434R6Y2  PHMS 1994-6 A2                   11,688,501   11,712,108   11,706,735    63,313   6.4837    6.5000   2/25/2024   CMO
74434T7Q4  PHMS 1994-14 CL A4                1,949,837    1,896,498    1,938,255    11,049   7.1761    6.8000   4/25/2009   CMO
74434T7Q4  PHMS 1994-14 CL A4                3,984,450    3,913,134    3,960,782    22,579   7.0446    6.8000   4/25/2009   CMO
74434TKD8  PHMS 1993-19 CL M                 9,327,954    9,546,713    9,488,302    58,300   7.2943    7.5000   6/25/2023   CMO
74434TTW7  PRU HOME 1993-43 A6               1,294,924    1,313,998    1,290,871     7,284   6.6289    6.7500  10/25/2023   CMO
74434TTX5  PHMS 1993-43-A7 TAC22             9,875,099    9,201,253    9,773,188    55,547   7.3486    6.7500  10/25/2023   CMO

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
74434TTX5  PHMS 1993-43-A7 TAC22             9,875,099    9,227,170    9,773,188    55,547   7.3244    6.7500  10/25/2023   CMO
74434TTX5  PHMS 1993-43-A7 TAC22             4,937,549    4,653,539    4,886,593    27,774   7.2502    6.7500  10/25/2023   CMO
74437UAA9  PTTEP INTL LTD                    5,000,000    4,997,447    4,331,050    95,313   7.6339    7.6250   10/1/2006   PBOB
744448AY7  PUB SVC CO OF COLORADO 1ST       10,000,000    9,983,446   11,099,000   270,833   8.1649    8.1250    3/1/2004   PBOB
744499AM6  PUB SVC CO OF NEW MEXICO NTS      2,000,000    2,013,282    2,053,160    57,194   6.9725    7.1000    8/1/2005   PBOB
744499AM6  PUB SVC CO OF NEW MEXICO NTS      1,850,000    1,848,110    1,899,173    52,905   7.1197    7.1000    8/1/2005   PBOB
74730*AG7  QUAD/GRAPHICS INC                10,000,000   10,000,000    8,651,300   238,000   7.1400    7.1400    9/1/2010   PROB
748148KP7  QUEBEC (PROVINCE OF) DEB          2,000,000    2,047,713    2,244,480    37,156   8.1300    8.8000   4/15/2003   PBOB
748148KP7  QUEBEC (PROVINCE OF) DEB          5,000,000    5,040,147    5,611,200    92,889   8.5723    8.8000   4/15/2003   PBOB
748148PB3  QUEBEC (PROVINCE OF) DEB NJ       5,000,000    4,698,157    5,663,150   172,917   8.0687    7.5000   7/15/2023   PBOB
748148PD9  QUEBEC (PROVINCE OF) DEB NN       5,000,000    5,277,871    5,436,850   140,521   6.6661    7.1250    2/9/2024   PBOB
749121AE9  QWEST COMMUNICATIONS SR NTS       1,298,000    1,494,950    1,493,154    35,289   8.2982   10.8750    4/1/2007   PBOB
74912EAF8  R&B FALCON CORP SR NTS SER B      3,000,000    2,981,890    2,682,120    42,750   6.8699    6.7500   4/15/2005   PBOB
750755AA8  RAILCAR TRUST 1992-1              3,219,650    3,369,149    3,434,980    20,794   6.7206    7.7500    6/1/2004   ABOB
751277AM6  RALSTON PURINA CO NTS             4,250,000    4,799,495    5,332,645    82,993   7.4822    9.2500  10/15/2009   PBOB
755111AC5  RAYTHEON CO                       4,000,000    3,937,742    4,402,280   136,028   7.5111    7.3750   7/15/2025   PBOB
755111AC5  RAYTHEON CO                       1,000,000      984,436    1,100,570    34,007   7.5111    7.3750   7/15/2025   PBOB
755111AC5  RAYTHEON CO                       1,000,000      984,436    1,100,570    34,007   7.5111    7.3750   7/15/2025   PBOB
755111AE1  RAYTHEON INC                      2,000,000    1,973,985    2,119,560    51,000   6.9531    6.7500   8/15/2007   PBOB
755111AE1  RAYTHEON INC                      1,000,000      997,800    1,059,780    25,500   6.7841    6.7500   8/15/2007   PBOB
755111AE1  RAYTHEON INC                      4,000,000    3,991,200    4,239,120   102,000   6.7841    6.7500   8/15/2007   PBOB
755111AE1  RAYTHEON INC                      1,000,000      997,800    1,059,780    25,500   6.7841    6.7500   8/15/2007   PBOB
755111AE1  RAYTHEON INC                      2,000,000    1,995,600    2,119,560    51,000   6.7841    6.7500   8/15/2007   PBOB
755111AS0  RAYTHEON CO                       5,000,000    4,958,170    4,978,000    15,111   6.4753    6.4000  12/15/2018   PBOB
760677B*4  REPUBLIC NATIONAL BANK OF NEW    19,445,243   19,445,244   18,768,160   100,467   6.2000    6.2000   12/1/2025   PROB
760677B*4  REPUBLIC NATIONAL BANK OF NEW       619,423      619,423      597,855     3,200   6.2000    6.2000   12/1/2025   PROB
760677B*4  REPUBLIC NATIONAL BANK OF NEW       638,625      638,625      616,388     3,300   6.2000    6.2000   12/1/2025   PROB
760677B*4  REPUBLIC NATIONAL BANK OF NEW       658,422      658,423      635,496     3,402   6.2000    6.2000   12/1/2025   PROB
760677B*4  REPUBLIC NATIONAL BANK OF NEW       678,833      678,833      655,196     3,507   6.2000    6.2000   12/1/2025   PROB
76074#AA5  WAL-MART STORES INC               4,395,795    4,395,796    5,043,252    28,390   7.7500    7.7500    1/1/2010   PROB
7609444A3  RFMSI 1994-S9 A5                 20,000,000   19,922,329   19,812,400   108,333   6.5314    6.5000   3/25/2024   CMO
760944E20  RFMSI 1993 S40 M2                 6,019,271    5,796,215    5,895,154    33,858   7.0667    6.7500  11/25/2023   CMO
760944X52  RFMSI 1994-S2 CL M2               2,448,272    2,434,040    2,411,548    14,282   7.0495    7.0000   1/25/2024   CMO
760947PW5  RFMSI 1995-R20 CL A-5            14,514,417   14,409,801   14,863,634    90,715   7.5627    7.5000  12/25/2025   CMO
76110FRR6  RALI 1998-QS4 CL AI5             10,000,000   10,087,182   10,168,800    58,333   6.9303    7.0000   3/25/2028   PBOB
76116FAA5  RESOLUTION FDG CORP PRIN         25,000,000    6,941,810    7,621,250         0   6.2594    0.0000  10/15/2019   PBOB
767754AH7  RITE AID CORP                     2,500,000    2,497,256    2,659,900    82,135   7.1432    7.1250   1/15/2007   PBOB
767754AH7  RITE AID CORP                     1,600,000    1,648,055    1,702,336    52,567   6.6369    7.1250   1/15/2007   PBOB
774849AA1  RODAMCO NV                        8,315,000    8,419,705    8,552,726    77,560   7.0513    7.3000   5/15/2005   PBOB
775100AA8  ROGERS CABLESYSTEM LTD            5,000,000    5,077,012    5,387,500   200,521   9.1117    9.6250    8/1/2002   PBOB
77641#AA7  THE HOME DEPOT USA, INC          12,500,000   12,500,000   13,377,875    77,083   7.4000    7.4000    5/1/2005   PROB
780097AB7  ROYAL BK SCOTLAND GROUP           3,000,000    2,970,401    3,029,820    79,688   6.4941    6.3750    2/1/2011   PBOB
780153AE2  ROYAL CARIBBEAN CRUISES SR NTS    3,100,000    3,209,426    3,162,093    84,906   6.6521    7.2500   8/15/2006   PBOB
780153AF9  ROYAL CARIBBEAN CRUISES           2,000,000    1,994,673    1,998,960    29,556   7.0412    7.0000  10/15/2007   PBOB
780153AF9  ROYAL CARIBBEAN CRUISES           1,000,000      997,337      999,480    14,778   7.0412    7.0000  10/15/2007   PBOB
780153AF9  ROYAL CARIBBEAN CRUISES           1,000,000      997,337      999,480    14,778   7.0412    7.0000  10/15/2007   PBOB
780153AF9  ROYAL CARIBBEAN CRUISES           1,000,000      997,337      999,480    14,778   7.0412    7.0000  10/15/2007   PBOB
780153AH5  ROYAL CARIBBEAN CRUISES LTD       1,000,000      994,607      979,410    19,875   6.8299    6.7500   3/15/2008   PBOB
780153AH5  ROYAL CARIBBEAN CRUISES LTD       2,000,000    1,989,214    1,958,820    39,750   6.8299    6.7500   3/15/2008   PBOB
780153AH5  ROYAL CARIBBEAN CRUISES LTD       1,000,000      994,607      979,410    19,875   6.8299    6.7500   3/15/2008   PBOB
780153AH5  ROYAL CARIBBEAN CRUISES LTD       1,000,000      994,607      979,410    19,875   6.8299    6.7500   3/15/2008   PBOB
783755AA9  RYERSON TULL INC                  5,000,000    4,992,006    5,196,750   195,972   8.5714    8.5000   7/15/2001   PBOB
786514AR0  SAFEWAY INC                       2,500,000    2,576,411    2,657,600    51,528   6.5340    7.0000   9/15/2007   PBOB
786514AW9  SAFEWAY INC.                      4,000,000    3,997,348    4,130,160    37,556   6.5092    6.5000  11/15/2008   PBOB
786609AA5  SAGA PETE A S                     1,000,000      998,324    1,065,160    38,733   8.4385    8.4000   7/15/2004   PBOB
786609AA5  SAGA PETE A S                     4,000,000    3,993,294    4,260,640   154,933   8.4385    8.4000   7/15/2004   PBOB
79377WAC2  SAKS INCORPORATED                 5,000,000    4,961,262    5,036,450    30,208   7.6000    7.5000   12/1/2010   PBOB
79549BBK2  SALOMON INC NTS                   5,000,000    4,997,853    5,077,850   163,778   6.7303    6.7000    7/5/2000   PBOB
79549BBK2  SALOMON INC NTS                   2,000,000    1,999,141    2,031,140    65,511   6.7303    6.7000    7/5/2000   PBOB
79549BBY2  SALOMON SMITH BARNEY NTS          5,000,000    4,992,855    5,021,400   122,396   5.9489    5.8750    2/1/2001   PBOB
795770AF3  SALTON SEA FDG CORP SR SECD BD    7,500,000    7,500,000    8,059,500    50,633   7.8400    7.8400   5/30/2010   PBOB

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
802176AA5  SANTE FE PACIFIC GOLD             3,000,000    2,998,403    3,134,010   125,625   8.3858    8.3750    7/1/2005   PBOB
802176AA5  SANTE FE PACIFIC GOLD             2,000,000    1,998,935    2,089,340    83,750   8.3858    8.3750    7/1/2005   PBOB
805570EV6  SMSC 1994-4A CL 1B1               5,021,793    4,976,928    5,028,070    28,248   6.8242    6.7500   4/25/2024   CMO
80689#AA4  SCHNEIDER NATIONAL LEASING          660,000      660,000      672,481     3,043  10.3750   10.3750   6/15/1999   PROB
80689#AF3  SCHNEIDER NATIONAL LEASING        1,785,714    1,785,714    1,818,910    37,542   7.1400    7.1400   3/15/2003   PROB
811804AC7  SEAGATE TECHNOLOGY INC            3,000,000    2,995,883    2,947,020    71,250   7.1573    7.1250    3/1/2004   PBOB
811804AC7  SEAGATE TECHNOLOGY INC            1,000,000      998,628      982,340    23,750   7.1573    7.1250    3/1/2004   PBOB
811850AG1  SEAGRAM LTD DEB                   5,000,000    5,817,537    5,410,950   192,514   6.9203    8.3500   1/15/2022   PBOB
812387#E8  SEARS ROEBUCK & CO                1,000,000    1,022,763    1,056,070    23,650   7.7920    9.4600   6/20/2000   PBOB
812387*T7  SEARS ROEBUCK & CO                1,250,000    1,292,082    1,368,275    29,625   8.0019    9.4800   7/24/2001   PBOB
81238XRC7  SEARS ROEBUCK & CO                3,000,000    2,983,494    3,017,040    46,800   7.2089    6.2400    8/3/1999   PBOB
81375FKQ5  SASI 1995-4 B1                    5,317,094    5,320,007    5,345,328    33,232   7.4953    7.5000  11/25/2025   CMO
816391AC0  SELKIRK COGEN FDG CORP 1ST       19,438,589   19,438,590   21,358,150    23,353   8.6500    8.6500  12/26/2007   PROB
817565AP9  SERVICE CORP INTL                 5,000,000    5,376,647    5,541,150    81,278   6.6761    7.7000   4/15/2009   PBOB
820484AA1  SHAWMUT NATIONAL CORP             1,500,000    1,517,311    1,544,205     5,750   7.3540    8.6250  12/15/1999   PBOB
82048@AB6  GECC/AIR CDA LN CTF SERS          7,933,259    7,933,260    8,387,597    48,375   6.8600    6.8600   5/29/2015   PROB
82048@AD2  LUCAS INDUSTRIES PLC              5,492,008    5,492,008    5,511,999   184,872   6.7700    6.7700    7/2/2005   PROB
82616*AC8  SIEBE, INC                        3,270,539    3,270,539    3,584,674   154,936  11.2200   11.2200   1/29/2001   PROB
82894*AM9  J.R. SIMPLOT CO                  15,000,000   15,000,000   16,651,050    59,600   8.9400    8.9400  12/15/2004   PROB
83011@AA9  AMERADA HESS CORP                16,000,000   16,000,000   17,728,000    83,600   8.5500    8.5500    6/9/2007   PROB
830505AH6  SE BANKEN 144A                    5,000,000    5,171,101    4,585,150   113,542   7.2449    7.5000   3/29/2049   PBOB
830505AH6  SE BANKEN 144A                    5,000,000    5,172,950    4,585,150   113,542   7.2423    7.5000   3/29/2049   PBOB
833636AA1  SOQUIMICH (SOCIEDAD QUIMICA DE    3,000,000    2,993,897    2,648,430    68,017   7.7355    7.7000   9/15/2006   PBOB
844741AF5  SOUTHWEST AIRLINES CO             1,000,000    1,083,489    1,131,970    26,250   6.5950    7.8750    9/1/2007   PBOB
844741AF5  SOUTHWEST AIRLINES CO             4,200,000    4,560,185    4,754,274   110,250   6.5620    7.8750    9/1/2007   PBOB
844741AH1  SOUTHWEST AIRLINES CO             4,500,000    4,767,823    4,982,670   120,000   6.8024    8.0000    3/1/2005   PBOB
8447HBAB8  SOUTHTRUST BANK ALABAMA NTS      10,000,000   10,386,320   10,847,800    89,444   6.4645    7.0000  11/15/2008   PBOB
852060AC6  SPRINT CAPITAL CORP BONDS         6,000,000    5,995,601    6,132,900    45,938   6.1350    6.1250  11/15/2008   PBOB
85333JAR8  SCCMT 916 B                       5,000,000    4,996,234    5,000,000    62,625   8.4287    8.3500    1/7/2000   ABOB
85746*CE8  CP SHIPS INC.                     5,000,000    5,000,000    4,764,800   118,357   6.7100    6.7100   8/24/2012   PROB
85748FAA2  STATE STR INSTIT 144A             2,500,000    2,459,656    2,741,125       551   8.0864    7.9400  12/30/2026   PROB
85748FAA2  STATE STR INSTIT 144A             3,000,000    2,951,587    3,289,350       662   8.0864    7.9400  12/30/2026   PROB
85748FAA2  STATE STR INSTIT 144A             5,000,000    5,000,000    5,482,250     1,103   7.9400    7.9400  12/30/2026   PROB
860370AA3  STEWART ENTERPRISES INC NTS       4,000,000    4,029,414    4,051,240    22,333   6.5228    6.7000   12/1/2003   PBOB
867914AK9  SUNTRUST BANKS INC SUB NTS        5,000,000    5,198,001    5,487,550   184,375   6.6949    7.3750    7/1/2006   PBOB
86958PAA3  SVENSKA HANDELSBANKEN             5,000,000    4,906,983    5,568,750   192,514   8.7813    8.3500   7/15/2004   PBOB
87161#AA6  SYNTHES (USA)                     5,000,000    5,000,000    4,889,150    72,150   6.6600    6.6600  10/13/2008   PROB
871829AE7  SYSCO CORP                        5,000,000    4,982,941    5,573,600    76,528   7.3056    7.2500   4/15/2007   PBOB
872241AB0  TCA CABLE TV INC BDS              2,500,000    2,500,000    2,617,300    68,021   6.5300    6.5300    2/1/2028   PBOB
872287AM9  TELE-COMMUNICATIONS INC           4,000,000    3,996,952    4,120,880    42,500   6.3954    6.3750    5/1/2003   PBOB
87236#AA7  TCW GROUP, INC                    2,000,000    2,000,000    2,153,840    24,380   8.2800    8.2800   11/8/2004   PROB
872469AA9  TIG HOLDINGS, INC.                5,500,000    5,679,538    5,972,725    94,340   7.4651    8.1250   4/15/2005   PBOB
872469AA9  TIG HOLDINGS, INC.                4,375,000    4,692,099    4,751,031    75,043   6.6940    8.1250   4/15/2005   PBOB
879240AM1  TELE COMMUNICATIONS INC           5,000,000    5,177,754    5,507,250   120,625   8.7199    9.6500   10/1/2003   PBOB
879240AU3  TELE COMMUNICATIONS INC           5,000,000    4,861,480    5,849,250   213,264   9.5459    9.2500   1/15/2023   PBOB
879868AB3  TEMPLE INLAND                     9,000,000    9,305,318    9,601,110   135,000   7.3910    9.0000    5/1/2001   PBOB
88033GAK6  TENET HEALTHCARE CORP             5,000,000    4,981,335    5,195,650    33,854   8.1807    8.1250   12/1/2008   PBOB
880370BQ3  TENNECO INC NTS                   2,000,000    1,993,883    2,132,160    31,667   7.5503    7.5000   4/15/2007   PBOB
880370BQ3  TENNECO INC NTS                   2,000,000    1,993,883    2,132,160    31,667   7.5503    7.5000   4/15/2007   PBOB
880451AT6  TENNESSEE GAS PIPELINE CO NTS     1,000,000      991,796    1,062,760    18,750   7.5838    7.5000    4/1/2017   PBOB
880451AT6  TENNESSEE GAS PIPELINE CO NTS     2,000,000    1,983,592    2,125,520    37,500   7.5838    7.5000    4/1/2017   PBOB
880451AT6  TENNESSEE GAS PIPELINE CO NTS     1,000,000      991,796    1,062,760    18,750   7.5838    7.5000    4/1/2017   PBOB
881685BA8  TEXACO CAPITAL                    3,900,000    3,936,969    4,325,880   150,610   8.2828    8.3750   7/15/2022   PBOB
881685BA8  TEXACO CAPITAL                    2,000,000    1,989,877    2,218,400    77,236   8.4248    8.3750   7/15/2022   PBOB
882850BQ2  TEXAS UTILS ELEC CO 1ST MTGE &    4,000,000    3,962,464    4,138,640   122,917   7.7828    7.3750    8/1/2001   PBOB
882850CP3  TEXAS UTILS ELEC CO 1ST MTGE &    5,000,000    4,731,127    5,321,100   168,750   7.8207    6.7500    7/1/2005   PBOB
885571AA7  360 COMMUNICATIONS CO SR NTS      2,000,000    1,996,007    2,107,660    47,500   7.1813    7.1250    3/1/2003   PBOB
885571AA7  360 COMMUNICATIONS CO SR NTS      5,000,000    4,948,732    5,269,150   118,750   7.4156    7.1250    3/1/2003   PBOB
885571AB5  360 COMMUNICATIONS CO SR NTS      2,800,000    2,774,626    3,091,844    70,000   7.6667    7.5000    3/1/2006   PBOB
887315A@8  TIME WARNER                      10,000,000   10,000,000    9,961,600    66,667   8.0000    8.0000   7/31/2003   PROB
88731EAK6  TIME WARNER ENTERTAINMENT         5,300,000    4,718,282    5,830,795   128,083   8.9718    7.2500    9/1/2008   PBOB

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
88731EAK6  TIME WARNER ENTERTAINMENT         3,000,000    2,927,439    3,300,450    72,500   7.6079    7.2500    9/1/2008   PBOB
89350LGS5  TRANSAMERICA FINANCE              8,000,000    8,036,182    8,288,080   176,533   6.5647    6.6200   12/6/2010   PBOB
89350LHS4  TRANSAMERICA FIN CORP SR NTS     10,000,000    9,983,445   10,034,500    96,979   6.1896    6.1250   11/1/2001   PBOB
89626*AA5  TRIMONT LEASING PARTNERS         10,000,000   10,000,000   11,492,800     2,706   9.7400    9.7400  12/30/2004   PROB
900262AR7  TURNER BROADCATING SR NTS         8,059,000    9,468,516    9,671,606   337,471   6.4948    8.3750    7/1/2013   PBOB
902045AC7  277 PARK AVENUE FINANCE CORP      4,000,000    4,023,765    4,207,520    26,267   7.7832    7.8800   5/12/2007   CMBS
902045AD5  277 PARK AVENUE FINANCE CORP      4,000,000    4,025,147    4,240,160    27,100   8.0266    8.1300   5/12/2007   CMBS
902905A*9  USX CORP                          4,592,136    4,592,137    5,300,703     1,359  10.6500   10.6500   6/30/2003   PROB
902905AR9  USX CORP NTS                      5,000,000    4,584,726    5,119,250   136,000   9.2736    7.2000   2/15/2004   PBOB
902917AC7  USA WASTE SERVICES                2,000,000    1,996,546    2,090,840    35,000   7.0370    7.0000   10/1/2004   PBOB
902917AC7  USA WASTE SERVICES                3,000,000    2,994,819    3,136,260    52,500   7.0370    7.0000   10/1/2004   PBOB
902917AF0  USA WASTE SVCS SR NTS             2,950,000    3,049,880    3,103,400     9,342   6.8044    7.1250  12/15/2017   PBOB
90331VAW2  US BANK N.A. SUB NTS              9,190,000    9,253,756    9,668,064   248,896   6.3981    6.5000    2/1/2008   PBOB
90332JAA6  USA NETWORKS SR NTS 144A          3,000,000    2,985,773    2,987,970    21,375   6.8377    6.7500  11/15/2005   PBOB
90337QAA5  USX CORP                          2,500,000    2,502,682    2,676,525     8,844   7.9251    7.9600    8/5/2002   PBOB
90342@AB2  USS/KOBE STEEL CO                 5,000,000    5,000,000    5,130,300    40,000   7.2000    7.2000  11/21/2005   PROB
90777HCB8  UNOCAL CORP                       5,570,000    5,938,703    6,309,362   184,568   6.9225    7.9000   4/18/2008   PBOB
907818AW8  UNION PACIFIC CORP                4,000,000    4,196,793    4,319,880    55,667   7.9031    8.3500    5/1/2025   PBOB
907818AY4  UNION PACIFIC CORP NTS            3,500,000    3,441,349    3,538,255    93,333   6.7010    6.4000    2/1/2006   PBOB
907818AY4  UNION PACIFIC CORP NTS            5,000,000    4,945,637    5,054,650   133,333   6.5946    6.4000    2/1/2006   PBOB
907834AA3  UNION PAC RES                     6,800,000    6,702,358    6,736,556   100,489   7.2445    7.0000  10/15/2006   PBOB
907834AE5  UNION PACIFIC RESOURCES           3,000,000    3,012,705    2,897,760    25,875   6.6885    6.7500   5/15/2008   PBOB
907834AE5  UNION PACIFIC RESOURCES           1,500,000    1,497,951    1,448,880    12,938   6.7699    6.7500   5/15/2008   PBOB
907834AE5  UNION PACIFIC RESOURCES           1,000,000      998,634      965,920     8,625   6.7699    6.7500   5/15/2008   PBOB
908064AA6  UNION PLANTERS BANK SUB NTS       5,000,000    4,990,685    5,154,400    95,694   6.5172    6.5000   3/15/2018   PBOB
908064AA6  UNION PLANTERS BANK SUB NTS       5,000,000    4,965,986    5,154,400    95,694   6.5628    6.5000   3/15/2018   PBOB
908587AE8  UNION TANK CAR CO                 5,000,000    5,042,493    4,754,100   163,338   6.4806    6.5700    1/2/2014   PBOB
909283AA1  UNITED AIRLINES                   4,280,939    4,354,882    4,753,640   108,308   8.9131    9.2000   3/22/2008   PBOB
909420B@9  UNITED ASSET MANAGEMENT CORP     10,000,000   10,000,000   11,173,100   312,200   8.9200    8.9200   8/25/2005   PROB
911596AJ3  US BANCORP                        5,000,000    4,811,523    5,270,650    71,250   7.4681    6.7500  10/15/2005   PBOB
911596AJ3  US BANCORP                        2,000,000    1,924,609    2,108,260    28,500   7.4681    6.7500  10/15/2005   PBOB
911596AJ3  US BANCORP                        3,000,000    2,886,914    3,162,390    42,750   7.4681    6.7500  10/15/2005   PBOB
911596AJ3  US BANCORP                        5,000,000    4,960,918    5,270,650    71,250   6.8962    6.7500  10/15/2005   PBOB
911684AB4  U S CELLULAR CORP NTS            10,000,000    9,949,799   10,688,200   273,889   7.3296    7.2500   8/15/2007   PBOB
912810DX3  US TREASURY BOND 7.5%            39,750,000   46,030,985   49,377,053   387,068   6.0421    7.5000  11/15/2016   GNOB
912810EG9  USA TREAS BONDS                  25,000,000   33,132,956   35,578,000   826,257   6.0362    8.7500   8/15/2020   GNOB
912810EG9  USA TREAS BONDS                  15,000,000   19,871,425   21,346,800   495,754   6.0399    8.7500   8/15/2020   GNOB
912810EG9  USA TREAS BONDS                  10,000,000   13,252,221   14,231,200   330,503   6.0368    8.7500   8/15/2020   GNOB
912810EK0  USA TREAS BONDS                   5,000,000    6,282,688    6,756,250   153,448   6.0319    8.1250   8/15/2021   GNOB
912810EK0  USA TREAS BONDS                  25,000,000   31,455,703   33,781,250   767,238   6.0203    8.1250   8/15/2021   GNOB
912810EP9  USA TREAS BONDS                     350,000      399,366      431,319     9,419   6.0101    7.1250   2/15/2023   GNOB
912810EV6  USA TREAS BONDS                     500,000      514,061      606,015    12,984   6.6483    6.8750   8/15/2025   GNOB
912810FA1  USA TREAS BONDS                  15,000,000   14,556,998   17,240,550   361,192   6.6061    6.3750   8/15/2027   GNOB
912810FA1  USA TREAS BONDS                  10,000,000    9,733,910   11,493,700   240,795   6.5827    6.3750   8/15/2027   GNOB
912810FA1  USA TREAS BONDS                  20,000,000   19,467,314   22,987,400   481,590   6.5829    6.3750   8/15/2027   GNOB
912810FA1  USA TREAS BONDS                  21,000,000   20,495,655   24,136,770   505,669   6.5621    6.3750   8/15/2027   GNOB
912810FA1  USA TREAS BONDS                  15,000,000   14,662,858   17,240,550   361,192   6.5499    6.3750   8/15/2027   GNOB
9128272E1  USA TREAS NOTES                  13,000,000   12,939,902   13,528,060     2,200   6.2966    6.1250  12/31/2001   GNOB
9128272Y7  USA TREAS NOTES                  34,500,000   34,463,517   36,214,305    11,848   6.2841    6.2500   6/30/2002   GNOB
9128273E0  USA TREAS NOTES                  36,000,000   35,614,495   39,318,840   832,867   6.2878    6.1250   8/15/2007   GNOB
9128273E0  USA TREAS NOTES                  20,000,000   19,892,937   21,843,800   462,704   6.2061    6.1250   8/15/2007   GNOB
9128273G5  USA TREAS NOTES                  25,000,000   25,068,959   26,277,250   530,905   6.1647    6.2500   8/31/2002   GNOB
9128273G5  USA TREAS NOTES                  25,000,000   25,122,937   26,277,250   530,905   6.0982    6.2500   8/31/2002   GNOB
9128274F6  USA TREAS NOTES                  49,700,000   53,557,146   53,031,391   362,968   4.5964    5.6250   5/15/2008   GNOB
912827A85  USA TREAS NOTES                     400,000      400,000      429,564     4,155   8.0000    8.0000   5/15/2001   GNOB
912827J78  USA TREAS NOTES                     150,000      153,551      158,625     3,541   5.5990    6.2500   2/15/2003   GNOB
912827S86  USA TREAS NOTES                   4,500,000    4,486,277    5,152,500   127,480   7.5631    7.5000   2/15/2005   GNOB
912827U26  USA TREAS NOTES                     500,000      499,874      510,705     2,747   6.2690    6.2500   5/31/2000   GNOB
912827Y55  USA TREAS NOTES                  17,000,000   17,566,641   19,356,030   549,728   6.4351    7.0000   7/15/2006   GNOB
912833DH0  USA TREAS NOTES STRIP IS         15,000,000    5,288,549    6,227,850         0   6.5713    0.0000   2/15/2015   GZOB
912912AQ5  US WEST CAPITAL FUNDING           5,000,000    5,200,806    5,334,650   173,785   6.5654    6.8750   7/15/2028   PBOB

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


--------------------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                   Par          Book        Market   Accrued    Nominal  Nominal   Maturity   Asset
  Code                                         Value        Value        Value    Interest  Book Yld  Coupon      Date      Type
--------------------------------------------------------------------------------------------------------------------------------
912920AA3  U S WEST COMMUNICATIONS INC       8,500,000    9,377,561    9,502,915    62,865   7.9803    8.8750    6/1/2031   PBOB
912920AA3  U S WEST COMMUNICATIONS INC       3,000,000    3,309,727    3,353,970    22,188   7.9803    8.8750    6/1/2031   PBOB
912920AA3  U S WEST COMMUNICATIONS INC         680,000      748,400      760,233     5,029   8.0015    8.8750    6/1/2031   PBOB
912920AL9  U S WEST COMMUNICATIONS INC       3,500,000    3,440,023    3,701,215    35,700   7.3454    7.2000  11/10/2026   PBOB
913025AH5  SPRINT CORP (UNITED               1,000,000    1,031,368    1,137,290    23,750   8.6032    9.5000    4/1/2003   PBOB
91311QAA3  UNITED UTILITIES PLC              5,000,000    4,972,960    5,066,800    80,625   6.5288    6.4500    4/1/2008   PBOB
91311QAB1  UNITED UTLITIES PLC NTS           7,500,000    7,465,612    7,521,600   199,219   6.3359    6.2500   8/15/2005   PBOB
913903AG5  UNIVERSAL HEALTH SERVICES         2,500,000    2,462,238    2,575,000    82,639   9.0583    8.7500   8/15/2005   PBOB
91928*AK4  VALERO MGT LP SR SECD NTS J       4,500,000    4,502,862    5,584,905   132,765  10.0085   10.0200   3/15/2007   PROB
926391AC7  VICTORIAN PUB AUTHS FIN AGCY      3,000,000    3,080,753    3,229,680    63,375   7.3513    8.4500   10/1/2001   PBOB
928227AM9  VIRGINIAN RR CO                     483,650      490,717      469,436    12,091   5.7992    6.0000    8/1/2008   PBOB
92929QAC1  WMX TECHNOLOGIES INC NTS          1,520,000    1,621,410    1,658,274    20,604   6.4990    8.0000   4/30/2004   PBOB
92930@AB6  WAL-MART STORES INC               2,311,853    2,311,853    2,518,486     5,658   8.0100    8.0100   3/20/2003   PROB
931142AQ6  WAL MART STORES                   5,000,000    5,118,671    5,243,800    27,083   5.8820    6.5000    6/1/2003   PBOB
93114KAF0  WAL MART STORES INC DISC NTS      5,000,000    5,000,000    5,935,300   215,500   8.6200    8.6200    1/1/2010   PBOB
93305*AA5  WAL-MART STORES INC               2,764,165    2,764,165    2,764,497    21,699   9.4200    9.4200    1/1/1999   PROB
949740BY9  WELLS FARGO & CO                  6,400,000    6,009,023    6,535,296    65,333   7.6610    6.1250   11/1/2003   PBOB
952841AB0  WEST FRASER MILLS LTD             7,500,000    7,481,898    8,309,775   165,625   7.5465    7.5000   9/15/2005   PROB
958845AA7  AMERICAN GENERAL CORP SR NTS      5,000,000    5,203,440    5,303,000   134,583   6.1860    7.1250   2/15/2004   PBOB
959425AJ8  WESTERN RESOURCES INC.            5,000,000    5,120,742    5,238,150   143,229   6.3545    6.8750    8/1/2004   PBOB
961238AG7  WESTPOINT STEVENS INC SR NTS      5,000,000    5,053,097    5,062,500    17,500   7.6634    7.8750   6/15/2005   PBOB
96913QAD8  WILLIAMETTE INDUS INC             3,500,000    3,371,188    3,693,235    29,517   7.3395    6.6000   4/22/2005   PBOB
96951@AB1  WILLIAMS HOLDINGS PLC            10,000,000   10,000,000   10,790,100    97,767   8.3800    8.3800  11/19/2002   PROB
969904A*2  WILLIAMS-SONOMA INC               5,000,000    5,000,000    4,673,250   143,000   7.2000    7.2000    8/8/2005   PROB
97180*DH8  DELTA AIRLINES                    1,065,987    1,122,069    1,219,681    53,427   8.7592   10.0800    1/2/2004   PROB
97180*MH8  DELTA AIRLINES                    1,062,886    1,118,988    1,216,133    53,272   8.7550   10.0800    1/2/2004   PROB
97180*NJ3  AMERICAN AIRLINES                   923,277      923,278    1,087,029    21,769   9.8700    9.8700    4/5/2006   PROB
97180*NR5  AMERICAN AIRLINES INC               514,651      514,651      605,755    13,122   9.8700    9.8700   4/18/2006   PROB
97180*NS3  AMERICAN AIRLINES INC               514,651      514,651      605,930    12,135   9.8700    9.8700   4/18/2006   PROB
97180*NT1  AMERICAN AIRLINES INC               514,567      514,568      606,150    10,299   9.8700    9.8700   4/18/2006   PROB
97180*VD7  FEDERAL EXPRESS CORP              2,503,060    2,503,060    2,645,509   108,029   8.6800    8.6800    1/2/2002   PROB
97180*VH8  INGRAM INDUSTRIES INC             4,770,925    4,770,925    5,311,852     3,228   8.1200    8.1200  12/28/2005   PROB
97180*VT2  GATX CAPITAL CORP                   904,245      904,245      896,812    15,926   6.4700    6.4700   3/23/2004   PROB
97180*VV7  GATX CAPITAL CORP                 1,551,204    1,551,204    1,538,453    27,321   6.4700    6.4700   3/23/2004   PROB
97180*VZ8  GATX CAPITAL CORP                   513,375      513,375      509,155     9,042   6.4700    6.4700   3/23/2004   PROB
97180*XH6  AIRBUS INDUSTRIE G.I.E./DELTA    17,556,577   17,556,578   18,654,565   591,862   6.7800    6.7800    7/2/2008   PROB
97181#AQ6  INTERPOOL INC                     6,348,904    6,348,905    7,129,184    14,396   9.0700    9.0700   6/21/2005   PROB
97181#FW8  FEDERAL EXPRESS CORP              3,194,456    3,108,213    3,485,183   142,952   9.7548    9.0000    7/2/2004   PROB
976826BB2  WISCONSIN PWR & LIGHT             5,000,000    4,995,706    5,092,050    48,292   5.7116    5.7000  10/15/2008   PBOB
984245A*1  YPF SOCIEDAD ANONIMA              2,885,677    2,885,677    2,885,677     3,587   8.9500    8.9500   5/26/2002   PBOB
C7472#AB3  QCT RESOURCES LIMITED             5,000,000    5,000,000    5,188,600    78,217   7.4100    7.4100  10/15/2005   PROB
C9528#AA5  WEST FRASER MILLS LTD BTD SR      8,000,000    8,000,000    8,360,720     1,876   8.4400    8.4400   6/30/2004   PROB
D20601A97  DEUTSCHLAND BUNDESREPUB           1,749,158    1,796,359    1,796,210   104,075   5.5732    6.0000    1/4/2007   PBOB
G2684@AA8  EFM DRAGON TRUST PLC             10,000,000   10,000,000   10,677,800     2,017   7.2600    7.2600  12/30/2008   PROB
G3018#AA1  EXETER REASSURANCE CO. LTD.      50,000,000   50,000,000   53,781,000   352,083   8.4500    8.4500  12/31/2004   PROB
G3018#AA1  EXETER REASSURANCE CO. LTD.       2,235,819    2,235,819    2,404,892    15,744   8.4500    8.4500  12/31/2004   PROB
G3018#AA1  EXETER REASSURANCE CO. LTD.       2,206,963    2,206,963    2,373,854    15,541   8.4500    8.4500  12/31/2004   PROB
G3018#AA1  EXETER REASSURANCE CO. LTD.       2,300,207    2,300,208    2,474,149    16,197   8.4500    8.4500  12/31/2004   PROB
G3018#AA1  EXETER REASSURANCE CO. LTD.       1,344,789    1,344,789    1,446,482     9,470   8.4500    8.4500  12/31/2004   PROB
G3018#AA1  EXETER REASSURANCE CO. LTD.         896,526      896,526      964,321     6,313   8.4500    8.4500  12/31/2004   PROB
G3018#AA1  EXETER REASSURANCE CO. LTD.       1,401,606    1,401,606    1,507,595     9,870   8.4500    8.4500  12/31/2004   PROB
G3018#AA1  EXETER REASSURANCE CO. LTD.       2,397,391    2,397,391    2,578,682    16,882   8.4500    8.4500  12/31/2004   PROB
G3018#AA1  EXETER REASSURANCE CO. LTD.       1,237,970    1,237,970    1,331,585     8,717   8.4500    8.4500  12/31/2004   PROB
G3018#AA1  EXETER REASSURANCE CO. LTD.         950,898      950,898    1,022,805     6,696   8.4500    8.4500  12/31/2004   PROB
G3018#AA1  EXETER REASSURANCE CO. LTD.       1,290,274    1,290,274    1,387,845     9,086   8.4500    8.4500  12/31/2004   PROB
G3018#AA1  EXETER REASSURANCE CO. LTD.         860,183      860,183      925,230     6,057   8.4500    8.4500  12/31/2004   PROB
G3018#AA1  EXETER REASSURANCE CO. LTD.         934,404      934,404    1,005,064     6,580   8.4500    8.4500  12/31/2004   PROB
G3782#AC1  GLENCORE FINANCE (BERMUDA) LTD    7,500,000    7,500,000    8,663,700    89,296   7.3900    7.3900    5/3/2006   PROB
G3850#AC8  GRANADA GROUP PLC                 5,000,000    5,000,000    5,115,900    12,794   6.5800    6.5800   6/17/2005   PROB
G7496*AA7  RIT CAPITAL PARTNERS PLC         10,000,000   10,000,000   10,203,300    98,817   7.2600    7.2600   5/12/2001   PROB
N6410*AE6  NESTE OY                         12,000,000   12,000,000   12,847,320   137,387   8.9600    8.9600   5/15/2002   PROB

Closed Block Segment: TNE Traditional
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data


-------------------------------------------------------------------------------------------------------------------
 CUSIP                 Issuer                     Par           Book            Market          Accrued     Nominal
  Code                                           Value          Value           Value           Interest   Book Yld
-------------------------------------------------------------------------------------------------------------------
P60694A#6  KIMBERLY-CLARK DE MEXICO SA DE     10,000,000     10,000,000       10,174,100           35,822   8.0600
P60694A#6  KIMBERLY-CLARK DE MEXICO SA DE      2,000,000      2,021,826        2,034,820            7,164   6.8624
Q0982#AA8  BONLAC FOODS LTD                    7,000,000      7,000,000        7,096,460          184,318   6.9700
Q5253#AA9  LEIGHTON HOLDINGS LTD.              3,642,857      3,642,857        3,731,852           43,775   7.2100
Q8723*AA9  TELECOM CORP OF NEW ZEALAND           845,718        845,719          851,401           18,064   8.1800
U64150AB8  NEL MORTGAGE FUNDING CORP           3,580,000      3,553,976        3,559,952                0   8.6302
U64150AB8  NEL MORTGAGE FUNDING CORP           5,415,000      5,384,565        5,384,676                0   6.5923
Z09128374  TREASURY (U.K.) 9.00%               6,608,800      8,815,705        8,829,357          128,872   4.7021
Z41763725  CABLE & WIRELESS PLC EURO DEB       5,000,000      4,545,787        5,109,400           13,542   8.8415
Z41763725  CABLE & WIRELESS PLC EURO DEB       5,000,000      4,845,416        5,109,400           13,542   7.2646
Z50404542  FORD MTR CRED MTN EURO             10,000,000      9,223,776        9,978,400          553,900   7.3699
Z60601160  AUSTRALIAN GOVT BONDS               7,912,500      8,820,624        8,840,478           68,245   4.9704
0800036                                        1,854,634      1,854,634        1,854,634           14,380   9.6250
0800100                                        1,738,696      1,738,696        1,738,696           34,707   9.6250
0800126                                          779,124        781,416          781,416            5,492   8.7500
0800141                                        5,586,838      5,586,838        5,586,838           45,005  10.0000
0800153                                        3,146,514      3,146,514        3,146,514           -1,138  13.0000
0800167                                        1,013,095      1,013,095        1,013,095            2,448   3.0000
0800205                                          817,134        804,409          804,409              -64   2.7900
0800236                                        1,079,369      1,079,369        1,079,369            9,238  10.6250
0800241                                          913,690        913,690          913,690            5,336   7.2500
0800244                                        1,581,800      1,581,800        1,581,800             -373   8.5000
0800264                                        5,545,176      5,545,176        5,545,176          173,961   7.7300
0800284                                        7,818,822      7,818,822        7,818,822           62,985  10.0000
0800307                                        1,145,584      1,145,584        1,145,584            2,538   2.7500
0800342                                        2,563,895      2,563,895        2,563,895           20,654  10.0000
0800355                                        3,386,914      3,386,914        3,386,914          156,819  10.3900
0800361                                        1,518,129      1,518,129        1,518,129           12,076   9.8750
0800370                                        1,157,787      1,157,787        1,157,787            9,793  10.5000
0800396                                        1,123,718      1,123,718        1,123,718            9,278  10.2500
0800397                                          843,376        843,376          843,376            6,624   9.7500
0800410                                        1,490,973      1,490,973        1,490,973           15,806   7.5400
0800417                                        3,280,438      3,280,438        3,280,438             -707   7.7500
0800419                                        2,204,793      2,204,793        2,204,793             -606   9.8750
0800423                                       16,299,573     16,299,573       16,299,573          145,220   6.8141
0800436                                          933,221        933,221          933,221            6,672   8.8750
0800445                                        3,548,068      3,548,068        3,548,068           -3,004   8.2500
0800446                                        1,365,940      1,365,940        1,365,940             -329   8.6250
0800452                                        1,765,676      1,765,676        1,765,676           12,801   9.0000
0800463                                        2,597,184      2,597,184        2,597,184             -623   8.6250
0800477                                        5,269,347      5,269,347        5,269,347           36,080   8.5000
0800479                                        1,004,116      1,004,116        1,004,116            7,078   8.7500
0800482                                       24,377,608     24,377,608       24,377,608          176,738   9.0000
0800484                                        2,692,197      2,692,197        2,692,197           21,416   9.8750
0800503                                          979,018        979,018          979,018             -266   9.7500
0800504                                        1,717,649      1,717,649        1,717,649           13,145   9.5000
0800506                                          828,584        828,584          828,584            8,677  13.0000
0800510                                          809,731        809,731          809,731             -215   9.5000
0800511                                        1,781,102      1,781,102        1,781,102           14,168   9.8750
0800523                                          859,991        859,991          859,991             -216   9.0000
0800524                                          771,120        771,120          771,120             -191   8.8750
0800534                                          844,657        844,657          844,657            6,211   9.2500
0800535                                        6,933,765      6,933,765        6,933,765           84,994   8.0000
0800497                                        7,457,001      7,457,001        7,457,001           -1,482   7.0762

Total Assets                               5,070,923,451  5,108,641,126    5,327,762,562       75,033,018

---------------------------------------------------------------------
 CUSIP                 Issuer              Nominal   Maturity   Asset
  Code                                     Coupon      Date      Type
---------------------------------------------------------------------
P60694A#6  KIMBERLY-CLARK DE MEXICO SA DE   8.0600  12/15/1999   PROB
P60694A#6  KIMBERLY-CLARK DE MEXICO SA DE   8.0600  12/15/1999   PROB
Q0982#AA8  BONLAC FOODS LTD                 6.9700   2/15/2004   PROB
Q5253#AA9  LEIGHTON HOLDINGS LTD.           7.2100    5/1/2004   PROB
Q8723*AA9  TELECOM CORP OF NEW ZEALAND      8.1800   3/27/1999   PROB
U64150AB8  NEL MORTGAGE FUNDING CORP        0.0000    2/1/1999   PBOB
U64150AB8  NEL MORTGAGE FUNDING CORP        0.0000    2/1/1999   PBOB
Z09128374  TREASURY (U.K.) 9.00%            9.0000  10/13/2008   PBOB
Z41763725  CABLE & WIRELESS PLC EURO DEB    6.5000  12/16/2003   PBOB
Z41763725  CABLE & WIRELESS PLC EURO DEB    6.5000  12/16/2003   PBOB
Z50404542  FORD MTR CRED MTN EURO           5.7300   1/13/2005   PBOB
Z60601160  AUSTRALIAN GOVT BONDS            6.7500  11/15/2006   PBOB
0800036                                     9.6250   10/1/2008   COMM
0800100                                     9.6250    8/1/2009   COMM
0800126                                     8.7500    8/1/2010   COMM
0800141                                    10.0000    3/1/2000   COMM
0800153                                    13.0000    3/1/2014   COMM
0800167                                     3.0000   12/1/2003   COMM
0800205                                     2.7900   2/28/2000   COMM
0800236                                    10.6250   12/1/2001   COMM
0800241                                     7.2500    1/1/1999   COMM
0800244                                     8.5000    2/1/2001   COMM
0800264                                     7.7300    6/1/2002   COMM
0800284                                    10.0000    3/1/2000   COMM
0800307                                     2.7500   11/1/2003   COMM
0800342                                    10.0000   3/23/1999   COMM
0800355                                    10.3900    8/1/2001   COMM
0800361                                     9.8750   10/1/1999   COMM
0800370                                    10.5000    7/1/2000   COMM
0800396                                    10.2500   11/1/2005   COMM
0800397                                     9.7500  12/31/2000   COMM
0800410                                     7.5400    5/1/2008   COMM
0800417                                     7.7500    7/1/2002   COMM
0800419                                     9.8750    4/1/2000   COMM
0800423                                     6.8141   12/1/2000   COMM
0800436                                     8.8750    8/1/2000   COMM
0800445                                     8.2500    2/1/2004   COMM
0800446                                     8.6250   10/1/2000   COMM
0800452                                     9.0000   1/10/1999   COMM
0800463                                     8.6250    8/1/1999   COMM
0800477                                     8.5000  12/30/2004   COMM
0800479                                     8.7500   12/1/2003   COMM
0800482                                     9.0000    4/1/2013   COMM
0800484                                     9.8750    4/1/1999   COMM
0800503                                     9.7500    9/1/1999   COMM
0800504                                     9.5000    8/1/2001   COMM
0800506                                    13.0000    8/1/2001   COMM
0800510                                     9.5000   12/1/2001   COMM
0800511                                     9.8750   12/1/2004   COMM
0800523                                     9.0000   5/31/2005   COMM
0800524                                     8.8750    5/1/2000   COMM
0800534                                     9.2500   11/1/2002   COMM
0800535                                     8.0000  11/30/2002   COMM
0800497                                     7.0762   10/1/2008   COMM

Total Assets

                             TNE Additional Assets

                  Legend


Asset Type

ABOB              Asset Backed Bond
GNOB              Govt Non Zero Coupon Bond
GZOB              Govt Zero Coupon Bond
PBOB              Public Bond
PROB              Private Bond
CMO               Collateralized Mortgage Obligation
CMBS              Commercial Mortgage Backed Security
GNMA              Govt National Mortgage Association Pass-Throughs
MBS               Other Mortgage Backed Security
COMM              Commercial Mortgage
FARM              Agricultural Mortgage
RESD              Residential Mortgage


Segment           OO: MetLife Ordinary Life
                  IO: MetLife Industrial Life
                  RD: TNE Fund D
                  RL: TNE Loomis Fund
                  R5: TNE 5MA
                  FD: TNE Fund D
                  5M: TNE 5MA
                  RU: Additional Assets for TNE

Closed Block Segment: TNE Additional Assets
Assets Selected for Closed Block as of December 31, 1998
Seriatim Schedule D Data

------------------------------------------------------------------------------------------------------------------------------------
CUSIP         Issuer                              Par          Book        Market    Accrued    Nominal   Nominal  Maturity  Asset
Code                                             Value        Value        Value     Interest  Book Yld   Coupon    Date     Type
-----------------------------------------------------------------------------------------------------------------------------------
00949TAB6   AIRTOUCH COMMUNICATIONS INC        1,000,000      999,178    1,037,880     32,854    7.1610    7.1250  07/15/2001  PBOB
00949TAB6   AIRTOUCH COMMUNICATIONS INC        1,000,000      999,178    1,037,880     32,854    7.1610    7.1250  07/15/2001  PBOB
038522AD0   ARAMARK SVCS INC SR NTS            6,000,000    6,092,158    6,024,060    176,625    6.4183    6.7500  08/01/2004  PBOB
06366TAB7   BANK OF MONTREAL CHICAGO           5,000,000    4,923,404    5,576,250     97,500    8.0578    7.8000  04/01/2007  PBOB
064057AN2   BANK OF NEW YORK                   3,000,000    3,002,223    3,109,200     16,250    6.4822    6.5000  12/01/2003  PBOB
064057AN2   BANK OF NEW YORK                   2,745,000    2,747,034    2,844,918     14,869    6.4822    6.5000  12/01/2003  PBOB
066050CC7   BANK OF AMERICA                    5,000,000    4,807,354    5,426,450     16,944    8.5226    7.6250  06/15/2004  PBOB
100599BN8   BOSTON ED CO DEB                   3,000,000    3,058,897    3,465,540     29,900    7.5399    7.8000  05/15/2010  PBOB
126691C85   RAST 1996-A10 B1                   1,660,311    1,695,128    1,676,399     10,377    7.2493    7.5000  11/25/2011  PBOB
129466AG3   CALENERGY CO INC SR NTS            1,000,000    1,005,476    1,063,900     16,108    7.5436    7.6300  10/15/2007  PBOB
168894AA1   CHILGENER S A NTS                  7,500,000    7,449,759    6,751,725    224,792    6.6206    6.5000  01/15/2006  PBOB
197648CC0   COLUMBIA ENERGY GROUP              2,437,000    2,465,754    2,609,954     16,352    7.1710    7.3200  11/28/2010  PBOB
256605AB2   DOLE FOOD CO NTS                   2,500,000    2,388,045    2,527,025     22,361    8.2405    7.0000  05/15/2003  PBOB
315405AD2   FERRO CORP                         5,000,000    4,932,829    5,575,850     17,778    8.1243    8.0000  06/15/2025  PBOB
361706AB0   SYSTEM ENERGY RESOURCES INC        5,000,000    4,744,789    5,359,550    189,056    8.8193    8.2000  01/15/2014  PBOB
36224A7M7   G N M A MORTGAGE PASS TH323200       148,124      152,023      157,520      1,049    8.2466    8.5000  08/15/2022  GNMA
36224A7M7   G N M A MORTGAGE PASS TH323200       148,124      152,023      157,520      1,049    8.2466    8.5000  08/15/2022  GNMA
36224A7M7   G N M A MORTGAGE PASS TH323200       148,124      152,023      157,520      1,049    8.2466    8.5000  08/15/2022  GNMA
36962E5L9   GENERAL ELECTRIC CAPITOL CORP      5,000,000    5,841,798    6,051,050    128,083    6.1057    8.7000  05/21/2007  PBOB
373298BM9   GEORGIA PACIFIC CORP               5,000,000    4,955,318    5,243,950     17,111    7.7973    7.7000  06/15/2015  PBOB
38142#AY1   GOLDMAN SACHS GROUP, L.P.          5,000,000    4,990,039    5,184,000     44,978    7.0891    7.0400  06/10/2003  PROB
449669AK6   IMC GLOBAL INC NTS SER 144A        3,500,000    3,481,756    3,156,790    117,814    7.3437    7.3000  01/15/2028  PBOB
460146AQ6   INTL PAPER NTS                     6,000,000    6,458,351    6,385,200     57,500    5.8234    7.5000  05/15/2004  PBOB
524908BU3   LEHMAN BROS HLDGS NT               3,000,000    2,988,489    2,955,390     87,281    6.2233    6.1250  07/15/2003  PBOB
524908BU3   LEHMAN BROS HLDGS NT               2,000,000    1,992,326    1,970,260     58,188    6.2233    6.1250  07/15/2003  PBOB
549463AB3   LUCENT TECHNOLOGIES INC NTS        5,000,000    4,945,616    5,587,600    167,153    7.4411    7.2500  07/15/2006  PBOB
649840BS3   NEW YORK STATE ELEC & GAS CORP     3,000,000    3,291,665    3,000,000     44,375    7.9457    8.8750  11/01/2021  PBOB
652482AR1   NEWS AMER INC NTS                 10,000,000    9,942,246   10,300,100    316,528    6.7114    6.6250  01/09/2008  PBOB
674599BF1   OCCIDENTAL PETROLEUM CORP          1,000,000    1,067,086    1,210,850     29,813    9.1298   10.1250  09/15/2009  PBOB
693659AC8   P V N G S II FDG CORP DEB          7,000,000    6,857,454    7,777,280      1,556    8.2245    8.0000  12/30/2015  PBOB
71654QAL6   PETROLEOS MEXICANOS                4,000,000    3,996,452    3,620,000    104,233    8.8648    8.8500  09/15/2007  PBOB
71654QAL6   PETROLEOS MEXICANOS                  500,000      499,557      452,500     13,029    8.8648    8.8500  09/15/2007  PBOB
71654QAL6   PETROLEOS MEXICANOS                  500,000      499,557      452,500     13,029    8.8648    8.8500  09/15/2007  PBOB
718337AA6   PHILIPS ELEC NV NTS                2,000,000    1,993,760    2,255,740     49,319    8.4309    8.3750  09/15/2006  PBOB
718337AA6   PHILIPS ELEC NV NTS                2,000,000    1,993,760    2,255,740     49,319    8.4309    8.3750  09/15/2006  PBOB
751277AM6   RALSTON PURINA CO NTS              2,900,000    3,213,648    3,638,746     56,631    7.7522    9.2500  10/15/2009  PBOB
751277AM6   RALSTON PURINA CO NTS              5,000,000    5,540,773    6,273,700     97,639    7.7522    9.2500  10/15/2009  PBOB
786514AR0   SAFEWAY INC                        3,900,000    4,002,256    4,145,856     80,383    6.5992    7.0000  09/15/2007  PBOB
862099AA6   STOP & SHOP COS SR SUB NOTE        2,000,000    2,091,520    2,212,900     81,250    8.0454    9.7500  02/01/2002  PBOB
902045AC7   277 PARK AVENUE FINANCE CORP       5,000,000    5,111,160    5,259,400     32,833    7.5211    7.8800  05/12/2007  CMBS
960402AP0   WESTINGHOUSE ELEC CORP NTS         5,000,000    5,189,915    5,340,300     18,611    7.1158    8.3750  06/15/2002  PBOB
97180*VX3   GATX CAPITAL CORP                  1,862,579    1,862,579    1,842,240     32,805    6.4700    6.4700  03/23/2005  PROB
97180*WB0   GATX CAPITAL CORP                  1,485,624    1,485,624    1,469,401     26,166    6.4700    6.4700  03/23/2005  PROB
97180*WD6   GATX CAPITAL CORP                  2,224,838    2,224,839    2,200,543     39,186    6.4700    6.4700  03/23/2005  PROB
97181#AB9   DELTA AIRLINES                     2,927,585    3,149,545    3,566,501    149,496    8.9765   10.2700  07/02/2007  PROB
Z51354688   REPUBLIC OF PHILLIPPINES 144A      5,000,000    5,024,298    4,967,000    102,083    8.6958    8.7500  10/07/2016  PBOB

Total Assets                                 154,087,309  156,458,657  163,334,676  2,934,160

                                                                       Exhibit I


                                PLAN OF OPERATION
                      METROPOLITAN LIFE INSURANCE COMPANY


--------------------------------------------------------------------------------

THIS PLAN OF OPERATION AND RELATED ACTUARIAL PROJECTION HAVE BEEN PREPARED SOLELY FOR USE OF THE NEW YORK INSURANCE DEPARTMENT UNDER SECTION 7312 OF THE NEW YORK INSURANCE LAW AND IN ACCORDANCE WITH THE PRACTICES WHICH HAVE DEVELOPED UNDER SUCH LAW. IT HAS NOT BEEN PREPARED WITH A VIEW TO RELIANCE THEREON BY INVESTORS. IN PARTICULAR, THE PROJECTION HAS NOT BEEN PREPARED FOR USE BY, AND SHOULD NOT BE RELIED ON BY, INVESTORS DECIDING WHETHER TO MAKE AN INVESTMENT IN THE COMPANY. GIVEN THESE PURPOSES, THE PROJECTION HAS NOT BEEN PREPARED IN COMPLIANCE WITH THE PUBLISHED GUIDELINES OF THE SECURITIES AND EXCHANGE COMMISSION OR THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS. THE PROJECTION REFLECTS STATUTORY ACCOUNTING PRACTICES, WHICH DO NOT CONSTITUTE GENERALLY ACCEPTABLE ACCOUNTING PRINCIPLES.

THE ESTIMATES UNDERLYING THE PROJECTION ARE INHERENTLY UNCERTAIN, BEING BASED UPON ASSUMPTIONS REGARDING EVENTS THAT HAVE NOT TAKEN PLACE AND THAT ARE SUBJECT TO SIGNIFICANT CONTINGENCIES BEYOND THE CONTROL OF METROPOLITAN LIFE INSURANCE COMPANY, AND JUDGMENTS REGARDING PAST EXPERIENCE AND TRENDS, WHICH MAY NOT BE INDICATIVE OF FUTURE RESULTS OR TRENDS. DIFFERENT ASSUMPTIONS WOULD PRODUCE DIFFERENT RESULTS. NO ASSURANCES ARE MADE OR IMPLIED ABOUT THE RELIABILITY OF THE ASSUMPTIONS AND PROJECTED RESULTS OR THE PROBABILITY THAT THEY WILL BE ACHIEVED.

--------------------------------------------------------------------------------

                                PLAN OF OPERATION
                                       OF
                       METROPOLITAN LIFE INSURANCE COMPANY


The plan of operation and actuarial projection (the "Plan of Operation") of Metropolitan Life Insurance Company (the "Company") is Exhibit I to the Company's plan of reorganization under Section 7312(e) of the New York Insurance Law (the "Plan") adopted by the board of directors (the "Board") of the Company on September 28, 1999.

Part I contains a general description of the Company and its Plan of Operation on and after the effective date of the Plan of Reorganization (the "Effective Date"). Part II describes actuarial assumptions utilized in the Plan of Operation. Part III contains an actuarial projection for the Company based on its Plan of Operation and the actuarial assumptions described in Parts I and II, respectively. Unless otherwise specified, capitalized terms have the meaning given them in the Plan of Reorganization.

                                     PART I

                        DESCRIPTION OF PLAN OF OPERATION


1.       BACKGROUND AND CAPITAL STRUCTURE

1.1 The Company is a New York-domiciled mutual life insurance company. As of December 31, 1998 the admitted assets of the Company were $178.1 billion. The Company issues individual life insurance policies, individual deferred and immediate annuities, individual disability policies and long-term care insurance. These policies are primarily marketed by the Company's career agency sales force, general agents, and broker-dealers.

         The Company also issues an array of group products that includes life insurance, annuities, dental, disability, long-term care, vision, group annuities, and stable value products. The Company also provides asset management and administrative services sold to sponsors of defined contribution plans. Group products and services are marketed directly through regional sales forces and indirectly through wholesalers, independent brokers and other distribution channels.

         The Company maintains in force a block of small average face value (less than $1,100) industrial life insurance products that were sold by the Company's agency force until 1965. The aggregate industrial reserves as of December 31, 1998 were $2,660 million.

         The Company also maintains in force a block of annuity, life, and health business acquired through the 1996 merger with New England Mutual Life Insurance Company. The merged block of this business is referred to as The New England Policy Segment of the Company ("TNE"). As of December 31, 1998 policy benefit liabilities were $10.0 billion. Policies from this merger that remain in force include traditional participating life insurance, a small block of universal life policies; variable deferred annuities, a small block of fixed deferred annuities, immediate annuities, disability income policies, a small block of medical policies arising from group conversions, one year term insurance written on small and large groups, medical business written on small and large groups, and deferred group annuities and accumulation products written in the general and separate accounts.

         Various individual life policies are ceded on a yearly renewable term ("YRT"), coinsurance, or modified coinsurance basis, a large portion of the individual health block is reinsured on a coinsurance basis, and a portion of the group life and group accident and health is reinsured on a YRT or coinsurance bases.

         In January 1995, the Company contributed most of its group medical benefits business to a corporate joint venture, The MetraHealth Companies, Inc.

         ("MetraHealth"). In October 1995, the Company sold its investment in MetraHealth to the United HealthCare Corporation.

         On August 26, 1999, the Company announced that Metropolitan Life Insurance Company had entered into an agreement to acquire GenAmerican Corporation ("GenAmerica"). This transaction has not closed, and is subject to certain conditions. GenAmerica's products include individual life insurance and annuities, life reinsurance, institutional asset management, group life and health insurance and administration, and software and technology services for the insurance industry. GenAmerica distributes its products through approximately 1,000 agents in its independent general agency system and approximately 2,000 agents and brokers in its alternative channels.

         GenAmerica is a holding company that owns General American Life Insurance Company. GenAmerican also owned, at September 30, 1999, approximately 53% of the outstanding common stock of Reinsurance Group of America, and approximately 62% of Conning Corporation, a manager of investments for General American Life and other insurance company and pension clients. On October 4, 1999, we announced that we had agreed to acquire an additional $125 million of shares of Reinsurance Group of America's common stock at $26.125 per share.
         Both Reinsurance Group of America and Conning are publicly-traded.

         The Company is licensed to issue life insurance and annuities in all jurisdictions of the United States.

         The Plan of Operation does not describe the business of these subsidiaries, and the actuarial projection in Part III does not reflect the results of their operations, except to the extent that the Company's investment in these subsidiaries and the return thereon would be reflected under statutory accounting practices. Consistent with statutory accounting practices, the actuarial projection in Part III is not presented on a consolidated basis.

1.2 Attached as Exhibit II is an organization chart for the Company. The chart includes the state of domicile of each subsidiary. The companies are described in Exhibit I.

1.3 The Company operates under the direction of its Board, which sets policy for the Company and its subsidiaries. The Company's management carries out day-to-day operations.

1.4 Upon the Effective Date and in accordance with Article V of the Plan, the Company will become a wholly owned subsidiary of the Holding Company. In accordance with the Plan, Eligible Policyholders will receive Holding Company Common Stock (which will be held through the Trust in accordance with and subject to the Trust Agreement), cash, or policy credits (as defined in the Plan). In addition, the Holding Company plans to make an IPO of Common Stock in accordance with the Plan.

1.5 As of December 31, 1998, the surplus and asset valuation reserve ("AVR") of the Company, as reported on its annual statement filed with New York Insurance Department, were as follows:

         Surplus           $ 7,387.8 million
         AVR               $ 3,322.6 million

         The statutory surplus of the Company, represents earnings retained on in force, matured, and terminated contracts, and the retained proceeds from surplus notes issued by the Company.

2.       NATURE OF BUSINESS - DESCRIPTION OF POLICY PORTFOLIO AND AGENCY
         OPERATIONS

2.1 Subsequent to the Effective Date, the Company expects to issue both non-participating and participating policies and contracts.

         Non-participating business will include:

         1.       Individual life insurance (term, variable, and universal life)

         2. Nonparticipating whole life (including the current nonparticipating whole life product and products that may be developed in the future)

         3.       Flexible and single premium annuities (fixed and variable)

         4.       Supplementary contracts

         5.       Individual disability

         6.       Group life insurance (term, universal, and variable universal)

         7. Non-medical health insurance (short- and long-term disability, accidental death and dismemberment, vision, long-term care, and dental)

         8.       Defined contribution administration services

         9. Stable value products (guaranteed interest contracts, guaranteed index contracts)

         10.      Asset management

         Participating business will include individual whole life insurance and second to die (estate saver) policies and to a limited extent, group life, group non-medical health, and group annuities.

         An estimate of the distribution of new business during the period of the projection is described in Exhibit III. Not all of the products the Company intends to sell are included in the projection or shown in
         Exhibit III because either the level of sales is not expected to significantly impact the level of earnings or the product's earnings are expected to be comparable to the product into which it is assumed modeled.

         The Company anticipates that a permit to issue participating business in New York will be issued upon the approval of the Plan by the Superintendent. Information as generally described in the "Guidelines with Respect to Requirements for an Application for a Par Permit to the New York Insurance

         Department" dated March 1, 1988, is provided in section 3 below. The projection in Part III is consistent with this information.

2.2 The Company expects to offer the products described in Exhibit III after the Effective Date instead of the products offered prior to the Effective Date unless otherwise specified. Different products may be offered in the future.

2.3 More than 78% of the face amount of individual life insurance issued by the Company in 1998 was underwritten with either medical, paramedical (for which an examination is conducted by a nurse or other paramedic), or non-medical (for which no examination is required but laboratory tests and medical history questionnaire are obtained) underwriting. Non-medical or paramedical underwriting is used where savings in underwriting and administrative expense are expected to offset any increased mortality costs.

2.4 The Company's current maximum retention limit for individual life insurance is $25 million for single policies and $30 million for joint policies. The Company cedes risks in excess of its retention limits to other insurers. In addition, the Company may cede risks for amounts below those limits on a case-by-case basis depending on the characteristics of the particular risk. If in the automatic pool substandard cases are ceded on the same basis as preferred and standard, MetLife retains 10% and cedes 90% of the risk. If the Company goes facultatively to the reinsurers and gets a better offer, the Company cedes up to 100% of the net amount at risk.

2.5 The Company's primary distribution channel is its career agency force, which is organized on the branch office system. Each agency is headed by an agency manager who is a full-time employee of the Company. As of December 31, 1998, the Company had approximately 9,700 (excluding product specialists) career and general agents located throughout the United States. The Company plans to continue its agency operations after the Effective Date.

         The Company distributes its group insurance products through regional sales forces. As of December 31, 1998, these sales forces had approximately 200 representatives. Sales representatives either sell directly to corporate customers or through an intermediary, such as a broker or consultant.

         The Company also distributes products through several other sales channels including associations with brokers and broker-dealers.

         The New York Insurance Department's existing approvals under Section 4228, Regulation 49, and any other related regulations are assumed to remain in effect and unchanged after the Effective Date. The Company will make any submissions to the Department that are required in connection with any proposed new or modified compensation plans. New products are planned as discussed in paragraph 2.2 above; the appropriate submissions to the Department will be made.

3.       PARTICIPATING POLICIES FROM THE EFFECTIVE DATE

3.1 From the Effective Date, the Company plans to sell participating policies and contracts in addition to non-participating policies and contracts. Information required by the New York Insurance Department's "Guidelines with Respect to Requirements for an Application for a Par Permit to the New York Insurance Department" dated March 1, 1988 is contained in this Plan of Operation, including the actuarial projection in Part III.

3.2 The Plan of Reorganization provides for the Closed Block Business as defined in the Plan. All non-Closed Block Business will be included in the "open block." Within the open block, a participating policyholders fund ("Par Fund") will be established solely for the administration of participating policies and contracts sold on or after the Effective Date ("New Par Policies"). The Par Fund will be maintained so long as any New Par Policies remain in force.

3.3 The accounting and allocation procedures for the Par Fund will be as follows:

         1. Accounting Procedures: Premiums, benefits, expenses and other income and disbursement items will be charged or credited to the Par Fund in accordance with the Company's accounting procedures which comply with New York Insurance Department Regulation 33. The cash flow from the New Par Policies will be invested in appropriate assets, as befits the investment objectives to be developed for these open block par policies. The size of the asset block for these policies may not warrant a separate investment portfolio from the general account. Investment income and capital gains and losses generated by the assets associated with this block of policies will be credited to the Par Fund.

         2. Schedule NP: The Company will complete Schedule NP annually, in accordance with the special Annual Statement requirements of the State of New York. Schedule NP will show separately the Assets, Liabilities and Surplus and the Summary of Operations for (i) par policies issued subsequently to the Effective Date (New Par Policies), and (ii) all other policies and contracts. The items related to New Par Policies will be shown in the columns on Schedule NP related to participating business. Items related to all other policies and contracts, including specifically non-participating policies, and participating policies sold prior to the Effective Date but not included in the Closed Block, will be shown in the columns labeled Non-participating business.

         3. Supplementary Information: To the extent not provided by Schedule NP, supplementary information regarding Closed Block Business will be provided to the New York Insurance Department pursuant to the Plan.

         4. Credits to the Shareholder Fund: At the end of each calendar year, an amount no greater than the larger of (i) and (ii) below, will be transferred from the Par Fund and credited to the Shareholder Fund (as defined in Schedule NP).

                  i) 10% of the sum of the Net Income (e.g., the item referred to in line 33 of the Participating - other column of the Schedule NP Summary of Operations in the Annual Statement) and Dividends to Policyholders (line 28 of the Participating - other column of the Schedule NP Summary of Operations) attributed to the New Par Policies on Schedule NP, and

                  ii) the lesser of (A) 50 cents per $1,000 of New Par Policies in force (New Par Policies recorded in column 4, line 22, in the Exhibit of Life Insurance of the Annual Statement) including the amount of dividend additions and rider face amounts (i.e., term or paid-up insurance) and (B) the sum of Net Income and Dividends to Policyholders attributed to the New Par Policies as defined in 4(i) above.

4.       INVESTMENT OPERATIONS

4.1 The Investment Committee of the Board of Directors authorizes the investments made by the Company.

4.2 The Company expects to continue to use investment segmentation. Segmentation permits the use of different investment policies within the general account that increases the ability to improve the matching of asset and liability cash flows. All investment and insurance cash flows arising out of the assets and liabilities, respectively, of a segment are so reflected in the Company's accounting records. When two or more segments acquire an asset, all related cash flows are recorded based on each segment's proportional ownership determined at the time of the acquisition of the asset. Intersegment transfers may involve cash transfers, or total or partial asset transfers at market value.

4.3 Asset/liability management is a major element in the business of the Company. The Company makes annual filings under Regulation 126.

4.4 Beginning on the Statement Date the Company expects to account separately for the cash flows pertaining to the Closed Block. Furthermore, the Company will invest cash flow from new participating policies into the most appropriate investment portfolio, according to the investment objectives to be determined for such policies. Cash flow will be directed to segments consistent with current procedures for existing segments. See Section 4.2 above.

4.5 The Company has a number of separate accounts that, as of December 31, 1998, had aggregate reserves of $53,128 million. The following table provides a breakout:


                                                                                      Reserves
                                                                                    ($ Millions)
                                                                                    ------------
         Ordinary Life                                                                  7,031
         Group Variable Universal Life                                                    575
         Other Group Life                                                               3,830
         Annuities                                                                     40,385
         Other                                                                          1,307
                                                                                      -------
         TOTAL                                                                         53,128
                                                                                      =======

                                     PART II

                      DESCRIPTION OF ACTUARIAL ASSUMPTIONS

1.       METHODOLOGY AND OVERVIEW

1.1 Eleven-year projections (1999 to 2009) were prepared for the Company based on the models and the assumptions described in this Part. The aggregate model is composed of sub-models which project insurance and investment cash flows for the lines of business. The models are based solely upon the business written by the Company and do not include business of any of its subsidiaries. The assumptions were based on the Company's experience, wherever practicable. Projections of balance sheets and income statements for the years 1999 to 2009 are provided.

1.2 The projections assume a stable economic environment. The projections assume a level yield curve scenario throughout the projection period.

1.3 Expenses reflect management's estimates of yearly results for the years 1999 to 2009. A Federal Income Tax rate of 35% was assumed for all projected years and premium tax rates were assumed to remain unchanged at 1998 levels. The Federal Income Tax element imposed on mutual life insurance companies related to surplus was assumed not to apply for calendar years following the Effective Date.

         Expenses estimated to be incurred in the demutualization process through the Effective Date were included in the projection.

1.4 For the purpose of preparing the projection in Part III, the Effective Date was assumed to be March 31, 2000. The projections reflect all existing surplus notes as of December 31, 1998 and the infusion of capital equal to demutualization expenses and the expense of policyholder credits in lieu of the payment of stock. The AVR for the Company was calculated for all years of the projection to reflect contributions and capital gains.

1.5 Earnings and equity for non-insurance subsidiaries for all years in the projection period were estimated based on recent financial results. The carrying values on the Company's projected balance sheets reflect these estimates.

1.6 The actuarial projection in Part III was made for each product line separately and then aggregated into major groupings. Assets and liabilities were allocated to the Closed Block in accordance with the Plan.

1.7 Assumed new sales are quantified in Exhibit III on a product basis for each year of the projection. Sales were assumed for the individual life (participating and non-participating), individual annuity (par and non-par), group life (par and non-par), group annuities (par and non-par) and non-medical health (par and non-par) lines of business. New business was not assumed for any other line of business.

2.0      INDIVIDUAL TRADITIONAL AND INDUSTRIAL LIFE INSURANCE

2.1 Inforce Model: the Company's December 31, 1998 inforce participating individual life insurance consists of Industrial business and Traditional Ordinary Life business issued by Metropolitan Life Insurance Company and Traditional Life business acquired from New England Mutual Life Insurance Company.

         Business Issued by Metropolitan Life Insurance Company

         Industrial business was issued between 1879 and 1965. Premiums have been waived since 1981 (except for the Industrial policies recently acquired from United Mutual), and for the majority of the business dividends are applied to purchase Additional Insurance. Ancillary benefits such as disability waiver, accidental death and dismemberment, and loss of eyesight or limb were available with most base life insurance plans. Annual cash flows were modeled based on year-plan-age inforce information for paid-up base policies and associated dividend additions and dividends left on deposit. Plan benefits and insureds' ages were modeled as precisely as practicable.

         The Traditional Ordinary business consists of participating permanent and term policies issued from the early 1900's through the present with unit-based guaranteed cash values set in accordance with the Standard Nonforfeiture Law. Both single and multi-life policies are in the inforce population, and a variety of endowments, death benefits, and premium payment options have been offered over time. Sex distinctions have been made since 1974, and premium discounts by size band have been given since 1960.

         Ancillary benefits (e.g., disability waiver, accidental death) with small, fixed premiums and minimal surrender values have also been available to base policyholders. Policyholders may elect to receive dividends in cash, accumulate dividends at interest or apply them toward the payment of renewal premiums or the purchase of additional insurance. Individual term policyholders generally have a period of time to convert to permanent coverage without providing evidence of insurability. Additional guaranteed insurability rights are granted to individuals covered under group plans, allowing them to convert to individual policies upon termination of their group employment. Policies entering nonforfeiture status may be converted to dividend-paying reduced paid-up insurance, guaranteed cost extended term insurance, or may continue as premium-paying business through automatic premium loans.

         Annual cash flows were modeled based on year-plan-age-dividend option inforce information for premium-paying, paid-up and nonforfeiture base coverages and associated dividend additions and dividends left on deposit. Plan benefits, insureds' ages, and underwriting classes were modeled as precisely as possible. Sex distinctions have been captured to the extent that they were reflected in the original product pricing. Annual premium mode was assumed for all cases.

         Certain miscellaneous benefits have been modeled on an aggregate basis by grossing up the assets and liabilities. Such benefits include waiver of premium and accidental death benefit riders, among others.

         Policy factors, including gross premiums, guaranteed cash values, statutory and tax reserves, and terminal dividends are those applicable to each model plan. For Industrial business, dividends were based on the assumptions underlying the 1998 dividend scale; all dividends were applied to purchase additional insurance. For Traditional Ordinary business, dividends were based on assumptions underlying the 1999 dividend scale. The interest component of future dividends is adjusted based on projected net earnings. The application of dividend payments was modeled based on current policyholder elections.

         Business Acquired from New England Mutual Life Insurance Company

         The Traditional Life line of business acquired from New England Mutual consists of ordinary life, graded premium life, limited pay life, and survivorship life products which were sold between 1911 and 1996. Liability cash flows were modeled using inforce as of 12/31/98. The data include such information as number of policies, amount of insurance, type of contract, age of policyholder, year of issue, rider amounts, and reserve valuation basis.

         Policy factors, including gross premiums, guaranteed cash values, statutory and tax reserves, and terminal dividends are those applicable to each model plan. Dividends projected for future years were based on the 1999 dividend scale. The application of dividend payments was modeled based on recent policyholder elections. Agent compensation, including commissions, persistency bonus payments, service fees, and non-vesting schedules are those which apply to the appropriate model plan.


2.2      Projection Assumptions.

2.2.1.   Mortality.

         Business Issued by Metropolitan Life

         Expected mortality for Industrial was based on the most recent experience tables, adjusted by the A/E (actual to expected ratio) developed in a recent experience study and subsequently updated. Expected mortality for Traditional Ordinary business was based on the most recent tables which were developed in 1995. Subsequent mortality studies showed that no significant changes in mortality had occurred. No improvement or deterioration in mortality was reflected in the models for either group, as aggregate mortality is expected to be stable over the projected plan period.

         Business Acquired from New England Mutual Life

         The mortality rates in traditional life product pricing are used, adjusted to reflect actual experience.

2.2.2    Lapse/Persistency.

         Business Issued by Metropolitan Life

         For Industrial business, lapse rates were based on the long-term observed lapse experience. For Traditional Ordinary business, lapse rates are based on a recent experience study based on dividend funds. For premium-paying business, lapse rate tables were constructed by policy year for permanent plans (excluding survivorship plans), survivorship plans, and term plans. For non-premium-paying business, surrender and lapse assumptions were developed separately for reduced paid-up, extended term, and fully paid-up business. Lapse was modeled as full policy surrenders, sensitive to the relationship of the dividend scale to market rates.

         Business Acquired from New England Mutual Life

         Lapse rates were developed from an experience study covering the period 1988-1992 and adjusted to reflect current experience.

2.2.3 Expenses. Non-investment expenses were projected based on experience studies and assume a "going concern" basis for contracts and policies in force on the valuation date. Investment expenses are projected in the model by type of investment and deducted from the investable cash flow. Commissions are based on applicable agent and general agent contracts. Other expenses were assumed as described in section 1.3.

2.2.4 Reinsurance. The Company's primary cession reinsurance treaties are described in Exhibit IV. The financial impact of these treaties is included in the projections

2.2.5 Federal Income Tax. Prospective Federal Income Taxes have been calculated assuming:

         -        Federal income tax rate in all years is 35% of taxable income

         - Taxable income is pre-tax statutory gains (excluding any effect of the Interest Maintenance Reserve) with the following adjustments:

                  - Adding the increase in statutory reserves and deducting the increase in tax reserves

                  - Adding the increase in loading and any nondeductible cost of collection in excess of loading and deducting the increase in gross due and deferred premiums

                  - Adding the increase in the excess of statutory over tax claims liabilities and the amount by which statutory policyholder dividends exceed the corresponding tax deductible policyholder dividends

                  - Capitalization and amortization of DAC tax for future premiums received

                  - Investment Adjustments were made to account for statutory-to-tax differences on the Company asset values

         - Taxable realized capital gains are equal to the statutory capital gains, before any adjustment due to the IMR, and excluding any nondeductible statutory investment valuation (or similar) adjustments included in the statutory realized gains, and recorded after 1998, and the reversal thereof, plus the basis effect of the Investment Adjustments referenced above.

2.2.6 Investment Income. Investment income was generated by the assets backing this business.

2.3 New Business. Participating life insurance will be sold in the future. The current product is used for 1999 and later. The projections assume the level of new business production shown in Exhibit III. The distributions by age, sex, smoking status, preferred class and premium rate sizeband are based on the distribution of current sales for the Company's current whole life and term plans.

2.4 New Business Projection Assumptions. New business was projected using assumptions consistent with the pricing model.

3.       INDIVIDUAL UNIVERSAL AND VARIABLE UNIVERSAL LIFE INSURANCE

3.1      In-Force Model:

         Business Issued by Metropolitan Life

         Non-participating life insurance includes universal life policies and variable universal life issued from 1990 through the present. These are endowment-at-95 products where premiums are deposited in policyholder accumulation funds and charges for mortality, rider benefits, and expenses are deducted periodically by the Company. Although target premiums are specified for all policies, minimum premiums are generally required for only 1 to 2 years. However, in all years, the cash value must be sufficient to keep the policy in force. Policyholders can elect death benefits which either provide a level face amount of insurance or a level amount at risk. Annual cash flows were modeled by grouping the inforce into homogeneous cells based on various criteria, among them: product category, death benefit option, age, sex, face amount, level of cash value, premium payment method, rating class, and smoking status.

         Business Acquired from New England Mutual Life

         Five different UL products were offered by the New England Mutual prior to the merger. Vantage UL, a front-end loaded UL product, was offered from 1982 until 1984. UL84, a back-end loaded product, was offered from 1984 until 1986. ULCCL, a banded, back-end loaded product, was offered from 1986 until 1991. UL91, also a banded, back-end loaded product, has been offered since 1991. First Provider, a multiple life, first to die, back-end loaded product, has been offered since 1993. All products have flexible premiums with charges deducted monthly. Current mortality and expense charges are used, with the company reserving the right to increase the charges up to the guaranteed maximums. With the exception of First Provider, all of the products mature at age 95. First Provider matures when the oldest insured attains age 100.

         The model cells vary by plan type, underwriting code, issue age, premium mode and issue year such that the modeled number of units is 100% of the actual inforce units. The fund values used are actual fund values from the inforce data.

3.2      Projection Assumption

3.2.1    Mortality.

         Business Issued by Metropolitan Life

         Expected mortality is modeled based on the select and ultimate mortality used in pricing the 1992 Universal Life portfolio. A review of actual to expected mortality experience from January, 1990 through September, 1995 indicates that actual mortality has not deviated significantly from this pricing mortality. The mortality is further adjusted for expected extra deaths from group and term conversions, which are a material portion of the inforce. For business issued with simplified or guaranteed issue underwriting, pricing assumptions applied.

         Business Acquired from New England Mutual Life

         Mortality rates are based on a mortality experience study covering the period 1990-1993 adjusted to reflect current experience.

3.2.2    Withdrawal/Lapse.

         Business Issued by Metropolitan Life

         Withdrawal assumptions reflect full and partial cash surrenders, and are based on experience studies reflecting actual experience through September 1996. Full cash surrenders are modeled assuming rates that vary by policy duration and by type of product, including front-end and combination load products, Metromatic products, and back-end load products.

         Lapses due to insufficient funds are modeled by projecting the current accumulation fund forward and observing which policies fail to maintain an adequate accumulation fund to cover mortality and expense charges. Future premiums are projected based on premium payments made in the last 12 months and assumed future premium persistency; premium persistency assumptions are based on experience observed in calendar year 1993.

         Business Acquired from New England Mutual Life

         The lapse rate is a function of the difference between the market rate and the policy interest rate, as well as the surrender charge. Surrenders were assumed to be paid in cash.

3.2.3    Declared Interest Rates.

         Business Issued by MetLife

         Interest is credited to the accumulation fund at a minimum guarantee rate of 4%, although a higher rate has periodically been declared by the Company. Interest crediting strategy is based on a 3-year moving average of 5-year Corporate `A' bonds less a fixed spread.

         Business Acquired from New England Mutual Life

         The guaranteed interest rate for all of the products, excluding First Provider, is 4.5%. The guaranteed interest rate for First Provider is 4%. The crediting rate on a policy is a weighted average interest rate of the new money rate, the policy rate and the loaned rate where the weights are the new premiums, non-loaned cash value and the loaned cash value. The crediting rate for funds coming from new premiums is determined by subtracting a margin from the current market rate. The margin for UL products ranges from 1.05% to 2.25%. Interest rate bonuses apply to certain products, after 10 years, which would reduce the margin. This rate is then blended with the policy interest rate to arrive at the rate credited to new money. The policy interest rate is the portfolio rate less the interest margin. The crediting rate on policy loans is 6%. On policy anniversaries, a percentage of the policy's cash value rolls into the new money rate.

3.2.4 Expenses. Non-investment expenses were projected based on experience studies and assume a "going concern" basis for contracts and policies in force on the valuation date. Investment expenses are projected in the model by type of investment and deducted from the investable cash flow. Commissions are based on applicable agent and general agent contracts. Other expenses were assumed as described in section 1.3 above.

3.3 New Business. Product sales assumptions are consistent with product pricing. The new business premium levels are provided in Exhibit III.

4        INDIVIDUAL ANNUITIES

4.1      Inforce Model.

4.1.1 Business issued by MetLife or acquired from other companies (excluding business acquired from New England Mutual Life)

         Deferred Annuities

         Single Premium Deferred Annuities (SPDA) products have been sold directly by MetLife since 1984 and also acquired from other companies through exchange or reinsurance assumed. They provide guarantees of interest for initial and renewal guarantee periods ranging from 1-7 years. Certain contracts allow for penalty-free withdrawal at the end of each guarantee period, followed by imposition of a new surrender charge schedule; others impose a single surrender charge schedule beginning at issue. The minimum guaranteed interest rate is 3% for most contracts, but 4% for some acquired contracts.

         Metropolitan also issues fixed-fund only and multi-funded Flexible Premium Deferred Annuities (FPDAs) The premiere product, introduced in 1990, features a guaranteed interest rate redetermined annually for each deposit into the fixed account, subject to a minimum 3% guarantee. Surrender charges are applied, after a 10% penalty free corridor, to each deposit on a declining basis of 7% down to 0% over 7 years. Unlimited transfers are allowed between the fixed account and the separate account.

         There are relatively small amounts of deferred annuity product with other designs either issued or acquired by Metropolitan.

         Considerations are consistent with the sales projection made for the business plan. Net transfers to the separate account from the fixed account are assumed to be a percentage of these considerations. Surrender, death benefits and policy loan utilization are trended off prior three years of experience. Interest credits are consistent with the pricing philosophy

         Commissions and other sales related expenses are assumed to be a percentage of considerations. Maintenance expenses are assumed to be level with the exception of certain Investment Technology expenses associated with migrating to a new administrative system platform over the plan period.

         Personal Payout Products: Single Payment Immediate Annuity (SPIA) and Supplementary Contracts Involving Life Contingencies (SCI) either issued directly or as a result of a supplemental contract upon death of an insured under a life insurance policy or annuitization under a deferred annuity contract. These contracts provide for a generally level amount of income payable for the lifetime of the annuitant or in the case of a joint and survivorship annuity, for so long as either annuitant is alive, and may contain certain periods or cash refund features.

         Supplementary Contracts Not Involving Life Contingencies (SCNI) is a settlement option purchased by individual life insurance policy and annuity contract proceeds generally providing periodic payment for a stated period or a stated amount An alternative settlement option includes an accumulation phase based upon an initial interest rate which is guaranteed for 5 years from the effective date; at the end of the 5 year period, payments will be based on interest at the rate declared by the company from time to time, but never less than the rate specified in the original life insurance policy or the contractual option. These periodic payment contracts generally provide for a level payout subject to changes in the declared interest rate. These contracts are commutable without penalty.

         Guaranteed Periodic Payment Contracts (GPPC) - Lotteries and Individual Annuities Certain. These are single premium contracts issued to individuals and have non-life contingent payout periods ranging from 5 to 20 years or longer. There are no surrender provisions on these contracts.

4.1.2    Business acquired from New England Mutual Life

         This business consists of Fund S Annuities (single premium deferred annuities and flexible premium retirement annuities), Variable Annuities (3 product groupings), Fund D Annuities (other fixed deferred annuities and single premium immediate annuities) and Supplementary Contracts. The December 31, 1998 inforce is modeled into product groupings within each of the above categories. Seriatim inforce data files for each product were compiled and loaded into the TAS system. The Model Builder module of TAS was used to determine model points separately for each product. Verification of model points was completed by running a model validation and checking that reproduction of actual 12/31/98 premium amounts, reserve amounts, cash values and fund values using these model points and model assumptions was reasonable.

4.1.2.1  Fund S Annuities

         Single Premium Deferred Annuities (SPDA): The A-74 contract is a specified rate SPDA contract which was available for sale between 1984 and 1991. No future premiums are allowed, and partial or full withdrawal is allowed at anytime subject to a surrender charge. The annuitant has a choice of four different interest guarantee periods: 1, 3, 5 or 7 years. The surrender charges vary by the liability guarantee period reflecting interest rate risk as well as expense risk. After the first 5 years, the contractholder may withdraw the contract value without surrender charge at the end of the interest guarantee period. A new surrender charge scale applies to new interest guarantee periods with the surrender charges going to 0 after 5 to 15 years, depending on the guarantee period chosen. Interest rates are credited based on the new money rate minus a spread plus a bonus of .25% to .50%, depending upon guarantee period. The minimum renewal guarantee on all A-74 contracts is 4%.

         The A-77 SPDA contract has a one year interest guarantee, a bail out rate tied to the initial declared interest rate, a 7 year surrender charge, and a 10% free withdrawal provision. The renewal rate for the A-77 contract is set at the discretion of the Company. Interest rates are credited based upon the new money rates that were available on the original effective date of each contract and at subsequent renewal dates as well as the anticipated investment activity during the next year of the assets which support the annuity contracts. The minimum renewal rate guarantee on all A-77 contracts issued prior to 1994 is 4.0% and on those issued after 1993, 3%.

         Flexible Premium Retirement Annuities (FPRA): The FPRA contract allows flexible premiums and full and partial withdrawals and has surrender charges that grade to 0 within 10 years from issue. The interest crediting method is a simplified new money approach whereby new premiums get a current interest rate that is blended with the rate on the existing cash value to develop a policy rate applicable to the new cash value. The rate is guaranteed until the next policy anniversary at which time the policy rate will be recalculated by assuming some or all of the cash value is reinvested. The policy rate any time thus reflects the premiums paid in the past, the new money rate applicable to these premiums, and amounts reinvested on each anniversary. The minimum rate renewal rate guarantee on FPRA contracts issued prior to 1994 is 4.5% and on those issued after 1993, 3.0%.

4.1.2.2  Variable Annuities

         Zenith Variable Annuity (ZAVA): This variable annuity product was first made available in 1988 and continues to be sold today. There are no interest rate guarantees (except on the fixed account). The surrender charge period is dependent upon years to maturity at issue and ranges from 1 to 10 years. Charges are graded between 6.5% and 0% and a 10% free withdrawal provision applies. There is a maximum limit on the surrender charge which is equal to 8% of the first $50,000 of purchase payment plus 6.5% of any purchase payment above $50,000. There is an annual administration fee of $30. In addition, an annual administration charge of .4% of net assets and an annual Mortality and Expense (M+E) charge of .95% of net assets are deducted from each fund at a daily rate on a daily basis. A minimum death benefit provision applies which guarantees a death benefit that is the greater of the value of the contract at the date of death or the investment in the contract reduced for any partial withdrawals. Loans are available for certain qualified plans. The ZAVA fixed account (ZAVAFA) interest crediting methodology is a simplified new money approach whereby new premiums get a current interest rate that is blended with the rate on the existing cash value to develop a `policy rate' applicable to the cash value. The rate is guaranteed until the next policy anniversary at which time the policy rate will be recalculated by assuming some or all of the cash value is reinvested. The policy rate at any time reflects the premiums paid in the past, the new money rate applicable to those premiums and amounts reinvested on each anniversary. Transfers into the fixed account are not allowed if the fixed account balance exceeds the Company's published maximum and the Company reserves the right to stop transfers if the rate credited to new premiums equals the minimum guaranteed rate. Transfers out of the fixed account are limited to the greater of 25% of the contract's value in the fixed account at the end of the first day of the contract year or $1,000 once per year at the contract anniversary. The minimum renewal rate guarantee on all ZAVA fixed account contracts issued prior to 1994 is 4.5%. Contracts issued after 1993 in states where the 3% policy forms have been approved, have a 3% minimum renewal rate guarantee; the remainder have a 4.5% minimum guarantee.

         Preference Wraparound Annuity (WVA): The WVA variable annuity was available for sale between 1981 and 1988. Existing flexible premium contracts continue to make purchase payments. The surrender charge is a level 5% for 6 years subject to a maximum lifetime surrender charge of 5% of the total purchase payments deposited into the contract. A 10% free withdrawal provision applies. All contracts are now beyond the surrender charge period. There is an annual administration fee of $30 per contract. In addition, an annual administration charge of .4% of net assets and an annual M+E charge of .85% of net assets are deducted from each fund at a daily rate on a daily basis. A minimum death benefit provision applies which guarantees a death benefit that is the greater of the value of the contract at the date of death or the investment in the contract reduced for any partial withdrawals. There is no fixed account on this contract.

         Variable Annuity Fund I (VAI): The VAI variable annuity was available for sale between 1971 and 1988. Existing flexible premium contracts continue to make purchase payments. This product is a front-end loaded product. The load is 9% of the first $46 of deposit and 8% of any excess deposit on flexible premium contracts and is 8% of the first $5,000 plus 4% of the next $95,000 plus 2% of any excess deposit on single premium contracts. This load includes both a sales charge and an administrative charge. An M+E charge is calculated on a daily basis and is deducted at an annual rate of .95%. A minimum death benefit provision applies which guarantees a death benefit that is the greater of the value of the contract on the date of death or the investment in the contract reduced for any partial withdrawals. There is no fixed account on this contract.


4.1.2.3  Fund D Annuities

         Other Fixed Deferred Annuities: This older block of deferred annuities consists only of dividend paying contracts. The minimum rate guarantees range from 2.5% - 4.0% and the rate paid is based on the current portfolio earnings rate. The dividend rate being credited for 1999 is 4.5%.

         SPIA : These are immediate annuity contracts with payments guaranteed for life or until the end of a certain period. In some limited circumstances the annuitant may commute the certain payments.

4.1.2.4  Supplementary Contracts

         SCI: These are similar in nature to the SPIAs described above.

         SCNI: These products are mostly participating contracts with minimum rate guarantees ranging from 2.0%-3.5%. The options included are income for a specified number of years, a specified amount of income until the funds are exhausted, accumulations with dividends paid in cash, and accumulations with dividends added to the account.

4.2      Projection Assumptions

4.2.1    Mortality

         The mortality assumption for SPIA and SCI is based on the 1983 Basic Table with 100% of Projection Scale G. The "1983 Table a" individual annuitant mortality table is used for all deferred annuity products. For SPIA and SCI, the "1983 Table a" individual annuity mortality table with 100% of Projection Scale G is used.

         No mortality assumption is required for GPPC and SCNI.

4.2.2    Withdrawal/Lapse

         Business issued by MetLife or acquired from other companies (excluding business acquired from New England Mutual)

         There are no withdrawal provisions for SPIA, SCI, and GPPC. For SCNI, total withdrawals from all sources (cash surrender, death, scheduled payments, lapse, and maturity) are assumed to be 21% of the fund.

         Business acquired from New England Mutual Life

         Fixed annuity liabilities are likely to have higher than expected lapse rates should interest rates rise after the rate guarantee is set. The lapse rate is dynamically increased as the market rate increases relative to the guarantee.

         Variable annuity lapse rates are not sensitive to market rates and therefore lapses are not assumed to be market driven.

         Lapse rates have been set based on current experience to the extent available. The SCNI's lapse rates are slightly sensitive to changes in the market interest rate. No lapses are assumed on immediate annuities or SCIs.

         The credited rate for new SPDA interest guarantees on the A-74 contract is determined by subtracting a margin from the current market rate subject to a guaranteed rate floor. The current market rate is defined by a 1 year, 3 year, 5 year and 7 year investment for 1, 3, 5 and 7 year interest guarantees, respectively. The interest margin is based on product pricing margins.

         The credited rate for A-77 SPDA contracts is based on the rate credited as of the last renewal with 30% of the contract value rolled over each year at the current market rate less the pricing margin subject to a guaranteed rate floor The current market rate is defined by a 50/50 weighting of 5 and 7 year investment rates. The minimum renewal rate guarantee is 4.0% for contracts issued prior to 1/1/94 and 3.0% for contracts issued after 12/31/93.

         The interest crediting method for FPRA and ZAVAFA is a simplified new money approach whereby new premiums get a current interest rate that is blended with the rate on the existing cash value to develop a policy rate applicable to the new cash value. The rate credited on new premiums and amounts rolled over is the current market rate less the pricing margin subject to a guaranteed rate floor on both FPRA and ZAVAFA. The current market rate is defined by a 50/50 weighting of 5 and 7 year investment rates. The rate is guaranteed until the next policy anniversary at which time the policy rate will be recalculated by assuming that some of the cash value is reinvested.

         The market rate used to calculate the credited rates for SPDA, FPRA and ZAVAFA was a blend of 5 and 7 year fixed security rates and is floored at 4.0% for SPDA and 4.5% for other products. For other deferred annuities and SCNI credited rates, the market rate was defined as a blend of 7 and 10 year fixed security rates and is floored at 3.5%.

4.2.3    Expenses

         Business issued by MetLife or acquired from other companies (excluding business acquired from New England Mutual Life)

         Expenses reflect management's estimates of yearly results for the years 1999 to 2009. A Federal Income Tax rate of 35% was assumed for all projected years and premium tax rates were assumed to remain unchanged at 1998 levels. The Federal Income Tax element imposed on mutual life insurance companies related to surplus was assumed not to apply for calendar years following the Effective Date.

         Business acquired from New England Mutual Life

         The projected expenses were generated using expense units that reproduce the 1998 annual statement expenses. The projected 1999 expenses were compared to budgeted expenses to ensure their reasonableness.

4.3 New Business: Considerations are consistent with the sales projection made for the business plan. Assumptions are consistent with product pricing. New business premium levels are described in Exhibit III.


5.       INDIVIDUAL HEALTH INSURANCE

5.1 Model: A model was constructed which was used to project income statements and balance sheets (assets, liabilities, and surplus) for each year from 1999 to 2009 for the Individual Health business. Individual Health includes Individual Disability, Long Term Care, and Medical. Individual Medical is a closed block and no new issues are anticipated.

5.2      Projection assumptions:

5.2.1 Premium, Considerations, and Deposits: Estimates of premium payments are made, by product, based on historical experience and management's expectation of future growth. Individual Health premium growth varies by year and product.

5.2.2 Investment Income: Investment income projections were based upon the assets backing the Individual Health business.

5.2.3 Benefit Payments: Estimates of benefit payments are made, by product, based on historical loss ratio experience and management's expectation of future changes to loss ratios. Individual Health benefit payments vary by year and product.

5.2.4 Surrenders: Surrenders on Individual Health products are assumed to be zero.

5.2.5 Increase in Reserves: Increases in claim liabilities (Incurred but Not Reported Claims, Disability Claims in Payment, Pending and Resisted Claims, etc.) are assumed to be a percent of premium, which varies by product and year. The percentage assumptions are based on historical incurred loss ratios and management expectations of future claim reserve increases. For Individual Long Term Care, additional assumptions have been made to account for the change in active life reserves.

5.2.6 Expenses: Non-investment expenses (including commissions) were projected, by product, using a percent of premium methodology. Percentages are based on recent experience and assume a "going concern." Expense allocations to the Individual Health business are based on current expense allocation methodology.


6.0      GROUP ANNUITIES BUSINESS

6.1      Business Issued by MetLife

6.1.1 Inforce Model. A model was constructed which was used to project income statements and balance sheets (assets, liabilities and surplus) for each year from 1999 to 2009 for the Group Annuities Business. Group Annuities Business primarily includes par and non-par annuities, Guaranteed Interest Contracts

         (GIC's), investment management and guaranteed and non-guaranteed separate account business. Liability and asset cash flows were developed for business inforce as of 12/31/98.

6.1.2    Projection Assumptions

6.1.2.1 Credited rates are as specified by contract or product. For certain products, rates are reset periodically to reflect projected portfolio experience or prevailing market indices.

6.1.2.2 Unscheduled withdrawals on general account GIC business were assumed each month. Withdrawal rates on separate account business were based on 1998 experience. For Met Managed Guaranteed Interest Contracts ("MMGIC"), withdrawal rates were assumed to be a level percentage per year, unless otherwise scheduled in the contract. For other Separate Account Investment Management contracts, withdrawal rates were assumed to be a level percentage per year. For all other business, maturity was as specified by the contract. Early retirement assumptions were based on pricing assumptions, which are case specific and based on contract provisions and prior experience.

         For Met I&R withdrawal rates are based on Met I&R specific experience.

6.1.2.3 Mortality for par and non-par Closeouts varies by underwriting job classification for the contract from 90%-105% of the 1983 GAM Basic table with a five year female age setback and 100% of Projection Scale H.

         For Structured Settlements, the 1966 Group Annuity Experience Table is the basis of the mortality assumption, adjusted to the present day based on U.S. population mortality tables and selected applications of Projection Scale D.

         Mortality assumptions for Master Terminal Funding/Terminal Funding ("MTF/TF") contracts were based on an average of the 1983 GAM Basic table and the 1983 Table a Basic; 100% of Projection Scale H is used for all years.

         Book Value Separate Account business used 85% of the 1983 GAM Basic table with projections based on Scale H. In both cases, there was a 5 year setback for females.

         For Immediate Participation Guarantee ("IPG"), Deposit Administration ("DA") and Group Deferred Annuity ("GDA") business, the 1983 GAM Basic Table with 100% of Projection Scale H was used. IPG business in the separate account (IPG SA) used the 1983 GAM Basic Table with projection at 100% during the deferral period and at 150% after the deferral period.

6.1.2.4  Expenses: as described in section 1.3 of Part II.

6.1.3 New Business Model. Projections are developed for the sale of the following products: GICs, structured settlements, MTF/TF, par closeouts, MMGICs, and other separate account investment products. Assumptions are consistent with product pricing. New business premium levels are shown in Exhibit III.

New England Mutual Life

6.2 Inforce Model. A model was constructed which was used to project income statements and balance sheets (assets, liabilities and surplus) for each year from 1999 to 2009 for the Group Annuities Business. Group Annuities Business primarily includes participating active life funds, par and non-par annuities, and non-guaranteed separate account business. Only those separate account liabilities that are associated with contracts that also have general account liabilities were tested. Liability and asset cash flows were developed for business inforce as of 12/31/98.

6.2.2    Projection Assumptions

6.2.2.1 Credited rates are as specified by contract or product. For nearly all liabilities, rates are reset annually to reflect actual portfolio and cashflow. Credited rates for the small amount of non-par liabilities remain fixed. Separate account growth rates were fixed at 8% per year.

6.2.2.2 Renewal Premium: Estimates of renewal premium on existing active life funds are made by product groupings, based on historical experience. Renewal premiums to separate accounts were assumed to be in proportion to the associated general account renewal premium.

6.2.2.3 Benefit Payments: Estimates of benefit payments are made by product groupings, based on historical experience. Benefit payments from separate accounts were assumed to be in proportion to the associated general account benefit payments. For all but the non-par annuities, benefit payments were expressed as a percentage of the remaining liabilities. For the non-par annuities, payments were projected on a seriatim basis considering the annuity form and the expected future lifetime of the individual annuitant.

6.2.2.4 Surrenders: Surrenders, on those product types that allow them, are made by product groupings, based on historical surrender experience. For contracts with a maturity feature, surrenders prior to the scheduled maturity date are not allowed and were assumed to be zero. At maturity, 50% of the maturing amount was assumed to roll over into a new contract based on historical experience. Surrenders from separate accounts were assumed to be in proportion to the associated general account surrenders.

6.2.2.5 Mortality assumptions for non-par annuities were based on the 1983 GAM table.

6.2.2.6 Expenses: Expenses were expressed as a percentage of liabilities, consistent with historical experience. A combined Federal and State income tax rate of 36.5% was assumed for all projected years. The Federal income tax element imposed on mutual life insurance companies related to surplus was assumed not to apply for calendar years following the Effective Date.

6.2.3    New Business Model. No new business is assumed.


7.       GROUP LIFE INSURANCE

7.1 Model: A model was constructed which was used to project income statements and balance sheets (assets, liabilities, and surplus) for each year from 1999 to 2009 for the Group Life business. Group Life includes Group Term Life, Group Universal Life, Group Variable Universal Life, Corporate and Trust-Owned Group Universal and Variable Universal Life Insurance, Life Funding Agreements, Supplementary Contracts, Group Survivor Income, and Group Paid-up Insurance.

7.2      Projection assumptions:

7.2.1 Premium, Considerations, and Deposits: Estimates of premium payments are made, by product groupings, based on historical experience and management's expectation of future growth. Group Life premium growth varies by year and product grouping.

7.2.2 Investment Income: Investment income projections were based upon the assets backing the Group Life business.

7.2.3 Benefit Payments: Estimates of benefit payments are made, by product groupings, based on historical loss ratio experience and management's expectation of future changes to loss ratios. Group Life benefit payments vary by year and product grouping.

7.2.4 Surrenders: Surrenders on Group term products are assumed to be zero. For asset accumulation type products, estimates of surrenders are made, by product groupings, based on historical surrender experience and management's expectation of future changes in surrenders.

7.2.5 Increase in Reserves: Increases in claim liabilities (Incurred but Not Reported Claims, Approved Disability Claims, Pending and Resisted Claims, etc.) are assumed to be a percent of premium, which varies by product grouping and year. The percentage assumptions are based on historical incurred loss ratios and management expectations of future claim reserve increases. For Group Life products containing an accumulation or deposit fund feature, assumptions have been made, by product grouping, for expected deposits, interest credits, and surrenders. These assumptions have been based on recent historical company experience.

7.2.6 Expenses: Non-investment expenses (including commissions) were projected, by product grouping, using a percent of premium methodology. Percentages are based on recent experience and assume a "going concern." Expense allocations to the Group Life business are based on Metropolitan's established expense allocation methodology.

8.       GROUP HEALTH INSURANCE

8.1 Model: A model was constructed which was used to project income statements and balance sheets (assets, liabilities, and surplus) for each year from 1999 to 2009 for the Group Health business. Group Health includes Group Accidental Death & Dismemberment, Dental, Disability, Long Term Care, Vision, and Medical. Group Medical is a closed block consisting primarily of the New York State Empire Plan and Metropolitan's employee plan. For this projection, both plans are assumed to transfer to another carrier by 12/31/1999.

8.2      Projection assumptions:

8.2.1 Premium, Considerations, and Deposits: Estimates of premium payments are made, by product, based on historical experience and management's expectation of future growth. Group Health premium growth varies by year and product.

8.2.2 Investment Income: Investment income projections were based upon the assets backing the Group Health business

8.2.3 Benefit Payments: Estimates of benefit payments are made, by product, based on historical loss ratio experience and management's expectation of future changes to loss ratios. Group Health benefit payments vary by year and product.

8.2.4 Surrenders: Surrenders on Group Health other than Health Insurance Funding Agreements are assumed to be zero. For Health Insurance Funding Agreements, estimates of surrenders are based on historical surrender experience and management's expectation of future changes in surrenders.

8.2.5 Increase in Reserves: Increases in claim liabilities (Incurred but Not Reported Claims, Disability Claims in Payment, Pending and Resisted Claims, etc.) are assumed to be a percent of premium, which varies by product and year. The percentage assumptions are based on historical incurred loss ratios and management expectations of future claim reserve increases. For Group Long Term Care, additional assumptions have been made to account for the change in active life reserves. These assumptions have been based on recent historical company experience.

8.2.6 Expenses: Non-investment expenses (including commissions) were projected, by product, using a percent of premium methodology. Percentages are based on recent experience and assume a "going concern." Expense allocations to the Group Health business are based on Metropolitan's established expense allocation methodology.

9.       ASSETS AND REINVESTMENT

9.1 Bonds: Bonds are projected based upon their terms including the coupon payable and any sinking fund payments. Deductions from investment income are made for investment expenses and defaults. Default shaves are assigned which vary by S&P rating. Defaults are written down and assumed to be sold immediately at current market value. A bond is called in the first year it meets the following criteria: 1) the bond is callable and is not under a refund restriction, 2) the coupon rate is at least 125 basis points above the prevailing rate, which is the then current rate for a newly issued security of like type, quality, and maturity date, and 3) the present value of the remaining cash flows, discounted at the prevailing rate, exceeds the call price plus 3%.

9.2 Commercial, Residential and Agricultural Mortgages. Investment income and principal repayments are projected consistent with the terms of the mortgage. Deductions from investment income are made for investment expenses and defaults.

9.3 Real Estate. Cash flows are estimated by real estate professionals. The value at sale for properties sold during the projection period is estimated by real estate professionals, as well.

9.4 Equities were assumed to earn a dividend yield and realized capital gain rate each year.

9.5 Reinvestment Rate - Closed Block. Reinvestment rates are consistent with rates provided by the closed block.

9.6 Reinvestment Rate - Other. Reinvestment rates are consistent with the business plan.

9.7 GenAmerican - The anticipated effects of the pending purchase of GenAmerican have been reflected in the Actuarial Projection (Part III).

PART III
ACTUARIAL PROJECTION

                                    Actual  Projection
                                            --------------------------------------------------------------------------------------
Statutory Summary of Ops             1998    1999    2000    2001    2002    2003    2004    2005    2006    2007    2008    2009
------------------------             ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
Premiums                            27,169  26,170  28,794  32,046  34,049  35,634  37,229  38,929  40,993  42,979  45,046  47,144
Net Investment Income                8,957   8,316   8,205   8,181   8,403   8,609   8,885   9,181   9,403   9,565   9,863  10,094
Income Adjustments                     423     525     639     717     793     876     971   1,060   1,155   1,259   1,369   1,486
------------------
TOTAL INCOME                        36,550  35,011  37,638  40,945  43,245  45,120  47,085  49,170  51,550  53,803  56,300  58,723

Incurred Benefits                   31,673  29,057  31,530  34,675  36,678  38,174  39,769  41,424  43,434  45,380  47,374  49,363
Comm. Exp. and Taxes, Lic and Fees   3,317   2,845   2,810   2,923   3,048   3,180   3,326   3,484   3,652   3,834   4,030   4,242
----------------------------------
TOTAL EXPENSE                       34,990  31,902  34,340  37,598  39,727  41,354  43,095  44,909  47,086  49,215  51,404  53,605

NET GAIN FROM OPS BEF DIVS           1,560   3,109   3,299   3,347   3,518   3,766   3,990   4,262   4,464   4,589   4,896   5,119
Policyholder Dividends               1,711   1,674   1,732   1,788   1,852   1,914   1,965   2,029   2,094   2,175   2,236   2,306
----------------------
NET GAIN FROM OPS AFT DIVS            (151)  1,435   1,567   1,558   1,666   1,852   2,025   2,233   2,370   2,414   2,661   2,813

Capital Gains                          691      22      21      21       0      17     151      68     728      47      40     (19)
Federal Income Tax                    (336)    563     638     634     674     744     797     882     929     947   1,033   1,099
------------------
NET GAIN AFTER TAX                     875     894     950     946     992   1,125   1,378   1,418   2,168   1,514   1,668   1,695

PART III
ACTUARIAL PROJECTION


STATUTORY BALANCE SHEET                   Actual      Projection
ASSETS                                     1998         1999         2000         2001          2002         2003
                                           ----         ----         ----         ----          ----         ----
Cash and Invested Assets                 115,089       114,627       115,108      118,950      121,651       124,311
Non-Cash Assets                            3,217         3,152         3,165        3,272        3,376         3,467
Policy Loans                               5,006         5,291         5,581        5,917        6,189         6,416
Net Deferred Premiums                      1,416         1,361         1,390        1,432        1,476         1,525
Total General Account Assets             124,726       124,432       125,243      129,571      132,692       135,719
Total Separate Account Assets             53,410        53,746        57,458       62,871       69,140        75,654
Total Assets                             178,136       178,179       182,701      192,442      201,832       211,373

LIABILITIES
Life Reserves                             45,817        47,241        48,809       50,397       52,014        53,631
Annuity Reserves                          48,691        46,665        47,064       48,656       48,942        49,377
Health Reserves                            7,556         7,694         7,944        8,411        8,911         9,449
Deficiency Reserves                           --            --            --           --           --            --
Interest Maintenance Reserve               1,404         1,342         1,305        1,267         1,242        1,206
Subtotal Reserves                        103,467       102,941       105,121      108,732       111,108      113,663
Dividend Liability                         1,559         1,620         1,675        1,742         1,812        1,886
Other Liabilities                          9,271         7,202         5,398        5,661         5,978        6,311
Asset Valuation Reserve                    3,323         3,299         3,379        3,459         3,518        3,573
Total General Account Liabilities        117,621       115,062       115,572       119,594       122,416     125,433
Total Separate Account Liabilities        53,128        53,718        57,428        62,839        69,105      75,618
TOTAL LIABILITIES                        170,749       168,780       173,000       182,433       191,522     201,050

                                           2004         2005         2006         2007          2008         2009
                                           ----         ----         ----         ----          ----         ----
Cash and Invested Assets                 127,636       130,827       135,031       138,638       142,358     146,177
Non-Cash Assets                            3,593         3,727         3,869         4,014         4,181       4,350
Policy Loans                               6,633         6,843         7,039         7,228         7,406       7,575
Net Deferred Premiums                      1,579         1,633         1,696         1,761         1,833       1,910
Total General Account Assets             139,440       143,029       147,635       151,640       155,779     160,012
Total Separate Account Assets             82,396        89,318        96,693       104,203       112,107     120,229
Total Assets                             221,837       232,347       244,328       255,843       267,686     280,242

LIABILITIES
Life Reserves                             55,264        56,896        58,490        60,080        61,629      63,140
Annuity Reserves                          49,834        50,349        50,959        51,596        52,261      52,939
Health Reserves                           10,029        10,654        11,327        12,053        12,840      13,694
Deficiency Reserves                           --            --            --            --            --          --
Interest Maintenance Reserve               1,163         1,120         1,065         1,009           922         880
Subtotal Reserves                        116,290       119,019       121,842       124,739       127,652     130,653
Dividend Liability                         1,959         2,031         2,102         2,175         2,245       2,315
Other Liabilities                          6,659         7,029         7,411         7,814         8,238       8,690
Asset Valuation Reserve                    3,623         3,669         3,694         3,719         3,650       3,703
Total General Account Liabilities        128,532       131,747       135,049       138,447       141,785     145,360
Total Separate Account Liabilities        82,357        89,276        96,648       104,155       112,055     120,174
TOTAL LIABILITIES                        210,689       221,023       231,697       242,602       253,640     265,534

PART III
ACTUARIAL PROJECTION


                          Actual   Projection
CAPITAL AND SURPLUS               --------------------------------------------------------------------------------------------------
  RECONCILIATION            1998     1999     2000    2001    2002     2003     2004     2005     2006     2007     2008     2009

Total capital and
  Surplus, BoY             7,378    7,388    9,398    9,702   10,010   10,311   10,323   10,949   11,326   12,632  13,243    14,046
Net After Tax Gain
  from Operations            875      894      950      946      992    1,125    1,378    1,418    2,168    1,514   1,668     1,695
Increase in Asset
  Valuation Reserve          491       24      (80)     (80)     (59)     (55)     (50)     (46)     (25)     (25)     69       (53)
Capital Contribution          --       --     (587)    (606)    (628)    (658)    (703)    (749)    (842)    (887)   (945)     (993)
Miscellaneous Surplus
  Items                   (1,356)   1,218      (20)       7      (49)    (448)     (50)    (300)     (51)     (52)    (53)      (54)
Gains from
  Subsidiaries                --     (127)      40       42       45       48       50       54       57       60      64        68
Total Capital and
  Surplus, EoY             7,388    9,398    9,702   10,010   10,311   10,323   10,949   11,326   12,632   13,243   14,046   14,708

TOTAL LIABILITIES
  & SURPLUS              178,137  178,179  182,702  192,443  201,833  211,374  221,837  232,348  244,329  255,845  267,886  280,243


                                    EXHIBIT I

                           DESCRIPTION OF SUBSIDIARIES

                                DECEMBER 31, 1998

2154 Trading Corporation

         Is a real estate subsidiary owning direct and/or partnership interests in real estate.

23rd Street Investments, Inc.

         Serves as the general partner in limited partnerships that own and manage investments.

AEW Real Estate Advisors, Inc. and subsidiaries

         Serves as an investment manager/advisor primarily to public and private pension funds and other institutional investors and the General Account of Metropolitan Life Insurance Company in connection with direct and indirect investments in real estate.

AFORE Genesis Metropolitan S.A. de C.V.

         Is a Mexican Pension Fund Manager

Benefit Services Corporation

         Is a third party administrator for defined contribution pension plans.

Boylston Capital Advisors, Inc.

         Holds all of the stock of New England Portfolio Advisors, Inc.

CBNJ, Inc.

         Was in the business of leasing, managing and selling real property (currently inactive).

Coating Technologies International, Inc.

         Together with its subsidiaries, is a manufacturer of pressure-sensitive tapes and covering materials used in the manufacture of books, report covers and other special applications.

CP&S Communications, Inc.

         Holds federal radio communications licenses for equipment used in facilities and airplanes owned by Metropolitan Life.

CRB Co., Inc.

         Is involved in the acquisition, holding, development and sale of real property.

CRH Companies, Inc.

         Is involved in the acquisition, holding, development and sale of real property.

Cross & Brown Company

         Was a full-service real estate management and leasing firm (currently inactive).

Edison Supply and Distribution, Inc.

         Formed to lease and operate a warehouse in Edison, New Jersey to store and distribute printed materials of Metropolitan Life and its affiliates.

Exeter Reassurance Company, Ltd.

         Is a reinsurance company.

Fairfield Insurance Agency of Texas, Inc.
         Is an insurance agent and broker

Farmers National Commodities, Inc.

         Engaged in the business of marketing agricultural commodities and disseminating marketing advice to Farmers National Company, its clients and other clients.

Farmers National Company

         Engaged in the business of professional farm and ranch management, agricultural consultation, real estate sales, auctions, rural appraisals, and agricultural insurance services.

First Connect Insurance Network, Inc.

         Develops software and software products relating to annuities

Fulcrum Financial Advisors, Inc.

         Is a financial services company.

G.A. Holding Corporation

         Is involved in the acquisition, holding, development and sale of real property.

Genesis Seguros Generales, Sociedad Anonima de Seguros y Reaseguros

         Sells homeowners insurance in Spain and Portugal.

GFM Investments Limited

         Is a holding company for investments of GFM International Investors Limited(for its own account).

Hereford Insurance Agency, Inc.

         Is an insurance agent and broker.

Hereford Insurance Agency of Alabama, Inc.

         Is an insurance agent and broker.

Hereford Insurance Agency of Idaho, Inc.

         Is an insurance agent and broker.

Hereford Insurance Agency of Minnesota, Inc.

         Is an insurance agent and broker.

Hereford Insurance Agency of New Mexico, Inc.

         Is an insurance agent and broker.

Hereford Insurance Agency of Ohio, Inc.

         Is an insurance agent and broker.

Hereford Insurance Agency of Oklahoma, Inc.

         Is an insurance agent and broker.

Hyatt Legal Plans, Inc.

         Sells prepaid legal plans, which provide access to an array of legal services. It is one of the nation's leading providers of group legal plans, offering plans both on an employer and employee-funded basis.

Hyatt Legal Plans of Florida, Inc.

         Is a developer, marketer, and distributor of legal plans

Interactive Financial Solutions, Inc.

         Sells electronic commerce, data processing, and computer software systems.

Interbroker, Correduria de Reaseguros, S.A.

         Is an insurance broker in Spain.

L/C Development Corporation

         Is involved in the acquisition, holding, development and sale of real property.

Mercadian Capital L.P.

         Is a dealer in interest rate and currency swaps.

Mercadian Funding L.P.

         Is a dealer in interest rate and currency swaps.

Met Life Holdings Luxembourg

         Created to hold possible future European insurance ventures.

Met Life International Real Estate Equity Shares, Inc.

         Is a real estate investment trust.

Met Life Real Estate Advisors, Inc.

         Formed to be a general partner of a real estate limited partnership.

Met P&C Managing General Agency, Inc.

         Is an insurance agency which facilitates the sale of personal lines of property and casualty insurance for Metropolitan Property and Casualty Insurance Company in Texas.

MetLife Capital CFLI Holdings, LLC

         Holds beneficial interest in a trust which will acquire, own, operate and otherwise deal with a portfolio of leased aircraft.

MetLife Capital CFLI Leasing, LLC

         Holds beneficial interest in a trust which will acquire, own, operate and otherwise deal with a portfolio of leased aircraft.

MetLife Capital Credit L.P.

         Provides commercial finance and equipment financing services to middle market companies throughout the country.

MetLife Capital, Limited Partnership

         Provides commercial finance and equipment financing services to middle market companies throughout the country.

MetLife Credit Corp.

         Is a vehicle to make loans to affiliated entities.

MetLife Europe I, Inc.

         Formed to act as a director of corporations in jurisdictions where such purpose is permitted.

MetLife Europe II, Inc.

         Formed to act as a director of corporations in jurisdictions where such purpose is permitted.

MetLife Europe III, Inc.

         Formed to act as a director of corporations in jurisdictions where such purpose is permitted.

MetLife Europe IV, Inc.

         Formed to act as a director of corporations in jurisdictions where such purpose is permitted.

MetLife Europe V, Inc.

         Formed to act as a director of corporations in jurisdictions where such purpose is permitted.

MetLife Financial Acceptance Corporation

         Was a consumer finance company servicing various types of consumer loans. Is currently in run-off mode.

MetLife Funding, Inc.

         Serves as the major conduit to capital markets for Metropolitan Life and affiliated companies.

MetLife General Insurance Agency, Inc.

         Provides Metropolitan Life's personal insurance sales force with a variety of specialty products not available from Metropolitan Life or its affiliates.

MetLife General Insurance Agency of Alabama, Inc.

         Formed to facilitate the marketing of a variety of specialty products not available from Metropolitan Life or its affiliates by Metropolitan Life's personal insurance sales force in Alabama.

MetLife General Insurance Agency of Kentucky, Inc.

         Formed to facilitate the marketing of a variety of specialty products not available from Metropolitan Life or its affiliates by Metropolitan Life's personal insurance sales force in Kentucky.

MetLife General Insurance Agency of Massachusetts, Inc.

         Formed to facilitate the marketing of a variety of specialty products not available from Metropolitan Life or its affiliates by Metropolitan Life's personal insurance sales force in Massachusetts.

MetLife General Insurance Agency of Mississippi, Inc.

         Formed to facilitate the marketing of a variety of specialty products not available from Metropolitan Life or its affiliates by Metropolitan Life's personal insurance sales force in Mississippi.

MetLife General Insurance Agency of North Carolina, Inc.

         Formed to facilitate the marketing of a variety of specialty products not available from Metropolitan Life or its affiliates by Metropolitan Life's personal insurance sales force in North Carolina.

MetLife General Insurance Agency of Texas, Inc.

         Formed to facilitate the marketing of a variety of specialty products not available from Metropolitan Life or its affiliates by Metropolitan Life's personal insurance sales force in Texas.

MetLife Holdings, Inc.

         Formed to hold the stock of MetLife Funding, Inc. and MetLife Credit Corp.

MetLife International Holdings, Inc.

         Coordinates MetLife's international insurance businesses.

MetLife  Investments Asia Limited

         Provides investment advisory services.

MetLife Investments Limited

         Is a United Kingdom investment advisor to Metropolitan Life affiliates.

MetLife New England Holdings, Inc.

         Acts as a holding company to hold the shares of New England Life Insurance Company and New England Investment Companies, Inc. and the limited partnership interests in New England Investment Companies, L.P.

MetLife Saengmyoung Insurance Company Ltd.

         Sells individual life and savings products, individual retirement savings and health products and institutional life and retirement savings products in South Korea.

MetLife Securities, Inc.

         Acts as an investment adviser for the sale of financial planning services, and as a broker-dealer for the sale of mutual funds through Metropolitan Life sales representatives.

MetLife Security Insurance Company of Louisiana

         Is licensed to sell life and health insurance and annuity products.

MetLife Texas Holdings, Inc.

         Formed to effect the acquisition of Texas Life Insurance Company.

MetLife  Trust Company, National Association

         Is a limited purpose trust company.

MetPark Funding, Inc.

         Owns stock of a hotel management company.

Metric Assignor, Inc.

         Acts as original limited partner to facilitate organization of real estate limited partnerships.

Metric Capital Corporation

         Acts as a licensed securities broker/dealer for the sale of limited partnership interests and real estate investment trust stock.

Metric Colorado, Inc.

         Acts as a licensed real estate broker in Colorado.

Metric Institutional Apartment Fund II, L.P.

         Owns apartment projects and interests therein.

Metric Management, Inc.

         Provides asset and property management and disposition services to certain property-owning entities.

Metric Property Management, Inc.

         Provides property management and disposition services to certain property-owning entities.

Metric Realty

         Acts as general partner of real estate limited partnerships.

Metropolitan Asset Management Corporation

         Is an investment subsidiary owning investments of the type that Metropolitan Life itself could own.

Metropolitan Casualty Insurance Company

         Is a property/casualty insurance company writing preferred automobile policies.

Metropolitan Direct Property and Casualty Insurance Company

         Is a property and casualty insurance company which offers personal lines property and casualty insurance.

Metropolitan General Insurance Company

         Is a property/casualty insurance company writing non-standard automobile policies.

Metropolitan Group Property and Casualty Insurance Company

         Is in the process of completing full property and casualty licensing in most states and has begun to market employer-sponsored mass merchandised personal lines property and casualty insurance.

Metropolitan Insurance and Annuity Company

         Is licensed to sell life and health insurance and annuity products in 50 states, the District of Columbia and Taiwan.

Metropolitan Life Holdings, Netherlands BV

         Created to hold possible future European insurance ventures.

Metropolitan Life Insurance Company of Hong Kong Limited

         Sells personal life products through an agency sales force.

Metropolitan Life Seguros de Retiro, S.A.

         Sells annuities in Argentina.

Metropolitan Life Seguros de Vida, S.A. (Argentina)

         Sells personal and group life and disability products in Argentina.

Metropolitan Life Seguros de Vida, S.A. (Uruguay)

         Sells personal and group life and disability products in Uruguay.

Metropolitan Life Seguros E Previdencia Privada S.A.

         Sells individual and institutional life insurance and retirement savings products in Brazil.

Metropolitan Lloyds, Inc.

         Manages Metropolitan Lloyds Insurance Company of Texas.

Metropolitan Lloyds Insurance Company of Texas (affiliate)

         Provides homeowner and related insurance for the Texas market.

Metropolitan Marine Way Investments Limited

         This corporation holds real estate in Canada.

Metropolitan P&C Insurance Services, Inc.

         Is an insurance agency available for property and casualty insurance sales and other insurance agency operations.

Metropolitan Property and Casualty Insurance Company

         Is a property and casualty insurance company which offers personal lines of property and casualty insurance.

Metropolitan Realty Management, Inc.

         Was a real estate management company (currently inactive).

Metropolitan Reinsurance Company (U.K.) Limited

         Underwrote primarily property treaty reinsurance on business flowing into the London market from Europe and the United States. Is currently in run-off mode.

Metropolitan Structures

         An Illinois general partnership which owns and operates real property.

Metropolitan Tower Corp.

         Is a holding company whose assets primarily consist of the shares of its subsidiaries. Serves as the parent of many of Metropolitan Life's insurance and investment subsidiaries.

Metropolitan Tower Life Insurance Company

         Offered variable life insurance. Is licensed in 49 states and the District of Columbia.

Metropolitan Tower Realty Company, Inc.

         Is a real estate investment subsidiary owning direct and/or partnership interests in real estate.

Mezzanine Investment Limited Partnership-BDR

         Is a limited partnership which serves as the investment vehicle through which investments in Dan River are held.

Mezzanine Investment Limited Partnership-LG

         Is a limited partnership which serves as the investment vehicle through which investments in Coating Technologies International, Inc. are held.

Mezzanine Investment Limited Partnership-8

         Is a limited partnership which serves as the investment vehicle through which investments in Interstate Bakeries/Interstate Brands are held.

N.L. Holdings Corp. (DEL)

         Holds stock of broker-dealer and insurance agency subsidiaries

Nathan & Lewis Associates, Inc.

         Is an insurance agency

Nathan & Lewis Associates-Arizona, Inc.

         Is an insurance agency

Nathan & Lewis Associates of Massachusetts, Inc.

         Is an insurance agency

Nathan & Lewis Associates of Nevada, Inc.

         Is an insurance agency

Nathan & Lewis Associates of Ohio, Inc.

         Is an insurance agency

Nathan & Lewis Associates of Texas, Inc.

         Is an insurance agency

Nathan & Lewis Securities, Inc.

         Is a broker-dealer

Natiloportem Holdings, Inc.

         Is a holding company which owns shares in several foreign subsidiary companies and may engage occasionally in investment activity related to those companies.

NELRECO Troy, Inc.

         Is a real estate investment related holding corporation.

New England Life Holdings, Inc.

         Holds the stock of subsidiaries which were formerly subsidiaries of New England Life Insurance Company.

New England Life Insurance Company

         Is an insurance company.

New England Life Mortgage Funding Corporation

         Is an issuer of collateralized mortgage obligations.

New England Pension and Annuity Company

         Formerly sold pension and annuity insurance products.

New England Portfolio Advisors, Inc.

         Is an investment adviser to insurance company separate account investors.

New England Securities Corporation

         Is a broker-dealer.

Newbury Insurance Company, Limited

         Is a reinsurer of professional liability insurance for insurance agents.

NVEST, L.P.

         Is a master limited partnership listed on the New York Stock Exchange and is considered one of the largest publicly traded investment organizations in America.

NVEST Companies, L.P.

         Is an investment holding and operating company. Metlife owns about 48% of the partnership units of Nvest Companies, which is comprised of 17 subsidiaries, divisions, and affiliates offering a wide array of investment styles and products to institutional and individual clients

NVEST Corporation

         Is Managing General Partner of Nvest Companies, L.P. and General Partner of Nvest L.P.

Omega Reinsurance Corporation

         Is a life and disability reinsurer in the life and disability insurance business.

One Madison Merchandising, L.L.C.

         Engages in activities related to the merchandising of products.

Quadreal Corp.

         Is the fee holder of a parcel of real property subject to a 999 year prepaid lease.

Santander Met, S.A.

         Is a corporate joint venture with Banco Santander; coordinates Metropolitan Life's business in the Spanish and Portuguese insurance and pensions markets.

Security First Financial, Inc.

         Is a registered broker dealer.

Security First Financial Agency, Inc.

         Is an insurance agency.

Security First Group, Inc.

         Is a holding company and insurance agency.

Security First Group of Ohio, Inc.

         Is an insurance agency.

Security First Insurance Agency, Inc. (Massachusetts)

         Is an insurance agency.

Security First Insurance Agency, Inc. (Nevada)

         Is an insurance agency.

Security First Investment Management Corporation

         Is a registered investment advisor.

Security First Life Insurance Company

         Offers fixed and variable individual and group annuities through employees and independent agents to customers of financial institutions and persons eligible under IRC Section 403(b) and administers state and local 401(k) plans and deferred compensation plans.

Security First Management Corporation

         Is general partner of a real estate limited partnership.

Security First Real Estate, Inc.

         Is a real estate manager.

Seguros Genesis, S.A. (Mexico)

         Sells life and health insurance in Mexico.

Seguros Genesis, S.A. (Spain)

         Sells insurance and pension products in Spain and Portugal.

Services La Metropolitaine Quebec Inc.

         Provides marketing and distribution services in Quebec.

SIEFORE Genesis S.A. de C.V.

         Is a Mexican mutual fund.

SSR AV, Inc.

         Acts as sole general partner of SSR Apartment Value Fund, L.P.

SSR Realty Advisors, Inc.

         Provide real estate investment products and real estate related services to institutional investors and other real property owners.

SSRM Holdings, Inc.

         Is a holding company for certain asset management entities.

 State Street Research Investment Services, Inc.

         Is a broker-dealer established for the distribution of affiliated mutual funds.

State Street Research & Management Company

         Provides investment management and advisory services to corporate pension clients, foundations, endowments and mutual funds. It is one of the oldest and most established firms providing such services in the United States.

Texas Life Agency Services, Inc.

         Is a life insurance agent.

Texas Life Agency Services of Kansas, Inc.

         Is a life insurance agent in Kansas.

Texas Life Insurance Company

         Sells individual life insurance products through independent agents.

TNE Advisers, Inc.

         Is an investment adviser to the New England Zenith Fund.

TNE Funding Corporation

         Former issuer of CMO assets and current holder of real estate mortgage and equity investments.

TNE Information Services, Inc.

         Provides data processing services and software, and systems development.

TNE-Y, Inc.

         Shareholder in a holding company holding indirect interests in cargo vessels.

Transmountain Land & Livestock Company

Is a real estate subsidiary owning and managing farm and ranch properties.

EXHIBIT II
ORGANIZATIONAL CHARTS AS OF DECEMBER 31, 1998

                         PART 1 - ORGANIZATIONAL CHART

                         [ORGANIZATIONAL CHART GRAPHIC]

CHART 1**



                                                  ---------------------------------------
                                                  | Metropolitan Life Insurance Company*|
                                                  |              13-5581829             |
                                                  |                65978                |
                                                  |                 NY                  |
                                                  ---------------------------------------
                                                                     |
                                -------------------------------------------------------------------------------------------------
                                |                                |
----------------------------    |                 ------------------------------
| Metropolitan Tower Life *|    |                 |        Metropolitan        |
|    Insurance Company     |    |                 |         Tower Corp.        |
|       13-3114906         | -- |                 |         22-2094447         |
|         97136            |    |                 ------------------------------
|          DE              |    |                                |
----------------------------    |                                |
                                |               -----------------------------------------------------------------
                                |               |                                     |                         |
----------------------------    |   -----------------------------     ----------------------------   -----------------------------
|MetLife Security Insurance|    |   | Metropolitan Property and |     |  Metropolitan Insurance  |   | Security First Group, Inc.|
| Company of Louisiana*    |    |   | Casualty Insurance Company|     |    and Annuity Company * |   |         95-3947587        |
|      72-0578990          | -- |   |       13-2725441          |-    |        13-2876440        |   |                           |
|        65714             |    |-- |           26298           | |   |         86428 DE         |   |                           |
|         LA               |    |   |            RI             | |   |                          |   |                           |
----------------------------    |    ---------------------------- |   ----------------------------    ----------------------------
                                |                                 |                                                |
                                |   ----------------------------- |                                   ----------------------------
                                |   |    Metropolitan General   | |                                   |    Security First Life   |
----------------------------    |   |     Insurance Company*    | |   -----------------------------   |    Insurance Company     |
|  MetLife Texas Holdings, |    |   |        22-2342710         |-|   |Metropolitan Group Property|   |         54-0696644       |
|           Inc.           |    |   |          39950            | |   |    and Casualty Insurance |   |          DE 61050 *      |
|        13-3437648        | -- |   |           RI              | | --|          Company  *       |   |                          |
|                          |    |   ----------------------------- |   |          13-2915260       |    ---------------------------
|                          |    |                                 |   |            34399    RI    |
---------------------------     |                                 |   ----------------------------
            |                   |    ---------------------------- |                  |
            |                   |    |  Metropolitan Casualty   | |                  |
----------------------------    |    |  Insurance Company *     | |    ---------------------------
|      Texas Life          |    |    |      05-0393243          |-|    |        Metropolitan     |
|  Insurance Company *     |    |    |       40169              | |    |    Reinsurance Company  |
|     74-0940890           |    |    |        RI                | |    |      (U.K.) Limited *   |
|       69396              |    |    ---------------------------- |    |                         |
|          TX              |    |                                 |    |                         |
----------------------------    |                                 |    ---------------------------
                                |                                 |
                                |   ----------------------------- |
                                |   |       Metropolitan        | |
----------------------------    |   |    Direct Property and    | |
|   Hyatt Legal Plans,     |    |   |        Casualty           | |
|         Inc.             |    |   |   Insurance Company *     | |
|     34-1650967           | -- |   |       23-1903575          |-||
|         DE               |        |         25321             | ||
|                          |        |          RI               | ||
----------------------------       -----------------------------  ||
          |                                                       ||
----------------------------       -----------------------------  ||
|     Hyatt Legal Plans    |       |     Metropolitan Lloyds    | ||
|     of Florida, Inc.     |       |Insurance Company of Texas  | ||
|    34-1631590 ***        |       |          75-2483187        |-||
|        76020             |       |          13938  TX    (3)  |
|         FL               |       |                            |
----------------------------       -----------------------------

                                      ---------------------------------------
                                      | Metropolitan Life Insurance Company*|
                                      |              13-5581829             |
                                      |                65978                |
                                      |                 NY                  |
                                      ---------------------------------------
                                                         |
-----------------------------------------------------------------------------------
            |                  |                                                   |
----------------------------   |    ----------------------------        ----------------------------
|     Metropolitan Life    |   |    |        MetLife           |        |        MetLife New       |
|       Seguros E          |   |--- |   Saengmyoung Insurance  |        |          England         |
| Previdencia Privada S.A. |   |    |     Company, Ltd. *      |        |       Holdings, Inc.     |
|           *              |   |    ----------------------------        |         13-3904696       |
----------------------------   |                                        ----------------------------
                               |     ---------------------------                    |
                               |     |   Metropolitan Life *   |                    |
----------------------------   |---  |  Insurance Company of   |       -----------------------------
|    Metropolitan Life     |   |     |    Hong Kong Limited    |       |     New England Life      |
|        Seguros           |   |     ---------------------------       |    Insurance Company *    |
|      de Vida S.A.        |   |     ---------------------------       |        04-2708937         |
|       (Uruguay)          |-- |---  | Santander Met, S.A. (1) |       |          91626            |
|           *              |   |---  |                         |       |            MA             |
----------------------------   | |   ---------------------------       -----------------------------
                               | |                                                    |
                               | |                                   ------------------
----------------------------   | |   ----------------------------    |  ----------------------------
|    Metropolitan Life     |-- | |-- |  Seguros Genesis, S.A. * |    |  |           Newbury        |
| Seguros de Retiro S.A. * |   | |   |        (Spain)           |    |--| Insurance Company, Ltd. *|
----------------------------   | |   ----------------------------    |  ----------------------------
                               | |                                   |
----------------------------   | |   ----------------------------    |  ----------------------------
|    PT MetLife            |   | |   | Genesis Seguros Generales,|   |  |   New England Pension    |
|   Sejahiera (2)          |-- | |-- |Sociedad Anonima de Seguros|   |--|   and Annuity Company *  |
|        *                 |   |     |      y Reaseguros *       |   |  |       04-2708941         |
|                          |   |     |                           |   |  |         91618            |
|                          |   |     |                           |   |  |           DE             |
----------------------------   |     ----------------------------    |  ----------------------------
                               |                                     |
                               |     ----------------------------    |  ----------------------------
                               |     |  Seguros Genesis, S.A.    |   |  |           Exeter         |
                               |---  |     (Mexico)  *           |   |--|        Reassurance       |
                               |     |                       (4) |   |  |      Company Ltd.  *     |
                               |     ----------------------------    |   ---------------------------
                               |                                     |
                               |     ----------------------------    |  ----------------------------
                               |     |     Metropolitan Life    |    |  |           Omega          |
                               |     |         Seguros          |    |  | Reinsurance Corporation *|
                               |---  |     de Vida S.A.  *      |    |--|         86-0540533       |
                                     |      (Argentina)         |       |          85774           |
                                     |                          |       |            AZ            |
                                     ---------------------------        ----------------------------

** Chart 1 shows insurance companies and their up-stream affiliates, if any.

* INSURER

*** Legal Expense Insurance Corporation Authorized Under Florida Law

(1) - 50% Owned
(2) - 62% Owned
(3) - Affiliated Association
(4) - Metropolitan Life Insurance Company owns 85.49%
    Metropolitan Tower Corporation owns 7.31%
    Metropolitan Asset Management Corporation owns 7.20%

EXHIBIT II
ORGANIZATIONAL CHARTS AS OF DECEMBER 31, 1998

                         PART 1 - ORGANIZATIONAL CHART

     CHART 2 **

                   -----------------------------------------
                   |  Metropolitan Life Insurance Company * |
                   |                13-5581829              |
                   |                  65978                 |
                   |                    NY                  |
                   -----------------------------------------
                                       |
                                       |
                                       |
          ------------------------------------------------------------------------ ----------------------------------------------
          |              |            |                            |                        |             |          |
-----------------------  |  ------------------------    -----------------------    ---------------------  | ---------------------
|    One Madison      |  |  |    Metropolitan      |    |     23rd Street     |    |  MetLife Trust    |  | |       AFORE       |
| Merchandising L.L.C.| (A) |     Tower Corp.      |    |   Investments, Inc. |    |    Company        |  | |      Genesis      |
|    06-1489569       |     |     22-2094447       |    |      13-3619870     |    |    National       |  | |    Metropolitan   |
|                     |     |                      |    |                     |    |   Association     |  | |    S.A. de C.V.   |
|                     |     |                      |    |                     |    |   22-6290774      |  | |                   |
-----------------------     ------------------------    -----------------------    ---------------------  | ---------------------
                                      |                                                                   |
          -----------------------------------------------------------                                     |
          |                                           |             |                                     |
------------------------    ------------------------  | -----------------------    ---------------------  | ---------------------
|  Metropolitan Asset  |    | Metropolitan Tower   |  | | SSRM Holdings, Inc. |    |    Hyatt Legal    |  | |    2154 Trading   |
|Management Corporation| -| | Realty Company, Inc. | -| |    04-3188585       | -| |    Plans, Inc.    |--|-|     Corporation   |
|     13-3010325       |  | |     13-3170235       |  | |                     |  | |    34-1650967     |  | |     13-2656285    |
------------------------  | ------------------------  | -----------------------  | ---------------------  | --------------------
    10%   |               |                           |             |            |                        |
------------------------  | ------------------------  | -----------------------  |                        | ---------------------
|   MetLife Capital    |  | |   Natiloportem       |  | |State Street Research|  |                        | |Metropolitan Realty|
| Limited Partnership  |  | |   Holdings, Inc.     | -| | & Management Company|  |                        |-|   Management, Inc.|-|
|        (3)           |  | |                      |  | |    13-3142135       |  |                        | |    13-3047691     | |
------------------------  | ------------------------  | -----------------------  |                        | --------------------- |
                          |                           |                          |                        |           |           |
------------------------  | ------------------------  | -----------------------  | ---------------------  | --------------------- |
|  MetLife Financial   |  | |MetLife Real Estate   |  | |   SSR Realty        |  | | Farmers National  |  | |  Edison Supply &  | |
|      Acceptance      |  | |   Advisors, Inc.     | -| | Advisors, Inc.      | -| |    Company        | -| | Distribution, Inc.| |
|     Corporation      | -| |    13-3412409        |  | |  94-3262034         |    |   47-0157270      |  | |    22-2757726     | |
|   22-2853995 (1)     |    |                      |  | |                     |    |                   |  | |                   | |
------------------------    ------------------------  | -----------------------    ---------------------  | --------------------- |
                                                      |                                                                           |
                            ------------------------  | -----------------------    ---------------------  | --------------------- |
                            |   MetLife General    |  | |   Security First    |    |MetLife Securities,|  | |  Cross & Brown    | |
                            |Insurance Agency, Inc.| -|-|     Group, Inc.     |    |       Inc.        | -| |    Company        |-|
                            |     13-3179826       |  | |     95-3947587      |    |   13-3175978      |  | |  13-0609125       |
                            ------------------------  |  -----------------------   ---------------------  | ---------------------
                                                      |             |                                     |
                            ------------------------  | -----------------------                           | ---------------------
                            |   MetLife Holdings,  |  | |   Security First    |                           | |   MetLife Texas   |
                         |- |        Inc.          |  | |Investment Management|                           | |   Holdings, Inc.  |
                         |  |      13-3237278      | -| |    Corporation      |                           |-|    13-3437648     |
                         |  |                      |    |    95-2844896       |                             |                   |
                         |  ------------------------    -----------------------                             ---------------------
                         |
                         |  ------------------------
                         |- | MetLife Credit Corp. |
                         |  |     13-3237275       |
                         |  ------------------------
                         |
                         |  ------------------------
                         |- | MetLife Funding, Inc.|
                            |     13-3217277       |
                            ------------------------




      -----------------------------------------
      |  Metropolitan Life Insurance Company * |
      |                13-5581829              |
      |                  65978                 |
      |                    NY                  |
      -----------------------------------------
                          |
                          |
                          |
                          |
--------------------------------------------
 |           |               |             |
 | ------------------------  |  ------------------------
 | |   Metropolitan       |  |  |  MetLife New England |
 |-     Marine Way        |  |  |    Holdings, Inc.    |
 | |    Investments       |  |  |     13-3904696       |
 | |      Limited         |  |  |                      |
 | ------------------------  |  ------------------------
 | ------------------------  |             |
 | |      Services        |  |             |
 |-|   La Metropolitan    |  |            (B)
 | |     Quebec, Inc.     |  |
 | ------------------------  |
 | ------------------------  |  ------------------------
 | | MetLife International|  |  |  Benefit Services    |
 |-|     Real Estate      |  |- |     Corporation      |
 | |  Equity Shares, Inc. |  |  |     58-1269356       |
 | |  52-1638181 (2)      |  |  |                      |
 | ------------------------  |  ------------------------
 | ------------------------  |
 | |   MetPark Funding,   |  |
 |-|         Inc.         |  |
 | |     13-3751851       |  |
 | |                      |  |
 | ------------------------  |
 | ------------------------  | ------------------------
 | |       Santander      |  | | Transmountain Land   |
 |-|     Met, S.A.(4)     |  |-| & Livestock Company  |
   |                      |    |     22-2375428       |
   ------------------------    ------------------------

 * INSURER
** Chart 2 shows the organizational structure of non-insurers that have activities reported in Part 2 or whose assets are one-half of one percent or more of the total assets of Metropolitan Life Insurance Company (except where otherwise shown on Chart 1)

1 - Metropolitan Asset Management Corporation holds 100% of voting preferred stock and Metropolitan Property and Casualty Insurance Company holds 100% of common stock.
2 - 18.4% Owned
3 - 90% of outstanding equity interest is held directly by Metropolitan Life
    Insurance Company.
4 - 50% Owned
5 - Ownership of membership interests in One Madison Merchandising L.L.C. is as follows: Metropolitan Life Insurance Company owns 99% and
    Metropolitan Tower Corp. owns 1%

EXHIBIT II
ORGANIZATIONAL CHARTS AS OF DECEMBER 31, 1998

                         PART 1 - ORGANIZATIONAL CHART

CHART 2 (Continued)

                         -----
                         | A |
                         -----
                           |
   ---------------         |         -----------------
   | TNE-Y, Inc. |         |         | CRB Co., Inc. |
   | 04-3279414  |---------|---------| 04-3171930    |
   ---------------         |         -----------------
                           |
                           |
                           |
   ---------------         |
   | NELRECO,    |         |
   | Troy, Inc.  |---------|
   | 51-0109913  |         |
   ---------------         |
                           |
                           |
   ---------------         |         ---------------------
   | TNE Funding |         |         | New England Life  |
   | Corporation |---------|---------| Mortgage Funding  |
   | 04-2955004  |         |         |  Corporation      |
   ---------------         |         |    04-2850333     |
                           |         ---------------------
                           |
   --------------------    |       --------------------
   | Boylston Capital |----|-------|   CRH Co. Inc.   |
   | Advisors, Inc.   |            |   04-2882640     |
   |  04-3071563      |            |                  |
   --------------------            --------------------
             |
             |
             |
   ----------------------------
   |      New England         |
   | Portfolio Advisors, Inc. |
   |     04-2843036           |
   ----------------------------



                                      -----
                                      | B |
                                      -----
                                        |
                                        |
                              -----------------------
                              | MetLife New England |
                              |    Holdings, Inc.   |
                              |      13-3904696     |
                              -----------------------
                                        |
                                        |
                  ------------------------------------------------------------ -- -- -- -- -- -- -- -- --
                  |                           |                                                         |
                  |                           |                                                         |
      -------------------------         ---------------           -------------------------             |
      | New England Life      |         |    Nvest    |  0 0002   | Nvest Companies, L.P. |----         |
      | Insurance Company   * |         | Corporation |   % GP    |                       |   |   3.19  |
      | 04-2708937            |         |  84-1174158 |---------->|                       |   |    %    |
      -------------------------         ---------------           ------------------------- 1 |    GP   |
                |                              |                               /\             |         |
                |                              |                               |              |         |
      -------------------------                |                        14.57% |           ------       |
      | New England Life      |                |                               |           | B1 |       |
      | Holdings, Inc.        |                |  1.69%                 GP     |           ------       |
      | 04-3353087            |                |                               |                        |
      -------------------------                |   GP                          |                        |
                |                              |                               |                        |
                |                              |                    ----------------------              |
                |                              -------------------->|    Nvest, L.P.  2  |              |
                |                                                   |    13-3405992      |<--  --  --  --
       ---------------------------------------------------          ----------------------
       |                            |                    |
       |                            |                    |
--------------------------  -------------------   -----------------
| New England            |  | TNE Information |   |    TNE        |
| Securities Corporation |  | Services, Inc.  |   | Advisers, Inc.|
| 04-2436412             |  | 04-3229974      |   |   04-3240897  |
--------------------------  -------------------   -----------------

* Insurer

1-Metropolitan Life Insurance Company holds a 46.02% LP in Nvest
  Companies, L.P.

2-Metropolitan Life Insurance Company holds a 2.15% LP interest in Nvest, L.P.

GP = General Partnership Interest

LP = Limited Partnership Interest

EXHIBIT II
ORGANIZATIONAL CHARTS AS OF DECEMBER 31, 1998

                         PART 1 - ORGANIZATIONAL CHART

CHART 2 (Continued)


                                     --------
                                    |   B1   |
                                     --------
                                         |
                              -----------------------
                             | Nvest Companies, L.P.|
                              -----------------------

      _________________________________________________________________________ ----------------------------------------------------
      |                         |                     |                     |                                                      |
  99% |                         |                     |                     | 50%                                                  |
  LP  |                         |                     |                     | LP                                                   |
----------------        -----------------      ------------------   -----------------                                              |
| AEW Capital  |    1% |   AEW Capital   |     | Nvest Holdings,|   | Capital Growth  |                                            |
| Management,  |    GP | Management, Inc.|     |   Inc. L.P.    |   | Management, L.P.|                                            |
|    L.P.      |<------|                 |     |                |   |    04-3076053   |                                            |
----------------        -----------------       -----------------     ---------------                                              |
           ___________________________________________|                                                                            |
           |                                          |                                                                            |
           |                                          |                                                                            |
           |                    _____________________________________________________________________________                      |
           |                    |                 |             |         |               |                 |                      |
           |                    |                 |             |         |               |                 |                      |
    ------------------   ----------   ------------   --------------   ------------  ---------------      --------------            |
    |Nvest Associates,|  |Back Bay |  | R&T Asset |  |Loomis Sayles|   | Westpeak |  | Graystone    |    |      NEF    |           |
    |      Inc.       |  |Advisors,|  |Management,|  | & Company , |   |Investment|  |Partners, Inc.|  --| Corporation |           |
    |                 |  |  Inc.   |  |  Inc.     |  |   Inc.      |   |Advisors, |  |04-3276562    | |  |             |           |
    |                 |  |         |  |           |  |             |   |    Inc.  |  |              | |  |             |           |
    ------------------   -----------  ------------   --------------   ------------   ---------------  |   --------------           |
                              |              |             |                |              |          |                            |
                           1% |         0.5% |         1%  |             1% |          1%  |          |  1%                        |
                           GP |          GP  |         GP  |             GP |          GP  |          |  GP                        |
                              |              |             |                |              |          |                            |
                              |              |             |                |              |          |                            |
                              |              |             |                |              |          |                            |
                      ------------  --------------  --------------  ------------   ------------   ----------------  99%            |
                      |  Back Bay | |Reich & Tang | |Loomis Sayles| | Westpeak |  |  Graystone |  |  New England |  LP             |
                      |  Advisors,| |Asset Manage-| | & Company,  | |Investment|  |   Partners,|  |  Funds, L.P. | <---------------|
                      |    L.P.   | | ment, L.P.  | |     L.P.    | |Advisors, |  |    L.P.    |  | 04-3200027   |                 |
                      | 04-3200033| | 13-3778739  | |  04-3200030 | |  L.P.    |  |            |  |              |                 |
                      |           | |             | |             | |04-3200218|  |            |  |              |                 |
                      ------------  --------------  --------------  ------------   ------------   ----------------                 |
                            /\             /\             /\             /\              /\                                        |
                        99%  |        99.5% |        99%   |          99% |         99%   |                                        |
                         LP  |         LP   |        LP    |          LP  |         LP    |                                        |
                             |              |              |              |               |                                        |
                             ------------------------------------------------------------------------------------------------------
GP = General Partnership interest
LP = Limited Partnership Interest


                                   EXHIBIT III
                         PRODUCTS EXPECTED TO BE OFFERED
                            AFTER THE EFFECTIVE DATE

------------------------------------------------------------------------------------------------
                             1998 AVG. FACE
                     PAR /      VALUE OR
                      NON-      INITIAL
      PRODUCT         PAR       PREMIUM       NOTES
------------------------------------------------------------------------------------------------
Traditional Whole     Par    $  73,000        Fixed premium life insurance on the lives of one
Life Insurance                                or two individuals with an assortment of
                                              riders.  These products are intended to be
                                              similar to products issued prior to the
                                              Effective Date.
------------------------------------------------------------------------------------------------
Non-Par Whole Life     NP    $  15,000        Fixed premium non-participating whole life
                                              insurance.
------------------------------------------------------------------------------------------------
Individual Term        NP    $ 259,000        Indeterminate premium Individual term life
Life Insurance                                insurance: both annually increasing term and
                                              level term for 5, 10, 15 and 20 year periods.
------------------------------------------------------------------------------------------------
Universal Life               $  97,000        Flexible premium unbundled life insurance in
                                              which net premiums are invested in a fixed fund.
------------------------------------------------------------------------------------------------
Interest Sensitive     NP        N/A          Proposed whole life product that is currently
                                              Whole Life not available.
------------------------------------------------------------------------------------------------
Variable Universal     NP    $ 141,000        Flexible premium unbundled life insurance in
Life                                          which net premiums may be allocated to a variety
                                              of investment options or to the General Account.
------------------------------------------------------------------------------------------------
Single Pay             NP    $  42,000        Single premium products invested in general
Deferred Annuities                            account providing the policyholder a guaranteed
                                              interest rate for an established period of time.
------------------------------------------------------------------------------------------------
Flexible Pay           NP    $   3,100        Net premiums may be allocated to the General
Deferred Annuities                            Account and to investment options in a separate
                                              account. Fixed annuities offer a
                                              fixed rate of return; variable
                                              annuities offer a host of separate
                                              accounts. These provide a stream
                                              of annuity payments as established
                                              by the client.
------------------------------------------------------------------------------------------------
Single Pay Annuity     NP        N/A          Invested in the general account providing a
Contracts                                     stream of annuity payments as established by the
                                              client.  This product is currently being sold
------------------------------------------------------------------------------------------------
ZAVA Annuities         NP    $  53,295        TNE variable annuity, currently issued in only a
                                              few states.  Total reserves are only $40 million.
------------------------------------------------------------------------------------------------
Supplementary          NP        N/A          Either life contingent or non-life contingent,
Contracts                                     providing a stream of annuity payments as
                                              established by the client.  These contracts are
                                              established upon the client's request to convert
                                              a deferred product to a payout product.
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Group Life             NP        N/A          Includes group universal life, variable
Products & Services                           universal life, term life, optional life,
                                              dependent life and survivor
                                              benefits. Also includes high face
                                              amount life insurance products
                                              covering senior executives for
                                              compensation-related or benefit
                                              funding purposes.
------------------------------------------------------------------------------------------------
Non-medical Health     NP        N/A          Accidental Death & Dismemberment, Dental,
                                              Disability, and Vision claim processing and
                                              coverage.
------------------------------------------------------------------------------------------------
Small Group Health     NP        N/A          TNE group health sold to groups of less than 25.
                                              The product is only currently issued in South
                                              Carolina and Texas.  Total reserve is $13 million.
------------------------------------------------------------------------------------------------
Stable Value           NP        N/A          Guaranteed interest products for corporations
Products                                      and other institutions.
------------------------------------------------------------------------------------------------
Asset Management       NP        N/A          Account investment management contracts for
                                              defined benefits and contribution plans to
                                              corporations and other institutions.
------------------------------------------------------------------------------------------------

                                                           Exhibit III
                                                           Sales Assumptions
                                                           ($ Millions)



                            1998     1999      2000     2001      2002       2003




Universal Life              $  197   $  207   $  217   $   228   $   244    $  261
Whole Life                     168      195      209       227       238       250
Term Life                       34       32       37        41        43        45
Individual Life: Other         153       90      115       130       137       143
Individual Annuities         3,127    3,988    4,940     5,777     6,343     6,661
Group Annuities              6,432    7,305    9,381    11,290    11,998    12,511
Group Life                     767      700      802       927       992     1,061
Group Health                   901      424      523       633       698       771
Individual Health                8       16       35        64        69        73







                            2004     2005      2006     2007      2008       2009


Universal Life            $  279    $  299   $   320    $   342   $   366  $   392
Whole Life                   263       276       290        304       319      335
Term Life                     47        50        52         55        58       60
Individual Life: Other       150       158       166        174       183      192
Individual Annuities       6,994     7,343     7,710      8,096     8,501    8,926
Group Annuities           12,929    13,354    14,084     14,621    15,166   15,617
Group Life                 1,136     1,217     1,304      1,399     1,501    1,611
Group Health                 851       940     1,039      1,149     1,272    1,408
Individual Health             79        85        91         99       107      115




                                   EXHIBIT IV
                      SIGNIFICANT REINSURANCE ARRANGEMENTS

1. As of December 31, 1998, the Company maintained several reinsurance relationships in Appendix I.

2. Some Alpine Life Insurance Company ("Alpine") group annuities were assumption reinsured from Alpine to the Company. All of this business is 100% indemnity reinsured from the Company to Metropolitan Securities Insurance Company of Louisiana ("MSI-LA") a subsidiary. The December 31, 1998 reserves for this business in the aggregate, was $222 million.

3. Structured Settlements were indemnity reinsured from MSI-LA to the Company. The December 31, 1998 reserves associated with this business were $698 million and represented 95% of a block of business that MSI-LA had assumption reinsured from Alpine.

4. The Company indemnity reinsured portions of certain structured contracts to ING Insurance Group ("ING") in 1997 and 1998. The benefits reinsured are non-life contingent structured settlement lump sums. At December 31, 1998, the statutory reserve of reinsured structured contracts was $1,060 million. In addition to the structured contracts, the Company reinsured $45 million of long-term guaranteed interest contracts (GIC) contracts to ING, effective December 31, 1997.

5. The Company indemnity reinsured portions of certain structured contracts to Berkshire Hathaway Life Insurance Company of Nebraska ("Berkshire") in 1996. The benefits reinsured are life- and non-life contingent benefits payable after the 25th anniversary of the certificate. The first reimbursement from Berkshire is expected on January 1, 2019. The Company ceded Reserves of $92 million to Berkshire at December 31, 1998.

6. Metropolitan Insurance and Annuity Company ("MIAC", a subsidiary) indemnity reinsured $74 million of annuity contracts to the Company.

7. MIAC indemnity reinsures certain individual life business to the Company under three separate contracts, totaling just under $299 million of reserves.

8. The Company exited the medical benefit business in 1995. The Company's residual medical liabilities are reinsured to United HealthCare, except for certain liabilities related to the medical plan for Company employees. At December 31, 1998, the Company took ceded reinsurance credits of $2.1 million.

9. The Company reinsures, at our policyholders' requests, portions of its group life and accidental death and dismemberment liabilities with minority owned or managed life insurance companies. At December 31, 1998, the Company took ceded reinsurance credits of $25.1 million.

10. The Company also reinsures, at our policyholders' requests, portions of its group life and health liabilities with life insurance companies such as Prudential, Connecticut General, and John Hancock Mutual Insurance Company. At December 31, 1998, the Company took ceded reinsurance credits of $27.3 million.

11. The Company purchased certain Travelers group life and non-medical benefits health insurance business on January 1, 1995. The Company indemnity reinsures Travelers residual liabilities with respect to this business. At December 31, 1998, the Company's accepted liabilities were $620.9 million.

12. The Company is a reinsurer on the Servicemen's Group Life Insurance plan. The Company's accepted premium in calendar year 1998 was $114 million.

13. For traditional ordinary and universal life business, coverage in excess of the retention limit and substandard risk is ceded to 16 different companies on a yearly renewable term basis.

14. For traditional ordinary, a monthly yearly renewable term treaty cedes to European General Reinsurance Company of Zurich (European General). The business reinsured represents a portion of certain 1992 permanent individual life plans issued without excess risk characteristics.

15. 90% of most of our 1996 Individual term portfolio was reinsured on a coinsurance basis to a group of 10 companies that share the reinsurance on each policy depending on plan and amount of insurance.

16. 90% of most of our 1998 Individual term portfolio was reinsured on a coinsurance basis to a group of 9 companies which share the reinsurance on each policy depending on plan and amount of insurance.

17. Effective July 1, 1998, the Company entered into a reinsurance treaty with six reinsurers to reinsure 90% of certain universal life policies, on a yearly renewable term basis, issued prior to 1/1/97 on a proportionate quota share basis (the "Universal Life Inforce Reinsurance Program"). Coverage includes all regularly underwritten policies and policies issued as a result of a term conversion option under flexible premium universal life and flexible premium variable universal policy forms.

18. Effective January 1, 1998, the Company has entered into a reinsurance treaty with five reinsurers, on a yearly renewable term basis, to reinsure 90% of certain universal life policies issued on or after 1/1/97, on a yearly renewable term basis, as of 1998 policy anniversaries. Coverage includes all regularly underwritten policies and policies issued as a result of a term conversion option under flexible premium universal life and flexible premium variable universal policy forms.

19. Effective January 1, 1998, the Company has also entered into reinsurance treaties with six reinsurers to reinsure 90% of certain Traditional Ordinary Life policies, issued on or after 1/1/97, on a yearly renewable term basis, as of 1998 policy anniversaries. Coverage includes all regularly underwritten policies and policies issued as a result of a term conversion option under the whole life (L98) policy form.

20. Effective January 1, 1998, the Company has also entered into reinsurance treaties with two reinsurers to reinsure certain traditional ordinary life policies issued on or after 1/1/97, on a yearly renewable term basis, as of 1998 policy anniversaries. Coverage includes all regularly underwritten policies and policies issued as a result of a term conversion option under the survivorship whole life (Estate Saver) policy form.

21. In 1994, TNE coinsured a block of traditional life policies with subsidiary Exeter Reassurance Company Ltd. ("Exeter").

22. 1991 TNE whole life issues were reinsured on a mod-co basis with ITT Lyndon (which is now part of RGA Re) and Security Life of Denver.

23.     TNE disability is reinsured on a coinsurance basis with Provident.

24. TNE group life and health business is reinsured with Great West Life and Swiss Re.

               EXHIBIT J -- PURCHASE AND SALE PROGRAM PROCEDURES

A.  Defined Terms

1. Broker-Dealer Affiliate: an affiliate of the Program Agent or a service organization acting on its behalf, that is (a) registered as a broker-dealer under the Exchange Act or (b) a "bank" (within the meaning of such term in Section 3(a)(6) of the Exchange Act) that is excluded from the definition of "broker" under Sections 3(a)(4) and 15(a) of the Exchange Act. "Broker-Dealer Affiliate" may also include the Program Agent itself if it meets these requirements. Some of the activities described in these Purchase and Sale Program Procedures will be performed by the Broker-Dealer Affiliate in order to meet regulatory requirements under the federal securities laws. The initial Broker-Dealer Affiliate will be ChaseMellon Financial Services L.L.C.

2. Common Stock: the common stock, par value $.01 per share, of the Holding Company.

3. Company: Metropolitan Life Insurance Company, a mutual life insurance company organized under the laws of the State of New York, to be reorganized as a stock life insurance company under the Plan.

4. Company Common Stock: the common stock, par value $.01 per share, of the Company.

5. Custodian: the custodian that will be the record holder of the Interests. The initial Custodian will be ChaseMellon Shareholder Services, L.L.C.

6. Eligible Policyholder: a Person who is, or, collectively, the Persons who are, the owner on the date that the Plan is adopted by the Company's board of directors of a policy that is in force on that date. The Company and any subsidiary of the Company shall not be Eligible Policyholders with respect to any policy that entitles the policyholder to receive consideration, unless the consideration is to be utilized in whole or part for a plan or program funded by that policy for the benefit of participants or employees who have coverage under that plan or program.

7.  Exchange Act: the Securities Exchange Act of 1934, as amended.

8. Holding Company: MetLife, Inc., a Delaware corporation, which is the company organized to become the holding company of the Company on the Plan Effective Date.

9. Initial Investment Banks: Credit Suisse First Boston Corporation and Goldman, Sachs & Co.

10. Interest: an undivided fractional interest in the Trust Shares and other assets of the Trust beneficially owned by a Trust Beneficiary through the Custodian.

11. Large Trust Beneficiaries: Trust Beneficiaries for which valid instructions to sell Trust Shares have been received and that hold more than 25,000 Interests on the date the instructions are received.

12. Person: an individual, corporation, limited liability company, joint venture, partnership, association, trust, trustee, unincorporated entity, organization or government (including its departments or agencies).

13. Plan: Plan of Reorganization of Metropolitan Life Insurance Company to which this Exhibit J is attached.

14. Plan Effective Date: the date the Plan becomes effective in accordance with
    Section 5.2(b) of the Plan.

15. pro rata: the method for allocating shares to be sold in a given Batch on behalf of Large Trust Beneficiaries when not all sale instructions received from the Large Trust Beneficiaries can be processed in a given way (for instance, when not all of the sale instructions from Large Trust Beneficiaries can be sold on a given day, or when the Holding Company elects to purchase less than all of the shares available to be purchased from Large Trust Beneficiaries in a Batch). When these Purchase and Sale Program Procedures require that shares be allocated on a pro rata basis, it means that shares will be allocated in a given Batch among Large Trust Beneficiaries based on the proportion in such Batch that the number of shares covered by the sale instructions of each such Large Trust Beneficiary bears to shares covered by the sale instructions of all such Large Trust Beneficiaries.

16. Program: the Purchase and Sale Program.

17. Program Agent: the program agent for the Purchase and Sale Program. The initial Program Agent shall be ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon"). Some of the activities described in these Purchase and Sale Program Procedures will be performed by the Broker-Dealer Affiliate in order to meet regulatory requirements under the federal securities laws.

18. Small Trust Beneficiaries: Trust Beneficiaries for which valid instructions to sell Trust Shares have been received and that hold no more than 25,000 Interests on the date the instructions are received.

                               Exhibit J -- Purchase and Sale Program Procedures

19. Superintendent: the Superintendent of Insurance of the State of New York, or any governmental officer, body or authority that succeeds the Superintendent as the primary regulator of the Company's insurance business under applicable law.

20. Trust: the MetLife Policyholder Trust established under the Trust Agreement.

21. Trust Agreement: the Policyholder Trust Agreement referred to in the Plan, as amended from time to time in accordance with its terms.

22. Trust Eligible Policyholder: any Eligible Policyholder that, under the Plan, will receive consideration in the form of Company Common Stock, to be exchanged for an equal number of shares of Common Stock (to be held in the Trust) on the Plan Effective Date.

23. Trust Beneficiary: any Person that beneficially owns an Interest in the Trust, as shown on the records of the Custodian.

24. Trust Shares: the shares of Common Stock held by the Trust from time to time under the Trust Agreement.

25. Trustee: the trustee of the Trust. The initial Trustee will be Wilmington Trust Company.

B.  Notices

1. Beginning no later than 120 days after the approval of the Actuarial Contribution Memorandum (as defined in the Plan) by the board of directors of the Company pursuant to the Plan, and completed by no later than 14 days prior to the Plan Effective Date (unless the Superintendent approves later dates), the Custodian will mail Trust Eligible Policyholders a brochure that contains a summary of these Purchase and Sale Program Procedures, including information on how to make purchases and sales through the Program, the expected commencement dates for purchases and sales, Plan limitations on the number of shares that may be purchased and sold, tax consequences from purchasing and selling shares through the Program, and information on how to obtain purchase and sale instruction forms and further information on the Program. The brochure shall indicate that withdrawals or subsequent sales of shares purchased on behalf of a Trust Beneficiary paying by check may be restricted until the check has cleared. The brochure will also be available to Trust Eligible Policyholders and other Trust Beneficiaries upon request in writing or through the toll-free number maintained by the Program Agent, and will be posted for the duration of the Trust on the Company's internet website.

2. The Custodian will mail a written notice to Trust Beneficiaries each year informing them of the existence of the Program and giving the toll-free number for obtaining further information about the Program. The mailing may be combined with the mailing of the account statements and dividend checks under the Trust Agreement. Costs of printing and mailing will be borne by the Holding Company. The Trust Agreement provides that the Custodian will not be required to send a mailing to any Trust Beneficiary if it receives notice from the Holding Company that the Holding Company is unable to determine the proper address for such Trust Beneficiary pursuant to Section
    14.2 of the Trust Agreement.

3. The Program brochure and instruction forms will be provided to the New York Insurance Department for review and approval prior to mailing.

C. Purchase and Sale Instructions

1. Purchases. Each Trust Beneficiary holding a number of Interests that is less than 1,000 may instruct the Broker-Dealer Affiliate to purchase a dollar amount of shares of Common Stock of the Holding Company, provided that (1) upon completion of the purchase and allocation of Interests to the Trust Beneficiary, the Trust Beneficiary holds no more than 1,000 Interests and (2) each instruction must be for a dollar amount of shares equal to at least $250 (or such lesser amount as may be required to purchase, at the closing price on the trading day immediately prior to the mailing of such funds, a number of shares that would cause it to hold the 1,000 maximum number of Interests). The instruction may be made by sending a written purchase instruction, indicating the dollar amount of shares the Trust Beneficiary wishes to have purchased, together with a check or money order for the indicated amount made to the order of "MetLife Purchase Program". The purchase instruction and check must be mailed to a bank lock-box, and the check will be deposited by bank employees into a non-interest bearing Trust account maintained at the bank. Once a purchase instruction has been mailed, it cannot be revoked. Purchases may commence on the first trading day following the 90th day after the Plan Effective Date. A Trust Beneficiary may, subject to the restrictions described above, make unlimited purchases of shares of Common Stock under the Program. If a purchase instruction is not processed within 14 business days of receipt, the Custodian shall return the instruction and funds to the Trust Beneficiary.

                               Exhibit J -- Purchase and Sale Program Procedures

2. Upon receipt of the purchase instructions and funds, the Broker-Dealer Affiliate will examine the purchase instructions and the funds to determine if they match and to make sure they comply with the limitations set forth in the Plan. If the dollar amount of shares to be purchased as shown on the instruction does not match the dollar amount of the funds submitted, the Broker-Dealer Affiliate will purchase shares equal to the dollar amount of the funds. The Broker-Dealer Affiliate may, in its discretion, honor an executed purchase instruction given in writing that is not on the form provided to the Trust Beneficiaries. If the Broker-Dealer Affiliate shall determine that the purchase instruction does not conform with the limitations set forth in the Plan, it will promptly mail a rejection notice (giving in reasonable detail the defects in the instruction), and the Custodian will mail the funds to the Trust Beneficiary. The Program Agent may, in its discretion, restrict withdrawals or subsequent sales of shares purchased on behalf of a Trust Beneficiary paying by check until the check has cleared.

3. All purchase instructions will be electronically time-stamped upon receipt by the Broker-Dealer Affiliate.

4. Sales. Each Trust Beneficiary may instruct the Trustee, through the Program Agent, to withdraw for sale a number of Trust Shares equal to all or part of its Interests (subject to the limitations described below) by (i) sending a written sale instruction, indicating the number of shares to be sold, to the Program Agent or (ii) by giving a sale instruction through the Purchase and Sale Program call center or in the automated voice response system maintained by the Program Agent. Once a sale instruction has been delivered, it cannot be revoked. Sales may commence at the later of (a) termination of any stabilization arrangements and trading restrictions in connection with the initial public offering or (b) the closing of all underwriters' over-allotment options which have been exercised and the expiration of all unexercised options.

    Subject to the restrictions described below, which are set forth in the Plan and Trust Agreement, a Trust Beneficiary may make unlimited sales of Trust Shares under the Program.

    Under the Plan:

         (a) If the Trust Beneficiary holds 199 or fewer Interests, all of its Interests must be withdrawn for sale. The Trust Beneficiary will not be permitted to make partial withdrawals for sale.

         (b) If the Trust Beneficiary holds more than 199 Interests, full or partial withdrawals for sale may be made. However, partial withdrawals for sale may only be in 100-share increments (for example, 200 shares may be withdrawn for sale, but not 250). Following any partial withdrawal for sale, the Trust Beneficiary must still hold at least 100 Interests. If a Trust Beneficiary will hold less than 100 Interests after the partial withdrawal for sale, a full withdrawal for sale must be made.

         (c) For the first 300 days following the Plan Effective Date, Large Trust Beneficiaries will be subject to the volume limitations described in paragraph D.4 below. After the first 300 days, these limitations will no longer apply and withdrawals for sale may be made as otherwise permitted by these rules.

         Subject to these limitations on numbers of shares and size of a transaction, there are no other limitations on the number of times a Trust Beneficiary may make a sale instruction.

5. Upon receipt of the sale instructions, the Program Agent will examine the sale instructions to make sure they comply with the limitations set forth in the Plan. The Program Agent may, in its discretion, honor an executed sale instruction given in writing that is not on the form provided to the Trust Beneficiaries. If the Program Agent shall determine that the sale instruction does not conform with the limitations set forth in the Plan, it will promptly mail a rejection notice (giving in reasonable detail the defects in the instruction) to the Trust Beneficiary.

6. All instructions will be electronically time-stamped upon receipt by the Program Agent. Upon receipt of sale instructions, the Program Agent will transmit an instruction to the Trustee to withdraw such shares for sale through the Program in accordance with the foregoing limitations.

D. Purchase and Sale Transactions

1. All valid sale/purchase instructions received after 3:00 p.m. on a particular business day and until 3:00 p.m. on the next business day will be combined and processed together (each, a "Batch"). The Broker-Dealer Affiliate will satisfy any purchase instructions out of sale instructions in the following priority:

          (a) first, purchase instructions will be satisfied out of sale instructions received from Small Trust Beneficiaries, and

         (b) second, purchase instructions will be satisfied out of sale instructions received from Large Trust Beneficiaries. If there are more shares covered by sale instructions from Large Trust Beneficiaries than the

                               Exhibit J -- Purchase and Sale Program Procedures
    remaining shares covered by purchase instructions, then the shares to be satisfied out of those sale instructions will be allocated among the Large Trust Beneficiaries on a pro rata basis.

    The satisfaction of purchase instructions out of sale instructions will be made at a share price equal to the opening price on the trading day following the day the Batch is formed. If sale instructions exceed purchase instructions, all or a portion of the excess shares will be made available for purchase by the Holding Company as described in paragraph D.6 below; if the Holding Company does not so purchase all of such excess shares, the Broker-Dealer Affiliate will place an order with one or more brokers to sell the excess shares. In the event that purchase instructions exceed sale instructions, the Broker-Dealer Affiliate will place an order with one or more brokers to purchase sufficient shares to satisfy the deficiency.

2. The executing brokers may be affiliates of the Program Agent but not affiliates of the Trustee or the Holding Company.

3. The Broker-Dealer Affiliate and the brokers will process purchase and sale instructions for a Batch on the trading day following the day the Batch is formed. However,

         (a) if there has occurred any act of God or nature, mechanical or electrical breakdown, computer failure, failure or unavailability of the Federal Reserve Bank wire, facsimile, Internet, telex, or other transaction or communications system or power supply, in each case the effect of which is such as to make it, in the judgment of the Broker-Dealer Affiliate, after taking into account all commercially reasonable means of doing so, impracticable to process purchase and sale instructions under the Program, or

         (b) if trading in any equity securities of the Holding Company has been suspended or materially limited by the Securities and Exchange Commission or the New York Stock Exchange ("NYSE"), or if trading generally on the NYSE or has been suspended or materially limited, or

         (c) if a banking moratorium has been declared by either Federal or New York authorities,

    then instructions will not be processed during the pendency of such events. Instructions will be processed by the close of the NYSE on the trading day following the expiry of such events.

4. Limitations on Sales on Behalf of Large Trust Beneficiaries. Notwithstanding the foregoing, if, during the first 300 days after the Plan Effective Date, the number of shares to be sold in a Batch (after satisfying purchase instructions out of sale instructions pursuant to paragraph D.1 and sales to the Holding Company pursuant to paragraph D.6) on behalf of the Large Trust Beneficiaries exceeds the lesser of (i) 1/20th of 1% of the number of shares of Common Stock outstanding or (ii) 25% of the average daily trading volume for the 20 trading days (or such shorter period, if fewer than 20 trading days have elapsed since the Plan Effective Date) preceding such day (the "Daily Trading Limit"), the Broker-Dealer Affiliate shall process instructions on behalf of the Large Trust Beneficiaries through market orders for only a number of shares equal to the Daily Trading Limit for that day. The remaining shares to be sold on behalf of Large Trust Beneficiaries will be processed in the manner described below. These shares are called "Surplus Shares."

    If there are Surplus Shares in a Batch, the shares covered by sale instructions from Large Trust Beneficiaries shall be allocated between the shares to be sold within the Daily Trading Limit (and thus not subject to the limits set forth in this paragraph D.4) and Surplus Shares subject to the limits set forth in this paragraph D.4 on a pro rata basis.

    The Broker-Dealer Affiliate shall process the Surplus Shares in accordance with one or more of the following options:

         (a) The Broker-Dealer Affiliate shall include all Surplus Shares not sold in accordance with clause (b) or (c) below in the Batch formed on the next succeeding trading day. These Surplus Shares will be deemed to be included in that next trading day's Batch (and no longer will be included in the original trading day's Batch) for purposes of determining the price and date at which the related sale instructions are processed. These Surplus Shares, together with other shares to be sold on behalf of Large Trust Beneficiaries in the next day's Batch, will be subject to the Daily Trading Limit applicable to that Batch. If the total number of these Surplus Shares and the other shares to be sold on behalf of Large Trust Beneficiaries in the next day's Batch exceeds the Daily Trading Limit on that day, then these Surplus Shares shall be sold before the other shares to be sold on behalf of Large Trust Beneficiaries in that Batch. This priority will continue in any succeeding trading day such that if shares are to be sold on that trading day on behalf of Large Trust Beneficiaries from more than one Batch, the shares will be sold in the order in which the Batches were formed.

         (b) (i) If the Batch is formed within 90 days of the Plan Effective Date, the Broker-Dealer Affiliate may request the Initial Investment Banks to act exclusively as joint agents to sell all or a portion of the Surplus Shares at market clearing prices. The Initial Investment Banks shall not be obligated to accept the request, and the Initial

                               Exhibit J -- Purchase and Sale Program Procedures

    Investment Banks shall be deemed to have accepted such a request if and only if both Initial Investment Banks agree to act on a joint basis.

              (ii) If the Batch is formed more than 90 days after the Plan Effective Date, the Broker-Dealer Affiliate may request any nationally recognized brokerage firm to act as agent to sell all or a portion of the Surplus Shares at market clearing prices.

    Any institution acting as agent as described in this paragraph D.4(b) will either cross the Surplus Shares which it has agreed to sell on the NYSE or will sell the shares off exchange, in which case the agent will have a general obligation to obtain the best price reasonably available in the circumstance. Sales effected in accordance with this paragraph D.4(b) will be processed on the trading day following the day the Batch is formed.

    (c) The Broker-Dealer Affiliate may sell all or a portion of the Surplus Shares in a block trade.

              (i) If the Batch is formed within 90 days of the Plan Effective Date, the Broker-Dealer Affiliate may request bids for a fixed number of shares (determined by the Broker-Dealer Affiliate in its sole discretion) from each of the Initial Investment Banks and one other nationally recognized brokerage firm. The block of shares will be sold to the firm submitting the highest bid. If more than one firm submits the same bid and such bid is the highest bid, the Broker-Dealer Affiliate will request new bids from each of the firms previously submitting the highest bid until one becomes the highest. If no one bid becomes the highest, then the Broker-Dealer Affiliate will sell the block to one of the firms submitting the highest bids, randomly selected by the Broker-Dealer Affiliate (provided that the Broker-Dealer Affiliate will alternate between firms in any subsequent tied-bid or use other equitable procedures to ensure that no firm is favored if there is more than one occasion in which there is a tied-
    bid).

              (ii) If the Batch is formed more than 90 days after the Plan Effective Date, the Broker-Dealer Affiliate may request bids from any three nationally recognized brokerage firms selected by the Broker-Dealer Affiliate in its sole discretion. The block of shares will be sold to the firm submitting the highest bid. If more than one firm submits the same bid and such bid is the highest bid, the Broker-Dealer Affiliate will request new bids from each of the firms previously submitting the highest bid until one becomes the highest. If no one bid becomes the highest, then the Broker-Dealer Affiliate will sell the block to one of the firms submitting the highest bids, randomly selected by the Broker-Dealer Affiliate (provided that the Broker-Dealer Affiliate will alternate between firms in any subsequent tied-bid or use other equitable procedures to ensure that no firm is favored if there is more than one occasion in which there is a tied-bid).

    Notwithstanding the foregoing, no institution shall be obligated to submit a bid for any Surplus Shares if requested by the Broker-Dealer Affiliate pursuant to this paragraph D.4(c), and the Broker-Dealer Affiliate shall not be obligated to accept any bid it receives. Sales effected in accordance with this paragraph D.4(c) will be processed on the trading day following the day the Batch is formed.

    The Broker-Dealer Affiliate may determine which option or options to use in its sole discretion, except that if not all Surplus Shares are sold pursuant to paragraphs D.4(b) or D.4(c), then the remaining shares shall be sold pursuant to paragraph D.4(a). If more than one option is used, the Surplus Shares will be allocated among the Large Trust Beneficiaries on a pro rata basis.

    The limitations set forth in this paragraph D.4 apply only to sales on behalf of Large Trust Beneficiaries and do not apply to Small Trust Beneficiaries.

5. Subject to paragraphs D.4 and D.3, the timing of transactions and the frequency of transaction intervals will be subject solely to the control of the Broker-Dealer Affiliate and the broker or brokers. The brokers will effect all transactions in connection with the Program in the open market on the floor of the NYSE in the ordinary course of their business, except as set forth in paragraph D.4 and as described below with respect to sales to the Holding Company. Except as set forth in paragraph D.4, the brokers will effect brokers' transactions solely as agent. The brokers may also cross, solely on an agency basis, sales and purchase instructions in Common Stock submitted by their customers with sale and purchase instructions received by the Broker Dealer Affiliate. All such crossing transactions will be effected by the brokers on the floor of the NYSE and the brokers will not conduct negotiations off the floor of the NYSE with respect to such transactions.

6. The Holding Company may, in its discretion, purchase Trust Shares withdrawn from the Trust for sale through the Program; however, no such repurchase will be made while the Holding Company is otherwise engaged in a distribution as defined in Regulation M under the Securities Exchange Act of 1934. The Broker-Dealer Affiliate will notify the Holding Company of the number of shares available for purchase on any trading day no later than 1/2 hour after the opening of the NYSE on that trading day, and the Holding Company will inform the Broker-Dealer Affiliate no later than one hour after the open of the NYSE on that trading day of the number of shares it wishes to purchase. Purchases by the Holding Company will be at a purchase price equal to the average of the high and low prices on the day of purchase. Shares purchased by the Holding Company will be deemed to have been made (a) first, out of sale instructions received from Small Trust Beneficiaries and
    (b) second, out of sale instructions

                               Exhibit J -- Purchase and Sale Program Procedures
    received from Large Trust Beneficiaries. If not all of the shares covered by sale instructions received from Large Trust Beneficiaries are purchased by the Holding Company, the shares that are purchased shall be allocated among the Large Trust Beneficiaries on a pro rata basis.

7. If the only transactions that occur in the Batch are sale instructions that are offset against purchase instructions under the Program, the price at which sales and purchases shall be processed will be the opening price on the trading day following the day the Batch is formed. If the Broker-Dealer Affiliate places a purchase order, all purchase instructions in the Batch will be assigned the same price per share. Such purchase price will be the volume weighted average price per share of the shares in the Batch purchased on the day the purchases in the Batch occur (including any purchases offset against sales instructions as provided in paragraph D.1 above). If the Broker-Dealer Affiliate places a sales order, all sale instructions in the Batch will be assigned the same price per share. Such sale price will be the volume weighted average price per share of the shares in the Batch sold on the day the sales in the Batch occur (including any sales to the Holding Company and sales offset against purchase instructions as provided in paragraph D.1 above). For purposes of determining the prices of purchases and sales in a Batch, the prices will be those reported on the New York Stock Exchange Composite Tape on the date the purchase and sale is made, except for the prices of shares sold to the Holding Company, which shall be the price determined as described above.

8. Upon settlement of a purchase transaction, the Broker-Dealer Affiliate will promptly (i) transmit to the Custodian a confirmation statement and any funds that had been transmitted by the Trust Beneficiary in excess of the funds used to acquire up to the 1,000 Interest maximum for that Trust Beneficiary, and (ii) deliver the acquired shares to the Custodian, which will deposit them as Trust Shares in the Trust. The Custodian will input the price paid for the shares on its records and update the Trust Beneficiary's account to reflect the increase in Interests. The Custodian will promptly mail revised beneficiary statements to the Trust Beneficiaries, showing the revised number of Interests and the price per share of Trust Shares acquired, but in any event no later than four trading days after the date for the last transaction effected in the Batch. The Custodian will also mail a check for any excess funds to the Trust Beneficiary within the four trading days, unless the check is for more than $1,000, in which case the Custodian may delay mailing for up to 14 days in order to determine that the check sent by the Trust Beneficiary has cleared.

9. Upon settlement of a sale transaction, the Broker-Dealer Affiliate will promptly transmit to the Custodian a confirmation statement and the funds received from the sale. The Custodian will update the Trust Beneficiary's account to reflect the reduction in Interests, and will promptly mail revised beneficiary statements to the Trust Beneficiaries, showing the revised number of Interests and the price per share of Trust Shares sold, but in any event no later than four trading days, after the date for the last transaction effected in the Batch. The Custodian will also mail a check for the funds received to the Beneficiary within the four trading days.

10. All brokerage commissions, mailing charges, registration fees or other administrative or similar expenses arising in connection with the Program will be borne by the Holding Company.

11. The Program Agent will establish a Purchase and Sale Program call center (with a toll-free number), staffed with employees of the Program Agent, to answer inquiries about the Program and through which sale instructions (but not purchase instructions) can be given. No recommendation or solicitation will be made by the Program Agent or these employees, nor will any assurance be given by them about the price that will be received for shares sold or the price that will be paid for purchasing additional shares.

E.  Miscellaneous

1.  Duration.  The Program shall last for the life of the Trust.

2. Stock Splits, etc. All references to share numbers set forth in these Purchase and Sale Program Procedures shall be ratably adjusted to reflect any stock split or reclassification of outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock.

3. Amendments. The Purchase and Sale Program Procedures may be amended by the Holding Company at any time. Until the first anniversary of the Plan Effective Date, any such amendment to the Purchase and Sale Program Procedures shall be subject to the prior approval of the Superintendent. If the Superintendent approves such amendment, the Company shall notify the Trust Beneficiaries as promptly as practicable following such approval. Following the first anniversary of the Plan Effective Date, the Holding Company may amend the Purchase and Sale Program Procedures at any time; provided, however, that no such amendment shall become effective until the Holding Company shall have first provided written notice of such amendment to the Trust Beneficiaries.

                               Exhibit J -- Purchase and Sale Program Procedures

                                                                      Schedule 1


                                     METLIFE
                                  SCHEDULE 1 TO
                             PLAN OF REORGANIZATION

                             ACTUARIAL CONTRIBUTION
                          PRINCIPLES AND METHODOLOGIES











                                 AUGUST 24, 1999

OVERVIEW

The Actuarial Contribution Principles and Methodology describes the methods by which the Actuarial Contribution ("AC") of Participating Policies that were In Force on the Adoption Date ("Qualifying Policies") will be calculated, as required by Article VII of the Plan. Where not specifically referenced in this schedule, terms are defined in Article II of the Plan.

MetLife will classify each Qualifying Policy into one of the following product lines ("Product Line"): (i) Individual Life Insurance Policies, (ii) Individual Annuities/Supplementary Contracts, (iii) Individual Health Insurance, (iv) Group Annuities, and (v) Group Life and Health Insurance.

Within each Product Line, Qualifying Policies will be further divided into classes of Qualifying Policies that are reasonably homogeneous with regard to their experience and risk characteristics. As an initial step, Product Lines have been subcategorized by (i) major product groupings (e.g., for Individual Life, major product groupings include Industrial Life, Ordinary Life, Universal Life, etc.) as well as by (ii) major grouping based on how the contract was issued (e.g., issued by MetLife in the U.S., issued by MetLife from its Canadian Branch, or issued by New England Mutual Life). Within these subcategories, the classes of Qualifying Policies are determined primarily by the following, as appropriate given materiality considerations and based upon the way the classes of Qualifying Policies are managed: (i) insurance plan (for example, Whole
Life), policy year, issue age, and dividend class for Individual Life Insurance;
(ii) policy year and plan type for Individual Annuities and Supplementary Contracts, (iii) policy form and issue year for Individual Health Insurance, and
(iv) contract for Group Annuities, Group Life, and Group Health. Except for most group contracts, where calculations are performed on a contract specific basis, interpolation and extrapolation methods will be used to develop estimated results for each policy based on model cell calculations for the corresponding class of Qualifying Policies.



Actuarial Contribution Principles and Methodologies                       Page 1

The Actuarial Principles and Methodology sets forth the basic principles which will be used in the determination of the AC. An Actuarial Contribution Memorandum will be completed in accordance with the principles set forth in
Article VII of the Plan and the Actuarial Contribution Principles and Methodology. The Actuarial Contribution Memorandum will be approved by the Board and submitted to the Superintendent prior to the mailing of notices referred to in Sections 5.4 and 5.5 of the Plan.

For each Eligible Policyholder, the amount of consideration will be based on an allocation of a number of shares of Common Stock. Under certain circumstances, as described in Section 7.3 of the Plan, these shares of Common Stock will be converted to either cash or policy credits for the actual distribution to an Eligible Policyholder. Each Eligible Policyholder will be allocated a fixed component of consideration equal to 10 shares of Company Common Stock (subject to proportional adjustment as provided in Section 10.3 of the Plan) regardless of the number of Policies owned by such Eligible Policyholder in the same capacity. In addition, a variable component of consideration will be allocated in respect of the Qualifying Policies of which the Eligible Policyholder is the Owner on the Adoption Date.

Note that an Eligible Policyholder may hold one or more Participating Policies, one or more non-participating policies, or some combination of each kind. In any case, a fixed component of consideration will be provided to each Eligible Policyholder. However, only Participating Policies receive allocations of the variable component of consideration. As described in Article VII of the Plan, the Aggregate Variable Component shall be allocated to Eligible Policyholders for their Qualifying Policies based on the Actuarial Contribution for such Qualifying Policy relative to the sum of the Actuarial Contributions for all Qualifying Policies. However, for purposes of this allocation, any negative Actuarial Contributions for Qualifying Policies will be adjusted by setting them to zero.


Actuarial Contribution Principles and Methodologies                       Page 2

BASIC METHODOLOGY

The objective of the AC calculation is to estimate the contributions to surplus made by each Qualifying Policy. ACs are based on a calculation of a Qualifying Policy's historical contributions to surplus, as well as its anticipated future contributions as of the Statement Date. The historical calculation reflects the period starting with the year a policy was issued and ending with the Statement Date and represents the accumulated value on the Statement Date of all of that policy's past contributions to the surplus of the company. The prospective calculation for a policy reflects the period beyond the Statement Date and represents the present value on the Statement Date of all of that policy's expected future contributions to the surplus of the company. If the Qualifying Policy was issued after the Statement Date but before the Adoption Date, the AC will be calculated as the present value as of the Statement Date of its expected future contribution to the surplus of the company.

Premiums, benefits, expenses, investment income, federal income taxes and dividends are reflected in the calculations, both historically and prospectively. Historical assumptions will be based on a combination of published financial reports, detailed historical information or assumptions derived from more recent experience applied to prior years. The historical AC calculations will include a charge for past mortality and morbidity based on experience for each class of Qualifying Policies, but will not reflect any gain or loss due to persistency experience for other policies in the same class which are no longer in force. The future AC calculations will be based on assumptions set for various classes of Qualifying Policies for mortality, morbidity, persistency, expenses, asset cash flows including flows from reinvested assets, federal income taxes and other actuarial factors.

A significant factor in deriving assumptions for the AC calculation will be the goal of consistency in assumptions across Product Lines, as well as for classes of Qualifying Policies within a Product Line. Consistency of assumptions is an important goal, since the sole use of the AC calculations will be to allocate value of a given policy relative to all other policies. The derivation of assumptions and methodologies, including those for policy riders and other supplemental product features, will be based on the way the class


Actuarial Contribution Principles and Methodologies                       Page 3
of Qualifying Policies was managed historically as well as the way it is managed currently.

In some instances, the calculated AC for a Qualifying Policy will be negative. For these policies, the Variable Equity Share will be set to zero. For the purpose of determining the Variable Equity Shares of Qualifying Policies with a positive AC, negative ACs of Qualifying Policies will be adjusted by setting them to zero, as provided for in Section 7.2(a).

Projected Dividends

The AC calculations assume the continuation of the 1999 payable dividend scales, where applicable.

Liability Projections

To the extent possible, historical assumptions will be derived to be consistent with information contained in or supporting published financial statements. With the exception of certain expenses and benefits not included in the closed block, prospective projection assumptions will be consistent with assumptions used to develop closed block funding for policies eligible for inclusion in the closed block (Closed Block Business). Where assumptions were not needed for the closed block, e.g. for certain expenses or for par policies not in closed block, future assumptions will be derived based, in part, on the assumptions that underlie the 10-year actuarial projections attached to the Plan.

Asset Projections

Historically, the asset assumptions to be used are net investment rates of return, including capital gains and losses, based on an analysis of MetLife's annual investment yields. Prospective investment assumptions (default/recovery for existing assets, call/prepayment rates for existing assets, and reinvestment rates) are consistent with (1) Closed Block assumptions for Closed Block Business, and (2) assumptions which underlie the company's current expectations.


Actuarial Contribution Principles and Methodologies                       Page 4

Key Reference Materials

The principal materials relied upon in performing these calculations include:

- Information contained in MetLife's Annual Statement Convention Blanks as filed with insurance regulatory authorities;

- All available annual dividend resolutions and dividend procedure rulings for MetLife;

- Inventories of life insurance in force as of December 31, 1998 of MetLife, including tapes and listings produced from these records;

- Inventories of assets in MetLife's general account as of December 31, 1998, including tapes and listings produced from these records;

- Information on policies in force, including premiums, cash values, dividends, statutory reserves, policy benefits and other related policy information; and

- Internal financial reports and statistical data on historical experience with respect to mortality, morbidity, persistency, federal income taxes, expenses and other assumptions.


Actuarial Contribution Principles and Methodologies                       Page 5

                                                                          Sch. 2


                             CLOSED BLOCK MEMORANDUM

The objective of the Closed Block is to provide reasonable assurances to owners of policies therein that, after the Plan Effective Date, assets will be available to maintain the dividend scales in effect for 1999 if the experience underlying such scales continues and to implement appropriate adjustments in future dividend scales if such experience changes. In accordance with Article VIII of the Plan of Reorganization, this memorandum sets forth how Metropolitan Life Insurance Company ("MetLife")(1) will meet the objective regarding the funding of the Closed Block and how the Closed Block will actually operate after it is established with respect to certain charges.

MetLife is a mutual life insurance company domiciled in the state of New York. In 1996, MetLife merged with The New England Mutual Life Insurance Company ("TNE"), at which time the TNE inforce block of business became part of MetLife. At the time of the merger, MetLife indicated its intent to maintain, for at least the following ten years, separate experience for the TNE block for the purpose of distributing dividends to policyholders.

MetLife has segmented the Closed Block into three parts to reflect the unique dividends and operations of each segment: 1) US Traditional; 2) US Industrial; and 3) TNE (traditional individual life). MetLife may combine two or more of these segments at some future date (but, in any event, the TNE segment will be maintained separately for the ten-year period starting from the date of the MetLife/TNE merger). For as long as these segments are maintained separately, future dividends on policies in each Closed Block segment will reflect the performance of assets allocated to that segment.

This Memorandum sets forth the following with respect to the Closed Block:

I.       Basis for Determining Closed Block Funding as of December 31, 1998

II. Experience Assumptions Used in Determining Closed Block Funding - US Traditional

III. Experience Assumptions Used in Determining Closed Block Funding - US Industrial

IV.      Experience Assumptions Used in Determining Closed Block Funding - TNE

V. Basis for Charging Certain Expenses and Premium Taxes to the Closed Block After the Closed Block is Established

VI. Basis for Charging Federal Income and Additive State and Local Taxes to the Closed Block After the Closed Block is Established

VII. Basis for Adjusting Closed Block Assets After the Closed Block is Established.

-------------------

(1) Capitalized terms not defined in this document have the meaning as defined in the Plan of Reorganization.


Closed Block Memorandum              Page 1                   September 28, 1999

I.    BASIS FOR DETERMINING CLOSED BLOCK FUNDING AS OF DECEMBER 31, 1998

The calculation of Closed Block funding results in an amount of initial assets that produces cash flows which, together with anticipated revenue from Closed Block Business, is reasonably expected to be sufficient to support such business including provisions for payment of death claims, surrender benefits, policy loans, certain expenses and taxes, as well as to provide for continuation of dividend scales payable in 1999, if the experience underlying such dividend scales continues, and for appropriate adjustments in such scales if the experience changes.

Models were developed to determine estimates of Closed Block liability cash-flows for business in force. These models are used to generate premiums, benefits, policy loan amounts, loan interest, fixed administrative expenses, state and local premium taxes and dividends. "Benefits" include death claims, surrender benefits and miscellaneous benefits, such as waived premiums. These items are generated for each calendar year, with the first year commencing January 1, 1999. Premiums are assumed to be received as due and payments reflect the modal loadings, as appropriate. Disbursements are assumed to be paid or applied (in the case of, for example, dividends used to purchase additions) when due. Premiums due and unpaid on December 31, 1998 are assumed to be paid during 1999. Premiums paid in advance of their due date on or before December 31, 1998 are assumed to be paid from amounts held in the Closed Block as of December 31, 1998. Benefits incurred before, but not paid by, December 31, 1998 are assumed to be paid from amounts held outside the Closed Block as of December 31, 1998.

Asset models were developed for assets allocated to the Closed Block. From these models, investment cash flows are generated from maturities and prepayments of debt obligations, as well as from investment income.

Insurance cash flows, equal to premiums plus policy loan interest less benefits, certain expenses, taxes, and dividends, plus the investment cash flows are then reinvested at an annual effective rate. The actual investments will be made in accordance with Article VIII of the Plan of Reorganization.

Federal Income and Additive State and Local Taxes for each year were calculated by applying a rate of 36.262% (35% for federal taxes and 1.262% for state and local taxes) to taxable income which is derived from pre-tax statutory gains adjusted for the following:

         - Adding back the increase in statutory reserves and deducting the increase in tax reserves.

         - Capitalization and amortization of DAC tax on future premiums received after December 31, 1998 and the net reinsurance cash flows on certain reinsurance treaties, if material.

         -        Adding in the increase in dividend liability.


Closed Block Memorandum              Page 2                   September 28, 1999

No provisions have been incorporated for the difference between statutory and tax asset values because the actual difference is small.

These models were used iteratively to determine the expected assets and amounts needed to support the Closed Block.

The total assets of the Closed Block as of December 31, 1998 are (amounts in millions):

------------------------------------------------------------------------------------------------------------------
                                                   US                US                              GRAND
                                               TRADITIONAL       INDUSTRIAL          TNE             TOTALS
------------------------------------------------------------------------------------------------------------------
Cash & Invested Assets                         $19,954.6         $2,075.6          $5,407.3        $27,437.5
------------------------------------------------------------------------------------------------------------------
Gross Premium Due & Unpaid (Net of                 $85.9             $0.0             $33.0           $118.9
Prem. Tax)
------------------------------------------------------------------------------------------------------------------
Policy Loans including accrued                  $2,512.8             $5.8          $1,299.6         $3,818.2
interest
------------------------------------------------------------------------------------------------------------------
Net Deferred Premiums                             $452.0             $0.0            $110.1           $562.1
------------------------------------------------------------------------------------------------------------------
Total                                          $23,005.3         $2,081.4          $6,850.0        $31,936.7
------------------------------------------------------------------------------------------------------------------
Percent of Grand Total                             72.0%             6.5%             21.5%           100.0%
------------------------------------------------------------------------------------------------------------------
Liabilities                                    $27,395.3         $2,527.3          $7,807.1        $37,729.7
------------------------------------------------------------------------------------------------------------------

Closed Block Memorandum              Page 3                   September 28, 1999

II. EXPERIENCE ASSUMPTIONS USED IN DETERMINING CLOSED BLOCK FUNDING - US TRADITIONAL

The Traditional Ordinary business consists of participating permanent and term policies issued from the early 1900's through the present with unit-based guaranteed cash values set in accordance with the Standard Nonforfeiture Law. Both single and multi-life policies are in the inforce population, and a variety of endowments, death benefits and premium payment options have been offered over time. Sex distinctions have been made since 1974, and premium discounts by size band have been given since 1960. Guaranteed issue and simplified underwriting policies have been available to Metromatic plans in the salary deduction market. A small proportion of substandard risks has been insured, generally at higher premium rates.

Premium levels have generally been fixed at issue for most permanent and term plans, although adjustable premium term policies are also sold. Ancillary benefits (e.g., disability waiver, accidental death) with small, fixed premiums and minimal surrender values have also been available with most base life insurance plans. Policyholders may elect to receive dividends in cash, accumulate dividends at interest ("DWI") or apply them towards the purchase of additional insurance. Term policies generally have a period of time to convert to permanent coverage without providing evidence of insurability. Additional guaranteed insurability rights have been granted to individuals covered under group plans. Policies on nonforfeiture may be converted to dividend-paying reduced paid-up insurance, guaranteed cost extended term insurance ("ETI") or continue as premium paying business through automatic premium loans.

DWI, ETI and liabilities for additional mortality associated with policies which were issued under group insurability rights (i.e., group conversions) were excluded from the Closed Block Business. This applies for existing amounts, as well as new elections.

The factors comprising the experience underlying the calculation of Closed Block funding for US Traditional Life are as follows:

MORTALITY

In establishing dividend scales, MetLife's philosophy has generally been to refund all favorable base policy mortality experience to the policyholder. Note, however, that there are exceptions where, for some plans, the mortality rates incorporated into the dividend scale have been more favorable to the policyholder than experience would indicate. In addition, it should be noted that in most cases dividend mortality rates are based on the standard mortality class with preferred and substandard mortality differences addressed through premium differences, not in the dividend scale. For new business issued since 1995, whole life dividends do vary by smoker class as well.

Closed Block Memorandum              Page 4                   September 28, 1999

MetLife's 1998 mortality study covering experience from 1993 through 1997 was considered in determining the 1999 dividend scale. The results show that over the study period actual mortality was approximately 99.3% of expected, where expected mortality rates are from MetLife developed mortality tables.

For Closed Block funding purposes, a mortality assumption of 100% of the MetLife developed mortality tables was used. The same mortality rates are assumed to apply to base policies as well as Additional Insurance ("AI", i.e., paid-up additions) and any associated riders.

POLICY PERSISTENCY

The lapse assumptions used in the Closed Block funding are based on recent MetLife lapse experience, generally covering experience in 1997. The lapse rates used are summarized as follows:

         -        Traditional Premium Paying Permanent (excluding Last Survivor)
                  - Assumptions for premium-paying business were assumed to vary by issue age and policy year. Rates vary from a high of 35% for certain policies in their first year to a low of 2% for certain long duration policies.

         - Last Survivor - A lapse rate of 4.0% was applied at all ages and durations.

         - Traditional Paid-up Permanent - A lapse rate of 2.1% was applied to all ages and durations. Note that Paid Up Additions ("PUA") Riders are assumed to be attached to a premium paying base policy and lapse assumptions are consistent with those of the base policy.

         - Reduced Paid-Up - A lapse rate of 3.5 % was applied at all ages and durations.

         - ART Term Insurance - Assumptions for Annually Renewable Term ("ART") business were assumed to vary by issue age and policy year. Rates vary from a high of 26% to a low of 8%. These rates were also adjusted for term conversions as described below.

         - Decreasing Term Insurance - The lapse assumption was 6% for all issue ages and durations. These rates were also adjusted for term conversions as described below.


Closed Block Memorandum              Page 5                   September 28, 1999

         - Renewable and Convertible Term Insurance - Ultimate lapse rates for all issue years and durations were assumed to be 5%, except at the end of every fifth policy year. Since the plans are modeled on a 5 year renewable and convertible basis, a 15% lapse rate is assumed at the end of the 5th, 10th, etc. policy year. These rates were also adjusted for term conversions as described below.

Excess AI Lapse/Surrender Rates

In addition to the lapses/surrenders included in the above descriptions, excess withdrawals on AI balances were assumed based on recent experience.

Term Conversions

A policyholder exercising a conversion option under a policy included in the Closed Block will be issued a new policy, assumed to be outside of the Closed Block, and the original term policy will terminate. Therefore, in addition to the lapse assumptions described above, for term policies with conversion privileges, assumed term conversion rates were added to account for policies converting to permanent plans of insurance. Term conversions are treated as a cash surrender in the funding and operation of the Closed Block.

The December 31, 1998 term conversion reserves held on account of additional mortality expected from policies converted prior to January 1, 1999 and converted to policies included in the Closed Block were modeled as a miscellaneous liability as described below.

NONFORFEITURE UTILIZATION

Assumptions for nonforfeiture utilization for all Ordinary Life premium paying permanent model plans are as follows:

         Cash & ETI                    96.8%
         RPU                            3.2%

Since all future ETI elections for US Traditional Life were excluded from the Closed Block, surrenders onto ETI are treated as a cash surrender and have been included in the lapse assumptions described above. Surrender benefits for all term plans were assumed to be paid in cash.

Section VII of this memorandum describes the treatment of reinstatements from ETI.


Closed Block Memorandum              Page 6                   September 28, 1999

POLICY LOAN UTILIZATION

Policy loan utilization rates were developed as of December 31, 1998 from historical MetLife data. Loan balances were projected as a level percent of total policy cash value including AI. Since dividend credited interest rates vary by loan interest rate block, utilization percentages were calculated separately by loan interest rate block. Variable loan rates charged were projected at 6.90%, consistent with rates in effect on December 31, 1998.

DIVIDEND OPTION UTILIZATION

Dividend option utilization rates vary by product type and issue year and were based on actual data as of December 31, 1998. With respect to the utilization rates corresponding to the dividend option applied to DWI, it was assumed that 100% of these dividends were paid in cash.

It was assumed that 100% of dividends on paid up additions were applied as AI.

EXPENSES

Maintenance expenses of $40 per policy per year were assumed. In addition, investment expenses were assumed at the annual rates that vary by asset type as shown in the asset section below. The investment expense rates were applied to the statutory book value (plus accrued income) of invested assets including policy loans. No inflation factor has been assumed which would increase these unit costs in future years. In calculating the funding for the Closed Block, maintenance expenses were assumed to be paid throughout the year while investment expenses were assumed to be paid at the end of each calendar year. These assumptions are consistent with the way that the Closed Block will be charged for these expenses as described in Section V.

The only other expenses considered in the model for the Closed Block are state and local premium taxes (including other additive state and local taxes not covered by the income tax assumption described in Section I) which are assumed to equal 1.51% of gross premiums paid based on actual 1998 experience.

COMMISSIONS

Commissions will not be charged to the Closed Block and none have been assumed in the funding calculations.

Closed Block Memorandum              Page 7                   September 28, 1999

REINSURANCE CEDED

Only certain types of reinsurance are included in the Closed Block. Those agreements where reinsurance was required in order to issue a policy were reflected in the Closed Block. This includes excess risk reinsurance and substandard shopping programs. For the US Traditional Life block, this represents an extremely small portion of the direct business. The liability associated with the ceded reinsurance has been treated as a non-modeled liability as described below.

MISCELLANEOUS LIABILITIES

The vast majority of the Closed Block funding is calculated based on detailed cell based models using the assumptions described above. Alternative methods of funding were developed for other smaller Closed Block liabilities and are summarized below.

Aggregate Simplified Models

Simplified single cell models were developed to calculate Closed Block funding for Disability Waiver of Premium (DW), Accidental Death Benefit (ADB), Guaranteed Insurability Rider (GIR), and Substandard Reserve. For each of these, recent data was used to develop high level assumptions to estimate insurance cash flows, including the runoff of existing reserve balances.

For GIR, since all new policies issued after the Plan Effective Date as a result of an election of this option will be administered outside the Closed Block, the only assumed cash flows from this rider in the Closed Block were the collection of rider premiums and the payment of related taxes.

For substandard rated business, which is relatively small compared to the preferred and standard underwriting classes of MetLife US Traditional life business, the cell-based projections include substandard business as if it were standard underwriting. To incorporate the additional premiums and death benefits over standard business anticipated from the substandard inforce, an aggregate single cell model was developed.

For each of these single cell models, decrements were applied based on the aggregate run-off of the units from the base policy projection. Premium tax was charged at the base ordinary rate of 1.51% and FIT was calculated based on the assumption that tax reserves equal statutory reserves and a DAC tax capitalization rate of 7.7%. Funding amounts were calculated using a discount rate equal to the after tax investment earnings rates of the asset portfolio.


Closed Block Memorandum              Page 8                   September 28, 1999

Liabilities Funded based on Modeled Funding Ratio

For some liabilities, funding is expected to be similar to that of the modeled liabilities and is calculated by applying the modeled funding ratio to the liability balance. Such liabilities include:

         - Policies to be included in the Closed Block, but excluded from the modeled inforce;

         -        Term conversion reserve; and

         -        Reinsurance ceded

Liabilities Funded at 100%

These liabilities include items where cash flow equal to the reserve balance is anticipated to be paid in the near term. This would include:

         - Advance Premium (reduced or netted with premium tax already paid on these premiums)

         -        Dividends Due and Unpaid (net of FIT)

         - The May dividend scale adjustment, which is applicable to certain policies issued prior to 1960 where the 1999 dividend scale did not take effect until May 1999 (net of FIT)

Liabilities Funded at 0%

Liabilities associated with cash flows that are assumed to be zero or are already incorporated into the projections are funded at 0%. "Non-Modeled Dividend Liability", which is an adjustment to the dividend liability for persistency, is the only item in this category.

ASSETS

A Closed Block asset model was created for US Traditional Life. Bond and mortgage assets were selected for the Closed Block from the US Traditional operations line of business asset pool. Policy loan assets have been described above.

Closed Block invested assets, excluding policy loans, consist of the following categories:

         1.       Bonds (rated NAIC 3 or better)

                  a)       Asset Backed Bonds

                  b)       Government Zero Coupon Bonds

                  c)       Government Non-Zero Coupon Bonds

                  d)       Public Bonds



Closed Block Memorandum              Page 9                   September 28, 1999

                  e)       Private Bonds

                  f)       Commercial Mortgage Backed Securities (CMBS)

                  g)       Collateralized Mortgage Obligations (CMO)

                  h)       Government National Mortgage Association
                           Pass-Throughs (GNMA)

                  i)       Other Mortgage Backed Securities (MBS)

         2.       Mortgages

                  a)       Commercial Mortgages

                  b)       Agricultural Mortgages

All of the bond and mortgage asset categories above were modeled based on seriatim data and the assumptions described below with the exception of the following asset categories: CMBS, CMO, GNMA, MBS and Agricultural Mortgages. Projected cash-flows, statutory income and statutory capital gains/losses for these asset categories were developed from various investment managers' projection systems and were incorporated directly into the modeling system.

Assumptions specific to each category follow.

Bonds

A.    Default Shaves

              Rating                         Annual Default Shave
              ------                         --------------------
              Government                             0.00%
              AAA                                    0.05%
              AA                                     0.05%
              A                                      0.10%
              BBB                                    0.27%
              BB                                     1.45%
              B                                      3.75%
              Other                                  8.00%

           Default shaves capture the expected value of foregone interest and capital loss of bond defaults. Default shaves are deducted from investment income and not reflected as capital losses.

           The rating used (in order of preference) is Standard & Poor's, Moody's, and then MetLife's. If there is not any rating information, a rating of "A" is assumed.

           GNMA are exempt from default shaves because of an explicit government guarantee; MBS (FNMA & FHLMC) are exempt from default shaves because of an implicit government guarantee. Similarly, the CMOs (either GNMA or other


Closed Block Memorandum              Page 10                  September 28, 1999
           agencies) are exempt from default shaves because there are no non-agency CMOs in the Closed Block.

B.    Prepayments

           None assumed (other than those which have been assumed in the development of projected cash flows for CMOs and other mortgage backed securities).

C.    Calls

           No calls are projected for callable bonds, and the overall book yields and coupon rates have been reduced by 0.50% to reflect the cost of the call option. The reduction in yields is reflected in the asset models by increasing the investment expense rates for callable bonds by 0.50%.

           Callable bonds with "make whole" provisions were modeled as non-callable without any reduction in yields.

Mortgages

A.    Default Shaves (deducted from gross investment income)

              Agricultural Mortgages                     0.23%
              Commercial Mortgages                       0.60%

B.    Prepayments

         1.       The prepayment rate for commercial mortgages is zero.

         2. The prepayment rate for agricultural mortgages is 10% per year and was already incorporated into the cash-flows.

C.    Rollovers / Maturities

           Upon maturity of existing "bullet" mortgages, 100% are assumed to mature and 0% are assumed to rollover or to be refinanced.

General Assumptions

A. Treasury Yield Curve - as of 12/31/98 was assumed in all projection years (semi-annual bond equivalent yields):



Closed Block Memorandum              Page 11                  September 28, 1999

              Short-term                    4.48%
                 1-Year                     4.53%
                 5-Year                     4.56%
                10-Year                     4.65%
                30-Year                     5.09%

B. Investment Expense - Applied to the statutory book value of assets according to the following table:

Category                                               Annual Expense Rate
--------                                               -------------------
US Domestic State & Local Gov't Bonds                          0.13%
All other bonds                                                0.15%
Mortgages                                                      0.35%
Policy Loans                                                   0.40%
Reinvested Assets                                              0.25%

     These expense rates were assumed to be fixed for the duration of the projections and correspond to the rates that will be charged to the Closed Block as described in Section V. The expense rate assumption used for reinvested assets is consistent with an average expense rate that would apply using a reasonable mixture of future reinvested assets.

C.       Gross Reinvestment Rate - Pre-1982 business - 8.20%
                                   1982 & later business - 8.34%

D. Disinvestment - all assets were assumed to be illiquid. Accordingly, no assets were assumed to be available for sale and to the extent assets are needed to fund benefit and expense payments (negative cash-flows), assets were assumed to be borrowed at the reinvestment rate.


Closed Block Memorandum              Page 12                  September 28, 1999

III. EXPERIENCE ASSUMPTIONS USED IN DETERMINING CLOSED BLOCK FUNDING - US INDUSTRIAL

Industrial business, which was issued between 1879 and 1964, was characterized by small face amounts of insurance (generally under $1,000) with premiums originally payable either weekly or monthly. With the exception of the Nonforfeiture Extended Term block, Industrial is participating with dividends applied to purchase Additional Insurance.

The products issued were generally limited payment life plans and endowment plans with various benefit periods. Premiums have been waived since 1981, and several guaranteed benefit liberalizations have taken place over the years. Ancillary benefits such as disability waiver, accidental death and dismemberment, and loss of eyesight or limb were available with most base life insurance plans.

The factors comprising the experience underlying the calculation of Closed Block funding for US Industrial Life are as follows:

MORTALITY

The 1998 mortality study was considered in determining the 1999 dividend scale. This study was based on experience in 1997. It shows that over this period actual mortality was approximately 68.2% of an expected mortality table developed by MetLife. For Closed Block funding purposes, mortality of 68.2% of these expected rates were assumed for Closed Block Funding. Mortality rates for AI were assumed to be the same as those for the base plan.

POLICY PERSISTENCY

All future premiums on the US Industrial line of business have been waived. Persistency has been based on recent experience for this block. For all policies in this group, an annual lapse rate of 1.25% was assumed. Lapse rates for AI were assumed to be the same as those for the base plan.

NONFORFEITURE UTILIZATION

No reduced paid up or extended term utilization was assumed for US Industrial Life policies. All surrender benefits were assumed to be paid in cash.



Closed Block Memorandum              Page 13                  September 28, 1999

POLICY LOAN UTILIZATION

Policy loan utilization rates were developed as of December 31, 1998 from actual data. The rates were assumed to remain as a constant percentage of total policy cash value over the projection period.

DIVIDEND OPTION UTILIZATION

All Industrial dividends are paid on January 1 of each calendar year and are automatically used to purchase AI. As such, all dividends were assumed to purchase AI in the calculation of Closed Block funding.

EXPENSES

Maintenance expenses of $10 per policy per year were assumed. In addition, investment expenses were assumed at the annual rates that vary by asset type as shown in the asset section below. The investment expense rates were applied to the statutory book value (plus accrued income) of invested assets including policy loans. No inflation factor has been assumed which would increase these unit costs in future years. In calculating the funding for the Closed Block, maintenance expenses were assumed to be paid throughout the year while investment expenses were assumed to be paid at the end of each calendar year. These assumptions are consistent with the way that the Closed Block will be charged for these expenses as described in Section V.

Since all future premiums for the US Industrial block have been waived by MetLife, no premium tax assumption is applicable.

COMMISSIONS

Commissions will not be charged to the Closed Block and none have been assumed in the funding calculations.

REINSURANCE CEDED

There is no reinsurance on the US Industrial block of business.


Closed Block Memorandum              Page 14                  September 28, 1999

MISCELLANEOUS LIABILITIES

The vast majority of the Closed Block funding is calculated based on detailed cell based models using the assumptions described above. Alternative methods of funding were developed for other smaller Closed Block liabilities and are summarized below.

Liabilities Funded based on Modeled Funding Ratio

For some liabilities, funding is expected to be similar to that of the modeled liabilities and is calculated by applying the modeled funding ratio to the liability balance. Such liabilities include:

         -        ADB

         -        LEOL (loss of eye or limb)

         -        Extended Term Insurance

Liabilities Funded at 100%

 There are no liabilities in this category for MetLife US Industrial.

ASSETS

A Closed Block asset model was created for US Industrial Life. Bond and mortgage assets were selected for the Closed Block from the US Industrial operations line of business asset pool. Policy loan assets have been described above.

Closed Block invested assets, excluding policy loans, consist of the following categories:

         1.       Bonds (rated NAIC 3 or better)

                  a)       Asset Backed Bonds

                  b)       Government Non-Zero Coupon Bonds

                  c)       Public Bonds

                  d)       Private Bonds

                  e)       Commercial Mortgage Backed Securities (CMBS)

                  f)       Collateralized Mortgage Obligations (CMO)

                  g)       Other Mortgage Backed Securities (MBS)

         2.       Mortgages

                  a)       Commercial Mortgages

                  b)       Agricultural Mortgages


Closed Block Memorandum              Page 15                  September 28, 1999

All of the bond and mortgage asset categories above were modeled based on seriatim data and the assumptions described below with the exception of the following asset categories: CMBS, CMO, MBS and Agricultural Mortgages. Projected cash-flows, statutory income and statutory capital gains/losses for these asset categories were developed from various investment managers' projection systems and were incorporated directly into the modeling system.

Assumptions specific to each category follow.

Bonds

A.    Default Shaves

              Rating                         Annual Default Shave
              ------                         --------------------
              Government                             0.00%
              AAA                                    0.05%
              AA                                     0.05%
              A                                      0.10%
              BBB                                    0.27%
              BB                                     1.45%
              B                                      3.75%
              Other                                  8.00%

           Default shaves capture the expected value of foregone interest and capital loss of bond defaults. Default shaves are deducted from investment income and not reflected as capital losses.

           The rating used (in order of preference) is Standard & Poor's, Moody's, and then MetLife's. If there is not any rating information, a rating of "A" is assumed.

           MBS (FNMA & FHLMC) are exempt from default shaves because of an implicit government guarantee. Similarly, the CMOs are exempt from default shaves because there are no non-agency CMOs in the Closed Block.

B.    Prepayments

           None assumed (other than those which have been assumed in the development of projected cash flows for CMOs and other mortgage backed securities).

C.     Calls

     No calls are projected for callable bonds, and the overall book yields and coupon rates have been reduced by 0.50% to reflect the cost of the call option. The reduction in yields is reflected in the asset models by increasing the investment expense rates for callable bonds by 0.50%.


Closed Block Memorandum              Page 16                  September 28, 1999

     Callable bonds with 'make whole' provisions were modeled as non-callable without any reduction in yields.

Mortgages

A.    Default Shaves (deducted from gross investment income)

              Agricultural Mortgages                     0.23%
              Commercial Mortgages                       0.60%

B.    Prepayments

         1.       The prepayment rate for commercial mortgages is zero.

         2. The prepayment rate for agricultural mortgages is 10% per year and was already incorporated into the cash-flows.

C.    Rollovers / Maturities

           Upon maturity of existing "bullet" mortgages, 100% are assumed to mature and 0% are assumed to rollover or to be refinanced.

 General Assumptions

A. Treasury Yield Curve - as of 12/31/98 was assumed in all projection years (semi-annual bond equivalent yields):

              Short-term                    4.48%
                 1-Year                     4.53%
                 5-Year                     4.56%
                10-Year                     4.65%
                30-Year                     5.09%

B. Investment Expense - Applied to the statutory book value of assets according to the following table:

Category                                               Annual Expense Rate
--------                                               -------------------
US Domestic State & Local Gov't Bonds                         0.13%
All other bonds                                               0.15%
Mortgages                                                     0.35%

Closed Block Memorandum              Page 17                  September 28, 1999

Policy Loans                                                  0.40%
Reinvested Assets                                             0.25%

     These expense rates were assumed to be fixed for the duration of the projections and correspond to the rates that will be charged to the Closed Block as described in Section V. The expense rate assumption used for reinvested assets is consistent with an average expense rate that would apply using a reasonable mixture of future reinvested assets.

B.    Gross Reinvestment Rate - 8.20%

C. Disinvestment - all assets were assumed to be illiquid. Accordingly, no assets were assumed to be available for sale and to the extent assets are needed to fund benefit and expense payments (negative cash-flows), assets were assumed to be borrowed at the reinvestment rate.


Closed Block Memorandum              Page 18                  September 28, 1999

IV.      EXPERIENCE ASSUMPTIONS USED IN DETERMINING CLOSED BLOCK FUNDING - TNE

The TNE Traditional Life line of business consists of individual traditional participating life insurance contracts. These contracts were marketed and distributed directly to individuals primarily through a career agency system. They reflect a historical focus toward the upscale business and professional market. The policies were sold for purposes such as "key person" insurance, deferred compensation plans, corporate or partnership buy-out arrangements, and to fund pension and profit-sharing plans that qualify for deductibility of employer contributions under the Internal Revenue Code.

The most common product types are ordinary life, graded premium life, limited pay life, and survivorship life. Ordinary life policies have level premiums throughout the duration of the contract and death benefits payable on death. Graded premium life policies are similar with the exception that premiums increase annually in the initial years of the contract before becoming level. Under limited pay policies, premiums are payable for a specified period or to a specified age after which the policy stays inforce as a paid-up policy. Under survivorship life policies, two lives are insured and the death benefit is paid upon the second death.

Dividends left on deposit were excluded from the Closed Block Business. This applies for existing amounts as well as new elections.

The factors comprising the experience underlying the calculation of Closed Block funding for TNE Traditional Individual Life are as follows:

THE "ADDITIONAL ASSETS"

Effective with the merger, MetLife established (for the purpose of allocating MetLife's divisible surplus among classes of MetLife policyholders after the merger) a "TNE Policy Segment" within MetLife's general account. At the time of the merger, the TNE Policy Segment consisted of the general account liabilities associated with all TNE participating policies and contracts and an amount of assets equal in value to the sum of: (1) the value of the TNE participating liabilities, plus (2) $150 million (referred to as the "Additional Assets"). It was contemplated that, over time, the dividends paid to historical TNE policyholders would reflect not only the net income of the assets in the TNE Policy Segment, but also an amount representing the value of the Additional Assets. It was also contemplated that the TNE Policy Segment will be maintained for at least ten years following the merger.

The Additional Assets at the time of the merger were allocated $130 million to the TNE Traditional Life line of business and $20 million to other TNE lines of business. The intended use of the $130 million was to enhance future dividends (i.e., to pay future

Closed Block Memorandum              Page 19                  September 28, 1999
dividends at a level that is greater than what would otherwise have been paid based on actual experience). These enhancements were viewed as a temporary "subsidy". Once the total Additional Assets were paid out to TNE policyholders, it was contemplated that subsequent future dividends would be paid based on the experience of the business without any further enhancement.

The TNE 1999 dividend scales include such an enhancement, with the increased dividends (the amount not supported by current experience levels) to be funded from the Additional Assets. Assuming that current experience continues and the 1999 dividend scales are maintained into the future, the ongoing dividend enhancement would eventually reduce the Additional Asset fund to zero and subsequent dividend scales would be reduced accordingly (i.e., the subsidy would be removed from the dividends when the Additional Assets have been exhausted).

The TNE segment of the Closed Block, however, has actually been funded at a level such that the current dividend scales (including the enhancement) can be maintained into the future assuming current experience continues forever.

In order to properly reflect the above, the following funding methodology was used for the TNE Closed Block segment:

1. The 1999 dividend scale was assumed in all future projection years.

2. Preliminary Closed Block required funding was first derived by reflecting:

         a) Lapse/surrender rate assumptions which are based upon current experience; and

         b) The mortality assumption which underlies the 1999 dividend scale; and

         c) An interest/reinvestment rate (i.e., asset earned rate) assumption which is more conservative (i.e., lower) than the rate underlying the 1999 dividend scale.

3. The total required funding was then set equal to the funding derived above, plus the balance as of December 31, 1998 of the Additional Assets allocated to the Traditional Life line of business of the TNE Policy segment. The Additional Assets balance as of December 31, 1998 attributable to the Traditional Life line is $156.5 million.

The resultant total required funding is higher than would have been derived using the following assumptions without the inclusion of the Additional Assets:

1.   The 1999 dividend scale assumed in all future projection years; and

2. Mortality, interest/reinvestment rate (i.e., asset earned rate), and lapse/surrender rate assumptions which are based upon current experience.

The Additional Assets for TNE will continue to be maintained as required by the Merger Agreement and will be included in, and part of, the TNE segment of the Closed Block.

Closed Block Memorandum              Page 20                  September 28, 1999

It is important to note that this approach does not in any way guarantee that future dividends will not change from the current 1999 scales. Future dividends will change as the underlying experience changes from the current experience.

MORTALITY

We utilized mortality rate assumptions based on the actual mortality rates in the 1999 dividend scales. These mortality rate assumptions are equal to 100% of the TNE Mortality Tables.

POLICY PERSISTENCY

Base Lapse/Surrender Rates

The TNE Closed Block base lapse/surrender rate assumption is 100% of the TNE Lapse Rate Tables. The TNE Lapse Rate Tables were developed from the experience study that reflects experience of the 1996 and 1997 calendar years.

Excess PUA Withdrawal Rates

In addition to the lapses/surrenders included in the above descriptions, excess withdrawals on PUA balances were assumed based on recent experience.

NONFORFEITURE UTILIZATION

Elections of Nonforfeiture Options were assumed as follows, based upon the 1997 and 1998 experience of TNE:

              Cash -            98.75%
              RPU -              1.25%
              ETI -              0.00% *

                  * Zero assumption utilized to decrease model run-time, reflecting an insignificant impact on required funding.

POLICY LOAN UTILIZATION


Closed Block Memorandum              Page 21                  September 28, 1999

Policy loan utilization rates were developed as of December 31, 1998 from actual data. Rates were developed separately by major plan, including base plan and paid up additions. Variable loan rates charged were projected at 6.78%.

DIVIDEND OPTION UTILIZATION

Assumptions for the utilization of Dividend Options are based on the combined experience of 1997 and 1998 and are summarized as follows:

                        Nonpension and                                 Pension -
                           Pension -         Nonpension - Non-       Non-Integrated
                       Integrated Plans      Integrated Plans            Plans
                       ----------------      ----------------        --------------
Paid in Cash +                 --                   39.0%                77.0%
Purchase PUAs                 100.0%                61.0%                23.0
Purchase OYT ++                --                   --                   --

     Total                    100.0%               100.0%               100.0%

         + Includes dividends used to pay premiums, reduce loan balances or left on deposit; 67% of dividends paid in cash are utilized to pay premiums.

         ++ One Year Term ("OYT") is less than 4% historical utilization; ignored in future years due to immaterial impact on funding.

EXPENSES

Maintenance expenses of $40 per policy per year were assumed. In addition, investment expenses were assumed at the annual rates that vary by asset type as shown in the asset section below. The investment expense rates were applied to the statutory book value (plus accrued income) of invested assets including policy loans. No inflation factor has been assumed which would increase these unit costs in future years. In calculating the funding for the Closed Block, maintenance expenses were assumed to be paid throughout the year while investment expenses were assumed to be paid at the end of each calendar year. These assumptions are consistent with the way that the Closed Block will be charged for these expenses as described in Section V.

The only other expenses considered in the model for the Closed Block are state and local premium taxes (including other additive state and local taxes not covered by the income tax assumption described in Section I) which are assumed to equal 1.60% of gross premiums paid based on actual 1998 experience.


Closed Block Memorandum              Page 22                  September 28, 1999

COMMISSIONS

Commissions will not be charged to the Closed Block and none have been assumed in the funding calculations.

REINSURANCE CEDED

There are five major types of reinsurance ceded by TNE:

1.       Surplus relief

2.       Agent-owned reinsurance

3. YRT reinsurance which has been ceded to take advantage of pricing efficiencies in the reinsurance marketplace

4.       Coinsurance agreement with an affiliated off-shore subsidiary

5. Other YRT reinsurance (to indemnify face amounts in excess of TNE's retention limits; and substandard shopping programs)

The first four types of reinsurance agreements are being excluded from the Closed Block operations and therefore have been excluded from the Closed Block funding calculations.

Other YRT Reinsurance

The final TNE reinsurance segment is YRT reinsurance to cover face amounts in excess of TNE's retention limit of $5 million, and substandard shopping programs. Total YRT reinsurance premium paid in 1998 was $17.6 million ($14.5 million is traditional par); statutory reserves ceded for participating Traditional Life business as of December 31, 1998 were $9.6 million; and the total face amount ceded was $2.1 billion ($1.4 billion is traditional par) on 5,932 lives (4,602 are traditional par).

For the purpose of the TNE Closed Block funding, the following approach for estimating the cost of reinsurance ceded has been developed from recent experience:

1. Future ceded death benefits were set equal to 5.5% of projected direct death benefits.

2. Future ceded gross premiums were set equal to 110% of projected ceded death benefits.

3. Beginning of Year ceded statutory reserves were set equal to 76.1% of projected ceded gross premiums.

4. Pre-tax reinsurance cost equal ceded premiums minus ceded death benefits minus change in ceded reserves.

5. Federal Income Tax were set equal to 36.262% of pre-tax gain plus a DAC-tax on net cash flow (i.e., ceded premiums less ceded benefits).



Closed Block Memorandum              Page 23                  September 28, 1999

MISCELLANEOUS LIABILITIES


The vast majority of the Closed Block funding was calculated based on detailed cell based models using the assumptions described above. Alternative methods of funding were developed for other smaller Closed Block liabilities and are summarized below.

Aggregate Simplified Models

Simplified single cell models were developed to calculate Closed Block funding for Disability Waiver of Premium and Substandard Reserve. For Disability Waiver of Premium, the same funding ratios used for US Traditional was applied to TNE business. For substandard rated business, historical experience from 1994 to 1997 was used to develop assumptions for Closed Block funding.

Liabilities Funded based on Modeled Funding Ratio

For some liabilities, funding is expected to be similar to that of the modeled liabilities and is calculated by applying the modeled funding ratio to the liability balance. Such liabilities include:

-        Payor death benefit

-        Purchase option rider

-        Group conversion reserve

-        ADB

Liabilities Funded at 100%

These liabilities include items where cash flow equal to the reserve balance is anticipated to be paid in the near term. This would include:

- Advance Premium (reduced or netted with any premium tax already paid on these premiums)

-        Dividends due & unpaid (net of FIT)

-        Premium Liability

-        Other Deposit Funds

Closed Block Memorandum              Page 24                  September 28, 1999

Liabilities Funded at 0%

Liabilities associated with cash flows that are assumed to be zero or are already incorporated into the projections are funded at 0%. This would include:

-     Premium refund/non-deduction

-     Deficiency reserves

-     Cash value in excess of statutory reserves

-     Immediate payment of claims

ASSETS

A Closed Block asset model was created for TNE Traditional Life. Bond and mortgage assets were selected for the Closed Block from the TNE Traditional Life operations line of business asset pool. Policy loan assets have been described above.

Closed Block invested assets, excluding policy loans, consist of the following categories:

1.       Bonds (rated NAIC 3 or better)

         a)       Asset Backed Bonds

         b)       Government Zero Coupon Bonds

         c)       Government Non-Zero Coupon Bonds

         d)       Public Bonds

         e)       Private Bonds

         f)       Commercial Mortgage Backed Securities (CMBS)

         g)       Collateralized Mortgage Obligations (CMO)

         h)       Government National Mortgage Association Pass-Throughs (GNMA)

         i)       Other Mortgage Backed Securities (MBS)

2.       Mortgages

         a)       Commercial Mortgages

All of the bond and mortgage asset categories above were modeled based on seriatim data and the assumptions described below with the exception of the following asset categories: CMBS, CMO, GNMA and MBS. Projected cash-flows, statutory income and statutory capital gains/losses for these asset categories were developed from various investment managers' projection systems and were incorporated directly into the modeling system.

Assumptions specific to each category follow.


Closed Block Memorandum              Page 25                  September 28, 1999

Bonds

A.    Default Shaves

              Rating                         Annual Default Shave
              ------                         --------------------
              Government                            0.00%
              AAA                                   0.05%
              AA                                    0.05%
              A                                     0.10%
              BBB                                   0.27%
              BB                                    1.45%
              B                                     3.75%
              Other                                 8.00%

           Default shaves capture the expected value of foregone interest and capital loss of bond defaults. Default shaves are deducted from investment income and not reflected as capital losses.

           The rating used (in order of preference) is Standard & Poor's, Moody's, and then MetLife's. If there is not any rating information, a rating of "A" is assumed.

           GNMA are exempt from default shaves because of an explicit government guarantee; MBS (FNMA & FHLMC) are exempt from default shaves because of an implicit government guarantee. Similarly, the CMOs (either GNMA or other agencies) are exempt from default shaves because there are no non-agency CMOs in the Closed Block.

B.    Prepayments

           None assumed (other than those which have been assumed in the development of projected cash flows for CMOs and other mortgage backed securities).

C.     Calls

           No calls are projected for callable bonds, and the overall book yields and coupon rates have been reduced by 0.50% to reflect the cost of the call option. The reduction in yields is reflected in the asset models by increasing the investment expense rates for callable bonds by 0.50%.

           Callable bonds with 'make whole' provisions were modeled as non-callable without any reduction in yields.

Closed Block Memorandum              Page 26                  September 28, 1999

Mortgages

A.    Default Shaves (deducted from gross investment income)

            Commercial Mortgages                       0.60%

B.    Prepayments

         1.       The prepayment rate for commercial mortgages is zero.

C.    Rollovers / Maturities

           Upon maturity of existing "bullet" mortgages, 100% are assumed to mature and 0% are assumed to rollover or to be refinanced.

 General Assumptions

A. Treasury Yield Curve - as of 12/31/98 was assumed in all projection years (semi-annual bond equivalent yields):

              Short-term                    4.48%
                 1-Year                     4.53%
                 5-Year                     4.56%
                10-Year                     4.65%
                30-Year                     5.09%

B. Investment Expense - Applied to the statutory book value of assets according to the following table:

Category                                               Annual Expense Rate
--------                                               -------------------
US Domestic State & Local Gov't Bonds                         0.13%
All other bonds                                               0.15%
Mortgages                                                     0.35%
Policy Loans                                                  0.40%
Reinvested Assets                                             0.25%

     These expense rates were assumed to be fixed for the duration of the projections and correspond to the rates that will be charged to the Closed Block as described in Section V. The expense rate assumption used for reinvested assets is consistent with an average expense rate that would apply using a reasonable mixture of future reinvested assets.



Closed Block Memorandum              Page 27                  September 28, 1999

C.    Gross Reinvestment Rate - 7.97%

D. Disinvestment - all assets were assumed to be illiquid. Accordingly, no assets were assumed to be available for sale and to the extent assets are needed to fund benefit and expense payments (negative cash-flows), assets were assumed to be borrowed at the reinvestment rate.


Closed Block Memorandum              Page 28                  September 28, 1999

V. BASIS FOR CHARGING CERTAIN EXPENSES AND PREMIUM TAXES TO THE CLOSED BLOCK AFTER THE CLOSED BLOCK IS ESTABLISHED

Cash will be withdrawn from the Closed Block for expenses in accordance with the following criteria:

1. Certain investment management expenses will be allocated to the Closed Block at a fixed rate applied to the statutory book value of all invested assets including policy loans and accrued investment income. This unit rate is permanently fixed and will be computed quarterly and charged to the Closed Block on an annual basis at the end of each and every calendar year of the existence of the Closed Block regardless of actual expenses incurred by MetLife. The rates are as follows:

Category                                               Annual Expense Rate
--------                                               -------------------
US Domestic State & Local Gov't Bonds                         0.13%
All other bonds                                               0.15%
Mortgages (Commercial & Agricultural)                         0.35%
Passively Managed Public Stock Equity                         0.10%
Private Stock Equity                                          0.90%
Real Estate Equity                                            0.70%
Policy Loans                                                  0.40%
Derivatives                                                 No Charge
Index Funds & Mutual Funds*                                   0.03%

     These expense rates are fixed for the duration of the Closed Block and can only be changed with the approval of the Superintendent. For any new Closed Block asset class not falling into the categories above, a suitable market based investment expense rate will be fixed, subject to approval by the Superintendent.

     * This cost for index funds and mutual funds is not an investment fee charged by the investment manager, but is instead the cost the Company would incur in choosing and maintaining a relationship with the index fund and mutual fund manager, including custodial fees.

2. Administrative expenses will be allocated to the Closed Block at $40 per policy per year for US Traditional and TNE Traditional Individual Life, and $10 per policy per year for US Industrial Life block. These unit rates are permanently fixed and will be


Closed Block Memorandum              Page 29                  September 28, 1999
     charged to the Closed Block quarterly each and every year of the existence of the Closed Block regardless of actual expenses incurred by MetLife.

3. Gross state and local premium taxes (before offsets and credits, including premium tax credits from Guarantee Fund assessments) will be charged to the Closed Block. The premium tax incurred in a given year will be allocated between the Closed Block and the non-Closed Block consistent with the laws of the various jurisdictions, which may consider dividends and collected premiums, among other items.

4. Reinsurance - Only those agreements where reinsurance was required in order to issue a policy will be reflected in the Closed Block. More specifically and where material, only substandard shopping programs (where an insured is given a better rate because of reinsurance) and excess risk coverage (for policies with face amounts greater than MetLife's retention) will be reflected in the Closed Block.

Other expenses will not be charged to the Closed Block, including:

         a)       Actual commissions paid with respect to Closed Block policies;

         b) Guarantee Fund assessments (and any premium tax credits that may result).


Closed Block Memorandum              Page 30                  September 28, 1999

VI. BASIS FOR CHARGING FEDERAL INCOME AND ADDITIVE STATE AND LOCAL TAXES TO THE CLOSED BLOCK AFTER THE CLOSED BLOCK IS ESTABLISHED

There is no intention that this Closed Block tax treatment will have any impact on the overall tax liabilities of MetLife.

FEDERAL INCOME TAX

A.       IN GENERAL

The Closed Block shall be charged (or credited) with its allocable share of the federal income tax imposed on (or refunded to) MetLife in a fair and equitable manner. For this purpose, the methodology shall be reflective of the tax laws and Annual Statement accounting methods in effect for the relevant period. The methodology for such tax allocation under current tax law and Annual Statement accounting methods is set forth below. However, such methodology shall be modified to be consistent with any future change in tax law or tax rate structure that has a material impact on the taxes imposed on (or refunded to) MetLife or change in Annual Statement accounting method that has a material effect on either the allocation methodology set forth below or on the taxes imposed on (or refunded to) MetLife.

B.       METHODOLOGY UNDER CURRENT TAX LAW AND ANNUAL STATEMENT ACCOUNTING

A federal income tax liability (or benefit) will be determined for the Closed Block business as if the Closed Block were a separate, but affiliated, life insurance corporation (having only those items, and amounts, of income, gain, loss and expense as are provided for in this Closed Block Memorandum) filing separate federal tax returns for each taxable year after December 31, 1998. Such federal income tax assumes that 100% of the business is U.S. business, and, therefore, no charge is to be made for any foreign taxes associated with the business. However, the Closed Block shall be charged for any foreign withholding tax on investment income of the Closed Block and shall be credited with any associated foreign tax credits allowed to MetLife against their U.S. federal income tax. This Closed Block tax calculation will be based on the following:

         The tax rate will be the applicable effective corporate income tax rate for


Closed Block Memorandum              Page 31                  September 28, 1999

         MetLife at the time.

         Ordinary taxable income (loss) for the Closed Block will be deemed to be its statutory gain from operations after policyholder dividends but before federal income tax, but excluding any effect of the Interest Maintenance Reserve ("IMR") (including amortization), less (plus) the increase (decrease) in gross due and deferred premiums, plus (less) the increase (decrease) in loading and any nondeductible cost of collection in excess of loading, plus (less) the increase (decrease) in statutory reserves included in the statutory gain from operations, less (plus) the increase (decrease) in tax reserves (net of reserves attributable to due and deferred premiums, and including any adjustment required by section 807(f) of the Internal Revenue Code for changes in basis occurring after 1998), plus (less) the increase (decrease) in the excess of statutory over tax claims liabilities, plus capitalized policy acquisition expense arising under section 848 of the Internal Revenue Code, less the amortization of such amounts, plus (less) Investment Adjustments (as defined below), plus (less) the amount by which statutory policyholder dividends exceed (or are less than) the corresponding tax deductible policyholder dividends (determined without regard to section 809 of the Internal Revenue Code). Except for items discussed in the remainder of this Section B, no other adjustments will be made.

         Taxable realized capital gains (losses) for the Closed Block will be deemed to be equal to statutory capital gains (losses), before any adjustment due to the IMR, and excluding any nondeductible statutory investment valuation (or similar) adjustments included in statutory realized gains, and recorded after 1998, and the reversal thereof, plus
         (less) the basis effect of Investment Adjustments.

Ordinary taxable income (loss) and taxable capital gains (losses) shall be adjusted for items appropriately reclassified between the two categories. Further, ordinary taxable income (loss) and taxable capital gains (losses) shall also be adjusted, when appropriate, for items charged or credited directly to surplus by MetLife in its Annual Statement.

Any "intercompany transactions and distributions" between the Closed Block and the non-Closed Block segments of MetLife (or any affiliate of MetLife) will be recognized in

Closed Block Memorandum              Page 32                  September 28, 1999
determining the Closed Block separate return tax liability, without regard to consolidated tax return principles and whether or not such transactions are deferred or actually recognized for federal tax purposes.

Section 848 of the Internal Revenue Code (relating to the capitalization of policy acquisition expense) will be taken into account by increasing the Closed Block's taxable income by an amount equal to the "specified policy acquisition expenses" under section 848(c)(1) (determined without regard to any limitation based on the amount of the Closed Block's "general deductions", except to the extent that MetLife's "specified policy acquisition expense" is limited by the amount of its "general deductions") and allowing an amortization deduction in a corresponding amount ratably over a 120-month period as provided in section 848(a). The Closed Block's hypothetical separate return tax calculation will reflect any amortization relating to only those policy acquisition expenses capitalized after December 31, 1998.

Investment Adjustments shall represent differences between statutory gain from operations and taxable income related to the investments of the Closed Block, including, but not limited to, discount and premium adjustments, the company's share of the corporate dividends received deduction and tax-exempt interest (based on MetLife's company's share) and depreciation.

In the event of a voluntary weakening of statutory reserves, which causes a weakening of tax reserves, which, in turn, causes a material acceleration in the payment of federal income taxes by the Closed Block pursuant to section 807(f) of the Internal Revenue Code, as part of the overall submission for approval of such voluntary weakening of statutory reserves, MetLife will provide the New York State Insurance Department with a financial analysis which demonstrates that the tax effects of the change (including actions, if any, taken by MetLife to mitigate the tax effects) are fair and equitable to the policyholders of the Closed Block.

ESTIMATED TAX PAYMENTS AND CHARGES TO CLOSED BLOCK FOR ITS POSITIVE SEPARATE RETURN TAX LIABILITY

If payments of estimated federal income tax are at any time required to be made to the Internal Revenue Service by MetLife, then the Closed Block will be charged the estimated amount of its share of such payments (based on the payments which would have been



Closed Block Memorandum              Page 33                  September 28, 1999
required of the Closed Block on a separate return basis). The Closed Block will be charged an amount equal to the Closed Block's positive separate return tax liability, if any, less estimated tax payments paid by the Closed Block, not later than 60 days after the filing of MetLife's federal income tax return, or receive a refund by such date if the estimated tax payments made by the Closed Block exceed the Closed Block's positive separate return tax liability.

CREDIT TO CLOSED BLOCK FOR LOSSES AND TAX CREDITS

The Closed Block will be credited an amount equal to the absolute value of the Closed Block's negative separate return tax liability, if any, plus estimated tax payments paid by the Closed Block. The credit for the Closed Block's negative separate return liability will be made whether or not the loss or credit actually reduces the current year tax liability of the affiliated group of which MetLife is a member. Credits to the Closed Block will be made no later than 60 days after the filing of the consolidated federal income tax return.

C.    AUDIT ADJUSTMENTS

Adjustments to the MetLife consolidated federal income tax return as filed by reason of an amended return, a claim for refund, or an audit by the Internal Revenue Service where an amount of tax is paid or received will be reflected in a recomputation of the Closed Block separate return tax liability, to the extent that the adjustments affect the computations above. If appropriate, charges and credits will be made to the Closed Block in a manner consistent with the above principles. Such charges and credits will also reflect any statutory interest, additions to tax, and penalties that relate to the Closed Block. In no event will the Closed Block be responsible for, or receive a benefit from, any adjustments to taxable periods prior to January 1, 1999.

ADDITIVE STATE TAXES

A.    IN GENERAL

Some states or other governmental entities impose franchise, business or similar taxes on insurance companies in addition to, or instead of, premium taxes (an "Additional Tax" or


Closed Block Memorandum              Page 34                  September 28, 1999

"Additional Taxes"). In many cases, the Additional Taxes can be used to offset premium taxes that would otherwise be payable, or premium taxes can be used to offset the Additional Taxes that would otherwise be payable. In those instances, the combined premium tax plus Additional Tax for MetLife generally is the same amount as the premium tax would be if there were no Additional Tax. However, there are some instances where the Additional Tax generally causes MetLife to pay more in taxes than it would pay under the premium tax, if any, alone. In this case, the Additional Tax will be referred to as an Additive State Tax whether imposed by a state, territory, the District of Columbia or a local government.

The Closed Block shall be charged (or credited) with its allocable share of Additive State Taxes imposed on (or refunded to) MetLife in a fair and equitable manner. MetLife considers four jurisdictions to have an Additive State Tax under current law. The methodology for charging Additive State Taxes to the Closed Block for those jurisdictions under current law and Annual Statement accounting methods is described below. However, the jurisdictions considered to have an Additive State Tax chargeable to the Closed Block shall be adjusted in the future to be consistent with changes in law and Annual Statement accounting methods. Also, the method for charging or crediting Additive State Taxes to the Closed Block shall be modified to be consistent with changes in law that have a material effect on the Additive State Taxes imposed on MetLife or changes in Annual Statement accounting methods that have a material effect on either the allocation methodology set forth below or on Additive State Taxes imposed on (or refunded to) MetLife.

B.    METHODOLOGY UNDER CURRENT TAX LAW AND ANNUAL STATEMENT ACCOUNTING

MetLife considers that four jurisdictions have an Additive State Tax under current laws: Illinois, Michigan, New York and Oregon.(2)

--------

(2) Arguably, Florida also has an Additive State Tax. However, because of certain credits, MetLife generally does not pay an Additive State Tax in Florida. Therefore, MetLife assumed no Additive State Tax in Florida for funding the Closed Block and will not charge to the Closed Block a Florida Additive State Tax unless there is a change in law that materially increases the Florida Tax. Also, the New York Metropolitan Transit District imposes an Additive State Tax but that tax was not used in the funding assumptions for the Closed Block and will not be charged to the Closed Block unless there is a change in law that materially increases such tax.


Closed Block Memorandum              Page 35                  September 28, 1999

Michigan has a Single Business Tax applicable to life companies on certain defined gross receipts at an effective rate of 1.2995%. The formula, under current law, for charging the gross receipts tax to the Closed Block will be to apply this rate to the Closed Block Michigan premiums where "premiums" are defined in the same way as in the Michigan Single Business Tax.

Illinois and Oregon have Additive State Taxes which are income taxes. New York has an Additive State Tax which is the largest of a tax based on income, or other factors, but MetLife's tax is usually based on income. The taxable income for each state is determined using an apportionment factor which depends in part or entirely on a ratio of premiums from the state to total premiums.

The formula, under current law, for charging Additive State Taxes to the Closed Block for any of these three states will, for a year, equal the product of (a) times (b) times (c) where

(a) = the apportionment factor that the Closed Block would have under the law of the state if it were a separate company and the apportionment factor was based 100% on premiums and not on other factors such as payroll, property, or real estate income.

(b) = The tax rate for the state (currently 7.3% for Illinois, 9% for New York and 6.6% for Oregon).

(c) = The sum of Closed Block ordinary taxable income (loss) plus Closed Block taxable realized capital gains (losses) as defined in the section of the Closed Block Memorandum dealing with charges (credits) to the Closed Block on account of federal income taxes.

If the Additive State Tax is negative, then the Closed Block will be credited with the absolute value of such amount. When MetLife makes installment or estimated payments of an Additive State Tax, the Closed Block will be charged (or, if appropriate, credited) with its estimated share of such payment not more than 60 days after such payment is made. Also, not later than 60 days after the state tax return which includes an Additive State Tax is filed, the Closed Block will be charged or credited, as appropriate, with the


Closed Block Memorandum              Page 36                  September 28, 1999
difference between its formula charge for the year and the estimated payments already made.

The current law allocation formulas set forth above contain a number of simplifying assumptions which are consistent with the Closed Block funding assumptions, reflect the current level of Additive State Taxes, and which will be reasonably easy to administer. In the future, depending on circumstances such as the level of Additive State Taxes, it might be appropriate to use more precise formulas to reflect changes in law.

C.    AUDIT ADJUSTMENTS

If there are adjustments to a state tax return as filed for reasons such as an amended return, a claim for refund or an audit and such adjustments affect any of the factors used in the formula for charging Additive State Taxes to the Closed Block, then an appropriate charge (credit) will be made to the Closed Block. Such charge or credit will include, where appropriate, the Closed Block's allocable share of interest (at the State's statutory rates) and penalties.


Closed Block Memorandum              Page 37                  September 28, 1999

VII.     BASIS FOR ADJUSTING CLOSED BLOCK ASSETS AFTER THE CLOSED BLOCK IS
         ESTABLISHED

For Closed Block Business issued after the Statement Date and prior to the Plan Effective Date (but including certain policies applied for prior to the Plan Effective Date but issued after the Plan Effective Date as described in the
Plan), assets will be withdrawn from the Closed Block so that the funding for the new issues will be based on the funding for recently issued policies in the Closed Block. The amount of assets to be withdrawn, as of each Policy's Issue Date, will be an amount equal to the estimated present value of future premiums, less the estimated present value of future guaranteed benefits, dividends, allocated investment management and maintenance expenses, state and local premium taxes, reinsurance expenses and provision for federal income and additive state and local taxes.

New policies issued after the Plan Effective Date as a result of an exercise of contract provisions, such as conversion privileges or guaranteed insurability options, from policies included in the Closed Block will be issued outside the Closed Block.

For death claims on Closed Block Business which were incurred prior to the Statement Date but reported after the Statement Date, assets will be removed from the Closed Block equal to the reserves on the affected policies as of the Statement Date times the ratio of Closed Block assets to Closed Block liabilities as of the Statement Date, adjusted for interest, net of taxes, at the portfolio rate of the assets in the Closed Block. The death benefits for these policies will be paid from assets not included in the Closed Block.

For Closed Block eligible policies that reinstate their coverage from the extended term insurance non-forfeiture option under MetLife's usual reinstatement guidelines, where the extended term insurance is not already administered within the Closed Block, assets equal to the statutory reserve of the reinstated policy will be added to the Closed Block. This procedure will be followed for all reinstatements from ETI to plans administered in the Closed Block, regardless as to whether the original surrender onto ETI occurred before or after the Statement Date.

For Closed Block eligible policies that lapsed with no cash surrender value that reinstate their coverage under MetLife's usual reinstatement guidelines, assets equal to the


Closed Block Memorandum              Page 38                  September 28, 1999
statutory reserve of the reinstated policy will be added to the Closed Block, regardless as to whether the original surrender occurred before or after the Statement Date.

An adjustment will be made periodically to the Closed Block for the mortality experience from individual life policies included in the US Traditional segment of the Closed Block that were issued as a result of a conversion from a MetLife group policy. For these policies, the risk for mortality experience less favorable than what is assumed in the dividend scales current at the time of the adjustment is borne outside of the Closed Block. If mortality experience in a given year for these policies is more favorable than that on which the dividend scale is based, the financial impact of this favorable experience will be retained by the Closed Block and considered in determining adjustments in subsequent years. Conversely, if mortality experience is less favorable, the Closed Block will be reimbursed for the financial effects of the less favorable experience (with appropriate adjustments due to any amount retained by the Closed Block due to more favorable experience in prior years, as described above). Under no circumstances will this adjustment result in a transfer of assets out of the Closed Block. A similar adjustment for the TNE segment is not required since the TNE group conversion reserve liability is included in the Closed Block as noted in Section IV.

Assets will be added to the Closed Block in connection with any enhancements to policies included in the Closed Block made in accordance with any legal or other settlement entered into after the Statement Date, subject to the prior approval of the Superintendent when material. Cash or other Eligible Investments will be added to the Closed Block in an amount equal to the statutory liabilities of the Closed Block policies receiving enhancements calculated immediately after adding the enhancements less the statutory liabilities for the same policies calculated immediately prior to adding the enhancements. This adjustment will also be used for any policy in the Closed Block that receives a Policy Credit in accordance with Article VII of the Plan, where the Policy Credit increases the statutory liability of the Closed Block.

CLOSED BLOCK TRUE-UP

On a date after the Adoption Date but before December 31, 1999, MetLife will begin the actual operations of the Closed Block (the "Operations Date"). Effective as of the Operations Date, MetLife will perform a true-up as described below.

Closed Block Memorandum              Page 39                  September 28, 1999

MetLife has already tagged specific assets (the "Tagged Assets") and has tagged all liabilities that will be included in the Closed Block for policies inforce as of the Statement Date. MetLife will capture all asset and insurance cash flows from the Statement Date to the Operations Date for all of these Tagged Assets and the Closed Block liabilities.

On the Operations Date, the true-up will represent an adjustment to Tagged Assets for the following cash flows:

         - Asset cash flows from the Statement Date to the Operations Date for all Tagged Assets, including Eligible Investments acquired since the Statement Date in accordance with Section 8.2(b) of the Plan;

         - Insurance cash flows, including any administrative expense charges, from the Statement Date to the Operations Date for the Closed Block liabilities inforce on the Statement Date mentioned above;

         - Cash flows from the Statement Date to the Operations Date for any amounts payable to or payable from the Closed Block for one of the reasons indicated above in this Section VII of the Closed Block Memorandum; and

         - A cash flow for each of the three initial segments of the Closed Block, assumed to occur on December 31, 1998, representing the difference between (a) the total assets required for the Closed Block listed in Section I of this Closed Block Memorandum and (b) amount of Tagged Assets attributable to that segment.

On the Operations Date, MetLife will adjust the Tagged Assets for each segment by an amount equal to the accumulated value of these cash flows, where the accumulated value will be calculated using the pre-tax reinvestment rate (net of investment management expenses) for that segment. For the purpose of this calculation, the purchase price of Eligible Investments acquired between the Statement Date and the Operations Date is treated as a negative cash flow. If the accumulated value calculation is positive for a given segment, cash or other Eligible Investments will be added to the Closed Block on the Operations Date. If this amount is negative for a given segment, assets will be withdrawn from the Closed Block on the Operations Date. After this true-up is made on the Operations Date, the continued operation of the Closed Block will follow all of the procedures set forth in this Section VII and the remainder of the Closed Block Memorandum.


Closed Block Memorandum              Page 40                  September 28, 1999

                       SCHEDULE 3 -- COMPENSATION PLANS

           SCHEDULE 3(A) -- METLIFE, INC. 2000 STOCK INCENTIVE PLAN



                                  METLIFE, INC.
                            2000 STOCK INCENTIVE PLAN


                                   ARTICLE I.
                                     PURPOSE

             The purpose of the "METLIFE, INC. 2000 STOCK INCENTIVE PLAN" as it may be amended from time to time (the "Plan") is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by the Company's and its Subsidiaries' employees and Agents, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.


                                   ARTICLE II.
                                   DEFINITIONS

             2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

             (a) "Act" means the Securities Exchange Act of 1934, as amended.

             (b) "Agent" means an "insurance agent" as defined in Section 2101of the New York Insurance Law.

             (c) "Approved Retirement" means termination of a Participant's employment (i) on or after the normal retirement date or (ii) with the Committee's approval, on or after any early retirement date established under any retirement plan maintained by the Company or a Subsidiary and in which the Participant participates; provided that in each case, the Committee may require, as a condition to a Participant's retirement being an "Approved Retirement" for purpose of the Plan, that the Participant enter into a general release of claims, non-solicitation and/or non-competition agreement in form and substance satisfactory to the Company.

             (d) "Board" means the Board of Directors of the Company.

             (e) "Cause" means (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant's having been convicted of, or having entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

             (f) "Change of Control" shall be deemed to have occurred if:

                   (i) any person (within the meaning of Section 3(a)(9) of the
             Act), including any group (within the meaning of Rule 13d-5(b) under the Act), but excluding the MetLife Policyholder Trust (and any person(s) who would otherwise be described herein solely by reason of having the power to control the voting of the shares held by such Trust) and any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary thereof, acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power (as defined below) of the Company's securities; or

                   (ii) within any 24-month period, the persons who were
             directors of the Company at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or

                    (iii) upon the consummation of a merger, consolidation,
             share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which has been approved by the shareholders of the Company (a "Corporate
             Event"), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event; or

                   (iv) any other event occurs which the Board declares to be a
             Change of Control.

       Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred merely as a result of (i) the conversion of the Company from a mutual life insurance company to a stock company whose shareholders are either (x) primarily persons who were policyholders of the Company immediately prior to such transaction and/or a trust holding the shares of the Company for the benefit of such policyholders or (y) another corporation the shares of which are held primarily by the persons and/or trust described in subclause (x); (ii) the Company becoming a direct or indirect subsidiary of a mutual holding company whose members are primarily persons who were policyholders of the Company immediately prior to such transaction, (iii) an underwritten offering of the equity securities of the Company (including, without limitation, any offering of any class of convertible preferred securities) effected in connection with the Demutualization or (iv) any other transaction that would constitute an "Other Capital Raising Transaction" within the meaning of the plan of reorganization adopted by Metropolitan Life Insurance Company in connection with the Demutualization.

             (g) "Change of Control Price" means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.

             (h) "Code" means the Internal Revenue Code of 1986, as amended.

              (i) "Committee" means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist of two or more members, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 (or any successor rule thereto), as promulgated under the Act, and an "outside director" within the meaning of section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

             (j) "Common Stock" means the common stock of the Company, par value $0.01 per share.

             (k) "Company" means MetLife, Inc., a Delaware corporation, and any successor thereto.

             (l) "Demutualization" means the demutualization of Metropolitan Life Insurance Company pursuant to a plan of reorganization approved by the New York State Superintendent of Insurance under Section 7312 of the New York Insurance Law.

             (m) "Directors Plan" means the Company's 2000 Directors Stock Plan, as the same may be amended from time to time.

             (n) "Disability" has the meaning given in the Company's long-term disability insurance policy or program as in effect from time to time.

             (o) "Employee" means any officer or other employee of the Company, Metropolitan Life Insurance Company or any Subsidiary (as determined by the Committee in its sole discretion); provided, however, that with respect to Incentive Stock Options, "Employee" means any person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulation Section 1.421-7(h).

             (p) "Fair Market Value" means, on any date, the closing prices of the Common Stock as reported in the principal consolidated transaction reporting system for the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

             (q) "Family Member" means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), of such Participant, (ii) trust for the exclusive benefit of such persons and (iii) other entity owned solely by such persons.

             (r) "Initial Public Offering" means the first day as of which sales of Common Stock are made to the public pursuant to the first underwritten public offering of the Common Stock.

             (s) "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" (ISO) within the meaning of
       Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a "Nonstatutory Stock Option" (NSO)).

             (t) "Participant" means any Employee or Agent designated by the Committee to participate in the Plan.

             (u) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

             2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                                  ARTICLE III.
                          ELIGIBILITY AND PARTICIPATION

             Participants in the Plan shall be those Employees or Agents selected by the Committee to be granted Options pursuant to Article VI.


                                   ARTICLE IV.
                             POWERS OF THE COMMITTEE

             4.1 Power to Grant. The Committee shall determine the Participants to whom Options shall be granted and the terms and conditions of any and all such Options. The Committee may establish different terms and conditions for different Participants and for the same Participant for each Option such Participant may receive, whether or not granted at different times. Notwithstanding any other contrary provision in the Plan, Options shall not be granted prior to the first anniversary of the Initial Public Offering.

             4.2  Certain Rules Relating to Grants.

             (a) Maximum Individual Grants. During any consecutive five year period, no individual Participant may be granted Options to acquire more than 5% of the total shares available under the Plan.

             (b) Cumulative Grant Limits. The maximum number of Options (expressed as a percentage of the total number of shares available under the Plan as set forth in Section 5.1) that may be awarded, on a cumulative basis (but excluding any forfeited, canceled or expired Options), shall be as follows:


prior to the second anniversary of the
Initial Public Offering                                    60%
prior to the third anniversary of the

Initial Public Offering                                    80%
prior to the fourth anniversary of the

Initial Public Offering                                   100%

             (c) Repricing or Substitution of Options. The Committee shall not have the right to reprice outstanding Options or to grant new Options under the Plan in substitution for or upon the cancellation of Options previously granted.

             4.3  Administration.

             (a) Rules, Interpretations and Determinations. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the respective option agreements and to make all other determinations it determines necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

             (b) Agents and Expenses. The Committee may appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

             4.4 Delegation of Authority. The Committee may delegate its duties, powers and authorities under the Plan to the Company's Chief Executive Officer with respect to individuals who are below the position of Senior Vice President (or analogous title), pursuant to such conditions or limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Options to, Participants who are subject to Section 16 of the Act. Notwithstanding the foregoing, in no event shall the Chief Executive Officer grant (i) Options which, in the aggregate, represent more than 1.5% of the total number of shares authorized for issuance under the Plan or (ii) to any single Participant in any twelve month period more than 5% of the total number of shares that the Chief Executive Officer is authorized to grant. The Chief Executive Officer shall report periodically to the Committee regarding the nature and scope of the Options granted pursuant to the authority granted to him under this Section 4.4.


                                   ARTICLE V.
                              STOCK SUBJECT TO PLAN

             5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Common Stock issuable under the Plan shall not exceed 5% of the total number of shares of Common Stock outstanding immediately after the Initial Public Offering; provided that the number of shares issuable under the Plan shall be reduced by the number of shares issuable pursuant to any "Options" granted pursuant to the Directors Plan (as such term is defined in the Directors
Plan). The shares to be delivered under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

             5.2 Canceled, Terminated, or Forfeited Options. Any shares of Common Stock subject to an Option which for any reason is canceled, terminated or otherwise settled without the issuance of any Common Stock (including, but not limited to, shares tendered to exercise outstanding Options or shares tendered or withheld for taxes) shall again be available for Options under the Plan.

             5.3 Adjustment in Capitalization. In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited, to the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for Options under Section 5.1 or subject to outstanding Options and the respective exercise prices applicable to outstanding Options shall be appropriately adjusted by the Committee and the Committee's determination shall be conclusive; provided, however, that no adjustment shall occur by reason of the issuance of Common Stock in accordance with the Demutualization and that any fractional shares resulting from any such adjustment shall be disregarded.

                                   ARTICLE VI.
                                  STOCK OPTIONS

             6.1 Grant of Options. Subject to the provisions of Section 4.1, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types:
(i) Incentive Stock Options and (ii) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Notwithstanding the foregoing, any Options granted to a Participant who is an Agent shall comply with the provisions of Section 4228 of the New York Insurance Law and any regulations thereunder.

             6.2 Option Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

             6.3 Exercise of Options. One-third of each Nonstatutory Stock Option or Incentive Stock Option granted pursuant to the Plan shall become exercisable on each of the first three anniversaries of the date such Option is granted; provided that in no event shall any Option be or become exercisable hereunder prior to the second anniversary of the Initial Public Offering and, if and to the extent this proviso limits the exercisability of any Option, the portion so limited shall become exercisable on such second anniversary; provided, further, that the Committee may at the time of grant establish longer periods of service for Options to become exercisable and may establish performance-based criteria for exercisability. Subject to the provisions of
Article VII, once any portion of any Option has become exercisable it shall remain exercisable for its full term. The Committee shall determine the term of each Nonstatutory Stock Option or Incentive Stock Option granted, but in no event shall any such Option be exercisable for more than 10 years after the date on which it is granted.

             6.4 Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, payment of the option price may be made (i) in cash or its equivalent, (ii) by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest),
(iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of

Common Stock or (iv) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price. The Company may not make a loan to a Participant to facilitate such Participant's exercise of any of his or her Options.

             6.5 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an Incentive Stock Option may be granted after the tenth anniversary of the effective date of the Plan and no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any Incentive Stock Option under such Section 422.



                                  ARTICLE VII.
                            TERMINATION OF EMPLOYMENT

             7.1 Termination of Employment Due to Death. In the event a Participant's employment terminates by reason of death, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant's designated beneficiary, and if none is named, in accordance with Section 10.2, at any time prior to the expiration of the term of the Options or within three (3) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's death, whichever period is shorter.

             7.2 Termination of Employment Due to Disability or Approved Retirement. In the event a Participant's employment terminates by reason of Disability or Approved Retirement, any Options granted to such Participant which are then outstanding shall continue to become exercisable in accordance with
Section 6.3 notwithstanding such termination of employment and may be exercised by the Participant or the Participant's designated beneficiary, and if none is named, in accordance with Section 10.2, at any time prior to the expiration date of the term of the Options or within three (3) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter.

             7.3 Certain Divestitures, etc. In the event that a Participant's employment is terminated in connection with a sale, divestiture, spin-off or other similar transaction involving a Subsidiary, division or business segment or unit, the Committee may provide at the time of grant or otherwise that all or any portion of any Options granted to such Participant which are then outstanding shall continue to become exercisable in accordance with Section 6.3 notwithstanding such termination of employment and may be exercised by the Participant or the Participant's designated beneficiary, and if none is named, in accordance with Section 10.2, at any time prior to the expiration date of the term of the Options or within three (3) years (or such shorter period as the Committee shall determine at or following the time of grant) following the Participant's termination of employment, whichever period is shorter.

             7.4 Termination of Employment for Cause. In the event a Participant's employment is terminated for Cause, any Options granted to such Participant that are then not yet exercised shall be forfeited.

             7.5 Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or following the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 7.1, 7.2, 7.3 or 7.4, any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment may be exercised at any time prior to the expiration of the term of the Options or the thirtieth day following the Participant's termination of employment, whichever period is shorter, and any Options that are not exercisable at the time of termination of employment shall be forfeited.


                                  ARTICLE VIII.
                                CHANGE OF CONTROL

             8.1 Accelerated Vesting and Payment. Subject to the provisions of
Section 8.2, in the event of a Change of Control each Option shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and, in connection with such a Change of Control, the Committee may, in its discretion, provide that each Option shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment in an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option.

             8.2 Alternative Awards. Notwithstanding Section 8.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

             (i) be based on stock which is traded on an established securities market, or that the Committee reasonably believes will be so traded within 60 days after the Change of Control;

             (ii) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

              (iii) have substantially equivalent economic value to such Option (determined at the time of the Change of Control); and

             (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination of employment by a Participant following a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity or a material reduction in the Participant's responsibilities, in either case without the Participant's written consent.


                                   ARTICLE IX.
                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

             The Board at any time may terminate the Plan, and from time to time may amend or modify the Plan; provided, however, that any amendment which would
(i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option may be granted or (iii) extend the maximum term for Options granted hereunder shall be subject to the approval of the Company's shareholders and no amendment made prior to the fifth anniversary of the Demutualization shall be or become effective without the consent of the New York Superintendent of Insurance. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant.

                                   SECTION X.
                            MISCELLANEOUS PROVISIONS

             10.1 Transferability of Options. No Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may, in the Option agreement or otherwise, permit transfers of Nonstatutory Stock Options by gift or a domestic relations order to Family Members.

             10.2 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during his lifetime. In the absence of any such effective designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

             10.3 Deferral of Payment. The Committee may, in the Option agreement or otherwise, permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued upon exercise of a Nonstatutory Stock Option.

             10.4 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or service at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or any other affiliate of the Company. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Options.

             10.5 Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any Option under the Plan, and the Company may defer issuance of Common Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose,
(i) to have shares of Common Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock having a Fair Market Value sufficient to satisfy such withholding tax obligation associated with the transaction.

             10.6 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him; provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

             10.7 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans, provided that the Company shall not be permitted to establish any other stock option or stock incentive plans prior to the fifth anniversary of the Initial Public Offering without the advance approval of the New York Superintendent of Insurance. Nothing in this Section 10.7 shall be construed to limit the ability of the Company to use stock in connection with any compensation arrangement, approved by the New York Superintendent of Insurance pursuant to Section 10.1 and Schedule 3(c) of the Plan of Reorganization.

             10.8 Requirements of Law. The granting of Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

             10.9 Term of Plan. The Plan shall be effective upon its adoption by the Board and approval by Metropolitan Life Insurance Company, the sole shareholder of the Company and by the New York Superintendent of Insurance pursuant to Section 7312(w) of the New York Insurance Law. The Plan shall continue in effect, unless sooner terminated pursuant to Article IX, until no more shares are available for issuance under the Plan.

             10.10 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

             10.11 No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Options shall not be treated as compensation for purposes of calculating an Employee's right under any such plan, policy or program.

             10.12 No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) except as provided in Article IX, to limit the right or power of the Company or any of its Subsidiaries to take any action which such entity deems to be necessary or appropriate.

           SCHEDULE 3(B) -- METLIFE, INC. 2000 DIRECTORS STOCK PLAN


                                  METLIFE, INC.
                            2000 DIRECTORS STOCK PLAN


                                   ARTICLE I.
                                     PURPOSE

                  The purpose of the "METLIFE, INC. 2000 DIRECTORS STOCK PLAN" (the "Plan") is to enable the Company to attract, retain and motivate the best qualified non-employee directors and to enhance a long-term mutuality of interests between the non-employee directors and stockholders of the Company by granting stock and stock options as provided herein.


                                   ARTICLE II.
                                   DEFINITIONS

                  2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

                  (a)  "Award" means any Option or Share Award.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Cash Fees" means the amount of any fees that would, absent an election to receive an Elective Share Award pursuant to the terms of the Plan, be payable by the Company in cash to a Participant for any services to be performed by the Participant.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means the Nominating and Corporate Governance Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist of at least two members, each of whom shall qualify as a Non-Employee Director within the meaning of Rule 16b-3 (or any successor rule thereto), as promulgated under the Securities Exchange Act of 1934, as amended.

                  (f) "Common Stock" means the common stock of the Company, par value $0.01 per share.

                  (g) "Company" means MetLife, Inc., a Delaware corporation, and any successor thereto.

                  (h) "Deferred Share" means a contractual right to receive one Share on a deferred basis in accordance with the terms of the Plan.

                  (i) "Elective Share Award" means any award of Shares made by reason of the election of a Participant to receive Shares in lieu of Cash Fees; provided that in no event shall any Elective Share Awards be issued prior to the second anniversary of the Initial Public Offering.

                  (j) "Fair Market Value" means, on any date, the closing price of a Share as reported in the principal consolidated transaction reporting system for the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time on such date). In the event that there are no Common Stock transactions reported on such tape (or other system) on such date, Fair Market Value means the closing price on the immediately preceding date on which Common Stock transactions were so reported.

                  (k) "Family Member" means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), of such Participant, (ii) trust for the exclusive benefit of such persons and (iii) other entity owned solely by such persons.

                  (l) "Fee Share Award" means any award of Shares made at the direction of the Committee in lieu of Cash Fees.

                  (m) "Initial Public Offering" means the first day as of which sales of Common Stock are made to the public pursuant to the first underwritten public offering of the Common Stock.

                  (n) "Option" means the right to purchase one Share at a stated purchase price on the terms specified in Article V of the Plan. The Options are nonstatutory stock options not intended to qualify under
         Section 422 of the Code.

                  (o) "Participant" means a member of the Board who is not an officer or employee of the Company or any entity controlling, controlled by, or under common control with the Company, and is not the beneficial owner of a controlling interest in the voting stock of the Company or of any entity that holds a controlling interest in the Company's voting stock.

                  (p) "Plan" means the MetLife, Inc. 2000 Directors Stock Plan, as set forth herein and as amended from time to time.

                  (q) "Share" means a share of Common Stock.

                  (r) "Share Award" means any Elective Share Award or Fee Share Award.

                  (s) "Stock Account" means a memorandum account established to record the deferral of certain compensation otherwise payable to a Participant which shall be deemed invested in Deferred Shares.

                  (t) "Stock Incentive Plan" means the MetLife, Inc. 2000 Stock Incentive Plan, as the same may be amended from time to time.

                  2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                                  ARTICLE III.
                                 ADMINISTRATION

                  3.1 Rules, Interpretation and Determinations. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the Plan, to construe the respective option agreements and to make all other determinations and to take all other actions that it deems necessary or advisable for administering the Plan. Each determination, interpretation or other action made or taken by the Committee shall be final and binding for all purposes and upon all persons.

                  3.2 Agents and Expenses. The Committee may appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.


                                   ARTICLE IV.
                     SHARES; ADJUSTMENT UPON CERTAIN EVENTS

                  4.1 Source of Shares. Shares to be issued under the Plan may consist, in whole or in part, of treasury shares or authorized but unissued Shares not reserved for any other purpose.

                  4.2 Number of Share Awards. Subject to the provisions of
Section 4.5 hereof, the aggregate number of Shares that may be issued under the Plan as Share Awards under Article VI shall not exceed 500,000 Shares.

                  4.3 Number of Options. Subject to the provisions of Section
4.5 hereof, the aggregate number of Shares issuable under the Plan pursuant to Options shall not exceed 0.05% of the total number of Shares outstanding immediately after the Initial Public Offering. In addition, Shares issuable pursuant to Options granted under the Plan shall reduce the number of Shares issuable under the Stock Incentive Plan.

                  4.4 Canceled, Terminated, or Forfeited Options. In the event Options are for any reason canceled, terminated or otherwise settled without the issuance of any Common Stock (including, but not limited to, shares tendered to exercise outstanding Options or shares tendered or withheld for taxes), the Shares subject to such Options shall again be available for the granting of Options under the Plan and the Stock Incentive Plan.

                  4.5 Adjustment in Capitalization. In the event of any Share dividend or Share split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of Shares available for Awards pursuant to either Section 4.2 or Section 4.3, distributable in respect of Deferred Shares or subject to outstanding Options, and the respective exercise prices applicable to outstanding Options shall be appropriately adjusted by the Committee and the Committee's determination shall be conclusive; provided that any fractional shares resulting from any such adjustment shall be disregarded.

                                   ARTICLE V.
                           AWARDS AND TERMS OF OPTIONS

                  5.1 Grant. The Committee shall, subject to the approval of the Board, determine the Participants to whom Options shall be granted and, subject to Section 5.2, the terms and conditions of any and all Options granted to Participants. In making such determination, the Committee shall give due consideration to such factors as it deems appropriate, including, but not limited to, the performance of the Company. Any Options granted hereunder prior to the fifth anniversary of the Initial Public Offering shall be granted in substitution for a portion of the fees that would otherwise have been payable in cash to the Participant for services as a director and not subject to a Share Award, in such manner and on such basis as the Committee shall reasonably determine (including, without limitation, by application of the Black-Scholes option valuation methodology). Notwithstanding any other contrary provision in the Plan, no Options shall be granted prior to the first anniversary of the Initial Public Offering.

                  5.2 Option Agreement. Options shall be evidenced by a written option agreement embodying the following terms:

                  (a) Exercise Price. The exercise price per Share of an Option shall be not less than the Fair Market Value on the date such Option is granted.

                  (b) Period of Exercisability. Each Option granted hereunder shall be immediately exercisable; provided that, in no event shall any Option be or become exercisable hereunder prior to the second anniversary of the Initial Public Offering and, if and to the extent this proviso limits the exercisability of any Option, the portion so limited shall become exercisable on such second anniversary. Each Option shall, if not previously exercised in accordance with the terms of the Plan, in all events expire upon the tenth (10th) anniversary of the date of the grant thereof. If a Participant shall cease to provide services to the Company, such Participant or, in the case of death, the Participant's estate or beneficiary, may exercise any Option held by the Participant at the date his or her service terminates until the earlier of (A) three (3) years from the date the Participant ceased to provide services to the Company and (B) the tenth (10th) anniversary of the date the Option was granted; provided, however, that if the Participant's service as a member of the Board terminates prior to the second anniversary of the Initial Public Offering, the Option may not be exercised prior to such second anniversary.

                  (c) Procedure for Exercise. A Participant electing to exercise one or more Options shall give written notice to the Secretary of the Company of such election and of the number of Shares he has elected to purchase. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, payment of the option price may be made (i) in cash or its equivalent, (ii) by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), (iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock or (iv) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price. The Company may not make a loan to a Participant to facilitate such Participant's exercise of any of his or her Options.


                                   ARTICLE VI.
                                  SHARE AWARDS

                  6.1 Fee Share Awards. Commencing with respect to fees payable for services rendered after the first anniversary of the Initial Public Offering, the Committee may require that up to one-half of the Cash Fees otherwise payable to a Participant be payable in Shares, issuable as of the first day of the calendar quarter (or, with respect to the first Fee Share Award, the first day of the first calendar month after the twelve month anniversary of the Initial Public Offering) with respect to which the Cash Fees would otherwise have been payable to the Participant in cash (the "Date of Issuance"). Not withstanding the foregoing, if the Date of Issuance determined in the preceding sentence is not a business day, the grant of Shares shall be made on the next following business day. The number of Shares to be issued as a Fee Share Award as of each Date of Issuance shall equal the greatest number of whole Shares derived from the quotient of (i) the dollar amount of the Cash Fees the Committee has determined to pay in Shares and (ii) the Fair Market Value on the Date of Issuance. If, after the application of the preceding formula as of any Date of Issuance, there is a cash remainder, the Company shall pay the Participant the amount of such cash remainder as soon as practicable following such Date of Issuance. In no event shall any Shares acquired pursuant to any Fee Share Award be sold by a Participant prior to the second anniversary of the Initial Public Offering.

                  6.2 Elective Share Awards. Commencing with respect to Cash Fees payable for services rendered after the second anniversary of the Initial Public Offering, a Participant may elect to have any portion of the fees that would otherwise have been payable to the Participant in cash for services as a director (less any amounts paid as Fee Share Awards or, until the fifth anniversary of the Initial Public Offering, granted as Options) paid in Shares. The Date of Issuance in respect of any Cash Fees which are part of the Participant's annual retainer fees shall be the first day of the calendar quarter with respect to which the related Cash Fees would otherwise have been payable to the Participant, and in respect of any other Cash Fees, as of the first day of the calendar quarter following the quarter with respect to which such Cash Fees would otherwise have been payable to the Participant. Notwithstanding the foregoing, if the Date of Issuance determined in the preceding sentence is not a business day, the grant of Shares shall be made on the next following business day. The number of Shares to be issued as an Elective Share Award as of each Date of Issuance shall equal the greatest number of whole Shares derived from the quotient of (i) the dollar amount of the Cash Fees elected to be paid in Shares at such Date of Issuance in accordance with the second preceding sentence and (ii) the Fair Market Value on the Date of Issuance. If, after the application of the preceding formula as of any Date of Issuance, there is a cash remainder, the Company shall pay the Participant the amount of such cash remainder as soon as practicable following such Date of Issuance.


                                  ARTICLE VII.
                             RECEIPT OF SHARE AWARDS

                  7.1 Election. A Participant may elect to defer receipt of all or any part of the Shares issuable to the Participant in respect of any Share Award. Any such election shall be made (i) as to which the Date of Issuance is in the same calendar year in which the Plan becomes effective, within thirty days of the date this Plan is adopted and (ii) with respect to any other Fee Share Award or Elective Share Award, by December 31 of the calendar year prior to the year in which the Date of Issuance would otherwise occur. Notwithstanding the immediately preceding sentence, any person who becomes a Participant after the adoption of the Plan may elect, not later than the end of the calendar month in which the Participant becomes a member of the Board, to defer delivery of all or any part of the Shares deliverable in respect of any Share Award to be made following such election.

                  7.2 Form and Duration of Election. An election to defer receipt shall be made by written notice filed with the Secretary of the Company. Such election shall continue in effect (including with respect to Share Awards for subsequent calendar years) unless and until the Participant revokes or modifies such election by written notice filed with the Secretary of the Company. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Share Awards to be made in subsequent calendar years. Amounts credited to the Participant's Stock Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. A Participant who has revoked an election to participate in the Plan may file a new election to defer Share Awards with respect to Shares to be granted in the calendar year following the year in which such election is filed.

                  7.3 Stock Account. Any Share Award as to which a Participant has elected to defer delivery of the Shares shall be credited to the Participant's Stock Account and shall be deemed to be invested in a number of Deferred Shares equal to the number of Shares that would otherwise have been delivered to the Participant. Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Shares, the number of Deferred Shares in the Participant's Stock Account shall be increased by the number of Deferred Shares determined by dividing (i) the product of (A) the number of Deferred Shares in the Participant's Stock Account on the related dividend record date and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by (ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares, the Participant's Stock Account shall be increased by the number of Deferred Shares equal to the product of (i) the number of Deferred Shares credited to the Participant's Stock Account on the related dividend record date and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any change in the number or kind of outstanding Shares by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Shares, other than a stock dividend as provided above, the Committee shall make an appropriate adjustment in the number of Deferred Shares credited to the Participant's Stock Account.

                  7.4 Distribution from Accounts Upon Termination of Service as a Director. All distributions from the Participant's Stock Account shall be made in Shares. At the time a Participant makes a deferral election pursuant to
Section 7.1, the Participant shall also file with the Secretary of the Company a written election with respect to whether such distribution (i) shall commence immediately following the date the Participant ceases to be a Participant or on the first business day of any calendar year following the calendar year in which the Participant ceases to be a Participant and (ii) shall be in one lump-sum or in such number of annual installments (not to exceed ten) as the Participant may designate. If installments are elected, the number of Shares distributable with respect to each installment shall be equal to the number of Deferred Shares then credited to the Stock Account times a fraction, the numerator of which is one
(1) and the denominator of which is the number of installments (including the current installment) remaining to be paid. A Participant may at any time, and from time to time, change any distribution election applicable to the Participant's Stock Account; provided that no election to change the timing of any such distribution shall be effective unless it is made in writing and received by the Secretary of the Company at least one full calendar year prior to the time at which the Participant ceases to provide services to the Company.

If a Participant fails to specify a commencement date for a distribution in accordance with this Section 7.4, such distribution shall commence on the first business day of the calendar year immediately following the year in which the Participant ceases to be a Participant. If a Participant fails to specify whether distribution shall be made in a lump-sum or in a number of installments, such distribution shall be made in a lump-sum. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year until the entire amount subject to such installments shall have been paid.


                                  ARTICLE VIII.
                            TRANSFERABILITY OF AWARDS

         No Award shall be transferable by the Participant otherwise than by will or under the applicable laws of descent and distribution; provided that the Committee may, in the Option agreement or otherwise, permit transfers of Options by gift or a domestic relations order to Family Members. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process contrary to the provisions hereof, such Award shall immediately become null and void.


                                   ARTICLE IX.
                     TERMINATION, MODIFICATION AND AMENDMENT

         The Board at any time may terminate the Plan, and from time to time may amend or modify the Plan; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option may be granted or (iii) extend the maximum term for Options granted hereunder shall be subject to the approval of the Company's shareholders and no amendment made prior to the fifth anniversary of the Initial Public Offering shall be or become effective without the consent of the New York Superintendent of Insurance. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant.

                                   ARTICLE X.
                               GENERAL PROVISIONS

                  10.1 No Right to Remain as a Director. The Plan shall not impose any obligations on the Company to retain any Participant as a director nor shall it impose any obligation on the part of any Participant to remain in service to the Company.

                  10.2 Investment Representation; Registration. If the Committee determines that the law so requires, the holder of an Option granted hereunder or the recipient of Shares in respect of any Share Award shall execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that he is purchasing or accepting the Shares then acquired for his own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act of 1933, as amended, which Registration Statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel approved by the Company as to the availability of such exemption. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

                  10.3 No Right to Specific Assets. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Award hereunder) shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. To the extent that any Participant or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

                  10.4 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by his Option or related to Deferred Shares until he shall have become the holder of record of such Shares.

                  10.5 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                  10.6 Controlling Law. The Plan shall be construed and enforced according to the laws of the State of Delaware without regard to conflict of laws.

                  10.7 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him; provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

                  10.8 Term of Plan. The Plan shall be effective upon its adoption by the Board and approval by Metropolitan Life Insurance Company, the sole shareholder of the Company and by the New York Superintendent of Insurance. The Plan shall continue in effect, unless sooner terminated pursuant to Article IX, until no more shares are available for issuance under the Plan.

               SCHEDULE 3(C) -- OTHER STOCK-BASED COMPENSATION

     Prior to the fifth anniversary of the Plan Effective Date, except as permitted by Section 10.1 of the Plan: (a) officers of the Holding Company, the Company, and Company Affiliates (collectively, "Officers") and other employees of the Holding Company, the Company, and Company Affiliates (collectively with the Officers, "Employees") may acquire beneficial ownership of Common Stock only under the MetLife, Inc. 2000 Stock Incentive Plan and the plans listed in this
Schedule 3(c); (b) non-Officer directors of the Holding Company may acquire beneficial ownership of Common Stock only under the MetLife, Inc. 2000 Directors Stock Plan; and (c) non-Officer directors of the Holding Company, the Company, and Company Affiliates will not be eligible to acquire beneficial ownership of Common Stock under any of the plans listed in this Schedule 3(c) ("Covered Plans"). The Covered Plans are:

1. Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates;

2.  Metropolitan Life Auxiliary Savings and Investment Plan;

3.  Auxiliary Savings and Investment Plan of Participating Metropolitan
    Affiliates;

4. Supplemental Auxiliary Savings and Investment Plan of Participating Metropolitan Affiliates;

5.  Annual Variable Incentive Plan (currently sponsored by the Company);

6. Annual Variable Incentive Plan (currently sponsored by Metropolitan Property and Casualty Insurance Company);

7.  Long Term Performance Compensation Plan (currently sponsored by the
    Company);

8.  MetLife Deferred Compensation Plan for Senior Officers;

9.  MetLife Deferred Compensation Plan for Officers; and

10. MetLife Individual Business Special Deferred Compensation Plan.

     Prior to the fifth anniversary of the Plan Effective Date, (i) no amendment to any Covered Plan will become effective which adds, deletes, modifies or otherwise amends provisions (including those relating to participant elections) permitting or requiring the company sponsoring the plan to make payments or allocations to participants in the form of Common Stock, stock options or interests in Common Stock, (ii) no other plan, successor plan, program or arrangement will become effective which includes any such provisions, and (iii) there will be no material change in

                                                          Schedule 3 to the Plan
the administration or operation of any Covered Plan with respect to such provisions, in each case without the prior approval of the Superintendent; provided, however, that from and after the Adoption Date until the fifth anniversary of the Plan Effective Date, Covered Plans may be amended solely to incorporate the provisions set forth in this Schedule 3(c) without the prior approval of the Superintendent.

1.  Savings and Investment Plans

   (a) At any time on or after the Plan Effective Date, the Holding Company, the Company and Company Affiliates (the "Covered Employers") may each give non-Officer participants the ability to allocate (to the extent otherwise allocable by participants under the terms of the applicable plan) all or any portion of their current account balances and new contributions under the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates, Metropolitan Life Auxiliary Savings and Investment Plan, Auxiliary Savings and Investment Plan of Participating Metropolitan Affiliates and the Supplemental Auxiliary Savings and Investment Plan of Participating Metropolitan Affiliates (the "Savings and Investment Plans") to a Common Stock fund maintained by any Covered Employer.

   (b) At any time on or after the second anniversary of the Plan Effective Date, the Covered Employers may each give Officer participants the ability to allocate (to the extent otherwise allocable by participants under the terms of the applicable plan) all or any portion of their current account balances and new contributions under the Savings and Investment Plans to a Common Stock fund maintained by any Covered Employer.

   (c) At any time on or after the Plan Effective Date, the Covered Employers may each provide to or on behalf of any non-Officer participant all or any portion of their matching Savings and Investment Plans contributions as contributions to a Common Stock fund maintained by any Covered Employer.

   (d) At any time on or after the second anniversary of the Plan Effective Date, the Covered Employers may each provide to or on behalf of any Officer participant all or any portion of their matching Savings and Investment Plans contributions as contributions to a Common Stock fund maintained by any Covered Employer.

2.  AVIP and LTPCP

   (a) At any time on or after the first anniversary of the Plan Effective Date, the Covered Employers may each make (or credit) all or any portion of the payments due under the Company's Annual Variable Incentive Plan and the Annual Variable Incentive Plan of Metropolitan Property and Casualty Insurance Company (the "AVIP") and its Long Term Performance Compensation Plan (the "LTPCP") in the form of Common Stock. No Officer who receives Common Stock as payment due under the AVIP or LTPCP at the election of Covered Employers may sell such Common Stock before the second anniversary of the Plan Effective Date.

   (b) At any time on or after the Plan Effective Date, the Covered Employers may each allow any non-Officer participant in the AVIP or LTPCP to elect to receive payments thereunder in the form of Common Stock (to the extent such payments are not otherwise made or credited in Common Stock) or to have deferred AVIP or LTPCP payments invested in Common Stock (to the extent otherwise deferrable under the terms of the applicable plan).

   (c) At any time on or after the second anniversary of the Plan Effective Date, the Covered Employers may each allow any Officer participant in the AVIP or LTPCP to elect to receive payments thereunder in the form of Common Stock (to the extent such payments are not otherwise made or credited in Common Stock) or to have deferred AVIP or LTPCP payments invested in Common Stock (to the extent otherwise deferrable under the terms of the applicable plan).

3.  Deferred Compensation Plans

   (a) At any time on or after the Plan Effective Date, the Covered Employers may each allow any non-Officer participant in the MetLife Deferred Compensation Plan for Senior Officers, the MetLife Deferred Compensation Plan for Officers, or the MetLife Individual Business Special Deferred Compensation Plan (the "Deferred Compensation Plans") to elect to allocate (to the extent otherwise allocable by participants under the terms of the applicable plan) all or any portion of their current Deferred Compensation Plans account balances and any newly deferred compensation to a Common Stock fund maintained by any Covered Employer.

   (b) At any time on or after the second anniversary of the Plan Effective Date, the Covered Employers may each allow any Officer participant in the Deferred Compensation Plans to elect to allocate (to the extent otherwise allocable by participants under the terms of the applicable plan) all or any portion of their current deferred compensation account balances and any newly deferred compensation to a Common Stock fund maintained by any Covered Employer.

                                                          Schedule 3 to the Plan

   (c) At any time on or after the Plan Effective Date, the Covered Employers may each provide to or on behalf of non-Officer participants all or any portion of their matching contributions credited under the Deferred Compensation Plans as contributions to a Common Stock fund maintained by any Covered Employer.

   (d) At any time on or after the second anniversary of the Plan Effective Date, the Covered Employers may each provide to or on behalf of Officer participants all or any portion of their matching contributions credited under the Deferred Compensation Plans as contributions to a Common Stock fund maintained by any Covered Employer.

4.  Limits on Acquisition of Common Stock

   (a) Prior to the fifth anniversary of the Plan Effective Date, the total number of shares of Common Stock received by any Officer during such five-year period representing payments, matching contributions, allocations or credits under all Covered Plans (other than the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates) shall not, in the aggregate, exceed (x) .25% of the total number of shares of Common Stock outstanding immediately after the Plan Effective Date, less (y) the number of shares in respect of which options are granted to such Officer in that five-year period under the terms of the MetLife, Inc. 2000 Stock Incentive Plan.

   (b) Prior to the fifth anniversary of the Plan Effective Date, the total number of shares of Common Stock representing (i) payments made to all Employees under the AVIP, (ii) payments made to all Employees under the LTPCP, (iii) allocations of current account balances and new contributions under the Metropolitan Life Auxiliary Savings and Investment Plan to a Common Stock fund maintained by any Covered Employer, (iv) allocations of any account balances or any newly deferred compensation under the MetLife Deferred Compensation Plan for Senior Officers to a Common Stock fund maintained by any Covered Employer, and
        (v) matching contributions credited under the Metropolitan Life Auxiliary Savings and Investment Plan or the MetLife Deferred Compensation Plan for Senior Officers as contributions to a Common Stock fund maintained by any Covered Employer, shall not, in the aggregate, exceed (x) 5.0% of the total number of shares of Common Stock outstanding immediately after the Plan Effective Date less (y) the number of shares in respect of which options are granted in that five-year period under the terms of the MetLife, Inc. 2000 Stock Incentive Plan.

   (c) The total number of shares of Common Stock representing payments, matching contributions, allocations or credits under Covered Plans, the total number of shares of Common Stock outstanding immediately after the Plan Effective Date, and the number of shares in respect of which options are granted under the terms of the MetLife, Inc. 2000 Stock Incentive Plan shall all be adjusted for stock splits and reclassifications of outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock for the purposes of applying these limits.

5. Fair Market Value Requirement

     Common Stock provided under the Covered Plans will be valued as of the applicable date at the then Fair Market Value of the Common Stock. Thus, when Common Stock is issued in lieu of cash compensation or allocated under any of the Covered Plans, the Fair Market Value shall be used as the basis for determining the number of shares to be issued or allocated. For these purposes, "Fair Market Value" shall (i) in the case of any transaction or series of transactions actually effected in an open market transaction, mean the value determined based on such transaction(s), and (ii) in all other cases, have the meaning set forth in the MetLife, Inc. 2000 Stock Incentive Plan.

6. Revisions to Change of Control Provisions

     If any of the Covered Plans or the MetLife, Inc. 2000 Stock Incentive Plan contains a change of control provision, prior to the Plan Effective Date the Holding Company will, and it will cause the Company and its Company Affiliates (as the case may be) to, amend the plan or plans containing such provision to further provide that none of the Reorganization, the IPO or any Other Capital Raising Transactions will result in a change in control under such plan or plans.

                                                          Schedule 3 to the Plan

     SCHEDULE 4 -- FEATURES OF OTHER CAPITAL RAISING TRANSACTION SECURITIES

---------------------------------------------------------------------------------------------------------
                    MANDATORILY CONVERTIBLE      CONVERTIBLE PREFERRED     DEBT SECURITIES/COMMERCIAL
                      PREFERRED SECURITIES             SECURITIES            PAPER/BANK BORROWINGS
---------------------------------------------------------------------------------------------------------
    FORM OF        - Preferred securities      - Preferred securities      - Up to $500 million
    SECURITY       automatically convertible   convertible at the option   aggregate principal amount
                   into common stock after a   of the holder into a        of senior or subordinated
                   fixed period of time,       specified number of shares  debt securities offered in
                   typically from three to     of common stock or at a     a public offering,
                   five years from the date    specified price per share   commercial paper issuances
                   of issuance, with the       at any time up to           or bank borrowings (or a
                   number of shares, subject   maturity.                   combination thereof).
                   to certain limitations,
                   into which the security is  - The conversion price may
                   convertible dependent on    be adjusted to maintain
                   the stock price at          the effective conversion
                   maturity.                   rate in the event of stock
                                               splits and certain other
                   - May be issued in a unit   events.
                   of two securities, one a
                   forward purchase contract   - May be issued through a
                   in which the holder agrees  special purpose vehicle,
                   to purchase common stock    such as a trust or limited
                   at a specified price        liability company, in
                   (effectively making the     which preferred or
                   security convertible into   subordinated debt
                   the common stock), and the  securities are issued by
                   other a preferred security  the issuer to the special
                   paying dividends to the     purpose vehicle and
                   holder.                     preferred securities of
                                               the special purpose
                   - May be issued through a   vehicle are offered to the
                   special purpose vehicle,    public. The special
                   such as a trust or limited  purpose vehicle may allow
                   liability company, in       for tax deductibility of
                   which preferred or          dividends associated with
                   subordinated debt           the preferred security.
                   securities are issued by
                   the issuer to the special
                   purpose vehicle and
                   preferred securities of
                   the special purpose
                   vehicle are offered to the
                   public. The special
                   purpose vehicle may allow
                   for tax deductibility of
                   dividends associated with
                   the preferred security.

                   - The conversion price may
                   be adjusted to maintain
                   the effective conversion
                   rate in the event of stock
                   splits and certain other
                   events.
---------------------------------------------------------------------------------------------------------

                                                          Schedule 4 to the Plan

---------------------------------------------------------------------------------------------------------
                    MANDATORILY CONVERTIBLE      CONVERTIBLE PREFERRED     DEBT SECURITIES/COMMERCIAL
                      PREFERRED SECURITIES             SECURITIES            PAPER/BANK BORROWINGS
---------------------------------------------------------------------------------------------------------
    DISTRIBUTIONS  - Dividend payments on the  - Dividend payments on the  - Interest payments on the
                   preferred security, as      preferred security.         debt security, which would
                   well as payments by the                                 generally be
                   issuer on any forward       - Dividend rate reflects    tax-deductible to the
                   purchase contract if the    market conditions, as well  issuer.
                   security is offered in      as issuer- specific
                   units.                      factors, such as credit     - Principal amount must be
                                               ratings.                    repaid at scheduled
                   - Dividend payments would                               maturity date or dates.
                   be priced at a premium      - Such payments are
                   yield to the dividend on    generally deferrable at     - Interest rate reflects
                   the common stock at the     the option of the issuer.   market conditions, as well
                   time of issuance.                                       as issuer specific
                                               - Dividend payments to      factors, such as credit
                   - Such payments are         common stockholders are     ratings.
                   generally deferrable at     typically prohibited while
                   the option of the issuer.   the dividend payments on
                                               the security are deferred.
                   - Dividend payments to
                   common stockholders are     - The payments may,
                   typically prohibited while  depending on the structure
                   the dividend payments on    of the security, be
                   the security are deferred.  tax-deductible to the
                                               issuer.
                   - The payments may,
                   depending on the structure  - If the security is not
                   of the security, be         converted, the face amount
                   tax-deductible to the       of the preferred stock
                   issuer.                     must be repaid at
                                               maturity.
---------------------------------------------------------------------------------------------------------
    MATURITY       - Typically from 3 to 5     - Typically from 5 to 30    - May either be commercial
                   years.                      years.                      paper (with maturities up
                                                                           to 9 months) or
                                                                           longer-term securities or
                                                                           borrowings with maturities
                                                                           up to 30 years.
---------------------------------------------------------------------------------------------------------
    CONVERSION     - Typically offered with a  - Typically offered with a  - Not applicable.
    PREMIUM        conversion premium to the   conversion premium to the
                   trading price of the        trading price of the
                   common stock at issuance.   common stock at issuance.
                                               If the securities are
                   - Upon conversion, a        converted, a fixed number
                   variable amount of shares,  of shares, determined at
                   depending on the market     the time of issuance, will
                   price of the Common Stock   be issued.
                   at the time of conversion,
                   is issued.                  - This allows the Holding
                                               Company to potentially
                   - The number of shares is   issue Common Stock above
                   typically subject to a      the prevailing market
                   minimum and maximum number  price at the time of
                   of shares being issued      issuance of the
                   (which range is determined  convertible preferred
                   at the time of issuance).   security.

                   - This allows the Holding
                   Company to potentially
                   issue Common Stock above
                   the prevailing market
                   price at the time of
                   issuance of the
                   convertible preferred
                   security.
---------------------------------------------------------------------------------------------------------

                                                          Schedule 4 to the Plan

---------------------------------------------------------------------------------------------------------
                    MANDATORILY CONVERTIBLE      CONVERTIBLE PREFERRED     DEBT SECURITIES/COMMERCIAL
                      PREFERRED SECURITIES             SECURITIES            PAPER/BANK BORROWINGS
---------------------------------------------------------------------------------------------------------
    REDEMPTION     - No redemption rights at   - May be redeemable at the  - Public debt securities
    (RIGHT TO      the option of the issuer,   option of the issuer,       may allow for redemption
    REPURCHASE)    except that the securities  typically after 3 to 5      at the option of the
    AT THE OPTION  may be redeemable upon the  years. Such redemption      issuer or upon the
    OF THE ISSUER  occurrence of specified     may, under certain          occurrence of specified
                   adverse tax or regulatory   circumstances, be made at   events, at a price equal
                   events.                     a premium price.            to the principal amount or
                                                                           the principal amount plus
                                               - May also be redeemable    a specified premium.
                                               upon the occurrence of
                                               specified adverse tax or    - Commercial paper is
                                               regulatory events.          typically not redeemable
                                                                           at the option of the
                                                                           issuer.

                                                                           - Bank borrowings may be
                                                                           prepaid at the option of
                                                                           the issuer, at the
                                                                           principal amount or the
                                                                           principal amount plus a
                                                                           specified premium.
---------------------------------------------------------------------------------------------------------
    VOTING RIGHTS  - None, except as required  - None, except as required  - None.
                   by law or in event of       by law or in event of
                   default (in which case      default (in which case
                   holders may be entitled to  holders may be entitled to
                   designate a specified       designate a specified
                   number of board members).   number of board members).
---------------------------------------------------------------------------------------------------------
    COVENANTS      - Issuer typically agrees   - Issuer typically agrees   - Issuer typically agrees
                   to take certain actions,    to take certain actions,    to take certain actions,
                   including using reasonable  including using reasonable  including using reasonable
                   efforts to maintain the     efforts to maintain the     efforts to maintain the
                   regulatory treatment of     regulatory treatment of     regulatory treatment of
                   the security.               the security.               the security. Commercial
                                                                           paper typically does not
                                                                           include covenants.

                                                                           - Public debt securities
                                                                           generally do not include
                                                                           financial covenants.

                                                                           - Bank borrowings may also
                                                                           include certain financial
                                                                           and other covenants,
                                                                           including maintenance of a
                                                                           specified net worth.
---------------------------------------------------------------------------------------------------------
    EVENTS OF      - The instrument creating   - The instrument creating   - The instrument creating
    DEFAULT        the security will specify   the security will specify   the security will specify
                   events that will            events that will            events that will
                   constitute an event of      constitute an event of      constitute an event of
                   default, in which case the  default, in which case the  default, in which case the
                   face amount of the          face amount of the          principal amount may be
                   preferred securities may    preferred securities may    declared immediately due
                   be declared immediately     be declared immediately     and payable. Commercial
                   due and payable.            due and payable.            paper typically does not
                                                                           include events of default.
                   - These may include, among  - These may include, among
                   other things, failure to    other things, failure to    - These may include, among
                   pay (after the deferral     pay (after the deferral     other things, failure to
                   period described above)     period described above)     pay interest or principal,
                   dividends or face amount    dividends or face amount    failure to observe or
                   of the preferred            of the preferred            perform other covenants,
                   securities, failure to      securities, failure to      acceleration of other
                   observe or perform other    observe or perform other    indebtedness and events
                   covenants, and events       covenants, and events       relating to a bankruptcy
                   relating to a bankruptcy    relating to a bankruptcy    or insolvency of the
                   or insolvency of the        or insolvency of the        issuer.
                   issuer.                     issuer.
---------------------------------------------------------------------------------------------------------

                                                          Schedule 4 to the Plan

---------------------------------------------------------------------------------------------------------
                    MANDATORILY CONVERTIBLE      CONVERTIBLE PREFERRED     DEBT SECURITIES/COMMERCIAL
                      PREFERRED SECURITIES             SECURITIES            PAPER/BANK BORROWINGS
---------------------------------------------------------------------------------------------------------
    RANKING IN A   - Generally, subordinate    - Generally, subordinate    - Senior debt ranks senior
    LIQUIDATION    (ranks below in priority)   (ranks below in priority)   to subordinated debt or
    OR BANKRUPTCY  to indebtedness of the      to indebtedness of the      equity securities of the
    OF THE ISSUER  issuer, but senior (ranks   issuer, but senior (ranks   issuer.
                   ahead in priority) to       ahead in priority) to
                   common stock.               common stock.               - Subordinated debt ranks
                                                                           lower in priority than
                   - Once converted, becomes   - Once converted, becomes   senior debt of the issuer
                   common stock.               common stock.               but senior to equity
                                                                           securities of the issuer.

                                                                           - Commercial paper and
                                                                           bank debt are senior debt.
---------------------------------------------------------------------------------------------------------
    EFFECT ON      - Balance Sheet: depending  - Balance sheet: preferred  - Balance sheet: included
    ISSUER'S       on the structure of the     securities issued through   as liabilities.
    FINANCIAL      security, included either   a special purpose vehicle
    STATEMENTS     as stockholders' equity or  included as a separate      - Income statement: net
                   as a separate line item     line item between           income to common
                   between liabilities and     liabilities and             stockholders would be
                   stockholders' equity.       stockholders' equity;       reduced by after-tax
                                               conventional convertible    interest paid on security.
                   - Income statement: net     preferred securities
                   income to common            included as stockholders'   - Cash flow: cash flow
                   stockholders would be       equity.                     would be reduced by
                   reduced by after-tax                                    after-tax interest paid
                   dividends paid on           - Income statement: net     and by payment of
                   security, but not contract  income to common            principal amount at
                   fees.                       stockholders would be       maturity.
                                               reduced by after-tax
                   - Cash flow: cash flow      dividends paid on
                   would be reduced by         security.
                   after-tax dividends and
                   contract payments (if any)  - Cash flow: cash flow
                   paid.                       would be reduced by
                                               after-tax dividends paid
                                               and by payment of face
                                               amount at maturity (if the
                                               security is not
                                               converted).
---------------------------------------------------------------------------------------------------------

                                                          Schedule 4 to the Plan

                                                                      Schedule 5


                       METROPOLITAN LIFE INSURANCE COMPANY
                                  SCHEDULE 5 TO
                             PLAN OF REORGANIZATION
              -----------------------------------------------------

                        ACTUARIAL CONTRIBUTION MEMORANDUM












                                NOVEMBER 16, 1999

                                Table of Contents

I. OVERVIEW......................................................................   1
II. GLOBAL / GENERAL METHODOLOGY & ASSUMPTIONS...................................   2
     II. A. General Description of Methodology...................................   2
     II. B. Assumptions / Methodologies That Cross LOBs..........................   4
III. TRADITIONAL LIFE............................................................   12
     III. A. MetLife US - Traditional Life.......................................   12
     III. B. TNE - Traditional Life..............................................   16
     III. C. Canada - Traditional Life Policies..................................   19
IV. INDUSTRIAL LIFE..............................................................   21
     IV. A. MetLife US - Industrial Life.........................................   21
     IV. B. Canada - Industrial Life Policies....................................   24
V. UNIVERSAL LIFE................................................................   26
     V. A. MetLife US - Universal Life...........................................   26
     V. B. TNE - Universal Life..................................................   30
VI. GROUP LIFE & HEALTH..........................................................   34
     VI. A. Group Life & Health Contracts - MetLife US, TNE & Canada.............   34
     VI. B. Certificates or Individual Policies - Group UL, LTC, COLI & Others...   39
VII. INDIVIDUAL HEALTH AND OTHER RELATED PLANS...................................   44
     VII. A. MetLife US - Individual Disability Income...........................   44
     VII. B. MetLife US - Personal Medical Insurance.............................   47
     VII. C. MetLife US - Group Medical Conversions..............................   50
     VII. D. MetLife US - Direct Response Business...............................   53
     VII. E. MetLife US - Direct Marketed Group Term Life........................   55
     VII. F. MetLife US - Medical Insurance Certificates.........................   57
     VII. G. MetLife US - New Jersey Individual Health Policies..................   59
     VII. H. TNE - Individual Disability Income..................................   60
     VII. I. Canada - Individual Health Policies.................................   62
VIII. GROUP ANNUITIES............................................................   64
     VIII. A. MetLife US - Department 24 Group Annuities.........................   64
     VIII. B. MetLife US - Department 11 Group Annuities.........................   68
     VIII. C. MetLife US - Group Annuity Separate Accounts.......................   72
     VIII. D. TNE - Group Accumulation Contracts.................................   75
     VIII. E. TNE - Group Payout Annuities.......................................   80
IX. INDIVIDUAL ANNUITIES.........................................................   82
     IX. A. MetLife US - Individual Deferred Annuities...........................   82
     IX. B. TNE - Individual Deferred Annuities..................................   85
     IX. C. TNE - Individual Immediate Annuities.................................   88
     IX. D. Canada - Individual Annuity Contracts................................   89
X. SUPPLEMENTARY CONTRACTS.......................................................   91
     X. A. MetLife US - With Life Contingencies..................................   91
     X. B. MetLife US - Without Life Contingencies...............................   93
     X. C. TNE - With Life Contingencies.........................................   95
     X. D. TNE - Without Life Contingencies......................................   97
     X. E. Canada - Supplemental Contracts.......................................   99


Actuarial Contribution Memorandum      (i)                     November 16, 1999

                                  I. OVERVIEW

This memorandum describes the methodology for calculating the Actuarial Contribution ("AC")(1) for Metropolitan Life Insurance Company ("MetLife") for each policy or contract eligible to receive a Variable Equity Share ("VES") pursuant to Article VII of the Plan of Reorganization ("Plan"). In addition to MetLife's US domestic business ("MetLife US"), certain policies issued by The New England Mutual Life Insurance Company ("TNE"), and MetLife's Canadian branch are eligible to receive a VES. TNE merged with MetLife in 1996. This memorandum contains separate sections for each major line of business ("LOB").

The general methodology and experience data that cross all LOBs are described in
Section II of this memorandum. Aspects specific to a particular LOB are included in the sections specific to each line. Each specific LOB section in this document: (1) provides a description of the products within the LOB covered; (2) describes the specific actuarial methodology applied to that LOB; (3) describes the data and modeling techniques specific for that LOB; (4) describes applicable historical experience assumptions; and (5) describes the prospective experience assumptions applied to each line.

The data and information required for the calculations came from numerous company sources, including policy and contract records, annual statements and supporting documentation, internal management reports, and other miscellaneous sources of information.


--------

(1) Capitalized terms not defined in this document have the meaning as defined in the Plan of Reorganization.


Actuarial Contribution Memorandum   Page 1                     November 16, 1999

                 II. GLOBAL / GENERAL METHODOLOGY & ASSUMPTIONS

                   II. A. GENERAL DESCRIPTION OF METHODOLOGY

Generally, for each participating policy, the ACs are intended to represent past annual contributions to the assets of the Company accumulated with interest to December 31, 1998 (the "Statement Date"), reduced by an amount equal to the estimated assets as of the Statement Date, which together with the estimated future revenues, are sufficient to provide for the future benefits, expenses and taxes of such policies. The estimated assets required as of the Statement Date are, in general, determined from a gross premium reserve using "best estimate" assumptions.

The gross premium reserve for policies in the Closed Block equals the amount of assets necessary, together with future premiums, to meet all future benefit obligations, expenses, commissions and taxes, and to maintain the current dividend scales if the experience underlying the scales continues unchanged. Assumptions used in the AC calculation for these policies were based on the assumptions used to develop the Exhibit H Closed Block Assets (and described in the Closed Block Memorandum), adjusted to include other assets that are not included in Exhibit H Closed Block Assets that support those policies and expenditures not reflected in the Closed Block.

In general, the gross premium reserve for policies not in the Closed Block equals the statutory reserve less the present value of expected future profitability, as further described later in this memorandum.

The AC formula described above is equivalent, under the same set of assumptions, to taking the accumulation of contributions to statutory surplus for participating policies from the policy issue date to the Statement Date plus the present value of expected future contributions to statutory surplus for such policies.

MetLife's and TNE's past annual statements were each analyzed to provide experience factors for use in determining ACs. Experience assumptions that cover multiple LOBs are described later in this section. Other experience assumptions are contained in the specific LOB sections below.

Assumptions about future experience were based on analysis of recent Company experience, adjusted as appropriate based on MetLife's current business plans.

In most cases, future experience was projected until all liabilities were exhausted. In some cases, prospective AC calculations were only developed until the time when future surplus contributions were projected to be immaterial. In addition, for certain group lines of business, where new entrants into a group contribute to the growth of the group, profits occurring more than twenty years into the future were considered speculative. For these product lines, no future contributions to surplus were considered beyond twenty years.


Actuarial Contribution Memorandum   Page 2                     November 16, 1999

For the purpose of determining the VES of Qualifying Policies with a positive AC, the negative ACs of Qualifying Policies were adjusted by setting them to zero, as provided for in Section 7.2(a) of the Plan.

For a Qualifying Policy issued after the Statement Date but before the Adoption Date, the AC was calculated as the present value as of the Statement Date of its expected future contributions to the surplus of the Company.

A guiding principle in deriving assumptions for the AC calculation was the goal of consistency in assumptions across LOBs, as well as for classes of Qualifying Policies within a LOB. Consistency of assumptions was an important goal, since the sole use of the AC calculations was to determine the contribution to surplus of a given policy relative to all other policies. The derivations of assumptions and methodologies, including those for policy riders and other supplemental product features, were based on the way the class of Qualifying Policies was managed historically, as well as the way it is managed currently.

Within each LOB, Qualifying Policies were divided into classes that are reasonably homogeneous with regard to their experience and risk characteristics. Where policies have been pooled or combined for dividend or experience rating purposes, they have been combined for AC purposes as well. LOBs were subcategorized by (i) major product groupings (e.g., for Individual Life, major product groupings include Industrial Life, Ordinary Life, Universal Life, etc.), as well as by (ii) major grouping based on how the contract was issued (e.g., issued by MetLife in the US, issued by MetLife from its Canadian Branch, or issued by TNE). Within these subcategories, the classes of Qualifying Policies were determined primarily by the following (as was appropriate given materiality considerations and based upon the way the Qualifying Policies are/were managed):
(i) insurance plan (for example, Whole Life), policy year, issue age, and dividend class (where applicable) for Individual Life Insurance; (ii) policy year, plan type and tax qualified status for Individual Annuities and Supplementary Contracts, (iii) policy form and issue year for Individual Health Insurance, and (iv) business segment for Group Annuities, Group Life, and Group Health. Where appropriate (as described later in this memorandum), interpolation and extrapolation methods were used to develop estimated results for each policy based on model cell calculations for the corresponding class of Qualifying Policies.


Actuarial Contribution Memorandum   Page 3                     November 16, 1999

               II. B. ASSUMPTIONS / METHODOLOGIES THAT CROSS LOBS

The methodologies and assumptions described below, in general, were followed by all LOBs. Exceptions to these general guidelines are noted in the sections for specific LOBs contained later in this memorandum.

1. Investment Income - Historical

Total portfolio rates for all years were calculated utilizing the basic formula that was used to calculate net investment income in the annual statement prior to 1987, modified to include all capital gains, both realized and unrealized. The modified formula is as follows:

     Total Portfolio Rateyear    =    2*(I + RG + UG)/(A + B - (I + RG +UG))

             Where:         I    =    Net investment income for the year

                            A    =    Total (at prior year end) of cash and
                                      invested assets plus investment income
                                      due and accrued

                            B    =    Total (at current year end) of cash and
                                      invested assets plus investment income due
                                      and accrued

                           RG    =    Realized capital gains and losses for the
                                      year

                           UG    =    change in unrealized capital gains and
                                      losses for the year

The formulas for the component pieces of the total portfolio rate alone are as follows:

Net Investment Income Rate(year) = 2*I/(A + B - (I + RG + UG))
Realized Capital Gains Rate(year) = 2*RG/(A + B - (I + RG + UG))
Unrealized Capital Gains Rate(year) = 2*UG/(A + B - (I + RG + UG))

Net investment income rates ignoring capital gains and losses (whether realized or unrealized) were calculated. Capital gains rates were calculated for the realized and unrealized gains separately. The sum of these three rates, (1) the rate on net investment income ignoring all capital gains and losses, (2) the rate on realized capital gains and losses and (3) the rate on unrealized gains and losses, equals the total portfolio rate described by the formula above.

For years after 1950, the assets used to develop the total portfolio rates equal the cash


Actuarial Contribution Memorandum   Page 4                     November 16, 1999
and invested assets as defined for annual statement purposes. For years prior to 1951, the assets used to develop the total portfolio rates were determined on a basis consistent with the annual statement definitions of cash and invested assets for 1951 and subsequent years.

For most LOBs, the total portfolio rates were calculated with the effect of policy loans excluded, due to the fact that policy loans were modeled separately. For those LOBs where policy loans were not modeled separately, the total portfolio rates were calculated including the effect of policy loans. The total portfolio rates for 1958 and after were developed prior to any reduction for federal income tax ("FIT"), which was modeled separately. Prior to 1958, the tax law required a number of different approaches to calculate FIT, but the most typical was to base FIT primarily on investment income, net of the portion of investment income necessary to satisfy the company's obligations to policyholders ("free investment income"). FIT for this period was reflected as a percentage of mean assets (using the same basis as used in the determination of net investment income).

Historical total portfolio rate assumptions were developed for TNE and MetLife separately, except for rates on surplus for the years 1996 to 1998. TNE and MetLife merged in 1996 and surplus has been managed in total for the companies since that time.

MSVR (which was first required during the early 1950s) was not used in calculating total portfolio rates on the assumption that it is primarily an allocation of surplus and had no impact on the determination of policyholder dividends or a policy's contribution to surplus. AVR (which replaced the MSVR during the 1990s) was omitted for the same reason.

The effect of the IMR, including amortization, has been included in the determination of the realized capital gains rates. Specifically, in each year the realized capital gains and losses have been reduced by the amounts of the IMR capitalization transferred to the IMR. In each year, the amortization of the IMR has also been added to the realized capital gains. The amount of the IMR capitalization is net of a capital gains tax effect. The realized capital gains have not been reduced for the actual incurred capital gains taxes.

Historical investment income from separate accounts was based on the actual performance of those separate accounts.

The paragraphs that follow are delineated by selected investment allocation eras and will refer to MetLife and TNE separately.

METLIFE: PRE 1965

For this period, total portfolio rates were determined on a total company basis, except for 1963-64, when separate rates for the MetLife US and MetLife Canada were developed. Net investment income without capital gains was determined and capital gains rates were calculated for realized and unrealized gains separately. Any total portfolio rate calculated


Actuarial Contribution Memorandum   Page 5                     November 16, 1999
applies to assets supporting both reserves and surplus.

METLIFE: 1965 TO 1984

For this period, MetLife generally used an investment year method ("IYM") to allocate investment returns to LOB in the annual statement. The total portfolio rates by LOB for each of these years represent the average rates earned on all assets for that LOB, whether the assets backed surplus or reserves. Total portfolio rates were developed separately for the US and Canada.

METLIFE: 1985 TO 1998

In 1985, MetLife began to use a segmented approach to allocate total company investment income and capital gains to LOB and product lines, although MetLife had first begun to use a segmented approach for certain group pension products earlier (in 1980). In certain situations, historical segment data was unavailable and, as a result, total LOB data was used. Total portfolio rates were developed separately for US and Canada.

Prior to 1989, MetLife did not track investment returns on surplus separately. For these years, the LOB total portfolio rates were used in accumulating the annual ACs. For 1989 and later, separate total portfolio rates on surplus were developed and were used to accumulate annual ACs by all LOBs. The total portfolio rate on surplus was developed for MetLife and TNE combined starting in 1996.

TNE: PRE 1962

For this period, total portfolio rates were determined on a total company basis. Any total portfolio rate calculated applies to assets supporting both reserves and surplus.

TNE: 1962 TO 1980

For this period, TNE used an investment year method ("IYM") to allocate investment returns to LOB in the annual statement. The total portfolio rates by LOB for these years apply to all assets for that LOB, whether the assets backed surplus or reserves.

TNE: 1981 TO 1998

In 1981, TNE began to use a segmented approach to allocate total company investment income and capital gains to LOB and product lines. Within a General Account segment, the investment year method was used to allocate investment income among product lines.

Prior to 1996, TNE did not track investment returns on surplus separately. For these years the LOB total portfolio rates were used in accumulating the annual ACs. For 1996 and later, the total portfolio rate on surplus was developed for MetLife and TNE combined and was used by all LOBs.

TNE was merged into MetLife in 1996. As part of the merger, there were accounting changes made in TNE's previous reporting methods in order to conform with MetLife's


Actuarial Contribution Memorandum   Page 6                     November 16, 1999
statutory accounting standards. These accounting changes were reflected in the AC calculations for TNE.

2. Investment Income - Prospective

For prospective investment income including capital gains, prospective earned rates for General Account products (with the exception of the three Closed Block
LOBs), were developed based upon the asset/liability projections developed by MetLife used in conjunction with the level interest scenario of the 1998 year-end Asset Adequacy Analysis. MetLife's Asset Adequacy Analysis models were based upon assets in force on November 30, 1998. Adjustments were made for MetLife's year-end selling program (i.e., bonds and stocks sold during December 1998 were eliminated from the models and new bonds and stocks purchased were added to the models).

The Closed Block LOBs consist of the following: (1) MetLife US Traditional Life,
(2) TNE Traditional Life and (3) MetLife US Industrial Life. These LOBs include all policies in the Closed Block, as well as other policies in these LOBs, which were not included in the Closed Block. For these Closed Block LOBs, prospective earned rates on assets existing as of the Statement Date were based upon the asset models developed for the assets from the Closed Block plus additional assets supporting these liabilities, the total of which comprise the same asset models that were developed to be used for Asset Adequacy Analysis. These earned rates reflect not only the assets selected for use in the Closed Block, but also those assets which, though excluded from the Closed Block, nonetheless backed these liabilities prior to demutualization.

The amortization of the IMR balance as of the Statement Date is included in investment income as capital gains.

Reinvestment rates for the MetLife Ordinary, MetLife Industrial and TNE Closed Block segments were set equal to the rates used for Closed Block funding, as described in the Closed Block Memorandum. For all other LOBs, the reinvestment rates for General Account products were based on actual new money rates derived for the level interest scenario of the 1998 year-end Asset Adequacy Analysis.

For Separate Account products, future returns were assumed separately for (a) money market, (b) bond, (c) common stock and real estate equity, and (d) balance fund separate accounts. These Separate Account return rates were determined based on long-term yield expectations as of the Statement Date. Where multiple types of Separate Accounts were projected in the aggregate, a weighted average of these rates (reflecting the actual mix of separate accounts as of the Statement Date) was utilized.

Discount rates, used to develop the present value of projected after-tax statutory profits in the prospective AC calculations, were set equal to the projected after-tax earned rates (adjusted for projected IMR amortization) for the associated general account liabilities for a given LOB.


Actuarial Contribution Memorandum   Page 7                     November 16, 1999

3. Federal Income Tax

GENERAL METHODOLOGY

MetLife and TNE were separate tax entities prior to 1996. Therefore, the methods and assumptions for allocating FIT reflect their separate tax positions and facts for this period. However, the modeling methodology for the calculation of the historical taxes was established as consistent as possible between the companies for all years.

PRE 1958

FIT for this period was reflected as a percentage of mean assets (using the same basis as used in the determination of net investment income).

1958 TO 1981

FIT was computed using "Fraserized" marginal rates. First, certain statutory model items (investment income, assets, and reserves) were converted to a tax basis. Then, marginal rates were applied to these items, as well as deductible interest paid. Finally, a factor was derived to true up the FIT calculated on a Fraserized marginal rate basis to the FIT accrued in the annual statement. This true up factor was related to mean statutory reserves. There were only a few years in this period where FIT was incurred on capital gains. For those years, the FIT on capital gains was captured in the true up factor.

1982 TO 1983

For the "stopgap" years (1982-1983), FIT was allocated in the models by restating modeled statutory income including capital gains to a taxable basis and applying standard ordinary and capital gains corporate tax rates to this modeled taxable income. Developing modeled taxable income was accomplished by converting certain statutory model items (investment income, dividends, and reserves) to a tax basis. Also, a factor was derived to true up the calculations to the annual statement FIT incurred. The true up factor was related to mean statutory reserves.

1984 TO 1998

FIT was based upon gain from operations. Modeled taxable income was determined by converting certain modeled statutory items (investment income, capital gains, surplus, dividends and reserves) to a tax basis. The calculation of FIT for the years 1984 and subsequent reflects the required adjustments for the differential earnings amount (i.e., the surplus tax). For the years 1990 and subsequent, the DAC tax adjustment has been recognized.

Since 1987, long-term capital gains have no preferential tax treatment and were taxed at the same rate as the gain from operations. A factor was determined which trued-up the calculations to the annual statement accrual for FIT. This factor was related to mean statutory reserves except for MetLife group life and health. For MetLife group life and health, this factor was related to statutory gain from operations.

During the period 1989 to 1998 (for TNE 1996 to 1998 only), the Company developed a specific set of total portfolio rates on total Company surplus for each year. These total


Actuarial Contribution Memorandum   Page 8                     November 16, 1999
portfolio rates on surplus also have an associated set of FIT factors.

Historical capital gains were appropriately adjusted for capital gains tax in computing the annual historical ACs.

1999 AND BEYOND

Prospective FIT was calculated assuming a continuation of current tax laws. It was assumed that MetLife will be taxed as mutual insurance company through calendar year 1999 and as a stock life insurer thereafter. Future projected capital gains were assumed to be taxed at current capital gains tax rates.

MODCO REINSURANCE TREATIES

Both MetLife and TNE entered into modified coinsurance ("MODCO") treaties during the period 1979 - 1981 that reduced FIT. The tax benefits from these MODCO treaties were shared by all LOBs by allocating the MODCO tax savings among each LOB in proportion to the taxes the LOB would have paid before MODCO, but with no LOB paying more taxes than they would have paid without MODCO.

4. Expenses - Historical

The following general rule was applied (except as noted below) for allocating expenses in the determination of historical ACs:

- Identified those expenses which were historically charged to policyholders, either indirectly or directly, in the dividend formulas. For policies which do not receive dividends, either alternative unit costs such as pricing assumptions were used or direct allocations of annual statement expenses were made.

- Reconciled the totals of expenses identified as charged to policyholders with the total of annual statement expense amounts shown in Exhibits 5 and 6, by line of business. Where necessary, appropriate ratios were then applied to line of business totals so that expenses charged in the AC calculation agreed with annual statement amounts. This gross-up process was performed for each calendar year to assure consistency with published annual statements. Where annual statement premium taxes and state and local income taxes were directly allocated to a line of business, these expenses were not part of the gross-up reconciliation process.

The following items are exceptions to the general rule stated above:

- All expenses recognized by MetLife as applying to the cost of MetLife's demutualization were not allocated to any specific group of policies for the purpose of calculating AC.

- All identifiable expenses associated with MetLife Express were omitted from the AC calculations for all LOBs. MetLife Express was a reengineering effort begun in 1995 that touched every LOB in MetLife.

- Market conduct costs for MetLife and TNE were omitted from the AC calculations,


Actuarial Contribution Memorandum   Page 9                     November 16, 1999
    including litigation expenses, payments to regulators, and policyholder settlements. Furthermore, for MetLife US Traditional Life, Industrial Life and Universal Life, unit expenses for the 1993 and later calendar years were graded from 1993 levels into MetLife's prospective business plan expenses to normalize new business expenses given that the sales decline during this period was anomalous.

- In determining the expense gross up factors described above, results for MetLife US Traditional Life, Industrial Life and Universal Life were aggregated in all years.

- In determining the expense gross up factors described above, results for Group Life and Health Specialized Benefit Resources and certain Small Business Center businesses were reconciled to annual statement amounts over periods of years.

- Merger-related expenses from the MetLife/TNE merger were omitted from the AC calculations.

- For certain Group Life & Health lines (National Accounts, National Service Center and Small Business Center), expense gains/losses were allocated in proportion to historical overhead pricing factors.

- With respect to the sale of the Group Medical business prior to the Statement Date, medical overhead and other expenses that were allocated to the Group Medical business after the sale offset the sales proceeds of that business, and the net gain was assumed to be reflected in normalized earnings after the sale date.

5. Expenses - Prospective

For the purpose of calculating prospective ACs, expense assumptions were developed based on MetLife's current business plans. The exceptions noted above regarding historical expenses also apply to prospective expense assumptions where appropriate.

6. Reinsurance

The effect of certain reinsurance agreements has been included in the AC calculations for each LOB. MODCO reinsurance treaties, which had major tax consequences, were discussed in Section II.B.3 above. Where material, the effects of reinsurance from Excess Risk and substandard shopping programs were included in the AC calculations and were spread over all policies within the LOB. Profits and losses from other reinsurance programs considered corporate transactions, including financial reinsurance, were omitted for purposes of AC calculations.

7. Acquired and Divested Business

Historically, MetLife has bought or sold blocks of business, with assumption reinsurance sometimes used as the tool to facilitate the transaction. In determining the ACs for LOBs which include such blocks, the following general principles were followed:


Actuarial Contribution Memorandum   Page 10                    November 16, 1999

- ACs generally were calculated from the date of acquisition of that business and not before.

- Business that was divested did not get ACs if MetLife's liability was entirely transferred prior to the Adoption Date. Business "sold" via 100% indemnity reinsurance was included in the AC calculations assuming that it otherwise qualifies under the eligibility requirements.

- The acquisition/sale price was reflected in the AC calculations, either directly, where the price was easily identified and not associated with other aspects of the transaction (e.g., for an information technology system or distribution channel), or indirectly, where the price could not be separately broken out or if there were special circumstances as further described in other sections of this memorandum.


Actuarial Contribution Memorandum   Page 11                    November 16, 1999

                             III. TRADITIONAL LIFE

                     III. A. METLIFE US - TRADITIONAL LIFE

1. Description of Business

The Traditional Life business is composed of participating policies issued from 1911. It can be viewed in six segments: Single Life Permanent, Last Survivor Permanent, Term Insurance, Reduced Paid Up ("RPU"), Extended Term Insurance ("ETI"), and Miscellaneous Riders.

The largest of these is the Single Life Permanent segment that includes over 6.5 million policies. It includes primarily dividend paying, participating life insurance policies along with any associated dividend options and Paid-Up Addition riders.

The Last Survivor Permanent segment includes a relatively small number of estate planning insurance policies. The relatively large average size makes the block as a whole a material part of the in force. This segment also includes a material number of Paid-Up Addition Riders, as well as Supplemental Insurance Benefit Riders ("SIB"). The SIB Riders are a combination of paid-up additional insurance and one-year term insurance designed to produce a level amount of insurance coverage, on a non-guaranteed basis.

The Term Insurance consists mainly of non-dividend paying term coverage and term riders. It also includes a small amount of dividend-paying term insurance and riders.

The RPU and ETI segments represent policies that have elected these non-forfeiture options.

Miscellaneous Riders include riders such as Waiver of Premium, Accidental Death and Guaranteed Purchase Options.

2. Actuarial Methodology

As described below, a model was developed from the in force data as of the Statement Date. Model cells were developed for representative plans, underwriting class, issue years, genders, issue ages and loan rates. Minor plans were mapped into major plans with similar characteristics. Policies with certain plan characteristics were also combined in determining model cells in those situations where small in force amounts warranted such consolidation. Model distinctions were maintained where both material differences in policy characteristics and material in force amounts were present. Historical and prospective projections of statutory contribution to surplus were developed employing the respective assumptions as outlined below. Historical surplus contributions were


Actuarial Contribution Memorandum   Page 12                    November 16, 1999
accumulated with interest to the Statement Date and prospective surplus contributions were discounted to the same date as described in Section II.

The sum of each model cell's historical and prospective values as of the Statement Date was divided by the model cell's in force amount as of the Statement Date to calculate that cell's AC factor. Where model cells were differentiated on a finer basis than the differentiation used for dividend determination, model cell calculations were aggregated for the purpose of determining a single AC factor. The in force amount was either the statutory policy reserve or the face amount depending on the plan or rider benefit and issue year. Each eligible policy's AC was then determined from its actual in force amount as of the Statement Date and the AC factor for the appropriate model cell. These factors were interpolated and extrapolated (subject to limits where appropriate, after which the same factor was used without further extrapolation) to establish factors for all existing issue year/issue age combinations.


3. Overview of Data and Modeling

Historical and prospective ACs were developed for various model cells that were defined by combinations of representative plans, underwriting classes, issue ages, issue years and premium rate blocks. AC factors for these model cells were represented, in most cases, as a percent of statutory reserve. For ETI, Term Insurance and 1998 and 1999 issues of permanent plans, AC factors were expressed on a per thousand of insurance basis. Separate factors were developed for the base policies and for certain dividend options and riders.


4. Description of Experience - Historical

For Pre-1960 Contributions:

MetLife currently uses an approach to reflect policy experience in determining dividends referred to as the Dividend Fund method. Beginning in 1960, MetLife has used this approach for all ordinary life dividend-paying policies. Due to strong analogies between the Dividend Fund approach and the historical calculation of ACs, historical ACs for pre-1960 surplus contributions were determined using the Dividend Fund as of December 31, 1959, with certain adjustments.

For Contributions from 1960 and later:

Gross Premiums: Gross premiums were based on annual premium rates adjusted to reflect the impact of modal loads and policy fees.

Death Claims: It is MetLife's general practice to reflect fully actual mortality experience in the base policy dividends. As such, the mortality rates implicit in the dividend scales


Actuarial Contribution Memorandum   Page 13                    November 16, 1999
are reasonably consistent with actual experience. Where available, company experience studies were used to develop historical mortality assumptions. Where such studies were not available, mortality was assumed to be consistent with either the rates implicit in the historical dividend scales, for dividend paying policies, or pricing assumptions, for non-dividend paying policies. Mortality for riders and dividend options was identical to that of the base policy.

Commissions: Commission assumptions, including service fees and other items included in the commissions line of the annual statement, were developed based on commission rates available from historical agent contracts. These rates were adjusted to reflect agent termination experience since MetLife does not provide vesting privileges to its full-time career agents.

Expenses: For dividend paying business, unit expense factors used in the determination of dividends were used to calculate preliminary expense amounts for each cell. For non-dividend paying business, pricing factors were used to arrive at these preliminary amounts. The preliminary amounts were then adjusted by gross-up factors that varied by calendar year. As noted in Section II, expense gross up factors in all years were developed on a combined basis for MetLife US Traditional Life, Industrial Life and Universal Life. The gross-up factors for the years through 1993 were developed such that, when applied to unit expenses, the entire annual statement expenses for the aggregated LOBs (MetLife US Traditional Life, Industrial Life and Universal Life) were generally reproduced over years or periods of years (other than those items listed as exceptions in Section II). As also noted in Section II, unit expenses for the 1993 and later calendar years were graded from 1993 levels into MetLife's prospective business plan expenses.

Dividends: Actual dividends payable in a calendar year were used for each model cell. Where factors were unavailable, reasonable estimates were produced based on available information.

Miscellaneous Gains: Gains associated with Miscellaneous Riders that are a direct adjunct to the base policy were calculated in aggregate for each calendar year and spread among all policies then in force. This included riders such as non-dividend paying Waiver of Premium, Accidental Death, and Guaranteed Insurability Rider. These gains were calculated based on annual statement data and supporting detail. A separate AC was determined for riders that provide benefits similar to benefits in stand-alone policies and for any rider which provides dividends. This included riders such as One-Year Term Insurance and Spousal One-Year Term Insurance. In these cases, the rider AC (positive or negative) was added to the AC for the corresponding base policy.


Actuarial Contribution Memorandum   Page 14                    November 16, 1999

5. Description of Experience - Prospective

For all policies that were included in the Closed Block, the Closed Block assumptions (which are documented in the Closed Block Memorandum) were used for the calculation of prospective ACs with the following exceptions:

- Expenses - As also noted in Section II, unit expenses for the 1993 and later calendar years were graded from 1993 levels into MetLife's prospective business plan expenses. These expense assumptions were used rather than the expenses charged to the Closed Block.

- Commissions - Closed Block funding includes no provision for the payment of commissions. AC calculations include such cash flows. Prospective commission rates are assumed to equal calendar year 1998 rates. These rates were adjusted to reflect agent termination experience since MetLife does not provide vesting privileges to its full-time career agents.

- Prospective Earned Rates - Closed Block assets represent a subset of the total assets supporting the block of business. In order to calculate prospective earned rates, all assets supporting the line were included.

- Federal Income Taxes - In the Closed Block calculations, the effective tax rate was increased to account for the payment of certain state income taxes. For AC purposes, these state income taxes are accounted for in the derivation of the Exhibit 6 expense factor. Also, the amortization of existing DAC tax balances was excluded from the closed block, but is considered in calculation of prospective AC.

For policies that are not in the Closed Block, prospective assumptions were developed based on the most recently available data and in a manner consistent with the development of historical assumptions.


Actuarial Contribution Memorandum   Page 15                    November 16, 1999

                         III. B. TNE - TRADITIONAL LIFE

1. Description of Business

The Traditional Life business is composed of participating policies issued from 1918. It can be viewed in five segments: Premium Paying Permanent, Paid-Up Additions Riders ("PUARs"), Term Insurance, RPU and ETI.

The largest of these is the Premium Paying Permanent segment that includes over 500,000 policies. It includes primarily dividend paying, participating life insurance policies along with any associated dividend options. This segment consists of both non-pension and pension (qualified) plans. Included also in this segment are Flexible Term Riders ("FTR") and Term Insurance Option Riders ("TIO"). These FTR/TIO Riders are a combination of paid-up additional insurance and one-year term insurance designed to produce a level amount of insurance coverage, on a non-guaranteed basis.

There are two types of Paid-Up Additions Riders - single premium and annual premium. The annual premium PUARs are a flexible premium product.

The Term Insurance has both dividend paying term coverage and non-dividend paying term coverage. It also includes a small amount of term insurance riders.

The RPU and ETI segments represent policies that have elected these non-forfeiture options.


2. Actuarial Methodology

As described below, a model was developed from the in force data as of the Statement Date. Model cells were developed for representative plans, underwriting classes, issue years, issue ages, genders, loan rates and tax qualification status. Minor plans were mapped into major plans with similar characteristics. Policies with certain plan characteristics were also combined in determining model cells in those situations where small in force amounts warranted such consolidation. Model distinctions were maintained where both material differences in policy characteristics and material in force amounts were present. Historical and prospective projections of statutory contribution to surplus were developed employing the respective assumptions as outlined below. Historical surplus contributions were accumulated with interest to the Statement Date and prospective surplus contributions were discounted to the same date as described in Section II.

The sum of each model cell's historical and prospective AC as of the Statement Date was divided by the model cell's in force amount as of the Statement Date to calculate that cell's AC factor. The in force amount was either the statutory policy reserve or the face


Actuarial Contribution Memorandum   Page 16                    November 16, 1999
amount depending on the plan or rider benefit. Each eligible policy's AC was then determined from its actual in force amount as of the Statement Date and the AC factor for the appropriate model cell. These factors were interpolated and extrapolated (subject to limits, where appropriate, after which the same factor was used without further extrapolation) to establish factors for all existing issue year/issue age combinations.


3. Overview of Data and Modeling

Historical and prospective ACs were developed for various model cells that were defined by combinations of representative plans, underwriting classes, issue ages, issue years, genders, loan rates and tax qualification status. AC factors for these model cells were represented, in most cases, as a percent of statutory reserve. For ETI, Term Insurance and 1998 and 1999 issues of permanent plans, AC factors were expressed on a per thousand of insurance basis. Separate factors were developed for the base policies and for material dividend options and riders.


4. Description of Experience - Historical

Gross Premiums: Gross premiums were based on annual premium rates adjusted to reflect the impact of modal loads and policy fees.

Death Claims: Until very recently, it has been TNE's general practice to reflect fully actual mortality experience in the base policy and paid-up additions dividends; in the last five years, mortality experience has diverged from that which is reflected in dividends. Where available, company experience studies were used to develop historical mortality assumptions, and to the extent that recent experience has diverged from that which underlies the dividend scale, such divergence has been reflected in the calculation of historical ACs. Where such studies were not available, mortality was assumed to be consistent with either the rates implicit in the historical dividend scales, for dividend paying policies, or pricing assumptions, for non-dividend paying policies. Mortality for riders and dividend options was identical to that of the base policy.

Commissions: Commission rates, including any service fees and other items included in the commissions line of the annual statement, were developed based on commission rates available from historical agent contracts. These rates were adjusted to reflect agent vesting and survivorship rates consistent with TNE's pricing practices.

Expenses: For dividend paying business, unit expense factors used in the determination of dividends were used to calculate preliminary expense amounts for each cell. For non-dividend paying business, pricing factors were used to arrive at these preliminary amounts. The preliminary amounts were then adjusted by gross-up factors that varied by calendar year. The gross-up factors were developed such that, when applied to unit


Actuarial Contribution Memorandum   Page 17                    November 16, 1999
expenses, the entire annual statement expenses for the LOB were generally reproduced (other than those items listed as exceptions in Section II).

Dividends: Actual dividends payable in a calendar year were used for each model cell. In some cases, where factors were unavailable, reasonable estimates were produced based on available information.

Miscellaneous Gains: Gains associated with Miscellaneous Riders that are a direct adjunct to the base policy were calculated in aggregate for each calendar year and spread among all policies then in force. This included riders such as non-dividend paying Waiver of Premium, Accidental Death, and Guaranteed Insurability Rider. These gains were calculated based on annual statement data and supporting detail. A separate AC was determined for riders that provide benefits similar to benefits in stand-alone policies and also for any rider which provides dividends. This included riders such as One-Year Term Insurance and Spousal One-Year Term Insurance. In these cases, the rider AC (positive or negative) was added to the AC for the corresponding base policy.


5. Description of Experience - Prospective

For all policies that were included in the Closed Block, the Closed Block assumptions (which are documented in the Closed Block Memorandum) were used for the calculation of prospective ACs with the following exceptions:

- Expenses - AC calculations were based on expenses in current business plans rather than the expenses charged to the Closed Block.

- Commissions - Closed Block funding includes no provision for the payment of commissions. AC calculations include such cash flows. Prospective commission rates are assumed to equal calendar year 1998 rates. These rates were adjusted to reflect agent vesting and survivorship rates consistent with TNE's pricing practices.

- Prospective Earned Rates - Closed Block assets represent a subset of the total assets supporting the block of business. In order to calculate prospective earned rates, all assets supporting the line were included.

- Federal Income Taxes - In the Closed Block calculations, the effective tax rate was increased to account for the payment of certain state income taxes. For AC purposes, these state income taxes are accounted for in the derivation of the Exhibit 6 expense factor. Also, the amortization of existing DAC tax balances was excluded from the closed block, but is considered in calculation of prospective AC.

For policies that are not in the Closed Block, prospective assumptions were developed based on the most recently available data and in a manner consistent with the development of historical assumptions.


Actuarial Contribution Memorandum   Page 18                    November 16, 1999

                   III. C. CANADA - TRADITIONAL LIFE POLICIES


1. Description of Business

Most of the Canadian Branch business of MetLife was transferred to Clarica Life (formerly known as The Mutual Life Assurance Company of Canada) in July 1998. Only a small number of the Traditional Life policies were owned by New York residents, were not transferred and remain in force with MetLife.


2. Actuarial Methodology

For each retained policy, historical contributions to surplus were calculated for each historical year. Prospective contributions to surplus were based on a gross premium reserve calculated using best estimate assumptions. Model cells were developed for representative plans, underwriting categories, issue years, genders, issue ages and loan rates. Minor plans were mapped into major plans with similar characteristics. Historical surplus contributions were accumulated with interest to the Statement Date and prospective surplus contributions were discounted to the same date as described in Section II to determine an AC factor for each cell. This AC value is calculated in Canadian dollars and converted to US dollars as of the valuation date by dividing the calculated AC value by the exchange rate as of the Statement Date.


3. Overview of Data and Modeling

For Pre-1960 Contributions:

Prior to 1963, the Canadian Branch of MetLife was managed together with the US business and no separate experience for Canada was available. Therefore, the approach for the Canadian business to calculate the pre-1960 contributions was the same as the methodology used for the US business. See Section III.A for further details.


For Contributions from 1960 and later:

The ACs for Canadian policies were calculated on a seriatim basis. The historical contributions to surplus were produced using the product data (e.g., premium rates, modal loadings and guaranteed values) and experience assumptions developed from company financial data. The contribution to surplus developed by the model was calculated on a gain by source basis.


Actuarial Contribution Memorandum   Page 19                    November 16, 1999

4. Description of Experience - Historical

Summary annual financial experience was developed in the form of Canadian Currency Balance Sheet ("CCBS") statements for each year of business from 1963 through 1997, as well as Dividend Rulings beginning with 1959 and ending with 1994. These documents were used to create the assumptions used in the modeling process.

Historical assumptions for earned rates, expenses, interest on free surplus, catastrophic charges, tax rates, and credited rates (base, AI, and DWI) were determined based on information obtained from the Canadian experience found in the CCBS and the Canadian Dividend Rulings. US assumptions on the same business were used where no information was available.


5. Description of Experience - Prospective

The Canadian statutory reserves for the Traditional Life were calculated by the Canadian Branch using the Policy Premium Method ("PPM"), using best estimate assumptions with an explicit provision for adverse deviation ("PAD"). The calculation of the prospective AC followed a similar methodology, but used the best estimate assumptions (with all PADs removed). Each future dividend was apportioned between cash, AI, and DWI elections. Election percentages were determined from MetLife Canadian Branch information on dividend elections in 1997. All projected lapses were assumed to be paid in cash.


Actuarial Contribution Memorandum   Page 20                    November 16, 1999

                               IV. INDUSTRIAL LIFE

                      IV. A. METLIFE US - INDUSTRIAL LIFE


1. Description of Business

The Industrial Life business is composed of participating policies issued from 1901 through 1965. It can be viewed in four segments: Premium Paying/Fully Paid Up, RPU, ETI, and Miscellaneous Riders. For MetLife US - Industrial Life, the term "Premium Paying" refers to business in the original contractual premium paying period. Although future premiums have been waived, some policy values differ based on the contractual premium paying status.

The largest of these is the Premium Paying/Fully Paid Up segment that includes over 1.9 million policies. It includes primarily dividend paying, participating life insurance policies along with any associated additional insurance.

The RPU and ETI segments represent policies that have elected these non-forfeiture options.

Miscellaneous Riders include riders such as Accidental Death and Loss of Eyesight or Limb.


2. Actuarial Methodology

As described below, a model was developed from the in force data as of the Statement Date. Model cells were developed for representative plans, issue years, issue ages, premium rate blocks and dividend paying status. Minor plans were mapped into major plans with similar characteristics. Policies with certain plan characteristics were also combined in determining model cells in those situations where small in force amounts warranted such consolidation. Model distinctions were maintained where both material differences in policy characteristics and material in force amounts were present. Historical and prospective projections of statutory contribution to surplus were developed employing the respective assumptions as outlined below. Historical surplus contributions were accumulated with interest to the Statement Date and prospective surplus contributions were discounted to the same date as described in Section II.

The sum of each model cell's historical and prospective values as of the Statement Date was divided by the model cell's in force amount as of the Statement Date to calculate that cell's AC factor. Industrial Life model cells were generally not differentiated on a finer basis than the differentiation used for dividend determination. The in force amount was either the statutory policy reserve or the face amount depending on the plan or liberalization (described below). Each eligible policy's AC was then determined from its


Actuarial Contribution Memorandum   Page 21                    November 16, 1999
actual in force amount as of the Statement Date and the AC factor for the appropriate model cells. These factors were interpolated and extrapolated (subject to limits, where appropriate, after which the same factor was used without further extrapolation) to establish factors for all existing issue year/issue age combinations.


3. Overview of Data and Modeling

Historical and prospective ACs were developed for various model cells that were defined by combinations of representative plans, issue ages, issue years, premium rate blocks, and dividend paying status. AC factors for these model cells were represented, in most cases, as a percent of statutory reserve. Separate factors were developed for the base policies and additional insurance. In 1986, MetLife implemented a liberalization program whereby certain policies meeting specific criteria received an increase in death benefit. Since not all Industrial policies met these criteria, AC factors for the marginal AC impact due to the increased death benefit coverage were calculated as a percent of the associated liberalization face amount. For ETI, AC factors were expressed on a per thousand of insurance basis.


4. Description of Experience - Historical

Gross Premiums: Model parameters include premium mode. As such, modal gross premiums based on representative plans were used. Note that beginning in 1981, all gross premiums were voluntarily waived by MetLife. However, in some cases reserves and cash values are still consistent with the original contractual premium paying status. Dividend experience continues to be evaluated based on the original premium mode of the contract.

Death Claims: Industrial Life mortality studies were limited in terms of availability and detail. Mortality assumptions were therefore derived based on annual statement data, as well as relevant available experience.

Commissions: Commission assumptions, including any service fees and other items included in the commissions line of the annual statement, were developed based on commission rates available from historical agent contracts.

Expenses: Unit expense factors used in the determination of dividends were used to calculate preliminary expense amounts for each cell. These preliminary amounts were then adjusted by gross-up factors that varied by calendar year. As noted in Section II, expense gross up factors in all years were developed on a combined basis for MetLife US Traditional Life, Industrial Life and Universal Life. The gross-up factors for the years through 1993 were developed such that, when applied to unit expenses, the entire annual statement expenses for the aggregated LOBs (MetLife US Traditional Life, Industrial Life and Universal
Life) were generally reproduced over years or periods of years (other


Actuarial Contribution Memorandum   Page 22                    November 16, 1999
than those items listed as exceptions in Section II). As also noted in Section II, unit expenses for the 1993 and later calendar years were graded from 1993 levels into MetLife's prospective business plan expenses.

Dividends: Actual dividends payable in a calendar year were used for each model cell. In some cases, reasonable estimates were produced based on available information.

Miscellaneous Gains: Gains associated with Miscellaneous Riders were allocated to all policies. These gains were calculated based on annual statement data and supporting detail.


5. Description of Experience - Prospective

All MetLife US Industrial policies were included in the Closed Block. The Closed Block assumptions (which are documented in the Closed Block Memorandum) were used for the calculation of prospective ACs with the following exceptions:

- Expenses - As also noted in Section II, unit expenses for the 1993 and later calendar years were graded from 1993 levels into MetLife's prospective business plan expenses. These expense assumptions were used rather than the expenses charged to the Closed Block.

- Prospective Earned Rates - Closed Block assets represent a subset of the total assets supporting the block of business. In order to calculate prospective earned rates, all assets supporting the line were included.

- Federal Income Taxes - In the Closed Block calculations, the effective tax rate was increased to account for the payment of certain state income taxes. For AC purposes, these state income taxes are accounted for in the unit expense factors.


Actuarial Contribution Memorandum   Page 23                    November 16, 1999

                    IV. B. CANADA - INDUSTRIAL LIFE POLICIES


1. Description of Business

The Industrial Life business is composed of participating policies issued from 1901 through 1964. It can be viewed in four segments: Premium Paying/Fully Paid Up, RPU, ETI, and Miscellaneous Riders. Premium Paying refers to business in the original contractual premium paying period. Although future premiums have been waived, some policy values differ based on the contractual premium paying status.

The largest of these is the Premium Paying/Fully Paid Up segment. It includes primarily dividend paying, participating life insurance policies along with any associated dividend options.

The RPU and ETI segments represent policies that have elected these non-forfeiture options.

Miscellaneous Riders include riders such as Accidental Death and Loss of Eyesight or Limb.


2. Actuarial Methodology

Industrial policies have not been written in Canada since 1964. Due to the fact that the Canadian Industrial policies were written on the same policy forms as the US Industrial policies and in general have had similar pricing and dividend methodologies, the same methodology was used to calculate the AC factors as was used to calculate the US Industrial AC factors. The US factors were modified to take into account differences between US and Canadian business. The AC values were calculated in Canadian dollars and converted to US dollars as of the Statement Date by dividing the calculated AC values by the exchange rate as of the Statement Date.


3. Overview of Data and Modeling

See the corresponding section on MetLife US Industrial policies.


4. Description of Experience - Historical

See the corresponding section on MetLife US Industrial policies.


Actuarial Contribution Memorandum   Page 24                    November 16, 1999

5. Description of Experience - Prospective

See the corresponding section on MetLife US Industrial policies.


Actuarial Contribution Memorandum   Page 25                    November 16, 1999

                               V. UNIVERSAL LIFE

                       V. A. METLIFE US - UNIVERSAL LIFE

This section sets forth the basis for determining the AC as of the Statement Date with respect to the Company's block of participating Universal Life ("UL") policies and contracts originally issued by MetLife for Individual Business markets.

1. Description of Business

MetLife has issued participating UL policies of various forms and designs since 1984, continuing into the present. These UL policies were subdivided into three major categories as defined by their design: Regularly Underwritten Fixed Account, Simplified Underwriting/Payroll Deduction Fixed Account ("Metromatic"), and Separate Account Variable UL ("VUL"). The Regularly Underwritten and VUL plans compose most of the issues, with Metromatic accounting for less than 5% of the in force on the Statement Date.


2. Actuarial Methodology

A representative model was developed to calculate AC factors for this LOB. The in force was modeled into major plan groupings and funding levels. The experience assumptions and contractual characteristics were used in the historical model and prospective assumptions were utilized in the prospective model. Adjustments were made to premiums, mortality and expenses, as described below, and FIT as described in Section II. Historical and prospective projections were developed for each model cell. Historical contributions to surplus were accumulated with interest to the Statement Date and prospective contributions to surplus were discounted to the Statement Date as described in
Section II.

These historical and prospective values were summed for each model cell to produce the total AC per model cell. The total AC for each model cell was divided by the total face amount (on the Statement Date) of each model cell. This generated an AC factor for each model cell expressed as a percentage factor relative to face amount. Each policy's AC was then determined from its actual face amount and a two dimensional interpolation of its actual funding level and issue age in relation to the modeled funding level and issue age.




Actuarial Contribution Memorandum   Page 26                    November 16, 1999

3. Overview of Data and Modeling

Seriatim data for the UL policies were provided as of the Statement Date. The data listings included important modeling parameters such as plan code, death benefit option, size band, gender, rating class, smoking status, issue year and issue age. Ratio factors or "funding levels" representing each policy's Account Balance relative to its Net Level Premium ("NLP") reserve were derived and incorporated into the UL model plans.

Historical information and data for the MetLife UL blocks were used to develop important items such as credited rates, expenses, premium mode distribution, loan utilization and premium persistency. The UL model utilized the historical Company experience as to mortality, investment income and FIT levels, adjusted appropriately for the specific criteria for each model cell.


4. Description of Experience - Historical

Gross Premiums: From the seriatim data on the Statement Date, an implicit funding level was calculated for each policy as the ratio of its account value relative to its NLP reserve. Major model plans were segmented into three implicit funding levels: low, medium and high. For example, for a specific model plan, "low" funding level would encompass all policies with fund values between 0% and 30% of the NLP reserve, "medium" between 30% and 55%, and "high" 55% or more. Due to their newness, model plans representing 1998 issues were not delineated into distinct funding levels. Instead, an historical average funding ratio was used.

Historical assumptions as to gross premiums were set such that, together with the appropriate premium persistency experience, the average Statement Date funding level for each model plan cell was reproduced.

Premium Persistency: Historical premium persistency rates by plan, funding level, issue age and duration were utilized in the historical model assumptions.

Mortality: Company experience mortality tables for UL were utilized. These tables varied by gender, underwriting class, smoking status, calendar year, age and duration.

Credited Rates: Historical crediting rates by plan, duration, and old money/new money crediting strategy were utilized in the historical model assumptions.

Investment Income: Company experience as to net investment income and capital gains (realized and unrealized) appropriate for the MetLife UL blocks was utilized.

Dividends: Consistent with Company practice, no dividends were assumed in the historical model.




Actuarial Contribution Memorandum   Page 27                    November 16, 1999

Commissions: Commission assumptions, including any service fees and other items included in the commissions line of the annual statement, were developed based on commission rates available from historical agent contracts, including any service fees and other items included in the commissions line of the annual statement. Commissions were developed separately by plan, duration, issue year, and "excess of target premium" status. These rates were adjusted to reflect agent termination experience since MetLife does not provide vesting privileges to its full-time career agents.

Expenses: Historical expense assumptions by plan and duration were derived from historical unit expense pricing assumptions adjusted by gross-up factors that varied by calendar year. As noted in Section II, expense gross up factors in all years were developed on a combined basis for MetLife US Traditional Life, Industrial Life and Universal Life. The gross-up factors for the years through 1993 were developed such that, when applied to unit expenses, the annual statement expenses for the aggregated LOBs (for MetLife US Traditional Life, Industrial Life and Universal Life) were generally reproduced over years or periods of years (other than those items listed as exceptions in Section II). As also noted in Section II, unit expenses for the 1993 and later calendar years were graded from 1993 levels into MetLife's prospective business plan expenses.

Miscellaneous Gains: Gains associated with Miscellaneous Riders that are a direct adjunct to the base policy, were calculated in aggregate for each calendar year and spread among all policies then in force. This included riders such as Waiver of Premium and Accidental Death. These gains were calculated based on annual statement data and supporting detail.


5. Description of Experience - Prospective

Gross Premiums: Prospective assumptions as to gross premiums were a continuation of the historical assumptions, adjusted for the appropriate premium persistency.

Premium Persistency: Historical premium persistency rates by plan, funding level, issue age and duration were utilized to set the prospective model assumptions.

Lapses: Experience lapse and withdrawal rates for UL plans that varied by duration were utilized to set the prospective model assumptions.

Mortality: Company experience mortality tables for UL were utilized. These tables varied by gender, underwriting class, smoking status, calendar year, age and duration.

Credited Rates: Prospective crediting rates by plan and duration were set as a continuation of the current interest margins as of the Statement Date.




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
Investment Income: Prospective investment income rates were based upon the asset models developed by MetLife used in conjunction with the level interest scenario of the 1998 year end Asset Adequacy Analysis.

Dividends: No dividends were assumed in the prospective model.

Commissions: 1998 commission scales split by plan, duration and "excess of target premium" status were utilized. These rates were adjusted to reflect agent termination experience since MetLife does not provide vesting privileges to its full-time career agents.

Expenses: Prospective expense assumptions by plan and duration were derived from unit expense pricing assumptions adjusted with gross-up factors. As also noted in Section II, unit expenses for the 1993 and later calendar years were graded from 1993 levels into MetLife's prospective business plan expenses.

Miscellaneous Gains: Gains associated with Miscellaneous Riders that are a direct adjunct to the base policy, were calculated in aggregate for each calendar year and spread among all policies then in force. This included riders such as Waiver of Premium and Accidental Death. These gains were calculated based on annual statement data and supporting detail. The AC factors for all UL policies were adjusted as a result of this separate valuation.




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
                           V. B. TNE - UNIVERSAL LIFE

This section sets forth the basis for determining the ACs as of the Statement Date with respect to the Company's block of participating UL policies and contracts originally issued by TNE.

1. Description of Business

TNE issued participating UL policies of various forms and designs since 1982. These UL policies were subdivided into three major categories as defined by their design: Front-end loaded ("FEL" or "Vantage"), Back-end loaded, ("BEL" or "Milepost"), and First-to-Die ("FTD" or "Joint UL"). By all measures, the BEL UL is the largest category comprising more than 90% of in force UL policies. Most of these policies were issued in the 1980s.


2. Actuarial Methodology

A representative model was developed to calculate AC factors for this LOB. The in force was modeled into major plan groupings and funding levels. The experience assumptions and contractual characteristics were used in the historical model and prospective assumptions were utilized in the prospective model. Adjustments were made to premiums, mortality, and expenses, as described below, and FIT as described in Section II. Historical and prospective projections were developed for each model cell. Historical contributions to surplus were accumulated with interest to the Statement Date and prospective contributions to surplus were discounted to the Statement Date as described in
Section II.

These historical and prospective values were summed for each model cell to produce the total AC per model cell. The total AC for each model cell was divided by the total face amount (on the Statement Date) of each model cell. This generated an AC factor for each model cell expressed as a percentage factor relative to face amount. Each policy's AC was then determined from its actual face amount and a two dimensional interpolation of its actual funding level and issue age in relation to the modeled funding level and issue age.


3. Overview of Data and Modeling

Seriatim data for the UL policies were developed as of the Statement Date. The data listings included important modeling parameters such as plan code, death benefit option, size band, gender, rating class, smoking status, issue year and issue age. Ratio factors or




Actuarial Contribution Memorandum   Page 30                    November 16, 1999

"funding levels" representing each policy's Account Balance relative to its NLP reserve were derived and incorporated into the UL model plans.

Historical information and data for the TNE UL block were used to develop important items such as credited rates, expenses, premium mode distribution, loan utilization and premium persistency. The UL model utilized the historical Company experience as to mortality, investment income and FIT levels, adjusted appropriately for the specific criteria for each model cell.


4. Description of Experience - Historical

Gross Premiums: From the seriatim data on the Statement Date, an implicit funding level was calculated for each policy as the ratio of its account value relative to its NLP reserve. Major model plans were segmented into three implicit funding levels: low, medium and high. For example, for a specific model plan, "low" would encompass all policies with fund values between 0% and 30% of the NLP reserve, "medium" between 30% and 55%, and "high" 55% or more. Due to their newness, model plans representing 1998 issues were not delineated into distinct funding levels. Instead, an historical average funding ratio was used.

Historical assumptions as to gross premiums were set such that, together with the appropriate premium persistency experience, the average funding level for each model plan cell was reproduced.

Premium Persistency: Historical premium persistency rates by plan, funding level, issue age and duration were utilized in the historical model assumptions.

Mortality: Company experience mortality tables for combined traditional and UL mortality that varied by gender, underwriting class, smoking status, calendar year, age and duration were utilized.

Credited Rates: Historical crediting rates by plan, size band, duration and crediting rollover strategy were utilized in the historical model assumptions.

Investment Income: Company experience as to net investment income and capital gains (realized and unrealized) appropriate for the TNE UL block was utilized.

Dividends: Consistent with Company practice, no dividends were assumed in the historical model.

Commissions: Commission assumptions, including any service fees and other items included in the commissions line of the annual statement, were developed based on commission rates available from historical agent contracts, including any service fees and other items included in the commissions line of the annual statement. Commissions were developed separately by plan, duration, and "excess of target premium" status. These




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
rates were adjusted to reflect agent vesting and survivorship rates consistent with TNE's pricing practices.

Expenses: Unit expenses based upon pricing assumptions were used to calculate preliminary expenses amounts for each cell. The preliminary amounts were then adjusted by gross-up factors that varied by calendar year. The gross-up factors were developed such that, when applied to unit expenses, the entire annual statement expenses for the LOB were generally reproduced (other than those items listed as exceptions in Section II).

Miscellaneous Gains: Gains associated with Miscellaneous Riders that are a direct adjunct to the base policy, were calculated in aggregate for each calendar year and spread among all policies then in force. This included riders such as Waiver of Premium and Accidental Death. These gains were calculated based on annual statement data and supporting detail.


5. Description of Experience - Prospective

Gross Premiums: Prospective assumptions as to gross premiums were a continuation of the historical assumptions, adjusted for the appropriate premium persistency.

Premium Persistency: Historical premium persistency rates by plan, funding level, issue age and duration were utilized to set the prospective model assumptions.

Lapses: Historical lapse rates for premium paying permanent ordinary life plans, adjusted for UL experience in policy years 1-5, were utilized to set the prospective model assumptions. The rates for tax qualified plans varied by issue age and duration. The rates for non-tax qualified plans varied by smoker status, issue age and duration.

Mortality: A continuation of company experience for combined traditional and UL mortality that varied by gender, underwriting class, smoking status, calendar year, age and duration were utilized.

Credited Rates: Prospective crediting rates by plan, size band, duration, and crediting rate rollover strategy were set as a continuation of the current interest margins as of the Statement Date.

Investment Income: Prospective investment income rates were based upon the asset models developed by MetLife used in conjunction with the level interest scenario of the 1998 year end Asset Adequacy Analysis.

Dividends: No dividends were assumed in the prospective model.





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
Commissions: 1998 commission scales split by plan, duration and "excess of target premium" status were utilized. These rates were adjusted to reflect agent vesting and survivorship rates consistent with TNE's pricing practices

Expenses: Expense assumptions were developed from recent company experience and based on current business plans.

Miscellaneous Gains: Gains associated with Miscellaneous Riders that are a direct adjunct to the base policy, were calculated in aggregate for each calendar year and spread among all policies then in force. This included riders such as Waiver of Premium and Accidental Death. These gains were calculated based on annual statement data and supporting detail. The AC factors for all UL policies were adjusted as a result of this separate valuation.




Actuarial Contribution Memorandum   Page 33                    November 16, 1999

                            VI. GROUP LIFE & HEALTH

        VI. A. GROUP LIFE & HEALTH CONTRACTS - METLIFE US, TNE & CANADA

1. Description of Business

MetLife's Group Life and Health business has a number of components. In January of 1995, a joint venture with The Travelers Insurance Company moved all the Group Medical coverages of MetLife and The Travelers to a newly formed company called MetraHealth. At the same time, MetLife acquired Travelers' non-medical group lines of business through indemnity reinsurance until each policy was either rewritten as a MetLife policy or it cancelled. In October of 1995, United HealthCare acquired MetraHealth.

MetLife's Group Life and Health business primarily includes MetLife US business, but also includes Canadian and the former TNE businesses. Each is described later in this section.

The majority of MetLife's Group insurance business is "participating." Participating business includes policies eligible for dividends from favorable experience. Participating business also includes policies where the expected dividend is reflected in prospective pricing rather than as a retrospective dividend payment. This arrangement is known as "Advanced Dividend Discount Option," or "ADDO."

Group Life products consist of: Basic Term, Optional Term, Dependent Term Life, Group Universal Life ("GUL"), Group Variable Universal Life ("GVUL"), Paid-Up Life, Survivor Income, Supplementary Contracts, Corporate Owned Life Insurance ("COLI"), and Post Retirement Benefit Funding Products ("PRB").

Group Health products consist of: Dental, Vision, Short Term Disability ("STD") and Long Term Disability ("LTD"), Long Term Care ("LTC"), Accidental Death and Dismemberment ("AD&D") and Medical.

MetLife has customers in each of the following business segments:

NATIONAL ACCOUNTS

National Accounts ("NA") services groups that generally include more than 25,000 employees.

THE NATIONAL SERVICE CENTER

The National Service Center ("NSC") services groups that generally include 200 to 25,000 employees.




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
SMALL BUSINESS CENTER

The Small Business Center ("SBC") services groups that generally include fewer than 200 participants, as well as business issued to associations.

SPECIALIZED BENEFIT RESOURCES

Specialized Benefit Resources ("SBR") services primarily corporate owned life insurance products for which the employer is the owner and beneficiary. The policies may be group or individual.

LONG TERM CARE GROUP

The Long Term Care Group ("LTCG") services individual and group LTC business.

CANADA

MetLife sold most of its Canadian book of business to Clarica in July 1998. A few accounts were returned to MetLife at Clarica's request. Therefore, this returned business was included in the Plan and this memorandum.

TNE

TNE formerly insured groups (now on MetLife paper) of generally fewer than 200 employees. A significant portion of this business is indemnity reinsured with other companies.


2. Actuarial Methodology

ACs for the MetLife Group Life and Health business are generally composed of an historical calculation (from issue date to the Statement Date) and a prospective calculation for 20 years after the Statement Date, except for SBR and certain PRB products which are based on a projection through the end of the mortality table. The AC was calculated on an annual basis and then adjusted as applicable for changes in reserve margins, FIT, persistency, interest, and growth. Historical contributions to surplus were accumulated with interest to the Statement Date and prospective contributions to surplus were discounted to the Statement Date as described in Section II. The general methodology for determining the AC follows one of two approaches, the Earnings by Source Approach (Method I) or the Net Profit Margin Approach (Method II).


METHOD I - EARNINGS BY SOURCE APPROACH

Under Method I, the AC was determined based on the sum of three components: underwriting margin, interest margin, and expense margin. This approach generally applies to all cases in NA, NSC, LTCG, SBR, SBC non-ADDO association business and the returned Canadian business. An exception is ADDO LTD coverage, for which Method II was used for the years from 1992 and later.




Actuarial Contribution Memorandum   Page 35                    November 16, 1999

Underwriting margins were generally calculated as the sum of the following components:

- Contingency Charge Margin - pooled earnings from contingency/risk charges reduced by losses from lapsed deficits and catastrophic claims.

- Pool Charge Margins - pools are risk-sharing arrangements. In place of the actual claims, a pool charge is assessed. For each pool, the earnings are the excess of the charges less the actual claims.

Interest margins were generally calculated as investment income less interest credits.

Expense margins were calculated as expenses charged less actual expenses.


METHOD II - NET PROFIT MARGIN APPROACH

Under Method II, the AC was determined based on total margin expressed as a percentage of premium by risk classification. This approach was generally applied to all cases in SBC (other than non-ADDO association business), former TNE, and ADDO Long Term Disability business managed by NA and NSC for the years from 1992 and later.

Net Profit is determined for each risk classification as the excess of premium plus interest less claims and expenses.


3. Overview of Data and Modeling

Historical financial data was collected from a number of company sources. This data was assembled into a standard format in a central repository. This repository was the data source used for the AC calculation. There was no cell based modeling except as described in Section VI.B.


4. Description of Experience - Historical

EXPENSES

Expense margins represent the excess of expense charges over actual expenses. Actual expenses were based upon annual statement information.

UNDERWRITING

Underwriting margins consist of contingency charge and pool charge margins. The underwriting margin factors were determined based on the aggregate MetLife underwriting results over the relevant experience periods and risk classifications.




Actuarial Contribution Memorandum   Page 36                    November 16, 1999

INTEREST

Net investment income and rates were determined by portfolio consistent with
Section II.B. of this AC memo. Interest margins were generally calculated as investment income less interest credits.

OTHER

Several other experience-based factors were developed and incorporated into the AC calculation. These include after-tax investment earnings adjustments on surplus and reserve margin adjustments.


5. Description of Experience - Prospective

DATA PROJECTIONS

Assumptions used for the AC calculations were developed based upon actuarial projections of data for each business segment.

In general, premium has been adjusted for growth. Expenses, deficits, dividends, and reserves were projected based on simplified models.

- Results in the prospective calculation were adjusted for persistency. The persistency assumption varies by product.

- COLI and certain PRB products profits were projected through the end of the mortality table, based on the fact that these contracts represent a closed block of lives and bear other similarities to individual policies.

- With the exception of COLI and certain PRB products, since group profits occurring more than 20 years into the future are considered speculative, no future contributions to surplus were calculated beyond 20 years.

GROWTH FACTORS

In developing growth factors, consideration was given to previous experience and current market conditions. Growth takes into account inflation and expected changes to morbidity and mortality that may impact future premium.


6. Special Considerations

COMBINING FOR EXPERIENCE

Policies/products combined for experience (including policies/products no longer in force) have been evaluated together for the determination of the eligible policies' AC. This approach is consistent with how dividends have been determined in the past.

CASE CONTINUATIONS

Similarly, where one or more policies have been replaced by one or more policies, the experience under the succeeding policy or policies was treated as a continuation of the




Actuarial Contribution Memorandum   Page 37                    November 16, 1999
experience under the prior policy or policies in accordance with the dividend accounting for those policies.

POLICYHOLDER ACQUISITIONS AND DIVESTITURES

Where a MetLife policyholder acquired another MetLife policyholder, the AC for the in force policy includes the AC from the acquired company's canceled policy, provided the experience for the in force policy was treated as a continuation of the canceled policy for dividend purposes.

Where a MetLife policyholder divested a portion of its business, the AC for the period prior to divestiture generally remained with the entity that was the policy owner prior to the divestiture, except when (1) prior deficits were transferred to the divested companies, or (2) expense revenue, interest credits, risk charges, or pooled charges were split at the time of the divestiture on an historical basis. Reserve transfers alone do not result in a transfer of ownership value prior to divestiture.

SALE OF MEDICAL BUSINESS

With respect to the sale of the Group Medical business prior to the Statement Date, medical overhead and other expenses that were allocated to the Group Medical business after the sale offset the sales proceeds of that business, and the net gain was assumed to be reflected in normalized earnings after the sale date.




Actuarial Contribution Memorandum   Page 38                    November 16, 1999

   VI. B. CERTIFICATES OR INDIVIDUAL POLICIES - GROUP UL, LTC, COLI & OTHERS

This section describes the AC calculations for certain individual certificates of Group Life & Health business and certain individual policies.

1. Description of Business

GUL/GVUL PAID-UP

This business consists of GUL and GVUL certificates whose holders have opted to pay up their coverage by using the accumulation account as a net single premium.

INDIVIDUAL COLI

Corporate Owned Life Insurance ("COLI") has been issued in certain situations as individual participating insurance. The business has been issued since 199l.

The Individual COLI policies are flexible premium UL contracts. There are three different types of death benefits: level, increasing (face plus account value), and a hybrid of the level and increasing. There are varying degrees of underwriting classes (simplified versus guaranteed, smoker versus nonsmoker) along with a limited number of rating classes. The cost of insurance ("COI") rates vary by the underwriting class and rating class.

LONG TERM CARE

MetLife issues both group and individual LTC insurance. MetLife has been in the group business since the mid-1980s, and the individual business since 1998. The group business is issued either directly to the employer or to a trust. The certificate holder pays the premium. Most of the individual policies are non-participating, but there are certain situations where the business is participating. In accordance with the Plan, the AC was calculated at the group contract level for group business and at the individual level for the relatively small number of individual participating policies. There is a subset of the group business for which the AC was calculated at the certificate holder level. This is done where the certificate holders have exercised their continuation option and remained in force because the group cancelled. The certificates are eligible for the AC as of the date they effected the continuation of the group coverage.

GUL/GVUL POOLED PORTABLE

MetLife issues employee-pay-all GUL and GVUL. These products are flexible premium products, and the certificate holder decides the amount and the timing of premium payments.

Certificates under these coverages allow a certificate holder to continue coverage with MetLife, on a direct-billed basis, if employment with the group ends or, in certain circumstances, if the group cancels. Such certificates are considered portable.




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
There are two general types of financial arrangements for MetLife's GUL/GVUL portable business: (a) ported certificate experience is separated from the group experience and pooled with other ported certificates, or (b) ported certificate experience is combined with the experience of the active group.

Where ported certificate experience is separated from the group experience and pooled with other ported certificates, the AC was calculated at the certificate holder level as of the date on which the exercise of the option to port became effective. Where the ported certificate experience is combined with the experience of the active group, the AC is included in the group level calculations.

PORTABLE OPTIONAL GROUP TERM LIFE

MetLife's ported optional group term life business is issued through a trust and consists of former optional group term life certificate holders who have opted to continue their term life insurance coverage with MetLife on a direct-billed basis after their employment with the group policyholder has ended. Portable Optional Group Term Life is a relatively new product, which was first issued in 1994.

Upon exercising the option to port, new certificates are issued. The experience is separated from that of the former group, and pooled with others who have ported certificates in the optional group term life trust. The AC for these certificate holders was calculated at the certificate holder level.

PORTABLE LTD

MetLife's ported LTD business is issued through a trust and consists of former group LTD certificate holders who have opted to continue LTD coverage with MetLife on a direct-billed basis after their employment with the group policyholder has ended. The portable LTD option was first issued in 1995.

Upon exercising the option to port, new certificates are issued. The experience is separated from that of the former group, and pooled with others who have ported certificates in the LTD trust. The AC for these certificate holders was calculated at the individual certificate holder level.


2. Actuarial Methodology

The historical AC for a given calendar year equals the annual surplus contributions. These contributions were set equal to premiums plus net investment income less cost of insurance, expenses, change in statutory reserve, and FIT. Historical contributions to surplus were accumulated with interest to the Statement Date.

The prospective AC for a given calendar year equals the future surplus contributions. These contributions were set equal to premiums plus net investment income less benefits, expenses, change in statutory reserve, and FIT. These surplus contributions were




Actuarial Contribution Memorandum   Page 40                    November 16, 1999
discounted to the Statement Date using an after-tax net investment earnings rate as described in Section II.

Differences in methodology are noted in the text that follows.

GUL/GVUL PAID-UP

The prospective AC does not include premiums, since the certificates are paid-up.

LONG TERM CARE

There are no differences to the methodology stated above.

GUL/GVUL POOLED PORTED CERTIFICATES

There are no differences to the methodology stated above. All of the model cells produced negative ACs, which were then set to zero.

PORTABLE OPTIONAL GROUP TERM LIFE

This pool is new and lacks fully credible data. Ported certificates are anticipated to exhibit excess mortality. Models for ported experience indicate there is negative AC from this class of business, which were then set to zero.

PORTABLE LTD

This pool is new and lacks fully credible data. Ported certificates are anticipated to exhibit excess morbidity. Models for ported experience indicate there is negative AC from this class of business, which were then set to zero.


3. Overview of Data and Modeling

GUL/GVUL PAID-UP

An individual cell-based model was used to develop AC factors as a percent of face amount in force as of the Statement Date. The cells varied by pricing basis, issue age, and issue year. Factors, which were developed for each of the model cells, were interpolated so that each combination of pricing basis, issue age, and issue year has a separate factor.

INDIVIDUAL COLI

The policies in force as of the Statement Date vary by issue age, issue year, underwriting class, rating class, gender, and funding level. The future premium patterns were established to meet expected funding requirements. The small number of policies in force did not lend itself to the use of a model. Therefore, an AC was calculated separately for each policy.

LONG TERM CARE

An individual cell-based model was used to develop AC factors as a percent of premium in force as of the Statement Date. The cells varied by issue year, issue age, benefit type (nursing home versus comprehensive), nonforfeiture type, inflation type, and benefit




Actuarial Contribution Memorandum   Page 41                    November 16, 1999
period. Factors, which were developed for each of these model cells, were multiplied by the individual premium amounts to determine the ACs.

GUL/GVUL POOLED PORTED CERTIFICATES

The GUL/GVUL pooled ported certificates were modeled, and ACs were determined, for each individual model cell. The model cells varied by issue year and issue age. The COI rates used were weighted average rates based on the in force as of the Statement Date. All of the business was modeled with a face amount plus account value death benefit.


4. Description of Experience - Historical

For all of the coverages discussed below, MetLife developed the net investment rates by allocating assets and investment income to each of the products based on an allocation of investment income from their respective LOB.

GUL/GVUL PAID-UP

The historical data for each model cell was produced using the appropriate pricing basis. Gross single premiums were calculated using the appropriate mortality, interest, and expense loading. Statutory and tax reserves were assumed equal to net single premiums using the same assumptions, excluding the expense loading. Historical cost of insurance was allocated to the model cells. Historical expenses were assumed to be equal to the pricing expense loading, adjusted for actual experience.

INDIVIDUAL COLI

The historical data for each policy was obtained from policyholder account value statements. These statements include actual historical premiums, expense loads, COI charges, withdrawals, and interest credited. Historical cost of insurance was allocated to each policy using mortality rates based on MetLife's experience mortality for this business. Historical expenses were based on pricing assumptions with actual-to-expected adjustments. For each calendar year, the difference between the allocated net investment rate and the average credited rate for all individual COLI policies was determined. This difference was then added to each policy's credited rate to determine that policy's net investment rate. Tax reserves were set equal to statutory reserves, which were also set equal to account values.

LONG TERM CARE

The historical data for each model cell was gathered from MetLife systems and was equal to actual experience. Premiums and reserves were set equal to the actual values for the business. Expenses, first year and renewal, were represented as a percentage of premium. The percentages were developed based on actual experience. Historical incurred claims were based on pricing assumptions since the actual claim experience was not deemed credible due to the small amount of actual experience.




Actuarial Contribution Memorandum   Page 42                    November 16, 1999

GUL/GVUL POOLED PORTED CERTIFICATES

The historical data for each model cell was gathered from MetLife systems and was equal to actual experience. Premiums and reserves were set equal to the actual values for the business. Expenses were represented as a percentage of premium and per policy. These were developed based on actual experience. Historical COI was allocated to the model cells.


5. Description of Experience - Prospective

GUL/GVUL PAID-UP

The prospective data for each model cell used the current best estimate assumptions for this business. Statutory and tax reserves were equal to net single premiums using pricing assumptions. Mortality rates were based on current expectations. Lapses were based on experience with cash surrender values equal to statutory reserves. There were no expenses allocated to the in force GUL/GVUL Paid-Up as there are no material ongoing expenses required to administer this business.

INDIVIDUAL COLI

The prospective data for each policy used the current best estimate assumptions for this business and policy values were projected to the end of the mortality table using the MetLife illustration system. The future premiums were calculated to meet expected funding requirements. Statutory and tax reserves were set equal to account values. Mortality rates were based on pricing assumptions that vary by underwriting class and rating class and are expressed as various percentages of the COI rates. Lapses were based on experience with cash surrender values equal to account values. Prospective expense assumptions were derived from expense pricing assumptions adjusted with a factor to current business plans.

LONG TERM CARE

The prospective data for each model cell used the current best estimate assumptions for this business. MetLife's valuation system was used to project premiums, claims, expenses and reserves.

GUL/GVUL POOLED PORTED CERTIFICATES

The prospective data for each model cell used the current best estimate assumptions for this business. Mortality rates were based on current expectations. Lapses were based on experience with cash surrender values equal to statutory reserves. Expenses reflected recent experience and were based on current business plans.




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
                 VII. INDIVIDUAL HEALTH AND OTHER RELATED PLANS

In addition to Individual Health, this section also contains information for small blocks of term life insurance that were issued using direct response marketing. These blocks were included in this section because they were administered in MetLife's SBC unit in conjunction with similarly marketed health coverages.

               VII. A. METLIFE US - INDIVIDUAL DISABILITY INCOME

1. Description of Business

The Individual Disability Income ("DI") LOB at MetLife was created about 1921 and has operated continuously since then. The oldest policy series with business still in force is the 1949 series. DI coverage provides partial replacement of earned income to policyholders that lose or have reduced ability to earn an income from working according to the definition of total disability in the policy. Benefits are payable while the insured remains disabled following an elimination period to a specific age or for a fixed period of time which could be the lifetime of the disabled policyholder. About 80% of MetLife's DI policies are Non-Cancelable, and 20% are Guaranteed Renewable. There are a small number of policies remaining in force that are Cancelable. Policies are generally renewable to age 65. Many of the oldest policies that provided sickness coverage were renewable to ages 60 or 55. Policies have no non-forfeiture values.

In addition to cash total disability benefits, several ancillary benefits are offered. These would primarily include: waiver of premium (included on all policies), overhead expenses coverage (as a base policy or an ancillary benefit), accidental death and dismemberment benefit (referred to as the principal sum benefit), optional definitions of total disability (usually as a rider), partial and residual benefits for less than full disabilities, cost of living adjustment benefits, return of premium rider and guaranteed purchase options.


2. Actuarial Methodology

As described below, a model was developed from the DI in force data as of the Statement Date. The essential criterion for defining a model cell was the policy form. Minor plans were mapped into major plans with similar characteristics. Historical and prospective projections of statutory contribution to surplus were developed employing the respective assumptions as outlined below. Historical surplus contributions were accumulated with interest to the Statement Date and prospective surplus contributions were discounted to the same date as described in Section II.

The sum of each model cell's historical and prospective values as of the Statement Date was divided by the model cell's premium as of the Statement Date to calculate that cell's AC factor. Each eligible policy's AC was then determined from its actual premium as of




Actuarial Contribution Memorandum   Page 44                    November 16, 1999
the Statement Date and the AC factor for the appropriate model cell. No interpolation or extrapolation was necessary.


3. Overview of Data and Modeling

The primary sources for historical experience data for MetLife US DI business were the information contained in data files used to support filings to the New York Insurance Department for minimum loss ratio regulations (New York Reg. 62) and MetLife's annual statement. The Reg. 62 data is split by major policy forms. This split provides a relatively homogeneous collection of policies within a narrow range of issue years with similar profit expectations. Therefore, models using policy form as the major modeling criterion sufficiently satisfied the need to reflect a policy's issue year into the AC calculation. Gains associated with riders that are a direct adjunct to the base policy were calculated in aggregate for each calendar year and spread among all policies then in force.

Information from annual statement Analysis of Operations by Line of Business was used either to develop assumptions or to validate results for various income statement items.


4. Description of Experience - Historical

The Reg. 62 data for MetLife's DI 25 largest groups of policy forms was the foundation of the historical experience data. For each major policy form, this data included historical calendar year collected premiums, paid claims, paid dividends, as well as unearned premium, policy and claim reserves. Historical first year commissions and expenses were developed from actual data when available or from other sources such as pricing assumptions. Renewal commissions and expenses were solved for in order to validate to either annual statement totals for the individual health LOB or, when available, DI only data. Reinsurance costs were estimated from the reinsurance agreements.

The investment income allocation, including statutory capital gains (both realized and unrealized) was calculated using the rates developed for this LOB as described in Section II. These were applied to reserves plus one-half the cash flows under the assumption that these cash flows on the average occur mid-year. FIT rates were applied as also described in Section II.


5. Description of Experience - Prospective

For each modeled policy form, other than the exceptions noted below, prospective after-tax profits as a percentage of premium were assumed to equal the policy form's average historical after-tax profit margins for the five years ending with the Statement Date,




Actuarial Contribution Memorandum   Page 45                    November 16, 1999
adjusted to remove the effects of historical acquisition related expenses and commissions and to reflect future investment expectations. For Omni series policy forms (which were issued during the 1990's) with active life reserves, projections from the level interest scenario of MetLife's 1998 Asset Adequacy Analysis were used to develop prospective contributions to surplus. These profit margins were applied to a 50-year projection of future premiums. Future premiums were projected using calendar year lapse rates developed from recent experience assuming a closed block of business, and included anticipated maturity rates based on the inforce as of the Statement Date. The present value of future profits for all policy forms were discounted to the Statement Date using an after-tax earnings rate for this LOB.




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
                VII. B. METLIFE US - PERSONAL MEDICAL INSURANCE

1. Description of Business

MetLife wrote individual medical coverage in the early 1950's. Policies in force were issued from 1952 through 1994. A small number of policies were issued after 1994, and remain in force, for conversions from existing policies. A variety of policies provided coverages that ranged from simple daily hospital cash benefits to more encompassing major medical benefits. Initially written as cancelable business, the company extended guaranteed renewal provisions to most policies in the early 1970's and began writing new business on guaranteed renewable forms. Premium payment variations include level, issue age premiums; step-rated, attained age premiums; and, paid-up premiums. Effective July 1, 1995, MetLife co-insured 100% of the business (along with group conversion medical business described below) to Kanawha Insurance Company through a 100% co-insurance arrangement which is proportional and non-refunding. About 44,400 policies remained on MetLife paper but the risk and experience became Kanawha's. Claim and policy reserves were transferred to Kanawha as of the effective date. Kanawha took over all administration of the business. A reinsurance commission and allowance on 1996 and 1997 premium receipts was paid to MetLife for the transferred business.


2. Actuarial Methodology

AC factors were developed as a percentage of premium, except as noted for certain paid-up (Continued Protection Policy) plans, as of the Statement Date. For each issue year, the rate of after-tax gain or loss per dollar of premium was accumulated with interest to the Statement Date as described in Section II. The accumulation of all years' values from issue through the Statement Date determined the historical contribution per $1 of premium for in force policies of that issue year. For paid-up plans, the accumulation was converted to a percentage of reserves using the current relationship of premium and reserves for this policy form as of the Statement Date. For premium paying policies the reinsurance commission plus 1996 and 1997 premium credit was determined and added to the historical calculation for each issue year. For paid-up business, the adjustment was made only for the reinsurance commission.

With the transfer of the business and administration to Kanawha in 1995, no future gain or loss after 1997 accrues to MetLife and there was no prospective AC attributed to these policies.




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
3. Overview of Data and Modeling

Business was modeled using an income statement model for determining the proposed historical calculation. There was no prospective contribution since the policies and experience have been transferred to Kanawha. The model uses statutory income statement data to develop an after-tax gain from operations. For certain policies issued in the 1950's and 60's (Continued Protection) that are paid-up at age 65 and are in force with only policy reserves, the premium factor was converted to a percentage of reserves.


4. Description of Experience - Historical

Premiums: Annual statement reports and internal data were used to determine earned premium for all calendar years in the model. One half year's premium was used for 1995 to recognize the impact of the co-insurance arrangement.

Reinsurance Commission: The reinsurance agreement with Kanawha provided for reinsurance commissions for the transfer of the Group Conversion and Personal Medical policies plus a percentage of premiums paid in 1996 and 1997. These earnings were adjusted for income and DAC taxes and distributed over the transferred policyholders and reflected in the AC calculations. For premium paying policies the per policy credit was converted to an after tax percent of premium and accumulated with interest as described in Section II along with the premium credit for 1996 and 1997 for an additional contribution as of the Statement Date. For paid-up policies, the per policy credit was accumulated with interest as described in Section II and converted to a percentage of reserves for an additional contribution as of the Statement Date.

Benefits: Incurred benefits were input directly into the model. One half year's benefits were used for 1995. Reserves were established at the end of each year for MetLife's IBNR amounts. The ending reserve for June 30, 1995 was the amount transferred to Kanawha.

Policy reserves: For each year beginning in 1955 the aggregate amount of policy reserves were input into the model. The ending reserve for June 30, 1995 was the amount transferred to Kanawha.

Expenses: For general expenses, taxes and fees the annual expense rates (general and tax), as a percentage of premium, determined from MetLife's annual statements were applied to earned premiums to determine expenses for all policies for each year. The rates for the individual health LOB were used. Commissions from annual statements and internal reports were input directly into the model. One half year's expenses were used for 1995.




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
Investment Income: Annual rates of investment income including capital gains and losses for the individual health LOB were determined. These were applied to beginning reserves and one half year's cash flow to impute investment earnings.

FIT: Calendar year FIT formulas and factors for the individual health LOB were determined from MetLife's historical statutory and tax data. These were input into the model to develop taxes. Direct DAC taxes for periods from 1990 were determined using the accident and health rate and a 10 year amortization period.

Loss Adjustment: Annual experience prior to 1956 was not available, but MetLife maintained a LOB surplus account that established the amount of cumulative losses for the individual medical line as of December 31, 1995. The loss per $1 premium for policies issued 1952 through 1955 was determined by distributing this negative surplus for the LOB as of December 31, 1955 equally over the four years and dividing by the 1956 premium. Negative surplus, available from MetLife records as of December 31, 1959 was adjusted back to December 31, 1955 using model losses for the interim years.

Paid-Up Policies: MetLife issued limited benefit hospital and surgical expense in the 1950's and 60's that became paid-up when the insured reaches age 65. Policy reserves were established during the premium paying years and then were released as the insured aged beyond age 65 covering the expected benefit expenses. For these Continued Protection plans the AC factors were developed as a percentage of the policy reserve on the Statement Date. The ratio of annual premium to year-end policy reserve for Continued Protection policies still in the premium-paying mode was determined as of the Statement Date. This factor was used in the historical calculation to convert the per premium factor to a per reserve factor for these policies.


5. Description of Experience - Prospective

With the transfer of the business and administration to Kanawha in 1995 no future gain or loss after 1997 accrues to MetLife and there was no prospective AC attributable to these policies.




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
                 VII. C. METLIFE US - GROUP MEDICAL CONVERSIONS

1. Description of Business

As part of management of the group health business, MetLife issued individual group conversion policies. Policies in force were issued beginning in 1954. These policies provided hospital and medical expense coverage to group members who terminated coverage but wished to retain health insurance. Group cases were charged for the anticipated additional morbidity costs. Individual coverage written attempted to match the terminating group coverage so business was written on a number of hospital expense policy forms. MetLife did not maintain individual form experience for the group conversion business. Effective July 1, 1995, MetLife transferred the block of business (along with other individual health business) to Kanawha Insurance Company through a 100% co-insurance arrangement that is proportional and non-refunding. About 6,600 policies remained on MetLife paper but the risk and experience became Kanawha's. Claim reserves were transferred to Kanawha as of the effective date. Kanawha took over the administration. A reinsurance commission and allowance on 1996 and 1997 premium receipts was paid to MetLife for the transferred business.


2. Actuarial Methodology

AC factors were developed as a percentage of premium as of the Statement Date. For each issue year the rate of after-tax gain or loss per dollar of premium was accumulated with interest to the Statement Date as described in Section II. The accumulation of all years' values from issue through the Statement Date determined the historical contribution per $1 of premium for in force policies of that issue year.

With the transfer of the business and administration to Kanawha in 1995 no future gain or loss after 1997 accrues to MetLife and there was no prospective AC attributable to these policies.


3. Overview of Data and Modeling

Business was modeled using an income statement model for determining the proposed historical calculation. The model uses statutory income statement data to develop an after-tax gain from operations. Adjustments have been made to recognize the group conversion charge applied in group case dividend calculations.




Actuarial Contribution Memorandum   Page 50                    November 16, 1999

4. Description of Experience - Historical

Premiums: Historical earned premiums were input directly into the model for all calendar years, 1965 through 1995. One half year's premium were used for 1995 to recognize the impact of the co-insurance arrangement.

Reinsurance Commission: The reinsurance agreement with Kanawha provided for reinsurance commissions for the transfer of the group conversion and personal medical policies plus a percentage of premiums paid in 1996 and 1997. These earnings were adjusted for income and DAC taxes and distributed over the transferred policyholders and reflected in the AC calculations. For the calculation the per policy credit was converted to an after tax percent of premium and accumulated with interest as described in Section II along with the premium credit for 1996 and 1997 for an additional contribution as of the Statement Date.

Benefits: Incurred benefits were input directly into the model for each calendar year. One half year's benefits were used for 1995, consistent with premium assumptions. Reserves were established at the end of each year for MetLife's IBNR amounts. The ending reserve for June 30, 1995 was the amount transferred to Kanawha.

Group Conversion Credit: MetLife assessed conversion charges to group policies to make provision for expected excess morbidity under individual medical conversion policies issued from the participating group. The credits arising from these group conversion charges to group policies were used in determining the actuarial contribution of individual medical conversion policies in order to balance the charges applied in group calculations. MetLife incurred expenses from Kanawha in 1996 and 1997 as the result of the continuing experience and these charges have been applied in those years based on the premium reported to MetLife by Kanawha.

Policy reserves: For each year beginning in 1965 the aggregate amount of policy reserves was input into the model. The ending reserve for June 30, 1995 was the amount transferred to Kanawha.

Excess Morbidity Reserves: MetLife established an additional reserve for adverse claim experience. An initial reserve was determined in the aggregate as of 1991, then adjusted annually thereafter. In the AC calculation this initial amount was divided equally and charged as a reserve increase among the six years prior to and including 1991 assuming an average 6-year life of conversion business. The ending reserve for June 30, 1995 was the amount transferred to Kanawha.

Expenses: For general expenses, taxes and fees the annual expense rates (general and tax), as a percentage of premium, determined from MetLife's annual statements were applied to earned premiums to determine expenses. The rates for the individual health LOB were used.




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
Investment Income: Annual rates of investment income for the individual health LOB were determined. These were applied to beginning reserves and one half year's cash flow to impute investment earnings.

FIT: Calendar year FIT formulas and factors for the individual health LOB were determined from MetLife's historical statutory and tax data. These were input into the model to develop taxes. DAC taxes for periods from 1990 were determined using the individual accident and health rate and a 10 year amortization period.


5. Description of Experience - Prospective

With the transfer of the business and administration to Kanawha in 1995 no future gain or loss after 1997 accrues to MetLife and there was no prospective contribution attributable to these policies.




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
                 VII. D. METLIFE US - DIRECT RESPONSE BUSINESS

1. Description of Business

In 1984 MetLife issued group term life, group hospital indemnity and Medicare Supplement master policies to a trust. Business was issued from 1984 through 1988 only. No new business was written after 1988. The policies provide insurance coverage to eligible customers of Reader's Digest who enrolled in, were accepted for, and who paid the full premium for coverage under the master policy. The Plan provides that an AC is calculated on these certificate-holders as individual policyholders. The Term Life policy provides insurance in individually selected amounts of $25,000, $50,000, $75,000 or $100,000 until age 70 at which time coverage automatically converts to a $5,000 individual whole life policy (regardless of original issue amount). The insured may elect to convert to a whole life policy of equal face amount (50% after age 65) prior to age 70 but none have done so. The Hospital Indemnity (income) policy provides a daily benefit for benefit periods and elimination periods stipulated by certificate (i.e. 2-year benefit period with 3-day elimination period). Spouse coverage under the certificate was available. Coverage does not terminate at any age. The Medicare Supplement policy provides limited medical coverage coordinated with the Medicare program for covered persons over age 65. Experience has been unfavorable and it is expected that losses will continue into the future.


2. Actuarial Methodology

Aggregate models were developed for the life and health blocks of business. Based on experience and model assumptions, as detailed below, it was determined that total ACs were negative for each model cell.


3. Overview of Data and Modeling

MetLife administers the business. Limited summary annual financial experience was available for 1988 through 1998 and detailed in force certificates as of the Statement Date. Available financial experience since 1988 was put into the model. In order to account for the acquisition of business in 1986 and 1987, projections were made for these two years by extending the experience trends and applying acquisition expenses appropriate for direct response solicitations. Adjustments were made for general expenses and taxes, investment income and FIT. Business was modeled separately as blocks of life or health business.




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
4. Description of Experience - Historical

Benefits: The blocks of health and life businesses are small and decreasing as certificates lapse. Claims experience fluctuates significantly by calendar year. Increasing attained age premiums attempt to offset the anticipated increase in morbidity with age, but during recent years claims have frequently exceeded premium income. Rate increases are unlikely given the small and dwindling size of the block.

Expenses: Since the direct response life and health business was managed together and with similar procedures as the larger block of individual medical business, general expenses for each block were determined using statutory percentage of premium expense factors from the individual health LOB of the annual statement for each year. Insurance taxes were determined in similar fashion.

Acquisition expenses were determined from studies performed on industry business substantially similar to the MetLife's business issued during the same period. Based on these studies, first year acquisition expenses, including limited underwriting expenses for life insurance, were reflected in the calculations.

Investment Income and FIT: For the projection, the investment income rates (including capital gains) and FIT rates for MetLife's block of individual health business were used.

For health insurance, calculations were computed on a projected percentage of premium basis. For life insurance, calculations were computed on a projected per certificate basis.


5. Description of Experience - Prospective

In general, the average after tax gain as a percentage of premium was determined for the period of renewal years (1989 - 1998) and applied against projected in force to project future earnings for 50 years after which earnings are immaterial. Future persistency was based on recent experience and includes conversion activity, which has been negligible.




Actuarial Contribution Memorandum   Page 54                    November 16, 1999

              VII. E. METLIFE US - DIRECT MARKETED GROUP TERM LIFE

1. Description of Business

In October 1983, MetLife issued a group term life to age 70 policy to First National Bank of Chicago. Business was issued in 1983, 1984 and 1985 only. No new business was written after 1985. The Plan provides for the AC to be calculated for this business as a group with a single AC. The policy provides term life insurance to eligible charge card holders of the bank who enrolled in, were accepted for, and who paid the full premium for coverage under the master policy. Term life insurance, in a specified amount up to $75,000 is provided until age 70 at which time coverage automatically converts to a $5,000 individual whole life policy (regardless of original issue amount). The insured may elect to convert to a whole life policy of equal face amount (50% after age
65) prior to age 70. A supplemental rider provides annual additions to the face amount (beginning on the first anniversary) of 10% of the original insurance for a period of 10 years (the insured may stop future increase at any time). No other supplemental benefits (waiver, ADB, etc.) are provided. Premiums are charged on an attained age basis in 5-year age bands and are the same for the base policy and additional insurance amounts.

From inception, MetLife maintained a reinsurance agreement with Peoples Benefit Life Insurance Company (a subsidiary of AEGON USA). Peoples Benefit Life provides complete administrative services for the block and reinsures 50% of the business on a proportional coinsurance basis with no experience refunds. The agreement stipulates the unit expense charges to be used for administrative services. Peoples Benefit Life charges MetLife these expenses annually on MetLife's retained portion of the business.


2. Actuarial Methodology

Historical AC for the group policy was developed on an annual basis and accumulated to the Statement Date. Prospective AC was developed by projecting the annual gain/loss for 50 years, after which earnings were immaterial and discounting the accumulations to the Statement Date. The gross amount of the total historical and prospective AC was multiplied by 50% to account for MetLife's retained portion under the reinsurance agreement. Historical surplus contributions were accumulated with interest to the Statement Date and prospective surplus contributions were discounted to the same date as described in Section II.


3. Overview of Data and Modeling

Business is administered for MetLife by Peoples Benefit Life. Summary annual financial experience and in force certificates counts for each year of the business since inception in




Actuarial Contribution Memorandum   Page 55                    November 16, 1999

1983 was provided by Peoples Benefit Life and used for modeling. Peoples Benefit Life provided summary valuation data (age/duration) of statutory reserves and amounts of insurance as of the Statement Date. Business was modeled as a block using the historical experience adjusted for MetLife's investment income and FIT expense.


4. Description of Experience - Historical

Mortality: The block is small and decreasing (all automatic increase options have expired). Mortality experience fluctuates significantly by calendar year. Increasing attained age premiums offset the anticipated increase in mortality with age.

Conversion activity has been negligible; therefore, the model assumes no conversions.

Expenses: MetLife expenses were determined from unit expense factors specified in the reinsurance agreement. No additional expenses were charged since MetLife does no policy administration on this small block of business. Insurance taxes of 2.5% of premium, specified in the reinsurance agreement, were assumed.

Investment Income and FIT: With the small size of the block and its inclusion with other direct response and personal medical business blocks for management, the investment income rates (including capital gains) and FIT rates for the years 1983 through 1998 for MetLife's block of individual health business were used in the calculation.

An average amount of insurance for all certificates was used to calculate the AC.


5. Description of Experience - Prospective

Future projections assumed mortality would continue at the average level experienced during renewal only years (1986 through 1998) and that persistency would continue at the average rate experienced over the five years prior to the Statement Date.

Conversion activity has been negligible and was not included in the model.

Prospective experience assumptions were developed by trending the corresponding historical assumptions for fifty years, after which earnings were immaterial. Prospective AC was determined by summing the annual prospective gains discounted to the Statement Date using an assumed after-tax earnings rate for the individual health LOB.




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
              VII. F. METLIFE US - MEDICAL INSURANCE CERTIFICATES

1. Description of Business

MetLife issued hospital expense coverage to group certificate-holders. Policies in force were issued from 1992 through June 1995. A small number of policies were issued after June 1995, and remain in force, for family member conversions from existing policies. The certificates provide insurance coverage to eligible members of the MetLife Group Insurance Trust who enrolled in, were accepted for, and who paid the full premium for coverage under the master policy. The Plan provides for ACs to be calculated for these certificate-holders as individual policyholders. The certificates provide major medical expense coverage until age
65. Dependent coverage was available.

Effective July 1, 1995 MetLife co-insured 100% of the business to Kanawha Insurance Company with a proportional and non-refunding agreement. This was a separate transaction from the transfer of personal medical and group conversion business noted above. The agreement transferred all risk and future gain/loss to Kanawha. Kanawha took over all administration of this business. Claim and premium reserves were transferred to Kanawha as of the effective date. A reinsurance commission was paid to MetLife for the transferred business.


2. Actuarial Methodology

AC factors were developed as a percentage of premium as of the Statement Date. For each issue year, the rate of after-tax gain or loss per dollar of premium was accumulated with interest to the Statement Date as described in Section II. The accumulation of all years' values from issue through the Statement Date determined the historical AC per $1 of premium for in force policies of that issue year.


3. Overview of Data and Modeling

MetLife administered the business until the transfer to Kanawha. After July 1, 1995, Kanawha administered the business. Only limited financial experience data for 1992 through 1995 was available, namely aggregate premium and claim experience, policy forms and details of the reinsurance transaction and detailed in force certificates as of the Statement Date. Business was modeled as a block using the historical experience from 1992 through 1995 adjusted for MetLife's investment income, statutory expense and FIT expense.




Actuarial Contribution Memorandum   Page 57                    November 16, 1999

4. Description of Experience - Historical

Morbidity: Annual incurred claims and change in claim reserves were developed and used directly in the model. Ending reserves were those amounts transferred to Kanawha.

Expenses: Since the business was managed as individual certificates along with the individual medical business blocks, general expenses were determined using statutory percentage of premium expense factors from the individual health LOB of the annual statement for each year. Insurance taxes were determined in similar fashion. Commission charges as a percent of premium were based on actual experience and were charged to calendar years in relation to premium earned.

Reinsurance Commission: The reinsurance agreement with Kanawha provided for reinsurance commissions to MetLife as part of the reinsurance settlement. This was allocated to all certificates that were transferred and the after tax gain per dollar of premium was accumulated with interest as described in Section II and added to the historical values for each issue year.

Investment Income and FIT: For the projection, the investment income rates (including capital gains) and FIT rates for all years for MetLife's block of individual health business were used.

MetLife did not maintain historical counts of certificates. All gain/loss accumulation calculations were completed on a percentage of premium basis.


5. Description of Experience - Prospective

Prospective AC factors were not determined for the remaining in force business since all management and future gain/loss was transferred to Kanawha Insurance as of July 1, 1995.




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
           VII. G. METLIFE US - NEW JERSEY INDIVIDUAL HEALTH POLICIES

1. Description of Business

Effective January 1, 1993, the New Jersey Individual Health Reform Law required MetLife to participate in the Individual Health Coverage Program in order to continue writing health benefit plans in the State. As a Program participant, MetLife offered individual health coverage on an open enrollment basis to New Jersey residents. Coverage limits are mandated. Rates are tightly regulated for policies in the health pool and MetLife cannot increase them without regulatory approval. For any year, MetLife can be assessed excess losses from the program in addition to those benefits paid under its own policies. MetLife can seek recovery of excess losses in certain circumstances but cannot recover more than benefits and expenses less investment income. As such, profit expectations are very limited and generally considered to be negative.


2. Actuarial Methodology

An aggregate model of the entire in force was developed as of the Statement Date. Historical and prospective projections of statutory contribution to surplus were developed using financial experience from 1993 through 1998. Based on experience and model assumptions, it was determined that total ACs were negative for each model cell.


3. Overview of Data and Modeling

See the "Actuarial Methodology" section above.


4. Description of Experience - Historical

See the "Actuarial Methodology" section above.


5. Description of Experience - Prospective

See the "Actuarial Methodology" section above.




Actuarial Contribution Memorandum   Page 59                    November 16, 1999

                   VII. H. TNE - INDIVIDUAL DISABILITY INCOME

1. Description of Business

TNE Individual DI contracts provide monthly benefits to policyholders during periods of total or residual (partial) disability. TNE's portfolio of products includes a broad array of policy forms for both personal and business uses with optional riders that can modify the definition of disability or provide for additional benefits under certain stated conditions. The vast majority of these contracts are non-cancelable to age 65. Rates are guaranteed over the life of the contract. Policies were first issued in 1977.

In 1990, the company entered into a reinsurance agreement with Paul Revere Life Insurance Company. Claims that were open as of January 1, 1990 are reinsured at 40%, while active lives at January 1, 1990 and new business issued after the inception of the agreement on January 1, 1990, are reinsured at 80%. This reinsurance agreement is in the nature of a corporate transaction; as such, it has been omitted for the purposes of calculating AC. (See Section II.B.6.)

Contracts issued prior to January 1, 1990 are participating; contracts issued on or after January 1, 1990 are non-participating except in those states where approval of the new policy forms was delayed.


2. Actuarial Methodology

As described below, a model was developed from the DI in force data as of the Statement Date. The essential criterion for defining a model cell was the policy form. There were no minor plans that needed to be mapped into a major plan. Historical and prospective projections of statutory contribution to surplus were developed employing the respective assumptions as outlined below. Historical surplus contributions were accumulated with interest to the Statement Date and prospective surplus contributions were discounted to the same date as described in Section II.

The sum of each model cell's historical and prospective values as of the Statement Date was divided by the model cell's premium as of the Statement Date to calculate that cell's AC factor. Each eligible policy's AC was then determined from its actual premium as of the Statement Date and the AC factor for the appropriate model cell.


3. Overview of Data and Modeling

The primary sources for historical experience data for TNE's DI business were the information contained in data files used to support the Policy Experience ("PE") exhibit




Actuarial Contribution Memorandum   Page 60                    November 16, 1999
of the annual statements and the annual statements themselves. The PE data was only available for 1990 and later and was split by major policy form. This split provides a relatively homogeneous collection of policies within a narrow range of issue years with similar profit expectations. Therefore, models using policy form as the major modeling criteria sufficiently satisfied the need to reflect a policy's issue year in the AC calculation.

Information from annual statement Analysis of Operations by Line of Business was used to develop surplus contributions for calendar years prior to 1990. This data was also used in all years to either develop assumptions or validate results for various income statement items.


4. Description of Experience - Historical

The PE data for the 10 TNE DI in force policy forms was the foundation of the historical experience data. For each policy form, this data included historical calendar year collected premiums, paid claims, paid dividends, as well as unearned premium, policy and claim reserves. Historical commissions and expenses were developed from annual statement data. Reinsurance costs were omitted as noted above.

The investment income allocation, including statutory capital gains (both realized and unrealized) was calculated using the rates developed for this LOB as described in Section II. These were applied to reserves plus one-half the cash flows under the assumption that these cash flows occur mid-year on average. FIT rates were applied as also described in Section II.


5. Description of Experience - Prospective

For each modeled policy form, prospective after-tax profits as a percentage of premium were assumed to equal the average historical after-tax profit margins of the policy form for the five years ending with the Statement Date. These profit margins were applied to a 50-year projection of future premiums. Future premiums were projected using calendar year lapse rates developed from recent experience assuming a closed block of business, and included anticipated maturity rates based on the inforce as of the Statement Date. The present value of future profits was discounted to the Statement Date using an after-tax earnings rate for this LOB.




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
                   VII. I. CANADA - INDIVIDUAL HEALTH POLICIES

1. Description of Business

The MetLife Canadian Branch has in force individual income and limited hospital expense policies that were issued from 1955 through 1974. On the Statement Date, there were a very small number of policies in force.


2. Actuarial Methodology

As of the Statement Date, the accumulated pre-tax earnings for each issue year from 1955 through 1974 were negative. Recent experience has also been unfavorable with large pre-tax losses being realized. There is no expectation of future profits from the block. Tax impacts would have reduced the negatives, but would not have made them positive. Given these considerations, it was determined that every in force policy had a negative AC and therefore all ACs were set to zero.


3. Overview of Data and Modeling

CCBS income statements and balance sheets for 1963 through 1998 were the source of financial data. Earned premiums, incurred claims, commissions, expenses (general and taxes/fees), dividends and miscellaneous income/expense were used to develop cash flow for each calendar year. Investment income was then imputed using the year's earned rate including capital gains applied to one-half the cash flow plus the beginning aggregate (policy and claim) reserves. The increase in aggregate reserves was subtracted. Adjustment was made for policy reserves released on surrendering policies. This determined pre-tax gain. The resulting gain was divided by premium to determine the pre-tax "per $1 premium" contribution for the year.

For each issue year cohort, the pattern of developing gains/losses was accumulated to the Statement Date as described in Section II. These accumulated gains represent the historical contributions to surplus per dollar of premium for policies of that issue year.


4. Description of Experience - Historical

Premium: For 1963 through 1998 earned premiums were taken from the CCBS income statement. Since premiums were level for 1963 through 1965, a value of 4 times the 1963 premium was used as an approximation of premium contributions from 1955 through 1962. The multiple of 4 was selected as a reasonable factor allowing for start-up and initial growth of the block. (In the absence of data, this block was treated as one




Actuarial Contribution Memorandum   Page 62                    November 16, 1999
issue year which, given the negative surplus position as of year end 1962 and future losses, does not alter expected results.) Renewal premiums during the years after 1974 exhibited a steady 10% lapse and this assumption was used to determine surrender gains.

Claims: For 1963 through 1998, accident and health benefits were taken from the CCBS income statement.

Commissions, General Expenses, Taxes and Fees: For 1963 through 1998, these expense items were taken directly from the CCBS statement.

Dividends: Dividends were taken directly from the CCBS statement. They were discontinued in 1971.

Cash Flow: Cash flow was determined as premium less benefits less expenses less dividends less miscellaneous adjustments from the CCBS which were nominal. This was an approximation of cash flow since the statement premiums and benefits include adjustments for amounts due and unearned for example (but not the change in aggregate reserve line item).

Investment Income: The pre-tax earned rate was determined from CCBS data. The earned rate was applied to the beginning of year aggregate accident and health reserves from the CCBS balance sheet plus half of the year's cash flow.

Increase in Aggregate Reserve: The reserve increases (increase in A&H and Other reserves) were taken directly from the CCBS statements.

Adjusted Pre-tax Gain: Pre-tax gains were determined by adding investment income and subtracting increases in reserves. For each year the resulting gain was divided by premium to determine the per $1 premium contribution or loss.

Each issue year was tracked separately and credited with underwriting earnings for each calendar year, as well as investment income on surplus for the issue year block.

Income on Surplus: For each calendar year, the surplus for the LOB was taken from the CCBS balance sheet and adjusted for any previous additional contributions made by the Branch. For each issue year block, income was attributed in each calendar year by applying the earned rate for that year to the prior year's surplus balance.


5. Description of Results - Prospective

There is no expectation of future profits from the block. Each of the last six years has experienced pre-tax losses. Accumulated losses are so extensive that they would exceed future profits even in the unlikely absence of any future benefits. The ACs for all policies in this block are expected to be negative and no specific prospective AC calculation was performed.




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
                              VIII. GROUP ANNUITIES

MetLife US's Institutional Annuity business is managed in two general account segments - Department 24 Annuities and Department 11 Annuities, and in the separate account. The Department 11 segment is composed of two subsegments, the Long Term Directed Asset Subsegment ("LTDA") and the Structured Settlement Subsegment ("SS"). AC calculation descriptions for these blocks are contained in Sections VIII.A to VIII.C.

Certain products, such as some TSA and 403(b) annuities in the Individual Annuities line of business, were issued on a group basis with group certificates rather than individual contracts issued to the purchasers or other owners. Since the product features for these group versions are virtually identical to the product features for their individual counterparts, these products and their AC calculations are described in Section IX.A (Met Life US - Individual Deferred Annuities).

The TNE Group Annuity business consists of participating accumulation contracts, both participating and nonparticipating payout annuities, and GICs. The accumulation business consists of both general account and separate accounts. All of the TNE Group Annuity business is considered qualified for tax purposes. AC calculation descriptions for these blocks are contained in Sections VIII.D to VIII.F.

MetLife sold most of its Canadian book of business to Clarica in July 1998. A few accounts were returned to MetLife at Clarica's request. Therefore, this returned business was included in the Plan and this memorandum.


               VIII. A. METLIFE US - DEPARTMENT 24 GROUP ANNUITIES

1.   Description of Business

Department 24 contains the four products listed below, all of which are traditional participating annuities. All products in this Department are participating.

Deferred Annuity and Deposit Administration contracts are guaranteed annuities designed for defined benefit pension plans. Deferred Annuity contracts are currently closed to new contributions, and dividends are no longer paid. Most Deposit Administration contracts are inactive, that is, the contractholder has ceased providing new contributions.

Immediate Participation Guarantee ("IPG") contracts provide general account or separate account investment opportunities for defined benefit plans.

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

Savings and Investment ("S&I") contracts are pure accumulation annuities for defined contribution plans. S&I contracts feature minimum guaranteed rates and credited rates which are reset annually.

For all products in this Department, interest rates credited to the contract experience fund are determined after the close of a calendar year based on actual investment earnings during that year.

The earliest issue date for a Department 24 contract that is still in force is 1924. No Department 24 contracts have been issued in the last several years.

There are a small number of US contracts that include Canadian employees and Canadian contracts covering Canadian employees that were originally sold then later returned to MetLife at Clarica's request. The AC for these contracts was calculated using the methodology described below. The AC relating to the Canadian employees of a US contract was added together with the AC relating to the US employees of the same contract and reported as one value.


2.   Actuarial Methodology

HISTORICAL METHODOLOGY
The calculation of historical ACs for Deferred Annuity and Deposit Administration contracts used an income statement approach. Calculations were based on items that affect statutory surplus. The annual AC was defined as follows:

               Contributions
         +     Net investment income on mean statutory reserves
         +     Other income and transfers
         -     Benefits paid
         -     Incurred expenses
         -     Dividends
         -     Risk charges retained (as described below)
         -     Increase in statutory reserves
         +     Realized and unrealized capital gains and losses on mean
               statutory reserves
         -     FIT incurred

Profit charges are embedded in the net investment income calculation and thus are an addition to historical AC.

Risk charges were not viewed entirely as a source of profit to MetLife, but rather partly as compensation for assuming risks associated with the business. Risk charges retained are the portion of the risk charges needed to offset losses sustained by the company.

The calculation of historical ACs for IPG and S&I contracts used an earnings by source approach. Interest spreads, expense margins and other charges related to specific costs


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
(e.g. a charge for FIT) were included in the historical AC calculations. The annual AC was defined to be as follows:

Interest spread on contract mean fund balances
+ Expense charges - incurred expenses
+ Other charges made to contract fund balances
+ Risk charges
- Risk charges retained
- Increase in surplus strain
+ Interest on mean surplus strain
+ Realized and unrealized capital gains and losses on mean contract fund balances and mean surplus strain
- FIT incurred

Profit charges are embedded in the interest earned calculations and thus are an addition to historical AC. Risk charges retained are the portion of the risk charges needed to offset losses sustained by the company.

The annual ACs under both methodologies were accumulated with interest to the Statement Date as described in Section II.

PROSPECTIVE METHODOLOGY
Factors were developed by product type and, where material, by categories of funds within product type, and applied to the statutory reserves as of the Statement Date. The derivation of the factors is discussed below.


3.   Overview of Data and Modeling

ACs were calculated for each contract separately. Several sources of data exist for these contracts, including statutory reserves, tax reserves and contract experience data for contributions, charges, transfers, benefit payments and fund balances. For contracts where experience data or reserves were unavailable in a given year, extrapolation and interpolation methods were used to estimate these values. The AC factor in a given year for a contract with extrapolated or interpolated values was based on the average AC factor for all contracts of the same product type in that year.


4.   Description of Experience - Historical

EXPENSES
Expenses were determined from the annual statement general insurance expense and tax & fee expense allocated to the Department 24 Group Annuities from 1990 through 1998. Prior to 1990, incurred expenses were trended from the 1990 levels, as detailed expense


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
analysis was unavailable. Incurred expenses were calculated and applied as a percentage of expense charges made to contractholders.

INVESTMENT INCOME
Net investment income was developed independently for each contract, reflecting the interest rates credited to contract experience funds, adjusted for profit charges, any risk charges released and realized capital gains and losses. Realized and unrealized capital gains and losses were developed based on experience of the Department 24 Group Annuities. Prior to 1984, the realized and unrealized capital gains and losses were based on the entire Group Annuity LOB.

MORTALITY
Mortality gains or losses are reflected implicitly in the experience funds of all Department 24 Group Annuity contracts.


5.   Description of Experience - Prospective

Prospective ACs were calculated based on the level interest scenario Asset Adequacy Analysis performed as of the Statement Date. The projection period was through the year 2050, which is consistent with Asset Adequacy Analysis assumptions. Projections were developed at the product type level and, where material, by categories of funds within product type. Contributions to surplus beyond the year 2050 were determined to be immaterial. Experience assumptions are based on company business plans. Contributions to surplus over the projection period were discounted to the Statement Date at the after-tax earned rates, and expressed as a percentage of the statutory reserves as of the Statement Date.


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
               VIII. B. METLIFE US - DEPARTMENT 11 GROUP ANNUITIES

 1.   Description of Business

Department 11 contains long term payout annuity contracts, as well as shorter term accumulation contracts. Not all of this business was written on participating contract forms, and therefore only a portion of the business is eligible for equity share distribution.

Products with participating contracts are described below. Products with only nonparticipating contracts are not included. Most products contain a mix of participating and nonparticipating contracts.

A Treasuries Plus contract is an accumulation annuity designed to meet clients' liquidity needs. Credited rates are currently based on the 3-month Treasury bill.

A Guaranteed Interest Contract ("GIC") is an accumulation annuity with a guaranteed rate set at issue for a fixed time period based on then current market conditions. Some additional features include benefit responsive withdrawals and deposit windows, where funds received over some period of time are credited the guaranteed rate.

A General Account Closeout is a Group Annuity contract covering the participants of a defined benefit plan. The contract provides for the single payment purchase of annuities to cover some or all of the accrued benefits of the pension plan's participants. MetLife assumes all asset and liability risk and makes irrevocable guarantees to participants.

A Terminal Funding contract is an annuity, typically in payout status, purchased for a participant in a qualified or nonqualified pension plan. A contract can be issued by MetLife that provides for the periodic purchase of annuities for individuals on a single consideration basis.

A Structured Settlement contract funds the payment of money for personal physical injury, wrongful death, or other claim for damages where at least part of the settlement calls for future periodic payments. The "structure" can be the result of an out-of-court settlement or can be established by the court. MetLife guarantees all payments provided under the arrangement.

A Participating Mortgage Account contract is an agreement by MetLife to fund, originate and administer 30 year fixed rate residential mortgages for plan participants in return for considerations submitted to MetLife by the plan sponsor. The contractholder is credited with the interest from the underlying mortgages. MetLife realizes an interest spread only on any short term funds that are held until invested in a plan participant's mortgage.

All of the GIC contracts of TNE, which were transferred to MetLife in 1996 as a result of the merger, are included on the contract/reserve listing of MetLife's Group Annuity LOB.


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
Model cells were used to calculate ACs for certain classes of business within the Department 11 Annuities segment. Where the calculations were positive, an AC was calculated for each contract represented by the cell. Where the calculations were negative, all contracts represented by the cell have an AC of zero.


2.   Actuarial Methodology

HISTORICAL METHODOLOGY
The calculation of historical ACs for Structured Settlement, Terminal Funding and Closeout contracts used an income statement approach. Calculations were based on items that affect statutory surplus. The annual AC was defined as follows:

               Contributions
         +     Net investment income on mean statutory reserves
         +     Other income and transfers
         -     Benefits paid
         -     Incurred expenses
         -     Increase in statutory reserves
         -     FIT incurred

Net investment income was calculated based on earned rates used in the contract's pricing. Where earned rates were unavailable, a reasonable proxy was developed. Earned rates were adjusted to reflect asset calls, which are triggered when interest rates decline. Since these pricing earned rates reflect the total return, no explicit adjustment for capital gains and losses was needed.

Historical ACs for GICs, Treasuries Plus and Participating Mortgage contracts were calculated using an earnings by source approach. Interest and expense margins were included in the historical AC calculations. The annual AC was defined to be as follows:

     Interest spread on contract mean fund balances
+ Expense charges - incurred expenses
- FIT incurred

Net investment income was based on pricing earned rates or proxies, adjusted to reflect asset calls where appropriate. There was no explicit adjustment for capital gains and losses.

Department 11 Annuity products contain a risk charge element in the pricing, which is a reduction to the credited interest rate or pricing rate. Because this charge is viewed as compensation to MetLife for the assumption of various risks rather than as a source of profit, interest rates used to develop net investment income were adjusted to reflect MetLife's retention of these charges.


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
The annual ACs under both methodologies were accumulated with interest to the Statement Date as described in Section II.

PROSPECTIVE METHODOLOGY
Factors were developed by product type and applied to the statutory reserves as of the Statement Date. The derivation of the factors is discussed below.


3.   Overview of Data and Modeling

ACs were calculated for each contract separately. Several sources of data exist for these contracts, including statutory reserves, tax reserves and contract experience data for contributions, charges, benefit payments and fund balances. For contracts where experience data or reserves were unavailable in a given year, extrapolation and interpolation methods were used to estimate these values.


4.   Description of Experience - Historical

EXPENSES
Expenses were determined from the annual statement general insurance expense and tax & fee expense allocated to the Department 11 Annuities from 1990 through 1998. Prior to 1990, incurred expenses were trended from the 1990 levels, as detailed expense analysis was unavailable. Incurred expenses were expressed as a percentage of mean reserves.

INVESTMENT INCOME
Long term and short term liabilities in Department 11 were combined to manage duration and convexity risk, and as a result, earned rates associated with specific products were not identifiable. For GICs, net investment income was calculated based on the contract's pricing earned rate.

For other Department 11 products, pricing rates were not always available. The 30 year A-rated corporate bond rate achievable by MetLife's investment department was available historically on a monthly basis. This rate, adjusted for asset calls when interest rates declined, was used to develop historical net investment income for Structured Settlements, Terminal Funding and Closeout contracts when pricing rates were not available.

For Treasuries Plus and Participating Mortgage contracts, historical net investment income was calculated based on the earned rates in MetLife's short term portfolio, which is invested in assets consistent with the crediting strategy on the Treasury Plus contracts.


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
MORTALITY
For Structured Settlements, Terminal Funding and Closeout contracts, mortality gains or losses are reflected directly in the AC calculation, due to the relationship between reserve decreases and benefit payments. No mortality gains or losses exist on the GIC, Treasuries Plus or Participating Mortgage products.


5.   Description of Experience - Prospective

For Structured Settlements, Terminal Funding and Closeout contracts, prospective ACs were calculated by product, based on the level interest scenario Asset Adequacy Analysis performed as of the Statement Date. The projection period was through the year 2050, which is consistent with Asset Adequacy Analysis assumptions. Contributions to surplus beyond the year 2050 were determined to be immaterial. Prospective ACs were expressed as a percentage of the statutory reserves as of the Statement Date.

The prospective AC for GICs assumed that the pricing achievable spread continues to the expiry of the current guarantee period. No renewals were projected.

Treasuries Plus contracts assumed a continuation of the short term rates in the future. These contracts have no explicit expiry date. The prospective AC assumed a projection period of 20 years. Group profits occurring more than 20 years into the future on contracts without life contingent annuity payments were considered speculative and no future contributions to surplus were calculated beyond 20 years.

Experience assumptions for all Department 11 products are based on company business plans. Contributions to surplus over the projection period were discounted to the Statement Date at the after-tax earned rates.


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
              VIII. C. METLIFE US - GROUP ANNUITY SEPARATE ACCOUNTS

1.   Description of Business

MetLife has had separate accounts devoted to Institutional Annuity business since 1965.

These separate accounts are diverse as to asset composition, asset manager (internal or external) and product type.

There are four separate account product types.

Investment Management Only and Real Estate separate accounts contain no guarantees. These products are analogous to the offerings of the money management firms.

A Met Managed GIC ("MMGIC") is a GIC alternative using a separate account. MMGICs provide periodic credited rate resets based on the asset performance and net cash flow of the separate account. Differences between the market value and book value of the separate account are managed through credited rate resets.

Separate Account Closeouts are Group Annuity contracts where the consideration is invested in a separate account. MetLife makes irrevocable guarantees to the plan participants. The contractholder is credited with positive underwriting and investment experience gains.


2.   Actuarial Methodology

HISTORICAL METHODOLOGY
A contract with separate account positions can be invested in multiple separate accounts and multiple separate account product types at the same time. The annual AC for a contract with separate account positions was based on the total volume of assets invested in each separate account and product.

An investment profit margin was calculated for each separate account. This profit margin was equal to the net investment management profit (investment management charges less the investment management expenses incurred plus risk charges) divided by the mean market value of the separate account.

A product expense margin was calculated for each separate account product. This expense margin was equal to the net incurred product expenses, which are not investment management related, divided by mean market value of all separate accounts within a product type.


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
Each contract received its prorata share, based on the contract's proportion of mean market value to total market value, of investment profit margin and product expense margin. FIT was deducted from the sum of the investment profit margin and product expense margin.

The annual ACs were accumulated with interest to the Statement Date as described in Section II.

PROSPECTIVE METHODOLOGY
Prospective ACs were developed by product type based on projections consistent with calculations for the 1998 calendar year, as described further below.


3.   Overview of Data and Modeling

ACs were calculated for each contract. In the case where a general account product has a participating separate account position, as is the case with many IPG contracts, the separate account AC was added to the general account AC before setting negative values to zero.

Historical data at the contract level was generally available for all contracts. Where historical information was unavailable, extrapolation and interpolation methods were used to estimate these values.


4.   Description of Experience - Historical

Incurred expenses associated with separate accounts were available from 1990 through 1998. Investment management expenses were related to the specific separate account in which assets were invested. Non-investment management expenses were fully charged to the appropriate separate account product type based on internal financial allocations. All expenses were then allocated to the contract level as a percentage of mean market value.

Prior to 1990, detailed expenses analysis was unavailable. Incurred investment management expenses were kept constant at the 1990 level based on a review of historical separate account fee schedules which indicated infrequent changes in investment management charges.

Separate account non-investment management expenses were extrapolated. For MMGICs and Separate Account Closeouts, expenses as a percentage of mean market values were held constant at the 1990 level as these products were developed in the late 1980s. For Investment Management Only and Real Estate separate accounts, product type expenses were trended from 1983 to 1989, taking into consideration the growth in the volume of business over this decade. Prior to 1983, separate accounts were only

Actuarial Contribution Memorandum   Page 73                    November 16, 1999
available as adjuncts to general account products, and expenses associated with the separate accounts were not segregated.


5.   Description of Experience - Prospective

For the Investment Management Only, Real Estate and MMGIC separate accounts, the profit margins attained in 1998, adjusted to remove extraordinary items, were projected to continue into the future. In most cases, these profit margins were projected for 20 years, due to the fact that contributions to surplus beyond 20 years were considered speculative. The only exception was in the case of separate accounts backing Department 24 Annuities where the projection continued until the year 2050, consistent with Asset Adequacy Analysis assumptions. Contributions to surplus beyond the year 2050 were determined to be immaterial.

For Separate Account Closeouts, the prospective ACs were calculated based on the level interest scenario Asset Adequacy Analysis performed as of the Statement Date. The projection period was through the year 2050.

Experience assumptions for all separate account products are based on company business plans. Contributions to surplus over the projection period were discounted to the Statement Date at the after-tax weighted average earned rates for the associated general account liabilities, as described in Section II.


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
                   VIII. D. TNE - GROUP ACCUMULATION CONTRACTS

1.   Description of Business

The TNE Group Annuity accumulation contracts invest in either of two segments of the general account, Funds B and Q, and several Separate Investment Accounts, or SIAs. Fund B and Q contracts carry a guarantee of principal and interest, subject to contract terms. The SIAs are available as optional investment funds and are generally invested in stocks, bonds, or a combination of the two. An accumulation contract may also use SIAs exclusively as an "SIA stand alone" contract, including a line of institutional real estate funds.

Fund B contracts are generally older, traditional Group Annuity contract types like Immediate Participation Guarantee and Deposit Administration, as well as newer contract types like Capitalizer and Penvest. Company retirement plans are invested in Fund B contracts. Fund Q contracts, like the Appreciation Plus and Custom Design Series, differ from Fund B contracts mainly in that they include maturity dates associated with annual deposit funds. The oldest Fund B contract dates from 1953, and the oldest Fund Q contract from 1985. Credited interest rates on all contracts are based on the investment earnings of the appropriate general account segment, less a spread. Expense margins are generally deducted from contract accounts. Investment experience of the SIA portfolios accrues directly to the contractholder, except for a fixed profit margin and expense charges that vary by account value.

The institutional separate accounts, which are primarily real estate and bond accounts marketed to larger retirement plan sponsors, as well as the Developmental Properties Account, are "Group Annuity wrapper" contracts used to send funds to downstream investment managers affiliated with TNE/MetLife.


2.   Actuarial Methodology

Historical ACs were developed by applying historical pre-tax gain factors (derived separately for each of several product groupings as a percentage of average account values/reserves) against historical fund balances developed for each TNE Group Annuity contract in force as of the Statement Date. FIT was then deducted from pre-tax ACs, and post-tax ACs were accumulated with interest to the Statement Date as described in Section II.

Prospective ACs were developed by applying prospective gain factors (based upon the historical gain factors for 1998 with specific assumptions for future deposits, withdrawals, interest crediting rate methodology, competitor interest rates, commission and expenses) to projected statutory reserves derived from 1998 year-end Asset


Actuarial Contribution Memorandum   Page 75                    November 16, 1999

Adequacy Analysis projections, and then discounting projected ACs back to the Statement Date using discount rates as described in Section II.

For institutional separate accounts, management fees accrue to the downstream investment managers, and TNE receives a nominal annual expense charge (e.g. $1500 or $2000). Nominal fees generally offset nominal expenses. Because of this, both the historical and prospective ACs are equal to zero for these contracts.

TOTAL AC
ACs were calculated for each contract separately. Preliminary ACs were calculated for each contract by product type as the sum of the historical AC and the prospective AC. The total AC of payout annuities (whether negative or positive) was combined with the total AC of the associated accumulation contract (whether negative or positive). Only after combining ACs for each contract were negative ACs eliminated by setting them to zero.

HISTORICAL AC
The general approach for calculating historical ACs for accumulation contracts was to determine historical statutory profits since issue in terms of sources of profit. The sources of profit for the general account were: (1) Interest margin (earned versus credited), (2) Expense margin (contract charges versus expenses incurred), (3) Realized and unrealized capital gains; and (4) FIT.

For separate accounts, both those associated with general account accumulation products and SIA stand alone contracts, profit margins earned by TNE net of investment advisory fees and expenses replaced the interest margin above.

A pre-tax net gain factor for each historical calendar year was calculated for each general account product (or separate account fund). The appropriate pre-tax net gain factor for each historical calendar year was then applied to the appropriate average general account or separate account fund balance for each contract. The pre-tax net gains were then accumulated with interest as described in Section II, and taxed accordingly at historical marginal tax rates to determine the historical AC as of the Statement Date.

The total general account historical AC for a given contract was the sum of the general account accumulation historical AC and the participating payout annuity historical AC (See Section VIII.E.). The total separate account historical AC for a given contract was calculated as the sum of historical AC generated from each separate account fund. The total historical AC for a given contract was calculated as the sum of the general account historical AC and the total separate account AC.

PROSPECTIVE AC
The general approach for calculating prospective ACs for accumulation contracts was to determine the prospective statutory profits in terms of sources of profit for 1998. The sources of profit for the general account were: (1) Interest margin (earned versus credited) and (2) Expense margin (contract charges versus expenses incurred).


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
For separate accounts, profit margins earned by TNE (net of investment advisory fees and expenses) replaced the interest margin above.

Pre-tax margins were calculated separately for various categories relating to Fund B general account accumulation contracts and associated participating payout annuities, separate accounts associated with Fund B and SIA stand alone contracts, and Fund Q general account and Fund Q separate accounts. After-tax margins were calculated from the pre-tax margins less taxes at the appropriate rate.

The present value of future profits for each product category was determined based on the after-tax margin applied to projected reserves extracted from the level interest scenario of the 1998 year-end Asset Adequacy Analysis projections and discounted to the Statement Date using rates described in Section II. The prospective AC percentage for each category was calculated as the present value of future profits divided by aggregate statutory reserves as of the Statement Date. The appropriate prospective AC percentage was applied to each contract's statutory reserve as of the Statement Date to determine each contract's prospective AC.


The total prospective AC for a given contract was the sum of the prospective AC for the accumulation contract (general account plus separate account) and the prospective AC for the participating payout annuity (see Section VIII.E.).


3.   Overview of Data and Modeling

With regard to historical contract data, historical calendar year fund balances for the general account and each separate account fund were available for all contracts systematically from 1988 through 1998. Complete or partial information was available from paper files back to issue for most of the older Fund B product contracts. Where calendar year fund balances were unavailable, the missing data were derived by extrapolating back to issue.

With regard to historical experience, data at the product level for Fund B, aggregate Fund Q data, and aggregate data for associated separate accounts and SIAs were utilized to develop experience margin/gain factors.


4.   Description of Experience - Historical

Pre-tax net gain factors as described above were developed for each general account product and separate account fund based on experience data derived for each of the 1985 through 1998 calendar years; credible experience data did not exist for calendar years prior to 1985. Pre-tax net gain factors for 1953 through 1984 were developed in

Actuarial Contribution Memorandum   Page 77                    November 16, 1999
aggregate for the general account products based on the total Group Annuity pre-tax net gain experience taken from annual statement data (adjusted to exclude investment earnings on surplus). For separate accounts, the pre-tax net gain factors developed for 1985 were utilized for 1953 through 1984.

INTEREST MARGINS
Interest margins for Fund B products were derived based upon product groupings and were available for 1985 through 1998.

Interest margin information was available for Fund Q in the aggregate for 1989 and later calendar years. The experience of 1989 and later years was utilized to develop interest margins for the 1985 through 1988 calendar years.

For separate accounts, historical profit charges were derived for 1985 through 1998. Profit charges derived for 1985 were also utilized in 1953 through 1984.

EXPENSES
The expense margin was calculated as the expense revenue minus the incurred expense.

Incurred expense factors were developed from annual statement data in the aggregate for general account and separate account business combined for 1990 through 1998; expenses associated with plan administration expenses were excluded (discussed in greater detail below). The weighted average experience for 1990 through 1993 was utilized to develop incurred expense factors for 1985 through 1989.

Expense revenue factors based upon average annual contractual expense charges were developed in the aggregate for Fund B and Fund Q combined, including separate account experience but excluding plan administration revenue for 1994 through 1998. The expense revenue factor for 1994 was extended back for 1985 through 1993 since the experience has remained relatively level.

The impact of losses resulting from expense overruns (revenue shortfalls) in TNE's plan administration services unit were excluded from the calculation of historical and prospective ACs unless the purchase of such services were required at the time of the purchase of a Group Annuity contract. There are two Fund B product types (Capitalizer I and Group Tax Sheltered Annuity, or "GTSA") whose plan administration expenses are "bundled" (i.e., required in order to purchase a Group Annuity contract). The average experience of 1995 through 1998 was utilized to derive a separate expense margin (loss) for TNE's total plan administration services unit in total; this margin was then applied to Capitalizer I and GTSA contracts in each of the 1985 through 1998 calendar years.

FIT
Specific Group Annuity LOB marginal tax rates and statutory to tax adjustment factors were developed for 1985 through 1998. For the 1953 through 1984 calendar years, effective tax rates were derived based on the historical experience included in the annual

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
statement for the TNE Group Annuity LOB. Separate tax rates were developed for operating gains versus realized capital gains in all cases

EARNED RATES USED TO ACCUMULATE HISTORICAL ACS
The net investment income and capital gains rates used to accumulate historical ACs to the Statement Date were developed based on the separate experience of Funds B and Q for 1961 through 1995. For 1953 through 1960, total TNE experience was utilized to determine rates. For 1996-1998, separate rates based on total MetLife and TNE combined surplus experience were used to accumulate historical ACs to the Statement Date.


5.   Description of Experience - Prospective

Projected statutory reserve balances utilized in the AC calculations were derived from 1998 year end Asset Adequacy Analysis projections.

Since group profits occurring more than 20 years into the future were considered speculative, no future contributions to surplus were calculated beyond 20 years.

INTEREST MARGINS
The interest margins for Fund B and Fund Q general account were based on their respective interest margins earned in 1998 excluding any pricing adjustments for the amortization of capital gains. Since the balance of unamortized capital gains as of the Statement Date equals zero, no prospective pricing adjustments for capital gains were assumed.

The average of the separate account profit charges earned by TNE in 1998 were assumed to continue prospectively.

EXPENSE MARGINS
The expense margins earned by TNE in 1998 were utilized in the prospective calculation for both the general account and separate accounts with one exception: the expense margin for the bundled contracts (Capitalizer I and GTSA) was assumed to grade to zero over five projection years (reflecting TNE's plans to eliminate the expense overruns in their plan administration services unit).


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
                      VIII. E. TNE - GROUP PAYOUT ANNUITIES

1.   Description of Business

Payout annuities consist of both participating payout annuities (emanating from Fund B accumulation contracts) and nonparticipating payout annuities (emanating from Fund B and Fund Q accumulation contracts and from GICs, as well as nonparticipating payout annuities sold on a stand-alone basis). Historical and prospective ACs were attributed to the experience of the participating payout annuities, as well as the predecessor accumulation contracts from which they emanated. No historical or prospective AC was attributed to the payout portion of nonparticipating payout annuities; historical AC for nonparticipating annuities were based solely on the experience of their predecessor participating accumulation contract or predecessor GIC, if any existed (i.e., no AC was attributed to nonparticipating payout annuities sold on a stand-alone basis).


2.   Actuarial Methodology

TOTAL AC
ACs were calculated for each contract separately. Preliminary ACs were calculated for each contract by product type as the sum of the historical AC and the prospective AC. The total AC of payout annuities (whether negative or positive) were combined with the total AC of the associated accumulation contract (whether negative or positive). Only after combining ACs for each contract were negative ACs eliminated by setting them equal to zero.

HISTORICAL AC
For the participating payout annuities (which make up 2.6% of the Group Annuity reserves which are eligible for Actuarial Equity Shares), no historical data exists at the contract level with regard to initial premium consideration, or with regard to historical margins, benefits or statutory reserves. For the purposes of calculating dividends, the payout portion of the contract is combined with the accumulation portion. Accordingly, the historical AC percentage (i.e., historical AC as a percentage of reserves as of the Statement
Date) for participating payout annuities was deemed to be equal to the total average, historical AC percentage for all Fund B accumulation contracts since all of the participating payout annuities emanate from Fund B accumulation products. In addition, experience of the predecessor participating accumulation contract was included in the historical ACs for accumulation contracts and was derived as outlined in the accumulation contract section above (i.e., results were shown in the historical AC for the accumulation contracts).

For the non-participating payout annuities, no historical or prospective AC was attributed to the payout portion of these contracts. However, the experience of the predecessor participating accumulation contract or GIC was included in the historical ACs.

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
If the predecessor participating accumulation contract or GIC was no longer in force but there were payout annuities still in force, historical contract data on the predecessor contract was utilized and historical experience/gain factors were applied in order to derive an historical AC.

PROSPECTIVE AC
The prospective AC for the participating payout annuities was derived in the same manner as the Fund B unbundled general account accumulation products, as outlined above (i.e., the same Fund B unbundled general account accumulation prospective AC percentage was applied to each contract's participating payout annuity reserve balance as of the Statement Date in order to determine that contract's prospective AC).

There was no prospective AC for the non-participating annuities.


3.   Overview of Data and Modeling

See the description in the "Actuarial Methodology" section above.


4.   Description of Experience - Historical

See the description in the "Actuarial Methodology" section above.


5.   Description of Experience - Prospective

See the description in the "Actuarial Methodology" section above.



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
                            IX. INDIVIDUAL ANNUITIES

               IX. A. METLIFE US - INDIVIDUAL DEFERRED ANNUITIES

1.       Description of Business

MetLife's in force block of participating individual deferred annuities is composed of single, fixed and flexible premium annuities, sold in tax qualified and non-qualified markets. The earliest versions of these products, issued in the 1960's, paid annual dividends. Later products were designed to emphasize crediting of interest in excess of contractual guarantees and did not historically receive dividends. (These contracts are participating but it was not anticipated that dividends would ever be paid. For convenience, these types of contracts will be referred to as "non-dividend paying" even though they are participating and it is conceivable, although unlikely, that dividends will be paid in the future.) Several products in this block contain separate account provisions.

As mentioned in Section VIII (Group Annuities), some of the contracts described in this section were issued on a group basis with group certificates rather than individual contracts issued to the purchasers or other owners. In accordance with MetLife's Plan of Reorganization, certain group certificates that are held by discretionary trusts or certain other intermediaries are deemed to be individual contracts and were treated on an individual basis, with AC calculations done as if the certificate-holder were an individual contractholder. (For convenience, contracts treated in this manner are referenced in this section as "individual" contracts, even though a group certificate was issued.) A group AC approach was used for group contracts not deemed to be individual contracts (these are referenced in this section as "group" contracts).

2.       Actuarial Methodology

An actuarial model for the deferred annuity block was developed from the in force data as of the Statement Date. The important criteria for defining a model cell were major product, market (qualified or non-qualified for tax purposes) and issue year. Minor plans were mapped into major plans with similar characteristics. Separate account and general account components were projected independently. Historical and prospective projections of statutory contribution to surplus were developed employing the respective assumptions as outlined below. Historical surplus contributions were accumulated with interest to the Statement Date and prospective surplus contributions were discounted to the same date as described in Section II.

The sum of each model cell's historical and prospective values as of the Statement Date was divided by the model cell's account value (or statutory reserve for policies with no explicit account value) as of the Statement Date to calculate that cell's AC factor. Each


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
eligible contract's AC was then determined from its actual account value as of the Statement Date and the AC factor for the appropriate model cell.

3.       Overview of Data and Modeling

For modeling purposes, the participating business in force as of the Statement Date was split into three groups: Individual (or individual-like) non-dividend paying, individual dividend paying and group. Within each of these blocks, models were developed using major product, tax market, issue year and general versus separate account criteria.

The primary sources of the data used for this block of business consisted of detailed in force records of MetLife for 1998 and prior years, annual statement information and other available information such as crediting rate history, dividend rates and agent commission rates.

4.       Description of Experience - Historical

Actual Statement Date account values or statutory reserves were used to estimate historical account values and deposits for each model cell using experience assumptions derived from actual data, including interest crediting rates, contract charges, premium persistency and partial surrenders. For group contracts, certificate lapses were also factored into the calculations.

Historical expense assumptions were derived from annual statement data for each calendar year. Acquisition costs were determined from recent experience as a percentage of premium or deposit. Annual maintenance expense rates including all remaining general insurance expenses and taxes, licenses and fees were calculated as a percentage of mean statutory reserves. Commission assumptions, including any service fees and other items included in the commissions line of the annual statement, were developed based on commission rates available from historical agent contracts. These rates were adjusted to reflect agent termination experience since MetLife does not provide vesting privileges to its full-time career agents.

To calculate historical investment spreads for individual non-dividend paying contracts, all pricing target interest spreads for each calendar year were multiplied by the same annual true-up factor so that the resulting calendar year earned rate for all such contracts (calculated as the crediting rate plus the adjusted spread) equaled the actual historical portfolio rates for all the assets backing those contracts. For the group contracts, whose assets make up a relatively small portion of the same asset portfolio, the same target spread factor developed for individual non-dividend paying contracts was also applied. For dividend paying contracts, the historical investment spreads were developed as the difference between the portfolio rates and the interest crediting rates in the dividend scales.


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
The investment income allocation, including statutory capital gains (both realized and unrealized) and IMR amortization was calculated using the rates developed for this LOB as described in Section II. Investment income was determined for the dividend paying and non-dividend paying sub-segments using historical reserve balances, assumed asset rollover and then current new money rates. Investment income and capital gains were applied to reserves plus one-half the cash flows under the assumption that these cash flows on the average occur mid-year. FIT rates were applied as also described in Section II.

5.       Description of Experience - Prospective

Future contributions to statutory surplus through the year 2050 were estimated using recent company experience, based on the current business plans of MetLife. Projected amounts beyond the year 2050 were determined to be immaterial.

Future investment earnings rates from the level scenario of MetLife's year-end Asset Adequacy Analysis were used for general account products. For Separate Account products, investment earnings rates consistent with those rates described in Section II B, were used based on the fund distributions as of the Statement Date.

Target interest spreads were subtracted from the earned rates to develop projected crediting rates for general account products. M&E charges were similarly subtracted from the separate account earnings rates to produce separate account net crediting rates.

Full termination rates, including lapse, death, annuitization and maturity, consistent with recent company experience were used in the projections.

Expense assumptions were developed from recent company experience and based on MetLife's current business plans. Where applicable, commission rates, including any service fees and other items included in the commissions line of the annual statement, from historical agents contracts were applied. These rates were adjusted to reflect agent termination experience since MetLife does not provide vesting privileges to its full-time career agents.

The present value of future profits for each model cell was discounted to the Statement Date using the after-tax earnings rate consistent with the future investment earnings rates used for that model cell's corresponding general account prospective projections.


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
                   IX. B. TNE - INDIVIDUAL DEFERRED ANNUITIES

1.       Description of Business

TNE's in force block of participating individual deferred annuities is composed of single, fixed and flexible premium plans, sold in tax qualified and non-qualified markets. The earliest of these products was issued in the 1930's. Some of these older contracts receive annual dividends. Later products were designed to receive interest credits in excess of contractual guarantees. In addition to products supported in the general account, TNE's block of annuities consists of an extensive portfolio of variable annuities administered in a separate account.

2.       Actuarial Methodology

As described below, a model was developed from the deferred annuity in force data as of the Statement Date. The important criteria for defining a model cell were major product, market (qualified or non-qualified for FIT purposes) and issue year. Minor plans were mapped into major plans with similar characteristics. Separate account and general account components were projected independently. Historical and prospective projections of statutory contribution to surplus were developed employing the respective assumptions as outlined below. Historical surplus contributions were accumulated with interest to the Statement Date and prospective surplus contributions were discounted to the same date as described in Section II.

The sum of each model cell's historical and prospective values as of the Statement Date was divided by the model cell's account value (or statutory reserve for policies with no explicit account value) as of the Statement Date to calculate that cell's AC factor. Each eligible contract's AC was then determined from its actual account value as of the Statement Date and the AC factor for the appropriate model cell.

3.       Overview of Data and Modeling

For the participating business in force as of the Statement Date, models were developed using major product, tax market, issue year and general versus separate account criteria.

The primary sources of the data used for this block of business consisted of detailed in force records of TNE for 1998 and prior years, annual statement information and other available information such as crediting rate history, dividend rates and agent commission rates.


Actuarial Contribution Memorandum   Page 85                    November 16, 1999

4.       Description of Experience - Historical

Actual Statement Date account values or statutory reserves were used to estimate historical account values and deposits for each model cell using experience assumptions derived from actual data, including interest crediting rates, contract charges, premium persistency and partial surrenders.

Historical expense assumptions were derived from annual statement data for each calendar year. Acquisition costs were determined from recent experience as a percentage of premium or deposit. Annual maintenance expense rates including all remaining general insurance expenses and taxes, licenses and fees were calculated as a percentage of mean statutory reserves. Commission assumptions, including any service fees and other items included in the commissions line of the annual statement, were developed based on commission rates available from historical agent contracts. These rates were adjusted to reflect agent vesting and survivorship rates consistent with TNE's pricing practices.

To calculate historical investment spreads for individual annuity contracts, all pricing target interest spreads for each calendar year were multiplied by the same annual true up factor so that the resulting calendar year earned rate (calculated for each model cell as the crediting rate plus adjusted spread) for the entire individual deferred annuity contracts equaled the actual historical portfolio rates for the assets backing these contracts.

The investment income allocation, including statutory capital gains (both realized and unrealized) and IMR amortization was calculated using the rates developed for this LOB as described in Section II. These were applied to reserves plus one-half the cash flows under the assumption that these cash flows on the average occur mid-year. FIT rates were applied as also described in
Section II.

5.       Description of Experience - Prospective

Future contributions to statutory surplus through the year 2050 were estimated using recent company experience, based on the current business plans of MetLife. Projected amounts beyond the year 2050 were determined to be immaterial.

Future investment earnings rates from the level interest scenario of MetLife's year-end Asset Adequacy Analysis were used for general account products. For Separate Account products, an investment earnings rates was assumed based on the Statement Date fund distribution.

Target interest spreads were subtracted from the earned rates to develop projected crediting rates for general account products. M&E charges were similarly subtracted from the separate account earnings rates to produce separate account net crediting rates.


Actuarial Contribution Memorandum   Page 86                    November 16, 1999

Full termination rates, including lapse, death, annuitization and maturity, consistent with recent company experience were used in the projections.

Expense assumptions were developed from recent company experience and based on MetLife's current business plans. Where applicable, commission rates, including any service fees and other items included in the commissions line of the annual statement, from historical agents contracts were applied. These rates were adjusted to reflect agent vesting and survivorship rates consistent with TNE's pricing practices.

The present value of future profits for each model cell was discounted to the Statement Date using the after-tax earnings rate consistent with the future investment earnings rates used in that model cell's corresponding general account prospective projections.


Actuarial Contribution Memorandum   Page 87                    November 16, 1999

                  IX. C. TNE - INDIVIDUAL IMMEDIATE ANNUITIES

1.       Description of Business

As of the Statement Date, this block consists of eight participating immediate annuity contracts with payments guaranteed for life.

2.       Actuarial Methodology

Because of the small number of contracts in this block and their similarity to TNE's supplementary contracts with life contingencies, AC factors for the immediate annuities were set equal to the AC factors derived in Section X-C for the same issue year and issue age.

3.       Overview of Data and Modeling

Not applicable, due to comments in item 2 above.

4.       Description of Experience - Historical

Not applicable, due to comments in item 2 above.

5.       Description of Experience - Prospective

Not applicable, due to comments in item 2 above.


Actuarial Contribution Memorandum   Page 88                    November 16, 1999

                  IX. D. CANADA - INDIVIDUAL ANNUITY CONTRACTS

1.       Description of Business

A small number of individual annuities in payout status and Guarantee Accumulation Annuity Contracts ("GAAC") were on New York residents were not included in the transfer to Clarica Life and therefore, were retained by MetLife.

2.       Actuarial Methodology

The AC values for these contracts were calculated on a seriatim basis. Historical surplus contributions were accumulated with interest to the Statement Date and prospective surplus contributions were discounted to the same date as described in Section II to determine an AC factor for each cell. This AC value is calculated in Canadian dollars and converted to US dollars as of the valuation date by dividing the calculated AC value by the exchange rate as of the Statement Date.

3.       Overview of Data and Modeling

A listing of the in force contracts was supplied by MetLife. No modeling was performed due to the small size of the in force.

4.       Description of Experience - Historical

Summary annual financial experience was developed in the form of Canadian Currency Balance Sheet ("CCBS") statements for each year of business from 1963 through 1997. These documents were used to create the assumptions used in the gain by source calculation. US assumptions on the same business were used where no information was available.

5.       Description of Experience - Prospective

Future contributions to statutory surplus through the year 2050 were estimated using recent company experience, based on the current business plans of MetLife. Projected amounts beyond the year 2050 were immaterial.

Future investment earnings rates from MetLife's year-end Asset Adequacy Analysis were used for general account products.


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
Target interest spreads were subtracted from the earned rates to develop projected crediting rates for general account products.

Full lapse rates consistent with recent company experience were used in the projections of the GAACs.

Expense assumptions were derived to be consistent with MetLife's current experience. Where applicable, commission rates, including any service fees and other items included in the commissions line of the annual statement, from historical agents contracts were applied. These rates were adjusted to reflect agent termination experience since MetLife does not provide vesting privileges to its full-time career agents.

The present value of future profits were discounted to the Statement Date using the after-tax earnings rate consistent with the future investment earnings rates used in each model cell.


Actuarial Contribution Memorandum   Page 90                    November 16, 1999

                           X. SUPPLEMENTARY CONTRACTS

                   X. A. METLIFE US - WITH LIFE CONTINGENCIES

1.       Description of Business

This LOB is composed of various supplementary contracts ("SC") issued by MetLife that contain life contingencies. These contracts may have originated in various LOBs within MetLife. The most common type of supplementary contract with life contingencies is a 10-year certain with payment payable during the life ("10 year certain & life") of the contractholder.

2.       Actuarial Methodology

As described below, a model was developed from the in force data as of the Statement Date. The important criteria for defining a model cell were plan, issue age and issue year. Plans were modeled as a 10 year certain & life, a joint and 100% survivor with 10 year period certain, a life only or a cash refund benefit. Historical and prospective projections of statutory contribution to surplus were developed using a gains by source approach and employing the respective assumptions as outlined below. Historical surplus contributions were accumulated with interest to the Statement Date and prospective surplus contributions were discounted to the same date as described in Section II.

The sum of each model cell's historical and prospective values as of the Statement Date was divided by the model cell's statutory reserve as of the Statement Date to calculate that cell's AC factor. Each eligible contract's AC was then determined from its actual statutory reserve as of the Statement Date and the AC factor for the appropriate model cell. Interpolation and extrapolation on issue age was employed where necessary.

3.       Overview of Data and Modeling

The primary sources of the data used for this block of business consisted of detailed in force records of MetLife for the Statement Date and annual statement information. The in force records were used to determine the required model cells. Model cells were then developed on a unit basis, with a unit equal to $1,000 of statutory reserve as of the Statement Date.

Cells were defined by model plan, issue year and issue age groupings. Contracts not represented by one of the model plans were mapped into the model plan with the most similar benefit structure.


Actuarial Contribution Memorandum   Page 91                    November 16, 1999

4.       Description of Experience - Historical

For the gains by source approach, margins expressed as a percentage of statutory reserves were developed.

INTEREST MARGINS

The investment income allocation, including statutory capital gains (both realized and unrealized) and IMR amortization was calculated using the rates developed for this LOB as described in Section II. FIT rates were applied as also described in Section II.

Annual interest spreads were calculated as the difference between each year's portfolio earnings rate and the pricing rate for the model cell. Pricing rates varied by issue year and duration.

EXPENSES

Expenses were derived from annual statement data and were applied using reserves as the basis.

MORTALITY GAIN/LOSS

Mortality gains and losses were derived from the Analysis of Increase in Reserves exhibit of the annual statement. These gains or losses were applied for each calendar year to the reserves for all life contingent SCs in force in that year.

OTHER

Reserve strain was calculated by comparing pricing assumptions to valuation assumptions for each model cell.

5.       Description of Experience - Prospective

Future contributions to statutory surplus were estimated by continuing the gains by source approach used in the historical period and using recent company experience, based on the current business plans of MetLife. The interest margins were assumed to be the difference between the projected portfolio rate and the model cell's pricing rate. Expenses, expressed as a percentage of reserves were developed from recent experience. Future mortality gains reflected the difference between the valuation mortality and MetLife's current expectations. Future investment earnings rates from the level scenario of MetLife's year-end Asset Adequacy Analysis were used for general account products.

The present value of future statutory after-tax profits through the year 2050 was discounted to the Statement Date using an after-tax earnings rate for this LOB. Projected amounts beyond the year 2050 were determined to be immaterial.


Actuarial Contribution Memorandum   Page 92                    November 16, 1999

                 X. B. METLIFE US - WITHOUT LIFE CONTINGENCIES

1.       Description of Business

This block consists of SCs issued by MetLife as a result of a maturity, surrender or death claim of a MetLife contract. This block also consists of Total Control Accounts ("TCA") where MetLife has provided beneficiaries with an interest earning account from which the beneficiaries can write checks for policy proceeds. The other SCs generally include contracts where payments are made over a period certain, where only interest is paid out or where the entire benefit amount is left to grow with interest.

2.       Actuarial Methodology

As described below, a model was developed from the in force data as of the Statement Date. The important criteria for defining a model cell were benefit type and issue year. Plans with other benefits were modeled into one of the modeled plans based on similarity of benefit. Historical and prospective projections of statutory contribution to surplus were developed using a gains by source analysis and employing the respective assumptions as outlined below. Historical surplus contributions were accumulated with interest to the Statement Date and prospective surplus contributions were discounted to the same date as described in Section II.

The sum of each model cell's historical and prospective values as of the Statement Date was divided by the model cell's statutory reserve as of the Statement Date to calculate that cell's AC factor. Each eligible contract's AC was then determined from its actual statutory reserve as of the Statement Date and the AC factor for the appropriate model cell.

3.       Overview of Data and Modeling

The primary sources of the data used for this block of business consisted of detailed in force records of MetLife as of the Statement Date and annual statement information. The in force records were used to determine the required model cells. Model cells were then developed on a unit basis, with a unit equal to $1,000 of statutory reserve as of the Statement Date.

Model plans were developed for TCA, interest only benefits and for each whole year of period certain benefits. Contracts with fractional periods certain were mapped into the nearest whole year period certain cell.


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
4.       Description of Experience - Historical

For the gains by source approach, margins expressed as a percentage of statutory reserves were developed. The reserve balances for interest only SCs were assumed to remain level. TCA historical reserves were estimated by interpolation between the original proceeds and the account balance as of the Statement Date.

INTEREST MARGINS

The investment income allocation, including statutory capital gains (both realized and unrealized), including IMR amortization, was calculated using the rates developed for this LOB as described in Section II. FIT rates were applied as also described in Section II.

Annual interest spreads for interest only SCs were calculated as the difference between each year's portfolio earnings rate and the historical interest only crediting rate. Annual interest spreads for period certain SCs were calculated as the difference between each year's portfolio earnings rate and the pricing rate for the model cell. Pricing rates varied by issue year and duration. Interest margins for all TCAs were based on pricing assumption target spreads.

EXPENSES

Expenses were derived from annual statement data and were applied using reserves as the basis.

OTHER

Reserve strain was calculated by comparing pricing assumptions to valuation assumptions for each model cell.

5.       Description of Experience - Prospective

Future contributions to statutory surplus were estimated by continuing the gains by source approach used in the historical period and using recent company experience, based on the current business plans of MetLife. The interest margin was assumed to be the difference between the portfolio rate and the model cell's pricing rate for period certain SCs. Interest margins for interest only benefits were assumed to continue at the 1998 margin. TCA pricing interest spreads were assumed to continue. Expenses, expressed as a percentage of reserves were developed from recent company experience. For TCA and interest only SCs, lapse rates based on company experience were assumed. Future investment earnings rates from the level scenario of MetLife's year-end Asset Adequacy Analysis were used for general account products.

The present value of future after-tax profits for the lesser of contract maturity or the year 2050 was discounted to the Statement Date using an after-tax earnings rate for this LOB. Projected amounts beyond the year 2050 were determined to be immaterial.


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
                      X. C. TNE - WITH LIFE CONTINGENCIES

1.       Description of Business

This LOB is composed of various supplementary contracts issued by TNE, which contain life contingencies. These contracts may have originated in various LOBs within TNE. The most common type of supplementary contract with life contingencies is a 10-year certain with payment payable during the life of the contractholder.

2.       Actuarial Methodology

As described below, a model was developed from the in force data as of the Statement Date. The important criteria for defining a model cell were plan, issue age and issue year. All plans were modeled as either 10 year certain & life, joint and 100% survivor with 10 year period certain, life only or cash refund benefit. Historical and prospective projections of statutory contribution to surplus were developed using a gains by source approach and employing the respective assumptions as outlined below. Historical surplus contributions were accumulated with interest to the Statement Date and prospective surplus contributions were discounted to the same date as described in Section II.

The sum of each model cell's historical and prospective values as of the Statement Date was divided by the model cell's statutory reserve as of the Statement Date to calculate that cell's AC factor. Each eligible contract's AC was then determined from its actual statutory reserve as of the Statement Date and the AC factor for the appropriate model cell. Interpolation and extrapolation on issue age was employed where necessary.

3.       Overview of Data and Modeling

The primary sources of the data used for this block of business consisted of detailed in force records of TNE as of the Statement Date and annual statement information. The in force records were used to determine the required model cells. Model cells were then developed on a unit basis, with a unit equal to $1,000 of statutory reserves as of the Statement Date.

Cells were defined by model plan, issue year and issue age groupings. Contracts not represented by one of the model plans were mapped into the model plan with the most similar benefit structure.


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
4.       Description of Experience - Historical

For the gains by source approach, margins expressed as a percentage of statutory reserves were developed.

INTEREST MARGIN

The investment income allocation, including statutory capital gains (both realized and unrealized) and IMR amortization was calculated using the rates developed for this LOB as described in Section II. FIT rates were applied as also described in Section II.

For all life contingent SCs an interest margin was calculated as the difference between each year's portfolio earnings rate and the pricing rate for the model cell. Pricing rates varied by issue year and duration.

MORTALITY GAIN/LOSS

Mortality gains and losses were derived from the Analysis of Increase in Reserves exhibit of the annual statement. These gains or losses were applied for each calendar year to the reserves for all life contingent SCs in force in that year.

EXPENSES

Expenses were derived from annual statement data and were applied using reserves as the basis. All SC expenses were assumed to be maintenance expenses as acquisition costs are assumed to be negligible.

5.       Description of Experience - Prospective

Future contributions to statutory surplus were estimated by continuing the gains by source approach used in the historical period and using recent company experience, based on the current business plans of MetLife. The interest margins were assumed to be the difference between the projected portfolio rates and the pricing rate. Expenses, expressed as a percentage of reserves, were derived from recent experience. Future mortality gains reflected the difference between the valuation mortality and MetLife's current expectations. Future investment earnings rates from MetLife's year-end Asset Adequacy Analysis were used for general account products.

The present value of future statutory after-tax profits through the year 2050 was discounted to the Statement Date using an after-tax earnings rate for this LOB. After-tax profits beyond the year 2050 were determined to be immaterial.


Actuarial Contribution Memorandum   Page 96                    November 16, 1999

                     X. D. TNE - WITHOUT LIFE CONTINGENCIES

1.       Description of Business

This block consists of participating contracts with benefit options including income for a specified number of years, a specified amount of income until the funds are exhausted, accumulations with interest paid in cash, and accumulations with interest added to the account. This block also consists of Retained Asset Accounts ("RAA") where TNE has provided beneficiaries with an interest earning account from which the beneficiaries can write checks for policy proceeds.

2.       Actuarial Methodology

As described below, a model was developed from the in force data as of the Statement Date. The important criteria for defining a model cell were benefit and issue year. Plans with other benefits were modeled into one of the modeled plans based on similarity of benefit. Historical and prospective projections of statutory contribution to surplus were developed using a gains by source analysis and employing the respective assumptions as outlined below. Historical surplus contributions were accumulated with interest to the Statement Date and prospective surplus contributions were discounted to the same date as described in Section II.

The sum of each model cell's historical and prospective values as of the Statement Date was divided by the model cell's statutory reserve as of the Statement Date to calculate that cell's AC factor. Each eligible contract's AC was then determined from its actual statutory reserve as of the Statement Date and the AC factor for the appropriate model cell.

3.       Overview of Data and Modeling

The primary sources of the data used for this block of business consisted of detailed in force records of the TNE SCs as of the Statement Date and annual statement information. The in force records were used to determine the required model cells. Model cells were then developed on a unit basis, with a unit equal to $1,000 of statutory reserves as of the Statement Date.

Model plans were developed for RAA, interest only benefits and for each whole year of period certain benefits. Contracts with fractional periods certain were mapped into the nearest whole year period certain cell.


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
4.       Description of Experience - Historical

For the gains by source approach, margins expressed as a percentage of statutory reserves were developed. The reserve balances for interest only SCs were assumed to remain level. RAA historical reserves were estimated by interpolation between the original proceeds and the account balance as of the Statement Date.

INTEREST MARGINS

The investment income allocation, including statutory capital gains (both realized and unrealized), including IMR amortization, was calculated using the rates developed for this LOB as described in Section II. FIT rates were applied as also described in Section II.

Annual interest spreads for interest only SCs were calculated as the difference between each year's portfolio earnings rate and the historical interest only crediting rate. Annual interest spreads for period certain SCs were calculated as the difference between each year's portfolio earnings rate and the benefit rate for the model cell. Benefit rates are regularly reset by the company, resulting in changes in the level of benefit payments. Interest margins for all RAAs were based on pricing assumption target spreads.

EXPENSES

Expenses were derived from annual statement data and were applied using reserves as the basis. All SC expenses were assumed to be maintenance expenses as acquisition costs are assumed to be negligible.

5.       Description of Experience - Prospective

Future contributions to statutory surplus were estimated by continuing the gains by source approach used in the historical period and using recent company experience, based on the current business plans of MetLife. The interest margins were assumed be the difference between the portfolio rate and the benefit rate of the model cell for period certain SCs. Interest margins for interest only benefits were assumed to continue at the 1998 margin. RAA pricing interest spreads were assumed to continue. Expenses, expressed as a percentage of reserves, were developed from recent company experience. For RAA and interest only SCs, lapse rates based on company experience were assumed. Future investment earnings rates from the level interest scenario of MetLife's year-end Asset Adequacy Analysis were used for general account products.

The present value of future after-tax profits for the lesser of contract maturity or the year 2050 was discounted to the Statement Date using an after-tax earnings rate for this LOB. Projected amounts beyond the year 2050 were determined to be immaterial.


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
                      X. E. CANADA - SUPPLEMENTAL CONTRACTS

1.       Description of Business

A small number of supplemental contracts were not included in the transfer to Clarica Life and therefore, were retained by MetLife.

2.       Actuarial Methodology

The AC values for these contracts were calculated on a seriatim basis. Historical surplus contributions were accumulated with interest to the Statement Date and prospective surplus contributions were discounted to the same date as described in Section II to determine an AC factor for each cell. This AC value is calculated in Canadian dollars and converted to US dollars as of the valuation date by dividing the calculated AC value by the exchange rate as of the Statement Date.

3.       Overview of Data and Modeling

A listing of the in force contracts was supplied by MetLife. No modeling was performed due to the small size of the in force.

4.       Description of Experience - Historical

Summary annual financial experience was developed in the form of Canadian Currency Balance Sheet ("CCBS") statements for each year of business from 1963 through 1997. These documents were used to create the assumptions used in the gain by source calculation. US assumptions on the same business were used where no information was available.

5.       Description of Experience - Prospective

The present value of future after-tax profits for the lesser of contract maturity or the year 2050 was discounted to the Statement Date using an after-tax earnings rate for this LOB. Projected amounts beyond the year 2050 were determined to be immaterial.


Actuarial Contribution Memorandum   Page 99                    November 16, 1999